Exhibit 99.C.2

ISSN 0115-0421

SPECIAL EDITION

Official Gazette

Edited at the Office of the President of the Philippines
pursuant to Commonwealth Act No. 638 as amended by the Administrative Code of 1987

VOL. 116 MANILA, PHILIPPINES, JANUARY 6, 2020 NO. 1

REPUBLIC ACT NO. 11465
GENERAL APPROPRIATIONS ACT

VOLUME I-B

FISCAL YEAR 2020

Republic of the Philippines

GENERAL APPROPRIATIONS ACT, FY 2020

January 1 - December 31, 2020

VOLUME 1-B

XXIII.	DEPARTMENT OF TOURISM	123

A.	Office of the Secretary	123
B.	Intramuros Administration	133
C.	National Parks Development Committee	136

XXIV.	DEPARTMENT OF TRADE AND INDUSTRY	141

A.	Office of the Secretary	141
B.	Board of Investments	158
C.	Construction Industry Authority of the Philippines	161
D.	Cooperative Development Authority	164
E.	Design Center of the Philippines	174
F.	Philippine Trade Training Center	177
G.	Technical Education and Skills Development Authority	180

XXV.	DEPARTMENT OF TRANSPORTATION	192

A.	Office of the Secretary	192
B.	Civil Aeronautics Board	208
C.	Maritime Industry Authority	210
D.	Office of Transportation Cooperatives	215
E.	Office for Transportation Security	217
F.	Philippine Coast Guard	220
G.	Toll Regulatory Board	229

XXVI.	NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY	233

A.	Office of the Director-General	233
B.	Philippine National Volunteer Service Coordinating Agency	246
C.	Public-Private Partnership Center of the Philippines	248
D.	Philippine Statistical Research and Training Institute	251
E.	Philippine Statistics Authority	254
F.	Tariff Commission	267
G.	Commission on Population and Development	270

XXVII.	PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE	279

A.	Presidential Communications Operations Office (Proper)	279
B.	Bureau of Broadcast Services	281
C.	Bureau of Communications Services	284
D.	National Printing Office	287
E.	News and Information Bureau	289
F.	Philippine Information Agency	292
G.	Presidential Broadcast Staff (RTVM)	294

XXVIII.	OTHER EXECUTIVE OFFICES	299

A.	Anti-Money Laundering Council	299
B.	Anti-Red Tape Authority	300
C.	Climate Change Commission	302
D.	Commission on Filipinos Overseas	305
E.	Commission on Higher Education	308
F.	Commission on the Filipino Language	316
G.	Dangerous Drugs Board	319
H.	Energy Regulatory Commission	322
I.	Film Development Council of the Philippines	325
J.	Games and Amusements Board	328
K.	Governance Commission for Government-Owned or Controlled Corporations	331
L.	Mindanao Development Authority	334
M.	Movie and Television Review and Classification Board	337
N.	National Commission for Culture and the Arts	339
N.1	National Commission for Culture and the Arts (Proper)	339
N.2	National Historical Commission of the Philippines	342
N.3	National Library of the Philippines	347
N.4	National Archives of the Philippines	350

O.	National Intelligence Coordinating Agency	353
P.	National Security Council	355
Q.	Office of the Presidential Adviser on the Peace Process	358
R.	Optical Media Board	361
S.	Philippine Competition Commission	363
T.	Philippine Drug Enforcement Agency	366
U.	Philippine Racing Commission	369
V.	Philippine Sports Commission	371
W.	Presidential Legislative Liason Office	375
X.	Presidential Management Staff	377

XXIX.	JOINT LEGISLATIVE-EXECUTIVE COUNCILS	383

A.	Legislative-Executive Development Advisory Council	383

XXX.	THE JUDICIARY	387

A.	Supreme Court of the Philippines and the Lower Courts	387
B.	Presidential Electoral Tribunal	391
C.	Sandiganbayan	394
D.	Court of Appeals	398
E.	Court of Tax Appeals	401

XXXI.	CIVIL SERVICE COMMISSION	406

A.	Civil Service Commission	406
B.	Career Executive Service Board	418

XXXII.	COMMISSION ON AUDIT	422

XXXIII.	COMMISSION ON ELECTIONS	437

XXXIV.	OFFICE OF THE OMBUDSMAN	445

XXXV.	COMMISSION ON HUMAN RIGHTS	451

A.	Commission on Human Rights	451
B.	Human Rights Violations Victim’s Memorial Commission	455

XXXVI.	BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS	459

A.	DEPARTMENT OF AGRICULTURE	459
A.l	National Dairy Authority	459
A.2	National Food Authority	460
A.3	Philippine Coconut Authority	461
A.4	Philippine Crop Insurance Corporation	464
A.5	Philippine Fisheries Development Authority	465
A.6	Philippine Rice Research Institute	466
A.7	Sugar Regulatory Administration	468

B.	DEPARTMENT OF ENERGY	470

B.1	National Electrification Administration	470
B.2	National Power Corporation	472

C.	DEPARTMENT OF ENVIRONMENT AND NATURAL RESOURCES	473
C.l	Laguna Lake Development Authority	473

D.	DEPARTMENT OF FINANCE	475
D.l	Land Bank of the Philippines	475
D.2	Philippine Tax Academy	476
D.3	Trade and Investment Development Corporation	477

E.	DEPARTMENT OF HEALTH	478
E.1	Lung Center of the Philippines	478
E.2	National Kidney and Transplant Institute	479
E.3	Philippine Children’s Medical Center	481
E.4	Philippine Health Insurance Corporation	482
E.5	Philippine Heart Center	484
E.6	Philippine Institute of Traditional and Alternative Health Care	485

F.	DEPARTMENT OF HUMAN SETTLEMENTS AND URBAN DEVELOPMENT	486
F.1	National Home Mortgage Finance Corporation	486
F.2	National Housing Authority	487
F.3	Social Housing Finance Corporation	489

G.	DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS	490
G.1	Local Water Utilities Administration	490

H.	DEPARTMENT OF TOURISM	492
H.1	Nayong Pilipino Foundation	492
H.2	Tourism Infrastructure and Enterprise Zone Authority	493

I.	DEPARTMENT OF TRADE AND INDUSTRY	494
I.1	Aurora Pacific Economic Zone and Freeport Authority	494
I.2	Center for International Trade Expositions and Missions	496
I.3	Small Business Corporation	497

J.	DEPARTMENT OF TRANSPORTATION	498
J.1	Davao International Airport Authority	498
J.2	Light Rail Transit Authority	500
J.3	Philippine National Railways	501

K.	NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY	502
K.1	Philippine Institute for Development Studies	502

L.	PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE	504
L.1	Intercontinental Broadcasting Corporation	504
L.2	People’s Television Networks, Inc.	505

M.	OTHER EXECUTIVE OFFICES	506
M.1	Authority of the Freeport Area of Bataan	506
M.2	Bases Conversion and Development Authority	507
M.3	Cagayan Economic Zone Authority	509
M.4	Credit Information Corporation	510
M.5	Cultural Center of the Philippines	511
M.6	Development Academy of the Philippines	512
M.7	Home Guaranty Corporation	514
M.8	National Irrigation Administration	515
M.9	Philippine Center for Economic Development	522
M.10	Philippine Postal Corporation	523
M.11	Southern Philippines Development Authority	524
M.12	Subic Bay Metropolitan Authority	525
M.13	Zamboanga City Special Economic Zone Authority	526

N.	BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS - OTHERS	528

XXXVII.	ALLOCATIONS TO LOCAL GOVERNMENT UNITS	534

A.	Metropolitan Manila Development Authority	534
B.	Special Shares of LGUs in the Proceeds of National Taxes	543
C.	Local Government Support Fund	545
D.	Special Shares of LGUs in the Proceeds of Fire Code Fees	548
E.	Barangay Officials Death Benefits	549
F.	Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	550

XXXVIII.	CONTINGENT FUND	553

XXXIX.	MISCELLANEOUS PERSONNEL BENEFITS FUND	556

XL.	NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND	560

XL.I	PENSION AND GRATUITY FUND	564

XLII.	UNPROGRAMMED APPROPRIATIONS	568

Budgets of Department of Energy Attached Corporations

I.	National Electrification Administration	574
II.	National Power Corporation	577
III.	Philippine National Oil Company	581

General Provisions		583

Fiscal Year 2020 Presidents Affirmation Message		606

Summary of FY 2020 New Appropriations		619

ANNEXES

	A. Automatic Appropriations	630

	B. Debt Service-Principal Amortization	631

Department of Agriculture - Farm to Market Roads		632

Department of Education - Non-Implementing Unit Secondary Schools		648

Department of Health - Health Facilities Enhancement Program (HFEP)		759

Assistance to Cities		820

Assistance to Municipalities		826

Conditional Matching Grant to Provinces		853

Sagana at Ligtas na Tubig sa Lahat (SALINTUBIG) Program		855

PAMANA Projects		859

JANUARY 6, 2020	OFFICIAL GAZETTE	1
DEPARTMENT OF SCIENCE AND TECHNOLOGY

XXI. DEPARTMENT OF SCIENCE AND TECHNOLOGY

A. OFFICE OF THE SECRETARY

For general administration and support, support to operations, and operations, including locally-funded project (s), as indicated hereunder	₱	5,474,553,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	117,503,000	₱	78,508,000	₱	238,108,000	₱	434,119,000
Support to Operations		34,766,000		11,063,000				45,829,000
Operations		471.559,000		4,499,486,000		23,560,000		4,994,605,000

STRATEGIC SCIENCE AND TECHNOLOGY (S&T) PROGRAM				2,932,523,000				2,932,523,000
SIT PROGRAM FOR REGIONAL AND COUNTRYSIDE DEVELOPMENT		471,559,000		1,566,963,000		23,560,000		2,062,082,000

TOTAL NEW APPROPRIATIONS	₱	623,828,000	₱	4,589,057,000	₱	261,668,000	₱	5,474,553,000

Special Provision(s)

1. Priority Research Program. The Department of Science and Technology (DOST) shall give priority to research on disaster risk redaction and climate change adaptation and mitigation to ensure that policy and technology development and application are consistent with local and international development initiatives and are aimed at contributing to building resilient infrastructure, promote inclusive and sustainable industrialization, and foster innovation. The DOST shall also facilitate research on integrated approaches for an efficient shift to a low-carbon development pathway.

2. Reporting and Posting Requirements. The DOST shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	DOST’s website.

The DOST shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

2	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

PROGRAMS
General Administration and Support
General Management and Supervision	₱	103,208,000	₱	78,508,000	₱	102,708,000	₱	284,424,000

National Capital Region (NCR)		103,208,000		78,508.000		102,708,000		284,424,000

Central Office		103,208,000		78,508,000		102,708,000		284,424,000
Administration of Personnel Benefits		14,295,000						14,295,000

National Capital Region (NCR)		11,937,000						11,937,000

Central Office		11,937,000						11,937,000
Region I - Ilocos		650,000						650,000

Regional Office - I		650,000						650,000
Region IVA - CALABARZON		252,000						252,000

Regional Office - IVA		252,000						252,000
Region V - Bicol		1,188,000						1,188,000

Regional Office - V		1,188,000						1,188,000
Region X - Northern Mindanao		268,000						268,000

Regional Office - X		268,000						268,000
Project(s)
Locally-Funded Project(s)						135,400,000		135,400,000

Renovation/Rehabilitation and Expansion of DOST Main Building						135,400,000		135,400,000

National Capital Region (NCR)						135,400,000		135,400,000

Central Office						135,400,000		135,400,000

Sub-total, General Administration and Support		117,503,000		78,508,000		238,108,000		434,119,000

Support to Operations
Planning, policy formulation, monitoring, evaluation and management information services		34,766,000		3,169,000				37,935,000

National Capital Region (NCR)		34,766,000		3,169,000				37,935,000

Central Office		34,766,000		3,169,000				37,935,000
Conduct of scientific and technological conferences and exhibitions and international/local science and technological networking and other related activities				2,215,000				2,215,000

National Capital Region (NCR)				2,215,000				2,215,000

Central Office				2,215,000				2,215,000

JANUARY 6, 2020	OFFICIAL GAZETTE	3
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Project(s)
Locally-Funded Project(s)		5,679,000		5,679,000

34th ASEAN Consultative Committee on Standards and Quality (ACCSg) Working Group on Legal Metrology (WG3) Meeting		2,578,000		2,578,000

National Capital Region (NCR)		2,578,000		2,578,000

Central Office		2,578,000		2,578,000
2020 ASEAN Conference on Additive Manufacturing		3,101,000		3,101,000

National Capital Region (NCR)		3,101,000		3,101,000

Central Office		3,101,000		3,101,000

Sub-total, Support to Operations	34,766,000	11,063,000		45,829,000

Operations
Increased benefits to Filipinos from scientific knowledge and cutting-edge technological innovations	471,559,000	4,499,486,000	23,560,000	4,994,605,000

STRATEGIC SCIENCE AND TECHNOLOGY (S&T) PROGRAM		2,932,523,000		2,932,523,000

Support to the harmonized national S&T agenda		2,932,523,000		2,932,523,000

National Capital Region (NCR)		2,932,523,000		2,932,523,000

Central Office		2,932,523,000		2,932,523,000
S&T PROGRAM FOR REGIONAL AND COUNTRYSIDE DEVELOPMENT	471,559,000	1,566,963,000	23,560,000	2,062,082,000

Diffusion and transfer of knowledge and technologies and other related projects and activities		1,355,644,000		1,355,644,000

National Capital Region (NCR)		96,190,000		96,190,000

Regional Office - NCR		96,190,000		96,190,000
Region I - Ilocos		60,503,000		60,503,000

Regional Office - I		60,503,000		60,503,000
Cordillera Administrative Region (CAR)		73,536,000		73,536,000

Regional Office - CAR		73,536,000		73,536,000
Region II - Cagayan Valley		145,337,000		145,337,000

Regional Office - II		145,337,000		145,337,000
Region III - Central Luzon		105,285,000		105,285,000

Regional Office - III		105,285,000		105,285,000

4	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Region IVA - CALABARZON		107,847,000		107,847,000

Regional Office - IVA		107,847,000		107,847,000
Region IVB - MIMAROPA		83,813,000		83,813,000

Regional Office - IVB		83,813,000		83,813,000
Region V - Bicol		73,675,000		73,675,000

Regional Office - V		73,675,000		73,675,000
Region VI - Western Visayas		99,880,000		99,880,000

Regional Office - VI		99,880,000		99,880,000
Region VII - Central Visayas		65,340,000		65,340,000

Regional Office - VII		65,340,000		65,340,000
Region VIII - Eastern Visayas		57,173,000		57,173,000

Regional Office - VIII		57,173,000		57,173,000
Region IX - Zamboanga Peninsula		95,903,000		95,903,000

Regional Office - IX		95,903,000		95,903,000
Region X - Northern Mindanao		96,917,000		96,917,000

Regional Office - X		96,917,000		96,917,000
Region XI - Davao		56,695,000		56,695,000

Regional Office - XI		56,695,000		56,695,000
Region XII - SOCCSKSARGEN		60,500,000		60,500,000

Regional Office - XII		60,500,000		60,500,000
Region XIII - CARAGA		77,050,000		77,050,000

Regional Office - XIII		77,050,000		77,050,000
Enhancement of science and technology projects/activities	471,559,000	211,319,000	13,560,000	696,438,000

National Capital Region (NCR)	24,622,000	6,406,000		31,028,000

Regional Office - NCR	24,622,000	6,406,000		31,028,000
Region I - Ilocos	22,141,000	13,178,000		35,319,000

Regional Office - I	22,141,000	13,178,000		35,319,000
Cordillera Administrative Region (CAR)	33,123,000	13,186,000		46,309,000

Regional Office - CAR	33,123,000	13,186,000		46,309,000
Region II - Cagayan Valley	27,204,000	9,537,000		36,741,000

Regional Office - II	27,204,000	9,537,000		36,741,000

JANUARY 6, 2020	OFFICIAL GAZETTE	5
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Region III - Central Luzon	38,914,000	11,958,000		50,872,000

Regional Office - III	38,914,000	11,958,000		50,872,000
Region IVA - CALABARZON	31,529,000	14,741,000	192,000	46,462,000

Regional Office - IVA	31,529,000	14,741,000	192,000	46,462,000
Region IVB - MIMAROPA	29,245,000	7,411,000		36,656,000

Regional Office - IVB	29,245,000	7,411,000		36,656,000
Region V - Bicol	34,828,000	16,044,000		50,872,000

Regional Office - V	34,828,000	16,044,000		50,872,000
Region VI - Western Visayas	35,083,000	15,483,000		50,566,000

Regional Office - VI	35,083,000	15,483,000		50,566,000
Region VII - Central Visayas	30,297,000	15,380,000		45,677,000

Regional Office - VII	30,297,000	15,380,000		45,677,000
Region VIII - Eastern Visayas	35,235,000	13,667,000		48,902,000

Regional Office - VIII	35,235,000	13,667,000		48,902,000
Region IX - Zamboanga Peninsula	22,344,000	12,641,000	2,468,000	37,453,000

Regional Office - IX	22,344,000	12,641,000	2,468,000	37,453,000
Region X - Northern Mindanao	29,215,000	12,742,000	3,400,000	45,357,000

Regional Office - X	29,215,000	12,742,000	3,400,000	45,357,000
Region XI - Davao	30,990,000	12,432,000	1,300,000	44,722,000

Regional Office - XI	30,990,000	12,432,000	1,300,000	44,722,000
Region XII - SOCCSKSARGEN	22,296,000	23,603,000	1,500,000	47,399,000

Regional Office - XII	22,296,000	23,603,000	1,500,000	47,399,000
Region XIII - CARAGA	24,493,000	12,910,000	4,700,000	42,103,000

Regional Office - XIII	24,493,000	12,910,000	4,700,000	42,103,000
Project(s)
Locally-Funded Project(s)			10,000,000	10,000,000

Establishment of Rizal Provincial Science and Technology Center and Packaging Technology and Testing Service Laboratory			5,000,000	5,000,000

Region IVA - CALABARZON			5,000,000	5,000,000

Regional Office - IVA			5,000,000	5,000,000

6	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Establishment of Quezon Provincial Science and Technology Center and Center for Hazard and Environmental Resource Mapping (CHERM)				5,000,000		5,000,000

Region IVA - CALABARZON				5,000,000		5,000,000

Regional Office - IVA				5,000,000		5,000,000

Sub-total, Operations	471,559,000	4,499,486,000		23,560,000		4,994,605,000

TOTAL NEW APPROPRIATIONS	₱623,828,000	₱4,589,057,000	₱	261,668,000	₱	5,474,553,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	375,027

Total Permanent Positions	375,027

Other Compensation Common to All
Personnel Economic Relief Allowance	17,664
Representation Allowance	5,742
Transportation Allowance	5,406
Clothing and Uniform Allowance	4,416
Mid-Year Bonus	31,254
Year End Bonus	31,254
Cash Gift	3,680
Productivity Enhancement Incentive	3,680

Total Other Compensation Common to All	103,096

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	125,166

Total Other Compensation for Specific Groups	125,166

Other Benefits
PAG-IBIG Contributions	884
PhilHealth Contributions	3,956
Employees Compensation Insurance Premiums	884
Loyalty Award	520
Terminal Leave	14,295

Total Other Benefits	20,539

Total Personnel Services	623,828

JANUARY 6, 2020	OFFICIAL GAZETTE	7
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Maintenance and Other Operating Expenses
Travelling Expanses	36,699
Training and Scholarship Expenses	8,123
Supplies and Materials Expenses	46,767
Utility Expenses	38,860
Communication Expenses	13,431
Awards/Rewards and Prizes	255
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	3,632
Professional Services	14,156
General Services	66,635
Repairs and Maintenance	27,572
Financial Assistance/Subsidy	4,288,167
Taxes, Insurance Premiums and Other Fees	8,098
Other Maintenance and Operating Expenses
Advertising Expenses	686
Printing and Publication Expenses	1,657
Representation Expenses	12,754
Transportation and Delivery Expenses	392
Rent/Lease Expenses	5,752
Membership Dues and Contributions to Organizations	609
Subscription Expenses	11,249
Other Maintenance and Operating Expenses	3,563

Total Maintenance and Other Operating Expenses	4,589,057

Total Current Operating Expenditures	5,212,885

Capital Outlays
Property, Plant and Equipment Outlay
Land Improvements Outlay	15,000
Buildings and Other Structures	150,400
Machinery and Equipment Outlay	81,868
Transportation Equipment Outlay	12,900
Furniture, Fixtures and Books Outlay	1,500

Total Capital Outlays	261,668

TOTAL NEW APPROPRIATION	5,474,553

B. ADVANCED SCIENCE AND TECHNOLOGY INSTITUTE

For general administration and support, and operations, as indicated hereunder	₱	335,487,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	23,022,000	₱	26,548,000	₱	₱	49,570,000

8	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Operations		34,477,000		242,562,000		8,878,000		285,917,000

ADVANCED SCIENCE AND TECHNOLOGY RESEARCH AND DEVELOPMENT PROGRAM		34,477,000		61,227,000		3,148,000		98,852,000
ADVANCED SCIENCE AND TECHNOLOGY TRANSFER PROGRAM				181,335,000		5,730,000		187,065,000

TOTAL NEW APPROPRIATIONS	₱	57,499,000	₱	269,110,000	₱	8,878,000	₱	335,487,000

Special Provision(s)

1. Reporting and Posting Requirements. The Advanced Science and Technology Institute (ASTI) shall submit quarterly reports on its financial and physical accomplishment, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) ASTI’s website.

The ASTI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	23,022,000	₱	26,548,000	₱		₱	49,570,000

Sub-total, general Administration and Support		23,022,000		26,548,000				49,570,000

Operations
Increased benefits to Filipinos from scientific knowledge and technologies in ICT and Microelectronics		34,477,000		242,562,000		8,878,000		285,917,000

ADVANCED SCIENCE AND TECHNOLOGY RESEARCH AND DEVELOPMENT PROGRAM		34,477,000		61,227,000		3,148,000		98,852,000

Scientific Research and Development in the Advanced Fields of Studies including Microelectronics and Information Technology		34,477,000		61,227,000		3,148,000		98,852,000
ADVANCED SCIENCE AND TECHNOLOGY TRANSFER PROGRAM				181,335,000		5,730,000		187,065,000

Technical transfer through diffusion and commercialization				181,335,000		5,730,000		187,065,000

Sub-total, Operations		34,477,000		242,562,000		8,878,000		285,917,000

TOTAL NEW APPROPRIATIONS	₱	57,499,000	₱	269,110,000	₱	8,878,000	₱	335,487,000

JANUARY 6, 2020	OFFICIAL GAZETTE	9
DEPARTMENT OF SCIENCE AND TECHNOLOGY

New Appropriations, by Object of Expenditures (In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	36,175

Total Permanent Positions	36,175

Other Compensation Common to all
Personnel Economic Relief Allowance	1,872
Representation Allowance	408
Transportation Allowance	408
Clothing and Uniform Allowance	468
Mid-Year Bonus	3,015
Year End Bonus	3,015
Cash Gift	390
Productivity Enhancement Incentive	390

Total Other Compensation Common to All	9,966

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	10,666

Total Other Compensation for Specific Groups	10,666

Other Benefits
PAG-IBIG Contributions	94
Phillhealth Contributions	404
Employees Compensation Insurance Premiums	94
Loyalty Award - Civilian	100

Total Other Benefits	692

Total Personnel Services	57,499

Maintenance and Other Operating Expenses
Travelling Expenses	4,333
Training and Scholarship Expenses	2,150
Supplies and Materials Expenses	17,194
Utility Expenses	9,607
Communication Expenses	157,500
Survey, Research, Exploration and Development Expenses	450
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	47,674
General Services	2,922
Repairs and Maintenance	6,700
Taxes, Insurance Premiums and Other Fees	555

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GENERAL APPROPRIATIONS ACT, FY 2020

Other Maintenance and Operating Expenses
Advertising Expenses	620
Printing and Publication Expenses	150
Representation Expenses	723
Rent/Lease Expenses	9,460
Membership Dues and Contributions to Organizations	50
Subscription Expenses	8,904

Total Maintenance and Other Operating Expenses	269,110

Total Current Operating Expenditures	326,609

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	8,878

Total Capital Outlays	8,878

TOTAL NEW APPROPRIATIONS	335,487

C. FOOD AND NUTRITION RESEARCH INSTITUTE

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	533,507,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	57,069,000	₱	21,349,000	₱	28,630,000	₱	107,048,000
Operations		68,325,000		335,634,000		22,500,000		426,459,000

FOOD AND NUTRITION RESEARCH AID DEVELOPMENT PROGRAM		23,666,000		31,707,000				55,373,000
NUTRITIONAL ASSESSMENT AND MONITORING PROGRAM		20,126,000		294,030,000		22,500,000		336,656,000
FOOD AND NUTRITION TECHNOLOGY AND KNOWLEDGE DIFFUSION PROGRAM		24,533,000		9,897,000				34,430,000

TOTAL NEW APPROPRIATIONS	₱	125,394,000	₱	356,983,000	₱	51,130,000	₱	533,507,000

Special Provision(s)

1. Reporting and Posting Requirements. The Food and Nutrition Research Institute (FMRI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) FNRI’s website.

The FNRI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered

JANUARY 6, 2020	OFFICIAL GAZETTE	11
DEPARTMENT OF SCIENCE AND TECHNOLOGY

the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	48,863,000	₱	21,349,000	₱	6,130,000	₱	76,342,000
Administration of Personnel Benefits		8,206,000						8,206,000
Project(s)
Locally-Funded Project(s)						22,500,000		22,500,000

Proposed Relocation and Establishment of New FMRI Building						22,500,000		22,500,000

Sub-total, General Administration and Support		57,069,000		21,349,000		28,630,000		107,048,000

Operations
Increased benefits to Filipinos from scientific knowledge and food and nutrition technologies		68,325,000		335,634,000		22,500,000		426,459,000

FOOD AND NUTRITION RESEARCH AND DEVELOPMENT PROGRAM		23,666,000		31,707,000				55,373,000

Scientific Research and Development Services on Basic and Applied Researches on Food and Nutrition		23,666,000		13,892,000				37,558,000
Project(s)
Locally-Funded Project(s)				17,815,000				17,815,000

Expanding the Food and Nutrition Research Institute’s Nutrigenomics Laboratory: Towards Establishment of a world Class Philippine Nutrigenomics Center				17,815,000				17,815,000
NUTRITIONAL ASSESSMENT AND MONITORING PROGRAM		20,126,000		294,030,000		22,500,000		336,656,000

Nutritional Assessment and Monitoring on Food and Nutrition		20,126,000		2,770,000				22,896,000
Project(s)
Locally-Funded Project(s)				291,260,000		22,500,000		313,760,000

Expanded National Nutrition Survey				291,260,000		22,500,000		313,760,000

12	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FOOD AND NUTRITION TECHNOLOGY AND KNOWLEDGE DIFFUSION PROGRAM		24,533,000		9,897,000				34,430,000

Technical Services on Food and Nutrition		24,533,000		9,897,000				34,430,000

Sub-total, Operations		68,325,000		335,634,000		22,500,000		426,459,000

TOTAL NEW APPROPRIATIONS	₱	125,394,000	₱	356,983,000	₱	51,130,000	₱	533,507,000

New Appropriations, by Object of Expenditures (In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								67,724

Total Permanent Positions								67,724

Other Compensation Common to All
Personnel Economic Relief Allowance								3,912
Representation Allowance								552
Transportation Allowance								552
Clothing and Uniform Allowance								978
Mid-Year Bonus								5,644
Year End Bonus								5,644
Cash Gift								815
Productivity Enhancement Incentive								815

Total Other Compensation Common to All								18,912

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel								29,091

Total Other Compensation for Specific Groups								29,091

Other Benefits
PAG - IBIG Contributions								196
PhillHealth Contributions								794
Employees Compensation Insurance Premiums								196
Loyalty Award - Civilian								275
Terminal Leave								8,206

Total Other Benefits								9,667

Total Personnel Services								125,394

JANUARY 6, 2020	OFFICIAL GAZETTE	13
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Maintenance and Other Operating Expenses
Travelling Expenses	47,565
Training and Scholarship Expenses	2,545
Supplies and Materials Expenses	46,007
Utility Expenses	10,155
Communication Expenses	3,154
Awards/Rewards and Prizes	300
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	96,570
General Services	3,744
Repairs and Maintenance	5,502
Taxes, Insurance Premiums and Other Fees	1,450
Other Maintenance and Operating Expenses
Advertising Expenses	50
Printing and Publication Expenses	3,505
Representation Expenses	7,062
Transportation and Delivery Expenses	8,030
Rent/Lease Expenses	505
Subscription Expenses	20
Other Maintenance and Operating Expenses	120,701

Total Maintenance and Other Operating Expenses	356,983

Total Current Operating Expenditures	482,377

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	22,500
Machinery and Equipment Outlay	28,630

Total Capital Outlays	51,130

TOTAL NEW APPROPRIATIONS	533,507

D. FOREST PRODUCTS RESEARCH AND DEVELOPMENT INSTITUTE

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	218,432,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	68,357,000	₱	20,955,000	₱		₱	89,312,000
Operations		64,057,000		42,968,000		22,095,000		129,120,000

FOREST PRODUCTS RESEARCH AND DEVELOPMENT PROGRAM		38,781,000		31,274,000		22,095,000		92,150,000
FOREST PRODUCTS TECHNOLOGY TRANSFER PROGRAM		17,213,000		701,000				17,914,000

14	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FOREST PRODUCTS SCIENCE AND TECHNOLOGY SERVICES PROGRAM		8,063,000		10,993,000				19,056,000

TOTAL NEW APPROPRIATIONS	₱	132,414,000	₱	63,923,000	₱	22,095,000	₱	218,432,000

Special Provision(s)

1. Reporting and Posting Requirements. The Forest Products Research and Development Institute (FPRDI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) FPRDI’s website.

The FPRDI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	64,732,000	₱	20,955,000	₱		₱	85,687,000
Administration of Personnel Benefits		3,625,000						3,625,000

Sub-total, General Administration and Support		68,357,000		20,955,000				89,312,000

Operations
Increased benefits to Filipinos from scientific knowledge and forest-based product technological innovations		64,057,000		42,968,000		22,095,000		129,120,000

FOREST PRODUCTS RESEARCH AND DEVELOPMENT PROGRAM		38,781,000		31,274,000		22,095,000		92,150,000

Scientific Research and Development Services on Wood and Non-Wood Forest Products		38,781,000		11,694,000		10,800,000		61,275,000
Project(s)
Locally-Funded Project(s)				19,580,000		11,295,000		30,875,000

Processing and Utilization of Senile and Unproductive Rubberwood (Hevea brasiliensis) Trees for School Furniture and other High Value Furniture, Mouldings and Joinery Products				12,000,000				12,000,000
Development of FPRDI’s Strategic and Administrative Information Systems				7,580,000		3,295,000		10,875,000
Rehabilitation of Pulp and Paper Laboratories						3,000,000		3,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	15
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Renovation of Material Science Division (MSD) Laboratories and Offices						5,000,000		5,000,000
FOREST PRODUCTS TECHNOLOGY TRANSFER PROGRAM		17,213,000		701,000				17,914,000

Technology Transfer/Promotion on Wood and Non-Wood Forest Products		17,213,000		701,000				17,914,000
FOREST PRODUCTS SCIENCE AND TECHNOLOGY SERVICES PROGRAM		8,063,000		10,993,000				19,056,000

Testing, Analysis and Other Technical Services on Wood and Non-Wood Forest Products		8,063,000		10,993,000				19,056,000

Sub-total, Operations		64,057,000		42,968,000		22,095,000		129,120,000

TOTAL NEW APPROPRIATIONS	₱	132,414,000	₱	63,923,000	₱	22,095,000	₱	218,432,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	70,500

Total Permanent Positions	70,500

Other Compensation Common to All
Personnel Economic Relief Allowance	4,224
Representation Allowance	864
Transportation Allowance	864
Clothing and Uniform Allowance	1,056
Mid-Year Bonus	5,875
Year End Bonus	5,875
Cash Gift	880
Productivity Enhancement Incentive	880

Total Other Compensation Common to All	20,518

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	36,426

Total Other Compensation for Specific Groups	36,426

Other Benefits
PAG-IBIG Contributions	210
PhilHealth Contributions	800
Employees Compensation Insurance Premiums	210

16	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Loyalty Award	125
Terminal Leave	3,625

Total Other Benefits	4,970

Total Personnel Services	132,414

Maintenance and Other Operating Expenses
Travelling Expenses	9,100
Training and Scholarship Expenses	2,700
Supplies and Materials Expenses	12,531
Utility Expenses	9,250
Communication Expenses	2,766
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	7,600
General Services	3,252
Repairs and Maintenance	7,275
Taxes, Insurance Premiums and Other Fees	1,025
Labor and Wages	500
Other Maintenance and Operating Expenses
Advertising Expenses	30
Printing and Publication Expenses	700
Representation Expenses	800
Transportation and Delivery Expenses	200
Rent/Lease Expenses	390
Membership Dues and Contributions to Organizations	650
Subscription Expenses	4,160
Other Maintenance and Operating Expenses	876

Total Maintenance and Other Operating Expenses	63,923

Total Current Operating Expenditures	196,337

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	2,000
Buildings and Other Structures	8,000
Machinery and Equipment Outlay	12,095

Total Capital Outlays	22,095

TOTAL NEW APPROPRIATION	218,432

E. INDUSTRIAL TECHNOLOGY DEVELOPMENT INSTITUTE

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	524,198,000

New Appropriations, by Program

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

JANUARY 6, 2020	OFFICIAL GAZETTE	17
DEPARTMENT OF SCIENCE AND TECHNOLOGY

PROGRAMS
General Administration and Support	₱	90,611,000	₱	7,450,000	₱		₱	98,061,000
Operations		146,562,000		109,690,000		169,885,000		426,137,000

INDUSTRIAL TECHNOLOGY RESEARCH AND DEVELOPMENT PROGRAM		76,480,000		40,440,000		81,563,000		198,483,000
INDUSTRIAL TECHNOLOGY TRANSFER PROGRAM		24,358,000		1,993,000				26,351,000
INDUSTRIAL TECHNOLOGY TECHNICAL SERVICES PROGRAM		45,724,000		67,257,000		88,322,000		201,303,000

TOTAL NEW APPROPRIATIONS	₱	237,173,000	₱	117,140,000	₱	169,885,000	₱	524,198,000

Special Provision(s)

1. Calibration Fees. Of the amounts appropriated herein, Three Million Seven Hundred Thousand Pesos (₱3,700,000) shall be used for the enhancement of the capabilities of the National Metrology Laboratory and modernization of metrological and measurement standard activities sourced from fifty percent (50%) of the fees and charges collected from calibration services in accordance with Section 18 of R.A. No. 9236.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Reporting and Posting Requirements. The Industrial Technology Development Institute (ITDI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) ITDI’s website.

The ITDI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	80,431,000	₱	7,228,000	₱		₱	87,659,000
Administration of Personnel Benefits		2,563,000						2,563,000
Evaluation, Coordination and Monitoring of Industrial Programs/Projects and Management Information Systems		7,617,000		222,000				7,839,000

Sub-total, General administration and Support		90,611,000		7,450,000				98,061,000

Operations
Increased benefits to Filipinos from scientific knowledge and technologies for industry productivity and competitiveness		146,562,000		109,690,000		169,885,000		426,137,000

18	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

INDUSTRIAL TECHNOLOGY RESEARCH AND DEVELOPMENT PROGRAM		76,480,000		40,440,000		81,563,000		198,483,000

Research and Development of Technologies in Industrial Manufacturing, Mineral Processing and Energy		76,480,000		33,662,000				110,142,000
Project(s)
Locally-Funded Project(s)				6,778,000		81,563,000		88,341,000

Repair/Renovation and Maintenance of ITDI Buildings and Facilities						40,000,000		40,000,000
ITDI Information Technology Capability Enhancement and Sustainability				6,778,000		41,563,000		48,341,000
INDUSTRIAL TECHNOLOGY TRANSFER PROGRAM		24,358,000		1,993,000				26,351,000

Transfer of Technologies in Industrial Manufacturing, Mineral Processing and Energy				576,000				576,000
Promotion and Marketing of Industrial Technologies and Services		24,358,000		1,417,000				25,775,000
INDUSTRIAL TECHNOLOGY TECHNICAL SERVICES PROGRAM		45,724,000		67,257,000		88,322,000		201,303,000

Testing and Analysis of Materials/Products, Calibration of Instruments and Apparatus and other Technical Services		45,724,000		8,566,000				54,290,000
Project(s)
Locally-Funded Project(s)				58,691,000		88,322,900		147,013,000

Enhancing the Competence and Capability of the National Metrology Laboratories of the Philippines				58,691,000		88,322,000		147,013,000

Sub-total, Operations		146,562,000		109,690,000		169,885,000		426,137,000

TOTAL NEW APPROPRIATIONS	₱	237,173,000	₱	117,140,000	₱	169,885,000	₱	524,198,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	134,452

Total Permanent Positions	134,452

JANUARY 6, 2020	OFFICIAL GAZETTE	19
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Other Compensation Common to All
Personnel Economic Relief Allowance	7,944
Representation Allowance	780
Transportation Allowance	780
Clothing and Uniform Allowance	1,986
Mid-Year Bonus	11,204
Year End Bonus	11,204
Cash Gift	1,655
Productivity Enhancement Incentive	1,655

Total Other Compensation Common to All	37,208

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	60,111

Total Other Compensation for Specific Groups	60,111

Other Benefits
PAG-IBIG Contributions	398
PhilHealth Contributions	1,578
Employees Compensation Insurance Premiums	398
Loyalty Award - Civilian	465
Terminal Leave	2,563

Total Other Benefits	5,402

Total Personnel Services	237,173

Maintenance and Other Operating Expenses
Travelling Expenses	10,205
Training and Scholarship Expenses	4,940
Supplies and Materials Expenses	24,359
Utility Expenses	21,203
Communication Expenses	3,229
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	491
Professional Services	28,930
General Services	7,952
Repairs and Maintenance	9,692
Taxes, Insurance Premiums and Other Fees	2,112
Other Maintenance and Operating Expenses
Printing and Publication Expenses	206
Representation Expenses	1,335
Transportation and Delivery Expenses	205
Rent/Lease Expenses	215
Membership Dues and Contributions to Organizations	400
Subscription Expenses	1,400
Other Maintenance and Operating Expenses	266

Total Maintenance and Other Operating Expenses	117,140

Total Current Operating Expenditures	354,313

20	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	5,500
Buildings and Other Structures	40,000
Machinery and Equipment Outlay	124,385

Total Capital Outlays	169,885

TOTAL NEW APPROPRIATIONS	524,198

F. METALS INDUSTRY RESEARCH AND DEVELOPMENT CENTER

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	251,479,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	78,742,000	₱	17,866,000	₱	7,060,000	₱	103,668,000
Operations		73,705,000		22,606,000		51,500,000		147,811,000

METALS INDUSTRY RESEARCH PROGRAM		37,213,000		14,157,000		41,500,000		92,870,000
METALS INDUSTRY TECHNOLOGY TRANSFER PROGRAM		18,303,000		3,804,000				22,107,000
METALS INDUSTRY SCIENCE AND TECHNOLOGY SERVICES PROGRAM		18,189,000		4,645,000		10,000,000		32,834,000

TOTAL NEW APPROPRIATIONS	₱	152,447,000	₱	40,472,000	₱	58,560,000	₱	251,479,000

Special Provision(s)

1. Reporting and Posting Requirements. The Metals Industry Research and Development Center (MIRDC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) MIRDC’s website.

The MIRDC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

JANUARY 6, 2020	OFFICIAL GAZETTE	21
DEPARTMENT OF SCIENCE AND TECHNOLOGY

PROGRAMS
General Administration and Support
General Management and Supervision	₱	78,647,000	₱	17,866,000	₱	7,060,000	₱	103,573,000
Administration of Personnel Benefits		95,000						95,000

Sub-total, General Administration and Support		78,742,000		17,866,000		7,060,000		103,668,000

Operations
Increased benefits to Filipinos from scientific knowledge and technologies in cutting-edge metals and engineering innovations		73,705,000		22,606,000		51,500,000		147,811,000

METALS INDUSTRY RESEARCH PROGRAM		37,213,000		14,157,000		41,500,000		92,870,000

Prototype and process development through metalcasting, metalworking and surface engineering processes		37,213,000		11,797,000				49,010,000
Project(s)
Locally-Funded Project(s)				2,360,000		41,500,000		43,860,000
Repair of Perimeter Fence (90,000 square meters)						8,000,000		8,000,000
Construction of New Cistern Tank and Upgrading of the Center’s Water Supply						15,000,000		15,000,000
Upgrading of MIRDC Laboratory and Administration Building						15,000,000		15,000,000
Establishment and Strengthening of Information and Communication Technology (ICT) Infrastructure (ICT INFRA) and Business Online Solution System (BOSS) of the Center in Support to the Productivity and Competitiveness of the MGE Industries				2,360,000		3,500,000		5,860,000
METALS INDUSTRY TECHNOLOGY TRANSFER PROGRAM		18,303,000		3,804,000				22,107,000

Technical assistance and technology transfer through consultancy, training and information awareness program		18,303,000		3,804,000				22,107,000
METALS INDUSTRY SCIENCE AND TECHNOLOGY SERVICES PROGRAM		18,189,000		4,645,000		10,000,000		32,834,000

Testing, analysis and calibration services		18,189,000		4,645,000		10,000,000		32,834,000

Sub-total, Operations		73,705,000		22,606,000		51,500,000		147,811,000

TOTAL NEW APPROPRIATIONS	₱	152,447,000	₱	40,472,000	₱	58,560,000	₱	251,479,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services

22	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Civilian Personnel
Permanent Positions
Basic Salary	85,846

Total Permanent Positions	85,846

Other Compensation Common to All
Personnel Economic Relief Allowance	5,208
Representation Allowance	672
Transportation Allowance	672
Clothing and Uniform Allowance	1,302
Mid-Year Bonus	7,154
Year End Bonus	7,154
Cash Gift	1,085
Productivity Enhancement Incentive	1,085

Total Other Compensation Common to All	24,332

Other Compensation for Specific Groups
Magna Carta for Science A Technology Personnel	40,361

Total Other Compensation for Specific Groups	40,361

Other Benefits
PAG-IBIG Contributions	260
PhilHealth Contributions	998
Employees Compensation Insurance Premiums	260
Loyalty Award	295
Terminal Leave	95

Total Other Benefits	1,908

Total Personnel Services	152,447

Maintenance and Other Operating Expenses
Travelling Expenses	1,275
Training and Scholarship Expenses	1,000
Supplies and Materials Expenses	4,859
Utility Expenses	14,306
Communication Expenses	855
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	3,800
General Services	7,049
Repairs and Maintenance	3,400
Taxes, Insurance Premiums and Other Fees	430
Other Maintenance and Operating Expenses
Advertising Expenses	70
Printing and Publication Expenses	200
Representation Expenses	250
Transportation and Delivery Expenses	200
Rent/Lease Expenses	700
Membership Dues and Contributions to Organizations	10

JANUARY 6, 2020	OFFICIAL GAZETTE	23
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Subscription Expenses	1,850
Other Maintenance and Operating Expenses	100

Total Maintenance and Other Operating Expenses	40,472

Total Current Operating Expenditures	192,919

Capital Outlays
Property, Plant and Equipment Outlay
Land Improvements Outlay	15,000
Infrastructure Outlay	3,500
Buildings and Other Structures	23,000
Machinery and Equipment Outlay	13,560
Transportation Equipment Outlay	3,500

Total Capital Outlays	58,560

TOTAL NEW APPROPRIATIONS	251,479

G. NATIONAL ACADEMY OF SCIENCE AND TECHNOLOGY

For general administration and support, and operations, as indicated hereunder	₱	105,594,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	9,601,000	₱	6,122,000	₱	1,703,000	₱	17,426,000
Operations		5,387,000		82,781,000				88,168,000

SCIENCE AND TECHNOLOGY RECOGNITION AND POLICY ADVISORY PROGRAM		5,387,000		82,781,000				88,168,000

TOTAL NEW APPROPRIATIONS	₱	14,988,000	₱	88,903,000	₱	1,703,000	₱	105,594,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Academy of Science and Technology (NAST) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) NAST’s website.

The NAST shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

24	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	9,601,000	₱	6,122,000	₱	1,703,000	₱	17,426,000

Sub-total, General Administration and Support		9,601,000		6,122,000		1,703,000		17,426,000

Operations
Increased benefits to Filipinos from scientific knowledge by recognizing outstanding achievements and enhancing and fostering policy environment for the development of Science and Technology		5,387,000		82,781,000				88,168,000

SCIENCE AND TECHNOLOGY RECOGNITION AND POLICY ADVISORY PROGRAM		5,387,000		82,781,000				88,168,000

Formulation of policy recommendations on relevant Science and Technology concerns		3,221,000		4,649,000				7,870,000
Screening of nominations and granting of performance awards and achievements incentives for exemplary contributions to the development of Science and Technology in the country		1,083,000		15,645,000				16,728,000
Provision of benefits and privileges of national scientists and members of the Academy, including research fellowship grants, pursuant to the Academy’s Charter				60,812,000				60,812,000
Promotion of S&T achievements through the operation and maintenance of the Philippine Science Heritage Center		1,083,000		1,675,000				2,758,000

Sub-total, Operations		5,387,000		82,781,000				88,168,000

TOTAL NEW APPROPRIATIONS	₱	14,988,000	₱	88,903,000	₱	1,703,000	₱	105,594,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								8,999

Total Permanent Positions								8,999

JANUARY 6, 2020	OFFICIAL GAZETTE	25
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Other Compensation Common to All
Personnel Economic Relief Allowance	384
Representation Allowance	228
Transportation Allowance	228
Clothing and Uniform Allowance	96
Mid-Year Bonus - Civilian	751
Year End Bonus	751
Cash Gift	80
Per Diems	703
Productivity Enhancement Incentive	80

Total Other Compensation Common to All	3,301

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	2,541

Total Other Compensation for Specific Groups	2,541

Other Benefits
PAG-IBIG Contributions	19
PhilHealth Contributions	84
Employees Compensation Insurance Premiums	19
Loyalty Award - Civilian	25

Total Other Benefits	147

Total Personnel Services	14,988

Maintenance and Other Operating Expenses
Travelling Expenses	4,395
Training and Scholarship Expenses	35
Supplies and Materials Expenses	2,049
Utility Expenses	835
Communication Expenses	826
Awards/Rewards and Prizes	61,055
Survey, Research, Exploration and Development Expenses	4,320
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	107
Professional Services	2,403
General Services	1,507
Repairs and Maintenance	1,928
Taxes, Insurance Premiums and Other Fees	300
Other Maintenance and Operating Expenses
Advertising Expenses	175
Printing and Publication Expenses	610
Representation Expenses	6,110
Transportation and Delivery Expenses	25
Rent/Lease Expenses	273
Membership Dues and Contributions to Organizations	90
Subscription Expenses	22
Other Maintenance and Operating Expenses	1,838

Total Maintenance and Other Operating Expenses	88,903

Total Current Operating Expenditures	103,891

26	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	665
Intangible Assets Outlay	1,038

Total Capital Outlays	1,703

TOTAL NEW APPROPRIATIONS	105,594

H. NATIONAL RESEARCH COUNCIL OF THE PHILIPPINES

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	89,861,000

New Appropriations, by Program/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	17,642,000	₱	12,789,000	₱		₱	30,431,000
Support to Operations		4,539,000		4,819,000		3,520,000		12,878,000
Operations		7,520,000		39,032,000				46,552,000

POLICY DEVELOPMENT FOR SCIENCE AND TECHNOLOGY ADVISORY PROGRAM		963,000		692,000				1,655,000
BASIC RESEARCH AND DEVELOPMENT MANAGEMENT PROGRAM		6,557,000		38,340,000				44,897,000

TOTAL NEW APPROPRIATIONS	₱	29,701,000	₱	56,640,000	₱	3,520,000	₱	89,861,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Research Council of the Philippines (NRCP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) NRCP’s website.

The NRCP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

JANUARY 6, 2020	OFFICIAL GAZETTE	27
DEPARTMENT OF SCIENCE AND TECHNOLOGY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	17,642,000	₱	12,789,000			₱	30,431,000

Sub-total, General Administration and Support		17,642,000		12,789,000				30,431,000

Support to Operations
NRCP Library Operation		3,521,000		616,000				4,137,000
IT support		1,018,000		97,000				1,115,000
Project(s)
Locally-Funded Project(s)				4,106,000		3,520,000		7,626,000

Establishing an Interactive Scientific Knowledge Management System (SKMSC) Portal				4,106,000		3,520,000		7,626,000

Sub-total, Support to Operations		4,539,000		4,819,000		3,520,000		12,878,000

Operations
Problem-focused multi-disciplinary basic research, policy formulation and collaboration among Filipino researchers enhanced		7,520,000		39,032,000				46,552,000

POLICY DEVELOPMENT FOR SCIENCE AND TECHNOLOGY ADVISORY PROGRAM		963,000		692,000				1,655,000

Research based Policy Development for S&T and issues of national concern		963,000		692,000				1,655,000
BASIC RESEARCH AND DEVELOPMENT MANAGEMENT PROGRAM		6,557,000		38,340,000				44,897,000

Development, integration and coordination of the National Research System for Basic Research		5,471,000		34,545,000				40,016,000
Programming, monitoring and evaluation of basic research and other resource requirements		1,086,000		3,795,000				4,881,000

Sub-total, Operations		7,520,000		39,032,000				46,552,000

TOTAL NEW APPROPRIATIONS	₱	29,701,000	₱	56,640,000	₱	3,520,000	₱	89,861,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures

28	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	16,337

Total Permanent Positions	16,337

Other Compensation Common to All
Personnel Economic Relief Allowance	864
Representation Allowance	288
Transportation Allowance	288
Clothing and Uniform Allowance	216
Honoraria	3,000
Mid-Year Bonus	1,361
Year End Bonus	1,361
Cash Gift	180
Productivity Enhancement Incentive	180

Total Other Compensation Common to All	7,738

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	5,362

Total Other Compensation for Specific Groups	5,362

Other Benefits
PAG-IDIG Contributions	43
PhilHealth Contributions	178
Employees Compensation Insurance Premiums	43

Total Other Benefits	264

Total Personnel Services	29,701

Maintenance and Other Operating Expenses
Travelling Expenses	4,914
Training and Scholarship Expenses	1,160
Supplies and Materials Expenses	4,337
Utility Expenses	2,440
Communication Expenses	1,004
Awards/Rewards and Prizes	450
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	6,990
General Services	1,549
Repairs and Maintenance	2,710
Financial Assistance/Subsidy	18,350
Taxes, Insurance Premiums and Other Fees	178
Other Maintenance and Operating Expenses
Advertising Expenses	11
Printing and Publication Expenses	3,647
Representation Expenses	7,478
Transportation and Delivery Expenses	5

JANUARY 6, 2020	OFFICIAL GAZETTE	29
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Rent/Lease Expenses	175
Subscription Expenses	1,122
Other Maintenance and Operating Expenses	2

Total Maintenance and Other Operating Expenses	56,640

Total Current Operating Expenditures	86,341

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	2,600
Intangible Assets Outlay	920

Total Capital Outlays	3,520

TOTAL NEW APPROPRIATION	89,861

I. PHILIPPINE ATMOSPHERIC, GEOPHYSICAL AND ASTRONOMICAL SERVICES ADMINISTRATION

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	1,411,786,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	204,263,000	₱	45,613,000	₱		₱	249,876,000
Support to Operations		32,952,000		145,060,000		415,655,000		593,667,000
Operations		283,283,000		280,660,000		4,300,000		568,243,000

WEATHER AND CLIMATE FORECASTING AND WARNING PROGRAM		227,923,000		217,912,000		4,300,000		450,135,000
FLOOD FORECASTING AND WARNING PROGRAM		17,743,000		35,166,000				52,909,000
RESEARCH AND DEVELOPMENT ON ATMOSPHERIC, GEOPHYSICAL AND ASTRONOMICAL AND ALLIED SCIENCES PROGRAM		37,617,000		27,582,000				65,199,000

TOTAL NEW APPROPRIATIONS	₱	520,498,000	₱	471,333,000	₱	419,955,000	₱	1,411,786,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Atmospheric, Geophysical and Astronomical Services Administration (PAGASA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) PAGASA’s website.

The PAGASA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

30	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	185,308,000	₱	45,613,000	₱		₱	230,921,000
Administration of Personnel Benefits		18,955,000						18,955,000

Sub-total, General Administration and Support		204,263,000		45,613,000				249,876,000

Support to Operations
Operation and Maintenance of Weather Surveillance Radar Network				103,053,000				103,053,000
Installation, Repair and Maintenance of Telemetering Multiplex System for Flood Forecasting and Warning Systems of the 18 Major River Basins				4,755,000				4,755,000
Construction/Repair/Rehabilitation of Damaged Weather Stations and ICT Equipment and Facilities		32,952,000		29,642,000				62,594,000
Project(s)
Locally-funded Project(s)				7,610,000		415,655,000		423,265,000

Rehabilitation/Repair of Basco Radar and Tower Building						90,000,000		90,000,000
Enhancement of PAGASA’s Weather Observing Facilities						316,400,000		316,400,000
Advancing Climate Monitoring and Prediction System				5,320,000		3,980,000		9,300,000
Operationalization of Agrometeorological Information System				2,290,000		5,275,000		7,565,000

Sub-total, Support to Operations		32,952,000		145,060,000		415,655,000		593,667,000

Operations
Enhanced safety and resiliency of Filipinos to disaster risks from extreme weather, flooding, storm surge and related events		283,283,000		280,660,000		4,300,000		568,243,000

WEATHER AND CLIMATE FORECASTING AND WARMING PROGRAM		227,923,000		217,912,000		4,300,000		450,135,000

Typhoon and weather warning, including marine and aviation forecasting and operation of meteorological communication and regional forecast center		43,582,000		21,243,000				64,825,000

JANUARY 6, 2020	OFFICIAL GAZETTE	31
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Climate data management, agrometeorological and climate change research and development		24,579,000		12,691,000				37,270,000
Observation, measurement, recording and reporting of atmospheric, geophysical and astronomical data, including the operation and maintenance of automated observational data from surface and upper-air observation network		159,762,000		178,637,000				338,399,000
Operation of upgraded meteorological satellite receiving and processing systems				4,335,000				4,335,000
Project(s)
Locally-funded Project(s)				1,006,000		4,300,000		5,306,000

Providing High Resolution (5km) Climate Change Projections in the Philippines Using Weather Research and Forecasting (WRF) Model				1,006,000				1,006,000
Improved Data Analytics on Weather Forecasting						4,300,000		4,300,000
FLOOD FORECASTING AND WARMING PROGRAM		17,743,000		35,166,000				52,909,000

Flood forecasting and hydro-meteorological services		17,743,000		21,071,000				38,814,000
Operation and maintenance of the flood forecasting and warning system for dam operation				14,095,000				14,095,000
RESEARCH AND DEVELOPMENT ON ATMOSPHERIC, GEOPHYSICAL AND ASTRONOMICAL AND ALLIED SCIENCES PROGRAM		37,617,000		27,582,000				65,199,000

Research on Atmospheric, Geophysical and Allied Sciences		37,617,000		24,536,000				62,153,000
Operation and maintenance of astronomical observatories/planetarium including the provisions of standard time services				3,046,000				3,046,000

Sub-total, Operations		283,283,000		280,660,000		4,300,000		568,243,000

TOTAL NEW APPROPRIATIONS	₱	520,498,000	₱	471,333,000	₱	419,955,000	₱	1,411,786,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	273,128

Total Permanent Positions	273,128

32	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Other Compensation Common to All
Personnel Economic Relief Allowance	19,080
Representation Allowance	1,074
Transportation Allowance	1,074
Clothing and Uniform Allowance	4,896
Mid-Year Bonus	22,760
Year End Bonus	22,760
Cash Gift	4,080
Productivity Enhancement Incentive	4,080

Total Other Compensation Common to All	79,804

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	134,646
Night Shift Differential Pay	7,807

Total Other Compensation for Specific Groups	142,453

Other Benefits
PAG-IBIG Contributions	979
PhilHealth Contributions	3,477
Employees Compensation Insurance Premiums	962
Loyalty Award	740
Terminal Leave	18,955

Total Other Benefits	25,113

Total Personnel Services	529,498

Maintenance and Other Operating Expenses
Travelling Expenses	22,440
Training and Scholarship Expenses	19,429
Supplies and Materials Expenses	183,032
Utility Expenses	37,063
Communication Expenses	45,793
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	18,740
General Services	22,311
Repairs and Maintenance	79,717
Taxes, Insurance Premiums and Other Fees	34,724
Other Maintenance and Operating Expenses
Advertising Expenses	170
Printing and Publication Expenses	1,207
Representation Expenses	2,056
Transportation and Delivery Expenses	1,000
Rent/Lease Expenses	2,683
Membership Dues and Contributions to Organizations	50
Subscription Expenses	300
Other Maintenance and Operating Expenses	500

Total Maintenance and Other Operating Expenses	471,333

Total Current Operating Expenditures	991,831

JANUARY 6, 2020	OFFICIAL GAZETTE	33
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	419,955

Total Capital Outlays	419,955

TOTAL NEW APPROPRIATIONS	1,411,786

J. PHILIPPINE COUNCIL FOR AGRICULTURE, AQUATIC AND NATURAL RESOURCES RESEARCH AND DEVELOPMENT

For general administration and support, and operations, as indicated hereunder	₱	1,230,021,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	59,602,000	₱	35,648,000	₱	14,229,000	₱	109,479,000
Operations		101,261,000		1,019,281,000				1,120,542,000
NATIONAL AANR SECTOR R&D PROGRAM		101,261,000		1,019,281,000				1,120,542,000

TOTAL NEW APPROPRIATION	₱	160,863,000	₱	1,054,929,000	₱	14,229,000	₱	1,230,021,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Council for Agriculture, Aquatic and Natural Resources Research and Development (PCAARRD) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) PCAARRD’s website.

The PCAARRD shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects
Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

34	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

PROGRAMS
General Administration and Support
General Management and Supervision	₱	58,953,000	₱	35,648,000	₱	14,229,000	₱	108,830,000
Administration of Personnel Benefits		649,000						649,000

Sub-total, General Administration and Support		59,602,000		35,648,000		14,229,000		109,479,000

Operations
Increased benefits to Filipinos from science-based know-how and tools for agricultural productivity in the Agriculture, Aquatic and Natural Resources (AANR) sectors		101,261,000		1,019,281,000				1,120,542,000

NATIONAL AANR SECTOR R&D PROGRAM		101,261,000		1,019,281,000				1,120,542,000

Development, integration and coordination of the National Research System for the AANR Sector		101,261,000		1,019,281,000				1,120,542,000

Sub-total, Operations		101,261,000		1,019,281,000				1,120,542,000

TOTAL NEW APPROPRIATIONS	₱	160,863,000	₱	1,054,929,000	₱	14,229,000	₱	1,230,021,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	94,823

Total Permanent Positions	94,823

Other Compensation Common to All
Personnel Economic Relief Allowance	5,400
Representation Allowance	792
Transportation Allowance	792
Clothing and Uniform Allowance	1,350
Honoraria	641
Mid-Year Bonus	7,902
Year End Bonus	7,902
Cash Gift	. 1,125
Productivity Enhancement Incentive	1,125

Total Other Compensation Common to All	27,029

JANUARY 6, 2020	OFFICIAL GAZETTE	35
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	36,629

Total Other Compensation for Specific Groups	36,629

Other Benefits
PAG-IBIG Contributions	270
PhilHealth Contributions	1,083
Employees Compensation Insurance Premiums	270
Loyalty Award - Civilian	110
Terminal Leave	649

Total Other Benefits	2,382

Total Personnel Services	160,863

Maintenance and Other Operating Expenses
Travelling Expenses	13,785
Training and Scholarship Expenses	2,910
Supplies and Materials Expenses	8,106
Utility Expenses	7,550
Communication Expenses	7,076
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	16,670
General Services	12,020
Repairs and Maintenance	12,199
Financial Assistance/Subsidy	957,066
Taxes, Insurance Premiums and Other Fees	2,161
Other Maintenance and Operating Expenses
Advertising Expenses	20
Printing and Publication Expenses	2,528
Representation Expenses	8,015
Transportation and Delivery Expenses	200
Rent/Lease Expenses	3,207
Membership Dues and Contributions to Organizations	25
Subscription Expenses	1,273

Total Maintenance and Other Operating Expenses	1,054,929

Total Current Operating Expenditures	1,215,792

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	9,829
Transportation Equipment Outlay	4,400

Total Capital Outlays	14,229

TOTAL NEW APPROPRIATIONS	1,230,021

36	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

K. PHILIPPINE COUNCIL FOR HEALTH RESEARCH AND DEVELOPMENT

For general administration and support, and operations, as indicated hereunder	₱	652,899,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	15,457,000	₱	13,952,000	₱	7,290,000	₱	36,699,000
Operations		28,126,000		588,074,000				616,200,000

NATIONAL HEALTH RESEARCH AND DEVELOPMENT PROGRAM		28,126,000		588,074,000				616,200,000

TOTAL NEW APPROPRIATIONS	₱	43,583,000	₱	602,026,000	₱	7,290,000	₱	652,899,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Council for Health Research and Development (PCHRD) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) PCHRD’s website.

The PCHRD shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	13,721,000	₱	13,952,000	₱	7,290,000	₱	34,963,000
Administration of Personnel Benefits		1,736,000						1,736,000

Sub-total, General Administration and Support		15,457,000		13,952,000		7,290,000		36,699,000

Operations
Increased benefits to Filipinos from scientific knowledge and technological innovations for healthcare		28,126,000		588,074,000				616,200,000

JANUARY 6, 2020	OFFICIAL GAZETTE	37
DEPARTMENT OF SCIENCE AND TECHNOLOGY

NATIONAL HEALTH RESEARCH AND DEVELOPMENT PROGRAM		28,126,000		588,074,000				616,200,000

Development, Integration, Management and Coordination of the National Health Research System for Health and Related Fields		28,126,000		588,074,000				616,200,000

Sub-total, Operations		28,126,000		588,074,000				616,200,000

TOTAL NEW APPROPRIATIONS	₱	43,583,000	₱	602,026,000	₱	7,290,000	₱	652,899,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								26,238

Total Permanent Positions								26,238

Other Compensation Common to All
Personnel Economic Relief Allowance								1,320
Representation Allowance								348
Transportation Allowance								348
Clothing and Uniform Allowance								330
Mid-Year Bonus								2,187
Year End Bonus								2,187
Cash Gift								275
Per Diems								199
Productivity Enhancement Incentive								275

Total Other Compensation Common to All								7,469

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel								7,705

Total Other Compensation for Specific Groups								7,705

Other Benefits
PAG-IBIG Contributions								66
PhilHealth Contributions								288
Employees Compensation Insurance Premiums								66
Loyalty Award								15
Terminal Leave								1,736

Total Other Benefits								2,171

Total Personnel Services								43,583

38	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Maintenance and Other Operating Expenses
Travelling Expenses	545
Training and Scholarship Expenses	1,390
Supplies and Materials Expenses	1,701
Utility Expenses	1,050
Communication Expenses	2,988
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	80
Professional Services	4,049
General Services	1,039
Repairs and Maintenance	450
Financial Assistance/Subsidy	584,100
Taxes, Insurance Premiums and Other Fees	375
Other Maintenance and Operating Expenses
Advertising Expenses	60
Printing and Publication Expenses	160
Representation Expenses	260
Rent/Lease Expenses	100
Subscription Expenses	3,679

Total Maintenance and Other Operating Expenses	602,026

Total Current Operating Expenditures	645,609

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	7,290

Total Capital Outlays	7,290

TOTAL NEW APPROPRIATIONS	652,899

L. PHILIPPINE COUNCIL FOR INDUSTRY, ENERGY AND EMERGING TECHNOLOGY RESEARCH AND DEVELOPMENT

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder							₱	723,981,000

New Appropriations, by Program
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	19,494,000	₱	37,822,000	₱	370,000	₱	57,686,000
Operations		39,829,000		622,806,000		3,660,000		666,295,000

NATIONAL INDUSTRY, ENERGY AND EMERGING TECHNOLOGY SECTORS R&D PROGRAM		39,829,000		622,806,000		3,660,000		666,295,000

TOTAL NEW APPROPRIATIONS	₱	59,323,000	₱	660,628,000	₱	4,030,000	₱	723,981,000

JANUARY 6, 2020	OFFICIAL GAZETTE	39
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Council for Industry, Energy and Emerging Technology Research and Development (PCIEERD) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic mens for reports not covered by the URS; and

(b) PCIEERD’s website.

The PCIEERD shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	19,494,000	₱	37,822,000	₱	370,000	₱	57,686,000

Sub-total, General Administration and Support		19,494,000		37,822,000		370,000		57,686,000

Operations
Increased benefits to Filipinos from scientific knowledge and technological innovations for productivity and competitiveness		39,829,000		622,806,000		3,660,000		666,295,000

NATIONAL INDUSTRY, ENERGY AND EMERGING TECHNOLOGY SECTORS R&D PROGRAM		39,829,000		622,806,000		3,660,000		666,295,000

Development, integration and coordination of the National Research System for Industry, Energy and Emerging Technology Sectors		39,829,000		619,010,000				658,839,000
Project(s)
Locally-Funded Project(s)				3,796,000		3,660,000		7,456,000

Development and Enhancement of PCIEERD’s Internal and Strategic Information Systems				3,796,000		3,660,000		7,456,000

Sub-total, Operations		39,829,000		622,806,000		3,660,000		666,295,000

TOTAL NEW APPROPRIATIONS	₱	59,323,000	₱	660,628,000	₱	4,030,000	₱	723,981,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures

40	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	37,507

Total Permanent Positions	37,507

Other Compensation Cannon to All
Personnel Economics Relief Allowance	1,632
Representation Allowance	630
Transportation Allowance	630
Clothing and Uniform Allowance	408
Honoraria	300
Mid-Year Bonus	3,126
Year End Boons	3,126
Cash Gift	340
Productivity Enhancement Incentive	340

Total Other Compensation Common to All	10,532

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	10,732

Total Other Compensation for Specific Groups	10,732

Other Benefits
PAG-IBIG Contributions	82
PhilHealth Contributions	388
Employees Compensation Insurance Premiums	82

Total Other Benefits	552

Total Personnel Services	59,323

Maintenance and Other Operating Expenses
Travelling Expenses	886
Training and Scholarship Expenses	334
Supplies and Materials Expenses	4,040
Utility Expenses	3,208
Communication Expenses	928
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	200
Professional Services	9,612
General Services	1,500
Repairs and Maintenance	1,801
Financial Assistance/Subsidy	613,922
Taxes Insurance Premiums and Other Fees	397
Other Maintenance and Operating Expenses
Advertising Expenses	50
Printing and Publication Expenses	50
Representation Expenses	400
Rent/Lease Expenses	100

JANUARY 6, 2020	OFFICIAL GAZETTE	41
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Subscription Expenses	23,120
Other Maintenance and Operating Expenses	80

Total Maintenance and Otter Operating Expenses	660,628

Total Current Operating Expenditures	719,951

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	4,030

Total Capital Outlays	4,030

TOTAL NEW APPROPRIATIONS	723,981

M. PHILIPPINE INSTITUTE OF VOLCANOLOGY AND SEISMOLOGY

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	588,124,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	52,857,000	₱	50,610,000	₱	5,895,000	₱	109,362,000
Support to Operations				1,628,000				1,628,000
Operations		73,940,000		187,609,000		215,585,000		477,134,000

VOLCANO, EARTHQUAKE AND TSUNAMI MONITORING AND WARRING PROGRAM		49,309,000		98,093,000		195,420,000		342,822,000
VOLCANO, EARTHQUAKE AND TSUNAMI HAZARDS MAPPING, RISK ASSESSMENT AMD RESEARCH AND DEVELOPMENT PROGRAM		14,912,000		78,280,000		17,830,000		111,022,000
VOLCANO, EARTHQUAKE AND TSUNAMI DISASTER PREPAREDNESS AND RISK REDUCTION PROGRAM		9,719,000		11,236,000		2,335,000		23,290,000

TOTAL NEW APPROPRIATIONS	₱	126,797,000	₱	239,847,000	₱	221,480,000	₱	588,124,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Institute of Volcanology and Seismology (PHIVOLCS) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) PHIVOLCS’ website.

The PHIVOLCS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

42	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	52,768,000	₱	50,610,000	₱	5,895,000	₱	109,273,000
Administration of Personnel Benefits		89,000						89,000

Sub-total, General Administration and Support		52,857,000		50,610,000		5,895,000		109,362,000

Support to Operations
Participation in national and international scientific and technological societies and conferences/meetings				1,628,000				1,628,000

Sub-total, Support to Operations				1,628,000				1,628,000

Operations
Enhanced safety and resiliency of Filipinos to volcanic eruptions, earthquakes, tsunamis and other related hazards		73,940,000		187,609,000		215,585,000		477,134,000

VOLCANO, EARTHQUAKE AND TSUNAMI MONITORING AND WARRING PROGRAM		49,309,000		98,093,000		195,420,000		342,822,000

Operations and development of volcano monitoring and warning systems		21,892,000		23,064,000		46,880,000		91,836,000
Operations and development of earthquake monitoring and information systems		27,417,000		37,236,000		93,540,000		158,193,000
Operations and development of tsunami monitoring and warning systems				17,793,000				17,793,000
Project(s)
Locally-Funded Project(s)				20,000,000		55,000,000		75,000,000

Rehabilitation of Volcano Observatories and Construction of Seismic Vaults and Housing for Volcano Monitoring and Unmanned Seismic Stations for Earthquake Monitoring - Rehabilitation of volcano monitoring stations						2,000,000		2,000,000
Rehabilitation of Volcano Observatories and Construction of Seismic Vaults and Housing for Volcano Monitoring and

JANUARY 6, 2020	OFFICIAL GAZETTE	43
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Unmanned Seismic Stations for Earthquake Monitoring - Construction of seismic vaults and housing for volcano monitoring						11,000,000		11,000,000
Rehabilitation of Volcano Observatories and Construction of Seismic Vaults and Housing for Volcano Monitoring and Unmanned Seismic Stations for Earthquake Monitoring - Construction of unmanned seismic stations for earthquake monitoring						25,100,000		25,100,000
Rehabilitation of Earthquake Monitoring Stations				10,000,000		16,900,000		26,900,000
Enhancement of Volcano, Earthquake and Tsunami Warning Systems for Disaster Risk Reduction in the Philippines - Counterpart Fund for JICA Grant Aid Project				10,000,000				10,000,000
VOLCANO, EARTHQUAKE AND TSUNAMI HAZARDS MAPPING, RISK ASSESSMENT AND RESEARCH AND DEVELOPMENT PROGRAM		14,912,000		78,280,000		17,830,000		111,022,000

Volcanological, Seismological and geophysical instrumentation research and development				7,593,000				7,593,000
Volcanic, earthquake and tsunami hazard mapping and risk assessment				3,032,000				3,032,000
Geo-scientific research and development and prediction studies on volcanic systems, earthquakes and tsunami		14,912,000		2,451,000		4,350,000		21,713,000
Project(s)
Locally-Funded Project(s)				65,204,000		13,480,000		78,684,000

DYNASLOPE: Development of Site-Specific Threshold for Deep-seated Landslides and Slope Failures				59,704,000		980,000		60,684,000
Measurement of Velocities of Earthquake Faults (MOVE FAULTS)				5,500,000		12,500,000		18,000,000
VOLCANO, EARTHQUAKE AND TSUNAMI DISASTER PREPAREDNESS AND RISK REDUCTION PROGRAM		9,719,000		11,236,000		2,335,000		23,290,000

Information, education and communication activities for the promotion of disaster preparedness and risk redaction		9,719,000		6,536,000		2,035,000		18,290,000
Project(s)
Locally-Funded Project(s)				4,700,000		300,000		5,000,000

REDAS: Capacity-building of Philippine Local Communities on the use of REDAS Software				4,700,000		300,000		5,000,000

Sub-total, Operations		73,940,000		187,609,000		215,585,000		477,134,000

TOTAL NEW APPROPRIATIONS	₱	126,797,000	₱	239,847,000	₱	221,480,000	₱	588,124,000

44	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	67,491

Total Permanent Positions	67,491

Other Compensation Common to All
Personnel Economic Relief Allowance	4,944
Representation Allowance	282
Transportation Allowance	282
Clothing and Uniform Allowance	1,236
Mid-Year Bonus	5,625
Year End Bonus	5,625
Cash Gift	1,030
Productivity Enhancement Incentive	1,030

Total Other Compensation Common to All	20,054

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	34,533
Right Shift Differential Pay	3,000

Total Other Compensation for Specific Groups	37,533

Other Benefits
PAG-IBIG Contributions	248
PhilHealth Contributions	834
Employees Compensation Insurance Premiums	248
Loyalty Award - Civilian	300
Terminal Leave	89

Total Other Benefits	1,719

Total Personnel Services	126,797

Maintenance and Other Operating Expenses
Travelling Expenses	31,532
Training and Scholarship Expenses	10,978
Supplies and Materials Expenses	23,920
Utility Expenses	12,458
Communication Expenses	29,872
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	46,761
General Services	12,376
Repairs and Maintenance	30,866

JANUARY 6, 2020	OFFICIAL GAZETTE	45
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Taxes, Insurance Premiums and Other Fees	4,846
Other Maintenance and Operating Expenses
Advertising Expenses	70
Printing and Publication Expenses	1,436
Representation Expenses	850
Transportation and Delivery Expenses	1,479
Rent/Lease Expenses	29,442
Membership Dues and Contributions to Organizations	70
Subscription Expenses	540
Other Maintenance and Operating Expenses	2,233

Total Maintenance and Other Operating Expenses	239,847

Total Current Operating Expenditures	366,644

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	55,000
Machinery and Equipment Outlay	161,380
Transportation Equipment Outlay	5,100

Total Capital Outlays	221,480

TOTAL NEW APPROPRIATIONS	588,124

N. PHILIPPINE NUCLEAR RESEARCH INSTITUTE

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	443,815,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	70,368,000	₱	83,474,000	₱		₱	153,842,000
Support to Operations				11,702,000		135,457,000		147,159,000
Operations		101,230,000		41,584,000				142,814,000

NUCLEAR RESEARCH AND DEVELOPMENT PROGRAM		36,922,000		6,233,000				43,155,000
NUCLEAR SCIENCE AND TECHNOLOGY SERVICES AND ADVISORY PROGRAM		48,828,000		34,506,000				83,334,000
NUCLEAR REGULATIONS, SECURITY AND SAFEGUARDS PROGRAM		15,480,000		845,000				16,325,000

TOTAL NEW APPROPRIATIONS	₱	171,598,000	₱	136,760,000	₱	135,457,000	₱	443,815,000

46	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Nuclear Research Institute (PNRI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) PNRI’s website.

The PNRI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	60,475,000	₱	83,304,000		₱	143,779,000
Human Resource Development				170,000			170,000
Administration of Personnel Benefits		9,893,000					9,893,000

Sub-total, General Administration and Support		70,368,000		83,474,000			153,842,000

Support to Operations
Nuclear Power Program in support to Executive Order No. 243				77,000			77,000
Nuclear and Radiation Facilities Utilization				70,000			70,000
Capacity Building for Nuclear S&T under the Framework of Multilateral and Bilateral Cooperation				783,000			783,000
Project(s)
Locally-Funded Project(s)				10,772,000	135,457,000		146,229,000

Upgrading of ARC Building					15,000,000		15,000,000
Upgrading of Entomology Modular Laboratory					3,000,000		3,000,000
Capacity Building to Utilize the Philippine Research Reactor-I (PRR-I) Triga Fuel Subcritical Assembly to Re-establish Nuclear Science Knowledge and Expertise in the Philippines				500,000	19,500,000		20,000,000
Establishment of a Two-Storey Radiation Protection Services Facility				3,020,000	14,000,000		17,020,000

JANUARY 6, 2020	OFFICIAL GAZETTE	47
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Establishment of Real-time Radiation Monitoring System in the Philippines				5,500,000		21,257,000		26,757,000
Implementation of Strategic Information Systems for Nuclear Safety and Provision of Nuclear Allied Services in the Philippines				1,416,000		2,200,000		3,616,000
Development of a Web-based Office Information Management System				336,000		500,000		836,000
Innovating Nuclear Medicine Research and Services: Development of Emerging PET Radiopharmaceuticals for Early Cancer Staging and Assessment of Biologic Functions in Cancer Cells						60,000,000		60,000,000

Sub-total, Support to Operations				11,702,000		135,457,000		147,159,000

Operations
Increased benefits to Filipinos from science-based R&D know-how and tools in cutting-edge nuclear and radiation technologies		85,750,000		40,739,000				126,489,000

NUCLEAR RESEARCH AND DEVELOPMENT PROGRAM		36,922,000		6,233,000				43,155,000

Nuclear Research Technology Development and Application		36,922,000		6,233,000				43,155,000
NUCLEAR SCIENCE AND TECHNOLOGY SERVICES AND ADVISORY PROGRAM		48,828,000		34,506,000				83,334,000

Nuclear and Allied Services		34,333,000		32,897,000				67,230,000
Diffusion and Transfer of Nuclear Knowledge and Technologies		14,495,000		1,609,000				16,104,000
Increased benefits to Filipinos from safe and secure utilization of nuclear and radiation technologies and materials		15,480,000		845,000				16,325,000

NUCLEAR REGULATIONS, SECURITY AND SAFEGUARDS PROGRAM		15,480,000		845,000				16,325,000

Nuclear Regulations, Licensing, Inspection and Security and Safeguards		15,480,000		845,000				16,325,000

Sub-total, Operations		101,230,000		41,584,000				142,814,000

TOTAL NEW APPROPRIATIONS	₱	171,598,000	₱	136,760,000	₱	135,457,000	₱	443,815,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel

48	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Permanent Positions
Basic Salary	94,247

Total Permanent Positions	94,247

Other Compensation Common to All
Personnel Economic Relief Allowance	5,376
Representation Allowance	600
Transportation Allowance	600
Clothing and Uniform Allowance	1,344
Mid-Year Bonus	7,854
Year End Bonus	7,854
Cash Gift	1,120
Productivity Enhancement Incentive	1,120

Total Other Compensation Common to All	25,868

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	39,791

Total Other Compensation for Specific Groups	39,791

Other Benefits
PAG-IBIG Contributions	269
PhilHealth Contributions	1,086
Employees Compensation Insurance Premiums	269
Loyalty Award	175
Terminal Leave	9,893

Total Other Benefits	11,692

Total Personnel Services	171,598

Maintenance and Other Operating Expenses
Travelling Expenses	2,117
Training and Scholarship Expenses	212
Supplies and Materials Expenses	35,932
Utility Expenses	16,077
Communication Expenses	5,282
Awards/Rewards and Prizes	150
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	117
Professional Services	3,426
General Services	9,500
Repairs and Maintenance	11,885
Taxes, Insurance Premiums and Other Fees	1,750
Other Maintenance and Operating Expenses
Advertising Expenses	30
Printing and Publication Expenses	220
Representation Expenses	661
Transportation and Delivery Expenses	350
Rent/Lease Expenses	48,092
Membership Dues and Contributions to Organizations	312

JANUARY 6, 2020	OFFICIAL GAZETTE	49
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Subscription Expenses	447
Other Maintenance and Operating Expenses	200

Total Maintenance and Other Operating Expenses	136,760

Total Current Operating Expenditures	308,358

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	85,000
Machinery and Equipment Outlay	50,457

Total Capital Outlays	135,457

TOTAL NEW APPROPRIATIONS	443,815

O. PHILIPPINE SCIENCE HIGH SCHOOL

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	2,602,079,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	115,535,000	₱	58,691,000	₱	10,836,000	₱	185,062,000
Operations		853,036,000		777,466,000		786,515,000		2,417,017,000

SCIENCE, TECHNOLOGY, ENGINEERING AND MATHEMATICS (STEM) SECONDARY EDUCATION ON SCHOLARSHIP BASIS PROGRAM		851,986,000		751,935,000		786,515,000		2,390,436,000
SCIENCE, TECHNOLOGY, ENGINEERING AND MATHEMATICS (STEM) PROMOTION PROGRAM		1,050,000		25,531,000				26,581,000

TOTAL NEW APPROPRIATIONS	₱	968,571,000	₱	836,157,000	₱	797,351,000	₱	2,602,079,000

Special Provision(s)

1. School Fees. Of the amounts appropriated herein, Four Million One Hundred Thousand Pesos (₱4,100,000) shall be used for the improvement of information technology facilities, laboratory and office equipment, and furniture and fixtures sourced from fees collected by each Philippine Science High School (PSHS) for school-related activities in accordance with Section 8 (k) of R.A. No. 9036.

Release of funds shall be subject to the approval of the PSHS System Board of Trustees, and the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Funds for Local Scholarships. In the over-all programming of the scholarship grants, the PSHS shall ensure that the full requirements of existing scholars shall be considered to ensure continued funding within the period of scholarship grant.

3. Reporting and Posting Requirements. The PSHS shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) PSHS’ website.

50	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

The PSHS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	21,057,000	₱	58,691,000	₱	10,836,000	₱	90,584,000

National Capital Region (NCR)		21,057,000		58,691,000		10,836,000		90,584,000

Office of the Executive Director (Central Office)		21,057,000		58,691,000		10,836,000		90,584,000
Administration of Personnel Benefits		94,478,000						94,478,000

National Capital Region (NCR)		10,501,000						10,501,000

Diliman Campus		10,501,000						10,501,000
Cordillera Administrative Region (CAR)		4,899,000						4,899,000

Cordillera Administrative Region Campus		4,899,000						4,899,000
Region II - Cagayan Valley		5,431,000						5,431,000

Cagayan Valley Campus		5,431,000						5,431,000
Region III - Central Luzon		9,599,000						9,599,000

Central Luzon Campus		9,599,000						9,599,000
Region IVA - CALABARZON		4,660,000						4,660,000

CALABARZON Region Campus		4,660,000						4,660,000
Region IVB - MIMAROPA		4,806,000						4,806,000

MIMAROPA Region Campus		4,806,000						4,806,000
Region V - Bicol		7,960,000						7,960,000

Bicol Region Campus		7,960,000						7,960,000
Region VI - Western Visayas		1,553,000						1,553,000

Western Visayas Campus		1,553,000						1,553,000

JANUARY 6, 2020	OFFICIAL GAZETTE	51
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Region VII - Central Visayas	8,306,000			8,306,000

Central Visayas Campus	8,306,000			8,306,000
Region VIII - Eastern Visayas	7,171,000			7,171,000

Eastern Visayas Campus	7,171,000			7,171,000
Region IX - Zamboanga Peninsula	4,169,000			4,169,000

Zamboanga Peninsula Region Campus	4,169,000			4,169,000
Region X - Northern Mindanao	7,571,000			7,571,000

Central Mindanao Campus	7,571,000			7,571,000
Region XI - Davao	2,748,000			2,748,000

Southern Mindanao Campus	2,748,000			2,748,000
Region XII - SOCCSKSARGEN	7,729,000			7,729,000

SOCCSKSARGEN Region Campus	7,729,000			7,729,000
Region XIII - CARAGA	7,375,000			7,375,000

CARAGA Region Campus	7,375,000			7,375,000

Sub-total, General Administration and Support	115,535,000	58,691,000	10,836,000	185,062,000

Operations
Increased competitiveness of Filipinos in Science and Engineering	853,036,000	777,466,000	786,515,000	2,417,017,000

SCIENCE, TECHNOLOGY, ENGINEERING AND MATHEMATICS (STEM) SECONDARY EDUCATION ON SCHOLARSHIP BASIS PROGRAM	851,986,000	751,935,000	786,515,000	2,390,436,000

Operation of school campuses	847,757,000	718,545,000	272,365,000	1,838,667,000

National Capital Region (NCR)	157,306,000	100,667,000	61,966,000	319,939,000

Diliman Campus	157,306,000	100,667,000	61,966,000	319,939,000
Region I - Ilocos	59,554,000	42,900,000	17,260,000	119,714,000

Ilocos Region Campus	59,554,000	42,900,000	17,260,000	119,714,000
Cordillera Administrative Region (CAR)	55,502,000	41,434,000	7,655,000	104,591,000

Cordillera Administrative Region Campus	55,502,000	41,434,000	7,655,000	104,591,000
Region II - Cagayan Valley	56,295,000	43,601,000	18,684,000	118,580,000

Cagayan Valley Campus	56,295,000	43,601,000	18,684,000	118,580,000
Region III - Central Luzon	48,689,000	46,835,000	2,008,000	97,532,000

Central Luzon Campus	48,689,000	46,835,000	2,008,000	97,532,000

52	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Region IVA - CALABARZON	29,781,000	39,047,000	14,270,000	83,098,000

CALABARZON Region Campus	29,781,000	39,047,000	14,270,000	83,098,000
Region IVB - MIMAROPA	15,157,000	31,721,000	10,852,000	57,730,000

MIMAROPA Region Campus	15,157,000	31,721,000	10,852,000	57,730,000
Region V - Bicol	59,964,000	41,871,000	17,583,000	119,418,000

Bicol Region Campus	59,964,000	41,871,000	17,583,000	119,418,000
Region VI - Western Visayas	68,695,000	48,013,000	11,546,000	128,254,000

Western Visayas Campus	68,695,000	48,013,000	11,546,000	128,254,000
Region VII - Central Visayas	48,509,000	42,810,000	14,085,000	105,404,000

Central Visayas Campus	48,509,000	42,810,000	14,085,000	105,404,000
Region VIII - Eastern Visayas	53,045,000	44,693,000	7,693,000	105,431,000

Eastern Visayas Campus	53,045,000	44,693,000	7,693,000	105,431,000
Region IX - Zamboanga Peninsula	17,035,000	27,437,000	18,707,000	63,179,000

Zanboanga Peninsula Region Campus	17,035,000	27,437,000	18,707,000	63,179,000
Region X - Northern Mindanao	53,522,000	42,392,000	15,706,000	111,620,000

Central Mindanao Campus	53,522,000	42,392,000	15,706,000	111,620,000
Region XI - Davao	63,401,000	44,391,000	14,584,000	122,376,000

Southern Mindanao Campus	63,401,000	44,391,000	14,584,000	122,376,000
Region XII - SOCCSKSARGEN	37,272,000	42,847,000	18,328,000	98,447,000

SOCCSKSARGEN Region Campus	37,272,000	42,847,000	18,328,000	98,447,000
Region XIII - CARAGA	24,030,000	37,886,000	21,438,000	83,354,000

CARAGA Region Campus	24,030,000	37,886,000	21,438,000	83,354,000
Policy Formulation, Program Planning and Standards Development	4,229,000	33,390,000		37,619,000

National Capital Region (NCR)	4,229,000	33,390,000		37,619,000

Office of the Executive Director (Central Office)	4,229,000	33,390,000		37,619,000
Project(s)
Locally-Funded Project(s)			514,150,000	514,150,000

Construction of Multi-purpose Gymnasium			2,000,000	2,000,000

Region IVB - MIMAROPA			2,000,000	2,000,000

MIMAROPA Region Campus			2,000,000	2,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	53
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Construction of Academic Building II	2,000,000	2,000,000

Region IVB - MIMAROPA	2,000,000	2,000,000

MIMAROPA Region Campus	2,000,000	2,000,000
Construction of Academic Building III	62,000,000	62,000,000

Region IVA - CALABARZON	42,000,000	42,000,000

CALABARZON Region Campus	42,000,000	42,000,000
Region XI - Davao	20,000,000	20,000,000

Southern Mindanao Campus	20,000,000	20,000,000
Rehabilitation of School Buildings	55,000,000	55,000,000

National Capital Region (NCR)	15,000,000	15,000,000

Diliman Campus	15,000,000	15,000,000
Region I - Ilocos	5,000,000	5,000,000

Ilocos Region Campus	5,000,000	5,000,000
Region VII - Central Visayas	15,000,000	15,000,000

Central Visayas Campus	15,000,000	15,000,000
Region X - Northern Mindanao	20,000,000	20,000,000

Central Mindanao Campus	20,000,000	20,000,000
Construction of Academic Building IV - Other Facilities	20,000,000	20,000,000

Region VII - Central Visayas	20,000,000	20,000,000

Central Visayas Campus	20,000,000	20,000,000
Construction of Dormitory Building II	20,000,000	20,000,000

Region XIII - CARAGA	20,000,000	20,000,000

CARAGA Region Campus	20,000,000	20,000,000
Construction of Dormitory Building III (Male)	20,000,000	20,000,000

Region IX - Zamboanga Peninsula	20,000,000	20,000,000

Zamboanga Peninsula Region Campus	20,000,000	20,000,000
Installation of Power, Distribution Line and Communication Systems	10,000,000	10,000,000

Region XII - SOCCSKSARGEN	10,000,000	10,000,000

SOCCSKSARGEN Region Campus	10,000,000	10,000,000

54	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Construction of Sewage Treatment Facility	12,000,000	12,000,000

National Capital Region (NCR)	12,000,000	12,000,000

Diliman Campus	12,000,000	12,000,000
Construction of Science Research Facility	52,150,000	52,150,000

Region II - Cagayan Valley	10,000,000	10,000,000

Cagayan Valley Campus	10,000,000	10,000,000
Region IVA - CALABARZON	30,000,000	30,000,000

CALABARZON Region Campus	30,000,000	30,000,000
Region V - Bicol	5,000,000	5,000,000

Bicol Region Campus	5,000,000	5,000,000
Region X - Northern Mindanao	5,150,000	5,150,000

Central Mindanao Campus	5,150,000	5,150,000
Region XII - SOCCSKSARGEN	500,000	500,000

SOCCSKSARGEN Region Campus	500,000	500,000
Region XIII - CARAGA	1,500,000	1,500,000

CARAGA Region Campus	1,500,000	1,500,000
Site Development	79,000,000	79,000,000

Cordillera Administrative Region (CAR)	8,000,000	8,000,000

Cordillera Administrative Region Campus	8,000,000	8,000,000
Region IVA - CALABARZON	10,000,000	10,000,000

CALABARZON Region Campus	10,000,000	10,000,000
Region IVB - MIMAROPA	20,000,000	20,000,000

MIMAROPA Region Campus	20,000,000	20,000,000
Region VII - Central Visayas	20,000,000	20,000,000

Central Visayas Campus	20,000,000	20,000,000
Region IX - Zamboanga Peninsula	10,000,000	10,000,000

Zamboanga Peninsula Region Campus	10,000,000	10,000,000
Region XII - SOCCSKSARGEN	8,000,000	8,000,000

SOCCSKSARGEN Region Campus	8,000,000	8,000,000
Region XIII - CARAGA	3,000,000	3,000,000

CARAGA Region Campus	3,000,000	3,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	55
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Completion of Multi-purpose Gymnasium	25,000,000	25,000,000

Region X - Northern Mindanao	25,000,000	25,000,000

Central Mindanao Campus	25,000,000	25,000,000
Completion of Retaining Walls/Ripraps	30,000,000	30,000,000

Region IVA - CALABARZON	30,000,000	30,000,000

CALABARZON Region Campus	30,000,000	30,000,000
Completion of Academic Building I	48,000,000	48,000,000

National Capital Region (NCR)	13,000,000	13,000,000

Diliman Campus	13,000,000	13,000,000
Cordillera Administrative Region (CAR)	20,000,000	20,000,000

Cordillera Administrative Region Campus	20,000,000	20,000,000
Region IVB - MIMAROPA	10,000,000	10,000,000

MIMAROPA Region Campus	10,000,000	10,000,000
Region X - Northern Mindanao	5,000,000	5,000,000

Central Mindanao Campus	5,000,000	5,000,000
Completion of Laboratory and Technology Building I	8,000,000	8,000,000

Region V - Bicol	8,000,000	8,000,000

Bicol Region Campus	8,000,000	8,000,000
Completion of Academic Building III	8,000,000	8,000,000

Region V - Bicol	8,000,000	8,000,000

Bicol Region Campus	8,000,000	8,000,000
Completion of Dormitory Building I	2,000,000	2,000,000

Region IX - Zamboanga Peninsula	2,000,000	2,000,000

Zamboanga Peninsula Region Campus	2,000,000	2,000,000
Completion of Administration Building	45,000,000	45,000,000

National Capital Region (NCR)	25,000,000	25,000,000

Diliman Campus	25,000,000	25,000,000
Region III - Central Luzon	20,000,000	20,000,000

Central Luzon Campus	20,000,000	20,000,000

56	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Completion of Canteen and Student Activity Center						2,000,000		2,000,000

Region IX - Zamboanga Peninsula						2,000,000		2,000,000

Zamboanga Peninsula Region Campus						2,000,000		2,000,000
Completion of Multi-purpose Hall						10,000,000		10,000,000

Region II - Cagayan Valley						10,000,000		10,000,000

Cagayan Valley Campus						10,000,000		10,000,000
Completion of Sports Complex						2,000,000		2,000,000

Region I - Ilocos						2,000,000		2,000,000

Ilocos Region Campus						2,000,000		2,000,000
SCIENCE, TECHNOLOGY, ENGINEERING AND MATHEMATICS (STEM) PROMOTION PROGRAM		1,050,000		25,531,000				26,581,000

National Competitive Examination (NCE)		1,050,000		18,587,000				19,637,000

National Capital Region (NCR)		1,050,000		18,587,000				19,637,000

Office of the Executive Director (Central Office)		1,050,000		18,587,000				19,637,000
STEM Promotional Activities				6,944,000				6,944,000

National Capital Region (NCR)				6,944,000				6,944,000

Office of the Executive Director (Central Office)				6,944,000				6,944,000

Sub-total, Operations		853,036,000		777,466,000		786,515,000		2,417,017,000

TOTAL NEW APPROPRIATIONS	₱	968,571,000	₱	836,157,000	₱	797,351,000	₱	2,602,079,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	580,836

Total Permanent Positions	580,836

Other Compensation Common to All
Personnel Economic Relief Allowance	28,440
Representation Allowance	3,978
Transportation Allowance	3,978
Clothing and Uniform Allowance	7,110

JANUARY 6, 2020	OFFICIAL GAZETTE	57
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Honoraria	685
Mid-Year Bonus	48,401
Year End Bonus	48,401
Cash Gift	5,925
Productivity Enhancement Incentive	5,925

Total Other Compensation Common to All	152,843

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	129,397
Lump-sum for Filling of Positions	93,874

Total Other Compensation for Specific Groups	223,271

Other Benefits
PAG-IBIG Contributions	1,422
PhilHealth Contributions	6,186
Employees Compensation Insurance Premiums	1,422
Loyalty Award	485
Terminal Leave	604

Total Other Benefits	10,119

Non-Permanent Positions	1,502

Total Personnel Services	968,571

Maintenance and Other Operating Expenses
Travelling Expenses	38,402
Training and Scholarship Expenses	423,235
Supplies and Materials Expenses	84,189
Utility Expenses	64,982
Communication Expenses	18,535
Awards/Rewards and Prizes	325
Survey, Research, Exploration and Development Expenses	120
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,686
Professional Services	40,795
General Services	93,723
Repairs and Maintenance	24,330
Taxes, Insurance Premiums and Other Fees	15,444
Other Maintenance and Operating Expenses
Advertising Expenses	3,984
Printing and Publication Expenses	8,063
Representation Expenses	8,369
Transportation and Delivery Expenses	800
Rent/Lease Expenses	3,176
Membership Dues and Contributions to Organizations	143
Subscription Expenses	5,199
Other Maintenance and Operating Expenses	657

Total Maintenance and Other Operating Expenses	836,157

Total Current Operating Expenditures	1,804,728

58	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Capital Outlays
Property, Plant and Equipment Outlay
Land Improvements Outlay	99,000
Infrastructure Outlay	20,000
Buildings and Other Structures	395,150
Machinery and Equipment Outlay	249,201
Furniture, Fixtures and Books Outlay	34,000

Total Capital Outlays	797,351

TOTAL NEW APPROPRIATIONS	2,602,079

P. PHILIPPINE TEXTILE RESEARCH INSTITUTE

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	118,934,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	25,314,000	₱	13,851,000	₱		₱	39,165,000
Operations		27,566,000		20,234,000		31,969,000		79,769,000

TEXTILE AND OTHER TEXTILE-RELATED RESEARCH AND DEVELOPMENT PROGRAM		10,755,000		16,561,000		16,669,000		43,985,000
TEXTILE S&T SERVICES PROGRAM		12,583,000		2,448,000				15,031,000
TEXTILE TECHNOLOGY TRANSFER PROGRAM		4,228,000		1,225,000		15,300,000		20,753,000

TOTAL NEW APPROPRIATIONS	₱	52,880,000	₱	34,085,000	₱	31,969,000	₱	118,934,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Textile Research Institute (PTRI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) PTRI’s website.

The PTRI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

JANUARY 6, 2020	OFFICIAL GAZETTE	59
DEPARTMENT OF SCIENCE AND TECHNOLOGY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	25,189,000	₱	13,545,000	₱		₱	38,734,000
Human Resource Development				306,000				306,000
Administration of Personnel Benefits		125,000						125,000

Sub-total, General Administration and Support		25,314,000		13,851,000				39,165,000

Operations
Increased benefits to Filipinos from scientific knowledge and technological innovations for the productivity and competitiveness of textile, garment and allied industries and other institutions		27,566,000		20,234,000		31,969,000		79,769,000

TEXTILE AND OTHER TEXTILE-RELATED RESEARCH AND DEVELOPMENT PROGRAM		10,755,000		16,561,000		16,669,000		43,985,000

Scientific research studies on chemical and physical characterization and optimization of textile raw materials and textile product properties and end-use diversification		10,755,000		4,074,000				14,829,000
Project(s)
Locally-Funded Project(s)				12,487,000		16,669,000		29,156,000

Support to the Development of Mindanao Silk through the PTRI Technology Center in Misamis Oriental				2,629,000		6,869,000		9,498,000
Revitalization of Sericulture in the Cordillera Administrative Region				1,797,000		3,000,000		4,797,000
Genome-based Approach to Philippine Silkworm Germplasm Maintenance and Hybridization				1,772,000				1,772,000
Support for Productivity Enhancement of Sericulture, Handloom Heaving and Natural Dyeing in Visayas				1,089,000				1,089,000
Enhancing the Products of Abaca (Musa Textilis) and Other Natural Textile Fibers Pretreatment Via Wet on Wet Processing				5,200,000		6,800,000		12,000,000
TEXTILE S&T SERVICES PROGRAM		12,583,000		2,448,000				15,031,000

Testing of raw materials and allied products and provision of technical assistance to the textile, garments and allied industries on textile processing and machinery utilization		12,583,000		2,448,000				15,031,000

60	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

TEXTILE TECHNOLOGY TRANSFER PROGRAM		4,228,000		1,225,000		15,300,000		20,753,000

Dissemination of textile information and provision of documentation of services to textile millers and allied industries		4,228,000		1,225,000				5,453,000
Project(s)
Locally-Funded Project(s)						15,300,000		15,300,000

Repair and Renovation of PTRI Administration and Laboratory Building						15,300,000		15,300,000

Sub-total, Operations		27,566,000		20,234,000		31,969,000		79,769,000

TOTAL NEW APPROPRIATIONS	₱	52,880,000	₱	34,085,000	₱	31,969,000	₱	118,934,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	29,476

Total Permanent Positions	29,476

Other Compensation Common to All
Personnel Economic Relief Allowance	1,920
Representation Allowance	288
Transportation Allowance	288
Clothing and Uniform Allowance	480
Mid-Year Bonus	2,457
Year End Bonus	2,457
Cash Gift	400
Productivity Enhancement Incentive	400

Total Other Compensation Common to All	8,690

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	14,000

Total Other Compensation for Specific Groups	14,000

Other Benefits
PAG-IBIG Contributions	96
PhilHealth Contributions	352
Employees Compensation Insurance Premiums	96

JANUARY 6, 2020	OFFICIAL GAZETTE	61
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Loyalty Award - Civilian	45
Terminal Leave	125

Total Other Benefits	714

Total Personnel Services	52,880

Maintenance and Other Operating Expenses
Travelling Expenses	1,194
Training and Scholarship Expenses	279
Supplies and Materials Expenses	5,195
Utility Expenses	7,352
Communication Expenses	502
Awards/Rewards and Prizes	91
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	8,244
General Services	4,850
Repairs and Maintenance	3,523
Taxes, Insurance Premiums and Other Fees	1,480
Other Maintenance and Operating Expenses
Advertising Expenses	154
Printing and Publication Expenses	89
Representation Expenses	347
Transportation and Delivery Expenses	591
Rent/Lease Expenses	18
Subscription Expenses	47
Other Maintenance and Operating Expenses	11

Total Maintenance and Other Operating Expenses	34,085

Total Current Operating Expenditures	86,965

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	15,300
Machinery and Equipment Outlay	16,669

Total Capital Outlays	31,969

TOTAL NEW APPROPRIATIONS	118,934

Q. SCIENCE EDUCATION INSTITUTE

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	4,741,060,000

62	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	23,521,000	₱	9,389,000	₱	13,047,000	₱	45,957,000
Operations		20,278,000		4,674,825,000				4,695,103,000

SCIENCE AND TECHNOLOGY SCHOLARSHIP PROGRAM		6,651,000		4,644,312,000				4,650,963,000
SCIENCE AND TECHNOLOGY EDUCATION DEVELOPMENT PROGRAM		13,627,000		30,513,000				44,140,000

TOTAL NEW APPROPRIATIONS	₱	43,799,000	₱	4,684,214,000	₱	13,047,000	₱	4,741,060,000

Special Provision(s)

1. Funds for Local and Foreign Scholarships. In the over-all programming of the scholarship grants, the Science Education Institute (SEI) shall ensure that the full requirements of existing scholars are considered to guarantee their continued funding.

2. Reporting and Posting Requirements. The SEI shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) SEI’s website.

The SEI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	21,423,000	₱	9,389,000	₱	13,047,000	₱	43,859,000
Administration of Personnel Benefits		2,098,000						2,098,000

Sub-total, General Administration and Support		23,521,000		9,389,000		13,047,000		45,957,000

Operations
Competitiveness of Filipinos in Science, Technology, Engineering and Mathematics (STEM) enhanced		20,278,000		4,674,825,000				4,695,103,000

SCIENCE AND TECHNOLOGY SCHOLARSHIP PROGRAM		6,651,000		4,644,312,000				4,650,963,000

Development and Administration of S&T Scholarship Programs, Awards and Grants for Graduate Level		3,238,000		2,531,554,000				2,534,792,000
Development and Administration of S&T Scholarship Programs, Awards and Grants for Undergraduate Level		3,413,000		2,112,758,000				2,116,171,000

JANUARY 6, 2020	OFFICIAL GAZETTE	63
DEPARTMENT OF SCIENCE AND TECHNOLOGY

SCIENCE AND TECHNOLOGY EDUCATION DEVELOPMENT PROGRAM		13,627,000		30,513,000				44,140,000

Research, Promotion and Development of S&T Education and Training		13,627,000		29,442,000				43,069,000
Project(s)
Locally-Funded Project(s)				1,071,000				1,071,000

Support to the Presidential Committee Implementing PD 997				1,071,000				1,071,000

Sub-total, Operations		20,278,000		4,674,825,000				4,695,103,000

TOTAL NEW APPROPRIATIONS	₱	43,799,000	₱	4,684,214,000	₱	13,047,000	₱	4,741,060,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	25,957

Total Permanent Positions	25,957

Other Compensation Common to All
Personnel Economic Relief Allowance	1,176
Representation Allowance	390
Transportation Allowance	390
Clothing and Uniform Allowance	294
Mid-Year Bonus	2,163
Year End Bonus	2,163
Cash Gift	245
Productivity Enhancement Incentive	245

Total Other Compensation Common to All	7,066

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	8,210

Total Other Compensation for Specific Groups	8,210

Other Benefits
PAG-IBIG Contributions	59
PhilHealth Contributions	280
Employees Compensation Insurance Premiums	59

64	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Loyalty Award	70
Terminal Leave	2,098

Total Other Benefits	2,566

Total Personnel Services	43,799

Maintenance and Other Operating Expenses
Travelling Expenses	595
Training and Scholarship Expenses	4,668,110
Supplies and Materials Expenses	1,759
Utility Expenses	3,141
Communication Expenses	1,590
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	98
Professional Services	977
General Services	2,384
Repairs and Maintenance	600
Taxes, Insurance Premiums and Other Fees	1,020
Other Maintenance and Operating Expenses
Printing and Publication Expenses	10
Representation Expenses	30
Subscription Expenses	3,900

Total Maintenance and Other Operating Expenses	4,684,214

Total Current Operating Expenditures	4,728,013

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	11,847
Intangible Assets Outlay	1,200

Total Capital Outlays	13,047

TOTAL NEW APPROPRIATIONS	4,741,060

R. SCIENCE AND TECHNOLOGY INFORMATION INSTITUTE

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	98,363,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	17,965,000	₱	8,593,000	₱	1,557,000	₱	28,115,000

JANUARY 6, 2020	OFFICIAL GAZETTE	65
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Operations		21,449,000		44,324,000		4,475,000		70,248,000

SCIENCE AND TECHNOLOGY INFORMATION PROGRAM		21,449,000		44,324,000		4,475,000		70,248,000

TOTAL NEW APPROPRIATIONS	₱	39,414,000	₱	52,917,000	₱	6,032,000	₱	98,363,000

Special Provision(s)

1. Reporting and Posting Requirements. The Science and Technology Information Institute (STII) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) STII’s website.

The STII shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	17,930,000		₱8,593,000	₱	1,557,000	₱	28,080,000
Administration of Personnel Benefits		35,000						35,000

Sub-total, General Administration and Support		17,965,000		8,593,000		1,557,000		28,115,000

Operations
Public Science and Technology awareness increased		21,449,000		44,324,000		4,475,000		70,248,000

SCIENCE AND TECHNOLOGY INFORMATION PROGRAM		21,449,000		44,324,000		4,475,000		70,248,000

Operation of Science and Technology Center for Information Services		10,384,000		18,198,000		4,475,000		33,057,000
Science and Technology Promotion and Advocacy Services		11,065,000		6,941,000				18,006,000
Project(s)
Locally-Funded Project(s)				19,185,000				19,185,000

Continuing Operation and Broadcast of DOST Science and Technology Channel “DOSTv”				19,185,000				19,185,000

Sub-total, Operations		21,449,000		44,324,000		4,475,000		70,248,000

TOTAL NEW APPROPRIATIONS	₱	39,414,000	₱	52,917,000	₱	6,032,000	₱	98,363,000

66	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	24,025

Total Permanent Positions	24,025

Other Compensation Common to All
Personnel Economic Relief Allowance	1,296
Representation Allowance	288
Transportation Allowance	288
Clothing and Uniform Allowance	324
Mid-Year Bonus	2,002
Year End Bonus	2,002
Cash Gift	270
Productivity Enhancement Incentive	270

Total Other Compensation Common to All	6,740

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	8,143

Total Other Compensation for Specific Groups	8,143

Other Benefits
PAG-IBIG Contributions	65
PhilHealth Contributions	271
Employees Compensation Insurance Premiums	65
Loyalty Award - Civilian	70
Terminal Leave	35

Total Other Benefits	506

Total Personnel Services	39,414

Maintenance and Other Operating Expenses
Travelling Expenses	2,550
Training and Scholarship Expenses	1,670
Supplies and Materials Expenses	7,689
Utility Expenses	2,221
Communication Expenses	1,391
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	6,585
General Services	2,075
Repairs and Maintenance	720
Taxes, Insurance Premiums and Other Fees	135

JANUARY 6, 2020	OFFICIAL GAZETTE	67
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Labor and Wages	7,399
Other Maintenance and Operating Expenses
Advertising Expenses	9,550
Printing and Publication Expenses	2,796
Representation Expenses	6,042
Rent/Lease Expenses	1,200
Subscription Expenses	92
Other Maintenance and Operating Expenses	684

Total Maintenance and Other Operating Expenses	52,917

Total Current Operating Expenditures	92,331

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	5,777
Furniture, Fixtures and Books Outlay	255

Total Capital Outlays	6,032

TOTAL NEW APPROPRIATIONS	98,363

S. TECHNOLOGY APPLICATION AND PROMOTION INSTITUTE

For general administration and support, and operations, as indicated hereunder	₱	129,957,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	23,938,000		₱7,743,000	₱			₱31,681,000
Operations		24,802,000		63,474,000		10,000,000		98,276,000

TECHNOLOGY APPLICATION AND INVENTION DEVELOPMENT PROGRAM		24,802,000		63,474,000		10,000,000		98,276,000

TOTAL NEW APPROPRIATIONS	₱	48,740,000	₱	71,217,000	₱	10,000,000	₱	129,957,000

Special Provision(s)

1. Reporting and Posting Requirements. The Technology Application and Promotion Institute (TAPI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) TAPI’s website.

The TAPI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

68	OFFICIAL GAZETTE	VOL. 116, NO. 1
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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	22,767,000		₱7,743,000	₱			₱30,510,000
Administration of Personnel Benefits		1,171,000						1,171,000

Sub-total, General Administration and Support		23,938,000		7,743,000				31,681,000

Operations
Filipinos protecting and venturing for innovative and emerging technology based projects increased		24,802,000		63,474,000		10,000,000		98,276,000

TECHNOLOGY APPLICATION AND INVENTION DEVELOPMENT PROGRAM		24,802,000		63,474,000		10,000,000		98,276,000

Technology Application, Promotion and Commercialization		17,426,000		45,212,000				62,638,000
Technology and Invention Development Assistance		7,376,000		18,262,000		10,000,000		35,638,000

Sub-total, Operations		24,802,000		63,474,000		10,000,000		98,276,000

TOTAL NEW APPROPRIATIONS	₱	48,740,000	₱	71,217,000	₱	10,000,000	₱	129,957,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	30,229

Total Permanent Positions	30,229

Other Compensation Common to All
Personnel Economic Relief Allowance	1,512
Representation Allowance	348
Transportation Allowance	348
Clothing and Uniform Allowance	378

JANUARY 6, 2020	OFFICIAL GAZETTE	69
DEPARTMENT OF SCIENCE AND TECHNOLOGY

Mid-Year Bonus	2,519
Year End Bonus	2,519
Cash Gift	315
Productivity Enhancement Incentive	315

Total Other Compensation Common to All	8,254

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	8,578

Total Other Compensation for Specific Groups	8,578

Other Benefits
FAG-IBIG Contributions	75
PhilHealth Contributions	338
Employees Compensation Insurance Premiums	75
Loyalty Award - Civilian	20
Terminal Leave	1,171

Total Other Benefits	1,679

Total Personnel Services	48,740

Maintenance and Other Operating Expenses
Travelling Expenses	1,530
Training and Scholarship Expenses	450
Supplies and Materials Expenses	2,115
Utility Expenses	1,300
Communication Expenses	1,585
Awards/Rewards and Prizes	75
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	6,700
General Services	2,445
Repairs and Maintenance	1,350
Financial Assistance/Subsidy	36,000
Taxes, Insurance Premiums and Other Fees	270
Other Maintenance and Operating Expenses
Advertising Expenses	370
Printing and Publication Expenses	450
Representation Expenses	985
Transportation and Delivery Expenses	1,628
Rent/Lease Expenses	10,374
Membership Dues and Contributions to Organizations	75
Subscription Expenses	50
Litigation/Acquired Assets Expenses	2,000
Other Maintenance and Operating Expenses	1,347

Total Maintenance and Other Operating Expenses	71,217

Total Current Operating Expenditures	119,957

70	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Capital Outlays
Loans Outlay	10,000

Total Capital Outlays	10,000

TOTAL NEW APPROPRIATIONS	129,957

JANUARY 6, 2020	OFFICIAL GAZETTE	71
DEPARTMENT OF SCIENCE AND TECHNOLOGY

GENERAL SUMMARY

DEPARTMENT OF SCIENCE AND TECHNOLOGY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	623,828,000	₱	4,589,057,000	₱	261,668,000	₱	5,474,553,000
B. ADVANCED SCIENCE AND TECHNOLOGY INSTITUTE		57,499,000		269,110,000		8,878,000		335,487,000
C. FOOD AND NUTRITION RESEARCH INSTITUTE		125,394,000		356,983,000		51,130,000		533,507,000
D. FOREST PRODUCTS RESEARCH AND DEVELOPMENT INSTITUTE		132,414,000		63,923,000		22,095,000		218,432,000
E. INDUSTRIAL TECHNOLOGY DEVELOPMENT INSTITUTE		237,173,000		117,140,000		169,885,000		524,198,000
F. METALS INDUSTRY RESEARCH AND DEVELOPMENT CENTER		152,447,000		40,472,000		58,560,000		251,479,000
G. NATIONAL ACADEMY OF SCIENCE AND TECHNOLOGY		14,988,000		88,903,000		1,703,000		105,594,000
H. NATIONAL RESEARCH COUNCIL OF THE PHILIPPINES		29,701,000		56,640,000		3,520,000		89,861,000
I. PHILIPPINE ATMOSPHERIC, GEOPHYSICAL AND ASTRONOMICAL SERVICES ADMINISTRATION		520,498,000		471,333,000		419,955,000		l,411,786,000
J. PHILIPPINE COUNCIL FOR AGRICULTURE, AQUATIC AND NATURAL RESOURCES RESEARCH AND DEVELOPMENT		160,863,000		1,054,929,000		14,229,000		1,230,021,000
K. PHILIPPINE COUNCIL FOR HEALTH RESEARCH AND DEVELOPMENT		43,583,000		602,026,000		7,290,000		652,899,000
L. PHILIPPINE COUNCIL FOR INDUSTRY, ENERGY AND EMERGING TECHNOLOGY RESEARCH AND DEVELOPMENT		59,323,000		660,628,000		4,030,000		723,981,000
M. PHILIPPINE INSTITUTE OF VOLCANOLOGY AND SEISMOLOGY		126,797,000		239,847,000		221,480,000		588,124,000
N. PHILIPPINE NUCLEAR RESEARCH INSTITUTE		171,598,000		136,760,000		135,457,000		443,815,000
O. PHILIPPINE SCIENCE HIGH SCHOOL		968,571,000		836,157,000		797,351,000		2,602,079,000
P. PHILIPPINE TEXTILE RESEARCH INSTITUTE		52,880,000		34,085,000		31,969,000		118,934,000
Q. SCIENCE EDUCATION INSTITUTE		43,799,000		4,684,214,000		13,047,000		4,741,060,000
R. SCIENCE AND TECHNOLOGY INFORMATION INSTITUTE		39,414,000		52,917,000		6,032,000		98,363,000
S. TECHNOLOGY APPLICATION AND PROMOTION INSTITUTE		48,740,000		71,217,000		10,000,000		129,957,000

TOTAL NEW APPROPRIATIONS, DEPARTMENT OF SCIENCE AND TECHNOLOGY	₱	3,609,510,000	₱	14,426,341,000	₱	2,238,279,000	₱	20,274,130,000

72	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

XXII. DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

A. OFFICE OF THE SECRETARY

For general administration and support, support to operations, and operations, including locally-funded projects and foreign-assisted projects, as indicated hereunder	₱	161,959,528,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	225,126,000	₱	607,852,000	₱		₱	15,600,000	₱	848,578,000
Support to Operations		185,183,000		1,088,393,000				103,588,000		1,377,164,000
Operations		6,189,644,000		152,920,122,000		509,561,000		114,459,000		159,733,786,000

PROMOTIVE SOCIAL WELFARE PROGRAM		4,790,301,000		110,537,982,000		509,561,000				115,837,844,000
PROTECTIVE SOCIAL WELFARE PROGRAM		524,461,000		38,016,626,000				114,459,000		38,655,546,000
DISASTER RESPONSE AND MANAGEMENT PROGRAM				4,160,124,000						4,160,124,000
SOCIAL WELFARE AND DEVELOPMENT AGENCIES REGULATORY PROGRAM		20,558,000		40,388,000						60,946,000
SOCIAL WELFARE AND DEVELOPMENT TECHNICAL ASSISTANCE AND RESOURCE AUGMENTATION PROGRAM		854,324,000		165,002,000						1,019,326,000

TOTAL NEW APPROPRIATIONS	₱	6,599,953,000	₱	154,616,367,000	₱	509,561,000	₱	233,647,000	₱	161,959,528,000

Special Provision(s)

1. Pantawid Pamilyang Pilipino Program. The amount of One Hundred Eight Billion Seven Hundred Sixty Five Million Nine Hundred Seventy Thousand Pesos (₱108,765,970,000) appropriated herein for the Pantawid Pamilyang Pilipino Program (4Ps) shall be used to support the poverty reduction and social development strategy of the National Government, composed of:

(a) Cash Grants including the amount for rice subsidy	₱	101,116,719,000
(b) Trainings		111,240,000
(c) Information, Education and Communication, and Advocacy Materials, and printing of Manuals and Booklets		27,186,000
(d) Personnel Services		4,551,717,000
(e) Administrative Expenses		393,410,000
(f) Cost of Service		1,623,657,000
(g) Bank Service Fees		509,561,000
(h) Monitoring and Evaluation/Spot Checks		432,480,000

Total	₱	108,765,970,000

JANUARY 6, 2020	OFFICIAL GAZETTE	73
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

The 4Ps shall cover the following beneficiaries, as determined by the DSWD: (i) these registered in Pantawid Pamilya Information System and/or in the national Household Targeting System for Poverty Reduction (HHTS-PR); (ii) victims of natural and man-made disasters rendered homeless and with no means of livelihood; (iii) indigenous peoples in geographically isolated and disadvantaged areas; (iv) homeless street families; and (v) household beneficiaries of 4Ps, whose level of well-being have improved but still at high risk of subsequently falling back into survival level as they precariously live with little or no buffer against economic shacks. To ensure the consistent use of relevant statistical intonation, the HHTS-PR shall be shared with the PSA.

The above-mentioned beneficiaries who are compliant to program conditions shall continue to receive educational and health grants under Pantawid Panilya and other social protection programs such as, but not limited to, livelihood assistance and health services thru Philhealth.

All Pantawid Household Beneficiaries who are compliant to either health or education conditions shall be entitled to an additional cash grant as rice assistance/subsidy which amount is included as part of the cash grant herein appropriated.

The DSWD shall provide beneficiaries direct and secured access to cash grants through any number of Authorized Government Depository Banks (AGDBs). For localities not adequately served by an AGDB, the DSWD may, by itself or through an AGDB, contract the services of rural banks, thrift banks, cooperative banks, and institutions engaged in money remittances duly accredited by the Bangko Sentral ng Pilipinas (BSP).

The DSWD shall submit quarterly reports on the financial and physical accomplishments, including the status of implementation per program component and list of beneficiaries per LGU, within thirty (30) days after the end of every quarter, through the Unified Reporting System (URS) or other electronic means for reports not covered by the URS and DSWD’s website. The DSWD shall send written notice when said reports have been submitted or posted on its website to the DHN, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Rice Subsidy. The amount of Thirty One Billion Forty Six Billion Pesos (₱3l,064,000,000) appropriated herein under the Pantawid Pamilyang Pilipino Program shall be used for the provision of Rice Subsidy amounting to Six Hundred Pesos (₱600) a month in the form of financial assistance to the qualified 4Ps beneficiaries. However, when the price of palay drops to a critical level as determined and recommended by the Department of Agriculture, Department of Finance, and National Economic and Development Authority, the DSWD may enter into a memorandum of agreement (MOA) with the National Food Authority (NFA) for the purchase of Rice for distribution to the 4Ps beneficiaries: Provided, that in areas where there are no NFA offices or warehouses, or in isolated or hard-to-reach areas, the DSWD way enter into a MOA with the LGU or accredited farmers’ organization for the same purpose. The MOA shall clearly stipulate the mechanisms for the distribution of rice, as well as the monitoring of the beneficiaries. The Six Hundred Pesos (₱600) a month shall also cover all administrative costs in the procurement and distribution of the Twenty (20) kilos of rice per beneficiary.

3. Protective Services Program. The amount of Eight Billion Seven Hundred Thirty Three Million Nine Hundred Twenty Seven Thousand Pesos (₱8,733,927,000) appropriated herein for protective services for individuals, families and communities in difficult circumstances shall be used to implement and to provide financial assistance to individuals, families and communities in difficult situations. This includes food assistance, food packs, transportation, medical, burial assistance, assistance to students, and all other types of assistance to vulnerable individuals/sectors, cash/food for work, repairs/upgrading/construction of day care centers and senior citizens centers for communities in need of such facilities: Provided, that these are not funded by other programs of DSWD: PROVIDED, FURTHER, that five percent (5%) of the said amount lay be used to cover administrative costs in the implementation of this program: PROVIDED, FURTHERMORE, that a third party agency, entity or organization way engaged to monitor the implementation of this program.

Implementation of this program may be delegated and/or transferred to DSWD accredited civil society organization, whether it be a non-governmental organization or a people’s organization.

The DSWD shall post the following on its official websites: (i) list of cases responded to and the type of intervention provided: and (ii) list of program-beneficiaries, their locations, the specific assistance given to them and the corresponding amounts. The Secretary of Social Welfare and Development and the agency’s web administrator or his/her equivalent shall be responsible for ensuring that said reports are posted on the official website of the DSWD, which shall be considered compliance with the said reportorial requirements.

Implementation of this provision shall be subject to guidelines as may be issued for the purpose.

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 611, R.A. No. 11465)

4. Social Pension for Indigent Senior Citizens. The amount of Twenty Three Billion One Hundred Eighty Four Million Two Hundred Thirty Thousand Pesos (₱23,184,230,000] appropriated herein for the social pension of indigent senior citizens shall be used for the monthly stipend of Five Hundred Pesos (₱500) to senior citizen-beneficiaries, as determined by the DSWD. In no case shall more than seven percent (7%) of said amount be used for administrative expenses.

The DSWD shall ensure that the stipend shall be given directly to senior citizen-beneficiaries. In case the senior citizen-beneficiaries are not capable of personally receiving the stipend for health or safety reasons, as verified by the DSWD, it may engage the services of money remittance companies duly accredited by the BSP and other secure means of money remittance as determined by the DSWD.

5. Financial Assistance to Accredited Child-Caring Agencies. The amount of Five Million Pesos (₱5,000,000) appropriated herein under Protective Services for Individuals and Families in Difficult Circumstances shall be used for the grant of financial assistance to accredited child-caring agencies, subject to the guidelines to be issued by DSWD.

6. Trust Receipts from the Proceeds from the Sale of the Welfareville Property. Proceeds derived from the sale of the Welfareville Property, net of lawful expenses, including the cost of relocation of the National Center for Mental Health, Center for Health Development-National Capital Region, and the DOJ Correctional Institution for Woman shall be used to promote the welfare of

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indigent children, constituted as the Children’s welfare and Development Fund in accordance with R.A. No. 5260. Said proceeds shall be deposited with the National Treasury in accordance with E.O. No. 338, s. 19% and shall be recorded as trust receipts.

7. Quick Response Fund. The amount of One Billion Two Hundred Fifty Million Pesos (₱l,250,000,000) appropriated herein for the Quick Response Fund (QRF) shall serve as a stand-by fund to be used for rehabilitation and relief programs, including the propositioning of goods and equipment, in order that the situation and living conditions of people in communities or areas affected by natural or human-induced calamities, epidemics, crises, and catastrophes which occurred in the last quarter of the immediately preceding year and those occuring during the current year nay be normalized as quickly as possible. In no case shall the QRF be used for pre-disaster activities, such as conduct of training, insurance of assets, and public information initiatives, or any other purpose not authorized in this Act.

8. PAyapa at MAsaganang PamayaNAn Program. The amount of Nine Hundred Sixty Million Nine Hundred Seventeen Thousand Pesos (₱960,917,000) appropriated herein for the PAyapa at MAsaganang PamayaNAn (PAMANA) Program shall be used exclusively to implement projects in conflict-affected areas already identified by the OPAPP.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No 292, s. 1987.

9. Supplementary Feeding Program. The amount of Three Billion Seven Hundred Million Four Hundred Sixteen Thousand Pesos (₱3,700,416,000) appropriated herein for a supplementary feeding program shall he used to implement the supplementary feeding to children ages two (2) to five (5) years old enrolled in Child Development Center (CDC) and Supervised Neighborhood Play (SNP).

The feeding program shall be administered at the CDC and SNP. in other facilities in the local government units (LGUs). or in any other appropriate facility. The parents shall prepare and cook the menu for the children.

Priority shall be given to children in fourth, fifth, and sixth class municipalities and in areas with the large population of undernourished children.

In order to provide complete nutrition for program beneficiaries, the DSWD shall coordinate with the Department of Health, National Nutrition Council, Department of Agriculture, Early Childhood Care and Development Council and other concerned departments/agencies for the incorporation of fresh milk and other fresh milk-based products, therapeutic milk and other protein-, vitamin-, and mineral- enriched foods in the fortified meals.

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 611, R.A. No. 11465)

10. Reporting and Posting Requirements. The DSWD shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) DSWD’s website.

The DSWD shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

11. Appropriations for Programs and Specific Activities. The amounts appropriated herein for the programs of the agency shall be used specifically for the following activities in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses	Expense Outlays		Total
PROGRAMS
General Administration and Support
General management and supervision	₱	195,867,000	₱	607,852,000	₱	₱	15,600,000	₱	819,319,000

National Capital Region (NCR)		195,867,000		426,625,000			15,600,000		638,092,000

Central Office		195,867,000		368,682,000			15,600,000		580,149,000
Regional Office - NCR				57,943,000					57,943,000
Region I - Ilocos				19,560,000					19,560,000

Regional Office - I				19,560,000					19,560,000

JANUARY 6, 2020	OFFICIAL GAZETTE	75
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Cordillera Administrative Region (CAR)		9,321,000	9,321,000

Regional Office - CAR		9,321,000	9,321,000
Region II - Cagayan Valley		6,474,000	6,474,000

Regional Office - II		6,474,000	6,474,000
Region III - Central Luzon		18,570,000	18,570,000

Regional Office - III		18,570,000	18,570,000
Region IVA - CALABARZDN		22,092,000	22,092,000

Regional Office - IVA		22,092,000	22,092,000
Region IVB - NINAROPA		15,420,000	15,420,000

Regional Office - IVB		15,420,000	15,420,000
Region V - Bicol		9,367,000	9,367,000

Regional Office - V		9,367,000	9,367,000
Region VI - Mestern yisayas		4,531,000	4,531,000

Regional Office - VI		4,531,000	4,531,000
Region VII - Central Visayas		5,666,000	5,666,000

Regional Office - VII		5,666,000	5,666,000
Region VIII - Eastern Visayas		29,394,000	29,394,000

Regional Office - VIII		29,394,000	29,394,000
Region IX - Zamboanga Peninsula		10,013,000	10,013,000

Regional Office - IX		10,013,000	10,013,000
Region X - northern Mindanao		12,487,000	12,487,000

Regional Office - X		12,497,000	12,487,000
Region XI - Davao		4,963,000	4,863,000

Regional Office - XI		4,363,000	4,863,000
Region XII - SOCCSKSARGEN		8,978,000	8,878,000

Regional Office - XII		8,878,000	8,878,000
Region XIII - CARAGA		4,591,000	4,591,000

Regional Office - XIII		4,591,000	4,591,000
Administration of Personnel Benefits	29,259,000		29,259,000

National Capital Region (NCR)	29,259,000		29,259,000

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Central Office	29,259,000		29,259,000

Sub-total, General Administration and Support	225,126,000	607,852,000	15,600,000	848,578,000

Support to Operations
Information and Communication Technology Service Managenent	10,347,000	895,102,000	87,748,000	993,197,000

National Capital Region (NCR)	10,347,000	895,102,000	87,748,000	993,197,000

Central Office	10,347,000	895,102,000	87,748,000	993,197,000
Social Marketing Services	11,745,000	6,780,000		18,525,000

National Capital Region (NCR)	11,745,000	6,780,000		18,525,000

Central Office	11,745,000	6,780,000		18,525,000
Social Technology Development and Enhancement	28,973,000	42,268,000		71,241,000

National Capital Region (NCR)	28,973,000	42,268,000		71,241,000

Central Office	28,973,000	42,268,000		71,241,000
Formulation and development of policies and plans	35,169,000	30,281,000		65,450,000

National Capital Region (NCR)	35,169,000	30,281,000		65,450,000

Central Office	35,169,000	30,281,000		65,450,000
Enhanced Partnership Against Hunger and Poverty-National Program Management Office (EPAHP-NPNO)		69,160,000	15,840,000	85,000,000

National Capital Region (NCR)		69,160,000	15,840,000	85,000,000

Central Office		69,160,000	15,840,000	85,000,000
Projects
Locally-Funded Projects	98,949,000	44,802,000		143,751,000

National Household Targeting System for Poverty Reduction	98,949,000	44,802,000		143,751,000

National Capital Region (NCR)	34,367,000	31,383,000		65,750,000

Central Office	30,442,000	30,591,000		61,033,000
Regional Office - NCR	3,925,000	792,000		4,717,000
Region I - Ilocos	3,925,000	792,000		4,717,000

Regional Office - I	3,925,000	792,000		4,717,000

JANUARY 6, 2020	OFFICIAL GAZETTE	77
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Cordillera Administrative Region (CAR)	3,925,000	791,000		4,716,000

Regional Office - CAR	3,925,000	791,000		4,716,000
Region II - Cagayan Valley	3,925,000	792,000		4,717,000

Regional Office - II	3,925,000	792,000		4,717,000
Region III - Central Luzon	4,220,000	792,000		5,012,000

Regional Office - III	4,220,000	792,000		5,012,000
Region IVA - CALABARZOM	4,220,000	792,000		5,012,000

Regional Office - IVA	4,220,000	792,000		5,012,000
Region IVB - NIMAROPA	3,925,000	792,000		4,717,000

Regional Office - IVB	3,925,000	792,000		4,717,000
Region V - Bicol	3,925,000	792,000		4,717,000

Regional Office - V	3,925,000	792,000		4,717,000
Region VI - Western Visayas	4,220,000	792,000		5,012,000

Regional Office - VI	4,220,000	792,000		5,012,000
Region VII - Central Visayas	3,925,000	792,000		4,717,000

Regional Office - VII	3,925,000	792,000		4,717,000
Region VIII - Eastern Visayas	4,220,000	792,000		5,012,000

Regional Office - VIII	4,220,000	792,000		5,012,000
Region IX - Zamboanga Peninsula	6,041,000	1,562,000		7,603,000

Regional Office - IX	6,041,000	1,562,000		7,603,000
Region X - Northern Mindanao	3,925,000	792,000		4,717,000

Regional Office - X	3,925,000	792,000		4,717,000
Region XI - Davao	3,925,000	792,000		4,717,000

Regional Office - XI	3,925,000	792,000		4,717,000
Region XII - SOCCSKSARGEN	6,041,000	1,562,000		7,603,000

Regional Office - XII	6,041,000	1,562,000		7,603,000
Region XIII - CARAGA	4,220,000	792,000		5,012,000

Regional Office - XIII	4,220,000	792,000		5,012,000

Sub-total, Support to Operations	185,183,000	1,088,393,000	103,588,000	1,377,164,000

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Operations
Well-being of poor families improved	4,790,301,000	110,537,982,000	509,561,000	115,837,844,000

PROMOTIVE SOCIAL WELFARE PROGRAM	4,790,301,000	110,537,982,000	509,561,000	115,837,844,000

Pantanid Panilyang Pilipino Program (Implementation of Conditional Cash Transfer)	4,551,717,000	103,704,692,000	509,561,000	108,765,970,000

National Capital Region (NCR)	390,049,000	15,170,309,000	509,561,000	16,069,919,000

Central Office	188,064,000	9,792,183,000	509,561,000	10,489,808,000
Regional Office - NCR	201,985,000	5,378,126,000		5,580,111,000
Region I - Ilocos	187,154,000	4,753,370,000		4,940,524,000

Regional Office - I	187,154,000	4,753,370,000		4,940,524,080
Cordillera Administrative Region (CAR)	120,366,000	1,513,268,000		1,633,634,000

Regional Office - CAR	120,366,000	1,513,268,000		1,633,634,000
Region II - Cagayan Valley	128,018,000	2,514,778,000		2,642,796,000

Regional Office - II	128,018,000	2,514,778,000		2,642,796,000
Region III - Central Luzon	276,094,000	6,944,294,000		7,220,388,000

Regional Office - III	276,094,000	6,944,294,000		7,220,388,000
Region IVA - CALABARZON	269,933,000	7,605,639,000		7,875,572,000

Regional Office - IVA	269,933,090	7,605,639,000		7,875,572,000
Region IVB - MINAROPA	214,026,009	4,675,722,000		4,889,748,800

Regional Office - IVB	214,026,000	4,675,722,000		4,889,748,000
Region V - Bicol	426,120,000	8,897,837,000		9,323,957,000

Regional Office - V	426,120,000	8,897,837,000		9,323,957,000
Region VI - Western Visayas	343,557,000	7,672,274,000		8,015,831,000

Regional Office - VI	343,557,000	7,672,274,000		8,015,831,000
Region VII - Central Visayas	326,795,000	6,896,142,000		7,222,937,000

Regional Office - VII	326,795,000	6,896,142,000		7,222,937,000
Region VIII - Eastern Visayas	313,179,000	6,694,270,000		7,007,449,000

Regional Office - VIII	313,179,000	6,694,270,000		7,007,449,000
Region IX - Zamboanga Peninsula	389,456,000	7,512,959,000		7,902,415,000

Regional Office - IX	389,456,000	7,512,959,000		7,902,415,000

JANUARY 6, 2020	OFFICIAL GAZETTE	79
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region X - Northern Mindanao	365,533,000	6,359,171,000	6,724,704,000

Regional Office - X	365,533,000	6,359,171,000	6,724,704,000
Region XI - Davao	275,646,000	6,239,756,000	6,515,402,000

Regional Office - XI	275,646,000	6,239,756,000	6,515,402,000
Region XII - SOCCSKSARGEN	321,878,000	5,851,530,000	6,173,408,000

Regional Office - XII	321,878,000	5,851,530,000	6,173,408,000
Region XIII - CARAGA	203,913,000	4,403,373,000	4,607,286,000

Regional Office - XIII	203,913,000	4,403,373,000	4,607,286,000
Sustainable Livelihood Program	238,584,000	5,213,290,000	5,451,874,000

National Capital Region (NCR)	22,644,000	4,859,700,000	4,882,344,000

Central Office	14,268,000	4,849,769,000	4,864,037,000
Regional Office - NCR	8,376,000	9,931,000	18,307,000
Region I - Ilaces	8,087,000	9,198,000	17,285,000

Regional Office - I	8,087,000	9,198,000	17,285,000
Cordillera Administrative Region (CAR)	10,236,000	16,190,000	26,426,000

Regional Office - CAR	10,236,000	16,198,000	26,426,000
Region II - Cagayan Valley	6,156,000	18,775,000	16,931,000

Regional Office - II	6,156,000	10,775,000	16,931,000
Region III - Central Luzon	6,012,000	14,806,008	20,318,000

Regional Office - III	6,012,000	14,806,000	20,818,000
Region IVA - CALABARZON	6,530,000	12,606,000	19,136,000

Regional Office - IVA	6,530,000	12,606,000	19,136,000
Region IVB - NIMAROPA	16,304,000	7,653,000	23,957,000

Regional Office - IVB	16,304,000	7,653,000	23,957,000
Region V - Bicol	15,449,000	11,599,000	27,048,000

Regional Office - V	15,440,000	11,599,000	27,048,000
Region VI - Bestern Visayas	12,382,000	9,066,000	21,448,000

Regional Office - VI	12,382,000	9,066,000	21,448,000
Region VII - Central Visayas	9,933,000	9,006,000	18,939,000

Regional Office - VII	9,933,000	9,006,000	18,939,000

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Region VIII - Eastern Visayas	19,501,000	10,224,000		29,725,000

Regional Office - VIII	19,501,000	10,224,000		29,725,000
Region IX - Zamboanga Peninsula	31,435,000	8,890,000		40,325,000

Regional Office - IX	31,435,000	8,890,000		40,325,000
Region X - Northern Mindanao	20,684,000	8,189,000		28,873,000

Regional Office - X	20,684,000	8,189,000		28,873,000
Region XI - Davao	18,608,000	164,212,000		182,820,000

Regional Office - XI	18,608,000	164,212,000		182,820,000
Region XII - SOCCSKSARGEN	6,820,000	30,899,000		37,719,000

Regional Office - XII	6,820,000	30,899,000		37,719,000
Region XIII - CARAGA	27,803,000	30,277,000		58,080,000

Regional Office - XIII	27,803,000	30,277,000		58,080,000
Project(s)
Foreign-Assisted Project(s)		1,000,000,000		l,000,000,000

Kapit-Bisig Laban sa Kahirapan - Comprehensive and Integrated Delivery of Social Services: National Community Driven Development Project		1,000,000,000		1,000,000,000

GOP Counterpart		1,000,000,000		l,000,000,000

National Capital Region (NCR)		1,000,000,000		1,000,000,000

Central Office		1,000,000,000		1,000,000,000
Locally-Funded Project(s)		620,000,000		620,000,000

Kapit-Bisig Laban sa Kahirapan-Comprehensive and Integrated Delivery of Social Services: Kapangyarihan at Kaunlaran sa Barangay (KALANI-CIDSS-KKB)		620,000,000		620,000,000

National Capital Region (NCR)		620,000,000		620,000,000

Central Office		620,000,000		620,000,000
Rights of the poor and vulnerable sectors promoted and protected	524,461,000	38,016,626,000	114,459,000	38,655,546,000

PROTECTIVE SOCIAL WELFARE PROGRAM	524,461,000	38,016,626,000	114,459,000	38,655,546,000

JANUARY 6, 2020	OFFICIAL GAZETTE	81
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RESIDENTIAL AND NON-RESIDENTIAL CARE SUB-PROGRAM	399,040,000	1,355,725,000	114,459,000	1,869,224,000

Services for residential and center-based clients	399,040,000	1,355,725,000	114,459,000	1,869,224,000

National Capital Region (NCR)	124,305,000	704,579,000	114,459,000	943,343,000

Central Office		355,435,000	114,459,000	469,894,000
Regional Office - NCR	124,305,000	349,144,000		473,449,000
Region I - Ilocos	24,576,000	48,508,000		73,084,000

Regional Office - I	24,576,000	48,508,000		73,084,000
Cordillera Administrative Region (CAR)	12,320,000	25,203,000		37,523,000

Regional Office - CAR	12,320,000	25,203,000		37,523,000
Region II - Cagayan Valley	11,363,000	21,527,000		32,895,000

Regional Office - II	11,368,000	21,527,000		32,895,000
Region III - Central Luzon	21,817,000	73,953,000		95,770,000

Regional Office - III	21,817,000	73,953,000		95,770,000
Region IVA - CALARARZON	36,045,000	69,557,000		105,602,000

Regional Office - IVA	36,045,000	69,557,000		105,602,000
Region IVB - MIMAROPA	612,000	4,956,000		5,568,000

Regional Office - IVB	612,000	4,956,000		5,568,000
Region V - Bicol	13,964,000	23,166,000		37,130,000

Regional Office - V	13,964,000	23,166,000		37,130,000
Region VI - Western Visayas	14,193,000	20,289,000		34,482,000

Regional Office - VI	14,193,000	20,289,000		34,482,000
Region VII - Central Visayas	26,545,000	34,145,000		60,690,000

Regional Office - VII	26,545,000	34,145,000		60,690,000
Region VIII - Eastern Visayas	24,048,000	38,533,000		62,631,000

Regional Office - VIII	24,048,000	38,583,000		62,631,000
Region IX - Zamboanga Peninsula	29,629,000	150,564,000		180,193,000

Regional Office - IX	29,629,000	150,564,000		180,193,000
Region X - Northern Mindanao	15,861,000	35,704,000		51,565,000

Regional Office - X	15,861,000	35,704,000		51,565,000

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Region XI - Davao	26,728,000	58,881,000	85,609,000

Regional Office - XI	26,728,000	58,881,000	85,609,000
Region XII - SOCCSKSARGEN	12,397,000	23,322,000	35,719,000

Regional Office - XII	12,397,000	23,322,000	35,719,000
Region XIII - CARAGA	4,632,000	22,788,000	27,420,000

Regional Office - XIII	4,632,000	22,788,000	27,420,000
SUPPLEMENTARY FEEDING SUB-PROGRAM		3,700,416,000	3,700,416,000

Supplementary Feeding Program		3,700,416,000	3,700,416,000

National Capital Region (NCR)		515,050,000	515,050,000

Central Office		279,479,000	279,479,000
Regional Office - NCR		235,571,000	235,571,000
Region I - IIocos		148,602,000	148,602,000

Regional Office - I		148,602,000	148,602,000
Cordillera Administrative Region (CAR)		72,353,000	72,353,000

Regional Office - CAR		72,353,000	72,353,000
Region II - Cagayan Valley		166,326,000	166,326,000

Regional Office - II		166,326,000	166,326,000
Region III - Central Luzon		190,865,000	190,865,000

Regional Office - III		190,865,000	190,865,000
Region IVA - CALABARZON		352,960,000	352,960,000

Regional Office - IVA		352,960,000	352,960,000
Region IVB - MIMAROPA		147,090,000	147,090,000

Regional Office - IVB		147,090,000	147,090,000
Region V - Bicol		293,233,000	293,233,000

Regional Office - V		293,233,000	293,233,000
Region VI - Western Visayas		365,999,000	365,999,000

Regional Office - VI		365,999,000	365,999,000
Region VII - Central Visayas		215,179,000	215,179,000

Regional Office - VII		215,179,000	215,179,000

JANUARY 6, 2020	OFFICIAL GAZETTE	83
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region VIII - Eastern Visayas		84,597,000	84,597,000

Regional Office - VIII		84,597,000	84,597,000
Region IX - Zamboanga Peninsula		211,505,000	211,505,000

Regional Office - IX		211,505,000	211,505,000
Region X - Northern Mindanao		295,569,000	295,569,000

Regional Office - X		295,569,000	295,569,000
Region XI - Davao		312,143,000	312,143,000

Regional Office - XI		312,143,000	312,143,000
Region XII - SOCCSKSARGEN		186,446,000	186,446,000

Regional Office - XII		186,446,000	186,446,000
Region XIII - CARAGA		142,499,000	142,499,000

Regional Office - XIII		142,499,000	142,499,000
SOCIAL WELFARE FOR SENIOR CITIZENS SUB-PROGRAM	26,696,000	23,266,674,000	23,293,370,000

Social Pension for Indigent Senior Citizens	26,696,000	23,157,534,000	23,184,230,000

National Capital Region (NCR)	6,601,000	2,271,141,000	2,277,742,000

Central Office	5,267,000	999,065,000	1,004,332,000
Regional Office - NCR	1,334,000	1,272,076,000	1,273,410,000
Region I - Ilocos	1,334,000	1,099,647,000	1,100,981,000

Regional Office - I	1,334,000	1,099,647,000	1,100,981,000
Cordillera Administrative Region (CAR)	1,334,000	607,768,000	609,102,000

Regional Office - CAR	1,334,000	607,768,000	609,102,000
Region II - Cagayan Valley	1,334,000	1,252,229,000	1,253,563,000

Regional Office - II	1,334,000	1,252,229,000	1,253,563,000
Ragion III - Central Luzon	1,334,000	642,085,000	643,419,000

Regional Office - III	1,334,000	642,085,000	643,419,000
Region IVA - CALABARZON	1,334,000	1,889,738,000	1,891,072,000

Regional Office - IVA	1,334,000	1,889,738,000	1,891,072,000
Region IVB - MIMAROPA	1,334,000	1,149,114,000	1,150,448,000

Regional Office - IVB	1,334,000	1,149,114,000	1,150,448,000

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GENERAL APPROPRIATIONS ACT, FY 2020

Region V - Bical	1,334,000	1,546,778,000	1,548,112,000

Regional Office - V	1,334,000	1,546,778,000	1,548,112,000
Region VI - Western Visayas	1,334,000	2,363,538,000	2,364,872,000

Regional Office - VI	1,334,000	2,363,538,000	2,364,872,000
Region VII - Central Visayas	1,334,000	1,900,601,000	1,901,935,000

Regional Office - VII	1,334,000	1,900,601,000	1,901,935,000
Region VIII - Eastern Visayas	1,334,000	1,730,155,000	1,731,489,000

Regional Office - VIII	1,334,000	1,730,155,000	1,731,489,000
Region IX - Zamboanga Peninsula	1,334,000	1,221,293,000	1,222,627,000

Regional Office - IX	1,334,000	1,221,293,000	1,222,627,000
Region X - Northern Mindanao	1,334,000	1,281,988,000	1,283,322,000

Regional Office - X	1,334,000	1,281,988,000	1,283,322,000
Region XI - Davao	1,334,000	1,550,368,000	1,551,702,000

Regional Office - XI	1,334,000	1,550,368,000	1,551,702,000
Region XII - SOCCSKSARGEN	1,419,000	1,558,967,000	1,560,386,000

Regional Office - XII	1,419,000	1,558,967,000	1,560,386,000
Region XIII - CARAGA	1,334,000	1,092,124,000	1,093,458,000

Regional Office - XIII	1,334,000	1,092,124,000	1,093,458,000
Implementation of R.A. No. 10868 or the Centenarians Act of 2016		109,140,000	109,140,000

National Capital Region (NCR)		109,140,000	109,140,000

Central Office		109,140,000	109,140,000
PROTECTIVE PROGRAM FOR INDIVIDUALS AND FAMILIES IN ESPECIALLY DIFFICULT CIRCUMSTANCES SUB-PROGRAM	76,725,000	9,549,281,000	9,626,006,000

Protective services for individuals and families in difficult circumstances	76,725,000	8,657,202,000	8,733,927,000

National Capital Region (NCR)	76,725,000	8,657,202,000	8,733,927,000

Central Office	76,725,000	8,036,312,000	8,113,037,000
Regional Office - NCR		620,890,000	620,890,000
Assistance to Persons with Disability and Older Persons		10,970,000	10,970,000

JANUARY 6, 2020	OFFICIAL GAZETTE	85
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

National Capital Region (NCR)		10,970,000	10,970,000

Central Office		10,970,000	10,970,000
Project(s)
Locally-Funded Project(s)		881,109,000	881,109,000

Comprehensive Project for Street Children, Street Families and IPs- Especially Badjaus		34,306,000	34,306,000

National Capital Region (NCR)		34,306,000	34,306,000

Central Office		34,306,000	34,306,000
Reducing Vulnerabilities of Children from Hunger and Malnutrition in BARMM or Bangsamoro Umpungan sa Nutrisyon (BangUN)		158,444,000	158,444,000

National Capital Region (NCR)		158,444,000	158,444,000

Central Office		158,444,000	158,444,000
Tax Reform Cash Transfer Project		688,359,000	688,359,000

National Capital Region (NCR)		688,359,000	688,359,000

Central Office		688,359,000	688,359,000
SOCIAL WELFARE FOR DISTRESSED OVERSEAS FILIPINOS AND TRAFFICKED PERSONS SUB-PROGRAM	22,000,000	144,530,000	166,530,000

Services to Distressed Overseas Filipinos	22,000,000	67,840,000	89,840,000

National Capital Region (NCR)	22,000,000	67,840,000	89,840,000

Central Office	22,000,000	67,840,000	89,840,000
Services to Displaced Persons (Deportees)		52,349,000	52,349,000

National Capital Region (NCR)		52,349,000	52,349,000

Central Office		52,349,000	52,349,000
Recovery and Reintegration Program for Trafficked Persons		24,341,000	24,341,000

National Capital Region (NCR)		10,812,000	10,812,000

Central Office		9,325,000	9,325,000
Regional Office - NCR		1,487,000	1,487,000
Region I - Ilocos		995,000	995,000

Regional Office - I		995,000	995,000

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Cordillera Administrative Region (CAR)	787,000	787,000

Regional Office - CAR	787,000	787,000
Region II - Cagayan Valley	716,000	716,000

Regional Office - II	716,000	716,000
Region III - Central Luzon	920,000	920,000

Regional Office - III	920,000	920,000
Region IVA - CALABARZON	792,000	792,000

Regional Office - IVA	792,000	792,000
Region IVB - MIMAROPA	687,000	687,000

Regional Office - IVB	687,000	687,000
Region V - Bicol	771,000	771,000

Regional Office - V	771,000	771,000
Region VI - Western Visayas	915,000	915,000

Regional Office - VI	915,000	915,000
Region VII - Central Visayas	943,000	943,000

Regional Office - VII	943,000	943,000
Regian VIII - Eastern Visayas	880,000	880,000

Regional Office - VIII	880,000	880,000
Regian IX - Zamboanga Peninsula	1,092,000	1,092,000

Regional Office - IX	1,092,000	1,092,000
Regian X - Northern Mindanao	805,000	805,000

Regional Office - X	805,000	805,000
Region XI - Davao	1,013,000	1,013,000

Regional Office - XI	1,013,000	1,013,000
Region XII - SOCCSKSARGEN	985,000	985,000

Regional Office - XII	985,000	985,000
Region XIII - CARAGA	1,228,000	1,228,000

Regional Office - XIII	1,228,000	1,228,000
Immediate relief and early recovery of disaster victims/survivors ensured	4,160,124,000	4,160,124,000

JANUARY 6, 2020	OFFICIAL GAZETTE	87
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

DISASTER RESPONSE AND MANAGEMENT PROGRAM		4,160,124,000	4,160,124,000

Disaster response and rehabilitation program		1,902,672,000	1,902,672,000

National Capital Region (NCR)		1,902,672,000	1,902,672,000

Central Office		1,902,672,000	1,902,672,000
National Resource Operation		46,535,000	46,535,000

National Capital Region (NCR)		46,535,000	46,535,000

Central Office		46,535,000	46,535,000
Quick Response Fund		1,250,000,000	1,250,000,000

National Capital Region (NCR)		1,250,000,000	1,250,000,000

Central Office		1,250,000,000	1,250,000,000
Project(s)
Locally-Funded Project(s)		960,917,000	960,917,000

Implementation and Monitoring of Payapa at Masaganang Pamayanan (PAMAMA) Program - Peace and Development Fund		960,917,000	960,917,000

National Capital Region (NCR)		960,917,000	960,917,000

Central Office		960,917,000	960,917,000
Continuing compliance of Social Welfare and Development Agencies (SWDAs) to standards in the delivery of social welfare services ensured	20,558,000	40,388,000	60,946,000

SOCIAL WELFARE AND DEVELOPMENT AGENCIES REGULATORY PROGRAM	20,558,000	40,388,000	60,946,000

Standards-setting, licensing, accreditation and monitoring services	20,558,000	40,388,000	60,946,000

National Capital Region (NCR)	20,558,000	40,388,000	60,946,000

Central Office	20,558,000	40,388,000	60,946,000
Delivery of Social Welfare and Development (SWD) programs by LGUs through Local Social Welfare and Development Offices (LSWDOs) improved	854,324,000	165,002,000	1,019,326,000

SOCIAL WELFARE AND DEVELOPMENT TECHNICAL ASSISTANCE AND RESOURCE AUGMENTATION PROGRAM	854,324,000	165,002,000	1,019,326,000

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GENERAL APPROPRIATIONS ACT, FY 2020

Provision of technical/advisory assistance and other related support services	839,032,000	140,740,000	979,772,000

National Capital Region (NCR)	84,247,000	13,944,000	98,191,000

Regional Office - NCR	84,247,000	13,944,000	98,191,000
Region I - Ilocos	49,994,000	7,696,000	57,690,000

Regional Office - I	49,994,000	7,696,000	57,690,000
Cordillera Administrative Region (CAR)	43,097,000	6,912,000	50,009,000

Regional Office - CAR	43,097,000	6,912,000	50,009,000
Region II - Cagayan Valley	40,286,000	10,722,000	51,008,000

Regional Office - II	40,286,000	10,722,000	51,008,000
Region III - Central Luzon	60,750,000	13,012,000	73,762,000

Regional Office - III	60,750,000	13,012,000	73,762,000
Region IVA - CALABARZON	54,018,000	8,142,000	62,160,000

Regional Office - IVA	54,018,000	8,142,000	62,160,000
Region IVB - MIMAROPA	45,346,000	11,396,000	56,742,000

Regional Office - IVB	45,346,000	11,396,000	56,742,000
Region V - Bicol	51,981,000	7,006,000	58,987,000

Regional Office - V	51,981,000	7,006,000	58,987,000
Region VI - Western Visayas	54,561,000	7,380,000	61,941,000

Regional Office - VI	54,561,000	7,380,000	61,941,000
Region VII - Central Visayas	52,426,000	6,604,000	59,030,000

Regional Office - VII	52,426,000	6,604,000	59,030,000
Region VIII - Eastern Visayas	40,128,000	7,701,000	47,829,000

Regional Office - VIII	40,128,000	7,701,000	47,829,000
Region IX - Zamboanga Peninsula	57,078,000	10,094,000	67,172,000

Regional Office - IX	57,078,000	10,094,000	67,172,000
Region X - Northern Mindanao	56,411,000	6,826,000	63,237,000

Regional Office - X	56,411,000	6,826,000	63,237,000
Region XI - Davao	50,777,000	7,791,000	58,568,000

Regional Office - XI	50,777,000	7,791,000	58,568,000

JANUARY 6, 2020	OFFICIAL GAZETTE	89
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region XII - SOCCSKSARGEN		54,417,000		9,496,000						63,913,000

Regional Office - XII		54,417,000		9,496,000						63,913,000
Region XIII - CARAGA		43,515,000		6,018,000						49,533,000

Regional Office - XIII		43,515,000		6,018,000						49,533,000
Provision of capability training programs		15,292,000		24,262,000						39,554,000

National Capital Region (NCR)		15,292,000		24,262,000						39,554,000

Central Office		15,292,000		24,262,000						39,554,000

Sub-total, Operations		6,189,644,000		152,920,122,000		509,561,000		114,459,000		159,733,786,000

TOTAL NEW APPROPRIATIONS	₱	6,599,953,000	₱	154,616,367,000	₱	509,561,000	₱	233,647,000	₱	161,959,528,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,048,490

Total Permanent Positions	1,048,490

Other Compensation Common to All
Personnel Economic Relief Allowance	68,304
Representation Allowance	10,356
Transportation Allowance	10,356
Clothing and Uniform Allowance	17,076
Mid-Year Bonus - Civilian	87,375
Year End Bonus	87,375
Cash Gift	14,230
Productivity Enhancement Incentive	14,230
Step Increment	2,625

Total Other Compensation Common to All	311,927

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	1,334
Magna Carta for Public Social Workers	96,206
Overseas Allowance	22,000

Total Other Compensation for Specific Groups	119,540

90	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Other Benefits
PAG-IBIG Contributions	3,413
PhilHealth Contributions	12,040
Employees Compensation Insurance Premiums	3,413
Loyalty Award - Civilian	2,920
Terminal Leave	29,259

Total Other Benefits	50,045

Non-Permanent Positions	5,069,951

Total Personnel Services	6,599,953

Maintenance and Other Operating Expenses
Travelling Expenses	1,349,817
Training and Scholarship Expenses	807,479
Supplies and Materials Expenses	949,640
Utility Expenses	224,069
Communication Expenses	234,885
Awards/Rewards and Prizes	7,248
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	20,000
Extraordinary and Miscellaneous Expenses	5,618
Professional Services	4,361,622
General Services	331,109
Repairs and Maintenance	131,188
Financial Assistance/Subsidy	144,220,677
Taxes, Insurance Premiums and Other Fees	43,224
Labor and Wages	324,789
Other Maintenance and Operating Expenses
Advertising Expenses	49,314
Printing and Publication Expenses	132,619
Representation Expenses	144,343
Transportation and Delivery Expenses	129,270
Rent/Lease Expenses	123,176
Membership Dues and Contributions to Organizations	86
Subscription Expenses	693,853
Other Maintenance and Operating Expenses	332,341

Total Maintenance and Other Operating Expenses	154,616,367

Financial Expenses
Bank Charges	509,561

Total Financial Expenses	509,561

Total Current Operating Expenditures	161,725,881

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	114,459
Machinery and Equipment Outlay	103,588
Transportation Equipment Outlay	15,600

Total Capital Outlays	233,647

TOTAL NEW APPROPRIATIONS	161,959,528

JANUARY 6, 2020	OFFICIAL GAZETTE	91
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

B. COUNCIL FOR THE WELFARE OF CHILDREN

For general administration and support, and operations, as indicated hereunder	₱	118,171,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	11,375,000	₱	11,506,000	₱	4,399,000	₱	27,280,000
Operations		6,042,000		76,073,000		8,776,000		90,891,000

CHILD RIGHTS COORDINATION PROGRAM		6,042,000		76,073,000		8,776,000		90,891,000

TOTAL NEW APPROPRIATIONS	₱	17,417,000	₱	87,579,000	₱	13,175,000	₱	118,171,000

Special Provision(s)

1. Reporting and Posting Requirements. The Council for the Welfare of Children (CWC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) CWC’s website.

The CWC shall send written notice when said reports have been submitted or posted an its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	11,375,000	₱	11,506,000	₱	4,399,000	₱	27,280,000

Sub-total, General administration and Support		11,375,000		11,506,000		4,399,000		27,280,000

Operations
Coordination of government actions for the fulfillment of the rights of the child		6,042,000		76,073,000		8,776,000		90,891,000

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CHILD RIGHTS COORDINATION PROGRAM		6,042,000		76,073,000		8,776,000		90,891,000

Policy formulation and coordination of the implementation of plans and programs on the fulfillment of the rights of the child		6,042,000		76,073,000		8,776,000		90,891,000

Sub-total, Operations		6,042,000		76,073,000		8,776,000		90,891,000

TOTAL NEW APPROPRIATIONS	₱	17,417,000	₱	87,579,000	₱	13,175,000	₱	118,171,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	13,292

Total Permanent Positions	13,292

Other Compensation Common to All
Personnel Economic Relief Allowance	576
Representation Allowance	300
Transportation Allowance	60
Clothing and Uniform Allowance	144
Honoraria	367
Mid-Year Bonus - Civilian	1,108
Year End Bonus	1,108
Cash Gift	120
Productivity Enhancement Incentive	120
Step Increment	33

Total Other Compensation Common to All	3,936

Other Benefits
PAG-IBIG Contributions	29
PhilHealth Contributions	131
Employees Compensation Insurance Premiums	29

Total Other Benefits	189

Total Personnel Services	17,417

Maintenance and Other Operating Expenses
Travelling Expenses	3,159
Training and Scholarship Expenses	6,011
Supplies and Materials Expenses	3,805
Utility Expenses	1,332
Communication Expenses	1,155
Confidential, Intelligence and Extraordinary Expenses

JANUARY 6, 2020	OFFICIAL GAZETTE	93
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Extraordinary and Miscellaneous Expenses	180
Professional Services	55,218
General Services	2,465
Repairs and Maintenance	1,100
Taxes, Insurance Premiums and Other Fees	288
Other Maintenance and Operating Expenses
Printing and Publication Expenses	1,419
Representation Expenses	4,087
Rent/Lease Expenses	338
Subscription Expenses	22
Other Maintenance and Operating Expenses	7,000

Total Maintenance and Other Operating Expenses	87,579

Total Current Operating Expenditures	104,996

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	3,600
Machinery and Equipment Outlay	9,476
Intangible Assets Outlay	99

Total Capital Outlays	13,175

TOTAL NEW APPROPRIATION	118,171

C. INTER-COUNTRY ADOPTION BOARD

For general administration and support, and operations, as indicated hereunder	₱	59,382,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support		₱5,476,000		₱7,703,000	₱		₱	13,179,000
Operations		13,526,000		25,907,000		6,770,000		46,203,000

INTER-COUNTRY ADOPTION REGULATORY PROGRAM		4,353,000		5,419,000		6,770,000		16,542,000
INTER-COUNTRY ADOPTION PROGRAM		9,173,000		20,488,000				29,661,000

TOTAL NEW APPROPRIATIONS	₱	19,002,000	₱	33,610,000	₱	6,770,000	₱	59,382,000

Special Provision(s)

1. Maintenance and Other Operating Expenses Requirements. Notwithstanding any provision of law to the contrary, the amount of Thirty Three Million Six Hundred Ten Thousand Pesos (₱33,610,000) appropriated herein shall be released and used for tire MODE requirements of the Inter-Country Adoption Board (ICAB).

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All fees, charges, and assessments collected by the ICAB in the exercise of its functions shall accrue to the General Fund.

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I--B, page 616, R.A. No. 11465)

2. Reporting and Posting Requirements. The ICAB shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) ICAB’s website.

The ICAB shall send written notice when said reports have bean submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱5,476,000		₱7,703,000	₱		₱	13,179,000

Sub-total, General Administration and Support		5,476,000		7,703,000				13,179,000

Operations
Filipino children in suitable permanent adoptive families abroad protected and secured		13,526,000		25,907,000		6,770,000		46,203,000

INTER-COUNTRY ADOPTION REGULATORY PROGRAM		4,353,000		5,419,000		6,770,000		16,542,000

Accredit/Authorize Foreign Adoption Agencies and Child Caring Agencies as Liaison Service Agencies		4,353,000		5,419,000		6,770,000		16,542,000
INTER-COUNTRY ADOPTION PROGRAM		9,173,000		20,488,000				29,661,000

Adjudication/Entrustment of children for inter-country adoption		9,173,000		20,488,000				29,661,000

Sub-total, Operations		13,526,000		25,907,000		6,770,000		46,203,000

TOTAL NEW APPROPRIATIONS	₱	19,002,000	₱	33,610,000	₱	6,770,000	₱	59,382,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services

JANUARY 6, 2020	OFFICIAL GAZETTE	95
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Civilian Personnel
Permanent Positions
Basic Salary	14,367

Total Permanent Positions	14,367

Other Compensation Common to All
Personnel Economic Relief Allowance	768
Representation Allowance	168
Transportation Allowance	168
Clothing and Uniform Allowance	192
Mid-Year Bonus - Civilian	1,197
Year End Bonus	1,197
Cash Gift	160
Productivity Enhancement Incentive	160
Step Increment	35

Total Other Compensation Common to All	4,045

Other Compensation for Specific Groups
Magna Carta for Public Social Workers	251
Anniversary Bonus - Civilian	99

Total Other Compensation for Specific Groups	350

Other Benefits
PAG-IBIG Contributions	38
PhilHealth Contributions	164
Employees Compensation Insurance Premiums	38

Total Other Benefits	240

Total Personnel Services	19,002

Maintenance and Other Operating Expenses
Travelling Expanses	6,413
Training and Scholarship Expenses	8,104
Supplies and Materials Expenses	3,547
Utility Expenses	798
Communication Expenses	3,053
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	6,290
General Services	1,102
Repairs and Maintenance	363
Taxes, Insurance Premiums and Other Fees	120
Other Maintenance and Operating Expenses
Printing and Publication Expenses	263
Representation Expenses	794
Rent/Lease Expenses	2,340
Subscription Expenses	10
Donations	50
Other Maintenance and Operating Expenses	245

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Total Maintenance and Other Operating Expenses	33,610

Total Current Operating Expenditures	52,612

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	6,770

Total Capital Outlays	6,770

TOTAL NEW APPROPRIATIONS	59,382

D. JUVENILE JUSTICE AND WELFARE COUNCIL

For general administration and support, and operations, as indicated hereunder	₱	101,698,000

New Appropriations, by Program
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	18,059,000		₱5,637,000	₱			₱23,696,000
Operations		22,057,000		55,507,000		438,000		78,002,000

JUVENILE JUSTICE AND WELFARE PROGRAM		22,057,000		55,507,000		438,000		78,002,000

TOTAL NEW APPROPRIATIONS	₱	40,116,000	₱	61,144,000	₱	438,000	₱	101,698,000

Special Provision(s)

1. Reporting and Posting Requirements. The Juvenile Justice and Welfare Council (JJWC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) JJWC’s website.

The JJWC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

JANUARY 6, 2020	OFFICIAL GAZETTE	97
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

PROGRAMS
General Administration and Support
General Management and Supervision	₱	17,667,000		₱5,637,000				₱23,304,000
Administration of Personnel Benefits		392,000						392,000

Sub-total, general Administration and Support		18,059,000		5,637,000				23,696,000

Operations
Coordination of government actions for the implementation of the juvenile intervention programs and activities improved		22,057,000		55,507,000		438,000		78,002,000

JUVENILE JUSTICE AND WELFARE PROGRAM		22,057,000		55,507,000		438,000		78,002,000

Formulate policies and coordinate the implementation of plans and programs on children at risk and children in conflict with the law		22,057,000		45,507,000		438,000		68,002,000
Project(s)
Locally-Funded Project(s)				10,000,000				10,000,000

Establishment of Bahay Pag-Asa in the Province of Sorsogon				10,000,000				10,000,000

Sub-total, Operations		22,057,000		55,507,000		438,000		78,002,000

TOTAL NEW APPROPRIATIONS	₱	40,116,000	₱	61,144,000	₱	438,000	₱	101,698,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								29,333

Total Permanent Positions								29,333

Other Compensation Common to All
Personnel Economic Relief Allowance								1,560
Representation Allowance								282
Transportation Allowance								282
Clothing and Uniform Allowance								390
Mid-Year Bonus - Civilian								2,444
Year End Bonus								2,444
Cash Gift								325
Productivity Enhancement Incentive								325
Step Increment								74

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Total Other Compensation Common to All	8,126

Other Compensation for Specific Group
Magna Carta for Public Social Workers	1,781

Total Other Compensation for Specific Group	1,781

Other Benefits
PAG-IBIG Contributions	78
PhilHealth Contributions	328
Employees Compensation Insurance Premiums	78
Terminal Leave	392

Total Other Benefits	876

Total Personnel Services	40,116

Maintenance and Other Operating Expenses
Travelling Expenses	6,555
Training and Scholarship Expenses	17,267
Supplies and Materials Expenses	5,320
Utility Expenses	795
Communication Expenses	1,486
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	8,193
General Services	1,060
Repairs and Maintenance	1,000
Financial Assistance/Subsidy	10,000
Taxes, Insurance Premiums and Other Fees	300
Other Maintenance and Operating Expenses
Advertising Expenses	200
Printing and Publication Expenses	500
Representation Expenses	4,100
Rent/Lease Expenses	3,166
Subscription Expenses	521
Other Maintenance and Operating Expenses	563

Total Maintenance and Other Operating Expenses	61,144

Total Current Operating Expenditures	101,260

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	438

Total Capital Outlays	438

TOTAL NEW APPROPRIATIONS	101,698

E. NATIONAL ANTI-POVERTY COMMISSION

For general administration and support, and operations, as indicated hereunder	₱	232,221,000

New Appropriations, by Program

JANUARY 6, 2020	OFFICIAL GAZETTE	99
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	23,357,000		₱30,671,000	₱	5,091,000		₱59,119,000
Operations		38,434,000		134,668,000				173,102,000

SOCIAL REFORM AND POVERTY ERADICATION COORDINATION AND OVERSIGHT PROGRAM		38,434,000		134,668,000				173,102,000

TOTAL NEW APPROPRIATIONS	₱	61,791,000	₱	165,339,000	₱	5,091,000	₱	232,221,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Anti-Poverty Commission (NAPC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System ((URS) or other electronic means for reports not covered by the URS; and

(b) NAPC’s website.

The NAPC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	22,672,000	₱	30,671,000	₱	5,091,000	₱	58,434,000
Administration of Personnel Benefits		685,000						685,000

Sub-total, General Administration and Support		23,357,000		30,671,000		5,091,000		59,119,000

Operations
People-responsive anti-poverty government policies and programs institutionalized		38,434,000		134,668,000				173,102,000

SOCIAL REFORM AND POVERTY ERADICATION COORDINATION AND OVERSIGHT PROGRAM		38,434,000		134,668,000				173,102,000

POLICY, PLAN AND PROGRAM ADVISORY, COORDINATION, DEVELOPMENT, REVIEW AND ADVOCACY SUB-PROGRAM		19,432,000		44,435,000				63,867,000

100	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Formulation, prototyping and monitoring of policies, plans and programs and inter-agency and inter-stakeholder coordination platforms		19,432,000		36,152,000				55,584,000
Provision of information and advocacy support				8,283,000				8,283,000
BASIC SECTOR PARTNERSHIP AND PARTICIPATORY PLATFORMS DEVELOPMENT AND MAINTENANCE SUB-PROGRAM		19,002,000		90,233,000				109,235,000

Support to consultative and convergence platforms		19,002,000		90,233,000				109,235,000

Sub-total, Operations		38,434,000		134,668,000				173,102,000

TOTAL NEW APPROPRIATIONS	₱	61,791,000	₱	165,339,000	₱	5,091,000	₱	232,221,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	32,961

Total Permanent Positions	32,961

Other Compensation Common to All
Personnel Economic Relief Allowance	1,056
Representation Allowance	726
Transportation Allowance	726
Clothing and Uniform Allowance	264
Mid-Year Bonus - Civilian	2,747
Year End Bonus	2,747
Cash Gift	220
Per Diems	17,520
Productivity Enhancement Incentive	220
Step Increment	82

Total Other Compensation Common to All	26,308

Other Compensation for Specific Groups
RATA of Sectoral/Alternative Sectoral Representatives	1,482

Total Other Compensation for Specific Groups	1,482

Other Benefits
PAG-IBIG Contributions	53
PhilHealth Contributions	249
Employees Compensation Insurance Premiums	53
Terminal Leave	685

JANUARY 6, 2020	OFFICIAL GAZETTE	101
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Total Other Benefits	1,040

Total Personnel Services	61,791

Maintenance and Other Operating Expenses
Travelling Expenses	49,875
Training and Scholarship Expenses	1,000
Supplies and Materials Expenses	5,297
Utility Expenses	3,000
Communication Expenses	1,521
Confidential, Intelligence and Extraordinary Expenses	696
Extraordinary and Miscellaneous Expenses	59,498
Professional Services	3,239
General Services
Repairs and Maintenance	800
Taxes, Insurance Premiums and Other Fees	210
Other Maintenance and Operating Expenses
Printing and Publication Expenses	830
Representation Expenses	34,995
Rent/Lease Expenses	4,200
Subscription Expenses	78
Other Maintenance and Operating Expenses	100

Total Maintenance and Other Operating Expenses	165,339

Total Current Operating Expenditures	227,130

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	2,191
Transportation Equipment Outlay	2,900

Total Capital Outlays	5,091

TOTAL NEW APPROPRIATIONS	232,221

F. NATIONAL COMMISSION ON INDIGENOUS PEOPLES

For general administration and support, support to operations, and operations, as indicated hereunder	₱	1,109,551,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	182,171,000	₱	78,048,000	₱	83,785,000	₱	344,004,090
Support to Operations		212,609,000		15,285,000		4,820,000		232,714,000

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Operations		315,679,000		217,154,000				532,833,000

ANCESTRAL DOMAIN/LAND SECURITY AND DEVELOPMENT PROGRAM		68,082,000		26,428,000				94,510,000
HUMAN, SOCIO-ECONOMIC AND ECOLOGY DEVELOPMENT AND PROTECTION PROGRAM		145,555,000		164,842,000				310,397,000
INDIGENOUS PEOPLES RIGHTS PROTECTION PROGRAM		102,042,000		25,884,000				127,926,000

TOTAL NEW APPROPRIATIONS	₱	710,459,000	₱	310,487,000	₱	88,605,000	₱	1,109,551,000

Special Provision(s)

1. PAyapa at MAsaganang PamayaNAn Program. The amount of Twenty Three Million Eight Hundred Ninety Six Thousand Pesos (₱23,896,000) appropriated herein for the PAyapa at MAsaganang PamayaNAn (PAMANA) Program shall be used exclusively to implement projects in conflict-affected areas already identified by OPAPP.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Reporting and Posting Requirements. The National Commission on Indigenous Peoples (NCIP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) NCIP’s website.

The NCIP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	180,587,000	₱	78,048,000	₱	83,785,000	₱	342,420,000

National Capital Region (NCR)		46,466,000		27,128,000				73,594,000

Central Office		46,466,000		27,128,000				73,594,000
Region I - Ilocos		9,246,000		3,633,000				12,879,000

Regional Office - I		9,246,000		3,633,000				12,879,000
Cordillera Administrative Region (CAR)		17,631,000		4,960,000				22,591,000

Regional Office - CAR		17,631,000		4,960,000				22,591,000
Region II - Cagayan Valley		12,750,000		4,637,000				17,387,000

Regional Office - II		12,750,000		4,637,000				17,387,000

JANUARY 6, 2020	OFFICIAL GAZETTE	103
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region III - Central Luzon	12,497,000	4,730,000		17,227,000

Regional Office - III	12,497,000	4,730,000		17,227,000
Region IVA - CALABARZON	10,992,000	2,606,000		13,598,000

Regional Office - IVA	10,992,000	2,606,000		13,598,000
Region IVB - MIMAROPA		1,629,000		1,629,000

Regional Office - IVB		1,629,000		1,629,000
Region V - Bicol	8,633,000	3,467,000	2,300,000	14,400,000

Regional Office - V	8,633,000	3,467,000	2,300,000	14,400,000
Region VI - Western Visayas	5,576,000	4,956,000		10,532,000

Regional Office - VI	5,576,000	4,956,000		10,532,000
Region VII - Central Visayas	2,054,000			2,054,000

Regional Office - VII	2,054,000			2,054,000
Region IX - Zamboanga Peninsula	9,468,000	3,306,000		12,774,000

Regional Office - IX	9,468,000	3,306,000		12,774,000
Region X - Northern Mindanao	11,197,000	4,286,000	2,300,000	17,783,000

Regional Office - X	11,197,000	4,286,000	2,300,000	17,783,000
Region XI - Davao	13,221,000	4,762,000	79,185,000	97,168,000

Regional Office - XI	13,221,000	4,762,000	79,185,000	97,168,000
Region XII - SOCCSKSARGEN	9,966,000	4,443,000		14,409,000

Regional Office - XII	9,966,000	4,443,000		14,409,000
Region XIII - CARAGA	10,890,000	3,505,000		14,395,000

Regional Office - XIII	10,890,000	3,505,000		14,395,000
Administration of Personnel Benefits	1,584,000			1,584,000

National Capital Region (NCR)	420,000			420,000

Central Office	420,000			420,000
Cordillera Administrative Region	122,000			122,000

Regional Office - CAR	122,000			122,000
Region II - Cagayan Valley	89,000			89,000

Regional Office - II	89,000			89,000

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Region III - Central Luzon	115,000			115,000

Regional Office - III	115,000			115,000
Region VI - Western Visayas	355,000			355,000

Regional Office - VI	355,000			355,000
Region IX - Zamboanga Peninsula	227,000			227,000

Regional Office - IX	227,000			227,000
Region X - Northern Mindanao	180,000			180,000

Regional Office - X	180,000			180,000
Region XIII - Caraga	76,000			76,000

Regional Office - XIII	76,000			76,000

Sub-total, General Administration and Support	182,171,000	78,048,000	83,785,000	344,004,000

Support to Operations
Policy formulation, planning and coordination of programs and projects	212,609,000	15,285,000	4,820,000	232,714,000

National Capital Region (NCR)	44,203,000	15,253,000	4,820,000	64,276,000

Central Office	44,203,000	15,253,000	4,820,000	64,276,000
Region I - Ilocos	13,230,000			13,230,000

Regional Office - I	13,230,000			13,230,000
Cordillera Administrative Region (CAR)	26,309,000			26,309,000

Regional Office - CAR	26,309,000			26,309,000
Region II - Cagayan Valley	16,221,000			16,221,000

Regional Office - II	16,221,000			16,221,000
Region III - Central Luzon	16,242,000			16,242,000

Regional Office - III	16,242,000			16,242,000
Region IVA - CALABARZON	15,098,000			15,098,000

Regional Office - IVA	15,098,000			15,098,000
Region V - Bicol	9,862,000			9,862,000

Regional Office - V	9,862,000			9,862,000
Region VI - Western Visayas	5,611,000	5,000		5,616,000

Regional Office - VI	5,611,000	5,000		5,616,000

JANUARY 6, 2020	OFFICIAL GAZETTE	105
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region VII - Central Visayas	6,394,000			6,394,000

Regional Office - VII	6,394,000			6,394,000
Region IX - Zamboanga Peninsula	9,333,000			9,333,000

Regional Office - IX	9,333,000			9,333,000
Region X - Northern Mindanao	12,424,000	27,000		12,451,000

Regional Office - X	12,424,000	27,000		12,451,000
Region XI - Davao	16,192,000			16,192,000

Regional Office - XI	16,192,000			16,192,000
Region XII - SOCCSKSARGEN	11,577,000			11,577,000

Regional Office - XII	11,577,000			11,577,000
Region XIII - CARAGA	9,913,000			9,913,000

Regional Office - XIII	9,913,000			9,913,000

Sub-total, Support to Operations	212,609,000	15,285,000	4,820,000	232,714,000

Operations
Indigenous Cultural Communities/Indigenous Peoples (ICCs/IPs) rights ensured	315,679,000	217,154,000		532,833,000

ANCESTRAL DOMAIN/LAND SECURITY AND DEVELOPMENT PROGRAM	68,082,000	26,428,000		94,510,000

Ancestral Domain/Land Recognition	34,737,000	10,983,000		45,720,000

National Capital Region (NCR)		1,772,000		1,772,000

Central Office		1,772,000		1,772,000
Region I - Ilocos	2,655,000	722,000		3,377,000

Regional Office - I	2,655,000	722,000		3,377,000
Cordillera Administrative Region (CAR)	4,923,000	700,000		5,623,000

Regional Office - CAR	4,923,000	700,000		5,623,000
Region II - Cagayan Valley	3,277,000	684,000		3,961,000

Regional Office - II	3,277,000	684,000		3,961,000
Region III - Central Luzon	2,316,000	898,000		3,214,000

Regional Office - III	2,316,000	898,000		3,214,000
Region IVA - CALABARZON	2,828,000			2,828,000

Regional Office - IVA	2,828,000			2,828,000

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Region IVB - MIMAROPA		831,000	831,004

Regional Office - IVB		831,000	831,000
Region V - Bicol	2,193,000	499,000	2,692,000

Regional Office - V	2,193,000	499,000	2,692,000
Region VI - Western Visayas	694,000	328,000	1,022,000

Regional Office - VI	694,000	328,000	1,022,000
Region VII - Central Visayas	1,049,000	194,000	1,243,000

Regional Office - VII	1,049,000	194,000	1,243,000
Region IX - Zamboanga Peninsula	2,269,000	825,000	3,094,000

Regional Office - IX	2,269,000	825,000	3,094,000
Region X - Northern Mindanao	3,276,000	904,000	4,180,000

Regional Office - X	3,276,000	904,000	4,180,000
Region XI - Davao	3,743,000	782,000	4,525,000

Regional Office - XI	3,743,000	782,000	4,525,000
Region XII - SOCCSKSARGEN	2,699,000	952,000	3,651,000

Regional Office - XII	2,699,000	952,000	3,651,000
Region XIII - CARAGA	2,815,000	892,000	3,707,000

Regional Office - XIII	2,815,000	892,000	3,707,000
Assistance to Ancestral Domain Sustainable Development and Protection Plan (ADSDPP) Formulation	33,345,000	15,445,000	48,790,000

National Capital Region (NCR)		10,146,000	10,146,000

Central Office		10,146,000	10,146,000
Region I - Ilocos	2,401,000	423,000	2,824,000

Regional Office - I	2,401,000	423,000	2,824,000
Cordillera Administrative Region (CAR)	5,974,000	273,000	6,247,000

Regional Office - CAR	5,974,000	273,000	6,247,000
Region II - Cagayan Valley	3,859,000	553,000	4,412,000

Regional Office - II	3,859,000	553,000	4,412,000
Region III - Central Luzon	2,768,000	352,000	3,120,000

Regional Office - III	2,768,000	352,000	3,120,000

JANUARY 6, 2020	OFFICIAL GAZETTE	107
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region IVA - CALABARZON	2,429,000		2,429,000

Regional Office - IVA	2,429,000		2,429,000
Region IVB - MIMAROPA		331,000	331,000

Regional Office - IVB		331,000	331,000
Region V - Bicol	1,305,000	336,000	1,641,000

Regional Office - V	1,305,000	336,000	1,641,000
Region VI - Western Visayas	678,000	330,000	1,008,000

Regional Office - VI	678,000	330,000	1,008,000
Region VII - Central Visayas	1,088,000	275,000	1,363,000

Regional Office - VII	1,088,000	275,000	1,363,000
Region IX - Zamboanga Peninsula	1,718,000	405,000	2,123,000

Regional Office - IX	1,718,000	405,000	2,123,000
Region X - Northern Mindanao	2,441,000	340,000	2,781,000

Regional Office - X	2,441,000	340,000	2,781,000
Region XI - Davao	3,125,000	419,000	3,544,000

Regional Office - XI	3,125,000	419,000	3,544,000
Region XII - SOCCSKSARGEN	2,747,000	717,000	3,464,000

Regional Office - XII	2,747,000	717,000	3,464,000
Region XIII - CARAGA	2,812,000	545,000	3,357,000

Regional Office - XIII	2,812,000	545,000	3,357,000
HUMAN SOCIO-ECONOMIC AND ECOLOGY DEVELOPMENT AND PROTECTION PROGRAM	145,555,000	164,842,000	310,397,000

Culturally-appropriate/rasponsive and Gender-sensitive Socio-economic and Ecology Development and Protection Services	5,969,000	23,671,000	29,640,000

National Capital Region (NCR)		2,000,000	2,000,000

Central Office		2,000,000	2,000,000
Region I - Ilocos	513,000	1,548,000	2,061,000

Regional Office - I	513,000	1,548,000	2,061,000
Cordillera Administrative Region (CAR)	513,000	3,120,000	3,633,000

Regional Office - CAR	513,000	3,120,000	3,633,000

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Region II - Cagayan Valley	513,000	2,207,000	2,720,000

Regional Office - II	513,000	2,207,000	2,720,000
Region III - Central Luzon	513,000	945,000	1,458,000

Regional Office - III	513,000	945,000	1,458,000
Region IVA - CALABARZON	513,000		513,000

Regional Office - IVA	513,000		513,000
Region IVB - MIMAROPA		1,881,000	1,881,000

Regional Office - IVB		1,881,000	1,881,000
Region V - Bicol	481,000	1,129,000	1,610,000

Regional Office - V	481,000	1,129,000	1,610,000
Region VI - Western Visayas	513,000	487,000	1,000,000

Regional Office - VI	513,000	487,000	1,000,000
Region VII - Central Visayas		285,000	285,000

Regional Office - VII		285,000	285,000
Region IX - Zamboanga Peninsula	476,000	898,000	1,374,000

Regional Office - IX	467,000	898.000	1,365,000
Region X - Northern Mindanao	481,000	2,340,000	2,821,000

Regional Office - X	481,000	2,340,000	2,821,000
Region XI - Davao	486,000	2,903,000	3,389,000

Regional Office - XI	486,000	2,903,000	3,389,000
Region XII - SOCCSKSARGEN	481,000	2,539,000	3,020,000

Regional Office - XII	481,000	2,539,000	3,020,000
Region XIII - CARAGA	486,000	1,389,000	1,875,000

Regional Office - XIII	486,000	1,389,000	1,875,000
IP Education and Advocacy Services	18,377,000	133,186,000	151,563,000

National Capital Region (NCR)		4,587,000	4,587,000

Central Office		4,587,000	4,587,000
Region I - Ilocos	1,373,000	17,853,000	19,226,000

Regional Office - I	1,373,000	17,853,000	19,226,000
Cordillera Administrative Region (CAR)	2,520,000	19,667,000	22,187,000

Regional Office - CAR	2,520,000	19,667,000	22,187,000

JANUARY 6, 2020	OFFICIAL GAZETTE	109
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region II - Cagayan Valley	1,157,000	15,134,000	16,291,000

Regional Office - II	1,157,000	15,134,000	16,291,000
Region III - Central Luzon	1,975,000	3,912,000	5,887,000

Regional Office - III	1,975,000	3,912,000	5,887,000
Region IVA - CALABARZON	1,348,000	1,050,000	2,398,000

Regional Office - IVA	1,348,000	1,050,000	2,398,000
Region IVB - MIMAROPA		7,990,000	7,990,000

Regional Office - IVB		7,990,000	7,990,000
Region V - Bicol	1,068,000	2,837,000	3,905,000

Regional Office - V	1,068,000	2,837,000	3,905,000
Region VI - Western Visayas	513,000	4,334,000	4,847,000

Regional Office - VI	513,000	4,334,000	4,847,000
Region VII - Central Visayas	563,000	1,769,000	2,332,000

Regional Office - VII	563,000	1,769,000	2,332,000
Region IX - Zamboanga Peninsula	1,334,000	15,280,000	16,614,000

Regional Office - IX	1,334,000	15,280,000	16,614,000
Region X - Northern Mindanao	1,644,000	10,953,000	12,597,000

Regional Office - X	1,644,000	10,953,000	12,597,000
Region XI - Davao	1,943,000	13,442,000	15,385,000

Regional Office - XI	1,943,000	13,442,000	15,385,000
Region XII - SOCCSKSARGEN	1,330,000	7,166,000	8,496,000

Regional Office - XII	1,330,000	7,166,000	8,496,000
Region XIII - CARAGA	1,609,000	7,212,000	8,821,000

Regional Office - XIII	1,609,000	7,212,000	8,821,000
IP Culture Services	28,155,000	4,630,000	32,785,000

National Capital Region (NCR)		2,210,000	2,210,000

Central Office		2,210,000	2,210,000
Region I - Ilocos	2,005,000	321,000	2,326,000

Regional Office - I	2,005,000	321,000	2,326,000
Cordillera Administrative Region (CAR)	5,679,000	438,000	6,117,000

Regional Office - CAR	5,679,000	438,000	6,117,000

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Region II - Cagayan Valley	2,609,000	317,000	2,926,000

Regional Office - II	2,609,000	317,000	2,926,000
Region III - Central Luzon	2,579,000	128,000	2,707,000

Regional Office - III	2,579,000	128,000	2,707,000
Region IVA - CALABARZON	2,636,000	118,000	2,754,000

Regional Office - IVA	2,636,000	118,000	2,754,000
Region V - Bicol	854,000	52,000	906,000

Regional Office - V	854,000	52,000	906,000
Region VI - Western Visayas	296,000	154,000	450,000

Regional Office - VI	296,000	154,000	450,000
Region VII - Central Visayas	591,000		591,000

Regional Office - VII	591,000		591,000
Region IX - Zamboanga Peninsula	1,997,000	96,000	2,093,000

Regional Office - IX	1,997,000	96,000	2,093,000
Region X - Northern Mindanao	1,718,000	218,000	1,936,000

Regional Office - X	1,718,000	218,000	1,936,000
Region XI - Davao	2,569,000	252,000	2,821,000

Regional Office - XI	2,569,000	252,000	2,821,000
Region XII - SOCCSKSARGEN	2,309,000	166,000	2,475,000

Regional Office - XII	2,309,000	166,000	2,475,000
Region XIII - CARAGA	2,313,000	160,000	2,473,000

Regional Office - XIII	2,313,000	160,000	2,473,000
IP Health Services	93,054,000	3,355,000	96,409,000

National Capital Region (NCR)		352,000	352,000

Central Office		352,000	352,000
Region I - Ilocos	5,110,000	350,000	5,460,000

Regional Office - I	5,110,000	350,000	5,460,000
Cordillera Administrative Region (CAR)	15,906,000	565,000	16,471,000

Regional Office - CAR	15,906,000	565,000	16,471,000
Region II - Cagayan Valley	8,525,000	345,000	8,870,000

Regional Office - II	8,525,000	345,000	8,870,000

JANUARY 6, 2020	OFFICIAL GAZETTE	111
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region III - Central Luzon	9,670,000	134,000	9,804,000

Regional Office - III	9,670,000	134,000	9,804,000
Region IVA - CALABARZON	7,621,000		7,621,000

Regional Office - IVA	7,621,000		7,621,000
Region IVB - MIMAROPA		129,000	129,000

Regional Office - IVB		129,000	129,000
Region V - Bicol	3,878,000	68,000	3,946,000

Regional Office - V	3,878,000	68,000	3,946,000
Region VI - Western Visayas	1,890,000	96,000	1,986,000

Regional Office - VI	1,890,000	96,000	1,986,000
Region VII - Central Visayas	3,084,000	30,000	3,114,000

Regional Office - VII	3,084,000	30,000	3,114,000
Region IX - Zamboanga Peninsula	6,093,000	103,000	6,196,000

Regional Office - IX	6,093,000	103,000	6,196,000
Region X - Northern Mindanao	8,513,000	398,000	8,911,000

Regional Office - X	8,513,000	398,000	8,911,000
Region XI - Davao	8,370,000	421,000	8,791,000

Regional Office - XI	8,370,000	421,000	8,791,000
Region XII - SOCCSKSARGEN	7,069,000	180,000	7,249,000

Regional Office - XII	7,069,000	180,000	7,249,000
Region XIII - CARAGA	7,325,000	184,000	7,509,000

Regional Office - XIII	7,325,000	184,000	7,509,000
INDIGENOUS PEOPLES RIGHTS PROTECTION PROGRAM	102,042,000	25,884,000	127,926,000

Gender and Rights-based Services	35,015,000	2,865,000	37,880,000

National Capital Region (NCR)		824,000	824,000

Central Office		824,000	824,000
Region I - Ilocos	2,428,000	547,000	2,975,000

Regional Office - I	2,428,000	547,000	2,975,000
Cordillera Administrative Region (CAR)	6,335,000	925,000	7,260,000

Regional Office - CAR	6,335,000	925,000	7,260,000

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Region II - Cagayan Valley	2,947,000	270,000	3,217,000

Regional Office - II	2,947,000	270,000	3,217,000
Region III - Central Luzon	3,170,000		3,170,000

Regional Office - III	3,170,000		3,170,000
Region IVA - CALABARZON	3,229,000		3,229,000

Regional Office - IVA	3,229,000		3,229,000
Region V - Bicol	1,470,000		1,470,000

Regional Office - V	1,470,000		1,470,000
Region VI - Western Visayas	493,000		493,000

Regional Office - VI	493,000		493,000
Region VII - Central Visayas	1,471,000		1,471,000

Regional Office - VII	1,471,000		1,471,000
Region IX - Zamboanga Peninsula	2,443,000		2,443,000

Regional Office - IX	2,443,000		2,443,000
Region X - Northern Mindanao	2,450,000		2,450,000

Regional Office - X	2,450,000		2,450,000
Region XI - Davao	3,435,000	299,000	3,734,000

Regional Office - XI	3,435,000	299,000	3,734,000
Region XII - SOCCSKSARGEN	2,439,000		2,439,000

Regional Office - XII	2,439,000		2,439,000
Region XIII - CARAGA	2,705,000		2,705,000

Regional Office - XIII	2,705,000		2,705,000
IP Rights Advocacy and Monitoring of Treaty Obligations	10,532,000	17,379,000	27,911,000

National Capital Region (NCR)		16,945,000	16,945,000

Central Office		16,945,000	16,945,000
Region I - Ilocos	1,085,000		1,085,000

Regional Office - I	1,085,000		1,085,000
Cordillera Administrative Region (CAR)		250,000	250,000

Regional Office - CAR		250,000	250,000

JANUARY 6, 2020	OFFICIAL GAZETTE	113
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region II - Cagayan Valley	1,085,000		1,085,000

Regional Office - II	1,085,000		1,085,000
Region III - Central Luzon	1,085,000	148,000	1,233,000

Regional Office - III	1,085,000	148,000	1,233,000
Region V - Bicol	2,837,000		2,837,000

Regional Office - V	2,837,000		2,837,000
Region VI - Western Visayas	1,135,000		1,135,000

Regional Office - VI	1,135,000		1,135,000
Region X - Northern Mindanao	1,085,000		1,085,000

Regional Office - X	1,085,000		1,085,000
Region XI - Davao	1,135,000	36,000	1,171,000

Regional Office - XI	1,135,000	36,000	1,171,000
Region XII - SOCCSKSARGEN	1,085,000		1,085,000

Regional Office - XII	1,085,000		1,085,000
Legal Services	40,710,000	2,717,000	43,427,000

National Capital Region (NCR)		200,000	200,000

Central Office		200,000	200,000
Region I - Ilocos	2,289,000	296,000	2,585,000

Regional Office - I	2,289,000	296,000	2,585,000
Cordillera Administrative Region (CAR)	5,545,000	801,000	6,346,000

Regional Office - CAR	5,545,000	801,000	6,346,000
Region II - Cagayan Valley	4,390,000	292,000	4,682,000

Regional Office - II	4,390,000	292,000	4,682,000
Region III - Central Luzon	5,456,000	114,000	5,570,000

Regional Office - III	5,456,000	114,000	5,570,000
Region IVA - CALABARZON	2,168,000	111,000	2,279,000

Regional Office - IVA	2,168,000	111,000	2,279,000
Region V - Bicol		18,000	18,000

Regional Office - V		18,000	18,000
Region VI - Western Visayas		104,000	104,000

Regional Office - VI		104,000	104,000

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Region VII - Central Visayas	2,202,000		2,202,000

Regional Office - VII	2,202,000		2,202,000
Region IX - Zamboanga Peninsula	3,322,000	34,000	3,356,000

Regional Office - IX	3,322,000	34,000	3,356,000
Region X - Northern Mindanao	3,323,000	116,000	3,439,000

Regional Office - X	3,323,000	116,000	3,439,000
Region XI - Davao	5,439,000	324,000	5,763,000

Regional Office - XI	5,439,000	324,000	5,763,000
Region XII - SOCCSKSARGEN	3,254,000	153,000	3,407,000

Regional Office - XII	3,254,000	153,000	3,407,000
Region XIII - CARAGA	3,322,000	154,000	3,476,000

Regional Office - XIII	3,322,000	154,000	3,476,000
Adjudication Services	15,785,000	2,923,000	18,708,000

Region I - Ilocos	1,778,000		1,778,000

Regional Office - I	1,778,000		1,778,000
Cordillera Administrative Region (CAR)	2,067,000	969,000	3,036,000

Regional Office - CAR	2,067,000	969,000	3,036,000
Region II - Cagayan Valley	1,979,000		1,979,000

Regional Office - II	1,979,000		1,979,000
Region III - Central Luzon	1,954,000		1,954,000

Regional Office - III	1,954,000		1,954,000
Region IVA - CALABARZON	1,928,000		1,928,000

Regional Office - IVA	1,928,000		1,928,000
Region IVB- MIMAROPA		89,000	89,000

Regional Office - IVB		89,000	89,000
Region V - Bicol	254,000	96,000	350,000

Regional Office - V	254,000	96,000	350,000
Region VI - Western Visayas		181,000	181,000

Regional Office - VI		181,000	181,000
Region IX - Zamboanga Peninsula	1,675,000	359,000	2,034,000

Regional Office - IX	1,675,000	359,000	2,034,000

JANUARY 6, 2020	OFFICIAL GAZETTE	115
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Region X - Northern Mindanao		254,000		474,000				728,000

Regional Office - X		254,000		474,000				728,000
Region XI - Davao		265,000		314,000				579,000

Regional Office - XI		265,000		314,000				579,000
Region XII - SOCCSKSARGEN		1,956,000		199,000				2,155,000

Regional Office - XII		1,956,000		199,000				2,155,000
Region XIII - CARAGA		1,675,000		242,000				1,917,000

Regional Office - XIII		1,675,000		242,000				1,917,000

Sub-total, Operations		315,679,000		217,154,000				532,833,000

TOTAL NEW APPROPRIATIONS	₱	710,459,000	₱	310,487,000	₱	88,605,000	₱	1,109,551,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	534,106

Total Permanent Positions	534,106

Other Compensation Common to All
Personnel Economic Relief Allowance	34,272
Representation Allowance	8,100
Transportation Allowance	8,100
Clothing and Uniform Allowance	8,568
Mid Year Bonus - Civilian	44,505
Year End Bonus	44,505
Cash Gift	7,140
Productivity Enhancement Incentive	7,140
Step Increment	1,337

Total Other Compensation Common to All	163,667

Other Benefits
PAG-IBIG Contributions	1,705
PhilHealth Contributions	5,787
Employees Compensation Insurance Premiums	1,705
Loyalty Award - Civilian	1,905
Terminal Leave	1,584

Total Other Benefits	12,686

116	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Total Personnel Services	710,459

Maintenance and Other Operating Expenses
Travelling Expenses	27,138
Training and Scholarship Expenses	130,003
Supplies and Materials Expenses	24,630
Utility Expenses	9,470
Communication Expenses	10,224
Development Expenses	4,414
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	3,442
Professional Services	10,000
General Services	7,076
Repairs and Maintenance	2,128
Financial Assistance/Subsidy	2,695
Taxes, Insurance Premiums and Other Fees	1,449
Labor and Wages	886
Other Maintenance and Operating Expenses
Advertising Expenses	152
Printing and Publication Expenses	4,880
Representation Expenses	31,399
Transportation and Delivery Expenses	4,106
Rent/Lease Expenses	27,184
Membership Dues and Contributions to Organizations	1
Subscription Expenses	1,628
Donations	6,055
Other Maintenance and Operating Expenses	1,527

Total Maintenance and Other Operating Expenses	310,487

Total Current Operating Expenditures	1,020,946

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	76,885
Machinery and Equipment Outlay	4,820
Transportation Equipment Outlay	6,900

Total Capital Outlays	88,605

TOTAL NEW APPROPRIATIONS	1,109,551

G. NATIONAL COUNCIL ON DISABILITY AFFAIRS

For general administration and support, and operations, as indicated hereunder	₱	52,437,000

New Appropriations, by Program

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

JANUARY 6, 2020	OFFICIAL GAZETTE	117
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

PROGRAMS
General Administration and Support	₱	6,998,000	₱	7,374,000	₱	2,500,000		16,872,000
Operations		22,215,000		11,657,000		1,693,000		35,565,000

PERSONS WITH DISABILITY RIGHTS PROGRAM		22,215,000		11,657,000		1,693,000		35,565,000

TOTAL NEW APPROPRIATIONS	₱	29,213,000	₱	19,031,000	₱	4,193,000	₱	52,437,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Council on Disability Affairs (NCDA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) NCDA’s website.

The NCDA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	5,133,000	₱	7,374,000	₱	2,500,000	₱	15,007,000
Administration of Personnel Benefits		1,865,000						1,865,000

Sub-total, General Administration and Support		6,998,000		7,374,000		2,500,000		16,872,000

Operations
Coordination of government policies, programs and services in the promotion, protection and fulfillment of the rights of Persons with Disabilities improved		22,215,000		11,657,000		1,693,000		35,565,000

PERSONS WITH DISABILITY RIGHTS PROGRAM		22,215,000		11,657,000		1,693,000		35,565,000

Policy formulation and coordination for the implementation of plans and programs on the realization of the rights of person with disabilities to achieve the sustainable development goals by 2030		22,215,000		11,657,000		1,693,000		35,565,000

Sub-total, Operations		22,215,000		11,657,000		1,693,000		35,565,000

TOTAL NEW APPROPRIATIONS	₱	29,213,000	₱	19,031,000	₱	4,193,000	₱	52,437,000

118	OFFICIAL GAZETTE	VOL. 116, NO. 1
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New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	21,017

Total Permanent Positions	21,017

Other Compensation Common to All
Personnel Economic Relief Allowance	1,056
Representation Allowance	330
Transportation Allowance	330
Clothing and Uniform Allowance	264
Honoraria	46
Mid-Year Bonus - Civilian	1,752
Year End Bonus	1,752
Cash Gift	220
Productivity Enhancement Incentive	220
Step Increment	53

Total Other Compensation Common to All	6,023

Other Benefits
PAG-IBIG Contributions	52
PhilHealth Contributions	204
Employees Compensation Insurance Premiums	52
Terminal Leave	1,865

Total Other Benefits	2,173

Total Personnel Services	29,213

Maintenance and Other Operating Expenses
Travelling Expenses	1,495
Training and Scholarship Expenses	1,300
Supplies and Materials Expenses	2,180
Utility Expenses	2,500
Communication Expenses	1,241
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	1,817
General Services	1,882
Repairs and Maintenance	1,449
Taxes, Insurance Premiums and Other Fees	175
Other Maintenance and Operating Expenses
Printing and Publication Expenses	400
Representation Expenses	3,950
Transportation and Delivery Expenses	160
Subscription Expenses	135

JANUARY 6, 2020	OFFICIAL GAZETTE	119
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Donations	200
Other Maintenance and Operating Expenses	29

Total Maintenance and Other Operating Expenses	19,031

Total Current Operating Expenditures	48,244

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	930
Transportation Equipment Outlay	2,500
Furniture, Fixtures and Books Outlay	403
Intangible Assets Outlay	360

Total Capital Outlays	4,193

TOTAL NEW APPROPRIATIONS	52,437

H. PRESIDENTIAL COMMISSION FOR THE URBAN POOR

For general administration and support, and operations, as indicated hereunder	₱	178,388,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	33,153,000	₱	26,597,000	₱	4,466,000	₱	64,216,000
Operations		57,008,000		57,164,000				114,172,000

URBAN POOR COORDINATION AND SUPPORT PROGRAM		57,008,000		57,164,000				114,172,000

TOTAL NEW APPROPRIATIONS	₱	90,161,000	₱	83,761,000	₱	4,466,000	₱	178,388,000

Special Provision(s)

1. Reporting and Posting Requirements. The Presidential Commission for the Urban Poor (PCUP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) PCUP’s website.

The PCUP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	30,090,000	₱	26,597,000	₱	4,466,000	₱	61,153,000
Administrative of Personnel Benefits		3,063,000						3,063,000

Sub-total, General Administration and Support		33,153,000		26,597,000	₱	4,466,000		64,216,000

Operations
Access of the urban poor to asset reform, human development, basic services and other programs enhanced		57,008,000		57,164,000				114,172,000

URBAN POOR COORDINATION AND SUPPORT PROGRAM		57,008,000		57,164,000				114,172,000

Coordination and Monitoring of Programs and projects for the urban poor		57,008,000		57,164,000				114,172,000

Sub-total, Operations		57,008,000		57,164,000				114,172,000

TOTAL NEW APPROPRIATIONS	₱	90,161,000	₱	83,761,000	₱	4,466,000	₱	178,388,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	65,903

Total Permanent Positions	65,903

Other Compensation Common to All
Personnel Economic Relief Allowance	3,600
Representation Allowance	804
Transportation Allowance	804
Clothing and Uniform Allowance	900
Mid-Year Bonus - Civilian	5,492
Year End Bonus	5,492

JANUARY 6, 2020	OFFICIAL GAZETTE	121
DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

Cash Gift	750
Productivity Enhancement Incentive	750
Step Increment	165

Total Other Compensation Common to All	18,757

Other Benefits
PAG-IBIG Contributions	180
PhilHealth Contributions	740
Employees Compensation Insurance Premiums	180
Loyalty Award - Civilian	55
Terminal Leave	3,063

Total Other Benefits	4,218

Non-Permanent Positions	1,283

Total Personnel Services	90,161

Maintenance and Other Operating Expenses
Travelling Expenses	12,000
Training and Scholarship Expenses	32,073
Supplies and Materials Expenses	6,706
Utility Expenses	3,200
Communication Expenses	3,530
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	574
Professional Services	9,389
General Services	6,299
Repairs and Maintenance	1,100
Taxes, Insurance Premiums and Other Fees	500
Other Maintenance and Operating Expenses
Printing and Publication Expenses	300
Representation Expenses	600
Rent/Lease Expenses	7,200
Subscription Expenses	290

Total Maintenance and Other Operating Expenses	83,761

Total Current Operating Expenditures	173,922

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	1,566
Transportation Equipment Outlay	2,900

Total Capital Outlays	4,466

TOTAL NEW APPROPRIATIONS	178,388

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GENERAL SUMMARY

DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	6,599,953,000	₱	154,616,367,000	₱	509,561,000	₱	233,647,000	₱	161,959,528,000
B. COUNCIL FOR THE WELFARE OF CHILDREN		17,417,000		87,579,000				13,175,000		118,171,000
C. INTER-COUNTRY ADOPTION BOARD		19,002,000		33,610,000				6,770,000		59,382,000
D. JUVENILE JUSTICE AND WELFARE COUNCIL		40,116,000		61,144,000				438,000		101,698,000
E. NATIONAL ANTI-POVERTY COMMISSION		61,791,000		165,339,000				5,091,000		232,221,000
F. NATIONAL COMMISSION ON INDIGENOUS PEOPLES		710,459,000		310,487,000				88,605,000		1,109,551,000
G. NATIONAL COUNCIL ON DISABILITY AFFAIRS		29,213,000		19,031,000				4,193,000		52,437,000
H. PRESIDENTIAL COMMISSION FOR THE URBAN POOR		90,161,000		83,761,000				4,466,000		178,388,000

TOTAL NEW APPROPRIATIONS, DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT	₱	7,568,112,000	₱	155,377,318,000	₱	509,561,000	₱	356,385,000	₱	163,811,376,000

JANUARY 6, 2020	OFFICIAL GAZETTE	. 123
DEPARTMENT OF TOURISM

XXIII. DEPARTMENT OF TOURISM

A. OFFICE OF THE SECRETARY

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	3,571,977,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	327,434,000	₱	445,886,000	₱	1,010,000	₱	8,440,000	₱	782,770,000
Support to Operations		24,662,000		40,207,000						64,869,000
Operations		165,290,000		2,406,175,000		2,570,000		150,303,000		2,724,338,000

TOURISM POLICY FORMULATION AND PLANNING PROGRAM		100,295,000		293,834,000		50,000		87,603,000		481,782,000
TOURISM INDUSTRY TRAINING PROGRAM		7,444,000		141,925,000						149,369,000
STANDARDS DEVELOPMENT AND ENFORCEMENT PROGRAM		43,605,000		80,652,000		20,000		13,500,000		137,777,000
MARKET AND PRODUCT DEVELOPMENT PROGRAM		13,946,000		1,889,764,000		2,500,000		49,200,000		1,955,410,000

TOTAL NEW APPROPRIATIONS	₱	517,386,000	₱	2,892,268,000	₱	3,580,000	₱	158,743,000	₱	3,571,977,000

Special Provision(s)

1. Tourism Development Fund. In addition to the amounts appropriated herein, Four Million Five Hundred Seventy Eight Thousand Pesos (₱4,578,000) sourced from accreditation, identification card, sticker and code fees, constituted into the Tourism Development Fund in accordance with Section 16 of R.A. No. 9593, shall be used for the development, promotion, and marketing of tourism in the country, as well as for the augmentation of the maintenance and other operating expenses and capital outlays requirements of the Department of Tourism (DOT).

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987. (CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 612, R.A. No. 11465)

2. Trust Receipts from Income in Merchandising Operations. The amount of One Hundred Thirty Four Million One Hundred Twenty One Thousand Pesos (₱134,121,000) sourced from the net profits of the merchandising operations of the Duty Free Philippines shall be used for tourism related projects and activities in accordance with E.O. No. 46, s. 1986. Said amount shall be deposited with the National Treasury and recorded as trust receipts in accordance with E.O. No. 338, s. 1996.

Disbursements or expenditures by the DOT in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292 and to appropriate criminal action under existing penal laws.

3. Income and Unexpended Funds for Expositions and Similar Events. All income and any unexpended funds in connection with government participation in expositions and other similar events shall be deposited with the National Treasury as income of the General Fund in accordance with Section 44, Chapter 5, Book VI of E.O. No. 292.

4. Traditional Art and Craft. The DOT shall include weaving, artisan crafts, and other Schools of Living Traditions (SLTs) in all its promotion, market and tourism development. The DOT shall coordinate with the National Museum and the National Commission for Culture and the Arts (NCCA) for the implementation of this provision.

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5. Reporting and Posting Requirements. The DOT shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) DOT’s Website.

The DOT shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

6. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	160,429,000	₱	281,162,000	₱	10,000	₱	8,440,000	₱	450,041,000

National Capital Region (NCR)		118,813,000		214,281,000		10,000		8,440,000		341,544,000

Central Office		115,016,000		211,605,000		10,000		8,440,000		335,071,000
Regional Office - NCR		3,797,000		2,676,000						6,473,000
Region I - Ilocos		3,317,000		5,273,000						8,590,000

Regional Office - I		3,317,000		5,273,000						8,590,000
Cordillera Administrative Region (CAR)		1,625,000		3,534,000						5,159,000

Regional Office - CAR		1,625,000		3,534,000						5,159,000
Region II - Cagayan Valley		3,975,000		2,283,000						6,258,000

Regional Office - II		3,975,000		2,283,000						6,258,000
Region III - Central Luzon		3,172,000		6,567,000						9,739,000

Regional Office - III		3,172,000		6,567,000						9,739,000
Region IVA - CALABARZON		3,459,000		4,271,000						7,730,000

Regional Office - IVA		3,459,000		4,271,000						7,730,000
Region IVB - MIMAROPA		3,496,000		5,642,000						9,138,000

Regional Office - IVB		3,496,000		5,642,000						9,138,000
Region V - Bicol		1,581,000		2,553,000						4,134,000

Regional Office - V		1,581,000		2,553,000						4,134,000

JANUARY 6, 2020	OFFICIAL GAZETTE	125
DEPARTMENT OF TOURISM

Region VI - Western Visayas	3,855,000	3,408,000			7,263,000

Regional Office - VI	3,855,000	3,408,000			7,263,000
Region VII - Central Visayas	823,000	7,978,000			8,801,000

Regional Office - VII	823,000	7,978,000			8,801,000
Region VIII - Eastern Visayas	3,554,000	2,925,000			6,479,000

Regional Office - VIII	3,554,000	2,925,000			6,479,000
Region IX - Zamboanga Peninsula	1,329,000	5,112,000			6,441,000

Regional Office - IX	1,329,000	5,112,000			6,441,000
Region X - Northern Mindanao	3,785,000	6,218,000			10,003,000

Regional Office - X	3,785,000	6,218,000			10,003,000
Region XI - Davao	777,000	4,797,000			5,574,000

Regional Office - XI	777,000	4,797,000			5,574,000
Region XII - SOCCSKSARGEN	3,376,000	3,743,000			7,119,000

Regional Office - XII	3,376,000	3,743,000			7,119,000
Region XIII - CARAGA	3,492,000	2,577 ,000			6,069,000

Regional Office - XIII	3,492,000	2,577,000			6,069, 000
Hunan Resource and Development		5,500,000			5,500,000

National Capital Region (NCR)		5,500,000			5,500,000

Central Office		5,500,000			5,500,000
Administration of Personnel Benefits	8,836,000				8,836,000

National Capital Region (NCR)	8,836,000				8,836,000

Central Office	8,836,000				8,836,000
Maintenance of Foreign Offices	158,169,000	159,224,000	1,000,000		318,393,000

National Capital Region (NCR)	158,169,000	159,224,000	1,000,000		318,393,000

Central Office	158,169,000	159,224,000	1,000,000		318,393,000

Sub-total, General Administration and Support	327,434,000	445,886,000	1,010,000	8,440,000	782,770,000

Support to Operations
Media and Communication Service	12,424,000	8,233,000			20,657,000

National Capital Region (NCR)	12,424,000	8,233,000			20,657,000

Central Office	12,424,000	8,233,000			20,657,000

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Legal Services	9,249,000	3,869,000			13,118,000

National Capital Region (NCR)	9,249,000	3,869,000			13,118,000

Central Office	9,249,000	3,869,000			13,118,000
Legislation, Policy Coordination and Special Concerns	2,989,000	27,632,000			30,621,000

National Capital Region (NCR)	2,989,000	27,632,000			30,621,000

Central Office	2,989,000	27,632,000			30,621,000
Resource Generation Services		473,000			473,000

National Capital Region (NCR)		473,000			473,000

Central Office		473,000			473,000

Sub-total, Support to Operations	24,662,000	40,207,000			64,869,000

Operations
Tourism Revenue, Employment and Arrivals Increased	165,290,000	2,406,175,000	2,570,000	150,303,000	2,724,338,000

TOURISM POLICY FORMULATION AND PLANNING PROGRAM	100,295,000	293,834,000	50,000	87,603,000	481,782,000

Tourism Planning	100,295,000	293,834,000	50,000	87,603,000	481,782,000

National Capital Region (NCR)	30,929,000	170,756,000	50,000	87,603,000	289,338,000

Central Office	25,805,000	163,207,000	50,000	87,603,000	276,665,000
Regional Office - NCR	5,124,000	7,549,000			12,673,000
Region I - Ilocos	4,311,000	7,984,000			12,295,000

Regional Office - I	4,311,000	7,984,000			12,295,000
Cordillera Administrative Region (CAR)	4,785,000	8,361,000			13,146,000

Regional Office - CAR	4,785,000	8,361,000			13,146,000
Region II - Cagayan Valley	5,122,000	7,459,000			12,581,000

Regional Office - II	5,122,000	7,459,000			12,581,000
Region III - Central Luzon	2,734,000	7,185,000			9,919,000

Regional Office - III	2,734,000	7,185,000			9,919,000
Region IVA - CALABARZON	7,013,000	7,373,000			14,386,000

Regional Office - IVA	7,013,000	7,373,000			14,386,000

JANUARY 6, 2020	OFFICIAL GAZETTE	127
DEPARTMENT OF TOURISM

Region IVB – MIMAROPA	6,924,000	7,882,000	14,806,000

Regional Office - IVB	6,924,000	7,882,000	14,806, 000
Region V - Bicol	5,286,000	8,620,000	13,906,000

Regional Office - V	5,286,000	8,620,000	13,906,000
Region VI - Western Visayas	3,518,000	14,718,000	18,236,000

Regional Office - VI	3,518,000	14,718,000	18,236,000
Region VII - Central Visayas	4,166,000	7,989,000	12,155,000

Regional Office - VII	4,166,000	7,989,000	12,155,000
Region VIII - Eastern Visayas	4,622,000	7,423,000	12,045,000

Regional Office - VIII	4,622,000	7,423,000	12,045,000
Region IX - Zamboanga Peninsula	4,013,000	7,962,000	11,975,000

Regional Office - IX	4,013,000	7,962,000	11,975,000
Region X - Northern Mindanao	3,838,000	7,152,000	10,990,000

Regional Office - X	3,838,000	7,152,000	10,990,000
Region XI - Davao	3,864,000	7,799,000	11,663,000

Regional Office - XI	3,864,000	7,799,000	11,663,000
Region XII - SOCCSKSARGEN	4,681,000	7,194,000	11,875,000

Regional Office - XII	4,681,000	7,194,000	11,875,000
Region XIII - CARAGA	4,489,000	7,977,000	12,466,000

Regional Office - XIII	4,489,000	7,977,000	12,466,000
TOURISM INDUSTRY TRAINING PROGRAM	7,444,000	141,925,000	149,369,000

Tourism Industry Training	7,444,000	141,925,000	149,369,000

National Capital Region (NCR)	7,444,000	107,697,000	115,141,000

Central Office	7,444,000	106,188,000	113,632,000
Regional Office - NCR		1,509,000	1,509,000
Region I - Ilocos		3,575,000	3,575,000

Regional Office - I		3,575,000	3,575,000
Cordillera Administrative Region (CAR)		3,687,000	3,687,000

Regional Office - CAR		3,687,000	3,687,000
Region II - Cagayan Valley		1,364,000	1,364,000

Regional Office - II		1,364,000	1,364,000

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Region III - Central Luzon		3,534,000			3,534,000

Regional Office - III		3,534,000			3,534,000
Region IVA - CALABARZON		1,581,000			1,581,000

Regional Office - IVA		1,581,000			1,581,000
Region IVB - MIMAROPA		874,000			874,000

Regional Office - IVB		874,000			874,000
Region V - Bicol		2,722,000			2,722,000

Regional Office - V		2,722,000			2,722,000
Region VI - Western Visayas		1,243,000			1,243,000

Regional Office - VI		1,243,000			1,243,000
Region VII - Central Visayas		3,373,000			3,373,000

Regional Office - VII		3,373,000			3,373,000
Region VIII - Eastern Visayas		1,031,000			1,031, 000

Regional Office - VIII		1,031,000			1,031,000
Region IX - Zamboanga Peninsula		2,167,000			2,167,000

Regional Office - IX		2,167,000			2,167,000
Region X - Northern Mindanao		1,664,000			1,664,000

Regional Office - X		1,664,000			1,664,000
Region XI - Davao		3,643,000			3,643,000

Regional Office - XI		3,643,000			3,643,000
Region XII - SOCCSKSARGEN		1,571,000			1,571,000

Regional Office - XII		1,571,000			1,571,000
Region XIII - CARAGA		2,199,000			2,199,000

Regional Office - XIII		2,199,000			2,199,000
STANDARD DEVELOPMENT AND ENFORCEMENT PROGRAM	43,605,000	80,652,000	20,000	13,500,000	137,777,000

Tourism Standards Development, Regulation and Accreditation, Monitoring and Enforcement	40,356,000	75,244,000	20,000	13,500,000	129,120,000

National Capital Region (NCR)	20,928,000	50,632,000	20,000	13,500,000	85,080,000

Central Office	15,181,000	49,242,000	20,000	13,500,000	77,943,000
Regional Office - NCR	5,747,000	1,390,000			7,137,000

JANUARY 6, 2020	OFFICIAL GAZETTE	129
DEPARTMENT OF TOURISM

Region I – Ilocos	5,115,000	1,733,000	6,848,000

Regional Office - I	5,115,000	1,733,000	6,848,000
Cordillera Administrative Region (CAR)		1,440,000	1,440,000

Regional Office - CAR		1,440,000	1,440,000
Region II - Cagayan Valley		1,767,000	1,767,000

Regional Office - II		1,767,000	1,767,000
Region III - Central Luzon	2,436,000	1,186,000	3,622,000

Regional Office - III	2,436,000	1,186,000	3,622,000
Region IVA - CALABARZON		1,164,000	1,164,000

Regional Office - IVA		1,164,000	1,164,000
Region IVB - MIMAROPA	337,000	2,549,000	2,886,000

Regional Office - IVB	337,000	2,549,000	2,886,000
Region V - Bicol		2,078,000	2,078,000

Regional Office - V		2,078,000	2,078,000
Region VI - Western Visayas	2,901,000	2,252,000	5,153,000

Regional Office - VI	2,901,000	2,252,600	5,153,000
Region VII - Central Visayas	5,229,000	3,466,000	8,695,000

Regional Office - VII	5,229,000	3,466,000	8,695,000
Region VIII - Eastern Visayas		623,000	623,000

Regional Office - VIII		623,000	623,000
Region IX - Zamboanga Peninsula		773,000	773,000

Regional Office - IX		773,000	773,000
Region X - Northern Mindanao		637,000	637,000

Regional Office - X		637,000	637,000
Region XI - Davao	3,410,000	2,226,000	5,636,000

Regional Office - XI	3,410,000	2,226,000	5,636,000
Region XII - SOCCSKSARGEN		1,016,000	1,016,000

Regional Office - XII		1,016,000	1,016,000
Region XIII - CARAGA		1,702,000	1,702,000

Regional Office - XIII		1,702,000	1,702,000

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Projects and Investments Evaluation	3,249,000	5,408,000			8,657,000

National Capital Region (NCR)	3,249,000	5,408,000			8,657,000

Central Office	3,249,000	5,408,000			8,657,000
MARKET AND PRODUCT DEVELOPMENT PROGRAM	13,946,000	1,889,764,000	2,500,000	49,200,000	1,955,410,000

Market and Product Development	13,946,000	1,087,156,000	1,500,000	49,200,000	1,151,802,000

National Capital Region (NCR)	13,946,000	488,729,000	1,500,000	3,000,000	507,175,000

Central Office	13,946,000	448,921,000	1,500,000		464,367,000
Regional Office - NCR		39,808,000		3,000,000	42,808,000
Region I - Ilocos		38,047,000		3,000,000	41,047,000

Regional Office - I		38,047,000		3,000,000	41,047,000
Cordillera Administrative Region (CAR)		39,329,000		3,000,000	42,329,000

Regional Office - CAR		39,329,000		3,000,000	42,329,000
Region II - Cagayan Valley		35,269,000		3,000,000	38,269,000

Regional Office - II		35,269,000		3,000,000	38,269,000
Region III - Central Luzon		33,945,000		3,000,000	36,945,000

Regional Office - III		33,945,000		3,000,000	36,945,000
Region IVA - CALABARZON		39,160,000		3,000,000	42,160,000

Regional Office - IVA		39,160,000		3,000,000	42,160,000
Region IVB - MIMAROPA		36,428,000		3,000,000	39,428,000

Regional Office - IVB		36,428,000		3,000,000	39,428,000
Region V - Bicol		35,718,000		3,000,000	38,718,000

Regional Office - V		35,718,000		3,000,000	38,718,000
Region VI - Western Visayas		78,839,000		4,200,000	83,039,000

Regional Office - VI		78,839,000		4,200,000	83,039,000
Region VII - Central Visayas		40,311,000		3,000,000	43,311,000

Regional Office - VII		40,311,000		3,000,000	43,311,000
Region VIII - Eastern Visayas		37,287,000		3,000,000	40,287,000

Regional Office - VIII		37,287,000		3,000,000	40,287,000
Region IX - Zamboanga Peninsula		34,180,000		3,000,000	37,180,000

Regional Office - IX		34,180,000		3,000,000	37,180,000

JANUARY 6, 2020	OFFICIAL GAZETTE	131
DEPARTMENT OF TOURISM

Region X - Northern Mindanao				38,440,000				3,000,000		41,440,000

Regional Office - X				38,440,000				3,000,000		41,440,000
Region XI - Davao				38,317,000				3,000,000		41,317,000

Regional Office - XI				38,317,000				3,000,000		41,317,000
Region XII - SOCCSKSARGEN				37,631,000				3,000,000		40,631,000

Regional Office - XII				37,631,000				3,000,000		40,631,000
Region XIII - CARAGA				35,526,000				3,000,000		38,526,000

Regional Office - XIII				35,526,000				3,000,000		38,526,000
Project(s)
Locally-Funded Project(s)				802,608,000		1,000,000				803,608,000

Branding Campaign Program				802,608,000		1,000,000				803,608,000

National Capital Region (NCR)				802,608,000		1,000,000				803,608,000

Central Office				802,608,000		1,000,000				803,608,000

Sub-total, Operations		165,290,000		2,406,175,000		2,570,000		150,303,000		2,724,338,000

TOTAL NEW APPROPRIATIONS	₱	517,386,000	₱	2,892,268,000	₱	3,580,000	₱	158,743,000	₱	3,571,977,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	279,372

Total Permanent Positions	279,372

Other Compensation Common to All
Personnel Economic Relief Allowance	12,744
Representation Allowance	6,066
Transportation Allowance	5,226
Clothing and Uniform Allowance	3,186
Mid-Year Bonus - Civilian	23,281
Year End Bonus	23,281
Cash Gift	2,655
Productivity Enhancement Incentive	2,655

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Step Increment	697

Total Other Compensation Common to All	79,791

Other Compensation for Specific Groups
Overseas Allowance	141,031

Total Other Compensation for Specific Groups	141,031

Other Benefits
PAG-IBIG Contributions	634
PhilHealth Contributions	2,654
Employees Compensation Insurance Premiums	634
Loyalty Award - Civilian	385
Terminal Leave	8,836

Total Other Benefits	13,143

Non-Permanent Positions	4,049

Total Personnel Services	517,386

Maintenance and Other Operating Expenses
Travelling Expenses	198,322
Training and Scholarship Expenses	215,560
Supplies and Materials Expenses	104,265
Utility Expenses	19,489
Communication Expenses	56,258
Awards/Rewards and Prizes	598
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	5,420
Professional Services	378,467
General Services	26,934
Repairs and Maintenance	13,962
Financial Assistance/Subsidy	8,649
Taxes, Insurance Premiums and Other Fees	4,373
Other Maintenance and Operating Expenses
Advertising Expenses	1,298,253
Printing and Publication Expenses	74,707
Representation Expenses	168,609
Transportation and Delivery Expenses	7,881
Rent/Lease Expenses	221,230
Membership Dues and Contributions to Organizations	1,655
Subscription Expenses	26,982
Donations	2,689
Other Maintenance and Operating Expenses	57,965

Total Maintenance and Other Operating Expenses	2,892,268

Financial Expenses
Bank Charges	3,480
Other Financial Charges	100

Total Financial Expenses	3,580

Total Current Operating Expenditures	3,413,234

JANUARY 6, 2020	OFFICIAL GAZETTE	133
DEPARTMENT OF TOURISM

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	105,843
Transportation Equipment Outlay	39,400
Intangible Assets	13,500

Total Capital Outlays	158,743

TOTAL NEW APPROPRIATIONS	3,571,977

B. INTRAMUROS ADMINISTRATION

For general administration and support, support to operations and operations, as indicated hereunder	₱	185,566,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	12,990,000	₱	5,333,000	₱		₱	18,323,000
Support to Operations		3,432,000		1,834,000		23,000,000		28,266,000
Operations		17,317,000		51,860,000		69,800,000		138,977,000

INTRAMUROS PROPERTY CONSERVATION AND DEVELOPMENT PROGRAM		4,943,000		10,263,000		64,000,000		79,206,000
INTRAMUROS COMMERCIAL PROPERTY LEASING PROGRAM		4,330,000		175,000				4,505,000
INTRAMUROS TOURISM PROMOTIONS PROGRAM		2,627,000		38,272,000		5,800,000		46,699,000
INTRAMUROS REGULATORY PROGRAM		5,417,000		3,150,000				8,567,000

TOTAL NEW APPROPRIATIONS	₱	33,739,000	₱	59,027,000	₱	92,800,000	₱	185,566,000

Special Provision(s)

1. Revolving Fund for the Operations of Intramuros Administration. The revolving fund constituted from the revenues generated from operations and commercial transactions of the Intramuros Administration (IA) shall be used for expenses incurred in such commercial operations, including minor repairs of buildings and other structures and facilities used directly in its commercial operations, subject to the provisions of P.D. No. 1616 and National Budget Circular No. 377 dated August 27, 1984.

Disbursements or expenditures by the IA in violation of the above requirement shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, s. 1987 and to appropriate criminal action under existing penal laws.

2. Reporting and Posting Requirements. The IA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) IA’s Website.

The IA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

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3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	12,805,000	₱	5,333,000	₱		₱	18,138,000
Administration of Personnel Benefits		185,000						185,000

Sub-total, General Administration and Support		12,990,000		5,333,000				18,323,000

Support to Operations
Planning		3,432,000		1,834,000		23,000,000		28,266,000

Sub-total, Support to Operations		3,432,000		1,834,000		23,000,000		28,266,000

Operations
Cultural heritage conserved		9,273,000		10,438,000		64,000,000		83,711,000

INTRAMUROS PROPERTY CONSERVATION AND DEVELOPMENT PROGRAM		4,943,000		10,263,000		64,000,000		79,206,000

Cultural properties conservation		4,943,000		10,263,000		4,000,000		19,206,000
Project(s)
Locally-Funded Project(s)						60,000,000		60,000,000

1. Redevelopment of Cuartel de Sta. Lucia as a Museum of Filipino Heroes						50,000,000		50,000,000
2. Procurement of elevators for Museo de Intramuros						10,000,000		10,000,000
INTRAMUROS COMMERCIAL PROPERTY LEASING PROGRAM		4,330,000		175,000				4,505,000

Business Management		4,330,000		175,000				4,505,000
Tourism development promoted and visitor experience enriched		8,044,000		41,422,000		5,800,000		55,266,000

INTRAMUROS TOURISM PROMOTIONS PROGRAM		2,627,000		38,272,000		5,800,000		46,699,000

Tourism marketing and promotions		2,627,000		11,272,000				13,899,000
Project (s)
Locally-Funded Project(s)				27,000,000		5,800,000		32,800,000

1. Intramuros Wayfinders						1,800,000		1,800,000

JANUARY 6, 2020	OFFICIAL GAZETTE	135
DEPARTMENT OF TOURISM

2. 75th Commemoration of the Battle of Manila				1,000,000				1,000,000
3. Intramuros Regional Showcase				26,000,000		4,000,000		30,000,000

INTRAMUROS REGULATORY PROGRAM		5,417,000		3,150,000				8,567,000

Urban Planning and Community Development		5,417,000		3,150,000				8,567,000

Sub-total, Operations		17,317,000		51,860,000		69,800,000		138,977,000

TOTAL NEW APPROPRIATIONS	₱	33,739,000	₱	59,027,000	₱	92,800,000	₱	185,566,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	25,545

Total Permanent Positions	25,545

Other Compensation Cammon to All
Personnel Economic Relief Allowance	1,272
Representation Allowance	492
Transportation Allowance	492
Clothing and Uniform Allowance	318
Mid-Year Bonus - Civilian	2,129
Year End Bonus	2,129
Cash Gift	265
Per Diem	144
Productivity Enhancement Incentives	265
Step Increment	64

Total Other Compensation Common to All	7,570

Other Benefits
PAG-IBIG Contributions	64
PhilHealth Contributions	261
Employees Compensation Insurance Premiums	64
Loyalty Award - Civilian	50
Terminal Leave	185

Total Other Benefits	624

Total Personnel Services	33,739

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Maintenance and Other Operating Expenses
Travelling Expenses	730
Training and Scholarship Expenses	963
Supplies and Materials Expenses	7,778
Utility Expenses	3,300
Communication Expenses	853
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	180
Professional Services	27,750
General Services	2,250
Repairs and Maintenance	3,550
Taxes, Insurance Premiums and Other Fees	200
Other Maintenance and Operating Expenses
Advertising Expenses	800
Printing and Publication Expenses	23
Representation Expenses	450
Rent/Lease Expenses	200
Other Maintenance and Operating Expenses	10,000

Total Maintenance and Other Operating Expenses	59,027

Total Current Operating Expenditures	92,766

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	50,000
Machinery and Equipment Outlay	41,000
Other Property, Plant and Equipment Outlay	1,800

Total Capital Outlays	92,800

TOTAL NEW APPROPRIATIONS	185,566

C. NATIONAL PARKS DEVELOPMENT COMMITTEE

For general administration and support, and operations, as indicated hereunder	₱	253,441,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	26,148,000	₱	10,462,000	₱	21,030,000	₱	57,640,000
Operations		36,690,000		124,508,000		34,603,000		195,801,000

PARKS MANAGEMENT PROGRAM		29,227,000		111,045,000		34,603,000		174,875,000

JANUARY 6, 2020	OFFICIAL GAZETTE	137
DEPARTMENT OF TOURISM

CULTURAL AND EVENTS PROGRAM		7,463,000		13,463,000				20,926,000

TOTAL NEW APPROPRIATIONS	₱	62,838,000	₱	134,970,000	₱	55,633,000	₱	253,441,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Parks Development Committee (NPDC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) NPDC’s Website.

The NPDC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	25,253,000	₱	10,462,000	₱	21,030,000	₱	56,745,000
Administration of Personnel Benefits		895,000						895,000

Sub-total, General Administration and Support		26,148,000		10,462,000		21,030,000		57,640,000

Operations
National Parks preserved and developed		29,227,000		111,045,000		34,603,000		174,875,000

PARKS MANAGEMENT PROGRAM		29,227,000		111,045,000		34,603,000		174,875,000

Development, beautification, preservation and maintenance of the Rizal Park and satellite parks		29,227,000		81,552,000		34,603,000		145,382,000
Provision of park security services				29,493,000				29,493,000
Visitor experience enriched		7,463,000		13,463,000				20,926,000

CULTURAL AND EVENTS PROGRAM		7,463,000		13,463,000				20,926,000

Promotion of arts and cultural activities in the parks		7,463,000		13,463,000				20,926,000

Sub-total, Operations		36,690,000		124,508,000		34,603,000		195,801,000

TOTAL NEW APPROPRIATIONS	₱	62,838,000	₱	134,970,000	₱	55,633,000	₱	253,441,000

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GENERAL APPROPRIATIONS ACT, FY 2020

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	45,235

Total Permanent Positions	45,235

Other Compensation Common to All
Personnel Economic Relief Allowance	4,248
Representation Allowance	510
Transportation Allowance	510
Clothing and Uniform Allowance	1,062
Mid-Year Bonus - Civilian	3,769
Year End Bonus	3,769
Cash Gift	885
Productivity Enhancement Incentive	885
Step Increment	113

Total Other Compensation Common to All	15,751

Other Benefits
PAG-IBIG Contributions	212
PhilHealth Contributions	533
Employees Compensation Insurance Premiums	212
Terminal Leave	895

Total Other Benefits	1,852

Total Personnel Services	62,838

Maintenance and Other Operating Expenses
Travelling Expenses	1,784
Training and Scholarship Expenses	1,998
Supplies and Materials Expenses	15,660
Utility Expenses	26,920
Communication Expenses	812
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	150
Professional Services	20,432
General Services	59,943
Repairs and Maintenance	4,850
Taxes, Insurance Premiums and Other Fees	130
Labor and Wages	300
Other Maintenance and Operating Expenses
Advertising Expenses	191
Printing and Publication Expenses	50

JANUARY 6, 2020	OFFICIAL GAZETTE	139
DEPARTMENT OF TOURISM

Representation Expenses	650
Rent/Lease Expenses	344
Subscription Expenses	56
Other Maintenance and Operating Expenses	700

Total Maintenance and Other Operating Expenses	134,970

Total Current Operating Expenditures	197,808

Capital Outlays
Property, Plant and Equipment Outlay
Land Improvement Outlay	34,603
Machinery and Equipment Outlay	21,030

Total Capital Outlays	55,633

TOTAL NEW APPROPRIATIONS	253,441

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GENERAL SUMMARY

DEPARTMENT OF TOURISM

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	517,386,000	₱	2,892,268,000	₱	3,580,000	₱	158,743,000	₱	3,571,977,000
B. INTRAMUROS ADMINISTRATION		33,739,000		59,027,000				92,800,000		185,566,000
C. NATIONAL PARKS DEVELOPMENT COMMITTEE		62,838,000		134,970,000				55,633,000		253,441,000

TOTAL NEW APPROPRIATIONS, DEPARTMENT OF TOURISM	₱	613,963,000	₱	3,086,265,000	₱	3,580,000	₱	307,176,000	₱	4,010,984,000

JANUARY 6, 2020	OFFICIAL GAZETTE	141
DEPARTMENT OF TRADE AND INDUSTRY

XXIV- DEPARTMENT OF TRADE AND INDUSTRY

A. OFFICE OF THE SECRETARY

For general administration and support, and operations, including locally-funded and foreign-assisted project(s), as indicated hereunder	₱	6,652,916,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	472,474,000	₱	674,662,000	₱		₱	165,688,000	₱	1,312,824,000
Operations		1,295,414,000		3,379,729,000		2,400,000		662,549,000		5,340,092,000

EXPORTS AND INVESTMENTS DEVELOPMENT PROGRAM		386,023,000		1,000,518,000		2,136,000				1,388,677,000
INDUSTRY DEVELOPMENT PROGRAM		214,474,000		476,745,000		264,000		14,740,000		706,223,000
MSME DEVELOPMENT PROGRAM		349,999,000		1,714,829,000				585,909,000		2,650,737,000
CONSUMER PROTECTION PROGRAM		328,767,000		120,306,000				61,900,000		510,973,000
CONSUMER EDUCATION AND ADVOCACY PROGRAM		16,151,000		67,331,000						83,482,000

TOTAL NEW APPROPRIATIONS	₱	1,767,888,000	₱	4,054,391,000	₱	2,400,000	₱	828,237,000	₱	6,652,916,000

Special Provision(s)

1. Micro, Small and Medium Enterprise Development Council Fund. In addition to the amounts appropriated herein, Twenty One Million Three Hundred Twenty One Thousand Pesos (P21,32l,000) shall be used for the development of the Micro, Small and Medium Enterprises (MSMEs) sector sourced from ninety percent (90%) of the total penalties collected by the BSP from lending institutions, constituted into the MSME Development Council Fund in accordance with Section 20 of R.A. No. 9501.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Remedies Fund. In addition to the amounts appropriated herein, Two Million One Hundred Thousand Pesos (P2,100,000) shall be used for the implementation of remedies or safeguard measures for the protection of the domestic industries and producers from increased imports which cause or threaten to cause serious injury to the local industry, sourced from fifty percent (50%) of the revenues collected from fees, charges, and safeguard duties, constituted into the Remedies Fund in accordance with Section 34 of R.A. No. 8800.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

3. Fees and Other Receipts of the Intellectual Property Office of the Philippines. The income of the Intellectual Property Office of the Philippines (IPOPHIL) shall be used for its operational requirements, including acquisition of office space and equipment, upgrading of facilities and human resource development sourced from fees, fines, royalties and other charges in accordance with Section 14.1 of R.A. No. 8293, as amended.

Disbursements or expenditures by the IPOPHIL in violation of the above requirement shall render any disbursement from said income void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

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4. Comprehensive Agrarian Reform Program. The amount of One Hundred Ten Million Seven Hundred Twenty Thousand Pesos (P110,720,000) appropriated herein shall be used in support of the Program Beneficiaries Development component of the Comprehensive Agrarian Reform Program.

5. Implementation of Shared Service Facilities. The amount of Five Hundred Seventy Four Million Five Hundred Thirteen Thousand Pesos (P574,513,000) appropriated herein for the implementation of the Shared Service Facilities (SSF) shall be used for projects that aim to improve the quality and productivity of MSMEs. Its implementation shall be primarily based on priority industry clusters identified by the DTI in consultation with key stakeholders.

Upon the procurement of the equipment for the SSF, the DTI shall turn over the management thereof to the Cooperators, which shall commit to shoulder maintenance and repair costs upon acceptance thereof. After the period of two years, the DTI may either: (i) transfer ownership of the SSF to the Cooperators that demonstrated sucessful management of the facilities; (ii) extend the usufruct period for another two years if the Cooperator needs additional period to establish the sucessful operation of the SSF; or (iii) transfer the management of the SSF equipment to another Cooperator for failure to secure, operate, properly maintain or repair the SSF equipment upon acceptance.

6. Negosyo Centers. The amount of Seven Hundred Ninety Million Seven Hundred Seventy Nine Thousand Pesos (P790,779,000) appropriated herein shall be used for the establishment and management of Negosyo Centers in accordance with Section 3 of R.A. No. 10644. All existing similar activities undertaken by the DTI shall now be implemented by the Negosyo Centers.

7. Reporting and Posting Requirements. The DTI shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) DTI’s website.

The DTI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

8. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses	Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	439,750,000	₱	674,662,000	₱	₱	165,688,000	₱	1,280,100,000

National Capital Region (NCR)		219,242,000		530,483,000			153,688,000		903,413,000

Central Office		219,242,000		530,483,000			153,688,000		903,413,000
Region I - Ilocos		8,154,000		12,644,000					20,798,000

Regional Office - I		8,154,000		12,644,000					20,798,000

JANUARY 6, 2020	OFFICIAL GAZETTE	143
DEPARTMENT OF TRADE AND INDUSTRY

Cordillera Administrative Region (CAR)	20,147,000	7,455,000		27,602,000

Regional Office - CAR	20,147,000	7,455,000		27,602,000
Region II - Cagayan Valley	11,848,000	8,790,000		20,638,000

Regional Office - II	11,848,000	8,790,000		20,638,000
Region III - Central Luzon	13,511,000	9,351,000	4,300,000	27,162,000

Regional Office - III	13,511,000	9,351,000	4,300,000	27,162,000
Region IVA - CALABARZON	26,148,000	15,114,000		41,262,000

Regional Office - IVA	26,148,000	15,114,000		41,262,000
Region IVB - MIMAROPA	12,218,000	3,292,000		15,510,000

Regional Office - IVB	12,218,000	3,292,000		15,510,000
Region V - Bicol	12,455,000	10,550,000	6,400,000	29,405,000

Regional Office - V	12,455,000	10,550,000	6,400,000	29,405,000
Region VI - Western Visayas	25,422,000	13,594,000		39,016,000

Regional Office - VI	25,422,000	13,594,000		39,016,000
Region VII - Central Visayas	12,532,000	10,763,000		23,295,000

Regional Office - VII	12,532,000	10,763,000		23,295,000
Region VIII - Eastern Visayas	10,175,000	4,386,000		14,561,000

Regional Office - VIII	10,175,000	4,386,000		14,561,000
Region IX - Zamboanga Peninsula	23,933,000	11,136,000		35,069,000

Regional Office - IX	23,933,000	11,136,000		35,069,000
Region X - Northern Mindanao	9,275,000	6,713,000		15,988,000

Regional Office - X	9,275,000	6,713,000		15,988,000
Region XI - Davao	10,961,000	9,909,000		20,870,000

Regional Office - XI	10,961,000	9,909,000		20,870,000
Region XII - SOCCSKSARGEN	4,542,000	12,521,000	1,300,000	18,363,000

Regional Office - XII	4,542,000	12,521,000	1,300,000	18,363,000
Region XIII - CARAGA	19,187,000	7,961,000		27,148,000

Regional Office - XIII	19,187,000	7,961,000		27,148,000
Administration of Personnel Benefits	32,724,000			32,724,000

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National Capital Region (NCR)	15,668,000				15,668,000

Central Office	15,668,000				15,668,000
Cordillera Administrative Region	2,410,000				2,410,000

Regional Office - CAR	2,410,000				2,410,000
Region III - Central Luzon	357,000				357,000

Regional Office - III	357,000				357,000
Region IVA - CALABARZON	796,000				796,000

Regional Office - IVA	796,000				796,000
Region V - Bicol	4,645,000				4,645,000

Regional Office - V	4,645,000				4,645,000
Region VI - Western Visayas	1,299,000				1,299,000

Regional Office - VI	1,299,000				1,299,000
Region VII - Central Visayas	1,017,000				1,017,000

Regional Office - VII	1,017,000				1,017,000
Region IX - Zamboanga Peninsula	3,173,000				3,173,000

Regional Office - IX	3,173,000				3,173,000
Region XI - Davao	1,550,000				1,550,000

Regional Office - XI	1,550,000				1,550,000
Region XIII - CARAGA	1,809,000				1,809,000
Regional Office - XIII	1,809,000				1,809,000

Sub-total, General Administration and Support	472,474,000	674,662,000		165,688,000	1,312,824,000

Operations
Exports and Investments Increased	386,023,000	1,000,518,000	2,136,000		1,388,677,000

EXPORTS AND INVESTMENTS DEVELOPMENT PROGRAM	386,023,000	1,000,518,000	2,136,000		1,388,677,000

Formulation of strategic plans, programs and policies on exports and investments		149,954,000			149,954,000

National Capital Region (NCR)		149,954,000			149,954,000

Central Office		149,954,000			149,954,000
Development, facilitation, and promotion of exports and investments, domestic and foreign	386,023,000	850,564,000	2,136,000		1,238,723,000

JANUARY 6, 2020	OFFICIAL GAZETTE	145
DEPARTMENT OF TRADE AND INDUSTRY

National Capital Region (NCR)	240,042,000	815,909,000	2,136,000	1,058,087,000

Central Office	240,042,000	815,909,000	2,136,000	1,058,087,000
Region I - Ilocos	3,361,000	878,000		4,239,000

Regional Office - I	3,361,000	878,000		4,239,000
Cordillera Administrative Region (CAR)	14,210,000	521,000		14,731,000

Regional Office - CAR	14,210,000	521,000		14,731,000
Region II - Cagayan Valley	17,045,000	2,370,000		19,415,000

Regional Office - II	17,045,000	2,370,000		19,415,000
Region III - Central Luzon	15,746,000	825,000		16,571,000

Regional Office - III	15,746,000	825,000		16,571,000
Region IVA - CALABARZON	3,719,000	2,449,000		6,168,000

Regional Office - IVA	3,719,000	2,449,000		6,168,000
Region IVB - MIMAROPA	6,812,000	1,646,000		8,458,000

Regional Office - IVB	6,812,000	1,646,000		8,458,000
Region V - Bicol	9,579,000	2,898,000		12,477,000

Regional Office - V	9,579,000	2,898,000		12,477,000
Region VI - Western Visayas	3,272,000	849,000		4,121,000

Regional Office - VI	3,272,000	849,000		4,121,000
Region VII - Central Visayas	14,624,000	2,524,000		17,148,000

Regional Office - VII	14,624,000	2,524,000		17,148,000
Region VIII - Eastern Visayas	16,911,000	3,508,000		20,419,000

Regional Office - VIII	16,911,000	3,508,000		20,419,000
Region IX - Zamboanga Peninsula	3,247,000	5,078,000		8,325,000

Regional Office - IX	3,247,000	5,078,000		8,325,000
Region X - Northern Mindanao	8,016,000	1,421,000		9,437,000

Regional Office - X	8,016,000	1,421,000		9,437,000
Region XI - Davao	10,446,000	3,422,000		13,868,000

Regional Office - XI	10,446,000	3,422,000		13,868,000
Region XII - SOCCSKSARGEN	12,717,000	3,047,000		15,764,000

Regional Office - XII	12,717,000	3,047,000		15,764,000

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Region XIII - CARAGA	6,276,000	3,219,000			9,495,000

Regional Office - XIII	6,276,000	3,219,000			9,495,000
Industries developed	214,474,000	476,745,000	264,000	14,740,000	706,223,000

INDUSTRY DEVELOPMENT PROGRAM	214,474,000	476,745,000	264,000	14,740,000	706,223,000

Formulation of strategic plans, programs, and policies to develop competitive industries	181,616,000	328,535,000	264,000	707,000	511,122,000

National Capital Region (NCR)	105,250,000	270,765,000	264,000	707,000	376,986,000

Central Office	105,250,000	270,765,000	264,000	707,000	376,986,000
Region I - Ilocos	1,914,000	1,991,000			3,905,000

Regional Office - I	1,914,000	1,991,000			3,905,000
Cordillera Administrative Region (CAR)	626,000	5,507,000			6,133,000

Regional Office - CAR	626,600	5,507,000			6,133,000
Region II - Cagayan Valley		1,867,000			1,867,000

Regional Office - II		1,867,000			1,867,000
Region III - Central Luzon	6,146,000	12,246,000			18,392,000

Regional Office - III	6,146,000	12,246,000			18,392,000
Region IVA - CALABARZON	8,141,000	3,064,000			11,205,000

Regional Office - IVA	8,141,000	3,064,000			11,205,000
Region IVB - MIMAROPA	3,630,000	796,000			4,426,000

Regional Office - IVB	3,630,000	796,000			4,426,000
Region V - Bicol	7,062,000	3,841,000			10,903,000

Regional Office - V	7,062,000	3,841,000			10,903,000
Region VI - Western Visayas		3,104,000			3,104,000

Regional Office - VI		3,104,000			3,104,000
Region VII - Central Visayas	2,222,000	3,462,000			5,684,000

Regional Office - VII	2,222,000	3,462,000			5,684,000
Region VIII - Eastern Visayas		796,000			796,000

Regional Office - VIII		796,000			796,000
Region IX - Zamboanga Peninsula	8,389,000	2,993,000			11,382,000

Regional Office - IX	8,389,000	2,993,000			11,382,000

JANUARY 6, 2020	OFFICIAL GAZETTE	147
DEPARTMENT OF TRADE AND INDUSTRY

Region X - Northern Mindanao	8,517,000	5,489,000		14,006,000

Regional Office - X	8,517,000	5,489,000		14,006,000
Region XI - Davao	9,312,000	4,817,000		14,129,000

Regional Office - XI	9,312,000	4,817,000		14,129,000
Region XII - SOCCSKSARGEN	11,995,000	3,085,000		15,080,000

Regional Office - XII	11,995,000	3,085,000		15,080,000
Region XIII - CARAGA	8,412,000	4,712,000		13,124,000

Regional Office - XIII	8,412,000	4,712,000		13,124,000
Project(s)
Foreign-Assisted Project(s)		20,000,000		20,000,000

Innovation and Industry 4.0 Preparing PH Industries for Future Production		20,000,000		20,000,000

GOP Counterpart		20,000,000		20,000,000

National Capital Region (NCR)		20,000,000		20,000,000

Central Office		20,000,000		20,000,000
Promotion of competitiveness through administration of awards program, voluntary certification and accreditation programs	32,858,000	53,220,000		86,078,000

National Capital Region (NCR)	32,858,000	53,220,000		86,078,000

Central Office	32,858,000	53,220,000		86,078,000
Project(s)
Locally-Funded Projects		74,990,000	14,033,000	89,023,000

Go Lokal		19,023,000		19,023,000

National Capital Region (NCR)		19,023,000		19,023,000

Central Office		19,023,000		19,023,000
Innovation and Modernization Projects		55,967,000	14,033,000	70,000,000

National Capital Region (NCR)		55,967,000	14,033,000	70,000,000

Central Office		55,967,000	14,033,000	70,000,000
MSMEs assisted and developed	349,999,000	1,714,829,000	585,909,000	2,650,737,000

MSMEs DEVELOPMENT PROGRAM	349,999,000	1,714,829,000	585,909,000	2,650,737,000

Formulation of strategic plans, programs, and policies on MSME development	5,630,000	4,929,000		10,559,000

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National Capital Region (NCR)	5,630,000	4,929,000	10,559,000

Central Office	5,630,000	4,929,000	10,559,000
Implementation of the MSME Development Plan and other initiatives to promote the growth of Micro, Small and Medium Enterprises	264,759,000	339,160,000	603,919,000

National Capital Region (NCR)	31,867,000	176,372,000	208,239,000

Central Office	31,867,000	176,372,000	208,239,000
Region I - Ilocos	29,759,000	8,662,000	38,421,000

Regional Office - I	29,759,000	8,662,000	38,421,000
Cordillera Administrative Region (CAR)	12,824,000	13,185,000	26,009,000

Regional Office - CAR	12,824,000	13,185,000	26,009,000
Region II - Cagayan Valley	12,366,000	11,893,000	24,259,000

Regional Office - II	12,366,000	11,893,000	24,259,000
Region III - Central Luzon	25,212,000	16,461,000	41,673,000

Regional Office - III	25,212,000	16,461,000	41,673,000
Region IVA - CALABARZON	13,068,000	9,004,000	22,072,000

Regional Office - IVA	13,068,000	9,004,000	22,072,000
Region IVB - MIMAROPA	12,706,000	12,171,000	24,877,000

Regional Office - IVB	12,706,000	12,171,000	24,877,000
Region V - Bicol	23,084,000	8,459,000	31,543,000

Regional Office - V	23,084,000	8,459,000	31,543,000
Region VI - Western Visayas	16,250,000	10,984,000	27,234,000

Regional Office - VI	16,250,000	10,984,000	27,234,000
Region VII - Central Visayas	15,577,000	11,711,000	27,288,000

Regional Office - VII	15,577,000	11,711,000	27,288,000
Region VIII - Eastern Visayas	15,831,000	10,440,000	26,271,000

Regional Office - VIII	15,831,000	10,440,000	26,271,000
Region IX - Zamboanga Peninsula	9,700,000	10,099,000	19,799,000

Regional Office - IX	9,700,000	10,099,000	19,799,000
Region X - Northern Mindanao	9,807,000	9,210,000	19,017,000

Regional Office - X	9,807,000	9,210,000	19,017,000

JANUARY 6, 2020	OFFICIAL GAZETTE	149
DEPARTMENT OF TRADE AND INDUSTRY

Region XI - Davao	18,586,000	14,171,000		32,757,000

Regional Office - XI	18,586,900	14,171,000		32,757,000
Region XII - SOCCSKSARGEN	9,095,000	8,203,000		17,298,000

Regional Office - XII	9,095,000	8,203,000		17,298,000
Region XIII - CARAGA	9,027,000	8,135,000		17,162,000

Regional Office - XIII	9,027,000	8,135,000		17,162,000
For the requirements of the Program Beneficiaries Development Component of the Comprehensive Agrarian Reform Program	79,610,000	31,110,000		110,720,000

National Capital Region (NCR)	79,610,000	31,110,000		110,720,000

Central Office	79,610,000	31,110,000		110,720,000
Project(s)
Locally - Funded Project(s)		1,276,350,000	581,980,000	1,858,330,000

Establishment of Negosyo Centers		708,799,000	81,980,000	790,779,000

National Capital Region (NCR)		210,263,000	81,980,000	292,243,000

Central Office		210,263,000	81,980,000	292,243,000
Region I - Ilocos		26,290,000		26,290,000

Regional Office - I		26,290,000		26,290,000
Cordillera Administrative Region (CAR)		23,236,000		23,236,000

Regional Office - CAR		23,236,000		23,236,000
Region II - Cagayan Valley		32,202,000		32,202,000

Regional Office - II		32,202,000		32,202,000
Region III - Central Luzon		35,213,000		35,213,000

Regional Office - III		35,213,000		35,213,000
Region IVA - CALABARZON		51,007,000		51,007,000

Regional Office - IVA		51,007,000		51,007,000
Region IVB - MIMAROPA		25,700,000		25,700,000

Regional Office - IVB		25,700,000		25,700,000
Region V - Bicol		40,924,000		40,924,000

Regional Office - V		40,924,000		40,924,000

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Region VI - Western Visayas	41,905,000	41,905,000

Regional Office - VI	41,905,000	41,905,000
Region VII - Central Visayas	36,256,000	36,256,000

Regional Office - VII	36,256,000	36,256,000
Region VIII - Eastern Visayas	42,969,000	42,969,000

Regional Office - VIII	42,969,000	42,969,000
Region IX - Zamboanga Peninsula	22,963,000	22,963,000

Regional Office - IX	22,963,000	22,963,000
Region X - Northern Mindanao	32,237,000	32,237,000

Regional Office - X	32,237,000	32,237,000
Region XI - Davao	31,681,000	31,681,000

Regional Office - XI	31,681,000	31,681,000
Region XII - SOCCSKSARGEN	27,351,000	27,351,000

Regional Office - XII	27,351,000	27,351,000
Region XIII - CARAGA	28,602,000	28,602,000

Regional Office - XIII	28,602,000	28,602,000
OTOP: Next Generation	290,038,000	290,038,000

National Capital Region (NCR)	212,967,000	212,967,000

Central Office	212,967,000	212,967,000
Region I - Ilocos	3,854,000	3,854,000

Regional Office - I	3,854,000	3,854,000
Cordillera Administrative Region (CAR)	6,590,000	6,590,000

Regional Office - CAR	6,590,000	6,590,000
Region II - Cagayan Valley	4,791,000	4,791,000

Regional Office - II	4,791,000	4,791,000
Region III - Central Luzon	4,892,000	4,892,000

Regional Office - III	4,892,000	4,892,000
Region IVA - CALABARZON	5,989,000	5,989,000

Regional Office - IVA	5,989,000	5,989,000

JANUARY 6, 2020	OFFICIAL GAZETTE	151
DEPARTMENT OF TRADE AND INDUSTRY

Region IVB - MIMAROPA	5,796,000		5,796,000

Regional Office - IVB	5,796,000		5,796,000
Region V - Bicol	4,653,000		4,653,000

Regional Office - V	4,653,000		4,653,000
Region VI - Western Visayas	3,983,000		3,983,000

Regional Office - VI	3,983,000		3,983,000
Region VII - Central Visayas	4,781,000		4,781,000

Regional Office - VII	4,781,000		4,781,000
Region VIII - Eastern Visayas	4,192,000		4,192,000

Regional Office - VIII	4,192,000		4,192,000
Region IX - Zamboanga Peninsula	5,552,000		5,552,000

Regional Office - IX	5,552,000		5,552,000
Region X - Northern Mindanao	4,743,000		4,743,000

Regional Office - X	4,743,000		4,743,000
Region XI - Davao	4,781,000		4,781,000

Regional Office - XI	4,781,000		4,781,000
Region XII - SOCCSKSARGEN	5,580,000		5,580,000

Regional Office - XII	5,580,000		5,580,000
Region XIII - CARAGA	6,894,000		6,894,000

Regional Office - XIII	6,894,000		6,894,000
Shared Service Facilities (SSF) Project	74,513,000	500,000,000	574,513,000

National Capital Region (NCR)	19,743,000	500,000,000	519,743,000

Central Office	19,743,000	500,000,000	519,743,000
Region I - Ilocos	3,585,000		3,585,000

Regional Office - I	3,585,000		3,585,000
Cordillera Administrative Region (CAR)	3,510,000		3,510,000

Regional Office - CAR	3,510,000		3,510,000
Region II - Cagayan Valley	3,545,000		3,545,000

Regional Office - II	3,545,000		3,545,000

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Region III - Central Luzon	3,700,000		3,700,000

Regional Office - III	3,700,000		3,700,000
Region IVA - CALABARZON	3,330,000		3,330,000

Regional Office - IVA	3,330,000		3,330,000
Region IVB - MIMAROPA	3,235,000		3,235,000

Regional Office - IVB	3,235,000		3,235,000
Region V - Bicol	3,420,000		3,420,000

Regional Office - V	3,420,000		3,420,000
Region VI - Western Visayas	4,205,000		4,205,000

Regional Office - VI	4,205,000		4,205,000
Region VII - Central Visayas	3,470,000		3,470,000

Regional Office - VII	3,470,000		3,470,000
Region VIII - Eastern Visayas	3,800,000		3,800,000

Regional Office - VIII	3,800,000		3,800,000
Region IX - Zamboanga Peninsula	3,570,000		3,570,000

Regional Office - IX	3,570,000		3,570,000
Region X - Northern Mindanao	4,800,000		4,800,000

Regional Office - X	4,800,000		4,800,000
Region XI - Davao	3,600,000		3,600,000

Regional Office - XI	3,600,000		3,600,000
Region XII - SOCCSKSARGEN	3,650,000		3,650,000

Regional Office - XII	3,650,000		3,650,000
Region XIII - CARAGA	3,350,000		3,350,000

Regional Office - XIII	3,350,000		3,350,000
Livelihood Seeding Program and Negosyo Serbisyo sa Barangay	203,000,000		203,000,000

National Capital Region	203,000,000		203,000,000

Central Office	203,000,000		203,000,000
Foreign-Assisted Project(s)	63,280,000	3,929,000	67,209,000

JANUARY 6, 2020	OFFICIAL GAZETTE	153
DEPARTMENT OF TRADE AND INDUSTRY

Rural Agro-Enterprise Partnership for Inclusive Development (RAPID) Growth		63,280,000	3,929,000	67,209,000

GOP Counterpart		63,280,000	3,929,000	67,209,000

National Capital Region		63,280,000	3,929,000	67,209,000

Central Office		63,280,000	3,929,000	67,209,000
Consumer welfare enhanced	344,918,000	187,637,000	61,900,000	594,455,000

CONSUMER PROTECTION PROGRAM	328,767,000	120,306,000	61,900,000	510,973,000

Formulation of strategic plans, programs, and policies on consumer protection		5,104,000		5,104,000

National Capital Region (NCR)		5,104,000		5,104,000

Central Office		5,104,000		5,104,000
Monitoring and enforcement of FTL including consumer complaints handling	155,502,000	57,891,000	1,000,000	214,393,000

National Capital Region (NCR)	21,708,000	38,235,000	1,000,000	60,943,000

Central Office	21,708,000	38,235,000	1,000,000	60,943,000
Region I - Ilocos	7,050,000	691,000		7,741,000

Regional Office - I	7,050,000	691,000		7,741,000
Cordillera Administrative Region (CAR)	9,264,000	2,075,000		11,339,000

Regional Office - CAR	9,264,000	2,075,000		11,339,000
Region II - Cagayan Valley	13,813,000	819,000		14,632,000

Regional Office - II	13,813,000	819,000		14,632,000
Region III - Central Luzon	11,883,000	2,152,000		14,035,000

Regional Office - III	11,883,000	2,152,000		14,035,000
Region IVA - CALABARZON	11,307,000	1,952,000		13,259,000

Regional Office - IVA	11,307,000	1,952,000		13,259,000
Region IVB - MIMAROPA	5,801,000	494,000		6,295,000

Regional Office - IVB	5,801,000	494,000		6,295,000
Region V - Bicol	9,147,000	701,000		9,848,000

Regional Office - V	9,147,000	701,000		9,848,000
Region VI - Western Visayas	8,294,000	1,177,000		9,471,000

Regional Office - VI	8,294,000	1,177,000		9,471,000

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Region VII - Central Visayas	6,296,000	1,726,000		8,022,000

Regional Office - VII	6,296,000	1,726,000		8,022,000
Region VIII - Eastern Visayas	5,428,000	1,653,000		7,081,000

Regional Office - VIII	5,428,000	1,653,000		7,081,000
Region IX - Zamboanga Peninsula	9,502,000	707,000		10,209,000

Regional Office - IX	9,502,000	707,000		10,209,000
Region X - Northern Mindanao	6,046,000	1,973,000		8,019,000

Regional Office - X	6,046,000	1,973,000		8,019,000
Region XI - Davao	12,877,000	508,000		13,385,000

Regional Office - XI	12,877,000	508,000		13,385,000
Region XII - SOCCSKSARGEN	9,800,000	1,616,000		11,416,000

Regional Office - XII	9,800,000	1,616,000		11,416,000
Region XIII - CARAGA	7,286,000	1,412,000		8,698,000

Regional Office - XIII	7,286,000	1,412,000		8,698,000
Accreditation and issuance of business licenses, permits registration and authorities	173,265,000	57,311,000	60,900,000	291,476,000

National Capital Region (NCR)	77,562,000	37,494,000	60,900,000	175,956,000

Central Office	77,562,000	37,494,000	60,900,000	175,956,000
Region I - Ilocos	4,210,000	1,592,000		5,802,000

Regional Office - I	4,210,000	1,592,000		5,802,000
Cordillera Administrative Region (CAR)	10,203,000			10,203,000

Regional Office - CAR	10,203,000			10,203,000
Region II - Cagayan Valley	8,131,000	976,000		9,107,000

Regional Office - II	8,131,000	976,000		9,107,000
Region III - Central Luzon	10,673,000	3,984,000		14,657,000

Regional Office - III	10,673,000	3,984,000		14,657,000
Region IVA - CALABARZON	7,984,000	2,627,000		10,611,000

Regional Office - IVA	7,984,000	2,627,000		10,611,000
Region IVB - MIMAROPA	5,257,000	569,000		5,826,000

Regional Office - IVB	5,257,000	569,000		5,826,000

JANUARY 6, 2020	OFFICIAL GAZETTE	155
DEPARTMENT OF TRADE AND INDUSTRY

Region V - Bicol	7,496,000	400,000	7,896,000

Regional Office - V	7,496,000	400,000	7,896,000
Region VI - Western Visayas	2,663,000	1,172,000	3,835,000

Regional Office - VI	2,663,000	1,172,000	3,835,000
Region VII - Central Visayas	7,613,000	1,192,000	8,805,000

Regional Office - VII	7,613,000	1,192,000	8,805,000
Region VIII - Eastern Visayas	4,407,000	987,000	5,394,000

Regional Office - VIII	4,407,000	987,000	5,394,000
Region IX - Zamboanga Peninsula	1,429,000	377,000	1,806,000

Regional Office - IX	1,429,000	377,000	1,806,000
Region X - Northern Mindanao	13,058,000	1,059,000	14,117,000

Regional Office - X	13,058,000	1,059,000	14,117,000
Region XI - Davao	4,107,000	1,055,000	5,162,000

Regional Office - XI	4,107,000	1,055,000	5,162,000
Region XII - SOCCSKSARGEN	6,044,000	2,077,000	8,121,000

Regional Office - XII	6,044,000	2,077,000	8,121,000
Region XIII - CARAGA	2,428,000	1,750,000	4,178,000

Regional Office - XIII	2,428,000	1,750,000	4,178,000
CONSUMER EDUCATION AND ADVOCACY PROGRAM	16,151,000	67,331,000	83,482,000

Formulation of strategic plans, programs, and policies on consumer education, awareness and advocacy	16,151,000	9,460,000	25,611,000

National Capital Region (NCR)	16,151,000	9,460,000	25,611,000

Central Office	16,151,000	9,460,000	25,611,000
Implementation of plans, projects and activities on consumer awareness, education, and advocacy		57,871,000	57,871,000

National Capital Region (NCR)		24,914,000	24,914,000

Central Office		24,914,000	24,914,000
Region I - Ilocos		815,000	815,000

Regional Office - I		815,000	815,000

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Cordillera Administrative Region (CAR)				1,818,000						1,818,000

Regional Office - CAR				1,818,000						1,818,000
Region II - Cagayan Valley				1,056,000						1,056,000

Regional Office - II				1,056,000						1,056,000
Region III - Central Luzon				2,554,000						2,554,000

Regional Office - III				2,554,000						2,554,000
Region IVA - CALABARZON				2,778,000						2,778,000

Regional Office - IVA				2,778,000						2,778,000
Region IVB - MIMAROPA				2,732,000						2,732,000

Regional Office - IVB				2,732,000						2,732,000
Region V - Bicol				3,110,000						3,110,000

Regional Office - V				3,110,000						3,110,000
Region VI - Western Visayas				2,317,000						2,317,000

Regional Office - VI				2,317,000						2,317,000
Region VII - Central Visayas				2,628,000						2,628,000

Regional Office - VII				2,628,000						2,628,000
Region VIII - Eastern Visayas				2,037,000						2,037,000

Regional Office - VIII				2,037,000						2,037,000
Region IX - Zamboanga Peninsula				3,303,000						3,303,000

Regional Office - IX				3,303,000						3,303,000
Region X - Northern Mindanao				1,811,000						1,811,000

Regional Office - X				1,811,000						1,811,000
Region XI - Davao				3,096,000						3,096,000

Regional Office - XI				3,096,000						3,096,000
Region XII - SOCCSKSARGEN				1,904,000						1,904,000

Regional Office - XII				1,904,000						1,904,000
Region XIII - CARAGA				998,000						998,000

Regional Office - XIII				998,000						998,000

Sub-total, Operations		1,295,414,000		3,379,729,000		2,400,000		662,549,000		5,340,092,000

TOTAL NEW APPROPRIATIONS	₱	1,767,888,000	₱	4,054,391,000	₱	2,400,000	₱	828,237,000	₱	6,652,916,000

JANUARY 6, 2020	OFFICIAL GAZETTE	157
DEPARTMENT OF TRADE AND INDUSTRY

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,148,235

Total Permanent Positions	1,148,235

Other Compensation Common to All
Personnel Economic Relief Allowance	53,040
Representation Allowance	22,926
Transportation Allowance	22,836
Clothing and Uniform Allowance	13,260
Mid-Year Bonus - Civilian	95,687
Year End Bonus	95,687
Cash Gift	11,050
Productivity Enhancement Incentive	11,050
Step Increment	2,869

Total Other Compensation Common to All	328,405

Other Compensation for Specific Groups
Magna Carta for Science and Technology Personnel	2,985
Overseas Allowance	158,326

Total Other Compensation for Specific Groups	161,311

Other Benefits
PAG-IBIG Contributions	2,652
PhilHealth Contributions	11,519
Employees Compensation Insurance Premiums	2,652
Loyalty Award - Civilian	780
Terminal Leave	32,724

Total Other Benefits	50,327

Non-Permanent Positions	79,610

Total Personnel Services	1,767,888

Maintenance and Other Operating Expenses
Travelling Expenses	433,859
Training and Scholarship Expenses	518,602
Supplies and Materials Expenses	216,815
Utility Expenses	103,485

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Communication Expenses	146,381
Awards/Rewards and Prizes	1,401
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	7,294
Professional Services	1,118,076
General Services	191,301
Repairs and Maintenance	209,746
Repairs and Maintenance of Leased Assets	23
Taxes, Insurance Premiums and Other Fees	34,542
Other Maintenance and Operating Expenses
Advertising Expenses	117,966
Printing and Publication Expenses	71,267
Representation Expenses	288,525
Transportation and Delivery Expenses	30,257
Rent/Lease Expenses	451,454
Membership Dues and Contributions to Organizations	1,468
Subscription Expenses	46,431
Other Maintenance and Operating Expenses	65,498

Total Maintenance and Other Operating Expenses	4,054,391

Financial Expenses
Bank Charges	2,400

Total Financial Expenses	2,400

Total Current Operating Expenditures	5,824,679

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	10,730
Buildings and Other Structures	10,820
Machinery and Equipment Outlay	755,230
Transportation Equipment Outlay	18,887
Furniture, Fixtures and Books Outlay	29,270
Intangible Assets Outlay	3,300

Total Capital Outlays	828,237

TOTAL NEW APPROPRIATIONS	6,652,916

B. BOARD OF INVESTMENTS

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	370,770,000

New Appropriations, by Program

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

JANUARY 6, 2020	OFFICIAL GAZETTE	159
DEPARTMENT OF TRADE AND INDUSTRY

PROGRAMS
General Administration and Support		₱56,623,000	₱	106,471,000	₱	18,515,000	₱	181,609,000
Operations		111,617,000		77,545,000				189,162,000

INDUSTRY DEVELOPMENT PROGRAM		37,636,000		31,610,000				69,246,000
INVESTMENT PROMOTION PROGRAM		73,981,000		45,935,000				119,916,000

TOTAL NEW APPROPRIATIONS	₱	168,240,000	₱	184,016,000	₱	18,515,000	₱	370,771,000

Special Provision(s)

1. Reporting and Posting Requirements. The Board of Investments (BOI) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) BOI’s website.

The BOI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	51,547,000	₱	106,471,000	₱	18,515,000	₱	176,533,000
Administration of Personnel Benefits		5,076,000						5,076,000

Sub-total, General Administration and Support		56,623,000		106,471,000		18,515,000		181,609,000

Operations
Competitive Industries Developed		37,636,000		31,610,000				69,246,000

INDUSTRY DEVELOPMENT PROGRAM		37,636,000		31,610,000				69,246,000

Policy Analysis and Advocacy Formulation		13,575,000		11,327,000				24,902,000
Implementation of the Comprehensive National Industrial Strategy		24,061,000		11,623,000				35,684,000
Project(s)

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Locally-Funded Project (s)				8,660,000				8,660,000

Industry Development Program				8,660,000				8,660,000
Investment Increased		73,981,000		45,935,000				119,916,000

INVESTMENT PROMOTION PROGRAM		73,981,000		45,935,000				119,916,000

Promotion of Foreign Investments		14,768,000		14,327,000				29,095,000
Promotion of Local Investment		16,115,000		15,265,000				31,380,000
Registration and Supervision of Investment Projects		23,166,000		1,634,000				24,800,000
Dispensation of Incentives		9,778,000		3,138,000				12,916,000
Provision of Investment Counselling and Aftercare Services		10,154,000		3,385,000				13,539,000
Project(s)
Locally-Funded Project(s)				8,186,000				8,186,000

Comprehensive Automotive Resurgence Strategy (CARS)				8,186,000				8,186,000

Sub-total, Operations		111,617,000		77,545,000				189,162,000

TOTAL NEW APPROPRIATIONS	₱	168,240,000	₱	184,016,000	₱	18,515,000	₱	370,771,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	126,108

Total Permanent Positions	126,108

Other Compensation Common to All
Personnel Economic Relief Allowance	5,640
Representation Allowance	2,190
Transportation Allowance	2,190
Clothing and Uniform Allowance	1,410
Mid-Year Bonus - Civilian	10,508
Year End Bonus	10,508
Cash Gift	1,175
Productivity Enhancement Incentive	1,175
Step Increment	316

JANUARY 6, 2020	OFFICIAL GAZETTE	161
DEPARTMENT OF TRADE AND INDUSTRY

Total Other Compensation Common to All	35,112

Other Benefits
PAG-IBIG Contributions	284
PhilHealth Contributions	1,251
Employees Compensation Insurance Premium	284
Loyalty Award - Civilian	125
Terminal Leave	5,076

Total Other Benefits	7,020

Total Personnel Services	168,240

Maintenance and Other Operating Expenses
Travelling Expenses	24,489
Training and Scholarship Expenses	4,186
Supplies and Materials Expenses	13,183
Utility Expenses	10,381
Communication Expenses	9,027
Awards/Rewards and Prizes	900
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,816
Professional Services	11,870
General Services	41,000
Repairs and Maintenance	2,334
Taxes, Insurance Premiums and Other Fees	1,498
Other Maintenance and Operating Expenses
Advertising Expenses	3,587
Printing and Publication Expenses	2,036
Representation Expenses	13,387
Transportation and Delivery Expenses	386
Rent/Lease Expenses	35,941
Subscription Expenses	7,995

Total Maintenance and Other Operating Expenses	184,016

Total Current Operating Expenditures	352,256

Capital Outlay
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	8,215
Transportation and Equipment Outlay	3,300
Furniture, Fixtures and Books Outlay	7,000

Total Capital Outlays	18,515

TOTAL NEW APPROPRIATIONS	370,771

C. CONSTRUCTION INDUSTRY AUTHORITY OF THE PHILIPPINES

For general administration and support, and operations, as indicated hereunder	₱	157,061,000

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New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	7,579,000	₱	51,576,000	₱	3,715,000	₱	62,870,000
Operations		46,389,000		47,402,000		400,000		94,191,000

CONSTRUCTION INDUSTRY DEVELOPMENT PROGRAM		24,224,000		34,221,000				58,445,000
CONSTRUCTION INDUSTRY REGULATORY PROGRAM		22,165,000		13,181,000		400,000		35,746,000

TOTAL NEW APPROPRIATIONS	₱	53,968,000	₱	98,978,000	₱	4,115,000	₱	157,061,000

Special Provision(s)

1. Reporting and Posting Requirements. The Construction Industry Authority of the Philippines (CIAP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) CIAP’s website.

The CIAP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Program/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	7,454,000	₱	51,576,000	₱	3,715,000	₱	62,745,000
Administration of Personnel Benefits		125,000						125,000

Sub-total, General Administration and Support		7,579,000		51,576,000		3,715,000		62,870,000

Operations
Competitiveness of the construction industry increased		46,389,000		47,402,000		400,000		94,191,000

CONSTRUCTION INDUSTRY DEVELOPMENT PROGRAM		24,224,000		34,221,000				58,445,060

JANUARY 6, 2020	OFFICIAL GAZETTE	163
DEPARTMENT OF TRADE AND INDUSTRY

Domestic and overseas construction service promotion and development		2,538,000		13,546,003				16,084,000
Industry policy development		10,725,000		12,643,000				23,368,000
Capacity Building for human resources in the construction industry		10,961,000		8,032,000				18,993,000
CONSTRUCTION INDUSTRY REGULATORY PROGRAM		22,165,000		13,181,000		400,000		35,746,000

Licensing, accreditation and registration of construction contractors (domestic and overseas) and issuance of overseas project authorization		10,642,000		12,066,000		400,000		23,108,000
Investigation and litigation of violations on Contractors License Law		5,016,000		613,000				5,629,000
Resolution of claims and disputes under construction contract through arbitration and mediation		6,507,000		502,000				7,009,000

Sub-total, Operations		46,389,000		47,402,000		400,000		94,191,000

TOTAL NEW APPROPRIATIONS	₱	53,968,000	₱	98,978,000	₱	4,115,000	₱	157,061,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	41,509

Total Permanent Positions	41,509

Other Compensation Common to All
Personnel Economic Relief Allowance	1,896
Representation Allowance	780
Transportation Allowance	780
Clothing and Uniform Allowance	474
Mid-Year Bonus - Civilian	3,459
Year End Bonus	3,459
Cash Gift	395
Productivity Enhancement Incentive	395
Step Increment	104

Total Other Compensation Common to All	11,742

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Other Benefits
PAG-IBIG Contributions	95
PhilHealth Contributions	402
Employees Compensation Insurance Premiums	95
Terminal Leave	125

Total Other Benefits	717

Total Personnel Services	53,968

Maintenance and Other Operating Expenses
Travelling Expenses	9,159
Training and Scholarship Expenses	2,859
Supplies and Materials Expenses	4,816
Utility Expenses	4,596
Communication Expenses	1,421
Confidential, Intelligence and Extraordinary Expenses Extraordinary and Miscellaneous Expenses	702
Professional Services	25,511
General Services	6,018
Repairs and Maintenance	2,652
Taxes, Insurance Premiums and Other Fees	1,195
Other Maintenance and Operating Expenses
Advertising Expenses	50
Printing and Publication Expenses	2,379
Representation Expenses	7,430
Rent/Lease Expenses	23,427
Subscription Expenses	1,806
Other Maintenance and Operating Expenses	4,957

Total Maintenance and Other Operating Expenses	98,978

Total Current Operating Expenditures	152,946

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	415
Transportation Equipment Outlay	3,300
Furniture, Fixtures and Book Outlay	400

Total Capital Outlays	4,115

TOTAL NEW APPROPRIATIONS	157,061

D. COOPERATIVE DEVELOPMENT AUTHORITY

For general administration and support, support to operations, and operations, as indicated hereunder	₱	576,140,000

New Appropriations, by Program

JANUARY 6, 2020	OFFICIAL GAZETTE	165
DEPARTMENT OF TRADE AND INDUSTRY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	121,740,000	₱	70,676,000	₱	2,192,000	₱	194,608,000
Support to Operations		17,682,000		41,008,000		25,637,000		84,327,000
Operations		262,888,000		32,932,000		1,385,000		297,205,000

COOPERATIVE DEVELOPMENT PROGRAM		178,843,000		10,055,000				188,898,060
COOPERATIVE REGULATION PROGRAM		84,045,000		22,877,000		1,385,000		108,307,000

TOTAL NEW APPROPRIATIONS	₱	402,310,000	₱	144,616,000	₱	29,214,000	₱	576,140,000

Special Provision(s)

1. Requirements of the Cooperative Development Authority and Reversion of Balances from Revolving Funds. The amounts appropriated herein for the programs, activities and projects of the Cooperative Development Authority (CDA) shall be used exclusively for regulation of cooperatives and provision of technical advisory services. In no case shall said amounts be used for providing credit services in accordance with E.O. No. 138, s. 1999.

Balances of the Cooperative Development Loan Fund, Cooperative Marketing Project Fund, Cooperative Support Fund, and Cooperative Rehabilitation Development Fund, including payments from debtors arising from outstanding loans shall revert to the unappropriated surplus of the General Fund pursuant to Section 45, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Reporting and Posting Requirements. The CDA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other means for reports not covered by the URS; and

(b) CDA’s website.

The CDA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General management and supervision	₱	120,682,000	₱	70,676,000	₱	2,192,000	₱	193,550,000

National Capital Region (NCR)		60,882,000		34,405,000		812,000		96,099,000

Central Office		56,521,000		24,297,000		812,000		81,630,000

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Manila Extension Office	4,361,000	10,108,000		14,469,000
Region I - Ilocos	4,735,000	2,702,000		7,437,000

Dagupan Extension Office	4,735,000	2,702,000		7,437,000
Cordillera Administrative Region (CAR)	4,231,003	2,301,000		6,532,000

Cordillera Extension Office	4,231,000	2,301,000		6,532,000
Region II - Cagayan Valley	4,190,000	2,262,000		6,452,000

Tuguegarao Extension Office	4,190,000	2,262,000		6,452,000
Region III - Central Luzon	4,491,000	2,093,000		6,584,000

Pampanga Extension Office	4,491,000	2,093,000		6,584,000
Region IVA - CALABARZON	4,148,000	2,838,000		6,986,000

Calamba Extension Office	4,148,000	2,838,000		6,986,000
Region IVB - MIMAROPA	2,931,000	2,397,000	1,380,000	6,708,000

MIMAROPA Extension Office	2,931,000	2,397,000	1,380,000	6,708,000
Region V - Bicol	4,723,000	1,684,000		6,407,000

Maga Extension Office	4,723,000	1,684,000		6,407,000
Region VI - Western Visayas	3,566,000	2,129,000		5,695,000

Iloilo Extension Office	3,566,000	2,129,000		5,695,000
Region VII - Central Visayas	3,832,000	2,312,000		6,144,000

Cebu Extension Office	3,832,000	2,312,000		6,144,000
Region VIII - Eastern Visayas	4,185,000	2,346,000		6,531,000

Tacloban Extension Office	4,185,000	2,346,000		6,531,000
Region IX - Zamboanga Peninsula	3,954,000	2,628,000		6,582,000

Pagadian Extension Office	3,954,000	2,628,000		6,582,000
Region X - Northern Mindanao	3,069,000	2,757,000		5,826,000

Cagayan de Oro City Extension Office	3,069,000	2,757,000		5,826,000
Region XI - Davao	4,099,000	3,740,000		7,839,000

Davao Extension Office	4,099,000	3,740,000		7,839,000
Region XII - SOCCSKSARGEN	3,664,000	1,944,000		5,608,000

Kidapawan Extension Office	3,664,000	1,944,000		5,608,000
Region XIII - CARAGA	3,982,000	2,138,000		6,120,000

CARAGA Extension Office	3,982,000	2,138,000		6,120,000

JANUARY 6, 2020	OFFICIAL GAZETTE	167
DEPARTMENT OF TRADE AND INDUSTRY

Administration of Personnel Benefits	1,058,000			1,058,000

National Capital Region (NCR)	1,058,000			1,058,000

Central Office	1,058,000			1,058,000

Sub-total, General Administration and Support	121,740,000	70,676,000	2,192,000	194,608,000

Support to Operations
Formulation of plans and programs including monitoring and evaluation, maintenance of Management Information System (MIS) and Quality Management System (QMS)	17,682,000	41,008,000	25,637,000	84,327,000

National Capital Region (NCR)	6,025,000	37,844,000	25,637,000	69,506,000

Central Office	6,025,000	37,609,000	25,637,000	69,271,000
Manila Extension Office		235,000		235,000
Region I - Ilocos	965,000	215,000		1,180,000

Dagupan Extension Office	965,000	215,000		1,180,000
Cordillera Administrative Region (CAR)	965,000	190,000		1,155,000

Cordillera Extension Office	965,000	190,000		1,155,000
Region II - Cagayan Valley	965,000	220,000		1,185,000

Tuguegarao Extension Office	965,000	220,000		1,185,000
Region III - Central Luzon	980,000	211,000		1,191,000

Pampanga Extension Office	980,000	211,000		1,191,000
Region IVA - CALABARZON	965,000	205,000		1,170,000

Calamba Extension Office	965,000	205,000		1,170,000
Region IVB - MIMAROPA	965,000	70,000		1,035,000

MIMAROPA Extension Office	965,000	70,000		1,035,000
Region V - Bicol	965,000	223,000		1,188,000

Maga Extension Office	965,000	223,000		1,188,000
Region VI - Western Visayas	1,012,000	236,000		1,248,000

Iloilo Extension Office	1,012,000	236,000		1,248,000
Region VII - Central Visayas		225,000		225,000

Cebu Extension Office		225,000		225,000
Region VIII - Eastern Visayas	980,000	221,000		1,201,000

Tacloban Extension Office	980,000	221,000		1,201,000

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Region IX - Zamboanga Peninsula	965,000	233,000	1,198,000

Pagadian Extension Office	965,000	233,000		1,198,000
Region X - Northern Mindanao		220,000		220,000

Cagayan de Oro City Extension Office		220,000		220,000
Region XI - Davao	965,000	224,000		1,189,000

Davao Extension Office	965,000	224,000		1,189,000
Region XII - SOCCSKSARGEN		240,000		240,000

Kidapawan Extension Office		240,000		240,000
Region XIII - CARAGA	965,000	231,000		1,196,000

CARAGA Extension Office	965,000	231,000		1,196,000

Sub-total, Support to Operations	17,682,000	41,008,000	25,637,000	84,327,000

Operations
Growth and viability of cooperative enterprises improved	262,888,000	32,932,000	1,385,000	297,205,000

COOPERATIVE DEVELOPMENT PROGRAM	178,843,000	10,055,000		188,898,000

Provision of Technical Assistance on Cooperative Development, Research Communication and Advocacy, Standard Setting and Accreditation, Awards and Recognition and Documentation of Best Practices, Capability Building Program for Cooperatives, and Project Development Assistance	178,843,000	10,055,000		188,898,000

National Capital Region (NCR)	19,169,000	2,883,000		22,052,000

Central Office	3,844,000	2,557,000		6,401,000
Manila Extension Office	15,325,000	326,000		15,651,000
Region I - Ilocos	9,778,000	426,000		10,204,000

Dagupan Extension Office	9,778,000	426,000		10,204,000
Cordillera Administrative Region (CAR)	8,030,000	227,000		8,257,000

Cordillera Extension Office	8,030,000	227,000		8,257,000
Region II - Cagayan Valley	9,411,000	201,000		9,612,000

Tuguegarao Extension Office	9,411,000	201,000		9,612,000
Region III - Central Luzon	16,357,000	573,000		16,930,000

Pampanga Extension Office	16,357,000	573,000		16,930,000

JANUARY 6, 2020	OFFICIAL GAZETTE	169
DEPARTMENT OF TRADE AND INDUSTRY

Region IVA - CALABARZON	15,293,000	654,000		15,947,000

Calamba Extension Office	15,293,000	654,000		15,947,000
Region IVB - MIMAROPA	6,905,000	435,000		7,340,000

MIMAROPA Extension Office	6,905,000	435,000		7,340,000
Region V - Bicol	12,936,000	277,000		13,213,000

Maga Extension Office	12,936,000	277,000		13,213,000
Region VI - Western Visayas	14,476,000	548,000		15,024,000

Iloilo Extension Office	14,476,000	548,000		15,024,000
Region VII - Central Visayas	11,476,000	335,000		11,811,000

Cebu Extension Office	11,476,000	335,000		11,811,000
Region VIII - Eastern Visayas	11,454,000	511,000		11,965,000

Tacloban Extension Office	11,454,000	511,000		11,965,000
Region IX - Zamboanga Peninsula	7,411,000	303,000		7,714,000

Pagadian Extension Office	7,411,000	303,000		7,714,000
Region X - Northern Mindanao	10,922,000	326,000		11,248,000

Cagayan de Oro City Extension Office	10,922,000	326,000		11,248,000
Region XI - Davao	10,044,000	309,000		10,353,000

Davao Extension Office	10,044,000	309,000		10,353,000
Region XII - SOCCSKSARGEN	4,975,000	371,000		5,346,000

Kidapawan Extension Office	4,975,000	371,000		5,346,000
Region XIII - CARAGA	10,206,000	1,676,000		11,882,000

CARAGA Extension Office	10,206,000	1,676,000		11,882,000
COOPERATIVE REGULATION PROGRAM	84,045,000	22,877,000	1,385,000	108,307,000

Registration of cooperatives and amendments	22,334,000	6,422,000		28,756,000

National Capital Region (NCR)	2,060,000	2,986,000		5,046,000

Central Office	2,060,000	2,807,000		4,867,000
Manila Extension Office		179,000		179,000
Region I - Ilocos	1,433,000	231,000		1,664,000

Dagupan Extension Office	1,433,000	231,000		1,664,000

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Cordillera Administrative Region (CAR)	1,485,000	97,000		1,582,000

Cordillera Extension Office	1,485,000	97,000		1,582,000
Region II - Cagayan Valley	1,433,000	158,000		1,591,000

Tuguegarao Extension Office	1,433,000	158,000		1,591,000
Region III - Central Luzon	1,433,000	305,000		1,738,000

Pampanga Extension Office	1,433,000	305,000		1,738,000
Region IVA - CALABARZON	811,000	215,000		1,026,000

Calamba Extension Office	811,000	215,000		1,026,000
Region IVB - MIMAROPA	620,000	600,000		1,220,000

MIMAROPA Extension Office	620,000	600,000		1,220,000
Region V - Bicol	1,476,000	157,000		1,633,000

Maga Extension Office	1,476,000	157,000		1,633,000
Region VI - Western Visayas	1,476,000	293,000		1,769,000

Iloilo Extension Office	1,476,000	293,000		1,769,000
Region VII - Central Visayas	1,462,000	140,000		1,602,000

Cebu Extension Office	1,462,000	140,000		1,602,000
Region VIII - Eastern Visayas	1,439,000	273,000		1,712,000

Tacloban Extension Office	1,439,000	273,000		1,712,000
Region IX - Zamboanga Peninsula	1,439,000	170,000		1,609,000

Pagadian Extension Office	1,439,000	170,000		1,609,000
Region X - Northern Mindanao	1,462,000	183,000		1,645,000

Cagayan de Oro City Extension Office	1,462,000	183,000		1,645,000
Region XI - Davao	1,433,000	244,000		1,677,000

Davao Extension Office	1,433,000	244,000		1,677,000
Region XII - SOCCSKSARGEN	1,439,000	219,000		1,658,000

Kidapawan Extension Office	1,439,000	219,000		1,658,000
Region XIII - CARAGA	1,433,000	151,000		1,584,000

CARAGA Extension Office	1,433,000	151,000		1,584,000
Regulation of cooperatives, formulation of guidelines, rules and regulations	48,548,000	12,495,000	1,385,000	62,428,000

JANUARY 6, 2020	OFFICIAL GAZETTE	171
DEPARTMENT OF TRADE AND INDUSTRY

National Capital Region (NCR)	15,814,000	8,085,000	1,385,000	25,284,000

Central Office	12,668,000	7,789,000	1,385,000	21,842,000
Manila Extension Office	3,146,000	296,000		3,442,000
Region I - Ilocos	2,333,000	349,000		2,682,000

Dagupan Extension Office	2,333,000	349,000		2,682,000
Cordillera Administrative Region (CAR)	2,981,000	153,000		3,134,000

Cordillera Extension Office	2,981,000	153,000		3,134,000
Region II - Cagayan Valley	2,333,000	144,000		2,477,000

Tuguegarao Extension Office	2,333,000	144,000		2,477,000
Region III - Central Luzon	1,859,000	423,000		2,282,000

Pampanga Extension Office	1,859,000	423,000		2,282,000
Region IVA - CALABARZON	1,715,000	213,000		1,928,000

Calamba Extension Office	1,715,000	213,000		1,928,000
Region IVB- MIMAROPA	1,715,000	737,000		2,452,000

MIMAROPA Extension Office	1,715,000	737,000		2,452,000
Region V - Bicol	1,715,000	223,000		1,938,000

Maga Extension Office	1,715,000	223,000		1,938,000
Region VI - Western Visayas	2,333,000	355,000		2,688,000

Iloilo Extension Office	2,333,000	355,000		2,688,000
Region VII - Central Visayas	2,362,000	259,000		2,621,000

Cebu Extension Office	2,362,000	259,000		2,621,000
Region VIII - Eastern Visayas	2,341,000	336,000		2,677,000

Tacloban Extension Office	2,341,000	336,000		2,677,000
Region IX - Zamboanga Peninsula	2,333,000	237,000		2,570,000

Pagadian Extension Office	2,333,000	237,000		2,570,000
Region X - Northern Mindanao	2,333,000	246,000		2,579,000

Cagayan de Oro City Extension Office	2,333,000	246,000		2,579,000
Region XI - Davao	1,715,000	290,000		2,005,000

Davao Extension Office	1,715,000	290,000		2,005,000
Region XII - SOCCSKSARGEN	2,333,000	282,000		2,615,000

Kidapawan Extension Office	2,333,000	282,000		2,615,000

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Region XIII – CARAGA	2,333,000	163,000	2,496,000

CARAGA Extension Office	2,333,000	163,000	2,496,000
Investigation, hearing of cases and legal actions, and alternative dispute resolution	13,163,000	3,960,000	17,123,000

National Capital Region (NCR)	2,805,000	1,709,000	4,514,000

Central Office	2,805,000	1,607,000	4,412,000
Manila Extension Office		102,000	102,000
Region I - Ilocos	861,000	153,000	1,014,000

Dagupan Extension Office	861,000	153,000	1,014,000
Cordillera Administrative Region (CAR)	861,000	186,000	1,047,000

Cordillera Extension Office	861,000	186,000	1,047,000
Region II - Cagayan Valley	861,000	92,000	953,000

Tuguegarao Extension Office	861,000	92,000	953,000
Region III - Central Luzon	861,000	178,000	1,039,000

Pampanga Extension Office	861,000	178,000	1,039,000
Region IVA - CALABARZON	861,000	143,000	1,004,000

Calamba Extension Office	861,000	143,000	1,004,000
Region IVB - MIMAROPA		156,000	156,000

MIMAROPA Extension Office		156,000	156,000
Region V - Bicol	874,000	131,000	1,005,000

Naga Extension Office	874,000	131,000	1,005,000
Region VI - Western Visayas	861,000	169,000	1,030,000

Iloilo Extension Office	861,000	169,000	1,030,000
Region VII - Central Visayas	861,000	113,000	974,000

Cebu Extension Office	861,000	113,000	974,000
Region VIII - Eastern Visayas	861,000	201,000	1,062,000

Tacloban Extension Office	861,000	201,000	1,062,000
Region IX - Zamboanga Peninsula		144,000	144,000

Pagadian Extension Office		144,000	144,000
Region X - Northern Mindanao	874,000	161,000	1,035,000

Cagayan de Oro City Extension Office	874,000	161,000	1,035,000

JANUARY 6, 2020	OFFICIAL GAZETTE	173
DEPARTMENT OF TRADE AND INDUSTRY

Region XI – Davao		861,000		77,000				938,000

Davao Extension Office		861,000		77,000				938,000
Region XII - SOCCSKSARGEN				197,000				197,000

Kidapawan Extension Office				197,000				197,000
Region XIII - CARAGA		861,000		150,000				1,011,000

CARAGA Extension Office		861,000		150,000				1,011,000

Sub-total, Operations		262,888,000		32,932,000		1,385,000		297,205,000

TOTAL NEW APPROPRIATIONS	₱	402,310,000	₱	144,616,000	₱	29,214,000	₱	576,140,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	306,372

Total Permanent Positions	306,372

Other Compensation common to All
Personnel Economic Relief Allowance	17,976
Representation Allowance	3,336
Transportation Allowance	3,336
Clothing and Uniform Allowance	4,494
Mid-Year Bonus - Civilian	25,529
Year End Bonus	25,529
Cash Gift	3,745
Productivity Enhancement Incentive	3,745
Step Increment	777

Total Other Compensation Common to All	88,467

Other Benefits
PAG-IBIG Contributions	904
PhilHealth Contributions	3,624
Employees Compensation Insurance Premiums	904
Terminal Leave	1,058

Total Other Benefits	6,490

Non-Permanent Positions	981

Total Personnel Services	402,310

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Maintenance and Other Operating Expenses
Travelling Expenses	25,561
Training and Scholarship Expenses	24,848
Supplies and Materials Expenses	18,484
Utility Expenses	8,556
Communication Expenses	12,964
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	2,446
Professional Services	2,459
General Services	11,542
Repairs and Maintenance	3,633
Taxes, Insurance Premiums and Other Fees	1,970
Other Maintenance and Operating Expenses
Advertising Expenses	331
Printing and Publication Expenses	960
Representation Expenses	8,033
Transportation and Delivery Expenses	127
Rent/Lease Expenses	15,639
Membership Dues and Contributions to Organizations	672
Subscription Expenses	578
Other Maintenance and Operating Expenses	5,813

Total Maintenance and Other Operating Expenses	144,616

Total Current Operating Expenditures	546,926

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	26,529
Transportation Equipment Outlay	1,300
Furniture, fixtures and Book Outlay	1,385

Total Capital Outlays	29,214

TOTAL NEW APPROPRIATIONS	576,140

E. DESIGN CENTER OF THE PHILIPPINES

For general administration and support, and operations, as indicated hereunder	₱	152,124,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	4,510,000	₱	28,166,000	₱	2,580,000	₱	35,256,000

JANUARY 6, 2020	OFFICIAL GAZETTE	175
DEPARTMENT OF TRADE AND INDUSTRY

Operations		16,914,000		99,954,000				116,868,000

DESIGN INNOVATION, PROMOTION AND INDUSTRY DEVELOPMENT PROGRAM		16,914,000		99,954,000				116,868,000

TOTAL NEW APPROPRIATIONS	₱	21,424,000	₱	128,120,000	₱	2,580,000	₱	152,124,000

Special Provision (s)

1. Agricultural Design Innovation. As the design promotion arm of the government, the Design Center of the Philippines (DCP) shall conduct continuing research and development on indigenous materials, including agricultural wastes, to create innovative and globally competitive Philippine products, while advocating for economic and environmental sustainability. This shall be implemented through: (i) materials research and development program; and (ii) product development program.

The DCP shall conduct applied research and experiments on the viability and application of indigenous materials and agricultural wastes such as anabo fibers, rice hull, coconut husk, corn husk, bakong, guinit, manila palm husk, papaya bark, tikog, pandan, peanut shells, and other similar materials and work with designers who have extensive experience in design, materials, and market exploration to utilize the raw or semi-processed indigenous materials and agricultural wastes and translate them into innovative and market-competitive products.

2. Reporting and Posting Requirements. The DCP shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) DCP’s website.

The DCP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	4,510,000	₱	28,166,000	₱	2,580,000	₱	35,256,000

Sub-total, General Administration and Support		4,510,000		28,166,000		2,580,000		35,256,000

Operations
Strong design culture cultivated and global competitiveness of Philippine products improved through design		16,914,000		99,954,000				116,868,000

DESIGN INNOVATION, PROMOTION, AND INDUSTRY DEVELOPMENT PROGRAM		16,914,000		99,954,000				116,868,000

176	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Planning, policy formulation and review		2,468,000		12,946,000				15,414,000
Design Innovation		8,007,000		34,726,000				42,733,000
Design promotion and industry development		6,439,000		52,282,000				58,721,000

Sub-total, Operations		16,914,000		99,954,000				116,868,000

TOTAL NEW APPROPRIATIONS	₱	21,424,000	₱	128,120,000	₱	2,580,000	₱	152,124,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	16,107

Total Permanent Positions	16,107

Other Compensation Common to All
Personnel Economic Relief Allowance	840
Representation Allowance	108
Transportation Allowance	108
Clothing and Uniform Allowance	210
Mid-Year Bonus - Civilian	1,342
Year End Bonus	1,342
Cash Gift	175
Productivity Enhancement Incentive	175
Step Increment	41

Total Other Compensation Common to All	4,341

Other Benefits
PAG-IBIG Contributions	42
PhilHealth Contributions	172
Employees Compensation Insurance Premiums	42
Loyalty Award - Civilian	30

Total Other Benefits	286

Non-Permanent Positions	690

Total Personnel Services	21,424

JANUARY 6, 2020	OFFICIAL GAZETTE	177
DEPARTMENT OF TRADE AND INDUSTRY

Maintenance and Other Operating Expenses
Travelling Expenses	7,125
Training and Scholarship Expenses	7,154
Supplies and Materials Expenses	10,222
Utility Expenses	6,240
Communication Expenses	5,054
Awards/Rewards and Prizes	90
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	57,561
General Services	4,167
Repairs and Maintenance	350
Taxes, Insurance Premiums and Other fees	382
Other Maintenance and Operating Expenses
Advertising Expenses	1,710
Printing and Publication Expenses	4,250
Representation Expenses	1,216
Transportation and delivery Expenses	2,240
Rent/lease Expenses	11,350
Membership Dues and Contributions to Organizations	6
Subscription Expenses	8,885

Total Maintenance and Other Operating Expenses	128,120

Total Current Operating Expenditures	149,544

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	2,580

Total Capital Outlays	2,580

TOTAL NEW APPROPRIATIONS	152,124

F. PHILIPPINE TRADE TRAINING CENTER

For general administration and support, and operations, as indicated hereunder	₱	72,098,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	15,164,000	₱	5,294,000	₱	2,170,000	₱	22,628,000

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Operations		15,360,000		33,252,000		858,000		49,470,000

TRADE BUSINESS MANAGEMENT TRAINING PROGRAM		15,360,000		33,252,000		858,000		49,470,000

TOTAL NEW APPROPRIATIONS	₱	30,524,000	₱	38,546,000	₱	3,028,000	₱	72,098,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Trade Training Center (PTTC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) PTTC’s website.

The PTCC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	12,453,000	₱	5,294,000	₱	2,170,000	₱	19,917,000
Administration of Personnel Benefits		2,711,000						2,711,000

Sub-total, General Administration and Support		15,164,000		5,294,000		2,170,000		22,628,000

Operations
More responsive trade training center		15,360,000		33,252,880		858,000		49,470,000

TRADE BUSINESS MANAGEMENT TRAINING PROGRAM		15,360,000		33,252,000		858,000		49,470,000

Planning, policy formulation and provision of trade related training research		5,032,000		10,827,000				15,859,000
Development and implementation of training modules		5,746,000		8,442,000		858,000		15,046,000

JANUARY 6, 2020	OFFICIAL GAZETTE	179
DEPARTMENT OF TRADE AND INDUSTRY

Management and maintenance of facilities for training, exhibitions, conferences and other activities		4,582,000		13,983,000				18,565,000

Sub-total, Operations		15,360,000		33,252,000		858,000		49,470,000

TOTAL NEW APPROPRIATIONS	₱	30,524,000	₱	38,546,000	₱	3,028,000	₱	72,098,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	21,275

Total Permanent Positions	21,275

Other Compensation Common to All
Personnel Economic Relief Allowance	1,128
Representation Allowance	348
Transportation Allowance	348
Clothing and Uniform Allowance	282
Mid-Year Bonus - Civilian	1,773
Year End Bonus	1,773
Cash Gift	235
Productivity Enhancement Incentive	235
Step Increment	54

Total Other Compensation Common to All	6,176

Other Benefits
PAG-IBIG Contributions	56
PhilHealth Contributions	230
Employees Compensation Insurance Premiums	56
Loyalty - Award Civilian	20
Terminal Leave	2,711

Total Other Benefits	3,073

Total Personnel Services	30,524

Maintenance and Other Operating Expenses
Travelling Expenses	786
Training and Scholarship Expenses	1,411
Supplies and Materials Expenses	1,132
Utility Expenses	7,907
Communication Expenses	2,149

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Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	102
Professional Services	13,588
General Services	7,055
Repairs and Maintenance	946
Taxes, Insurance Premiums and Other Fees	246
Other Maintenance and Operating Expenses
Advertising Expenses	1,981
Printing and Publication Expenses	783
Representation Expenses	166
Rent/Lease Expenses	46
Membership Dues and Contributions to Organizations	3
Subscription Expenses	245

Total Maintenance and Other Operating Expenses	38,546

Total Current Operating Expenditures	69,070

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	2,428
Intangible Assets Outlay	600

Total Capital Outlays	3,028

TOTAL NEW APPROPRIATIONS	72,098

G. TECHNICAL EDUCATION AND SKILLS DEVELOPMENT AUTHORITY

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	12,974,013,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	193,087,000	₱	114,909,000	₱	58,864,000	₱	366,860,000
Support to Operations		6,997,000		11,924,000		49,265,000		68,186,000
Operations		1,848,752,000		9,772,215,000		918,000,000		12,538,967,000

TECHNICAL EDUCATION AND SKILLS DEVELOPMENT POLICY PROGRAM		22,528,000		27,229,000				49,757,000
TECHNICAL EDUCATION AND SKILLS DEVELOPMENT REGULATORY PROGRAM		43,305,000		40,947,000				84,252,000

JANUARY 6, 2020	OFFICIAL GAZETTE	181
DEPARTMENT OF TRADE AND INDUSTRY

TECHNICAL EDUCATION AND SKILLS DEVELOPMENT PROGRAM		1,782,919,000		9,704,039,000		918,000,000		12,404,958,000

TOTAL NEW APPROPRIATIONS	₱	2,048,836,000	₱	9,899,048,000	₱	1,026,129,000	₱	12,974,013,000

Special Provision(s)

1. Revolving Fund for Manufacturing and Production Programs. The revolving fund constituted from manufacturing and production programs, including auxiliary services of technical vocational schools shall be used for: (i) expenses directly incurred in the said manufacturing and production activities; (ii) student loans essential to support school-student projects or enterprises; (iii) other instructional programs of the school; and (iv) scholarship to students directly involved in the manufacturing and production programs of the school in accordance with LOI No. 1026 dated May 23, 1980.

Disbursements or expenditures by the schools in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, s. 1987, and to appropriate criminal action under existing penal laws.

2. Revolving Fund for Training-cum-Production Activities. The revolving fund constituted from various training-cum-production activities such as, but not limited to, trade testing, use of training equipment and facilities, consultancy and technical services, and repair and maintenance services shall be used to defray all the operational expenses incurred in activities under the Sariling Sikap Program, including payment of honoraria of personnel in accordance with E.O. No. 939, s. 1984.

Disbursements or expenditures by the TESDA in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, s. 1987 and to appropriate criminal action under existing penal laws.

3. Training for work Scholarship Program. The amount of Three Billion One Hundred Forty One Million Two Hundred Forty One Thousand Pesos (₱3,141,241,000) appropriated herein for the Training for Work Scholarship Program shall be used to support rapid, inclusive and sustained economic growth through course offerings to key employment generators in the areas of agri-fishery, agri-business, agro-industrial, tourism, information technology-business process management, semiconductor and electronics, automotives, other priority manufacturing industries, logistics, general infrastructure, and new and emerging sectors. In no case shall more than three percent (3%) of the said amount be used for administrative expenses.

In the selection of students, the TESDA shall prioritize those without prior formal or vocational training as well as those coming from regions or provinces where the absolute number of poor residents and the incidence of poverty are high, as identified in the latest official poverty statistics of the PSA. The TESDA shall update its existing database to effectively monitor the employment of graduates under this Program.

4. Special Training for Employment Program. The amount of One Billion Four Hundred Ten Million Four Hundred Ninety Five Thousand Pesos (₱1,410,495,000) appropriated herein for Promotion, Development and Implementation of Quality Technical Education and Skills Development Programs shall be used for the conduct of community-based specialty training. In no case shall more than three percent (3%) of the said amount shall be used for administrative expenses.

In the identification of beneficiaries, the TESDA shall give priority to the following, in the order of preference: (i) indigent families under the National Household Targeting System for Poverty Reduction (NHTS-PR); (ii) Informal Sector Families; and (iii) those under the next lower poverty level, as determined by the DSHD.

Release of subsequent cash allocations shall be made only when the amount previously released has been fully liquidated in accordance with accounting and auditing rules and regulations.

5. Universal Access to Quality Tertiary Education. The amount of Two Billion Nine Hundred Ten Million Pesos (₱2,910,000,000) appropriated herein for the Universal Access to Quality Tertiary Education shall be used to cover the cost of tertiary education for all Filipino students enrolled in Technical Vocational Institutions registered under the TESDA pursuant to R.A No. 10931 and its IRR. The amount appropriated shall cover tuition and other school fees for 2020. In no case shall more than three percent (3%) of the said amount be used for administrative expenses.

Release of funds shall be subject to the submission of Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O No. 292.

6. Tulong Trabaho Fund. The amount of One Billion Fifteen Million Pesos (₱l,015,000,000) appropriated herein for the Tulonq Trabaho Fund shall be used to strengthen the qualification of the Filipino workforce to meet the challenges of the rapidly evolving workplaces and work structures; provide for more innovative approaches to Technical-Vocational Education and Training (TVET) linked to the requirement of industry to primarily address unemployment and job-skills mismatch; facilitate access to quality TVET; and encourage the participation of industry and communities in competencies formation and upgrading towards a more competitive Filipino workforce, through funding of program offerings in higher level qualifications, in new and emerging skills and in areas with critical skills shortages in identified priority sectors. In no case shall more than three percent (3%) of the said amount be used far administrative expenses.

In the selection of trainees, TESDA shall prioritize those who are not employed. Not in Education and Not in Training (NEET). (CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 613, R.A. No. 11465)

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and employed workers who intend to develop and expand their current skills trainings.

7. Application of Benefits to Teachers in TESDA-Supervised Institutions. Teachers of equivalent positions in TESDA-Supervised Institutions shall likewise be entitled to the benefits granted to teachers under the DepEd.

8. Reporting and Posting Requirements. The TESDA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) TESDA’s website.

The TESDA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

9. Apropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	126,218,000	₱	114,909,000	₱	58,864,000	₱	299,991,000

National Capital Region (NCR)		126,218,000		114,909,000		38,864,000		279,991,000

Central Office		126,218,000		114,909,000		38,864,000		279,991,000
Region IVA- CALABARZON						20,000,000		20,000,000

Regional Office IV-A						20,000,000		20,000,000
Administration of Personnel Benefits		66,869,000						66,869,000

National Capital Region (NCR)		66,869,000						66,869,000

Central Office		66,869,000						66,869,000

Sub-total, General Administration and Support		193,087,000		114,909,000		58,864,000		366,860,000

Support to Operations
Provision of Management and Information Technology Services		6,997,000		11,924,000		49,265,000		68,186,000

JANUARY 6, 2020	OFFICIAL GAZETTE	183
DEPARTMENT OF TRADE AND INDUSTRY

National Capital Region (NCR)	6,997,000	11,924,000	49,265,000	68,186,000

Central Office	6,997,000	11,924,000	49,265,000	68,186,000

Sub-total, Support to Operations	6,997,000	11,924,000	49,265,000	68,186,000

Operations
Employability increased and/or enhanced	1,848,752,000	9,772,215,000	918,000,000	12,538,967,000

TECHNICAL EDUCATION AND SKILLS DEVELOPMENT POLICY PROGRAM	22,528,000	27,229,000		49,757,000

Formulation of Technical Education and Skills Development Policies, Plans and Programs	22,528,000	27,229,000		49,757,000

National Capital Region (NCR)	22,528,000	27,229,000		49,757,000

Central Office	22,528,000	27,229,000		49,757,000
TECHNICAL EDUCATION AND SKILLS DEVELOPMENT REGULATORY PROGRAM	43,305,000	40,947,000		84,252,000

Development, Implementation, Monitoring and Evaluation of Quality Assurance for Technical Education and Skills Development Provision	4,531,000	11,553,000		16,084,000

National Capital Region (NCR)	4,531,000	11,553,000		16,084,000

Central Office	4,531,000	11,553,000		16,084,000
Development, Implementation, Monitoring and Evaluation of Assesment and Certification Systems	19,931,000	9,213,000		29,144,000

National Capital Region (NCR)	19,931,000	9,213,000		29,144,000

Central Office	19,931,000	9,213,000		29,144,000
Competency Standards Development	18,843,000	20,181,000		39,024,000

National Capital Region (NCR)	18,843,000	20,181,000		39,024,000

Central Office	18,843,000	20,181,000		39,024,000
TECHNICAL EDUCATION AND SKILLS DEVELOPMENT PROGRAM	1,782,919,000	9,704,039,000	918,000,000	12,404,958,000

Promotion, Development and Implementation of Quality Technical Education and Skills Development Programs	1,077,967,000	6,552,798,000	918,000,000	8,548,765,000

National Capital Region (NCR)	65,994,000	5,617,311,000	918,000,000	6,601,305,000

Central Office	54,330,000	5,549,439,000	918,000,000	6,521,769,000
National Capital Region	11,664,000	67,872,000		79,536,000

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Region I – Ilocos	72,020,000	49,152,000	121,172,000

Regional Office - I	8,936,000	43,086,000	52,022,000
Bangui Institute of Technology (formerly Bangui School of Fisheries)	9,148,000	1,019,000	10,167,000
Luciano Milan Memorial School of Arts and Trades	12,527,000	1,553,000	14,080,000
Marcos Agro-Industrial School	12,125,000	1,529,000	13,654,000
Pangasinan School of Arts and Trades	23,288,000	777,000	24,065,000
Pangasinan Technological Institute	5,996,000	1,188,000	7,184,000
Cordillera Administrative Region (CAR)	27,779,000	48,837,000	76,616,000

Regional Office - CAR	18,731,000	47,282,000	66,013,000
Baguio City Schools of Arts and Trades	9,048,000	1,555,000	10,603,000
Region II - Cagayan Valley	83,581,000	53,366,000	136,947,000

Regional Office II	4,318,000	45,625,000	49,943,000
Aparri School of Arts and Trades	22,673,000	2,076,000	24,749,000
Isabela School of Arts and Trades	17,941,000	932,000	18,873,000
Kasibu National Agricultural School	7,107,000	1,073,000	8,180,000
Lasam National Agricultural School	8,613,000	811,000	9,424,000
Southern Isabela College of Arts and Trades	22,929,000	2,849,000	25,778,000
Region III - Central Luzon	50,790,000	69,063,000	119,853,000

Regional Office III	37,924,000	65,772,000	103,696,000
Concepcion Vocational School	6,514,000	1,566,000	8,080,000
Gonzalo Puyat School of Arts and Trades	6,352,000	1,725,000	8,077,000
Region IVA - CALABARZON	71,626,000	61,280,000	132,906,000

Regional Office - IVA	20,799,000	50,426,000	71,225,000
Bondoc Peninsula Technological Institute	6,761,000	1,447,000	8,208,000
Jacobo Z. Gonzales Memorial School of Arts and Trades	27,777,000	3,327,000	31,104,000
Quezon National Agricultural School	16,289,000	6,080,000	22,369,000
Region IVB - MIMAROPA	65,791,000	48,094,000	113,885,000

Regional Office - IVB		35,836,000	35,836,000

JANUARY 6, 2020	OFFICIAL GAZETTE	185
DEPARTMENT OF TRADE AND INDUSTRY

Romblon National Institute of Technology (Formerly Alcantara National Trade School)	13,751,000	3,111,000	16,862,000
Buyabod School of Arts and Trades	7,277,000	3,795,000	11,072,000
Puerto Princesa School of Arts and Trades	18,100,000	3,029,000	21,129,000
Simeon Suan Vocational and Technical College	17,944,000	1,116,000	19,060,000
Torrijos Poblacion School of Arts and Trades	8,719,000	1,207,000	9,926,000
Region V - Bicol	107,953,000	85,136,000	193,089,000

Regional Office V	16,516,000	63,770,000	80,286,000
Bulusan National Vocational and Technical School	7,606,000	1,977,000	9,583,000
Cabugao School of Handicrafts & Cottage Industries	12,838,000	1,464,000	14,302,000
Camarines Sur Institute of Fisheries and Marine Sciences	25,996,000	10,201,000	36,197,000
Masbate School of Fisheries	10,908,000	1,302,000	12,210,000
Ragay Polytechnic Skills Institute	3,485,000	1,694,000	5,179,000
San Francisco Institute of Science and Technology	21,021,000	2,679,000	23,700,000
Sorsogon National Agricultural School	9,583,000	2,049,000	11,632,000
Region VI - Western Visayas	112,445,000	69,953,000	182,398,000

Regional Office VI	23,491,000	62,268,000	85,759,000
Dumalag Vocational Technical School	28,895,000	2,506,000	31,401,000
Leon Ganzon Polytechnic College	23,539,000	1,457,000	24,996,000
New Lucena Polytechnic College	21,210,000	1,651,000	22,861,000
Passi Trade School	15,310,000	2,071,000	17,381,000
Region VII - Central Visayas	40,573,000	58,142,000	98,715,000

Regional Office VII	34,108,000	55,569,000	89,677,000
Lazi Technical Institute	6,465,000	2,573,000	9,038,000
Region VIII - Eastern Visayas	98,851,000	58,681,000	157,532,000

Regional Office VIII	11,266,000	48,714,000	59,980,000
Arteche National Agricultural School	13,057,000	1,473,000	14,530,000
Balangiga National Agricultural School	9,578,000	1,031,000	10,609,000

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Balicuatro College of Arts and Trades	21,562,000	2,350,000	23,912,000
Cabucgayan National School of Arts & Trades	12,081,000	1,790,000	13,871,000
Calubian National Vocational School	10,515,000	1,198,000	11,713,000
Las Navas Agro-Industrial School	6,860,000	1,056,000	7,916,000
Samar National School of Arts and Trades	13,932,000	1,069,000	15,001,000
Region IX - Zamboanga Peninsula	54,127,000	60,278,000	114,405,000

Regional Office IX	10,936,000	49,811,000	60,747,000
Dipolog School of Fisheries (Formerly Kabasalan Institute of Technology)	17,607,000	3,069,000	20,676,000
Zamboanga Sibugay Polytechnic Institute	25,584,000	7,398,600	32,982,000
Region X - Northern Mindanao	75,966,000	61,325,000	137,291,000

Regional Office X	16,705,000	51,851,000	68,556,600
Cagayan de Oro (BUGO) School of Arts and Trades	18,237,000	1,427,000	19,664,000
Camiguin School of Arts and Trades	5,757,000	1,513,000	7,270,000
Kinoguitan National Agricultural School	10,062,000	1,144,000	11,206,000
Lanao del Norte National Agro-Industrial School	7,637,000	961,000	8,598,000
Oroquieta Agro-Industrial School	11,226,000	2,539,000	13,765,000
Salvador Trade School	6,342,000	1,890,000	8,232,000
Region XI - Davao	57,936,000	126,221,000	184,157,000

Regional Office XI	9,441,000	116,887,000	126,328,000
Carmelo de los Cientos, Sr. National Trade School	11,104,000	2,192,000	13,296,000
Davao National Agricultural School	12,198,000	1,485,000	13,683,000
Lupon School of Fisheries	17,272,000	4,592,000	21,864,000
Mangan National Agricultural School	7,921,000	1,065,000	8,986,000
Region XII - SOCCSKSARGEN	44,971,000	42,999,000	87,970,000

Regional Office XXII	2,268,000	39,238,000	41,506,000
General Santos National School of Arts and Trades	19,723,000	2,121,000	21,844,000
Surallah National Agricultural School	22,980,000	1,640,000	24,620,000

JANUARY 6, 2020	OFFICIAL GAZETTE	187
DEPARTMENT OF TRADE AND INDUSTRY

Region XIII – CARAGA	47,564,000	42,960,000	90,524,000

Regional Office XIII	6,546,000	32,762,000	39,308,000
Agusan del Sur School of Arts and Trades	15,535,000	3,968,000	19,503,000
Northern Mindanao School of Fisheries	12,633,000	2,471,000	15,104,000
Surigao del Norte College of Agriculture and Technology	12,850,000	3,759,000	16,609,000
Promotion, Development, Implementation Monitoring, and Evaluation of Technical Education and Skills Development Scholarship and Student Assistance Programs	704,952,000	3,141,241,000	3,846,193,000

National Capital Region (NCR)	54,076,000	2,366,602,000	2,420,678,000

Central Office		2,087,882,000	2,087,882,000
National Capital Region	54,076,000	278,720,000	332,796,000
Region I - Ilocos	39,787,000	41,337,000	81,124,000

Regional Office - I	39,787,000	41,337,000	81,124,000
Cordillera Administrative Region (CAR)	48,620,000	16,137,000	64,757,000

Regional Office - CAR	48,620,000	16,137,000	64,757,000
Region II - Cagayan Valley	40,513,000	26,869,000	67,382,000

Regional Office II	40,513,000	26,869,000	67,382,000
Region III - Central Luzon	57,431,000	112,101,000	169,532,000

Regional Office III	57,431,000	112,101,000	169,532,000
Region IVA - CALABARZON	45,018,000	130,111,000	175,129,000

Regional Office - IVA	45,018,000	130,111,000	175,129,000
Region IVB - MIMAROPA	41,980,000	43,655,000	85,635,000

Regional Office - IVB	41,980,000	43,655,000	85,635,000
Region V - Bicol	50,321,000	42,168,000	92,489,000

Regional Office V	50,321,000	42,168,000	92,489,000
Region VI - Western Visayas	48,763,000	56,484,000	105,247,000

Regional Office VI	48,763,000	56,484,000	105,247,000
Region VII - Central Visayas	35,314,000	68,921,000	104,235,000

Regional Office VII	35,314,000	68,921,000	104,235,000

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Region VIII - Eastern Visayas		49,801,000		31,196,000				80,997,000

Regional Office VIII		49,801,000		31,196,000				80,997,000
Region IX - Zamboanga Peninsula		30,189,000		30,424,000				60,613,000

Regional Office IX		30,189,000		30,424,000				60,613,000
Region X - Northern Mindanao		43,983,000		48,595,000				92,578,000

Regional Office X		43,983,000		48,595,000				92,578,000
Region XI - Davao		40,349,000		48,734,000				89,083,000

Regional Office XI		40,349,000		48,734,000				89,083,000
Region XII - SOCCSKSARGEN .		35,646,000		51,108,000				86,754,000

Regional Office XII		35,646,000		51,108,000				86,754,000
Region XIII - CARAGA		43,161,000		26,799,000				69,960,000

Regional Office XIII		43,161,000		26,799,000				69,960,000

Project(s)
Locally-Funded Project(s)
For the Implemenatation of Community-Based Livelihood Programs in the Fourth, Fifth and Sixth Class Municipalities as per Barangay Livelihood and Skills Training Act of 2008 (R.A. No. 9509)				10,000,000				10,000,000

Sab-total, Operations		1,848,752,000		9,772,215,000		918,000,000		12,538,967,000

TOTAL NEW APPROPRIATIONS	₱	2,048,836,000	₱	9,899,048,000	₱	1,026,129,000	₱	12,974,013,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos]
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,480,797

Total Permanent Positions	1,480,797

Other Compensation Common to All

JANUARY 6, 2020	OFFICIAL GAZETTE	189
DEPARTMENT OF TRADE AND INDUSTRY

Personnel Economic Relief Allowance	85,932
Representation Allowance	17,010
Transportation Allowance	17,010
Clothing and Uniform Allowance	21,486
Mid-Year Bonus - Civilian	123,400
Year End Bonus	123,400
Cash Gift	17,905
Productivity Enhancement Incentive	17,905
Step Increment	3,705

Total Other Compensation Common to All	427,753

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	5,470
Lump-sum for filling of Positions - Civilian	56,184

Total Other Compensation for Specific Groups	61,654

Other Benefits
PAG-IBIG Contributions	4,300
PhiIHealth Contributions	16,770
Employees Compensation Insurance Premiums	4,300
Loyalty Award - Civilian	2,125
Terminal Leave	10,685

Total Other Benefits	38,180

Non-Permanent Positions	40,452

Total Personnel Services	2,048,836

Maintenance and Other Operating Expenses
Travelling Expenses	109,333
Training and Scholarship Expenses	9,039,912
Supplies and Materials Expenses	185,676
Utility Expenses	100,662
Communication Expenses	44,607
Awards/Rewards and Prizes	2,286
Survey, Research, Exploration and Development Expenses	110
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	3,442
Professional Services	97,907
General Services	112,421
Repairs and Maintenance	68,772
Financial Assistance/Subsidy	4,553
Taxes, Insurance Premiums and Other Fees	26,741
Labor and Wages	15
Other Maintenance and Operating Expenses
Advertising Expenses	2,121
Printing and Publication Expenses	13,308
Representation Expenses	19,178
Transportation and Delivery Expenses	4,722
Rent/Lease Expenses	16,996

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Membership Dues and Contributions to Organizations	397
Subscription Expenses	3,765
Donations	5
Other Maintenance and Operating Expenses	42,119

Total Maintenance and Other Operating Expenses	9,899,048

Total Current Operating Expenditures	11,947,884

Capital Outlays
Land Outlay	20,000
Buildings and Other Structures	224,000
Machinery and Equipment Outlay	747,629
Transportation Equipment Outlay	34,500

Total Capital Outlays	1,026,129

TOTAL NEW APROPRIATIONS	12,974,013

JANUARY 6, 2020	OFFICIAL GAZETTE	191
DEPARTMENT OF TRADE AND INDUSTRY

GENERAL SUMMARY

DEPARTMENT OF TRADE AND INDUSTRY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	1,767,888,000	₱	4,054,391,000	₱	2,400,000	₱	828,237,000	₱	6,652,916,000
B. BOARD OF INVESTMENTS		168,240,000		184,016,000				18,515,000		370,771,000
C. CONSTRUCTION INDUSTRY AUTHORITY OF THE PHILIPPINES		53,968,000		98,978,000				4,115,000		157,061,000
D. COOPERATIVE DEVELOPMENT AUTHORITY		402,310,000		144,616,000				29,214,000		576,140,000
E. DESIGN CENTER OF THE PHILIPPINES		21,424,000		128,120,000				2,580,000		152,124,000
F. PHILIPPINE TRADE TRAINING CENTER		30,524,000		38,546,000				3,028,000		72,098,000
G. TECHNICAL EDUCATION AND SKILLS DEVELOPMENT AUTHORITY		2,048,836,000		9,899,048,000				1,026,129,000		12,974,013,000

TOTAL NEW APPROPRIATIONS, DEPARTMENT OF TRADE AND INDUSTRY	₱	4,493,190,000	₱	14,547,715,000	₱	2,400,000	₱	1,911,818,000	₱	20,955,123,000

192	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

XXY. DEPARTMENT OF TRANSPORTATION

A. OFFICE OF THE SECRETARY

For general administration and support, support to operations, and operations including locally-funded and foreign-assisted projects as indicated hereunder.	₱	83,064,684,000

New Appropriations, by Programs

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	990,065,000	₱	1,060,276,000	₱	7,888,000	₱	30,250,000	₱	2,088,479,000
Support to Operations		101,407,000		1,101,139,000				9,646,944,000		10,849,490,000
Operations		981,466,000		13,416,105,000				55,729,144,000		70,126,715,000

RAIL TRANSPORT PROGRAM		285,562,000		11,751,634,000				49,398,498,000		61,435,694,000
AVIATION INFRASTRUCTURE PROGRAM								2,446,468,000		2,446,468,000
MARITIME INFRASTRUCTURE PROGRAM								572,506,000		572,506,000
MOTOR VEHICLE REGULATORY PROGRAM		531,848,000		1,370,259,000				2,749,400,000		4,651,507,000
LAND PUBLIC TRANSPORTATION PROGRAM		164,056,000		294,212,000				562,272,000		1,020,540,000

TOTAL NEW APPROPRIATIONS	₱	2,072,938,000	₱	15,577,520,000	₱	7,888,000	₱	65,406,338,000	₱	83,064,684,000

Special Provision(s)

1. Seat Belt Use Promotions and Child Restraint Systems Installation, Use and Maintenance Promotions. In addition to the amounts appropriated for the Land Transportation Office (LTO), Sixty Six Million Seven Hundred Thirty Eight Thousand Pesos (₱66,738,000) shall be used for the implementation of the provisions of R.A. No. 8750 and R.A. No. 11229, including the necessary promotion campaigns on the use of seat belt devices and the installation, use and maintenance of child restraint systems sourced from fines imposed by LTO against drivers, operators, vehicle owners, manufacturers, assemblers, importers or distributors for violation of the rules and regulations on the use and installation of seat belts in accordance with Section 13 of R.A. No. 8750 and Sections 11 and 14 of R.A. No. 11229.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Servicing of Metro Rail Transit Obligations. The amount needed for the payment of prior and current years’ obligations for equity rental, maintenance fees and other obligations due to the Metro Rail Transit Corporation (MRTC), as specified in the build-lease-and-transfer agreement between the DOTr and MRTC, shall be charged against the fare box revenue and all non-rail collections or income of the MRT 3.

Any deficiency in collections or income may be augmented by the amounts appropriated herein for mass transport subsidy.

3. Engineering and Administrative Overhead Expenses. The DOTr is authorized to deduct engineering and administrative overhead (EAO) expenses for infrastructure projects costing more than Five Million Pesos (₱5,000,000) but not to exceed three percent (3%) of the project cost.

The authorized EAO expenses shall be limited to: (i) administrative overhead including the hiring of individuals engaged through job orders or contracts of service or such other engagement of personnel without any employer-employee relationship; (ii) pre-construction activities after detailed engineering; (iii) construction project management; (iv) testing and quality control; (v) acquisition, rehabilitation and repair of related equipment and parts; and (vi) contingencies in relation to pre-construction activities. The EAO expenses shall be treated or booked-up as capitalized expenditures and form part of the project cost.

JANUARY 6, 2020	OFFICIAL GAZETTE	193
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Disbursements or expenditures by the DOTr in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

4. Construction of Various Airports and Navigational Facilities. The amount appropriated herein for the construction of various airports and navigational facilities, and acquisition of navigational equipment shall be recorded in the books of accounts of the DOTr and transferred to the Civil Aviation Authority of the Philippines as equity contribution of the National Government in accordance with Section 14 of R.A No. 9497.

5. Inventory of Rail System Spare Parts. The DOTr, Philippine National Railways, Light Rail Transit Authority, the Panay Railways, Incorporated, the North Luzon Railways Corporation, and all other rail offices and agencies are authorized to maintain and ensure continued availability of adequate spare parts inventory. The purchase of spare parts exceeding the agency’s one-year requirement shall be subject to the approval of the President of the Philippines, upon the joint recommendation of the Chairperson of the COA and the Secretary of the DOTr.

6. Right-of-Way Acquisition. The amount appropriated herein for the payment of Right-of-Way (ROW) shall be used exclusively for the Right-of-Way expenses authorized under R.A. No. 10752, relative to the implementation of infrastructure projects of the DOTr, such as, but not limited to the following: Mindanao Railway Project, Kalibo International Airport, Roxas Airport, Dumaguete Airport, Calbayog Airport, Ipil Airport, Zamboanga Airport, Mati Airport, M’Lang Airport, North-South Commuter Railway System, Metro Manila Subway Project Phase I, PNR South Long Haul, and New Cebu International Container Port Project. The DOTr shall ensure that all ROM expenses are settled before the commencement of projects.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. 292.

7. Monitoring of the Implementation of Fare Discount Laws. The Land Transportation Franchising and Regulatory Board (LTFRB) shall monitor the implementation of the following laws granting fare discounts:

(1) Section 288 of the National Internal Revenue Code, as amended by R.A. No. 10963 or the ‘Tax Reform for Acceleration and Inclusion (TRAIN)’ Law;

(2) Section 5 of R.A. No. 11314 or the ‘Student Fare Discount Act’;

(3) Section 4 of R.A. No. 7432, as amended by R.A. No. 9257 (Expanded Senior Citizens Act of 2003) and R.A. No. 9994 (Expanded Senior Citizens Act of 2010); and

(4) Section 32 of R.A. No. 7277 or the “Magna Carta for Persons with Disability”, as amended.

8. Resettlement of Project-Affected Persons (PAPs) who are Pag-Ibig Fund Members. The DOTr may enter into a Memorandum of Agreement (MOA) in accordance with R.A. No. 10752, otherwise known as “The Right-Of-Way Act* with the Home Development Mutual Fund (HDMF) and other appropriate government agencies under existing laws, for the resettlement of Pag-Ibig Fund members affected by the DOTr projects. The MOA shall include the necessary support that will be provided to HDMF members, which may include cash grants and loans to its members for the purpose of acquiring houses under the government housing projects.

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 611, R.A. No. 11465)

9. Reporting and Posting Requirements. The DOTr shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) DOTr’s website.

The DOTr shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing Laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

10. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	919,317,000	₱	1,059,688,000	₱	7,888,000	₱	30,250,000	₱	2,017,143,000

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National Capital Region (NCR)	456,269,000	717,415,000	7,888,000	30,250,000	1,211,822,000

Central Office	228,652,000	413,578,000	7,888,000	30,250,000	680,368,000
Central Office (LTO)	104,031,000	231,226,000			335,257,000
Regional Office - NCR (LTO)	101,530,000	54,649,000			156,179,000
Central Office (LTFRB)	22,056,000	17,962,000			40,018,000
Region I - Ilocos	36,248,000	21,466,000			57,714,000

Regional Office - I (LTO)	36,248,000	21,466,000			57,714,000
Cordillera Administrative Region (CAR)	30,860,000	10,883,000			41,743,000

Regional Office - CAR	30,860,000	10,883,000			41,743,000
Region II - Cagayan Valley	28,359,000	23,326,000			51,685,000

Regional Office - II (LTO)	28,359,000	23,326,000			51,685,000
Region III - Central Luzon	38,900,000	42,525,000			81,425,000

Regional Office - III (LTO)	38,900,000	42,525,006			81,425,000
Region IVA - CALABARZON	53,237,000	67,150,000			120,387,000

Regional Office - IVA (LTO)	53,237,000	67,150,000			120,387,000
Region IVB - MIMAROPA	20,602,000	6,066,000			26,668,000

Regional Office - IVB (LTO)	20,602,000	6,066,000			26,668,000
Region V - Bicol	32,661,000	19,844,000			52,505,000

Regional Office - V (LTO)	32,661,000	19,844,000			52,505,000
Region VI - Western Visayas	35,279,000	16,153,000			51,432,000

Regional Office - VI (LTO)	35,279,000	16,153,000			51,432,000
Region VII - Central Visayas	18,386,000	22,267,000			40,653,000

Regional Office - VII (LTO)	18,386,000	22,267,000			40,653,000
Region VIII - Eastern Visayas	45,308,000	17,725,000			63,033,000

Regional Office - VIII (LTO)	45,308,000	17,725,000			63,033,000
Region IX - Zamboanga Peninsula	25,736,000	16,426,000			42,162,000

Regional Office - IX (LTO)	25,736,000	16,426,000			42,162,000
Region X - Northern Mindanao	24,685,000	23,214,000			47,899,000

Regional Office - X (LTO)	24,685,000	23,214,000			47,899,000

JANUARY 6, 2020	OFFICIAL GAZETTE	195
DEPARTMENT OF TRANSPORTATION

Region XI - Davao	25,693,000	17,156,000			42,849,000

Regional Office - XI (LTO)	25,693,000	17,156,000			42,849,000
Region XII - SOCCSKSARGEN	23,731,000	22,750,000			46,481,000

Regional Office - XII (LTO)	23,731,000	22,750,000			46,481,000
Region XIII - CARAGA	23,363,000	15,322,000			38,685,000

Regional Office - XIII	23,363,000	15,322,000			38,685,000
Operation of the DOTr Action/Monitoring Center	12,536,000	247,000			12,783,000

National Capital Region (NCR)	12,536,000	247,000			12,783,000

Central Office	12,536,000	247,000			12,783,009
Conduct of conferences, seminars and trainings including the granting of scholarships	2,956,000	341,000			3,297,000

National Capital Region (NCR)	2,956,000	341,000			3,297,000

Central Office	2,956,000	341,000			3,297,000
Administration of Personnel Benefits	55,256,000				55,256,000

National Capital Region (NCR)	48,327,000				48,327,000

Central Office	3,882,000				3,882,000
Central Office (LTO)	40,225,000				40,225,000
Central Office (LTFRB)	4,220,000				4,220,000
Cordillera Administrative Region (CAR)	1,152,000				1,152,000

Regional Office - CAR	1,152,000				1,152,000
Regional XIII - CARAGA	5,777,000				5,777,000

Regional Office - XIII	5,777,000				5,777,000

Sub-total, General Administration and Support	990,065,000	1,060,276,000	7,888,000	30,250,000	2,088,479,000

Support to Operations	101,407,000	1,101,139,000		9,646,944,000	10,849,490,000

Program planning and standards development for transportation and communications services, including infrastructure projects	69,407,000	1,071,649,000			1,141,056,000

National Capital Region (NCR)	69,407,000	1,071,649,000			1,141,056,000

Central Office	69,407,000	1,071,649,000			1,141,056,000

196	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Feasibility Studies including Pre-Feasiblity and Development Research Studies/Prejoct Management/Preliminary Detailed Engineering and Design of Transportation Infrastructure Projects			285,000,000	285,000,000

National Capital Region (NCR)			285,000,000	285,000,000

Central Office			285,000,000	285,000,000
Payment of Right-of-Way			9,000,000,000	9,000,000,000

National Capital Region (NCR)			9,000,000,000	‘9,000,000,000

Central Office			9,000,000,000	9,000,000,000
Operation of the Philippine Railway Institute	32,000,000	29,490,000	1,300,000	62,790,000

National Capital Region (NCR)	32,000,000	29,490,000	1,300,000	62,790,000

Central Office	32,000,000	29,490,000	1,300,000	62,790,000
Project(s)
Foreign-Assisted Project(s)			360,644,000	360,644,000

Infrastructure Preparation and Innovation Facility (IPIF)			360,644,000	360,644,000

Loan Proceeds			252,451,000	252,451,000

National Capital Region (NCR)			252,451,000	252,451,000

Central Office			252,451,000	252,451,000
GOP Counterpart			108,193,000	108,193,000

National Capital Region (NCR)			108,193,000	108,193,000

Central Office			108,193,000	108,193,000

Sub-total, Support to Operations	101,407,000	1,101,139,000	9,646,944,000	10,849,490,000

Operations	981,466,000	13,416,105,000	55,729,144,000	70,126,715,000

Rail transport services improved	285,562,000	11,751,634,000	49,398,498,000	61,435,694,000

RAIL TRANSPORT PROGRAM	285,562,000	11,751,634,000	49,398,498,000	61,435,694,000

METRO RAIL TRANSIT (MRT) SUB-PROGRAM	285,562,000	6,688,773,000		6,974,335,000

Operation and Maintenance of the Metro Rail Transit	285,562,000	625,141,000		910,703,000

National Capital Region (NCR)	285,562,000	625,141,000		910,703,000

Central Office	285,562,000	625,141,000		910,703,000

JANUARY 6, 2020	OFFICIAL GAZETTE	197
DEPARTMENT OF TRANSPORTATION

Project(s)
Locally-Funded Project(s)	6,063,632,000	6,063,632,000

Subsidy for Mass Transport (MRT3)	6,063,632,000		6,063,632,000

National Capital Region (NCR)	6,063,632,000		6,063,632,000

Central Office	6,063,632,000		6,063,632,000
RAILWAY CONSTRUCTION, REHABILITATION AND IMPROVEMENT SUB-PROGRAM	5,062,861,000	49,398,498,000	54,461,359,000

Project(s)
Locally-Funded Project(s)		1,000,000	1,000,000

Construction, Rehabilitation and Improvement of Other Transportation Infrastructure-Railways		1,000,000	1,000,000

National Capital Region (NCR)		1,000,000	1,000,000

Central Office		1,000,000	1,000,000
Foreign-Assisted Project(s)	5,062,861,000	49,397,498,000	54,460,359,000

LRT Line 1 Cavite Extension Project		74,042,000	74,042,000

GOP Counterpart		74,042,000	74,042,000

National Capital Region (NCR)		74,042,000	74,042,000

Central Office		74,042,000	74,042,000
Metro Manila Subway Project Phase 1		9,780,682,000	9,780,682,000

Loan Proceeds		4,648,665,000	4,648,665,000

National Capital Region (NCR)		4,648,665,000	4,648,665,000

Central Office		4,648,665,000	4,648,665,000
GOP Counterpart		5,132,017,000	5,132,017,000

National Capital Region (NCR)		5,132,017,000	5,132,017,000

Central Office		5,132,017,000	5,132,017,000
Metro Rail Transit Line 3 Rehabilitation Project	5,062,861,000		5,062,861,000

Loan Proceeds	4,520,412,000		4,520,412,000

National Capital Region (NCR)	4,520,412,000		4,520,412,000

Central Office	4,520,412,000		4,520,412,000
GOP Counterpart	542,449,000		542,449,000

National Capital Region (NCR)	542,449,000		542,449,000

Central Office	542,449,000		542,449,000

198	OFFICIAL GAZETTE	VOL. 116, NO. 1
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North-South Counter Railway System	38,569.494,000	38,569,494,000

Loan Proceeds	20,667,555,000	20,667,555,000

National Capital Region (NCR)	20,667,555,000	20,667,555,000

Central Office	20,667,555,000	20,667,555,000
GOP Counterpart	17,901,939,000	17,901,939,000

National Capital Region (NCR)	17,901,939,000	17,901,939,000

Central Office	17,901,939,000	17,901,939,000
PNR South Long Haul Project	877,137,000	877,137,000

GOP Counterpart	877,137,000	877,137,000

National Capital Region (NCR)	877,137,000	877,137,000

Central Office	877,137,000	877,137,000
Mindanao Railway Project	96,143,000	96,143,000

GOP Counterpart	96,143,000	96,143,000

National Capital Region (NCR)	96,143,000	96,143,000

Central Office	96,143,000	96,143,000
Air and water transport facilities and services improved	3,018,974,000	3,018,974,000

AVIATION INFRASTRUCTURE PROGRAM	2,446,468,000	2,446,468,000

Project(s)
Locally-Funded Project(s)	2,446,468,000	2,446,468,000

Construction, Rehabilitation and Improvement of Other Transportation Infrastructure - Aviation	1,000,000	1,000,000

National Capital Region (NCR)	1,000,000	1,000,000

Central Office	1,000,000	1,000,000
Tuguegarao Airport	20,468,000	20,468,000

National Capital Region (NCR)	20,468,000	20,468,000

Central Office	20,468,000	20,468,000
Catbalogan Airport	325,000,000	325,000,000

National Capital Region (NCR)	325,000,000	325,000,000

Central Office	325,000,000	325,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	199
DEPARTMENT OF TRANSPORTATION

General Santos Airport	125,000,000	125,000,000

National Capital Region (NCR)	125,000,000	125,000,000

Central Office	125,000,000	125,000,000
Mapun Airport	50,000,000	50,000,000

National Capital Region (NCR)	50,000,000	50,000,000

Central Office	50,000,000	50,000,000
Bukidnon Airport	1,000,000,000	1,000,000,000

National Capital Region (NCR)	1,000,000,000	1,000,000,000

Central Office	1,000,000,000	1,000,000,000
Laguindingan Airport	100,000,000	100,000,000

National Capital Region (NCR)	100,000,000	100,000,000

Central Office	100,000,000	100,000,000
Sangley Airport	500,000,000	500,000,000

National Capital Region (NCR)	500,000,000	500,000,000

Central Office	500,000,000	500,000,000
Virac Airport	75,000,000	75,000,000

National Capital Region (NCR)	75,000,000	75,000,000

Central Office	75,000,000	75,000,000
Ormoc Airport	75,000,000	75,000,000

National Capital Region (NCR)	75,000,000	75,000,000

Central Office	75,000,000	75,000,000
Antique Airport	.100,000,000	100,000,000

National Capital Region (NCR)	100,000,000	100,000,000

Central Office	100,000,000	100,000,000
San Jose (Mindoro) Airport	75,000,000	75,000,000

National Capital Region (NCR)	75,000,000	75,000,000

Central Office	75,000,000	75,000,000
MARITIME INFRASTRUCTURE PROGRAM	572,506,000	572,506,000

Project(s)
Locally-Funded Project(s)	360,020,000	360,820,000

200	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Construction, Rehabilitation and Improvement of Other Transportation Infrastructure - Maritime			1,000,000	1,000,000

National Capital Region (NCR)			1,000,000	1,000,000

Central Office			1,000,000	1,000,000
Construction of Agoo Multi-Purpose Port, Agoo, La Union			65,000,000	65,000,000

National Capital Region (NCR)			65,000,000	65,000,000

Central Office			65,000,000	65,000,000
Construction of Brgy. Pag-Asa Port Kalayaan, Palawan			227,500,000	227,500,000

National Capital Region (NCR)			227,500,000	227,500,000

Central Office			227,500,000	227,500,000
Construction of Brgy. 3 Port, Malilipot, Albay			52,320,000	52,320,000

National Capital Region (NCR)			52,320,000	52,320,000

Central Office			52,320,000	52,320,000
Construction of San Jose Port, Sitio Talisay Brgy. Dolo, San Jose, Camarines Sur			15,000,000	15,000,000

National Capital Region (NCR)			15,000,000	15,000,000

Central Office			15,000,000	15,000,000
Foreign-Assisted Project(s)			211,686,000	211,686,000

Maritime Safety Capability Improvement Project, Phase 2			6,500,000	6,500,000

GOP Counterpart			6,500,000	6,500,000

National Capital Region (NCR)			6,500,000	6,500,000

Central Office			6,500,000	6,500,000
New Cebu International Container Port Project			205,186,000	205,186,000

GOP Counterpart			205,186,000	205,186,000

National Capital Region (NCR)			205,186,000	205,186,000

Central Office			205,186,000	205,186,000
Road transport services improved	695,904,000	1,664,471,000	3,311,672,000	5,672,047,000

MOTOR VEHICLE REGULATORY PROGRAM	531,848,000	1,370,259,000	2.749,400,000	4,651,507,000

JANUARY 6, 2020	OFFICIAL GAZETTE	201
DEPARTMENT OF TRANSPORTATION

Motor vehicle registration system	249,586,000	977,179,000	2,600,000	1,229,365,000

National Capital Region (NCR)	52,551,000	806,097,000		858,648,000

Central Office (LTO)	8,713,000	696,747,000		705,460,000
Regional Office - NCR (LTO)	43,838,000	109,350,000		153,188,000
Region I - Ilocos	13,421,000	14,006,000		27,427,000

Regional Office - I (LTO)	13,421,000	14,006,000		27,427,000
Cordillera Administrative Region (CAR)	13,339,000	14,433,000	2,600,000	30,372,000

Regional Office - CAR	13,339,000	14,433,000	2,600,000	30,372,000
Region II - Cagayan Valley	7,064,000	3,996,000		11,060,000

Regional Office - II (LTO)	7,064,000	3,996,000		11,060,000
Region III - Central Luzon	29,999,000	42,600,000		72,599,000

Regional Office - III (LTO)	29,999,000	42,600,000		72,599,000
Region IVA - CALABARZON	32,887,000	2,350,000		35,237,000

Regional Office - IVA (LTO)	32,887,000	2,350,000		35,237,000
Region IVB - MIMAROPA	4,202,000	5,676,000		9,878,000

Regional Office - IVB (LTO)	4,202,000	5,676,000		9,878,000
Region V - Bicol	12,260,000	3,006,000		15,266,000

Regional Office - V (LTO)	12,260,000	3,006,000		15,266,000
Region VI - Western Visayas	16,528,000	12,447,000		28,975,000

Regional Office - VI (LTO)	16,528,000	12,447,000		28,975,000
Region VII - Central Visayas	8,337,000	24,458,000		32,795,000

Regional Office - VII (LTO)	8,337,000	24,458,000		32,795,000
Region VIII - Eastern Visayas	5,023,000	6,370,000		11,393,000

Regional Office - VIII (LTO)	5,023,000	6,370,000		11,393,000
Region IX - Zamboanga Peninsula	8,067,000	14,015,000		22,082,000

Regional Office - IX (LTO)	8,067,000	14,015,000		22,082,000
Region X - Northern Mindanao	7,278,000	3,206,000		10,484,000

Regional Office - X (LTO)	7,278,000	3,206,000		10,484,000
Region XI - Davao	8,808,000	12,233,000		21,041,000

Regional Office - XI (LTO)	8,808,000	12,233,000		21,041,000

202	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Region XII - SOCCSKSARGEN	9,526,000	2,550,000		12,076,000

Regional Office - XII (LTO)	9,526,000	2,550,000		12,076,000
Region XIII - CARAGA	20,296,000	9,736,000		30,032,000

Regional Office - XIII	20,296,000	9,736,000		30,032,000
Law enforcement and adjudication	130,144,000	39,441,000	2,746,800,000	2,916,385,000

National Capital Region (NCR)	47,204,000	31,249,000		78,453,000

Central Office (LTO)	37,259,000	30,760,000		68,019,000
Regional Office - NCR (LTO)	9,945,000	489,000		10,434,000
Region I - Ilocos	6,058,000	2,570,000		8,628,000

Regional Office - I (LTO)	6,058,000	2,570,000		8,628,000
Cordillera Administrative Region (CAR)	476,000			476,000

Regional Office - CAR	476,000			476,000
Region II - Cagayan Valley	6,444,000	658,000		7,102,000

Regional Office - II (LTO)	6,444,000	658,000		7,102,000
Region III - Central Luzon	9,123,000	74,000		9,197,000

Regional Office - III (LTO)	9,123,000	74,000		9,197,000
Region IVA - CALABARZON	7,138,000			7,138,000

Regional Office - IVA (LTO)	7,138,000			7,138,000
Region IVB - MIMAROPA	2,023,000	41,000		2,064,000

Regional Office - IVB (LTO)	2,023,000	41,000		2,064,000
Region V - BicoL	6,998,000	434,000		7,432,000

Regional Office - V (LTO)	6,998,000	434,000		7,432,000
Region VI - Western Visayas	8,427,000	900,000		9,327,000

Regional Office - VI (LTO)	8,427,000	900,000		9,327,000
Region VII - Central Visayas	6,075,000	500,000		6,575,000

Regional Office - VII (LTO)	6,075,000	500,000		6,575,000
Region VIII - Eastern Visayas	3,747,000	50,000		3,797,000

Regional Office - VIII (LTO)	3,747,000	50,000		3,797,000
Region IX - Zamboanga Peninsula	6,721,000	838,000		7,559,900

Regional Office - IX (LTO)	6,721,000	838,000		7,559,000

JANUARY 6, 2020	OFFICIAL GAZETTE	203
DEPARTMENT OF TRANSPORTATION

Region X - Northern Mindanao	6,979,000	499,000		7,478,000

Regional Office - X (LTO)	6,979,000	499,000		7,478,000
Region XI - Davao	6,396,000	678,000		7,074,000

Regional Office - XI (LTO)	6,396,000	678,000		7,074,000
Region XII - SOCCSKSARGEN	5,854,000	950,000		6,804,000

Regional Office - XII (LTO)	5,854,000	950,000		6,804,000
Region XIII - CARAGA	481,000			481,000

Regional Office - XIII	481,000			481,000
Project(s)
Locally-Funded Project(s)			2,746,800,000	2,746,800,000

Motor Vehicle Recognition and Enhancement System (MVRES)			750,000,000	750,000,000

National Capital Region (NCR)			750,000,000	750,000,000

Central Office			750,000,000	750,000,000
LTO Central Command Center			950,000,000	950,000,000

National Capital Region (NCR)			950,000,000	950,000,000

Central Office			950,000,000	950,000,000
Information Technology Training Hub			500,000,000	500,000,000

National Capital Region (NCR)			500,000,000	500,000,000

Central Office			500,000,000	500,000,000
Road Safety Advocacy Project			500,000,000	500,000,000

National Capital Region (NCR)			500,000,000	500,000,000

Central Office			500,000,000	500,000,000
LTO Rapid Drug Check Project			46,800,000	46,800,000

National Capital Region (NCR)			46,800,000	46,800,000

Central Office			46,800,000	46,800,000
Issuance of driver’s license and permits	152,118,000	353,639,000		505,757,000

National Capital Region (NCR)	55,746,000	313,312,000		369,058,000

Central Office (LTO)		270,000,000		270,000,000
Regional Office - NCR (LTO)	55,746,000	43,312,000		99,058,000

204	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Region I – Ilocos	8,855,000	4,958,000		13,813,000

Regional Office - I (LTO)	8,855,000	4,958,000		13,813,000
Cordillera Administrative Region (CAR)	230,000			230,000

Regional Office - CAR	230,000			230,000
Region II - Cagayan Valley	6,171,000	2,820,000		8,991,000

Regional Office - II (LTO)	6,171,000	2,820,000		8,991,000
Region III - Central Luzon	16,680,000	1,501,000		18,181,000

Regional Office - III (LTO)	16,680,000	1,501,000		18,181,000
Region IVA - CALABARZON	15,764,000	8,500,000		24,264,000

Regional Office - IVA (LTO)	15,764,000	8,500,000		24,264,000
Region IVB - MIMAROPA	2,180,000	1,217,000		3,397,000

Regional Office - IVB (LTO)	2,180,000	1,217,000		3,397,000
Region V - Bicol	6,229,000	1,216,000		7,445,000

Regional Office - V (LTO)	6,229,000	1,216,000		7,445,000
Region VI - Western Visayas	9,601,000	500,000		10,101,000

Regional Office - VI (LTO)	9,601,000	500,000		10,101,000
Region VII - Central Visayas	4,669,000	2,775,000		7,444,000

Regional Office - VII (LTO)	4,669,000	2,775,000		7,444,000
Region VIII - Eastern Visayas	3,984,000	3,855,000		7,839,000

Regional Office - VIII (LTO)	3,984,000	3,855,000		7,839,000
Region IX - Zamboanga Peninsula	4,899,000	2,721,000		7,620,000

Regional Office - IX (LTO)	4,899,000	2,721,000		7,620,000
Region X - Northern Mindanao	5,824,000	2,081,000		7,905,000

Regional Office - X (LTO)	5,824,000	2,081,000		7,905,000
Region XI - Davao	4,253,000	3,933,000		8,186,000

Regional Office - XI (LTO)	4,253,000	3,933,000		8,186,000
Region XII - SOCCSKSARGEN	7,033,000	4,250,000		11,283,000

Regional Office - XII (LTO)	7,033,000	4,250,000		11,283,000
LAND PUBLIC TRANSPORTATION PROGRAM	164,056,000	294,212,000	562,272,000	1,020,540,000

JANUARY 6, 2020	OFFICIAL GAZETTE	205
DEPARTMENT OF TRANSPORTATION

Issuance of Certificate of Public Convenience, granting of permits and establishments of routes	164,056,000	179,212,000	11,272,000	354,540,000

National Capital Region (NCR)	60,262,000	109,827,000	11,272,000	181,361,000

Central Office (LTFRB)	50,840,000	98,925,000	11,272,000	161,037,000
Regional Office - NCR (LTFRB)	9,422,000	10,902,000		20,324,000
Region I - Ilocos	9,308,000	4,447,000		13,755,000

Regional Office - I (LTFRB)	9,308,000	4,447,000		13,755,000
Region II - Cagayan Valley	9,466,000	4,735,000		14,201,000

Regional Office - II (LTFRB)	9,466,000	4,735,000		14,201,000
Region III - Central Luzon	9,209,000	7,541,000		16,750,000

Regional Office - III (LTFRB)	9,209,000	7,541,000		16,750,000
Region IVA - CALABARZON	9,374,000	8,833,000		18,207,000

Regional Office - IVA (LTFRB)	9,374,000	8,833,000		18,207,000
Region V - Bicol	9,422,000	4,899,000		14,321,000

Regional Office - V (LTFRB)	9,422,000	4,899,000		14,321,000
Region VI - Western Visayas	10,298,000	6,325,000		16,623,000

Regional Office - VI (LTFRB)	10,298,000	6,325,000		16,623,000
Region VII - Central Visayas	9,901,000	7,667,000		17,568,000

Regional Office - VII (LTFRB)	9,901,000	7,667,000		17,568,000
Region VIII - Eastern Visayas	6,550,000	4,673,000		11,223,000

Regional Office - VIII (LTFRB)	6,550,000	4,673,000		11,223,000
Region IX - Zamboanga Peninsula	7,683,000	4,471,000		12,154,000

Regional Office - IX (LTFRB)	7,683,000	4,471,000		12,154,000
Region X - Northern Mindanao	6,999,000	5,637,000		12,636,000

Regional Office - X (LTFRB)	6,999,000	5,637,000		12,636,000
Region XI - Davao	7,802,000	5,382,000		13,184,000

Regional Office - XI (LTFRB)	7,802,000	5,382,000		13,184,000
Region XII - SOCCSKSARGEN	7,782,000	4,775,000		12,557,000

Regional Office - XII (LTFRB)	7,782,000	4,775,000		12,557,000

206	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Project(s)
Locally-Funded Project(s)				115,000,000				551,000,000		666,000,000

LTO-IT Infrastructure Project								550,000,000		550,000,000

National Capital Region (NCR)								550,000,000		550,000,000

Central Office								550,000,000		550,000,000
Construction, Rehabilitation and Improvement of Other Transportation Infrastructure - Land Public Transportation								1,000,000		1,000,000
National Capital Region (NCR)								1,000,000		1,000,000

Central Office								1,000,000		1,000,000
Traffic Management Mentorship Assistance Program				115,000,000						115,000,000

National Capital Region (NCR)				115,000,000						115,000,000

Central Office				115,000,000						115,000,000

Sub-total, Operations		981,466,000		13,416,105,000				55,729,144,000		70,126,715,000

TOTAL NEW APPROPRIATIONS	₱	2,072,938,000	₱	15,577,520,000	₱	7,888,000	₱	65,406,338,000	₱	83,064,684,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,245,135

Total Permanent Positions	1,245,135

Other Compensation Common to All
Personnel Economic Relief Allowance	93,216
Representation Allowance	17,550
Transportation Allowance	17,382
Clothing and Uniform Allowance	23,304
Mid-Year Bonus	103,762
Year End Bonus	103,762
Cash Gift	19,420
Productivity Enhancement Incentive	19,420
Step Increment	3,112

Total Other Compensation Common to All	400,928

JANUARY 6, 2020	OFFICIAL GAZETTE	207
DEPARTMENT OF TRANSPORTATION

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	918
Quarters Allowance	60

Total Other Compensation for Specific Groups	978

Other Benefits
PAG-IBIG Contributions	4,657
PhilHealth Contributions	14,418
Employees Compensation Insurance Premiums	4,657
Loyalty Award - Civilian	280
Terminal Leave	55,256
Total Other Benefits	79,268

Non-Permanent Positions	346,629
Total Personnel Services	2,072,938

Maintenance and Other Operating Expenses
Travelling Expenses	78,889
Training and Scholarship Expenses	35,959
Supplies and Materials Expenses	1,330,144
Utility Expenses	463,309
Communication Expenses	87,719
Awards/Rewards and Prizes	1,000
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	6,685
Professional Services	1,252,373
General Services	614,989
Repairs and Maintenance	59,964
Repairs and Maintenance of Leased Assets	5,062,861
Financial Assistance/Subsidy	115,000
Taxes, Insurance Premiums and Other Fees	18,737
Labor and Mages	27,331
Other Maintenance and Operating Expanses
Advertising Expenses	14,394
Printing and Publication Expenses	4,567
Representation Expenses	66,732
Transportation and Delivery Expenses	31,105
Rent/Lease Expenses	6,195,865
Membership Dues and Contributions to Organizations	6,344
Subscription Expenses	3,993
Other Maintenance and Operating Expenses	99,560

Total Maintenance and Other Operating Expenses	15,577,520

Financial Expenses
Bank Charges	7,888

Total Financial Expenses	7,888
Total Current Operating Expenditures	17,658,346

Capital Outlays
Property, Plant and Equipment Outlay

208	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Buildings and Other Structure								200,000
Infrastructure Outlay								64,807,616
Machinery and Equipment Outlay								382,212
Transportation Equipment Outlay								16,300
Furniture, Fixtures and Book Outlay								210

Total Capital Outlays								65,406,338

TOTAL NEW APPROPRIATIONS								83,064,684

B. CIVIL AERONAUTICS BOARD

For general administration and support, and operations, as indicated hereunder							₱	141,123,000

New Appropriations, by Programs
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	18,674,000	₱	20,078,000	₱	1,376,000	₱	40,128,000
Operations		43,860,000		57,135,000				100,995,000

AIR TRANSPORT DEVELOPMENT AND REGULATORY PROGRAM		23,853,000		2,444,000				26,297,000
AIR PASSENGER BILL OF RIGHTS PROGRAM		20,007,000		54,691,000				74,698,000

TOTAL NEW APPROPRIATIONS	₱	62,534,000	₱	77,213,000	₱	1,376,000	₱	141,123,000

Special Provision(s)

1. Reporting and Posting Requirements. The Civil Aeronautics Board (CAB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) CAB’s website.

The CAB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	17,260,000	₱	20,078,000	₱	1,376,000	₱	38,714,000

JANUARY 6, 2020	OFFICIAL GAZETTE	209
DEPARTMENT OF TRANSPORTATION

Administration of Personnel Benefits		1,414,000						1,414,000

Sub-total, General Administration and Support		18,674,000		20,078,000		1,376,000		40,128,000

Operations
Improved services by adopting policies and encouraging growth through progressive liberalization, fair competition and promotion of users welfare		43,860,000		57,135,000				100,995,000

AIR TRANSPORT DEVELOPMENT AND REGULATORY PROGRAM		23,853,000		2,444,000				26,297,000

Air Transport policy formulation and implementation		12,870,000		2,148,000				15,018,000
Air Transport regulatory services		3,825,000		148,000				3,973,000
Other organizational and system improvement		7,158,000		148,000				7,306,000
AIR PASSENGER BILL OF RIGHTS PROGRAM		20,007,000		54,691,000				74,698,000

Implementation and monitoring of APBR pursuant to DOTC-DTI JAO No. 1		20,007,000		54,691,000				74,698,000

Sub-total, Operations		43,860,000		57,135,000				100,995,000

TOTAL NEW APPROPRIATIONS	₱	62,534,000	₱	77,213,000	₱	1,376,000	₱	141,123,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	36,933

Total Permanent Positions	36,933

Other Compensation Common to All
Personnel Economic Relief Allowance	1,872
Representation Allowance	630
Transportation Allowance	630
Clothing and Uniform Allowance	468
Honoraria	322
Mid-Year Bonus	3,078
Year End Bonus	3,078
Cash Gift	390
Productivity Enhancement Incentive	390
Step Increment	92

Total Other Compensation Common to All	10,950

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Other Benefits
PAG-IBIG Contributions	93
PhilHealth Contributions	386
Employees Compensation Insurance Premiums	93
Terminal Leave	1,414

Total Other Benefits	1,986

Other Compensation for Specific Groups
Flying Pay	12,665

Total Other Compensation for Specific Groups	12,665

Total Personnel Services	62,534

Maintenance and Other Operating Expenses
Travelling Expenses	10,000
Training and Scholarship Expenses	4,500
Supplies and Materials Expenses	2,435
Utility Expenses	5,900
Communication Expenses	7,300
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	37,000
General Services	2,500
Repairs and Maintenance	1,500
Taxes, Insurance Premiums and Other Fees	200
Other Maintenance and Operating Expenses
Advertising Expenses	360
Representation Expenses	5,000
Rent/Lease Expenses	300
Subscription Expenses	100

Total Maintenance and Other Operating Expenses	77,213

Total Current Operating Expenditures	139,747

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	1,376

Total Capital Outlays	1,376

TOTAL NEW APPROPRIATIONS	141,123

C. MARITIME INDUSTRY AUTHORITY

For general administration and support, support to operations, and operations, as indicated hereunder	₱	771,317,000

New Appropriations, by Programs

JANUARY 6, 2020	OFFICIAL GAZETTE	211
DEPARTMENT OF TRANSPORTATION

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	46,425,000	₱	144,210,000		₱	190,635,000
Support to Operations		9,344,000		2,964,000			12,308,000
Operations		318,734,000		249,640,000			568,374,000

MARITIME INDUSTRY PROMOTION AND DEVELOPMENT PROGRAM		11,189,000		1,499,000			12,688,000
MARITIME INDUSTRY REGULATORY AND SUPERVISORY PROGRAM		307,545,000		248,141,000			555,686,000

TOTAL NEW APPROPRIATIONS	₱	374,503,000	₱	396,814,000		₱	771,317,000

Special Provision(s)

1. Tonnage Fees. In addition to the amounts appropriated herein, Twenty Four Million Nine Hundred Eighty Seven Thousand Pesos (₱24,987,000) shall be used for the promotion and development of the domestic shipping industry, enhancement of maritime safety, and promotion of the ship-building and ship repair industry in the country sourced from the annual tonnage fees collected by the Maritime Industry Authority (MARINA) from ship owners or operators in accordance with Section 17, Chapter VII of R.A. No. 9295.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. 292, s. 1987.

2. Reporting and Posting Requirements. The MARINA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) MARINA’s website.

The MARINA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	43,580,000	₱	144,210,000		₱	187,790,000

National Capital Region (NCR)		43,580,000		144,210,000			187,790,000

Central Office		43,580,000		144,210,000			187,790,000

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Administration of Personnel Benefits	2,845,000		2,845,000

National Capital Region (NCR)	2,845,000		2,845,000

Central Office	2,845,000		2,845,000

Sub-total, General Administration and Support	46,425,000	144,210,000	190,635,000

Support to Operations
Implementation of the Management Information System	9,344,000	2,964,000	12,308,000

National Capital Region (NCR)	9,344,000	2,964,000	12,308,000

Central Office	9,344,000	2,964,000	12,308,000

Sub-total, Support to Operations	9,344,000	2,964,000	12,308,000

Operations	318,734,000	249,640,000	568,374,000

Global competitiveness of maritime industry enhanced	11,189,000	1,499,000	12,688,000

MARITIME INDUSTRY PROMOTION AND DEVELOPMENT PROGRAM	11,189,000	1,499,000	12,688,000

Formulation of policies, projects and programs for the promotion and development of the maritime industry	11,189,000	1,499,000	12,688,000

National Capital Region (NCR)	11,189,000	1,499,000	12,688,000

Central Office	11,189,000	1,499,000	12,688,000
Accessibility, safety and efficiency of maritime transport services improved	307,545,000	248,141,000	555,686,000

MARITIME INDUSTRY REGULATORY AND SUPERVISION PROGRAM	307,545,000	248,141,000	555,686,000

Registration and provision of authority for ships and shipyards; certification and documentation for seafarers; accreditation of training programs, faculty and other maritime enterprises	294,294,000	245,632,000	539,926,000

National Capital Region (NCR)	163,247,000	157,483,000	320,730,000

Central Office	163,247,000	157,483,000	320,730,000
Region I - Ilocos	8,131,000	5,814,000	13,945,000

Regional Office - I	8,131,000	5,814,000	13,945,000
Region IVA - CALABARZON	18,133,000	10,502,000	28,635,000

Regional Office - IVA	18,133,000	10,502,000	28,635,000
Region V - Bicol	10,006,000	5,718,000	15,724,000

Regional Office - V	10,006,000	5,718,000	15,724,000

JANUARY 6, 2020	OFFICIAL GAZETTE	213
DEPARTMENT OF TRANSPORTATION

Region VI - Western Visayas		12,427,000		8,294,000		20,721,000

Regional Office - VI		12,427,000		8,294,000		20,721,000
Region VII - Central Visayas		14,779,000		16,447,000		31,226,000

Regional Office - VII		14,779,000		16,447,000		31,226,000
Region VIII - Eastern Visayas		14,769,000		10,939,000		25,708,000

Regional Office - VIII		14,769,000		10,939,000		25,708,000
Region IX - Zamboanga Peninsula		13,402,000		5,985,000		19,387,000

Regional Office - IX		13,402,000		5,985,000		19,387,000
Region X - Northern Mindanao		9,894,000		4,957,000		14,851,000

Regional Office - X		9,894,000		4,957,000		14,851,000
Region XI - Davao		11,469,000		10,067,000		21,536,000

Regional Office - XI		11,469,000		10,067,000		21,536,000
Region XII - SOCCSKSARGEN		10,003,000		4,308,000		14,311,000

Regional Office - XII		10,003,000		4,308,000		14,311,000
Region XIII - CARAGA		8,034,000		5,118,000		13,152,000

Regional Office - XIII		8,034,000		5,118,000		13,152,000
Monitoring and enforcement of maritime laws and regulations		13,251,000		2,509,000		15,760,000

National Capital Region (NCR)		13,251,000		2,509,000		15,760,000

Central Office		13,251,000		2,509,000		15,760,000

Sub-total, Operations		318,734,000		249,640,000		568,374,000

TOTAL NEW APPROPRIATIONS	₱	374,503,000	₱	396,814,000	₱	771,317,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	285,027

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Total Permanent Positions	285,027

Other Compensation Common to All
Personnel Economic Relief Allowance	14,928
Representation Allowance	4,512
Transportation Allowance	4,512
Clothing and Uniform Allowance	3,732
Mid-Year Bonus	23,753
Year End Bonus	23,753
Cash Gift	3,110
Productivity Enhancement Incentive	3,110
Step Increment	712

Total Other Compensation Common to All	82,122

Other Benefits
PAG-IBIG Contributions	747
PhilHealth Contributions	3,015
Employees Compensation Insurance Premiums	747
Terminal Leave	2,845

Total Other Benefits	7,354

Total Personnel Services	374,503

Maintenance and Other Operating Expenses
Travelling Expenses	42,012
Training and Scholarship Expenses	15,110
Supplies and Materials Expenses	34,403
Utility Expenses	51,498
Communication Expenses	16,269
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	600
Extraordinary and Miscellaneous Expenses	2,945
Professional Services	56,939
General Services	17,566
Repairs and Maintenance	3,761
Taxes, Insurance Premiums and Other Fees	1,395
Labor and Wages	56,816
Other Maintenance and Operating Expenses
Advertising Expenses	1,120
Printing and Publication Expenses	54,013
Representation Expenses	21,890
Transportation and Delivery Expenses	1,011
Rent/Lease Expenses	18,703
Membership Dues and Contributions to Organizations	55
Subscription Expenses	708

Total Maintenance and Other Operating Expenses	396,814

Total Current Operating Expenditures	771,317

TOTAL NEW APPROPRIATIONS	771,317

JANUARY 6, 2020	OFFICIAL GAZETTE	215
DEPARTMENT OF TRANSPORTATION

D. OFFICE OF TRANSPORTATION COOPERATIVES

For general administration and support and operations, as indicated hereunder	₱	37,928,000

New Appropriations, by Programs

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	10,525,000	₱	4,462,000			₱	14,987,000
Operations		11,031,000		7,127,000		4,783,000		22,941,000

TRANSPORTATION COOPERATIVE DEVELOPMENT PROGRAM		11,031,000		7,127,000		4,783,000		22,941,000

TOTAL NEW APPROPRIATIONS	₱	21,556,000	₱	11,589,000	₱	4,783,000	₱	37,928,000

Special Provision(s)

1. Reporting and Posting Requirements. The Office of Transportation Cooperatives (OTC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	OTC’s website.

The OTC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures				Capital Outlays	Total
	Personnel Services		Maintenance and Other Operating Expenses
PROGRAMS
General Administration and Support
General Management and Supervision	₱	10,525,000	₱	4,462,000		₱	14,987,000

Sub-total, General Administration and Support		10,525,000		4,462,000			14,987,000

Operations
Transportation Cooperatives Developed		11,031,000		7,127,000	4,783,000		22,941,000

TRANSPORTATION COOPERATIVE DEVELOPMENT PROGRAM		11,031,000		7,127,000	4,783,000		22,941,000

Transportation Cooperative Promotion and Accreditation Services		4,847,000		3,423,000	4,783,000		13,053,000

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Transportation Cooperative Development Services		6,184,000		3,704,000				9,888,000

Sub-total, Operations		11,031,000		7,127,000		4,783,000		22,941,000

TOTAL NEW APPROPRIATIONS	₱	21,556,000	₱	11,589,000	₱	4,783,000	₱	37,928,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	16,062

Total Permanent Positions	16,062

Other Compensation Common to All
Personnel Economic Relief Allowance	984
Representation Allowance	282
Transportation Allowance	282
Clothing and Uniform Allowance	246
Mid-Year Bonus	1,338
Year End Bonus	1,338
Cash Gift	205
Per Diems	306
Productivity Enhancement Incentive	205
Step Increment	40

Total Other Compensation Common to All	5,226

Other Benefits
PAG-IBIG Contributions	49
PhilHealth Contributions	170
Employees Compensation Insurance Premiums	49

Total Other Benefits	268

Total Personnel Services	21,556

Maintenance and Other Operating Expenses
Travelling Expenses	779
Training and Scholarship Expenses	877
Supplies and Materials Expenses	805
Utility Expenses	707
Communication Expenses	429
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	110
Taxes, Insurance Premiums and Other Fees	100
Other Maintenance and Operating Expenses
Representation Expenses	100

JANUARY 6, 2020	OFFICIAL GAZETTE	217
DEPARTMENT OF TRANSPORTATION

Rent/Lease Expenses	7,382
Subscription Expenses	300

Total Maintenance and Other Operating Expenses	11,589

Total Current Operating Expenditures	33,145

Capital Outlays
Property, Plant and Equipment Outlay Machinery and Equipment Outlay	4,783

Total Capital Outlays	4,783

TOTAL NEW APPROPRIATIONS	37,928

E. OFFICE FOR TRANSPORTATION SECURITY

For general administration and support, and operations, as indicated hereunder						₱	119,752,000

New Appropriations, by Programs
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	39,807,000	₱	12,353,000		₱	52,160,000
Operations		64,385,000		3,207,000			67,592,000

TRANSPORTATION SECURITY PROGRAM		64,385,000		3,207,000			67,592,000

TOTAL NEW APPROPRIATIONS	₱	104,192,000	₱	15,560,000		₱	119,752,000

Special Provision(s)

1. Aviation Security Fees. In addition to the amounts appropriated herein, Nine Hundred Fifty Million Three Hundred Ninety Three Thousand Pesos (₱950,393,000) shall be used for the operating requirements of the National Civil Aviation Security Committee sourced from the collections of aviation security fees in accordance with LOI No. 414-A dated June 17, 1976, as amended.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. 292, s. 1987.

2. Reporting and Posting Requirements. The Office for Transportation Security (OTS) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	OTS’ website.

The OTS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

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	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	36,367,000	₱	12,353,000		₱	48,720,000
Administration of Personnel Benefits		3,440,000					3,440,000

Sub-total, General Administration and Support		39,807,000		12,353,000			52,160,000

Operations
Transportation systems secured		64,385,000		3,207,000			67,592,000

TRANSPORTATION SECURITY PROGRAM		64,385,000		3,207,000			67,592,000

Assessment of the risk vulnerability of transport facilities and infrastructure and issuance of threat advisories		26,612,000		1,332,000			27,944,000
Evaluation of capability of transport security trainors and personnel and accreditation of transport security training institutions for issuance of compliance certificates		7,340,000		70,000			7,410,000
Policy formulation and development		3,551,000		518,000			4,069,000
Audit compliance/non-compliance to security programs and plans		12,371,000		644,000			13,015,000
Evaluation of security plans for issuance of compliance certificates		14,511,000		643,000			15,154,000

Sub-total, Operations		64,385,000		3,207,000			67,592,000

TOTAL NEW APPROPRIATIONS	₱	104,192,000	₱	15,560,000		₱	119,752,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	73,741

JANUARY 6, 2020	OFFICIAL GAZETTE	219
DEPARTMENT OF TRANSPORTATION

Total Permanent Positions	73,741

Other Compensation Common to All
Personnel Economic Relief Allowance	3,384
Representation Allowance	1,308
Transportation Allowance	1,308
Clothing and Uniform Allowance	846
Mid-Year Bonus	6,146
Year End Bonus	6,146
Cash Gift	705
Productivity Enhancement Incentive	705
Step Increment	184

Total Other Compensation Common to All	20,732

Other Compensation for Specific Groups
Lump-sum for Personnel Services	5,187

Total Compensation for Specific Groups	5,187

Other Benefits
PAG-IBIG Contributions	168
PhilHealth Contributions	756
Employees Compensation Insurance Premiums	168
Terminal Leave	3,440

Total Other Benefits	4,532

Total Personnel Services	104,192

Maintenance and Other Operating Expenses
Travelling Expenses	3,090
Training and Scholarship Expenses	102
Supplies and Materials Expenses	943
Communication Expenses	193
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	1,076
Extraordinary and Miscellaneous Expenses	66
Professional Services	7,283
General Services	468
Repairs and Maintenance	683
Other Maintenance and Operating Expenses
Advertising Expenses	17
Printing and Publication Expenses	26
Representation Expenses	696
Rent/Lease Expenses	42
Other Maintenance and Operating Expenses	875

Total Maintenance and Other Operating Expenses	15,560

Total Current Operating Expenditures	119,752

TOTAL NEW APPROPRIATIONS	119,752

220	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

F. PHILIPPINE COAST GUARD

For general administration and support, support to operations, and operations, as indicated hereunder	₱	15,221,318,000

New Appropriations, by Programs

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	1,914,511,000	₱	762,001,000	₱	174,825,000	₱	2,851,337,000
Support to Operations		1,913,583,000		104,418,000		147,000,000		2,165,001,000
Operations		4,344,871,000		1,913,735,000		3,946,374,000		10,204,980,000

MARITIME SEARCH AND RESCUE PROGRAM		899,072,000		163,097,000				1,062,169,000
MARITIME SECURITY AND LAW ENFORCEMENT PROGRAM		1,879,242,000		1,469,214,000		3,375,374,000		6,723,830,000
MARITIME ENVIRONMENTAL PROTECTION PROGRAM		815,453,000		39,988,000		550,000,000		1,405,441,000
MARITIME SAFETY PROGRAM		751,104,000		241,436,000		21,000,000		1,013,540,000

TOTAL NEW APPROPRIATIONS	₱	8,172,965,000	₱	2,780,154,000	₱	4,268,199,000	₱	15,221,318,000

Special Provision(s)

1. Rice Subsidy. The amount of Ninety Three Million Two Hundred Eighty Seven Thousand Pesos (₱93,287,000) appropriated herein shall be used for the provision of rice subsidy, equivalent to twenty (20) kilos of rice a month, in the form of financial assistance to the uniformed personnel of Philippine Coast Guard (PCG).

2. Reporting and Posting Requirements. The PCG shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) PCG’s website.

The PCG shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	1,407,667,000	₱	762,001,000	₱	174,825,000	₱	2,344,493,000

JANUARY 6, 2020	OFFICIAL GAZETTE	221
DEPARTMENT OF TRANSPORTATION

Administration of Personnel Benefits	506,844,000			506,844,000

Sub-total, General Administration and Support	1,914,511,000	762,001,000	174,825,000	2,851,337,000

Support to Operations
Conduct Coast Guard Training Courses	1,913,583,000	104,418,000		2,018,001,000
Project(s)
Locally-Funded Project(s)			147,000,000	147,000,000

Construction of Philippine Coast Guard Hospital			75,000,000	75,000,000

National Capital Region (NCR)			75,000,000	75,000,000

Central Office			75,000,000	75,000,000
Coast Guard K9 Force Development Center			72,000,000	72,000,000
National Capital Region (NCR)			72,000,000	72,000,000

Central Office			72,000,000	72,000,000

Sub-total, Support to Operations	1,913,583,000	104,418,000	147,000,000	2,165,001,000

Operations
Maritime violations, incidents, and marine pollution reduced	4,344,871,000	1,913,735,000	3,946,374,000	10,204,980,300

MARITIME SEARCH AND RESCUE PROGRAM	899,072,000	163,097,000		1,062,169,000

Maritime search and rescue operations	450,836,000	142,495,000		593,331,000

Central Office	450,836,000	139,149,000		589,985,000
Region I - Northwestern Luzon		81,000		81,000
Region II - Northeastern Luzon		224,000		224,000
Region IV-A - Southern Tagalog		756,000		756,000
Region IV-B - Palawan		210,000		210,000
Region V - Bicol		70,000		70,000
Region VI - Western Visayas		74,000		74,000
Region VII - Central Visayas		145,000		145,000
Region VII - Southern Visayas		634,000		634,000
Region VIII - Eastern Visayas		138,000		138,000
Region IX - Southwestern Mindanao		323,000		323,000
Region X - Northern Mindanao		511,000		511,000
Region XI - Southeastern Mindanao		180,000		180,000

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Disaster response operations	448,236,000	20,602,000		468,838,000

Central Office	448,236,000	17,879,000		466,115,000
Region I - Northwestern Luzon		105,000		105,000
Region II - Northeastern Luzon		224,000		224,000
Region IV-A - Southern Tagalog		848,000		848,000
Region IV-B - Palawan		67,000		67,000
Region V - Bicol		140,000		140,000
Region VI - Western Visayas		197,000		197,000
Region VII - Central Visayas		72,000		72,000
Region VII - Southern Visayas		317,000		317,000
Region VIII - Eastern Visayas		211,000		211,000
Region X - Northern Mindanao		477,000		477,000
Region XI - Southeastern Mindanao		65,000		65,000
MARITIME SECURITY AND LAW ENFORCEMENT PROGRAM	1,879,242,000	1,469,214,000	3,375,374,000	6,723,830,000

Operate the National Coast Watch Center	10,045,000	7,648,000		17,693,000
Share operations	927,608,000	137,822,000		1,065,430,000
Sea based operations	941,589,000	1,323,744,000	225,374,000	2,490,707,000

Central Office	941,589,000	1,305,125,000	225,374,000	2,472,088,000
Region I - Northwestern Luzon		271,000		271,000
Region II - Northeastern Luzon		635,000		635,000
Region IV-A - Southern Tagalog		3,666,000		3,666,000
Region IV-B - Palawan		1,096,000		1,096,000
Region V - Bicol		2,459,000		2,459,000
Region VI - Western Visayas		742,000		742,000
Region VII - Central Visayas		449,000		449,000
Region VII - Southern Visayas		634,000		634,000
Region VIII - Eastern Visayas		1,042,000		1,042,000
Region IX - Southwestern Mindanao		1,150,000		1,150,000
Region X - Northern Mindanao		5,174,000		5,174,000
Region XI - Southeastern Mindanao		1,301,000		1,301,000

JANUARY 6, 2020	OFFICIAL GAZETTE	223
DEPARTMENT OF TRANSPORTATION

Project(s)
Locally-Funded Project(s)			3,150,000,000	3,150,000,000

Integrated Coastal Central Command and Control System			900,000,000	900,000,000

National Capital Region (NCR)			900,000,000	900,000,000

Central Office			900,000,000	900,000,000
Wireless Network Border Control System			750,000,000	750,000,000

National Capital Region (NCR)			750,000,000	750,000,000

Central Office			750,000,000	750,000,000
Advance Mobile Passive People Screening System			750,000,000	750,000,000

National Capital Region (NCR)			750,000,000	750,000,000

Central Office			750,000,000	750,000,000
Tactical Mobile Surveillance for Onboard Facial Recognition System			750,000,000	750,000,000

National Capital Region (NCR)			750,000,000	750,000,000

Central Office			750,000,000	750,000,000
MARINE ENVIRONMENTAL PROTECTION PROGRAM	815,453,000	39,988,000	550,000,000	1,405,441,000

Site inspections	320,658,000	6,024,000		326,682,000

Central Office	320,658,000	5,639,000		326,297,000
Region I - Northwestern Luzon		33,000		33,000
Region II - Northeastern Luzon		149,000		149,000
Region IV-A - Southern Tagalog		13,000		13,000
Region VI - Western Visayas		7,000		7,000
Region VII - Central Visayas		22,000		22,000
Region VII - Southern Visayas		17,000		17,000
Region VIII - Eastern Visayas		31,000		31,000
Region IX - Southwestern Mindanao		38,000		38,000
Region X - Northern Mindanao		58,000		58,000
Region XI - Southeastern Mindanao		17,000		17,000
Site recovery activities	330,106,000	9,717,000		339,823,000

Central Office	330,106,000	5,275,000		335,381,000

224	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Region I - Northwestern Luzon		33,000		33,000
Region II - Northeastern Luzon		430,000		430,000
Region IV-A - Southern Tagalog		3,133,000		3,133,000
Region IV-B - Palawan		326,000		326,000
Region V - Bicol		56,000		56,000
Region VI - Western Visayas		11,000		11,000
Region VII - Central Visayas		80,000		80,000
Region VII - Southern Visayas		10,000		10,000
Region VIII - Eastern Visayas		123,000		123,000
Region IX - Southwestern Mindanao		95,000		95,000
Region X - Northern Mindanao		140,000		140,000
Region XI - Southeastern Mindanao		5,000		5,000
Enforce laws, rules and regulations for the protection of marine environment	164,689,000	24,247,000		188,936,000

Central Office	164,689,000	23,243,000		187,932,000
Region I - Northwestern Luzon		33,000		33,000
Region II - Northeastern Luzon		382,000		382,000
Region IV-A - Southern Tagalog		44,000		44,000
Region V - Bicol		161,000		161,000
Region VIII - Eastern Visayas		102,000		102,000
Region X - Northern Mindanao		271,000		271,000
Region XI - Southeastern Mindanao		11,000		11,000
Project(s)
Locally-Funded Project(s)			550,000,000	550,000,000

Marine Environmental Protection Laboratory System and Facilities			550,000,000	550,000,000

National Capital Region (NCR)			550,000,000	550,000,000

Central Office			550,000,000	550,000,060
MARITIME SAFETY PROGRAM	751,104,000	241,436,000	21,000,000	1,013,540,000

Salvage operations	114,666,000	29,923,000		144,589,000

Central Office	114,666,000	29,342,000		144,008,000

JANUARY 6, 2020	OFFICIAL GAZETTE	225
DEPARTMENT OF TRANSPORTATION

Region I - Northwestern Luzon		33,000		33,000
Region II - Northeastern Luzon		60,000		60,000
Region IV-A - Southern Tagalog		88,000		88,000
Region V - Bicol		118,000		118,000
Region VI - Western Visayas		15,000		15,000
Region VII - Southern Visayas		7,000		7,000
Region VIII - Eastern Visayas		92,000		92,000
Region X - Northern Mindanao		168,000		168,000
Provision of aids to navigation, vessel traffic system and maritime communications	232,958,000	30,095,000		263,053,000

Central Office	232,958,000	12,102,000		245,060,000
Region II - Northeastern Luzon		149,000		149,000
Region IV-A - Southern Tagalog		16,444,000		16,444,000
Region V - Bicol		118,000		118,000
Region VII - Central Visayas		398,000		398,000
Region VII - Southern Visayas		3,000		3,000
Region VIII - Eastern Visayas		92,000		92,000
Region IX - Southwestern Mindanao		95,000		95,000
Region X - Northern Mindanao		688,000		688,000
Region XI - Southeastern Mindanao		6,000		6,000
Project(s)
Locally-Funded Project(s)			21,000,000	21,000,000

Construction of Coast Guard Radar Station in Basilan			21,000,000	21,000,000

National Capital Region (NCR)			21,000,000	21,000,000

Central Office			21,000,000	21,000,000
Enforce flag and port state control inspections	218,532,000	175,500,000		394,032,000

Central Office	218,532,000	162,977,000		381,509,000
Region I - Northwestern Luzon		33,000		33,000
Region II - Northeastern Luzon		1,027,000		1,027,000
Region IV-A - Southern Tagalog		5,239,000		5,239,000
Region V - Bicol		1,436,900		1,436,000

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Region VI - Western Visayas				7,000				7,000
Region VII - Central Visayas				109,000				109,000
Region VII - Southern Visayas				1,091,000				1,091,000
Region VIII - Eastern Visayas				92,000				92,000
Region IX - Southwestern Mindanao				238,000				238,000
Region X - Northern Mindanao				3,246,000				3,246,000
Region XI - Southeastern Mindanao				5,000				5,000
Enforce salvage regulations		184,948,000		5,918,000				190,866,000

Central Office		184,948,000		4,937,000				189,885,000
Region I - Northwestern Luzon				33,000				33,000
Region II - Northeastern Luzon				754,000				754,000
Region IV-A - Southern Tagalog				26,000				26,000
Region VII - Southern Visayas				7,000				7,000
Region VIII - Eastern Visayas				62,000				62,000
Region XI - Southeastern Mindanao				99,000				99,000

Sub-total, Operations		4,344,871,000		1,913,735,000		3,946,374,000		10,204,980,000

TOTAL NEW APPROPRIATIONS	₱	8,172,965,000	₱	2,780,154,000	₱	4,268,199,000	₱	15,221,318,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								68,514

Total Permanent Positions								68,514

Other Compensation Common to All
Personnel Economic Relief Allowance								8,760
Clothing and Uniform Allowance								2,190
Mid-Year Bonus - Civilian								5,710
Year End Bonus								5,710
Cash Gift								1,825

JANUARY 6, 2020	OFFICIAL GAZETTE	227
DEPARTMENT OF TRANSPORTATION

Productivity Enhancement Incentive	1,825
Step Increment	171

Total Other Compensation Common to All	26,191

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	14,477

Total Other Compensation for Specific Groups	14,477

Other Benefits
PAG-IBIG Contributions	438
PhilHealth Contributions	920
Employees Compensation Insurance Premiums	438
Terminal Leave	7,131

Total Other Benefits	8,927

Non-Permanent Positions	2,815

Total Civilian Personnel	120,924

Military/Uniformed Personnel
Basic Pay
Base Pay	4,551,219

Total Basic Pay	4,551,219

Other Compensation Common to All
Personnel Economic Relief Allowance	297,168
Clothing/ Uniform Allowance	113,317
Subsistence Allowance	677,916
Laundry Allowance	4,870
Quarters Allowance	64,957
Longevity Pay	447,161
Mid-Year Bonus - Military/Uniformed Personnel	379,267
Year-end Bonus	379,267
Cash Gift	61,910
Productivity Enhancement Incentive	61,910

Total Other Compensation Common to All	2,487,743

Other Compensation for Specific Groups
High Risk Duty Pay	8,590
Hazardous Duty Pay	85,116
Flying Pay	29,283
Overseas Allowance	15,329
Sea Duty Pay	161,000
Hazard Duty Pay	80,307
Instructor’s Duty Pay	38,966
Lump-sum for Filling of Positions - Military/Uniformed Personnel (MUP)	320,375

Total Other Compensation for Specific Groups	738,966

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Other Benefits
Special Group Term Insurance	891
PAG-IBIG Contributions	14,859
PhilHealth Contributions	64,166
Employees Compensation Insurance Premiums	14,859
Retirement Gratuity	81,218
Terminal Leave	98,120

Total Other Benefits	274,113

Total Military/Uniformed Personnel	8,052,041

Total Personnel Services	8,172,965

Maintenance and Other Operating Expenses
Travelling Expenses	26,599
Training and Scholarship Expenses	70,584
Supplies and Materials Expenses	1,619,718
Utility Expenses	156,220
Communication Expenses	110,085
Confidential, Intelligence and Extraordinary Expenses
Intelligence Expenses	10,000
Extraordinary and Miscellaneous Expenses	990
Professional Services	1,211
General Services	79
Repairs and Maintenance	467,957
Financial Assistance/Subsidy	93,287
Taxes, Insurance Premiums and Other Fees	91,219
Labor and Wages	6,546
Other Maintenance and Operating Expenses
Advertising Expenses	889
Printing and Publication Expenses	5,224
Representation Expenses	102,606
Transportation and Delivery Expenses	457
Rent/Lease Expenses	15,323
Subscription Expenses	253
Other Maintenance and Operating Expenses	907

Total Maintenance and Other Operating Expenses	2,780,154

Total Current Operating Expenditures	10,953,119

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	21,000
Buildings and Other Structures	321,825
Machinery and Equipment Outlay	3,700,000
Transportation Equipment Outlay	225,374

Total Capital Outlays	4,268,199

TOTAL NEW APPROPRIATIONS	15,221,318

JANUARY 6, 2020	OFFICIAL GAZETTE	229
DEPARTMENT OF TRANSPORTATION

G. TOLL REGULATORY BOARD

For general administration and support, and operations, as indicated hereunder	₱	39,306,000

New Appropriations, by Programs

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	9,361,000	₱	7,649,000	₱	6,438,000	₱	23,448,000
Operations		9,382,000		6,476,000				15,858,000

TOLL REGULATORY PROGRAM		9,382,000		6,476,000				15,858,000

TOTAL NEW APPROPRIATIONS	₱	18,743,000	₱	14,125,000	₱	6,438,000	₱	39,306,000

Special Provision(s)

1. Reporting and Posting Requirements. The Toll Regulatory Board (TRB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) TRB’s website.

The TRB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	7,698,000	₱	7,649,000	₱	6,438,000	₱	21,785,000
Administration of Personnel Benefits		1,663,000						1,663,000

Sub-total, General Administration and Support		9,361,000		7,649,000	₱	6,438,000		23,448,000

Operations
Tollway regulatory services improved		9,382,000		6,476,000				15,858,000

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TOLLWAY REGULATORY PROGRAM		9,382,030		6,476,000				15,858,000

Evaluation and granting of tollway franchise and/or tollway operation permits/certificates		1,160,000		1,423,000				2,583,000
Regulation and examination of tollway operations and maintenance		4,154,000		1,560,000				5,714,000
Regulation and construction supervision of tollways, toll facilities and BOT projects		2,960,000		2,714,000				5,674,000
Toll rate setting and adjustment		1,108,000		779,000				1,887,000

Sub-total, Operations		9,382,000		6,476,000				15,858,000

TOTAL NEW APPROPRIATIONS	₱	18,743,000	₱	14,125,000	₱	6,438,000	₱	39,306,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	13,096

Total Permanent Positions	13,096

Other Compensation Common to All
Personnel Economic Relief Allowance	672
Representation Allowance	222
Transportation Allowance	222
Clothing and Uniform Allowance	168
Mid-Year Bonus	1,091
Year End Bonus	1,091
Cash Gift	140
Productivity Enhancement Incentive	140
Step Increment	32

Total Other Compensation Common to All	3,778

Other Benefits
PAG-IBIG Contributions	34
PhilHealth Contributions	138
Employees Compensation Insurance Premiums	34
Terminal Leave	1,663

Total Other Benefits	1,869

Total Personnel Services	18,743

JANUARY 6, 2020	OFFICIAL GAZETTE	231
DEPARTMENT OF TRANSPORTATION

Maintenance and Other Operating Expenses
Travelling Expenses	365
Training and Scholarship Expenses	350
Supplies and Materials Expenses	937
Utility Expenses	723
Communication Expenses	512
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	4,275
General Services	1,263
Repairs and Maintenance	735
Taxes, Insurance Premiums and Other fees	154
Other Maintenance and Operating Expenses
Representation Expenses	200
Rent/Lease Expenses	4,468
Subscription Expenses	25

Total Maintenance and Other Operating Expenses	14,125

Total Current Operating Expenditures	32,868

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	452
Transportation Equipment Outlay	3,500
Intangible Assets Outlay	2,486

Total Capital Outlays	6,438

TOTAL NEW APPROPRIATIONS	39,306

232	OFFICIAL GAZETTE	VOL. 116, NO. 1
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GENERAL SUMMARY

DEPARTMENT OF TRANSPORTATION

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
A. OFFICE OF THE SECRETARY	₱	2,072,938,000	₱	15,577,520,000	₱	7,888,000	₱	65,406,338,000	₱	83,064,684,000
B. CIVIL AERONAUTICS BOARD		62,534,000		77,213,000				1,376,000		141,123,000
C. MARITIME INDUSTRY AUTHORITY		374,503,000		396,814,000						771,317,000
D. OFFICE OF TRANSPORTATION COOPERATIVES		21,556,000		11,589,000				4,783,000		37,928,000
E. OFFICE FOR TRANSPORTATION SECURITY		104,192,000		15,560,000						119,752,000
F. PHILIPPINE COAST GUARD		8,172,965,000		2,780,154,000				4,268,199,000		15,221,318,000
G. TOLL REGULATORY BOARD		18,743,000		14,125,000				6,438,000		39,306,000

TOTAL NEW APPROPRIATIONS, DEPARTMENT OF TRANSPORTATION	₱	10,827,431,000	₱	18,872,975,000	₱	7,888,000	₱	69,687,134,000	₱	99,395,428,000

JANUARY 6, 2020	OFFICIAL GAZETTE	233
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

XXVI. NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

A. OFFICE OF THE DIRECTOR-GENERAL

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	1,748,586,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	300,060,000	₱	99,702,000	₱	32,873,000	₱	432,635,000
Support to Operations		46,708,000		18,585,000		600,000		65,893,000
Operations		532,672,000		715,199,000		2,187,000		1,250,058,000

SOCIO-ECONOMIC POLICY AND PLANNING PROGRAM		266,765,000		602,286,000		2,187,000		871,238,000
NATIONAL INVESTMENT PROGRAMMING PROGRAM		138,924,000		23,485,000				162,409,000
NATIONAL DEVELOPMENT MONITORING AND EVALUATION PROGRAM		126,983,000		89,428,000				216,411,000

TOTAL NEW APPROPRIATIONS	₱	879,440,000	₱	833,486,000	₱	35,660,000	₱	1,748,586,000

Special Provision(s)

1. Build-Operate-Transfer and Official Development Assistance. The NEDA shall evaluate build-operate-transfer and official development assistance loan-funded projects to determine their technical, financial, economic and social viability.

2. Appropriations for Regional Development Councils. The amount appropriated herein for the Regional Development Councils (RDCs) shall be allocated among, and directly released to, the fifteen (15) RDCs to be used for their operations, including the monitoring of development projects undertaken by agencies and special development authorities in their respective regions.

3. Appropriation for the Innovation Fund. The amount of Three Hundred Million Pesos (₱300,000,000) appropriated herein shall be used exclusively for the issuance of grants pursuant to R.A. No. 11293 or the “Philippine Innovation Act”. (CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 613, R.A. No. 11465)

4. Public Investment Program. The NEDA shall submit a copy of the Public Investment Program (PIP) and its updates, to the House Committee on Appropriations, Senate Committee on Finance and Committees on Economic Affairs of both Houses of Congress.

5. Gross National Happiness. The NEDA shall ensure that the implementation of projects and activities authorized under this Act should contribute towards the improvement of the level of happiness in the country as measured through the four pillars of the Bhutanese concept of gross national happiness - good governance, sustainable socio-economic development, preservation and promotion of culture, and environmental conservation.

6. Reporting and Posting Requirements. The NEDA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) NEDA’s website.

The NEDA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

7. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General management and supervision	296,897,000	₱	98,246,000	₱	32,873,000	₱	428,016,000

National Capital Region (NCR)	137,293,000		33,241,000		22,762,000		193,296,000

Central Office	137,293,000		33,241,000		22,762,000		193,296,000
Region I - Ilocos	11,186,000		3,708,000				14,894,000

Regional Office - I	11,186,000		3,708,000				14,894,000
Cordillera Administrative Region (CAR)	10,373,000		3,312,000				13,685,000

Regional Office - CAR	10,373,000		3,312,000				13,685,000
Region II - Cagayan Valley	11,759,000		3,646,000				15,405,000

Regional Office - II	11,759,000		3,646,000				15,405,000
Region III - Central Luzon	12,164,000		5,116,000				17,280,000

Regional Office - III	12,164,000		5,116,000				17,280,000
Region IVA - CALABARZON	9,845,000		4,086,000				13,931,000

Regional Office - IVA	9,845,000		4,086,000				13,931,000
Region IVB - MIMAROPA	8,517,000		4,443,000				12,960,000

Regional Office - IVB	8,517,000		4,443,000				12,960,000
Region V - Bicol	11,110,000		2,720,000				13,830,000

Regional Office - V	11,110,000		2,720,000				13,830,000
Region VI - Western Visayas	9,999,000		2,632,000				12,631,000

Regional Office - VI	9,999,000		2,632,000				12,631,000
Region VII - Central Visayas	9,255,000		4,992,000		456,000		14,703,000

Regional Office - VII	9,255,000		4,992,000		456,000		14,703,000
Region VIII - Eastern Visayas	12,246,000		4,353,000		300,000		16,899,000

Regional Office - VIII	12,246,000		4,353,000		300,000		16,899,000

JANUARY 6, 2020	OFFICIAL GAZETTE	235
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region IX - Zamboanga Peninsula	10,587,000	7,058,000		17,645,000

Regional Office - IX	10,587,000	7,058,000		17,645,000
Region X - Northern Mindanao	12,000,000	3,124,000		15,124,000

Regional Office - X	12,000,000	3,124,000		15,124,000
Region XI - Davao	12,188,000	6,726,000		18,914,000

Regional Office - XI	12,188,000	6,726,000		18,914,000
Region XII - SOCCSKSARGEN	8,798,000	4,667,000	7,333,000	20,798,000

Regional Office - XII	8,798,000	4,667,000	7,333,000	20,798,000
Region XIII - CARAGA	9,577,000	4,422,000	2,022,000	16,021,000

Regional Office - XIII	9,577,000	4,422,000	2,022,000	16,021,000
Legislative liaison services	3,163,000	733,000		3,896,000

National Capital Region (NCR)	3,163,000	733,000		3,896,000

Central Office	3,163,000	733,000		3,896,000
Human resource development		723,000		723,000

National Capital Region (NCR)		723,000		723,000

Central Office		723,000		723,000

Sub-total, General Administration and Support	300,060,000	99,702,000	32,873,000	432,635,000

Support to Operations
Internal planning and management services	7,264,000	3,166,000		10,430,000

National Capital Region (NCR)	7,264,000	3,166,000		10,430,000

Central Office	7,264,000	3,166,000		10,430,000
Public relations, multimedia development, and knowledge management	13,959,000	3,817,000		17,776,000

National Capital Region (NCR)	13,959,000	3,817,000		17,776,000

Central Office	13,959,000	3,817,000		17,776,000
Internal information and communications technology (ICT) services	11,156,000	2,003,000		13,159,000

National Capital Region (NCR)	11,156,000	2,003,000		13,159,000

Central Office	11,156,000	2,003,000		13,159,000
Legal services	14,329,000	2,749,000		17,078,000

National Capital Region (NCR)	14,329,000	2,749,000		17,078,000

Central Office	14,329,000	2,749,000		17,078,000

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Project(s)
Locally-Funded Project(s)		6,850,000	600,000	7,450,000

Implementation of the Management Information System		6,850,000	600,000	7,450,000

National Capital Region (NCR)		6,850,000	600,000	7,450,000

Central Office		6,850,000	600,000	7,450,000

Sub-total, Support to Operations	46,708,000	18,585,000	600,000	65,893,000

Operations
Sound economic and development management effected	532,672,000	715,199,000	2,187,000	1,250,058,000

SOCIO-ECONOMIC POLICY AND PLANNING PROGRAM	266,765,000	602,286,000	2,187,000	871,238,000

Coordination of Formulation and Updating of National, Inter-regional, Regional and Sectoral Socio-economic, Physical and Development Policies and Plans	139,688,000	29,112,000		168,800,000

National Capital Region (NCR)	67,421,000	21,885,000		89,306,000

Central Office	67,421,000	21,885,000		89,306,000
Region I - Ilocos	4,807,000	703,000		5,510,000

Regional Office - I	4,807,000	703,000		5,510,000
Cordillera Administrative Region (CAR)	4,805,000	565,000		5,370,000

Regional Office - CAR	4,805,000	565,000		5,370,000
Region II - Cagayan Valley	4,875,000	113,000		4,988,000

Regional Office - II	4,875,000	113,000		4,988,000
Region III - Central Luzon	4,132,000	320,000		4,452,000

Regional Office - III	4,132,000	320,000		4,452,000
Region IVA - CALABARZON	3,957,000	892,000		4,849,000

Regional Office - IVA	3,957,000	892,000		4,849,000
Region IVB - MIMAROPA	2,595,000	1,560,000		4,155,000

Regional Office - IVB	2,595,000	1,560,000		4,155,000
Region V - Bicol	4,799,000	182,000		4,981,000

Regional Office - V	4,799,000	182,000		4,981,000
Region VI - Western Visayas	5,429,000	268,000		5,697,000

Regional Office - VI	5,429,000	268,000		5,697,000

JANUARY 6, 2020	OFFICIAL GAZETTE	237
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region VII - Central Visayas	5,392,000	347,000		5,739,000

Regional Office - VII	5,392,000	347,000		5,739,000
Region VIII - Eastern Visayas	5,317,000	636,000		5,953,000

Regional Office - VIII	5,317,000	636,000		5,953,000
Region IX - Zamboanga Peninsula	7,453,000	439,000		7,892,000

Regional Office - IX	7,453,000	439,000		7,892,000
Region X - Northern Mindanao	5,635,000	455,000		6,090,000

Regional Office - X	5,635,000	455,000		6,090,000
Region XI - Davao	4,413,000	242,000		4,655,000

Regional Office - XI	4,413,000	242,000		4,655,000
Region XII - SOCCSKSARGEN	4,832,000	275,000		5,107,000

Regional Office - XII	4,832,000	275,000		5,107,000
Region XIII - CARAGA	3,826,000	230,000		4,056,000

Regional Office - XIII	3,826,000	230,000		4,056,000
Provision of Technical and Secretariat Support Services to the NEDA Board and its Committees and other Inter-Agency Committees	17,563,000	81,315,000	810,000	99,688,000

National Capital Region (NCR)	17,563,000	80,674,000	810,000	99,047,000

Central Office	17,563,000	80,674,000	810,000	99,047,000
Region III - Central Luzon		21,000		21,000

Regional Office - III		21,000		21,000
Region IVB - MIMAROPA		82,000		82,000

Regional Office - IVB		82,000		82,000
Region V - Bicol		76,000		76,000

Regional Office - V		76,000		76,000
Region VI - Western Visayas		82,000		82,000

Regional Office - VI		82,000		82,000
Region IX - Zamboanga Peninsula		84,000		84,000

Regional Office - IX		84,000		84,000
Region XI - Davao		214,000		214,000

Regional Office - XI		214,000		214,000

238	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Region XII - SOCCSKSARGEN		82,000	82,000

Regional Office - XII		82,000	82,000
Provision of Support Services to Regional Development Councils	9,600,000	64,786,000	74,386,000

National Capital Region (NCR)		849,000	849,000

Central Office		849,000	849,000
Region I - Ilocos	300,000	3,233,000	3,533,000

Regional Office - I	300,000		300,000
Regional Development Council - I		3,233,000	3,233,000
Cordillera Administrative Region (CAR)	657,000	15,305,000	15,962,000

Regional Office - CAR	657,000		657,000
Regional Development Council - CAR		15,305,000	15,305,000
Region II - Cagayan Valley	476,000	3,449,000	3,925,000

Regional Office - II	476,000		476,000
Regional Development Council - II		3,449,000	3,449,000
Region III - Central Luzon	490,000	2,843,000	3,333,000

Regional Office - III	490,000		490,000
Regional Development Council - III		2,843,000	2,843,000
Region IVA - CALABARZON	300,000	5,020,000	5,320,000

Regional Office - IVA	300,000	84,000	384,000
Regional Development Council - IVA		4,936,000	4,936,000
Region IVB - MIMAROPA	808,000	3,297,000	4,105,000

Regional Office - IVB	808,000	53,000	861,000
Regional Development Council - IVB		3,244,000	3,244,000
Region V - Bicol	650,000	3,511,000	4,161,000

Regional Office - V	650,000	68,000	718,000
Regional Development Council - V		3,443,000	3,443,000
Region VI - Western Visayas	504,000	3,191,000	3,695,000

Regional Office - VI	504,000	35,000	539,000
Regional Development Council - VI		3,156,000	3,156,000

JANUARY 6, 2020	OFFICIAL GAZETTE	239
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region VII - Central Visayas	600,000	3,704,000	4,304,000

Regional Office - VII	600,000		600,000
Regional Development Council - VII		3,704,000	3,704,000
Region VIII - Eastern Visayas	855,000	3,844,000	4,699,000

Regional Office - VIII	855,000	157,000	1,012,000
Regional Development Council - VIII		3,687,000	3,687,000
Region IX - Zamboanga Peninsula	1,032,000	3,361,000	4,393,000

Regional Office - IX	1,032,000	168,000	1,200,000
Regional Development Council - IX		3,193,000	3,193,000
Region X - Northern Mindanao	300,000	3,257,000	3,557,000

Regional Office - X	300,000	95,000	395,000
Regional Development Council - X		3,162,000	3,162,000
Region XI - Davao	300,000	3,320,000	3,620,000

Regional Office - XI	300,000	48,000	348,000
Regional Development Council - XI		3,272,000	3,272,000
Region XII - SOCCSKSARGEN	612,000	3,296,000	3,908,000

Regional Office - XII	612,000		612,000
Regional Development Council - XII		3,296,000	3,296,000
Region XIII - CARAGA	1,716,000	3,306,000	5,022,000

Regional Development Council - XIII	1,716,000	3,306,000	5,022,000
Provision of Advisory Services and Assistance to the President, Cabinet, Congress, Inter-Agency Bodies, and other Government Entities and Instrumentalities on Socio-Economic and Development Matters	99,914,000	11,267,000	111,181,000

National Capital Region (NCR)	28,849,000	7,752,000	36,601,000

Central Office	28,849,000	7,752,000	36,601,000
Region I - Ilocos	5,409,000	419,000	5,828,000

Regional Office - I	5,409,000	419,000	5,828,000
Cordillera Administrative Region (CAR)	5,709,000	285,000	5,994,000

Regional Office - CAR	5,709,000	285,000	5,994,000
Region II - Cagayan Valley	3,969,000	80,000	4,049,000

Regional Office - II	3,969,000	80,000	4,049,000

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Region III - Central Luzon	5,005,000	269,000		5,274,000

Regional Office - III	5,005,000	269,000		5,274,000
Region IVA - CALABARZON	4,920,000	660,000		5,580,000

Regional Office - IVA	4,920,000	660,000		5,580,000
Region IVB - MIMAROPA	3,273,000	128,000		3,401,000

Regional Office - IVB	3,273,000	128,000		3,401,000
Region V - Bicol	3,698,000	234,000		3,932,000

Regional Office - V	3,698,000	234,000		3,932,000
Region VI - Western Visayas	5,453,000	183,000		5,636,000

Regional Office - VI	5,453,000	183,000		5,636,000
Region VII - Central Visayas	5,922,000	417,000		6,339,000

Regional Office - VII	5,922,000	417,000		6,339,000
Region VIII - Eastern Visayas	5,468,000	399,000		5,867,000

Regional Office - VIII	5,468,000	399,000		5,867,000
Region IX - Zamboanga Peninsula	3,105,000	158,000		3,263,000

Regional Office - IX	3,105,000	158,000		3,263,000
Region X - Northern Mindanao	3,005,000	76,000		3,081,000

Regional Office - X	3,005,000	76,000		3,081,000
Region XI - Davao	5,459,000	84,000		5,543,000

Regional Office - XI	5,459,000	84,000		5,543,000
Region XII - SOCCSKSARGEN	5,323,000	46,000		5,369,000

Regional Office - XII	5,323,000	46,000		5,369,000
Region XIII - CARAGA	5,347,000	77,000		5,424,000

Regional Office - XIII	5,347,000	77,000		5,424,000
Project(s)
Locally-Funded Project(s)		415,806,000	1,377,000	417,183,000

Infrastructure Development Preparation Fund		50,000,000		50,000,000

National Capital Region (NCR)		50,000,000		50,000,000

Central Office		50,000,000		50,000,000
Establishment of Innovation Fund pursuant to Section 21 of Republic Act No. 11293		300,000,000		300,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	241
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

National Capital Region (NCR)		300,000,000		300,000,000

Central Office		300,000,000		300,000,000
Provision of Secretariat Services to National Innovation Council		15,806,000	1,377,000	17,183,000

National Capital Region (NCR)		15,806,000	1,377,000	17,183,000

Central Office		15,806,000	1,377,000	17,183,000
Project Development and Other Related Studies Fund		50,000,000		50,000,000

National Capital Region (NCR)		50,000,000		50,000,000

Central Office		50,000,000		50,000,000
NATIONAL INVESTMENT PROGRAMMING PROGRAM	138,924,000	23,485,000		162,409,000

Provision of Technical and Secretariat Support Services to the Investment Coordination Committee and the Infrastructure Committee	3,492,000	590,000		4,082,000

National Capital Region (NCR)	3,492,000	590,000		4,082,000

Central Office	3,492,000	590,000		4,082,000
Coordination of the Formulation and Updating of Public Investment Programs	108,360,000	8,779,000		117,139,000

National Capital Region (NCR)	36,107,000	3,655,000		39,762,000

Central Office	36,107,000	3,655,000		39,762,000
Region I - Ilocos	4,969,000	354,000		5,323,000

Regional Office - I	4,969,000	354,000		5,323,000
Cordillera Administrative Region (CAR)	4,921,000	263,000		5,184,000

Regional Office - CAR	4,921,000	263,000		5,184,000
Region II - Cagayan Valley	3,921,000	142,000		4,063,000

Regional Office - II	3,921,000	142,000		4,063,000
Region III - Central Luzon	5,424,000	308,000		5,732,000

Regional Office - III	5,424,000	308,000		5,732,000
Region IVA - CALABARZON	5,383,000	958,000		6,341,000

Regional Office - IVA	5,383,000	958,000		6,341,000
Region IVB - MIMAROPA	1,834,000	443,000		2,277,000

Regional Office - IVB	1,834,000	443,000		2,277,000

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Region V - Bicol	5,084,000	178,000	5,262,000

Regional Office - V	5,084,000	178,000	5,262,000
Region VI - Western Visayas	5,509,000	115,000	5,624,000

Regional Office - VI	5,509,000	115,000	5,624,000
Region VII - Central Visayas	5,351,000	421,000	5,772,000

Regional Office - VII	5,351,000	421,000	5,772,000
Region VIII - Eastern Visayas	4,309,000	494,000	4,803,000

Regional Office - VIII	4,309,000	494,000	4,803,000
Region IX - Zamboanga Peninsula	5,443,000	524,000	5,967,000

Regional Office - IX	5,443,000	524,000	5,967,000
Region X - Northern Mindanao	5,428,000	344,000	5,772,000

Regional Office - X	5,428,000	344,000	5,772,000
Region XI - Davao	4,849,000	215,000	5,064,000

Regional Office - XI	4,849,000	215,000	5,064,000
Region XII - SOCCSKSARGEN	4,483,000	271,000	4,754,000

Regional Office - XII	4,483,000	271,000	4,754,000
Region XIII - CARAGA	5,345,000	94,000	5,439,000

Regional Office - XIII	5,345,000	94,000	5,439,000
Appraisal of Proposed Projects for Official Development Assistance, Local Financing, and for Public-Private Partnership Implementation	11,990,000	2,528,000	14,518,000

National Capital Region (NCR)	11,990,000	2,528,000	14,518,000

Central Office	11,990,000	2,528,000	14,518,000
Coordination of the Programing of Official Development Assistance in the Form of Grants and Concessional Loans	15,082,000	2,968,000	18,050,000

National Capital Region (NCR)	15,082,000	2,968,000	18,050,000

Central Office	15,082,000	2,968,000	18,050,000
Project(s)
Locally-Funded Project(s)		8,620,000	8,620,000

Value Engineering/Value Analysis (VE/VA) Project		8,620,000	8,620,000

National Capital Region (NCR)		8,620,000	8,620,000

Central Office		8,620,000	8,620,000

JANUARY 6, 2020	OFFICIAL GAZETTE	243
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

NATIONAL DEVELOPMENT MONITORING AND EVALUATION PROGRAM	126,983,000	89,428,000	216,411,090

Monitoring and Evaluation of the Implementation of Plans, Programs, Policies and Projects	126,983,000	87,696,000	214,679,000

National Capital Region (NCR)	48,941, 000	76,499,000	125,440,000

Central Office	48,941,000	76,499,090	125,440,000
Region I - Ilocos	5,514,000	791,000	6,305,000

Regional Office - I	5,514,000	325,000	5,839,000
Regional Development Council - I		466,000	466,000
Cordillera Administrative Region (CAR)	5,465,000	579,009	6,044,000

Regional Office - CAR	5,465,000	132,000	5,597,000
Regional Development Council - CAR		447,000	447,000
Region II - Cagayan Valley	4,639,000	510,000	5,149,000

Regional Office - II	4,639,000	174,000	4,813,000
Regional Development Council - II		336,000	336,000
Region III - Central Luzon	4,810,000	725,000	5,535,000

Regional Office - III	4,810,000	275,000	5,085,000
Regional Development Council - III		450,000	450,000
Region IVA - CALABARZON	4,388,000	1,201,000	5,589,000

Regional Office - IVA	4,388,000	293,000	4,681,000
Regional Development Council - IVA		908,000	908,000
Region IVB - MIMAROPA	5,408,000	528,000	5,936,000

Regional Office - IVB	5,408,000	228,000	5,636,000
Regional Development Council - IVB		300,000	300,000
Region V - Bicol	5,393,000	776,000	6,169,000

Regional Office - V	5,393,000	153,000	5,546,000
Regional Development Council - V		623,000	623,000
Region VI - Western Visayas	5,386,000	697,000	6,083,000

Regional Office - VI	5,386,000	164,000	5,550,000
Regional Development Council - VI		533,000	533,000
Region VII - Central Visayas	5,600,000	957,000	6,557,000

Regional Office - VII	5,600,000	328,000	5,928,000

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Regional Development Council - VII				629,000				629,000
Region VIII - Eastern Visayas		5,435,000		911,000				6,346,000

Regional Office - VIII		5,435,000		226,000				5,661,000
Regional Development Council - VIII				685,000				685,000
Region IX - Zamboanga Peninsula		4,942,000		901,000				5,843,000

Regional Office - IX		4,942,000		158,000				5,100,000
Regional Development Council - IX				743,000				743,000
Region X - Northern Nindanao		4,804,000		888,000				5,692,000

Regional Office - X		4,804,000		70,000				4,874,000
Regional Development Council - X				818,000				818,000
Region XI - Davao		5,424,000		665,000				6,089,000

Regional Office - XI		5,424,000		68,000				5,492,000
Regional Development Council - XI				597,000				597,000
Region XII - SOCCSKSARGEN		5,442,000		508,000				5,950,000

Regional Office - XII		5,442,000						5,442,000
Regional Development Conncil - XII				508,000				508,000
Region XIII - CARAGA		5,392,000		560,000				5,952,000

Regional Office - XIII		5,392,000		54,000				5,446,000
Regional Development Conncil - XIII				506,000				506,000
Evaluation Services Pursuant to Laws, Rules and Regulations, and other Issuances				1,732,000				1,732,000

National Capital Region (NCR)				1,732,000				1,732,000

Central Office				1,732,000				1,732,000

Sub-total, Operations		532,672,000		715,199,000		2,187,000		1,250,058,000

TOTAL NEW APPROPRIATIONS	₱	879,440,000	₱	833,486,000	₱	35,660,000	₱	1,748,586,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel

JANUARY 6, 2020	OFFICIAL GAZETTE	245
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Permanent Positions
Basic Salary	650,108

Total Permanent Positions	650,108

Other Compensation Common to All
Personnel Economic Relief Allowance	28,128
Representation Allowance	12,954
Transportation Allowance	12,954
Clothing and Uniform Allowance	7,032
Honoraria	22,788
Mid-Year Bonus	54,129
Year End Bonus	54,129
Cash Gift	5,860
Productivity Enhancement Incentive	5,860
Step Increment	1,614

Total Other Compensation Common to All	205,448

Other Benefits
PAG-IBIG Contributions	1,394
PhilHealth Contributions	6,220
Employees Compensation Insurance Premiums	1,394
Loyalty Award	771

Total Other Benefits	9,779

Non-Permanent Positions	14,105

Total Personnel Services	879,440

Maintenance and Other Operating Expenses
Travelling Expenses	47,928
Training and Scholarship Expenses	24,872
Supplies and Materials Expenses	43,581
Utility Expenses	34,700
Communication Expenses	25,994
Survey, Research, Exploration and Development Expenses	394,889
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	5,235
Professional Services	105,499
General Services	57,125
Repairs and Maintenance	17,243
Taxes, Insurance Premiums and Other Fees	6,646
Other Maintenance and Operating Expenses
Advertising Expenses	727
Printing and Publication Expenses	7,754
Representation Expenses	38,707
Transportation and Delivery Expenses	508
Rent/Lease Expenses	8,893
Membership Dues and Contributions to Organizations	516
Subscription Expenses	12,587
Other Maintenance and Operating Expenses	82

Total Maintenance and Other Operating Expenses	833,486

Total Current Operating Expenditures	1,712,926

246	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	5,411
Machinery and Equipment Outlay	13,449
Transportation Equipment Outlay	16,500
Furniture, Fixtures and Books Outlay	300

Total Capital Outlays	35,660

TOTAL NEW APPROPRIATIONS	1,748,586

B. PHILIPPINE NATIONAL VOLUNTEER SERVICE COORDINATING AGENCY

For general administration and support, and operations, as indicated hereunder	₱	31,673,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	7,191,000	₱	6,817,000	₱	2,000	₱	213,000	₱	14,223,000
Operations		10,451,000		6,993,000		6,000				17,450,000

NATIONAL VOLUNTEER SERVICE PROGRAM		10,451,000		6,993,000		6,000				17,450,000

TOTAL NEW APPROPRIATIONS	₱	17,642,000	₱	13,810,000	₱	8,000	₱	213,000	₱	31,673,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine National Volunteer Service Coordinating Agency (PNVSCA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	PNVSCA’s website.

The PNVSCA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Financial Expenses	Capital Outlays	Total

JANUARY 6, 2020	OFFICIAL GAZETTE	247
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

PROGRAMS
General Administration and Support
General management and supervision	₱	6,697,000	₱	6,817,000	₱	2,000	₱	213,000	₱	13,729,000
Administration of Personnel Benefits		494,000								494,000

Sub-total, General Administration and Support		7,191,000		6,817,000		2,000		213,000		14,223,000

Operations
Alignment of volunteer programs and activities to the national development priorities assured		10,451,000		6,993,000		6,000				17,450,000

NATIONAL VOLUNTEER SERVICE PROGRAM		10,451,000		6,993,000		6,000				17,450,000

Policy advocacy and technical assistance		5,480,000		4,782,000						10,262,000
Program coordination, partnership monitoring and evaluation		4,971,000		2,211,000		6,000				7,188,000

Sub-total, Operations		10,451,000		6,993,000		6,000				17,450,000

TOTAL NEW APPROPRIATIONS	₱	17,642,000	₱	13,810,000	₱	8,000	₱	213,000	₱	31,673,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary										13,076

Total Permanent Positions										13,076

Other Compensation Common to All
Personnel Economic Relief Allowance										648
Representation Allowance										288
Transportation Allowance										288
Clothing and Uniform Allowance										162
Mid-Year Bonus										1,090
Year End Bonus										1,090
Cash Gift										135
Productivity Enhancement Incentive										135
Step Increment										34

Total Other Compensation Common to All										3,870

248	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Other Benefits
PAG-IBIG Contributions	33
PhilHealth Contributions	126
Employees Compensation Insurance Premiums	33
Loyalty Award	10
Terminal Leave	494

Total Other Benefits	696

Total Personnel Services	17,642

Maintenance and Other Operating Expenses
Travelling Expenses	1,749
Training and Scholarship Expenses	290
Supplies and Materials Expenses	1,195
Utility Expenses	525
Communication Expenses	558
Awards/Rewards and Prizes	90
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	1,496
General Services	1,420
Repairs and Maintenance	210
Taxes, Insurance Premiums and Other Fees	52
Other Maintenance and Operating Expenses
Printing and Publication Expenses	743
Representation Expenses	2,539
Rent/Lease Expenses	2,785
Subscription Expenses	21
Other Maintenance and Operating Expenses	19

Total Maintenance and Other Operating Expenses	13,810

Financial Expenses
Bank Charges	8

Total Financial Expenses	8

Total Current Operating Expenditures	31,460

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	177
Furniture, Fixtures and Books Outlay	36

Total Capital Outlays	213

TOTAL NEW APPROPRIATIONS	31,673

C. PUBLIC-PRIVATE PARTNERSHIP CENTER OF THE PHILIPPINES

For general administration and support, and operations, as indicated hereunder	₱	193,477,000

JANUARY 6, 2020	OFFICIAL GAZETTE	249
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	32,610,000	₱	60,776,000	₱		₱	93,386,000
Operations		65,745,000		25,025,000		9,321,000		100,091,000

PUBLIC-PRIVATE PARTNERSHIP MANAGEMENT PROGRAM		65,745,000		25,025,000		9,321,000		100,091,000

TOTAL NEW APPROPRIATIONS	₱	98,355,000	₱	85,801,000	₱	9,321,000	₱	193,477,000

Special Provision(s)

1. Project Development and Monitoring Facility Fund. All income of the Public-Private Partnership Center of the Philippines (PPPCP) shall be used for the preparation and conduct of business, pre-feasibility and feasibility studies, preparation of tender documents and other activities in the preparation of Public-Private Partnership (PPP) projects sourced from reasonable fees and reimbursements of expenses incurred for pre-investment activities and monitoring of PPP project implementation, constituted into Project Development and Monitoring Facility Fund.

Disbursements or expenditures by the PPPCP in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, s. 1987 and to appropriate criminal action under existing penal laws.

2. Reporting and Posting Requirements. The PPPCP shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	PPPCP’s website.

The PPPCP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General management and supervision	₱	32,610,000	₱	60,776,000	₱	₱	93,386,000

Sub-total, General Administration and Support		32,610,000		60,776,000			93,386,000

250	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Operations
Greater private sector participation thru Public-Private Partnership to accelerate provision of safe, efficient, reliable and sustainable infrastructure and development projects		65,745,000		25,025,000		9,321,000		100,091,000

PUBLIC-PRIVATE PARTNERSHIP MANAGEMENT PROGRAM		65,745,000		25,025,000		9,321,000		100,091,000

Project Development and Advisory Assistance		7,790,000		1,184,000				8,974,000
Management and Administration of the Project Development and Monitoring Facility (PDMF) Funds		10,073,000		551,000				10,624,000
Public-Private Partnership Policy Formulation and Advocacy, and Project Monitoring and Evaluation		17,869,000		1,995,000				19,864,000
Provision of Capacity Building, Knowledge Management Services, Legal Services and ICT Services		30,013,000		21,295,000		9,321,000		60,629,000

Sub-total, Operations		65,745,000		25,025,000		9,321,000		100,091,000

TOTAL NEW APPROPRIATIONS	₱	98,355,000	₱	85,801,000	₱	9,321,000	₱	193,477,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								75,683

Total Permanent Positions								75,683

Other Compensation Common to All
Personnel Economic Relief Allowance								2,568
Representation Allowance								2,208
Transportation Allowance								1,686
Clothing and Uniform Allowance								642
Honoraria								800
Mid-Year Bonus								6,307
Year End Bonus								6,367
Cash Gift								535
Productivity Enhancement Incentive								535
Step Increment								189

Total Other Compensation Common to All								21,777

JANUARY 6, 2020	OFFICIAL GAZETTE	251
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Other Benefits
PAG-IBIG Contributions	128
PhilHealth Contributions	639
Employees Compensation Insurance Premiums	128

Total Other Benefits	895

Total Personnel Services	98,355

Maintenance and Other Operating Expenses
Travelling Expenses	4,639
Training and Scholarship Expenses	6,611
Supplies and Materials Expenses	3,457
Utility Expenses	2,700
Communication Expenses	3,065
Confidential, Intelligence and Extraordinary Expenses	1,035
Extraordinary and Miscellaneous Expenses
Professional Services	2,984
General Services	8,741
Repairs and Maintenance	10,165
Taxes, Insurance Premiums and Other Fees	459
Other Maintenance and Operating Expenses
Advertising Expenses	100
Printing and Publication Expenses	2,800
Representation Expenses	2,832
Transportation and Delivery Expenses	78
Rent/Lease Expenses	33,181
Subscription Expenses	2,954

Total Maintenance and Other Operating Expenses	85,801

Total Current Operating Expenditures	184,156

Capital Outlays
Property, Plant and Equipment Outlay Machinery and Equipment Outlay	9,321

Total Capital Outlays	9,321

TOTAL NEW APPROPRIATIONS	193,477

D. PHILIPPINE STATISTICAL RESEARCH AND TRAINING INSTITUTE

For general administration and support, and operations, as indicated hereunder				₱	57,310,000

New Appropriations, by Program
	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

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PROGRAMS
General Administration and Support	₱	8,830,000	₱	10,846,000	₱		₱	19,676,000
Operations		14,900,000		16,034,000		6,700,000		37,634,000

PHILIPPINE STATISTICAL SYSTEM CAPACITY DEVELOPMENT PROGRAM		10,476,000		5,559,000		6,700,000		22,735,000
STATISTICAL RESEARCH PROGRAM		4,424,000		10,475,000				14,899,000

TOTAL NEW APPROPRIATIONS	₱	23,730,000	₱	26,880,000	₱	6,700,000	₱	57,310,000

Special Provisian(s)

1. Philippine Statistical Research and Training Institute Endowment Fund. In addition to the amounts appropriated herein, Five Million Seven Hundred Thousand Pesos (₱5,700,000) shall be used by the Philippine Statistical Research and Training Institute (PSRTI) for its MODE and Capital Outlay requirements sourced from interest earnings of the PSRTI Endowment Fund in accordance with Section 21 of R.A. NO. 10625.

Release of funds shall he subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Reporting and Posting Requirements. The PSRTI shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	PSRTI’s website.

The PSRTI shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General management and supervision	₱	8,830,000	₱	10,846,000	₱		₱	19,676,000

Sub-total, General Administration and Support		8,830,000		10,846,000				19,676,000

Operations
Statistical Capacity of Government Strengthened		14,900,000		16,034,000		6,700,000		37,634,000

PHILIPPINE STATISTICAL SYSTEM CAPACITY DEVELOPMENT PROGRAM		10,476,000		5,559,000		6,700,000		22,735,000

Development, promotion, implementation and enhancement of statistical training		10,476,000		5,559,000		6,700,000		22,735,000
STATISTICAL RESEARCH PROGRAM		4,424,000		10,475,000				14,899,000

JANUARY 6, 2020	OFFICIAL GAZETTE	253
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Development, promotion, implementation and enhancement of statistical research		4,424,000		10,475,000				14,899,000

Sub-total, Operations		14,900,000		16,034,000		6,700,000		37,634,000

TOTAL NEW APPROPRIATIONS	₱	23,730,000	₱	26,880,000	₱	6,700,000	₱	57,310,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								17,383

Total Permanent Positions								17,383

Other Compensation Common to All
Personnel Economic Relief Allowance								864
Representation Allowance								288
Transportation Allowance								288
Clothing and Uniform Allowance								216
Honoraria								600
Mid-Year Bonus - Civilian								1,449
Year End Bonus								1,449
Cash Gift								180
Productivity Enhancement Incentive								180
Step Increment								43

Total Other Compensation Common to All								5,557

Other Benefits
PAG-IBIG Contributions								43
PhilHealth Contributions								179
Employees Compensation Insurance Premiums								43

Total Other Benefits								265

Non-Permanent Positions								525

Total Personnel Services								23,730

Maintenance and Other Operating Expenses
Travelling Expenses								2,451
Training and Scholarship Expenses								4,686
Supplies and Materials Expenses								1,406
Utility Expenses								1,368
Communication Expenses								1,740
Confidential, Intelligence and Extraordinary Expenses Extraordinary and Miscellaneous Expenses								118

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Professional Services	4,225
General Services	1,427
Repairs and Maintenance	358
Taxes, Insurance Premiums and Other Fees	342
Other Maintenance and Operating Expenses
Representation Expenses	118
Rent/Lease Expenses	6,632
Membership Dues and Contributions to Organizations	195
Subscription Expenses	1,809
Other Maintenance and Operating Expenses	5

Total Maintenance and Other Operating Expenses	26,880

Total Current Operating Expenditures	50,610

Capital Outlays
Property, Plant and Equipment Outlay Infrastructure Outlay	1,000
Machinery and Equipment Outlay	5,700

Total Capital Outlays	6,700

TOTAL NEW APPROPRIATIONS	57,310

E. PHILIPPINE STATISTICS AUTHORITY

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	9,312,629,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	166,577,000	₱	597,523,000	₱		₱	764,100,000
Support to Operations		61,994,000		132,290,000		701,193,000		895,477,000
Operations		978,947,000		5,142,415,000		1,531,690,000		7,653,052,000

NATIONAL STATISTICS DEVELOPMENT PROGRAM		771,965,000		4,405,446,000		18,690,000		5,196,101,000
STATISTICAL POLICY AND COORDINATION PROGRAM		63,748,000		95,229,000				158,977,000
CIVIL REGISTRATION PROGRAM		143,234,000		641,740,000		1,513,000,000		2,297,974,000

TOTAL NEW APPROPRIATIONS	₱	1,207,518,000	₱	5,872,228,000	₱	2,232,883,000	₱	9,312,629,000

Special Provision(s)

1. Reporting and Posting Requirements. The PSA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

JANUARY 6, 2020	OFFICIAL GAZETTE	255
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	PSA’s website.

The PSA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General management and supervision	₱	160,950,000	₱	597,523,000	₱	₱	758,473,000

National Capital Region (NCR)		133,337,000		228,250,000			361,587,000

Central Office		60,928,000		153,766,000			214,694,000
Regional Statistical Services Office - NCR		72,409,000		74,484,000			146,893,000
Region I - Ilocos		2,001,000		24,558,000			26,559,000

Regional Statistical Services Office - I		2,001,000		24,558,000			26,559,000
Cordillera Administrative Region (CAR)		2,001,000		21,011,000			23,012,000

Regional Statistical Services Office - CAR		2,001,000		21,011,000			23,012,000
Region II - Cagayan Valley		2,001,000		15,617,000			17,618,000

Regional Statistical Services Office - II		2,001,000		15,617,000			17,618,000
Region III - Central Luzon		2,026,000		24,671,000			26,697,000

Regional Statistical Services Office - III		2,026,000		24,671,000			26,697,000
Region IVA - CALABARZON		2,001,000		22,651,000			24,652,000

Regional Statistical Services Office - IV-A		2,001,000		22,651,000			24,652,000
Region IVB - MIMAROPA		2,001,000		21,731,000			23,732,000

Regional Statistical Services Office - IV-B		2,001,000		21,731,000			23,732,000

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Region V - Bicol	2,026,000	24,840,000	26,866,000

Regional Statistical Services Office - V	2,026,000	24,840,000	26,866,000
Region VI - Western Visayas	2,001,000	30,940,000	32,941,000

Regional Statistical Services Office - VI	2,001,000	30,940,000	32,941,000
Region VII - Central Visayas	2,026,000	26,619,000	28,645,000

Regional Statistical Services Office - VII	2,026,000	26,619,000	28,645,000
Region VIII - Eastern Visayas	1,819,000	27,062,000	28,881,000

Regional Statistical Services Office - VIII	1,819,000	27,062,000	28,881,000
Region IX - Zamboanga Peninsula	2,001,000	17,737,000	19,738,000

Regional Statistical Services Office - IX	2,001,000	17,737,000	19,738,000
Region X - Northern Mindanao		26,291,000	26,291,000

Regional Statistical Services Office - X		26,291,000	26,291,000
Region XI - Davao	1,846,000	25,650,000	27,496,000

Regional Statistical Services Office - XI	1,846,000	25,650,000	27,496,000
Region XII - SOCCSKSARGEN	1,811,000	18,569,000	20,380,000

Regional Statistical Services Office - XII	1,811,000	18,569,000	20,380,000
Region XIII - CARAGA	2,052,000	20,215,000	22,267,000

Regional Statistical Services Office - XIII	2,052,000	20,215,000	22,267,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)		21,111,000	21,111,000

Regional Statistical Services Office - BARMM		21,111,000	21,111,000
Administration of Personnel Benefits	5,627,000		5,627,000

National Capital Region (NCR)	5,627,000		5,627,000

Central Office	5,627,000		5,627,000

Sub-total, General Administration and Support	166,577,000	597,523,000	764,100,000

JANUARY 6, 2020	OFFICIAL GAZETTE	257
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Support to Operations
Provision of Management and Corporate Planning and Legal Services	12,180,000	25,048,000		37,228,000

National Capital Region (NCR)	12,180,000	25,048,000		37,228,000

Central Office	12,180,000	25,048,000		37,228,000
Coordination and Formulation of Policies on International Cooperation in Statistics and Civil Registration	3,740,000	2,225,000		5,965,000

National Capital Region (NCR)	3,740,000	2,225,000		5,965,000

Central Office	3,740,000	2,225,000		5,965,000
Development and Maintenance of Information Systems and Databases	40,967,000	99,635,000	165,974,000	306,576,000

National Capital Region (NCR)	40,967,000	99,635,000	165,974,000	306,576,000

Central Office	40,967,000	99,635,000	165,974,000	306,576,000
Coordination in the Development of Statistical Methodologies and Survey Designs	5,107,000	5,382,000		10,489,000

National Capital Region (NCR)	5,107,000	5,382,000		10,489,000

Central Office	5,107,000	5,382,000		10,489,000
Project(s)
Locally-Funded Project(s)			535,219,000	535,219,000

Construction of PSA Building			485,537,000	485,537,000

National Capital Region (NCR)			485,537,000	485,537,000

Central Office			485,537,000	485,537,000
Construction of Office Building for Region II			15,740,000	15,740,000

National Capital Region (NCR)			15,740,000	15,740,000

Central Office			15,740,000	15,740,000
Construction of Office Building for Region V			33,942,000	33,942,000

National Capital Region (NCR)			33,942,000	33,942,000

Central Office			33,942,000	33,942,000

Sub-total, Support to Operations	61,994,000	132,290,000	701,193,000	895,477,000

Operations
Relevant and accessible statistics provided for evidence-based decision making	835,713,000	4,500,675,000	18,690,000	5,355,078,000

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NATIONAL STATISTICS DEVELOPMENT PROGRAM	771,965,000	4,405,446,000	18,690,000	5,196,101,000

Conduct of Censuses and Surveys on the Agriculture, Fisheries, Industry and Services Sectors	645,326,000	199,359,000		844,685,000

National Capital Region (NCR)	108,450,000	97,960,000		206,410,000

Central Office	108,450,000	88,866,000		197,316,000
Regional Statistical Services Office - NCR		9,094,000		9,094,000
Region I - Ilocos	27,754,000	5,370,000		33,124,000

Regional Statistical Services Office - I	27,754,000	5,370,000		33,124,000
Cordillera Administrative Region (CAR)	29,020,000	5,154,000		34,174,000

Regional Statistical Services Office - CAR	29,020,000	5,154,000		34,174,000
Region II - Cagayan Valley	25,506,000	5,172,000		30,678,000

Regional Statistical Services Office - II	25,506,000	5,172,000		30,678,000
Region III - Central Luzon	55,073,000	8,060,000		63,133,000

Regional Statistical Services Office - III	55,073,000	8,060,000		63,133,000
Region IVA - CALABARZON	59,545,000	6,960,000		66,505,000

Regional Statistical Services Office - IV-A	59,545,000	6,960,000		66,505,000
Region IVB - MIMAROPA	26,442,000	6,943,000		33,385,000

Regional Statistical Services Office - IV-B	26,442,000	6,943,000		33,385,000
Region V - Bicol	32,229,000	6,922,000		39,151,000

Regional Statistical Services Office - V	32,229,000	6,922,000		39,151,000
Region VI - Western Visayas	39,592,000	8,936,000		48,528,000

Regional Statistical Services Office - VI	39,592,000	8,936,000		48,528,000
Region VII - Central Visayas	37,712,000	7,895,000		45,607,000

Regional Statistical Services Office - VII	37,712,000	7,895,000		45,607,000
Region VIII - Eastern Visayas	32,343,000	6,933,000		39,276,000

JANUARY 6, 2020	OFFICIAL GAZETTE	259
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Regional Statistical Services Office - VIII	32,343,000	6,933,000	39,276,000
Region IX - Zamboanga Peninsula	23,633,000	5,677,000	29,310,000

Regional Statistical Services Office - IX	23,633,000	5,677,000	29,310,000
Region X - Northern Mindanao	29,727,000	6,658,000	36,385,000

Regional Statistical Services Office - X	29,727,000	6,658,000	36,385,000
Region XI - Davao	30,628,000	5,022,000	35,650,000

Regional Statistical Services Office - XI	30,628,000	5,022,000	35,650,000
Region XII - SOCCSKSARGEN	28,293,000	4,638,000	32,931,000

Regional Statistical Services Office - XII	28,293,000	4,638,000	32,931,000
Region XIII - CARAGA	31,182,000	5,101,000	36,283,000

Regional Statistical Services Office - XIII	31,182,000	5,101,000	36,283,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	28,197,000	5,958,000	34,155,000

Regional Statistical Services Office - BARMM	28,197,000	5,958,000	34,155,000
Conduct of Household-based Censuses and Surveys	126,639,000	37,796,000	164,435,000

National Capital Region (NCR)	31,383,000	22,548,000	53,931,000

Central Office	25,326,000	21,398,000	46,724,000
Regional Statistical Services Office - NCR	6,057,000	1,150,000	7,207,000
Region I - Ilocos	5,559,000	1,000,000	6,559,000

Regional Statistical Services Office - I	5,559,000	1,000,000	6,559,000
Cordillera Administrative Region (CAR)	5,427,000	1,079,000	6,506,000

Regional Statistical Services Office - CAR	5,427,000	1,079,000	6,506,000
Region II - Cagayan Valley	7,232,000	1,003,000	8,235,000

Regional Statistical Services Office - II	7,232,000	1,003,000	8,235,000
Region III - Central Luzon	7,442,000	1,000,000	8,442,000

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Regional Statistical Services Office - III	7,442,000	1,000,000	8,442,000
Region IVA - CALABARZON	5,438,000	1,175,000	6,613,000

Regional Statistical Services Office - IV-A	5,438,000	1,175,000	6,613,000
Region IVB - MIMAROPA	6,761,000	1,120,000	7,881,000

Regional Statistical Services Office - IV-B	6,761,000	1,120,000	7,881,000
Region V - Bicol	5,786,000	990,000	6,776,000

Regional Statistical Services Office - V	5,786,000	990,000	6,776,000
Region VI - Western Visayas	6,516,000	998,000	7,514,000

Regional Statistical Services Office - VI	6,516,000	998,000	7,514,000
Region VII - Central Visayas	6,089,000	1,057,000	7,146,000

Regional Statistical Services Office - VII	6,089,000	1,057,000	7,146,000
Region VIII - Eastern Visayas	6,104,000	805,000	6,909,000

Regional Statistical Services Office - VIII	6,104,000	805,000	6,909,000
Region IX - Zamboanga Peninsula	6,198,000	679,000	6,877,000

Regional Statistical Services Office - IX	6,198,000	679,000	6,877,000
Region X - Northern Mindanao	5,890,000	828,000	6,718,000

Regional Statistical Services Office - X	5,890,000	828,000	6,718,000
Region XI - Davao	6,554,000	869,000	7,423,000

Regional Statistical Services Office - XI	6,554,000	869,000	7,423,000
Region XII - SOCCSKSARGEN	7,039,000	912,000	7,951,000

Regional Statistical Services Office - XII	7,039,000	912,000	7,951,000
Region XIII - CARAGA		837,000	837,000

Regional Statistical Services Office - XIII		837,000	837,000
Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	7,221,000	896,000	8,117,000

JANUARY 6, 2020	OFFICIAL GAZETTE	261
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Regional Statistical Services Office - BARMM	7,221,000	896,000		8,117,000
Generation/Compilation of administrative-based statistics and derived indicators		2,011,000		2,011,000

National Capital Region (NCR)		2,011,000		2,011,000

Central Office		2,011,000		2,011,000
Project(s)
Locally-Funded Project(s)		4,166,280,000	18,690,000	4,184,970,000

Development of the Subnational Statistical System Towards Inclusive Growth		185,000	601,000	786,000

National Capital Region (NCR)		185,000	601,000	786,000

Central Office		185,000	601,000	786,000
Census of Agriculture and Fisheries		4,506,000		4,506,000

National Capital Region (NCR)		4,506,000		4,506,000

Central Office		4,506,000		4,506,000
Census of Philippine Business and Industry		35,184,000		35,184,000

National Capital Region (NCR)		35,184,000		35,184,000

Central Office		35,184,000		35,184,000
Annual Survey of Philippine Business and Industry		81,989,000	45,000	82,034,000

National Capital Region (NCR)		81,989,000	45,000	82,034,000

Central Office		81,989,000	45,000	82,034,000
Annual Poverty Indicators Survey		48,838,000		48,838,000

National Capital Region (NCR)		48,838,000		48,838,000

Central Office		48,838,000		48,838,000
Establishment of Philippine Economic - Environmental and Natural Resources Accounts (PEENRA) unit towards the compilation of Green GDP of the Philippines		1,726,000		1,726,000

National Capital Region (NCR)		1,726,000		1,726,000

Central Office		1,726,000		1,726,000
Annual Survey of Information and Communication Tecchnology		20,405,000	990,000	21,395,000

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National Capital Region (NCR)	20,405,000		990,000	21,395,000

Central Office		20,405,000	990,000	21,395,000
Family Income and Expenditures Survey		12,345,000		12,345,000

National Capital Region (NCR)		12,345,000		12,345,000

Central Office		12,345,000		12,345,000
Census of Population and Housing		3,854,013,000	2,054,000	3,856,067,000

National Capital Region (NCR)		3,854,013,000	2,054,000	3,856,067,000

Central Office		3,854,013,000	2,054,000	3,856,067,000
Functional Literacy, Education and Mass Media		15,615,000		15,615,000

National Capital Region (NCR)		15,615,000		15,615,000

Central Office		15,615,000		15,615,000
Development/Enhancement of the Design of Statistical Frame Integrating Geospatial Information		6,474,000		6,474,000

National Capital Region (NCR)		6,474,000		6,474,000

Central Office		6,474,000		6,474,000
Generation/Compilation of Community-based Statistics		85,000,000	15,000,000	100,000,000

National Capital Region (NCR)		85,000,000	15,000,000	100,000,000

Central Office		85,000,000	15,000,000	100,000,000
STATISTICAL POLICY AND COORDINATION PROGRAM	63,748,000	95,229,000		158,977,000

Statistical Planning, Programming, Budgeting, Monitoring and Evaluation	7,167,000	27,340,000		34,507,000

National Capital Region (NCR)	7,167,000	27,340,000		34,507,000

Central Office	7,167,000	27,340,000		34,507,000
Development and Improvement of Statistical Frameworks and Standards	42,536,000	50,635,000		93,171,000

National Capital Region (NCR)	42,536,000	50,635,000		93,171,000

Central Office	42,536,000	50,635,000		93,171,000
Coordination of Statistical Activities at the National and Local Levels	14,045,000	6,462,000		20,507,000

JANUARY 6, 2020	OFFICIAL GAZETTE	263
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

National Capital Region (NCR)	14,045,000	2,657,000	16,702,000

Central Office	14,045,000	2,417,000	16,462,000
Regional Statistical Services Office - NCR		240,000	240,000
Region I - Ilocos		432,000	432,000

Regional Statistical Services Office - I		432,000	432,000
Cordillera Administrative Region (CAR)		361,000	361,000

Regional Statistical Services Office - CAR		361,000	361,000
Region II - Cagayan Valley		119,000	119,000

Regional Statistical Services Office - II		119,000	119,000
Region III - Central Luzon		281,000	281,000

Regional Statistical Services Office - III		281,000	281,000
Region IVA - CALABARZON		382,000	382,000

Regional Statistical Services Office - IV-A		382,000	382,000
Region IVB - MIMAROPA		252,000	252,000

Regional Statistical Services Office - IV-B		252,000	252,000
Region V - Bicol		310,000	310,000

Regional Statistical Services Office - V		310,000	310,000
Region VI - Western Visayas		452,000	452,000

Regional Statistical Services Office - VI		452,000	452,000
Region IX - Zamboanga Peninsula		289,000	289,000

Regional Statistical Services Office - IX		289,000	289,000
Region X - Northern Mindanao		353,000	353,000

Regional Statistical Services Office - X		353,000	353,000
Region XI - Davao		574,000	574,000

Regional Statistical Services Office - XI		574,000	574,000

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Project(s)
Locally-Funded Project(s)		10,792,000		10,792,000

2020 International Conference on Sustainable Development Goals Statistics		10,792,000		10,792,000

National Capital Region (NCR)		10,792,000		10,792,000

Central Office		10,792,000		10,792,000
Citizen’s access to social services facilitated	143,234,000	641,740,000	1,513,000,000	2,297,974,000

CIVIL REGISTRATION PROGRAM	143,234,000	641,740,000	1,513,000,000	2,297,974,000

Processing and Archiving of Civil Registry Documents	125,804,000	62,131,000		187,935,000

National Capital Region (NCR)	35,145,000	35,930,000		71,075,000

Central Office	28,579,000	35,054,000		63,633,000
Regional Statistical Services Office - NCR	6,566,000	876,000		7,442,000
Region I - Ilocos	5,172,000	1,134,000		6,306,000

Regional Statistical Services Office - I	5,172,000	1,134,000		6,306,000
Cordillera Administrative Region (CAR)	6,462,000	1,200,000		7,662,000

Regional Statistical Services Office - CAR	6,462,000	1,200,000		7,662,000
Region II - Cagayan Valley	5,207,000	1,878,000		7,085,000

Regional Statistical Services Office - II	5,207,000	1,878,000		7,085,000
Region III - Central Luzon	4,568,000	2,964,000		7,532,000

Regional Statistical Services Office - III	4,568,000	2,964,000		7,532,000
Region IVA - CALABARZON	5,459,000	3,100,000		8,559,000

Regional Statistical Services Office - IV-A	5,459,000	3,100,000		8,559,000
Region IVB - MIMAROPA	5,955,000	3,166,000		9,121,000

Regional Statistical Services Office - IV-B	5,955,000	3,166,000		9,121,000
Region V - Bicol	6,522,000	1,200,000		7,722,000

Regional Statistical Services Office - V	6,522,000	1,200,000		7,722,000

JANUARY 6, 2020	OFFICIAL GAZETTE	265
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region VI - Western Visayas	6,447,000	1,770,000	8,217,000

Regional Statistical Services Office - VI	6,447,000	1,770,000	8,217,000
Region VII - Central Visayas	5,980,000	1,342,000	7,322,000

Regional Statistical Services Office - VII	5,980,000	1,342,000	7,322,000
Region VIII - Eastern Visayas	6,144,000	1,476,000	7,620,000

Regional Statistical Services Office - VIII	6,144,000	1,476,000	7,620,000
Region IX - Zamboanga Peninsula	5,687,000	1,255,000	6,942,000

Regional Statistical Services Office - IX	5,687,000	1,255,000	6,942,000
Region X - Northern Mindanao	4,823,000	1,203,000	6,026,000

Regional Statistical Services Office - X	4,823,000	1,203,000	6,026,000
Region XI - Davao	6,421,000	1,262,000	7,683,000

Regional Statistical Services Office - XI	6,421,000	1,262,000	7,683,000
Region XII - SOCCSKSARGEM	4,215,000	1,055,000	5,270,800

Regional Statistical Services Office - XII	4,215,000	1,055,000	5,270,000
Region XIII - CARAGA	5,478,000	1,118,000	6,596,000

Regional Statistical Services Office - XIII	5,478,000	1,118,000	6,596,000
Bangsanoro Antononous Region in Muslim Mindanao (BARMM)	6,119,000	1,078,000	7,197,000

Regional Statistical Services Office - BARMM	6,119,000	1,078,000	7,197,000
Issuance of Civil Registration Certification/Authentications of Documents	17,430,000	89,406,000	106,836,000

National Capital Region (NCR)	17,430,000	89,406,000	106,836,000

Central Office	17,430,000	89,406,000	106,836,000
Technical Supervision over Local Civil Registrars		3,203,000	3,203,000

National Capital Region (NCR)		3,203,000	3,203,000

Central Office		3,203,000	3,203,000

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Project(s)
Locally-Funded Project(s)				487,000,000		1,513,000,000		2,000,000,000

National ID System				487,000,000		1,513,000,000		2,000,000,000

National Capital Region (NCR)				487,000,000		1,513,000,000		2,000,000,000

Central Office				487,000,000		1,513,000,000		2,000,000,000

Sub-total, Operations		978,947,000		5,142,415,000		1,531,690,000		7,653,052,000

TOTAL MEN APPROPRIATIONS	₱	1,207,518,000	₱	5,872,228,000	₱	2,232,883,000	₱	9,312,629,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								908,767

Total Permanent Positions								908,767

Other Compensation Common to All
Personnel Economic Relief Allowance								56,880
Representation Allowance								10,542
Transportation Allowance								10,542
Clothing and Uniform Allowance								14,220
Mid-Year Bonus								75,724
Year End Bonus								75,724
Cash Gift								11,850
Per Diems								7,410
Productivity Enhancement Incentive								11,850
Step Increment								2,272

Total Other Compensation Common to All								277,014

Other Benefits
PAG-IBIG Contributions								2,834
PhilHealth Contributions								10,442
Employees Compensation Insurance Premiums								2,834
Terminal Leave								5,627

Total Other Benefits								21,737

Total Personnel Services								1,207,518

Maintenance and Other Operating Expenses
Travelling Expenses								650,905
Training and Scholarship Expenses								390,081

JANUARY 6, 2020	OFFICIAL GAZETTE	267
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Supplies and Materials Expenses	384,822
Utility Expenses	100,066
Communication Expenses	1,608,898
Survey, Research, Exploration and
Development Expenses	3,371
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	3,693
Professional Services	261,205
General Services	1,647,420
Repairs and Maintenance	4,643
Taxes, Insurance Premiums and Other Fees	12,411
Other Maintenance and Operating Expenses
Advertising Expenses	39,048
Printing and Publication Expenses	160,923
Representation Expenses	12,335
Transportation and Delivery Expenses	8,156
Rent/Lease Expenses	366,849
Membership Dues and Contributions to Organizations	663
Subscription Expenses	121,872
Other Maintenance and Operating Expenses	94,867

Total Maintenance and Other Operating Expenses	5,872,228

Total Current Operating Expenditures	7,079,746

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	535,219
Machinery and Equipment Outlay	1,637,664
Transportation Equipment Outlay	50,000
Furniture, Fixtures and Books Outlay	10,000

Total Capital Outlays	2,232,883

TOTAL NEW APPROPRIATIONS	9,312,629

F. TARIFF COMMISSION

For general administration and support, support to operations and operations, as indicated hereunder	₱	79,090,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	24,253,000	₱	13,460,000	₱		₱	37,713,000
Support to Operations		3,494,000		1,889,000		2,920,000		8,303,000
Operations		24,671,000		8,403,000				33,074,000

TARIFF ADMINISTRATION PROGRAM		14,436,000		5,107,000				19,543,000

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INTERNATIONAL TRADE AND TARIFF NEGOTIATIONS PROGRAM		7,043,000		1,706,000				8,749,000
TRADE REMEDY MEASURES PROGRAM		3,192,000		1,590,000				4,782,000

TOTAL NEW APPROPRIATIONS	₱	52,418,000	₱	23,752,000	₱	2,920,000	₱	79,090,000

Special Provision(s)

1. Remedies Fund. In addition to the amounts appropriated herein, Two Million Five Hundred Thousand Pesos (₱2,500,000) shall be used in the implementation of remedies or safeguard measures for the protection of the domestic industries and producers from increased imports which cause or threaten to cause serious injury to the local industry, sourced from fifty percent (50%) of the revenues collected from fees, charges, and safeguard duties, constituted into the Remedies Fund in accordance with Section 34 of R.A. No. 8800.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, $. 1987.

2. Reporting and Posting Requirements. The Tariff Commission (TC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS;

(b) TC’s website.

The TC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	24,067,000	₱	13,460,000		₱	37,527,000
Administration of Personnel Benefits		186,000					186,000

Sub-total, General Administration and Support		24,253,000		13,460,000			37,713,000

Support to Operations
Planning and Program Development and Monitoring		1,347,000		399,000			1,746,000
Information, Packaging and Dissemination		907,000		559,000			1,466,000
Information System Development and Maintenance		1,240,000		931,000	2,920,000		5,091,000

Sub-total, Support to Operations		3,494,000		1,889,000	2,920,000		8,303,000

Operations
Competitiveness of local industries enhanced and international trade promoted		24,671,000		8,403,000			33,074,000

TARIFF ADMINISTRATION PROGRAM		14,436,000		5,107,000			19,543,000

JANUARY 6, 2020	OFFICIAL GAZETTE	269
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Conduct of investigations and public hearings on petitions for tariff modification		2,138,000		2,246,000				4,384,000
Issuance of rulings and opinions on applications for tariff classification		9,756,000		2,337,000				12,093,000
Conduct of studies on the impact of tariff policies and programs on national competitiveness and consumer welfare in line with the economic objectives of the government		2,542,000		524,000				3,066,000
INTERNATIONAL TRADE AND TARIFF NEGOTIATIONS PROGRAM		7,043,000		1,706,000				8,749,000

Conduct of investigations and public consultations on tariff concessions to be granted by the Philippines under multilateral, regional, bilateral and other international trade agreements		1,102,000		493,000				1,595,000
Participation in international trade and tariff negotiations including review of the trade agreements for negotiation and trade agreements entered into by the Philippines		4,124,000		610,000				4,734,000
Administration, updating and conduct of consultations on the ASEAN Harmonized Tariff Nomenclature		1,817,000		603,000				2,420,000
TRADE REMEDY MEASURES PROGRAM		3,192,000		1,590,000				4,782,000

Adjudication of cases on the application of trade remedies against imports		3,192,000		1,590,000				4,782,000

Sub-total, Operations		24,671,000		8,403,000				33,074,000

TOTAL NEW APPROPRIATIONS	₱	52,418,000	₱	23,752,000	₱	2,920,000	₱	79,090,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								40,339

Total Permanent Positions								40,339

Other Compensation Common to All
Personnel Economic Relief Allowance								1,896
Representation Allowance								654
Transportation Allowance								654
Clothing and Uniform Allowance								474

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Mid-Year Bonus	3,361
Year End Bonus	3,361
Cash Gift	395
Productivity Enhancement Incentive	395
Step Increment	101

Total Other Compensation Common to All	11,291

Other Benefits
PAG-IBIG Contributions	95
PhilHealth Contributions	412
Employees Compensation Insurance Premiums	95
Terminal Leave	186

Total Other Benefits	788

Total Personnel Services	52,418

Maintenance and Other Operating Expenses
Travelling Expenses	6,524
Training and Scholarship Expenses	400
Supplies and Materials Expenses	1,416
Utility Expenses	1,107
Communication Expenses	1,187
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	440
Professional Services	445
General Services	1,060
Repairs and Maintenance	575
Taxes, Insurance Premiums and Other Fees	130
Other Maintenance and Operating Expenses
Advertising Expenses	289
Printing and Publication Expenses	865
Representation Expenses	80
Rent/Lease Expenses	9,045
Membership Dues and Contributions to Organizations	6
Subscription Expenses	165
Donations	8
Other Maintenance and Operating Expenses	10

Total Maintenance and other Operating Expenses	23,752

Total Current Operating Expenditures	76,170

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	2,920

Total Capital Outlays	2,920

TOTAL NEW APPROPRIATIONS	79,090

G. COMMISSION ON POPULATION AND DEVELOPMENT

For general administration and support, and operations, as indicated hereunder	₱	482,960,000

JANUARY 6, 2020	OFFICIAL GAZETTE	271
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	61,655,000	₱	65,416,000	₱	9,897,000	₱	136,968,000
Operations		102,060,000		243,932,000				345,992,000

PHILIPPINE POPULATION MANAGEMENT PROGRAM		102,060,000		243,932,000				345,992,000

TOTAL NEW APPROPRIATIONS	₱	163,715,000	₱	309,348,000	₱	9,897,000	₱	482,960,000

Special Provision(s)

1. Reporting and Posting Requirements. The Commission on Population and Development (CPD) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) CPD’s website.

The CPD shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General management and supervision	₱	58,956,000	₱	65,416,000	₱	9,897,000	₱	134,269,000

National Capital Region (NCR)		21,654,000		40,808,000		9,897,000		72,359,000

Central Office		19,036,000		39,259,000		9,897,000		68,192,000
National Capital Region		2,618,000		1,549,000				4,167,000
Region I - floras		2,338,000		1,666,000				4,004,000

Regional Office - I		2,338,000		1,666,000				4,004,000
Cordillera Administrative Region (CAR)		2,770,000		1,658,000				4,428,000

Regional Office - CAR		2,770,000		1,658,000				4,428,000

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Region II - Cagayan Valley	2,852,000	1,802,000	4,654,000

Regional Office - II	2,852,000	1,802,000	4,654,000
Region III - Central Luzon	1,757,000	1,469,000	3,226,090

Regional Office - III	1,757,000	1,469,000	3,226,000
Region IVA - CALABARZON	2,525,000	2,878,000	5,403,000

Regional Office - IVA	2,525,000	2,878,000	5,403,000
Region V - Bicol	3,120,000	1,282,000	4,402,000

Regional Office - V	3,120,000	1,282,000	4,402,000
Region VI - Western Visayas	3,123,000	2,457,000	5,580,000

Regional Office - VI	3,123,000	2,457,000	5,580,000
Region VII - Central Visayas	2,243,000	1,370,000	3,613,000

Regional Office - VII	2,243,000	1,370,000	3,613,000
Region VIII - Eastern Visayas	3,092,000	1,603,000	4,695,000

Regional Office - VIII	3,092,000	1,603,000	4,695,000
Region IX - Zamboanga Peninsula	2,303,000	1,575,000	3,878,000

Regional Office - IX	2,303,000	1,575,000	3,878,000
Region X - Northern Mindanao	2,889,000	1,243,000	4,132,000

Regional Office - X	2,889,000	1,243,000	4,132,000
Region XI - Davao	2,851,000	1,827,000	4,678,000

Regional Office - XI	2,851,000	1,827,000	4,678,000
Region XII - SOCCSKSARGEN	2,663,000	1,818,000	4,481,000

Regional Office - XII	2,663,000	1,818,000	4,481,000
Region XIII - CARAGA	2,776,000	1,960,000	4,736,000

Regional Office - XIII	2,776,000	1,960,000	4,736,000
Administration of Personnel Benefits	2,699,000		2,699,000

Region II - Cagayan Valley	64,000		64,000

Regionnal Office - II	64,000		64,000
Region IVA - CALABARZON	603,000		603,000

Regional Office - IVA	603,000		603,000
Region VI - Western Visayas	1,512,000		1,512,000

Regional Office - VI	1,512,000		1,512,000

JANUARY 6, 2020	OFFICIAL GAZETTE	273
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region VIII - Eastern Visayas	220,000			220,000

Regional Office - VIII	220,000			220,000
Region X - northern Mindanao	300,000			300,000

Regional Office - X	300,000			300,000

Sub-total, General Administration and Support	61,655,000	65,416,000	9,897,000	136,968,000

Operations
Access to population management information and services improved	102,060,000	243,932,000		345,992,000

PHILIPPINE POPULATION MANAGEMENT PROGRAM	102,060,000	243,932,000		345,992,000

Coordination and Development of Population Policy and Programs	67,781,000	14,766,000		82,547,000

National Capital Region (NCR)	17,321,000	7,754,000		25,075,000

Central Office	13,655,000	7,467,000		21,122,000
National Capital Region	3,666,000	287,000		3,953,000
Region I - Ilocos	3,703,000	887,000		4,590,000

Regional Office - I	3,703,000	887,000		4,590,000
Cordillera Administrative Region (CAR)	3,049,000	928,000		3,977,000

Regional Office - CAR	3,049,000	928,000		3,977,000
Region II - Cagayan Valley	2,854,000	547,000		3,401, 000

Regional Office - II	2,854,000	547,000		3,401,000
Region III - Central Luzon	3,330,000	464,000		3,794,000

Regional Office - III	3,330,000	464,000		3,794,000
Region IVA - CALABARZON	3,673,000	597,000		4,270,000

Regional Office - IVA	3,673,000	597,000		4,270,000
Region V - Bicol	3,363,000	547,000		3,910,000

Regional Office - V	3,363,000	547,000		3,910,000
Region VI - Western Visayas	3,666,000	353,000		4,019,000

Regional Office - VI	3,666,000	353,000		4,019,000
Region VII - Central Visayas	3,192,000	165,000		3,357,000

Regional Office - VII	3,192,000	165,000		3,357,000

274	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Region VIII Eastern visayas	3,666,000	255,000	3,921,000

Regional Office - VIII	3,666,000	255,000	3,921,000
Region IX- Zamboanga Peninsula	4,043,000	259,000	4,302,000

Regional Office - IX	4,043,000	259,000	4,302,000
Region X - Northern Mindanao	3,992,000	211,000	4,203,000

Regional Office - X	3,992,000	211,000	4,203,000
Region XI - Davao	3,666,000	895,000	4,561,000

Regional Office - XI	3,666,000	895,000	4,561,000
Region XII - SOCCSKSARGEN	3,816,000	653,000	4,469,000

Regional Office - XII	3,816,000	653,000	4,469,000
Region XIII - CARAGA	4,447,000	251,000	4,698,000

Regional Office - XIII	4,447,000	251,000	4,698,000
Support to the implementation of approved national, sectoral, regional and local population plans and programs	34,279,000	50,867,000	85,146,000

National Capital Region (NCR)	13,870,000	43,809,000	57,679,000

Central Office	12,307,000	43,109,000	55,416.000
National Capital Region	1,563,000	700,000	2,263,000
Region I - Ilocos	1,563,000	667,000	2,230,000

Regional Office - I	1,563,000	667,000	2,230,000
Cordillera Administrative Region (CAR)		990,000	990,000

Regional Office - CAR		990,000	990,000
Region II - Cagayan Valley	1,563,000	962,000	2,525,000

Regional Office - II	1,563,000	962,000	2,525,000
Region III - Central Luzon	1,563,000	357,000	1,920,000

Regional Office - III	1,563,000	357,000	1,920,000
Region IVA - CALABARZON	1,563,000	278,000	1,841,000

Regional Office - IVA	1,563,000	278,000	1,841,000
Region V - Bicol	1,586,000	362,000	1,948,000

Regional Office - V	1,586,000	362,000	1,948,000
Region VI - Western Visayas	1,563,000	486,000	2,049,000

Regional Office - VI	1,563,000	486,000	2,049,000

JANUARY 6, 2020	OFFICIAL GAZETTE	275
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Region VII - Central Visayas	1,563,000	527,000	2,090,000

Regional Office - VII	1,563,000	527,000	2,090,000
Region VIII - Eastern Visayas	1,563,000	187,000	1,750,000

Regional Office - VIII	1,563,000	187,000	1,750,000
Region IX - Zamboanga Peninsula	1,563,000	278,000	1,841,000

Regional Office - IX	1,563,000	278,000	1,841,000
Region X - Northern Mindanao	1,563,000	456,000	2,019,000

Regional Office - X	1,563,000	456,000	2,019,000
Region XI - Davao	1,630,000	958,000	2,588,000

Regional Office - XI	1,630,000	958,000	2,588,000
Region XII - SOCCSKSARGEN	1,563,000	210,000	1,773,000

Regional Office - XII	1,563,000	210,000	1,773,000
Region XIII - CARAGA	1,563,000	340,000	1,903,000

Regional Office - XIII	1,563,000	340,000	1,903,000
Provision of grants, subsidies and contributions in support of population programs		178,299,000	178,299,000

National Capital Region (NCR)		42,925,000	42,925,000

Central Office		34,779,000	34,779,000
National Capital Region		8,146,000	8,146,000
Region I - Ilocos		5,602,000	5,602,000

Regional Office - I		5,602,000	5,602,000
Cordillera Administrative Region (CAR)		3,479,000	3,479,000

Regional Office - CAR		3,479,000	3,479,000
Region II - Cagayan Valley		4,790,000	4,790,000

Regional Office - II		4,790,000	4,790,000
Region III - Central Luzon		6,846,000	6,846,000

Regional Office - III		6,846,000	6,846,000
Region IVA - CALABARZON		18,354,000	18,354,000

Regional Office - IVA		18,354,000	18,354,000
Region V - Bicol		11,589,000	11,589,000

Regional Office - V		11,589,000	11,589,000

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Region VI - Western Visayas				11,590,000				11,590,000

Regional Office - VI				11,590,000				11,590,000
Region VII - Central Visayas				8,756,000				8,756,000

Regional Office - VII				8,756,000				8,756,000
Region VIII - Eastern Visayas				11,554,000				11,554,000

Regional Office - VIII				11,554,000				11,554,000
Region IX - Zamboanga Peninsula				8,104,000				8,104,000

Regional Office - IX				8,104,000				8,104,000
Region X - Northern Mindanao				12,371,000				12,371,000

Regional Office - X				12,371,000				12,371,000
Region XI - Davao				6,156,000				6,156,000

Regional Office - XI				6,156,000				6,156,000
Region XII - SOCCSKSARGEN				17,070,000				17,070,000

Regional Office - XII				17,070,000				17,070,000
Region XIII - CARAGA				9,113,000				9,113,000

Regional Office - XIII				9,113,000				9,113,000

Sub-total, Operations		102,060,000		243,932,000				345,992,000

TOTAL NEW APPROPRIATIONS	₱	163,715,000	₱	309,348,000	₱	9,897,000	₱	482,960,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	120,801

Total Permanent Positions	120,801

Other Compensation Common to All
Personnel Economic Relief Allowance	7,440
Representation Allowance	2,694
Transportation Allowance	2,574
Clothing and Uniform Allowance	1,860
Mid-Year Bonus	10,069

JANUARY 6, 2020	OFFICIAL GAZETTE	277
NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

Year End Bonus	10,069
Cash Gift	1,550
Productivity Enhancement incentive	1,550
Step Increment	302

Total Other Compensation Common to All	38,108

Other Benefits
PAG-IBIG Contributions	367
PhilHealth Contributions	1,373
Employees Compensation Insurance Premiums	367
Terminal Leave	2,699

Total Other Benefits	4,806

Total Personnel Services	163,715

Maintenance and Other Operating Expenses
Travelling Expenses	12,797
Training and Scholarship Expenses	47,730
Supplies and Materials Expenses	9,477
Utility Expenses	9,018
Communication Expenses	5,503
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,650
Professional Services	23,634
Repairs and Maintenance	5,730
Financial Assistance/Subsidy	178,299
Taxes, Insurance Premiums and Other Fees	1.572
Other Maintenance and Operating Expenses
Advertising Expenses	268
Printing and Publication Expenses	1,171
Representation Expenses	4,966
Transportation and Delivery Expenses	2,163
Rent/Lease Expenses	2,775
Membership Dues and Contributions to Organizations	43
Subscription Expenses	2,153
Other Maintenance and Operating Expenses	399

Total Maintenance and Other Operating Expenses	309,348

Total Current Operating Expenditures	473,063

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	9,897

Total Capital Outlays	9,897

TOTAL NEW APPROPRIATIONS	482,960

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GENERAL SUMMARY

NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
A. OFFICE OF THE DIRECTOR-GENERAL	₱	879,440,000	₱	833,486,000	₱		₱	35,660,000	₱	1,748,586,000
B. PHILIPPINE NATIONAL VOLUNTEER SERVICE COORDINATING AGENCY		17,642,000		13,810,000		8,000		213,000		31,673,000
C. PUBLIC-PRIVATE PARTNERSHIP CENTER OF THE PHILIPPINES		98,355,000		85,801,000				9,321,000		193,477,000
D. PHILIPPINE STATISTICAL RESEARCH AND TRAINING INSTITUTE		23,730,000		26,880,000				6,700,000		57,310,000
E. PHILIPPINE STATISTICS AUTHORITY		1,207,518,000		5,872,228,000				2,232,883,000		9,312,629,000
F. TARIFF COMMISSION		52,418,000		23,752,000				2,920,000		79,090,000
G. COMMISSION ON POPULATION AND DEVELOPMENT		163,715,000		309,348,000				9,897,000		482,960,000

TOTAL NEW APPROPRIATIONS, NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY	₱	2,442,818,000	₱	7,165,305,000	₱	8,000	₱	2,297,594,000	₱	11,905,725,000

JANUARY 6, 2020	OFFICIAL GAZETTE	279
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

XXVII. PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

A. PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE (PROPER)

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	499,324,000

NEW Appropriations, by Program
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	95,175,000	₱	94,353,000	₱		₱	189,528,000
Operations		12,321,000		214,334,000		83,141,000		309,796,000

PRESIDENTIAL COMMUNICATIONS PROGRAM		12,321,000		214,334,000		83,141,000		309,796,000

TOTAL NEW APPROPRIATIONS	₱	107,496,000	₱	308,687,000	₱	83,141,000	₱	499,324,000

Special Provision(s)

1. Reporting and Posting Requirements. The Presidential Communications Operations Office (PCOO) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a. Unified Reporting System (URS) or other electronic means for reports not covered by the URS: and

b. PCOO’s website

The PCOO shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices Where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General management and supervision	₱	95,019,000	₱	94,353,000		₱	189,372,000
Administration of Personnel Benefits		156,000					156,000

Sub-total, General Administration and Support		95,175,000		94,353,000			189,528,000

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Operations
Public access, engagement and understanding of Presidential policies and government programs achieved		12,321,000		214,334,000		83,141,000		309,796,000

PRESIDENTIAL COMMUNICATIONS PROGRAM		12,321,000		214,334,000		83,141,000		309,796,000

Formulation, coordination and implementation of integrated public information plans and programs		12,321,000		189,334,000		58,141,000		259,796,000

Project(s)
Locally-Funded Project(s)				25,000,000		25,000,000		50,000,000

Government Strategic Training Center, Phase I						25,000,000		25,000,000
International Communications Campaign				15,000,000				15,000,000
Government Media Summit				10,000,000				10,000,000

Sub-total, Operations		12,321,000		214,334,000		83,141,000		309,796,000

TOTAL NEW APPROPRIATIONS	₱	107,496,000	₱	308,687,000	₱	83,141,000	₱	499,324,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary								81,442

Total Permanent Positions								81,442

Other Compensation Common to All
Personnel Economic Relief Allowance								2,784
Representation Allowance								2,448
Transportation Allowance								2,448
Clothing and Uniform Allowance								696
Mid-Year Bonus - Civilian								6,787
Year End Bonus								6,787
Cash Gift								580
Productivity Enhancement Incentive								580
Step Increment								204

Total Other Compensation Common to All								23,314

JANUARY 6, 2020	OFFICIAL GAZETTE	281
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

Other Benefits
PAG-IBIG Contributions		140
PhilHealth Contributions		640
Employees Compensation Insurance Premiums		140
Terminal Leave		156

Total Other Benefits		1,076

Non-Permanent Positions		1,664

Total Personnel Services		107,496

Maintenance and Other Operating Expenses
Travelling Expenses		78,802
Training and Scholarship Expenses		15,472
Supplies and Materials Expenses		28,996
Utility Expenses		6,402
Communication Expenses		21,148
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses		2,928
Professional Services		7,920
General Services		8,060
Repairs and Maintenance		18,346
Taxes, Insurance Premiums and Other Fees		818
Other Maintenance and Operating Expenses
Advertising Expenses		3,468
Representation Expenses		16,000
Transportation and Delivery Expenses		2,030
Rent/Lease Expenses		11,446
Subscription Expenses		10,089
Other Maintenance and Operating Expenses		76,762

Total Maintenance and Other Operating Expenses		308,687

Total Current Operating Expenditures		416,183

Capital Outlays
Property, Plant and Equipment Outlay
Building and Other Structures		74,400
Machinery and Equipment Outlay		5,015
Transportation and Equipment Outlay		3,726

Total Capital Outlays		83,141

TOTAL NEW APPROPRIATIONS		499,324

B. BUREAU OF BROADCAST SERVICES

For general administration and support, and operations, as indicated hereunder	₱	392,378,000

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Now Appropriations, by Program

	Current operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	41,943,000	₱	48,608,000	₱	13,800,000	₱	104,351,000
Operations		188,034, 000		99,993,000				288,027,000

PUBLIC RADIO BROADCASTING PROGRAM		188,034,000		99,993,000				288,027,000

TOTAL NEW APPROPRIATIONS	₱	229,977,000	₱	148,601,000	₱	13,800,000	₱	392,378,000

Special Provision(s)

1. Reporting and Posting Requirements. The Bureau of Broadcast Services (BBS) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a. Unified Reporting System (URS) or other electronic means for reports not covered by the URS: and

b. BBS’ website

The BBS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General management and supervision	₱	36,694,000	₱	48,608,000	₱	13,800,000	₱	99,102,000
Administration of Personnel Benefits		5,249,000						5,249,000

Sub-total, General Administration and Support		41,943,000		48,608,000		13,800,000		104,351,000

Operations
Public access, engagement and understanding of Presidential policies and government programs achieved		188,034,000		99,993,000				288,027,000

JANUARY 6, 2020	OFFICIAL GAZETTE	283
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

PUBLIC RADIO BROADCASTING PROGRAM		188,034,000		99,993,000				288,027,000

Production and transmission of various types of radio programs, including news and other special features		119,554,000		51,523,000				171,077,000
Maintenance and operation of radio stations nationwide		68,480,000		43,150,000				111,630,000
Provision of creative services for the production of radio dramas and other special programs				5,320,000				5,320,000

Sub-total, Operations		188,034,000		99,993,000				288,027,000

TOTAL NEW APPROPRIATIONS	₱	229,977,000	₱	148,601,000	₱	13,800,000	₱	392,378,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	172,956

Total Permanent Positions	172,956

Other Compensation Common to All
Personnel Economic Relief Allowance	11,208
Representation Allowance	270
Transportation Allowance	270
Clothing and Uniform Allowance	2,802
Mid-Year Bonus - Civilian	14,413
Year End Bonus	14,413
Cash Gift	2,335
Productivity Enhancement Incentive	2,335
Step Increment	433

Total Other Compensation Common to All	48,479

Other Benefits
PAG-IBIG Contributions	560
PhilHealth Contributions	2,173
Employees Compensation Insurance Premiums	560
Terminal Leave	5,249

Total Other Benefits	8,542

Total Personnel Services	229,977

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Maintenance and Other Operating Expenses
Travelling Expenses	5,791
Training and Scholarship Expenses	1,000
Supplies and Materials Expenses	11,559
Utility Expenses	31,778
Communication Expenses	13,953
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	32,040
General Services	25,245
Repairs and Maintenance	14,404
Taxes, Insurance Premiums and Other Fees	1,730
Other Maintenance and Operating Expenses
Advertising Expenses	90
Printing and Publication Expenses	70
Representation Expenses	2,995
Transportation and Delivery Expenses	300
Rent/Lease Expenses	4,768
Membership Dues and Contribution to Organizations	50
Subscription Expenses	1,250
Donations	50
Other Maintenance and Operating Expenses	1,410

Total Maintenance and Other Operating Expenses	148,601

Total Current Operating Expenditures	378,578

Capital Outlays
Property, Plant and Equipment Outlay
Transportation and Equipment Outlay	13,800

Total Capital Outlays	13,800

TOTAL NEW APPROPRIATIONS	392,378

C. BUREAU OF COMMUNICATIONS SERVICES

For general administration and support, and operations, as indicated hereunder	₱	57,627,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	9,235,000	₱	13,363,000	₱	1,576,000	₱	24,174,000
Operations		22,794,000		9,198,000		1,461,000		33,453,000

GOVERNMENT COMMUNICATIONS PROGRAM		22,794,000		9,198,000		1,461,000		33,453,000

TOTAL NEW APPROPRIATIONS	₱	32,029,000	₱	22,561,000	₱	3,037,000	₱	57,627,000

JANUARY 6, 2020	OFFICIAL GAZETTE	285
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

Special Provision(s)

1. Reporting and Posting Requirements. The Bureau of Communications Services (BCS) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a. Unified Reporting System (URS) or other electronic means for reports not covered by the URS: and

b. BCS’ website

The BCS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General management and supervision	₱	9,235,000	₱	13,363,000	₱	1,576,000	₱	24,174,000

Sub-total, General Administration and Support		9,235,000		13,363,000		1,576,000		24,174,000

Operations
Public access, engagement and understanding of Presidential policies and government programs achieved		22,794,000		9,198,000		1,461,000		33,453,000

GOVERNMENT COMMUNICATIONS PROGRAM		22,794,000		9,198,000		1,461,000		33,453,000

Development and production of special publications and audio-visual information/communication materials		14,632,000		3,133,000		1,091,000		18,856,000
Production and dissemination of print publications		8,162,000		4,029,000		349,000		12,540,000
Research, planning and evaluation				2,036,000		21,000		2,057,000

Sub-total, Operations		22,794,000		9,198,000		1,461,000		33,453,000

TOTAL NEW APPROPRIATIONS	₱	32,029,000	₱	22,561,000	₱	3,037,000	₱	57,627,000

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New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	24,416

Total Permanent Positions	24,416

Other Compensation Common to All
Personnel Economic Relief Allowance	1,584
Representation Allowance	180
Transportation Allowance	180
Clothing and Uniform Allowance	396
Mid-Year Bonus - Civilian	2,035
Year End Bonus	2,035
Cash Gift	330
Productivity Enhancement Incentive	330
Step Increment	61

Total Other Compensation Common to All	7,131

Other Benefits
PAG-IBIG Contributions	79
PhilHealth Contributions	289
Employees Compensation Insurance Premiums	79
Loyalty Award - Civilian	35

Total Other Benefits	482

Total Personnel Services	32,029

Maintenance and Other Operating Expenses
Travelling Expenses	1,018
Training and Scholarship Expenses	733
Supplies and Materials Expenses	4,426
Utility Expenses	3,255
Communication Expenses	1,110
Survey, Research, Exploration and Development Expenses	52
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	296
General Services	590
Repairs and Maintenance	3,518
Taxes, Insurance Premiums and Other Fees	618

JANUARY 6, 2020	OFFICIAL GAZETTE	287
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

Other Maintenance and Operating Expenses
Printing and Publication Expenses	535
Transportation and Delivery Expenses	29
Rent/Lease Expenses	4,605
Subscription Expenses	50
Other Maintenance and Operating Expenses	1,608

Total Maintenance and Other Operating Expenses	22,561

Total Current Operating Expenditures	54,590

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	3,037

Total Capital Outlays	3,037

TOTAL NEW APPROPRIATIONS	57,627

D. NATIONAL PRINTING OFFICE

For general administration and support, and operations, as indicated hereunder	₱	10,384,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	1,591,000			₱	1,591,000
Operations		8,793,000				8,793,000

NATIONAL PRINTING PROGRAM		8,793,000				8,793,000

TOTAL NEW APPROPRIATIONS	₱	10,384,000			₱	10,384,000

Special Provision(s)

1. Revolving Fund for the National Printing Office. The revolving fund constituted from income derived from the production and other printing activities of the National Printing Office (NPO) shall be used to cover its operating requirements consistent with Section 3 of E.O. No. 378 s. 2004. Disbursements shall be made in accordance with budgeting, accounting and auditing rules and regulations.

2. Appropriations for the National Printing Office. The amount of Ten Million Three Hundred Eighty Four Thousand Pesos (₱10,384,000) appropriated herein for Personnel Services shall be used exclusively for deficiencies in the payment of regular pay, allowances and benefits of NPO personnel. In no case shall said amount be used for any other purpose.

3. Reporting and Posting Requirements. The NPO shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a. Unified Reporting System (URS) or other electronic means for reports not covered by the URS: and

b. NPO’s website

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The NPO shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
General Administration and Support
General management and supervision	₱	1,591,000			₱	1,591,000

Sub-total, General Administration and Support		1,591,000				1,591,000

Operations
Responsive and self-sustaining printing operations achived		8,793,000				8,793,000

NATIONAL PRINTING PROGRAM		8,793,000				8,793,000

Production, planning and control of printing and binding activities		598,000				598,000
Maintenance and repair of printing machines		656,000				656,000
Type setting, monotyping and photolithographic services		2,398,000				2,398,000
Press operation and cutting into standard forms and binding of printed materials		4,586,000				4,586,000
Storing, shipping and trucking of finished products		555,000				555,000

Sub-total, Operations		8,793,000				8,793,000

TOTAL NEW APPROPRIATIONS	₱	10,384,000			₱	10,384,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	9,276

Total Permanent Positions	9,276

JANUARY 6, 2020	OFFICIAL GAZETTE	289
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

Other Compensation Common to All
Personnel Economic Relief Allowance	792
Representation Allowance	48
Transportation Allowance	48
Step Increment	23

Total Other Compensation Common to All	911

Other Benefits
PAG-IBIG Contributions	39
PhilHealth Contributions	119
Employees Compensation Insurance Premiums	39

Total Other Benefits	197

Total Personnel Services	10,384

Total Current Operating Expenditures	10,384

TOTAL NEW APPROPRIATIONS	10,384

E. NEWS AND INFORMATION BUREAU

For general administration and support, and operations, as indicated hereunder	₱	120,062,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	12,720,000	₱	9,227,000	₱	864,000	₱	22,811,000
Operations		64,118,000		31,225,000		1,908,000		97,251,000

GOVERNMENT NEWS INFORMATION AND MEDIA SERVICES PROGRAM		64,118,000		31,225,000		1,908,000		97,251,000

TOTAL NEW APPROPRIATIONS	₱	76,838,000	₱	40,452,000	₱	2,772,000	₱	120,062,000

Special Provision(s)

1. Reporting and Posting Requirements. The News and Information Bureau (NIB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a. Unified Reporting System (URS) or other electronic means for reports not covered by the URS: and

b. NIB’s website

The NIB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General management and supervision	₱	12,720,000	₱	9,227,000	₱	864,000	₱	22,811,000

Sub-total, General Administration and Support		12,720,000		9,227,000		864,000		22,811,000

Operations
Public access, engagement and understanding of Presidential policies and government programs achieved		64,118,000		31,225,000		1,908,000		97,251,000

GOVERNMENT NEWS INFORMATION AND MEDIA SERVICES PROGRAM		64,118,000		31,225,000		1,908,000		97,251,000

Provision of media coverage of Presidential activities and media relations and accreditation		19,526,000		14,889,000		908,000		35,323,000
Provision of daily news and services to both local and foreign public on the activities of the government and the Presidency		44,592,000		16,336,000		1,000,000		61,928,000

Sub-total, Operations		64,118,000		31,225,000		1,908,000		97,251,000

TOTAL NEW APPROPRIATIONS	₱	76,838,000	₱	40,452,000	₱	2,772,000	₱	120,062,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	58,756

Total Permanent Positions	58,756

Other Compensation Common to All
Personnel Economic Relief Allowance	3,768
Representation Allowance	102
Transportation Allowance	102
Clothing and Uniform Allowance	942
Mid-Year Bonus - Civilian	4,896

JANUARY 6, 2020	OFFICIAL GAZETTE	291
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

Year End Bonus	4,896
Cash Gift	785
Productivity Enhancement Incentive	785
Step Increment	147

Total Other Compensation Common to All	16,423

Other Benefits
PAG-IBIG Contributions	189
PhilHealth Contributions	758
Employees Compensation Insurance Premiums	189

Total Other Benefits	1,136

Non-Permanent Positions	523

Total Personnel Services	76,838

Maintenance and Other Operating Expenses
Travelling Expenses	11,084
Training and Scholarship Expenses	607
Supplies and Materials Expenses	7,959
Utility Expenses	3,861
Communication Expenses	4,641
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	7,490
General Services	1,113
Repairs and Maintenance	1,449
Taxes, Insurance Premiums and Other Fees	50
Other Maintenance and Operating Expenses
Advertising Expenses	1
Printing and Publication Expenses	413
Transportation and Delivery Expenses	106
Rent/Lease Expenses	1,554
Mentorship Dues and Contributions to Organizations	6

Total Maintenance and Other Operating Expenses	40,452

Total Current Operating Expenditures	117,290

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	2,772

Total Capital Outlays	2,772

TOTAL NEW APPROPRIATIONS	120,062

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GENERAL APPROPRIATIONS ACT, FY 2020

F. PHILIPPINE INFORMATION AGENCY

For general administration and support, and operations, as indicated hereunder	₱	387,065,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	30,902,000	₱	34,507,000	₱	86,054,000	₱	151,463,000
Operations		155,377,000		80,225,000				235,602,000

DEVELOPMENT COMMUNICATION PROGRAM		155,377,000		80,225,000				235,602,000

TOTAL NEW APPROPRIATIONS	₱	186,279,000	₱	114,732,000	₱	86,054,000	₱	387,065,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Information Agency (PIA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a. Unified Reporting System (URS) or other electronic means for reports not covered by the URS: and

b. PIA’s website

The PIA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General management and supervision	₱	23,038,000	₱	32,029,000	₱	86,054,000	₱	141,121,000
Training of PIA personnel		5,872,000		2,478,000				8,350,000
Administration of Personnel Benefits		1,992,000						1,992,000

Sub-total, General Administration and Support		30,902,000		34,507,000		86,054,000		151,463,000

JANUARY 6, 2020	OFFICIAL GAZETTE	293
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

Operations
Public access, engagement and understanding of Presidential policies and government programs achieved		155,377,000		80,225,000				235,602,000

DEVELOPMENT COMMUNICATION PROGRAM		155,377,000		80,225,000				235,602,000

Coordination, monitoring and evaluation		6,597,000		1,927,000				8,524,000
Communication research		10,222,000		2,213,000				12,435,000
Production of developmental information		12,872,000		12,327,000				25,199,000
Information systems development and maintenance		6,621,000		2,575,000				9,196,000
Dissemination of developmental information		109,810,000		56,549,000				166,359,000
Institutional networking and capability building		9,255,000		4,634,000				13,889,000

Sub-total, Operations		155,377,000		80,225,000				235,602,000

TOTAL NEW APPROPRIATIONS	₱	186,279,000	₱	114,732,000	₱	86,054,000	₱	387,065,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	141,324

Total Permanent Positions	141,324

Other Compensation Common to All
Personnel Economic Relief Allowance	8,448
Representation Allowance	1,092
Transportation Allowance	1,092
Clothing and Uniform Allowance	2,112
Mid-Year Bonus - Civilian	11,778
Year End Bonus	11,778
Cash Gift	1,760
Productivity Enhancement Incentive	1,760
Step Increment	353

Total Other Compensation Common to All	40,173

Other Benefits
PAG-IBIG Contributions	422
PhilHealth Contributions	1,666
Employees Compensation Insurance Premiums	422

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Loyalty Award-Civilian	280
Terminal Leave	1,992

Total Other Benefits	4,782

Total Personnel Services	186,279

Maintenance and Other Operating Expenses
Travelling Expenses	7,868
Training and Scholarship Expenses	3,157
Supplies and Materials Expenses	17,638
Utility Expenses	20,328
Communication Expenses	13,365
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	426
Professional Services	11,141
General Services	11,032
Repairs and Maintenance	9,836
Taxes, Insurance Premiums and Other fees	1,363
Other Maintenance and Operating Expenses
Advertising Expenses	1,809
Printing and Publication Expenses	1,268
Representation Expenses	5,766
Transportation and Delivery Expenses	2,162
Rent/Lease Expenses	5,852
Membership Dues and Contributions to Organizations	95
Subscription Expenses	1,626

Total Maintenance and Other Operating Expenses	114,732

Total Current Operating Expenditures	301,011

Capital Outlays
Property, Plant and Equipment Outlay
Building and Other Structures	56,148
Machinery and Equipment Outlay	26,451
Furniture, Fixtures and Books Outlay	455
Intangible Assets Outlays	3,000

Total Capital Outlays	86,054

TOTAL NEW APPROPRIATIONS	387,065

G. PRESIDENTIAL BROADCAST STAFF (RTVM)

For general administration and support, and operations, as indicated hereunder	₱	227,042,000

New Appropriations, by Program

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

JANUARY 6, 2020	OFFICIAL GAZETTE	295
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

PROGRAMS
General Administration and Support	₱	13,177,000	₱	13,219,000	₱	1,580,000	₱	27,976,000
Operations		44,412,000		106,148,000		48,506,000		199,066,000

PRESIDENTIAL DOCUMENTATION AND BROADCAST MANAGEMENT PROGRAM		44,412,000		106,148,000		48,506,000		199,066,000

TOTAL NEW APPROPRIATIONS	₱	57,589,000	₱	119,367,000	₱	50,086,000	₱	227,042,000

Special Provision(s)

1. Reporting and Posting Requirements. The Presidential Broadcast Staff (RTVM) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a. Unified Reporting System (URS) or other electronic means for reports not covered by the URS: and

b. PBS RTVM’s website

The PBS RTVM shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Project(s). The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General management and supervision	₱	13,177,000	₱	13,219,000	₱	1,580,000	₱	27,976,000

Sub-total, General Administration and Support		13,177,000		13,219,000		1,580,000		27,976,000

Operations
Public access, engagement and understanding of Presidential policies and government programs achieved		44,412,000		106,148,000		48,506,000		199,066,000

PRESIDENTIAL DOCUMENTATION AND BROADCAST MANAGEMENT PROGRAM		44,412,000		106,148,000		48,506,000		199,066,000

Provision of audio/video coverage of Presidential events and the Executives for documentation and broadcast dissemination; and production of developmental communication programs for public information		44,412,000		106,148,000		48,506,000		199,066,000

Sub-total, Operations		44,412,000		106,148,000		48,506,000		199,066,000

TOTAL NEW APPROPRIATIONS	₱	57,589,000	₱	119,367,000	₱	50,086,000	₱	227,042,000

296	OFFICIAL GAZETTE	VOL. 116, NO. 1
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New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	43,830

Total Permanent Positions	43,830

Other Compensation Common to All
Personnel Economic Relief Allowance	2,856
Representation Allowance	348
Transportation Allowance	348
Clothing and Uniform Allowance	714
Mid-Year Bonus - Civilian	3,652
Year End Bonus	3,652
Cash Gift	595
Productivity Enhancement Incentive	595
Step Increment	109

Total Other Compensation Common to All	12,869

Other Benefits
PAG-IBIG Contributions	143
PhilHealth Contributions	524
Employees Compensation Insurance Premiums	143
Loyalty Award-Civilian	80

Total Other Benefits	890

Total Personnel Services	57,589

Maintenance and Other Operating Expenses
Travelling Expenses	71,000
Training and Scholarship Expenses	900
Supplies and Materials Expenses	13,198
Utility Expenses	1,080
Communication Expenses	5,475
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	10,800
General Services	2,020
Repairs and Maintenance	6,185
Taxes, Insurance Premiums and Other Fees	4,342

JANUARY 6, 2020	OFFICIAL GAZETTE	297
PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

Other Maintenance and Operating Expenses
Printing and Publication Expenses	280
Representation Expenses	300
Rent/Lease Expenses	3,600
Subscription Expenses	69

Total Maintenance and Other Operating Expenses	119,367

Total Current Operating Expenditures	176,956

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	50,086

Total Capital Outlays	50,086

TOTAL NEW APPROPRIATIONS	227,042

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GENERAL SUMMARY

PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE (PROPER)	₱	107,496,000	₱	308,687,000	₱	83,141,000	₱	499,324,000
B. BUREAU OF BROADCAST SERVICES		229,977,000		148,601,000		13,800,000		392,378,000
C. BUREAU OF COMMUNICATIONS SERVICES		32,029,000		22,561,000		3,037,000		57,627,000
D. NATIONAL PRINTING OFFICE		10,384,000						10,384,000
E. NEWS AND INFORMATION BUREAU		76,838,000		40,452,000		2,772,000		120,062,000
F. PHILIPPINE INFORMATION AGENCY		186,279,000		114,732,000		86,054,000		387,065,000
G. PRESIDENTIAL BROADCAST STAFF (RTVM)		57,589,000		119,367,000		50,086,000		227,042,000

TOTAL NEW APPROPRIATIONS, PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE	₱	700,592,000	₱	754,400,000	₱	238,890,000	₱	1,693,882,000

JANUARY 6, 2020	OFFICIAL GAZETTE	299
OTHER EXECUTIVE OFFICES

XXVIII. OTHER EXECUTIVE OFFICES

A. ANTI-MONEY LAUNDERING COUNCIL

For the operations, as indicated hereunder	₱	145,201,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
Operations		₱	116,359,000	₱	28,842,000	₱	145,201,000

ANTI-MONEY LAUNDERING PROGRAM			116,359,000		28,842,000		145,201,000

TOTAL NEW APPROPRIATIONS		₱	116,359,000	₱	28,842,000	₱	145,201,000

Special Provision(s)

1. Reporting and Posting Requirements. The Anti-Money Laundering Council (AMLC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) AMLC’s website.

The AMLC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
Operations
Effective Anti-Money Laundering and Combating the Financing of Terrorism (AML and CFT) Regime Improved		₱	116,359,000	₱	28,842,000	₱	145,201,000

ANTI-MONEY LAUNDERING PROGRAM			116,359,000		28,842,000		145,201,000

Implementation of Anti-Money Laundering Program			116,359,000		28,842,000		145,201,000

Sub-total, Operations			116,359,000		28,842,000		145,201,000

TOTAL NEW APPROPRIATIONS		₱	116,359,000	₱	28,842,000	₱	145,201,000

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New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Travelling Expenses	14,540
Training and Scholarship Expenses	17,459
Supplies and Materials Expenses	8,102
Utility Expenses	4,871
Communication Expenses	3,172
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	10,000
Professional Services	5,548
General Services	396
Repairs and Maintenance	4,040
Taxes, Insurance Premiums and Other Fees	750
Other Maintenance and Operating Expenses
Advertising Expenses	1,500
Printing and Publication Expenses	500
Representation Expenses	17,147
Rent/Lease Expenses	2,000
Membership Dues and Contributions to Organizations	3,000
Subscription Expenses	20,825
Other Maintenance and Operating Expenses	2,509

Total Maintenance and Other Operating Expenses	.116,359

Total Current Operating Expenditures	116,359

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	6,707
Furniture, Fixtures and Books Outlay	8,685
Intangible Assets Outlay	13,450

Total Capital Outlays	28,842

TOTAL NEW APPROPRIATIONS	145,201

B. ANTI-RED TAPE AUTHORITY

For general administration and support and operations, as indicated hereunder	₱	172,401,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support		₱	92,976,000	₱	24,070,000	₱	117,046,000

JANUARY 6, 2020	OFFICIAL GAZETTE	301
OTHER EXECUTIVE OFFICES

Operations		55,355,000				55,355,000

ANTI-RED TAPE PROGRAM		55,355,000				55,355,000

TOTAL NEW APPROPRIATIONS	₱	148,331,000	₱	24,070,000	₱	172,401,000

Special Provision(s)

1. Reporting and Posting Requirements. The Anti-Red Tape Authority (ARTA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) ARTA’s website.

The ARTA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	92,976,000	₱	24,070,000	₱	117,046,000

Sub-total, General Administration and Support			92,976,000		24,070,000		117,046,000

Operations
Better government services delivery by institutionalization and implementation of effective and efficient policies and practices to reduce red tape and promote ease of doing business			55,355,000				55,355,000

ANTI-RED TAPE PROGRAM			55,355,000				55,355,000

Ease of Doing Business and Efficient Delivery of Government Services Program			55,355,000				55,355,000

Monitor and Evaluate Compliance to R.A. 11032			19,524,000				19,524,000
Institutionalize Regulatory Management System and EODB Reforms			32,967,000				32,967,000
Provide Legal Services and Public Assistance			2,864,000				2,864,000

Sub-total, Operations			55,355,000				55,355,000

TOTAL NEW APPROPRIATIONS		₱	148,331,000	₱	24,070,000	₱	172,401,000

302	OFFICIAL GAZETTE	VOL. 116, NO. 1
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New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Travelling Expenses	20,982
Training and Scholarship Expenses	1,500
Supplies and Materials Expenses	28,000
Utility Expenses	5,000
Communication Expenses	5,270
Awards/Rewards and Prizes	1,000
Professional Services	37,355
General Services	15,384
Other Maintenance and Operating Expenses
Advertising Expenses	3,000
Printing and Publication Expenses	2,500
Representation Expenses	1,500
Rent/Lease Expenses	26,840

Total Maintenance and Other Operating Expenses	148,331

Total Current Operating Expenditures	148,331

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	8,000
Transportation Equipment Outlay	7,800
Furniture, Fixtures and Books Outlay	2,270
Intangible Assets Outlay	6,000

Total Capital Outlays	24,070

TOTAL NEW APPROPRIATIONS	172,401

C. CLIMATE CHANGE COMMISSION

For general administration and support, and operations, as indicated hereunder	₱	174,023,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	26,867,000	₱	38,712,000	₱	7,685,000	₱	73,264,000
Operations		8,770,000		91,989,000				100,759,000

CLIMATE CHANGE POLICY AND ADVISORY PROGRAM		6,291,000		82,762,000				89,053,000

JANUARY 6, 2020	OFFICIAL GAZETTE	303
OTHER EXECUTIVE OFFICES

RESEARCH AND DEVELOPMENT MANAGEMENT PROGRAM		2,479,000		9,227,000				11,706,000

TOTAL NEW APPROPRIATIONS	₱	35,637,000	₱	130,701,000	₱	7,685,000	₱	174,023,000

Special Provision(s)

1. Technical Assistance and Capacity Building on Climate Risk Assessment and Development of Climate Change Adaptation and Mitigation Policies, Plans, and Programs. The Climate Change Commission (CCC), pursuant to its mandate, shall extend the necessary technical and capacity building assistance to all agencies of the government and LGUs in the conduct of climate risk assessment and in the development of climate change adaptation and mitigation policies, plans, and programs. For this purpose, the CCC may also utilize the services of the international experts under the country’s official development assistance portfolio.

2. Reporting and Posting Requirements. The CCC shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) CCC’s website.

The CCC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	26,867,000	₱	38,712,000	₱	7,685,000	₱	73,264,000

General Management and Supervision		26,867,000		38,712,000		7,685,000		73,264,000

Sub-total, General Administration and Support		26,867,000		38,712,000		7,685,000		73,264,000

Operations
Adaptive capacity of communities built, resilience of natural ecosystems to climate change increased, and mitigation opportunities towards sustainable development optimized		8,770,000		91,989,000				100,759,000

CLIMATE CHANGE POLICY AND ADVISORY PROGRAM		6,291,000		82,762,000				89,053,000

Coordination meetings with stakeholders		3,119,000		16,247,000				19,366,000
Policy Development				16,718,000				16,718,000
Community Liaison		3,172,000		30,174,000				33,346,000
Training course development				416,000				416,000
Production of training and information materials/knowledge management				13,673,000				13,673,000

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Delivery of training workshops				5,534,000				5,534,000
RESEARCH AND DEVELOPMENT MANAGEMENT PROGRAM		2,479,000		9,227,000				11,706,000

Review of project proposals		2,479,000		8,599,000				11,078,000
Monitoring of research projects-in-progress				105,000				105,000
Publication and dissemination of results of completed projects				523,000				523,000

Sub-total, Operations		8,770,000		91,989,000				100,759,000

TOTAL NEW APPROPRIATIONS	₱	35,637,000	₱	130,701,000	₱	7,685,000	₱	174,023,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	27,360

Total Permanent Positions	27,360

Other Compensation Common to All
Personnel Economic Relief Allowance	960
Representation Allowance	864
Transportation Allowance	864
Clothing and Uniform Allowance	240
Mid-Year Bonus - Civilian	2,281
Year End Bonus	2,281
Cash Gift	200
Productivity Enhancement Incentive	200
Step Increment	68

Total Other Compensation Common to All	7,958

Other Benefits
PAG-IBIG Contributions	49
PhilHealth Contributions	221
Employees Compensation Insurance Premiums	49

Total Other Benefits	319

Total Personnel Services	35,637

JANUARY 6, 2020	OFFICIAL GAZETTE	305
OTHER EXECUTIVE OFFICES

Maintenance and Other Operating Expenses
Travelling Expenses	14,647
Training and Scholarship Expenses	10,238
Supplies and Materials Expenses	9,660
Utility Expenses	2,460
Communication Expenses	2,916
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	828
Professional Services	26,400
General Services	4,284
Repairs and Maintenance	1,019
Taxes, Insurance Premiums and Other Fees	380
Other Maintenance and Operating Expenses
Advertising Expenses	1,486
Printing and Publication Expenses	6,229
Representation Expenses	18,000
Transportation and Delivery Expenses	5
Rent/Lease Expenses	18,369
Subscription Expenses	472
Other Maintenance and Operating Expenses	13,308

Total Maintenance and Other Operating Expenses	130,701

Total Current Operating Expenditures	166,338

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	7,685

Total Capital Outlays	7,685

TOTAL NEW APPROPRIATIONS	174,023

D. COMMISSION ON FILIPINOS OVERSEAS

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱129,838,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	20,453,000	₱	18,282,000	₱	8,555,000	₱	47,290,000
Operations		27,246,000		50,160,000		5,142,000		82,548,000

OVERSEAS FILIPINO WELFARE PROGRAM		27,246,000		50,160,000		5,142,000		82,548,000

TOTAL NEW APPROPRIATIONS	₱	47,699,000	₱	68,442,000	₱	13,697,000	₱	129,838,000

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Special Provision(s)

1. Reporting and Posting Requirements. The Commission on Filipinos Overseas (CFO) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) CFO’s website.

The CFO shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	20,453,000	₱	18,282,000	₱	8,555,000	₱	47,290,000

Sub-total, General Administration and Support		20,453,000		18,282,000		8,555,000		47,290,000

Operations
Filipinos overseas are productive, well-integrated and active in local development initiatives		27,246,000		50,160,000		5,142,000		82,548,000

OVERSEAS FILIPINO WELFARE PROGRAM		27,246,000		50,160,000		5,142,000		82,548,000

Policy formulation, coordination, plan implementation of the Filipinos overseas program		27,246,000		35,251,000				62,497,000
Project(s)
Locally-Funded Project(s)				14,909,000		5,142,000		20,051,000

BaLinkBayan Portal				5,825,000		1,140,000		6,965,000
CFO Information System Improvement Project (CFO-ISIP)				9,084,000		4,002,000		13,086,000

Sub-total, Operations		27,246,000		50,160,000		5,142,000		82,548,000

TOTAL NEW APPROPRIATIONS	₱	47,699,000	₱	68,442,000	₱	13,697,000	₱	129,838,000

JANUARY 6, 2020	OFFICIAL GAZETTE	307
OTHER EXECUTIVE OFFICES

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	36,790

Total Permanent Positions	36,790

Other Compensation Common to All
Personnel Economic Relief Allowance	1,560
Representation Allowance	702
Transportation Allowance	702
Clothing and Uniform Allowance	390
Mid-Year Bonus - Civilian	3.066
Year End Bonus	3,066
Cash Gift	325
Productivity Enhancement Incentive	325
Step Increment	92

Total Other Compensation Common to All	10,228

Other Compensation for Specific Groups
Anniversary Bonus - Civilian	171

Total Other Compensation for Specific Groups	171

Other Benefits
PAG-IBIG Contributions	78
PhilHealth Contributions	354
Employees Compensation Insurance Premiums	78

Total Other Benefits	510

Total Personnel Services	47,699

Maintenance and Other Operating Expenses
Travelling Expenses	2,420
Training and Scholarship Expenses	3,600
Supplies and Materials Expenses	5,219
Utility Expenses	4,348
Communication Expenses	9,964
Awards/Rewards and Prizes	100
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	516
Professional Services	10,783
General Services	10,360
Repairs and Maintenance	2,500
Taxes, Insurance Premiums and Other Fees	182

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Other Maintenance and Operating Expenses
Advertising Expenses	77
Printing and Publication Expenses	1,000
Representation Expenses	950
Rent/lease Expenses	13,633
Subscription Expenses	2,220
Other Maintenance and Operating Expenses	570

Total Maintenance and Other Operating Expenses	68,442

Total Current Operating Expenditures	116,141

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	10,897
Transportation Equipment Outlay	2,800

Total Capital Outlays	13,697

TOTAL NEW APPROPRIATIONS	129,838

E. COMMISSION ON HIGHER EDUCATION

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	46,782,466,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	53,261,000	₱	39,624,000	₱	29,805,000	₱	122,690,000
Support to Operations		9,427,000		46,843,000		5,534,000		61,804,000
Operations		340,478,000		46,019,143,000		238,351,000		46,597,972,000

HIGHER EDUCATION REGULATION PROGRAM		296,257,000		119,182,000		2,471,000		417,910,000
HIGHER EDUCATION DEVELOPMENT PROGRAM		44,221,000		45,899,961,000		235,880,000		46,180,062,000

TOTAL NEW APPROPRIATIONS	₱	403,166,000	₱	46,105,610,000	₱	273,690,000	₱	46,782,466,000

Special Provision(s)

1. Higher Education Development Fund. In addition to the amounts appropriated herein, One Billion Eighty-Seven Million Eight Hundred Thousand Pesos (₱1,087,800,000) shall be used for the MODE requirements of the Commission sourced from the following in accordance with Section 10 of R.A. No. 7722:

(i)	Travel tax collections of the Tourism Infrastructure and Enterprise Zone Authority;

(ii)	Sales from the lotto operations of PCSO; and

(iii)	Collections of the Professional Regulation Commission

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.0. No. 292, s. 1987.

JANUARY 6, 2020	OFFICIAL GAZETTE	309
OTHER EXECUTIVE OFFICES

In the overall programming of the Higher Education Development Fund, the CHED shall ensure that the full requirements of existing scholars are considered to guarantee their continuing funding. The CHED shall likewise prioritize courses aligned with global innovation platforms of Science, Technology, Engineering, Agri-fisheries and Mathematics (STEAM) as well as the priorities of the government in key growth areas, such as semiconductor and electronics, business process outsourcing, tourism, general infrastructure and other priority manufacturing industries in the grant of scholarships.

2. Rationalization of SUCs Programs and Course Offerings. The CHED shall evaluate and rationalize all existing programs and course offerings of the SUCs to ensure that they are directly aligned with the SUC’s core mandate, consistent with its supervisory and regulatory functions. The CHED shall Likewise evaluate requests for the opening of new programs and course offerings if they are within the core mandate of the SUC or fall under the fields of STEAM, which are considered as engines of agro-industrial growth.

3. Universal Access to Quality Tertiary Education. The amount appropriated herein for the Universal Access to Quality Tertiary Education shall be used to cover the cost of tertiary education for all Filipino students enrolled in SUCs, Local Universities and Colleges (LUCs) and private higher education institutions (HEIs) pursuant to R.A. No. 10931 and its IRR. In no case shall more than one percent (I%) of the amount for tertiary education subsidy and student loan program be used as administrative cost.

The Unified Student Financial Assistance System for Tertiary Education (UNIFAST) Board shall administer the amount appropriated herein which shall cover tuition and other school fees for fiscal year 2020.

The implementation of Tertiary Education Subsidy (TES) shall cover both the existing or on-going grantees under the Tulong Dunong Program and new students deserving of financial assistance grants: PROVIDED, That, all beneficiaries shall be subject to the same subsidy rates, requirements, liquidation procedures and any other guidelines of the TES. Further, TES voucher shall be jointly managed by UNIFAST and the Private Education Assistance Committee (PEAC). A list of participating HEIs in the TES and all other details pertaining to the application process, requirements, qualification and list of qualified beneficiaries shall be posted in the UNIFAST and PEAC websites.

The application of the annual Cash-Based Appropriations shall be deferred in fiscal year 2020 in the implementation of R.A. No. 10931 insofar as the reimbursement of tuition fees and miscellaneous fees to SUCs and LUCs is concerned. This shall be subject to the guidelines to be issued by DBM and CHED.

The UNIFAST Board is hereby authorized to create additional categories of scholars who are entitled under TES pursuant to directives or subsequent pertinent laws: PROVIDED, That, the student is not included in any of the exclusions provided under Section 6 of R.A. No. 10931.

Release of funds shall be subject to the submission of Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292.

(CONDITIONAL IMPLEMENTATION - President’s Affirmation Message, January 6, 2020, Volume I-B, page 614, R.A. No. 11465)

4. Private Education Student Financial Assistance (PESFA). The amount of One Billion One Hundred Fifty Two Million Nine Hundred Forty Thousand Pesos (₱l,152,940,000) appropriated herein under the provision of assistance and incentives, scholarships and grants through Student Financial Assistance Program shall be used as scholarship for students enrolled in private higher education pursuant to R.A. No. 8545, otherwise known as “Expanded Government Assistance to Students and Teachers in Private Education Act.”

The CHED shall ensure that the full requirements of existing scholars are considered to guarantee continued funding.

5. Scholarship Grants for Dependents of Sugar Industry Workers. The amount of Sixty Five Million One Hundred Forty Seven Thousand Pesos (₱65,147,000) under Provision of Assistance, Incentives, Scholarships and Grants through Student Financial Assistance Program shall be used as scholarship grants for dependents of sugar industry workers and small farmers pursuant to R.A. No. 10659.

6. Agriculture and Fisheries Modernization Program. The amount of Seventeen Million Seven Hundred Ninety Eight Thousand Pesos (₱17,798,000) appropriated herein for the Development of Standards for Higher Education Programs and Institutions shall be used in support of the programs and projects under the Agriculture and Fisheries Modernization Program and for training of SUCs to provide scientific advice in the management of fisheries management areas as members of the Science Advisory Group pursuant to Fisheries Administrative Order No. 263.

7. Cash Grants to Medical Students. The amount of One Hundred Sixty Seven Million Pesos (₱167,000,000) appropriated herein for the cash grants to medical students shall be used exclusively for the grant of tuition fee subsidy and financial assistance to all students enrolled in SUCs offering Doctor of Medicine Program.

The release of funds shall be subject to the guidelines to be issued by the DBM and CHED in consultation with the concerned SUCs: PROVIDED, That the appropriations shall be divided equitably and shall be based on the actual number of medical students in the Doctor of Medicine Program in SUCs.

(CONDITIONAL IMPLEMENTATION - President’s Affirmation Message, January 6, 2020, Volume I-B, page 616, R.A. No. 11465)

8. K TO 12 Transition Program. The amount of Two Billion Three Hundred Forty Four Million Three Hundred Thirty One Thousand Pesos (₱2,344,331,000) appropriated herein shall be used to cover the requirements of the K to 12 Transition Program.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987, and quarterly reports on the financial and physical accomplishments.

9. Reporting and Posting Requirements. The CHED shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) CHED’s website.

The CHED shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

8. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	41,884,000	₱	38,284,000	₱	5,805,000	₱	85,973,000

National Capital Region (NCR)		41,884,000		38,284,000		5,805,000		85,973,000

Central Office		41,884,000		38,284,000		5,805,000		85,973,000
Administration of Personnel Benefits		7,498,000						7,498,000

National Capital Region (NCR)		1,348,000						1,348,000

Central Office		410,000						410,000
Regional Office - NCR		938,000						938,000
Region II - Cagayan Valley		162,000						162,000

Regional Office - II		162,000						162,000
Region IVA - CALABARZON		452,000						452,000

Regional Office - IVA		452,000						452,000
Region V - BICOL		3,575,000						3,575,000

Regional Office - V		3,575,000						3,575,000
Region VI - Western Visayas		1,279,000						1,279,000

Regional Office - VI		1,279,000						1,279,000
Region X - Northern Mindanao		38,000						38,000

Regional Office - X		38,000						38,000
Region XII - SOCCSKSARGEN		644,000						644,000

Regional Office - XII		644,000						644,000
Management of receipts and payments in relation to Higher Education Development Fund		3,879,000		1,340,000				5,219,000

National Capital Region (NCR)		3,879,000		1,340,000				5,219,000

Central Office		3,879,000		1,340,000				5,219,000

JANUARY 6, 2020	OFFICIAL GAZETTE	311
OTHER EXECUTIVE OFFICES

Project(s)
Locally-Funded Project(s)	24,000,000			24,000,000

Renovation of Central Office Building			4,000,000	4,000,000

National Capital Region (NCR)			4,000,000	4,000,000

Central Office			4,000,000	4,000,000
Acquisition of Lot in Region IV-A			20,000,000	20,000,000

Region IV-A CALABARZON			20,000,000	20,000,000

Regional Office			20,000,000	20,000,000

Sub-total, General Administration and Support	53,261,000	39,624,000	29,805,000	122,690,000

Support to Operations
Provision of Legal Services	9,427,000	1,570,000		10,997,000

National Capital Region (NCR)	9,427,000	1,570,000		10,997,000

Central Office	9,427,000	1,570,000		10,997,000
Project(s)
Locally-Funded Project(s)		45,273,000	5,534,000	50,807,000

Implementation of the Information System Strategic Plan (ISSP)		45,273,000	5,534,000	50,807,000

National Capital Region (NCR)		45,273,000	5,534,000	50,807,000

Central Office		45,273,000	5,534,000	50,807,000

Sub-total, Support to Operations	9,427,000	46,843,000	5,534,000	61,804,000

Operations
Quality Tertiary Education Program to produce holistically-developed and civic-minded critical thinkers, lifelong learners, innovators, job creators and entrepreneurs for inclusive growth	340,478,000	46,019,143,000	238,351,000	46,597,972,000

HIGHER EDUCATION REGULATION PROGRAM	296,257,000	119,182,000	2,471,000	417,910,000

Monitoring and evaluation of performance of higher education programs	242,989,000	69,179,000	2,471,000	314,639,000

National Capital Region (NCR)	17,672,000	9,284,000		26,956,000

Regional Office - NCR	17,672,000	9,284,000		26,956,000
Region I - Ilocos	16,483,000	3,855,000		20,338,000

Regional Office - I	16.483,000	3,855,000		20,338,000
Cordillera Administrative Region (CAR)	14,743,000	3,447,000		18,190,000

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Regional Office - CAR	14,743,000	3,447,000		18,190,000
Region II - Cagayan Valley	13,404,000	2,610,000	500,000	16,514,000

Regional Office - II	13,404,000	2,610,000	500,000	16,514,000
Region III - Central Luzon	14,430,000	3,956,000	747,000	19,133,000

Regional Office - III	14,430,000	3,956,000	747,000	19,133,000
Region IVA - CALABARZON	15,030,000	4,244,000		19,274,000

Regional Office - IVA	15,030,000	4,244,000		19,274,000
Region IVB - MINAROPA	10,351,000	2,910,000		13,261,000

Regional Office - IVB	10,351,000	2,910,000		13,261,000
Region V - Bicol	17,172,000	3,593,000		20,765,000

Regional Office - V	17,172,000	3,593,000		20,765,000
Region VI - Western Visayas	20,161,000	5,138,000		25,299,000

Regional Office - VI	20,161,000	5,138,000		25,299,000
Region VII - Central Visayas	18,262,000	5,580,000		23,842,000

Regional Office - VII	18,262,000	5,580,000		23,842,000
Region VIII - Eastern Visayas	15,309,000	3,670,000		18,979,000

Regional Office - VIII	15,309,000	3,670,000		18,979,000
Region IX - Zamboanga Peninsula	18,086,000	3,766,000		21,852,000

Regional Office - IX	18,086,000	3,766,000		21,852,000
Region X - Northern Mindanao	16,382,000	4,423,000	1,224,000	22,029,000

Regional Office - X	16,382,000	4,423,000	1,224,000	22,029,000
Region XI - Davao	14,842,000	4,983,000		19,825,000

Regional Office - XI	14,842,000	4,983,000		19,825,000
Region XII - SOCCSKSARGEN	10,959,000	3,760,000		14,719,000

Regional Office - XII	10,959,000	3,760,000		14,719,000
Region XIII - CARAGA	9,703,000	3,960,000		13,663,000

Regional Office - XIII	9,703,000	3,960,000		13,663,000
Development of standards of excellence for higher education programs and institutions	37,816,000	44,829,000		82,645,000

National Capital Region (NCR)	37,816,000	44,829,000		82,645,000

Central Office	37,816,000	44,829,000		82,645,000

JANUARY 6, 2020	OFFICIAL GAZETTE	313
OTHER EXECUTIVE OFFICES

Development of standards and monitoring of Expanded Tertiary Education Equivalency Accreditation Program (ETEEAP) and Ladderized Education Program and other non-conventional higher education programs	4,657,000	2,672,000		7,329,000

National Capital Region (NCR)	4,657,000	2,672,000		7,329,000

Central Office	4,657,000	2,672,000		7,329,000
Provision of appropriate incentives to quality NEIs and programs	10,795,000	2,502,000		13,297,000

National Capital Region (NCR)	10,795,000	2,502,000		13,297,000

Central Office	10,795,000	2,502,000		13,297,000
HIGHER EDUCATION DEVELOPMENT PROGRAM	44,221,000	45,899,961,000	235,880,000	46,180,062,000

Formulation of higher education plans, directions, priorities and policies	23,384,000	5,399,000		28,783,000

National Capital Region (NCR)	23,384,000	5,399,000		28,783,000

Central Office	23,384,000	5,399,000		28,783,000
Development of strategies and schemes to establish linkages with international institutions of higher learning	5,105,000	3,767,000		8,872,000

National Capital Region (NCR)	5,105,000	3,767,000		8,872,000

Central Office	5,105,000	3,767,000		8,872,000
Provision of assistance to HEIs for K to 12 Transition Programs		639,392,000		639,392,000

National Capital Region (NCR)		639,392,000		639,392,000

Central Office		639,392,000		639,392,000
Provision of assistance and incentives, scholarships and grants through Student Financial Assistance Programs		3,786,929,000		3,786,929,000

National Capital Region (NCR)		3,786,929,000		3,786,929,000

Central Office		3,786,929,000		3,786,929,000
Provision of scholarship to faculty members and HEI administrators		1,854,939,000		1,854,939,000

National Capital Region (NCR)		1,854,939,000		1,854,939,000

Central Office		1,854,939,000		1,854,939,000
Formulation of policies and guidelines on student affairs and provision of student services	14,871,000	3,172,000		18,043,000

National Capital Region (NCR)	14,871,000	3,172,000		18,043,000

Central Office	14,871,000	3,172,000		18,043,000

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Development of policies for Unified Student Financial Assistance System in Tertiary Education Programs	861,000	12,061,000		12,922,000

National Capital Region (NCR)	861,000	12,061,000		12,922,000

Central Office	861,000	12,061,000		12,922,000
Universal Access to Quality Tertiary Education		38,957,019,000	25,000,000	38,982,019,000

National Capital Region (NCR)		38,957,019,000	25,000,000	38,982,019,000

Central Office		38,957,019,000	25,000,000	38,982,019,000
Project(s)
Locally-Funded Project(s)		637,283,000	210,880,000	848,163,000

Research and Scholarship Project		445,283,000	195,880,000	641,163,000

National Capital Region (NCR)		445,283,000	195,880,000	641,163,000

Central Office		445,283,000	195,880,000	641,163,000
Subsidy for Tuition Fees of Medical Students in State Universities and Colleges		167,000,000		167,000,000

National Capital Region (NCR)		167,000,000		167,000,000

Central Office		167,000,000		167,000,000
Funding Requirements for the Sustainable Development Goals and Futures Thinking Research Programs		10,000,000		10,000,000

National Capital Region (NCR)		10,000,000		10,000,000

Central Office		10,000,000		10,000,000
Financial Assistance for Post Graduate Students		5,000,000		5,000,000

National Capital Region (NCR)		5,000,000		5,000,000

Central Office		5,000,000		5,000,000
Funding Requirements for Trainings and Programs to Improve the Quality of English in the Tertiary Level		5,000,000		5,000,000

National Capital Region (NCR)		5,000,000		5,000,000

Central Office		5,000,000		5,000,000
Financial Assistance for the Enhancement of Courses and Programs to Social Work, Guidance Counseling and Psychology		5,000,000		5,000,000

National Capital Region (NCR)		5,000,000		5,000,000

Central Office		5,000,000		5,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	315
OTHER EXECUTIVE OFFICES

Establishment of Basic E-Library Facilities in SUCs						15,000,000		15,000,000

National Capital Region (NCR)						15,000,000		15,000,000

Central Office						15,000,000		15,000,000

Sub-total, Operations		340,478,000		46,019,143,000		238,351,000		46,597,972,000

TOTAL NEW APPROPRIATIONS	₱	403,166,000	₱	46,105,610,000	₱	273,690,000	₱	46,782,466,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	305,678

Total Permanent Positions	305,678

Other Compensation Common to All
Personnel Economic Relief Allowance	12,864
Representation Allowance	5,994
Transportation Allowance	5,994
Clothing and Uniform Allowance	3,216
Honoraria	722
Mid-Year Bonus - Civilian	25,474
Year End Bonus	25,474
Cash Gift	2,680
Productivity Enhancement Incentive	2,680
Step Increment	765

Total Other Compensation Common to All	85,863

Other Benefits
PAG-IBIG Contributions	643
PhilHealth Contributions	2,841
Employees Compensation Insurance Premiums	643
Terminal Leave	7,498

Total Other Benefits	11,625

Total Personnel Services	403,166

Maintenance and Other Operating Expenses
Travelling Expenses	33,282
Training and Scholarship Expenses	63,732
Supplies and Materials Expenses	31,058
Utility Expenses	23,313
Communication Expenses	14,155
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	5,203

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Professional Services	122,933
General Services	20,231
Repairs and Maintenance	3,890
Taxes, Insurance Premiums and Other Fees	6,156
Other Maintenance and Operating Expenses
Advertising Expenses	603
Printing and Publication Expenses	1,605
Representation Expenses	25,986
Transportation and Delivery Expenses	171
Rent/Lease Expenses	20,948
Membership Dues and Contributions to Organizations	285
Subscription Expenses	13,967
Donations	45,700,142
Other Maintenance and Operating Expenses	20,950

Total Maintenance and Other Operating Expenses	46,105,610

Total Current Operating Expenditures	46,508,776

Capital Outlays
Property, Plant and Equipment Outlay
Land Outlay	20,000
Buildings and Other Structures	9,012
Machinery and Equipment Outlay	236,131
Transportation Equipment Outlay	1,000
Furniture, Fixtures and Books Outlay	7,040
Intangible Assets Outlay	457

Total Capital Outlays	273,690

TOTAL NEW APPROPRIATIONS	46,782,466

F. COMMISSION ON THE FILIPINO LANGUAGE

For general administration and support, and operations, as indicated hereunder	₱	82,817,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support		₱7,670,000		₱7,633,000	₱	8,000,000	₱	23,303,000
Operations		36,306,000		21,998,000		1,210,000		59,514,000

FILIPINO AND OTHER PHILIPPINE LANGUAGES DEVELOPMENT PROGRAM		36,306,000		21,998,000		1,210,000		59,514,000

TOTAL NEW APPROPRIATIONS	₱	43,976,000	₱	29,631,000	₱	9,210,000	₱	82,817,000

JANUARY 6, 2020	OFFICIAL GAZETTE	317
OTHER EXECUTIVE OFFICES

Special Provision(s)

1. Reporting and Posting Requirements. The Commission on the Filipino Language (CFL) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) CFL’s website.

The CFL shall sand written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱7,284,000		₱7,633,000	₱	8,000,000	₱	22,917,000
Administration of Personnel Benefits		386,000						386,000

Sub-total, General Administration and Support		7,670,000		7,633,000		8,000,000		23,303,000

Operations
Filipino and other Philippine languages preserved, enriched, and promoted		36,306,000		21,998,000		1,210,000		59,514,000

FILIPINO AND OTHER PHILIPPINE LANGUAGES DEVELOPMENT PROGRAM		36,306,000		21,998,000		1,210,000		59,514,000

Policy Advisory on Filipino and other Philippine languages		20,378,000		4,503,000				24,881,000
Promotion and enrichment of Filipino and other Philippine languages		15,928,000		17,495,000		1,210,000		34,633,000

Sub-total, Operations		36,306,000		21,998,000		1,210,000		59,514,000

TOTAL NEW APPROPRIATIONS	₱	43,976,000	₱	29,631,000	₱	9,210,000	₱	82,817,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services

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Civilian Personnel
Permanent Positions
Basic Salary	33,460

Total Permanent Positions	33,460

Other Compensation Common to All
Personnel Economic Relief Allowance	1,272
Representation Allowance	780
Transportation Allowance	780
Clothing and Uniform Allowance	318
Honoraria	360
Mid-Year Bonus - Civilian	2,788
Year End Bonus	2,788
Cash Gift	265
Productivity Enhancement Incentive	265
Step Increment	84

Total Other Compensation Common to All	9,700

Other Benefits
PAG-IBIG Contributions	64
PhilHealth Contributions	282
Employees Compensation Insurance Premiums	64
Loyalty Award - Civilian	20
Terminal Leave	386

Total Other Benefits	816

Total Personnel Services	43,976

Maintenance and Other Operating Expenses
Travelling Expenses	5,712
Training and Scholarship Expenses	3,310
Supplies and Materials Expenses	3,392
Utility Expenses	1,900
Communication Expenses	1,070
Awards/Rewards and Prizes	700
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	828
Professional Services	6,370
General Services	1,600
Repairs and Maintenance	50
Taxes, Insurance Premiums and Other Fees	30
Other Maintenance and Operating Expenses
Advertising Expenses	1,050
Printing and Publication Expenses	1,835
Representation Expenses	595
Transportation and Delivery Expenses	300
Rent/Lease Expenses	330
Subscription Expenses	30
Other Maintenance and Operating Expenses	529

JANUARY 6, 2020	OFFICIAL GAZETTE	319
OTHER EXECUTIVE OFFICES

Total Maintenance and Other Operating Expenses	29,631

Total Current Operating Expenditures	73,607

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	8,000
Machinery and Equipment Outlay	1,210

Total Capital Outlays	9,210

TOTAL NEW APPROPRIATIONS	82,817

G. DANGEROUS DRUGS BOARD

For general administration and support, support to operations, and operations, including locally-funded project(s) as indicated hereunder	₱	639,661,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support		₱32,722,000		₱27,436,000		₱15,835,000		₱75,993,000
Support to Operations		9,313,000		143,096,000				152,409,000
Operations		17,766,000		338,038,000		55,455,000		411,259,000

DRUG ABUSE PREVENTION AND CONTROL PROGRAM		17,766,000		338,038,000		55,455,000		411,259,000

TOTAL NEW APPROPRIATIONS	₱	59,801,000	₱	508,570,000	₱	71,290,000	₱	639,661,000

Special Provision(s)

1. Collections for Drug Rehabilitation Activities. In addition to the amounts appropriated herein, Seventy Seven Million Pesos (₱77,000,000) shall be sourced from and used for the following:

(a) Twenty five percent (25%) gross receipts from breakage by the Philippine Racing Commission in accordance with R.A. No. 6632, the Manila Jockey Club, Inc. pursuant to R.A. No. 6631, and the Metro Manila Turf Club under R.A. No. 7978 for the rehabilitation of drug dependents;

(b) Ten percent (10%) of unclaimed and forfeited sweepstakes and lotto prizes of the PCSO for the implementation of R.A. No. 9165, except for operating expenses of the Board and other agencies concerned. At least fifty percent (50%) thereof shall be reserved for assistance to government-owned and/or operated rehabilitation centers; and

(c) Five Million Pesos (₱5,000,000) a month from the National Government share in the income of the PAGCOR for the establishment, maintenance and operations of drug rehabilitation centers in accordance with Section 87 of R.A. No. 9165.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O.

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No. 292, s. 1987.

2. Reporting and Posting Requirements. The Dangerous Drugs Board (DDB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) DDB’s website.

The DDB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts or conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	32,722,000	₱27,436,000	₱	15,835,000	₱75,993,000

Sub-total, General Administration and Support		32,722,000	27,436,000		15,835,000	75,993,000

Support to Operations
Program monitoring and evaluation		9,313,000	143,096,000			152,409,000

Sub-total, Support to Operations		9,313,000	143,096,000			152,409,000

Operations
Institutionalization of the Philippine Anti-Illegal Drugs Strategy		17,766,000	338,038,000		55,455,000	411,259,000

DRUG ABUSE PREVENTION AND CONTROL PROGRAM		17,766,000	333,038,000		55,455,000	411,259,000

Policy formulation and other issuances through the conduct of surveys / researches / studies on drug related issues and concerns		8,200,000	19,616,000		600,000	28,416,000
Development and implementation of advocacies / information programs and production of IEC materials on Drug Abuse Prevention and Control		4,503,000	27,863,000			32,366,000
Conduct of capacity building programs for stakeholders		5,063,000	37,325,000			42,388,000
Project(s)
Locally-Funded Project(s)			253,234,000		54,855,000	308,089,000

Integrated Drug Monitoring and Reporting Information System			500,000			500,000

JANUARY 6, 2020	OFFICIAL GAZETTE	321
OTHER EXECUTIVE OFFICES

Integrated Drug Abuse Data and Information Network (IDADIN)				1,900,000				1,900,000
Drug Information Portal				100,000		1,200,000		1,300,000
Development of DDB Network Infrastructure with Structured Cabling, and Close Circuit Television				656,000		4,905,000		5,561,000
Upgrade of Audio-Visual Equipment and Board Meeting Facilities				78,000		2,750,000		2,828,000
Establishment of Community-based Rehabilitation Centers				250,000,000				250,000,000
Procurement of Rapid Drug Check Equipment and Kits						46,000,000		46,000,000

Sub-total, Operations		17,766,000		338,038,000		55,455,000		411,259,000

TOTAL NEW APPROPRIATIONS	₱	59,801,000	₱	508,570,000	₱	71,290,000	₱	639,661,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	44,608

Total Permanent Positions	44,608

Other Compensation Common to All
Personnel Economic Relief Allowance	2,280
Representation Allowance	984
Transportation Allowance	732
Clothing and Uniform Allowance	570
Honoraria	191
Mid-Year Bonus - Civilian	3,717
Year End Bonus	3,717
Cash Gift	475
Per Diems	70
Productivity Enhancement Incentive	475
Step Increment	112

Total Other Compensation Common to All	13,323

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	1,230

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Total Other Compensation for Specific Groups	1,230

Other Benefits
PAG-IBIG Contributions	114
PhilHealth Contributions	412
Employees Compensation Insurance Premiums	114

Total Other Benefits	640

Total Personnel Services	59,801

Maintenance and Other Operating Expenses
Travelling Expenses	11,208
Training and Scholarship Expenses	90,656
Supplies and Materials Expenses	14,341
Utility Expenses	7,896
Communication Expenses	5,979
Survey, Research, Exploration and Development Expenses	4,500
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,140
Professional Services	11,895
General Services	3,060
Repairs and Maintenance	16,671
Financial Assistance/Subsidy	304,000
Taxes, Insurance Premiums and Other Fees	240
Other Maintenance and Operating Expenses
Advertising Expenses	11,070
Printing and Publication Expenses	9,234
Representation Expenses	5,729
Rent/Lease Expenses	6,289
Membership Dues and Contributions to Organizations	70
Subscription Expenses	900
Other Maintenance and Operating Expenses	3,692

Total Maintenance and Other Operating Expenses	508,570

Total Current Operating Expenditures	568,371

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	2,750
Machinery and Equipment Outlay	66,460
Intangible Assets Outlay	2,080

Total Capital Outlays	71,290

TOTAL NEW APPROPRIATIONS	639,661

H. ENERGY REGULATORY COMMISSION

For general administration and support, and operations, as indicated hereunder	₱	849,778,000

New Appropriations, by Program

JANUARY 6, 2020	OFFICIAL GAZETTE	323
OTHER EXECUTIVE OFFICES

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support		₱97,204,000	₱	251,671,000		₱49,070,000	₱	397,945,000
Operations		129,654,000		271,042,000		51,137,000		451,833,000

ELECTRIC POWER INDUSTRY REGULATORY PROGRAM		129,654,000		271,042,000		51,137,000		451,833,000

TOTAL NEW APPROPRIATIONS	₱	226,858,000	₱	522,713,000	₱	100,207,000	₱	849,778,000

Special Provision(s)

1. Reporting and Posting Requirements. The Energy Regulatory Commission (ERC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) ERC’s website.

The ERC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the fallowing activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱96,919,000	₱	251,671,000	₱	49,070,000	₱	397,660,000
Administration of Personnel Benefits	285,000						285,000

Sub-total, General Administration and Support	97,204,000		251,671,000		49,070,000		397,945,000

Operations
Quality and reliability of electricity supply, and reasonable pricing ensured	129,654,000		271,042,000		51,137,000		451,833,000

ELECTRIC POWER INDUSTRY REGULATORY PROGRAM	129,654,000		271,042,000		51,137,000		451,833,000

Regulation of energy related industries through screening and registration	35,905,000		215,171,000		2,137,000		253,213,000
Enforcement of rules and regulations	22,452,000		7,612,000				30,064,000
Monitoring of regulated entities	28,036,000		15,315,000				43,351,000

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Consumer Education and Protection Program		43,261,000		32,944,000		49,000,000		125,205,000

Sub-total, Operations		129,654,000		271,042,000		51,137,000		451,833,000

TOTAL NEW APPROPRIATIONS	₱	226,858,000	₱	522,713,000	₱	100,207,000	₱	849,778,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions

Basic Salary	177,955

Total Permanent Positions	177,955

Other Compensation Common to All
Personnel Economic Relief Allowance	6,528
Representation Allowance	2,646
Transportation Allowance	2,646
Clothing and Uniform Allowance	1,632
Mid-Year Bonus - Civilian	14,829
Year End Bonus	14,829
Cash Gift	1,360
Productivity Enhancement Incentive	1,360
Step Increment	540

Total Other Compensation Common to All	46,370

Other Benefits
PAG-IBIG Contributions	327
PhilHealth Contributions	1,594
Employees Compensation Insurance Premiums	327
Terminal Leave	285

Total Other Benefits	2,533

Total Personnel Services	226,858

Maintenance and Other Operating Expenses
Travelling Expenses	61,356
Training and Scholarship Expenses	18,240
Supplies and Materials Expenses	35,153
Utility Expenses	14,000
Communication Expenses	12,329
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	15,000
Extraordinary and Miscellaneous Expenses	2,200

JANUARY 6, 2020	OFFICIAL GAZETTE	325
OTHER EXECUTIVE OFFICES

Professional Services	197,438
General Services	25,777
Repairs and Maintenance	5,784
Taxes, Insurance Premiums and Other Fees	1,500
Other Maintenance and Operating Expenses
Advertising Expenses	13,015
Printing and Publication Expenses	500
Rent/Lease Expenses	89,784
Subscription Expenses	30,637

Total Maintenance and Other Operating Expenses	522,713

Total Current Operating Expenditures	749,571

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	72,207
Furniture, Fixtures and Books Outlay	3,000
Other Property Plant and Equipment Outlay	25,000

Total Capital Outlays	100,207

TOTAL NEW APPROPRIATIONS	849,778

I. FILM DEVELOPMENT COUNCIL OF THE PHILIPPINES

For general administration and support, and operations, as indicated hereunder	₱	265,068,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
General Administration and Support	₱8,580,000	₱16,575,000	₱	₱25,155,000
Operations	16,207,000	223,706,000		239,913,000

FILM INDUSTRY PROMOTION AND DEVELOPMENT PROGRAM	15,113,000	205,076,000		220,189,000
FILM HERITAGE PRESERVATION PROGRAM	1,094,000	18,630,000		19,724,000

TOTAL NEW APPROPRIATIONS	₱24,787,000	₱240,281,000		₱265,068,000

Special Provision(s)

I. Income from Amusement Tax and Other Fees and Charges. In addition to the amounts appropriated herein, the following amounts shall be used for the MODE and Capital Outlay requirements of the Film Development Council of the Philippines (FDCP):

(a)	Eight Hundred Sixty Thousand Pesos (P860,000) sourced from collections of fees and charges in accordance with Section 16 (b) of R.A. No. 9167; and

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(b)

Sixty Nine Million Pesos (₱69,000,000) sourced from amusement taxes remitted by LGUs for films graded “A” and “B”. The amount of amusement tax for films graded “B” shall be allocated as follows: (i) thirty-five percent (35%) for FDCP; and (ii) sixty-five percent (65%) as incentives to the producers of graded “B” films in accordance with Sections 13 (a) (2) and 16 (a) of R.A. No. 9167.

Likewise, the Film Fund shall be utilized by the FDCP to provide financing to Filipino producers in the form of equity investment in film production sourced from collections from amusement tax in accordance with Permanent Committee Resolution No. 01-2006 dated November 15, 2006.

In no case shall said amounts be used for the purchase of motor vehicles.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Reporting and Posting Requirements. The FDCP shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) FDCP’s website.

The FDCP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱8,580,000	₱16,575,000	₱	₱25,155,000

Sub-total, General Administration and Support	8,580,000	16,575,000		25,155,000

Operations
Local films quality upgraded	15,113,000	205,076,000		220,189,000

FILM INDUSTRY PROMOTION AND DEVELOPMENT PROGRAM	15,113,000	205,076,000		220,189,000

Administration of tax incentive system	6,508,000	883,000		7,391,000
Film industry promotion and development	8,605,000	204,193,000		212,798,000
Film heritage preserved and protected	1,094,000	18,630,000		19,724,000

FILM HERITAGE PRESERVATION PROGRAM	1,094,000	18,630,000		19,724,000

Film preservation	1,094,000	9,648,000		10,742,000

JANUARY 6, 2020	OFFICIAL GAZETTE	327
OTHER EXECUTIVE OFFICES

Project(s)
Locally-Funded Project(s)
Design for Film Archives Building		8,982,000		8,982,000

Sub-total, Operations	16,207,000	223,706,000		239,913,000

TOTAL NEW APPROPRIATIONS	₱24,787,000	₱240,281,000	₱	₱265,068,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	11,708

Total Permanent Positions	11,708

Other Compensation Common to All
Personnel Economic Relief Allowance	384
Representation Allowance	420
Transportation Allowance	420
Clothing and Uniform Allowance	96
Honoraria	4,285
Mid-Year Bonus - Civilian	976
Year End Bonus	976
Cash Gift	80
Productivity Enhancement Incentive	80
Step Increment	29

Total Other Compensation Common to All	7,746

Other Benefits
PAG-IBIG Contributions	19
PhilHealth Contributions	91
Employees Compensation Insurance Premiums	19

Total Other Benefits	129

Non-Permanent Positions	5,204

Total Personnel Services	24,787

Maintenance and Other Operating Expenses
Travelling Expenses	15,100
Training and Scholarship Expenses	2,318

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Supplies and Materials Expenses	4,124
Utility Expenses	2,290
Communication Expenses	2,251
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	278
Professional Services	15,458
Repairs and Maintenance	25,360
Financial Assistance/Subsidy	144,000
Taxes, Insurance Premiums and Other Fees	815
Other Maintenance and Operating Expenses
Advertising Expenses	3,150
Printing and Publication Expenses	250
Representation Expenses	4,498
Transportation and Delivery Expenses	685
Rent/Lease Expenses	9,850
Membership Dues and Contributions to Organizations	388
Subscription Expenses	310
Other Maintenance and Operating Expenses	9,156

Total Maintenance and Other Operating Expenses	240,281

Total Current Operating Expenditures	265,068

TOTAL NEW APPROPRIATIONS	265,068

J. GAMES AND AMUSEMENTS BOARD

For general administration and support, and operations, as indicated hereunder	₱	123,460,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	30,834,000	₱	42,350,000	₱	5,680,000	₱	78,864,000
Operations		42,086,000		2,510,000				44,596,000

PROFESSIONAL GAMES AND AMUSEMENTS REGULATORY PROGRAM		42,086,000		2,510,000				44,596,000

TOTAL NEW APPROPRIATIONS	₱	72,920,000	₱	44,860,000	₱	5,680,000	₱	123,460,000

Special Provision(s)

1. Income from Admission Receipts and Radio, Television and Motion Picture Rights. In addition to the amounts appropriated herein, Ten Million Three Hundred Forty Three Thousand Pesos (₱10,343,000) shall be used to augment the MODE amounting to Nine Million

JANUARY 6, 2020	OFFICIAL GAZETTE	329
OTHER EXECUTIVE OFFICES

Eight Hundred Sixty Six Thousand Pesos (₱9,866,000) and CD amounting to Four Hundred Seventy Seven Thousand Pesos (₱477,000) of Games and Amusements Board (GAB) sourced from three percent (3%) of the gross gate receipts and income from television, radio and motion picture rights of all professional games under the supervision and regulation of the GAB in accordance with Section 8 of P.D. No. 871.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, S. 1987.

2. Reporting and Posting Requirements. The Games and Amusements Board (GAB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) GAB’s website.

The GAB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General management and supervision	₱	30,417,000	₱	42,350,000	₱	5,680,000	₱	78,447,000
Administration of Personnel Benefits		417,000						417,000

Sub-total, General Administration and Support		30,834,000		42,350,000		5,680,000		78,864,000

Operations
Fair and safe professional sports and games developed		42,086,000		2,510,000				44,596,000

PROFESSIONAL GAMES AND AMUSEMENTS REGULATORY PROGRAM		42,086,000		2,510,000				44,596,000

Supervision of Professional Games and Amusements		25,541,000		1,460,000				27,001,000
Supervision of Betting During Horse Racing		16,545,000		1,050,000				17,595,000

Sub-total, Operations		42,086,000		2,510,000				44,596,000

TOTAL NEW APPROPRIATIONS	₱	72,920,000	₱	44,860,000	₱	5,680,000	₱	123,460,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services

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Civilian Personnel
Permanent Positions
Basic Salary	54,476

Total Permanent Positions	54,476

Other Compensation Common to All
Personnel Economic Relief Allowance	3,528
Representation Allowance	756
Transportation Allowance	756
Clothing and Uniform Allowance	882
Mid-Year Bonus - Civilian	4,540
Year End Bonus	4,540
Cash Gift	735
Productivity Enhancement Incentive	735
Step Increment	136

Total Other Compensation Common to All	16,608

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	358

Total Other Compensation for Specific Groups	358

Other Benefits
PAG-IBIG Contributions	176
PhilHealth Contributions	604
Employees Compensation Insurance Premiums	176
Loyalty Award - Civilian	105
Terminal Leave	417

Total Other Benefits	1,478

Total Personnel Services	72,920

Maintenance and Other Operating Expenses
Travelling Expenses	7,236
Training and Scholarship Expenses	1,805
Supplies and Materials Expenses	5,264
Utility Expenses	1,474
Communication Expenses	2,855
Awards, Rewards and Prizes	3,908
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	4,000
Extraordinary and Miscellaneous Expenses	132
Professional Services	833
General Services	851
Repairs and Maintenance	4,833
Taxes, Insurance Premiums and Other Fees	465
Other Maintenance and Operating Expenses
Advertising Expenses	5

JANUARY 6, 2020	OFFICIAL GAZETTE	331
OTHER EXECUTIVE OFFICES

Printing and Publication Expenses	93
Representation Expenses	332
Rent/Lease Expenses	2,791
Subscription Expenses	465
Other Maintenance and Operating Expenses	7,518

Total Maintenance and Other Operating Expenses	44,860

Total Current Operating Expenditures	117,780

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	1,400
Transportation Equipment Outlay	4,280

Total Capital Outlays	5,680

TOTAL NEW APPROPRIATIONS	123,460

K. GOVERNANCE COMMISSION FOR GOVERNMENT-OWNED OR CONTROLLED CORPORATIONS

For general administration and support, and operations, as indicated hereunder	₱	182,510,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	44,472,000	₱	67,673,000	₱	24,650,000	₱	136,795,000
Operations		35,646,000		10,069,000				45,715,000

GOCC REGULATORY PROGRAM		35,646,000		10,069,000				45,715,000

TOTAL NEW APPROPRIATIONS	₱	80,118,000	₱	77,742,000	₱	24,650,000	₱	182,510,000

Special Provision(s)

1. Submission of Annual Report. The Governance Commission for Government-Owned or Controlled Corporations (GCG) shall submit to the Office of the President, the House of Representatives, the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed from or by way of electronic document, an annual report on the performance of the GOCCs under its coverage pursuant to Section 4 of R.A. No. 10149. Said annual report shall contain the following information on the GOCCs concerned: (i) FY 2020 performance targets and accomplishments; (ii) GCG performance assessment for FY 2020; (iii) summary of year-end financial statements; (iv) dividends remitted to the National Government; and (v) FYs 2019 and 2020 comparative report on basic salaries, allowances, benefits, and incentives received by members of the boards of directors or trustees, officers and personnel of GOCCs.

2. Reporting and Posting Requirements. The GCG shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) GCG’s website.

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The GCG shall send written notice when said reports have been submitted or pasted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	44,472,000	₱	67,673,000	₱	24,650,000	₱	136,795,000

Sub-total, General Administration and Support		44,472,000		67,673,000		24,650,000		136,795,000

Operations
Transformed GOCC sector significantly contributing to inclusive and sustainable economic growth and development		35,646,000		10,069,000				45,715,000

GOCC REGULATORY PROGRAM		35,646,000		10,069,000				45,715,000

CORPORATE STANDARDS SERVICES SUB-PROGRAM		11,004,000		3,505,000				14,509,000

GOCC Compensation and Position Classification Services		4,018,000		1,491,000				5,509,000
GOCC Leadership Management		6,986,000		2,014,000				9,000,000
CORPORATE GOVERNANCE SERVICES SUB-PROGRAM		24,642,000		6,564,000				31,206,000

Performance Monitoring and Evaluation Services		12,341,000		4,656,000				16,997,000
GOCC Rationalization Services		12,301,000		1,908,000				14,209,000

Sub-total, Operations		35,646,000		10,069,000				45,715,000

TOTAL NEW APPROPRIATIONS	₱	80,118,000	₱	77,742,000	₱	24,650,000	₱	182,510,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services

JANUARY 6, 2020	OFFICIAL GAZETTE	333
OTHER EXECUTIVE OFFICES

Civilian Personnel
Permanent Positions
Basic Salary	61,429

Total Permanent Positions	61,429

Other Compensation Common to All
Personnel Economic Relief Allowance	1,920
Representation Allowance	2,220
Transportation Allowance	2,220
Clothing and Uniform Allowance	480
Mid Year Bonus - Civilian	5,119
Year End Bonus	5,119
Cash Gift	400
Productivity Enhancement Incentive	400
Step Increment	155

Total Other Compensation Common to All	18,033

Other Benefits
PAG-IBIG Contributions	96
PhilHealth Contributions	464
Employees Compensation Insurance Premiums	96

Total Other Benefits	656

Total Personnel Services	80,118

Maintenance and Other Operating Expenses
Travelling Expenses	3,095
Training and Scholarship Expenses	9,632
Supplies and Materials Expenses	3,632
Utility Expenses	1,416
Communication Expenses	5,784
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,284
Professional Services	20,636
General Services	2,960
Repairs and Maintenance	1,500
Taxes, Insurance Premiums and Other Fees	1,369
Other Maintenance and Operating Expenses
Advertising Expenses	260
Printing and Publication Expenses	160
Representation Expenses	2,949
Rent/Lease Expenses	5,985
Membership Dues and Contributions to Organizations	3,750
Subscription Expenses	11,826
Other Maintenance and Operating Expenses	1,504

Total Maintenance and Other Operating Expenses	77,742

Total Current Operating Expenditures	157,860

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Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	13,550
Transportation Equipment Outlay	5,100
Intangible Assets Outlay	6,000

Total Capital Outlays	24,650

TOTAL NEW APPROPRIATIONS	182,510

L. MINDANAO DEVELOPMENT AUTHORITY

For general administration and support, support to operations, and operations, as indicated hereunder	₱	212,002,000

New Appropriations, by Program

	Current Operating Expenditures				Capital Outlays		Total
	Personnel Services		Maintenance and Other Operating Expenses
PROGRAMS
General Administration and Support	₱	27,148,000	₱	28,077,000	₱	7,000,000	₱	62,225,000
Support to Operations		9,118,000		10,187,000		6,763,000		26,068,000
Operations		37,136,000		77,473,000		9,100,000		123,709,000

MINDANAO DEVELOPMENT PLANNING AND MANAGEMENT PROGRAM		17,127,000		20,904,000		2,500,000		40,531,000
MINDANAO GOVERNANCE AND INSTITUTIONAL SUPPORT PROGRAM		9,412,000		6,629,000				16,041,000
MINDANAO INVESTMENTS PROMOTION PROGRAM		10,597,000		49,940,000		6,600,000		67,137,000

TOTAL NEW APPROPRIATIONS	₱	73,402,000	₱	115,737,000	₱	22,863,000	₱	212,002,000

Special Provision(s)

1. Reporting and Posting Requirements. The Mindanao Development Authority (MDA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means far reports not covered by the URS; and

(b) MDA’s website.

The MDA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

JANUARY 6, 2020	OFFICIAL GAZETTE	335
OTHER EXECUTIVE OFFICES

	Current Operating Expenditures				Capital Outlays		Total
	Personnel Services		Maintenance and Other Operating Expenses
PROGRAMS
General Administration and Support
General Management and Supervision	₱	27,148,000	₱	28,077,000	₱	7,000,000	₱	62,225,000

Sub-total, General Administration and Support		27,148,000		28,077,000		7,000,000		62,225,000

Support to Operations
Performance management/ Operations Audit Service (OAS)				3,634,000				3,634,000
Technical support on program communication and knowledge management		8,033,000		6,275,000		6,763,000		21,071,000
Legal Services		1,085,000		278,000				1,363,000

Sub-total, Support to Operations		9,118,000		10,187,000		6,763,000		26,068,000

Operations
Development of Mindanao coordinated and facilitated		37,136,000		77,473,000		9,100,000		123,709,000

MINDANAO DEVELOPMENT PLANNING AND MANAGEMENT PROGRAM		17,127,000		20,904,000		2,500,000		40,531,000

Planning and policy development		12,212,000		6,296,000				18,508,000
Project development and resource generation		4,915,000		14,608,000		2,500,000		22,023,000
MINDANAO GOVERNANCE AND INSTITUTIONAL SUPPORT PROGRAM		9,412,000		6,629,000				16,041,000

Institutional strengthening		9,412,000		6,629,000				16,041,000
MINDANAO INVESTMENTS PROMOTION PROGRAM		10,597,000		49,940,000		6,600,000		67,137,000

Investment promotion		6,173,000		30,834,000		6,600,000		43,607,000
BIMP-EAGA and other International trade cooperation		4,424,000		19,106,000				23,530,000

Sub-total, Operations		37,136,000		77,473,000		9,100,000		123,709,000

TOTAL NEW APPROPRIATIONS	₱	73,402,000	₱	115,737,000	₱	22,863,000	₱	212,002,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel

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Permanent Positions
Basic Salary	54,720

Total Permanent Positions	54,720

Other Compensation Common to All
Personnel Economic Relief Allowance	2,184
Representation Allowance	1,398
Transportation Allowance	1,398
Clothing and Uniform Allowance	546
Honoraria	2,288
Mid-Year Bonus - Civilian	4,560
Year End Bonus	4,560
Cash Gift	455
Productivity Enhancement Incentive	455
Step Increment	139

Total Other Compensation Common to All	17,983

Other Benefits
PAG-IBIG Contributions	108
PhilHealth Contributions	483
Employees Compensation Insurance Premiums	108

Total Other Benefits	699

Total Personnel Services	73,402

Maintenance and Other Operating Expenses
Travelling Expenses	17,629
Training and Scholarship Expenses	1,449
Supplies and Materials Expenses	8,331
Utility Expenses	4,241
Communication Expenses	2,963
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,002
Professional Services	30,114
General Services	10,268
Repairs and Maintenance	1,121
Taxes, Insurance Premiums and Other Fees	332
Other Maintenance and Operating Expenses
Advertising Expenses	1,072
Printing and Publication Expenses	2,852
Representation Expenses	19,644
Rent/Lease Expenses	11,969
Membership Dues and Contributions to Organizations	11
Subscription Expenses	182
Other Maintenance and Operating Expenses	2,557

Total Maintenance and Other Operating Expenses	115,737

Total Current Operating Expenditures	189,139

JANUARY 6, 2020	OFFICIAL GAZETTE	337
OTHER EXECUTIVE OFFICES

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	9,402
Transportation Equipment Outlay	8,800
Intangible Assets Outlay	4,661

Total Capital Outlays	22,863

TOTAL NEW APPROPRIATIONS	212,002

M. MOVIE AND TELEVISION REVIEW AND CLASSIFICATION BOARD

For general administration and support, and operations, as indicated hereunder	₱	38,838,000

New Appropriations, by Program

	Current Operating Expenditures			Capital Outlays	Total
	Personnel Services		Maintenance and Other Operating Expenses
PROGRAMS
General Administration and Support	₱	14,295,000			₱	14,295,000
Operations		24,543,000				24,543,000

MOVIE AND TELEVISION REGULATORY AND DEVELOPMENTAL PROGRAM		24,543,000				24,543,000

TOTAL NEW APPROPRIATIONS	₱	38,838,000			₱	38,838,000

Special Provision(s)

1. Fees, Charges and Assessments. In addition to the amounts appropriated herein, Sixty Six Million Two Hundred Seventy Five Thousand Pesos (₱66,275,000) shall be used for the MODE and Capital Outlay requirements of the Movie and Television Review and Classification Board (MTRCB) sourced from fees and charges levied, assessed and collected by the MTRCB in the conduct of its operations, in accordance with Section 20 of P.D. No. 1986.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Reporting and Posting Requirements. The MTRCB shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) MTRCB’s website.

The MTRCB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

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	Current Operating Expenditures			Capital Outlays	Total
	Personnel Services		Maintenance and Other Operating Expenses
PROGRAMS
General Administration and Support
General Management and Supervision	₱	14,295,000			₱	14,295,000

Sub-total, General Administration and Support		14,295,000				14,295,000

Operations
Contemporary Filipino cultural values protected and promoted through the review and classification of movies, television publicity materials, and optical media		24,543,000				24,543,000

MOVIE AND TELEVISION REGULATORY AND DEVELOPMENTAL PROGRAM		24,543,000				24,543,000

Registration of entities; review and classification of movies, television programs, publicity and optical media material		18,205,000				18,205,000
Monitoring and Enforcement of movies and television programs		4,947,000				4,947,000
“Matalinong Panonood” seminars and other information campaigns and initiatives for stakeholders awareness and empowerment in terms of media literacy, audience sensitivity and age-appropriate content		1,391,000				1,391,000

Sub-total, Operations		24,543,000				24,543,000

TOTAL NEW APPROPRIATIONS	₱	38,838,000			₱	38,838,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	19,847

Total Permanent Positions	19,847

JANUARY 6, 2020	OFFICIAL GAZETTE	339
OTHER EXECUTIVE OFFICES

Other Compensation Common to All
Personnel Economic Relief Allowance	1,200
Representation Allowance	300
Transportation Allowance	300
Clothing and Uniform Allowance	300
Mid-Year Bonus - Civilian	1,654
Year End Bonus	1,654
Cash Gift	250
Per Diems	6,324
Productivity Enhancement Incentive	250
Step Increment	49

Total Other Compensation Common to All	12,281

Other Compensation for Specific Groups
RATA of Sectoral/Alternate Sectoral
Representatives	6,324

Total Other Compensation for Specific Groups	6,324

. Other Benefits
PAG-IBIG Contributions	60
PhilHealth Contributions	216
Employees Compensation Insurance Premiums	60
Loyalty Award - Civilian	50

Total Other Benefits	386

Total Personnel Services	38,838

Total Current Operating Expenditures	38,838

TOTAL NEW APPROPRIATIONS	38,838

N. NATIONAL COMMISSION FOR CULTURE AND THE ARTS

N.1. NATIONAL COMMISSION FOR CULTURE AND THE ARTS (PROPER)

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	214,961,000

New Appropriations, by Program

	Current Operating Expenditures			Capital Outlays	Total
	Personnel Services		Maintenance and Other Operating Expenses
PROGRAMS
General Administration and Support	₱	5,599,000	₱		₱	5,599,000
Support to Operations		3,277,000				3,277,000

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Operations		15,785,000	190,300,000		206,085,000

NATIONAL CULTURE AND ARTS COORDINATION PROGRAM		11,658,000			11,658,000
NATIONAL CULTURE AND ARTS DEVELOPMENT PROGRAM		4,127,000	190,300,000		194,427,000

TOTAL NEW APPROPRIATIONS	₱	24,661,000	190,300,000	₱	214,961,000

Special Provision(s)

1. National Endowment Fund for Culture and Arts. In addition to the amounts appropriated herein, Six Hundred Ninety Eight Million Eight Hundred Ninety Two Thousand Pesos (698,892,000) shall be used for the operating requirements of the National Commission for Culture and the Arts (NCCA) sourced from the contributions of PAGCOR and share from travel tax collections, constituted into the National Endowment Fund for Culture and Arts (NEFCA) in accordance with Section 20 of R.A. No. 7356. In no case shall more than twenty percent (20%) of said amount be used for Personnel Services.

Release of funds shall be subject to the guidelines on the utilization of the NEFCA pursuant to Section 72 of the amended IRR of R.A. No. 7356, and the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2. Revolving Fund for Fabrication of Cultural Items and Printing Publications. The revolving fund in the amount of Five Hundred Thousand Pesos (₱500,000) constituted from the sale of cultural items and publications shall be used to cover the fabrication of cultural items and printing of publications. The income collected in excess of said amount shall be deposited with the National Treasury as income of the General Fund pursuant to Section 22 of R.A. No. 7356.

Disbursements or expenditures by the NCCA in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

3. Reporting and Posting Requirements. The NCCA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) NCCA’s website.

The NCCA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	5,599,000	₱		₱	5,599,000

Sub-total, General Administration and Support		5,599,000				5,599,000

Support to Operations
Project Monitoring and Evaluation Services		3,277,000				3,277,000

Sub-total, Support to Operations		3,277,000				3,277,000

JANUARY 6, 2020	OFFICIAL GAZETTE	341
OTHER EXECUTIVE OFFICES

Operations
Arts and culture management enhanced through coordinated actions among affiliated cultural agencies		11,658,000				11,658,000

NATIONAL CULTURE AND ARTS COORDINATION PROGRAM		11,658,000				11,658,000

Formulation and development of plans and policies and coordination with affiliated cultural agencies		11,658,000				11,658,000
Sense of nationhood and pride in being Filipino strengthened		4,127,000		190,300,000		194,427,000

NATIONAL CULTURE AND ARTS DEVELOPMENT PROGRAM		4,127,000		190,300,000		194,427,000

Administration and supervision of the NEFCA funds		4,127,000				4,127,000

Project(s)
Locally-Funded Project(s)				190,300,000		190,300,000

Documentation and Cultural Hub, Publication, Promotion, Exhibition, Training and Film Production to Preserve and Promote the Tangible and Intangible Filipino Heritage, including the Documentation of Philippine Participation in International and Local Fair				143,300,000		143,300,000
Hosting of Asia-Pacific Performing Arts Network (APPAN)				10,000,000		10,000,000
Knowledge Channel (TV Program for Culture and Arts)				10,000,000		10,000,000
Filipino Heritage Festival				2,000,000		2,000,000
School of Living Traditions				10,000,000		10,000,000
Cultural Mapping Program				15,000,000		15,000,000

Sub-total, Operations		15,785,000		190,300,000		206,085,000

TOTAL NEW APPROPRIATIONS	₱	24,661,000	₱	190,300,000	₱	214,961,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures

342	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	18,569

Total Permanent Positions	18,569

Other Compensation Common to All
Personnel Economic Relief Allowance	792
Representation Allowance	450
Transportation Allowance	450
Clothing and Uniform Allowance	198
Mid-Year Bonus - Civilian	1,548
Year End Bonus	1,548
Cash Gift	165
Per Diems	400
Productivity Enhancement Incentive	165
Step Increment	46

Total Other Compensation Common to All	5,762

Other Benefits
PAG-IBIG Contributions	40
PhilHealth Contributions	180
Employees Compensation Insurance Premiums	40
Loyalty Award - Civilian	70

Total Other Benefits	330

Total Personnel Services	24,661

Maintenance and Other Operating Expenses
Travelling Expenses	1,300
Financial Assistance/Subsidy	189,000

Total Maintenance and Other Operating Expenses	190,300

Total Current Operating Expenditures	214,961

TOTAL NEW APPROPRIATIONS	214,961

N.2. NATIONAL HISTORICAL COMMISSION OF THE PHILIPPINES

For general administration and support, support to operations, and operations, including locally-funded project(s), as indicated hereunder	₱	404,904,000

New Appropriations, by Program

JANUARY 6, 2020	OFFICIAL GAZETTE	343
OTHER EXECUTIVE OFFICES

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	23,963,000	₱	10,312,000	₱	385,000	₱	34,660,000
Support to Operations		1,017,000		332,000				1,349,000
Operations		63,972,000		186,303,000		118,620,000		368,895,000

HISTORICAL ASSET PRESERVATION AND MANAGEMENT PROGRAM		52,526,000		62,155,000		118,112,000		232,793,000
HISTORICAL COMMEMORATION AND PROMOTION PROGRAM		11,446,000		124,148,000		508,000		136,102,000

TOTAL NEW APPROPRIATIONS	₱	88,952,000	₱	196,947,000	₱	119,005,000	₱	404,904,000

Special Provision(s)

1. Revolving Fund for Projects of the National Historical Commission of the Philippines. The revolving fund in the amount of One Million Pesos (₱1,000,000) constituted from the fees and other charges collected by the National Historical Commission of the Philippines (NHCP) shall be used to cover implementation of its projects. The income in excess of the said amount shall be deposited with the National Treasury as income of the General Fund in accordance with Section 24 of R.A. No. 10086.

Disbursements or expenditures by the NHCP in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. 292, s. 1987, and to appropriate criminal action under existing penal laws.

2. Reporting and Posting Requirements. The NHCP shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) NHCP’s website.

The NHCP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	21,151,000	₱	10,312,000	₱	385,000	₱	31,848,000
Administration of Personnel Benefits		2,812,000						2,812,000

Sub-total, General Administration and Support		23,963,000		10,312,000		385,000		34,660,000

344	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Support to Operations
Formulation of Plans and Policies	640,000	162,000		802,000
Development and Maintenance of the Information System	377,000	170,000		547,000

Sub-total, Support to Operations	1,017,000	332,000		1,349,000

Operations
Management and Preservation of National Shrines and Artifacts strengthened	52,526,000	62,155,000	118,112,000	232,793,000

HISTORICAL ASSET PRESERVATION AND MANAGEMENT PROGRAM	52,526,000	62,155,000	118,112,000	232,793,000

Maintenance and administration of national shrines, museums and landmarks	32,049,000	41,425,000	8,297,000	81,771,000
Restoration, preservation, survey and documentation of historic structures, edifices, ancestral houses and maintenance of the National Registry of Historical Structures of the Philippines	13,490,000	12,100,000	1,035,000	26,625,000
Restoration, preservation and conservation of relics of national heroes and other illustrious Filipinos	6,987,000	1,480,000	380,000	8,847,000
Project(s)
Locally-Funded Project(s)		7,150,000	108,400,000	115,550,000

Site Development of the Lapu-Lapu Shrine in Cebu		900,000	26,100,000	27,000,000
Restoration of Cebu Monuments		850,000	10,200,000	11,050,000
Restoration of Barcelona Church (Phase 3), Barcelona, Sorsogon		300,000	5,700,000	6,000,000
Restoration of Paoay Church World Heritage Site (Phase 2)		900,000	9,100,000	10,000,000
Restoration and Rehabilitation of Iloilo Customs Building (Phase 1)		1,500,000	28,500,000	30,000,000
Conservation of Nicolas Loney Monument, Iloilo City		200,000	4,800,000	5,000,000
Restoration of Sta. Maria Church (Nuestra Señora dela Asuncion Church), Sta. Maria, Ilocos Sur		2,000,000	8,000,000	10,000,000
Restoration and conservation of heritage structures, objects and churches		500,000	16,000,000	16,500,000

JANUARY 6, 2020	OFFICIAL GAZETTE	345
OTHER EXECUTIVE OFFICES

Awareness, appreciation and access of historical and cultural heritage increased		11,446,000		124,148,000		508,000		136,102,000

HISTORICAL COMMEMORATION AND PROMOTION PROGRAM		11,446,000		124,148,000		508,000		136,102,000

Design and supervision of heraldry objects		1,792,000		780,000				2,572,000
Research and production of educational materiaIs on Philippine history and translation of Philippine historical works		6,115,000		7,561,000		308,000		13,984,000
Publication of result of historical researches and studies		904,000		1,536,000				2,440,000
Maintenance of historical data bank		1,305,000		614,000				1,919,000
Conduct of commemorative activities including lectures, symposia and exhibits on historical events and personages for the public		1,330,000		27,657,000		200,000		29,187,000
Project(s)
Locally-Funded Project(s)				86,000,000				86,000,000

Implementation of the National Quincentennial Committee Comprehension Plan				86,000,000				86,000,000
Sub-total, Operations		63,972,000		186,303,000		118,620,000		368,895,000

TOTAL NEW APPROPRIATIONS	₱	88,952,000	₱	196,947,000	₱	119,005,000	₱	404,904,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	64,618

Total Permanent Positions	64,618

Other Compensation Common to All
Personnel Economic Relief Allowance	4,512
Representation Allowance	684
Transportation Allowance	684
Clothing and Uniform Allowance	1,128
Honoraria	282
Mid-Year Bonus - Civilian	5,386

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Year End Bonus	5,386
Cash Gift	940
Productivity Enhancement Incentive	940
Step Increment	162

Total Other Compensation Common to All	20,104

Other Compensation for Specific Groups
Magna Carta for Science & Technology Personnel	101

Total Other Compensation for Specific Groups	101

Other Benefits
PAG-IBIG Contributions	225
PhilHealth Contributions	767
Employees Compensation Insurance Premiums	225
Loyalty Award - Civilian	100
Terminal Leave	2,812

Total Other Benefits	4,129

Total Personnel Services	88,952

Maintenance and Other Operating Expenses
Travelling Expenses	24,160
Training and Scholarship Expenses	214
Supplies and Materials Expenses	15,722
Utility Expenses	15,159
Communication Expenses	3,855
Awards/Rewards and Prizes	2,500
Survey, Research, Exploration and Development Expenses	650
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	139
Professional Services	55,321
General Services	39,136
Repairs and Maintenance Other Maintenance and Operating Expenses	2,013
Advertising Expenses	26
Printing and Publication Expenses	2,456
Representation Expenses	21,395
Transportation and Delivery Expenses	93
Rent/Lease Expenses	4,654
Subscription Expenses	454
Other Maintenance and Operating Expenses	9,000

Total Maintenance and Other Operating Expenses	196,947

Total Current Operating Expenditures	285,899

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	2,788

JANUARY 6, 2020	OFFICIAL GAZETTE	347
OTHER EXECUTIVE OFFICES

Heritage Assets	116,217

Total Capital Outlays	119,005

TOTAL NEW APPROPRIATIONS	404,904

N.3. NATIONAL LIBRARY OF THE PHILIPPINES

For general administration and support, and operations, including locally-funded project(s), as indicated hereunder	₱	222,794,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	15,091,000	₱	50,638,000	₱	74,200,000	₱	139,929,000
Operations		51,280,000		31,585,000				82,865,000

NATIONAL LIBRARY PROGRAM		45,790,000		24,264,000				70,054,000
LIBRARY EXTENSION PROGRAM		5,490,000		7,321,000				12,811,000

TOTAL NEW APPROPRIATIONS	₱	66,371,000	₱	82,223,000		74,200,000	₱	222,794,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Library of the Philippines (NLP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) NLP’s website.

The NLP shall send written notice when said reports have been submitted or posted on its website to the DBH, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	12,691,000	₱	50,638,000	₱	74,200,000	₱	137,529,000
Administration of Personnel Benefits		2,400,000						2,400,000

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Sub-total, General Administration and Support		15,091,000		50,638,000		74,200,000		139,929,000

Operations
Collection, access, and preservation of library resources increased		51,280,000		31,585,000				82,865,000

NATIONAL LIBRARY PROGRAM		45,790,000		24,264,000				70,054,000

Acquisition, organization and access of library materials		20,046,000		9,175,000				29,221,000
Preservation and conservation of Filipiniana collection		11,940,000		4,550,000				16,490,000
Improvement and maintenance of information systems		4,612,000		9,214,000				13,826,000
Library promotional, educational and cultural activities		5,787,000		867,000				6,654,000
Research and publication of library and information, sources, services, methods and new practices		3,405,000		458,000				3,863,000
LIBRARY EXTENSION PROGRAM		5,490,000		7,321,000				12,811,000

Development and support to affiliated public libraries		5,490,000		3,563,000				9,053,000
Project(s)
Locally-Funded Project(s)				3,758,000				3,758,000

Operation of Congressional Library in Tayuman, Tondo, Manila				2,160,000				2,160,000
Operation of Congressional Library in Balilihan, Bohol				575,000				575,000
Operation of Batanes Provincial Library in Basco, Batanes				1,023,000				1,023,000

Sub-total, Operations		51,280,000		31,585,000				82,865,000

TOTAL NEW APPROPRIATIONS	₱	66,371,000	₱	,82,223,000	₱	74,200,000	₱	222,794,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	48,494

JANUARY 6, 2020	OFFICIAL GAZETTE	349
OTHER EXECUTIVE OFFICES

Total Permanent Positions	48,494

Other Compensation Common to All
Personnel Economic Relief Allowance	3,096
Representation Allowance	588
Transportation Allowance	588
Clothing and Uniform Allowance	774
Mid-Year Bonus - Civilian	4,040
Year End Bonus	4.040
Cash Gift	645
Productivity Enhancement Incentive	645
Step Increment	121

Total Other Compensation Common to All	14,537

Other Benefits
PAG-IBIG Contributions	155
PhilHealth Contributions	550
Employees Compensation Insurance Premiums	155
Loyalty Award - Civilian	80
Terminal Leave	2,400

Total Other Benefits	3,340

Total Personnel Services	66,371

Maintenance and Other Operating Expenses
Travelling Expenses	800
Training and Scholarship Expenses	2,850
Supplies and Materials Expenses	14,892
Utility Expenses	15,766
Communication Expenses	3,195
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	118
Professional Services	250
General Services	22,359
Repairs and Maintenance	1,767
Taxes, Insurance Premiums and Other Fees	1,330
Other Maintenance and Operating Expenses
Representation Expenses	800
Membership Dues and Contributions to Organizations	250
Subscription Expenses	3,700
Other Maintenance and Operating Expenses	14,146

Total Maintenance and Other Operating Expenses	82,223

Total Current Operating Expenditures	148,594

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	74,200

Total Capital Outlays	74,200

TOTAL NEW APPROPRIATIONS	222,794

350	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

N.4. NATIONAL ARCHIVES OF THE PHILIPPINES

For general administration and support, and operations, as indicated hereunder	₱	149,858,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	10,409,000	₱	34,141,000	₱	3,730,000	₱	48,280,000
Operations		41,960,000		55,826,000		3,792,000		101,578,000

GOVERNMENT RECORDS MANAGEMENT PROGRAM		24,380,000		27,174,000				51,554,000
GOVERNMENT ARCHIVES ADMINISTRATION PROGRAM		17,580,000		28,652,000		3,792,000		50,024,000

TOTAL NEW APPROPRIATIONS	₱	52,369,000	₱	89,967,000	₱	7,522,000	₱	149,858,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Archives of the Philippines (NAP) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) NAP’s website.

The NAP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	10,254,000	₱	34,141,000	₱	3,730,000	₱	48,125,000

JANUARY 6, 2020	OFFICIAL GAZETTE	351
OTHER EXECUTIVE OFFICES

Administration of Personnel Benefits		155,000					155,000

Sub-total, General Administration and Support		10,409,000		34,141,000	3,730,000		48,280,000

Operations
Management of Government Records Strengthened		24,380,000		27,174,000			51,554,000

GOVERNMENT RECORDS MANAGEMENT PROGRAM		24,380,000		27,174,000			51,554,000

Training for government agencies on the creation, maintenance, disposal and retirement of all government records		16,759,000		17,793,000			34,552,000
Management of transference of records of all government including those of abolished offices		5,365,000		9,015,000			14,380,000
Conduct of research studies, promulgation of policies, rules and regulations on the creation, maintenance, and disposition of all government records		2,256,000		366,000			2,622,000
Awareness, Appreciation and Access to Archival Records Strengthened		17,580,000		28,652,000	3,792,000		50,024,000

GOVERNMENT ARCHIVES ADMINISTRATION PROGRAM		17,580,000		28,652,000	3,792,000		50,024,000

Maintenance, preservation, rehabilitation and servicing of archival holdings		17,580,000		28,652,000	3,792,000		50,024,000

Sub-total, Operations		41,960,000		55,826,000	3,792,000		101,578,000

TOTAL NEW APPROPRIATIONS	₱	52,369,000	₱	89,967,000	₱7,522,000	₱	149,858,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	38,892

Total Permanent Positions	38,892

Other Compensation Common to All
Personnel Economic Relief Allowance	2,928

352	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Representation Allowance	558
Transportation Allowance	558
Clothing and Uniform Allowance	732
Mid-Year Bonus - Civilian	3,240
Year End Bonus	3,240
Cash Gift	610
Productivity Enhancement Incentive	610
Step Increment	97

Total Other Compensation Common to All	12,573

Other Benefits
PAG-IBIG Contributions	146
PhilHealth Contributions	457
Employees Compensation Insurance Premiums	146
Terminal Leave	155

Total Other Benefits	904

Total Personnel Services	52,369

Maintenance and Other Operating Expenses
Travelling Expenses	4,281
Training and Scholarship Expenses	5,644
Supplies and Materials Expenses	6,565
Utility Expenses	9,934
Communication Expenses	905
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	108
Professional Services	5,019
General Services	18,448
Repairs and Maintenance	1,489
Taxes, Insurance Premiums and Other Fees	2,003
Other Maintenance and Operating Expenses
Advertising Expenses	50
Printing and Publication Expenses	225
Representation Expenses	616
Transportation and Delivery Expenses	139
Rent/Lease Expenses	34,475
Membership Dues and Contributions to Organizations	40
Subscription Expenses	26

Total Maintenance and Other Operating Expenses	89,967

Total Current Operating Expenditures	142,336

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	7,172
Furniture, Fixtures and Books Outlay	350

Total Capital Outlays	7,522

TOTAL NEW APPROPRIATIONS	149,858

JANUARY 6, 2020	OFFICIAL GAZETTE	353
OTHER EXECUTIVE OFFICES

O. NATIONAL INTELLIGENCE COORDINATING AGENCY

For general administration and support, and operations, as indicated hereunder	₱	1,043,375,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	135,529,000	₱	23,374,000	₱	26,177,000	₱	185,080,000
Operations		463,623,000		382,872,000		11,800,000		858,295,000

NATIONAL INTELLIGENCE MANAGEMENT PROGRAM		463,623,000		382,872,000		11,800,000		858,295,000

TOTAL NEW APPROPRIATIONS	₱	599,152,000	₱	406,246,000	₱	37,977,000	₱	1,043,375,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Intelligence Coordinating Agency (NICA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) NICA’s website.

The NICA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	125,143,000	₱	23,374,000	₱	26,177,000	₱	174,694,000
Administration of Personnel Benefits		10,386,000						10,386,000

Sub-total, General Administration and Support		135,529,000		23,374,000		26,177,000		185,080,000

Operations
Relevant intelligence on national security issues and concerns expeditiously communicated to the President and the National Security Council		463,623,000		382,872,000		11,800,000		858,295,000

354	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

NATIONAL INTELLIGENCE MANAGEMENT PROGRAM		463,623,000		382,872,000		11,800,000		858,295,000

Direction, coordination, collection and production of intelligence pertaining to national security		459,304,000		370,227,000		11,800,000		841,331,000
Provision of secretariat services to the Anti-Terrorism Council		4,319,000		12,645,000				16,964,000

Sub-total, Operations		463,623,000		382,872,000		11,800,000		858,295,000

TOTAL NEW APPROPRIATIONS	₱	599,152,000	₱	406,246,000	₱	37,977,000	₱	1,043,375,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	308,997

Total Permanent Positions	308,997

Other Compensation Common to All
Personnel Economic Relief Allowance	18,240
Representation Allowance	8,448
Transportation Allowance	8,448
Clothing and Uniform Allowance	4,560
Mid Year Bonus-Civilian	25,750
Year End Bonus	25,750
Cash Gift	3,800
Productivity Enhancement Incentive	3,800

Total Other Compensation Common to All	98,796

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	101
Quarters Allowance	13,441
Overseas Allowance	21,127
Longevity Pay	136,496

Total Other Compensation for Specific Groups	171,165

Other Benefits
PAG-IBIG Contributions	912
PhilHealth Contributions	3,165
Employees Compensation Insurance Premiums	912
Loyalty Award-Civilian	500
Terminal Leave	10,386

Total Other Benefits	15,875

JANUARY 6, 2020	OFFICIAL GAZETTE	355
OTHER EXECUTIVE OFFICES

Non-Permanent Positions	4,319

Total Personnel Services	599,152

Maintenance and Other Operating Expenses
Travelling Expenses	24,164
Training and Scholarship Expenses	10,597
Supplies and Materials Expenses	36,038
Utility Expenses	26,368
Communication Expenses	22,155
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	1,000
Extraordinary and Miscellaneous Expenses	3,610
Intelligence Expenses	219,400
Professional Services	5,624
Repairs and Maintenance	17,582
Taxes, Insurance Premiums and Other Fees	3,713
Other Maintenance and Operating Expenses
Printing and Publication Expenses	42
Representation Expenses	27,177
Transportation and Delivery Expenses	1,128
Rent/Lease Expenses	5,542
Subscription Expenses	1,795
Donations	10
Other Maintenance and Operating Expenses	301

Total Maintenance and Other Operating Expenses	406,246

Total Current Operating Expenditures	1,005,398

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	11,800
Machinery and Equipment Outlay	26,177

Total Capital Outlays	37,977

TOTAL NEW APPROPRIATIONS	1,043,375

P. NATIONAL SECURITY COUNCIL

For general administration and support, support to operations, and operations, as indicated hereunder	₱	439,793,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	47,312,000	₱	47,951,000	₱	100,000,000	₱	195,263,000
Support to Operations		12,222,000		51,360,000		19,069,000		82,651,000

356	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Operations		44,568,000		117,311,000				161,879,000

NATIONAL SECURITY POLICY ADVISORY PROGRAM		32,713,000		115,372,000				148,085,000
NATIONAL SECURITY MANAGEMENT PROGRAM		11,855,000		1,939,000				13,794,000

TOTAL NEW APPROPRIATIONS	₱	104,102,000	₱	216,622,000	₱	119,069,000	₱	439,793,000

Special Provision(s)

1. Reporting and Posting Requirements. The National Security Council (NSC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) NSC’s website.

The NSC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	41,205,000	₱	47,951,000	₱	100,000,000	₱	189,156,000
Administration of Personnel Benefits		6,107,000						6,107,000

Sub-total, General Administration and Support		47,312,000		47,951,000		100,000,000		195,263,000

Support to Operations
Information and communications technology management services		9,036,000		47,052,000		19,069,000		75,157,000
Agency planning and management services		2,221,000		3,247,000				5,468,000
Legislative and legal services		965,000		1,061,000				2,026,000

Sub-total, Support to Operations		12,222,000		51,360,000		19,069,000		82,651,000

Operations
Relevant, responsive, timely and accurate national security policy advice provided		44,568,000		117,311,000				161,879,000

NATIONAL SECURITY POLICY ADVISORY PROGRAM		32,713,000		115,372,000				148,085,000

National Security strategic planning		4,117,000		2,708,000				6,825,000

JANUARY 6, 2020	OFFICIAL GAZETTE	357
OTHER EXECUTIVE OFFICES

National Security policy and strategic studies		18,419,000		112,664,000				131,083,000
National Security situational awareness		10,177,000						10,177,000
NATIONAL SECURITY MANAGEMENT PROGRAM		11,855,000		1,939,000				13,794,000

Guidance and supervision to the NICA and the Intelligence Community		2,873,000		1,939,000				4,812,000
Crisis Management support services		3,284,000						3,284,000
Secretariat support to the National Security Council and Cabinet Cluster for Security, Justice and Peace, and other meetings of the NSC Secretariat		5,698,000						5,698,000

Sub-total, Operations		44,568,000		117,311,000				161,879,000

TOTAL NEW APPROPRIATIONS	₱	104,102,000	₱	216,622,000	₱	119,069,000	₱	439,793,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	73,869

Total Permanent Positions	73,869

Other Compensation Common to All
Personnel Economic Relief Allowance	2,472
Representation Allowance	2,418
Transportation Allowance	2,418
Clothing and Uniform Allowance	618
Mid Year Bonus-Civilian	6,157
Year End Bonus	6,157
Cash Gift	515
Productivity Enhancement Incentive	515
Step Increment	186

.Total Other Compensation Common to All	21,456

Other Benefits
PAG-IBIG Contributions	122
PhilHealth Contributions	556
Employees Compensation Insurance Premiums	122
Terminal Leave	6,107

Total Other Benefits	6,907

358	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Non-Permanent Positions	1,870

Total Personnel Services	104,102

Maintenance and Other Operating Expenses
Travelling Expenses	13,836
Training and Scholarship Expenses	3,669
Supplies and Materials Expenses	21,588
Utility Expenses	6,000
Communication Expenses	17,597
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	100,000
Extraordinary and Miscellaneous Expenses	2,241
Professional Services	22,440
Repairs and Maintenance	7,550
Taxes, Insurance Premiums and Other Fees	975
Other Maintenance and Operating Expenses
Representation Expenses	18,136
Rent/Lease Expenses	912
Subscription Expenses	1,678

Total Maintenance and Other Operating Expenses	216,622

Total Current Operating Expenditures	320,724

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	100,000
Machinery and Equipment Outlay	19,069

Total Capital Outlays	119,069

TOTAL NEW APPROPRIATIONS	439,793

Q. OFFICE OF THE PRESIDENTIAL ADVISER ON THE PEACE PROCESS

For general administration and support, and operations, including locally-funded projects, as indicated hereunder	₱ 1,828,757,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	45,465,000	₱	166,132,000		₱	211,597,000
Operations		131,653,000		1,485,507,000			1,617,160,000

TECHNICAL ADVISORY AND SUPPORT SERVICES ON THE COMPREHENSIVE PEACE PROCESS PROGRAM		131,653,000		1,485,507,000			1,617,160,000

TOTAL NEW APPROPRIATIONS	₱	177,118,000	₱	1,651,639,000		₱	1,828,757,000

JANUARY 6, 2020	OFFICIAL GAZETTE	359
OTHER EXECUTIVE OFFICES

Special Provision(s)

1. PAyapa at MAsaganang PamayaNAn Program. The OPAPP shall validate the quarterly reports on the status of the implementation of the PAyapa at MAsaganang PamayaNAn (PAMANA) Program within ten (10) calendar days from the submission thereof by the following implementing agencies and evaluate the progress, results and outcome of the Program to ensure its proper implementation:

Implementing Agency	Amount
DSWD	₱	960,917,000
HCIP		23,896,000
PHILHEALTH		61,229,000

2. Implementation of PAMANA Program. The amount of Six Hundred Fifty Million Pesos (₱650,000,000) appropriated herein for the PAMANA Program shall be used exclusively by OPAPP to implement in conflict-affected and conflict-vulnerable areas, the PAMANA Projects listed in the Annex of this Act. In no case shall these amounts be used for any purpose other than those specifically identified in this Act.

PAMANA Projects shall be implemented by Local Government Units (LGUs) identified in the PAMANA Project List. In case the LGU cannot implement a project due to security problems, OPAPP shall engage the Engineering Brigades of the Armed Forces of the Philippines for the implementation of the project. OPAPP shall enter into a MOA with the LGU concerned or Engineering Brigade of the Armed Forces of the Philippines for the proper execution of these Projects.

The OPAPP shall ensure the strengthening of the inter-agency Steering Group Mechanism of the PAMANA at the National and Local levels and the engagement of a reputable Government Financial Institution as Fund Manager.

3. Reporting and Posting Requirements. The OPAPP shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) OPAPP’s website.

The OPAPP shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	45,465,000	₱	166,132,000		₱	211,597,000

Sub-total, General Administration and Support		45,465,000		166,132,000			211,597,000

Operations
Negotiated political settlement of all internal armed conflicts achieved		131,653,000		1,485,507,000			1,617,160,000

TECHNICAL ADVISORY AND SUPPORT SERVICES ON THE COMPREHENSIVE PEACE PROCESS PROGRAM		131,653,000		1,485,507,000			1,617,160,000

Management and Supervision of the Comprehensive Peace Process		115,737,000		271,191,000			386,928,000

360	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Project(s)
Locally-Funded Project(s)		15,916,000		1,214,316,000		1,230,232,000

Normalization Program in the Bangsamoro		15,916,000		571,816,000		587,732,000
PAMANA Program				642,500,000		642,500,000

Sub-total, Operations		131,653,000		1,485,507,000		1,617,160,000

TOTAL NEW APPROPRIATIONS	₱	177,118,000	₱	1,651,639,000	₱	1,828,757,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Non-Permanent Positions	177,118

Total Personnel Services	177,118

Maintenance and Other Operating Expenses
Travelling Expenses	123,292
Training and Scholarship Expenses	34,737
Supplies and Materials Expenses	27,288
Utility Expenses	14,845
Communication Expenses	10,715
Awards/Rewards and Prizes	100
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	60,000
Extraordinary and Miscellaneous Expenses	1,574
Professional Services	96,281
General Services	7,499
Repairs and Maintenance	4,739
Repairs and Maintenance of Leased Assets	75
Taxes, Insurance Premiums and Other Fees	241
Financial Assistance/Subsidy	1,142,500
Other Maintenance and Operating Expenses
Advertising Expenses	800
Printing and Publication Expenses	1,726
Representation Expenses	30,796
Transportation and Delivery Expenses	205
Rent/Lease Expenses	77,691
Subscription Expenses	550
Donations	305
Other Maintenance and Operating Expenses	15,680

Total Maintenance and Other Operating Expenses	1,651,639

Total Current Operating Expenditures	1,828,757

TOTAL NEW APPROPRIATIONS	1,828,757

JANUARY 6, 2020	OFFICIAL GAZETTE	361
OTHER EXECUTIVE OFFICES

R. OPTICAL MEDIA BOARD

For general administration and support, and operations, as indicated hereunder	₱	68,307,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	13,586,000	₱	11,132,000	₱	3,400,000	₱	28,118,000
Operations		27,499,000		12,690,000				40,189,000

OPTICAL MEDIA INDUSTRY REGULATORY PROGRAM		27,499,000		12,690,000				40,189,000

TOTAL NEW APPROPRIATIONS	₱	41,085,000	₱	23,822,000	₱	3,400,000	₱	68,307,000

Special Provision(s)

1. Reporting and Posting Requirements. The Optical Media Board (OMB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) OMB’s website.

The OMB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	13,586,000	₱	11,132,000	₱	3,400,000	₱	28,118,000

Sub-total, General Administration and Support		13,586,000		11,132,000		3,400,000		28,118,000

Operations
Optical Media Industry effectively regulated		27,499,000		12,690,000				40,189,000

362	OFFICIAL GAZETTE	VOL. 116, NO. 1
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OPTICAL MEDIA INDUSTRY REGULATORY PROGRAM		27,499,000		12,690,000				40,189,000

Regulatory Services for Optical Media Industry		27,499,000		12,690,000				40,189,000

Sub-total, Operations		27,499,000		12,690,000				40,189,000

TOTAL NEW APPROPRIATIONS	₱	41,085,000	₱	23,822,000	₱	3,400,000	₱	68,307,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	30,858

Total Permanent Positions	30,858

Other Compensation Common to All
Personnel Economic Relief Allowance	1,728
Representation Allowance	510
Transportation Allowance	510
Clothing and Uniform Allowance	432
Honoraria	600
Mid-Year Bonus - Civilian	2,572
Year End Bonus	2,572
Cash Gift	360
Productivity Enhancement Incentive	360
Step Increment	77

Total Other Compensation Common to All	9,721

Other Benefits
PAG-IBIG Contributions	86
PhilHealth Contributions	334
Employees Compensation Insurance Premiums	86

Total Other Benefits	506

Total Personnel Services	41,085

Maintenance and Other Operating Expenses
Travelling Expenses	6,584
Training and Scholarship Expenses	800
Supplies and Materials Expenses	2,714
Utility Expenses	1,720
Communication Expenses	608
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	230
Professional Services	3,330

JANUARY 6, 2020	OFFICIAL GAZETTE	363
OTHER EXECUTIVE OFFICES

General Services	1,855
Repairs and Maintenance	988
Taxes, Insurance Premiums and Other Fees	501
Other Maintenance and Operating Expenses
Advertising Expenses	2,050
Printing and Publication Expenses	610
Representation Expenses	1,320
Rent/Lease Expenses	446
Subscription Expenses	66

Total Maintenance and Other Operating Expenses	23,822

Total Current Operating Expenditures	64,907

Capital Outlay
Property, Plant and Equipment Outlay
Transportation and Equipment Outlay	3,400

TOTAL NEW APPROPRIATIONS	68,307

S. PHILIPPINE COMPETITION COMMISSION

For general administration and support and operations, as indicated hereunder	₱	455,100,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	111,076,000	₱	132,627,000	₱	500,000	₱	244,203,000

Operations		94,461,000		110,098,000		6,338,000		210,897,000

COMPETITION POLICY ENFORCEMENT PROGRAM		94,461,000		110,098,000		6,338,000		210,897,000

TOTAL NEW APPROPRIATIONS	₱	205,537,000	₱	242,725,000	₱	6,838.000	₱	455,100,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Competition Commission (PCC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) PCC’s website.

The PCC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

364	OFFICIAL GAZETTE	VOL. 116, NO. 1
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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	111,076,000	₱	132,627,000	₱	500,000	₱	244,203,000

Sub-total, General Administration and Support		111,076,000		132,627,000		500,000		244,203,000

Operations
Philippine Competition Act, which prohibits anti-competitive agreements, abuse of dominant position, and anti-competitive mergers and acquisitions enforced		94,461,000		110,098,000		6,338,000		210,897,000

COMPETITION POLICY ENFORCEMENT PROGRAM		94,461,000		110,098,000		6,338,000		210,897,000

Enforcement of Rules and Regulations, Review of Mergers and Acquisition, and Policy Research and Advocacy/Capacity Building Program		84,461,000		91,536,000		4,500,000		180,497,000
Projects
Foreign-Assisted Projects		10,000,000		18,562,000		1,838,000		30,400,000

Capacity Building to Foster Competition		10,000,000		18,562,000		1,838,000		30,400,000

GOP Counterpart		10,000,000		18,562,000		1,838,000		30,400,000

Sub-total, Operations		94,461,000		110,098,000		6,338,000		210,897,000

TOTAL NEW APPROPRIATIONS	₱	205,537,000	₱	242,725,000	₱	6,838,000	₱	455,100,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	153,725

Total Permanent Positions	153,725

JANUARY 6, 2020	OFFICIAL GAZETTE	365
OTHER EXECUTIVE OFFICES

Other Compensation Common to All
Personnel Economic Relief Allowance	4,800
Representation Allowance	2,604
Transportation Allowance	2,604
Clothing and Uniform Allowance	1,200
Honoraria	10,000
Mid-Year Bonus - Civilian	12,811
Year End Bonus	12,811
Cash Gift	1,000
Productivity Enhancement Incentives	1,000
Step Increment	1,309

Total Other Compensation Common to All	50,139

Other Benefits
PAG-IBIG Contributions	240
PhilHealth Contributions	1,163
Employees Compensation Insurance Premiums	240
Loyalty Award - Civilian	30

Total Other Benefits	1,673

Total Personnel Services	205,537

Maintenance and Other Operating Expenses
Travelling Expenses	19,600
Training and Scholarship Expenses	17,131
Supplies and Materials Expenses	11,829
Utility Expenses	4,560
Communication Expenses	7,860
Survey, Research, Exploration and Development Expenses	13,750
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	5,000
Extraordinary and Miscellaneous Expenses	1,776
Professional Services	25,640
General Services	12,489
Repairs and Maintenance	2,370
Taxes, Insurance Premiums and Other Fees	24,447
Other Maintenance and Operating Expenses
Advertising Expenses	9,000
Printing and Publication Expenses	2,199
Representation Expenses	26,917
Rent/Lease Expenses	42,584
Membership Dues and Contributions to Organizations	510
Subscription Expenses	15,013
Other Maintenance and Operating Expenses	50

Total Maintenance and Other Operating Expenses	242,725

Total Current Operating Expenditures	448,262

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	1,838

366	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Furniture, Fixtures and Books Outlay	500
Transportation Equipment Outlay	4,500

Total Capital Outlays	6,838

TOTAL NEW APPROPRIATIONS	455,100

T. PHILIPPINE DRUG ENFORCEMENT AGENCY

For general administration and support, and operations, as indicated hereunder	₱	2,780,295,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	88,732,000	₱	110,090,000	₱	26,287,000	₱	225,109,000
Operations		1,230,117,000		841,515,000		483,554,000		2,555,186,000

DANGEROUS DRUGS SUPPLY REDUCTION AND SUPPRESSION PROGRAM		1,230,117,000		841,515,000		483,554,000		2,555,186,000

TOTAL NEW APPROPRIATIONS	₱	1,318,849,000	₱	951,605,000	₱	509,841,000	₱	2,780,295,000

Special Provision(s)

1. Reporting and Posting Requirements. The Philippine Drug Enforcement Agency (PDEA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) PDEA’s website.

The PDEA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	88,732,000	₱	110,090,000	₱	26,287,000	₱	225,109,000

National Capital Region (NCR)		88,732,000		110,090,000		26,287,000		225,109,000

JANUARY 6, 2020	OFFICIAL GAZETTE	367
OTHER EXECUTIVE OFFICES

Central Office		88,732,000		110,090,000		26,287,000		225,109,000

Sub-total, General Administration and Support		88,732,000		110,090,000		26,287,000		225,109,000

Operations
Supply of drugs suppressed		1,230,117,000		841,515,000		483,554,000		2,555,186,000

DANGEROUS DRUGS SUPPLY REDUCTION AND SUPPRESSION PROGRAM		1,230,117,000		841,515,000		483,554,000		2,555,186,000

Operations planning, support and supervision services		172,125,000		53,487,000				225,612,000

National Capital Region (NCR)		172,125,000		53,487,000				225,612,000

Central Office		172,125,000		53,487,000				225,612,000
Anti-Drug Operations		1,057,992,000		788,028,000		483,554,000		2,329,574,000

National Capital Region (NCR)		1,057,992,000		788,028,000		483,554,000		2,329,574,000

Central Office		1,057,992,000		788,028,000		483,554,000		2,329,574,000

Sub-total, Operations		1,230,117,000		841,515,000		483,554,000		2,555,186,000

TOTAL NEW APPROPRIATIONS	₱	1,318,849,000	₱	951,605,000	₱	509,841,000	₱	2,780,295,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	978,523

Total Permanent Positions	978,523

Other Compensation Common to All
Personnel Economic Relief Allowance	62,424
Representation Allowance	11,058
Transportation Allowance	11,058
Clothing and Uniform Allowance	15,606
Mid-Year Bonus - Civilian	81,544
Year End Bonus	81,544
Cash Gift	13,005
Productivity Enhancement Incentive	13,005
Step Increment	2,445

Total Other Compensation Common to All	291,689

368	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	75
Magna Carta for Science & Technology Personnel	5,699
Hazard Duty Pay	21,624
Special Counsel Allowance	1,000

Total Other Compensation for Specific Groups	28,398

Other Benefits
PAG-IBIG Contributions	3,122
PhilHealth Contributions	11,285
Employees Compensation Insurance Premiums	3,122
Loyalty Award - Civilian	2,710

Total Other Benefits	20,239

Total Personnel Services	1,318,849

Maintenance and Other Operating Expenses
Travelling Expenses	29,274
Training and Scholarship Expenses	64,820
Supplies and Materials Expenses	158,886
Utility Expenses	21,200
Communication Expenses	12,714
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	500,000
Extraordinary and Miscellaneous Expenses	2,700
Professional Services	18,553
General Services	32,320
Repairs and Maintenance	30,136
Taxes, Insurance Premiums and Other Fees	326
Other Maintenance and Operating Expenses
Printing and Publication Expenses	4,966
Representation Expenses	5,520
Rent/Lease Expenses	60,662
Subscription Expenses	1,210
Other Maintenance and Operating Expenses	8,318

Total Maintenance and Other Operating Expenses	951,605

Total Current Operating Expenditures	2,270,454

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	17,000
Machinery and Equipment Outlay	449,406
Furniture, Fixtures and Books Outlay	4,135
Other Property Plant and Equipment Outlay	22,152
Intangible Assets Outlay	17,148

Total Capital Outlays	509,841

TOTAL NEW APPROPRIATIONS	2,780,295

JANUARY 6, 2020	OFFICIAL GAZETTE	369
OTHER EXECUTIVE OFFICES

U. PHILIPPINE RACING COMMISSION

For general administration and support, and operations, as indicated hereunder	₱	253,293,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	19,207,000	₱	11,752,000		₱	30,959,000
Operations		22,470,000		199,864,000			222,334,000

HORSE RACING INCENTIVE PROGRAM				187,946,000			187,946,000
HORSE RACING REGULATORY PROGRAM		22,470,000		11,918,000			34,388,000

TOTAL NEW APPROPRIATIONS	₱	41,677,000	₱	211,616,000		₱	253,293,000

Special Provision(s)

1. Trust Receipts on Share from Breakages. Breakages or the fraction of ten (10) centavos eliminated from the dividends paid to the winning tickets remitted by the Philippine Racing Club, Inc., Manila Jockey Club, Inc., and the Metro Manila Turf Club Inc. shall be used exclusively for the payment of additional prizes for races sponsored by the Philippine Racing Commission (PhilRACOM) and for the necessary Capital Outlays and other expenses relative to the horse-breeding activities of the Commission in accordance with E.O. Nos. 88 and 89, s. 1986 and R.A. No. 7978, as amended. Said amount shall be deposited with the National Treasury and recorded as trust receipts in accordance with E.O. No. 338, s. 1996.

2. Reporting and Posting Requirements. The PhilRACOM shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) PhilRACOM’s website.

The PhilRACOM shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	19,207,000	₱	11,752,000		₱	30,959,000

Sub-total, General Administration and Support		19,207,000		11,752,000			30,959,000

370	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Operations
Fair and safe horse racing industry developed		22,470,000		199,864,000		222,334,000

HORSE RACING INCENTIVE PROGRAM
Granting of racing incentives for the promotion of racing industry including prizes in stakes races				187,946,000		187,946,000

HORSE RACING REGULATORY PROGRAM		22,470,000		11,918,000		34,388,000

Formulation and implementation of policies and rules on horse racing and regulation of horse racing operations		22,470,000		11,918,000		34,388,000

Sub-total, Operations		22,470,000		199,864,000		222,334,000

TOTAL NEW APPROPRIATIONS	₱	41,677,000	₱	211,616,000	₱	253,293,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	29,968

Total Permanent Positions	29,968

Other Compensation Common to All
Personnel Economic Relief Allowance	1,776
Representation Allowance	510
Transportation Allowance	510
Clothing and Uniform Allowance	444
Mid-Year Bonus - Civilian	2,498
Year End Bonus	2,498
Cash Gift	370
Per Diems	2,160
Productivity Enhancement Incentive	370
Step Increment	75

Total Other Compensation Common to All	11,211

Other Benefits
PAG-IBIG Contributions	89
PhilHealth Contributions	320
Employees Compensation Insurance Premiums	89

Total Other Benefits	498

Total Personnel Services	41,677

JANUARY 6, 2020	OFFICIAL GAZETTE	371
OTHER EXECUTIVE OFFICES

Maintenance and Other Operating Expenses
Travelling Expenses	1,930
Training and Scholarship Expenses	600
Supplies and Materials Expenses	10,280
Utility Expenses	1,214
Communication Expenses	2,015
Awards/Rewards and Prizes	187,946
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	210
Professional Services	1,540
General Services	600
Repairs and Maintenance	430
Taxes, Insurance Premiums and Other Fees	200
Other Maintenance and Operating Expenses
Printing and Publication Expenses	100
Representation Expenses	500
Rent/Lease Expenses	1,450
Subscription Expenses	100
Other Maintenance and Operating Expenses	2,501

Total Maintenance and Other Operating Expenses	211,616

Total Current Operating Expenditures	253,293

TOTAL NEW APPROPRIATIONS	253,293

V. PHILIPPINE SPORTS COMMISSION

For general administration and support, and operations, including locally-funded projects, as indicated hereunder	₱	944,964,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	36,402,000	₱	40,482,000	₱		₱	76,884,000
Operations		28,677,000		819,403,000		20,000,000		868,080,000

AMATEUR SPORTS DEVELOPMENT PROGRAM		28,677,000		819,403,000		20,000,000		868,080,000

TOTAL NEW APPROPRIATIONS	₱	65,079,000	₱	859,885,000	₱	20,000,000	₱	944,964,000

372	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Special Provision(s)

1. National Sports Development Fund. In addition to the amounts appropriated herein, the National Sports Development Fund (NSDF) shall be used for the National Sports Development Program sourced from the following, in accordance with Section 26 of R.A. No. 6847:

(a)

Twenty Nine Million Eight Hundred Twenty Six Thousand Pesos (₱29,826,000) from taxes on horse races during special holidays, share from all taxes collected on imported athletic equipment and proceeds from the sale of stamps depicting sports events. Said amount shall be deposited with the National Treasury and released subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987; and

(b)	Proceeds of sweepstakes or lottery draws of the PCSO and the PSC’s share from the gross income of the PAGCOR which shall be deposited with an authorized government depository bank.

The NSDF shall likewise be used for the following purposes:

(a)	Six Million Pesos (₱6,000,000) for the research, promotion, development and implementation of Sports Science and Sports Medicine in the country;

(b)	Assistance to national sports associations, private associations and entities, civil service organizations and individuals relative to the implementation of the National Physical Fitness and Sports;

(c)

Training and preparation of national athletes and coaches, as well as the selection of individual athletes at the elementary and high school levels for individual sports events and for maintenance of the training venues for the national athletes and coaches; and

(d)	Payment of cash incentives and retirement benefits to national athletes and coaches in accordance with the provisions of R.A. No. 10699.

In no case shall the foregoing amounts be used for any other purpose.

2. Appropriations for the Philippine Sports Commission. The amounts appropriated herein shall be used for the following:

(a)	Sixty Two Million Three Hundred Seventy Three Thousand Pesos (₱62,373,000) for Amateur Sports Promotion and Development;

(b)	Twenty Seven Million Four Hundred Three Thousand Pesos (₱27,403,000) for Grassroot Centerpiece Program;

(c)	Seventy Six Million Eight Hundred Eighty Four Thousand Pesos (₱76,884,000) for General Administration and Support;

(d)	Five Million Three Hundred Four Thousand Pesos (₱5,304,000) for the 4th Philippine Sports Hall of Fame Enshrinement; and

(e)	Five Hundred Million Pesos (₱500,000,000) for Preparation, Hosting, Training and Participation for the 2020 Olympic Games and 10th ASEAN Para Games.

In no case shall said amounts be used as assistance to national sports associations and entities, civil service organizations, and individuals.

3. Basic and Meal Allowances of Athletes. The PSC shall ensure that all qualified national athletes are uniformly granted basic and meal allowances which should be charged against the NSDF. For this purpose, regular national athletes shall receive the following monthly basic allowance based on their classification:

(a)	Class A - Thirty Thousand Pesos (₱30,000);

(b)	Class B - Twenty Seven Thousand Pesos (₱27,000);

(c)	Class C - Twenty Four Thousand Pesos (₱24,000).

(d)	Team Sports - Seventeen Thousand Pesos (₱17,000); and

(e) Training Pool -(i) Non-medalist/downgraded - Twelve Thousand Six Hundred Pesos (₱12,600); and (ii) New Entries/Alternates/Sparring Partners - Ten Thousand Two Hundred Pesos (₱10,200)

For athletes who garnered medals during international competition for the year shall be allowed the following allowance scheme under the Priority Athletes Program of the Commission, with the following rates:.

(a)	Platinum - Forty Five Thousand Pesos (₱45,000);

(b)	Priority A - Forty Three Thousand Pesos (₱43,000);

(c)	Priority B - Thirty Six Thousand Pesos (₱36,000); and

(d)	Priority C - Thirty Three Thousand Pesos (₱33,000)

The scheme shall cover athletes who are qualified and endorsed by their respective National Sports Associations to be part of the said program.

Implementation of this provision shall be in accordance with PSC Resolution No. 862(C)-2015 dated December 9, 2015 and such other guidelines that may be issued for the purpose.

4. Reporting and Posting Requirements. The PSC shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) PSC’s website.

The PSC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

5. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

JANUARY 6, 2020	OFFICIAL GAZETTE	373
OTHER EXECUTIVE OFFICES

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	36,360,000	₱	40,482,000	₱		₱	76,842,000
Administration of Personnel Benefits		42,000						42,000

Sub-total, General Administration and Support		36,402,000		40,482,000				76,884,000

Operations
Source of athletic talents widened		28,677,000		819,403,000		20,000,000		868,080,000

AMATEUR SPORTS DEVELOPMENT PROGRAM		28,677,000		819,403,000		20,000,000		868,080,000

Policy and Program Formulation and Amateur Sport Development and Promotion		28,677,000		33,696,000				62,373,000
National Sport for All-Grassroot Centerpiece Program				27,403,000				27,403,000
Project(s)
Locally-Funded Project(s)				758,304,000		20,000,000		778,304,000

4th Philippine Sports Hall of Fame Enshrinement				5,304,000				5,304,000
Preparation, Hosting, Training and Participation for the 2020 Olympic Games and 10th ASEAN Para Games				500,000,000				500,000,000
Trainings, Seminars and Workshops and Competition Program for Arnis Sports				5,000,000				5,000,000
Training for Kickboxing				3,000,000				3,000,000
Construction of Arnis Training Institute Sports Building						20,000,000		20,000,000
SEA Games Legacy Program				50,000,000				50,000,000
Trainers Philippine Sports High School				10,000,000				10,000,000
Grass Roots Sports Program of Sports not Offered in Public Schools				40,000,000				40,000,000
Support to National Grassroots Program				40,000,000				40,000,000
Financial Assistance to Athletes				5,000,000				5,000,000

374	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Mindanao Games for Peace				100,000,000				100,000,000

Sub-total, Operations		28,677,000		819,403,000		20,000,000		868,080,000

TOTAL NEW APPROPRIATIONS	₱	65,079,000	₱	859,885,000	₱	20,000,000	₱	944,964,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	49,456

Total Permanent Positions	49,456

Other Compensation Common to All
Personnel Economic Relief Allowance	2,712
Representation Allowance	996
Transportation Allowance	936
Clothing and Uniform Allowance	678
Mid-Year Bonus - Civilian	4,121
Year End Bonus	4,121
Cash Gift	565
Productivity Enhancement Incentive	565
Step Increment	124

Total Other Compensation Common to All	14,818

Other Benefits
PAG-IBIG Contributions	136
PhilHealth Contributions	491
Employees Compensation Insurance Premiums	136
Terminal Leave	42

Total Other Benefits	805

Total Personnel Services	65,079

Maintenance and Other Operating Expenses
Travelling Expenses	15,050
Training and Scholarship Expenses	1,100
Supplies and Materials Expenses	19,120
Utility Expenses	15,000
Communication Expenses	2,261
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	900
General Services	20,247
Repairs and Maintenance	500
Financial Assistance/Subsidy	5,000
Taxes, Insurance Premiums and Other Fees	850

JANUARY 6, 2020	OFFICIAL GAZETTE	375
OTHER EXECUTIVE OFFICES

Other Maintenance and Operating Expenses
Advertising Expenses	210
Transportation and Delivery Expenses	509
Rents/Lease Expenses	2,636
Subscription Expenses	150
Other Maintenance and Operating Expenses	776,352

Total Maintenance and Other Operating Expenses	859,885

Total Current Operating Expenditures	924,964

Capital Outlays
Property, Plant & Equipment Outlay
Buildings and Other Structures Outlay	20,000

Total Capital Outlays	20,000

TOTAL NEW APPROPRIATIONS	944,964

W. PRESIDENTIAL LEGISLATIVE LIAISON OFFICE

For general administration and support, and operations, as indicated hereunder	₱	91,297,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support	₱	9,985,000	₱	15,286,000		₱	25,271,000
Operations		37,170,000		28,856,000			66,026,000

LEGISLATIVE POLICY REFORMS AND DEVELOPMENT PROGRAM		37,170,000		28,856,000			66,026,000

TOTAL NEW APPROPRIATIONS	₱	47,155,000	₱	44,142,000		₱	91,297,000

Special Provision(s)

1. Reporting and Posting Requirements. The Presidential Legislative Liaison Office (PLLO) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) PLLO’s website.

The PLLO shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

376	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	9,985,000	₱	15,286,000		₱	25,271,000

Sub-total, General Administration and Support		9,985,000		15,286,000			25,271,000

Operations
The Presidential policy reform agenda and the Administration’s program of governance promoted		37,170,000		28,856,000			66,026,000

LEGISLATIVE POLICY REFORMS AMD DEVELOPMENT PROGRAM		37,170,000		28,856,000			66,026,000

Formulation and implementation of advocacy strategies and strategic interventions towards stakeholders consensus-building on congressional initiatives consistent with the policy reform and development programs of the Administration		37,170,000		28,856,000			66,026,000

Sub-total, Operations		37,170,000		28,856,000			66,026,000

TOTAL NEW APPROPRIATIONS	₱	47,155,000	₱	44,142,000		₱	91,297,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	36,156

Total Permanent Positions	36,156

Other Compensation Common to All
Personnel Economic Relief Allowance	840
Representation Allowance	1,662
Transportation Allowance	1,530
Clothing and Uniform Allowance	210
Mid-Year Bonus - Civilian	3,013
Year End Bonus	3,013
Cash Gift	175

JANUARY 6, 2020	OFFICIAL GAZETTE	377
OTHER EXECUTIVE OFFICES

Productivity Enhancement Incentive	175
Step Increment	90

Total Other Compensation Common to All	10,708

Other Benefits
PAG-IBIG Contributions	42
PhilHealth Contributions	202
Employees Compensation Insurance Premiums	42
Loyalty Award - Civilian	5

Total Other Benefits	291

Total Personnel Services	47,155

Maintenance and Other Operating Expenses
Travelling Expenses	7,884
Training and Scholarship Expenses	3,660
Supplies and Materials Expenses	4,175
Utility Expenses	80
Communication Expenses	3,319
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	1,469
Professional Services	10,234
General Services	360
Repairs and Maintenance	589
Taxes, Insurance Premiums and Other Fees	385
Other Maintenance and Operating Expenses
Representation Expenses	10,033
Rent/Lease Expenses	1,582
Subscription Expenses	22
Donations	50
Other Maintenance and Operating Expenses	300

Total Maintenance and Other Operating Expenses	44,142

Total Current Operating Expenditures	91,297

TOTAL NEW APPROPRIATIONS	91,297

X. PRESIDENTIAL MANAGEMENT STAFF

For general administration and support, support to operations, and operations, as indicated hereunder	₱	686,519,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	69,699,000	₱	213,023,000	₱	72,138,000	₱	354,860,000
Support to Operations		16,058,000		15,379,000				31,437,000

378	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Operations		192,880,000		107,342,000				300,222,000

PRESIDENTIAL STAFF SUPPORT PROGRAM		192,880,000		107,342,000				300,222,000

TOTAL NEW APPROPRIATIONS	₱	278,637,000	₱	335,744,000	₱	72,138,000	₱	686,519,000

Special Provision(s)

1. Reporting and Posting Requirements. The Presidential Management Staff (PMS) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) PMS’ website.

The PMS shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	68,831,000	₱	213,023,000	₱	72,138,000	₱	353,992,000
Administration of Personnel Benefits		868,000						868,000

Sub-total, General Administration and Support		69,699,000		213,023,000		72,138,000		354,860,000

Support to Operations
Provision of legal and information communication technology (ICT) services		16,058,000		15,379,000				31,437,000

Sub-total, Support to Operations		16,058,000		15,379,000				31,437,000

Operations
Responsive staff support for the Presidency and facilitation work on Presidential priorities and directives		192,880,000		107,342,000				300,222,000

PRESIDENTIAL STAFF SUPPORT PROGRAM		192,880,000		107,342,000				300,222,000

Provision of decision inputs for the Presidency and the conduct of policy research and complete staff work in support of the President’s priority development agenda		52,219,000		12,330,000				64,549,000
Monitoring and evaluation of and facilitation work on Presidential directives, priority programs, and projects		67,626,000		64,975,000				132,601,000

JANUARY 6, 2020	OFFICIAL GAZETTE	379
OTHER EXECUTIVE OFFICES

Management of Presidential engagements and provision of secretariat support to various Presidential bodies		73,035,000		30,037,000				103,072,000

Sub-total, Operations		192,880,000		107,342,000				300,222,000

TOTAL NEW APPROPRIATIONS	₱	278,637,000	₱	335,744,000	₱	72,138,000	₱	686,519,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	175,230

Total Permanent Positions	175,230

Other Compensation Common to All
Personnel Economic Relief Allowance	6,912
Representation Allowance	4,758
Transportation Allowance	4,758
Clothing and Uniform Allowance	1,728
Mid-Year Bonus - Civilian	14,602
Year End Bonus	14,602
Cash Gift	1,440
Productivity Enhancement Incentive	1,440
Step Increment	438

Total Other Compensation Common to All	50,678

Other Compensation for Specific Groups
Other Personnel Benefits Anniversary Bonus - Civilian	864

Total Other Compensation for Specific Groups	864

Other Benefits
PAG-IBIG Contributions	346
PhilHealth Contributions	1,469
Employees Compensation Insurance Premiums	346
Terminal Leave	868

Total Other Benefits	3,029

Non-Permanent Positions	48,836

Total Personnel Services	278,637

Maintenance and Other Operating Expenses
Travelling Expenses	47,353
Training and Scholarship Expenses	4,568

380	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Supplies and Materials Expenses	41,938
Utility Expenses	22,376
Communication Expenses	29,292
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	3,246
Professional Services	33,053
General Services	43,028
Repairs and Maintenance	21,092
Taxes, Insurance Premiums and Other Fees	1,696
Other Maintenance and Operating Expenses
Advertising Expenses	201
Printing and Publication Expenses	1,600
Representation Expenses	8,721
Rent/Lease Expenses	47,176
Membership Dues and Contributions to Organizations	40
Subscription Expenses	27,746
Other Maintenance and Operating Expenses	2,618

Total Maintenance and Other Operating Expenses	335,744

Total Current Operating Expenditures	614,381

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	27,153
Transportation Equipment Outlay	38,160
Furniture, Fixtures and Books Outlay	6,825

Total Capital Outlays	72,138

TOTAL NEW APPROPRIATIONS	686,519

JANUARY 6, 2020	OFFICIAL GAZETTE	381
OTHER EXECUTIVE OFFICES

GENERAL SUMMARY OTHER EXECUTIVE OFFICES
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. ANTI-MONEY LAUNDERING COUNCIL	₱		₱	116,359,000	₱	28,842,000	₱	145,201,000
B. ANTI-RED TAPE AUTHORITY				148,331,000		24,070,000		172,401,000
C. CLIMATE CHANGE COMMISSION		35,637,000		130,701,000		7,685,000		174,023,000
D. COMMISSION ON FILIPINOS OVERSEAS		47,699,000		68,442,000		13,697,000		129,838,000
E. COMMISSION ON HIGHER EDUCATION		403,166,000		46,105,610,000		273,690,000		46,782,466,000
F. COMMISSION ON THE FILIPINO LANGUAGE		43,976,000		29,631,000		9,210,000		82,817,000
G. DANGEROUS DRUGS BOARD		59,801,000		508,570,000		71,290,000		639,661,000
H. ENERGY REGULATORY COMMISSION		226,858,000		522,713,000		100,207,000		849,778,000
I. FILM DEVELOPMENT COUNCIL OF THE PHILIPPINES		24,787,000		240,281,000				265,068,000
J. GAMES AND AMUSEMENT BOARD		72,920,000		44,860,000		5,680,000		123,460,000
K. GOVERNANCE COMMISSION FOR GOVERNMENT-OWNED OR CONTROLLED CORPORATIONS		80,118,000		77,742,000		24,650,000		182,510,000
L. MINDANAO DEVELOPMENT AUTHORITY		73,402,000		115,737,000		22,863,000		212,002,000
M. MOVIE AND TELEVISION REVIEW AND CLASSIFICATION BOARD		38,838,000						38,838,000
N. NATIONAL COMMISSION FOR CULTURE AND THE ARTS
N.1. NATIONAL COMMISSION FOR CULTURE AND THE ARTS (PROPER)		24,661,000		190,300,000				214,961,000
N.2. NATIONAL HISTORICAL COMMISSION OF THE PHILIPPINES (NATIONAL HISTORICAL INSTITUTE)		88,952,000		196,647,000		119,305,000		404,904,000
N.3. NATIONAL LIBRARY OF THE PHILIPPINES (THE NATIONAL LIBRARY)		66,371,000		82,223,000		74,200,000		222,794,000
N.4. NATIONAL ARCHIVES OF THE PHILIPPINES (RECORDS MANAGEMENT AND ARCHIVES OFFICE)		52,369,000		89,967,000		7,522,000		149,858,000

SUB-TOTAL, NATIONAL COMMISSION FOR CULTURE AND THE ARTS		232,353,000		559,137,000		201,027,000		992,517,000

O. NATIONAL INTELLIGENCE COORDINATING AGENCY		599,152,000		406,246,000		37,977,000		1,043,375,000
P. NATIONAL SECURITY COUNCIL		104,102,000		216,622,000		119,069,000		439,793,000
Q. OFFICE OF THE PRESIDENTIAL ADVISER ON THE PEACE PROCESS		177,118,000		1,651,639,000				1,828,757,000

382	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

R. OPTICAL MEDIA BOARD		41,085,000		23,822,000		3,400,000		68,307,000
S. PHILIPPINE COMPETITION COMMISSION		205,537,000		242,725,000		6,838,000		455,100,000
T. PHILIPPINE DRUG ENFORCEMENT AGENCY		1,318,849,000		951,605,000		509,841,000		2,780,295,000
U. PHILIPPINE RACING COMMISSION		41,677,000		211,616,000				253,293,000
V. PHILIPPINE SPORTS COMMISSION		65,079,000		859,885,000		20,000,000		944,964,000
W. PRESIDENTIAL LEGISLATIVE LIAISON OFFICE		47,155,000		44,142,000				91,297,000
X. PRESIDENTIAL MANAGEMENT STAFF		278,637,000		335,744,000		72,138,000		686,519,000

TOTAL NEW APPROPRIATIONS, OTHER EXECUTIVE OFFICES	₱	4,217,946,000	₱	53,612,160,000	₱	1,552,174,000	₱	59,382,280,000

JANUARY 6, 2020	OFFICIAL GAZETTE	383
JOINT LEGISLATIVE-EXECUTIVE COUNCILS

XXIX. JOINT LEGISLATIVE-EXECUTIVE COUNCILS

A. LEGISLATIVE-EXECUTIVE DEVELOPMENT ADVISORY COUNCIL

For operations, as indicated hereunder	₱	4,361,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations	₱	3,377,000	₱	984,000		₱	4,361,000

LEDAC SECRETARIAT SUPPORT PROGRAM		3,377,000		984,000			4,361,000

TOTAL NEW APPROPRIATIONS	₱	3,377,000	₱	984,000		₱	4,361,000

Special Provision(s)

1. Reporting and Posting Requirements. The Legislative-Executive Development Advisory Council (LEDAC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) LEDAC’s website.

The LEDAC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committe on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Effective collaboration among the executive and legislative branches of government and key stakeholders in decision and policy-making enhanced	₱	3,377,000	₱	984,000		₱	4,361,000

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LEDAC SECRETARIAT SUPPORT PROGRAM		3,377,000		984,000		4,361,000

Provision of technical and secretariat support services to the Council and its sub-committee and technical working group		3,377,000		984,000		4,361,000

Sub-total, Operations		3,377,000		984,000		4,361,000

TOTAL NEW APPROPRIATIONS	₱	3,377,000	₱	984,000	₱	4,361,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	2,351

Total Permanent Positions	2,351

Other Compensation Common to All
Personnel Economic Relief Allowance	72
Clothing and Uniform Allowance	18
Mid-Year Bonus	196
Year End Bonus	196
Cash Gift	15
Productivity Enhancement Incentive	15
Step Increment	6

Total Other Compensation Common to All	518

Other Benefits
PAG-IBIG Contributions	4
PhilHealth Contributions	20
Employees Compensation Insurance Premiums	4

Total Other Benefits	28

Non-Permanent Positions	480

Total Personnel Services	3,377

Maintenance and Other Operating Expenses
Travelling Expenses	2
Training and Scholarship Expenses	316
Supplies and Materials Expenses	109
Communication Expenses	24
Professional Services	100
Repairs and Maintenance	6

JANUARY 6, 2020	OFFICIAL GAZETTE	385
JOINT LEGISLATIVE-EXECUTIVE COUNCILS

Taxes, Insurance Premiums and Other Fees	11
Other Maintenance and Operating Expenses
Printing and Publication Expenses	105
Representation Expenses	311

Total Maintenance and Other Operating Expenses	984

Total Current Operating Expenditures	4,361

TOTAL NEW APPROPRIATIONS	4,361

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GENERAL SUMMARY

JOINT LEGISLATIVE-EXECUTIVE COUNCILS

	Current Operating Expenditures				Capital Outlays	Total
	Personnel Services		Maintenance and Other Operating Expenses
A. LEGISLATIVE-EXECUTIVE DEVELOPMENT ADVISORY COUNCIL	₱	3,377,000	₱	984,000		₱	4,361,000

TOTAL NEW APPROPRIATIONS, JOINT LEGISLATIVE-EXECUTIVE COUNCILS	₱	3,377,000	₱	984,000		₱	4,361,000

JANUARY 6, 2020	OFFICIAL GAZETTE	387
THE JUDICIARY

XXX. THE JUDICIARY

A. SUPREME COURT OF THE PHILIPPINES AND THE LOWER COURTS

For general administration and support, support to operations, and operations, including the requirements of the Judicial Reform Program and locally-funded project(s), as indicated hereunder	₱	34,995,818,000

New Appropriations, by Program

	Current Operating Expenditures				Capital Outlays		Total
	Personnel Services		Maintenance and Other Operating Expenses
PROGRAMS
General Administration and Support	₱	9,913,739,000	₱	3,115,441,000	₱	165,017,000	₱	13,194,197,000
Support to Operations		145,663,000		173,457,000		1,268,808,000		1,587,928,000
Operations		17,202,937,000		3,010,756,000				20,213,693,000

ADJUDICATION PROGRAM		17,202,937,000		3,010,756,000				20,213,693,000

TOTAL NEW APPROPRIATIONS	₱	27,262,339,000	₱	6,299,654,000	₱	1,433,825,000	₱	34,995,818,000

Special Provision(s)

1. Judiciary Development Fund. In addition to the amounts appropriated herein, all income derived from increase in the legal fees prescribed in the amendments to Rule 141 of the Rules of Court promulgated by the Supreme Court of the Philippines after July 18, 1984, constituted into the Judiciary Development Fund (JDF), shall be used to augment the allowances of the members and personnel of the Judiciary and finance the acquisition, maintenance and repair of office equipment and facilities in accordance with Sections 1 and 3 of P.D. No. 1949. At least eighty percent (80%) of said amount shall be used for the payment of cost of living allowances and not more than twenty percent (20%) far the purchase of office equipment and facilities of the courts.

The COA shall audit the receipts, revenues, uses, disbursements and expenditures of the JDF every quarter and submit the appropriate report in writing to the Chief Justice of the Supreme Court, the Presiding Justice of the Court of Appeals and all Executive Judges.

2. Special Allowance of Justices and Judges. Considering that the special allowance of Justices, Judges and all other positions in the Judiciary with equivalent rank of Justices of the Court of Appeals and Judges of the Regional Trial Court under R.A. No. 9227, has already been fully integrated into their salaries as of June 1, 2012, the amount of Six Hundred Twenty One Million One Hundred Sixty Nine Thousand Pesos (₱621,169,000) corresponding to the Special Allowance for the Judiciary component of their salaries shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.O. No. 292, s. 1987. Once deposited, the salary being received by the members of the Judiciary shall be sourced and funded from the General Fund.

3. Administration of Appropriations. The appropriations provided herein for the Supreme Court of the Philippines and the Lower Courts shall be administered by the Chief Justice of the Supreme Court, subject to the provisions of P.D. No. 985, as amended, E.O. No. 292 and other budgeting, accounting and auditing rules and regulations.

4. Organizational Structure. Notwithstanding any provision of law to the contrary and within the limits of appropriations in this Act, the Chief Justice of the Supreme Court as Head of the Judiciary and as Chairperson of the Presidential Electoral Tribunal is hereby authorized to:

(a)	formulate and implement the organizational structure of the Judiciary and the Presidential Electoral Tribunal;

(b)

fix and determine the salaries, allowances and other benefits of personnel of the Judiciary and the Presidential Electoral Tribunal in accordance with the rates and levels authorized under R.A. No. 6758, as amended, and R.A. No. 6686, as amended; and

(c)	create new positions, transfer an item or make other adjustments in the Personnel Services itemization, whenever public interest so requires.

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Implementation of the foregoing shall be subject to: (i) compliance with organization, staffing and position classification and compensation standards; (i) scrap and build policy; and (iii) submission to DBM of a resolution stating the changes in the organization and staffing in accordance with the foregoing standards and policy for proper documentation.

The officials and employees whose positions are affected by a reorganization shall be granted retirement benefits or separation pay in accordance with existing laws, which shall be payable from any unexpended balance of, or savings in the appropriations of the Judiciary and the Presidential Electoral Tribunal.

(GENERAL OBSERVATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 618, R.A. No. 11465)

5. Use of Savings. The Chief Justice of the Supreme Court is authorized to use savings to augment actual deficiencies in accordance with Section 25 (5), Article VI of the Constitution and the General Provisions of this Act.

6. Non-Recurring Expenses. All non-recurring items of appropriations authorized herein such as, but not limited to, foreign-assisted projects and locally-funded projects, shall not form part of the Judiciary’s appropriations that may not be reduced by Congress under Section 3, Article VIII of the Constitution. The Supreme Court en banc, through a resolution, shall affirm the items of appropriation in the Judiciary’s budget that are non-recurring, as defined above, and which shall not be considered in the total appropriations that may not be reduced.

7. Maintenance and Other Operating Expenses of Lower Courts. The amount of Two Billion Six Hundred Forty Six Million Seven Hundred Twelve Thousand Pesos (₱2,646,712,000) appropriated herein for the MODE of the lower courts shall be equitably allocated by the Supreme Court based on the standards prescribed for the lower courts by the Supreme Court.

To facilitate the utilization of said MODE allocation and ensure that the requirements of lower courts are readily available and provided, the Procurement Service (PS), through its Regional Depots shall provide an easy access facility for lower courts to source all their MODE requirements from the PS.

The Court’s web administrator or his/her equivalent shall be responsible for ensuring that the utilization of funds allocated for each lower court is posted on the Supreme Court website.

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 615, R.A. No. 11465)

8. Expenses for Official Travel. The Chief Justice of the Supreme Court may authorize the reimbursement of actual and reasonable expenses incurred during official travel in carrying out the supervisory functions of the Supreme Court over the lower courts, subject to the limits prescribed under E.O. No. 77, s. 2019 and duly supported by receipts pursuant to accounting and auditing rules and regulations.

9. Payment of Adjusted Pension. The amounts appropriated herein for payment of pensions to retired Justices and Judges shall be adjusted at the rates authorized under Section 3-A of R.A. No. 910, as amended, and implemented by SC A.M. No. 91-8-225-C.A.

10. Reporting and Posting Requirements. The Supreme Court shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) Supreme Court’s website

The Supreme Court shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

11. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Program/Activities/Projects

	Current Operating Expenditures				Capital Outlays		Total
	Personnel Services		Maintenance and Other Operating Expenses
PROGRAMS
General Administration and Support
General Management and Supervision	₱	1,012,896,000	₱	2,751,638,000	₱	165,017,000	₱	3,929,551,000
Administration of Personnel Benefits		8,557,800,000						8,557,800,000
Supervision of Lower Courts		343,043,000		363,803,000				706,846,000

JANUARY 6, 2020	OFFICIAL GAZETTE	389
THE JUDICIARY

Sub Total, General Administration and Support	₱	9,913,739,000	₱	3,115,441,000	₱	165,017,000	₱	13,194,197,000

Support to Operations
Judicial Bar Council		37,733,000		29,006,000				66,739,000
Operations of Philippine Judicial Academy (PHILJA)		98,420,000		95,594,000				194,014,000
Operations of Mandatory Continuing Legal Education (MCLE)		9,510,000		6,957,000				16,467,000
Project(s)
Locally-Funded Project(s)				41,900,000		1,268,808,000		1,310,708,000

Subsidy to Integrated Bar of the Philippines (IBP)				30,900,000				30,900,000
Justice Sector Convergence Program				11,000,000				11,000,000
Construction/Completion/and /or Repair/Rehabilitation of the Halls of Justice nationwide (JUSIP)						1,268.808,000		1,268,808,000

Sub-total, Support to Operations		145,663,000		173,457,000		1,268,808,000		1,587,928,000

Operations
Independent, Effective and Efficient Administration of Justice		17,202,937,000		3,010,756,000				20,213,693,000

ADJUDICATION PROGRAM		17,202,937,000		3,010,756,000				20,213,693,000

Adjudication of Regional Trial Court Cases		9,442,863,000		1,307,438,000				10,750,301,000
Adjudication of Metropolitan Court Cases		817,361,000		148,525,000				965,886,000
Adjudication of Municipal Trial Court Cases in Cities		1,711,739,000		307,334,000				2,019,073,000
Adjudication of Municipal Circuit Court Cases		2,167,052,000		436,963,000				2,604,015,000
Adjudication of Municipal Court Cases		1,854,072,000		335,313,000				2,189,385,000
Adjudication of Shari’a District Court Cases		25,159,000		11,305,000				36,464,000
Adjudication of Shari’a Circuit Court Cases		125,621,000		26,901,000				152,522,000
Adjudication of Child and Family Court Cases		176,788,000		72,933,000				249,721,000
Adjudication of Supreme Court Cases		882,282,000		364,044,000				1,246,326,000

Sub-total, Operations		17,202,937,000		3,010,756,000				20,213,693,000

TOTAL NEW APPROPRIATIONS	₱	27,262,339,000	₱	6,299,654,000	₱	1,433,825,000	₱	34,995,818,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures

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Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	10,006,744
Reclassification of Positions	471,294
Creation of Positions	88,737

Total Permanent Positions	10,566,775

Other Compensation Common to All
Personnel Economic Relief Allowance	604,332
Representation Allowance	285,666
Transportation Allowance	273,984
Clothing and Uniform Allowance	151,086
Mid-Year Bonus - Civilian	841,290
Year End Bonus	841,291
Cash Gift	125,905
Step Increment	25,015
Productivity Enhancement Incentive	125,905

Total Other Compensation Common to All	3,274,474

Other Compensation for Specific Groups
Hazard Pay	144,000
Magna Carta for Public Health Workers	4,153
Magna Carta for Public Social Workers	6,055
Longevity Pay	183,782
Lump-sum for filling of Positions - Civilian	7,143,279

Total Other Compensation for Specific Groups	7,481,269

Other Benefits
PAG-IBIG Contributions	30,219
PhilHealth Contributions	93,944
Employees Compensation Insurance Premiums	30,218
Retirement Gratuity	637,262
Loyalty Award - Civilian	17,620
Terminal Leave	777,259
Other Personnel Benefits	8,975

Total Other Benefits	1,595,497

Non-Permanent Positions	27,083

Other Personnel Benefits
Pension, Civilian Personnel	4,317,241

Total Other Personnel Benefits	4,317,241

Total Personal Services	27,262,339

JANUARY 6, 2020	OFFICIAL GAZETTE	391
THE JUDICIARY

Maintenance and Other Operating Expenses
Travelling Expenses	276,540
Training and Scholarship Expenses	221,398
Supplies and Materials Expenses	1,842,168
Utility Expenses	421,019
Communication Expenses	329,431
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	339,330
Professional Services	600,437
General Services	425,000
Repairs and Maintenance	618,349
Financial Assistance/Subsidy	61,801
Taxes, Insurance Premiums and Other Fees	85,829
Other Maintenance and Operating Expenses
Advertising Expenses	12,432
Printing and Publication Expenses	1,195
Representation Expenses	53,427
Transportation and Delivery Expenses	98,300
Rent/Lease Expenses	242,414
Subscription Expenses	2,193
Other Maintenance and Operating Expenses	668,391

Total Maintenance and Other Operating Expenses	6,299,654

TOTAL CURRENT OPERATING EXPENDITURES	33,561,993

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	1,268,808
Machinery and Equipment Outlay	136,417
Transportation Equipment Outlay	28,600

TOTAL CAPITAL OUTLAYS	1,433,825

TOTAL NEW APPROPRIATIONS	34,995,818

B. PRESIDENTIAL ELECTORAL TRIBUNAL

For general administration and support, and operations, as indicated hereunder	₱	144,921,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	82,300,000	₱	7,817,000	₱	3,300,000	₱	93,417,000

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Operations		46,276,000		5,228,000				51,504,000

ADJUDICATION OF PRESIDENTIAL AND VICE-PRESIDENTIAL ELECTORAL PROTEST PROGRAM		46,276,000		5,228,000				51,504,000

TOTAL NEW APPROPRIATIONS	₱	128,576,000	₱	13,045,000	₱	3,300,000	₱	144,921,000

Special Provision(s)

1. Reporting and Posting Requirements. The Presidential Electoral Tribunal (PET) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) PET’s website

The PET shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	6,467,000	₱	7,817,000	₱	3,300,000	₱	17,584,000
Administration of Personnel Benefits		75,833,000						75,833,000

Sub-Total, General Administration and Support		82,300,000		7,817,000		3,300,000		93,417,000

Operations
Fair and speedy Resolution of Presidential and Vice Presidential electoral cases/contests achieved		46,276,000		5,228,000				51,504,000

ADJUDICATION OF PRESIDENTIAL AND VICE-PRESIDENTIAL ELECTORAL PROTEST PROGRAM		46,276,000		5,228,000				51,504,000

Adjudication of Electoral Cases/Contests involving the President and Vice President of the Republic		46,276,000		5,228,000				51,504,000

Sub-total, Operations		46,276,000		5,228,000				51,504,000

TOTAL NEW APPROPRIATIONS	₱	128,576,000	₱	13,045,000	₱	3,300,000	₱	144,921,000

JANUARY 6, 2020	OFFICIAL GAZETTE	393
THE JUDICIARY

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	32,322

Total Permanent Positions	32,322

Other Compensation Common to All
Personnel Economic Relief Allowance	1,344
Representation Allowance	540
Transportation Allowance	540
Clothing and Uniform Allowance	336
Overtime Pay	1,179
Mid-Year Bonus - Civilian	2,692
Year End Bonus	2,692
Cash Gift	280
Step Increment	167
Productivity Enhancement Incentive	280

Total Other Compensation Common to All	10,050

Other Compensation for Specific Groups
Lump-sum for filling of Positions - Civilian	75,833
Other Personnel Benefits	8,489

Total Other Compensation for Specific Groups	84,322

Other Benefits
PAG-IBIG Contributions	67
PhilHealth Contributions	273
Employees Compensation Insurance Premiums	67
Loyalty Award - Civilian	50
Terminal Leave	1,425

Total Other Benefits	1,882

Total Personnel Services	128,576

Maintenance and Other Operating Expenses
Supplies and Materials Expenses	216
Utility Expenses	302
Communication Expenses	671
Repairs and Maintenance	79
Taxes, Insurance Premiums and Other Fees	37

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Other Maintenance and Operating Expenses
Transportation and Delivery Expenses	36
Rent/Lease Expenses	674
Other Maintenance and Operating Expenses	11,030

Total Maintenance and Other Operating Expenses	13,045

Total Current Operating Expenditures	141,621

Capital Outlays
Property, Plant and Equipment Outlay
Transportation Equipment Outlay	3,300

TOTAL CAPITAL OUTLAYS	3,300

TOTAL NEW APPROPRIATIONS	144,921

C. SANDIGANBAYAN

For general administration and support, support to operations, and operations, as indicated hereunder	₱	1,365,564,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	470,432,000	₱	178,497,000	₱	50,250,000	₱	699,179,000
Support to Operations		18,827,000		9,100,000				27,927,000
Operations		304,762,000		106,946,000		226,750,000		638,458,000

SANDIGANBAYAN ADJUDICATION PROGRAM		304,762,000		106,946,000		226,750,000		638,458,000

TOTAL NEW APPROPRIATIONS	₱	794,021,000	₱	294,543,000	₱	277,000,000	₱	1,365,564,000

Special Provision(s)

1. Administration of Appropriations. The appropriations provided herein for the Sandiganbayan shall be administered by the Presiding Justice of Sandiganbayan, subject to the provisions of P.D. No. 985, as amended, E.O. No. 292, s. 1987, and other budgeting, accounting and auditing rules and regulations.

2. Non-Recurring Expenses. All non-recurring items of appropriations authorized herein such as, but not limited to, foreign-assisted projects and locally-funded projects, shall not form part of the Sandiganbayan’s appropriations that may not be reduced by Congress under Section 3, Article VIII of the Constitution. The Supreme Court en banc, through a resolution, shall affirm the items of appropriation in the Judiciary’s budget that are non-recurring, as defined above, and which shall not be considered in the total appropriations that may not be reduced.

3. Payment of Adjusted Pension. The amounts appropriated herein for payment of pensions to retired Justices shall be adjusted at the rates authorized under Section 3-A of R.A. No. 910, as amended, and implemented by SC A.M. No. 91-8-225-C.A.

JANUARY 6, 2020	OFFICIAL GAZETTE	395

THE JUDICIARY

4. Reporting and Posting Requirements. The Sandiganbayan shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) Sandiganbayan’s website

The Sandiganbayan shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee an Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

5. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	320,222,000	₱	178,497,000	₱	50,250,000	₱	548,969,000
Administration of Personnel Benefits		150,210,000						150,210,000

Sub Total, General Administration and Support		470,432,000		178,497,000		50,250,000		699,179,000

Support to Operations
Legal and Compliance Services		18,827,000		9,100,000				27,927,000

Sub-Total, Support to Operations		18,827,000		9,100,000				27,927,000

Operations
Judgment of Graft and Corrupt Practices Committed by Public Officials and Employees Independently, Effectively and Efficiently Rendered		304,762,000		106,946,000		226,750,000		638,458,000

SANDIGANBAYAN ADJUDICATION PROGRAM		304,762,000		106,946,000		226,750,000		638,458,000

CASE MANAGEMENT SUB-PROGRAM		45,147,000		30,080,000				75,227,000

Docketing, Processing, Reporting and Calendaring of Cases for wearing and Conduct of Proceedings		45,147,000		30,080,000				75,227,000
TRIAL MANAGEMENT SUB-PROGRAM		40,927,000		13,560,000				54,487,000

Trial of Cases, Preparation and Promulgation of Decisions and Issuance Processes		40,927,000		13,560,000				54,487,000

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CASE DISPOSITION MANAGEMENT SUB-PROGRAM		218,688,000		63,306,000		29,351,000		311,345,000

Review of Case Records, Drafting and Promulgation of Decisions or Resolutions Disposing Cases		218,688,000		63,306,000		29,351,000		311,345,000
Project(s)
Locally-Funded Project(s)
Construction of Sandiganbayan Building II						147,399,000		147,399,000
Completion of Sandiganbayan Building, Baguio City						50,000,000		50,000,000

Sub-Total, Operations		304,762,000		106,946,000		226,750,000		638,458,000

TOTAL NEW APPROPRIATIONS	₱	794,021,000	₱	294,543,000	₱	277,000,000	₱	1,365,564,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	220,527
Creation of New Positions	25,168
Reclassification of Positions	22,987

Total Permanent Positions	268,682

Other Compensation Common to All
Personnel Economic Relief Allowance	9,744
Representation Allowance	7,554
Transportation Allowance	7,554
Clothing and Uniform Allowance	2,436
Mid-Year Bonus - Civilian	18,378
Year End Bonus	18,378
Cash Gift	2,030
Step Increment	552
Productivity Enhancement Incentive	2,030

Total Other Compensation Common to All	68,656

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	222
Longevity Pay	5,221
Lump-sum for filling of Positions - Civilian	131,463
Other Personnel Benefits	183,631

JANUARY 6, 2020	OFFICIAL GAZETTE	397

THE JUDICIARY

Total Other Compensation for Specific Groups	320,537

Other Benefits
PAG-IBIG Contributions	488
PhilHealth Contributions	1,781
Employees Compensation Insurance Premiums	488
Retirement Gratuity	12,265
Loyalty Award - Civilian	240
Terminal Leave	22,876

Total Other Benefits	38,138

Non-Permanent Positions	29,687

Other Personnel Benefits
Pension, Civilian Personnel	68,321

Total Other Personnel Benefits	68,321

Total Personnel Services	794,021

Maintenance and Other Operating Expenses
Travelling Expenses	20,554
Training and Scholarship Expenses	17,098
Supplies and Materials Expenses	74,291
Utility Expenses	25,767
Communication Expenses	15,949
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	5,038
Professional Services	7,406
General Services	21,015
Repairs and Maintenance	45,211
Taxes, Insurance Premiums and Other Fees	5,918
Other Maintenance and Operating Expenses
Advertising Expenses	252
Printing and Publication Expenses	213
Representation Expenses	2,976
Transportation and Delivery Expenses	135
Rent/Lease Expenses	5,840
Subscription Expenses	461
Donations	5
Other Maintenance and Operating Expenses	46,414

Total Maintenance and Other Operating Expenses	294,543

Total Current Operating Expenditures	1,088,564

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	197,399
Machinery and Equipment Outlay	66,931

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Transportation Equipment Outlay	6,400
Furniture, fixtures and Books Outlay	6,270

Total Capital Outlays	277,000

TOTAL NEW APPROPRIATIONS	1,365,564

D. COURT OF APPEALS

For general administration and support, and operations, as indicated hereunder	₱	3,087,421,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	1,195,918,000	₱	413,618,000	₱	100,000,000	₱	1,709,536,000
Operations		706,234,000		186,254,000		485,397,000		1,377,885,000

APPELLATE ADJUDICATION PROGRAM		706,234,000		186,254,000		485,397,000		1,377,885,000

TOTAL NEW APPROPRIATIONS	₱	1,902,152,000	₱	599,872,000	₱	585,397,000	₱	3,087,421,000

Special Provision(s)

1. Administration of Appropriations. The appropriations provided herein for the Court of Appeals shall be administered by the Presiding Justice of the Court of Appeals, subject to the provisions of P.D. No. 985, as amended, E.O. No. 292, s. 1987, and other budgeting, accounting and auditing rules and regulations.

2. Non-Recurring Expenses. All non-recurring items of appropriations authorized herein such as, but not limited to, foreign-assisted projects and locally-funded projects, shall not form part of the Court of Appeals’ appropriations that may not be reduced by Congress under Section 3, Article VIII of the Constitution. The Supreme Court en banc, through a resolution, shall affirm the items of appropriation in the Judiciary’s budget that are non-recurring, as defined above, and which shall not be considered in the total appropriations that may not be reduced.

3. Payment of Adjusted Pension. The amounts appropriated herein for payment of pensions to retired Justices shall be adjusted at the rates authorized under Section 3-A of R.A. No. 910, as amended, and implemented by SC A.M. No. 91-8-225-C.A.

4. Reporting and Posting Requirements. The Court of Appeals shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) Court of Appeals’ website

The Court of Appeals shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippiues, House Committee on Appropriations, Senate Committee on Finance, and other offices where submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

5. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

JANUARY 6, 2020	OFFICIAL GAZETTE	399

THE JUDICIARY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱871,619,000	₱	413,618,000	₱	100,000,000	₱	1,385,237,000
Administration of Personnel Benefits		324,299,000						324,299,000

Sub-Total, General Administration and Support		1,195,918,000		413,618,000		100,000,000		1,709,536,000

Operations
Judgment of Cases Independently, Effectively and Efficiently Rendered		706,234,000		186,254,000		485,397,000		1,377,885,000

APPELLATE ADJUDICATION PROGRAM		706,234,000		186,254,000		485,397,000		1,377,885,000

Adjudication of Appealed and Other Court Cases		706,234,000		186,254,000		485,397,000		1,377,885,000

Sub-total, Operations		706,234,000		186,254,000		485,397,000		1,377,885,000

TOTAL NEW APPROPRIATIONS	₱	1,902,152,000	₱	599,872,000	₱	585,397,000	₱	3,087,421,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	886,882
Creation of Positions	25,555
Reclassification of Positions	42,174

Total Permanent Positions	954,611

Other Compensation Common to All
Personnel Economic Relief Allowance	35,304
Representation Allowance	25,602
Transportation Allowance	25,602
Clothing and Uniform Allowance	8,826

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Mid-Year Bonus - Civilian	73,907
Year End Bonus	73,907
Cash Gift	7,355
Step Increment	2,217
Productivity Enhancement Incentive	7,355

Total Other Compensation Common to All	260,075

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	844
Longevity Pay	30,946
Allowance of Attorney’s de Officio	13
Lump-sum for filling of Positions - Civilian	209,269

Total Other Compensation for Specific Groups	241,072

Other Benefits
PAG-IBIG Contributions	1,765
PhilHealth Contributions	6,547
Employees Compensation Insurance Premiums	1,765
Retirement Gratuity	63,481
Loyalty Award - Civilian	1,490
Terminal Leave	51,549

Total Other Benefits	126,597

Non-Permanent Positions	4,851

Other Personnel Benefits
Pension, Civilian Personnel	314,946

Total Other Personnel Benefits	314,946

Total Personnel Services	1,902,152

Maintenance and Other Operating Expenses
Travelling Expenses	34,032
Training and Scholarship Expenses	15,640
Supplies and Materials Expenses	121,021
Utility Expenses	92,564
Communication Expenses	32,488
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	14,832
Professional Services	61,261
General Services	39,638
Repairs and Maintenance	55,195
Taxes, Insurance Premiums and Other Fees	5,443
Other Maintenance and Operating Expenses
Advertising Expenses	1,869
Printing and Publication Expenses	866
Transportation and Delivery Expenses	825
Rent/Lease Expenses	23,232
Membership Dues and Contributions to Organizations	60

JANUARY 6, 2020	OFFICIAL GAZETTE	401

THE JUDICIARY

Subscription Expenses	19,798
Other Maintenance and Operating Expenses	81,108

Total Maintenance and Other Operating Expenses	599,872

Total Current Operating Expenses	2,502,024

Capital Outlays
Property, Plant and Equipment Outlay
Land Outlay	214,290
Buildings and Other Structures	271,107
Machinery Equipment Outlay	100,000

Total Capital Outlays	585,397

TOTAL NEW APPROPRIATIONS	3,087,421

E. COURT OF TAX APPEALS

For general administration and support, and operations, as indicated hereunder	₱577,897,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	332,971,000	₱	42,796,000	₱	14,944,000	₱	390,711,000
Operations		109,798,000		49,596,000		27,792,000		187,186,000

TAX APPELLATE ADJUDICATION PROGRAM		109,798,000		49,596,000		27,792,000		187,186,000

TOTAL NEW APPROPRIATIONS	₱	442,769,000	₱	92,392,000	₱	42,736,000	₱	577,897,000

Special Provision(s)

1. Administration of Appropriations. The appropriations provided herein for the Court of Tax Appeals shall be administered by the Presiding Justice of the Court of Tax Appeals, subject to the provisions of P.D. No. 985, as amended, E.O. No. 292, s. 1987, and other budgeting, accounting and auditing rules and regulations.

2. Non-Recurring Expenses. All non-recurring items of appropriations authorized herein such as, but not limited to, foreign-assisted projects and locally-funded projects, shall not form part of the Court of Tax Appeal’s appropriations that may not be reduced by Congress under Section 3, Article VIII of the Constitution. The Supreme Court en banc, through a resolution, shall affirm the items of appropriation in the Judiciary’s budget that are non-recurring, as defined above, and which shall not be considered in the total appropriations that may not be reduced.

3. Payment of Adjusted Pension. The amounts appropriated herein for payment of pensions to retired Justices shall be adjusted at the rates authorized under Section 3-A of R.A. No. 910, as amended, and implemented by SC A.M. No. 91-8-225-C.A.

4. Reporting and Posting Requirements. The Court of Tax Appeals (CTA) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) CTA’s website

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The CTA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

5. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	221,320,000	₱	42,796,000	₱	14,944,000	₱	279,060,000
Administration of Personnel Benefits		111,651,000						111,651,000

Sub-Total, General Administration and Support		332,971,000		42,796,000		14,944,000		390,711,000

Operations
Judgment of Tax Cases Independently, Effectively and Efficiently Administered		109,798,000		49,596,000		27,792,000		187,186,000

TAX APPELLATE ADJUDICATION PROGRAM		109,798,000		49,596,000		27,792,000		187,186,000

Adjudication of Tax, Customs and Assessment Cases		109,798,000		49,596,000		27,792,000		187,186,000

Sub-total, Operations		109,798,000		49,596,000		27,792,000		187,186,000

TOTAL NEW APPROPRIATIONS	₱	442,769,000	₱	92,392,000	₱	42,736,000	₱	577,897,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	167,321
Creation of New Positions	57,891

Total Permanent Positions	225,212

JANUARY 6, 2020	OFFICIAL GAZETTE	403

THE JUDICIARY

Other Compensation Common to All
Personnel Economic Relief Allowance	6,276
Representation Allowance	5,292
Transportation Allowance	5,292
Clothing and Uniform Allowance	1,572
Mid-Year Bonus - Civilian	13,944
Year End Bonus	13,944
Cash Gift	1,310
Step Increment	4,096
Productivity Enhancement Incentive	1,310

Total Other Compensation Common to All	53,036

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	543
Longevity Pay	4,205
Lump-sum for filling of Positions - Civilian	61,740

Total Other Compensation for Specific Groups	66,488

Other Benefits
PAG-IBIG Contributions	314
PhilHealth Contributions	1,287
Employees Compensation Insurance Premiums	314
Retirement Gratuity	29,362
Loyalty Award - Civilian	270
Terminal Leave	20,549

Total Other Benefits	52,096

Other Personnel Benefits
Pension, Civilian Personnel	45,937

Total Other Personnel Benefits	45,937

Total Personnel Services	442,769

Maintenance and Other Operating Expenses
Travelling Expenses	3,280
Training and Scholarship Expenses	13,175
Supplies and Materials Expenses	11,924
Utility Expenses	16,324
Communication Expenses	5,440
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	3,206
Professional Services	2,645
General Services	10,940
Repairs and Maintenance	5,457
Taxes, Insurance Premiums and Other Fees	4,002
Other Maintenance and Operating Expenses
Advertising Expenses	1,259
Printing and Publication Expenses	180
Representation Expenses	8,906

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Transportation and Delivery Expenses	1,814
Rent/Lease Expenses	3,158
Membership Dues and Contributions to Organizations	285
Subscription Expenses	397

Total Maintenance and Other Operating Expenses	92,392

Total Current Operating Expenditures	535,161

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	39,126
Furniture, Fixtures and Books Outlay	1,458
Intangible Assets Outlay	2,152

Total Capital Outlays	42,736

TOTAL NEW APPROPRIATIONS	577,897

JANUARY 6, 2020	OFFICIAL GAZETTE	405
THE JUDICIARY

GENERAL SUMMARY

THE JUDICIARY

		Current Operating Expenditures
		Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A.	SUPREME COURT OF THE PHILIPPINES AND THE LOWER COURTS	₱	27,262,339,000	₱	6,299,654,000	₱	1,433,825,000	₱	34,995,818,000
B.	PRESIDENTIAL ELECTORAL TRIBUNAL		128,576,000		13,045,000		3,300,000		144,921,000
C.	SANDIGANBAYAN		794,021,000		294,543,000		277,000,000		1,365,564,000
D.	COURT OF APPEALS		1,902,152,000		599,872,000		585,397,000		3,087,421,000
E.	COURT OF TAX APPEALS		442,769,000		92,392,000		42,736,000		577,897,000

TOTAL NEW APPROPRIATIONS, THE JUDICIARY		₱	30,529,857,000	₱	7,299,506,000	₱	2,342,258,000	₱	40,171,621,000

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XXXI. CIVIL SERVICE COMMISSION

A. CIVIL SERVICE COMMISSION

For general administration and support, support to operations, and operations, including locally funded project, as indicated hereunder	₱1,602,103,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support		₱516,337,000	₱	230,151,000	₱	9,000	₱	9,969,000		₱756,466,000
Support to Operations		34,453,000		6,298,000						40,751,000
Operations		702,171,000		102,715,000						804,886,000

CIVIL SERVICE HUMAN RESOURCE GOVERNANCE PROGRAM		34,513,000		56,213,000						90,726,000
CIVIL SERVICE PROFESSIONALIZATION AND WORKPLACE COOPERATION PROGRAM		535,210,000		39,201,000						574,411,000
ADMINISTRATIVE JUSTICE PROGRAM		132,448,000		7,301,000						139,749,000

TOTAL NEW APPROPRIATIONS	₱	1,252,961,000	₱	339,164,000	₱	9,000	₱	9,969,000	₱	1,602,103,000

Special Provision(s)

1. Organizational Structure. Notwithstanding any provision of law to the contrary and within the limits of appropriations in this Act, the Chairperson of CSC is hereby authorized to:

(a)	formulate and implement the CSC’s organizational structure;

(b)	fix and determine the salaries, allowances and other benefits of CSC personnel in accordance with the rates and levels authorized under R.A. No. 6758, as amended, and R.A. No. 6686, as amended; and

(c)	create new positions, transfer an item or make other adjustments in the Personnel Services itemization, whenever public interest so requires.

Implementation of the foregoing shall be subject to: (i) compliance with organization, staffing and position classification and compensation standards of the DBM; (ii) scrap and build policy; and (iii) submission to DBM of a resolution stating the changes in the organization and staffing in accordance with the foregoing standards and policy for proper documentation.

The officials and employees whose positions are affected by a reorganization shall be granted retirement benefits or separation pay in accordance with existing laws, which shall be payable from any unexpended balance of, or savings in the appropriations of the CSC.

2. Use of Savings. The Chairperson of CSC is hereby authorized to use savings to augment actual deficiencies in its appropriations in accordance with Section 25 (5), Article VI of the Constitution and the General Provisions of this Act.

3. Reporting and Posting Requirements. The CSC shall submit quarterly reports on its financial and physical accomplishments within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	CSC’s website

JANUARY 6, 2020	OFFICIAL GAZETTE	407
CIVIL SERVICE COMMISSION

The CSC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Programs and Specific Activities. The amounts appropriated herein for the programs of the agency shall be used specifically for the following activities in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
			Maintenance and Other Operating Expenses

	Personnel Services				Financial Expenses		Capital Outlays
									Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	347,842,000	₱	230,151,000	₱	9,000	₱	9,969,000	₱	587,971,000

National Capital Region (NCR)		219,249,000		205,630,000		9,000		9,969,000		434,857,000

Central Office		205,981,000		199,240,000		9,000		9,969,000		415,199,000
Regional Office - NCR		13,268,000		6,390,000						19,658,000
Region I - Ilocos		6,550,000		2,153,000						8,703,000

Regional Office - I		6,550,000		2,153,000						8,703,000
Cordillera Administrative Region (CAR)		8,706,000		1,358,000						10,064,000

Regional Office - CAR		8,706,000		1,358,000						10,064,000
Region II - Cagayan Valley		5,569,000		1,334,000						6,903,000

Regional Office - II		5,569,000		1,334,000						6,903,000
Region III - Central Luzon		7,272,000		1,792,000						9,064,000

Regional Office - III		7,272,000		1,792,000						9,064,000
Region IVA - CALABARZON		10,786,000		2,115,000						12,901,000

Regional Office - IVA		10,786,000		2,115,000						12,901,000
Region V - Bicol		9,209,000		1,884,000						11,093,000

Regional Office - V		9,209,000		1,884,000						11,093,000
Region VI - Western Visayas		9,092,000		1,748,000						10,840,000

Regional Office - VI		9,092,000		1,748,000						10,840,000

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Region VII - Central Visayas	8,550,000	2,010,000			10,560,000

Regional Office - VII	8,550,000	2,010,000			10,560,000
Region VIII - Eastern Visayas	8,734,000	1,913,000			10,647,000

Regional Office - VIII	8,734,000	1,913,000			10,647,000
Region IX - Zanboanga Peninsula	9,019,000	1,211,000			10,230,000

Regional Office - IX	9,019,000	1,211,000			10,230,000
Region X - Northern Mindanao	9,540,000	1,856,000			11,396,000

Regional Office - X	9,540,000	1,856,000			11,396,000
Region XI - Davao	9,596,000	1,625,000			11,221,000

Regional Office - XI	9,596,000	1,625,000			11,221,000
Region XII - SOCCSKSARGEN	8,010,000	933,000			8,943,000

Regional Office - XII	8,010,000	933,000			8,943,000
Region XIII - CARAGA	9,770,000	1,577,000			11,347,000

Regional Office - XIII	9,770,000	1,577,000			11,347,000
Autonomous Region in Muslim Mindanao (ARMM)	8,190,000	1,012,000			9,202,000

Regional Office - ARMM	8,190,000	1,012,000			9,202,000
Administration of Personnel Benefits	168,495,000				168,495,000

National Capital Region (NCR)	159,889,000				159,889,000

Central Office	159,889,000				159,889,000
Cordillera Administrative Region (CAR)	1,818,000				1,818,000

Regional Office - CAR	1,818,000				1,818,000
Region V - Bicol	1,079,000				1,079,000

Regional Office - V	1,079,000				1,079,000
Region VI - Western Visayas	1,247,000				1,247,000

Regional Office - VI	1,247,000				1,247,000
Region XI - Davao	2,714,000				2,714,000

Regional Office - XI	2,714,000				2,714,000
Region XII - SOCCSKSARGEN	1,748,000				1,748,000

Regional Office - XII	1,748,000				1,748,000

Sub-total, General Administration and Support	516,337,000	230,151,000	9,000	9,969,000	756,466,000

JANUARY 6, 2020	OFFICIAL GAZETTE	409
CIVIL SERVICE COMMISSION

Support to Operations
Corporate Communication, Internal Planning, Internal Audit, ICT Management, and Commission Secretariat and Legislative/External Relations Activities	34,453,000	6,298,000	40,751,000

National Capital Region (NCR)	34,453,000	6,298,000	40,751,000

Central Office	34,453,000	6,298,000	40,751,000

Sub-total, Support to Operations	34,453,000	6,298,000	40,751,000

Operations
Improved Quality of Civil Servants	702,171,000	102,715,000	804,886,000

CIVIL SERVICE HUMAN RESOURCE GOVERNANCE PROGRAM	34,513,000	56,213,000	90,726,000

CIVIL SERVICE HR POLICY AND INFORMATION MANAGEMENT SUB-PROGRAM	20,825,000	17,051,000	37,876,000

HR Accreditation and HR Policy Research Development, Implementation, and Monitoring and Evaluation	19,845,000	16,181,000	36,026,000

National Capital Region (NCR)	19,845,000	5,667,000	25,512,000

Central Office	19,845,000	4,424,000	24,269,000
Regional Office - NCR		1,243,000	1,243,000
Region I - Ilocos		613,000	613,000

Regional Office - I		613,000	613,000
Cordillera Administrative Region (CAR)		684,000	684,000

Regional Office - CAR		684,000	684,000
Region II - Cagayan Valley		628,000	628,000

Regional Office - II		628,000	628,000
Region III - Central Luzon		949,000	949,000

Regional Office - III		949,000	949,000
Region IVA - CALABARZON		1,336,000	1,336,000

Regional Office - IVA		1,336,000	1,336,000
Region V - Bicol		711,000	711,000

Regional Office - V		711,000	711,000

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Region VI - Western Visayas		927,000	927,000

Regional Office - VI		927,000	927,000
Region VII - Central Visayas		626,000	626,000

Regional Office - VII		626,000	626,000
Region VIII - Eastern Visayas		755,000	755,000

Regional Office - VIII		755,000	755,000
Region IX - Zamboanga Peninsula		449,000	449,000

Regional Office - IX		449,000	449,000
Region X - Northern Mindanao		590,000	590,000

Regional Office - X		590,000	590,000
Region XI - Davao		722,000	722,000

Regional Office - XI		722,000	722,000
Region XII - SOCCSKSARGEN		664,000	664,000

Regional Office - XII		664,000	664,000
Region XIII - CARAGA		472,000	472,000

Regional Office - XIII		472,000	472,000
Autonomous Region in Muslim Mindanao (ARMM)		388,000	388,000

Regional Office - ARMM		388,000	388,000
Government HR Records Management and Government HR Inventory	980,000	870,000	1,850,000

National Capital Region (NCR)	980,000	870,000	1,850,000

Central Office	980,000	870,000	1,850,000
PUBLIC ASSISTANCE SUB-PROGRAM	13,688,000	39,162,000	52,850,000

Public Assistance and Contact Center ng Bayan Operations/Services	13,688,000	5,610,000	19,298,000

National Capital Region (NCR)	13,688,000	5,610,000	19,298,000

Central Office	13,688,000	5,610,000	19,298,000
Project(s)
Locally-Funded Project(s)		33,552,000	33,552,000

Implementation of R.A. No. 9485 Otherwise Known as the “Anti-Red Tape Act of 2007”		33,552,000	33,552,000

JANUARY 6, 2020	OFFICIAL GAZETTE	411
CIVIL SERVICE COMMISSION

National Capital Region (NCR)		33,552,000	33,552,000

Central Office		33,552,000	33,552,000
CIVIL SERVICE PROFESSIONALIZATION AND WORKPLACE COOPERATION PROGRAM	535,210,000	39,201,000	574,411,000

CIVIL SERVICE PROFESSIONALIZATION SUB-PROGRAM	398,095,000	21,795,000	419,890,000

Grant of Eligibility (Via Eligibility Examinations and Special Laws), Appointments Validation/ Attestation and Rewards and Recognition / Honor Awards	398,095,000	21,795,000	419,890,000

National Capital Region (NCR)	86,193,000	18,816,000	105,009,000

Central Office	28,495,000	18,386,000	46,881,000
Regional Office - NCR	57,698,000	430,000	58,128,000
Region I - Ilocos	15,531,000	330,000	15,861,000

Regional Office - I	15,531,000	330,000	15,861,000
Cordillera Administrative Region (CAR)	20,106,000	190,000	20,296,000

Regional Office - CAR	20,106,000	190,000	20,296,000
Region II - Cagayan Valley	15,527,000	181,000	15,708,000

Regional Office - II	15,527,000	181,000	15,708,000
Region III - Central Luzon	25,335,000	250,000	25,585,000

Regional Office - III	25,335,000	250,000	25,585,000
Region IVA - CALABARZON	30,708,000	290,000	30,998,000

Regional Office - IVA	30,708,000	290,000	30,998,000
Region V - Bicol	21,382,000	200,000	21,582,000

Regional Office - V	21,382,000	200,000	21,582,000
Region VI - Western Visayas	25,090,000	186,000	25,276,000

Regional Office - VI	25,090,000	186,000	25,276,000
Region VII - Central Visayas	24,367,000	190,000	24,557,000

Regional Office - VII	24,367,000	190,000	24,557,000
Region VIII - Eastern Visayas	22,299,000	197,000	22,496,000

Regional Office - VIII	22,299,000	197,000	22,496,000

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Region IX - Zamboanga Peninsula	15,987,000	193,000	16,180,000

Regional Office - IX	15,987,000	193,000	16,180,000
Region X - Northern Mindanao	19,251,000	137,000	19,388,000

Regional Office - X	19,251,000	137,000	19,388,000
Region XI - Davao	20,807,000	143,000	20,950,000

Regional Office - XI	20,807,000	143,000	20,950,000
Region XII - SOCCSKSARGEN	20,069,000	150,000	20,219,000

Regional Office - XII	20,069,000	150,000	20,219,000
Region XIII - CARAGA	17,304,000	112,000	17,416,000

Regional Office - XIII	17,304,000	112,000	17,416,000
Autonomous Region in Muslim Mindanao (ARMM)	18,139,000	230,000	18,369,000

Regional Office - ARMM	18,139,000	230,000	18,369,000
CIVIL SERVICE CAPABILITY BUILDING SUB-PROGRAM	123,867,000	15,679,000	139,546,000

Competency-based learning and development including GAD mainstreaming	123,867,000	15,679,000	139,546,000

National Capital Region (NCR)	25,252,000	9,378,000	34,630,000

Central Office	18,580,000	8,745,000	27,325,000
Regional Office - NCR	6,672,000	633,000	7,305,000
Region I - Ilocos	8,187,000	399,000	8,586,000

Regional Office - I	8,187,000	399,000	8,586,000
Cordillera Administrative Region (CAR)	6,087,000	336,000	6,423,000

Regional Office - CAR	6,087,000	336,000	6,423,000
Region II - Cagayan Valley	6,134,000	301,000	6,435,000

Regional Office - II	6,134,000	301,000	6,435,000
Region III - Central Luzon	8,151,000	618,000	8,769,000

Regional Office - III	8,151,000	618,000	8,769,000
Region IVA - CALABARZON	4,576,000	736,000	5,312,000

Regional Office - IVA	4,576,000	736,000	5,312,000
Region V - Bicol	7,372,000	400,000	7,772,000

Regional Office - V	7,372,000	400,000	7,772,000

JANUARY 6, 2020	OFFICIAL GAZETTE	413
CIVIL SERVICE COMMISSION

Region VI - Western Visayas	6,645,000	474,000	7,119,000

Regional Office - VI	6,645,000	474,000	7,119,000
Region VII - Central Visayas	6,277,000	473,000	6,750,000

Regional Office - VII	6,277,000	473,000	6,750,000
Region VIII - Eastern Visayas	7,273,000	402,000	7,675,000

Regional Office - VIII	7,273,000	402,000	7,675,000
Region IX - Zamboanga Peninsula	6,201,000	339,000	6,540,000

Regional Office - IX	6,201,000	339,000	6,540,000
Region X - Northern Mindanao	5,823,000	406,000	6,229,000

Regional Office - X	5,823,000	406,000	6,229,000
Region XI - Davao	7,776,000	369,000	8,145,000

Regional Office - XI	7,776,000	369,000	8,145,000
Region XII - SOCCSKSARGEN	7,054,000	337,000	7,391,000

Regional Office - XII	7,054,000	337,000	7,391,000
Region XIII - CARAGA	6,692,000	354,000	7,046,000

Regional Office - XIII	6,692,000	354,000	7,046,000
Autonomous Region in Muslim Mindanao (ARMM)	4,367,000	357,000	4,724,000

Regional Office - ARMM	4,367,000	357,000	4,724,000
PUBLIC SECTOR UNIONISM SUB-PROGRAM	13,248,000	1,727,000	14,975,000

Promoting and Harnessing Public Sector Unionism	13,248,000	1,727,000	14,975,000

National Capital Region (NCR)	13,248,000	1,082,000	14,330,000

Central Office	13,248,000	994,000	14,242,000
Regional Office - NCR		88,000	88,000
Region I - Ilocos		40,000	40,000

Regional Office - I		40,000	40,000
Cordillera Administrative Region (CAR)		30,000	30,000

Regional Office - CAR		30,000	30,000
Region II - Cagayan Valley		30,000	30,000

Regional Office - II		30,000	30,000

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Region III - Central Luzon		50,000	50,000

Regional Office - III		50,000	50,000
Region IVA - CALABARZON		65,000	65,000

Regional Office - IVA		65,000	65,000
Region V - Bicol		40,000	40,000

Regional Office - V		40,000	40,000
Region VI - Western Visayas		50,000	50,000

Regional Office - VI		50,000	50,000
Region VII - Central Visayas		40,000	40,000

Regional Office - VII		40,000	40,000
Region VIII - Eastern Visayas		40,000	40,000

Regional Office - VIII		40,000	40,000
Region IX - Zamboanga Peninsula		40,000	40,000

Regional Office - IX		40,000	40,000
Region X - Northern Mindanao		50,000	50,000

Regional Office - X		50,000	50,000
Region XI - Davao		50,000	50,000

Regional Office - XI		50,000	50,000
Region XII - SOCCSKSARGEN		40,000	40,000

Regional Office - XII		40,000	40,000
Region XIII - CARAGA		40,000	40,000

Regional Office - XIII		40,000	40,000
Autonomous Region in Muslim Mindanao (ARMM)		40,000	40,000

Regional Office - ARMM		40,000	40,000
ADMINISTRATIVE JUSTICE PROGRAM	132,448,000	7,301,000	139,749,000

Efficient and Effective Administrative Justice	132,448,000	7,301,000	139,749,000

National Capital Region (NCR)	57,670,000	3,569,000	61,239,000

Central Office	48,229,000	3,119,000	51,348,000
Regional Office - NCR	9,441,000	450,000	9,891,000

JANUARY 6, 2020	OFFICIAL GAZETTE	415
CIVIL SERVICE COMMISSION

Region I - Ilocos	5,976,000	149,000	6,125,000

Regional Office - I	5,976,000	149,000	6,125,000
Cordillera Administrative Region (CAR)	4,907,000	148,000	5,055,000

Regional Office - CAR	4,907,000	148,000	5,055,000
Region II - Cagayan Valley	6,444,000	141,000	6,585,000

Regional Office - II	6,444,000	141,000	6,585,000
Region III - Central Luzon	6,177,000	261,000	6,438,000

Regional Office - III	6,177,000	261,000	6,438,000
Region IVA - CALABARZON	7,088,000	497,000	7,585,000

Regional Office - IVA	7,088,000	497,000	7,585,000
Region V - Bicol	5,570,000	240,000	5,810,000

Regional Office - V	5,570,000	240,000	5,810,000
Region VI - Western Visayas	5,783,000	244,000	6,027,000

Regional Office - VI	5,783,000	244,000	6,027,000
Region VII - Central Visayas	3,157,000	240,000	3,397,000

Regional Office - VII	3,157,000	240,000	3,397,000
Region VIII - Eastern Visayas	4,987,000	240,000	5,227,000

Regional Office - VIII	4,987,000	240,000	5,227,000
Region IX - Zamboanga Peninsula	5,468,000	240,000	5,708,000

Regional Office - IX	5,468,000	240,000	5,708,000
Region X - Northern Mindanao	5,137,000	240,000	5,377,000

Regional Office - X	5,137,000	240,000	5,377,000
Region XI - Davao	4,653,000	250,000	4,903,000

Regional Office - XI	4,653,000	250,000	4,903,000
Region XII - SOCCSKSARGEN	2,152,000	240,000	2,392,000

Regional Office - XII	2,152,000	240,000	2,392,000
Region XIII - CARAGA	4,754,000	402,000	5,156,000

Regional Office - XIII	4,754,000	402,000	5,156,000
Autonomous Region in Muslim Mindanao (ARMM)	2,525,000	200,000	2,725,000

Regional Office - ARMM	2,525,000	200,000	2,725,000

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Sub-total, Operations		702,171,000		102,715,000						804,886,000

TOTAL NEW APPROPRIATIONS	₱	1,252,961,000	₱	339,164,000	₱	9,000	₱	9,969,000	₱	1,602,103,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	805,582

Total Permanent Positions	805,582

Other Compensation Common to All
Personnel Economic Relief Allowance	31 584
Representation Allowance	21,684
Transportation Allowance	20,694
Clothing and Uniform Allowance	7,896
Honoraria	625
Mid-Year Bonus - Civilian	67,134
Year End Bonus	67,134
Cash Gift	6,580
Per Diems	85
Step Increment	2,013
Productivity Enhancement Incentive	6,580

Total Other Compensation Common to All	232,009

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	37
Lump-sum for filling of Positions - Civilian	150,755

Total Other Compensation for Specific Groups	150,792

Other Benefits
PAG-IBIG Contributions	1,578
PhilHealth Contributions	6,877
Employees Compensation Insurance Premiums	1,578
Terminal Leave	17,740

Total Other Benefits	27,773

Non-Permanent Positions	3,958

JANUARY 6, 2020	OFFICIAL GAZETTE	417
CIVIL SERVICE COMMISSION

Other Personnel Benefits
Pension, Civilian Personnel	32,847

Total Other Personnel Benefits	32,847

Total Personnel Services	1,252,961

Maintenance and Other Operating Expenses
Travelling Expenses	31,059
Training and Scholarship Expenses	26,673
Supplies and Materials Expenses	44,799
Utility Expenses	29,000
Communication Expenses	37,635
Awards/Rewards and Prizes	24,165
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	6,366
Professional Services	20,340
General Services	27,316
Repairs and Maintenance	20,469
Financial Assistance/Subsidy	10,000
Taxes, Insurance Premiums and Other Fees	2,151
Labor and Wages	13,037
Other Maintenance and Operating Expenses
Advertising Expenses	6,358
Printing and Publication Expenses	3,764
Representation Expenses	14,857
Transportation and Delivery Expenses	8,243
Rent/Lease Expenses	4,271
Membership Dues and Contributions to Organizations	109
Subscription Expenses	6,833
Other Maintenance and Operating Expenses	1,719

TOTAL MAINTENANCE AND OTHER OPERATING EXPENSES	339,164

Financial Expenses
Other Financial Charges	9

Total Financial Expenses	9

Total Current Operating Expenditures	1,592,134

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	9,969

TOTAL CAPITAL OUTLAYS	9,969

TOTAL NEW APPROPRIATIONS	1,602,103

418	OFFICIAL GAZETTE	VOL. 116, NO. 1
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B. CAREER EXECUTIVE SERVICE BOARD

For general administration and support, support to operations and operations, as indicated hereunder	₱	90,012,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	14,538,000	₱	18,975,000	₱	1,000	₱	208,000	₱	33,722,000
Support to Operations		6,656,000		6,166,000		1,000				12,823,000
Operations		14,758,000		28,707,000		2,000				43,467,000

CAREER EXECUTIVE SCREENING AND DEVELOPMENT PROGRAM		14,758,000		28,707,000		2,000				43,467,000

TOTAL NEW APPROPRIATIONS	₱	35,952,000	₱	53,848,000	₱	4,000	₱	208,000	₱	90,012,000

Special Provision(s)

1. Reporting and Posting Requirements. The Career Executive Service Board (CESB) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	CESB’s website

The CESB shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2.     Appropriations for Programs and Specific Activities. The amounts appropriated herein for the programs of the agency shall be used specifically for the following activities in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	14,395,000	₱	18,975,000	₱	1,000	₱	208,000	₱	33,579,000
Administration of Personnel Benefits		143,000								143,000

Sub-total, General Administration and Support		14,538,000		18,975,000		1,000		208,000		33,722,000

JANUARY 6, 2020	OFFICIAL GAZETTE	419
CIVIL SERVICE COMMISSION

Support to Operations
Formulation, Implementation and Monitoring of Policies, Regulations, Rulings or Legal Opinions on the CES		4,404,000		1,632,000						6,036,000
Information Systems Development and Management		2,252,000		4,534,000		1,000				6,787,000

Sub-total, Support to Operations		6,656,000		6,166,000		1,000				12,823,000

Operations
Merit and Fitness System for Career Executive Service Officers Strengthened and Pool of Globally Competitive Career Executive Service Officers Sustained		14,758,000		28,707,000		2,000				43,467,000

CAREER EXECUTIVE SCREENING AND DEVELOPMENT PROGRAM		14,758,000		28,707,000		2,000				43,467,000

CES Eligibility Process and Appointment/Promotion in CESO Rank		4,566,000		13,157,000		1,000				17,724,000
CES Capacity Building		5,802,000		7,601,000						13,403,000
CES Performance Management and External Relations		4,390,000		7,949,000		1,000				12,340,000

Sub-total, Operations		14,758,000		28,707,000		2,000				43,467,000

TOTAL NEW APPROPRIATIONS	₱	35,952,000	₱	53,848,000	₱	4,000	₱	208,000	₱	90,012,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)

Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	27,345

Total Permanent Positions	27,345

Other Compensation Common to All
Personnel Economic Relief Allowance	1,152
Representation Allowance	582
Transportation Allowance	582
Clothing and Uniform Allowance	288
Mid-Year Bonus - Civilian	2,278
Year End Bonus	2,278

420	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Cash Gift	240
Per Diems	384
Step Increment	68
Productivity Enhancement Incentive	240

Total Other Compensation Common to All	8,092

Other Benefits
PAG-IBIG Contributions	58
PhilHealth Contributions	256
Employees Compensation Insurance Premiums	58
Terminal Leave	143

Total Other Benefits	515

Total Personnel Services	35,952

Maintenance and Other Operating Expenses
Travelling Expenses	3,810
Training and Scholarship Expenses	8,988
Supplies and Materials Expenses	9,150
Utility Expenses	2,264
Communication Expenses	2,294
Awards/Rewards and Prizes	912
Confidential, Intelligence and Extraordinary Expenses
Extraordinary and Miscellaneous Expenses	310
Professional Services	12,379
General Services	2,512
Repairs and Maintenance	5,841
Taxes, Insurance Premiums and Other Fees	617
Other Maintenance and Operating Expenses
Advertising Expenses	772
Printing and Publication Expenses	1,305
Representation Expenses	1,316
Transportation and Delivery Expenses	39
Membership Dues and Contributions to Organizations	18
Subscription Expenses	1,321

Total Maintenance and Other Expenses	53,848

Financial Expenses
Bank Charges	4

Total Financial Expenses	4

Total Current Operating Expenditures	89,804

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	208

TOTAL CAPITAL OUTLAYS	208

TOTAL NEW APPROPRIATIONS	90,012

JANUARY 6, 2020	OFFICIAL GAZETTE	421
CIVIL SERVICE COMMISSION

GENERAL SUMMARY CIVIL SERVICE COMMISSION

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
A. CIVIL SERVICE COMMISSION	₱	1,252,961,000	₱	339,164,000	₱	9,000	₱	9,969,000	₱	1,602,103,000
B. CAREER EXECUTIVE SERVICE BOARD		35,952,000		53,848,000		4,000		208,000		90,012,000

TOTAL NEW APPROPRIATIONS, CIVIL SERVICE COMMISSION	₱	1,288,913,000	₱	393,012,000	₱	13,000	₱	10,177,000	₱	1,692,115,000

422	OFFICIAL GAZETTE	VOL. 116, NO. 1
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XXXII. COMMISSION ON AUDIT

For general administration and support, support to operations, and operations, as indicated hereunder	₱	12,463,539,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	5,496,625,000	₱	502,977,000	₱	215,295,000	₱	6,214,897,000
Support to Operations		418,052,000		13,057,000				431,109,000
Operations		5,738,973,000		78,560,000				5,817,533,000

GOVERNMENT AUDITING PROGRAM		5,584,400,000		75,711,000				5,660,111,000
GOVERNMENT ACCOUNTANCY PROGRAM		52,311,000		868,000				53,179,000
GOVERNMENT FINANCIAL ADJUDICATION PROGRAM		102,262,000		1,981,000				104,243,000

TOTAL NEW APPROPRIATIONS	₱	11,653,650,000	₱	594,594,000	₱	215,295,000	₱	12,463,539,000

Special Provision(s)

1. Organizational Structure. Notwithstanding any provision of law to the contrary and within the limits of appropriations in this Act, the Chairperson of COA is hereby authorized to:

(a)	formulate and implement COA’s organizational structure;

(b)	fix and determine the salaries, allowances and other benefits of COA personnel in accordance with the rates and levels authorized under R.A. No. 6758, as amended, and R.A. No. 6686, as amended; and

(c)	create new positions, transfer an item or make other adjustments in the Personnel Services itemization, whenever public interest so requires.

Implementation of the foregoing shall be subject to: (i) compliance with organization, staffing and position classification and compensation standards of the DBM; (ii) scrap and build policy; and (iii) submission to DBM of a resolution stating the changes in the organization and staffing in accordance with the foregoing standards and policy for proper documentation.

The officials and employees whose positions are affected by a reorganization shall be granted retirement benefits or separation pay in accordance with existing laws, which shall be payable from any unexpended balance of, or savings in the appropriations of the COA.

2. Use of Savings. The Chairperson of COA is hereby authorized to use savings to augment actual deficiencies in accordance with Section 25 (5), Article VI of the Constitution and the General Provisions of this Act.

3. Appropriations for Auditing Services to LGUs. The amounts appropriated herein include the requirements for the audit of LGU accounts. The cost of auditing services rendered to LGUs shall be deducted from the national internal revenue tax collections and recorded in the National Treasury as income of the General Fund in accordance with Section 24(3) of P.D. No. 1445.

JANUARY 6, 2020	OFFICIAL GAZETTE	423
COMMISSION ON AUDIT

4. Assessments from Auditing Services to GOCCs. The COA shall assess GOCCs for the cost of audit services rendered in accordance with the provisions of E.O. No. 271, s. 1987. Proceeds from such assessments, including receipts derived from other sources authorized under P.D. No. 1445 shall be deposited with the National Treasury as income of the General Fund in accordance with Section 44, Chapter 5, Book VI of E.O. No. 292, s. 1987.

5. Submission of Annual Commission on Audit Report. The COA shall submit to the Congress and the President of the Philippines annual reports for each agency and instrumentality of the National Government, including GOCCs, LGUs and non-government entities subject to its audit, within one hundred twenty (120) days after the end of every fiscal year. The annual reports shall contain cumulative allotments, obligations incurred or liquidated, total disbursements, and the results of expended appropriations, including recommended measures necessary to improve their effectiveness and efficiency.

The Chairperson of COA and the Commission’s web administrator or his/her equivalent shall be responsible for ensuring that said reports are likewise posted on the COA website.

6. Reporting and Posting Requirements. The COA shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	COA’s website.

The COA shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

7. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	5,496,625,000	₱	502,977,000	₱	215,295,000	₱	6,214,897,000

General Management and Supervision		498,054,000		502,977,000		215,295,000		1,216,326,000

National Capital Region (NCR)		263,348,000		317,270,000		155,295,000		735,913,000

Central Office		263,348,000		317,270,000		155,295,000		735,913,000
Region I - Ilocos		19,276,000		11,715,000				30,991,000

Regional Office - I		19,276,000		11,715,000				30,991,000
Cordillera Administrative Region (CAR)		18,413,000		13,388,000				31,801,000

Regional Office - CAR		18,413,000		13,388,000				31,801,000
Region II - Cagayan Valley		17,089,000		13,083,000				30,172,000

Regional Office - II		17,089,000		13,083,000				30,172,000
Region III - Central Luzon		17,126,000		11,650,000				28,776,000

Regional Office - III		17,126,000		11,650,000				28,776,000
Region IVA - CALABARZON		20,617,000		8,789,000				29,406,000

Regional Office - IVA		20,617,000		8,789,000				29,406,000

424	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Region IVB - MIMAROPA		7,541,000		7,541,000

Regional Office - IVB		7,541,000		7,541,000
Region V - Bicol	16,627,000	13,151,000	12,000,000	41,778,000

Regional Office - V	16,627,000	13,151,000	12,000,000	41,778,000
Region VI - Western Visayas	15,302,000	13,732,000		29,034,000

Regional Office - VI	15,302,000	13,732,000		29,034,000
Region VII - Central Visayas	13,661,000	13,329,000	12,000,000	38,990,000

Regional Office - VII	13,661,000	13,329,000	12,000,000	38,990,000
Region VIII - Eastern Visayas	16,053,000	11,407,000	24,000,000	51,460,000

Regional Office - VIII	16,053,000	11,407,000	24,000,000	51,460,000
Region IX - Zamboanga Peninsula	11,665,000	10,529,000		22,194,000

Regional Office - IX	11,665,000	10,529,000		22,194,000
Region X - Northern Mindanao	14,308,000	11,217,000		25,525,000

Regional Office - X	14,308,000	11,217,000		25,525,000
Region XI - Davao	12,850,000	11,936,000		24,786,000

Regional Office - XI	12,850,000	11,936,000		24,786,000
Region XII - SOCCSKSARGEN	13,719,000	11,257,000		24,976,000

Regional Office - XII	13,719,000	11,257,000		24,976,000
Region XIII - CARAGA	13,790,000	12,618,000	12,000,000	38,408,000

Regional Office - XIII	13,790,000	12,618,000	12,000,000	38,408,000
Autonomous Region in Muslin Mindanao (ARMM)	14,210,000	10,365,000		24,575,000

Regional Office - ARMM	14,210,000	10,365,000		24,575,000
Administration of Personnel Benefits	4,998,571,000			4,998,571,000

National Capital Region (NCR)	4,998,571,000			4,998,571,000

Central Office	4,998,571,000			4,998,571,000

Sub-total, General Administration and Support	5,496,625,000	502,977,000	215,295,000	6,214,897,000

Support to Operations	418,052,000	13,057,000		431,109,000

Legal assistance services	161,558,000	366,000		161,924,000

National Capital Region (NCR)	48,567,000	230,000		48,797,000

JANUARY 6, 2020	OFFICIAL GAZETTE	425
COMMISSION ON AUDIT

Central Office	48,567,000	230,000	48,797,000
Region I - Ilocos	8,992,000	10,000	9,002,000

Regional Office - I	8,992,000	10,000	9,002,000
Cordillera Administrative Region (CAR)	8,075,000	10,000	8,085,000

Regional Office - CAR	8,075,000	10,000	8,085,000
Region II - Cagayan Valley	7,482,000	10,000	7,492,000

Regional Office - II	7,482,000	10,000	7,492,000
Region III - Central Luzon	9,493,000	10,000	9,503,000

Regional Office - III	9,493,000	10,000	9,503,000
Region IVA - CALABARZON	8,362,000	5,000	8,367,000

Regional Office - IVA	8,362,000	5,000	8,367,000
Region IVB - MIMAROPA		5,000	5,000

Regional Office - IVB		5,000	5,000
Region V - Bicol	8,394,000	10,000	8,404,000

Regional Office - V	8,394,000	10,000	8,404,000
Region VI - Western Visayas	8,976,000	10,000	8,986,000

Regional Office - VI	8,976,000	10,000	8,986,000
Region VII - Central Visayas	6,336,000	10,000	6,346,000

Regional Office - VII	6,336,000	10,000	6,346,000
Region VIII - Eastern Visayas	9,832,000	10,000	9,842,000

Regional Office - VIII	9,832,000	10,000	9,842,000
Region IX - Zamboanga Peninsula	6,852,000	8,000	6,860,000

Regional Office - IX	6,852,000	8,000	6,860,000
Region X - Northern Mindanao	7,713,000	10,000	7,723,000

Regional Office - X	7,713,000	10,000	7,723,000
Region XI - Davao	6,242,000	10,000	6,252,000

Regional Office - XI	6,242,000	10,000	6,252,000
Region XII - SOCCSKSARGEN	5,002,000	6,000	5,008,000

Regional Office - XII	5,002,000	6,000	5,008,000

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Region XIII - CARAGA	6,426,000	6,000	6,432,000

Regional Office - XIII	6,426,000	6,000	6,432,000
Autonomous Region in Muslim Mindanao (ARMM)	4,814,000	6,000	4,820,000

Regional Office - ARMM	4,814,000	6,000	4,820,000
Development, installation and maintenance of in-house financial and other management information systems	53,051,000	9,578,000	62,629,000

National Capital Region (NCR)	53,051,000	9,578,000	62,629,000

Central Office	53,051,000	9,578,000	62,629,000
Comprehensive training program for commission personnel, including the provision of auditing materials and the dissemination of information including laws, rules, and regulations	26,016,000	2,768,000	28,784,000

National Capital Region (NCR)	26,016,000	2,768,000	28,784,000

Central Office	26,016,000	2,768,000	28,784,000
Technical assistance rendered to the Commission	177,427,000	345,000	177,772,000

Region I - Ilocos	14,809,000	22,000	14,831,000

Regional Office - I	14,809,000	22,000	14,831,000
Cordillera Administrative Region (CAR)	16,982,000	27,000	17,009,000

Regional Office - CAR	16,982,000	27,000	17,009,000
Region II - Cagayan Valley	15,688,000	22,000	15,710,000

Regional Office - II	15,688,000	22,000	15,710,000
Region III - Central Luzon	17,481,000	22,000	17,503,000

Regional Office - III	17,481,000	22,000	17,503,000
Region IVA - CALABARZON	9,102,000	22,000	9,124,000

Regional Office - IVA	9,102,000	22,000	9,124,000
Region IVB - MIMAROPA		22,000	22,000

Regional Office - IVB		22,000	22,000
Region V - Bicol	11,881,000	22,000	11,903,000

Regional Office - V	11,881,000	22,000	11,903,000
Region VI - Western Visayas	11,496,000	22,000	11,518,000

Regional Office - VI	11,496,000	22,000	11,518,000

JANUARY 6, 2020	OFFICIAL GAZETTE	427
COMMISSION ON AUDIT

Region VII - Central Visayas	11,066,000	22,000	11,088,000

Regional Office - VII	11,066,000	22,000	11,088,000
Region VIII - Eastern Visayas	13,402,000	22,000	13,424,000

Regional Office - VIII	13,402,000	22,000	13,424,000
Region IX - Zamboanga Peninsula	11,670,000	22,000	11,692,000

Regional Office - IX	11,670,000	22,000	11,692,000
Region X - Northern Mindanao	12,147,000	22,000	12,169,000

Regional Office - X	12,147,000	22,000	12,169,000
Region XI - Davao	11,835,000	22,000	11,857,000

Regional Office - XI	11,835,000	22,000	11,857,000
Region XII - SOCCSKSARGEN	4,735,000	22,000	4,757,000

Regional Office - XII	4,735,000	22,000	4,757,000
Region XIII - CARAGA	8,448,000	22,000	8,470,000

Regional Office - XIII	8,448,000	22,000	8,470,000
Autonomous Region in Muslim Mindanao (ARMM)	6,685,000	10,000	6,695,000

Regional Office - ARMM	6,685,000	10,000	6,695,000

Sub-total, Support to Operations	418,052,000	13,057,000	431,109,000

Operations	5,738,973,000	78,560,000	5,817,533,000

Public accountability upheld and efficiency, economy and effectiveness of government programs improved	5,738,973,000	78,560,000	5,817,533,000

GOVERNMENT AUDITING PROGRAM	5,584,400,000	75,711,000	5,660,111,000

NATIONAL GOVERNMENT AUDITING SUB-PROGRAM	759,831,000	24,015,000	783,846,000

Audit of accounts and transactions of national government agencies, including government operations in foreign countries, conduct of fraud audit and audit of public debts; custody and preservation of vouchers and other supporting documents	683,587,000	22,342,000	705,929,000

National Capital Region (NCR)	683,587,000	2,695,000	686,282,000

Central Office	683,587,000	2,695,000	686,282,000
Region I - Ilocos		1,132,000	1,132,000

Regional Office - I		1,132,000	1,132,000

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Cordillera Administrative Region (CAR)	1,239,000	1,239,000

Regional Office - CAR	1,239,000	1,239,000
Region II - Cagayan Valley	1,458,000	1,458,000

Regional Office - II	1,458,000	1,458,000
Region III - Central Luzon	1,234,000	1,234,000

Regional Office - III	1,234,000	1,234,000
Region IVA - CALABARZON	1,269,000	1,269,000

Regional Office - IVA	1,269,000	1,269,000
Region IVB - MIMAROPA	1,238,000	1,238,000

Regional Office - IVB	1,238,000	1,238,000
Region V - Bicol	1,367,000	1,367,000

Regional Office - V	1,367,000	1,367,000
Region VI - Western Visayas	1,169,000	1,169,000

Regional Office - VI	1,169,000	1,169,000
Region VII - Central Visayas	1,269,000	1,269,000

Regional Office - VII	1,269,000	1,269,000
Region VIII - Eastern Visayas	1,333,000	1,333,000

Regional Office - VIII	1,333,000	1,333,000
Region IX - Zamboanga Peninsula	959,000	959,000

Regional Office - IX	959,000	959,000
Region X - Northern Mindanao	1,527,000	1,527,000

Regional Office - X	1,527,000	1,527,000
Region XI - Davao	1,532,000	1,532,000

Regional Office - XI	1,532,000	1,532,000
Region XII - SOCCSKSARGEN	969,000	969,000

Regional Office - XII	969,000	969,000
Region XIII - CARAGA	1,153,000	1,153,000

Regional Office - XIII	1,153,000	1,153,000
Autonomous Region in Muslim Mindanao (ARMM)	799,000	799,000

Regional Office - ARMM	799,000	799,000

JANUARY 6, 2020	OFFICIAL GAZETTE	429
COMMISSION ON AUDIT

Formulation and development of operating standards and administrative techniques for the implementation of accounting and auditing rules and regulations in national offices/agencies	76,244,000	1,673,000	77,917,000

National Capital Region (NCR)	76,244,000	1,673,000	77,917,000

Central Office	76,244,000	1,673,000	77,917,000
CORPORATE GOVERNMENT AUDITING SUB-PROGRAM	568,067,000	26,088,000	594,155,000

Audit of accounts and transactions of corporate government agencies and their subsidiaries, including government operations in foreign countries; custody and preservation of vouchers and other supporting documents	507,423,000	24,185,000	531,608,000

National Capital Region (NCR)	507,423,000	4,012,000	511,435,000

Central Office	507,423,000	4,012,000	511,435,000
Region I - Ilocos		1,573,000	1,573,000

Regional Office - I		1,573,000	1,573,000
Cordillera Administrative Region (CAR)		1,193,000	1,193,000

Regional Office - CAR		1,193,000	1,193,000
Region II - Cagayan Valley		1,686,000	1,686,000

Regional Office - II		1,686,000	1,686,000
Region III - Central Luzon		1,220,000	1,220,000

Regional Office - III		1,220,000	1,220,000
Region IVA - CALABARZON		971,000	971,000

Regional Office - IVA		971,000	971,000
Region IVB - MIMAROPA		1,102,000	1,102,000

Regional Office - IVB		1,102,000	1,102,000
Region V - Bicol		1,605,000	1,605,000

Regional Office - V		1,605,000	1,605,000
Region VI - Western Visayas		1,531,000	1,531,000

Regional Office - VI		1,531,000	1,531,000
Region VII - Central Visayas		1,192,000	1,192,000

Regional Office - VII		1,192,000	1,192,000

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Region VIII - Eastern Visayas		1,009,000	1,009,000

Regional Office - VIII		1,009,000	1,009,000
Region IX - Zamboanga Peninsula		1,383,000	1,383,000

Regional Office - IX		1,383,000	1,383,000
Region X - Northern Mindanao		1,241,000	1,241,000

Regional Office - X		1,241,000	1,241,000
Region XI - Davao		1,550,000	1,550,000

Regional Office - XI		1,550,000	1,550,000
Region XII - SOCCSKSARGEN		1,057,000	1,057,000

Regional Office - XII		1,057,000	1,057,000
Region XIII - CARAGA		1,132,000	1,132,000

Regional Office - XIII		1,132,000	1,132,000
Autonomous Region in Muslim Mindanao (ARMM)		728,000	728,000

Regional Office - ARMM		728,000	728,000

Formulation and development of operating standards and administrative techniques for the implementation of accounting and auditing rules and regulations in corporate government offices/agencies	60,644,000	1,903,000	62,547,000

National Capital Region (NCR)	60,644,000	1,903,000	62,547,000

Central Office	60,644,000	1,903,000	62,547,000
LOCAL GOVERNMENT AUDITING SUB-PROGRAM	4,028,322,000	12,670,000	4,040,992,000

Audit of accounts and transactions of local government units, custody and preservation of vouchers and other supporting documents	3,990,721,000	11,587,000	4,002,308,000

National Capital Region (NCR)	345,801,000	3,362,000	349,163,000

Central Office	345,801,000	3,362,000	349,163,000
Region I - Ilocos	326,572,000	517,000	327,089,000

Regional Office - I	326,572,000	517,000	327,089,000
Cordillera Administrative Region (CAR)	294,384,000	612,000	294,996,000

Regional Office - CAR	294,384,000	612,000	294,996,000

JANUARY 6, 2020	OFFICIAL GAZETTE	431
COMMISSION ON AUDIT

Region II - Cagayan Valley	297,233,000	545,000	297,778,000

Regional Office - II	297,233,000	545,000	297,778,000
Region III - Central Luzon	415,425,000	417,000	415,842,000

Regional Office - III	415,425,000	417,000	415,842,000
Region IVA - CALABARZON	134,411,000	415,000	134,826,000

Regional Office - IVA	134,411,000	415,000	134,826,000
Region IVB - MIMAROPA		524,000	524,000

Regional Office - IVB		524,000	524,000
Region V - Bicol	272,725,000	432,000	273,157,000

Regional Office - V	272,725,000	432,000	273,157,000
Region VI - Western Visayas	239,507,000	539,000	240,046,000

Regional Office - VI	239,507,000	539,000	240,046,000
Region VII - Central Visayas	170,761,000	629,000	171,390,000

Regional Office - VII	170,761,000	629,000	171,390,000
Region VIII - Eastern Visayas	292,683,000	544,000	293,227,000

Regional Office - VIII	292,683,000	544,000	293,227,000
Region IX - Zamboanga Peninsula	238,609,000	523,000	239,132,000

Regional Office - IX	238,609,000	523,000	239,132,000
Region X - Northern Mindanao	252,122,000	422,000	252,544,000

Regional Office - X	252,122,000	422,000	252,544,000
Region XI - Davao	209,250,000	612,000	209,862,000

Regional Office - XI	209,250,000	612,000	209,862,000
Region XII - SOCCSKSARGEN	150,931,000	530,000	151,461,000

Regional Office - XII	150,931,000	530,000	151,461,000
Region XIII - CARAGA	189,708,000	603,000	190,311,000

Regional Office - XIII	189,708,000	603,000	190,311,000
Autonomous Region in Muslim Mindanao (ARMM)	160,599,000	361,000	160,960,000

Regional Office - ARMM	160,599,000	361,000	160,960,000

432	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Formulation and development of operating standards and administrative techniques for the implementation of accounting and auditing rules and regulations in local government offices/agencies	37,601,000	1,083,000	38,684,000

National Capital Region (NCR)	37,601,000	1,083,000	38,684,000

Central Office	37,601,000	1,083,000	38,684,000
SPECIAL AUDIT SUB-PROGRAM	133,064,000	9,806,000	142,870,000

Special audit, fraud audit and performance audit conducted on some government agencies, as well as to non-government entities, concerning subsidies and fund transfers from the national government, payment of levies or government shares and financial operations of public utilities for rate determination purposes	133,064,000	9,806,000	142,870,000

National Capital Region (NCR)	133,064,000	9,806,000	142,870,000

Central Office	133,064,000	9,806,000	142,870,000
TECHNICAL SERVICES AND SYSTEMS AUDIT SUB-PROGRAM	95,116,000	3,132,000	98,248,000

Technical services necessary for the discharge of the Commission’s functions including monitoring, analysis and evaluation of prices of goods and services purchased by government agencies	95,116,000	3,092,000	98,208,000

National Capital Region (NCR)	95,116,000	3,092,000	98,208,000

Central Office	95,116,000	3,092,000	98,208,000
Information System/Technology Audit conducted on government agencies with computerized environment		20,000	20,000

National Capital Region (NCR)		20,000	20,000

Central Office		20,000	20,000
Consultancy services rendered to government agencies related to the design/development and installation of internal control systems		20,000	20,000

National Capital Region (NCR)		20,000	20,000

Central Office		20,000	20,000

JANUARY 6, 2020	OFFICIAL GAZETTE	433
COMMISSION ON AUDIT

GOVERNMENT ACCOUNTANCY PROGRAM		52,311,000		868,000				53,179,000

Preparation of annual and other financial reports as way be required of the Commission		45,425,000		394,000				45,819,000

National Capital Region (NCR)		45,425,000		394,000				45,819,000

Central Office		45,425,000		394,000				45,819,000
Formulation and development of accounting standards, policies, rules and regulations for implementation in government agencies				133,000				133,000

National Capital Region (NCR)				133,000				133,000

Central Office				133,000				133,000
Development, installation and maintenance of accounting-related information system for implementation in government agencies				25,000				25,000

National Capital Region (NCR]				25,000				25,000

Central Office				25,000				25,000
Maintenance of the general accounts of the government		6,886,000		316,000				7,202,000

National Capital Region (NCR)		6,886,000		316,000				7,202,000

Central Office		6,886,000		316,000				7,202,000
GOVERNMENT FINANCIAL ADJUDICATION PROGRAM		102,262,000		1,981,000				104,243,000

Adjudication of cases concerning settlement of all accounts pertaining to the revenue and receipts, and expenditures or uses of funds and property in the national, local and corporate agencies, as well as, money claims against the government		102,262,000		1,981,000				104,243,000

National Capital Region (NCR)		102,262,000		1,981,000				104,243,000

Central Office		102,262,000		1,981,000				104,243,000

Sub-total, Operations		5,738,973,000		78,560,000				5,817,533,000

Total Programs and Activities		11,653,650,000		594,594,000		215,295,000		12,463,539,000

TOTAL NEW APPROPRIATIONS	₱	11,653,650,000	₱	594,594,000	₱	215,295,000	₱	12,463,539,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

434	OFFICIAL GAZETTE	VOL. 116, NO. 1
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Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	5,188,081

Total Permanent Positions	5,188,081

Other Compensation Common to All
Personnel Economic Relief Allowance	199,680
Representation Allowance	94,465
Transportation Allowance	94,225
Clothing and Uniform Allowance	49,920
Mid-Year Bonus - Civilian	432,337
Year End Bonus	432,337
Cash Gift	41,600
Productivity Enhancement Incentive	41,600
Step Increment	12,974

Total Other Compensation Common to All	1,399,138

Other Compensation for Specific Groups
Lump-sum for filling of Positions - Civilian	4,629,840

Total Other Compensation for Specific Groups	4,629,840

Other Benefits
PAG-IBIG Contributions	9,983
PhilHealth Contributions	47,894
Employees Compensation Insurance Premiums	9,983
Retirement Gratuity	16,874
Terminal Leave	302,018

Total Other Benefits	386,752

Other Personnel Benefits
Pension, Civilian Personnel	49,839

Total Other Personnel Benefits	49,839

Total Personnel Services	11,653,650

Maintenance and Other Operating Expenses
Travelling Expenses	136,054
Training and Scholarship Expenses	20,742
Supplies and Materials Expenses	92,571
Utility Expenses	79,352

JANUARY 6, 2020	OFFICIAL GAZETTE	435
COMMISSION ON AUDIT

Communication Expenses	81,448
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	10,000
Extraordinary and Miscellaneous Expenses	7,622
General Services	97,629
Repairs and Maintenance	35,705
Taxes, Insurance Premiums and Other Fees	7,701
Other Maintenance and Operating Expenses
Advertising Expenses	874
Printing and Publication Expenses	171
Representation Expenses	20,246
Rent/Lease Expenses	2,519
Membership Dues and Contributions to Organizations	248
Subscription Expenses	1,712

Total Maintenance and Other Operating Expenses	594,594

Total Current Operating Expenditures	12,248,244

Capital Outlays
Property, Plant and Equipment Outlay
Land Improvement Outlay	20,000
Buildings and Other Structures	60,000
Machinery and Equipment Outlay	122,295
Transportation Equipment Outlay	13,000

Total Capital Outlays	215,295

TOTAL NEW APPROPRIATIONS	12,463,539

436	OFFICIAL GAZETTE	VOL. 116, NO. 1
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GENERAL SUMMARY

COMMISSION ON AUDIT

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. COMMISSION ON AUDIT	₱	11,653,650,000	₱	594,594,000	₱	215,295,000	₱	12,463,539,000

TOTAL NEW APPROPRIATIONS, COMMISSION ON AUDIT	₱	11,653,650,000	₱	594,594,000	₱	215,295,000	₱	12,463,539,000

JANUARY 6, 2020	OFFICIAL GAZETTE	437
COMMISSION ON ELECTIONS

XXXIII. COMMISSION ON ELECTIONS

For general administration and support, and operations, including locally-funded projects, as indicated hereunder	₱	3,838,206,000

New Appropriations, by Programs

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	974,618,000	₱	410,781,000		₱	₱	1,385,399,000
Operations		2,018,056,000		301,511,000		133,240,000		2,452,807,000

ELECTION ADMINISTRATION PROGRAM		1,961,171,000		299,996,000		133,240,000		2,394,407,000
ELECTION ENFORCEMENT AND ADJUDICATION PROGRAM		56,885,000		1,515,000				58,400,000

TOTAL NEW APPROPRIATIONS	₱	2,992,674,000	₱	712,292,000	₱	133,240,000	₱	3,838,206,000

Special Provision(s)

1. Organizational Structure. Notwithstanding any provision of law to the contrary and within the limits of appropriations in this Act. the Chairperson of COMELEC is authorized to:

(a)	formulate and implement COMELEC’s organizational structure;

(b)	fix and determine the salaries, allowances and other benefits of COMELEC personnel in accordance with the rates and levels authorized under R.A. No. 6758, as amended and R.A. No. 6686, as amended; and

(c)	create new positions, transfer an item or make other adjustments in the Personnel Services itemization, whenever public interest so reguires.

Implementation of the foregoing shall be subject to: (i) compliance with organization, staffing and position classification and compensation standards; (ii) scrap and build policy; and (iii) submission to DBM of a resolution stating the changes in the organization and staffing in accordance with the foregoing standards and policy for proper documentation.

The officials and employees whose positions are affected by a reorganization shall be granted retirement benefits or separation pay in accordance with existing laws, which shall be payable from any unexpended balance of, or savings in the appropriations of the COMELEC. (GENERAL OBSERVATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 618, R.A. No. 11465)

2. Use of Savings. The Chairperson of COMELEC is authorized to use savings to augment actual deficiencies in accordance with Section 25 (5), Article VI of the Constitution and the General Provisions of this Act.

3. Special Audit of Printing Expenditures. The amounts appropriated herein for registration, plebiscite, referendum and election related expenditures, including those incurred for printing of ballots and similar paraphernalia shall be used exclusively for said purposes. A special audit an all expenditures incurred for printing jobs and materials used during said activities shall be undertaken by the COA within six (6) months from the conduct thereof.

The COA shall submit to the DBM, the Speaker of the House of Representatives and the President of the Senate of the Philippines, copies of the COA Special Audit report within one (1) month after the said audit.

4. Reporting and Posting Requirements. The COMELEC shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	COMELEC’s website.

The COMELEC shall send written notice when said reports have been submitted or pasted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

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5. Appropriations for Programs and Specific Activities. The amounts appropriated herein for the programs of the agency shall be used specifically for the fallowing activities in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures				Capital Outlays	Total
	Personnel Services		Maintenance and Other Operating Expenses
PROGRAMS
General Administration and Support
General Management and Supervision	₱	510,421,000	₱	410,781,000	₱	₱	921,202,000

National Capital Region (NCR)		510,421,000		410,781,000			921,202,000

Central Office		510,421,000		410,781,000			921,202,000
Administration of Personnel Benefits		464,197,000					464,197,000

National Capital Region (NCR)		464,197,000					464,197,000

Central Office		464,197,000					464,197,000

Sub-total, General Administration and Support		974,618,000		410,781,000			1,385,399,000

Operations
Free, Orderly, Honest and Credible Political Exercises		2,018,056,000		301,511,000	133,240,000		2,452,807,000

ELECTION ADMINISTRATION PROGRAM		1,961,171,000		299,996,000	133,240,000		2,394,407,000

VOTER EDUCATION AND REGISTRATION MANAGEMENT SUB-PROGRAM		15,500,000		838,000			16,338,000

Conduct of voter’s education and information campaign print/radio/television and social media		15,500,000		838,000			16,338,000
National Capital Region (NCR)		15,500,000		838,000			16,338,000

Central Office		15,500,000		838,000			16,338,000
ELECTORAL SUPERVISION AND MONITORING SUB-PROGRAM		1,945,671,000		299,158,000	133,240,000		2,378,069,000

Preparation of naps of territorial units of voting centers, the establishment of new voting centers, and the transfer, merger or abolition of existing ones		23,378,000		1,975,000			25,353,000

JANUARY 6, 2020	OFFICIAL GAZETTE	439
COMMISSION ON ELECTIONS

National Capital Region (NCR)	23,378,000	1,975,000	25,353,000

Central Office	23,378,000	1,975,000		25,353,000
Development of software system and procedures	24,025,000	188,201,000	133,240,000	345,466,000

National Capital Region (NCR)	24,025,000	188,201,000	133,240,000	345,466,000

Central Office	24,025,000	188,201,000	133,240,000	345,466,000
Monitoring the implementation on the conduct of election and other political exercises and development of measures to improve the registration and election systems including the dissemination of election results of previous elections	15,882,000	544,000		16,426,000

National Capital Region (NCR)	15,008,000	544,000		15,552,000

Central Office	15,008,000	544,000		15,552,000
Region XII – SOCCSKSARGEN	874,000			874,000

Regional Office XII	874,000			874,000
Conduct and supervision of elections, referenda, recall votes and plebiscites	1,850,479,000	87,269,000		1,937,748,000

National Capital Region (NCR)	105,830,000	4,468,000		110,298,000

Central Office	11,836,000			11,836,000
Regional Office – NCR	93,994,000	4,468,000		98,462,000
Region I – Ilocos	124,018,000	3,703,000		127,721,000

Regional Office – I	124,018,000	3,703,000		127,721,000
Region II – Cagayan Valley	92,226,000	4,023,000		96,249,000

Regional Office – II	92,226,000	4,023,000		96,249,000
Cordillera Administrative Region (CAR)	84,151,000	5,865,000		90,016,000

Regional Office – CAR	84,151,000	5,865,000		90,016,000
Region III – Central Luzon	154,631,000	6,721,000		161,352,000

Regional Office – III	154,631,000	6,721,000		161,352,000
Region IVA – CALABARZON	162,891,000	11,039,000		173,930,000

Regional Office – IVA	162,891,000	11,039,000		173,930,000
Region IVB – MIMAROPA	66,839,000	5,194,000		72,033,000

Regional Office IVB	66,839,000	5,194,000		72,033,000

440	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Region V – Bicol	125,734,000	5,435,000	131,169,000

Regional Office – V	125,734,000	5,435,000	131,169,000
Region VI – Western Visayas	161,600,000	6,980,000	168,580,000

Regional Office – VI	161,600,000	6,980,000	168,580,000
Region VII – Central Visayas	149,445,000	6,311,000	155,756,000

Regional Office – VII	149,445,000	6,311,000	155,756,000
Region VIII – Eastern Visayas	143,299,000	6,348,000	149,647,000

Regional Office – VIII	143,299,000	6,348,000	149,647,000
Region IX – Zamboanga Peninsula	76,707,000	3,277,000	79,984,000

Regional Office – IX	76,707,000	3,277,000	79,984,000
Region X – Northern Mindanao	99,587,000	4,356,000	103,943,000

Regional Office – X	99,587,000	4,356,000	103,943,000
Region XI – Davao	62,335,000	2,866,000	65,201,000

Regional Office – XI	62,335,000	2,866,000	65,201,000
Region XII – SOCCSKSARGEN	164,514,000	6,103,000	170,617,000

Regional Office – ARMM	98,874,000	2,586,000	101,460,000
Regional Office – XII	65,640,000	3,517,000	69,157,000
Region XIII – CARAGA	76,672,000	4,580,000	81,252,000

Regional Office – XIII	76,672,000	4,580,000	81,252,000
Maintenance, Updating and Safekeeping of Voter Registration Records, election statistics, results and records for record services	30,082,000	868,000	30,950,000

National Capital Region (NCR)	30,082,000	868,000	30,950,000

Central Office	30,082,000	868,000	30,950,000
Project(s)
Locally-Funded Project(s)	1,825,000	20,301,000	22,126,000

Overseas Voting and Continuing Registration	1,825,000	20,301,000	22,126,000

National Capital Region (NCR)	1,825,000	20,301,000	22,126,000

Central Office	1,825,000	20,301,000	22,126,000

JANUARY 6, 2020	OFFICIAL GAZETTE	441
COMMISSION ON ELECTIONS

ELECTORAL ENFORCEMENT AND ADJUDICATION PROGRAM		56,885,000		1,515,000				58,400,000

Legal research and issuance of rulings and opinions		6,130,000		343,000				6,473,000

National Capital Region (NCR)		6,130,000		343,000				6,473,000

Central Office		6,130,000		343,000				6,473,000
Investigation and prosecution of violations of election laws		17,791,000		556,000				18,347,000

National Capital Region (NCR)		17,791,000		556,000				18,347,000

Central Office		17,791,000		556,000				18,347,000
Processing and control of election records/paraphernalia subject to contests		7,274,000		116,000				7,390,000

National Capital Region (NCR)		7,274,000		116,000				7,390,000

Central Office		7,274,000		116,000				7,390,000
Hearing/Trial of cases		25,690,000		500,000				26,190,000

National Capital Region (NCR)		25,690,000		500,000				26,190,000

Central Office		25,690,000		500,000				26,190,000

Sub-total, Operations		2,018,056,000		301,511,000		133,240,000		2,452,807,000

TOTAL NEW APPROPRIATIONS	₱	2,992,674,000	₱	712,292,000	₱	133,240,000	₱	3,838,206,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,708,510

Total Permanent Positions	1,708,510

Other Compensation Common to All
Personnel Economic Relief Allowance	117,120

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GENERAL APPROPRIATIONS ACT, FY 2020

Representation Allowance	11,298
Transportation Allowance	11,298
Clothing and Uniform Allowance	29,280
Honoraria	1,825
Mid-Year Bonus	142,373
Year End Bonus	142,373
Cash Gift	24,400
Step Increment	4,271
Productivity Enhancement Incentive	24,400

Total Other Compensation Common to All	508,638

Other Compensation for Specific Groups
Lump-sum for filling of Positions	402,181

Total Other Compensation for Specific Groups	402,181

Other Benefits
PAG-IBIG Contributions	5,856
PhilHealth Contributions	20,246
Employees Compensation Insurance Premiums	5,856
Retirement Gratuity	5,195
Terminal Leave	56,821

Total Other Benefits	93,974

Non-Permanent Positions	188,903

Other Personnel Benefits
Pension, Civilian Personnel	90,468

Total Other Personnel Benefits	90,468

Total Personnel Services	2,992,674

Maintenance and Other Operating Expenses
Travelling Expenses	11,666
Training and Scholarship Expenses	30,543
Supplies and Materials Expenses	128,867
Utility Expenses	55,017
Communication Expenses	158,095
Confidential, Intelligence and Extraordinary Expenses Extraordinary and Miscellaneous Expenses	5,139
Professional Services	51,142
General Services	37,667
Repairs and Maintenance	70,140
Taxes, Insurance Premiums and Other Fees	6,427
Other Maintenance and Operating Expenses
Advertising Expenses	1,133
Representation Expenses	11,330

JANUARY 6, 2020	OFFICIAL GAZETTE	443
COMMISSION ON ELECTIONS

Transportation and Delivery Expenses	8,413
Rent/Lease Expenses	72,314
Subscription Expenses	19,771
Donations	1,000
Other Maintenance and Operating Expenses	43,628

Total Maintenance and Other Operating Expenses	712,292

Total Current Operating Expenditures	3,704,966

Capital Outlays
Property, Plant and Equipment Outlay
Machinery and Equipment Outlay	132,240
Furniture, Fixtures and Books Outlay	1,000

Total Capital Outlays	133,240

TOTAL NEW APPROPRIATIONS	3,838,206

444	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

GENERAL SUMMARY

COMMISSION ON ELECTIONS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. COMMISSION ON ELECTIONS	₱	2,992,674,000	₱	712,292,000	₱	133,240,000	₱	3,838,206,000

TOTAL NEW APPROPRIATIONS, COMMISSION ON ELECTIONS	₱	2,992,674,000	₱	712,292,000	₱	133,240,000	₱	3,838,206,000

JANUARY 6, 2020	OFFICIAL GAZETTE	445
OFFICE OF THE OMBUDSMAN

XXXIV. OFFICE OF THE OMBUDSMAN

For general administration and support, support to operations and operations, including locally-funded projects as indicated hereunder	₱4,046,726,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	1,876,975,000	₱	498,679,000	₱	353,395,000	₱	2,729,049,000
Support to Operations		13,335,000		22,603,000				35,938,000
Operations		948,276,000		333,463,000				1,281,739,000

ANTI-CORRUPTION INVESTIGATION PROGRAM		488,323,000		132,379,000				620,702,000
ANTI-CORRUPTION ENFORCEMENT PROGRAM		376,083,000		103,849,000				479,932,000
OMBUDSMAN PUBLIC ASSISTANCE PROGRAM		36,253,000		21,859,000				58,112,000
CORRUPTION PREVENTION PROGRAM		47,617,000		75,376,000				122,993,000

TOTAL NEW APPROPRIATIONS	₱	2,838,586,000	₱	854,745,000	₱	353,395,000	₱	4,046,726,000

Special Provision(s)

1. Organizational Structure. Notwithstanding any provision of law to the contrary and within the limits of appropriations in this Act, the Ombudsman is hereby authorized to:

(a) formulate and implement Office of the Ombudsman’s organizational structure:

(b) fix and determine the salaries, allowances and other benefits of the office of the Ombudsman personnel in accordance with the rates and levels authorized under R.A. No. 6758, as amended and R.A. No. 6686, as amended; and

(c) create new positions, transfer an item or make other adjustments in Personnel Services itemization, whenever public interest so requires.

Implementation of the foregoing shall be subject to: (i) compliance with organization, staffing and position classification and compensation standards; (ii) scrap and build policy; and (iii) submission to DBM of a resolution stating the changes in the organization and staffing in accordance with the foregoing standards and policy for proper documentation.

The officials and employees whose positions are affected by a reorganization shall be granted retirement benefits or separation pay in accordance with existing laws, which shall be payable from any unexpended balance of, or savings in the appropriations of the Office of the Ombudsman. (GENERAL OBSERVATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 618, R.A. No. 11465)

2. Non-Recurring Expenses. All non-recurring appropriations authorized herein such as, but not limited to, foreign-assisted projects and locally-funded projects, shall not form part of the Office of Ombudsman’s appropriations that may not be reduced by Congress under Section 38 of R.A. No. 6770.

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GENERAL APPROPRIATIONS ACT, FY 2020

3. Use of Savings. The Ombudsman is authorized to use savings from the appropriations of the Office of the Ombudsman to augment actual deficiencies from any item of its appropriations from the current year, which may include the following purposes: (i) printing and/or publications of decisions, resolutions, and training information materials; (ii) repair, maintenance and improvement of central and regional offices, facilities and equipment; (iii) purchase of equipment, books, journals and periodicals; (iv) necessary expenses for the employment of temporary, contractual and casual employees; and (v) payment of extraordinary and miscellaneous expenses, representation and transportation allowances, and other authorized benefits of its officials and employees, subject to pertinent budgeting, accounting and auditing rules and regulations.

4. Use of Income. The Office of the Ombudsman may use the income generated from fees collected by it, subject to the conditions under pertinent sections in the General Provisions of this Act and for purposes as may be specifically authorized therein or by applicable provisions of law.

5. Reporting and Posting Requirements. The Office of the Ombudsman shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) Office of the Ombudsman’s website.

The Office of the Ombudsman shall send written notice when reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice of said agencies shall be considered the date of compliance with this requirement.

4. Appropriations for Activities or Projects. The amounts appropriated herein for the programs of the agency shall be used specifically for the following activities in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision	₱	820,955,000	₱	467,202,000	₱	113,395,000	₱	1,401,552,000
Administration of Personnel Benefits		1,056,020,000						1,056,020,000
Project(s)
Locally-Funded Project(s)				31,477,000		240,000,000		271,477,000

Enhancing the Asset Declaration System (EADS) Project Phase 2 - Pilot Implementation of the eSALN16 System in the Office of the Ombudsman (OMB), Civil Service Commission (CSC) and the Office of the President (OP)				31,477,000				31,477,000
Acquisition of GSIS lot adjacent to the OMB-Mindanao Building for future expansion and construction of material recovery facility, storage and parking spaces for OMB Mindanao						240,000,000		240,000,000

Sub-total, General Administration and Support		1,876,975,000		498,679,000		353,395,000		2,729,049,000

JANUARY 6, 2020	OFFICIAL GAZETTE	447
OFFICE OF THE OMBUDSMAN

Support to Operations
Operation and Maintenance of Computerized Management Information System	10,918,000	21,103,000	32,021,000
Statistical Services	2,417,000	1,500,000	3,917,000

Sub-total, Support to Operations	13,335,000	22,603,000	35,938,000

Operations
Reduced incidence and impact of corruption and red tape	948,276,000	333,463,000	1,281,739,000

ANTI-CORRUPTION INVESTIGATION PROGRAM	488,323,000	132,379,000	620,702,000

Conduct of fact-finding investigation and lifestyle check for case build-up against erring public officials	474,555,000	122,202,000	596,757,000
Preliminary investigation of criminal and forfeiture cases against erring public officials	13,768,000	10,177,000	23,945,000
ANTI-CORRUPTION ENFORCEMENT PROGRAM	376,083,000	103,849,000	479,932,000

Adjudication on administrative cases against erring public officials to enforce anti-corruption laws	112,446,000	14,767,000	127,213,000
Prosecution of criminal and forfeiture cases filed against erring public officials with the Sandiganbayan and Regional Trial Courts	243,953,000	78,905,000	322,858,000
Advocacy of Ombudsman cases appealed to the Court of Appeals and Supreme Court including the filing of special civil actions with the Supreme Court	19,684,000	177,000	19,861,000

Project(s)
Locally-Funded Preject(s)		10,000,000	10,000,000

Whistleblower Account/Reward		10,000,000	10,000,000
OMBUDSMAN PUBLIC ASSISTANCE PROGRAM	36,253,000	21,859,000	58,112,000

Delivery of responsive and meaningful Public Assistance to address red tape in the bureaucracy	36,253,000	21,859,000	58,112,000
CORRUPTION PREVENTION PROGRAM	47,617,000	75,376,000	122,993,000

Development and implementation of integrity promotion programs to generate a critical mass of anti-corruption advocates in the campaign against official abuse	10,349,000	27,050,000	37,399,000
Conduct of integrity assessments and corruption diagnostics to reduce the vulnerability of government agencies to corruption, inefficiency and red tape	37,268,000	15,508,000	52,776,000

448	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Project(s)
Locally-Funded Project(s)
Survey on the actual experience with corruption in the Philippines	32,818,000	32,818,000

Sub-total, Operations	948,276,000	333,463,000	1,281,739,000

TOTAL NEW APPROPRIATIONS	₱	2,838,586,000	₱	854,745,000	₱	353,395,000	₱	4,046,726,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	1,246,423

Total Permanent Positions	1,246,423

Other Compensation Common to All
Personnel Economic Relief Allowance	40,032
Representation Allowance	60,294
Transportation Allowance	60,294
Clothing and Uniform Allowance	10,008
Honoraria	6,038
Mid-Year Bonus - Civilian	103,825
Year End Bonus	92,169
Cash Gift	19,997
Step Increment	3,155
Productivity Enhancement Incentive	8,341

Total Other Compensation Common to All	404,153

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	480
Lump-sum for filling of Positions - Civilian	1,078,366

Total Other Compensation for Specific Groups	1,078,846

Other Benefits
PAG-IBIG Contributions	1,869
PhilHealth Contributions	8,497
Employees Compensation Insurance Premiums	1,869

JANUARY 6, 2020	OFFICIAL GAZETTE	449
OFFICE OF THE OMBUDSMAN

Terminal Leave	36,319
Loyalty Award - Civilian	1,325
Terminal Leave	12,765

Total Other Benefits	62,644

Other Personnel Benefits
Pension, Civilian Personnel	46,520

Total Other Personnel Benefits	46,520

Total Personnel Services	2,838,586

Maintenance and Other Operating Expenses
Travelling Expenses	161,561
Training and Scholarship Expenses	144,250
Supplies and Materials Expenses	161,684
Utility Expenses	107,116
Communication Expenses	43,910
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	33,765
Extraordinary and Miscellaneous Expenses	20,545
Professional Services	11,524
General Services	96,532
Repairs and Maintenance	12,391
Taxes, Insurance Premiums and Other Fees	2,150
Other Maintenance and Operating Expenses
Advertising Expenses	2,624
Printing and Publication Expenses	7,821
Representation Expenses	9,598
Transportation and Delivery Expenses	3,967
Rent/Lease Expenses	13,153
Subscription Expenses	10,000
Other Maintenance and Operating Expenses	12,154

Total Maintenance and Other Operating Expenses	854,745

Total Current Operating Expenditures	3,693,331

Capital Outlays
Property, Plant and Equipment Outlay
Land Outlay	140,000
Buildings and Other Structures	100,000
Machinery and Equipment Outlay	35,077
Transportation Equipment Outlay	25,370
Furniture, Fixtures and Books Outlay	51,570
Intangible Assets Outlay	220
Other plant, property and equipment	1,158

Total Capital Outlays	353,395

TOTAL NEW APPROPRIATIONS	4,046,726

450	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

GENERAL SUMMARY
OFFICE OF THE OMBUDSMAN
	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. OFFICE OF THE OMBUDSMAN	₱	2,838,586,000	₱	854,745,000	₱	353,395,000	₱	4,046,726,000

TOTAL NEW APPROPRIATIONS, OFFICE OF THE OMBUDSMAN	₱	2,838,586,000	₱	854,745,000	₱	353,395,000	₱	4,046,726,000

JANUARY 6, 2020	OFFICIAL GAZETTE	451
COMMISSION ON HUMAN RIGHTS

XXXV. COMMISSION ON HUMAN RIGHTS

A. COMMISSION ON HUMAN RIGHTS

For general administration and support, support to operations, and operations, including locally-funded projects, as indicated hereunder	₱	888,755,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	161,119,000	₱	106,438,000	₱	10,000	₱	25,000,000	₱	292,567,000
Support to Operations		21,742,000		52,586,000				22,888,000		97,216,000
Operations		283,866,000		215,106,000						498,972,000

HUMAN RIGHTS PROTECTION PROGRAM		213,673,000		134,135,000						347,808,000
HUMAN RIGHTS PROMOTION PROGRAM		40,771,000		29,808,000						70,579,000
HUMAN RIGHTS POLICY ADVISORY PROGRAM		29,422,000		51,163,000						80,585,000

TOTAL NEW APPROPRIATIONS	₱	466,727,000	₱	374,130,000	₱	10,000	₱	47,888,000	₱	888,755,000

Special Provision(s)

1.    Reporting and Posting Requirements. The CHR shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	CHR’s website.

The CHR shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

2.    Appropriations for Programs and Specific Activities. The amounts appropriated herein for the programs of the agency shall be used specifically for the following activities in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Financial Expenses	Capital Outlays	Total

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PROGRAMS
General Administration and Support
General Management and Supervision	₱	158,959,000	₱	106,438,000	₱	10,000	₱	25,000,000	₱	290,407,000
Administration of Personnel Benefits		2,160,000								2,160,000

Sub-total, General Administration and Support		161,119,000		106,438,000		10,000		25,000,000		292,567,000

Support to Operations
Formulation, coordination, monitoring and evaluation of Agency plans, policies, programs and projects; management of databank; information systems; and corporate communications		21,742,000		49,691,000				22,888,000		94,321,000
Project(s)
Locally-Funded Project(s)
Perception Survey on the Challenges in Human Rights Implementation in the Philippines				2,895,000						2,895,000

Sub-total, Support to Operations		21,742,000		52,586,000				22,888,000		97,216,000

Operations
Violations of human rights effectively addressed and remedied		213,673,000		134,135,000						347,808,000

HUMAN RIGHTS PROTECTION PROGRAM		213,673,000		134,135,000						347,808,000

Documentation and management of complaints of human rights violations (HRVs), forensic and medico-legal services, legal assistance and counseling, financial assistance, witness security and other adjunct protection services		206,609,000		113,655,000						320,264,000
Conduct of regular visitations in places of detention and rehabilitation facilities and preventive monitoring of human rights conditions herein		7,064,000		20,480,000						27,544,000
Human rights culture evolved and sustained		40,771,000		29,808,000						70,579,000

HUMAN RIGHTS PROMOTION PROGRAM		40,771,000		29,808,000						70,579,000

Implementation of a continuing program of research, education and information		40,771,000		29,808,000						70,579,000
Human rights mechanism strengthened		29,422,000		51,163,000						80,585,000

JANUARY 6, 2020	OFFICIAL GAZETTE	453
COMMISSION ON HUMAN RIGHTS

HUMAN RIGHTS POLICY ADVISORY PROGRAM		29,422,000		51,163,000						80,585,000

Formulation and advocacy of human rights policies, plans and programs; and monitoring implementation of international human rights instruments		29,422,000		51,163,000						80,585,000

Sub-total, Operations		283,866,000		215,106,000						498,972,000

TOTAL NEW APPROPRIATIONS	₱	466,727,000	₱	374,130,000	₱	10,000	₱	47,888,000	₱	888,755,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	338,126

Total Permanent Positions	338,126

Other Compensation Common to All
Personnel Economic Relief Allowance	16,560
Representation Allowance	3,480
Transportation Allowance	3,480
Clothing and Uniform Allowance	4,140
Mid-Year Bonus - Civilian	28,178
Year-End Bonus	28,178
Cash Gift	3,450
Step Increment	845
Productivity Enhancement Incentive	3,450

Total Other Compensation Common to All	91,761

Other Compensation for Specific Groups
Magna Carta for Public Health Workers	1,139

Total Other Compensation for Specific Groups	1,139

Other Benefits
PAG-IBIG Contributions	829
PhilHealth Contributions	3,299
Employees Compensation Insurance Premiums	829
Loyalty Award - Civilian	365
Terminal Leave	2,160

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Total Other Benefits	7,482

Non-Permanent Positions	11,104

Other Personnel Benefits
Pension, Civilian Personnel	17,115

Total Other Personnel Benefits	17,115

Total Personnel Services	466,727

Maintenance and Other Operating Expenses
Travelling Expenses	70,193
Training and Scholarship Expenses	49,247
Supplies and Materials Expenses	27,775
Utility Expenses	16,925
Communication Expenses	17,208
Confidential, Intelligence and Extraordinary Expenses
Confidential Expenses	8,000
Extraordinary and Miscellaneous Expenses	3,334
Professional Services	69,395
General Services	20,985
Repairs and Maintenance	4,592
Financial Assistance/Subsidy	25,800
Taxes, Insurance Premiums and Other Fees	652
Other Maintenance and Operating Expenses
Advertising Expenses	1,623
Printing and Publication Expenses	4,994
Representation Expenses	10,267
Transportation and Delivery Expenses	2,330
Rent/Lease Expenses	10,450
Membership Dues and Contributions to Organizations	450
Subscription Expenses	3,666
Donations	21,200
Other Maintenance and Operating Expenses	5,044

Total Maintenance and Other Operating Expenses	374,130

Financial Expenses
Bank Charges	10

Total Financial Expenses	10

Total Current Operating Expenditures	840,867

Capital Outlays
Property, Plant and Equipment Outlay
Buildings and Other Structures	25,000
Machinery and Equipment Outlay	14,768
Intangible Assets Outlay	8,120

Total Capital Outlays	47,888

TOTAL NEW APPROPRIATIONS	888,755

JANUARY 6, 2020	OFFICIAL GAZETTE	455
COMMISSION ON HUMAN RIGHTS

B. HUMAN RIGHTS VIOLATIONS VICTIMS’ MEMORIAL COMMISSION

For general administration and support, and operations, as indicated hereunder	₱	34,883,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses	Capital Outlays		Total
PROGRAMS
General Administration and Support	₱	5,422,000	₱	13,334,000		₱	2,000,000	₱	20,756,000
Operations		911,000		13,216,000					14,127,000

HUMAN RIGHTS EDUCATION PROGRAM		911,000		13,216,000					14,127,000

TOTAL NEW APPROPRIATIONS	₱	6,333,000	₱	26,550,000		₱	2,000,000	₱	34,883,000

Special Provision(s)

1.    Trust Receipts for the Human Rights Violations Victims Memorial Commission. The amount of Six Hundred Thirty Nine Million Five Hundred Fifty Three Thousand Four Hundred Forty Nine Pesos and Seventy Eight Centavos (₱639,553,449.78) as certified by the BTr on March 31, 2019 representing accrued interest on the Ten Billion Pesos (₱10,000,000,0000) fund of the HRVCB for the period 27 March 2014 to 31 March 2019, shall be used for the establishment, restoration, preservation and conservation of the memorial, museum, library and compendium in honor of the human rights violation victims during the Marcos regime in accordance with Section 27 of R.A. No. 10368. Said amount shall be deposited with the National Treasury and recorded as trust receipts in accordance with E.O. No. 338, s. 1996.

2.    Reporting and Posting Requirements. The Human Rights Violations Victim’s Memorial Commission (HRVVMC) shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	HRVVMC’s website.

The HRVVMC shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

3.    Appropriations for Programs and Specific Activities. The amounts appropriated herein for the programs of the agency shall be used specifically for the following activities in the indicated amounts and conditions:

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Financial Expenses	Capital Outlays	Total
PROGRAMS

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General Administration and Support
General Management and Supervision	₱	5,422,000	₱	13,334,000	₱	2,000,000	₱	20,756,000

Sub-total, General Administration and Support		5,422,000		13,334,000		2,000,000		20,756,000

Operations
Establishment, restoration, preservation of the Memorial/Museum/Library/Compendium developed and sustained		911,000		13,216,000				14,127,000

HUMAN RIGHTS EDUCATION PROGRAM		911,000		13,216,000				14,127,000

Memorialization of the Lessons of the Martial Law Atrocities		911,000		13,216,000				14,127,000

Sub-total, Operations		911,000		13,216,000				14,127,000

TOTAL NEW APPROPRIATIONS	₱	6,333,000	₱	26,550,000	₱	2,000,000	₱	34,883,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	4,805

Total Permanent Positions	4,805

Other Compensation Common to All
Personnel Economic Relief Allowance	192
Representation Allowance	168
Transportation Allowance	168
Clothing and Uniform Allowance	48
Mid-Year Bonus - Civilian	400
Year End Bonus	400
Cash Gift	40
Step Increment	12
Productivity Enhancement Incentive	40

Total Other Compensation Common to All	1,468

Other Compensation for Specific Groups
Other Benefits
PAG-IBIG Contributions	9

JANUARY 6, 2020	OFFICIAL GAZETTE	457
COMMISSION ON HUMAN RIGHTS

PhilHealth Contributions	42
Employees Compensation Insurance Premiums	9

Total Other Benefits	60

Total Personnel Services	6,333

Maintenance and Other Operating Expenses
Travelling Expenses	1,814
Training and Scholarship Expenses	4,750
Supplies and Materials Expenses	3,212
Utility Expenses	1,273
Communication Expenses	765
Professional Services	6,050
General Services	4,602
Repairs and Maintenance
Other Maintenance and Operating Expenses
Advertising Expenses	53
Printing and Publication Expenses	159
Representation Expenses	135
Rent/Lease Expenses	3,559
Subscription Expenses	178

Total Maintenance and Other Operating Expenses	26,550

Total Current Operating Expenditures	32,883

Capital Outlays
Property, Plant and Equipment Outlay Machinery and Equipment Outlay	2,000

Total Capital Outlays	2,000

TOTAL NEW APPROPRIATIONS	34,883

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GENERAL SUMMARY
COMMISSION ON HUMAN RIGHTS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses		Capital Outlays		Total
A. COMMISSION ON HUMAN RIGHTS	₱	466,727,000	₱	374,130,000	₱	10,000	₱	47,888,000	₱	888,755,000
B. HUMAN RIGHTS VIOLATIONS VICTIMS’ MEMORIAL COMMISSION		6,333,000		26,550,000				2,000,000		34,883,000

TOTAL NEW APPROPRIATIONS, COMMISSION ON HUMAN RIGHTS	₱	473,060,000	₱	400,680,000	₱	10,000	₱	49,888,000	₱	923,638,000

JANUARY 6, 2020	OFFICIAL GAZETTE	459
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

XXXVI. BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

A. DEPARTMENT OF AGRICULTURE

A.1. NATIONAL DAIRY AUTHORITY

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱266,492,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
General Administration and Support		₱39,300,000		₱39,300,000
Support to Operations		50,606,000		50,606,000
Operations		176,586,000		176,586,000

DAIRY INDUSTRY DEVELOPMENT PROGRAM		176,586,000		176,586,000

TOTAL NEW APPROPRIATIONS		₱266,492,000		₱266,492,000

Special Provision(s)

1.    Subsidy to the National Dairy Authority. The amount of One Hundred Seventy Six Million Five Hundred Eighty Six Thousand Pesos (₱176,586,000) appropriated herein under the subsidy to the National Dairy Authority (NDA) shall be used for the implementation of the Dairy Industry Development Program.

The NDA shall ensure that implementation of the foregoing shall directly benefit farmers registered under the Registry System for Basic Sectors in Agriculture, with priority given to the provinces or regions where the absolute number of poor farmers and the incidence of poverty are high as identified in the latest official poverty statistics of the PSA.

2.    Research and Development. All research and development projects funded by the government shall have farm-level application to make production and management systems more efficient, competitive and profitable for farmers in crops, livestock, poultry and/or fisheries.

3.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NDA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱39,300,000		₱39,300,000

Sub-total, General Administration and Support		39,300,000		39,300,000

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Support to Operations
Industry Support Program		50,606,000		50,606,000

Sub-total, Support to Operations		50,606,000		50,606,000

Operations
Growth and competitiveness of the dairy sector enhanced		176,586,000		176,586,000

DAIRY INDUSTRY DEVELOPMENT PROGRAM		176,586,000		176,586,000

Dairy herd build-up		106,912,000		106,912,000
Dairy enterprise development		69,674,000		69,674,000

Sub-total, Operations		176,586,000		176,586,000

TOTAL NEW APPROPRIATIONS	₱	266,492,000	₱	266,492,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	266,492

Total Maintenance and Other Operating Expenses	266,492

Total Current Operating Expenditures	266,492

TOTAL NEW APPROPRIATIONS	266,492

A.2. NATIONAL FOOD AUTHORITY

For subsidy requirements in accordance with the program(s), indicated hereunder	₱	7,000,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	7,000,000,000		₱	7,000,000,000

BUFFER STOCKING PROGRAM			7,000,000,000			7,000,000,000

TOTAL NEW APPROPRIATIONS			7,000,000,000			7,000,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	461
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Special Provision(s)

1.    Subsidy to the National Food Authority. The amount of Seven Billion Pesos (₱7,000,000,000) appropriated herein shall be used for the implementation of the Buffer Stocking Program of the NFA in times of calamities, fortuitous events, or shortfall in production. Sufficient rice buffer stock shall be sourced solely from local farmers.

In order to monitor the country’s rice stocks, owners of duly licensed or accredited warehouses shall submit to the NFA, within thirty (30) days after the end of each quarter, either in printed form or by may of electronic document, quarterly reports on actual rice stocks in their respective warehouses.

2.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NFA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Food security for rice and corn ensured
BUFFER STOCKING PROGRAM		₱	7,000,000,000		₱	7,000,000,000

Local palay procurement			7,000,000,000			7,000,000,000

Sub-total, Operations			7,000,000,000			7,000,000,000

TOTAL NEW APPROPRIATIONS		₱	7,000,000,000		₱	7,000,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy
Total Maintenance and Other Operating Expenses	7,000,000

Total Current Operating Expenditures	7,000,000

TOTAL NEW APPROPRIATIONS	7,000,000

A.3. PHILIPPINE COCONUT AUTHORITY

For subsidy requirements in accordance with the program(s) and project(s) as indicated hereunder	₱	1,121,744,000

New Appropriations, by Program

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	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support			₱158,221,000			₱158,221,000
Operations			963,523,000			963,523,000

COCONUT INDUSTRY DEVELOPMENT PROGRAM			926,803,000			926,803,000
OIL PALM INDUSTRY DEVELOPMENT PROGRAM			36,720,000			36,720,000

TOTAL NEW APPROPRIATIONS		₱	1,121,744,000		₱	1,121,744,000

Special Provision(s)

1.    Coconut Development Fund and Coconut Consumers Stabilization Fund. The amount of Six Million Seven Hundred Fifty Thousand Pesos (₱6,750,000) shall be used for the development of the coconut industry sourced from service fees on dessicated coconut and from levies on copra rececada, constituted into the Coconut Development Fund and Coconut Consumers Stabilization Fund in accordance with Section 14 of R.A. No. 1145 and Section 1, Article III of P.D. No. 1468, respectively.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2.    Subsidy to the Philippine Coconut Authority. The amount of Nine Hundred Twenty six Million Eight Hundred Three Thousand Pesos (₱926,803,000) appropriated herein under subsidy for the Philippine Coconut Authority (PCA) shall be used for the Coconut Industry Development Program.

In the implementation of said projects, the PCA shall give priority to major coconut producing and other provinces identified in the Focus Geographical Areas in accordance with National Budget Memorandum No. 126 dated April 4, 2016.

3.    Prior Years’ Subsidy Releases from the National Government. The PCA is hereby authorized to use subsidy released for programs and projects in 2017 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the PCA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the PCA’s Board of Directors, to be submitted to the DBM for approval.

4.    Research and Development. All research and development projects funded by the government shall have farm-level application to make production and management systems more efficient, competitive and profitable for farmers in crops, livestock, poultry and/or fisheries.

5.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PCA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱158,221,000		₱158,221,000

Sub-total, General Administration and Support		158,221,000		158,221,000

Operations
Growth and Competitiveness of the Coconut and Oil Palm Industry Enhanced		963,523,000		963,523,000

COCONUT INDUSTRY DEVELOPMENT PROGRAM		926,803,000		926,803,000

JANUARY 6, 2020	OFFICIAL GAZETTE	463
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Coconut Enterprise Development (COED) Sub-program		20,701,000		20,701,000

KAANIB-Comunity/Household Level Coconut Processing		20,701,000		20,701,000
Coconut Productivity Enhancement Sub-program		857,703,000		857,703,000

Farm Production and Extension Services		106,440,000		106,440,000
Project(s)
Locally-Funded Project(s)		751,263,000		751,263,000

Coconut Planting/Replanting Project		428,400,000		428,400,000
Coconut Fertilization Project		198,430,000		198,430,000
KAANIB-Coconut Intercropping Project (CIP)		10,852,000		10,852,000
Seedfarm Development Project		4,300,000		4,300,000
Coconut Hybridization Project		109,281,000		109,281,000
Coconut Research and Development Sub-program		48,399,000		48,399,000

Conduct of Coconut Research		48,399,000		48,399,000
OIL PALM INDUSTRY DEVELOPMENT PROGRAM		36,720,000		36,720,000

Oil Palm Productivity Enhancement Sub-program		36,720,000		36,720,000

Locally-Funded Project(s)
Smallholder Oil Palm Plantation Development Project		36,720,000		36,720,000

Sub-total, Operations		963,523,000		963,523,000

TOTAL NEW APPROPRIATIONS	₱	1,121,744,000	₱	1,121,744,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy				1,121,744

Total Maintenance and Other Operating Expenses				1,121,744

Total Current Operating Expenditures				1,121,744

TOTAL NEW APPROPRIATIONS				1,121,744

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A.4. PHILIPPINE CROP INSURANCE CORPORATION

For subsidy requirements in accordance with the program, as indicated hereunder	₱	3,500,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	3,500,000,000		₱	3,500,000,000

Financial Risk protection for agricultural producers increased
CROP INSURANCE PROGRAM			3,500,000,000			3,500,000,000

Total, Programs			3,500,000,000			3,500,000,000

TOTAL NEW APPROPRIATIONS		₱	3,500,000,000		₱	3,500,000,000

Special Provision(s)

1.    Subsidy to the Philippine Crop Insurance Corporation. The amount of Three Billion Five Hundred Million Pesos (₱3,500,000,000) appropriated herein under the subsidy to the Philippine Crop Insurance Corporation (PCIC) shall be used for the full insurance premiums of subsistence farmers and fisherfolk to cover crop, livestock, fisheries and non-crop agricultural assets. The PCIC shall ensure that the beneficiaries identified are registered under the Registry System for Basic Sectors in Agriculture and are not insured for the same types of insurance, with priority given to those in localities declared as critical geo-hazard areas or no build-zones identified by the Mines and Geo-Sciences Bureau.

Release of funds shall be subject to the submission of the list of subsistence farmers and fisherfolk duly endorsed by the DA.

2.    Research and Development. All research and development projects funded by the government shall have farm-level application to make production and management systems more efficient, competitive and profitable for farmers in corps, livestock, poultry and/or fisheries.

3.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PCIC.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Financial risk protection for agricultural producers increased		₱	3,500,000,000		₱	3,500,000,000

CROP INSURANCE PROGRAM			3,500,000,000			3,500,000,000

Agricultural insurance for farmers and fisherfolk under the RSBSA			3,500,000,000			3,500,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	465
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Sub-total, Operations		3,500,000,000		3,500,000,000

TOTAL NEW APPROPRIATIONS	₱	3,500,000,000	₱	3,500,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	3,500,000

Total Maintenance and Other Operating Expenses	3,500,000

Total Current Operating Expenditures	3,500,000

TOTAL NEW APPROPRIATIONS	3,500,000

A.5. PHILIPPINE FISHERIES DEVELOPMENT AUTHORITY

For the subsidy requirements in accordance with the project(s) as indicated hereunder	₱	1,625,767,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	1,625,767,000		₱	1,625,767,000

FISHERIES INFRASTRUCTURE DEVELOPMENT PROGRAM			1,625,767,000			1,625,767,000

TOTAL NEW APPROPRIATIONS		₱	1,625,767,000		₱	1,625,767,000

Special Provision(s)

1.    Subsidy to the Philippine Fisheries Development Authority. The amount of One Billion Six Hundred Twenty Five Million Seven Hundred Sixty Seven Thousand Pesos (₱1,625,767,000) appropriated herein as subsidy for the Philippine Fisheries Development Authority (PFDA) shall be used for the implementation of Fisheries Infrastructure Development Program.

Release of funds shall be subject to the submission of an updated work and financial plan for each project.

2.    Prior Years’ Subsidy Releases from the National Government. The PFDA is hereby authorized to use subsidy released for programs and projects in 2017 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the PFDA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the PFDA’s Board of Directors, to be submitted to the DBM for approval.

3.    Research and Development. All research and development projects funded by the government shall have farm-level application to make production and management systems more efficient, competitive and profitable for farmers in crops, livestock, poultry and/or fisheries.

4.     Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PFDA.

466	OFFICIAL GAZETTE	VOL. 116, NO. 1
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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
Operations
Fish ports and other post-harvest facilities and services enhanced		₱	1,625,767,000		₱	1,625,767,000

FISHERIES INFRASTRUCTURE DEVELOPMENT PROGRAM			1,625,767,000			1,625,767,000

Project(s)
Locally-Funded Project(s)			1,625,767,000			1,625,767,000

Construction/Rehabilitation/Improvement of Fish Ports			1,625,767,000			1,625,767,000

TOTAL NEW APPROPRIATIONS		₱	1,625,767,000		₱	1,625,767,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,625,767

Total Maintenance and Other Operating Expenses	1,625,767

Total Current Operating Expenditures	1,625,767

TOTAL NEW APPROPRIATIONS	1,625,767

A.6. PHILIPPINE RICE RESEARCH INSTITUTE

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱	650,642,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
General Administration and Support		₱292,425,000		₱	292,425,000
Operations		358,217,000			358,217,000

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RESEARCH AND DEVELOPMENT PROGRAM		358,217,000		358,217,000

TOTAL NEW APPROPRIATIONS	₱	650,642,000	₱	650,642,000

Special Provision(s)

1.     Subsidy to the Philippine Rice Research Institute. The amount of Three Hundred Fifty Eight Million Two Hundred Seventeen Thousand Pesos (₱358,217,000) appropriated herein under the subsidy to Philippine Rice Research Institute (PhilRice) shall be used for its Rice Research and Development Program, consistent with the National Rice Program of the DA.

2.    Prior Years’ Subsidy Releases from the National Government. The PhilRice is hereby authorized to use subsidy released for programs and projects in 2017 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the PhilRice shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the PhilRice’s Board of Trustees, to be submitted to the DBM for approval.

3.    Research and Development. All research and development projects funded by the government shall have farm-level application to make production and management systems more efficient, competitive and profitable for farmers in crops, livestock, poultry and/or fisheries.

4.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PhilRice.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱292,425,000		₱292,425,000

Sub-total, General Administration and Support		292,425,000		292,425,000

Operations
Adoption of high-quality seeds of developed/released rice varieties and other technologies increased		358,217,000		358,217,000

RESEARCH AND DEVELOPMENT PROGRAM		358,217,000		358,217,000

Conduct of regional rice research for development programs for Luzon, Visayas, and Mindanao		350,217,000		350,217,000
Projects
Foreign-Assisted Project(s)		8,000,000		8,000,000

Strengthening the Rice Biotechnology Center		8,000,000		8,000,000

GDP Counterpart		8,000,000		8,000,000

Region III - Central Luzon		8,000,000		8,000,000

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Sub-total, Operations		358,217,000		358,217,000

TOTAL NEW APPROPRIATIONS	₱	650,642,000	₱	650,642,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	650,642

Total Maintenance and Other Operating Expenses	650,642

Total Current Operating Expenditures	650,642

TOTAL NEW APPROPRIATION	650,642

A.7. SUGAR REGULATORY ADMINISTRATION

For subsidy requirements in accordance with the project(s) as indicated hereunder	₱500,000,000

New Appropriations, by Program

Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
Operations		₱500,000,000		₱500,000,000

SUGARCANE INDUSTRY DEVELOPMENT PROGRAM		500,000,000		500,000,000

TOTAL NEW APPROPRIATIONS		₱500,000,000		₱500,000,000

Special Provision(s)

1.    Subsidy to the Sugar Regulatory Administration. The amount of Five Hundred Million Pesos (₱500,000,000) appropriated herein under the subsidy to the Sugar Regulatory Administration (SRA) shall be used for the implementation of the Sugarcane Industry Development Program.

2.    Farm-to-Mill Roads and Bridges Construction Projects. Of the amount appropriated herein, the amount of Five Hundred Million Pesos (₱500,000,000) shall be used for Farm-to-Mill Roads (FMRs) and bridges construction projects which shall be released directly to the DPWH for the construction or rehabilitation of FMRs and bridges in key sugarcane producing provinces in accordance with the approved FMR Master Plan. For this purpose, the SRA shall ensure that: (i) the Master Plan shall include the scope of work, estimated length in kilometers, and specific location for each of the FMRs and bridges, as well as a list of priority FMR projects and bridges, which, for FMRs, must be connected to the national highways or arterial roads leading to sugarcane plantations, farms, and areas of influence; and (ii) the FMRs and bridges implemented are properly geo-tagged.

The approved Master Plan shall be regularly updated to prioritize: (a) sugarcane plantations of at least one hundred (100) hectares which leads to block farms, small farms, and expansion areas; (b) sugarcane farms and expansion areas of at least one hundred (100) hectares regardless of farm sizes and ownership; and (c) sugarcane area of influence of at least ten (10) hectares.

Release of funds shall be subject to submission of a MOA between SRA and DPWH which shall contain the project description coverage, outline of milestone, measures of success, bill of materials and its corresponding costs.

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Upon completion of the construction or rehabilitation of the FMRs and bridges, the DPWH shall turn over the management and ownership thereof to the LGUs concerned, which shall commit to shoulder the operations, repair, and maintenance costs thereof.

3.    Research and Development. All research and development projects funded by the government shall have farm-level application to make production and management systems more efficient, competitive and profitable for farmers in corps, livestock, poultry and/or fisheries.

4.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the SRA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAM
Operations
Growth and competitiveness of the sugarcane industry sustained		₱500,000,000		₱	500,000,000

SUGARCANE INDUSTRY DEVELOPMENT PROGRAM		500,000,000			500,000,000

Project(s)
Locally-funded Project(s)		500,000,000			500,000,000

Construction of Farm-to-Mill Roads		483,200,000			483,200,000
Bridge Construction		16,800,000			16,800,000

Sub-total, Operations		500,000,000			500,000,000

TOTAL NEW APPROPRIATIONS		500,000,000		₱	500,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	500,000

Total Maintenance and Other Operating Expenses	500,000

Total Current Operating Expenditures	500,000

TOTAL NEW APPROPRIATIONS	500,000

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B. DEPARTMENT OF ENERGY

B.1. NATIONAL ELECTRIFICATION ADMINISTRATION

For subsidy requirements in accordance with the program(s) and project(s) as indicated hereunder	₱	2,299,625,000

New Appropriations, by Program

	Current Operating Expenditures			Capital Outlays	Total
	Personnel Services	Maintenance and Other Operating Expenses
PROGRAMS
Operations
NATIONAL RURAL ELECTRIFICATION PROGRAM		₱	2,299,625,000		₱	2,299,625,000

TOTAL NEW APPROPRIATIONS		₱	2,299,625,000		₱	2,299,625,000

Special Provision(s)

1.    Subsidy to the National Electrification Administration. The amount of Two Billion Two Hundred Ninety Nine Million Six Hundred Twenty Five Thousand Pesos (₱2,299,625,000) appropriated herein under the subsidy to NEA shall be used for the implementation of the National Rural Electrification Program.

The NEA is authorized to deduct engineering and administrative overhead (EAO) expenses not exceeding three percent (3%) of the project cost. The authorized EAO expenses shall be limited to: (i) pre-construction activities after detailed engineering; (ii) construction project management; (iii) testing and quality control; (iv) acquisition, rehabilitation and repair of related equipment and parts; and (v) contingencies in relation to pre-construction activities. The EAO expenses shall be treated or booked-up as capitalized expenditures and form part of the project cost.

In the implementation of the Sitio Electrification Projects, the NEA shall observe the following:

(a)	Prioritize sitios where the absolute number of indigents and the incidence of poverty are high as identified in the latest official poverty statistics of the PSA; and

(b)	Prohibition on the use of subsidy for the payment of salaries, allowances, incentives, separation or retirement benefits.

Release of funds for Sitio Electrification Projects shall be subject to the following: a) submission of national unified electrification strategy as certified by DOE; b) submission of parameters for the selection of beneficiary sitios as certified by DOE; and c) submission of a certification from the barangay chairperson on the population and number of houses per sitio, map of the municipality or city indicating the sitios and barangays to be energized, and cost of energizing a sitio.

2.    Subsidy for the Quick Response Fund. The amount of One Hundred Million Pesos (₱100,000,000) appropriated herein as subsidy for the Quick Response Fund (QRF) shall serve as a stand-by fund to be used for the replacement, reconstruction, rehabilitation or repair of distribution facilities in order that the situation and living conditions of people in communities or areas affected by natural or human-induced calamities, epidemics, crises and catastrophes, which occurred in the last quarter of the immediately preceding year and those occurring during the current year may be normalized as quickly as possible. In no case shall the QRF be used for pre-disaster activities, such as conduct of training, insurance of assets, and public information and information initiatives, or any other purpose not authorized in this Act.

3.    Electric Cooperatives Emergency and Resiliency Fund. The amount of Five Hundred Million Pesos (₱500,000,000) appropriated herein shall be used exclusively for the Electric Cooperatives Emergency and Resiliency Fund pursuant to R.A. No. 11039, otherwise known as the “Electric Cooperatives Emergency and Resiliency Fund Act”.

4.    Prior Years’ Subsidy Releases from the National Government. The NEA is hereby authorized to use subsidy released for programs and projects in 2017 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the NEA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the NEA’s Board of Administrators, to be submitted to the DBM for approval.

5.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NEA.

JANUARY 6, 2020	OFFICIAL GAZETTE	471
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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Access to electrification expanded		₱	2,299,625,000		₱	2,299,625,000

NATIONAL RURAL ELECTRIFICATION PROGRAM			2,299,625,000			2,299,625,000

Sitio Electrification Sub-program			2,299,625,000			2,299,625,000

Project(s)			2,299,625,000			2,299,625,000

Locally-Funded Project(s)			2,299,625,000			2,299,625,000

Sitio Electrification Project			1,398,825,000			1,398,825,000
Quick Response Fund			100,000,000			100,000,000
Philippine Counterpart on the Japan International Cooperation Agency Donation for Bangsamoro Autonomous Region in Muslin Mindanao Electric Cooperatives			145,837,000			145,837,000
Electrification of LGUs/NGOs Resettlement Sites			109,963,000			109,963,000
Electric Cooperatives Emergency and Resiliency Fund			500,000,000			500,000,000
Establishment of Customer Management and Quick Response System for Selected Electric Cooperatives			45,000,000			45,000,000

Camarines Sur II Electric Cooperative, Inc.			15,000,000			15,000,000
Central Pangasinan Electric Cooperative, Inc.			15,000,000			15,000,000
Tablas Island Electric Cooperative, Inc.			15,000,000			15,000,000

Sub-total, Operations			2,299,625,000			2,299,625,000

TOTAL NEW APPROPRIATIONS		₱	2,299,625,000		₱	2,299,625,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	2,299,625

Total Maintenance and Other Operating Expenses	2,299,625

Total Current Operating Expenditures	2,299,625

TOTAL NEW APPROPRIATIONS	2,299,625

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B.2. NATIONAL POWER CORPORATION

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱	1,186,206,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	1,186,206,000		₱	1,186,206,000

MISSIONARY ELECTRIFICATION PROGRAM			1,186,206,000			1,186,206,000

TOTAL NEW APPROPRIATIONS		₱	1,186,206,000		₱	1,186,206,000

Special Provision(s)

1.    Subsidy to the National Power Corporation. The amount of One Billion One Hundred Eighty Six Million Two Hundred Six Thousand Pesos (₱l,186,206,000) appropriated herein under the subsidy to NPC shall be used for the capital requirements of the Missionary Electrification Program.

Release of funds shall be subject to the submission of: (i) program of work for each Small Power Utilities Group plant covered indicating the project description and implementation schedule; and (ii) originating letter request from electric cooperatives which shall contain the description of work.

2.    Prior Years’ Subsidy Releases from the National Government. The NPC is hereby authorized to use subsidy released for programs and projects in 2017 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the NPC shall prepare a work and financial plan covering the projects or activities to be funded free prior years’ subsidies subject to the endorsement of the NPC’s Board of Directors, to be submitted to the DBM for approval.

3.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Other shall be observed by the NPC.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Access to electrification expanded		₱	1,186,206,000		₱	1,186,206,000

MISSIONARY ELECTRIFICATION PROGRAM			1,186,206,000			1,186,206,000

Commissioning of additional generating capacity			900,520,000			900,520,000
Project(s)
Locally-Funded Projects			285,686,000			285,686,000

Construction of Transmission Line and Substation Facilities			285,686,000			285,686,000

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Tap-Uson (Mobo Cataingan) 69KV Transmission Line Project		8,462,000		8,462,000
Operating of Mobo Substation		195,428,000		195,428,000
Maujan Switching Station		40,898,000		40,898,000
Puerto Galera Switching Station		40,898,000		40,898,000

Sub-total, Operations		1,186,206,000		1,186,206,000

TOTAL NEW APPROPRIATIONS	₱	1,186,206,000	₱	1,186,206,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy				1,186,206

Total Maintenance and Other Operating Expenses				1,186,206

Total Current Operating Expenditures				1,186,206

TOTAL NEW APPROPRIATIONS				1,186,206

C. DEPARTMENT OF ENVIRONMENT AND NATURAL RESOURCES

C.l. LAGUNA LAKE DEVELOPMENT AUTHORITY

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱	300,000,000

New Appropriations, by program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	300,000,000		₱	300,000,000

LAGUNA LAKE REHABILITATION FOR VARIOUS USES			300,000,000			300,000,000

TOTAL NEW APPROPRIATIONS		₱	300,000,000		₱	300,000,000

Special Provision(s)

1.    Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the LLDA.

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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Rational Allocation of the Lake resources to various users without compromising the Integrity of the Ecosystem		₱	300,000,000		₱	300,000,000

LAGUNA LAKE REHABILITATION FOR VARIOUS USES			300,000,000			300,000,000

1. Construction of Laguna de Bay Museum and Inter-active Learning Center, Taguig City			150,000,000			150,000,000
2. Construction of building facilities for the management, treatment and utilization of water Hyacinth for beneficial use, Municipality of Lumban, Laguna			50,000,000			50,000,000
3. Dredging and Channel improvement of Major Tributary Rivers leading to Laguna de Bay			25,000,000			25,000,000
4. Dredging and Improvement of access to Ferry Ports in Binangonan, Cardona, Calamba and Sta. Cruz			25,000,000			25,000,000
5. Study on the Water Balance			50,000,000			50,000,000
a) Water Balance of Laguna de Bay and water allocation for various uses, especially for domestic water supply
b) Water Quality Guidelines and Effluent Standards specific for Laguna de Bay and its tributaries
c) Sediment quality of Laguna de Bay
e) Nutrient dynamics of Laguna de Bay
f) Early earning system for fishkill and algal bloom

Sub-total, Operations			300,000,000			300,000,000

TOTAL NEW APPROPRIATIONS		₱	300,000,000		₱	300,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	300,000

Total Maintenance and Other Operating Expenses	300,000

Total Current Operating Expenditures	300,000

TOTAL NEW APPROPRIATIONS	300,000

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D. DEPARTMENT OF FINANCE

D.1. LAND BANK OF THE PHILIPPINES

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	36,488,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	36,488,000,000		₱	36,488,000,000

DEVELOPMENT FINANCING PROGRAM			36,488,000,000			36,488,000,000

TOTAL NEW APPROPRIATIONS		₱	36,488,000,000		₱	36,488,000,000

Special Provision(s)

1.    Subsidy for the Tax Reform Cash Transfer Project. The amount of Thirty Six Billion Four Hundred Eighty Eight Million Pesos (₱36,488,000,000) appropriated herein under the subsidy for the Tax Reform Cash Transfer Project shall be used by the Land Bank of the Philippines (LBP) to grant cash transfer support, including the payment of bank service fees and management costs, to the first to seventh income deciles in the poorest households identified by the DSMD based on the list of beneficiaries registered in the National Household Targeting System for Poverty Reduction or Listahanan, in order to Mitigate the moderate and temporary increases in prices due to the enforcement of the comprehensive tax reform program.

Release of funds shall be subject to the guidelines issued by the DSMD in coordination with the LBP.

2.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the LBP.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Strengthen Balance Sheet and Increase Lending to Priority Areas		₱	36,488,000,000		₱	36,488,000,000

DEVELOPMENT FINANCING PROGRAM			36,488,000,000			36,488,000,000

Project(s)
Locally-Funded Project(s)			36,488,000,000			36,488,000,000

Tax Reform Cash Transfer Project			36,488,000,000			36,488,000,000

Sub-total, Operations			36,488,000,000			36,488,000,000

TOTAL NEW APPROPRIATIONS		₱	36,488,000,000		₱	36,488,000,000

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New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	36,488,000

Total Maintenance and Other Operating Expenses	36,488,000

Total Current Operating Expenditures	36,488,000

TOTAL NEW APPROPRIATIONS	36,488,000

D.2. PHILIPPINE TAX ACADEMY

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	97,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	97,000,000		₱	97,000,000

SPECIALIZED TAX TRAINING AND EDUCATION MANAGEMENT PROGRAM			97,000,000			97,000,000

TOTAL NEW APPROPRIATIONS		₱	97,000,000		₱	97,000,000

Special Provision(s)

1.    Subsidy to the Philippine Tax Academy. The amount of Ninety Seven Million Pesos (₱97,000,000) appropriated herein under the subsidy to the Philippine Tax Academy (PTA) shall be used for the implementation of the Specialized Tax Training and Education Management Program.

2.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PTA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Fiscal Sustainability Strengthened and Enhanced through Professionalization of Revenue Personnel		₱	97,000,000		₱	97,000,000

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SPECIALIZED TAX TRAINING AND EDUCATION MANAGEMENT PROGRAM		97,000,000		97,000,000

Administration and Management of Specialized Tax Training and Education		97,000,000		97,000,000

Sub-total, Operations		97,000,000		97,000,000

TOTAL NEW APPROPRIATIONS	₱	97,000,000	₱	97,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy				97,000

Total Maintenance and Other Operating Expenses				97,000

Total Current Operating Expenditures				97,000

TOTAL NEW APPROPRIATIONS				97,000

D.3. TRADE AND INVESTMENT DEVELOPMENT CORPORATION

For equity requirements in accordance with the program(s), as indicated hereunder	₱	500,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
PROGRAMS
Operations			₱	500,000,000	₱	500,000,000

EXPORT GUARANTEE PROGRAM				500,000,000		500,000,000

TOTAL NEW APPROPRIATIONS			₱	500,000,000	₱	500,000,000

Special Provision(s)

1.    Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Trade and Investment Development Corporation.

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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Access to credit financing by expert and priority sector entities increased		₱	500,000,000		₱	500,000,000

EXPORT GUARANTEE PROGRAM			500,000,000			500,000,000

Implementation of Export Guarantee Program			500,000,000			500,000,000

Sub-total, Operations			500,000,000			500,000,000

TOTAL NEW APPROPRIATIONS		₱	500,000,000		₱	500,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Capital Outlays
Investment Outlay	500,000

Total Capital Outlays	500,000

TOTAL NEW APPROPRIATIONS	500,000

E. DEPARTMENT OF HEALTH

E.1. LUNG CENTER OF THE PHILIPPINES

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱417,287,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	417,287,000		₱	417,287,000

HOSPITAL SERVICES PROGRAM			417,287,000			417,287,000

TOTAL NEW APPROPRIATIONS		₱	417,287,000		₱	417,287,000

Special Provision(s)

1.    Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Lung Center of the Philippines.

JANUARY 6, 2020	OFFICIAL GAZETTE	479
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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Access to quality and affordable pulmonary health care services assured		₱	417,287,000		₱	417,287,000

HOSPITAL SERVICES PROGRAM			417,287,000			417,287,000

Assistance to indigent patients			327,543,000			327,543,000
Construction of hospital building			89,744,000			89,744,000

Sub-total, Operations			417,287,000			417,287,000

TOTAL NEW APPROPRIATIONS		₱	417,287,000		₱	417,287,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy						417,287

Total Maintenance and Other Operating Expenses						417,287

Total Current Operating Expenditures						417,287

TOTAL NEW APPROPRIATIONS						417,287

E.2. NATIONAL KIDNEY AND TRANSPLANT INSTITUTE

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	908,138,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	200,000		₱	200,000

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Operations		907,938,000		907,938,000

HOSPITAL SERVICES PROGRAM		907,938,000		907,938,000

TOTAL NEW APPROPRIATIONS	₱	908,138,000	₱	908,138,000

Special Provision(s)

1.    Subsidy to the National Kidney and Transplant Institute. The amount of Two Hundred Thousand Pesos (₱200,000) appropriated herein under the subsidy to the National Kidney and Transplant Institute (NKTI) shall be used exclusively for the amortization payments to the NHA for acquisition of the land where the NKTI is situated and shall not be modified.

2.    Prior Years’ Subsidy Releases from the National Government. The NKTI is hereby authorized to use subsidy released for programs and projects in 2017 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the NKTI shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the NKTI’s Board of Trustees, to be submitted to the DBM for approval.

3.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NKTI.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	200,000		₱	200,000

Sub-total, General Administration and Support			200,000			200,000

Operations
Access to quality and affordable renal health care services assured			907,938,000			907,938,000

HOSPITAL SERVICES PROGRAM			907,938,000			907,938,000

Assistance to indigent patients			907,938,000			907,938,000

Sub-total, Operations			907,938,000			907,938,000

TOTAL NEW APPROPRIATIONS		₱	908,138,000		₱	908,138,000

New Appropriations, by Object of Expenditures
(ln Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy						908,138

JANUARY 6, 2020	OFFICIAL GAZETTE	481
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Total Maintenance and Other Operating Expenses	908,138

Total Current Operating Expenditures	908,138

TOTAL NEW APPROPRIATIONS	908,138

E.3. PHILIPPINE CHILDREN’S MEDICAL CENTER

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱	1,197,653,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	1,197,653,000		₱	1,197,653,000

HOSPITAL SERVICES PROGRAM			1,064,126,000			1,064,126,000
TRAINING AND RESEARCH DEVELOPMENT PROGRAM			133,527,000			133,527,000

TOTAL NEW APPROPRIATIONS		₱	1,197,653,000		₱	1,197,653,000

Special Provision(s)

1. Prior Years’ Subsidy Releases from the National Government. The Philippine Children’s Medical Center (PCMC) is hereby authorized to use subsidy released for programs and projects in 2017 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the PCMC shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the PCMC’s Board of Trustees, to be submitted to the DBM for approval.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PCMC.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Access to quality and affordable tertiary pediatric health care services assured		₱	1,197,653,000		₱	1,197,653,000

HOSPITAL SERVICES PROGRAM			1,064,126,000			1,064,126,000

Assistance to indigent patients			801,919,000			801,919,000

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Project(s)
Locally-Funded Project(s)		262,207,000		262,207,000

Construction of New Building		122,600,000		122,600,000
Establishment/Completion/Renovation and Expansion of Facilities		139,607,000		139,607,000
TRAINING AND RESEARCH DEVELOPMENT PROGRAM		133,527,000		133,527,000

Conduct of research and development activities		3,326,000		3,326,000
Education and training for health professionals		130,201,000		130,201,000

Sub-total, Operations		1,197,653,000		1,197,653,000

TOTAL NEW APPROPRIATIONS	₱	1,197,653,000	₱	1,197,653,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,197,653

Total Maintenance and Other Operating Expenses	1,197,653

Total Current Operating Expenditures	1,197,653

TOTAL NEW APPROPRIATIONS	1,197,653

E.4. PHILIPPINE HEALTH INSURANCE CORPORATION

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱ 71,353,360,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	71,353,360,000		₱	71,353,360,000

NATIONAL HEALTH INSURANCE PROGRAM			71,353,360,000			71,353,360,000

TOTAL NEW APPROPRIATIONS		₱	71,353,360,000		₱	71,353,360,000

JANUARY 6, 2020	OFFICIAL GAZETTE	483
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Special Provision(s)

1. Subsidy for the National Health Insurance Program. The amount of Seventy One Billion Two Hundred Ninety Two Million One Hundred Thirty One Thousand Pesos (P71,292,131,000) appropriated herein under the subsidy for the National Health Insurance Program shall be used for the health insurance premiums of indirect contributors composed of the following: (i) indigents under the National Household Targeting System for Poverty Reduction as identified by the DSMD; (ii) senior citizens pursuant to R.A. No. 10645; (iii) unemployed persons with disability as jointly determined by the DOH and the National Council for Disability Affairs; and (iv) financially-incapable Point-of-Service patients as identified by the DSMD or social welfare officers of the LGUs.

In no case shall Philhealth use the subsidy for the payment of personnel services and that the administrative cost shall not exceed five percent (5%) of the actual total premium collected from direct and indirect contributory members during the immediately preceding year in accordance with Section 12 of R.A. No. 11223.

Release of funds shall be subject to the submission of the following: (i) Board-approved Corporate Operating Budget which shall be compliant with organization, staffing, and position classification, and compensation standards as determined by the DBM; and (ii) billing indicating the names of enrollees approved by the PhilHealth Board. The DOH and PhilHealth shall ensure the conduct of special audit on the implementation of the National Health Insurance Program.

2. Payapa at Masaganang Pamayanan. The amount of Sixty One Million Two Hundred Twenty Nine Thousand Pesos (₱61,229,000) appropriated herein shall be used for the health insurance premiums of the beneficiaries under the Payapa at Masaganang Pamayanan (PAMANA) Program. The DOH, OPAPP, and PhilHealth shall ensure that there shall be no duplication of the enrolled beneficiaries with other indirect contributors covered by the above-mentioned subsidy under the immediately preceding Section, and with members of direct contributors.

3. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PhilHealth.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Financial risk protection improved		₱	71,353,360,000		₱	71,353,360,000

NATIONAL HEALTH INSURANCE PROGRAM			71,353,360,000			71,353,360,000

Health insurance coverage under the Sin Tax Law			71,292,131,000			71,292,131,000
Project(s)
Locally-Funded Project(s)			61,229,000			61,229,000

Special Purpose Insurance Coverage			61,229,000			61,229,000

Sub-total, Operations			71,353,360,000			71,353,360,000

TOTAL NEW APPROPRIATIONS		₱	71,353,360,000		₱	71,353,360,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	71,353,360

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Total Maintenance and Other Operating Expenses	71,353,360

Total Current Operating Expenditures	71,353,360

TOTAL NEW APPROPRIATION	71,353,360

E.5. PHILIPPINE HEART CENTER

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱ 1,432,023,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	1,432,023,000		₱	1,432,023,000

HOSPITAL SERVICES PROGRAM			1,432,023,000			1,432,023,000

TOTAL NEW APPROPRIATIONS		₱	1,432,023,000		₱	1,432,023,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Philippine Heart Center.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Access to quality and affordable cardiovascular services assured		₱	1,432,023,000		₱	1,432,023,000

HOSPITAL SERVICES PROGRAM			1,432,023,000			1,432,023,000

Assistance to indigent patients			1,424,023,000			1,424,023,000
Locally-Funded Project(s)			8,000,000			8,000,000

Purchase of various medical equipment			8,000,000			8,000,000

Sub-total, Operations			1,432,023,000			1,432,023,000

TOTAL NEW APPROPRIATIONS		₱	1,432,023,000		₱	1,432,023,000

JANUARY 6, 2020	OFFICIAL GAZETTE	485
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,432,023

Total Maintenance and Other Operating Expenses	1,432,023

Total Current Operating Expenditures	1,432,023

TOTAL NEW APPROPRIATIONS	1,432,023

E.6. PHILIPPINE INSTITUTE OF TRADITIONAL AND ALTERNATIVE HEALTH CARE

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	138,153,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	93,650,000		₱	93,650,000
Operations			44,503,000			44,503,000

TRADITIONAL AND COMPLEMENTARY MEDICINE DEVELOPMENT AND PROMOTION PROGRAM			44,503,000			44,503,000

TOTAL NEW APPROPRIATIONS		₱	138,153,000		₱	138,153,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Philippine Institute of Traditional and Alternative Health Care.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General administration and Support
General Management and Supervision		₱	93,650,000		₱	93,650,000

Sub-total, General administration and Support			93,650,000			93,650,000

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Operations
Access to quality and cost effective Traditional and Complementary Medicine (T&CM) products and services improved		44,503,000		44,503,000

TRADITIONAL AND COMPLEMENTARY MEDICINE DEVELOPMENT AND PROMOTION PROGRAM		44,503,000		44,503,000

Research and development of T&CM products, services and technologies		36,578,000		36,578,000
Social advocacy and training on T&CM modalities		6,325,000		6,325,000
Regulation of traditional and alternative medicine practice		1,600,000		1,600,000

Sub-total, Operations		44,503,000		44,503,000

TOTAL NEW APPROPRIATIONS	₱	138,153,000	₱	138,153,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	138,153

Total Maintenance and Other Operating Expenses	138,153

Total Current Operating Expenditures	138,153

TOTAL NEW APPROPRIATIONS	138,153

F. DEPARTMENT OF HUMAN SETTLEMENTS AND URBAN DEVELOPMENT

F.1. NATIONAL HOME MORTGAGE FINANCE CORPORATION

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	1,000,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	1,000,000,000		₱	1,000,000,000

SOCIALIZED HOUSING LOAN TAKE-OUT OF RECEIVABLES (SHELTER) PROGRAM			1,000,000,000			1,000,000,000

TOTAL NEW APPROPRIATIONS		₱	1,000,000,000		₱	1,000,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	487
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Special Provision(s)

1.    Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the National Home Mortgage Finance Corporation.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Access to secure shelter financing of low income families inproved		₱	1,000,000,000		₱	1,000,000,000

SOCIALIZED HOUSING LOAN TAKE-OUT OF RECEIVABLES (SHELTER) PROGRAM			1,000,000,000			1,000,000,000

Purchase of housing loan receivables from socialized housing originators			1,000,000,000			1,000,000,000

Sub-total, Operations			1,000,000,000			1,000,000,000

TOTAL NEW APPROPRIATIONS		₱	1,000,000,000		₱	1,000,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,000,000

Total Maintenance and Other Operating Expenses	1,000,000

Total Current Operating Expenditures	1,000,000

TOTAL NEW APPROPRIATIONS	1,000,000

F.2. NATIONAL HOUSING AUTHORITY

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱	4,562,410,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	4,562,410,000		₱	4,562,410,000

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COMPREHENSIVE AND INTEGRATED HOUSING PROGRAM		4,562,410,000		4,562,410,000

TOTAL NEW APPROPRIATIONS	₱	4,562,410,000	₱	4,562,410,000

Special Provision(s)

1.    Subsidy to the National Housing Authority. The amount of Four Billion Five Hundred Sixty Two Million Four Hundred Ten Thousand Pesos (₱4,562,410,000) appropriated herein under the subsidy to the NHA shall be used in support of the implementation of priority programs and projects under the Lot Development and Provision of Housing and Community Facilities Sub-program in accordance with R.A. Nos. 7279 and 7835.

Release of funds shall be subject to submission of the NHA Board-approved implementing rules and regulations covering these priority programs and projects.

2.    Housing Program for Relocation and Resettlement of ISFs in Southern Greater Manila Area. The amount of One Hundred Forty Four Million Four Hundred Fifty Two Thousand Pesos (₱144,452,000) appropriated herein shall be used for the housing program for relocation and resettlement of Informal Settler families (ISFs) in the Southern Greater Manila Area in accordance with the Relocation and Resettlement Action Plan (RRAP) of the project proponent or the NHA.

3.    Prior Years’ Subsidy Releases from the National Government. The NHA is hereby authorized to use subsidy released for programs and projects in 2018 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the NHA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the NHA’s Board of Directors, to be submitted to the BBM for approval.

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 614, R.A. No. 11465)

4.    Prioritization of Issuance of Permits and Clearances for Socialized Housing. As the production of housing units for homeless, marginalized and low-income families is a priority of government, all Local Government Units are hereby directed to prioritize the issuance of permits and clearances for socialized housing projects of the NHA.

5.    Special Previsions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NHA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Adequate housing for low-income families provided		₱	4,562,410,000		₱	4,562,410,000

COMPREHENSIVE AND INTEGRATED HOUSING PROGRAM			4,562,410,000			4,562,410,000

Lot Development and Provision of Housing and Community Facilities Sub-program			4,562,410,000			4,562,410,000

Resettlement Program			100,000,000			100,000,000
Emergency Housing Assistance Program			1,000,000,000			1,000,000,000
Locally-Funded Projects			3,462,410,000			3,462,410,000

Resettlement for ISFs affected by the Supreme Court’s Mandamus to Clean-up the Manila Bay Area			2,276,958,000			2,276,958,000
Armed Forces of the Philippines / Philippine National Police Housing Project			1,000,000,000			1,000,000,000
Housing Program for relocation and resettlement of ISFs in Southern Greater Manila Area			144,452,000			144,452,000

JANUARY 6, 2020	OFFICIAL GAZETTE	489
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Resettlement Program for Families Affected by the Construction of Bukidnon Airport		41,000,000		41,000,000

Sub-total, Operations		4,562,410,000		4,562,410,000

TOTAL NEW APPROPRIATIONS	₱	4,562,410,000	₱	4,562,410,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	4,562,410

Total Maintenance and Other Operating Expenses	4,562,410

Total Current Operating Expenditures	4,562,410

TOTAL NEW APPROPRIATIONS	4,562,410

F.3. SOCIAL HOUSING FINANCE CORPORATION

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱	1,396,919,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAM (S)
OPERATIONS
HIGH DENSITY HOUSING PROGRAM		₱	896,919,000		₱	896,919,000
COMMUNITY MORTGAGE PROGRAM			500,000,000			500,000,000

TOTAL NEW APPROPRIATIONS		₱	1,396,919,000		₱	1,396,919,000

Special Provisions)

1.    Subsidy to the Social Housing Finance Corporation. The amount of Eight Hundred Ninety Six Million Nine Hundred Nineteen Thousand Pesos (₱896,919,000) appropriated herein under the subsidy for the Social Housing Finance Corporation (SHFC) shall be used for the High Density Housing Program-the Housing Program for Informal Settler Families Residing in Danger Areas in Metro Manila.

Release of funds shall be subject to the submission of the SHFC Board-approved People’s Plan, list of community associations, number of targeted beneficiaries, and the total amount of estimated housing loan to be availed of. For this purpose, the People’s Plan shall be prepared in coordination with the Presidential Commission for the Urban Poor, the HAPC and their partner civil society organizations.

2.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the SHFC.

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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
OPERATIONS
Access to secure shelter financing of low-income families improved		₱	1,396,919,000		₱	1,396,919,000

HIGH DENSITY HOUSING PROGRAM			896,919,000			896,919,000

Locally-Funded Project(s)			896,919,000			896,919,000

Housing Program for Informal Settler Families Residing in Danger Areas in Metro Manila			896,919,000			896,919,000
COMMUNITY MORTGAGE PROGRAM			500,000,000			500,000,000

Provision of housing finance to legally organized associations of underprivileged and homeless citizens			500,000,000			500,000,000

Sub-total, Operations			1,396,919,000			1,396,919,000

TOTAL NEW APPROPRIATIONS		₱	1,396,919,000		₱	1,396,919,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,396,919

Total Maintenance and Other Operating Expenses	1,396,919

Total Current Operating Expenditures	1,396,919

TOTAL NEW APPROPRIATIONS	1,396,919

G. DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS

G.1. LOCAL WATER UTILITIES ADMINISTRATION

For subsidy requirements in accordance with the project(s), as indicated hereunder	₱	345,317,000

New Appropriations, by Program

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

JANUARY 6, 2020	OFFICIAL GAZETTE	491
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

PROGRAM(S)
Operations	₱	345,317,000	₱	345,317,000

WATER SUPPLY AND SANITATION PROGRAM		345,317,000		345,317,000

TOTAL NEW APPROPRIATIONS	₱	345,317,000	₱	345,317,000

Special Provision(s)

1.    Subsidy to the Local Water Utilities Administration. The amount of Three Hundred Forty Five Million Three Hundred Seventeen Thousand Pesos (₱345,317,000) appropriated herein under the subsidy to the Local Water Utilities Administration (LWUA) shall be used for the implementation of sanitation projects in the Manila Bay Continuing Mandamus-covered areas.

2.    Prior Years’ Subsidy Releases from the National Government. The LWUA is hereby authorized to use subsidy released for programs and projects in 2017 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated under the Water Convergence Program: The Unified Financing Framework for Water Supply and Sanitation (UFF-WSS). Accordingly, the LWUA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of LWUA’s Board members, to be submitted to the DAM for approval.

3.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the LWUA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Access of Filipinos to adequate Level III water supply and sanitation systems improved		₱	345,317,000		₱	345,317,000

WATER SUPPLY AND SANITATION PROGRAM			345,317,000			345,317,000

Locally-Funded Project(s)			345,317,000			345,317,000

Provision of Level III potable water supply and adequate sanitation system			345,317,000			345,317,000

Sub-total, Operations			345,317,000			345,317,000

TOTAL NEW APPROPRIATIONS		₱	345,317,000		₱	345,317,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	345,317

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Total Maintenance and Other Operating Expenses	345,317

Total Current Operating Expenditures	345,317

TOTAL NEW APPROPRIATIONS	345,317

H. DEPARTMENT OF TOURISM

H.1. NAYONG FILIPINO FOUNDATION

For subsidy requirements in accordance with the program(s)/project(s), as indicated hereunder	₱	15,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAM(S)
Operations		₱	15,000,000		₱	15,000,000

RESEARCHES AND DEVELOPMENT PROJECTS ON SOCIAL SCIENCES AND HUMANITIES PROGRAM			15,000,000			15,000,000

TOTAL NEW APPROPRIATIONS		₱	15,000,000		₱	15,000,000

Special Provision(s)

1.    Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Nayong Filipino Foundation.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
RESEARCHES AND DEVELOPMENT PROJECTS ON SOCIAL SCIENCES AND HUMANITIES PROGRAM		₱	15,000,000		₱	15,000,000

Project(s)
Locally-Funded Project(s)			15,000,000			15,000,000

1. Creating a Roadmap for Collecting Statistics on Heritage Tourism			5,000,000			5,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	493
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

2. Policy Analysis of National Cultural Agencies involved in Heritage Conservation		5,000,000		5,000,000
3. Capacity-building for Local Government Units (LGUs) for Heritage Preservation		5,000,000		5,000,000

Sub-total, Operations		15,000,000		15,000,000

TOTAL NEW APPROPRIATIONS	₱	15,000,000	₱	15,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	15,000

Total Maintenance and Other Operating Expenses	15,000

Total Current Operating Expenditures	15,000

TOTAL NEW APPROPRIATIONS	15,000

H.2. TOURISM INFRASTRUCTURE AND ENTERPRISE ZONE AUTHORITY

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	50,000,00

New Appropriations, by Program/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAM(S)
Operations		₱	50,000,000		₱	50,000,000

HISTORICAL, CULTURAL, RELIGIOUS, HERITAGE SITES AND PRIME TOURIST DESTINATIONS			50,000,000			50,000,000

TOTAL NEW APPROPRIATIONS		₱	50,000,000		₱	50,000,000

Special Provision(s)

1.    Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Tourism Infrastructure and Enterprise Zone Authority.

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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
HISTORICAL, CULTURAL, RELIGIOUS, HERITAGE SITES AND PRIME TOURIST DESTINATIONS		₱	50,000,000		₱	50,000,000

Project(s)
Locally-Funded Project(s)			50,000,000			50,000,000

Conceptualization, Design, Production and installation of Large-scale Tableaus representing 500 Years of Filipino Heroism since the Battle of Mactan			50,000,000			50,000,000

Sub-total, Operations			50,000,000			50,000,000

TOTAL NEW APPROPRIATIONS		₱	50,000,000		₱	50,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	50,000

Total Maintenance and Other Operating Expenses	50,000

Total Current Operating Expenditures	50,000

TOTAL NEW APPROPRIATIONS	50,000

I. DEPARTMENT OF TRADE AND INDUSTRY

I.1. AURORA PACIFIC ECONOMIC ZONE AND FREEPORT AUTHORITY

For subsidy and equity requirements in accordance with the program(s), as indicated hereunder	₱	168,721,000

New Appropriations, by Program

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

JANUARY 6, 2020	OFFICIAL GAZETTE	495
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

PROGRAMS
General Administration and Support	₱	48,721,000	₱		₱	48,721,000
Operations				120,000,000		120,000,000

ECOZONE DEVELOPMENT PROGRAM				120,000,000		120,000,000

TOTAL NEW APPROPRIATIONS	₱	48,721,000	₱	120,000,000	₱	168,721,000

Special Provision(s)

1.    Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Aurora Pacific Economic Zone and Freeport Authority.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	48,721,000	₱		₱	48,721,000

Sub-total, General Administration and Support			48,721,000				48,721,000

Operations
Business located and operating within the economic zone increased					120,000,000		120,000,000

ECOZONE DEVELOPMENT PROGRAM					120,000,000		120,000,000

Ecozone infrastructure development					120,000,000		120,000,000

Sub-Total, Operations					120,000,000		120,000,000

TOTAL NEW APPROPRIATIONS		₱	48,721,000	₱	120,000,000	₱	168,721,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	48,721

Total Maintenance and Other Operating Expenses	48,721

Total Current Operating Expenditures	48,721

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Capital Outlays
Investment Outlay	120,000

Total Capital Outlays	120,000

TOTAL NEW APPROPRIATIONS	168,721

I.2. CENTER FOR INTERNATIONAL TRADE EXPOSITIONS AND MISSIONS

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	278,479,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	30,338,000		₱	30,338,000
Support to Operations			33,629,000			33,629,000
Operations			214,512,000			214,512,000

EXPORT/TRADE PROMOTION PROGRAM			214,512,000			214,512,000

TOTAL NEW APPROPRIATIONS		₱	278,479,000		₱	278,479,000

Special Provision(s)

1.    Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Center for International Trade Expositions and Missions.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	30,338,000		₱	30,338,000

Sub-total, General Administration and Support			30,338,000			30,338,000

Support to Operations
Institutional promotion and information services management			33,629,000			33,629,000

Sub-total, Support to Operations			33,629,000			33,629,000

JANUARY 6, 2020	OFFICIAL GAZETTE	497
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Operations
Increased Trade Promotion Activities		214,512,000		214,512,000

EXPORT/TRADE PROMOTION PROGRAM		214,512,000		214,512,000

Signature Events		93,785,000		93,785,000
Overseas Trade Fairs		120,727,000		120,727,000

Sub-total, Operations		214,512,000		214,512,000

TOTAL NEW APPROPRIATIONS	₱	278,479,000	₱	278,479,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	278,479

Total Maintenance and Other Operating Expenses	278,479

Total Current Operating Expenditures	278,479

TOTAL NEW APPROPRIATIONS	278,479

I.3. SMALL BUSINESS CORPORATION

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	1,500,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	1,500,000,000		₱	1,500,000,000

PONDO PARA SA PAGBABAGO AT PAG-ASENSO PROGRAM			1,500,000,000			1,500,000,000

Sub-total Operations			1,500,000,000			1,500,000,000

TOTAL NEW APPROPRIATIONS		₱	1,500,000,000		₱	1,500,000,000

Special Provision(s)

1.    Pondo sa Pagbabago at Pag-asenso. The amount of one Billion Five Hundred Million Pesos (₱1,500,000,000) appropriated herein as subsidy for Small Business Corporation (SBC) shall be used for the implementation of Pondo sa Pagbabago at Pag-Asenso Program, which is a microfinancing program for Micro, Small and Medium Scale Enterprises (MSMEs). The amount shall be set-up as a separate fund and the transactions thereon shall be recorded and maintained in a separate book by the SBC.

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The Secretary of Trade and Industry shall approve the program mechanics and components including the selection criteria for beneficiaries and such other factors is the implementation of the program which shall be in accordance with R.A. No. 6977 as amended by R.A. No. 9501. The DTI shall prioritize the provinces where the absolute number of indigents and the incidence of poverty are high as identified in the latest official poverty statistics of the Philippine Statistics Authority (PSA), MSMEs of indigenous people and sustainable rural livelihood.

2.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the SBC.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Sustainable MSMEs increased		₱	1,500,000,000		₱	1,500,000,000

PONDO PARA SA PAGBABAGO AT PAG-ASENSO PROGRAM			1,500,000,000			1,500,000,000

Microfinance for Lending			1,425,000,000			1,425,000,000
Mobilization and Monitoring			75,000,000			75,000,000

Sub-total, Operations			1,500,000,000			1,500,000,000

TOTAL NEW APPROPRIATIONS		₱	1,500,000,000		₱	1,500,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,500,000

Total Maintenance and Other Operating Expenses	1,500,000

Total Current Operating Expenditures	1,500,000

TOTAL NEW APPROPRIATIONS	1,500,000

J. DEPARTMENT OF TRANSPORTATION

J.1. DAVAO INTERNATIONAL AIRPORT AUTHORITY

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	274,958,000

New Appropriations, by Program

JANUARY 6, 2020	OFFICIAL GAZETTE	499
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	274,958,000		₱	274,958,000

AIRPORT SYSTEM MAINTENANCE PROGRAM			274,958,000			274,958,000

TOTAL NEW APPROPRIATIONS		₱	274,958,000		₱	274,958,000

Special Provision(s)

1.    Special Provisions Applicable to all Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Davao International Airport Authority.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	274,958,000		₱	274,958,000

Safe, reliable and efficient air services provided			274,958,000			274,958,000

AIRPORT SYSTEM MAINTENANCE PROGRAM			274,958,000			274,958,000

Sub-total, Operations			274,958,000			274,958,000

TOTAL NEW APPROPRIATIONS		₱	274,958,000		₱	274,958,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	274,958

Total Maintenance and Other Operating Expenses	274,958

Total Current Operating Expenditures	274,958

TOTAL NEW APPROPRIATIONS	274,958

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J.2. LIGHT RAIL TRANSIT AUTHORITY

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	1,018,152,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	117,152,000		₱	117,152,000

Operations			901,000,000			901,000,000

SYSTEMS AS FACILITIES IMPROVEMENT, REHABILITATION AND MODERNIZATION PROGRAM			901,000,000			901,000,000

TOTAL NEW APPROPRIATIONS		₱	1,018,152,000		₱	1,018,152,000

Special Provision(s)

1.    Special Provisions Applicable to all Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Light Rail Transit Authority.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	117,152,000		₱	117,152,000

Sub-total, General Administration and Support			117,152,000			117,152,000

Operations			901,000,000			901,000,000

Safe, secure, responsive and reliable LRT services provided			901,000,000			901,000,000

SYSTEMS AND FACILITIES IMPROVEMENT, REHABILITATION AND MODERNIZATION PROGRAM			901,000,000			901,000,000

Systems and Facilities Improvement			901,000,000			901,000,000

Sub-total, Operations			901,000,000			901,000,000

TOTAL NEW APPROPRIATIONS		₱	1,018,152,000		₱	1,018,152,000

JANUARY 6, 2020	OFFICIAL GAZETTE	501
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,018,152

Total Maintenance and Other Operating Expenses	1,018,152

Total Current Operating Expenditures	1,018,152

TOTAL NEW APPROPRIATIONS	1,018,152

J.3. PHILIPPINE NATIONAL RAILWAYS

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	1,858,500,000

New Appropriations, by Program/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	318,000,000		₱	318,000,000

Operations			1,540,500,000			1,540,500,000

RAILWAY SYSTEM MAINTENANCE PROGRAM			1,540,500,000			1,540,500,000

TOTAL NEW APPROPRIATIONS		₱	1,858,500,000		₱	1,858,500,000

Special Provision(s)

1.    Subsidy for Philippine National Railways. The amount of One Billion Eight Hundred Fifty Eight Million Five Hundred Thousand Pesos (₱1,858,500,000) appropriated herein under the subsidy for Philippine National Railways (PNR) shall be used for the fuel and lubricants, payment for security services, rolling stock maintenance, construction/maintenance of tracks and bridges, building maintenance, re-fleeting, re-boogie, digitalization and depot/maintenance of shed equipment.

2.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PNR.

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

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PROGRAMS
General Administration and Support
General Management and Supervision	₱	318,000,000	₱	318,000,000

Sub-total, General Administration and Support		318,000,000		318,000,000

Operations
Safe, reliable and efficient rail services provided		1,540,500,000		1,540,500,000

RAILWAY SYSTEM MAINTENANCE PROGRAM		1,540,500,000		1,540,500,000

Rolling Stock Maintenance		100,000,000		100,000,000
Construction/Maintenance of Tracks and Bridges		260,000,000		260,000,000
Re-fleeting		50,000,000		50,000,000
Re-boogie		930,500,000		930,500,000
Digitalization		100,000,000		100,000,000
Depot maintenance shed equipment		100,000,000		100,000,000

Sub-total, Operations		1,540,500,000		1,540,500,000

TOTAL NEW APPROPRIATIONS	₱	1,858,500,000	₱	1,858,500,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	1,858,500

Total Maintenance and Other Operating Expenses	1,858,500

Total Current Operating Expenditures	1,858,500

Total Programs	1,858,500

TOTAL NEW APPROPRIATIONS	1,858,500

K. NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY

K.1. PHILIPPINE INSTITUTE FOR DEVELOPMENT STUDIES

For subsidy requirements in accordance with the program(s) as indicated hereunder	₱	322,294,000

New Appropriations, by Program

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

JANUARY 6, 2020	OFFICIAL GAZETTE	503
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

PROGRAMS
General Administration and Support	₱	243,399,000	₱	243,399,000
Support to Operations		10,609,000		10,609,000
Operations		68,286,000		68,286,000

SOCIO-ECONOMIC POLICY RESEARCH PROGRAM		68,286,000		68,286,000

TOTAL NEW APPROPRIATIONS	₱	322,294,000	₱	322,294,000

Special Provision(s)

1.    Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Goverment Corporations-Others shall be observed by the Philippine Institute for Development Studies.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	243,399,000		₱	243,399,000

Sub-total, General Administration and Support			243,399,000			243,399,000

Support to Operations
Publication, Seminars and Management Systems and Project Services			8,487,000			8,487,000
Operations of the Philippine APEC Study Center Network (PASCN)			2,122,000			2,122,000

Sub-total, Support to Operations			10,609,000			10,609,000

Operations
Government policies and services, through the aid of policy research improved			68,286,000			68,286,000

SOCIO-ECONOMIC POLICY RESEARCH PROGRAM			68,286,000			68,286,000

Conduct of policy research			68,286,000			68,286,000

Sub-total, Operations			68,286,000			68,286,000

TOTAL NEW APPROPRIATIONS		₱	322,294,000		₱	322,294,000

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New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	322,294

Total Maintenance and Other Operating Expenses	322,294

Total Current Operating Expenditures	322,294

TOTAL NEW APPROPRIATIONS	322,294

L. PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE

L.1. INTERCONTINENTAL BROADCASTING CORPORATION

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	77,768,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	17,768,000		₱	77,768,000

TOTAL NEW APPROPRIATIONS		₱	77,768,000		₱	77,768,000

1.    Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Intercontinental Broadcasting Corporation.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	77,768,000		₱	77,768,000

Sub-total, General Administration and Support			77,768,000			77,768,000

TOTAL NEW APPROPRIATIONS		₱	77,768,000		₱	77,768,000

JANUARY 6, 2020	OFFICIAL GAZETTE	505
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	77,768

Total Maintenance and Other Operating Expenses	77,768

Total Current Operating Expenditures	77,768

TOTAL NEW APPROPRIATIONS	77,768

L.2. PEOPLE’S TELEVISION NETWORK, INC.

For subsidy and equity requirements in accordance with the program(s), indicated hereunder	₱	278,380,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	278,380,000		₱	278,380,000

TOTAL NEW APPROPRIATIONS		₱	278,380,000		₱	278,380,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the People’s Television Network, Inc.

New Appropriations, by Programs

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	278,380,000		₱	278,380,000

Sub-total, General Administration and Support			278,380,000			278,380,000

TOTAL NEW APPROPRIATIONS		₱	278,380,000		₱	278,380,000

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New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	278,380

Total Maintenance and Other Operating Expenses	278,380

Total Current Operating Expenditures	278,380

TOTAL NEW APPROPRIATIONS	278,380

M. OTHER EXECUTIVE OFFICES

M.1. AUTHORITY OF THE FREEPORT AREA OF BATAAN

For equity requirements in accordance with the program(s), as indicated hereunder	₱	374,890,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
PROGRAMS
Operations			₱	374,890,000	₱	374,890,000

ECOZONE DEVELOPMENT PROGRAM				374,890,000		374,890,000

TOTAL NEW APPROPRIATIONS			₱	374,890,000	₱	374,890,000

Special Provision(s)

1.    Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Authority of the Freeport Area of Bataan.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
PROGRAMS
Operations
Business located and operating within the economic zone increased			₱	374,890,000	₱	374,890,000

ECOZONE DEVELOPMENT PROGRAM				374,890,000		374,890,000

Ecozone infrastructure development			₱	374,890,000	₱	374,890,000

JANUARY 6, 2020	OFFICIAL GAZETTE	507
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Sub-total, Operations	374,890,000		374,890,000

TOTAL NEW APPROPRIATIONS	₱374,890,000	₱	374,890,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Capital Outlays
Investment Outlay	374,890

Total Capital Outlays	374,890

TOTAL NEW APPROPRIATIONS	374,890

M.2. BASES CONVERSION AND DEVELOPMENT AUTHORITY

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱	11,647,160,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Support to Operations		₱	80,000,000		₱	80,000,000
Operations			11,567,160,000			11,567,160,000

INFRASTRUCTURE DEVELOPMENT PROGRAM			11,567,160,000			11,567,160,000

TOTAL NEW APPROPRIATIONS		₱	11,647,160,000		₱	11,647,160,000

Special Provision(s)

1. Subsidy to the Bases Conversion and Development Authority. The amount of Eleven Billion Five Hundred Sixty Seven Million One Hundred Sixty Thousand Pesos (₱11,567,160,000) appropriated herein under the subsidy to the Bases Conversion and Development Authority (BCDA) shall be used for the implementation of the Infrastructure Development Program of the BCDA.

Release of funds shall be subject to the submission of program of works.

2. Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the BCDA.

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

508	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

PROGRAMS
Support to Operations
Provision of power subsidy	₱	80,000,000	₱	80,000,000

Sub-total, Support to Operations		80,000,000		80,000,000

Operations
Amount of investments generated in BCDA Special Economic Zones and Metro Manila Camps increased		11,567,160,000		11,567,160,000

INFRASTRUCTURE DEVELOPMENT PROGRAM		11,567,160,000		11,567,160,000

PROJECT(S)
Locally-Funded Project(s)		11,567,160,000		11,567,160,000

Development of the New Clark City		4,122,000,000		4,122,000,000
Construction of sports facilities in the National Government Administrative Center		1,020,000,000		1,020,000,000
Subic-Clark Railway Project		520,000,000		520,000,000
Military Replication Projects		4,473,000,000		4,473,000,000
Clark Airfield Ground Lighting System, Terminal Radar System and New Control Tower		1,181,000,000		1,181,000,000
Detailed Engineering Design of the Secondary Runway in Clark International Airport		100,000,000		100,000,000
Construction of sewage treatment plant and access road for the institutional area in Bonifacio Capital District, Taguig City		151,160,000		151,160,000

Sub-total, Operations		11,567,160,000		11,567,160,000

TOTAL NEW APPROPRIATIONS	₱	11,647,160,000	₱	11,647,160,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy				11,647,160

Total Maintenance and Other Operating Expenses				11,647,160

Total Current Operating Expenditures				11,647,160

TOTAL NEW APPROPRIATIONS				11,647,160

JANUARY 6, 2020	OFFICIAL GAZETTE	509
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

M.3. CAGAYAN ECONOMIC ZONE AUTHORITY

For equity requirements in accordance with the program(s), as indicated hereunder	₱	263,029,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
PROGRAMS
Operations			₱	263,029,000	₱	263,029,000

ECOZONE DEVELOPMENT PROGRAM				263,029,000		263,029,000

TOTAL NEW APPROPRIATIONS			₱	263,029,000	₱	263,029,000

Special Provision(s)

1.    Prior Years’ Subsidy Releases from the National Government. The Cagayan Economic Zone Authority (CEZA) is hereby authorized to use subsidy released for programs and projects in 2017 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the CEZA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies which shall be subject to the endorsement of the CEZA’s Board of Directors, to be submitted to the DBM for further approval.

2.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the CEZA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
PROGRAMS
Operations
Business located and operating within the economic zone increased			₱	263,029,000	₱	263,029,000

ECOZONE DEVELOPMENT PROGRAM				263,029,000		263,029,000

Ecozone infrastructure development				263,029,000		263,029,000

Sub-total, Operations				263,029,000		263,029,000

TOTAL NEW APPROPRIATIONS			₱	263,029,000	₱	263,029,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Capital Outlays
Investment Outlay						263,029

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Total Capital Outlays	263,029

TOTAL NEW APPROPRIATIONS	263,029

M.4. CREDIT INFORMATION CORPORATION

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	51,648,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	51,648,000		₱	51,648,000

TOTAL NEW APPROPRIATIONS		₱	51,648,000		₱	51,648,000

Special Provision(s)

1.     Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Credit Information Corporation.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	51,648,000		₱	51,648,000

Sub-total, General Administration and Support			51,648,000			51,648,000

TOTAL NEW APPROPRIATIONS		₱	51,648,000		₱	51,648,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy						51,648

Total Maintenance and Other Operating Expenses						51,648

Total Current Operating Expenditures						51,648

TOTAL NEW APPROPRIATIONS						51,648

JANUARY 6, 2020	OFFICIAL GAZETTE	511
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

M.5. CULTURAL CENTER OF THE PHILIPPINES

For subsidy requirements in accordance with the program(s) and project(s), as indicated hereunder	₱ 408,015,000

New Appropriations, by Programs

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	164,420,000		₱	164,420,000
Operations			243,595,000			243,595,000

PHILIPPINE ARTS AND CULTURE PROMOTION AND DEVELOPMENT PROGRAM			243,595,000			243,595,000

TOTAL NEW APPROPRIATIONS		₱	408,015,000		₱	408,015,000

Special Provision(s)

1.    Tobacco Inspection Fees. The amount of Five Million Pesos (₱5,000,000) shall be used by the Cultural Center of the Philippines (CCP) to augment its MODE sourced from fifty percent (50%) of the tobacco inspection fees collected in accordance with Section 143 of P.D. No. 1158, as amended.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

2.    Prior Years’ Subsidy Releases from the Rational Government. The CCP is hereby authorized to use subsidy released for programs and projects in 2017 and prior years to cover the funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the CCP shall prepare a work program and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the CCP’s Board of Directors, to be submitted to the DBN for further approval.

3.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the CCP.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General management and supervision		₱	164,420,000		₱	164,420,000

Sub-total, General Administration and Support			164,420,000			164,420,000

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Operations
Promotion of Philippine Arts and Culture improved		243,595,000		243,595,000

PHILIPPINE ARTS AND CULTURE PROMOTION AND DEVELOPMENT PROGRAM		243,595,000		243,595,000
Presentation of cultural and artistic events, arts, education and cultural exchange		243,595,000		243,595,000

Sub-total, Operations		243,595,000		243,595,000

TOTAL NEW APPROPRIATIONS	₱	408,015,000	₱	408,015,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy				408,015

Total Maintenance and Other Operating Expenses				408,015

Total Current Operating Expenditures				408,015

TOTAL NEW APPROPRIATIONS				408,015

M.6. DEVELOPMENT ACADEMY OF THE PHILIPPINES

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱ 469,214,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	469,214,000		₱	469,214,000

EDUCATION AND TRAINING PROGRAM			294,772,000			294,772,000
RESEARCH AND TECHNICAL ASSISTANCE ON PUBLIC SECTOR PRODUCTIVITY PROGRAM			174,442,000			174,442,000

TOTAL NEW APPROPRIATIONS		₱	469,214,000		₱	469,214,000

Special Provision(s)

1.     Prior Years’ Subsidy Releases From the National Government. The Development Academy of the Philippines (DAP) is hereby authorized to use subsidy released for programs and projects in 2017 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the DAP shall prepare a work and

JANUARY 6, 2020	OFFICIAL GAZETTE	513
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the DAP’s Board of Trustees, to be submitted to the DBM for approval.

2.    Special Provisions Applicable to all Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the DAP.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Transformative leaders, innovative ideas and synergistic solutions towards organizational effectiveness and efficiency achieved		₱	469,214,000		₱	469,214,000

EDUCATION AND TRAINING PROGRAM			294,772,000			294,772,000

Public Management and Development Program (PMDP)			165,846,000			165,846,000
Support to the projects and programs of the Productivity Development Center			14,067,000			14,067,000
Education and Training Capability Building Seminar			37,653,000			37,653,000
Research Programs of the Graduate School of Public and Development Management			30,000,000			30,000,000

Project(s)
Locally -funded Project(s)			47,206,000			47,206,000

Repair and Maintenance of the Villa-Type Cottages in Tagaytay			4,000,000			4,000,000
Improvement of DAP Conference Center Training Facilities			16,000,000			16,000,000
DAP Idea Generation Hub			7,206,000			7,206,000
Acquisition of IT Infrastructure for the Data Analytics Laboratory			20,000,000			20,000,000

RESEARCH AND TECHNICAL ASSISTANCE ON PUBLIC SECTOR PRODUCTIVITY PROGRAM			174,442,000			174,442,000

Harmonization of the National Government-Performance Monitoring, Information and Reporting System-Results Based Performance Management System (RBPMS)			25,861,000			25,861,000
Center for Excellence on Public Sector Productivity			44,767,000			44,767,000
Modernizing Government Regulations (MGR) for National Competitiveness and Productivity			30,514,000			30,514,000
Government Quality Management Program (GQMP)			66,300,000			66,300,000

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Research on the Sustainable Development Goals and Futures Thinking		7,000,000		7,000,000

Sub-total, Operations		469,214,000		469,214,000

TOTAL NEW APPROPRIATIONS	₱	469,214,000	₱	469,214,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy				469,214

Total Maintenance and Other Operating Expanses				469,214

Total Current Operating Expenditures				469,214

TOTAL NEW APPROPRIATIONS				469,214

M.7. HOME GUARANTY CORPORATION

For equity requirements in accordance with the program(s), as indicated hereunder	₱	500,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
PROGRAMS
Operations			₱	500,000,000	₱	500,000,000

CREDIT GUARANTY PROGRAM ON HOUSING LOANS				500,000,000		500,000,000

TOTAL NEW APPROPRIATIONS			₱	500,000,000	₱	500,000,000

Special Provision(s)

1.    Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall he observed by the Home Guaranty Corporation.

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

JANUARY 6, 2020	OFFICIAL GAZETTE	515
BUDGETARY SUPPORT TO GOVERNMENT CORPORATION

PROGRAMS
Operations
Access to housing credit guaranty improved	₱	500,000,000	₱	500,000,000

CREDIT GUARANTY PROGRAM ON HOUSING LOANS		500,000,000		500,000,000

Provision of credit guaranty to banks, developers and other financial institutions		500,000,000		500,000,000

Sub-total, Operations		500,000,000		500,000,000

TOTAL NEW APPROPRIATIONS		₱ 500,000,000	₱	500,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Capital Outlay
Investment Outlay	500,000

Total Capital Outlay	500,000

TOTAL NEW APPROPRIATIONS	500,000

M.8. NATIONAL IRRIGATION ADMINISTRATION

For subsidy requirements in accordance with the programs and projects, as indicated hereunder	₱	36,277,289,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	9,590,504,000		₱	9,590,504,000
Support to Operations			1,068,887,000			1,068,887,000
Operations			25,617,898,000			25,617,898,000

IRRIGATION SYSTEM RESTORATION PROGRAM			9,203,807,000			9,203,807,000
IRRIGATION SYSTEMS DEVELOPMENT PROGRAM			16,414,091,000			16,414,091,000

TOTAL NEW APPROPRIATIONS		₱	36,277,289,000		₱	36,277,289,000

Special Provision(s)

1.    Subsidy for Operating Requirements. The amount of Five Billion Seven Hundred Fifty Nine Million One Hundred Fifty Thousand Pesos (₱5,759,150,000) appropriated herein shall be used to cover the operating requirements of NIA and the cost for the operations and maintenance of existing irrigation facilities.

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In no case shall NIA collect irrigation service fees from farmers with landholdings of eight hectares and below in accordance with Section 3 of RA. No. 10969.

2.    Right-Of-Way and Feasibility Studies. The amount of One Hundred Ten Million Pesos (₱110,000,000) and Seven Hundred Seventy Six Million Nine Hundred Twelve Thousand Pesos (₱776,912,000) appropriated herein shall be used for: (1) Right-of-Way expenses authorized under R.A. No. 10752; and (ii) Feasibility Study and Detailed Engineering Design, relative to the implementation of projects of NIA, respectively.

Release of funds shall be subject to the guidelines issued by NIA for the purpose.

3.    Comprehensive Agrarian Reform Program. The amount of Five Hundred Eighty Six Million Four Hundred Thirty Two Thousand Pesos (₱586,432,000) appropriated herein under the subsidy for NIA shall be used for Other Irrigation Sub-Program in support of the Program Beneficiaries Development Component of the Comprehensive Agrarian Reform Program.

4.    Subsidy for National Irrigation Systems and Communal Irrigation Systems. The amount of Fifteen Billion Eight Hundred Eight Million Nine Hundred Eighty Two Thousand Pesos (₱15,808,982,000) appropriated herein shall be used for expenses directly related to the implementation of National Irrigations Systems (NIS) and Communal Irrigation Systems (CIS). The NIA shall ensure that the master plan for irrigation projects gives priority to key production areas in major rice producing provinces and irrigation projects are undertaken by qualified irrigators associations consistent with the standard specifications set by DPWH, taking into account climate risk information, and using coconut bio-engineering solutions and high-density polyethylene pipes.

In no case shall said amount be used for administrative expenses or for the payment of Personnel Services or MODE requirements.

5.    Subsidy for Small Irrigation Projects. The amount of Five Billion Twenty Three Million Four Hundred Seventy Eight Thousand Pesos (₱5,023,478,000) appropriated herein under the Special Irrigation Sub-program for Small Irrigation Projects (SIPs) shall be used for the implementation of irrigation projects that will generate new service areas within a year and the construction of dams or intake structures and canals, and drainage structures and facilities.

Upon completion of the construction of the SIPs, NIA may turn over its operation and maintenance to capable Irrigators Association concerned, which shall commit to shoulder the costs thereof. Implementation of this provision shall be subject to the guidelines issued by NIA.

6.    Reportorial Requirement. The NIA shall submit to the DBM, the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, quarterly reports on the utilization of funds, including the master plan of irrigation projects and inventory of all existing and ongoing irrigation projects. The Administrator of NIA and the Administration’s web administrator or his/her equivalent shall be responsible for ensuring that said quarterly reports are likewise posted on the NIA website.

7.    Prior Years’ Subsidy Releases from the National Government. The NIA is hereby authorized to use subsidy released for programs and projects in 2017 and prior years to cover the additional funding requirements of activities or projects covered by the programs or sub-programs indicated herein. Accordingly, the NIA shall prepare a work and financial plan covering the projects or activities to be funded from prior years’ subsidies subject to the endorsement of the NIA’s Board of Directors, to be submitted to the DBM for approval.

8.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provisions, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the NIA.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
Operating Subsidy		₱	5,759,150,000		₱	5,759,150,000
Payment of NIA’s Obligation to CE-Casecnan for Water Delivery Fee			3,546,506,000			3,546,506,000
Operation and Maintenance of NIS Pump Irrigation Systems			284,848,000			284,848,000

JANUARY 6, 2020	OFFICIAL GAZETTE	517
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Sub-total, General Administration and Support	9, 590,504,000	9,590,504,000

Support to Operations
Payment for Right-of-Way (ROW), Completion Works and Unpaid Claims and Damages of Completed Projects	110,000,000	110,000,000
Feasibility Study and Detailed Engineering (FSDE) and Pre-Engineering Activities of Various Projects - Proper	776,912,000	776,912,000
Irrigation Management Transfer Support Services - Proper	94,800,000	94,800,000
Establishment of Farmland Geographic Information System (GIS)	87,175,000	87,175,000

Sub-total, Support to Operations	1,068,887,000	1,068,887,000

Operations
Irrigation facilities and services enhanced	25,617,898,000	25,617,898,000

IRRIGATION SYSTEMS RESTORATION PROGRAM	9,203,807,000	9,203,807,000

NATIONAL IRRIGATION SYSTEMS SUB-PROGRAM	6,641,645,000	6,641,645,000

Lasang RIS Improvement Project, Davao del Norte	200,000,000	200,000,000
Agos RIS Improvement Project, Quezon	110,000,000	110,000,000
Restoration of National Irrigation System	1,156,337,000	1,156,337,000
Climate Change Adaptation Works (NIS)	998,712,000	998,712,000
Repair of National Irrigation Systems (NIS)	3,486,962,000	3,486,962,000
Coconut Slope Protection in National Irrigation Systems	95,315,000	95,315,000
Improvement of Service Roads in National Irrigation Systems	544,243,000	544,243,000
National Irrigation Sector Rehabilitation and Improvement	50,076,000	50,076,000
COMMUNAL IRRIGATION SYSTEMS (CIS) SUB-PROGRAM	2,370,348,000	2,370,348,000

Restoration of Communal Irrigation Systems	619,328,000	619,328,000
Repair of Communal Irrigation Systems (CIS)	1,734,520,000	1,734,520,000
Coconet Slope Protection in Communal Irrigation Systems	16,500,000	16,500,000

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OTHER IRRIGATION SYSTEMS SUB-PROGRAM	191,814,000	191,814,000

Repair of Groundwater Pump Irrigation Systems	191,814,000	191,814,000
IRRIGATION SYSTEMS DEVELOPMENT PROGRAM	16,414,091,000	16,414,091,000

NEW NATIONAL IRRIGATION SUB-PROGRAM	6,346,386,000	6,346,386,000

Project(s)
Locally-Funded Project(s)	5,502,042,000	5,502,042,000

Lower Agno River Irrigation System Improvement Project, Pangasinan	800,000,000	800,000,000
Ilocos Norte-Ilocos Sur-Abra Irrigation Project, Stage II, Ilocos Norte	184,000,000	184,000,000
Lower Apayao River Irrigation Project, Apayao	121,120,000	121,120,000
Tumauini River Multipurpose Project, Isabela	184,000,000	184,000,000
Balog-Balog Multipurpose Project Phase II, Tarlac	789,757,000	789,757,000
North Lawis Irrigation Project, Zambales	120,000,000	120,000,000
Upper Gumain River Irrigation Project, Pampanga	55,000,000	55,000,000
Marikit Irrigation Project, Nueva Ecija and Nueva Vizcaya	16,500,000	16,500,000
Quipot Irrigation Project, Phase 2, Quezon	150,000,000	150,000,000
Panay River Basin Integrated Development Project, Iloilo and Capiz	242,760,000	242,760,000
Malogo Irrigation Project, Negros Occidental	55,000,000	55,000,000
Nilabangan Irrigation Project, Negros Occidental	166,774,000	166,774,000
Aulan Irrigation Project, Negros Oriental	38,057,000	38,057,000
Sta. Agueda-Datagon Irrigation Project, Negros Oriental	55,000,000	55,000,000
Bohol Northeast Basin Multipurpose Project, Bohol	232,500,000	232,500,000
Malinao Dam Improvement Project, Bohol	100,000,000	100,000,000
Catarman-Bobon Irrigation Project, Northern Samar	20,067,000	20,067,000
Pinipisakan Irrigation Project, Northern Samar	68,750,000	68,750,000

JANUARY 6, 2020	OFFICIAL GAZETTE	519
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Lower Sibuguey I RIS Ext’n. Project, Zamboanga Sibugay	38,000,000	38,000,000
Upper Saug River Irrigation Project, Davao del Norte	100,000,000	100,000,000
Bislig City Integrated Development Project - IC, Surigao del Sur	55,000,000	55,000,000
Ditsaan-Ramain River IP, Lanao del Sur	46,000,000	46,000,000
Kabulnan-2 Multipurpose Irrigation and Power Project, Sultan Kudarat and Maguindanao	300,000,000	300,000,000
Malitubog-Maridagao Irrigation Project Phase II, North Cotabato	600,000,000	600,000,000
Sapalan River IP, Maguindanao	330,000,000	330,000,000
Dibuluan River Irrigation Project, Isabela	28,362,000	28,362,000
Bugko Irrigation Project, Northern Samar	51,091,000	51,091,000
Ilocos Sur Transbasin Irrigation Project, Ilocos Sur	55,000,000	55,000,000
Tanjay-Bais River Irrigation Project, Negros Oriental	55,000,000	55,000,000
Manat Irrigation Project, Compostela Valley	81,304,000	81,304,000
Libang River Irrigation Project, Agusan del Sur	275,000,000	275,000,000
Upi River Irrigation Project, Maguindanao	5,500,000	5,500,000
Lebak Integrated River Irrigation Project, Sultan Kudarat	82,500,000	82,500,000
Foreign-Assisted Project(s)	844,344,000	844,344,000

Jalaur River Multipurpose Project, Stage II, Iloilo	844,344,000	844,344,000

Loan Proceeds	575,000,000	575,000,000

Region VI - Western Visayas	575,000,000	575,000,000
GOP Counterpart	269,344,000	269,344,000

Region VI - Western Visayas	269,344,000	269,344,000
ESTABLISHMENT OF PUMP IRRIGATION SUB-PROGRAM	2,508,542,000	2,508,542,000

Project(s)
Locally-Funded Project(s)	1,059,735,000	1,059,735,000

Alfonso Lista Pump IP, Ifugao	460,000,000	460,000,000

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Establishment of Groundwater Pump Irrigation Project (EGPIP)	599,735,000	599,735,000
Foreign-Assisted Project(s)	1,448,807,000	1,448,807,000

Chico River Pump Irrigation Project, Cagayan Valley	1,448,807,000	1,448,807,000

Loan Proceeds	1,091,477,000	1,091,477,000

Region II - Cagayan Valley	1,091,477,000	1,091,477,000
GDP Counterpart	357,330,000	357,330,000

Region II - Cagayan Valley	357,330,000	357,330,000
SMALL RESERVOIR IRRIGATION SUB-PROGRAM	1,440,625,000	1,440,625,000

Project(s)
Locally-Funded Project(s)	1,440,625,000	1,440,625,000

Boyaoas Small Reservoir Irrigation Project (SRIP), Pangasinan	20,000,000	20,000,000
Dunuloc Small Reservoir Irrigation Project (SRIP), Ilocos Norte	100,000,000	100,000,000
Sulvec Small Reservoir Irrigation Project (SRIP), Ilocos Norte	50,000,000	50,000,000
Gaco Small Reservoir Irrigation Project (SRIP), Ilocos Sur	126,000,000	126,000,000
Bulo Small Reservoir Irrigation Project (SRIP), Bulacan	50,000,000	50,000,000
Balbalungao Small Reservoir Irrigation Project (SRIP), Nueva Ecija	170,000,000	170,000,000
Macalelon Small Reservoir Irrigation Project (SRIP), Quezon	170,955,000	170,955,000
Ibingan Small Reservoir Irrigation Project (SRIP), Sorsogon	84,170,000	84,170,000
Bayuyan Small Reservoir Irrigation Project (SRIP), Capiz	100,000,000	100,000,000
Cabano Small Reservoir Irrigation Project (SRIP), Guimaras	100,000,000	100,000,000
Benliw Small Reservoir Irrigation Project (SRIP), Bohol	27,500,000	27,500,000
Bonotbonot Small Reservoir Irrigation Project (SRIP), Bohol	27,500,000	27,500,000
Calunasan Small Reservoir Irrigation Project (SRIP), Bohol	50,000,000	50,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	521
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Hibale Small Reservoir Irrigation Project (SRIP), Bohol		100,000,000		100,000,000
Mabini-Cayacay Small Reservoir Irrigation Project (SRIP), Bohol		27,500,000		27,500,000
Tulunan Small Reservoir Irrigation Project (SRIP), North Cotabato		237,000,000		237,000,000
SPECIAL IRRIGATION SUB-PROGRAM		5,081,503,000		5,081,503,000

Project(s)
Locally-Funded Project(s)		5,081,503,000		5,081,503,000

Balikatan Sagip Patubig Program (BSPP)		58,025,000		58,025,000
Small Irrigation Project (SIP), Nationwide		5,023,478,000		5,023,478,000
EXTENSION/EXPANSION OF EXISTING IRRIGATION SYSTEMS SUB-PROGRAM		450,603,000		450,603,000

Project(s)
Locally-Funded Project(s)		450,603,000		450,603,000

Extension/Expansion of Existing Irrigation System (MIS)		81,950,000		81,950,000
Extension/Expansion of Existing Irrigation System (CIS)		368,653,000		368,653,000
OTHER IRRIGATION SYSTEMS SUB-PROGRAM		586,432,000		586,432,000

Comprehensive Agrarian Reform Program-Irrigation Component		586,432,000		586,432,000

Sub-total, Operations		25,617,898,000		25,617,898,000

TOTAL NEW APPROPRIATIONS	₱	36,277,289,000	₱	36,277,289,000

New Appropriations, by Object of Expenditures
(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy				36,277,289

TOTAL MAINTENANCE AND OTHER OPERATING EXPENSES				36,277,289

Total Current Operating Expenditures				36,277,289

TOTAL NEW APPROPRIATIONS				36,277,289

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M.9. PHILIPPINE CENTER FOR ECONOMIC DEVELOPMENT

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	49,201,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	25,049,000		₱	25,049,000
Operations			24,152,000			24,152,000

TEACHING AND RESEARCH PROGRAM			24,152,000			24,152,000

TOTAL NEW APPROPRIATIONS		₱	49,201,000		₱	49,201,000

Special Provision(s)

1.    Subsidy to the Philippine Center for Economic Development. The amount of Twenty Four Million One Hundred Fifty Two Thousand Pesos (₱24,152,000) appropriated herein under subsidy to the Philippine Center for Economic Development (PCED) shall be used for the implementation of the Teaching and Research Program of the PCED.

2.    Special Provisions Applicable to All Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PCED.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	25,049,000			25,049,000

Sub-total, General Administration and Support			25,049,000			25,049,000

Operations
Support for researches and scholarships of UPSE sustained			24,152,000			24,152,000

TEACHING AND RESEARCH PROGRAM			24,152,000			24,152,000

Provision of financial grant to MDE/MA Graduate students and UPSE Faculty/Graduates			24,152,000			24,152,000

Sub-total, Operations			24,152,000			24,152,000

TOTAL NEW APPROPRIATIONS		₱	49,201,000		₱	49,201,000

JANUARY 6, 2020	OFFICIAL GAZETTE	523
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	49,201

Total Maintenance and Other Operating Expenses	40,201

Total Current Operating Expenditures	49,201

TOTAL NEW APPROPRIATIONS	49,201

M.10. PHILIPPINE POSTAL CORPORATION

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	500,256,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	500,256,000		₱	500,256,000

POSTAL SERVICE PROGRAM			500,256,000			500,256,000

TOTAL NEW APPROPRIATIONS		₱	500,256,000		₱	500,256,000

Special Provision(s)

1. Subsidy to the Philippine Postal Corporation. The amount of Five Hundred Million Two Hundred Fifty Six Thousand Pesos (₱500,256,000) appropriated herein as subsidy to the PPC shall be used for the operating requirements, repair and rehabilitation of postal offices.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. of 1987.

2. Special Provisions Applicable to all Government Corporations. In addition to the foregoing special provision, the special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the PPC.

New Appropriations, by Programs/Activities/Projects

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

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PROGRAMS
Operations
Efficient and on-time delivery of communications, goods and payment services enhanced	₱	500,256,000	₱	500,256,000

POSTAL SERVICE PROGRAM		500,256,000		500,256,000

Reimbursement of franking privilege services		494,468,000		494,468,000
Repair and rehabilitation of postal offices		5,788,000		5,788,000

Sub-total, Operations		500,256,000		500,256,000

TOTAL NEW APPROPRIATIONS	₱	500,256,000	₱	500,256,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	500,256

Total Maintenance and Other Operating Expenses	500,256

Total Current Operating Expenditures	500,256

TOTAL NEW APPROPRIATIONS	500,256

M.11. SOUTHERN PHILIPPINES DEVELOPMENT AUTHORITY

For subsidy requirements in accordance with the program, as indicated hereunder	₱	95,574,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support		₱	95,574,000		₱	95,574,000

TOTAL NEW APPROPRIATIONS		₱	95,574,000		₱	95,574,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Southern Philippines Development Authority.

JANUARY 6, 2020	OFFICIAL GAZETTE	525
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	95,574,000		₱	95,574,000

Sub-total, General Administration and Support			95,574,000			95,574,000

TOTAL NEW APPROPRIATIONS		₱	95,574,000		₱	95,574,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)

Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	95,574

Total Maintenance and Other Operating Expenses	95,574

Total Current Operating Expenditures	95,574

TOTAL NEW APPROPRIATIONS	95,574

M.12. SUBIC BAY METROPOLITAN AUTHORITY

For subsidy requirements in accordance with the program(s), as indicated hereunder	₱	793,668,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations		₱	793,668,000		₱	793,668,000

ECOZONE DEVELOPMENT PROGRAM			793,668,000			793,668,000

TOTAL NEW APPROPRIATIONS		₱	793,668,000		₱	793,668,000

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Subic Bay Metropolitan Authority.

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New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Operations
Business located and operating within the economic zone increased		₱	793,668,000		₱	793,668,000

ECOZONE DEVELOPMENT PROGRAM			793,668,000			793,668,000

Ecozone infrastructure development			793,668,000			793,668,000

Sub-total, Operations			793,668,000			793,668,000

TOTAL NEW APPROPRIATIONS		₱	793,668,000		₱	793,668,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	793,668

Total Maintenance and Other Operating Expenses	793,668

Total Current Operating Expenditures	793,668

TOTAL NEW APPROPRIATIONS	793,668

M.13. ZAMBOANGA CITY SPECIAL ECONOMIC ZONE AUTHORITY

For subsidy and equity requirements in accordance with the program(s), as indicated hereunder	₱	398,239,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support		₱	45,742,000	₱		₱	45,742,000
Operations					352,497,000		352,497,000

ECOZONE DEVELOPMENT PROGRAM					352,497,000		352,497,000

TOTAL NEW APPROPRIATIONS		₱	45,742,000	₱	352,497,000	₱	398,239,000

JANUARY 6, 2020	OFFICIAL GAZETTE	527
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Special Provision(s)

1. Special Provisions Applicable to All Government Corporations. The special provisions applicable to all government corporations enumerated under the Budgetary Support to Government Corporations-Others shall be observed by the Zamboanga City Special Economic Zone Authority.

NEW Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
General Administration and Support
General Management and Supervision		₱	45,742,000	₱		₱	45,742,000

Sub-total, General Administration and Support			45,742,000				45,742,000

Operations
Business located and operating within the economic zone increased					352,497,000		352,497,000

ECOZONE DEVELOPMENT PROGRAM					352,497,000		352,497,000

Ecozone infrastructure development					352,497,000		352,497,000

Sub-total, Operations					352,497,000		352,497,000

TOTAL NEW APPROPRIATIONS		₱	45,742,000	₱	352,497,000	₱	398,239,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	45,752

Total Maintenance and Other Operating Expenses	45,752

Total Current Operating Expenditures	45,742

Capital Outlays
Investment Outlay	352,497

Total Capital Outlays	352,497

TOTAL NEW APPROPRIATIONS	398,239

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GENERAL APPROPRIATIONS ACT, FY 2020

N. BSGC - OTHERS

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱	28,606,000		₱	28,606,000

Special Provision(s)

1. Budgetary Support to Government Corporations. Income and revenues collected by GOCCs from all sources shall be used to cover all its operating requirements. Any deficiency may be augmented by the budgetary support from the National Government, which may either be:

(a)

Subsidy, which shall be used in accordance with the purposes identified in this Act: PROVIDED, That unless otherwise stated in the special provisions, subsidy releases may be used by GOCCs which are financially unable to pay for the payment of separation or retirement benefits and incentives resulting from an approved reorganization, merger, streamlining, abolition or privatization plan under R.A. No. 10149, other laws and issuances.

(b)

Equity, which shall be used as capital investment of the National Government in accordance with the capitalization requirement under pertinent laws. In no case shall equity investments be used for the payment of salaries, allowances, incentives, and retirement and separation benefits, except in cases authorized by the DBM.

2. Offsets Against Budgetary Support to Government Corporations. The appropriations authorized herein may be offset by the DTr against the: (i) corporate payments of cash dividends under R.A. No. 7656; (ii) guarantee fees; (iii) advances for loans relent to corporations; (iv) obligations which are guaranteed by the National Government; and (v) other receivables of the government from the GOCCs.

If the total level of actual revenues at the end of the immediately preceding year, including income from liquid assets such as, but not limited to, interest in cash deposits, short-term and bond investments, and other fund sources of the GOCC, exceed the corresponding projections considered in the formulation of the current year’s budgetary support program, the excess may be deducted from said program and the budgetary support nay be reduced to the extent of such favorable result.

3. Payment of Compensation and Benefits. Payment of basic salaries, allowances, benefits and incentives by GOCCs shall be made in accordance with applicable laws, rules and regulations such as, but not limited to, P.O. No. 985, as amended, R.A. No. 6758, as amended, R.A. No. 10149, as amended, E.O. No. 36, s. 2017, Memorandum Order No. 20, s. 2001 and Corporate Compensation Circular No. 10 dated February 15, 1999. In addition, payment of separation or retirement benefits shall be computed in accordance with the rates, conditions and procedure prescribed under existing separation or retirement laws, and such pertinent guidelines issued thereon.

4. Submission of Corporate Operating Budgets and Other Related Financial Statements. All GOCCs, including GFIs, whether or not receiving budgetary support from National Government, shall prepare their FY 2020 Corporate Operating Budgets (COBs) in accordance with E.O. No. 518, s. 1979 and the procedures and guidelines prescribed by the DBM. Said COBs, together with their supporting financial statements shall be approved by their governing boards, and submitted to the Secretary of Budget and Management for review and evaluation as part of the budget process pursuant to Section 10, Chapter 4, Title XVII, Book IV of E.O. No. 292, s. 1987. The NEA, NPC and PNOC shall be governed further by the provisions of R.A. No. 7638.

5. Implementation of Infrastructure Projects. The respective heads of GOCCs shall comply with the restrictions on critical geo-hazard areas or no build zones identified by the Mines and Geo-Sciences Bureau and such other conditions provided under Section 26 of the General Provisions in this Act.

In the case of housing projects, the shelter agencies shall likewise adopt and promote the use of new and innovative housing technologies and materials to bring down the cost of housing and reduce any adverse impact of construction on the environment.

6. Remittance of Cash Dividends. Cash Dividends equivalent to at least fifty percent (50%) of the annual net earnings of GOCCs shall be remitted to the National Treasury as income of the General Fund pursuant to R.A. No. 7656.

7. Transparency Seal. To enhance transparency and enforce accountability, all GOCCs shall maintain a Transparency Seal to be posted on their websites. The Transparency Seal shall contain the following: (i) corporation’s mandates and functions, names of its officials with their position and designation, and its contact information; (ii) approved COB and corresponding targets including any amount of budgetary support from the National Government; (iii) budgetary adjustment; (iv) annual procurement plan/s and contracts awarded with the winning supplier, contractor or consultant; (v) major programs and projects categorized in accordance with the 0+10 point socioecomic agenda and their target beneficiaries; (vi) status of implementation, evaluation and/or assessment reports of said programs or projects; (vii) Budget and Financial Accountability Reports, pursuant to COA and DBM J.C. No. 2014-1 dated July 1, 2014; (viii)

JANUARY 6, 2020	OFFICIAL GAZETTE	529
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

Final People’s Freedom to Information (FOI) Manual signed by the head of agency, Agency Information Inventory, 2018 and 2019 FOI Summary Report, and 2018 and 2019 FOI Registry; and (ix) year-end financial reports and trial balances for the last three (3) fiscal years.

The respective heads of GOCCs and their web administrators or equivalent shall be responsible for ensuring compliance with this requirement.

The DBM shall post on its website the status of compliance of GOCCs.

8. Availability of Budgetary Support to GOCCs. The amounts appropriated herein as budgetary support to GOCCs shall be available for release and disbursement until December 31, 2020. However, those subsidy releases to GOCCs for infrastructure projects shall be valid for obligation until December 31, 2020, while the completion of construction, inspection, and payment shall be made not later than December 31, 2021. On the other hand, appropriations for MOOE and other Capital Outlays items shall likewise be valid for obligation until December 31, 2020, while the delivery, inspection and payment shall be made not later than June 30, 2021.

Any unexpended balance therefrom shall revert to the unappropriated surplus of the General Fund in accordance with Section 28, Chapter 4, Book VI of E.O. No. 292. Said reversion shall be subject to guidelines issued by the DBM.

9. Fund Releases. Funds appropriated herein shall be under the administration of the DBM and released directly to the recipient GOCCs through the BTr, subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292. All requests for fund release either as subsidy or equity investment to GOCCs shall the included in the GOCCs’ COB duly approved by their respective governing boards.

10. Tobacco Fund. The amount of Five Hundred Sixty Million Four Hundred Thirty Four Thousand Pesos (₱560,434,000) shall be used by the National Tobacco Administration for its operating requirements sourced from the forty percent (40%) of the balance of the entire collection from the specific taxes on locally-manufactured Virginia-type cigarettes and tariff duties on imported leaf tobacco, after setting aside the share of the Local Governments in the regular internal revenue allotment and BIR, in accordance with Section 5 of R.A. No. 4155, as amended by Section 3 of R.A. No. 5447.

Release of funds shall be subject to submission of special budget pursuant to Section 35, Chapter 5, Book VI of E.O No. 292, s. 1987.

11. Tourism Promotions Fund. The amount of One Billion One Hundred Six Million Four Hundred Twelve Thousand Pesos (₱1,106,412,000) shall be used for tourism promotions and marketing activities by the Tourism Promotions Board (TPB) sourced from the following and constituted into the Tourism Promotions Fund in accordance with Section 55 of R.A. No. 9593 or “The Tourism Act of 2009”:

(a)	At least twenty-five percent (25%) of the National Government share from PAGCOR; and

(b)	At least twenty-five percent (25%) of the National Government share from international airports and seaports.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987.

12. Reporting and Posting Requirements. The GOCCs shall submit quarterly reports on their financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS); and

(b)	GOCCs’ websites.

The GOCCs shall send written notice when said reports have been submitted or posted on their websites to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules, and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
BSGC - Others
1. Rest of Budgetary Support to Government-Owned and/or Controlled Corporations, subject to Section 35, Chapter 5, Book VI of E.O. No. 292 and Letter of Implementation No. 29		₱	28,606,000		₱	28,606,000

Sub-Total, BSGC-Others			28,606,000			28,606,000

TOTAL NEW APPROPRIATIONS		₱	28,606,000		₱	28,606,000

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New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	28,606

Total Maintenance and Other Operating Expenses	28,606

Total Current Operating Expenditures	28,606

TOTAL NEW APPROPRIATIONS	28,606

JANUARY 6, 2020	OFFICIAL GAZETTE	531
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

GENERAL SUMMARY BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

A. DEPARTMENT OF AGRICULTURE
A.1. National Dairy Authority	₱	266,492,000		₱	266,492,000
A.2. National Food Authority		7,000,000,000			7,000,000,000
A.3. Philippine Coconut Authority		1,121,744,000			1,121,744,000
A.4. Philippine Crop Insurance Corporation		3,500,000,000			3,500,000,000
A.5. Philippine Fisheries Development Authority		1,625,767,000			1,625,767,000
A.6. Philippine Rice Research Institute		650,642,000			650,642,000
A.7. Sugar Regulatory Administration		500,000,000			500,000,000

Sub Total, DEPARTMENT OF AGRICULTURE		14,664,645,000			14,664,645,000

B. DEPARTMENT OF ENERGY
B.1. National Electrification Administration		2,299,625,000			2,299,625,000
B.2. National Power Corporation		1,186,206,000			1,186,206,000

Sub Total, DEPARTMENT OF ENERGY		3,485,831,000			3,485,831,000

C. DEPARTMENT OF ENVIRONMENT AND NATURAL RESOURCES
C.1. LAGUNA LAKE DEVELOPMENT AUTHORITY		300,000,000			300,000,000

Sub Total, DEPARTMENT OF ENVIRONMENT AND NATURAL RESOURCES		300,000,000			300,000,000

D. DEPARTMENT OF FINANCE
C.1. Land Bank of the Philippines		36,488,000,000			36,488,000,000
C.2. Philippine Tax Academy		97,000,000			97,000,000
C.3. Trade and Investment Development Corporation			500,000,000		500,000,000

Sub Total, DEPARTMENT OF FINANCE		36,585,000,000	500,000,000		37,085,000,000

E. DEPARTMENT OF HEALTH
E.1. Lung Center of the Philippines		417,287,090			417,287,000
E.2. National Kidney and Transplant Institute		908,138,000			908,138,000
E.3. Philippine Children’s Medical Center		1,197,653,000			1,197,653,000
E.4. Philippine Health Insurance Corporation		71,353,360,000			71,353,360,000
E.5. Philippine Heart Center		1,432,023,000			1,432,023,000
E.6. Philippine Institute of Traditional and Alternative Health Care		138,153,000			138,153,000

Sub Total, DEPARTMENT OF HEALTH		75,446,614,000			75,446,614,000

F. DEPARTMENT OF HUMAN SETTLEMENTS AND URBAN DEVELOPMENT
F.1. National Home Mortgage Finance Corporation		1,000,000,000			1,000,000,000
F.2. National Housing Authority		4,562,410,000			4,562,410,000
F.3. Social housing Finance Corporation		1,396,919,000			1,396,919,000

Sub Total, DEPARTMENT OF HUMAN SETTLEMENTS AND URBAN DEVELOPMENT		6,959,329,000			6,959,329,000

G. DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS
G.1, Local Water Utilities Administration		345,317,900			345,317,000

Sub Total, DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS		345,317,000			345,317,000

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H. DEPARTMENT OF TOURISM
H.1. Nayong Pilipino Foundation	15,000,000		15,000,000
H.2. Tourism Infrastructure and Enterprise Zone Authority	50,000,000		50,000,000

Sub Total, DEPARTMENT OF TOURISM	65,000,000		65,000,000

I. DEPARTMENT OF TRADE AND INDUSTRY
I.1. Aurora Pacific Economic Zone and Freeport Authority	48,721,000	120,000,000	168,721,000
I.2. Center for International Trade Expositions and Missions	278,479,000		278,479,000
I.3. Small Business Corporation	1,500,000,000		1,500,000,000

Sub Total, DEPARTMENT OF TRADE AND INDUSTRY	1,827,200,000	120,000,000	1,947,200,000

J. DEPARTMENT OF TRANSPORTATION
J.1. Davao International Airport Authority	274,958,000		274,958,000
J.2. Light Rail Transit Authority	1,018,152,000		1,018,152,000
J 3. Philippine National Railways	1,858,500,000		1,858,500,000

Sub Total, DEPARTMENT OF TRANSPORTATION	3,151,610,000		3,151,610,000

K. NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY
K.1. Philippine Institute for Development Studies	322,294,000		322,294,000

Sub Total, NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY	322,294,000		322,294,000

L. PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE
L.1 Intercontinental Broadcasting Corporation Corporation	77,768,000		77,768,000
L.2. People’s Television Network, Inc.	278,380,000		278,380,000

Sub Total, PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE	356,148,000		356,148,000

M. OTHER EXECUTIVE OFFICES
M.1. Authority of the Freeport Area of Bataan		374,890,000	374,890,000
M.2. Bases Conversion and Development Authority	11,647,160,000		11,647,160,000
M.3. Cagayan Economic Zone Authority		263,029,000	263,029,000
M.4. Credit Information Corporation	51,648,000		51,648,000
M.5. Cultural Center of the Philippines	408,015,000		408,015,000
M.6. Development Academy of the Philippines	469,214,000		469,214,000
M.7. Home Guaranty Corporation		500,000,000	500,000,000
M.8. National Irrigation Administration	36,277,289,000		36,277,289,000
M.9. Philippine Center for Economic Development	49,201,000		49,201,000
M.10. Philippine Postal Corporation	500,256,000		500,256,000
M.11. Southern Philippines Development Authority	95,574,000		95,574,000

JANUARY 6, 2020	OFFICIAL GAZETTE	533
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

M.12. Subic Bay Metropolitan Authority		793,668,000				793,668,000
M.13. Zamboanga City Special Economic Zone Authority		45,742,000		352,497,000		398,239,000

Sub Total, OTHER EXECUTIVE OFFICES		50,337,767,000		1,490,416,000		51,828,183,000

N. BSGC - OTHERS		28,606,000				28,606,000

TOTAL NEW APPROPRIATIONS, BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS	₱	193,875,361,000	₱	2,110,416,000	₱	195,985,777,000

534	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

XXXVII. ALLOCATIONS TO LOCAL GOVERNMENT UNITS

A. METROPOLITAN MANILA DEVELOPMENT AUTHORITY

For subsidy requirements and operations, including locally-funded and foreign-assisted projects, in accordance with the programs indicated hereunder	₱	4,778,359,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
Operations	₱	253,085,000	₱	3,028,705,000	₱	1,496,569,000	₱	4,778,359,000

Metropolitan Manila Solid Waste Management Program				1,989,973,000		355,340,000		2,345,313,000
Metropolitan Manila Traffic Management Program		200,000,000		765,240,000		68,952,000		1,034,192,000
Metropolitan Manila Flood Control Program		53,085,000		273,492,000		1,072,277,000		1,398,854,000

TOTAL NEW APPROPRIATIONS	₱	253,085,000	₱	3,028,705,000	₱	1,496,569,000	₱	4,778,359,000

Special Provision(s)

1. Operating Requirements of the MMDA. All income and revenues collected by the MMDA from all sources, including the IRA allocated to it and the mandatory remittances of component LGUs shall be used to cover all of its operating requirements. The subsidy appropriated in this Act for MMDA shall be used only to augment any deficiency from its income and revenues to cover valid and authorized expenditures.

The MMDA shall submit to the DBM, the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, an annual report on financial and physical accomplishments. The Chairperson of MMDA and the Authority’s web administrator or his/her equivalent shall be responsible for ensuring that said report shall likewise be posted on the MMDA website.

2. Cost Allocation of Flood Control Projects. In the implementation of flood control projects, the MMDA shall conform with the master plan approved by the Metro Manila Council and shall adopt the cost allocation being used by DPWH for its flood control projects.

3. Promotion of People Mobility. The MMDA shall promote people mobility through road sharing projects and activities as well as the use of non-authorized modes of transportation. The amount appropriated herein for Transport and Traffic Management Services shall be used to cover the funding requirements for the promotion of people mobility.

4. Release of Fund. The amounts appropriated herein shall be released to the MMDA upon submission to the DBM, not later than November 15 of the preceding year, its detailed and consolidated operating budget for the current fiscal year. The detailed and consolidated operating budget shall reflect the MMDA’s income and revenues from all sources, including the IRA allocated to it and the mandatory remittances of component LGUs, as well as its projected expenditures, targeted program, activities and projects.

5. Appropriations for Activities or Projects. The amounts appropriated herein shall be used specifically for the following activities or projects in the indicated amounts and conditions:

New Appropriations, by Programs//Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
Operations	253,085,000	3,028,705,000	1,496,569,000	4,778,359,000

JANUARY 6, 2020	OFFICIAL GAZETTE	535
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

Ecological, safe sod efficient solid waste disposal and management ensured		1,989,973,000	355,340,000	2,345,313,000

METROPOLITAN MANILA SOLID WASTE MANAGEMENT PROGRAM		1,989,973,000	355,340,000	2,345,313,000

Solid waste disposal and management of designated Sanitary Landfill facilities for the payment of disposal fees		1,989,973,000		1,989,973,000
Project(s)
Foreign-Assisted Project(s)			355,340,000	355,340,000

Metro Manila Flood Management Project Phase 1 Component 2 Minimizing Solid Waste in Waterways and Component 4 Project Management and Coordination			319,806,000	319,806,000

Loan Proceeds			319,806,000	319,806,000

Metro Manila Flood Management Project Phase 1 Component 2 Minimizing Solid Waste in Waterways and Component 4 Project Management and Coordination			35,534,000	35,534,000

GOP Counterpart			35,534,000	35,534,000

Safe and smooth flow of traffic in Metro Manila thoroughfares assured	200,000,000	765,240,000	68,952,000	1,034,192,000

METROPOLITAN MANILA TRAFFIC MANAGEMENT PROGRAM	200,000,000	765,240,900	68,952,000	1,034,192,000

Operations and maintenance of various transport facilities and infrastructures		58,034,000		58,034,000
Project(s)
Locally-Funded Project(s)	200,000,900	707,206,000	68,952,000	976,158,000

MMDA Roadside Maintenance Program - Out-of School Youth Towards Economic Recovery Program (OYSTERS)		180,574,000		180,574,000
Operation and Maintenance of the Traffic Discipline Office - Traffic Personnel	200,000,000	345,140,000		545,140,000
Operation of Pasig River Ferry Service		73,992,000		73,992,000
Improvement of Ferry Stations Accessibility and Intermodal Transfers		87,500,000		87,500,000
Preventive Maintenance of Boat Fleet		20,000,000		20,000,000
Acquisition of Information and Communication Equipment			8,000,000	8,000,000
Procurement of Service Vehicle			952,000	952,000
Purchase of four 50-Seater Airconditioned Ferry Boats			60,000,000	60,000,000

536	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Flood mitigation assured	53,085,000	273,492,000	1,072,277,000	1,398,854,000

METROPOLITAN MANILA FLOOD CONTROL PROGRAM	53,085,000	273,492,000	1,072,277,000	1,398,854,000

Flood control and management personnel	53,085,000			53,085,000
Operation and maintenance of various flood control stricture, facilities, equipment and waterways		273,492,000		273,492,000
Project(s)
Locally-Funded Project(s)			1,072,277,000	1,072,277,000

Improvement/Rehabilitation of Ilugin Pumping Station and Floodgates, Pasig City			33,509,000	33,509,000
Drainage Improvement along Kamachile St. and Vicinity (Phase III), Brgy. Malanday, District I, Marikina City			8,509,000	8,509,000
Drainage Improvement along Malaya St. and Vicinity, Brgy. Malanday, District I, Marikina City			12,500,000	12,500,000
Drainage Improvement along Kabayani Road and Vicinity, Brgy. Malanday, District I, Marikina City			12,500,000	12,500,000
Dredging/Riprapping along Iwahig Creek, Brgy. Tuwana, District II, Marikina City			25,000,000	25,000,000
Construction of Drainage along Iwahig St. and Vicinity, Brgy. Tuwana, District II, Marikina City			8,509,000	8,509,000
Rehabilitation of Maytunas Creek, Mandaluyong City			23,509,000	23,509,000
Rehabilitation of Buhangin Creek, Mandaluyong City			10,000,000	10,000,000
Rehabilitation of T. Claudio Creek, San Juan City			10,000,000	10,000,000
Additional Relief Pumping Station, Brgy. Salapan, San Juan City			23,509,000	23,509,000
Rehabilitation of Pinagsama Creek, District II, Taguig City			13,509,000	13,509,000
Reinforce Concrete Box Culvert at Brgy. Pinagsama (Phase II) District II, Taguig City			10,000,000	10,000,000
Rehabilitation of Maricaban Creek, District II, , Taguig City			10,000,000	10,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	537
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

Drainage Improvement at Brgy. Sta. Ana, District I, Pateros	15,000,000	15,000,000
Rehabilitation of Pateros River, District I, Pateros	18,509,000	18,509,000
Improvement of San Francisco River, District I, Quezon City	20,000,000	20,000,000
Improvement of Mariblo Creek, District I, Quezon City	8,000,000	8,000,000
Drainage Improvement and Concreting at Barangay Vasra, District I, Quezon City	5,509,000	5,509,000
Drainage Improvement and Concreting at Brgy. Bagong Silangan, District II, Quezon City	13,509,000	13,509,000
Drainage Improvement and Concreting at Brgy. Payatas, District II, Quezon City	10,000,000	10,000,000
Drainage Improvement and Concreting at Brgy. Holy Spirit, District II, Quezon City	10,000,000	10,000,000
Drainage Improvement along Xavierville Ave. and its Vicinities, District III, Quezon City	15,000,000	15,000,000
Drainage Improvement along 15th Ave. and its Vicinities, District III, Quezon City	12,000,000	12,000,000
Widening of Reinforced Concrete Box Culvert along 21st Ave. (Buwaya Creek) and its Vicinities, District III, Quezon City	6,509,000	6,509,000
Drainage Improvement along Agno St., and its Vicinities, District IV, Quezon City	10,000,000	10,000,000
Drainage Improvement along B. Serrano Ave., and its Vicinities, District IV, Quezon City	8,509,000	8,509,000
Drainage Improvement along E. Rodriguez Sr. Ave., and its Vicinities, District IV, Quezon City	15,000,000	15,000,000
Drainage Improvement and Concreting at Barangay Pasong Putik, District V, Quezon City	13,509,000	13,509,000
Drainage Improvement and Concreting at Barangay Capri, District V, Quezon City	10,000,000	10,000,000

538	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Drainage Improvement and Concreating at Barangay North Fairview, District V, Quezon City	10,000,000	10,000,000
Drainage Improvement and Concreting at Barangay Sauyo, District VI, Quezon City	8,509,000	8,509,000
Improvement of Balon-Bato Creek, District VI, Quezon City	5,000,000	5,000,000
Improvement of Dario River, District VI, Quezon City	20,000,000	20,000,000
Drainage Improvement/Declogging along R-10, Pacheco St. and Vicinity Tondo, District I, Manila	10,000,000	10,000,000
Drainage Improvement/Declogging along H. Lopez Blvd., Kalakal St., Simeon de Jesus St., San Rafael Village and Vicinity Tondo, District I, Manila	6,509,000	6,509,000
Desilting/Cleaning of Pacheco Drainage Main, Tondo, District I, Manila	17,000,000	17,000,000
Drainage Improvement/Declogging along J. Luna St., Pampanga St., Hermosa St., and Vicinity Tondo, District II, Manila	5,000,000	5,000,000
Drainage Improvement/Declogging along J. Luna St., H. Lopez Blvd., C-2 Road and Vicinity Tondo, District II, Manila	5,000,000	5,000,000
Rehabilitation/Bank Improvement of Estero de Magdalena Tondo, District II, Manila	23,509,000	23,509,000
Upgrading/Improvement of Drainage System along Lope De Vega-Oroquieta Streets and Vicinities (Phase II), Sta. Cruz, District III, Manila	27,509,000	27,509,000
Improvement/Maintenance of Estero de San Lazaro and Vicinities, Binondo, District III, Manila	6,000,000	6,000,000
Improvement/Maintenance of Lepanto-Gov. Forbes Drainage Main and Vicinities, Sampaloc, District IV, Manila	16,754,000	16,754,000
Improvement/Maintenance of Blumentritt Interceptor and Vicinities, Sampaloc, District IV, Manila	16,754,000	16,754,000
Improvement/Deepening of Estero de San Antonio Abad, District V, Manila	13,509,000	13,509,000

JANUARY 6, 2020	OFFICIAL GAZETTE	539
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

Rehabilitation/Improvement and Maintenance along Quirino Avenue and Vicinity Paco, District V, Manila	10,000,000	10,000,000
Rehabilitation/Improvement and Maintenance of Drainage System along Remedios St. and Vicinity, Malate, District V, Manila	10,000,000	10,000,000
Rehabilitation/Improvement and Maintenance of Drainage System along Beata St. and Vicinity, Pandacan, District VI, Manila	10,000,000	10,000,000
Rehabilitation/Improvement and Maintenance of Drainage System along Paz Guanzon Corner Mendiola Ext. St. and Vicinity, Pandacan, District VI, Manila	10,000,000	10,000,000
Improvement/Deepening of Estero de Concordia, Pandacan, District VI, Manila City	13,509,000	13,509,000
Improvement of Catmon-Niugan Creek, Malabon City	2,406,000	2,406,000
Improvement of Malabon-Tullahan River and Vicinity, Tañong Side, Malabon City	14,664,000	14,664,000
Improvement of Malabon-Tallahan River and Vicinity, Concepcion, Malabon City	16,438,000	16,438,000
Improvement of Malabon-Tuliahan River (Navotas Side), Brgy. Dagat-dagatan, Navotas City	18,766,000	18,766,000
Improvement of Bangknlasi Cut-off Channel and Vicinity, Navotas City	14,743,000	14,743,000
Drainage Improvement along Asuncion St. and Vicinity, District I, Caloocan City	10,000,000	10,000,000
Improvement of Saranai Creek (Phase II), District I, Caloocan City	15,000,000	15,000,000
Drainage Improvement along Susano Road, District I, Caloocan City	8,509,000	8,509,000
Improvement of Caloocan-Navotas River (Marala), District II, Caloocan City	10,000,000	10,000,000
Drainage Improvement along Second Street and Vicinity, East Grace Park, District II, Caloocan City	13,509,000	13,509,000
Improvement of Casili Creek, District II, Caloocan City	10,000,000	10,000,000

540	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Improvement of Lingunan Creek, District I, Valenzuela City	13,508,000	13,508,000
Improvement of Dulalia Creek, District I, Valenzuela City	10,000,000	10,000,000
Improvement of Paso de Blas Creek, District I, Valenzuela City	10,000,000	10,000,000
Drainage Improvement along Esperanza St. and Vicinities, District II, Valenzuela City	13,508,000	13,508,000
Riprapping along Canumay Creek, District II, Valenzuela City	5,000,000	5,000,000
Improvement of Paso de Blas Creek, District II, Valenzuela City	5,000,000	5,000,000
Improvement of Marulas Creek, District II, Valenzuela City	10,000,000	10,000,000
Dredging of Libertad Channel, Pasay City	15,000,000	15,000,000
Improvement/Desilting of Buendia Outfall (Phase II), Pasay City	3,508,000	3,508,000
Deepening of Estero Tripa De Gallina Pasay City	15,000,000	15,000,000
Improvement/Desilting of EDSA - Lumbang Drainage Main, District I, Makati City	5,000,000	5,000,000
Improvement/Rehabilitation of Fence along Estero Tripa De Gallina (Phase II) District I, Makati City	15,000,000	15,000,000
Improvement/Desilting of Masukol Main, District I, Makati City	5,000,000	5,000,000
Improvement/Deepening along Amorsolo Creek, District I, Makati City	8,508,000	8,508,000
Improvement/Deepening of Makati-Pateros River, District II, Makati City	20,000,000	20,000,000
Drainage Improvement along Kalayaan Avenue, District II, Makati City	7,508,000	7,508,000
Drainage Improvement along C5, District II, Makati City	6,000,000	6,000,000
Improvement along Pasong Baca Creek (Phase II), Barangay Talon V, Las Piñas City	10,000,000	10,000,000
Improvement along Naga Creek, Barangay Pamplona 3 and Barangay Pulang Lupa Dos, Las Piñas City	8,508,000	8,508,000
Rehabilitation of Riprap Mall and Desilting of Kay Almirante Creek (Phase II), Barangay Talon IV, Las Piñas City	7,000,000	7,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	541
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

Improvement along Pamplona Creek, Barangay Pamplona Dos, Las Piñas City						8,000,000		8,000,00
Improvement along Cut-cut Creek, Barangay Vitalez, District I, Parañaque City						10,000,000		10,000,000
Improvement along San Dionisio River, Barangay San Dionisio, District I, Parañaque City						10,000,000		10,000,000
Improvement along Roxes Open Canal (Phase II), Barangay Baclaran, District I, Parañaque City						13,508,000		13,508,000
Improvement along Sapang Buwaya Creek, Barangay San Antonio, District II, Parañaque City						10,000,000		10,000,00
Improvement along Villanueva Creek and Tributaries at Tahanan Village, Barangay BF Nomes, District II, Parañaque City						3,508,000		3,508,000
Improvement along Tributaries of Sapang Buwaya Creek, Barangay Marcelo Green, District II, Parañaque City						10,000,000		10,000,000
Improvement along Baloc-Baloc Creek, Barangay Don Bosco, District II, Parañaque City						10,000,000		10,000,000
Construction of Drainage System at La Goerta and Vicinity, Barangay Tunasan, Muntinlupa City						5,000,000		5,000,000
Construction/Rehabilitation of Drainage System at Purok 6 and Vicinity, Barangay Sucat, Muntinlupa City						5,000,000		5,000,000
Construction of Drainage System at Gerenillo St., Purok 1 and Vicinity, Barangay Cupang, Muntinlupa City						5,000,000		5,000,000
Construction of Drainage System at Ilaya Neighborhood and Vicinity, Barangay Alabang, Muntinlupa City						5,000,000		5,000,000
Improvement along Magdaong Tributaries (Sto. Niño Creek), Barangay Tunasan, Muntinlupa City						5,508,000		5,508,000
Drainage Improvement at Treelane Park Subdivision and Vicinity, Barangay Putatan, Muntinlupa City						8,000,000		8,000,00

Sub-total, Operations		253,085,000		3,028,705,000		1,496,569,000		4,778,359,000

TOTAL NEW APPROPRIATIONS	₱	253,085,000	₱	3,028,705,000	₱	1,496,569,000	₱	4,778,359,000

542	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Permanent Positions
Basic Salary	40,645

Total Permanent Positions	40,645

Other Compensation Common to All
Personnel Economic Relief Allowance	2,784
Representation Allowance	60
Transportation Allowance	60
Clothing and Uniform Allowance	696
Mid-Year Bonus - Civilian	3,387
Year End Bonus	3,387
Cash Gift	580
Hazard Duty Pay	200,000
Productivity Enhancement Incentive	580
Step Increment	102

Total Other Compensation Common to All	211,636

Other Benefits
PAG-IBIG Contributions	139
PhilHealth Contributions	526
Employees Conpensation Insurance Premiums	139

Total Other Benefits	804

Total Personnel Services	253,085

Maintenance and Other Operating Expenses
Travelling Expenses	142
Supplies and Materials Expenses	50,247
Utility Expenses	89,675
Communication Expenses	552
Demolition/Relocation and Desilting/Dredging Expenses	200
Professional Services	328,001
General Services	2,353,813
Repairs and Maintenance	198,450
Taxes, Insurance Premiums and Other Fees	1,250
Other Maintenance and Operating Expenses
Advertising Expenses	325
Representation Expenses	550
Rent/Lease Expenses	5,000
Litigation/Acquired Assets Expenses	200
Other Maintenance and Operating Expenses	300

Total Maintenance and Other Operating Expenses	3,028,705

Total Current Operating Expenditures	3,281,790

JANUARY 6, 2020	OFFICIAL GAZETTE	543
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	1,427,617
Machinery and Equipment Outlay	8,000
Transportation Equipment Outlay	60,952

Total Capital Outlays	1,496,569

TOTAL NEW APPROPRIATIONS	4,778,359

B. SPECIAL SHARES OF LOCAL GOVERNMENT UNITS IN THE PROCEEDS OF NATIONAL TAXES

For apportionment of the shares of local government units in the proceeds of other national taxes in accordance the purposes as with indicated hereunder	₱	29,093,329,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱	29,093,329,000		₱	29,093,329,000

Special Provision(s)

1. Internal Revenue Allotment of Local Government Units. In addition to the LGU shares appropriated herein, Six Hundred Forty Eight Billion Nine Hundred Twenty One Million Two Hundred Forty Six Thousand Pesos (₱648,921,246,000) is automatically appropriated for the LGU share in the national internal revenue taxes in accordance with Section 4 of R.A. No. 9358 and shall be allocated pursuant to Section 285 of R.A. No. 7160 and the General Provisions of this Act.

2. Shares in National Wealth. The amount of Five Billion Six Hundred Twenty Million Seven Hundred Forty Seven Thousand Pesos (₱5,620,747,000) appropriated herein for the LGU share in mining taxes, royalties from mineral reservations, forestry charges, and fees and revenues collected from energy resources in the utilization and development of national wealth, including prior years for FYs 2016 to 2018, shall be subject to the following:

(a) Use - in accordance with Section 294 of R.A. No. 7160;

(b) Allocation - pursuant to Section 292 of R.A. No. 7160; and

(c) Release - upon certification of actual collections by the revenue collecting agencies concerned and remittance to the BTr.

3. Shares in Excise Taxes from Locally Manufactured Virginia-type Cigarettes. The amount of Seventeen Billion Three Hundred Twenty Eight Million Three Hundred Thirty Seven Thousand Pesos (₱17,328,337,000) appropriated herein for the LGU share in excise taxes from locally manufactured Virginia-type cigarettes shall be subject to the following:

(a) Use - Fifty percent (50%) for barangay economic development projects and the remaining amounts in accordance with Section 2 of R.A. No. 7171;

(b) Allocation - based on certification on volume of production and trade acceptances of tobacco-producing LGUs issued by the National Tobacco Administration (NTA) and endorsed by the DA, and consistent with Section 289 of R.A. No. 8424 and the guidelines to be issued by the DBM; and

(c) Release - upon certification of actual collections by the BIR and remittance to the BTr.

4. Shares in Excise Taxes from Burley and Native Tobacco Products. The amount of Three Billion Nine Hundred Forty Nine Million Four Hundred Eighty Two Thousand Pesos (₱3,949,482,000) appropriated herein for the LGU share in excise taxes from Burley and Native tobacco products shall be subject to the following:

(a) Use - in accordance with Section 8 of R.A. No. 10351;

(b) Allocation - based on certification on volume of production and trade acceptances of tobacco-producing LGUs issued by the NTA and endorsed by the DA, and consistent with R.A. No. 8240, as amended by R.A. No. 10351, and the guidelines to be issued by the DBM; and

(c) Release - upon certification of actual collections by the BIR and remittance to the BTr.

5. Shares in Incremental Collections from Value-Added Tax. The amount of Two Billion One Hundred Eighty Five Million Two Hundred Forty Nine Thousand Pesos (₱2,185,249,000) appropriated herein for the LGU share in incremental collections from value-added tax (VAT) authorized under R.A. Nos. 7643 and 8424 shall be subject to the following:

544	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

(a) Allocation - in accordance with Section 150 of R.A. No. 7160, as implemented by DBM-DOF-DILG J.C. No. 1-02 dated February 6, 2002; and

(b) Release - upon certification of actual collections by the BIR and remittance to the BTr.

6. Shares from Value-Added Tax in lieu of Franchise Tax. The amount of Eight Hundred Fourteen Thousand Pesos (₱814,000) appropriated herein for the LGU share from VAT in lieu of franchise tax authorized under R.A. Nos. 6631 and 6632, as amended, respectively, shall be subject to the following:

(a) Allocation - in accordance with DBM-DOF J.C. No. 2008-1 dated June 16, 2008; and

(b) Release - upon certification of actual collections by the BIR and actual remittance to the BTr.

7. Shares in Gross Income Tax Paid by all Businesses and Enterprises within the Economic Zones. The amount of Eight Million Seven Hundred Thousand Pesos (₱8,700,000) appropriated herein for the LGU share in the gross income tax paid by all businesses and enterprises located within the economic zones shall be subject to the following:

(a) Allocation - in accordance with the provisions of R.A. No. 7922; and

(b) Release - upon certification of actual collections by the BIR and actual remittance to the BTr.

8. Automatic and Direct Release of all Local Government Unit Shares. Upon certification of actual collections by the revenue collecting agencies concerned and actual remittance to the BTr, and without any other condition, the IRA, and all LGU shares appropriated herein, shall be automatically released directly by the DBM and BTr to the beneficiary LGUs through authorized government servicing banks.

The LGU shall submit quarterly reports on the utilization of the LGU shares through other electronic means and LGU’s website.

The LGU shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses
				Capital Outlays	Total
PROGRAMS
Allocation to Local Government Units
Special Shares of LGUs in the Proceeds of National Taxes		₱	29,093,329,000		₱	29,093,329,000

Share in Tobacco Excise Tax Pursuant to R.A. No. 7171 (Virginia Tobacco)			17,328,337,000			17,328,337,000
Share in Tobacco Excise Tax Pursuant to R.A. No. 8240, as amended by R.A. No. 10351 (Burley and Native Tobacco)			3,949,482,000			3,949,482,000
Share in the Utilization and Development of National Wealth under R.A. No. 7160 and R.A. No. 9513			5,620,747,000			5,620,747,000
Share in the Gross Income Taxes paid by all Businesses and Enterprises within the ECOZONES pursuant to R.A. No. 7922			8,700,000			8,700,000
Share in Incremental Collections from Value Added Tax pursuant to R.A. Nos. 7643 and 8424			2,185,249,000			2,185,249,000

JANUARY 6, 2020	OFFICIAL GAZETTE	545
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

Share in Value Added Tax in lieu of Franchise Tax pursuant to R.A. No. 6632, as amended by R.A. No. 7953 and R.A. No. 6331, as amended by R.A. No. 8407		814,000		814,000

TOTAL NEW APPROPRIATIONS	₱	29,093,329,000	₱	29,093,329,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	29,093,329

Total Maintenance and Other Operating Expenses	29,093,329

TOTAL NEW APPROPRIATIONS	29,093,329

C. LOCAL GOVERNMENT SUPPORT FUND

For financial subsidy to local government units, as indicated hereunder	₱	28,852,461,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱	28,852,461,000		₱	28,852,461,000

Special Provision(s)

1. Assistance to Municipalities. The amount of Eleven Billion Seven Hundred Fourteen Million One Hundred Thirty Three Thousand Pesos (₱11,714,133,000) appropriated herein under Assistance to Municipalities shall be used to support priority projects of municipalities identified in this Act and allocated based on poverty incidence, resource per capita, and share for good performance.

The Assistance to Municipalities shall fund projects culled out from the Local Development Investment Programs (LDIP) of municipalities and consistent with and limited to paragraph b.2(vi), (vii) and (viii) of Section 17 of R.A. No. 7160 or the “Local Government Code of 1991”, disaster risk reduction-related facilities and equipment, peace promoting projects, and/or other infrastructure projects that will address delivery of basic services of the municipalities. However, the projects shall exclude sports equipment; school building and other facilities for public elementary and secondary school; clinics, health center and other health facilities necessary to carry out health services; reclamation; income generating projects; minor repair and maintenance of existing government facilities; and projects costing less than ₱1,000,000.

Release of funds to the municipality shall be subject to their compliance with the following:

A. Governance Reforms Requirements:

1. DILG Seal of Goad Financial Housekeeping;

2. The requirements of the DILG Local Development Council functionality;

3. Assessment of Public Financial Management (PFM) systems and adoption of the corresponding PFM improvement measures; and

B. Technical Requirements:

4. Notarized certification prepared by the Municipal Engineer (ME) and Municipal Planning and Development Coordinator (MPDC), signed by the Local Chief Executive (LCE) attesting that:

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(a) The proposed project is included in the LDIP;

(b) The site of the project has no land ownership and Right-of-Way (ROW) problems/issues;

(c) The project is not located in the “No Build Zone” and hazard prone area as determined by the Mines and Geosciences Bureau Hazard Map or if located in the hazard prone area, mitigating measures have been included in the Detailed Engineering Design (DED);

(d) The project has approved and duly submitted DED and Program of Work and the same has been prepared in accordance with the National Standards and other related laws and issuances;

(e) For water supply project, the water source has been validated by the ME and has been found to be:

i. Feasible for supplying water to the intended beneficiaries as evidenced by the Source Validation Report.

ii. Potable for drinking or engineering measures have been included in the design to make the water potable; and

(f) For municipal roads and bridges project, road inventory map with attributes using prescribed format had been submitted to their respective Provincial Planning Development Office.

Duly accredited Civil Society Organizations are encouraged to actively participate in the implementation by way of: (i) serving as observer in the procurement process; (ii) Municipal Development Council project monitoring; and (iii) third party monitoring and evaluation. Citizens are also encouraged to provide feedback on the implementation of the projects.

Implantation of this provision shall be subject to the guidelines to be issued by the DILG for the purpose.

2. Assistance to Cities. The amount of Two Billion Four Hundred Eighty Nine Million Eight Hundred Thousand Pesos (₱2,489,800,000) appropriated herein as Assistance to Cities shall be allocated to LGUs identified in this Act based on poverty incidence, resource per capita, population and land area, and shall be used to fund the construction, rehabilitation, repair or improvement of public open spaces.

Implementation of this provision shall be subject to the guidelines to be issued for the purpose.

3. Conditional Matching Grant to Provinces for Road and Bridge Rehabilitation, Upgrading and Improvement. The amount of Eight Billion Two Hundred Twenty Three Million Six Hundred Forty Five Thousand Pesos (₱8,223,645,000) appropriated herein for the Conditional Matching Grant to Provinces for Road and Bridge Rehabilitation, Upgrading and Improvement (CMGP) shall be used to support provinces identified in this Act which are compliant with DILG’s Seal of Good Financial Housekeeping and DBM-validated PFM Improvement Plan: PROVIDED, That the bridges shall be limited to those that form part of the road network or within the station limits of road project, consistent with the upgrading of provincial roads.

Allocation of said amount shall be as follows: (i) poverty incidence; (ii) resource per capita; (iii) percentage share based on unpaved and poor-to-bad paved core roads; (iv) absorptive capacity based on the performance on procurement, physical and financial accomplishment and quality assurance rating of 2017 and 2018 CMGP projects; (v) performance on the Achievement of 2018 Governance Reform Targets; and (vi) compliance with 2019 CMGP submission of fund release requirements.

The beneficiary province shall comply with the following in the implementation of this provision:

(a) DED and Program of Works for CMPG Projects;

(b) Submission to the DILG of the Local Road Management Assessment Report with Improvement Plan and such other requirements as may be provided in the guidelines issued by the DILG;

(c) Submission to the DBM of the PFM Improvement Plan and such other requirements as may be provided in the guidelines issued by the DBM;

(d) Compliance with the procurement rules under R.A. No. 9184, its IRR and GPPB guidelines;

(e) Compliance with the design, plan, specifications, and such other standards and policies of the National Government;

(f) Certification issued by the province’s Local Finance Committee that the local read maintenance budget for the current year is sufficient to maintain one hundred percent (100%) of fair-to-good roads supported with approved Annual Maintenance Work Program; and

(g) All FY 2016 KALSADA and FYs 2017 and 2018 CMGP projects are completed, and FY 2019 CMGP projects are at least ongoing.

Implementation of this provision shall be subject to the guidelines to be issued for the purpose.

4. Provision for Potable Water Supply (SALINTUBIG). The amount of One Billion Five Hundred Forty Nine Million Six Hundred Forty One Thousand Pesos (₱1,549,641,000) appropriated herein shall be used exclusively for the SALINTUBIG Projects and shall be implemented exclusively in the municipalities identified in this Act and allocated based on poverty incidence, resource per capita and access to safe water. In no case shall said amount be used for other purpose.

The identified LGUs in this Act are determined based on the prioritization criteria, as follows: (i) poverty incidence; (ii) water-borne diseases; (iii) without access to potable water; and (iv) availability of water supply and sanitation plan.

Release of funds shall be made directly to the beneficiary LGUs subject to compliance with the following:

A. Governance Reform Requirements:

1. DILG Seal of Good Financial Housekeeping;

2. The requirements of DILG Local Development Council Functionality Assessment;

3. Assessment of PFM Systems and Adoption of the corresponding PFM improvement measures; and

B. Technical Requirements:

4. Notarized certification prepared by the ME and MPDC, and signed by the LCE attesting that:

(a) The water source has been validated by the ME and has been found to be:

i. Feasible for supplying water to the intended beneficiaries as evidenced by the Source Validation Report; and

ii. Potable for drinking or engineering mitigation measures have been included in the design to make the water potable.

(b) The site of the project has no land ownership and ROW problem/issues; and

(c) The project is not located in the “No Build Zone” and hazard prone area indicated in Mines and Geosciences Bureau Hazard Map or if located in the hazard prone area, mitigating measures have been included in the DED; and

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(d) The sub-project has approved and duly submitted DEB and Program of Work and the same has been prepared in accordance with the National Standards and other related laws and issuances.

Duly accredited Civil Society Organizations are encouraged to actively participate in the implementation by way of: (i) serving as observer in the procurement process; (ii) Municipal Development Council project monitoring; and (iii) third party monitoring and evaluation. Citizens are also encouraged to provide feedback on the implementation of the projects.

Implementation of this provision shall be subject to the guidelines to be issued by the DILG for the purpose.

5. Other Financial Assistance to Local Government Units. The amount of Four Billion Eight Hundred Seventy Five Million Two Hundred Forty Two Thousand Pesos (₱4,875,242,000) appropriated herein under Other Financial Assistance to LGUs shall be used for financial assistance to LGUs, except for LGUs under the BARMM, for the following projects: (i) construction, concreting, rehabilitation, repair or improvement of any of the following: (a) local roads and/or bridges; (b) public markets; (c) slaughterhouses; (d) multi-purpose buildings/halls; (e) multi-purpose pavements; (f) drainage canals; (g) sea wall or river wall; (h) water system projects including level 1 or stand-alone water points; (i) evacuation centers; (j) public parks; (k) fish ports; and (1) post-harvest facilities composed of ice plant and cold storage facilities; (ii) purchase of ambulance, trucks, mini dump trucks, or multicabs; (iii) sports programs and facilities; (iv) street lighting or barangay electrification; and (v) financial assistance to mental health patients.

Disbursement and utilization by the LGUs shall be subject to the pertinent provisions of R.A. No. 9184, applicable accounting, budgeting and auditing rules and regulations, and such other guidelines to be issued for the purpose.

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 614, R.A. No. 11465)

6. Availability of Financial Assistance to LGUs. The amounts appropriated as financial assistance to LGUs shall be released during the fiscal year to be deposited in a trust fund and shall be made available for disbursement for the purpose specified until December 31, 2021.

After the end of validity period, any unreleased appropriations shall lapse, while undisbursed funds shall revert to the unappropriated surplus of the General Fund in accordance with Section 28, Chapter 4, Book VI of E.O. No. 292.

7. Reporting and Posting Requirements. The LGU shall post quarterly reports on the utilization of the LGU shares on the LGU’s website.

The LGU shall send written notice when said reports have been submitted or pasted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Allocation to Local Government Units
Local Government Support Fund		₱	28,852,461,000		₱	28,852,461,000

Assistance to Municipalities			11,714,133,000			11,714,133,000
Assistance to Cities			2,489,800,000			2,489,800,000
Provision for Potable Water Supply (SALINTUBIG)			1,549,641,000			1,549,641,000
Other Financial Assistance to Local Government Units			4,875,242,000			4,875,242,000
Conditional Matching grant to Provinces for Road and Bridge Rehabilitation, Upgrading and Improvement			8,223,645,000			8,223,645,000

TOTAL NEW APPROPRIATIONS		₱	28,852,461,000		₱	28,852,461,000

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New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	28,852,461

Total Maintenance and Other Operating Expenses	28,852,461

TOTAL NEW APPROPRIATIONS	28,852,461

D. SPECIAL SHARES OF LOCAL GOVERNMENT UNITS IN THE PROCEEDS OF FIRE CODE FEES

For the operation and maintenance of local fire stations, as indicated hereunder	₱	365,463,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱	365,463,000		₱	365,463,000

Special Provision(s)

1. Use and Release of LGU Shares in the Fire Code Fees. The amount of Three Hundred Sixty Five Million Four Hundred Sixty Three Thousand Pesos (₱365,463,000) appropriated herein for the LGU shares in the taxes, fees and fines collected by the Bureau of Fire Protection pursuant to Section 13 of R.A. No. 9514 shall be used by the LGUs for the operation and maintenance of local fire stations. The amounts shall be released in accordance with DOF-DBM-DILG J.C. No. 2015-1 dated February 12, 2015.

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures			Capital Outlays	Total
	Personnel Services	Maintenance and Other Operating Expenses
PROGRAMS
Allocation to Local Government Units
Special Shares of LGUs in the Proceeds of Fire Code Fees		₱	365,463,000		₱	365,463,000

Share in Fire Code Fees pursuant to R.A. 9514 (Revised Fire Code)			365,463,000			365,463,000

TOTAL NEW APPROPRIATIONS		₱	365,463,000		₱	365,463,000

JANUARY 6, 2020	OFFICIAL GAZETTE	549
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New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	365,463

TOTAL MAINTENANCE AND OTHER OPERATING EXPENSES	365,463

TOTAL NEW APPROPRIATIONS	365,463

E. BARANGAY OFFICIALS DEATH BENEFITS

For payment of death benefits of barangay officials who died during their term of office as indicated hereunder	₱	50,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱50,000,000		₱	50,000,000

Special Provision(s)

1. Payment of Barangay Officials Death Benefits. The amount of Fifty million Pesos (₱50,000,000) appropriated herein shall be used for the payment of death benefits to barangay officials, namely: the punong barangay, regular and ex-officio members of the sangguniang barangay, including Indigenous People representatives, barangay secretary and treasurer, who died during their term of office.

Release of funds shall be made through the DILG.

NEW Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
PROGRAMS
Allocation to Local Government Units
Barangay Officials Death Benefits		₱50,000,000		₱	50,000,000

For payment of Death Benefits of Barangay Officials Namely: the Punong Barangay, Regular and Ex-officio Members of the Sangguniang Barangay, including Indigenous People Representatives, Barangay Secretary and Treasurer, who died during their term of office		50,000,000			50,000,000

TOTAL NEW APPROPRIATIONS		₱50,000,000		₱	50,000,000

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New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	50,000

Total Maintenance and Other Operating Expenses	50,000

TOTAL NEW APPROPRIATIONS	50,000

F. BANGSAMORO AUTONOMOUS REGION IN MUSLIM MINDANAO

For financial subsidy to local government units, as indicated hereunder	₱	7,000,000,000

New Appropriations, by Program

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS		₱	7,000,000,000		₱	7,000,000,000

Special Provision(s)

1. Annual Block Grant. The amount of Sixty Three Billion Six Hundred Thirty Four million Seventy Six Thousand Pesos (₱63,634,076,000) is automatically appropriated for the share of the BARMM in the national internal revenue tax collections in accordance with Sections 15 to 18, Article XII of R.A. No. 11054.

2. Special Development Fund. The amount of Five Billion Pesos (₱5,000,000,000) is appropriated for the rebuilding, rehabilitation, and development of the conflict-affected communities in the BARMM in accordance with Section 2, Article XIV of R.A. No. 11054.

Release of funds shall be subject to submission of the Bangsamoro Development Plan (BDP) adopted by the Bangsamoro Government, and the utilization thereof shall be in accordance with the BDP, as provided in Section 6, Article XIII of R.A. No. 11054.

3. Share in Taxes, Fees and Charges Collected in the Bangsamoro Autonomous Region. The amount of Two Billion Pesos (₱2,000,000,000) appropriated herein for the shares of the BARMM in taxes, fees, and charges under Section 10, Article XII of R.A. No. 11054 shall be subject to the following:

(a) Allocation - in accordance with Section 10(a) and (b), Article XII of R.A. No. 11054, which states that twenty five percent (25%) shall pertain to the National Government share and seventy five percent (75%) shall be the share of the Bangsamoro Government, inclusive of the shares of the constituent LGUs: PROVIDED, That for the first ten (10) years from the effectivity of the said law, the 25% share of the National Government shall accrue to the Bangsamoro Government; and

(b) Release - upon certification of actual collections by the revenue collecting agencies concerned and remittance to the BTr.

4. Direct Release of BARMM Shares. The amount of shares appropriated herein shall be released directly by the BTr to the BARMM Government through an authorized government servicing bank, subject to cash programming by the National Government.

JANUARY 6, 2020	OFFICIAL GAZETTE	551
ALLOCATIONS TO LOCAL GOVERNMENT UNITS

New Appropriations, by Programs/Activities/Projects

	Current Operating Expenditures		Capital Outlays	Total
	Personnel Services	Maintenance and Other Operating Expenses
PROGRAMS
Allocation to Local Government Units
Bangsamoro Autonomous Region in Muslim Mindanao		₱7,000,000,000		₱	7,000,000,000

Special Development Fund		5,000,000,000			5,000,000,000
Share in National Taxes		2,000,000,000			2,000,000,000

TOTAL NEW APPROPRIATIONS		₱7,000,000,000		₱	7,000,000,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	7,000,000

TOTAL MAINTENANCE AND OTHER OPERATING EXPENSES	7,000,000

TOTAL NEW APPROPRIATIONS	7,000,000

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GENERAL SUMMARY

ALLOCATIONS TO LOCAL GOVERNMENT UNITS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses	Capital Outlays	Total
A. METROPOLITAN MANILA DEVELOPMENT AUTHORITY	₱	253,085,000	₱3,028,705,000	₱1,496,569,000	₱ 4,778,359,000
B. SPECIAL SHARES OF LGUS IN THE PROCEEDS OF NATIONAL TAXES			29,093,329,000		29,093,329,000
C. LOCAL GOVERNMENT SUPPORT FUND			28,852,461,000		28,852,461,000
D. SPECIAL SHARES OF LGUS IN THE PROCEEDS OF FIRE CODE FEES			365,463,000		365,463,000
E. BARANGAY OFFICIALS DEATH BENEFITS			50,000,000		50,000,000
F. BANGSAMORO AUTONOMOUS REGION IN MUSLIM MINDANAO (BARMM)			7,000,000,000		7,000,000,000

TOTAL NEW APPROPRIATION, ALLOCATION TO LOCAL GOVERNMET UNITS	₱	253,085,000	₱68,389,958,000	₱1,496,569,000	₱70,139,612,000

JANUARY 6, 2020	OFFICIAL GAZETTE	553
GENERAL APPROPRIATIONS ACT, FY 2020

XXXVIII. CONTINGENT FUND

Fund subsidies for contingencies	₱	13,000,000,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
TOTAL NEW APPROPRIATIONS		₱	8,000,000,000	₱	5,000,000,000	₱	13,000,000,000

Special Provision(s)

1. Contingent Fund. The amount of Thirteen Billion Pesos (₱13,000,000,000) appropriated herein shall cover the funding requirements of new or urgent projects and activities of national government agencies and GOCCs that need to be implemented or paid during the year, such as, but not limited to the following: (i) legal obligation of the government arising from final and executory decisions of competent authorities, such as companies agreements, arbitral awards, mediation settlement agreement, and professional services in connection thereto; (ii) requirements of newly created offices; or (iii) deficiencies in the appropriations for local and external travels of the President of the Philippines.

In no case shall this Fund be used for the purchase of motor vehicles, including any improvements thereon.

Releases from the Contingent Fund shall be subject to approval by the President of the Philippines, other than payment resulting from final and executory decisions of competent authorities, which shall be subject to the approval of the DBN.

The DBN shall include information on the releases from the Contingent Fund in its quarterly and annual reports submitted to Congress.

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Purpose(s)
Contingent Fund
Fund Subsidies for Contingencies		₱	8,000,000,000	₱ 5,000,000,000	₱	13,000,000,000

Sub-total, Purpose(s)			8,000,000,000	5,000,000,000		13,000,000,000

TOTAL NEW APPROPRIATIONS		₱	8,000,000,000	₱5,000,000,000	₱	13,000,000,000

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New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	8,000,000

Total Maintenance and Other Operating Expenses	8,000,000

Total Current Operating Expenditures	8,000,000

Capital Outlays
Property, Plant and Equipment Outlay Infrastructure Outlay	5,000,000

Total Capital Outlays	5,000,000

TOTAL NEW APPROPRIATIONS	13,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	555
CONTINGENT FUND

GENERAL SUMMARY

CONTINGENT FUND

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
A. CONTINGENT FUND		₱	8,000,000,000	₱	5,000,000,000	₱	13,000,000,000

TOTAL NEW APPROPRIATIONS, CONTINGENT FUND		₱	8,000,000,000	₱	5,000,000,000	₱	13,000,000,000

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XXXIX. MISCELLANEOUS PERSONNEL BENEFITS FUND

For payment of miscellaneous personnel benefits to or on behalf of national government officials and employees	₱	56,578,765,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS	₱	56,378,765,000	₱	200,000,000		₱	56,578,765,000

Special Provisions(s)

1. Payment of Personnel Benefits. The amount of Fifty Six Billion Three Hundred Seventy Eight Billion Seven Hundred Sixty Five Thousand Pesos (₱56,378,755,000) appropriated herein for the payment of personnel benefits shall be used for deficiencies in authorized salaries, bonuses, allowances, associated premiums and other similar personnel benefits of Rational Government personnel, including Personnel Services requirements for the filling and creation of positions as may be authorized by las, the President of the Philippines, or the DBM. Of this amount, Six Hundred Twenty Six Million Three Hundred Seventy One Thousand Pesos (₱626,371,000) shall cover the increase in government counterpart contributions to PhilHealth pursuant to R.A. No. 11223.

Release of funds shall be subject to the determination by the DBM that the Personnel Services requirements cannot be accommodated within the agency’s Personnel Services appropriations as authorized under Section 45 of the General Provisions of this Act.

2. Legal Defense Fund. The amount of Two Hundred Million Pesos (₱ 200,000,000] appropriated herein for the Legal Defense Fund shall be used for the actual expenses, including payment of premiums for posting of bail bonds and cash advance for expense of officials and employees of departments, bureaus and offices, in relation to the defense of administrative, civil or criminal cases filed against them in courts for acts committed in the performance of their actual functions.

The claims that may be charged against this Fund shall include the claims duly filed starting FY 2016, which have not been released without the fault of the claimant, and limited to the amounts provided in the guidelines issued for this purpose. The maximum allowable amounts shall be applied per case and consolidated cases shall be considered as one case.

The amount of legal expenses charged against this Fund shall be refunded to the government when the claimant is found guilty by final judgment by the Court in relation to the offense charged.

3. Payment of Compensation Adjustment. The amount appropriated herein for payment of compensation adjustment shall be used for the payment of salary adjustments of all government employees, including the salaries of nurses in compliance with the decision of the Supreme Court in ANG MARS Partylist vs. Executive Secretary, G.R. No. 215746 pursuant to Section 32 of R.A. No, 9173 (Philippine Nursing Act of 2002): Provided, That the implementation of the salary adjustment of nurses shall take effect when the said decision of the Supreme Court had become final and executory, but not earlier than the start of the fiscal year 2020,

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 616, R.A. No. 11465)

4. Implementation of National Budget Circular (NBC) No. 461. The amount appropriated herein for the implementation of NBC No. 461 shall be subject to the guidelines issued jointly by the CRED and the DBM.

New Appropriations, by Purpose

Current Operating Expenditures
Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total

JANUARY 6, 2020	OFFICIAL GAZETTE	557
MISCELLANEOUS PERSONNEL BENEFITS FUND

PROGRAMS
Purpose(s)
Miscellaneous Personnel Benefits Fund
1. Performance-Based Bonus	₱	7,000,000,000		₱	7,000,000,000
2. Funding Requirements for ‘the Filling up of Unfilled Positions		7,116,742,000			7,116,742,000
3. Legal Defense Fund			200,000,000		200,000,000
4. For Payment of Other Personnel Benefits		400,017,000			407,017,000
5. For Payment of Compensation Adjustment		34,273,004,000			34,273,004,000
6. Funding requirements for Staffing Modifications and Upgrading of Salaries		5,469,092,000			5,469,092,000
7. For Payment of Contributions to Philippine Health Insurance Corporation		626,371,000			626,371,000
8. For the Implementation of National Budget Circular No. 461		1,486,539,000			1,486,539,000

Sub-total, Purpose(s)		56,378,765,000	209,000,000		56,578,765,000

TOTAL NEW APPROPRIATIONS		₱56,378,765,000	200,009,000	₱	56,578,765,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Other Compensation Common to All
Overtime Pay	367,579
Performance Based Bonus	7,000,000
Step Increment	39,438

Total Other Compensation Common to All	7,407,017

Other Compensation for Specific Groups
Lump-sum for Compensation Adjustment	35,759,543
lump-sum for filling of Positions - Civilian	7,116,742
Lump-sum for Personnel Services	5,469,092

Total Other Compensation for Specific Groups	40,345,377

Other Benefits
PhilHealth Contributions	626,371

Total Other Benefits	626,371

Total Personnel Services	56,378,765

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Maintenance and Other Operating Expenses
Professional Services	200,000

Total Maintenance and Other Operating Expenses	200,000

Total Current Operating Expenditures	56,578,765

TOTAL NEW APPROPRIATIONS	56,578,765

JANUARY 6, 2020	OFFICIAL GAZETTE	559
MISCELLANEOUS PERSONNEL BENEFITS FUND

GENERAL SUMMARY

MISCELLANEOUS PERSONNEL BENEFITS FUND

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. MISCELLANEOUS PERSONNEL BENEFITS FUND	₱	56,378,765,000	₱	200,000,000		₱	56,578,765,000

TOTAL NEW APPROPRIATIONS, MISCELLANEOUS PERSONNEL BENEFITS FUND	₱	56,378,765,000	₱	200,000,000		₱	56,578,765,000

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XL. NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND

For aid, relief and rehabilitation services to communities/areas affected by human-induced and natural calamities and repair and reconstruction of permanent structures, including other capital expenditures for disaster operation, and rehabilitation activities, as indicated hereunder	₱	16,000,000,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
TOTAL NEW APPROPRIATIONS		₱	4,298,846,000	₱	11,701,154,000	₱	16,000,000,000

Special Provision(s)

1. National Disaster Risk Reduction and Management Program. The amount of Seven Billion Five Hundred Million Pesos (₱7,500,000,000) appropriated herein for Purposes 1 and 2 may be used for, and released in accordance with the following:

(a) Disaster risk reduction or mitigation, prevention and preparedness activities such as, but not limited to, training of personnel, procurement of equipment, and capital expenditures. It can also be utilized for relief, recovery, reconstruction and other works or services in connection with natural or human-induced calamities which may occur during the current year or those that occurred in the two (2) preceding years, subject to the approval of the President of the Philippines who may take into consideration the recommendation of the National Disaster Risk Reduction and Management Council (NDRRMC) for local disasters or the appropriate agency for the international crises. The NDRRMC shall consider the donations or grants received by agencies in support of calamities in making the foregoing recommendation.

Infrastructure projects shall be implemented by the DPWH: Provided, That local infrastructure projects such as, but not limited to, local roads and bridges, buildings, and flood control related projects may be implemented by LGUs with the capability to implement said projects as certified by the DPWH and DILG; and

(b) Additional funding source to the Quick Response Fund (QRF) of the implementing agency concerned when the balance thereof has reached fifty percent (50%), subject to the approval of the DBM, copy furnished the NDRRMC.

2. Quick Response Fund. The QRF allocations authorized in this Act shall be exclusively limited to those under the budgets of the following agencies:

DA – OSEC	₱	1,500,000,000
DEPED – OSEC		2,100,000,000
DOH – OSEC		600,000,000
DND – OCD		250,250,000
DPWH – OSEC		1,000,000,000
DSWD – OSEC		1,250,000,000
BSGC – NEA		100,000,000

3. Marawi Recovery Rehabilitation and Reconstruction Program. The amount of Three Billion Five Hundred Million Pesos (₱3,500,000,000) appropriated herein under Purpose 3 shall be used for recovery, rehabilitation, reconstruction, aid and relief projects in Marawi City and other affected areas in connection with the occurence of armed conflicts, particularly the Marawi siege.

Infrastructure projects under this Program shall be implemented by the DPWH, which may delegate the same to LGUs with the capability to implement said projects by administration or by contract, through the execution of a MOA.

Release of funds Shall be made directly to the implementing agencies in accordance with the approval of the President of the Philippines who may take into consideration the recommendation of the NDRRMC.

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 613, R.A. No. 11465)

4. Comprehensive Aid to Repair Earthquake Damage (CARED) for Region XI (Davao Region) and Region XII (SOCCSKSARGEN). The amount of Five Billion Pesos (₱5,000,000,000) appropriated herein under Purpose 4 shall be used for recovery, rehabilitation, reconstruction, aid and relief projects in the administrative regions of Region 11 (Davao Region) and Region 12 (SOCCSKSARGEN) affected by the earthquakes in the last quarter of 2019.

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NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND

Infrastructure projects under this Program shall be implemented by the DPWH, which may delegate the same to LGUs with the capability to implement said projects by administration or by contract, through the execution of a MOA.

Release of funds shall be made directly to the implementing agencies in accordance with the approval of the President of Philippines who may take into consideration the recommendation of the NDRRMC.

(CONDITIONAL IMPLEMENTATION - President’s Affirmation Message, January 6, 2020, Volume I-B, page 613, R.A. No. 11465)

5. Reporting and Posting Requirements. The implementing agencies shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

(a) Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b) Implementing agencies’ website.

The implementing agencies shall send written notice when said reports have been submitted or posted on its website to the DBM, NDRRMC, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

6. Appropriations under the National Disaster Risk Reduction and Management Fund. Modification of allotment within the purposes authorized herein shall be subject to the approval of the DBM.

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PROGRAMS
Purpose(s)
National Disaster Risk Reduction and Management Fund
1. Aid, Relief and Rehabilitation Services to Communties/Areas Affected by Calamities, Including Training of Personnel, and Other Pre-disaster Activities		₱	3,298,846,000	₱		₱	3,298,846,000
2. Repair and Reconstruction of Permanent Structures, including Capital Expenditures for Pre-disaster Operations, Rehabilitation and Other Related Activities					4,201,154,000		4,201,154,000
3. Marawi Recovery, Rehabilitation and Reconstruction Program					3,500,000,000		3,500,000,000
4. Comprehensive Aid to Repair Earthquake Damage (CARED) for Region XI (Davao Region) and Region XII (SOCCSKSARGEN)			1,000,000,000		4,000,000,000		5,000,000,000

Sub-total, Purpose(s)			4,298,846,000		11,701,154,000		16,000,000,000

TOTAL NEW APPROPRIATIONS		₱	4,298,846,000	₱	11,701,154,000	₱	16,000,000,000

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New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	4,298,846

Total Maintenance and Other Operating Expenses	4,298,846

Total Current Operating Expenditures	4,298,846

Capital Outlays
Property, Plant and Equipment Outlay
Infrastructure Outlay	11,701,154

Total Capital Outlays	11,701,154

TOTAL NEW APPROPRIATIONS	16,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	563
NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND

GENERAL SUMMARY

NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
A. NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND		₱	4,298,846,000	₱	11,701,154,000	₱	16,000,000,000

TOTAL NEW APPROPRIATIONS, NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND		₱	4,298,846,000	₱	11,701,154,000	₱	16,000,000,000

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GENERAL APPROPRIATIONS ACT, FY 2020

XLI. PENSION AND GRATUITY FUND

For payment of pension and retirement gratuity and terminal leave benefits, including separation benefits and/or incentives, as indicated hereunder	₱	116,194,791,000

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
TOTAL NEW APPROPRIATIONS	₱	115,661,407,000	₱	533,384,000		₱	116,194,791,000

Special Provision(s)

1. Pension and Gratuity Fund. The amount of One Hundred Sixteen Billion One Hundred Ninety Four Million Seven Hundred Ninety One Thousand Pesos (₱116,194,791,000) appropriated herein shall cover the payment of the following:

(a) Pension of: (i) AFP retirees; (ii) war or military veterans of the DND; (iii) retired uniformed personnel of the DILG, Police Constabulary-Integrated National Police (PC-INP), NAMRIA and Philippine Coast Guard; and (iv) other retirees of the National Government;

(b) Retirement benefits of: (i) optional retirees of the National Government; (ii) retired personnel of GOCCs, which are financially unable to pay said benefits, subject to the submission of the streamlining program and measures that will enhance efficiency and effectiveness; and (iii) personnel devolved to LGUs in accordance with N.B.C. Nos. 429 and 429-A dated September 30, 1993 and December 29, 1993, respectively;

(c) Separation benefits or incentives of affected personnel pursuant to the implementation of: (i) restructuring of agencies affected by the integration and automation of the Budget Treasury and Management System and the operationalization of the Treasury Single Account under E.O. No. 55, s. 2011; and (ii) rightsizing, merger, streamlining, abolition or privatization authorized under applicable laws, rules and regulations;

(d) Monetization of leave credits of National Government personnel and transferred leave credits of National Government personnel devolved to the LGUs in accordance with R.A. No. 7160, as implemented by E.O. No. 503, s. 1992 and N.B.C. Nos. 429 and 429-A; and

(e) Other deficiencies in the authorized appropriations for retirement and terminal leave benefits.

In no case shall this Fund be used to pay any additional compensation component of pension or retirement and terminal leave benefits, such as year-end bonus, cash gifts, bonuses, per diems, allowances, overtime pay or such other benefits, unless otherwise specially authorized under existing laws.

2. Payment of the Special Allowance Component of Retirement Benefits. Notwithstanding any provisions of law to the contrary, payment of any increase in the retirement benefits to entitled personnel of the Judiciary, National Prosecution Service, PAO, Office of the Solicitor General, and MLRC as a result of the payment of special allowance shall be charged against the special trust fund from which said special allowance are drawn.

3. Retirement Benefits and Pension Differentials of Philippine Constabulary – Integrated National Police Retirees. The payment of retirement benefits and pension differential of the PC-INP retirees pursuant to the Supreme Court Decision in DBM vs. Manila’s Finest Retirees, G.R. No. 169466 promulgated on May 9, 2007 shall be based on the list of eligible PC-INP retirees with the corresponding computation of their respective retirement benefits and pensions. Said list shall be duly authenticated by the PRP and submitted to the DBM for validation of computed benefits. The computation shall exclude retirement benefits and pension previously paid to, or currently being received by, said retirees.

4. Release of Funds. Release of funds shall be made directly to the agencies concerned except for GOCCs and LGUs which shall be made through the BTr.

JANUARY 6, 2020	OFFICIAL GAZETTE	565
PENSION AND GRATUITY FUND

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
PROGRAMS
Purpose(s)
Pension and Gratuity Fund
1. For payment of pension	₱	92,103,475,000	₱			₱	92,103,475,000
2. For payment of retirement and terminal leave benefits		20,098,771,000		33,384,000			20,132,155,000
3. For Payment of separation benefits and/or incentives		2,459,161,000					2,459,161,000
4. For payment of monetization of leave credits		1,000,000,000		500,000,000			1,500,000,000

Sub-total, Purpose(s)		115,661,407,000		533,384,000			116,194,791,000

TOTAL NEW APPROPRIATIONS	₱	115,661,407,000	₱	533,384,000		₱	116,194,791,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Other Compensation for Specific Groups
Other Personnel Benefits	2,459,161

Total Other Compensation for Specific Groups	2,459,161

Other Benefits
Retirement Gratuity	6,581,125
Terminal Leave	7,702,559

Total Other Benefits	14,283,684

Other Personnel Benefits
Pension, Civilian Personnel	1,239,558

Total Other Personnel Benefits	1,239,558

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Military/Uniformed Personnel
Other Benefits
Retirement Gratuity	3,287,877
Terminal Leave	3,527,210

Total Other Benefits	6,815,087

Other Personnel Benefits
Pension, Military/Uniformed Personnel	80,006,024
Pension, Veterans	10,857,893

Total Other Personnel Benefits	90,863,917

Total Personnel Services	115,661,407

Maintenance and Other Operating Expenses
Financial Assistance/Subsidy	533,384

Total Maintenance and Other Operating Expenses	533,384

Total Current Operating Expenditures	116,194,791

TOTAL NEW APPROPRIATIONS	116,194,791

JANUARY 6, 2020	OFFICIAL GAZETTE	567
PENSION AND GRATUITY FUND

GENERAL SUMMARY

PENSION AND GRATUITY FUND

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays	Total
A. PENSION AND GRATUITY FUND	₱	115,661,407,000	₱	533,384,000		₱	116,194,791,000

TOTAL NEW APPROPRIATIONS, PENSION AND GRATUITY FUND	₱	115,661,407,000	₱	533,384,000		₱	116,194,791,000

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GENERAL APPROPRIATIONS ACT, FY 2020

XLII. UNPROGRAMMED APPROPRIATIONS

For fund requirements in accordance with the purposes indicated hereunder	₱	216,303,492,000

New Appropriations, by Purpose

Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
TOTAL NEW APPROPRIATIONS	₱24,335,853,000	₱87,347,308,000	₱104,620,331,000	₱216,303,492,000

Special Provision(s)

1. Availment of the Unprogrammed Appropriations. The amounts authorized herein for Purpose Nos. 1 – 2, 4 – 7, and 9 – 17 may be used when any of the following exists:

(a) Excess revenue collections in any one of the identified non-tax revenue sources from its corresponding revenue collection target, as reflected in Tables C.1 and C.4 of the BESF;

(b) New revenue collections or those arising from new tax or non-tax sources which are not part of, nor included, in the original revenue sources reflected in Tables C.3 and C.4 of the BESF; or

(c) Approved loans for foreign-assisted projects.

Release of funds shall be subject to the submission of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, s. 1987 and the following: (i) for excess revenue collections, issuance of a certification that remitted collections to the BTr from a particular revenue source has exceeded the corresponding revenue collections target; or (ii) for new revenue collections, issuance of a certification that remitted collections identified were not part of, nor included in, the original revenue collection targets reflected.

In the case of approved loans, issuance of SARO covering the loan proceeds shall be subject to submission by the agency concerned of request together with work and financial plan, project profile, and a copy of the perfected loan agreement.

2. Support for Infrastructure Projects and Social Programs. The amount of Ten Billion Seventy Five Million Nine Hundred Fifty Nine Thousand Pesos (₱10,075,959,000) appropriated herein chargeable against Purpose No. 1, shall be used in support for infrastructure projects and social programs, such as, but not limited to Catastrophe Bond – (₱889,099,000).

Release of funds shall be subject to Special Provision No. 1 hereof and the guidelines issued by the agencies concerned.

3. Armed Forces of the Philippines Modernization Program. The amount of Five Billion Pesos (₱5,000,000,000) chargeable against Purpose No. 2 shall be used exclusively to support the funding requirements for the modernization projects under the AFP Modernization Program in accordance with R.A. No. 10349.

Releases for the AFP Modernization Program shall be subject to Special Provision No. 1 hereof and submission by the DHD to DBM of the recommendation by the appropriate bids and awards committee for the award of Contracts for the modernization projects.

4. Conversion of National Government Advances into Subsidy for GOCCs. The amount of Fifty One Billion Eight Hundred Fifty Million Pesos (₱51,850,000,000) used to cover the National Government (NG) advances for debt servicing of loan obligations of GOCCs and interest on the NG advances, shall be converted into subsidy. Such conversion shall require the issuance of SARO for book entry purposes chargeable against Purpose No. 3.

5. Support to Foreign-Assisted Projects. The amount of Eighty Two Billion Eight Hundred Ninety Four Million One Hundred Fifty Eight Thousand Pesos (₱82,894,158,000) appropriated herein chargeable against Purpose No. 4 shall be used exclusively for the following programs and projects:

(i) Expansion of the Philippine Rural Development Project;

(ii) Support to Parcelization of Lands for Individual Titling (SPLIT) Project;

(iii) Kapit Bisig Laban sa Kahirapan-Comprehensive and Integrated Delivery of Social Services (KALAHI-CIDSS);

(iv) Rural Agro-Enterprise Partnership for Inclusive Development (RAPID) Growth;

(v) Mindanao Railway Project;

(vi) Subic Clark Railway;

(vii) PNR South Long Haul;

(viii) New Cebu International Container Port Project;

(ix) LRT Line 1 Cavite Extension Project;

JANUARY 6, 2020	OFFICIAL GAZETTE	569
UNPROGRAMMED APPROPRIATIONS

(x) North South Commuter Railway Project:

(xi) Capacity Building to Foster Competition Project; and

(xii) Dairy Goat Farming: A Livelihood Opportunity For Rural Farm Families.

Release of funds shall be subject to Special Provision No. 1 hereof.

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 612, R.A. No. 11465)

6. Risk Management Program. The amount of Fifteen Billion Pesos (₱15,000,000,000) chargeable against Purpose No. 5 shall be used for the government’s Risk Management Program to cover commitments made by, and obligations of, the National Government in the agreements covering Public-Private Partnership (PPP) projects, subject to the following:

(a) Compliance with the conditions for the release of the Unprogrammed Appropriations under Special Provision No. 1 hereof;

(b) Approval of the PPP projects by the NEDA Board or the Investment Coordination Committee, in accordance with R.A. No. 6957, as amended by R.A. No. 7718. In case of obligations assumed by GOCCs, issuance or execution of a performance undertaking or other similar instrument by the agency concerned confirming that the National Government will assume said obligations in case of default by the GOCC; and

(c) Approval of the use of the Unprogrammed Appropriations by the DBCC upon recommendation by the head of the agency concerned and the DBCC-Technical Working Group on Contingent Liabilities.

Implementation of this provision shall be subject to guidelines that may be issued for the purpose.

7. Payment of Arrears of the Land Transportation Office for Information Technology Services. The amount of Two Billion Pesos (₱2,000,000,000) appropriated herein chargeable against Purpose No. 6 shall be used to cover the payment of Land Transportation Office for information technology services.

Releases for the purpose shall be subject to Special Provision No. 1 hereof.

8. Refund of the Service Development Fee for the Right to Develop the Nampeidai Property in Tokyo, Japan. The amount of Two Hundred Ten Million Five Hundred Seventy Nine Thousand Pesos (₱210,579,000) chargeable against Purpose No. 7 shall be used exclusively for the Refund of the Service Development Fee on the right to develop the Nampeidai Property in Tokyo, Japan to Nagayana-Taisei Consortium (NTC), pursuant to the Notice of Termination dated June 11, 2009 issued by the Secretary of Finance cancelling the award to NTC on the right to develop the Nampeidai property.

Release for the refund shall be subject to Special Provision No. 1 hereof, prior endorsement by the Secretary of Finance that the conditions, if any, for the refund have been complied with, and submission by the DOF of certification from the BTr that the amount corresponding to the Service Development Fee has actually been deposited with the National Treasury as income of the General Fund.

9. Prior Years’ LGU Shares. The amount of One Billion One Hundred Ninety Two Million Four Hundred Six Thousand Pesos (₱1,192,406,000) chargeable against Purpose No. 8 for prior years’ LGU shares from incremental collections from VAT, and from Special Privilege Tax shall be automatically released to the beneficiary LGUs only through authorized government servicing banks upon certification of actual collections by the revenue collecting agency and actual remittance to the BTr.

The LGU shall submit quarterly reports on the utilization of the prior years’ LGU shares, through the following:

(a) Local Government Units Reporting System (LGURS) or other electronic means for reports not covered by the LGURS; and

(b) LGU’s website.

The LGU shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

10. Bangko Sentral ng Pilipinas Equity Infusion. The amount of Ten Billion Pesos (₱10,000,000,000) chargeable against Purpose No. 9 shall be used for the payment of increase in capitalization of the Bangko Sentral ng Pilipinas pursuant to Section 2 of R.A. No. 7653, as amended by R.A. No. 11211.

Releases for the purpose shall be subject to Special Provision No. 1 hereof.

11. National Identification System. The amount of One Billion Pesos (₱l,000,000,000) chargeable against Purpose No.10 shall be used exclusively to support the funding requirements for the establishment of a single national identification system under R.A. No. 11055.

Releases for the Philippine Identification System shall be subject to Special Provision No.1 hereof.

12. Normalization Program in the Bangsamoro. The amount of Two Billion Pesos (₱2,000,000,000) chargeable against Purpose No.11 shall be used exclusively for the rehabilitation and development pursuant to Section 1, Article XIV of R.A. No.11054. The funds for the Program shall be released directly to implementing departments or agencies, such as, but not limited to, DA, DepEd, DOH, DTI, DSMD, DHD for the AFP, and DILG for the PHP.

Releases for the Normalization Program shall be subject to Special Provision No. 1 hereof and approval from the office of the President, based on the recommendation of the Inter-Cabinet Cluster Mechanism on Normalization. The OPAPP shall validate the periodic reports on the status of the implementation of the Program within thirty (30) days from the submission thereof by the implementing agencies.

13. Health Facilities Enhancement Program. The amount of Five Billion Four Hundred Forty Four Million Five Hundred Thirty Seven Thousand Pesos (₱5,444,537,000) chargeable against Purpose No.12 shall be used for the construction, upgrading, expansion, rehabilitation and/or repair of, and land acquisition for, barangay health stations, rural health units, LGU hospitals, specialized hospitals, regional medical centers, dangerous drugs abuse treatment and rehabilitation centers and other health care facilities, with priority given to those located or nearby areas where there are large number of poor families or households under the National Household Targeting System for Poverty Reduction or where there are no private health care facilities which can provide affordable and quality health care.

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Release of funds shall be subject to Special Provision No. 1 hereof. In addition, the release of, funds shall be subject to the certification from the DOH Secretary attesting that the projects are part/consistent with the Philippine Health Facility Development Plan (2017-2022).

14. Miscellaneous Personnel Benefits. The amount of Three Billion Pesos (₱3,000,000,000) appropriated herein chargeable against Purpose No. 13 shall be used to augment the funding requirements for the payment of personnel benefits, particularly compensation adjustments, under the Miscellaneous Personnel Benefits Fund.

Release of funds for the purpose shall be subject to Special Provision No. 1 hereof.

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 616, R.A. No. 11465)

15. Pension and Gratuity. The amount of Twenty One Billion Three Hundred Thirty Five Million Eight Hundred Fifty Three Thousand Pesos (₱21,335,853,000) appropriated herein chargeable against Purpose No. 14 shall be used to augment the funding requirements for the payment of pension, retirement benefits, and other benefits authorized under the Pension and Gratuity Fund.

Release of funds for the Purpose shall be subject to Special Provision No. 1 hereof.

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 616, R.A. No. 11465)

16. PNP Capability Enhancement Program. The amount of One Billion Pesos (₱1,000,000,000) chargeable against Purpose No. 15 shall be used to support the Capability Enhancement Program of the Philippine National Police.

Release of fund for the purpose shall be subject to Special Provision No. 1 hereof.

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 616, R.A. No. 11465)

17. National Bureau of Investigation Modernization Program. The amount of Three Hundred Million Pesos (₱300,000,000) chargeable against Purpose No. 16 shall be used to partially implement the NBI Modernization Program pursuant to R.A. No. 10867 or the “National Bureau of Investigation Reorganization and Modernization Act.” The program shall give priority to the acquisition of state-of-the-art investigative and intelligence equipment, and the establishment of regional forensic and scientific laboratories.

Release of fund for the purpose shall be subject to Special Provision No. 1 hereof.

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 616, R.A. No. 11465)

18. Right-Of-Way Acquisition. The amount of Four Billion Pesos (₱4,000,000,000) chargeable against Purpose. No. 17 shall be used for the payment of Right-Of-Way expenses authorized under R.A. No, 10752, relative to the implementation of infrastructure projects of the DOTr.

Release of funds for the purpose shall be subject to Special Provision No. 1 hereof.

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 616, R.A. No. 11465)

19. Use of Excess Revenue from the Total Annual Tariff Revenue from Rice Importation. The amount under Purpose No. 1 shall, in addition to those provided in Special Provision No. 2 be used for the following in accordance with Section 13 of R.A. No. 11203: (i) Rice Farmer Financial Assistance; (ii) Titling of Agricultural Rice Lands; (iii) Expanded Crop Insurance Program on Rice; and (iv) Crop Diversification Program, to be released directly to the implementing agencies.

Release of funds shall be subject to collection of annual tariff revenue from rice importation of the preceding year in excess of Ten Billion Pesos pursuant to Section 13 of R.A. No. 11203, based on the certification of the BOC on the tariff revenue collection on rice importation. The Permanent Steering Committee shall submit to the Congressional Oversight Committee on Agricultural and Fisheries Modernization a yearly report on the usage of excess tariff collection, including their impact.

20. Amounts under the Unprogrammed Appropriations. The DBM is hereby authorized to approve the following:

(a) Modification of amounts within the authorized purposes; and

(b) Use of amounts under Purposes Nos. 1 and 5 as additional appropriations to cover deficiencies in the amounts authorized in any of the purposes under the UA.

The DBM shall submit to the Office of the President, either in printed form or by way of electronic document, monthly reports on income and expenditure.

21. Reportorial Requirement. The DBM shall submit to the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, quarterly reports on releases from the Unprogrammed Appropriations.

New Appropriations, by Purpose

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Capital Outlays		Total
PURPOSE(S)
1. Support for Infrastructure Projects and Social Programs	₱	₱	8,479,747,000	₱	1,596,212,000	₱	10,075,959,000
2. AFP Modernization Program					5,000,000,000		5,000,000,000
3. Budgetary Support to Government-Owned and/or-Controlled Corporations			51,850,000,000				51,850,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	571
UNPROGRAMMED APPROPRIATIONS

4. Support to Foreign-Assisted Projects				6,536,296,000		76,357,862,000		82,894,158,000
5. Risk Management Program				15,000,000,000				15,000,000,000
6. Payment of Arrears of LTO-IT Services				2,000,000,000				2,000,000,000
7. Refund of the Service Development Fee for the Right to Develop the Nampeidai Property in Tokyo, Japan				210,579,000				210,579,000
8. Prior Years’ LGU Shares				1,192,406,000				1,192,406,000
9. Bangko ng Sentral ng Pilipinas (BSP) Equity Infusion pursuant to RA 11211						10,000,000,000		10,000,000,000
10. National Identification System				78,280,000		921,720,000		1,000,000,000
11. Normalization Program in the Bangsamora				2,000,000,000				2,000,000,000
12. Health Facilities Enhancement Program						5,444,537,000		5,444,537,000
13. For payment of Personnel Benefits		3,000,000,000						3,000,000,000
14. Pension and Gratuity		21,335,853,000						21,335,853,000
15. Support to Capability Enhancement Program of the Philippine National Police (PNP)						1,000,000,000		1,000,000,000
16. National Bureau of Investigation (NBI) Modernization Program						300,000,000		300,000,000
17. Payment of Right-of-Way						4,000,000,000		4,000,000,000

Sub-total, Purpose(s)		24,335,853,000		87,347,308,000		104,620,331,000		216,303,492,000

TOTAL NEW APPROPRIATION	₱	24,335,853,000	₱	87,347,308,000	₱	104,620,331,000	₱	216,303,492,000

New Appropriations, by Object of Expenditures

(In Thousand Pesos)
Current Operating Expenditures
Personnel Services
Civilian Personnel
Other Compensation for Specific Groups
Other Personnel Benefits	2,500,000
Lump-sum for Personnel Services	3,000,000

Total Other Compensation for Specific Groups	5,500,000

Military/Uniformed Personnel
Other Benefits
Retirement Gratuity	8,000,000

572	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Terminal Leave	4,000,000

Total Other Benefits	12,000,000

Other Personnel Benefits
Pension, Military/Uniformed Personnel	6,835,853

Total Other Personnel Benefits	6,835,853

Total Personnel Services	24,335,853

Maintenance and Other Operating Expenses
Supplies and Materials Expenses	153,213
Communication Expenses	23,776
Professional Services	1,291
Financial Assistance/Subsidy	68,042,406
Other Maintenance and Operating Expenses
Other Maintenance and Operating Expenses	19,126,622

Total Maintenance and Other Operating Expenses	87,347,308

Total Current Operating Expenditures	111,683,161

Capital Outlays
Investment Outlay	11,596,212
Property, Plant and Equipment Outlay
Infrastructure Outlay	85,357,862
Buildings and Other Structures	5,444,537
Machinery and Equipment Outlay	1,221,720
Transportation Equipment Outlay	1,000,000

Total Capital Outlays	104,620,331

TOTAL NEW APPROPRIATIONS	216,303,492

JANUARY 6, 2020	OFFICIAL GAZETTE	573
UNPROGRAMMED APPROPRIATIONS

GENERAL SUMMARY

UNPROGRAMMED APPROPRIATIONS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. UNPROGRAMMED APPROPRIATIONS	₱	24,335,853,000	₱	87,347,308,000	₱	104,620,331,000	₱	216,303,492,000

TOTAL NEW APPROPRIATIONS, UNPROGRAMMED APPROPRIATIONS	₱	24,335,853,000	₱	87,347,308,000	₱	104,620,331,000	₱	216,303,492,000

JANUARY 6, 2020	OFFICIAL GAZETTE

BUDGETS OF DEPARTMENT OF ENERGY

ATTACHED CORPORATIONS

FISCAL YEAR 2020

574	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

I. NATIONAL ELECTRIFICATION ADMINISTRATION

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2020
(In Thousand Pesos)
SUMMARY

	Current Operating Expenditures						Capital Outlays		Total
	Personnel Services		Maintenance and Other Operating Expenses		Financial Expenses
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱	115,694	₱	953,996	₱	65,947	₱	5,409	₱	1,141,046
2. Support to Operations		143,740		69,971				6,720		220,431
3. Operations		91,152		44,371				4,261		139,784
Locally-Funded Projects				13,169,107						13,169,107

a. Rural Electrification				2,299,625						2,299,625
b. Conversion of National Government Advances into Subsidy				10,869,482						10,869,482
Loans to Electric Cooperatives								245,000		245,000

TOTAL	₱	350,586	₱	14,237,445	₱	65,947	₱	261,390	₱	14,915,368

I. NATIONAL ELECTRIFICATION ADMINISTRATION

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2020	Schedule I
(In Thousand Pesos)
NATIONAL GOVERNMENT EQUITY AND/OR SUBSIDY

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses		Financial Expenses	Capital Outlays	Total
A. PROGRAM/ACTIVITY/PROJECT
1. Locally-Funded Projects		₱	13,169,107			₱	13,169,107

a. Rural Electrification			2,299,625				2,299,625
b. Conversion of National Government Advances into Subsidy			10,869,482				10,869,482

TOTAL		₱	13,169,107			₱	13,169,107

JANUARY 6, 2020	OFFICIAL GAZETTE	575
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

I. NATIONAL ELECTRIFICATION ADMINISTRATION

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2020	Schedule II
(In Thousand Pesos)
CORPORATE FUNDS

	Current Operating Expenditures							Capital Outlays		Total
	Personnel Services		Maintenance and Other Operating Expenses			Financial Expenses
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱	115,694	₱	953,996		₱	65,947	₱	5,409	₱	1,141,046
2. Support to Operations		143,740		69,971					6,720		220,431
3. Operations		91,152		44,371					4,261		139,784
Loans to Electric Cooperatives									245,000		245,000

TOTAL	₱	350,586	₱	1,068,338	a/	₱	65,947	₱	261,390	₱	1,746,261

a/	net of depreciation expense of ₱23.391 Million

Special Provisions

1. Approval of the FY 2020 Corporate Operating Budget of the National Electrification Administration under R.A. No. 7638. The FY 2020 Corporate Operating Budget (COB) of the NEA is hereby approved by the Congress of the Philippines pursuant to Section 13, Chapter III of R.A. No. 7638.

2. Acquisition of Equipment. The acquisition of equipment included in the approved COB shall be subject to the provisions of Corporate Budget Circular No. 17 dated February 9, 1996, Budget Circular No. 2016-5 dated August 22, 2016, as amended by Budget Circular No. 2017-1 dated April 26, 2017, Administrative Order No. 14 dated December 10, 2018 and other guidelines issued thereon.

3. Payment of Compensation and Benefits. Payment of salaries, allowances and other benefits shall be in accordance with applicable laws, rules and regulations such as, but not limited to, P.D. No. 985, as amended, R.A. No. 6758, as amended, R.A. No. 10149, Corporate Compensation Circular No. 10 dated February 15, 1999, Memorandum Order No. 20, s. 2001 and Executive Order No. 36 dated July 28, 2017.

4. Payment of Terminal Leave Benefits. Payment of terminal leave benefits shall be computed in accordance with the rates, conditions and procedures prescribed under applicable laws and guidelines issued thereon.

The amount of Thirty Million Seven Hundred Thirty Six Thousand Pesos (₱30,736,000) shall be used exclusively for the payment of terminal leave benefits to the affected NEA personnel based on the list submitted by NEA to the DBM.

5. Budget Flexibility and Report. The NEA Board of Administrators is authorized to modify programs and projects, reallocate the corresponding budgetary requirements approved herein, as well as augment the deficiencies which may arise from factors beyond the NEA’s control such as, but not be limited to: (i) currency depreciation; (ii) inflation; (iii) change in interest rates; (iv) change in programs or projects; and (v) change in schedule of project implementation.

In the exercise of said authority, the NEA shall observe the following limitations:

(a)	No acquisition of motor vehicles and payment of travelling, representation, discretionary, or extraordinary and miscellaneous expenses; and

(b)	Personnel Services allocation in the approved COB shall not be augmented by new funding sources.

6. Augmentation Beyond the Approved Corporate Operating Budget. The NEA Board of Administrators is authorized to augment and disburse funds beyond the total amount approved in this Act for the continuous implementation of the Sitio Electrification and Barangay Line Enhancement Projects, and the rehabilitation, repair or reconstruction of distribution facilities damaged by natural and human-induced calamities. The funds shall come from the unutilized balances of previous years’ subsidy by the national government or from new funding sources as certified by the Chief Accountant and Administrator of NEA.

In no case shall Personnel Services allocation be augmented beyond the total amount approved in this Act.

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7. Remittance of Cash Dividends. Cash dividends equivalent to at least fifty percent (50%) of the annual net earnings of the NEA shall be deposited with the National Treasury as income of the General Fund pursuant to R.A. No. 7656.

8. Audit of Government Funds. Government funds authorized herein to be invested as equity by the corporation to its subsidiaries, as well as the grant of subsidy, loan contribution or any kind of financial assistance to end-user entities both in the private or public sector, shall be subject to audit by the COA pursuant to the provisions of P.D. No. 1445, as amended.

9. Transparency Seal. To enhance transparency and enforce accountability, the NEA shall maintain a Transparency Seal to be posted on its website. The Transparency Seal shall contain the following: (i) corporation’s mandates and functions, names of its officials with their position and designation, and its contact information; (ii) approved COB and corresponding targets including any amount of budgetary support from the National Government; (iii) budgetary adjustments made in its COB; (iv) annual procurement plan/s and contracts awarded with the winning suppliers, contractor or consultant; (v) major programs and projects categorized in accordance with the 0+10 point socioeconomic agenda; (vi) status of implementation, evaluation or assessment reports of said programs or projects; (vii) Budget and Financial Accountability Reports; (viii) Final People’s Freedom of Information (FOI) Manual signed by head of agency, Agency Information Inventory, 2018 and 2019 FOI Summary Report, and 2018 and 2019 FOI Registry; and (ix) year-end financial reports and trial balances for the last three (3) fiscal years.

The Administrator of the NEA and the Administration’s web administrator or his/her equivalent shall be responsible for ensuring compliance with this requirement.

The DBM shall post on its website the status of compliance of the NEA.

10. Reportorial and Posting Requirements. The NEA shall submit, within thirty (30) days after budgetary adjustments are made, to the DBM, the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, a comprehensive financial and narrative report on the budgetary adjustments. The Administrator of NEA and the Administration’s web administrator or his/her equivalent shall be responsible for ensuring that said report is likewise posted on the NEA website.

JANUARY 6, 2020	OFFICIAL GAZETTE	577
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

II. NATIONAL POWER CORPORATION

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2020

(In Thousand Pesos)

SUMMARY

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses			Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱	655,544	₱	417,859		₱	2,534,185	₱	3,607,588

a. Head Office Support Group		465,680		375,625			103,358		944,663
b. Engineering Administrative/Survey/Development Studies Planning		189,864		42,234			2,430,827		2,662,925
2. Support to Operations				2,264,450					2,264,450

a. Other Expenses				2,264,450					2,264,450
3. Operations		1,028,686		9,871,690			2,945,751		13,846,127

a. Small Power Utilities Group		940,454		1,576,577			2,248,261		4,765,292
b. Spares							681,976		681,976
c. Production of Goods				8,155,116					8,155,116
d. Watershed Management		88,232		139,997			15,514		243,743
4. Debt Service				43,203					43,203
5. Other Expenditures		25,281		11,579,473			6,317		11,611,071

a. Input VAT				3,070,130					3,070,130
b. Bataan Nuclear Power Plant Preservation		25,281		40,850			6,317		72,448
c. New Power Provider Subsidy				8,468,493					8,468,493
6. Personnel Services and Maintenance and Other Operating Expenses		641,979		497,259					1,139,238

a. As Operator of PSALM’s Assets		641,979		497,259					1,139,238

TOTAL BEFORE PRIOR YEARS’ NG SUBSIDY		2,351,490		24,673,934			5,486,253		32,511,677
PRIOR YEARS’ NG SUBSIDY (FY 2016-2018)							909,772		909,772

TOTAL	₱	2,351,490	₱	24,673,934	a/	₱	6,396,025	₱	33,421,449

578	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

II. NATIONAL POWER CORPORATION

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2020
(In Thousand Pesos)	Schedule I
NATIONAL GOVERNMENT SUBSIDY

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. Operations			₱	1,186,206	₱	1,186,206

a. Small Power Utilities Group				1,186,206		1,186,206

TOTAL BEFORE PRIOR YEARS’ NG SUBSIDY				1,186,206		1,186,206
PRIOR YEARS’ NG SUBSIDY (FY 2016-2018)				909,772		909,772

TOTAL			₱	2,095,978	₱	2,095,978

II. NATIONAL POWER CORPORATION

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2020
(In Thousand Pesos)	Schedule II
CORPORATE FUNDS

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱	655,544	₱	417,859	₱	2,534,185	₱	3,607,588

a. Head Office Support Group		465,680		375,625		103,358		944,663
b. Engineering Administrative/Survey/Studies Planning		189,864		42,234		2,430,827		2,662,925
2. Support to Operations				2,264,450				2,264,450

a. Other Expenses				2,264,450				2,264,450
3. Operations		1,028,686		9,871,690		1,759,545		12,659,921

a. Small Power Utilities Group		940,454		1,576,577		1,062,055		3,579,086
b. Spares						681,976		681,976
c. Production of Goods				8,155,116				8,155,116
d. Watershed Management		88,232		139,997		15,514		243,743
4. Debt Service				43,203				43,203

JANUARY 6, 2020	OFFICIAL GAZETTE	579
BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS

5. Other Expenditures		25,281		11,579,473		6,317		11,611,071

a. Input VAT				3,070,130				3,070,130
b. Bataan Nuclear Power Plant Preservation		25,281		40,850		6,317		72,448
c. New Power Provider Subsidy				8,468,493				8,468,493
6. Personnel Services and Maintenance and Other Operating Expenses		641,979		497,259				1,139,238

a. As Operator of PSALM’s Assets		641,979		497,259				1,139,238

TOTAL	₱	2,351,490	₱	24,673,934	₱	4,300,047	₱	31,325,471

Special Provision(s)

1. Approval of the FY 2020 Corporate Operating Budget of the National Power Corporation under R.A. No. 7638. The FY 2020 Corporate Operating Budget (COB) of the NPC is hereby approved by the Congress of the Philippines pursuant to Section 13, Chapter III of R.A. No. 7638.

2. Acquisition of Equipment. The acquisition of equipment included in the approved COB shall be subject to the provisions of Corporate Budget Circular No. 17 dated February 9, 1996, Budget Circular No. 2016-5 dated August 22, 2016, as amended by Budget Circular No. 2017-1 dated April 26, 2017, Administrative Order No. 14 dated December 10, 2018 and other guidelines issued thereon.

3. Payment of Compensation and Benefits. Payment of salaries, allowances and other benefits shall be in accordance with applicable laws, rules and regulations such as, but not limited to, P.D. No. 985, as amended, R.A. No. 6758, as amended, R.A. No. 10149, Corporate Compensation Circular No. 10 dated February 15, 1999, Memorandum Order No. 20, s. 2001 and Executive Order No. 36 dated July 28, 2017.

4. Payment of Terminal Leave, Separation or Retirement Benefits. Payment of terminal leave, separation or retirement benefits shall be computed in accordance with the rates, conditions and procedures prescribed under applicable laws and guidelines issued thereon.

The amounts of One Hundred Eighty Seven Million Nine Hundred Fifty Nine Thousand Pesos (₱187,959,000) and Three Hundred Ninety Three Million Six Hundred Eighty Two Thousand Pesos (₱393,682,000) shall be used exclusively for the payment of terminal leave and separation benefits, respectively, to the affected NPC personnel based on the list submitted by NPC to the DBM. In no case shall said amount be used to pay affected personnel who are eligible to receive separation or retirement benefits under applicable laws.

5. Hybrid Energy Systems for Existing NPC-SPUG Areas. The amount of Nine Hundred Seventy Six Million Nine Hundred Three Thousand Pesos (₱976,903,000) for the commissioning of additional generating capacity may be used for hybrid energy systems for existing NPC-Small Power Utilities Group areas pursuant to R.A. No. 9513 or the “Renewable Energy Act of 2008.”

6. Budget Flexibility and Report. The NPC Board of Directors is authorized to modify programs and projects, reallocate the corresponding budgetary requirements approved herein, as well as augment the deficiencies which may arise from factors beyond the NPC’s control such as, but not limited to: (i) occurrence of natural calamities; (ii) currency depreciation; (iii) inflation; (iv) change in interest rates; (v) increase in oil, steam, coal or natural gas prices; (vi) change in generation mix and demand including purchased power; (vii) change in generation or transmission system plan or program; (viii) change in programs or projects; (ix) change in schedule of project implementation; (x) transfer or elimination of projects or installations that are hazardous to the health or safety of inhabitants; and (xi) reorganization, subsidiarization or privatization should conditions warrant.

In the exercise of said authority, the NPC shall observe the following limitations:

(a)	No acquisition of motor vehicles and payment of travelling, representation, discretionary, or extraordinary and miscellaneous expenses; and

(b)	Personnel Services allocation in the approved COB shall not be augmented by new funding sources.

7. Augmentation Beyond the Approved Corporate Operating Budget. The NPC Board of Directors is authorized to augment and disburse funds beyond the total amount approved in this Act exclusively for the MODE and Capital Outlay requirements related to rehabilitation and management of watershed areas and missionary electrification due to the effects of peso devaluation, fuel price increase in the market, improvement or changes in power generation activities or demand of customers, electrification of new areas, increase in taxes and production costs, or imposition of new taxes.

The fund shall be sourced from new funding sources, such as income arising from increase in universal and generation charges approved by the Energy Regulatory Commission or grant of financial assistance by LGUs as certified by the Chief Accountant and President of NPC.

In no case shall Personnel Services allocation be augmented beyond the total amount approved in this Act.

8. Collection of Delinquent Receivables from Electric Cooperatives under the Small Power Utilities Group. In order to augment the fund sources necessary to support the budgetary requirements of NPC and ensure the viability of its operations, the NPC Board of Directors is hereby authorized to act with finality, without further need of confirmation, appraisal, or assessment from other government agencies, the settlement and compromise of accrued penalties, interest and other charges due from electric cooperatives. In all cases, the NPC Board of Directors shall ensure that the approved settlement and compromise shall not be against provisions of law or public policy, and shall be consistent with public interest and redound to the benefit of the National Government.

580	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

9. Procurement of Critical Supplies. The NPC shall ensure the timely and sufficient provision of fuel and spare parts for its Small Power Utilities Group to ensure adequate power supply in areas covered. For this purpose, the NPC shall resort to available modalities in the procurement thereof, subject to the pertinent provisions of R.A. No. 9184, its IRR, and other guidelines issued thereon.

10. Remittance of Cash Dividends. Cash dividends equivalent to at least fifty percent (50%) of the annual net earnings of the NPC shall be deposited with the National Treasury as income of the General Fund pursuant to R. A. No. 7656.

11. Audit of Government Funds. Government funds authorized herein to be invested as equity by the corporation to its subsidiaries, as well as the grant of subsidy, loan contribution or any kind of financial assistance to end-user entities both in the private or public sector, shall be subject to audit by the COA pursuant to the provisions of P.D. No. 1445, as amended.

12. Transparency Seal. To enhance transparency and enforce accountability, the NPC shall maintain a Transparency Seal to be posted on its website. The Transparency Seal shall contain the following: (i) corporation’s mandates and functions, names of its officials with their position and designation, and its contact information; (ii) approved COB and corresponding targets including any amount of budgetary support from the National Government; (iii) budgetary adjustments made in its COB; (iv) annual procurement plan/s and contracts awarded with the winning suppliers, contractor or consultant; (v) major programs and projects categorized in accordance with the 0+10 point socioeconomic agenda; (vi) status of implementation, evaluation or assessment reports of said programs or projects; (vii) Budget and Financial Accountability Reports; (viii) Final People’s Freedom of Information (FOI) Manual signed by head of agency, Agency Information Inventory, 2018 and 2019 FOI Summary Report, and 2018 and 2019 FOI Registry; and (ix) year-end financial reports and trial balances for the last three (3) fiscal years.

The President of NPC and the Corporation’s web administrator or his/her equivalent shall be responsible for ensuring compliance with this requirement.

The DBM shall post on its website the status of compliance of the NPC.

13. Reporting and Posting Requirements. The NPC shall submit, within thirty (30) days after budgetary adjustments are made, to the DBM, the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, a comprehensive financial and narrative report on the budgetary adjustments. The President of NPC and the Corporation’s web administrator or his/her equivalent shall be responsible for ensuring that said report is likewise posted on the NPC website.

JANUARY 6, 2020	OFFICIAL GAZETTE	581

III. PHILIPPINE NATIONAL OIL COMPANY

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2020 (In Thousand Pesos) SUMMARY

	Current Operation Expenditures
	Personnel Services		Maintenance and Other Operating Expenses		Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱	97,335	₱	194,796	₱	11,496	₱	303,627
2. Support to Operations		20,013		5,542				25,555
3. Operations		63,765		104,207		344,784		512,756

TOTAL	₱	181,113	₱	304,545	₱	356,280	₱	841,938

III. PHILIPPINE NATIONAL OIL COMPANY

SOURCES AND USES OF FUNDS BY EXPENSE CLASS, FY 2020 (In Thousand Pesos) CORPORATE FUNDS	Schedule I

	Current Operating Expenditures
	Personnel Services		Maintenance and Other Operating Expenses			Capital Outlays		Total
A. PROGRAM/ACTIVITY/PROJECT
1. General Administration and Support	₱	97,335	₱	194,796		₱	11,496	₱	303,627
2. Support to Operations		20,013		5,542					25,555
3. Operations		63,765		104,207			344,784		512,756

TOTAL	₱	181,113	₱	304,545	a/	₱	356,280	₱	841,938

a/	MODE, net of allowance for depreciation of ₱48,450 Million

Special Provision(s)

1. Approval of the FY 2020 Corporate Operating Budget of the Philippine National Oil Company under R.A. No. 7638. The FY 2020 Corporate Operating Budget (COB) of the PNOC is hereby approved by the Congress of the Philippines pursuant to Section 13, Chapter III of R.A. No. 7638.

2. Acquisition of Equipment. The acquisition of equipment included in the approved COB shall be subject to the provisions of Corporate Budget Circular No. 17 dated February 9, 1996, Budget Circular No. 2016-5 dated August 22, 2016, as amended by Budget Circular No. 2017-1 dated April 26, 2017, Administrative Order No. 14 dated December 10, 2018 and other guidelines issued thereon.

582	OFFICIAL GAZETTE	VOL. 116, NO. 1
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3. Payment of Compensation and Benefits. Payment of salaries, allowances and other benefits shall be made in accordance with applicable laws, rules and regulations such as, but not limited to, P.D. No. 985, as amended, R.A. No. 6758, as amended, R.A. No. 10149, Corporate Compensation Circular No. 10 dated February 15, 1999, Memorandum Order No. 20, s. 2001, and Executive Order No. 36 dated July 28, 2017.

4. Payment of Terminal Leave, Separation or Retirement Benefits. Payment of terminal leave, separation or retirement benefits shall be computed in accordance with the rates, conditions and procedures prescribed under applicable laws and guidelines issued thereon.

The amounts of Six Million Nine Hundred Sixty Thousand Pesos (₱6,960,000) and One Million Two Hundred Thirty Three Thousand Pesos (₱l,233,000) shall be used exclusively for the payment of terminal leave and separation benefits, respectively, to the affected PNOC personnel based on the list submitted by PNOC to the DBM. In no case shall said amount be used to pay affected personnel who are eligible to receive separation or retirement benefits under applicable laws.

5. Energy Supply Base. The amount of One Hundred Eighty Million Nine Hundred Forty Eight Thousand Pesos (₱180,948,000) included under Operations shall be used exclusively as mobilization fee for the energy supply base.

6. Feasibility Study for the Strategic Petroleum Reserve. The amount of Fifty Million One Hundred Eleven Thousand Pesos (₱50,111,000) included under Operations shall be used exclusively for a feasibility study for the strategic petroleum reserve.

7. Budget Flexibility and Report. The PNOC Board of Directors is authorized to modify programs and projects, reallocate the corresponding budgetary requirements approved herein, as well as augment the deficiencies which may arise from factors beyond the PNOC’s control such as, but not limited to: (i) currency depreciation; (ii) inflation; (iii) change in interest rates; (iv) change in programs or projects; (v) increase in taxes; (vi) increase in costs associated with the privatization of subsidiaries; and (vii) payment of obligations as a result of final judgment of the court.

In the exercise of said authority, the PNOC shall observe the following limitations:

(a)	No acquisition of motor vehicles and payment of Travelling, representation, discretionary, or extraordinary and miscellaneous expenses; and

(b)	Personnel Services allocation in the approved COB shall not be augmented by new funding sources.

8. Funds for Capital Outlays, Notwithstanding the provisions of Special Provision No. 7, the PNOC and its subsidiaries shall utilize Capital Outlays provided herein for the primary purposes of exploration, exploitation and development of energy resources as well as the production, refining, tankerage and/or shipping, storage, and transport of oil or petroleum operations.

An amount not exceeding One Billion Pesos (₱l,000,000,000) in the aggregate and with equity investment not to exceed thirty-six percent (36%) of the outstanding capital stock may be invested in entities not engaged in the above primary purposes.

In no case shall Capital Outlays be used as loans or advances to entities not engaged in the above primary purposes.

9. Augmentation Beyond Approved Corporate Operating Budget. The PNOC is hereby authorized to augment and disburse funds beyond the total amount approved in this Act, using corporate funds, for the payment of monetary claims, tax deficiency assessments, damages, and all other judgment obligations pursuant to any final and executory decision that may be rendered during the year.

In no case shall Personnel Services allocation be augmented beyond the total amount approved in this Act.

10. Remittance of Cash Dividends. Cash dividends equivalent to at least fifty percent (50%) of the annual net earnings of the PNOC shall be deposited with the National Treasury as income of the General Fund pursuant to R.A. No. 7656.

11. Audit of Government Funds. Government funds authorized herein to be invested as equity by the corporation to its subsidiaries, as well as the grant of subsidy, loan contribution or any kind of financial assistance to end-user entities both in the private or public sector, shall be subject to audit by the COA pursuant to the provisions of P.D. No. 1445, as amended.

12. Transparency Seal. To enhance transparency and enforce accountability, the PNOC shall maintain a Transparency Seal to be posted on its website. The Transparency Seal shall contain the following: (i) corporation’s mandates and functions, names of its officials with their position and designation, and its contact information; (ii) approved COB and corresponding targets including any amount of budgetary support from the National Government; (iii) budgetary adjustments made in its COB; (iv) annual procurement plan/s and contracts awarded with the winning suppliers, contractor or consultant; (v) major programs and projects categorized in accordance with the 0+10 point socioeconomic agenda; (vi) status of implementation, evaluation or assessment reports of said programs or projects; (vii) Budget and Financial Accountability Reports; (viii) Final People’s Freedom of Information (FOI) Manual signed by head of agency, Agency Information Inventory, 2018 and 2019 FOI Summary Report, and 2018 and 2019 FOI Registry; and (ix) year-end financial reports and trial balances for the last three (3) fiscal years.

The President of the PNOC and the Corporation’s web administrator or his/her equivalent shall be responsible for ensuring compliance with this requirement.

The DBM shall post on its website the status of compliance of the PNOC.

13. Reporting and Posting Requirements. The PNOC shall submit, within thirty (30) days after budgetary adjustments are made, to the DBM, the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, a comprehensive financial and narrative report on the budgetary adjustments. The President of PNOC and the Corporation’s web administrator or his/her equivalent shall be responsible for ensuring that said report is likewise posted on the PNOC website.

JANUARY 6, 2020	OFFICIAL GAZETTE

GENERAL PROVISIONS

FISCAL YEAR 2020

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GENERAL PROVISIONS

Sec. 2. FY 2020 Budget with UACS. All items of appropriations in this Act shall be given account codes by the DBM pursuant to the Unified Accounts Code Structure. This account code shall be used in the release of the appropriations in this Act for a unified accounting, auditing, and reporting of all the financial transactions of the government.

Sec. 3. The GAA as the Allotment Order. The GAA, upon its effectivity, shall be considered the allotment authorizing agencies to obligate in accordance with its provisions, except for the following:

(a)	Appropriations that by virtue of law, general or special provisions, and rules and regulations have conditions or requirements before release;

(b)	Lump-sum appropriations in the agency budget and special purpose funds that have no details necessary for release; and

(c)	Those requiring a Special Budget under the General and Special Provisions in this Act.

In the case of automatic appropriations, the allotment shall be issued by the DBM upon compliance with the conditions provided by law.

The DBM shall identify the items of appropriations in the GAA which are not covered by the GAA as the allotment order and submit a copy thereof to the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance.

RECEIPTS AND INCOME

Sec. 4. Receipts or Revenues Collected by Agencies. As a general rule, all fees, charges, assessments, and other receipts or revenues collected by departments, bureaus and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy in the exercise of their mandated functions, at such rates as are now or may be approved by the appropriate approving authority shall be deposited to the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.O. No. 292, s. 1987 and Section 65 of P.D. No. 1445.

Exceptions to the foregoing are:

(a)

Receipts authorized by law to be recorded as a Special Account in the General Fund, Trust Fund, or a fund other than the General Fund which shall be established in accordance with rules and regulations as may be issued by the Permanent Committee (the “Permanent Committee”) created under Section 45, Chapter 5, Book VI of E.O. No. 292. The said special funds may be made available for expenditure, subject to any special provision of the agencies concerned; and

(b)	Other instances authorized by law.

Disbursements or expenditures by agencies from use or retention of income absent the above legal authority or from income deposited outside of the National Treasury without legal basis shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5, and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing laws.

All agencies shall ensure that fees, charges, and assessments collected cover the costs of services delivered to the public. They may be allowed to raise their fees and charges in accordance with A.O. No. 31, s. 2012, DOF-DBM-NEDA J.C. No. 1-2013 dated January 30, 2013 and such other guidelines issued by the agencies concerned. The schedule of fees, charges, and assessments collectible by any government agency, as well as any updates thereon, shall be posted on their respective websites and in big bold characters in a conspicuous place within the agency, including its regional, provincial, field or extension offices.

Sec. 5. Donations. Departments, bureaus, and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs may accept donations, contributions, grants, bequests or gifts, in cash or in kind, from various sources, domestic or foreign, for purposes relevant to their functions. National government agencies may accept donations in cash or in kind, from domestic or foreign sources, for purposes relevant to their functions. In the case of grants, in cash or in kind, from governments of foreign countries, their agencies and instrumentalities or multilateral institutions or organizations, acceptance thereof shall be subject to the prior clearance and approval by the President or his authorized representative based on the recommendation of the Secretary of Finance. On the other hand, other donations, in cash or in kind, from foreign governments shall require prior clearance and approval by the President or his authorized representative based on the recommendation of the Secretary of Foreign Affairs.

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Receipts from donations, whether in cash or in kind, shall be accounted for in the books of the donee-government agency in accordance with accounting and auditing rules and regulations. The receipts from cash donations and proceeds from sale of donated commodities shall be deposited with the National Treasury and recorded as a Special Account in the General Fund and shall be available to the implementing agency concerned through a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292. The cash value of the donations shall be deemed automatically appropriated for the purpose specified by the donor. Donations with a term not exceeding one (1) year shall be treated as trust receipts in accordance with Section 6 hereof.

Disbursements or expenditures by agencies in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

The donee-agency concerned shall submit its quarterly reports of all donations received, whether in cash or in kind, and expenditures or disbursements thereon, within thirty (30) days after the end of every quarter, through the following:

(a)	Unified Reporting System (URS) or other electronic means for reports not covered by the URS; and

(b)	Agency’s website.

The donee-agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 6. Trust Receipts. The following shall be deposited with the National Treasury and recorded as trust receipts in accordance with E.O. No. 338, s. 1996, as implemented by COA-DBM-DOF J.C. No. 1-97 dated January 2, 1997, and such other guidelines issued thereon:

(a)

Receipts collected or received by departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs: (i) from non-tax sources, such as insurance proceeds, acting as trustee, agent or administrator; (ii) as a guaranty for the fulfillment of an obligation; or (iii) from donations authorized by law or contract with a term not exceeding one (1) year; and

(b)	Those classified by law or regulations as trust receipts.

Trust receipts shall be disbursed in accordance with the purpose for which it is created, subject to the applicable special provisions and accounting and auditing rules and regulations.

Disbursements or expenditures by agencies in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

The agency concerned shall submit its quarterly reports of all trust receipts collected or received, within thirty (39) days after the end of every quarter, through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	Agency’s website.

The agency concerned shall sand written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 7. Performance Bonds and Deposits. Performance bonds and deposits filed or posted by private persons or entities with departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs shall be deposited with the National Treasury and recorded as trust receipts in accordance with E.O. No. 338, as implemented by COA-DBM-DOF J.C. No. 1-97, and such other guidelines issued thereon.

Upon faithful performance of the undertaking or termination of the obligation for which the bond or deposit was required, any amount due shall be returned by the agency concerned to the filing party, withdrawable in accordance with accounting and auditing rules and regulations.

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GENERAL PROVISIONS

Disbursements or expenditures by agencies in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

The agency concerned shall submit its quarterly reports of all trust receipts collected or received, within thirty (30) days after the end of every quarter, through the following:

a)	URS or other electronic means for reports not covered by the URS; and

b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 8. Receipts from Public-Private Partnership Projects. Receipts collected or received by departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy, SUCs and GOCCs, such as toll fees, charges and other revenues arising from public sector projects implemented through build-operate-and-transfer arrangement and other variants pursuant to R.A. No. 6957, as amended by R.A. No. 7718, intended for the private proponent, shall be deposited in an authorized government depository bank. Said receipts shall be booked as trust liability account of the agency concerned, notwithstanding the provisions of Section 4 hereof, subject to the guidelines to be issued by the Permanent Committee.

The National Government share from receipts arising from PPP projects, if any, including interests earned thereon, shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, and Book VI of E.O. No. 292.

Disbursements or expenditures by agencies in violation of the above requirements shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E. O. No 292 and to appropriate criminal action under existing penal laws.

The agency concerned shall submit its quarterly reports of all trust receipts collected or received, within thirty (30) days after the end of every quarter, through the following:

a)	URS or other electronic means for reports not covered by the URS; and

b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 9. Revolving Funds. Revolving funds shall be established and maintained only if expressly created and authorized by law or this section.

Receipts derived from the following may be constituted into a revolving fund and made available for the purposes stated:

(a)

Rentals for the use of buildings and facilities or from fees imposed for board and lodging, by agencies to be used for the MODE or Capital Outlay requirements of said buildings and facilities, subject to any guidelines issued by the agency concerned and to budgeting, accounting and auditing rules and regulations; and

(b)

Other business-type activities of agencies, including sale of products, which are authorized by law or by the Permanent Committee to be utilized for the operational expenses of said business-type activity, subject to any conditions prescribed under the special provision of the agency concerned and the rules and regulations as may be prescribed by the Permanent Committee.

Revolving funds shall he separately recorded and deposited in an authorized government depository bank, and considered self-perpetuating and self-liquidating. All eligible obligations or expenditures incurred for the operations of the foregoing activities shall be charged against the revolving fund. In no case shall said fund be used for the payment of discretionary and representation expenses.

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Disbursements or expenditures by agencies in violation of the above requirement shall be void and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

The agency concerned shall submit its quarterly reports on income and expenditure, within thirty (30) days after the end of every quarter, through the following:

a) URS or other electronic means for reports not covered by the URS; and

b) Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 10. Reversion, Closure, and Transfer of Balances of Special Accounts, Fiduciary or Trust Funds, Revolving Funds, and Unauthorized Accounts. Departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs are mandated to close and revert all balances of Special Accounts, Fiduciary or Trust Funds, and Revolving Funds to the General Fund in any of the following instances: (i) when there is no legal basis for its creation; (ii) when their terms have expired; or (iii) when they are no longer necessary for the attainment of the purposes for which said funds were established.

In case an agency fails or refuses to implement such closure, reversion or transfer, the Permanent Committee may recommend for approval of the President the closure, reversion or transfer of Special Accounts, Fiduciary or Trust Funds, Revolving Funds and Unauthorized Accounts, as the case may be, on any applicable grounds, to wit: (i) in the cases above-mentioned; (ii) when used in violation of the rules and regulations issued by the Permanent Committee; (iii) when they have remained dormant for an unreasonable length of time; or (iv) when needed by the General Fund in times of emergency.

Said agencies shall likewise transfer to the National Treasury all balances of unauthorized accounts with any banking institution. Unauthorized Accounts shall refer to cash account balances maintained by agencies without legal basis or those while legally authorized are maintained outside of the National Treasury in violation of law.

Implementation of this Section shall be subject to Permanent Committee J.C. No. 4-2012 dated September 11, 2012 and such other guidelines issued by the agencies concerned.

Sec. 11. Transparency on Public Funds. Consistent with the State policy on full public disclosure of government transactions, the BTr shall post on its official website information relating to all Special Accounts and Funds deposited with the National Treasury, which shall include, but not limited to the following: (i) agency under whose name the account or fund was constituted or created; (ii) funding source/s of the account or fund; (iii) legal basis for the creation of the account or fund; (iv) allowable uses/purposes of the account or fund; (v) monthly balances of each account or fund; and (vi) such other pertinent information as may be reasonably required to be posted on the BTr website.

In like manner, departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy, SUCs, and GOCCS shall post on their respective official websites information relating to public funds deposited, maintained, and invested by them with any banking or financial institution which shall include, but not limited to the following: (i) name of the banking or financial institution/s where public funds are deposited, maintained or invested; (ii) specific income or fund sources; (iii) legal basis for depositing, maintaining or investing said income/fund source/s with the bank/s or financial institution/s; (iv) allowable uses/purposes of the income or fund; (v) monthly balances of each account or fund; and (vi) such other pertinent information as may be reasonably required to be posted by the agency concerned on its website.

The head of the agency concerned and the agency’s web administrator or his/her equivalent shall be responsible for ensuring compliance with the foregoing requirements.

Sec. 12. Conduct of Seminar, Conference, Training, and Oath Taking Programs. Departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy which conduct seminar, conference, training, and oath taking programs in relation the their mandated functions are authorized to collect fees from government and private agency participants for said activities.

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GENERAL PROVISIONS

The proceeds derived from each seminar, conference, training, and oath taking activities shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.O. No. 292. However, the agencies which do not have appropriations in their budgets for the purpose may use the proceeds for the conduct of the said seminar, conference, training, and oath taking activities subject to budgeting, accounting and auditing rules and regulations. Any excess proceeds shall be deposited with the National Treasury as income of the General Fund.

The agency concerned shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a)	URS or other electronic means for reports not covered by the URS; and

b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 13. Sale of Official Publications. Departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy are authorized to sell their official publications whether electronically or through other means.

The proceeds derived from such sale shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.O. No. 292. However, the agencies which do not have appropriations in their budgets for the purpose may use said proceeds to defray the cost of preparing, printing and disseminating such official publications, subject to budgeting, accounting and auditing rules and regulations. Any excess proceeds shall be deposited with the National Treasury as income of the General Fund.

The agency concerned shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a)	URS or other electronic means for reports not covered by the URS; and

b)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 14. Sale of Non-Serviceable, Obsolete or Unnecessary Equipment. Departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy are hereby authorized to sell non-serviceable, obsolete or unnecessary equipment, including motor vehicles in accordance with Section 79 of P.O. No. 1445, E.O. no. 389, s. 1996 and such other guidelines issued thereon. The proceeds from the sale of such equipment shall be deposited with the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of E.D. no. 292.

The agency concerned shall submit quarterly reports on its financial and physical accomplishments, within thirty (30) days after the end of every quarter, through the following:

a)	URS or other electronic means for reports not covered by the URS; and

a)	Agency’s website.

The agency concerned shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 15. National Internal Revenue Taxes and Import Duties. The amounts pertaining to the following taxes and duties shall be considered as both revenue and expenditure of the government, and are deemed automatically appropriated:

(a)

National internal revenue taxes and import duties payable or assumed by departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs to the Government arising from foreign donations, grants and loans;

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(b)

Non-cash tax transactions of the following government agencies: (i) the BTr for documentary stamp taxes on the issuance of foreign and domestic securities, and foreign currency acquisition for payment of debt service; (ii) DND and PNP on importations of military hardware, software, munitions, arms and equipment; (iii) Bureau of Fire Protection on importations of fire-fighting equipment, rescue equipment, and personal protective gears; (iv) the DOTr for the Metro Rail Transit Line 3 System incurred starting FY 1997 in accordance with the provisions of the Build-Lease-Transfer Agreement executed thereon; (v) Philippine Coast Guard (PCG) and National Coast Match Center (NCMC) of the Office of the President of the Philippines on importation, grants, and donations of hardware, software, munitions, arms, and equipment for maritime security and law enforcement; marine environmental protection; maritime safety; maritime communications; maritime domain awareness and search and rescue; and (vi) other tax obligations assumed by the National Government pursuant to a valid PPP agreement; and

(c)

Tax expenditure subsidies approved by the Fiscal Incentives Review Board, including the AFP Commissary and Exchange Service, the PNP Service Store System, and the Procurement Service Exchange Marts or PX Marts, in accordance with P.D. No. 776 as amended by E.O. No. 93, s. 1986 and such other guidelines issued thereon.

Implementation of this Section shall be subject to the guidelines issued by the DOF and DBM, and such other guidelines issued by the agencies concerned.

Sec. 16. Loan Agreements. Departments, bureaus, offices and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy, SUCs and GOCCs, except those engaged in banking, shall in no case enter into foreign or domestic loan agreements, whether in cash or in kind, unless the following conditions, as may be applicable are complied with:

(a)	Prior approval of the President of the Philippines;

(b)	Concurrence of the Monetary Board;

(c)	Conditions provided by pertinent laws; and

(d)

Issuance of a Forward Obligational Authority (FOA) by the DBM for project loans or issuance of a DBCC resolution covering the full amount in the case of program loans, and an equivalent document for those under taken by GOCCs. In the issuance of a FOA, the DBM shall consider the budgetary implications of foreign-assisted projects.

The Monetary Board shall, within thirty (30) days from the end of every quarter, submit to the Congress a report of its decisions on applications for loans to be contracted or guaranteed by the government or GOCCs which have the effect of increasing the foreign debt.

EXPENDITURE

Sec. 17. Use of Government Funds. Government funds shall be utilized in accordance with the appropriations authorized for the purpose and comply with applicable laws, rules and regulations, such as, but not limited to the following:

(a)	Purchase of goods, infrastructure projects, and consulting services, including common-use supplies, shall be made in accordance with the provisions of R.A. No. 9184, its IRR and GPPB guidelines;

(b)

Purchase of motor vehicles shall be made pursuant to A.O. No. 14, s. 2018, Budget Circular (BC) No. 2019-3 dated May 16, 2019, BC No. 2019-2 dated March 4, 2019, BC No. 2017-1 dated April 26, 2017, Office of the President M.C. No. 9 dated December 14, 2010, and BC No. 2010-2 dated March 1, 2010, and such other pertinent guidelines issued by the agencies concerned;

(c)

Payment of foreign travel expenses of any government official and employee for training, seminar or conference abroad when the foreign mission cannot effectively represent our country or travels necessitated by authorized international commitments, in accordance with E.O. No. 77, s. 2019, and such other issuances as may be issued thereon: PROVIDED, That no official or employee may be sent to foreign training, then they are due to retire within one (1) year after the said foreign travel: PROVIDED, Further, That the prohibition previously stated in this Section shall not be applicable to heads of agencies then the foreign travel is part of the international commitment of said agency; and

(d)

Provisions for fuel, parts, repair and maintenance of government vehicles. In case of transport crisis, such as that occasioned by street demonstrations, welgang bayan, floods, typhoons and other emergencies, government vehicles of any type may be made available to meet the emergency and may be utilized to transport, for free, commuters on a round-the-clock basis.

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 610, R.A. No. 11465)

Sec. 18. Strict Adherence to Procurement Laws, Rules and Regulations. All agencies of the government shall strictly adhere to the provisions of R.A. No. 9184, its IRR and GPPB guidelines in the procurement of goods, infrastructure projects and consulting services. In the procurement of goods and infrastructure projects, the government or any of its instrumentalities shall give preference to materials and supplies made and manufactured in the Philippines.

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GENERAL PROVISIONS

To promote transparency and achieve efficiency in the procurement process, the Philippine Government Electronic Procurement System shall be the primary source and repository of information on government procurement.

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 610, R.A. No. 11465)

Sec. 19. Early Procurement Activities. Notwithstanding the mandatory procurement timelines under R.A. No. 9184 and its IRR, agencies are authorized to undertake early procurement activities as soon as the proposed national budget is submitted to Congress. However, agencies may only proceed with the issuance of notice of award of contract upon approval or enactment of their respective appropriations and issuance of budget authorization document and based on the amount authorized therein.

For foreign-assisted projects, agencies may undertake early procurement activities subject to the guidelines to be issued by the GPPB.

Sec. 20. Procurement of Common-Use Supplies. All agencies of the government shall purchase its common-use supplies requirements from Procurement Service (PS) as mandated under LOI No. 755 dated October 18, 1978, E.O. No. 359, s. 1989, A.O. No. 17, s. 2011 and such other guidelines issued thereon.

Common-Use Supplies shall refer to those included in the Electronic Catalogue of the PS and those which shall be regularly updated to include all items commonly procured by agencies of the government.

Sec. 21. Procurement of Critical Supplies. All agencies of the government shall ensure the timely and sufficient provision of critical supplies, particularly those which by its nature, use or characteristic, the quantity or exact time of need cannot be accurately pre-determined. Critical supplies shall refer to those vital to the support of operations, which owing to various causes are in short supply or are expected to be in short supply. This includes fuel, equipment spare parts and other analogous items.

For this purpose, said agencies shall resort to available modalities in the procurement of critical supplies, subject to the provisions of R.A. No. 9184, its IRR, and GPPB guidelines. The inventory thereof shall be subject to the provisions of Section 25 of this Act.

Sec. 22. Printing Expenditures. All agencies of the government shall engage the services of the National Printing Office, Bangkok Sentral ng Pilipinas and APO Production Unit as Recognized Government Printers (RGPs) for the printing of accountable forms and sensitive, high quality or high volume requirements, subject to the following:

(a)	The RGPs shall undertake the printing requirements themselves and shall not sub-contract any portion thereof to other printers; and

(b)

An agency may be allowed to engage private printers for the printing of accountable forms and sensitive, high quality or high volume requirements upon certification by the RGPs that they are unable to service the said requirements. Said engagement of private printers shall be in accordance with R.A. No. 9184, its IRR, and GPPB guidelines.

Sec. 23. Use and Procurement of Information Technology Equipment. The amounts authorized in this Act for Information and Communications Technology (ICT) equipment shall be used for the provision of personal computers inclusive of operating systems, basic software and other essential electronic devices to their respective officials and employees. Said ICT equipment shall be procured exclusively from the PS as common-use supplies, pursuant to LOI No. 755, E.O. No. 359 and A.O. No. 17.

Sec. 24. Compliance with the Information Systems Strategic Plan. The amounts authorized in this Act for ICT requirements shall be used in accordance with the agency’s Information Systems Strategic Plan duly endorsed by the DICT.

Sec. 25. Inventory of Supplies, Materials and Equipment Spare Parts. The inventory of supplies, materials and equipment spare parts to be procured shall not exceed the agency’s two-month requirement.

The head of agencies may increase their inventory of critical supplies, materials and equipment spare parts to be procured in any of the following instances: (i) in anticipation of cost increases; (ii) necessitated by a national emergency; (iii) when there is an impending shortage; and (iv) when otherwise authorized in this Act or in the charter of the agency concerned. The purchase of stocks exceeding an agency’s one-year requirement shall be subject to approval by the President of the Philippines, upon the joint recommendation of the Chairperson of the COA and the agency head concerned.

Agencies may undertake emergency procurement of supplies, materials and equipment spare parts when there is an unforeseen contingency requiring immediate purchase subject to the conditions prescribed under R.A. No. 9184, its IRR and GPPB guidelines.

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Sec. 26. Implementation of Infrastructure Projects. The following requirements shall be observed in the implementation of infrastructure projects:

(a)	The location, areas or sites of all infrastructure projects are not included in the critical geo-hazard areas or no build zones identified or certified by the Mines and Geosciences Bureau (MGB);

(b)

The standards of construction, rehabilitation, improvement or repair of all infrastructure projects in all areas and zones are consistent with the rules determined by the DPWH, which shall consider, among others, the structural strength and climate and disaster resilience required for infrastructure projects in all areas and zones; and

(c)

The planning and construction of all infrastructure projects to be implemented within the National Integrated Protected Area System (NIPAS) are done in a way that eliminates or minimizes the risk of biodiversity loss while the specifications thereon are in accordance with those determined by the DPWH, in coordination with the DEHR. Major infrastructure projects may only be undertaken in said areas if intended to enhance biodiversity. The DPWH shall consider climate data and risk assessment and green building standards in the planning, designing, construction, engineering and renovation of government buildings and facilities.

Sec. 27. Installation of Rainwater Collection System. Rainwater Collection System (RWCS) shall be installed in public markets, school sites and government buildings and sites as an adaptation measure to combat climate change and to ensure sufficient water supply, which shall be in accordance with the prescribed design of DPWH. In no case shall the RWCS be constructed in private lots or privately-owned or operated market places.

Sec. 28. Certification of Availability of Funds. No obligations chargeable against any authorized allotment shall be incurred by departments, bureaus, and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy, SUCs, GOCCs and LGUs, without first securing a Certification of Availability of Funds (CAF) for the purpose from the agency chief accountant, subject to Section 40, Chapter 5 and Section 58, Chapter 7, Book VI of E.O. No. 292. The CAF sufficient to cover the cost of the contracted activities shall be contained in, and made part of, the contract duly signed by the chief accountant of the contracting agency.

For multi-year projects, the CAF shall be issued annually based on the budget for the year. In case of multi-year projects with no funding requirement on any given year, instead of the CAF, the Chief Accountant shall issue a certification that no fund is needed for the year, as indicated in the approved Multi-Year Contractual Authority (MYCA).

Sec. 29. Multi-Year Contracts. The DBM shall identify the requirements or prescribe guidelines before agencies may enter into multi-year contracts. This includes the issuance of a MYCA or any similar document as may be prescribed by the DBM.

In the case of GOCCs, they shall secure prior authority from their respective governing boards before entering into multi-year contracts.

For LGUs, they shall secure any equivalent document issued by their respective Sanggunian authorizing then to enter into multi-year contracts.

For the multi-year Public-Private Partnership projects with government undertakings authorized under R.A. No. 6957, as amended by R.A. No. 7718, the same shall be covered by a letter of commitment issued in accordance with the guidelines issued by the DBM.

In the case of recurring procurement projects such as, but not limited to, janitorial and security services, supply of drinking water, telecommunications requirements, rental of office and equipment, and lease-purchase agreements, government agencies may either secure a MYCA or an equivalent authority, or renew the ongoing contract to not more than one (1) year subject to assessment or evaluation of the contractor’s performance. In no case shall the total contract renewals exceed two (2) years.

The implementing agency shall ensure that the annual funding requirements for the multi-year projects shall be included in its budget proposals for the covered years, consistent with the funding schedule in the MYCA and equivalent authorities, and letter of commitment. In the case of NGAs and qualified GOCCs, the DBM shall ensure that the funding requirement for the multi-year projects are included in the National Expenditure Program to be submitted to Congress who shall give due consideration of the said proposal. In the case of GOCCs and LGUs, due consideration shall be given by the governing board of GOCCs and the Sanggunian of the LGUs, respectively.

In all instances, the disbursements to be incurred for multi-year contracts shall in no case exceed the cash appropriations for the purpose during the year. Procurement of multi-year projects shall be subject to the provisions of R.A. No. 9184 and its IRR and GPPB guidelines.

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Sec. 30. Harmonized National Research and Development Agenda. All government agencies shall align their research and development agenda programs under the Harmonized National Research and Development Agenda for funding amounting to Ten Million Pesos (P10,000,000) and above.

The DOST, in coordination with government research institutions and other agencies, shall facilitate dissemination of all output programs and projects under the Harmonized National Research and Development Agenda to appropriate government agencies, local government units, academe, industry and communities, whenever applicable.

A copy of the progress report shall also be submitted to the DBM, the Office of the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document.

Sec. 31. Programs and Projects Related to Gender and Development. All agencies of the government shall formulate a Gender and Development (GAD) Plan designed to address gender issues within their concerned sectors or mandate and implement the applicable provisions under R.A. No. 9710 or the Magna Carta of Women, Convention on the Elimination of All Forms of Discrimination Against women, the Beijing Platform for Action, the Philippine Plan for Gender-Responsive Development (1995-2025) and the Philippine Development Plan (2017-2022).

The GAD Plan shall be integrated in the regular activities of the agencies, which shall be at least five percent (5%) of their budgets. For this purpose, activities currently being undertaken by agencies which relate to GAD or those that contribute to poverty alleviation, economic empowerment especially of marginalized women, protection, promotion, and fulfilment of women’s human rights, and practice of gender-responsive governance are considered sufficient compliance with said requirement. Utilization of GAD budget shall be evaluated based on the GAD performance indicators identified by said agencies.

The preparations and submission of the annual GAD Plan and annual GAD Accomplishment Report shall be subject to the guidelines issued by the agencies concerned.

Sec. 32. Programs and Projects Related to Senior Citizens and Persons with Disability. All agencies of the government shall formulate plans, programs and projects intended to address the concerns of senior citizens and persons with disability, insofar as it relates to their mandated functions, and integrate the same in their regular activities.

Moreover, all government infrastructures and facilities shall provide architectural or structural features, designs or facilities that will reasonably enhance the mobility, safety and welfare of persons with disability pursuant to Batas Panbansa Big. 344 and R.A. No. 7277, as amended.

Sec. 33. Projects Related to the Youth. All agencies of the government shall provide allocations for youth development projects and activities within the framework of the Philippine Youth Development Plan (2017-2022).

Sec. 34. Institutional Linkage with the National Cultural Agencies. In the implementation of their activities or projects authorized in this Act, agencies identified under Section 32 of R.A. No. 10066 shall consult, coordinate and work closely with the National Commission for Culture and the Arts (NCCA) to ensure that their respective responsibilities embodied under the said law are implemented.

Sec. 35. Protection of Built Heritage, Cultural Properties and Cultural Landscapes. Alteration, renovation or demolition of government buildings and open spaces declared or presumed to be important cultural properties by government cultural agencies concerned shall be undertaken only upon prior approval of the said government cultural agencies and proper consultation with stakeholders and cultural groups to be administered by the WCCA. This includes the protection of the sight line with regard to built heritage, cultural properties and cultural landscapes.

In addition, the DPWH shall be responsible in the planning, design, construction, and maintenance of national roads and bridges as they impact on heritage structures or aspects or heritage conservation pursuant to R.A. No. 10066.

Sec. 36. Mainstreaming of Disaster Risk Reduction and Climate Change Adaptation and Mitigation in All Agency Programs and Projects. All agencies of the government shall plan and implement programs and projects, taking into consideration measures for climate change adaptation and mitigation, and disaster risk reduction, based on climate and disaster risk assessments. National government agencies shall report their climate actions to the Climate Change Commission (CCC) for monitoring and evaluation of the implementation of the National Climate Change Action Plan.

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To ensure that the disaster risk reduction and climate change adaptation measures are appropriate in the light of intensifying hazards, all national government projects should be subjected to multi-scenario, probabilistic analysis. For this purpose, the Climate Change Commission shall extend the necessary technical and capacity building assistance to all agencies of the government in the conduct of risk assessment, as well as adaptation and mitigation planning.

All agencies shall undertake efforts to integrate environmental sustainability in their daily activities, systems, processes, and operations, and accelerate the greening of their organizational culture and behavior towards reducing their carbon footprint, through saving on paper and printing, minimizing the use of plastic and food waste, switching to renewable energy, reducing energy and water consumption, holding meetings online, and reducing travel emissions.

Sec. 37. Energy Efficiency. All national government agencies, LGUs, and GOCCs shall embark on energy efficiency measures, including the adoption of a standard thermostat level based on the DOE’s energy conservation program, and the use of energy efficient lighting, such as light-emitting diode (LED) lamps, in their office buildings, school buildings, hospitals, markets, parks, street lights and other public places.

Sec. 38. Maintenance and Operation of Dams. As part of the disaster risk reduction program of the government, agencies and GOCCs that have control or supervision over the major dams shall ensure that said dams are properly maintained, managed and operated with updated and promulgated protocols. The agencies and GOCCs concerned shall take into account climate change and extreme weather events and ensure coordination with the Philippine Atmospheric, Geophysical and Astronomical Services Administration on precipitation forecast. They shall also establish and maintain an efficient and effective early flood warning system and functional water level monitoring system that is periodically tested together with the LGUs and communities at risk of flooding from dam water releases.

Sec. 39. Protection of Biodiversity. All agencies of the government shall ensure that protection of biological diversity is integrated and mainstreamed into their development programs and projects.

Sec. 40. Repair and Retrofitting of Government Structures. The government agencies concerned shall prioritize the repair and retrofitting of government structures in areas considered highly vulnerable to seismic activity and shall ensure that the retrofitting shall result in structural strength required for the area concerned in accordance with R.A. No. 10121 or in accordance with the National Structural Code of the Philippines.

PERSONNEL BENEFITS

41. Employment of Contractual Personnel. Contractual personnel may be hired by agencies as part of their organization in order to perform agency functions or specific vital activities or services which cannot be provided by the regular or permanent staff of the hiring agency, subject to compliance with the organizational, staffing and compensation standards set by DBM. The total annual Personnel Services requirement for contractual personnel, to cover salaries, and other personnel benefits and fixed expenditures, shall in no case exceed the lump sum appropriations for the purpose, except when there is an urgent need to hire contractual personnel in the implementation of the priority activities or projects, subject to approval of the DBM. In which case, the payment for contractual personnel shall be sourced from the Miscellaneous Personnel Benefits Fund.

Contractual personnel shall be considered as employees of the hiring agency but only during the period when their services are reasonably required.

Sec. 42. Extraordinary and Miscellaneous Expenses. Appropriations authorized in this Act may be used for the annual extraordinary expenses of the following officials with the following ranks and their equivalent, as may be determined by the DBM or by the GCG for GOCCs/GFIs covered by R.A. No. 10149, not exceeding the amounts indicated:

(a)	₱264,000 for each Department Secretary;

(b)	₱108,000 for each Department Undersecretary;

(c)	₱60,000 for each Department Assistant Secretary;

(d)	₱45,600 for each head of bureau or organization of equivalent rank, and for each head of a Department Regional Office including General Manager of Local Water District in Categories A and B;

(e)	₱26,400 for each head of a Bureau Regional Office or organization of equivalent rank including General Manager of Local Water District in Categories C and D; and

(f)	₱19,200 for each Municipal Trial Court Judge, Municipal Circuit Trial Court Judge, and Shari’a Circuit Court Judge.

In addition, annual miscellaneous expenses not exceeding Ninety Thousand Pesos (₱90,000) for each of the offices under the above named officials and their equivalent are authorized herein.

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GENERAL PROVISIONS

For the purpose of this Section, extraordinary and miscellaneous expenses include, but not be limited to, expenses incurred for:

(a)	Meetings, seminars and conferences;

(b)	Official entertainment;

(c)	Public relations;

(d)	Educational, athletic and cultural activities;

(e)	Contributions to civic or charitable institutions;

(f)	Membership in government associations;

(g)	Membership in national professional organizations duly accredited by the Professional Regulation Commission;

(h)	Membership in the Integrated Bar of the Philippines;

(i)	Subscription to professional technical journals and informative magazines, library books and materials;

(j)	Office equipment and supplies; and

(k)	Other similar expenses not supported by the regular budget allocation.

In case of deficiency, the requirements for the foregoing purposes shall be charged against available allotments of the agency concerned. No portion of the amounts authorized herein shall be used for the payment of salaries, allowances and other benefits, and confidential and intelligence expenses.

Sec. 43. Cultural and Athletic Activities. An amount not exceeding One Thousand Five Hundred Pesos (₱1,500) in a year, may be used for the purchase of uniform or costume and other related expenses in the conduct of cultural and athletic activities per employee-participant.

Sec. 44. Funding of Personnel Benefits. Notwithstanding any provision of law to the contrary, all personnel benefits costs of government personnel shall be chargeable against the funds from which their salaries are paid. If the personnel benefits costs, in whatever form, are partly sourced from the General Fund and partly from other sources, only the portion attributed to the personnel benefits cost chargeable against the General Fund shall be sourced therefrom in this payment of retirement and terminal leave benefits and pension.

In no case shall personnel benefits costs drawn from Special Accounts, Trust Funds or other sources of funds be chargeable against the General Fund of the National Government.

The personnel benefits costs of officials and employees on detail to other offices, including the representatives and support personnel of auditing units assigned to serve other offices or agencies, shall be chargeable against the appropriations of their parent agencies, except as otherwise authorized by the DBM.

Personnel benefits costs shall include basic salary, including step increments, all kinds of authorized allowances, benefits and incentives, monetized vacation and sick leave credits, government share in retirement and life insurance premiums, employees compensation insurance premiums, health insurance premiums and HDMF contributions, and other authorized benefits.

Sec. 45. Appropriations for Personnel Services. The appropriations for Personnel Services under this Act shall be used for the payment of personnel benefits authorized by law to be given to National Government personnel. Any available allotment for Personnel Services within a department or agency may be utilized by said department or agency for the payment of deficiencies in authorized personnel benefits.

Implementation of this Section shall be subject to guidelines issued by the DBM.

Sec. 46. Remittance of Compulsory Contributions. The government and employee shares in the compulsory contributions to the Employees’ Compensation Commission, PHILHEALTH, GSIS and HDMF pursuant to P.D. No. 626, as amended, R.A. No. 6111, R.A. No. 7875, as amended, R.A. No. 8291, and R.A. No. 9679, respectively, shall be remitted directly by departments, bureaus and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs to the respective recipient agencies unless a different arrangement is agreed upon in writing between the DBM and the recipient agency.

Any proposed increase in government and employee compulsory contributions may only be implemented after consultation by the agency concerned with the DBM in order that the budgetary implications of such proposal be duly considered. The implementation of any increase in government and employee compulsory contributions, after said consultation, shall be made effective only upon inclusion thereof in an appropriations law.

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Sec. 47. Authorized Deductions. Deductions from salaries and other benefits accruing to any government employee, chargeable against the appropriations for Personnel Services, may be allowed for the payment of an individual employee’s contributions or obligations due to the following:

(a)	The BIR. Philhealth, GSIS and HDMF;

(b)	Non-stock savings and loans associations and mutual benefit associations duly operating under existing laws and cooperatives which are managed by and/or for the benefit of government employees;

(c)	Associations or provident funds organized and managed by government employees for their benefit and welfare;

(d)	GFIs authorized by law and accredited by appropriate government regulating bodies to engage in lending;

(e)	Licensed insurance companies; and

(f)	Thrifts banks or rural banks accredited by the BSP.

Obligations due to the BIR, contributions due to the Philhealth, GSIS and HDMF, and GSIS and HDMF loans shall be satisfied ahead of all other obligations. The remaining obligations due to other entities listed above shall be satisfied in the order in which they were incurred.

In no case shall the foregoing deductions reduce the employee’s monthly net take home pay to an amount lower than Five Thousand Pesos (₱5,000). (CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 617, R.A. No. 11465)

Sec. 48. Personnel Economic Relief Allowance. In order to supplement the salaries of government personnel covered by R.A. No. 6758, as amended, Personnel Economic Relief Allowance (PERA), in the amount of Two Thousand Pesos (₱2,000) per month, is granted to the following:

(a)	Civilian government personnel stationed in the Philippines, whether occupying regular, contractual or casual positions appointive or elective; and

(b)	Military and uniformed personnel.

Government personnel stationed abroad shall be granted overseas allowances to defray the cost of their living expenses and shall no longer be entitled to receive PERA for the duration of their station abroad. The grant of PERA shall be subject to the rules and regulations prescribed under B.C. No. 2009-3 dated August 18, 2009, as amended, and such other guidelines issued by the DBM.

Sec. 49. Uniform or Clothing Allowance. An amount not exceeding Six Thousand Pesos (₱6,000) per year is hereby authorized for this payment of uniform or clothing allowance to each qualified government employee, subject to BC No. 2018-1 dated March 8, 2018 and such other guidelines issued by the DBM.

Sec. 50. Magna Carta Benefits. The payment of magna carta benefits of public health workers, school teachers, social workers, scientists, engineers and researchers, and other science and technology personnel in the government shall be subject to the guidelines of the DBM.

Sec. 51. Special Counsel Allowance. Government lawyers assigned in the legal office of agencies are hereby authorized an allowance of Five Thousand Pesos (₱5,000) for each appearance or attendance to court hearings, subject to the following:

(a)

The government lawyer has been deputized by the Office of the Solicitor General (OSG) or authorized by the head of agency to assist the OSG, prosecutors, or represent the agency or its personnel, as the case may be;

(b)	The court appearance is not pursuant to motions for extension or postponement of hearing; and

(c)	The aggregate allowance shall not exceed fifty percent (50%) of the government lawyer’s monthly basic salary.

Court as used in this section shall pertain to those under the Judiciary. In no case shall special counsel allowance be granted to government lawyers appearing before quasi-judicial and administrative agencies.

Sec. 52. Hazard Duty Pay. Hazard duty pay shall be granted only to government personnel who are actually assigned to, and performing their duties in, strife-torn or embattled areas as may be determined and certified by the Secretary of National Defense and for the duration of such assignment.

The grant of hazard duty pay shall be subject to the rules and regulations prescribed under BC No. 2005-4 dated July 13, 2005 and such other guidelines issued by the DBM.

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Sec. 53. Honoraria. Honoraria may be paid only to the following:

(a)

Teaching personnel of the DepEd, TESDA, SUCs and other educational institutions, engaged in actual classroom teaching, whose teaching load is outside of the regular office hours or in excess of the regular load;

(b)	Those who act as lecturers, resource persons, coordinators and facilitators in seminars, training programs, and other similar activities in training institutions;

(c)

Chairpersons and members of commissions, boards, councils, and other similar entities, including personnel thereof who are not paid salaries nor per diems but compensated in the form of honoraria as provided by laws, rules and regulations;

(d)	Those who are involved in science and technological activities and render services beyond their regular workload;

(e)	Officials and employees assigned to special projects, subject to the following conditions:

(i)

Said special projects are reform-oriented or developmental, contribute to the improvement of service delivery and enhancement of the performance of the core functions of the agency, and have specific timeframes and deliverables in accomplishing objectives and milestones set by the agency for the year; and

(ii)	Such assignment entails rendition of work in addition to, or over and above, their regular workload.

In these instances, the rates of honoraria shall depend on the level of responsibilities, nature of work rendered, and extent of individual contribution to produce the desired outputs. The total honoraria received from all special projects shall not exceed twenty-five percent (25%) of the annual basic salaries; and

(f)	Officials and employees authorized to receive honoraria under R.A. No. 9184 and its IRR.

The grant of honoraria to the foregoing shall be subject to the guidelines prescribed under BC No. 2003-5 dated September 26, 2003, as amended by BC No. 2007-1 dated April 23, 2007 and NBC No. 2007-510 dated May 8, 2007, BC No. 2004-5A dated October 7, 2005, as amended by BC No. 2007-3 dated November 29, 2007, BC No. 2007-2 dated October 1, 2007, DBM and DOST J.C. No. 1 dated June 25, 2013 and such other guidelines issued by the DBM.

Sec. 54. Representation and Transportation Allowances. Government officials with the following ranks and their equivalent, as determined by the DBM or by the GCG for GOCCs/GFIs covered by R.A. No. 10149, while in the actual performance of their respective functions, are hereby authorized monthly commutable representation and transportation allowances at the rates indicated below, for each type of allowance:

(a) ₱14,000 for Department Secretaries;

(b) ₱11,000 for Department Undersecretaries;

(c) ₱10,000 for Department Assistant Secretaries;

(d) ₱9,000 for Bureau Directors and Department Regional Directors;

(e) ₱8,500 for Assistant Bureau Directors, Department Assistant Regional Directors, Bureau Regional Directors, and Department Service Chiefs;

(f) ₱7,500 for Assistant Bureau Regional Directors; and

(g) ₱5,000 for Chief of Divisions, identified as such in the Personnel Services Itemization and Plantilla of Personnel.

The grant of representation and transportation allowances, shall be subject to the following:

(a)

Transportation allowance, whether in full or partial amounts, shall not be granted to officials who are assigned or actually using government motor transportation. Officials who are assigned government motor transportation, but are not able to use said vehicle for justifiable reason, as determined by the DBM, may be granted transportation allowance during the said period;

(b)

Representation and transportation allowances of local government officials who are of equivalent rank to the foregoing officials, as determined by the DBM, shall be at the same percentages of the salary rates authorized for their corresponding income classification in accordance with Section 10 of R.A. No. 6758 and subject to the Personnel Services limitations under Section 325(a) of R.A. No. 7160;

(c)

No amount of representation or transportation allowances, whether commutable or reimbursable, which exceed the rates authorized under this Section may be granted to the foregoing officials. Previous administrative authorizations inconsistent with the rates and conditions specified herein shall no longer be valid and payment shall not be allowed; and

(d)	The pertinent provisions of NBC NO. 548 and Local Budget Circular No. 103, both dated May 15, 2013, and such other guidelines issued by the DBM.

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Sec. 55. Official Vehicles and Transport. Government motor transportation may be used by the following officials with costs chargeable to the appropriations authorized for their respective offices:

(a)	The President of the Philippines;

(b)	The Vice-President;

(c)	The President of the Senate;

(d)	The Speaker of the House of Representatives;

(e)	The Chief Justice and Associate Justices of the Supreme Court;

(f)	The Presiding Justices of the Court of Appeals, Court of Tax Appeals, and the Sandiganbayan;

(g)	The Department Secretaries, Undersecretaries, Assistant Secretaries and officials of equivalent rank;

(h)	Ambassadors, Ministers Plenipotentiary and Consuls in charge of consulates, in their respective stations abroad;

(i)	The Chief of Staff, the Vice-Chief of Staff, and the Commanding Generals of the Major Services of the AFP;

(j)	Heads of Constitutional Commissions and the Ombudsman;

(k)	Bureau Directors, Department Regional Directors and Bureau Regional Directors; and

(l)

Those who may be specifically authorized by the President of the Philippines, with respect to the Executive, the Senate President, with respect to the Senate, the Speaker, with respect to the House of Representatives, and the Chief Justice, in the case of the Judiciary.

Sec. 56. Quarters Privileges. Officials who are transferred from one station to another by virtue of agency policies on reshuffling or rotation of personnel and do not own houses or rooms therein, shall be provided free quarters within their office premises.

Where there are no available quarters, the agency may rent rooms which shall serve as quarters for said officials, subject to the rules and regulations prescribed under NBC No. 571 dated December 4, 2017. For those who opt for more expensive quarters other than those rented by their agencies, such preferred quarters may be secured provided that the difference in amount between the one preferred by the officials and that rented by their respective agencies shall be paid by the officials concerned.

Government personnel who are not entitled to quarters privileges but are allowed to use government quarters shall be charged the corresponding cost of rentals subject to guidelines as may be issued by the DBM.

Sec. 57. Mid-year Bonus. The Mid-year Bonus equivalent to one (1) month basic salary, shall be granted to all National Government personnel, whether under regular, temporary, casual or contractual status, on full-time or part-time basis, subject to the following:

(a)

Personnel have rendered at least a total or an aggregate of four (4) months of service from July 1 of the immediately preceding year to May 15 of the current year, and who are still in the government service as of May 15 of the current year;

(b)	Personnel have obtained at least a satisfactory performance rating in the immediately preceding rating period; and

(c)	The provisions of BC No. 2017-2 dated May 8, 2017 and such other guidelines issued by the DBM.

Personnel of GOCCs covered by the Compensation and Position Classification System (CPCS) under R.A. No. 6758, as amended and LGUs are likewise entitled to Mid-year Bonus chargeable against their respective corporate and local funds.

Sec. 58. Year-end Bonus and Cash Gift. The Year-end Bonus equivalent to one (1) month basic salary and additional cash gift of Five Thousand Pesos (₱5,000) provided under R.A. No. 6686, as amended by R.A. No. 8441, shall be granted to all National Government personnel, whether under regular, temporary, casual or contractual status, on full-time or part-time basis, subject to the following:

(a)

At least a total of four (4) months of service including leaves of absence with pay from January 1 to October 31 have been rendered during the current year, and who are still in the service by October 31 of the same year;

(b)

Those who have rendered at least a total or an aggregate of four (4) months of service from January 1 of the current year but who have retired or separated from government service before October 31 of the same year shall be granted within the month of retirement or separation, a prorated share of the Year-end Bonus based on the monthly basic pay immediately preceding the date of retirement or separation and a Cash Gift of ₱5,000; and

(c)	The provisions of BC No. 2016-4 dated April 28, 2016 and such other guidelines issued by the DBM.

Personnel of GOCCs covered by the CPCS under R.A. No. 6758, as amended and LGUs are likewise entitled to Year-end Bonus and Cash Gift chargeable against their respective corporate and local funds.

Such Year-end Bonus and Cash Gift shall be given in November of each year pursuant to E.O. No. 201, s. 2016.

Sec. 59. Use of Appropriations for Retirement Gratuity and Terminal Leave. Appropriations authorized in this Act to cover the payment of retirement benefits shall be released directly to the agencies concerned computed based on the provisions of, and subject to the conditions prescribed in, applicable retirement laws, rules and regulations.

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Unless authorized by law and duly covered by guidelines issued by the DBM, public funds shall not be used for the payment of salary increases or adjustments resulting from automatic promotions with the intent of increasing the retirement and terminal leave benefits of government personnel as provided in CSC-DBM J.C. No. 3 dated November 8, 1991.

The payment of any unauthorized retirement benefits shall be null and void and shall accordingly be refunded by the beneficiary-employee. The officials and employees who authorized, allowed, or connived with others in the payment of any unauthorized retirement benefits shall be subject to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292, and to appropriate criminal action under existing penal laws.

RELEASE AND USE OF FUNDS

Sec. 60. Cash Budgeting System. All appropriations authorized in this Act, including budgetary support to GOCCs, shall be available for release and disbursement for the purpose specified, and under the same general and special provisions applicable thereto, until December 31, 2020. While the amount appropriated herein as financial assistance to LGUs released during the fiscal year shall be available for disbursement for the purpose specified until December 31, 2021. On the other hand, appropriations for the statutory shares of LGUs shall be available for obligation and disbursement until fully expended.

After the end of validity period, all unreleased appropriations shall lapse, while unexpended or undisbursed funds shall revert to the unappropriated surplus of the General Fund in accordance with Section 28, Chapter 4, Book VI of E.O. No. 292 and shall not thereafter be available for expenditure except by subsequent legislative enactment. Departments, bureaus, and offices of the National Government, including constitutional offices enjoying fiscal autonomy, SUCs and GOCCs, shall strictly observe the validy of appropriations and the reversion of funds.

For FY 2020, the appropriations for infrastructure capital outlays, including those subsidy releases to GOCCs for infrastructure projects, shall be valid for obligation until December 31, 2020, while the completion of construction, inspection, and payment shall be made not later than December 31, 2021. On the other hand, appropriations for MODE and other capital outlays item shall likewise be valid for obligation until December 31, 2020, while the delivery, inspection and payment shall be made not later than June 30, 2021.

The DBM is authorized to issue the necessary guidelines for the effective implementation of the cash budgeting system.

A report on these releases, obligations and disbursements shall be submitted to the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate. Committee on Finance, either in printed form or by way of electronic document.

Sec. 61. Prohibition Against Impoundment of Appropriations. No appropriations authorized under this Act shall be impounded, unless in accordance with the rules and regulations issued by the DBM and when there is unmanageable National Government budget deficit.

Unmanageable National Government budget deficit as used in this Section shall be construed to mean that: (i) the actual National Government budget deficit has exceeded the quarterly budget deficit targets consistent with the full-year target deficit as indicated in the BESF submitted by the President and approved by Congress pursuant to Section 22, Article VII of the Constitution; or (ii) there are clear economic indications of an impending occurrence of such condition, as determined by the DBCC and approved by the President.

Sec. 62. Prohibition against Retention or Deduction of Funds. Fund releases from appropriations provided in this Act shall be transmitted to the agency concerned, subject to Section 3 hereof, applicable general and special provisions, and budgeting rules and regulations. No retention or deduction as reserves or overhead shall be made, except as authorized by law, the general or special provisions in this Act.

Sec. 63. Direct Release of Funds to Regional Offices and Operating Units. Funds appropriated in this Act shall be released directly to the Regional offices (ROs) and Operating Units (OUs) of agencies where funds are specifically appropriated to the ROs and OUs of agencies, except as otherwise requested by the agencies to the DBM.

The DBM shall furnish copies of fund releases to ROs and OUs to the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document.

Sec. 64. Lump-Sum Appropriations. Release of lump-sum appropriations shall be wade upon compliance with the requirements under the applicable general and/or special provisions and submission by the agency concerned of a Special Budget pursuant to Section 35, Chapter 5, Book VI of E.O. No. 292, copy furnished the House Committee on Appropriations and the Senate Committee on Finance. The Special Budget shall include the complete details of the activities or projects covering the lump-sum appropriations with the corresponding cost up to the lowest level i.e., provincial, city or municipal level, as the case may be.

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Sec. 65. Fund Transfers to Civil Society Organizations. A government agency may transfer public funds to a Civil Society Organization (CSO) only if all of the following conditions are present:

(a)	The CSO is either:

(i)	implementing a government program or project jointly with the government agency; or

(ii)	a beneficiary of a government program or project.

(b)	There is a specific appropriation in the General Appropriations Act or some other appropriation law for such government program or project.

(c)	The government agency has accredited the CSO in accordance with its guidelines. The guidelines shall include, as a minimum, the following requirements:

(i)	The presence of the CSO in its stated address and area of operation has been validated;

(ii)	The CSO has an identified membership and leadership and defined organizational structure;

(iii)	The CSO is in good standing with all government agencies from which the CSO has received public funds;

(iv)	The CSO is not in default or in delay in liquidating any public funds received from any government agency;

(v)

For implementing CSOs, the CSO must have a proven track record and good standing in undertaking civil society works; the CSO must not have any Director, Trustee, Officer or key personnel related within the fourth civil degree of consanguinity or affinity to any official involved in the processing of its accreditation, or any official of the government agency funding or implementing the program or project to be implemented by the CSO; and the CSO must have proven legal existence; and

(vi)	For beneficiary CSOs, the CSO must have the appropriate social preparation from the government agency providing the grant of financial assistance.

In case of a cooperative who wishes to become a CSO partner, the submission of certificate of registration and certificate of compliance as issued by the Cooperative Development Authority specifically for that purpose including meeting the minimum requirements as stated herein shall be sufficient for it to qualify as a CSO partner.

Government agencies shall post the lists of their accredited CSOs in their respective websites, and shall update such lists quarterly.

(d)

The CSO has liquidated in accordance with existing COA regulations all fund transfers due for liquidation. Only CSOs with proven absorptive capacity and good track records to implement several projects at the same time shall be considered as implementing CSO of multiple projects.

(e)	The CSO was selected by the government agency in accordance with R.CA. No. 9184 and such other applicable rules and regulations.

To ensure the CSOs comply with all pertinent rules and regulations covering the transfer, use, liquidation and audit of public funds, government agencies shall put into place the needed monitoring, evaluation and reporting mechanisms. Government agencies shall remain accountable for funds transferred to CSOs in accordance with government accounting and auditing rules and regulations.

Government agencies shall submit to the DBM, the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, quarterly reports on funds transferred and the government programs or projects involved. The head of the respective government agencies and their web administrator or their equivalent shall be responsible for ensuring that said quarterly reports are likewise posted on their websites.

Sec. 66. Authority to Use Savings. The President of the Philippines, the President of the Senate of the Philippines, the Speaker of the House of Representatives, the Chief Justice of the Supreme Court, the Heads of the Civil Service Commission, the Commission on Elections, and the COA are hereby authorized to declare and use savings in their respective appropriations to augment actual deficiencies incurred for the current year in any item of their respective appropriations.

The foregoing constitutional officers authorized to use savings shall be responsible for ensuring that a semestral and annual report on their respective use of savings shall be submitted to the President of the Senate of the Philippines and the Speaker of the House of Representatives, copy furnished the DBM. The report shall indicate among others, the amount of savings generated, the sources and grounds used therefor, and the existing program, activity or project in their respective appropriations augmented. They shall likewise ensure that said reports are posted on their respective websites.

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GENERAL PROVISIONS

Sac. 67. Meaning of Savings. Savings refer to portions or balances of any released appropriations in this Act which have not been obligated as a result of any of the following:

(a)	completion, final discontinuance, or abandonment of a program, activity or project for which the appropriation is authorized; or

(b)

implementation of measures resulting in improved systems and efficiencies and thus enabled an agency to meet and deliver the required or planned targets, programs and services approved in this Act at a lesser cost.

In case final discontinuance or abandonment is used as basis in the declaration of savings, such discontinued or abandoned program, activity or project shall no longer be proposed for funding in the next two (2) fiscal years.

Allotments that were not obligated due to the fault of the agency concerned shall not be considered savings.

Sec. 68. Rules on Augmentation. Augmentation is the act of the constitutional officers authorized to use savings in their respective appropriations to cover a deficiency in any existing item of appropriation within their respective offices. A deficiency in an item of appropriation may result from:

(a)	Unforeseen modifications or adjustments in the program, activity or project; or

(b)	Re-assessment in the use, prioritization and/or distribution of resources.

An item of appropriation shall pertain to the amount appropriated for an activity or project authorized in this Act.

The particulars of the expenditures to be funded from savings should be within the scope of, or covered by an existing activity or project. The existence of an activity or project regardless of the availability of allotment class/es is sufficient for the purpose of augmentation.

In no case shall a non-existent activity or project be funded by augmentation from savings or by the use of an appropriations authorized in this Act.

Sec. 69. Priority in the Use of Savings. In the use of savings, priority shall be given to the payment of compensation, year-end bonus and cash gift, retirement gratuity, terminal leave benefits, old-age pension of veterans, and other personnel benefits authorized by law and in this Act, as well as the implementation of priority project or activity covered in this Act.

Sec. 70. Rules on Modification in the Allotment. As a general rule, departments, bureaus, and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs shall send what is programmed in their respective appropriations in this Act. In exceptional circumstances, agencies may modify the allotment issued within an activity or project subject to approval of the following ensued by the timely submission of reports by all offices concerned:

(a)

The heads of agencies, for the following: (i) change in the details of an activity or project without changing its nature and within the same operating unit; and (ii) change in the object of expenditure (Travelling Expenses, or Investment Outlays) within an allotment class (MODE, Or Capital Outlays);

(b)

The DBM, in the following modifications: (i) from one allotment class to another; (ii) from one operating unit to another; (iii) within a special purpose fund; and (iv) for the payment of magna carta benefits authorized under Section 50 hereof; and

(c)	The President of the Philippines, for the payment of intelligence funds within the Executive branch.

All modification in the allotment shall not entail any increase in the total amount appropriated for an activity or project.

Sec. 71. Rules in the Grant of Collective Negotiation Agreement Incentive. Departments, bureaus, and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs may grant collective negotiation agreement (CNA) Incentive sourced from the allowable MODE allotments identified by the DBM, subject to the following:

(a)

There is a valid CNA executed between the agency and the recognized employee organization which includes a provision on cost-cutting measures to be undertaken collectively by the agency and its personnel;

(b)	The one-time annual payment of CNA Incentive shall be made through a written resolution signed by agency representatives from both labor and management, and approved by the agency head;

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(c)	The CHA Incentive that nay be granted shall be limited to the amount determined by the DBM: and

(d)

The use of MODE for the payment of CHA Incentive shall be subject to approval by the agency head and made only during the validity of appropriations. Any excess amounts therefrom after payment of the CHA Incentive shall revert to the General Fund.

GOCCs and LGUs may likewise grant CHA Incentive to their respective personnel, subject to the policies, rules and regulations issued by the DBM.

Sec. 72. Mandatory Expenditures. The amounts programmed for petroleum, oil and lubricants, water, illumination and power services, telephone and other communication services, and rental expenses shall be disbursed exclusively for such items of expenditures. Any available allotment from these items after taking into consideration the agency’s full year requirements may be modified only in the last quarter and subject to the provisions of Section 69 hereof.

Disbursements Or expenditures of agencies in violation of this Section shall be void, and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.0. No. 292, and to appropriate criminal action under existing penal laws.

Sec. 73. Expenditures for Business-type Activities. Funds for the procurement of supplies and materials intended to be utilized in the conduct of business-type activities shall be disbursed exclusively for such business-type activity. In no case shall said appropriations be used for any other purpose.

Disbursements or expenditures by agencies in violation of this Section shall be void, and shall subject the erring officials and employees to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.0. No. 292, and to appropriate criminal action under existing penal laws.

Sec. 74. Intelligence Funds. No appropriations authorized in this Act as intelligence fund shall be released or disbursed for intelligence activities, including amounts sourced from savings, unless approved by the President of the Philippines.

The use of savings to augment intelligence funds is subject to prior approval of the President of the Philippines, upon joint recommendation by the Secretary of National Defense and the Secretary of Budget and Management.

Intelligence expenses refer to those related to intelligence information gathering activities of uniformed and military personnel, and intelligence practitioners that have direct impact to national security.

Agencies utilizing intelligence fends shall submit to the President of the Philippines a quarterly report on the accomplishments in the use of said funds.

Implementation of this Section shall be subject to COA-DBM-DILG-GCG-DMD J.C. No. 2015-01 dated January 8, 2015 and such other guidelines issued thereon.

Sec. 75. Confidential Funds. Confidential funds authorized in this Act shall be released or disbursed only upon approval of the Department Secretary concerned.

Confidential expenses refer to those related to surveillance activities in civilian government agencies that are intended to support the mandate or operations of the agency.

Agencies utilizing confidential funds shall submit to the President of the Philippines and both Houses of Congress a quarterly report on the accomplishments in the use of said funds.

Implementation of this Section shall be subject to COA-DBM-DILG-GCG-DMD J.C. No.. 2015-01 dated January 8, 2015 and such other guidelines issued thereon.

Sec. 76. Limitations on Cash Advance and Reportorial Requirements. Notwithstanding any provision of law to the contrary, cash advances shall not be granted until such time that the earlier cash advances availed of by the officials or employees concerned shall have been liquidated in accordance with accounting and auditing rules and regulations.

For this purpose, the head of the agency and the COA auditor shall be jointly responsible for the preparation and submission to the House Committee on Appropriations and Senate Committee on Finance, either in printed form or by may of electronic document, the Annual Report on Cash Advances indicating the names of the recipients, the items of expenditures for which said cash advances were disbursed, and the dates of liquidation as reflected in the Agency Books of Accounts.

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GENERAL PROVISIONS

Sec. 77. Use of Funds for Foreign-Assisted Projects. The amounts appropriated in this Act for the implementation of foreign-assisted projects, composed of loan proceeds and peso counterpart components shall be utilized in accordance with the rules and regulations prescribed under DBM-COA-DOF J.C. No. 2-97 dated March 31, 1997 and such other guidelines that may be issued thereon.

Sec. 78. Disbursement of Funds. Public funds for obligations incurred with proper authorization shall be disbursed only through the BTr or authorized government servicing banks under the Modified Disbursement System, subject to guidelines issued thereon.

Sec. 79. Incurrence or Payment of Unauthorized or Unlawful Obligation or Expenditure. Disbursements or expenditures incurred in violation of existing laws, rules and regulations shall be rendered void. Any and all public officials and employees who will authorize, allow or permit, as well as those who are negligent in the performance of their duties and functions which resulted in the incurrence or payment of unauthorized and unlawful obligation or expenditure shall be, personally liable to the government for the full amount committed or expended and, subject to disciplinary actions in accordance with Section 43, Chapter 5 and Section 80, Chapter 7, Book VI of E.O. No. 292.

Sec. 80. Prohibition on the Attachment of the Image and likeness of Public Officials on Government Projects. It shall be prohibited to affix, or cause to be affixed, the visage, appearance, logo, signature, or other analogous image of any public official, whether elected or appointed, on all programs, activities, projects, signage, and publications under this Act.

ADMINISTRATIVE PROCEDURES

Sec. 81. Institutional Strengthening and Productivity Improvement in Agency Organization and Operations. Heads of departments, bureaus, offices, and instrumentalities under the Executive branch shall adopt institutional strengthening measures to enhance productivity and improve service delivery. For this purpose, they shall: (i) conduct a comprehensive review of their respective mandates, missions, objectives and functions, systems and procedures, and programs, activities and projects; and (ii) identify areas where improvements are necessary and more resources need to be rechanelled.

In the pursuit of said institutional strengthening efforts, the DBM, in consultation with the agencies, shall determine the functions, programs, activities and projects that could be strengthened, scaled down, phased out or abolished and recommend the corresponding structural, functional and operational adjustments to streamline the organization and operations of the agency and improve its performance and productivity.

Accordingly, the DBM may recommend the: (i) creation, abolition, renaming, consolidation or merger of bureaus, offices and units; or (ii) creation, abolition, reclassification, conversion or transfer of existing positions, from one unit to another.

The President of the Philippines or the DBM, as the case may be, is authorized to approve the organizational and staffing modifications needed in streamlining and improving productivity in agency organization and operations, in accordance with the first paragraph of Section 81 hereof.

Sec. 82. Program and Projects Related to Personal Data Protection and Privacy. All agencies of the government shall ensure personal data protection and privacy in its data processing activities in accordance with R.A. No. 10173 or the “Data Privacy Act of 2012” and other relevant laws and regulations.

Agencies shall designate a Data Protection Officer (DPO) with rank of at least Assistant Secretary or Executive Director to (i) conduct data privacy risk and impact assessments; (ii) formulate a Privacy Management Program (PMP); implement organizational technical and physical measures and projects to protect personal data; and (iv) conduct breach drills within their agencies.

Sec. 83. Organizational Structure and Staffing Pattern Changes. Notwithstanding any provision of law to the contrary and within the limits of the appropriations authorized in this Act, the President of the Philippines is authorized to create new offices and modify the existing organizational structure of the agencies in the Executive branch, as well as create new positions or modify existing ones whenever public interest so requires.

The DBM may approve minor changes in the organizational structure and staffing pattern of agencies, and create positions up to a division chief and equivalent level under the Executive branch. It may likewise determine the organizational structure and provide positions in the organizational units of agencies or offices created or reorganized pursuant to law.

Sec. 84. Foreign Travel of Government Officials. To ensure that the delivery of services and the operations of the agency is not hampered, all personal and official travels of Department Secretaries or those of equivalent rank in the Executive Department, Chairpersons and Members of Governing Boards and Chief Executive Officers of GOCCs and GFIs under or attached to the Office of the President, as well as the heads of National Government Agencies under or attached to the OP, shall require clearance from the Office of the President prior to foreign travel.

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Sec. 85. Allocation for Reorganized Departments, Bureaus and Offices of the National Government, including Constitutional Offices enjoying Fiscal Autonomy and SUCs. The amount appropriated in this Act for departments, bureaus and offices of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs, which were reorganized during the immediately preceding fiscal year and the current year, shall be released to the successor agency subject to any transitory provision in the issuance authorizing its reorganization.

Sec. 86. Internal Revenue Allotment of LGUs. The IRA, which is automatically appropriated, shall be apportioned among LGUs, including provinces, cities, and municipalities created, approved, and ratified in 2019 in accordance with the allocation formula prescribed under Section 285 of R.A. No. 7160, taking into consideration the following:

(a)

The land area shall be based on the FY 2001 Land Management Bureau (LMB) certified Masterlist of Land Area unless the latest LMB certified Masterlist of Land Area has been validated by the DILG, NAMRIA and representatives of the Leagues of Provinces, Cities and Municipalities, and endorsed by the Secretary of DENR and the Chief Minister of the BARMN to DBM on or before December 31, 2019; and

(b)	The population shall be based on the FY 2015 Census of Population by Province, City, Municipality and Barangay, as approved under Presidential Proclamation No. 1269 dated May 19, 2016.

All valid adjustments, changes, modifications, or alterations in any of the factors affecting the computation of IRA that occurred or happened, including final and executory court decisions made effective, during the current fiscal year, shall only be considered and implemented by the DBM in the subsequent fiscal year from receipt by the DBM of the notice of said change.

LGUs shall include in their budgets income from both local and external sources, including the amount of their IRA, based on the allocation by the DBM, and receipts from borrowings, which shall be approved by their respective sanggunian. Member-municipalities of the Partido Development Administration may charge the capitalization requirement under R.A. No. 7820 against their respective IRA.

Enforcement of the Personnel Services limitations under Sections 325 (a) and 331 (b) of R.A. No. 7160 shall be waived to enable LGUs to: (i) absorb the cost of hospital services transferred from provinces to newly created cities; (ii) pay the CNA incentives of their employees upon compliance with the rules and regulations issued by the DBM; (iii) pay the retirement and terminal leave benefits, including the monetization of leave credits of their employees; and (iv) pay the minimum year-end bonus of One Thousand Pesos (₱1,000) for the punong barangay and Six Hundred Pesos (₱600) for other mandatory barangay officials, and their cash gifts.

The IRA and all LGU shares appropriated herein shall be directly released by the BTr to the LGU beneficiaries through authorized government servicing banks.

Sec. 87. Implementation of Nationally Funded Projects. Pursuant to Section 17 (c) of R.A. No. 7160, the National Government may designate LGUs as implementing agencies for public works, infrastructure projects, including the construction of local roads, other facilities, services and other programs appropriated in this Act of the following agencies: Department of Public Works and Highways (DPWH), Department of Agriculture (DA), National Irrigation Administration (NIA), Department of Health (DOH), Department of Social Welfare and Development (DSWD), Department of Education (DepEd), Department of Environment and Natural Resources (DENR), Department of the Interior and Local Government (DILG), and the Department of Transportation (DOTr), subject to the following:

(a)

The LGU has the capability to implement the foregoing by administration or contract and in accordance with the design, plan, specifications, and such other standards and policies of the National Government;

(b)	The LGU-recipient of nationally funded local public works and infrastructure projects and other programs, services and facilities shall commit to fund the cost of maintenance and repairs thereof; and

(c)

The amounts appropriated to LGUs shall be released during the fiscal year to be deposited in a trust fund and shall be made available for disbursement for the purpose specified until December 31, 2021.

After the end of validity period, any unreleased appropriations shall lapse, while undisbursed funds shall revert to the unappropriated surplus of the General Fund in accordance with Section 28, Chapter 4, Book VI of E.O. No. 292.

The LGU shall submit quarterly reports on fund utilization and accomplishments through other electronic means and LGU’s website.

The LGU shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

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GENERAL PROVISIONS

Sec. 88. Submission of Annual Reports and Audited Financial Statements on Accounts Deposited Outside of the National Treasury. All departments, bureaus, offices, and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs authorized by law to retain or use income and deposit the same outside of the National Treasury shall submit their respective audited financial statements, annual reports and narrative report stating therein a detailed description of the utilization of funds through the following:

(a)	URS or other electronic means for reports not covered by the URS; and

(b)	Agency’s website.

The statement and report shall include the beginning balance, income collected and its sources, expenditures, and ending balance for the preceding fiscal year.

The agency shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 89. Report on Commission on Audit Findings and Recommendation. Within sixty (60) days from receipt of the COA Annual Audit Report, agencies concerned shall submit to the COA, either in printed form or by way of electronic document, a status report on the actions taken on said audit findings and recommendations using the prescribed form under COA Memorandum No. 2014-002 dated March 18, 2014. They shall likewise furnish the DBM, the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, a copy of said reports.

The head of agency concerned and the agency’s web administrator or his/her equivalent shall be responsible for ensuring that said status reports are posted on the agency’s website.

Sec. 90. Financial Reports. Departments, bureaus, offices and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs, shall submit the monthly report on appropriations, allotments, obligations and disbursements of current appropriations, as well as the monthly report of disbursement, on or before the tenth (10th) day of the month immediately following the covered period, through the following:

a) URS or other electronic means for reports not covered by the URS; and

b) Agency’s website.

The agency shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

Sec. 91. Financial and Physical Reports. Departments, bureaus, offices and instrumentalities of the National Government, including Constitutional Offices enjoying fiscal autonomy and SUCs, shall submit quarterly reports on its financial and physical accomplishments as well as reports and other information mandated in the special and general provisions of this Act, within thirty (30) days after the end of each quarter, through the following:

a) URS or other electronic means for reports not covered by the URS; and

b) Agency’s website.

The agency shall send written notice when said reports have been submitted or posted on its website to the DBM, House of Representatives, Senate of the Philippines, House Committee on Appropriations, Senate Committee on Finance, COA, and other offices where the submission of reports is required under existing laws, rules and regulations. The date of notice to said agencies shall be considered the date of compliance with this requirement.

The DBM shall likewise submit to the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance, either in printed form or by way of electronic document, quarterly reports on releases from, obligations incurred, liquidated and unliquidated obligations, total disbursements and balances of, Special Purpose Funds, Supplemental Appropriations, Continuing Appropriations and Automatic Appropriations as well as modification of funds approved by it pursuant to the General Provisions of this Act. These quarterly reports shall be presented by Program, Activity or Project of each agency.

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Failure to comply with any of the foregoing shall result in the automatic suspension of the salaries of the responsible official or employee until they have complied with the above requirements pursuant to Section 57, Chapter 6, Book VI of E.O. No . 292.

Repeated failure or refusal of said official or employee to submit the above reports or to post the reports on the Agency’s official website without any justifiable cause may be a ground for administrative disciplinary action, subject to pertinent civil service rules and regulations. The head of agency shall be responsible for ensuring compliance with this penalty provision.

(CONDITIONAL IMPLEMENTATION- President’s Affirmation Message, January 6, 2020, Volume I-B, page 617, R.A. No. 11465)

Sec. 92. Submission of Post 2020 Budget Status. The DBM shall submit to the Speaker of the House of Representatives, the President of the Senate of the Philippines, the House Committee on Appropriations and the Senate Committee on Finance a post 2020 budget status report not later than May 31, 2021. The report shall indicate a brief accomplishment on all programs, activities, and projects of agencies of the government as reflected in this Act and including specific activities or projects funded from lump-sum appropriations and special purpose funds.

The DBM shall post the said report on its website. The heads of the agencies and the agencies’ web administrators or their equivalent shall be responsible for ensuring that the portion of the status report pertinent to them are likewise posted on their respective websites.

Sec. 93. Transparency in Infrastructure Projects. All agencies of the government shall post the following on their respective websites, within the period indicated:

(a)

The project title, location and detailed description; detailed estimates in arriving at the Approved Budget for the Contract; and winning contractor and the detailed estimates of the bid as awarded, within thirty (30) calendar days from entering into contract;

(b)	Start of construction, target date of completion, completion rate, project status, the reason/s in case of delay;

(c)	Source of fund, implementing office, responsible official, contact number and email address; and

(d)	The detailed actual cost of the project; and variation orders issued, if any, within thirty (30) calendar days from the issuance of a certificate of completion.

The heads of the agencies and web administrators or their equivalent shall be responsible for ensuring compliance with this Section.

Sec. 94. Transparency Seal. To enhance transparency and enforce accountability, all agencies of the government shall maintain a Transparency Seal to be posted on their websites. The Transparency Seal shall contain the following: (i) the agency’s mandates and functions, names of its officials with their position and designation, and contact information; (ii) approved budgets and corresponding targets, immediately upon approval of this Act; (iii) modifications made pursuant to the general and special provisions in this Act; (iv) annual procurement plan/s and contracts awarded with the winning supplier, contractor or consultant; (v) major activities or projects categorized in accordance with the 0+10 point socioeconomic agenda and their target beneficiaries; (vi) status of implementation, evaluation or assessment reports of said programs or projects; (vii) Budget and Financial Accountability Reports; (viii) People’s Freedom to information (FOI) Manual signed by head of agency, Agency Information Inventory, 2018 and 2019 FOI Summary Report, and 2018 and 2019 FOI Registry; and (ix) annual reports on the status of income authorized by law to be retained or used and be deposited outside of the National Treasury, which shall include the legal basis for its retention or use, the beginning balance, income collected and its sources, expenditures, and ending balance for the preceding fiscal year.

The heads of the agencies and their web administrators or their equivalent shall be responsible for ensuring compliance with this Section.

The DBM shall post on its website the status of compliance by all agencies of the government.

Sec. 95. Crowdsourcing. All government agencies shall provide, through their respective websites, means for Filipinos to provide feedback on the programs, activities, and projects funded under this Act and how they may be revised and/or improved, which shall be responded to within fifteen (15) working days from receipt thereof.

Sec. 96. Joint Congressional Oversight Committee on Public Expenditures. The Senate and the House of Representatives shall constitute a Joint Congressional Oversight Committee on Public Expenditures which shall primarily monitor compliance by agencies with the requirements or conditions in the utilization of public funds under this Act and pertinent laws.

The Joint Congressional Oversight Committee shall be co-chaired by the Chairperson of the Committee on Finance of the Senate and the Chairperson of the Committee on Appropriations of the House of Representatives. The President of the Senate and the Speaker of the House of Representatives shall each designate seven (7) Senators and seven (7) members of the House of Representatives, respectively, as members of the Joint Congressional Oversight Committee. The minority group in the Senate and the House of Representatives shall each have at least one (1) seat in the Joint Congressional Oversight Committee.

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GENERAL PROVISIONS

The Joint Congressional Oversight Committee on Public Expenditures shall not intervene, participate, or undertake any role or function in any of the various post-enactment stages of the budget execution, such as, but not limited to, project identification or modification, fund releases, and other activities beyond its congressional oversight functions as defined under applicable laws or jurisprudence.

Sec. 97. Exemption from Garnishment, Levy and Execution. Any court, agency or office is hereby cautioned from garnishing or subjecting to levy and execution all public funds, especially the amounts appropriated under this Act.

Sec. 98. Separability Clause. If for any reason, any section or provision of this Act is declared unconstitutional or invalid, other sections or provisions which are not affected thereby shall continue to be in full force and effect.

Sec. 99. Effectivity. The provisions of this Act, detailed in Volume Nos. I-A, I-B, I-C and II shall take effect on January One, Two Thousand and Twenty, unless otherwise provided herein.

Approved,

VICENTE C. SOTTO III President of the Senate	ALAN PETER “COMPAMERO” S. CAYETANO Speaker of the House of Representatives

This Act which originated from the House of Representatives was passed by the House of Representatives and the Senate of the Philippines on December 11, 2019.

MYRA MARIE D. VILLARICA Secretary of the Senate	JOSE LUIS G. MONTALES Secretary General of the House of Representatives

ROBRAGO ROA DUTERTE
President of the Philippines
‘JAN 0 6 2020

JANUARY 6, 2020	OFFICIAL GAZETTE

FISCAL YEAR 2020

PRESIDENT’S AFFIRMATION MESSAGE

JANUARY 6, 2020	OFFICIAL GAZETTE	607
PRESIDENT’S AFFIRMATION MESSAGE

MALACAÑAN PLACE

MANILA

JAN 06 2020

THE HONORABLE SPEAKER

LADIES AND GENTLEMEN OF

THE HOUSE OF REPRESENTATIVES

By the power vested in me by the Constitution, I sign into law Republic Act (RA) No. 11465, the General Appropriations Act (GAA) for Fiscal Year (FY) 2020, entitled “AN ACT APPROPRIATING FUNDS FOR THE OPERATION OF THE GOVERNMENT OF THE REPUBLIC OF THE PHILIPPINES FROM JANUARY ONE TO DECEMBER THIRTY-ONE, TWO THOUSAND AND TWENTY, AND FOR OTHER PURPOSES”.

The crafting of an annual budget to support the efficient operation and discharge of responsibilities of the national government is a process that requires a high level of professionalism and optimum cooperation and commitment between and among the many actors in and outside of the government.

Our civil servants, our civil society partners, and our people, all take part in this process. Therefore, it is to them that I extend my fullest appreciation for the time and efforts they put in, and for working hard and smart to ensure that our proposed National Budget is submitted, reviewed, and passed into law for implementation in FY 2020.

I am likewise grateful to the leaders and members of the 18th Congress, especially to the Chairpersons of the House Committee on Appropriations and the Senate Committee on Finance, for their diligent efforts in passing this Budget that will support the operations of the government and respond to the needs of our people.

Indeed, the process involved in the crafting, submission and review, and enactment of the National Budget is a journey of many participants, steering our people toward the attainment of a lifelong aspiration of “matatag, maginhawa, at panatag na buhay.”

While I am happy to say that the passage of the FY 2020 National Budget, equivalent to PhP4.1 trillion, continues the work we have started three and a half years ago – to enable the Filipino people to achieve their dream – it does not mark the end of a journey, but rather the start of a more challenging phase of our voyage for a more peaceful and progressive Philippines.

I.	GENERAL COMMENTS

The year 2020 is a critical juncture for my Administration as this marks the second half of my term. We had embarked on a journey of “change” by instituting reforms to address long-standing problems in our government.

Moving forward requires change. We have to continue to improve as a nation and abandon habits and practices that hamper and continue to slow down our progress. With a credible and effective system now firmly set in place, we are confident that in the next three years, we will continue reaping the fruits of our labor.

THE PRESIDENT OF THE PHILIPPINES

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Our budget theme for FY 2020 is “Continuing the Journey to a More Peaceful and Progressive Philippines.” We have come a long way in instituting reforms to achieve our socio-economic and development goals for our country. Guided by our principles of supporting growth targets, adherence to fiscal responsibility, effective allocation for infrastructure and social services, and continued adoption of the cash budgeting system, our journey continues. As I have always believed and expressed, the road to a bright future is a process, a long and challenging one. Hence, I enjoin each and every one to continue helping the government to build a better Philippines.

II.	CONDITIONAL IMPLEMENTATION

In truthful exercise of my Office in accordance with the mandate vested in me under the Constitution, I am duty bound to subject the following provisions to specific conditions prior to implementation, in order to faithfully comply with existing laws, policies, and rules and regulations, for the effective and efficient utilization of public funds.

A.	ADHERENCE TO LAWS, RULES AND REGULATIONS

(1)	Procurement laws, rules and regulations

I admire the ingenuity and creativity of Filipinos in producing high quality products and services, thus, I encourage everyone to patronize and support local producers. I likewise reiterate that government procurement should provide preference to locally-produced materials and supplies. Patronizing our own products means creating jobs and keeping the local industry vibrant.

Nevertheless, the domestic preference referred to under Section 18, General Provisions, “Strict Adherence to Procurement Laws, Rules and Regulations,” Volume I-B, page 588, must be compliant with existing procurement laws and rules so as not to unduly limit competition.

(2)	Foreign Travels of Government Officials and Employees

I can never overemphasize my abhorrence of corruption, and so I have to make sure that the use of any single peso in this Budget for personal gain will not be tolerated. Corollary, Section 17, General Provisions, “Use of Government Funds,” Volume I-B, page 588, regarding the utilization of government funds for foreign travels of officials and employees shall be in accordance with the provisions and compliance with Executive Order (EO) No. 77, s. 2019. This is to guarantee that the travel will be used only for the effective performance of an official or employee’s mandates or functions, and there is a substantial benefit to be derived by the State.

(3)	Implementation of the Last Mile Schools Program

I strongly support the implementation of programs that sustain the substantial gains in access to education through the provision of adequate education facilities and learning resources, not just for our students, but also for our teaching and non-teaching personnel. It is understood, however, that the implementation of Department of Education (DepEd)-Office of the Secretary (OSEC), Special Provision No. 23, “Last Mile Schools Program,” Volume I-A, page 195, particularly in allowing the DepEd to enter into a Memorandum of Agreement with local government units (LGUs), must ensure compliance with Section 87, General Provision on Implementation of Nationally Funded Projects

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and pertinent provisions of RA No. 9184 and its Implementing Rules and Regulations (IRR).

(4)	Resettlement of Families or Individuals Affected by Government Infrastructure Projects

To ensure that this Administration is responsive to the needs of our affected Filipinos, I count on the assistance of the Home Development Mutual Fund (HDMF) in the housing resettlement necessitated by infrastructure projects of the Department of Public Works and Highways (DPWH) and the Department of Transportation (DOTr). In furtherance thereof, DPWH-OSEC, Special Provision No. 12, “Resettlement of Project-Affected Persons (PAPs) who are Pag-lbig Fund Members,” Volume I-A, page 1191, and DOTr-OSEC, Special Provision No. 8, “Resettlement of Project-Affected Persons (PAPs) who are Pag-lbig Fund Members,” Volume I-B, page 193, shall be implemented in accordance with RA No. 10752 and other pertinent laws, and relevant guidelines to be issued by the Department of Human Settlements and Urban Development, the HDMF, the DPWH, and the DOTr, in coordination with the Department of Budget and Management (DBM).

(5)	Government Assistance and Subsidies

As we all emphasize the importance of education as the greatest equalizer of conditions of men, I fully support the Congress’s intention of increasing the amount of assistance to students in junior and senior high school levels who intend to enroll in Private Higher Educational Institutions, State Universities and Colleges (SUCs), Local Universities and Colleges, and Technical Vocational Institutions. However, it is emphasized that the implementation of DepEd-OSEC, Special Provision No. 20, “Government Assistance and Subsidies,” Volume I-A, page 194, shall be subject to the certification mechanism and the criteria set forth under RA No. 8545.

(6)	Supplementary Feeding Program

I commend the Congress for passing during my Administration RA No. 11037, the law that institutionalized a national feeding program for undernourished children in public day care, kindergarten, and elementary schools to combat hunger and undernutrition among Filipino children. As part of the implementation of the said law, the Department of Social Welfare and Development (DSWD) is mandated to administer a supplementary feeding program for undernourished children in day care centers or in any other facility which can be used for such purpose.

In order to foster the integrity of the said program, I hereby subject DSWD-OSEC, Special Provision No. 9, “Supplementary Feeding Program,” Volume I-B, page 74, to guidelines to be issued by the DSWD to ensure compliance with existing laws and rules, specifically on the target beneficiaries of the program.

(7)	Protective Services Program

To respond to the needs of vulnerable individuals, families, and communities in crisis or difficult situations, such as those affected by disasters, the government is continuously exerting its utmost efforts to provide assistance through the implementation of programs such as those covered in DSWD-OSEC, Special Provision No. 3, “Protective Services Program,” Volume I-B,

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page 73. It is understood, however, that the delegation of the implementation of said program to civil society organizations, whether it be a non-governmental organization or people’s organization, shall be in strict compliance with Section 65, General Provision on Fund Transfers to Civil Society Organizations.

(8)	Funding for Foreign-Assisted Projects

I noted that Congress has once again identified specific foreign-assisted projects (FAPs) in Unprogrammed Appropriations (UA), Special Provision No. 5, “Support to Foreign-Assisted Projects,” Volume I-B, pages 568-569, to be chargeable against Purpose No. 4 of the UA. Hence, I reiterate that considering that the UA is a standby authority to incur additional obligations for priority programs, activities or projects, the identification of the specific FAPs which are still under negotiation shall not limit my Office in negotiating other foreign loan agreements in consonance with Section 20, Article VII of the Constitution.

Accordingly, the release of funds chargeable against Purpose No. 4 of the UA shall be subject to the submission of a Special Budget pursuant to Section 35, Book VI of EO No. 292, s. 1987, and the approved loan agreement. Moreover, any changes in the project title, scope or amount of the FAPs shall further be subject to the appropriate approval in accordance with existing guidelines.

(9)	Quick Response Fund

I hereby place DepEd-OSEC, Special Provision No. 4, “Quick Response Fund,” Volume I-A, page 192, and Department of Agriculture-OSEC Special Provision No. 6, “Quick Response Fund,” Volume I-A, page 79, under conditional implementation to emphasize that under Section 22 of RA No. 10121, the Quick Response Fund (QRF) is a stand-by fund for relief and recovery programs in order that the situation and living conditions of people in communities or areas stricken by disasters, calamities, epidemics, or complex emergencies, may be normalized as quickly as possible. Hence, the QRF may not be used for pre-disaster activities.

(10)	Special Funds

Taxes are the lifeblood of the government to ensure the continued provision of necessary public services. Considering the challenge in optimizing the revenue-generation capability and collection of the Bureau of Customs (BOC), the said agency is encouraged, through the grant of rewards, to exceed its revenue targets consistent with that indicated in the FY 2019 Budget of Expenditures and Sources of Financing. In doing so, the revenue targets in Department of Finance (DOF)-BOC, Special Provision No. 3, “Rewards and Incentives Fund,” Volume I-A, page 883, submitted by the DOF-BOC, shall be approved by the Development Budget Coordination Committee in accordance with RA No. 9335 and its IRR.

Likewise, tourism is an indispensable element of the national economy. Accordingly, the utilization of funds for tourism-related activities or projects, such as the Tourism Development Fund (TDF), should adhere to the provisions of the law creating such Fund. In this regard, the TDF under Department of Tourism (DOT)-OSEC, Special Provision No. 1, “Tourism Development Fund,” Volume I-B, page 123, shall be used only for the development, promotion and

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marketing of tourism and other projects of the DOT that will boost tourism in the country, pursuant to Section 16 of RA No. 9593.

Further, it is worthy to mention that the Securities and Exchange Commission (SEC) plays an important role in the 10-point socio-economic agenda of my Administration, particularly in increasing the country’s competitiveness and improving the ease of doing business. On this note, I trust that the guidelines to be issued jointly by the SEC and the DBM shall ensure the prudent utilization of government funds authorized under DOF-OSEC, Special Provision No. 2, “Fees and other Receipts of the Securities and Exchange Commission,” Volume I-A, page 879, and that the same shall only be used to cover necessary and authorized expenses under RA No. 8799 and RA No. 11232.

Enshrined in our Constitution is the promotion of the welfare of workers in our society. Hence, the implementation of Department of Trade and Industry (DTI)-Technical Education and Skills Development Authority (TESDA), Special Provision No. 6, “Tulong Trabaho Fund,” Volume I-B, page 181, shall be subject to the observance of the objectives of RA No. 11230 and the guidelines to be issued by the TESDA, consistent with the said law.

Similarly, for the effective implementation of RA No. 11293, and to support entrepreneurs and enterprises in developing innovative solutions benefiting the poorest of the poor, I direct compliance with the guidelines to be issued by the National Economic and Development Authority (NEDA), in coordination with the Department of Science and Technology, the DTI, and the DBM, in the release and utilization of the Innovation Fund under NEDA-Office of the Director General, Special Provision No. 3, “Appropriation for the Innovation Fund,” Volume I-B, page 233.

(11)	Release of Funds for Marawi and Earthquake Damaged Regions

I place the National Disaster Risk Reduction and Management Fund, Special Provision No. 3, “Marawi Recovery, Rehabilitation and Reconstruction Program,” Volume I-B, page 560, and Special Provision No. 4, “Comprehensive Aid to Repair Earthquake Damage (CARED) for Region XI (Davao Region) and Region XII (SOCCSARGEN),” Volume I-B, pages 560-561, under conditional implementation, to authorize the release of these funds upon my approval of the specific projects and appropriate implementing agencies or LGUs with the mandate and capability to implement the program or project concerned, including infrastructure projects.

B.	CASH BUDGETING SYSTEM

True to my commitment to adopt the cash budgeting system beginning FY 2019 set forth under EO No. 91, s. 2019, all appropriations authorized in this Act, except statutory shares and financial subsidy to local government units, for specific programs and projects, shall be available for release and disbursement until the end of the fiscal year, subject to the General Provisions in this Act. This budget system is to be implemented without any setback to ensure timely and prompt delivery of services to the public in general.

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Accordingly, the cash budgeting system shall be strictly observed in the implementation of Other Executive Offices (OEOs)-Commission on Higher Education (CHED), Special Provision No. 3, “Universal Access to Quality Tertiary Education,” Volume I-B, page 309. This is to ensure the efficient utilization of all funds intended for the rational implementation of the free tuition subsidy program of the government.

In relation to the adoption of cash budgeting system, the authority of the National Housing Authority (NHA) to use subsidy released for programs and projects in prior years under Budgetary Support to Government -Owned or - Controlled Corporations-NHA, Special Provision No. 3, “Prior Years’ Subsidy Releases from the National Government,” Volume I-B, page 488, shall be subject to the condition that the NHA must first utilize the unobligated portion of the National Government subsidies in FY 2017 and earlier years, before using its FY 2018 subsidy.

C.	OPTIMIZATION OF PUBLIC FUNDS

(1)	Financial Subsidy to LGUs

The implementation of Allocation to Local Government Unit-Local Government Support Fund, Special Provision No. 5, “Other Financial Assistance to Local Government Units,” Volume I-B, page 547, is subject to the condition that the funds thereunder shall be used for priority development programs and projects of LGUs only when said programs and projects cannot be accommodated by any available LGU funds. Further, in the continued pursuit of the Golden Age of Infrastructure in the Philippines, priority shall be given to infrastructure projects that are aligned with the Build, Build, Build program of the government.

(2)	Medical Assistance and Purchase of Drugs

I appreciate Congress’s action of reviving the Botika ng Barangay program which puts a premium on the health and general welfare of the Filipino people, particularly aimed at promoting equity in health by ensuring the availability of affordable, safe, and effective quality prescription and nonprescription medicines to all, with priority to the marginalized, underserved, critical, and hard to reach areas. Nonetheless, I hereby place Department of Health (DOH)-OSEC, Special Provision No. 13, “Botika ng Barangay Program,” Volume I-A, page 945, under conditional implementation, subject to the guidelines to be issued by the DOH.

While the DOH was granted the continuing authority to make advance payments for the procurement of drugs and vaccines not locally available or those that local suppliers cannot meet the quantity required by the DOH, in the implementation of DOH-OSEC, Special Provision No. 12, “Advance Payment for Drugs and Vaccines Not Locally Available,” Volume I-A, page 945, the DOH shall prescribe guidelines which shall, among others, ensure the issuance of a certification that the local supplier cannot meet the required quantity.

I likewise take special note of the deplorable conditions of the inmates in the country’s jail facilities. It is in this regard that I am placing Department of the Interior and Local Government-Bureau of Jail Management and Penology, Special Provision No. 2, “Subsistence and Medical Allowance of Prisoners,” Volume I-A, page 1015, under conditional implementation in order to limit the

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use of medicine allowance to the purchase of medicines, drugs, and medical supplies and materials. Priority in the use thereof shall be given to inmates with immediate medical needs. Other cases shall be referred to infirmaries, public hospitals, and other licensed medical institutions.

(3)	Funding Requirement of the Philippine Foreign Service

Our foreign service posts (FSPs) have been dedicated in pursuing government endeavors geared toward protecting the interest of Filipinos abroad. In order to provide continued delivery of services to our overseas Filipinos, the FSPs have been given the authority, under Department of Foreign Affairs (DFA)-OSEC, Special Provision No. 1, “DFA Working Fund,” Volume I-A, page 922, to maintain their own working fund from foreign currency earnings, subject to the authorized appropriations, and guidelines to be issued jointly by the DBM and the Bureau of the Treasury.

Further, the lease agreements to be executed pursuant to DFA-OSEC, Special Provision No. 5, “Rentals of Philippine Chanceries, Consular Offices and Embassy or Official Residences,” Volume I-A, page 923, shall comply with the requirements on advance payment of rentals prescribed under RA No. 9184 and its IRR, and the rules on entitlement to living quarters allowance.

I likewise take note of the new provisions under DFA-OSEC, Special Provision No. 6, “Quarters Privileges,” Volume I-A, page 923, which grants quarters privileges to the head of office and other personnel of the DFA Mindanao deployed from the home office, who are not domiciled within or in the immediate proximity of Davao City or do not own or enjoy free use of suitable living quarters therein. This shall be subject to the guidelines to be issued by the DBM in order to be in line with compensation and budgetary policies, rules, and regulations.

Another new special provision for our FSPs is the DFA-OSEC, Special Provision No. 2, “Educational Allowances for Dependents of Officers and Employees in Foreign Service Posts,” Volume I-A, page 922, which provides for education allowance for the dependents of officers and employees in FSPs chargeable against the General Management and Supervision of the DFA. Consistent with RA No. 7151, the allowance shall be granted on reimbursement basis, subject to the guidelines to be issued by the DBM, and shall not be payable in respect to posts where free education is provided for.

Last, but not the least, I place under conditional implementation DFA-OSEC, Special Provision No. 10, “Provision for Agency Attaches or Representatives and Cost Sharing Arrangement,” Volume I-A, page 923. The DFA is hereby reminded to deposit the cost sharing contributions by the agencies to the National Treasury as income of the General Fund pursuant to Section 44, Chapter 5, Book VI of EO No. 292.

(4)	Allocation of Maintenance and Other Operating Expenses

The concept of financial independence of the Judiciary is best upheld with a decentralized system where the National Government is able to directly release funds to lower courts. This has been the evident thrust of the Special Provision under Judiciary-Supreme Court of the Philippines and the Lower Courts (SCPLC), Special Provision No. 7, “Maintenance and Other Operating Expenses of Lower Courts,” Volume I-B, page 388. To promote

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this noble principle, I urge the Supreme Court to ensure the immediate determination of the equitable allocation of funds and the prompt release thereof to the lower courts for the fair and efficient delivery of justice. It may be noted that the Maintenance and Other Operating Expenses (MOOE) allocations of lower courts reflected in the proposed budget which I submitted before Congress are as follows:

Regional Trial Court	₱	1,440,000
Metropolitan Trial Court		1,337,000
Municipal Trial Court in Cities		1,337,000
Municipal Trial Court		926,000
Municipal Circuit Trial Court		926,000
Shari’a District Court		926,000
Shari’a Circuit Court		926,000

On the other hand, the use of the MOOE appropriations under DSWD- Inter-Country Adoption Board (ICAB), Special Provision No. 1, “Maintenance and Other Operating Expenses Requirements,” Volume l-B, page 93, shall be treated as advance release for the operating expenses of the ICAB consistent with the intent and purpose of RA No. 8043. Any excess balance of the fees, charges, and assessments collected by the said agency shall accrue to the General Fund.

(5)	Unprogrammed Appropriations

Keeping in mind our scarce resources and to ensure the efficient utilization of programmed appropriations, I place UA Special Provision No. 14, “Miscellaneous Personnel Benefits,” Volume l-B, page 570; UA, Special Provision No. 15, “Pension and Gratuity,” Volume l-B, page 570; UA, Special Provision No. 16, “PNP Capability Enhancement Program,” Volume l-B, page 570; UA, Special Provision No. 17, “National Bureau of Investigation Modernization Program,” Volume l-B, page 570; and UA, Special Provision No. 18, “Right-Of-Way Acquisition,” Volume l-B, page 570, under conditional implementation that the agencies concerned must first fully exhaust the funds appropriated under their corresponding budgets before they may be authorized to utilize the funds under the UA.

(6)	Entry Level Salary of Government Nurses

I recognize the invaluable contribution of government nurses in providing primary health care. I, therefore, task the DBM to issue the necessary guidelines to implement the Supreme Court ruling in Ang Nars Party-List, et al. vs. The Executive Secretary, et al. (G.R. No. 215746 dated 08 October 2019) under Miscellaneous and Personnel Benefits Fund, Special Provision No. 3, “Payment of Compensation Adjustment,” Volume l-B, page 556, subject to the finality of the said decision.

(7)	Cash Grants to Medical Students

To ensure optimum utilization of funds with the aim of providing the highest degree of education, the grant of tuition fee subsidy to all students enrolled in SUCs offering Doctor of Medicine Program, under OEO-CHED, Special Provision No. 7, “Cash Grants to Medical Students,” Volume l-B, page 309, shall be subject to the condition that there should be no double

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entitlement to grants for student-grantees who are already recipients of medical scholarship from the DOH.

D.	PROTECTION TO GOVERNMENT EMPLOYEES

As in previous years, it does not escape my attention that some government employees are entering into loan agreements with several financing institutions. While I recognize the advantage afforded to government employees in authorizing agencies to deduct the amount of their contributions and obligations to said financing institutions, the government should not be reduced to a mere collecting agent for these institutions. As such, I am placing under conditional implementation Items (b) to (f), Section 47, General Provisions, “Authorized Deductions,” Volume l-B, page 594, to task all government agencies to leverage the accommodation given to these financing institutions in order to secure the most favorable terms possible to uphold the rights and protect the interests of all public servants.

E.	SHARED FISCAL RESPONSIBILITY

In order to ensure the proper expenditure of public funds, Congress of the Philippines, Special Provision No. 6, “Availability of Appropriations and Cash Allocations,” Volume l-A, page 14, is hereby placed under conditional implementation. Based on prudent fiscal management, allocations must only be disbursed for their authorized purposes, further limited by the one-year validity of appropriations pursuant to the General Provision on Cash Budgeting System in this Act, EO No. 292, and EO No. 91. Unexpended balances of appropriations are subject to reversion to the National Treasury in order that they may be authorized anew by a subsequent appropriations law, consistent with the basic fundamental constitutional precept that “no money shall be paid out of the Treasury except in pursuance of an appropriation made by law.”

F.	SUBMISSION OF FINANCIAL AND PHYSICAL REPORTS

It must be emphasized that it shall be the responsibility of the departments, bureaus, offices and instrumentalities of the National Government, and not just the DBM, to submit and prepare quarterly reports by program, activity, or project under Section 91, General Provisions, “Financial and Physical Reports,” Volume l-B, page 603. The DBM shall prepare and submit consolidated quarterly reports on appropriations and releases based on the information provided by the departments, bureaus, offices and instrumentalities of the National Government.

III.	GENERAL OBSERVATION

Consistent with the provisions of existing laws, as well as policies designed to promote fiscal responsibility, and the efficient and effective utilization of government resources, I hereby state my standpoint on the implementation of the directives in certain Special Provisions, for the guidance of all concerned.

A.	SUBMISSION OF LIST AND PLAN OF BASIC EDUCATION FACILITIES

The construction of new classrooms and school buildings takes into consideration various factors, such as latest actual enrollment data, soil condition, allocation based on actual need, or latest building designs compliant with the National Building Code. Thus, I clarify that the list and plan of Basic Education

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Facilities for the construction of school buildings and education facilities in FYs 2020-2022 under DepEd-OSEC, Special Provision No. 6, “Submission of the List and Plan of Basic Education Facilities,” Volume l-A, page 193, to be submitted by the DepEd is necessarily indicative, and the budget provisions for the said years shall be dependent on such identified factors as determined during the applicable budget preparation period.

B.	USE OF MOOE OF THE PUBLIC ATTORNEY’S OFFICE

At the risk of being redundant, I expect that the funds allocated in this Act shall be efficiently utilized in the pursuit of agencies’ mandates. In this regard, the limitation on the use of MOOE of the Public Attorney’s Office (PAO) under Department of Justice-Public Attorney’s Office, Special Provision No. 1, “Limitations on the Use of MOOE,” Volume l-A, page 1096, is understood, as it is expressly provided therein, to pertain only to travel allowance, meetings, and other maintenance and operating expenses of the PAO Forensic Laboratory. Accordingly, it is inferred that the limitation does not, in any way, prohibit the PAO from performing its legitimate functions under existing laws.

C.	ORGANIZATIONAL STRUCTURE

Consistent with the previous years, I affirm my faith and confidence in the implementation of Congress of the Philippines, Special Provision No. 2, “Organizational Structure of the Senate, the House of Representatives, the Senate and the House of Representatives Electoral Tribunals and the Commission on Appointments,” Volume l-A, page 14. The Congress is urged to comply with not only the salary standardization and compensation laws and policy on the use of appropriations or available savings of Congress for expenses resulting from the creation of new positions, and grant of retirement benefits and separation pay, but also the scrap-and-build policy in the adjustment and modification of organizational structure, and other existing organization, staffing, compensation, and position classification standards of the DBM. I am further counting on the Congress to uphold the policy set forth under Section 8, Article IX-B of the Constitution, proscribing the payment of additional compensation.

In the same vein, I extend my utmost trust upon the Judiciary as regards the due implementation of Judiciary-SCPLC, Special Provision No. 4, “Organizational Structure,” Volume l-B, page 387; Office of the Ombudsman, Special Provision No. 1, “Organizational Structure,” Volume I- B, page 445; and Commission on Elections, Special Provision No. 1, “Organizational Structure,” Volume l-B, page 437.

IV.	INCREASES OF APPROPRIATIONS AND NEW BUDGETARY ITEMS

As a final note, let me emphasize that the increases and new budgetary items introduced in this Act by Congress shall be subject to the National Government’s cash programming and prudent observance of responsible fiscal management, applicable rules and procedures during budget execution, and approval by the President based on the programmed priorities of the government.

Inasmuch as said increases and new items have corresponding effects in the respective outputs and outcomes of the agencies concerned, the DBM shall inform the agencies of the changes in their respective appropriations and require the submission of documents to ensure their implementation-readiness and alignment with the programmed priorities of the government.

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V.	CLOSING STATEMENT

The FY 2020 Budget is another opportunity for the Filipino people to come closer to our collective dream of a more peaceful and progressive Philippines.

We began with the FY 2017 Budget on a simple philosophy-A Budget for Real Change. We crafted our change agenda, and set out on a journey which we will continue through this FY 2020 Budget, underscoring the importance of peace and progress in the process. With this, I look forward to year 2020 with high hopes.

Always for the Filipino people.

Very truly yours,

Copy furnished:

Sen. Vicente C. Sotto III

Senate President

The Philippine Senate

Pasay City

Sec. Adelino B. Sitoy

Head

Presidential Legislative Liaison Office

2/F New Executive Bldg.

Malacañang, Manila

JANUARY 6, 2020	OFFICIAL GAZETTE

SUMMARY OF

2020 NEW APPROPRIATIONS

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SUMMARY OF FY 2020 NEW APPROPRIATIONS

SUMMARY OF FY 2020 NEW APPROPRIATIONS

Amount, In Thousand Pesos

DEPARTMENTS		2,382,312,032

I.	CONGRESS OF THE PHILIPPINES	26,748,118

A.	Senate	9,476,902
B.	Senate Electoral Tribunal	292,730
C.	Commission on Appointments	952,909
D.	House of Representatives	15,809,030
E.	House Electoral Tribunal	216,547

II.	OFFICE OF THE PRESIDENT (OP)	8,201,318

A.	The President’s Offices	8,201,318

III.	OFFICE OF THE VICE-PRESIDENT (OVP)	699,883

A.	Office of the Vice-President	699,883

IV.	DEPARTMENT OF AGRARIAN REFORM (DAR)	9,135,200

A.	Office of the Secretary	9,135,200

V.	DEPARTMENT OF AGRICULTURE (DA)	62,291,350

A.	Office of the Secretary	50,965,831
B.	Agricultural Credit Policy Council	2,840,181
C.	Bureau of Fisheries and Aquatic Resources	6,108,884
D.	Fertilizer and Pesticide Authority	192,223
E.	National Fisheries Research and Development Institute	286,467
F.	National Meat Inspection Service	413,425
G.	Philippine Carabao Center	587,105
H.	Philippine Center for Post-Harvest Development and Mechanization	338,727
I.	Philippine Council for Agriculture and Fisheries	159,999
J.	Philippine Fiber Industry Development Authority	398,508

VI.	DEPARTMENT OF BUDGET AND MANAGEMENT (DBM)	2,265,194

A.	Office of the Secretary	2,045,926
B.	Government Procurement Policy Board-Technical Support Office	219,268

VII.	DEPARTMENT OF EDUCATION (DEPED)	521,350,651

A.	Office of the Secretary	520,281,614
B.	Early Childhood Care and Development Council	358,306
C.	National Book Development Board	88,658
D.	National Council for Children’s Television	17,829
E.	National Museum of the Philippines	493,078
F.	Philippine High School for the Arts	111,166

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VIII.	STATE UNIVERSITIES AND COLLEGES (SUCS)	73,716,148

A.	University of the Philippines System (The National University)	18,691,239

B.	National Capital Region (NCR)	5,245,941

B.1.	Eulogio ’Amang’ Rodriguez Institute of Science and Technology	213,005
B.2.	Marikina Polytechnic College	142,490
B.3.	Philippine Normal University	856,008
B.4.	Philippine State College of Aeronautics	176,816
B.5.	Polytechnic University of the Philippines	1,710,631
B.6.	Rizal Technological University	1,409,728
B.7.	Technological University of the Philippines	737,263

C.	Region I – ILOCOS	3,605,019

C.1.	DON Mariano Marcos Memorial State University	1,129,836
C.2	Ilocos Sur Polytechnic State College	296,321
C.3.	Mariano Marcos State University	731,879
C.4.	North Luzon Philippines State College	100,852
C.5.	Pangasinan State University	627,230
C.6.	University of Northern Philippines	718,901

D.	Cordillera Administrative Region (CAR)	1,926,359

D.1.	Abra State Institute of Science and Technology	224,797
D.2.	Apayao State College	162,802
D.3.	Benguet State University	600,106
D.4.	Ifugao State University	337,865
D.5.	Kalinga State University	284,771
D.6.	Mountain Province State University	316,018

E.	Region II – CAGAYAN VALLEY	2,486,941

E.1.	Batanes State College	60,267
E.2.	Cagayan State University	747,905
E.3.	Isabela State University	1,001,576
E.4.	Nueva Vizcaya State University	477,907
E.5.	Quirino State University	199,286

F.	Region III – CENTRAL LUZON	6,841,178

F.1.	Aurora State College of Technology	134,727
F.2.	Bataan Peninsula State University	627,017
F.3	Bulacan Agricultural State College	197,031
F.4.	Bulacan State University	2,302,592
F.5.	Central Luzon State University	764,193
F.6.	Don Honorio Ventura State University	301,387
F.7.	Nueva Ecija University of Science and Technology	548,972
F.8.	Pampanga State Agricultural University	314,942
F.9.	Philippine Merchant Marine Academy	266,182
F.10.	President Ramon Magsaysay State University	386,400
F.11.	Tarlac Agricultural University	446,580
F.12.	Tarlac State University	551,155

	Region IV – SOUTHERN TAGALOG AND PALAWAN	5,096,645

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SUMMARY OF FY 2020 NEW APPROPRIATIONS

G.	Region IVA – CALABARZON	3,423,297

G.1.	Batangas State University	1,707,795
G.2.	Cavite State University	539,851
G.3.	Laguna State Polytechnic University	398,850
G.4.	Southern Luzon State University	287,633
G.5.	University of Rizal System	489,168

H.	Region IVB – MIMAROPA	1,673 348

H.1.	Marinduque State College	169,140
H.2.	Mindoro State University	274,769
H.3.	Occidental Mindoro State College	230,640
H.4.	Palawan State University	473,157
H.5.	Romblon State University	275,327
H.6.	Western Philippines University	250,315

I.	Region V – BICOL	3,914,046

I.1.	Bicol State College of Applied Sciences and Technology	125,129
I.2.	Bicol University	1,029,752
I.3.	Camarines Norte State College	463,375
I.4.	Camarines Sur Polytechnic Colleges	365,184
I.5.	Catanduanes State University	679,524
I.6.	Central Bicol State University of Agriculture	454,131
I.7.	Dr. Emilio B. Espinosa, Sr. Memorial State College of Agriculture and Technology	191,157
I.8.	Partido State University	339,038
I.9.	Sorsogon State College	266,756

J.	Region VI – WESTERN VISAYAS	4,516,826

J.1.	Aklan State University	360,768
J.2.	Capiz State University	570,709
J.3.	Carlos C. Hilado Memorial State College	380,931
J.4.	Central Philippines State University	251,843
J.5.	Guimaras State College	153,151
J.6.	Iloilo Science and Technology University	608,784
J.7.	Iloilo State University of Science and Technology	255,196
J.8.	Northern Iloilo State University	327,635
J.9.	Northern Negros State College of Science and Technology	128,544
J.10.	University of Antique	261,607
J.11.	West Visayas State University	1,217,658

K.	Region VII – CENTRAL VISAYAS	2,331,629

K.1.	Bohol Island State University	395,834
K.2.	Cebu Normal University	296,420
K.3.	Cebu Technological University	986,513
K.4.	Negros Oriental State University	535,326
K.5.	Siquijor State College	117,536

L.	Region VIII – EASTERN VISAYAS	4,524,255

L.1.	Biliran Province State University	337,158
L.2.	Eastern Samar State University	481,203
L.3.	Eastern Visayas State University	509,739

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L.4.	Leyte Normal University	525,093
L.5.	Northwest Samar State University	350,311
L.6.	Palompon Polytechnic State University	224,365
L.7.	Samar State University	327,228
L.8.	Southern Leyte State University	417,201
L.9.	University of Eastern Philippines	451,367
L.10.	Visayas State University	900,590

M.	Region IX – ZAMBOANGA PENINSULA	1,502,238

M.1.	J. H. Cerilles State College	162,686
M.2.	Jose Rizal Memorial State University	335,551
M.3.	Western Mindanao State University	598,506
M.4.	Zamboanga City State Polytechnic College	188,293
M.5.	Zamboanga State College of Marine Sciences and Technology	217,202

N.	Region X – NORTHERN MINDANAO	3,120,094

N.1.	Bukidnon State University	656,561
N.2.	Camiguin Polytechnic State College	78,624
N.3.	Central Mindanao University	748,719
N.4.	MSU-Iligan Institute of Technology	1,038,154
N.5.	Northwestern Mindanao State College of Science and Technology	178,885
N.6.	University of Science and Technology of Southern Philippines – Cagayan de Oro Campus	304,819
N.7.	University of Science and Technology of Southern Philippines – Claveria Campus	114,332

O.	Region XI – DAVAO REGION	1,529,046

O.1.	Compostela Valley State College	123,604
O.2.	Davao del Norte State College	159,304
O.3.	Davao Oriental State University	492,827
O.4.	Southern Philippines Agri-Business and Marine and Aquatic School of Technology	286,062
O.5.	University of Southeastern Philippines	467,249

P.	Region XII – SOCCSKSARGEN	1,552,815

P.1.	Cotabato State University	191,567
P.2.	Cotabato Foundation College of Science and Technology	250,461
P.3.	Sultan Kudarat State University	517,145
P.4.	University of Southern Mindanao	593,642

Q.	Region XIII – CARAGA	1,704,398

Q.1.	Agusan del Sur State College of Agriculture and Technology	136,917
Q.2.	Caraga State University	646,880
Q.3.	Surigao del Sur State University	438,019
Q.4.	Surigao State College of Technology	482,582

R.	Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	5,127,479

R.1.	Adiong Memorial Polytechnic State College	75,090
R.2.	Basilan State College	105,169
R.3.	Mindanao State University	4,118,922
R.4.	MSU-Tawi – Tawi College of Technology and Oceanography	572,357

JANUARY 6, 2020	OFFICIAL GAZETTE	623
SUMMARY OF FY 2020 NEW APPROPRIATIONS

R.5.	Sulu State College	145,554
R.6.	Tawi-Tawi Regional Agricultural College	110,387

IX.	DEPARTMENT OF ENERGY (DOE)	1,429,661

A.	Office of the Secretary	1,429,661

X.	DEPARTMENT OF ENVIRONMENT AND NATURAL RESOURCES (DENR)	25,495,168

A.	Office of the Secretary	18,866,038
B.	Environmental Management Bureau	3,297,996
C.	Mines and Geo-Sciences Bureau	1,360,336
D.	National Mapping and Resource Information Authority	1,689,997
E.	National Water Resources Board	168,205
F.	Palawan Council for Sustainable Development Staff	112,596

XI.	DEPARTMENT OF FINANCE (DOF)	18,548,592

A.	Office of the Secretary	836,607
B.	Bureau of Customs	2,447,765
C.	Bureau of Internal Revenue	8,571,995
D.	Bureau of Local Government Finance	259,482
E.	Bureau of the Treasury	4,770,779
F.	Central Board of Assessment Appeals	18,161
G.	Insurance Commission	1,500,006
H.	National Tax Research Center	62,257
I.	Privatization and Management Office	81,540

XII.	DEPARTMENT OF FOREIGN AFFAIRS (DFA)	24,187,840

A.	Office of the Secretary	24,047,378
B.	Foreign Service Institute	112,513
C.	Technical Cooperation Council of the Philippines	5,221
D.	UNESCO National Commission of the Philippines	22,728

XIII.	DEPARTMENT OF HEALTH (DOH)	101,021,018

A.	Office of the Secretary	100,559,985
B.	National Nutrition Council	461,033

XIV.	DEPARTMENT OF HUMAN SETTLEMENTS AND URBAN DEVELOPMENT (DHSUD)	865,353

A.	Office of the Secretary	624,672
B.	Human Settlements Adjudication Commission	240,681

XV.	DEPARTMENT OF INFORMATION AND COMMUNICATIONS TECHNOLOGY (DICT)	9,865,120

A.	Office of the Secretary	5,733,485
B.	Cybercrime Investigation and Coordination Center	11,261
C.	National Privacy Commission	229,596
D.	National Telecommunications Commission	3,890,778

XVI.	DEPARTMENT OF THE INTERIOR AND LOCAL GOVERNMENT (DILG)	239,843,456

A.	Office of the Secretary	7,366,822
B.	Bureau of Fire Protection	22 955 366
C.	Bureau of Jail Management and Penology	18,599,158

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D.	Local Government Academy	297,895
E.	National Commission on Muslim Filipinos	671,575
F.	National Police Commission	1,773,480
G.	National Youth Commission	120,276
H.	Philippine Commission on Women	106,901
I.	Philippine National Police	187,329,154
J.	Philippine Public Safety College	622,829

XVII.	DEPARTMENT OF JUSTICE (DOJ)	22,025,305

A.	Office of the Secretary	6,804,978
B.	Bureau of Corrections	4,244,182
C.	Bureau of Immigration	1,569,923
D.	Land Registration Authority	1,043,612
E.	National Bureau of Investigation	1,814,348
F.	Office of the Government Corporate Counsel	185,057
G.	Office of the Solicitor General	1,061,573
H.	Parole and Probation Administration	946,162
I.	Presidential Commission on Good Government	152,414
J.	Public Attorney’s Office	4,203,056

XVIII.	DEPARTMENT OF LABOR AND EMPLOYMENT (DOLE)	17,423,259

A.	Office of the Secretary	12,057,296
B.	Institute for Labor Studies	47,877
C.	National Conciliation and Mediation Board	241,919
D.	National Labor Relations Commission	1,242,633
E.	National Maritime Polytechnic	112,443
F.	National Wages and Productivity Commission	226,268
G.	Philippine Overseas Employment Administration	510,051
H.	Professional Regulation Commission	1,395,994
I.	Overseas Workers Welfare Administration	1,588,778

XIX.	DEPARTMENT OF NATIONAL DEFENSE (DND)	191,744,253

A.	Office of the Secretary – Proper	650,091
B.	Government Arsenal	1,302,801
C.	National Defense College of the Philippines	118,804
D.	Office of Civil Defense	1,236,366
E.	Philippine Veterans Affairs Office – Proper	627,454
F.	Veterans Memorial Medical Center	1,804,818

G.	ARMED FORCES OF THE PHILIPPINES	186,003,919

G.1.	Philippine Army (Land Forces)	92,508,006
G.2.	Philippine Air Force (Air Forces)	26,436,267
G.3.	Philippine Navy (Naval Forces)	29,053,943
G.4.	General Headquarters, AFP and AFP-Wide Service Support Units	38,005,703

XX.	DEPARTMENT OF PUBLIC WORKS AND HIGHWAYS (DPWH)	580,886,011

A.	Office of the Secretary	580,886,011

XXI.	DEPARTMENT OF SCIENCE AND TECHNOLOGY (DOST)	20,274,130

A.	Office of the Secretary	5,474,553
B.	Advanced Science and Technology Institute	335,487
C.	Food and Nutrition Research Institute	533,507

JANUARY 6, 2020	OFFICIAL GAZETTE	625
SUMMARY OF FY 2020 NEW APPROPRIATIONS

D.	Forest Products Research and Development Institute	218,432
E.	Industrial Technology Development Institute	524,198
F.	Metals Industry Research and Development Center	251,479
G.	National Academy of Science and Technology	105,594
H.	National Research Council of the Philippines	89,861
I.	Philippine Atmospheric, Geophysical and Astronomical Services Administration	1,411,786
J.	Philippine Council for Agriculture, Aquatic and Natural Resources Research and Development	1,230,021
K.	Philippine Council for Health Research and Development	652,899
L.	Philippine Council for Industry, Energy and Emerging Technology Research and Development	723,981
M.	Philippine Institute of Volcanology and Seismology	588,124
N.	Philippine Nuclear Research Institute	443,815
0.	Philippine Science High School	2,602,079
P.	Philippine Textile Research Institute	118,934
Q.	Science Education Institute	4,741,060
R.	Science and Technology Information Institute	98,363
S.	Technology Application and Promotion Institute	129,957

XXII.	DEPARTMENT OF SOCIAL WELFARE AND DEVELOPMENT (DSWD)	163,811,376

A.	Office of the Secretary	161,959,528
B.	Council for the Welfare of Children	118,171
C.	Inter-Country Adoption Board	59,382
D.	Juvenile Justice and Welfare Council	101,698
E.	National Anti-Poverty Commission	232,221
F.	National Commission on Indigenous Peoples	1,109,551
G.	National Council on Disability Affairs	52,437
H.	Presidential Commission for the Urban Poor	178,388

XXIII.	DEPARTMENT OF TOURISM (DOT)	4,010,984

A.	Office of the Secretary	3,571,977
B.	Intramuros Administration	185,566
C.	National Parks Development Committee	253,441

XXIV.	DEPARTMENT OF TRADE AND INDUSTRY (DTI)	20,955,123

A.	Office of the Secretary	6,652,916
B.	Board of Investments	370,771
C.	Construction Industry Authority of the Philippines	157,061
D.	Cooperative Development Authority	576,140
E.	Design Center of the Philippines	152,124
F.	Philippine Trade Training Center	72,098
G.	Technical Education and Skills Development Authority	12,974,013

XXV.	DEPARTMENT OF TRANSPORTATION (DOTr)	99,395,428

A.	Office of the Secretary	83,064,684
B.	Civil Aeronautics Board	141,123
C.	Maritime Industry Authority	771,317
D.	Office of Transportation Cooperatives	37,928
E.	Office for Transportation Security	119,752
F.	Philippine Coast Guard	15,221,318
G.	Toll Regulatory Board	39,306

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XXVI.	NATIONAL ECONOMIC AND DEVELOPMENT AUTHORITY (NEDA)	11,905,725

A.	Office of the Director-General	1,748,586
B.	Philippine National Volunteer Service Coordinating Agency	31,673
C.	Public-Private Partnership Center of the Philippines	193,477
D.	Philippine Statistical Research and Training Institute	57,310
E.	Philippine Statistics Authority	9,312,629
F.	Tariff Commission	79,090
G.	Commission on Population and Development	482,960

XXVII.	PRESIDENTIAL COMMUNICATIONS OPERATIONS OFFICE (PCOO)	1,693,882

A.	Presidential Communications Operations Office – Proper	499,324
B.	Bureau of Broadcast Services	392,378
C.	Bureau of Communications Services	57,627
D.	National Printing Office	10,384
E.	News and Information Bureau	120,062
F.	Philippine Information Agency	387,065
G.	Presidential Broadcast Staff (RTVM)	227,042

XXVIII.	OTHER EXECUTIVE OFFICES	59,382,280

A.	Anti-Money Laundering Council	145,201
B.	Anti-Red Tape Authority	172,401
C.	Climate Change Commission	174,023
D.	Commission on Filipinos Overseas	129,838
E.	Commission on Higher Education	46,782,466
F.	Commission on the Filipino Language	82,817
G.	Dangerous Drugs Board	639,661
H.	Energy Regulatory Commission	849,778
I.	Film Development Council of the Philippines	265,068
J.	Games and Amusement Board	123,460
K.	Governance Commission for Government-Owned or Controlled Corporations	182,510
L.	Mindanao Development Authority	212,002
M.	Movie and Television Review and Classification Board	38,838

N.	National Commission for Culture and the Arts	992,517

N.1	National Commission for Culture and the Arts – Proper	214,961
N.2	National Historical Commission of the Philippines	404,904
N.3	National Library of the Philippines	222,794
N.4	National Archives of the Philippines	149,858

O.	National Intelligence Coordinating Agency	1,043,375
P.	National Security Council	439,793
Q.	Office of the Presidential Adviser on the Peace Process	1,828,757
R.	Optical Media Board	68,307
S.	Philippine Competition Commission	455,100
T.	Philippine Drug Enforcement Agency	2,780,295
U.	Philippine Racing Commission	253,293
V.	Philippine Sports Commission	944,964
W.	Presidential Legislative Liaison Office	91,297
X.	Presidential Management Staff	686,519

XXIX.	JOINT LEGISLATIVE-EXECUTIVE COUNCILS	4,361

A.	Legislative-Executive Development Advisory Council	4,361

JANUARY 6, 2020	OFFICIAL GAZETTE	627
SUMMARY OF FY 2020 NEW APPROPRIATIONS

XXX.	THE JUDICIARY	40,171,621

A.	Supreme Court of the Philippines and the Lower Courts	34,995,818
B.	Presidential Electoral Tribunal	144,921
C.	Sandiganbayan	1,365,564
D.	Court of Appeals	3,087,421
E.	Court of Tax Appeals	577,897

XXXI.	CIVIL SERVICE COMMISSION (CSC)	1,692,115

A.	Civil Service Commission	1,602,103
B.	Career Executive Service Board	90,012

XXXII.	COMMISSION ON AUDIT (COA)	12,463,539

XXXIII.	COMMISSION ON ELECTIONS (COMELEC)	3,838,206

XXXIV.	OFFICE OF THE OMBUDSMAN	4,046,726

XXXV.	COMMISSION ON HUMAN RIGHTS (CHR)	923,638

A.	Commission on Human Rights	888,755
B.	Human Rights Violations Victims’ Memorial Commission	34,883

SPECIAL PURPOSE FUNDS		684,202,437

XXXVI.	BUDGETARY SUPPORT TO GOVERNMENT CORPORATIONS	195,985,777

A.	Department of Agriculture (DA)	14,664,645

A.1.	National Dairy Authority	266,492
A.2.	National Food Authority	7,000,000
A.3	Philippine Coconut Authority	1,121,744
A.4.	Philippine Crop Insurance Corporation	3,500,000
A.5.	Philippine Fisheries Development Authority	1,625,767
A.6.	Philippine Rice Research Institute	650,642
A.7.	Sugar Regulatory Administration	500,000

B.	Department of Energy (DOE)	3,485,831

B.1.	National Electrification Administration	2,299,625
B.2.	National Power Corporation	1,186,206

C.	Department of Environment and Natural Resources	300,000

C.1	Laguna Lake Development Authority	300,000

D.	Department of Finance (DOF)	37,085,000

D.1.	Land Bank of the Philippines	36,488,000
D.2.	Philippine Tax Academy	97,000
D.3	Trade and Investment Development Corporation	500,000

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E.	Department of Health (DOH)	75,446,614

E.1.	Lung Center of the Philippines	417,287
E.2.	National Kidney and Transplant Institute	908,138
E.3.	Philippine Children’s Medical Center	1,197,653
E.4.	Philippine Health Insurance Corporation	71,353,360
E.5.	Philippine Heart Center	1,432,023
E.6.	Philippine Institute of Traditional and Alternative Health Care	138,153

F.	Department of Human Settlements and Urban Development (DHSUD)	6,959,329

F.1	National Home Mortgage Finance Corporation	1,000,000
F.2	National Housing Authority	4,562,410
F.3	Social Housing Finance Corporation	1,396,919

G.	Department of Public Works and Highways (DPWH)	345,317

G.1.	Local Water Utilities Administration	345,317

H.	Department of Tourism	65,000

H.1	Nayong Pilipino Foundation	15,000
H.2	Tourism Infrastructure and Enterprise Zone Authority	50,000

I.	Department of Trade and Industry	1,947,200

I.1	Aurora Pacific Economic Zone and Freeport Authority	168,721
I.2	Center for International Trade Expositions and Missions	278,479
I.3	Small Business Corporation	1,500,000

J.	Department of Transportation	3,151,610

J.1	Davao International Airport Authority	274,958
J.2	Light Rail Transit Authority	1,018,152
J.3	Philippine National Railways	1,858,500

K.	National Economic and Development Authority (NEDA)	322,294

K.1.	Philippine Institute for Development Studies	322,294

L.	Presidential Communications Operations Office (PCOO)	356,148

L.1	Intercontinental Broadcasting Corporation	77,768
L.2.	People’s Television Network, Inc.	278,380

M.	Other Executive Offices	51,828,183

M.1	Authority of the Freeport Area of Bataan	374,890
M.2	Bases Conversion and Development Authority	11,647,160
M.3	Cagayan Economic Zone Authority	263,029
M.4	Credit Information Corporation	51,648
M.5	Cultural Center of the Philippines	408,015
M.6	Development Academy of the Philippines	469,214
M.7	Home Guaranty Corporation	500,000
M.8	National Irrigation Administration	36,277,289
M.9	Philippine Center for Economic Development	49,201
M.10	Philippine Postal Corporation	500,256
M.11	Southern Philippines Development Authority	95,574

JANUARY 6, 2020	OFFICIAL GAZETTE	629
SUMMARY OF FY 2020 NEW APPROPRIATIONS

M.12	Subic Bay Metropolitan Authority	793,668
M.13	Zamboanga City Special Economic Zone Authority	398,239
N.	BSGC – Others	28,606

XXXVII.	ALLOCATIONS TO LOCAL GOVERNMENT UNITS	70,139,612

A.	Metropolitan Manila Development Authority	4,778,359
B.	Special Shares of LGUs in the Proceeds of National Taxes	29,093,329
C.	Local Government Support Fund	28,852,461
D.	Special Shares of LGUs in the Proceeds of Fire Code Fees	365,463
E.	Barangay Officials Death Benefits Fund	50,000
F.	Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)	7,000,000

XXXVIII.	CONTINGENT FUND	13,000,000

XXXIX.	MISCELLANEOUS PERSONNEL BENEFITS FUND	56,578,765

XL.	NATIONAL DISASTER RISK REDUCTION AND MANAGEMENT FUND	16,000,000

XLI.	PENSION AND GRATUITY FUND	116,194,791

XLII.	UNPROGRAMMED APPROPRIATIONS	216,303,492

	TOTAL NEW APPROPRIATIONS	3,066,514,469

BUDGETS OF DEPARTMENT OF ENERGY ATTACHED CORPORATIONS
I.	National Electrification Administration	14,915,368
II.	National Power Corporation	33,421,449
III.	Philippine National Oil Company	841,938

	Total	49,178,755

ANNEXES
A.	AUTOMATIC APPROPRIATIONS	1,249,789,023

B.	DEBT SERVICE – PRINCIPAL AMORTIZATION	582,088,000

JANUARY 6, 2020	OFFICIAL GAZETTE

ANNEXES

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AUTOMATIC APPROPRIATIONS

		Current Operating Expenditures
		Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays	Total
A. PURPOSE(S)
1.	Debt Service – Interest Payment				₱	450,964,000,000
2.	Internal Revenue Allotment					648,921,246,000
3.	Pension under R.A. No. 2087, as amended by P.D. 1625 and R.A. No. 5059, as amended by Section 1 of EO No. 145, s. 1987					480,000
4.	Customs Duties and Taxes, including Tax Expenditures					14,500,000,000
5.	Net Lending					10,000,000,000
6.	Retirement and Life Insurance Premiums					49,317,919,000
7.	Special Account					12,451,302,000
8.	Bangsamoro Autonomous Region in Muslim Mindanao (BARMM)					63,634,076,000

TOTAL					₱	1,249,789,023,000

JANUARY 6, 2020	OFFICIAL GAZETTE	631
ANNEXES

DEBT SERVICE - PRINCIPAL AMORTIZATION

	Current Operating Expenditures
	Personnel Services	Maintenance and Other Operating Expenses	Capital Outlays		Total
A. PURPOSE
For the Payment of Principal Amortization of Foreign and Domestic Indebtedness			₱	582,088,000,000	₱	582,088,000,000

TOTAL			₱	582,088,000,000	₱	582,088,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE

DEPARTMENT OF AGRICULTURE

FARM-TO-MARKET ROADS

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LOCALLY-FUNDED PROJECTS

FARM-TO-MARKET ROADS	Amount in Pesos
REPAIR/REHABILITATION AND CONSTRUCTION OF FARM-TO-MARKET ROADS IN DESIGNATED KEY PRODUCTION AREAS	9,958,500,000

NATIONAL CAPITAL REGION (NCR) - Central Office	344,000,000
Concreting of Brgy. Carigongan FMR, Brgy. Carigongan, Bubong, Lanao del Sur	12,000,000
Concreting of Brgy. Manacab FMR, Brgy. Manacab, Buadiposo-Buntong, Lanao del Sur	12,500,000
Concreting of Brgy. Pualas FMR, Brgy. Pualas, Buadiposo-Buntong, Lanao del Sur	12,500,000
Concreting of Brgy. Sapot FMR, Brgy. Sapot, Buadiposo-Buntong, Lanao del Sur	12,000,000
Concreting of Brgy. Angilan FMR, Brgy. Angilan, Omar, Sulu	12,500,000
Concreting of Brgy. Bobong FMR, Brgy. Bobong, Bacolod-kalawi, Lanao del Sur	12,000,000
Concreting of Brgy. Bohe Biti FMR, Brgy. Bohe Biti, Tipi-Tipo, Basilan	12,000,000
Concreting of Brgy. Bugasan Sur FMR, Brgy. Bugasan Sur, Matanog, Maguindanao	12,500,000
Concreting of Brgy. Bulod FMR, Brgy. Bulod, Datu Paglas, Maguindanao	12,000,000
Concreting of Brgy. Balintad (Ganassi) to Liangan (Madamba) FMR, Brgy. Balintad (Ganassi) and Liangan (Madamba), Lanao del Sur	12,000,000
Concreting of Brgy. Illana Bay(Picong)-Brgy. Dapao(Pualas) FMR, Brgy. Illana Bay(Picong) and Brgy. Dapao(Pualas), Lanao del Sur	13,000,000
Concreting of Brgy. Lambayong FMR, Brgy. Lambayong, Indanan, Sulu	12,500,000
Concreting of Brgy. Oring FMR, Brgy. Oring, Buldon, Maguindanao	12,500,000
Concreting of Brgy. Pandan FMR, Brgy. Pandan, South Upi, Maguindanao	12,000,000
Concreting of Brgy. Panglima Alari FMR, Brgy. Panglima Alari, Sitangkai, Tawi-Tawi	12,000,000
Concreting of Brgy. Piangologan to Brgy. Balut FMR, Brgy. Piangologan and Brgy. Balut, Marogong, Lanao del Sur	12,000,000
Concreting of Brgy. Sanga-Sanga FMR, Brgy. Sanga-Sanga, Bongao, Tawi-Tawi	25,000,000
Concreting of Brgy. Tubig Parang FMR, Brgy. Tubig Parang, Indanan, Sulu	12,500,000
Concreting of Brgy. Tubig Puti (Sitio Kan Simba) to Brgy. Niyog-Niyog (Sitio Kan Pahaw) FMR, Brgy. Tubig Puti and Brgy. Niyog-Niyog, Luuk, Sulu	12,500,000
Concreting of Crossing Borongotan to Kabalo Road FMR, Brgy. Borongotan and Brgy. Kabalo, Upi, Maguindanao	12,000,000
Concreting of Brgy. Kitango to Brgy. Udsudan (Phase II) FMR, Brgy. Kitango and Brgy. Udsuan, Datu Saudi-Ampatuan, Maguindanao	12,500,000
Concreting of Brgy. Paguengan to Brgy. Bohebakung Road Section FMR, Brgy. Paguengan and Brgy. Bohebakung, Akbar, Basilan	25,000,000
Concreting of Brgy. Pulacan to National Highway to Brgy. Perfecto Magdadaro FMR, Brgy. Pulacan and Brgy. Perfecto Magdadaro, Wao, Lanao del Sur	12,000,000
Concreting of Sitio Pinaginuman, Brgy. Elian to Sitio Kapulen, Brgy. Gawang FMR, Brgy. Elian and Brgy. Gawang, Datu Saudi-Ampatuan, Maguindanao	12,500,000
Concreting of Sitio Sucob to Sitio Saramuray (Phase I), Brgy. Pilar FMR, Brgy. Pilar, South Upi, Maguindanao	12,000,000
Concreting of Brgy. Tongehat FMR, Brgy. Tongehat, Sibuto, Tawi-Tawi	12,000,000

Region I - IIocos	519,000,000
Concreting of Sitio Palong, Brgy. Baraquezon FMR, Brgy. Baraquezon, Carasi, Ilocos Norte	12,500,000
Concreting of Brgy. Calambeg to Brgy. Maruaya FMR, Brgy. Calambeg to Brgy. Maruaya, Vintar, Ilocos Norte	12,500,000
Concreting of Sitio Buga to Currimao Road FMR, Brgy. Sideg, Paoay Ilocos Norte	24,000,000
Concreting of Sitio Buga to Sitio Bing-it, Brgy. Sta. Rita FMR, Brgy. Sta. Rita, Paoay, Ilocos Norte	12,500,000
Concreting of Sitio Kappia to Sitio Murmuray, Brgy. Nagbacalan FMR, Brgy. Nagbacalan, Paoay, Ilocos Norte	12,000,000
Concreting of Burok Baraniw, Brgy. Paratong FMR, Brgy. Paratong, Paoay, Ilocos Norte	20,000,000
Concreting of Sitio Usat, Brgy. Bomitog FMR, Brgy. Bomitog, Banna, Ilocos Norte	12,500,000
Concreting of Brgy. Poblacion 1 to Brgy. Pangil FMR, Brgy, Poblacion 1 and Brgy. Pangil, Currimao, Ilocos Norte	12,500,000
Concreting of Brgy. Maas-asin to Brgy. Maratudo FMR, Brgy. Maas-asin and Brgy. Maratudo, Magsingal, Ilocos Sur	13,000,000
Concreting of Brgy. Camindoroan to Brgy. Solotsolot FMR, Brgy. Camindoroan and Brgy. Solotsolot, San Juan, Ilocos Sur	12,000,000
Concreting of Brgy. Palacapac FMR, Brgy. Palacapac, Candon City, Ilocos Sur	12,500,000
Concreting of Brgy. Gusing FMR, Brgy. Gusing, Sta. Maria, Ilocos Sur	15,000,000
Concreting of Sitio Macaag, Brgy. Damuco FMR, Brgy. Damuco, Suyo, Ilocos Sur	12,500,000

JANUARY 6, 2020	OFFICIAL GAZETTE	633
DEPARTMENT OF AGRICULTURE (FARM-TO-MARKET ROADS)

Concreting of Brgy. Pangotan FMR, Brgy. Pangotan, Sugpon, Ilocos Sur	12,500,000
Concreting of Brgy. Maliclico FMR, Brgy. Maliclico, Sudipen, La Union	12,500,000
Concreting of Brgy. Bulalaan FMR, Brgy. Bulalaan, Sudipen, La Union	12,500,000
Concreting of Brgy. Gallano FMR, Brgy. Gallano, Aringay, La Union	12,500,000
Concreting of Sitio Timmorek, Brgy. San Jose FMR, Brgy. San Jose, Caba, La Union	12,500,000
Concreting of Congo Road, Brgy. Awile FMR, Brgy. Awile, Anda, Pangasinan	12,500,000
Concreting of Brgy. Patar FMR, Brgy. Patar, Agno, Pangasinan	12,500,000
Concreting of Brgy. Cabungan FMR, Brgy. Cabungan, Anda, Pangasinan	12,500,000
Concreting of Pangasinan Research and Experiment Center (PREC) Station, Brgy. Tibag East FMR, Brgy. Tibag East, Sual, Pangasinan	24,000,000
Concreting of Brgy. Bongalon FMR, Brgy. Bongalon, Labrador, Pangasinan	12,500,000
Concreting of Brgy. Malabobo to Brgy. Lawak Langka FMR, Brgy. Malabobo and Brgy. Lawak Langka, Mangatarem, Pangasinan	12,500,000
Concreting of Sitio Sipitan, Brgy. Bocoboc East FMR, Brgy. Bocoboc East, Aguilar, Pangasinan	12,500,000
Concreting of Brgy. Tuliao FMR, Brgy. Tuliao, Sta. Barbara, Pangasinan	12,500,000
Concreting of Brgy. Ambonao FMR, Brgy. Ambonao, Calasiao, Pangasinan	12,500,000
Concreting of Brgy. Ambuetel FMR, Brgy. Ambuetel, Calasiao, Pangasinan	12,000,000
Concreting of Brgy. Managos FMR, Brgy. Managos, Bayambang, Pangasinan	12,000,000
Concreting of Brgy. San Juan FMR, Brgy. San Juan, San Jacinto, Pangasinan	12,500,000
Concreting of Brgy. Oraan East FMR, Brgy. Oraan East, Manaoag, Pangasinan	12,500,000
Concreting of Brgy. San Pedro Apartado FMR, Brgy. San Pedro Apartado, Alcala, Pangasinan	12,500,000
Concreting of Brgy. Inmalog FMR, Brgy. Inmalog, Sison, Pangasinan	12,500,000
Concreting of Brgy. San Roque to Brgy. Barangobong FMR, Brgy. San Roque (San Nicolas) and Brgy. Barangobong (Natividad), Pangasinan	12,500,000
Concreting of Brgy. Gonzalo to Brgy. Carayacan FMR, Brgy. Gonzalo and Brgy. Carayacan, San Quintin, San Manuel, Pangasinan	12,500,000
Concreting of Brgy. Tumana West FMR, Brgy. Tumana West, Rosales, Pangasinan	50,000,000

Cordillera Administrative Region (CAR)	334,000,000
Concreting of Brgy. Alangtin FMR, Brgy. Alangtin, Tubo, Abra	14,000,000
Concreting of Brgy. Tabacda FMR, Brgy. Tabacda, Tubo, Abra	12,000,000
Concreting of Brgy. Buneg FMR, Brgy. Buneg, Lacub, Abra	14,000,000
Concreting of Brgy. Gacab FMR, Brgy. Gacab, Malibcong, Abra	12,000,000
Concreting of Brgy. Tiktik FMR, Brgy. Tiktik, Pilar, Abra	12,000,000
Concreting of Brgy. Dintan FMR, Brgy. Dintan, Pilar, Abra	12,000,000
Concreting of Brgy. Nagcanasan FMR, Brgy. Nagcanasan, Pilar, Abra	12,000,000
Concreting of Brgy. Pacgued FMR, Brgy. Pacgued, Malibcong, Abra	12,000,000
Concreting of Brgy. Guinguinabang FMR, Brgy. Guinguinabang, Lacub, Abra	12,000,000
Concreting of Brgy. Tubtuba FMR, Brgy. Tubtuba, Tubo, Abra	12,000,000
Concreting of Sitio Minuwa, Brgy. Poblacion FMR, Brgy. Poblacion, Licuan-Baay, Abra	13,000,000
Concreting of Brgy. Budac to Brgy. Gaddani FMR, Brgy. Budac and Brgy. Gaddani, Tayum, Abra	12,000,000
Concreting of Brgy. Cadaclan FMR, Brgy. Cadaclan, Calanasan, Apayao	13,000,000
Concreting of Brgy. Caglayan to Brgy. Macatel FMR, Brgy. Caglayan and Brgy. Macatel, Conner, Apayao	12,000,000
Concreting of Brgy. Banengbeng FMR, Brgy. Banengbeng, Sablan, Benguet	13,000,000
Concreting of Brgy. Bosleng to Brgy. Paoay FMR, Brgy. Paoay and Brgy. Bosleng, Atok, Benguet	12,000,000
Concreting of Sitio Mabuyucan to Sitio Pun-ayagan, Brgy. Umalbong FMR, Brgy. Umalbong, Hingyon, Ifugao	13,000,000
Concreting of Brgy. Tungngod to Brgy. Pullaan FMR, Brgy. Tungngod and Brgy. Pullaan, Lagawe, Ifugao	12,000,000
Concreting of Brgy. Wagud to Brgy. Ballayangon FMR, Brgy. Wagud and Brgy. Ballayangon, Pinukpuk, Kalinga	13,000,000
Concreting of Brgy. Magnao FMR, Brgy. Magnao, Tabuk City, Kalinga	12,000,000
Concreting of Brgy. Ababa-an FMR, Brgy. Ababa-an, Balbalan, Kalinga	12,000,000
Concreting of Brgy. Lower Taloctoc FMR, Brgy. Lower Taloctoc, Tanudan, Kalinga	12,000,000
Concreting of Brgy. Ballayangon FMR, Brgy. Ballayangon, Pinukpuk, Kalinga	12,000,000
Concreting of Brgy. Sandara FMR, Brgy. Sandara, Rizal, Kalinga	12,000,000

634	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Concreting of Sitio Turod to Sitio Burnbur (Phase II) FMR, Brgy. Bulo, Tabuk City, Kalinga	12,000,000
Concreting of Brgy. Agawa FMR, Brgy. Agawa, Besao, Mountain Province	12,000,000
Concreting of Sitio Ambatutong- Sitio Bila- Sitio Addang FMR, Brgy. Bunot, Paracelis, Mountain Province	13,000,000

Region II- Cagayan	555,100,000
Concreting of Brgy. Backiling FMR, Brgy. Backiling, Aparri, Cagayan	12,500,000
Concreting of Brgy. Tagum FMR, Brgy. Tagum, Gonzaga, Cagayan	12,500,000
Concreting of Brgy. Balingit FMR, Brgy. Balingit, Pamplona, Cagayan	12,500,000
Concreting of Brgy. Gumarueng FMR, Brgy. Gumarueng, Piat, Cagayan	12,500,000
Concreting of Brgy. Baculud FMR, Brgy. Baculud, Amulung, Cagayan	12,000,000
Concreting of Brgy. Dadda FMR, Brgy. Dadda, Amulung, Cagayan	12,000,000
Concreting of Brgy. Furagui FMR, Brgy. Furagui, Solana, Cagayan	12,000,000
Concreting of Brgy. Padul FMR, Brgy. Padul, Solana, Cagayan	12,000,000
Concreting of Brgy. Taribubu FMR, Brgy. Taribubu, Tuao, Cagayan	12,000,000
Concreting of Brgy. Manalo FMR, Brgy. Manalo, Amulung, Cagayan	12,000,000
Concreting of Brgy. Mambacag FMR, Brgy. Mambacag, Tuao, Cagayan	36,000,000
Concreting of Brgy. Roma Norte to Brgy. Batu FMR, Brgy. Roma Norte and Brgy. Batu, Enrile, Cagayan	12,500,000
Concreting of Brgy. Manaoag to Brgy. Ocampo FMR, Brgy. Manaoag and Brgy. Ocampo, Iguig, Cagayan	12,500,000
Concreting of Brgy. Villamor FMR, Brgy. Villamor, Aglipay, Quirino	12,500,000
Concreting of Brgy. Villa Gracia FMR, Brgy. Villa Gracia, Maddela, Quirino	12,500,000
Concreting of Brgy. Liptan to Brgy. Karwarway FMR, Brgy. Liptan and Brgy. Karwarway, Itbayat, Batanes	12,500,000
Concreting of Brgy. Isnabayan to Brgy. Maysoho FMR, Brgy. Isnahayan and Brgy. Maysoho, Ivana, Batanes	12,500,000
Concreting of Brgy. San Rafael Abajo Phase II FMR, Brgy. San Rafael Abajo, Sto. Tomas, Isabela	12,500,000
Concreting of Brgy. Alinguigan 1st FMR, Brgy. Alinguigan 1st, Ilagan, Isabela	12,500,000
Concreting of Brgy. Maluno Norte FMR, Brgy. Maluno Norte, Benito Soliven, Isabela	12,500,000
Concreting of Brgy. Bagong Sikat FMR, Brgy. Bagong Sikat, Naguilian, Isabela	12,500,000
Concreting of Brgy. Lapaz FMR, Brgy. Lapaz, Cabatuan, Isabela	12,500,000
Concreting of Brgy. Malasin to Brgy. Salinungan West FMR, Brgy. Malasin and Brgy. Salinungan West, San Mateo, Isabela	12,500,000
Concreting of Scarpt Road to Gulac Road, Brgy. Baluarte FMR, Brgy. Baluarte, Santiago City, Isabela	14,000,000
Concreting of Gulac Road to South Low Canal, Brgy. Baluarte FMR, Brgy. Baluarte, Santiago City, Isabela	14,300,000
Concreting of South High Road to Brgy. Sinili-Gulac Road, Brgy. Sinili FMR, Brgy. Sinili, Santiago City, Isabela	26,800,000
Concreting of Brgy. Turod Sur to Brgy. Malapat to Brgy. Cadaanan FMR, Brgy. Turod Sur and Brgy. Malapat and Brgy. Cadaanan, Cordon, Isabela	12,500,000
Concreting of Brgy. Divinan FMR Phase I, Brgy. Divinan, Jones, Isabela	12,500,000
Concreting of Brgy. Quiling to Brgy. Doña Concha FMR, Brgy. Quiling and Brgy. Doña Concha, Roxas, Isabela	12,500,000
Concreting of Brgy. Sta. Rita to Brgy. Nampicuan FMR, Brgy. Sta. Rita to Brgy. Nampicuan, Aurora, Isabela	12,500,000
Concreting of Brgy. Mabbayad to Brgy. Benguet FMR, Brgy. Mabbayad and Brgy. Benguet, Echague, Isabela	12,500,000
Concreting of Brgy. Mabbayad to Brgy. San Miguel FMR, Brgy. Mabbayad and Brgy. San Miguel, Echague, Isabela	12,500,000
Concreting of Brgy. Garit Sur to Brgy. Garit Norte FMR, Brgy. Garit Sur and Brgy. Garit Norte, Echague, Isabela	42,000,000
Concreting of Brgy. Cabuluan FMR, Brgy. Cabuluan, Villaverde, Nueva Vizcaya	12,500,000
Concreting of Brgy. Centro Kimbutan FMR, Brgy. Centro Kimbutan, Dupax Del Sur, Nueva Vizcaya	12,500,000
Concreting of Brgy. Commonal FMR, Brgy. Commonal, Solano, Nueva Vizcaya	12,500,000
Concreting of Brgy. Antutot FMR, Brgy. Antutot, Kasibu, Nueva, Vizcaya	12,500,000
Concreting of Brgy. Aurora to Brgy. Maasin FMR, Brgy. Aurora and Brgy. Maasin, Quezon, Nueva Vizcaya	12,500,000
Concreting of Brgy. Magapuy FMR, Brgy. Magapuy, Bayombong, Nueva Vizcaya	12,500,000

Region III - Central Luzon	801,500,000
Concreting of Brgy. Pingit FMR, Brgy. Pingit, Baler, Aurora	12,000,000
Concreting of Sitio Hacienda, Brgy. Nonong FMR, Brgy. Nonong, San Luis, Aurora	12,000,000
Concreting of Sitio Kailugan FMR, Brgy. Matawe, Dingalan, Aurora	12,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	635
DEPARTMENT OF AGRICULTURE (FARM-TO-MARKET ROADS)

Concreting of Brgy. Laboy to Brgy. Ipil FMR, Brgy. Laboy and Brgy. Ipil, Ma. Aurora, Aurora	13,000,000
Concreting of Purok 2 to Purok 7, Brgy. Gugo FMR, Brgy. Gugo, Calumpit, Bulacan	13,000,000
Concreting of Purok 5 Camaling, Brgy. Pungo FMR, Brgy. Pungo, Calumpit, Bulacan	12,000,000
Concreting of Purok Gitna, Brgy. Manatal FMR, Brgy. Manatal, Pandi, Bulacan	20,000,000
Concreting of Brgy. Catacte FMR, Brgy. Catacte, Bustos, Bulacan	12,000,000
Concreting of Brgy. Tarcan FMR, Brgy. Tarcan, Baliuag, Bulacan	20,000,000
Concreting of Brgy. Sto. Niño FMR, Brgy. Sto. Niño, Pandi, Bulacan	18,000,000
Concreting of Brgy. Cupang FMR, Brgy. Cupang, Pandi, Bulacan	18,000,000
Concreting of Brgy. Tanawan to Brgy. Poblacion FMR, Brgy. Tanawan and Brgy. Poblacion, Bustos, Bulacan	12,000,000
Concreting of Brgy. Siling Bata to Brgy. Cacarong Matanda FMR, Brgy. Siling Bata and Brgy. Cacarong Matanda, Pandi, Bulacan	25,000,000
Concreting of Brgy. Pinagtulayan FMR, Brgy. Pinagtulayan, Norzagaray, Bulacan	12,000,000
Concreting of Brgy. Matictic FMR, Brgy. Matictic, Norzagaray, Bulacan	12,000,000
Concreting of Brgy. Tigbe FMR, Brgy. Tigbe, Norzagaray, Bulacan	12,000,000
Concreting of Brgy. Baraka FMR, Brgy. Baraka, Norzagaray, Bulacan	18,000,000
Concreting of Brgy. Bangkal FMR, Brgy. Bangkal, Norzagaray, Bulacan	12,000,000
Concreting of Brgy. Malipampang to Brgy. Telapatio FMR, Brgy. Malipampang and Brgy. Telapatio, San Ildefonso, Bulacan	13,000,000
Concreting of Brgy. Gabihan to Brgy. Sumandig FMR, Brgy. Gabihan and Brgy. Sumandig, San Ildefonso, Bulacan	12,000,000
Concreting of Purok 4, Brgy. San Isidro FMR, Brgy. San Isidro, San Jose Del Monte, Bulacan	25,000,000
Concreting of Sitio Grego to Sitio Pinagpatayan, Brgy. Calaylayan FMR, Brgy. Calaylayan, Abucay, Bataan	25,000,000
Concreting of Brgy. Ibis FMR, Brgy. Ibis, Bagac, Bataan	12,000,000
Concreting of Brgy. Alangan FMR, Brgy. Alangan, Limay, Bataan	12,000,000
Concreting of Brgy. Lucanin FMR, Brgy. Lucanin, Mariveles, Bataan	12,000,000
Concreting of Brgy. Balagtas to Roman Super Highway FMR, Brgy. Balagtas, Orion, Bataan	13,000,000
Concreting of Purok 6, Brgy. General Lim FMR, Brgy. General Lim, Orion, Bataan	12,000,000
Concreting of Orchard Village, Brgy. Ayala FMR, Brgy. Ayala, Magalang, Pampanga	12,500,000
Concreting of Sitio Balibago, Brgy. San Ildefonso FMR, Brgy. San Ildefonso, Magalang, Pampanga	12,500,000
Concreting of Resettlement Center to Sitio Pasbul, Brgy. Camias FMR, Brgy. Camias, Porac, Pampanga	13,000,000
Concreting of Purok 1, Brgy. Palat FMR, Brgy. Palat, Porac, Pampanga	12,000,000
Concreting of Brgy. Baliti to Brgy. Telabastagan Road FMR, Brgy. Baliti and Brgy. Telabastagan, San Fernando, Pampanga	13,000,000
Concreting of Purok 5, Brgy. San Isidro to Brgy. Lacmit FMR, Brgy. San Isidro and Brgy. Lacmit, Sta. Ana, Pampanga	12,000,000
Concreting of Sitio 2 to Sitio 3, Brgy. Vizal San Pablo FMR, Brgy. Vizal San Pablo, Candaba, Pampanga	13,000,000
Concreting of Brgy. Paralaya FMR, Brgy. Paralaya, Candaba, Pampanga	12,000,000
Concreting of Purok 7, Brgy. San Agustin FMR, Brgy. San Agustin, Sto. Domingo, Nueva Ecija	13,000,000
Concreting of Brgy. San Antonio FMR, Brgy. San Antonio, Cuyapo, Nueva Ecija	12,000,000
Concreting of Sitio Medina to Sitio Mangga, Brgy. San Miguel FMR, Brgy. San Miguel, Guimba, Nueva Ecija	13,000,000
Concreting of Purok 4 to Purok 3, Brgy. Catalanacan FMR, Brgy. Catalanacan, Munoz, Nueva Ecija	12,000,000
Concreting of Brgy. Cambitala Proper FMR, Brgy. Cambitala Proper, Pantabangan, Nueva Ecija	13,000,000
Concreting of Purok 6 to Purok 7, Brgy. Burol FMR, Brgy. Burol, General Mamerto Natividad, Nueva Ecija	12,000,000
Concreting of Purok 7, Brgy. Balaring FMR, Brgy. Balaring, General Mamerto Natividad, Nueva Ecija	13,000,000
Concreting of Brgy. Mambangnan to Brgy. Nieves FMR, Brgy. Mambangnan and Brgy. Nieves, San Leonardo, Nueva Ecija	12,500,000
Concreting of Brgy. Bagong Sikat FMR, Brgy. Bagong Sikat, Cabiao, Nueva Ecija	12,500,000
Concreting of Cruz Road, Brgy. Bantog to Brgy. Suaverdez FMR, Brgy. Bantog and Brgy. Suaverdez, Anao, Tarlac	12,000,000
Concreting of Sitio Dordori, Purok Happy Valley 2, Brgy. San Vicente FMR, Brgy. San Vicente, Sta. Ignacia, Tarlac	13,000,000
Concreting of Brgy. Alvindia FMR, Brgy. Alvindia, Tarlac City, Tarlac	20,000,000
Concreting of Sitio Centro, Brgy. Sapang Maragul FMR, Brgy. Sapang Maragul, Tarlac City, Tarlac	12,000,000
Concreting of Sitio Bulusan Troso to Sitio Mauricia, Brgy. Anupul FMR, Brgy. Anupul, Bamban, Tarlac	12,500,000
Concreting of Brgy. San Vicente FMR, Brgy. San Vicente, Concepcion, Tarlac	12,500,000
Concreting of Sitio Aros, Brgy. San Guillermo FMR, Brgy. San Guillermo, San Marcelino, Zambales	18,000,000
Concreting of Galumayen Rd., Brgy. Bangantalinga FMR, Brgy. Bangantalinga, Iba, Zambales	25,000,000
Concreting of Sitio Kanaynayan, Brgy. San Pablo FMR, Brgy. San Pablo, San Guillermo, Zambales	25,000,000
Concreting of Brgy. Calubasa FMR, Brgy. Calubasa, Mexico, Pampanga	12,500,000

636	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Concreting of Sitio Karahumi, Brgy. San Isidro FMR, Brgy. San Isidro, San Jose Del Monte, Bulacan	12,000,000
Concreting of Sitio Sampaguitahan, Brgy. Bagbaguin FMR, Brgy. Bagbaguin, Meycauayan, Bulacan	13,000,000

Region IVA - CALABARZON	1,408,500,000
Concreting of Sitio San Ysiro - Sitio Libis, Brgy. San Jose, Antipolo City, Rizal	12,500,000
Concreting of Sitio San Joseph, Brgy. San Jose FMR, Brgy. San Jose, Antipole City, Rizal	12,500,000
Concreting of Brgy. Pantay FMR, Brgy. Pantay, Calaca, Batangas	14,000,000
Concreting of Brgy. Balibago FMR, Brgy. Balibago, Lian, Batangas	12,000,000
Concreting of Brgy. San Vicente FMR, Brgy. San Vicente, Bauan, Batangas	12,000,000
Concreting of Brgy. Banga FMR, Brgy. Banga, Talisay, Batangas	12,000,000
Concreting of Brgy. Sala FMR, Brgy. Sala, Tanauan, Batangas	12,000,000
Concreting of Brgy. Pinagsibaan FMR, Brgy. Pinagsibaan, Rosario, Batangas	12,000,000
Concreting of Brgy. Balakilong FMR, Brgy. Balakilong, Laurel, Batangas	12,000,000
Concreting of Brgy. San Jose FMR, Brgy. San Jose, Antipolo City, Rizal	13,000,000
Concreting of Brgy. Mavalor to Brgy. Tiquiwan FMR, Brgy. Mavalor and Brgy. Tiquiwan, Rosario, Batangas	12,000,000
Concreting of Brgy. Tanagan FMR, Brgy. Tanagan, Calatagan, Batangas	13,000,000
Concreting of Brgy. Humayingan FMR, Brgy. Humayingan, Lian, Batangas	12,000,000
Concreting of Brgy. Papaya FMR, Brgy. Papaya, Tingloy, Batangas	13,000,000
Concreting of Brgy. Calo FMR Phase 2, Brgy. Calo, Lobo, Batangas	12,000,000
Concreting of Brgy. Bangin FMR, Brgy. Bangin, San Nicolas, Batangas	13,000,000
Concreting of Brgy. Bancoro FMR, Brgy. Bancoro, San Nicolas, Batangas	12,000,000
Concreting of Brgy. Calubcub 1 FMR, Brgy. Calubcub 1, San Juan, Batangas	13,000,000
Concreting of Brgy. Galamay-Amo FMR, Bgry. Galamay-Amo, San Jose, Batangas	12,000,000
Concreting of Brgy. Tulo FMR, Brgy. Tulo, Batangas City, Batangas	12,500,000
Concreting of Brgy. San Jose Sico FMR, Brgy. San Jose Sico, Batangas City, Batangas	12,500,000
Concreting of Brgy. Lumbang FMR, Brgy. Lumbang, Lipa City, Batangas	12,500,000
Concreting of Brgy. Halang FMR, Brgy. Halang, Lipa City, Batangas	12,500,000
Concreting of Brgy. San Rafael III to Brgy. San Juan II FMR, Brgy. San Rafael III and Brgy. San Juan II, Noveleta, Cavite	25,000,000
Concreting of Brgy. Lambingan FMR, Brgy. Lambingan, Tanza, Cavite	12,000,000
Concreting of Brgy. San Nicolas III FMR, Brgy. San Nicolas III, Bacoor, Cavite	12,500,000
Concreting of Brgy. Toledo FMR, Brgy. Toledo, Silang, Cavite	12,500,000
Concreting of Sitio Caragao, Brgy. Sampaloc II FMR, Brgy. Sampaloc II, Dasmariñas, Cavite	13,000,000
Concreting of Brgy. Langkaan 2 FMR, Brgy. Langkaan 2, Dasmariñas, Cavite	12,000,000
Concreting of Brgy. Adlas FMR, Brgy. Adlas, Silang, Cavite	13,000,000
Concreting of Brgy. Maduya FMR, Brgy. Maduya, Carmona, Cavite	12,000,000
Concreting of Brgy. Taywanak Ibaba to Brgy. Marahan FMR, Brgy. Taywanak Ibaba and Brgy. Marahan, Alfonso, Cavite	12,000,000
Concreting of Brgy. Minantok East to Brgy. Maymangga FMR, Brgy. Minantok East and Brgy. Maymangga, Amadeo, Cavite	13,000,000
Concreting of Brgy. Macabling FMR Phase 2, Brgy. Macabling, Sta. Rosa City, Laguna	25,000,000
Concreting of Brgy. Poblacion FMR, Brgy. Poblacion, Alaminos, Laguna	12,500,000
Concreting of Purok 3, Brgy. Tuy-Baanan FMR, Brgy. Tuy-Baanan, Liliw, Laguna	12,500,000
Concreting of Brgy. Bayog FMR, Brgy. Bayog, Los Baños, Laguna	12,500,000
Concreting of Brgy. Isabang FMR, Brgy. Isabang, Nagcarlan, Laguna	12,500,000
Concreting of Brgy. Limao FMR, Brgy. Limao, Calauan, Laguna	12,500,000
Concreting of Brgy. Biñan to Brgy. Sampaloc FMR, Brgy. Biñan and Brgy. Sampaloc, Pagsanjan, Laguna	14,000,000
Concreting of Sitio Calaminue, Brgy. Cansuso FMR, Brgy. Cansuso, Cavinti, Laguna	24,000,000
Concreting of Brgy. Ilaya del Sur FMR, Brgy. IIaya del Sur, Paete, Laguna	14,000,000
Concreting of Brgy. Olla FMR, Brgy. Olla, Majayjay, Laguna	12,000,000
Concreting of Brgy. Maytoong FMR, Brgy. Maytoong, Paete, Laguna	12,000,000
Concreting of Brgy. Galalan FMR, Brgy. Galalan, Pangil, Laguna	24,000,000
Concreting of Brgy. Cansuso, Cavinti to Brgy. San Buenaventura, Luisina FMR, Brgy. Cansuso, Cavinti and Brgy. San Buenaventura, Luisina, Laguna	48,000,000
Concreting of Brgy. Magsaysay FMR, Brgy. Magsaysay, Siniloan, Laguna	12,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	637
DEPARTMENT OF AGRICULTURE (FARM-TO-MARKET ROADS)

Concreting of Brgy. Bagumbayan FMR, Brgy. Bagumbayan, Sta. Maria, Laguna	13,000,000
Concreting of Brgy. Lecheria FMR Phase 2, Brgy. Lecheria, Calamba, Laguna	50,000,000
Concreting of Brgy. San Jose FMR, Brgy. San Jose, Calamba, Laguna	25,000,000
Concreting of Brgy. Bucal FMR, Brgy. Bucal, Calamba, Laguna	25,000,000
Concreting of Brgy. Amot to Brgy. Bonifacio FMR, Brgy. Amot and Brgy. Bonificio, Burdeos, Quezon	13,000,000
Concreting of Sitio Cabangan, Brgy. Norte to Brgy. Kilogan FMR, Brgy. Norte and Brgy. Kilogan, Patnanungan, Quezon	12,000,000
Concreting of Brgy. Carlangan FMR, Brgy. Carlangan, Burdeos, Quezon	12,000,000
Concreting of Brgy. Mabini FMR, Brgy. Mabini, Burdeos, Quezon	12,000,000
Concreting of Brgy. Cabungalunan FMR, Brgy. Cabungalunan, Burdeos, Quezon	12,000,000
Concreting of Brgy. Anibawan FMR, Brgy. Anibawan, Burdeos, Quezon	12,000,000
Concreting of Brgy. Carlangan FMR, Brgy. Carlangan, Burdeos, Quezon	24,000,000
Concreting of Brgy. Cabay FMR, Brgy. Cabay, Tiaong, Quezon	12,000,000
Concreting of Brgy. Bukal Norte FMR, Brgy. Bukal Norte, Candelaria, Quezon	13,000,000
Concreting of Brgy. Lalig FMR, Brgy. Lalig, Tiaong, Quezon	12,000,000
Concreting of Brgy. Tagbakin FMR, Brgy. Tagbakin, Tiaong, Quezon	12,000,000
Concreting of Brgy. Paiisa FMR, Brgy. Paiisa, Tiaong, Quezon	12,000,000
Concreting of Crossing Tamnao to Gamay, Brgy. Sampaloc FMR, Brgy. Sampaloc, San Andres, Quezon	25,000,000
Concreting of Brgy. Ajos FMR, Brgy. Ajos, Catanauan, Quezon	24,000,000
Concreting of Brgy. Kinagunan Ibana FMR, Brgy. Kinagunan Ibana, Padre Burgos, Quezon	12,500,000
Concreting of Brgy. Quezon FMR, Brgy. Quezon, Pitogo, Quezon	12,500,000
Concreting of Brgy. Tabason-Sto. Tomas-San Vicente FMR, Brgys. Tabason, Sto. Tomas and San Vicente, Tagkawayan, Quezon	12,000,000
Concreting of Brgy. Binahian A-Ilayong Ilog B-San Pedro FMR Phase 3, Brgys. Binahian A, Ilayong Ilog B and San Pedro, Lopez, Quezon	13,000,000
Concreting of Brgy. Bebito FMR, Brgy. Bebito, Lopez, Quezon	16,000,000
Concreting of Brgy. Duhat FMR, Brgy. Duhat, Plaridel, Quezon	16,000,000
Concreting of Brgy. Bagong Silang FMR, Brgy. Bagong Silang, Tagkawayan, Quezon	12,500,000
Concreting of Brgy. Rizal FMR, Brgy. Rizal, Perez, Quezon	12,500,000
Concreting of Brgy. Macamot FMR Phase 3, Brgy. Macamot, Binangonan, Rizal	12,000,000
Concreting of Brgy. San Juan FMR Phase 2, Brgy. San Juan, Taytay, Rizal	13,000,000
Concreting of Sitio Tanza I, Brgy. San Jose FMR Phase 3, Brgy. San Jose, Antipolo City, Rizal	12,000,000
Concreting of Sitio Cinco, Brgy. Pinugay FMR, Brgy. Pinugay, Baras, Rizal	13,000,000
Concreting of Brgy. San Isidro FMR, Brgy. San Isidro, Rodriguez, Rizal	18,000,000
Concreting of Brgy. Laiban FMR, Brgy. Laiban, Tanay, Rizal	18,000,000
Concreting of Brgy. Buenavista FMR, Brgy. Buenavista, General Trias, Cavite	32,000,000
Concreting of Brgy. Santiago FMR, Brgy. Santiago, General Trias, Cavite	22,000,000
Concreting of Sitio Hunting Koral, Brgy. Urdaneta FMR, Brgy. Urdaneta, Magallanes, Cavite	24,000,000
Concreting of Sitio Putol, Brgy. Caluangan FMR, Brgy. Caluangan, Magallanes, Cavite	22,000,000
Concreting of Sitio Talon, Brgy. Matagbak 1 FMR, Brgy. Matagbak 1, Alfonso, Cavite	42,000,000
Concreting of Sitio Palsahingin, Brgy. Sta. Theresa FMR, Brgy. Sta. Theresa, Alfonso, Cavite	42,000,000
Concreting of Ulbuan Road, Brgy. Kaytitinga 1 FMR, Brgy. Kaytitinga 1, Alfonso, Cavite	16,000,000
Concreting of Brgy. Dela Paz FMR, Brgy. Dela Paz, Biñan, Laguna	12,500,000
Concreting of Brgy. Canlalay FMR, Brgy. Canlalay, Biñan Laguna	12,500,000

Region IVB - MlMAROPA	426,500,000
Concreting of Sitio Catmon, Brgy. Mapaya FMR, Brgy. Mapaya, Mindoro Occidental	50,000,000
Concreting of Sitio Boundary, Brgy. Mapaya to Sitio Calunape, Brgy. Lourdes FMR, Brgy. Mapaya and Brgy. Lourdes, Magsaysay, Mindoro Occidental	50,000,000
Concreting of Zone III to Zone V, Brgy. Sta. Lucia FMR, Brgy. Sta. Lucia, Sablayan, Occidental Mindoro	12,500,000
Concreting of Brgy. Bonbon FMR, Brgy. Bonbon, Looc, Occidental Mindoro	12,500,000
Concreting of Sitio Libtong, Brgy. Balatero FMR, Brgy. Balatero, Puerto Galera, Oriental Mindoro	12,500,000
Concreting of Brgy. Tabon-Tabon FMR, Brgy. Tabon-tabon, Baco, Oriental Mindoro	12,500,000
Concreting of Sitio Lumangbayan, Brgy. Proper Bansud FMR, Brgy. Proper Bansud, Bansud, Oriental Mindoro	12,500,000

638	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Concreting of Brgy. Maliwanag to Brgy. Roma FMR, Brgy. Maliwanag and Brgy. Roma, Mansalay, Oriental Mindoro	12,500,000
Concreting of Brgy. Bangwayin FMR, Brgy. Bangwayin, Torrijos, Marinduque	12,500,000
Concreting of Brgy. Dawis to Brgy. Kamandungan FMR, Brgy. Dawis and Brgy. Kamandungan, Gasan, Marinduque	12,500,000
Concreting of Brgy. Tugis FMR, Brgy. Tugis, Looc, Romblon	15,000,000
Concreting of Brgy. Poctoy FMR, Brgy. Poctoy, Odiongan, Romblon	25,000,000
Concreting of Brgy. Camantaya FMR, Brgy. Camantaya, San Agustin, Romblon	24,000,000
Concreting of Brgy. Mabini FMR, Brgy. Mabini, San Andres, Romblon	24,000,000
Concreting of Sitio Sigkop, Brgy. Bagsik to Brgy. Camili FMR, Brgy. Bagsik and Brgy. Camili, Alcantara, Romblon	12,500,000
Concreting of Sitio Suong, Brgy. Tampayan FMR, Brgy. Tampayan, Magdiwang, Romblon	12,500,000
Concreting of Sitio Kano, Brgy. Danleg FMR, Brgy. Danleg, Dumaran, Palawan	12,500,000
Concreting of Highway Junction to Sitio Bagto, Brgy. San Nicolas FMR, Brgy. San Nicolas, Roxas, Palawan	12,500,000
Concreting of Brgy. West Marangas FMR, Brgy. West Marangas, Bataraza, Palawan	12,500,000
Concreting of Sitio Dam-ay, Brgy. Tagumpay FMR, Brgy. Tagumpay, Puerto Princesa, Palawan	12,500,000
Concreting of Purok Pag-asa, Brgy. Antipuluan FMR, Brgy. Antipuluan, Aborlan, Palawan	12,500,000
Concreting of Brgy. Tagpait to Fish landing FMR, Brgy. Tagpait, Aborlan, Palawan	12,500,000
Concreting of Brgy. Dumagueña FMR, Brgy. Dumangeña, Narra, Palawan	38,500,000

Region V - Bicol	533,500,000
Concreting of Brgy. Calbayog FMR, Brgy. Calbayog, Malilipot, Albay	13,000,000.00
Concreting of Brgy. Bonga FMR, Brgy. Bonga, Bacacay, Albay	12,000,000.00
Concreting of Brgy. Pawa to Brgy. Nagotgot FMR, Brgy. Pawa and Brgy. Nagotgot, Manito, Albay	12,500,000.00
Concreting of Brgy. Bariis to Brgy. Banquerohan FMR Phase 2, Brgy. Bariis and Brgy. Banquerohan, Legazpi City, Albay	12,500,000.00
Concreting of Brgy. Nablangbulod to Brgy. Caratagan FMR, Brgy. Nablangbulod and Brgy. Caratagan, Pioduran, Albay	12,500,000.00
Concreting of Brgy. Sukip to Brgy. Matanglad FMR, Brgy. Sukip and Brgy. Matanglad, Pioduran, Albay	12,500,000.00
Concreting of Brgy. Itok FMR, Brgy. Itok, Capalonga, Camarines Norte	12,000,000.00
Concreting of Brgy. Mabilo I FMR, Brgy. Mabilo I, Labo, Camarines Norte	13,000,000.00
Concreting of Brgy. Binawangan FMR, Brgy. Binawangan, Capalonga, Camarines Norte	12,000,000.00
Concreting of Brgy. Bacgong FMR, Brgy. Bacgong Caramoan, Camarines Sur	12,000,000.00
Concreting of Brgy. Guisican FMR, Brgy. Guisican, Labo, Camarines Norte	12,000,000.00
Concreting of Brgy. Bulala FMR, Brgy. Bulala, Sta. Elena, Camarines Norte	12,000,000.00
Concreting of Brgy. San Isidro FMR, Brgy. San Isidro, San Lorenzo Ruiz, Camarines Norte	12,000,000.00
Concreting of Brgy. Matango to Sitio Mabato FMR, Brgy. Matango, Vinzons, Camarines Norte	13,000,000.00
Concreting of Brgy. Napolidan to Brgy. Buenaswerte FMR, Brgy. Napolidan and Brgy. Buenaswerte, Lupi, Camarines Sur	12,500,000.00
Concreting of Brgy. San Juan to Brgy. Penafrancia FMR, Brgy. San Juan and Brgy. Penafrancia, Del Gallego, Camarines Sur	12,500,000.00
Concreting of Brgy. Ason FMR, Brgy. Ason, Garchitorena, Camarines Sur	12,000,000.00
Concreting of Brgy. Sagrada FMR, Brgy. Sagrada, Minalabac, Camarines Sur	12,500,000.00
Concreting of Brgy. Patong FMR, Brgy. Patong, Pamplona, Camarines Sur	12,500,000.00
Concreting of Zone 3B to Zone 3A, Brgy. Man-Ogob FMR, Brgy. Man-Ogob, Ocampo, Camarines Sur	12,500,000.00
Concreting of Brgy. Tomagodtod FMR, Brgy. Tomagodtod, Calabanga, Camarines Sur	12,500,000
Concreting of Brgy. Bahi to Brgy. Sagrada FMR, Brgy. Bahi and Brgy. Sagrada, Garchitorena, Camarines Sur	12,500,000
Concreting of Brgy. Catagbacan to Brgy. Buyo FMR, Brgy. Catagbacan and Brgy. Buyo, Goa, Camarines Sur	12,500,000
Concreting of Brgy. Masoli FMR, Brgy. Masoli, Bato, Camarines Sur	12,500,000
Concreting of Brgy. La Victoria to Brgy. Taisan FMR, Brgy. La Victoria and Brgy. Taisan, Bula, Camarines Sur	12,500,000
Concreting of Brgy. Batong Paloway to Brgy. San Vicente Phase 2 FMR, Brgy. Batong Paloway and Brgy. San Vicente, San Andres, Catanduanes	12,500,000
Concreting of Brgy. San Roque to Brgy. Batalay FMR Phase 2, Brgy. San Roque and Brgy. Batalay, Bato, Catanduanes	12,500,000
Concreting Brgy. Buenavista to Brgy. Sowa FMR, Brgy. Buenavista and Brgy. Sowa, San Fernando, Masbate	12,500,000
Concreting of Brgy. Sta. Rosa to Sitio Tacdugan FMR, Brgy. Sta. Rosa, San Jacinto, Masbate	12,500,000
Concreting of Brgy. Libertad FMR, Brgy. Libertad, Cawayan, Masbate	12,000,000
Concreting of Brgy. San Vicente FMR, Brgy. San Vicente, Uson, Masbate	12,000,000
Concreting of Brgy. San Ramon FMR, Brgy. San Ramon, Uson, Masbate	12,000,000
Concreting of Junction National Road to Brgy. Paraiso FMR, Brgy. Paraiso, Milagros, Masbate	25,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	639
DEPARTMENT OF AGRICULTURE (FARM-TO-MARKET ROADS)

Concreting of Brgy. San Isidro to Brgy. Nalup-an FMR, Brgy. San Isidro and Brgy. Nalup-an, Castilla, Sorsogon	12,000,000
Concreting of Brgy. Malinao to Brgy. Tuba FMR, Brgy. Malinao and Brgy. Tuba, Donsol, Sorsogon	13,000,000
Concreting of Brgy. San Antonio to Brgy. Manlabong FMR, Brgy. San Antonio and Brgy. Manlabong, Prieto Diaz, Sorsogon	13,000,000
Concreting of Brgy. Bacagay FMR, Brgy. Bacagay, Barcelona, Sorsogon	12,000,000
Concreting of Brgy. Tigkiw FMR, Brgy. Tigkiw, Gubat, Sorsogon	12,000,000
Concreting of Brgy. Togawe FMR, Brgy. Togawe, Gubat, Sorsogon	12,000,000
Concreting of Brgy. Catanusan FMR, Brgy. Catanusan, Juban, Sorsogon	12,000,000
Concreting of Brgy. Cale to Brgy. Biyong FMR, Brgy. Cale and Brgy. Biyong, Tiwi, Albay	12,500,000
Concreting of Brgy. Antolon FMR, Brgy. Antolon, Caramoan, Camarines Sur	14,000,000

Region VI	820,500,000.00
Concreting of Sitio Sadsadan to Brgy. Santiago to Brgy. Maybunga Road Phase 3 FMR, Brgy. Santiago and Brgy. Maybunga, Laua-an, Antique	25,000,000
Concreting of Brgy. Sinunod to Brgy. Mabini to Brgy. Aglupacan FMR, Brgy. Sinunod, Brgy. Mabini and Brgy. Aglupacan, Tapaz, Capiz	60,000,000
Concreting of Brgy. Acuña to Brgy. Tacayan FMR, Brgy. Acuña and Brgy. Tacayan, Tapaz, Capiz	27,000,000
Concreting of Brgy. Gebio-an to Brgy. Aglinab FMR, Brgy. Gebio-an and Brgy. Aglinab, Tapaz, Capiz	36,000,000
Concreting of Sitio Atibunga to Brgy. Proper FMR, Brgy. Proper, Maayon, Capiz	12,500,000
Concreting of Brgy. Pawa to Brgy. Buntod FMR, Brgy. Pawa and Brgy. Buntod, Panay, Capiz	12,500,000
Concreting of Brgy. Aranguel FMR, Brgy. Aranguel, President Roxas, Capiz	12,500,000
Concreting of Sitio Agkaningay, Brgy. Damayan FMR, Brgy. Damayan, Sapi-an, Capiz	12,500,000
Concreting of Brgy. M. Chavez FMR, Brgy. M. Chavez, San Lorenzo, Guimaras	12,500,000
Concreting of Brgy. San Roque to Brgy. Nazaret FMR, Brgy. San Roque and Brgy. Nazaret, Buenavista, Guimaras	12,500,000
Concreting of Brgy. Buyu-an to Brgy. Supa to Brgy. Cansilayan FMR, Brgy. Buyu-an and Brgy. Supa and Brgy. Cansilayan, Tigbauan, Iloilo	12,500,000
Concreting of Brgy. Talayatay to Brgy. Lumangan FMR, Brgy. Talayatay and Brgy. Lumangan, Igbaras, Iloilo	12,500,000
Concreting of Sitio Katiklan, Brgy. Nanga FMR, Brgy. Nanga, Guimbal, Iloilo	12,500,000
Concreting of Sitio Banglid, Brgy. Consolacion FMR, Brgy. Consolacion, San Miguel, Iloilo	12,500,000
Concreting of Brgy. Nagbangi to Brgy. Tuog to Brgy. Siol Norte FMR, Brgy. Nagbangi and Brgy. Tuog and Brgy. Siol Norte, Leon, Iloilo	12,500,000
Concreting of Brgy. Tipolo FMR, Brgy. Tipolo, Mina, Iloilo	12,500,000
Concreting of Brgy. Manaolan FMR, Brgy. Manaolan, Badiangan, Iloilo	12,500,000
Concreting of Brgy. Potolan to Brgy. Gutao FMR, Brgy. Potolan and Brgy. Gutao, Dingle, Iloilo	12,500,000
Concreting of Brgy. Pang-itan to Brgy. San Jose FMR, Brgy. Pang-itan and Brgy. San Jose, Madalag, Aklan	13,000,000
Concreting of Brgy. Poblacion to Brgy. Guinatuan FMR, Brgy. Poblacion and Brgy. Guinatuan, Madalag, Aklan	12,000,000
Concreting of Sitio Tanza, Brgy. Calimbajan FMR, Brgy. Calimbajan, Makato, Aklan	12,500,000
Concreting of Brgy. Sta. Cruz FMR, Brgy. Sta. Cruz, Lezo, Aklan	12,500,000
Concreting of Brgy. San Isidro FMR, Brgy. San Isidro, Iloilo City, Iloilo	25,000,000
Concreting of Brgy. Pungsod FMR, Brgy. Pungsod, Sta. Barbara, Iloilo	12,500,000
Concreting of Brgy. Fundacion FMR, Brgy. Fundacion, Dueñas, Iloilo	12,500,000
Concreting of Sitio Arimayan, Brgy. Salngan FMR, Brgy. Salngan, Passi, Iloilo	12,500,000
Concreting of Sitio Pagsanga-an, Brgy. Jamul-awon FMR, Brgy. Jamul-awon, Concepcion, Iloilo	12,500,000
Concreting of Brgy. Bagacay to Brgy. Agdarilan FMR, Brgy. Bagacay and Brgy. Agdarilan, San Dionisio, Iloilo	12,500,000
Concreting of Brgy. Alangilan FMR, Brgy. Alangilan, Bacolod City, Negros Occidental	12,500,000
Concreting of Brgy. Granada FMR, Brgy. Granada, Bacolod City, Negros Occidental	12,500,000
Concreting of Sitio Lawis, Brgy. Alimango FMR, Brgy. Alimango, Escalante City, Negros Occidental	12,500,000
Concreting of Brgy. Lagaan FMR, Brgy. Lagaan, Calatrava, Negros Occidental	12,500,000
Concreting of Brgy. Caduhaan to Brgy. Aluyan FMR, Brgy. Caduhaan and Brgy. Aluyan, Cadiz City, Negros Occidental	12,500,000
Concreting of Brgy. Prosperidad FMR, Brgy. Prosperidad, San Carlos City, Negros Occidental	12,500,000
Concreting of Brgy. General Luna to Brgy. Barrera FMR, Brgy. General Luna and Brgy. Barrera, Sagay City, Negros Occidental	12,500,000
Concreting of Sitio Feria, Brgy. Odiong FMR, Brgy. Odiong, Moises Padilla, Negros Occidental	12,500,000
Concreting of Sitio Binitinan, Brgy. Pandanon Silos FMR, Brgy. Pandanon Silos, Murcia, Negros Occidental	12,500,000

640	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Concreting of Sitio Calaptan, Brgy. San Isidro FMR, Brgy. San Isidro, Enrique B. Magalona, Negros Occidental	12,500,000
Concreting of Brgy. Dulao to Brgy. Sta. Rita FMR, Brgy. Dulao and Brgy. Sta. Rita, Bago City, Negros Occidental	12,500,000
Concreting of Brgy. Malvar FMR, Brgy. Malvar, Pontevedra, Negros Occidental	12,500,000
Concreting of Crossing Carmen FMR, Brgy. III, Himamaylan City, Negros Occidental	12,000,000
Concreting of Sitio Gulban to Sitio Campuling FMR, Brgy. San Antonio FMR, Brgy. San Antonio, Himamaylan City, Negros Occidental	12,000,000
Concreting of Sitio Buyurong to Brgy. Cantupa FMR, Brgy. Cantupa, Himamaylan City, Negros Occidental	12,000,000
Concreting of Sitio Alulong, Brgy. Buenavista FMR, Brgy. Buenavista, Himamaylan City, Negros Occidental	12,000,000
Concreting of Sitio Guia to Sitio Bunton, Brgy. Carabalan FMR, Brgy. Carabalan, Himamaylan City, Negros Occidental	12,000,000
Concreting of Brgy. Santol FMR, Brgy. Santol, Binalbagan, Negros Occidental	12,500,000
Concreting of Brgy. Mahalang FMR, Brgy. Mahalang, Himamaylan, Negros Occidental	12,500,000
Concreting of Sitio Cemeco FMR, Brgy. Culipapa, Hinoba-an, Negros Occidental	24,000,000
Concreting of Brgy. Baclao FMR, Brgy. Baclao, Cauayan, Negros Occidental	14,000,000
Concreting of Brgy. Abaca FMR, Brgy. Abaca, Cauayan, Negros Occidental	12,000,000
Concreting of Purok Proper B, Brgy. Inapoy FMR, Brgy. Inapoy, Kabangkalan City, Negros Occidental	12,000,000
Concreting of Brgy. Asia FMR, Brgy. Asia, Hinoba-an, Negros Occidental	12,000,000
Concreting of Zone 2, Sitio Binucauan, Brgy. Manlucahok FMR, Brgy. Manlucahok, Sipalay City, Negros Occidental	12,000,000
Concreting of Purok Pateno to Purok Paglaum, Brgy. Cordova FMR, Brgy. Cordova, Ilog, Negros Occidental	14,000,000
Concreting of Sitio Batbat to Sitio Tiisan, Brgy. Isio FMR, Brgy. Isio, Cauayan, Negros Occidental	12,500,000
Concreting of Purok Banman, Brgy. Locotan FMR, Brgy. Locotan, Kabankalan City, Negros Occidental	12,500,000

Region VII - Central Visayas	691,771,000.00
Concreting of Brgy. Lourdes (Panglao) to Brgy. Tangnan (Dauis) FMR, Brgy. Lourdes (Panglao) and Brgy. Tangnan (Dauis), Bohol	40,071,000
Concreting of Brgy. Triple Union to Brgy. Liboron to Brgy. Bagtic FMR, Brgy. Triple Union and Brgy. Liboron and Brgy. Bagtic, Catigbian, Bohol	13,000,000
Concreting of Brgy. Genonocan to Brgy. Tanawan to Brgy. Libertad FMR, Brgy. Genonocan and Brgy. Tanawan and Brgy. Libertad, Tubigon, Bohol	12,000,000
Concreting of Brgy. Cruz to Brgy. Cantores FMR, Brgy. Cruz and Brgy. Cantores, Buenavista, Bohol	12,500,000
Concreting of Brgy. Casate to Brgy. Tuburan to Brgy. Bay-ang (Phase II) FMR, Brgy. Casate and Brgy. Tuburan and Brgy. Bay-ang, Ubay, Bohol	12,500,000
Concreting of Brgy. Cambansag-Brgy. Cansague-Brgy. Baunos FMR, Brgys. Cambansag, Cansague and Baunos, San Isidro, Bohol	20,000,000
Concreting of Brgy. Magsaysay FMR, Brgy. Magsaysay, Talibon, Bohol	20,000,000
Concreting of Brgy. Cayacay, Alicia to Brgy. Abaca, Mabini FMR, Brgy. Cayacay, Alicia and Brgy. Abaca, Mabini, Bohol	13,000,000
Concreting of Sitio Tawid, Brgy. Mayuga to Brgy. Biabas FMR, Brgy. Mayuga and Brgy. Biabas, Guindulman, Bohol	12,000,000
Concreting of Brgy. Tanañas to Brgy. Cabatbatan FMR, Brgy. Tanañas and Brgy. Cabatbatan, San Fernando, Cebu	13,000,000
Concreting of Brgy. Tubod to Brgy. Can-aga FMR (Phase II), Brgy. Tuhod and Brgy. Can-aga, Sibonga, Cebu	12,000,000
Concreting of Brgy. Tabon FMR, Brgy. Tabon, Dalaguete, Cebu	13,000,000
Concreting of Brgy. Nalhub to Brgy. Langkas FMR, Brgy. Nalhub and Brgy. Langkas, Dalaguete, Cebu	12,000,000
Concreting of Brgy. Lamac to Brgy. Camugao FMR, Brgy. Lamac and Brgy. Camugao, Pinamungahan, Cebu	12,000,000
Concreting of Brgy. Tubod FMR, Brgy. Tubod, Barili, Cebu	13,000,000
Concreting of Brgy. Canbantug to Brgy. Bulak FMR, Brgy. Canbantug and Brgy. Bulak, Dalaguete, Cebu	25,000,000
Concreting of Brgy. Salag FMR, Brgy. Salag, Tabogon, Cebu	13,000,000
Concreting of Brgy. Lambusan to Brgy. Batad FMR, Brgy. Lambusan and Brgy. Batad, San Remegio, Cebu	12,000,000
Concreting of Brgy. Cadaruhan FMR, Brgy. Cadaruhan, Borbon, Cebu	16,000,000
Concreting of Brgy. Sta. Cruz FMR, Brgy. Sta. Cruz, San Francisco, Cebu	12,000,000
Concreting of Brgy. Eastern Poblacion to Brgy. Altavista FMR, Brgy. Eastern Poblacion and Brgy. Altavista, Poro, Cebu	13,000,000
Concreting of Brgy. Ipil FMR, Brgy. Ipil, Carmen, Cebu	12,000,000
Concreting of Brgy. Garing FMR, Brgy. Garing, Consolacion, Cebu	25,000,000
Concreting of Brgy. Valencia to Brgy. Madridejos FMR, Brgy. Valencia and Brgy. Madridejos, Alegria, Cebu	12,000,000
Concreting of Brgy. Bugas to Brgy. Tigbao FMR, Brgy. Bugas and Brgy. Tigbao, Badian, Cebu	13,000,000
Concreting of Brgy. Cabadiangan FMR, Brgy. Cabadiangan, Alcantara, Cebu	22,000,000
Concreting of Brgy. Candabong FMR, Brgy. Candabong, Alcantara, Cebu	13,000,000
Concreting of Brgy. Sabang FMR, Brgy. Sabang, Olango Island, Lapu-Lapu City, Cebu	25,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	641
DEPARTMENT OF AGRICULTURE (FARM-TO-MARKET ROADS)

Concreting of Brgy. Kalunasan FMR, Brgy. Kalunasan, Cebu City, Cebu	12,000,000
Concreting of Brgy. Luz FMR, Brgy. Luz, Cebu City, Cebu	15,000,000
Concreting of Brgy. Sapang Dako FMR, Brgy. Sapang Dako, Cebu City, Cebu	12,000,000
Concreting of Brgy. Adlaon FMR, Brgy. Adlaon, Cebu City, Cebu	13,000,000
Concreting of Sitio Mapa to Sitio Mangabon, Brgy. Tagbao FMR, Brgy. Tagbao, Cebu City, Cebu	12,000,000
Concreting of Sitio Manghiluntod to Sitio Ilaya, Brgy. Amdus FMR, Brgy. Amdus, Ayungon, Negros Oriental	25,000,000
Concreting of Brgy. Banawe FMR, Brgy. Banawe, Pamplona, Negros Oriental	12,700,000
Concreting of Sitio Canyanggaw to Sitio Cansaya, Brgy. Basak FMR, Brgy. Basak, Bais City, Negros Oriental	13,000,000
Concreting of Sitio Escaguit to Sitio Muros-muros, Brgy. Enrique Villanueva FMR, Brgy. Enrique Villanueva, Sibulan, Negros Oriental	12,000,000
Concreting of Brgy. Pinocawan FMR, Brgy. Pinocawan, Tayasan, Negros Oriental	12,000,000
Concreting of Brgy. E. Villanueva FMR, Brgy. E. Villanueva, Sibulan, Negros Oriental	12,000,000
Concreting of Brgy. Basiao FMR, Brgy. Basiao, San Jose, Negros Oriental	12,000,000
Concreting of Brgy. Malaunay to Brgy. Dobdob FMR, Brgy. Malaunay and Brgy. Dobdob, Valencia, Negros Oriental	25,000,000
Concreting of Brgy. Tignao to Brgy. Ytaya FMR, Brgy. Tignao and Brgy. Ytaya, Lazi, Siquijor	12,000,000
Concreting of Sitio Canghaling to Sitio Catugasan, Brgy. Catulayan FMR, Brgy. Catulayan, San Juan, Suquijor	13,000,000
Concreting of Brgy. Buhisan FMR, Brgy. Buhisan, Cebu City, Cebu	12,000,000
Concreting of Brgy. Guadalupe FMR, Brgy. Guadalupe, Cebu City, Cebu	12,000,000
Concreting of Brgy. Pulang Bato FMR, Brgy. Pulang Bato, Cebu City, Cebu	12,000,000

Region VIII - Eastern Visayas	646,000,000
Concreting of Brgy. Veteranos FMR, Brgy. Veteranos, Alangalang, Leyte	13,000,000
Concreting of Brgy. Katipunan FMR, Brgy. Katipunan, Sta. Fe, Leyte	12,000,000
Concreting of Poblacion District 9 to Brgy. Gamay FMR, Brgy. Gamay, Burauen, Leyte	13,000,000
Concreting of Sitio Diyo to Sitio Katipunan, Brgy. Libo FMR, Brgy. Libo, Carigara, Leyte	12,000,000
Concreting of Brgy. Tagharigue to Brgy. Igang FMR, Brgy. Tagharigue and Brgy. Igang, Calubian, Leyte	12,000,000
Concreting of Junction National Road, Payao to Hill View to Brgy. Barangbang FMR, Brgy. Barangbang, Villaba, Leyte	13,000,000
Concreting of Brgy. Seguinon to Brgy. Doña Maria FMR, Brgy. Seguinon and Brgy. Doña Maria, Albuera, Leyte	12,000,000
Concreting of Brgy. Bugho FMR, Brgy. Bugho, Hinundayan, Southern Leyte	12,000,000
Concreting of Brgy. Mahangcao to Brgy. Beri to Brgy. Buluan FMR, Brgy. Mahangcao and Brgy. Beri and Brgy. Buluan, Calbiga, Samar	14,000,000
Concreting of Brgy. Suba to Brgy. Canyomanao FMR, Brgy. Suba and Brgy. Canyomanao, Laoang, Northern Samar	14,000,000
Concreting of Brgy. Lat-usan to Brgy. Catigahan FMR, Brgy. Lat-usan and Brgy. Catigahan, Palompon, Leyte	12,000,000
Concreting of Brgy. Pabanog to Brgy. Tigbawon FMR, Brgy. Pabanog and Brgy. Tigbawon, Paranas, Samar	12,000,000
Concreting of Sitio Rawis, Brgy. Amandayehan to Brgy. San Antonio (Coastal Road) FMR, Brgy. Amandayehan and Brgy. San Antonio, Basey, Samar	13,000,000
Concreting of Brgy. Bagwa to Brgy. Binubuwacan FMR, Brgy. Bagwa and Brgy. Binubuwacan, Maydolong, Eastern Samar	12,000,000
Concreting of Brgy. Liberty FMR, Brgy. Liberty, Bato, Leyte	12,000,000
Concreting of Brgy. Tinag-an (Coastal Road) FMR, Brgy. Tinag-an, Albuera, Leyte	12,000,000
Concreting of Brgy. Cabaliwan FMR Phase II, Brgy. Cabaliwan, Merida, Leyte	13,000,000
Concreting of Brgy. Gaas FMR, Brgy. Gaas, Baybay City, Leyte	13,000,000
Concreting of Brgy. Imelda to Brgy. Sto. Niño FMR, Brgy. Imelda and Brgy. Sto. Niño, Hilongos, Leyte	12,000,000
Concreting of Brgy. Dumalaan FMR, Brgy. Dumalaan, Albuera, Leyte	12,000,000
Concreting of Brgy. Mahayag FMR, Brgy. Mahayag, Albuera, Leyte	12,000,000
Concreting of Brgy. San Pedro FMR, Brgy. San Pedro, Albuera, Leyte	12,000,000
Concreting of Brgy. Diit FMR, Brgy. Diit, Tacloban City, Leyte	13,000,000
Concreting of Brgy. Palanog FMR, Brgy. Palanog, Tacloban City, Leyte	13,000,000
Concreting of Brgy. San Roque FMR, Brgy. San Roque, Tacloban City, Leyte	12,000,000
Concreting of Brgy. Tagpuro FMR, Brgy. Tagpuro, Tacloban City, Leyte	12,000,000
Concreting of Brgy. Arado FMR, Brgy. Arado, Palo, Leyte	12,000,000
Concreting of Brgy. Kauswagan FMR, Brgy. Kauswagan, Palo, Leyte	12,000,000
Concreting of Brgy. Libertad FMR, Brgy. Libertad, Palo, Leyte	12,000,000
Concreting of Brgy. Hingatungan to Sitio Gumamela FMR, Brgy. Hingatungan, Silago, Southern Leyte	12,000,000

642	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Concreting of Brgy. Kahupian FMR, Brgy. Kahupian, Sogod, Southern Leyte	13,000,000
Concreting of Sitio Boongon to Sitio Anas Upper, Brgy. Ungale FMR, Brgy. Ungale, Kawayan, Biliran	20,000,000
Concreting of Brgy. Villa Consuelo FMR, Brgy. Villa Consuelo, Naval, Biliran	17,000,000
Concreting of Brgy. Mapuyo to Palayan ng Bayan FMR Phase II, Brgy. Mapuyo, Kawayan, Biliran	25,000,000
Concreting of Brgy. Balagon FMR, Brgy. Balagon, Can-avid, Eastern Samar	12,000,000
Concreting of Brgy. Pandol FMR, Brgy. Pandol, Can-avid, Eastern Samar	12,000,000
Concreting of Brgy. Bonghon to Brgy. Sto. Niño FMR, Brgy. Bonghon and Brgy. Sto. Niño, Dolores, Eastern Samar	13,000,000
Concreting of Brgy. Polangi to Brgy. Gayam FMR Phase II, Brgy. Polangi and Brgy. Gayam, Taft, Eastern Samar	12,000,000
Concreting of Brgy. De Victoria to Brgy. San Isidro FMR, Brgy. De Victoria and Brgy. San Isidro, Calbayog City, Samar	25,000,000
Concreting of Brgy. Lagundi to Brgy. Pangdan FMR, Brgy. Lagundi and Brgy. Pangdan, Calbayog City, Samar	25,000,000
Concreting of Poblacion to Sitio Nangca, Brgy. Ternate FMR, Brgy. Ternate, San Vicente, Northern Samar	25,000,000
Concreting of Brgy. Bonifacio to Lonoy FMR, Brgy. Bonifacio, Gamay, Northern Samar	25,000,000
Concreting of Brgy. Poblacion to Brgy. Coot FMR (Phase II), Brgy. Poblacion and Brgy. Coot, Dinahugan, Padre Burgos, Southern Leyte	25,000,000
Concreting of Brgy. Mahayahay to Tinnocolan FMR, Bgry. Mahayahay, Merida, Leyte	12,500,000
Concreting of Brgy. Luisita to Brgy. Buenasuerte FMR, Brgy. Luisita to Brgy. Buenasuerte, Victoria, Northern Samar	12,500,000

Region IX - Zamboanga Peninsula	397,000,000
Concreting of Brgy. Baluno FMR, Brgy. Baluno, Zamboanga City, Zamboanga	12,500,000
Concreting of Brgy. Dulian FMR, Brgy. Dulian, Zamboanga City, Zamboanga	12,500,000
Concreting of Sitio Sta. Fe FMR, Brgy. Vitali, Zamboanga City, Zamboanga	12,500,000
Concreting of Brgy. Apasan to Brgy. Dulian FMR, Brgy. Apasan and Brgy. Dulian, Zamboanga City, Zamboanga	12,500,000
Concreting of Brgy. Nasibac FMR, Brgy. Nasibac, Leon B Postigo, Zamboanga Del Norte	12,500,000
Concreting of Sitio Linduman to Sitio Kansilayan, Brgy. Tictapul FMR, Brgy. Tictapul, Zamboanga City	12,500,000
Concreting of Brgy. Apasan to Brgy. Dulian FMR, Brgy. Apasan and Brgy. Dulian, Dumingag, Zamboanga City	12,500,000
Concreting of Brgy. Bagumbayan FMR, Brgy. Bagumbayan, Sergio Osmeña Sr., Zamboanga Del Norte	12,000,000
Concreting of Brgy. New Rizal FMR, Brgy. New Rizal, Sergio Osmeña Sr., Zamboanga Del Norte	12,500,000
Concreting of Brgy. New Lebangon to Brgy. Lapayan Baja FMR, Brgy. New Lebangon and Brgy. Lapayan Baja, Polanco, Zambaonga Del Norte	12,500,000
Concreting of Brgy. Mabuhay FMR, Brgy. Mabuhay, Rizal, Zamboanga Del Norte	12,500,000
Concreting of Brgy. Midatag FMR, Brgy. Midatag, Leon B. Postigo, Zamboanga Del Norte	12,500,000
Concreting of Brgy. Guibo FMR, Brgy. Guibo, Siayan, Zamboanga Del Norte	12,500,000
Concreting of Brgy. Titik FMR, Brgy. Titik, Sindangan, Zamboanga Del Norte	12,000,000
Concreting of Sitio Dagom FMR, Brgy. Nato, Sindangan, Zamboanga Del Norte	12,500,000
Concreting of Brgy. Sigamok to Brgy. Lumaping FMR, Brgy. Sigamok and Brgy. Lumaping, Jose Dalman, Zamboanga Del Norte	12,500,000
Concreting of Brgy. New Dapitan to Brgy. Farmington FMR, Brgy. New Dapitan and Brgy. Farmington, Tampilisan, Zamboanga Del Norte	12,500,000
Concreting of Brgy. Lopoc to Brgy. Dansalan FMR, Brgy. Lopoc and Brgy. Dansalan, Labason, Zamboanga Del Norte	12,500,000
Concreting of Brgy. Dampalan FMR, Brgy. Dampalan, Pagadian City, Zamboanga Del Sur	12,000,000
Concreting of Brgy. Lisson Valley FMR, Brgy. Lisson Valley, Pagadian City, Zamboanga Del Sur	12,000,000
Concreting of Brgy. Dumalian FMR, Brgy. Dumalian, San Miguel, Zamboanga Del Sur	12,000,000
Concreting of Brgy. Ocapan FMR, Brgy. Ocapan, San Miguel, Zamboanga Del Sur	12,000,000
Concreting of Brgy. Ambulon to Brgy. Subaga FMR, Brgy. Ambulon and Brgy. Subaga, Vicenso Sagun, Zamboanga Del Sur	12,500,000
Concreting of Sitio Quarry FMR, Brgy. Poblacion, Dimatiling, Zamboanga del Sur	12,500,000
Concreting of Brgy. Ditulan to Brgy. Guitanaman FMR, Brgy. Ditulan and Brgy. Guitanaman, Dumingag, Zamboanga Del Sur	12,500,000
Concreting of Brgy. Bibilop FMR, Brgy. Bibilop, Midsalip, Zamboanga Del Sur	12,500,000
Concreting of Brgy. Basalim to Brgy. San Vicente FMR, Brgy. Basalim and Brgy. San Vicente, Buug, Zamboanga Sibugay	12,500,000
Concreting of Brgy. Bulawan FMR, Brgy. Bulawan, Payao, Zamboanga Sibugay	12,500,000
Concreting of Brgy. San Fernandino FMR, Brgy. San Fernandino, Roseller T. Lim (RT LIM), Zamboanga Sibugay	13,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	643
DEPARTMENT OF AGRICULTURE (FARM-TO-MARKET ROADS)

Concreting of Brgy. Tigpalay FMR, Brgy. Tigpalay, Tungawan, Zamboanga Sibugay	12,000,000
Concreting of Brgy. Calvario FMR, Brgy. Calvario, Isabela City, Basilan	25,000,000

Region X - Northern Mindanao	446,600,000
Concreting of Sitio Malambago FMR, Brgy. Maluko, Manolo Fortich, Bukidnon	12,000,000
Concreting of Sitio San Fermin, Brgy. Salucot FMR, Brgy. Salucot, Talakag, Bukidnon	13,000,000
Concreting of Brgy. Imbayao to Brgy. Sinaburan FMR, Brgy. Imbayao and Brgy. Sinaburan, Malaybalay City, Bukidnon	25,000,000
Concreting of Purok 3B to Purok 4, Poblacion FMR, Brgy. Poblacion, Dangcagan, Bukidnon	12,000,000
Concreting of Purok 3A to Purok 18, Brgy. Butong FMR, Brgy. Butong, Quezon, Bukidnon	13,000,000
Concreting of Brgy. Maapag to Brgy. Catumbalon FMR, Brgy. Maapag to Brgy. Catumbalon, Valencia City, Bukidnon	13,000,000
Concreting of Purok 9, Brgy. Pinatilan to Purok 2 Brgy. Maapag FMR, Brgy. Pinatilan and Brgy. Maapag, Valencia City, Bukidnon	12,000,000
Concreting of Brgy. Sta. Cruz to Brgy. Puntod FMR, Brgy. Sta. Cruz and Brgy. Puntod, Plaridel, Misamis Occidental	12,500,000
Concreting of Brgy. Usocan to Brgy. Bato FMR, Brgy. Usocan and Brgy. Bato, Plaridel, Misamis Occidental	12,500,000
Concreting of Brgy. Roxas FMR, Brgy. Roxas, Aloran, Misamis Occidental	12,000,000
Concreting of Brgy. Macubon FMR, Brgy. Macubon, Aloran, Misamis Occidental	24,000,000
Concreting of Brgy. Montol FMR, Brgy. Montol, Bonifacio, Misamis Occidental	24,000,000
Concreting of Brgy. Dalingap FMR, Brgy. Dalingap, Clarin, Misamis Occidental	12,000,000
Concreting of Brgy. Penacio FMR, Brgy. Penacio, Clarin, Misamis Occidental	12,000,000
Concreting of Brgy. Small Potongan FMR, Brgy. Small Potongan, Concepcion, Misamis Occidental	12,600,000
Concreting of Brgy. Poblacion FMR, Brgy. Poblacion, Sinacaban, Misamis Occidental	12,500,000
Concreting of Brgy. Canibungan Daku to Brgy. Canibungan Putol FMR, Brgy. Canibungan Daku to Brgy. Canibungan Putol, Clarin, Misamis Occidental	12,500,000
Concreting of Brgy. Mapua West Kataringan FMR, Brgy. Mapua West Kataringan, Balingoan, Misamis Oriental	12,500,000
Concreting of Brgy. Mintabon to Brgy. Sindangan FMR, Brgy. Mintabon and Brgy. Sindangan, Talisayan, Misamis Oriental	12,500,000
Concreting of Brgy. Mauswagon FMR, Brgy. Mauswagon, Laguindingan, Misamis Oriental	12,500,000
Concreting of Sitio Macusi, Brgy. Kimaya FMR, Brgy. Kimaya, Villanueva, Misamis Oriental	12,500,000
Concreting of Brgy. Lumbia FMR, Brgy. Lumbia, Cagayan de Oro City, Misamis Oriental	13,000,000
Concreting of Brgy. Bayanga FMR, Brgy. Bayanga, Cagayan de Oro City, Misamis Oriental	12,000,000
Concreting of Brgy. Balubal FMR Brgy. Balubal, Cagayan de Oro City, Misamis Oriental	12,500,000
Concreting of Brgy. Agusan FMR, Brgy. Agusan, Cagayan de Oro City, Misamis Oriental	12,500,000
Concreting of Sitio Tacangon, Poblacion to Sitio Cabadiangan, Brgy. Owakan and Brgy. Poblacion, Sagay, Camiguin	13,000,000
Concreting of Sitio Labayao, Brgy. Alangilan FMR, Brgy. Alangilan, Sagay, Camiguin	12,000,000
Concreting of Brgy. Kabacsanan FMR Phase III, Brgy. Kabacsanan, Iligan City, Lanao del Norte	13,000,000
Concreting of Purok PTH to Brgy. Maliwanag FMR, Brgy. Maliwanag, Maigo, Iligan City, Lanao del Norte	12,000,000
Concreting of Brgy. Matampay FMR, Brgy. Matampay, Matungao, Lanao del Norte	13,000,000
Concreting of Purok Sta. Cruz to Sitio Kaluwagan, Brgy. Inagongan, Tagoloan, Lanao Del Norte	12,000,000
Concreting of Brgy. Cabongbongan to Brgy. Mahayahay FMR, Brgy. Cabongbongan and Brgy. Mahayahay, Sultan Naga Dimaporo, Lanao del Norte	12,500,000
Concreting of Brgy. Calipapa to Brgy. Mahayahay FMR, Brgy. Calipapa and Brgy. Mahayahay, Sultan Naga Dimaporo, Lanao del Norte	12,500,000

Region XI - Davao	913,000,000
Concreting of Brgy. Baliok FMR, Brgy. Baliok, Talomo District, Davao City	13,000,000
Concreting of Purok Bagong Silang to National Highway Junction Phase 2, Brgy. Paquibato Proper FMR, Brgy. Paquibato Proper, Paquibato District, Davao City	15,000,000
Concreting of Brgy. Sumimao FMR, Brgy. Sumimao, Paquibato District, Davao City	21,000,000
Concreting of National Highway Junction to Sitio Balabag, Brgy. Malabog FMR, Brgy. Malabog, Paquibato District, Davao City	18,000,000
Concreting of Brgy. Pandaitan FMR, Brgy. Pandaitan, Paquibato District, Davao City	24,000,000
Concreting of Sitio Salukadang Phase 2, Brgy. Mapula FMR, Brgy. Mapula, Paquibato District, Davao City	20,000,000
Concreting of Purok 4 to Sitio Maripon, Brgy. Paradise Embac FMR, Brgy. Paradise Embac, Paquibato District, Davao City	24,000,000
Concreting of Brgy. Salapawan FMR, Brgy. Salapawan, Paquibato District, Davao City	36,000,000
Concreting of Brgy. Colosas FMR, Brgy. Colosas, Paquibato District, Davao City	36,000,000

644	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Concreting of Sitio Cebole, Brgy. Golosas Phase 2 FMR, Brgy. Colosas, Paquibato District, Davao City	39,000,000
Concreting of Sitio Damilag Phase 2, Brgy. Mapula FMR, Brgy. Mapula, Paquibato District, Davao City	24,000,000
Concreting of Purok 1 to Sitio Timberland, Brgy. Paradise Embac FMR, Brgy. Paradise Embac, Paquibato District, Davao City	18,000,000
Concreting of Paqnibato Proper to Purok Napo Phase 2 FMR, Brgy. Paqnibato Proper, Paquibato District, Davao City	15,000,000
Concreting of Brgy. Lumiad Hall to Sitio Banban Phase 2 FMR, Brgy. Lumiad, Paquibato District, Davao City	15,000,000
Concreting of Purok 5 to Purok Ayagon, Brgy. Lumiad FMR, Brgy. Lumiad, Paquibato District, Davao City	15,000,000
Concreting of Sitio Nursery to Sitio Binaton to Sitio Mahayahay, Brgy. Malabog (Phase II) FMR, Brgy. Malabog, Paquibato District, Davao City	12,000,000
Concreting of Sitio Surayan, Brgy. Colosas FMR, Brgy. Colosas, Davao City	13,000,000
Concreting of Brgy. Subasta FMR, Brgy. Subasta, Calinan District, Davao City	13,000,000
Concreting of Brgy. Malamba FMR, Brgy. Malamba, Marilog District, Davao City	15,000,000
Concreting of Brgy. Talomo River FMR, Brgy. Talomo River, Calinan District, Davao City	20,000,000
Concreting of Purok 5 to Purok 6, Brgy. Lacson FMR, Brgy. Lacson, Calinan District, Davao City	12,000,000
Concreting of Purok 8 to Purok 14, Brgy. Angalan FMR, Brgy. Angalan, Tugbok District, Davao City	15,000,000
Concreting of Sitio Lumundao to Sitio Malapangi, Brgy. Marilog Proper FMR, Brgy. Marilog Proper, Marilog District, Davao City	15,000,000
Concreting of Sitio Panipasan Phase 2, Brgy. Marilog Proper FMR, Brgy. Marilog Proper, Marilog District, Davao City	15,000,000
Concreting of Crossing Purok 1 to Sitio Banate, Brgy. Capungagan FMR, Brgy. Capungagan, Kapalong, Davao del Norte	13,000,000
Concreting of Brgy. Poblacion to Brgy. New Bohol FMR, Brgy. Poblacion and Brgy. New Bohol, New Corella, Davao del Norte	12,000,000
Concreting of Purok 9 to Purok 3, Brgy. Anibongan FMR, Brgy. Anibongan, Carmen, Davao del Norte	13,000,000
Concreting of Purok 5 to Purok 8, Brgy. Pantaron FMR, Brgy. Pantaron, Sto. Tomas, Davao del Norte	12,000,000
Concreting of Brgy. Barayong FMR, Brgy. Barayong, Magsaysay, Davao Del Sur	16,000,000
Concreting of Brgy. Kibuaya FMR, Brgy. Kibuaya, Hagonoy, Davao Del Sur	12,000,000
Concreting of Brgy. Dolo FMR, Brgy. Dolo, Bansalan, Davao Del Sur	24,000,000
Concreting of Brgy. Kimlawis FMR, Brgy. Kimlawis, Kiblawan, Davao Del Sur	24,000,000
Concreting of Brgy. Ihan FMR, Brgy. Ihan, Kiblawan, Davao Del Sur	12,000,000
Concreting of Brgy. Bacungan FMR, Brgy. Bacungan, Magsaysay, Davao Del Sur	12,000,000
Concreting of Brgy. Poblacion to Brgy. Palili FMR, Brgy. Poblacion and Brgy. Palili, Sulop, Davao del Sur	12,000,000
Concreting of Brgy. Balnate FMR, Brgy. Balnate, Magsaysay, Davao del Sur	13,000,000
Concreting of Centro L. Baguio to Anggas, Brgy. Little Baguio FMR, Brgy. Little Bagnio, Malita, Davao Occidental	12,500,000
Concreting of Brgy. Marabatuan to Sitio Kibanuot, Brgy. Marabatuan FMR, Brgy. Marabatuan, Jose Abad Santos, Davao Occidental	12,500,000
Concreting of Brgy. Talian FMR, Brgy. Talian, Maragusan, Compostela Valley	12,000,000
Concreting of Canlawig, Brgy. Poblacion to Brgy. Pamintaran FMR (Phase II), Brgy. Poblacion and Brgy. Pamintaran, Maragusan, Compostela Talley	13,000,000
Concreting of Sitio Bonbon, Brgy. Mangloy to Sitio Mangub, Brgy. Emelda FMR, Brgy. Mangloy and Brgy. Emelda, Laak, Compostela Valley	13,000,000
Concreting of Purok 1 to S, Sitio Mampising, Brgy. Tagnanan FMR, Brgy. Tagnanan, Mabini, Compostela Talley	12,000,000
Concreting of Brgy. Caatihan FMR, Brgy. Caatihan, Boston, Davao Oriental	12,000,000
Concreting of National Highway Junction Brgy. Baculin to Brgy. Batawan FMR, Brgy. Baculin and Brgy. Batawan, Baganga, Davao Oriental	13,000,000
Concreting of Brgy. Maag to Brgy. Sudlon FMR, Brgy. Maag and Brgy. Sudlon, San Isidro, Davao Oriental	16,000,000
Concreting of National Highway Junction to Purok 6 FMR, Brgy. Tamban, Governor Genoroso, Davao Oriental	15,000,000
Concreting of Brgy. Langka to Brgy. Maragatas FMR, Brgy. Langka and Brgy. Maragatas, Lupon, Davao Oriental	12,000,000
Concreting of Brgy. Cagan-cagan FMR, Brgy. Cagan-cagan, Banaybanay, Davao Oriental	12,000,000
Concreting of Brgy. Sto. Rosario FMR, Brgy. Sto Rosario, San Isidro, Davao Oriental	45,000,000
Concreting of Brgy. Mahayag FMR, Brgy. Mahayag, Banaybanay, Davao Oriental	13,000,000
Concreting of Brgy. IIangay FMR, Brgy. Ilangay, Lupon, Davao Oriental	12,000,000
FMR to Brgy. Suawan Centro to Sitio Happy Talley, Brgy. Suawan, Marilog District, Davao City	25,000,000
Concreting of Junction Proper, Brgy. Abihod to Sitio Dasubo FMR, Brgy. Abihod, Cateel, Davao Oriental	25,000,000

Region XII - SOCCSKSARGEN	513,529,000
Concreting of Brgy. Balongis to Brgy. Balabak FMR, Brgy. Balongis and Brgy. Balabak, Pikit, North Cotabato	13,000,000
Concreting of Brgy. New Panay to Brgy. New Leon FMR, Brgy. New Panay and Brgy. New Leon, Aleosan, North Cotabato	12,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	645
DEPARTMENT OF AGRICULTURE (FARM-TO-MARKET ROADS)

Concreting of Purok 1 to Purok 2, Brgy. Dolores FMR, Brgy. Dolores, Arakan, North Cotabato	13,000,000
Concreting of Brgy. Manobo to Sitio Punong FMR, Brgy. Manobo, Magpet, North Cotabato	12,000,000
Concreting of Brgy. Central Malamote FMR, Brgy. Central Malamote, Matalam, North Cotabato	13,000,000
Concreting of Brgy. New Rizal-Brgy. New Janiuay-Brgy. Buayan FMR, Brgy. New Rizal, Brgy. New Janiuay and Brgy. Buayan, M’lang, North Cotabato	12,000,000
Concreting of Brgy. Norway to Brgy. Bannawag FMR, Brgy. Norway and Brgy. Bannawag, Pres. Quirino, Sultan Kudarat	12,000,000
Concreting of Brgy. Sadsalan to Brgy. Udtong FMR, Brgy. Sadsalan and Brgy. Udtong, Lambayong, Sultan Kudarat	13,000,000
Concreting of Sitio Kinadanan to Badiangon Falls, Brgy. Datu Wasay FMR, Brgy. Datu Wasay, Kalamansig, Sultan Kudarat	12,000,000
Concreting of Brgy. Kiadzam to Sitio Dongdong, Brgy. Kiadzam FMR, Brgy. Kiadzam, Senator Ninoy Aquino, Sultan Kudarat	13,000,000
Concreting of Brgy. San Jose FMR, Brgy. San Jose, General Santos City, South Cotabato	12,500,000
Concreting of Brgy. Upper Labay FMR, Brgy. Upper Labay, General Santos City, South Cotabato	12,500,000
Concreting of Brgy. Lamlahak to Brgy. Lamdalag FMR, Brgy. Lamlahak and Brgy. Lamdalag, Lake Sebu, South Cotabato	13,000,000
Concreting of Brgy. Sinolon to Brgy. Lamhaku FMR, Brgy. Sinolon and Brgy. Lamhaku, T’boli, South Cotabato	12,000,000
Concreting of Brgy. Big Margus to Brgy. Batotuling FMR, Brgy. Big Margus to Brgy. Batutoling, Glan, Sarangani	55,000,000
Concreting of Sitio Siguel to Sitio Lamlangil, Brgy. Tinoto FMR, Brgy. Tinoto, Maasim, Sarangani	55,000,000
Concreting of Sitio Balite, Brgy. Alkikan FMR, Brgy. Alkikan, Malungon, Saranggani	50,000,000
Concreting of Sitio Aspang to Sitio Klobak, Brgy. Poblacion FMR, Brgy. Poblacion, Malapatan, Saranggani	50,000,000
Concreting of Brgy. Alegria to Brgy. Pait FMR, Brgy. Alegria and Brgy. Pait, Alabel, Sarangani	50,000,000
Concreting of Brgy. Datal Batong to Brgy. Datal Bila FMR, Brgy. Datal Batong and Brgy. Datal Bila, Malungon, Sarangani	53,529,000
Concreting of Crossing Paraiso, Brgy. Pag Asa Road to Paraiso Proper FMR, Brgy. Pag asa, Alabel, Sarangani	13,000,000
Concreting of Brgy. Salakit to Brgy. Silangan to Brgy. Bannawag FMR, Brgy. Salakit and Brgy. Silangan and Brgy. Bannawag, Kiamba, Sarangani	12,000,000

Region XIII - CARAGA	608,000,000
Concreting of Purok 4 to Purok 5 Brgy. Lemon FMR, Brgy. Lemon, Butuan City, Agusan Del Norte	36,000,000
Concreting of Purok 3 Cabacungan, Brgy. Kinamlutan to Brgy. Mandacpan FMR, Brgy. Kinamlutan and Brgy. Mandacpan, Butuan City, Agusan Del Norte	35,000,000
Concreting of Purok 6, Brgy. Bobon FMR, Brgy. Bobon, Butuan City, Agusan Del Norte	36,000,000
Concreting of Purok 6 to Purok 5, Brgy. Bobon FMR, Brgy. Bobon, Butuan City, Agusan Del Norte	24,000,000
Concreting of Brgy. Basag to Brgy. Camayahan FMR, Brgy. Basag and Brgy. Camayahan, Butuan City, Agusan Del Norte	25,000,000
Concreting of Brgy. Lower Wave FMR, Brgy. Lower Wave, Buenavista, Agusan Del Norte	12,000,000
Concreting of Brgy. Guinabsan FMR, Brgy. Guinabsan, Buenavista, Agusan Del Norte	12,000,000
Concreting of Brgy. Sangay FMR, Brgy. Sangay, Buenavista, Agusan Del Norte	12,000,000
Concreting of Brgy. Mahaba FMR, Brgy. Mahaba, Cabadbaran City, Agusan Del Norte	12,000,000
Concreting of Brgy. Calamba FMR, Brgy. Calamba, Cabadbaran City, Agusan Del Norte	12,000,000
Concreting of Brgy. Soriano FMR, Brgy. Soriano, Cabadbaran City, Agusan Del Norte	12,000,000
Concreting of Sitio Mamhutua, Brgy. Taod-oy FMR, Brgy. Taod-oy, Magallanes, Agusan Del Norte	25,000,000
Concreting of Provincial Road Junction, Brgy. Wegguam FMR, Brgy. Wegguam, San Luis, Agusan Del Sur	25,000,000
Concreting of Brgy. Magkiangkiang- FMR, Brgy. Magkiangkiang, Bayugan, Agusan Del Sur	12,000,000
Concreting of Brgy. Salvacion FMR, Brgy. Salvacion, Bayugan, Agusan Del Sur	12,000,000
Concreting of Brgy. Cagbas FMR, Brgy. Cagbas, Bayugan, Agusan Del Sur	12,000,000
Concreting of Brgy. Mambalili FMR, Brgy. Mambalili, Bayugan, Agusan Del Sur	12,000,000
Concreting of Brgy. San Marcos FMR, Brgy. San Marcos, Bunawan, Agusan Del Sur	12,000,000
Concreting of Brgy. Bunawan Brook FMR, Brgy. Bunawan Brook, Bunawan, Agusan Del Sur	12,000,000
Concreting of Brgy. La Fortuna to Purok 5 to Purok 6, Brgy. Sinobong FMR, Brgy. Sinobong and Brgy. La Fortuna, Veruela, Agusan Del Sur	25,000,000
Concreting of Brgy. San Juan FMR, Brgy. San Juan, Alegria, Surigao Del Norte	12,000,000
Concreting of Brgy. Budlingin FMR, Brgy. Budlingin, Alegria, Surigao Del Norte	12,000,000
Concreting of Brgy. Camp Edward FMR, Brgy. Camp Edward, Alegria, Surigao Del Norte	12,000,000
Concreting of Brgy. Camboayon FMR, Brgy. Camboayon, Bacuag, Surigao Del Norte	12,000,000
Concreting of Brgy. Pongtod FMR, Brgy. Pongtod, Bacuag, Surigao Del Norte	12,000,000
Concreting of Brgy. Pautao FMR, Brgy. Pautao, Bacuag, Surigao Del Norte	12,000,000

646	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Concreting of Brgy. Daywan FMR, Brgy. Daywan, Claver, Surigao Del Norte	12,000,000
Concreting of Brgy. Ladgaron FMR, Brgy. Ladgaron, Claver, Surigao Del Norte	12,000,000
Concreting of Brgy. Tinago FMR, Brgy. Tinago, Malimono, Surigao Del Norte	12,000,000
Concreting of Brgy. Cancohoy to Sitio Cauyo, Brgy. Cancohoy FMR, Brgy. Cancohoy, Del Carmen, Surigao Del Norte	25,000,000
Concreting of Sitio Tuya-Tuya, Brgy. Poniente FMR, Brgy. Poniente, Gigaquit, Surigao Del Norte	25,000,000
Concreting of Brgy. Magsaysay to Brgy. Songkit FMR, Brgy. Magsaysay and Brgy. Sonkit, Madrid, Surigao Del Sur	13,000,000
Concreting of Purok 5, Brgy. Magsaysay to Sitio Kapatagan, Brgy. Osmeña FMR, Brgy. Magsaysay and Brgy. Osmeña, Tagbina, Surigao Del Sur	25,000,000
Concreting of Purok 2 to Purok 1, Brgy. Villa Pantinople FMR, Brgy. Villa Pantinople, Basilisa, Dinagat Islands	25,000,000
Concreting of Brgy. Bitaugan East FMR, Brgy. Bitaugan East, Cagwait, Surigao Dei Sur	12,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE

DEPARTMENT OF EDUCATION

LIST OF NON-IMPLEMENTING UNIT

SECONDARY SCHOOLS

648	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

DEPARTMENT OF EDUCATION - OFFICE OF THE SECRETARY

NON-IMPLEMENTING UNIT SECONDARY SCHOOLS

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
National Capital Region (NCR)	1,714,374,000	200,601,000	1,914,975,000	57,982,000

Division of Caloocan	391,264,000	36,349,000	427,613,000	6,780,000

Amparo High School	54,494,000	4,065,000	58,559,000	451,000
Bagumbong High School Annex		793,000	793,000
Benigno Aquino, Jr. High School	22,636,000	1,967,000	24,603,000

Caloocan City Business High School (Urduja Business High School)	24,463,000	2,393,000	26,856,000	1,755,000
Caloocan City Science High School	6,876,000	1,026,000	7,902,000	567,000
Caloocan National Science and Technology High School	7,334,000	1,232,000	8,566,000	566,000
Camarin High School-Cielito Zamora Annex 1	58,974,000	1,643,000	60,617,000
Camarin High School-Cielito Zamora Annex 2		4,636,000	4,636,000
Cielito Zamora Senior High School			-	1,394,000
Horacio Dela Costa High School (Horacio Dela Costa-Amparo High School Annex)	8,513,000	1,177,000	9,690,000	1,093,000
Kasarinlan High School	26,890,000	2,303,000	29,193,000
Llano High School (Deparo High School - Llano Annex)	32,519,000	2,766,000	35,285,000
Maria Clara National High School	34,682,000	2,894,000	37,576,000
Maypajo High School	26,975,000	2,406,000	29,381,000
Mountain Heights High School	13,323,000	871,000	14,194,000
N.H.C. High School (Main)	15,194,000	1,300,000	16,494,000	507,000
Sampaguita High School	44,922,000	3,234,000	48,156,000
Tandang Sora Integrated School	13,469,000	1,643,000	15,112,000	447,000

Division of Las Piñas	91,961,000	15,911,000	107,872,000	7,036,000

CAA National High School Annex		2,173,000	2,173,000
Las Piñas City National Science High School	6,737,000	1,044,000	7,781,000	379,000
Las Piñas City National Senior High School - Manuyo Campus			-	889,000
Las Pinas City Senior High School - Dona Josefa Campus			-	2,576,000
Las Piñas East High School - Equitable Annex		1,296,000	1,296,000
Las Piñas East National High School-Talon Village Annex	9,449,000	1,772,000	11,221,000
Las Pinas National High School - Almanza	34,101,000	3,745,000	37,846,000
Las Piñas National High School - Gatchalian Annex		1,135,000	1,135,000
Las Piñas National High School - Talon Tres		1,305,000	1,305,000
Las Piñas Senior High School - CAA Campus			-	2,814,000
Senior High School in Las Piñas City- Talon Dos Campus			-	378,000
TS Cruz High School	41,674,000	3,441,000	45,115,000

Division of Makati	412,000	1,625,000	2,037,000	1,439,000

Fort Bonifacio High School - Tibagan High School Annex	412,000	1,625,000	2,037,000
Senior High School within Maximo Estrella Elementary School			-	561,000
Senior High School within Nemesio Yabut Elementary School			-	878,000

Division of Malabon City	93,130,000	10,349,000	103,479,000	2,047,000

Acacia National High School		976,000	976,000	330,000
Catmon Integrated School	24,662,000	2,091,000	26,753,000
Col. Ramon Camus Integrated School (Col. R. Camus Integrated School)	10,186,000	924,000	11,110,000
Concepcion Technical-Vocational School		991,000	991,000	183,000
Imelda Integrated Secondary School		574,000	574,000	234,000
Longos National High School (Malabon National High School - Long Annex)	40,104,000	2,649,000	42,753,000
Malabon City National Science and Mathematics High School		280,000	280,000
Malabon City Techvoc and Entrepreneurship Senior High School (CMPl Campus)			-	420,000
Santiago Syjuco Memorial Integrated Secondary School		415,000	415,000	170,000
Senior High School within Ninoy Aquino Elementary School			-	710,000
Tañong Integrated School	18,178,000	1,449,000	19,627,000

JANUARY 6, 2020	OFFICIAL GAZETTE	649
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Division of Mandaluyong	114,455,000	17,860,000	132,315,000	2,763,000

Addition Hills Integrated School	19,326,000	3,448,000	22,774,000	409,000
City of Mandaluyong Science High School	17,456,000	2,385,000	19,841,000	554,000
Hulo Integrated School	7,676,000	1,983,000	9,659,000
Ilaya Barangka Integrated School	11,778,000	2,294,000	14,072,000	339,000
Mataas na Paaralang Neptali A. Gonzales	58,219,000	5,622,000	63,841,000	1,461,000
Senate President Neptali A. Gonzales Integrated School		2,128,000	2,128,000

Division of Manila	41,157,000	3,231,000	44,388,000	1,391,000

E. Quirino Senior High School within Bacood			-	478,000
Pres. Corazon Aquino High School-Manila High School Annex	41,157,000	3,231,000	44,388,000	496,000
Senior High School within A. Maceda Integrated School			-	388,000
Senior High School within Gen. E. Aguinaldo Integrated School			-	29,000

Division of Marikina	288,467,000	22,337,000	310,804,000	4,475,000

Barangka National High School	14,581,000	1,362,000	15,943,000	253,000
Concepcion Integrated School (Concepcion Integrated HS)	77,734,000	3,481,000	81,215,000	863,000
Fortune High School	35,176,000	2,927,000	38,103,000	445,000
Jesus dela Peña National High School	9,519,000	1,089,000	10,608,000	390,000
Kalumpang National High School	10,615,000	1,347,000	11,962,000	160,000

Marikina Heights National High School (Marikina High School Annex)	22,708,000	1,635,000	24,343,000
Marikina Science High School	18,384,000	1,307,000	19,691,000	581,000
Nangka High School	29,387,000	2,386,000	31,773,000	339,000
San Roque National High School	14,513,000	1,767,000	16,280,000	307,000
SSS National High School		280,000	280,000
Sto. Niño National High School	27,803,000	2,753,000	30,556,000	575,000
Tañong High School (Marikina High School - Tañong Annex)	28,047,000	2,003,000	30,050,000	562,000

Division of Muntinlupa	68,786,000	11,076,000	79,862,000	4,246,000

Cupang Senior High School			-	878,000
Lakeview Integrated School	21,196,000	1,915,000	23,111,000
Muntinlupa Business High School - Sucat Annex		1,831,000	1,831,000
Muntinlupa National High School - NBP Annex	29,574,000	2,377,000	31,951,000
Muntinlupa National High School - Tunasan Annex		3,116,000	3,116,000	2,309,000
Muntinlupa Science High School	18,016,000	1,837,000	19,853,000	1,059,000

Division of Navotas City	2,762,000	643,000	3,405,000	1,505,000

Bangkulasi National High School	13,000	297,000	310,000
Navotas National Science High School	2,749,000	346,000	3,095,000
Senior High School in Bangkulasi, Navotas City			-	584,000
Senior High School in Lisan, Navotas City			-	921,000

Division of Parañaque	166,582,000	22,980,000	189,562,000	2,908,000

Don Bosco High School Parañaque		2,442,000	2,442,000	435,000
Don Galo National High School		1,349,000	1,349,000
La Huerta National High School	19,433,000	2,125,000	21,558,000
Masville National High School (Dr. Arcadio Santos National High School-Masville Annex)	22,955,000	1,980,000	24,935,000
Moonwalk National High School	44,084,000	3,840,000	47,924,000	424,000
Parañaque National High School-Baclaran Annex	37,087,000	3,653,000	40,740,000	505,000
Parañaque Science High School-PNHS Annex	8,630,000	919,000	9,549,000	368,000
San Antonio High School Parañaque	549,000	2,567,000	3,116,000
Senior High School within Sto. Nino Elementary School			-	516,000
Sun Valley National High School	33,844,000	2,715,000	36,559,000	660,000
Tambo National High School		1,390,000	1,390,000

Division of Pasay City	13,354,000	3,519,000	16,873,000	805,000

Pasay City North High School - Tramo Campus (Pasay City North High School - Cuneta Annex)		1,850,000	1,850,000	805,000
President Corazon “Cory” C. Aquino National High School	13,354,000	1,669,000	15,023,000

Division of Pasig City	122,785,000	11,703,000	134,488,000	7,563,000

Nagpayong High School	109,842,000	9,073,000	118,915,000	1,615,000
Pasig City Science High School	12,943,000	1,856,000	14,799,000	637,000

650	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
San Lorenzo Ruiz Senior High School			-	1,347,000
Senior High School in Buting, Pasig City				3,930,000
Ugong Pasig National High School		774,000	774,000	34,000

Division of Quezon City	-	1,806,000	1,806,000	8,267,000

Emilio Jacinto National High School		280,000	280,000
Jose Maria Panganiban Senior High School			-	635,000
NOH-Sta. Lucia Senior High School		267,000	267,000	294,000
Senior High School in Apolonio Samson			-	582,000
Senior High School in Kaligayahan (Rivera Property - back of Kaligayahan Elementary School)			-	516,000
Senior High School within Bagong Pag-asa Elementary School			-	672,000
Senior High School within E. Abada Elementary School			-	968,000
Senior High School within Kamuning Elementary School - A&D			-	1,012,000
Senior High School within M.H. del Pilar Elementary School			-	505,000
Senior High School within P. Tuazon Elementary School			-	322,000
Senior High School within Pinyahan Elementary School			-	416,000
Senior High School within Toro Hills Elementary School			-	669,000
Tandang Sora Senior High School				1,490,000
Vito L. Belarmino Senior High School			-	186,000
West Fairview High School		1,259,000	1,259,000

Division of San Juan City	-	614,000	614,000	-

San Juan City Science High School		614,000	614,000

Division of Taguig and Pateros	135,628,000	18,926,000	154,554,000	3,995,000

Agripino Manalo National High School	6,454,000	730,000	7,184,000	64,000
Barangay Fort Bonifacio Senior High School		191,000	191,000
Gat. Andres Bonifacio High School	9,834,000	1,268,000	11,102,000
Gen. Ricardo G. Papa, Sr. Memorial High School Annex		1,375,000	1,375,000	537,000
Kapitan Eddie T. Reyes Memorial Integrated School	23,935,000	2,585,000	26,520,000
Maria Asuncion Rodriguez Tinga National High School	31,840,000	2,410,000	34,250,000	138,000
Maria Concepcion Cruz High School	15,606,000	954,000	16,560,000
Napindan Integrated School	7,349,000	1,632,000	8,981,000
Palar Integrated School		897,000	897,000
Pres. Diosdado Macapagal High School - Signal Village National High School Annex		2,289,000	2,289,000	1,025,000
Senior High School in Barangay Fort Bonifacio			-	305,000
Senior High School within Taguig Elementary School			-	1,004,000
Taguig Integrated School	23,915,000	2,893,000	26,808,000
Taguig Science High School	16,695,000	1,702,000	18,397,000	922,000

Division of Valenzuela	183,631,000	21,672,000	205,303,000	2,762,000

Arkong Bato National High School	11,638,000	1,057,000	12,695,000
Canumay East National High School (Valenzuela National High School - Canumay East Annex)	12,571,000	1,270,000	13,841,000
Canumay West National High School	42,899,000	2,959,000	45,858,000
Dalandanan National High School-Bagbaguin Annex	13,595,000	1,764,000	15,359,000
Disiplina Village - Bignay National High School		895,000	895,000
Justice Eliezer R. Delos Santos High School		1,435,000	1,435,000
Lingunan National High School		870,000	870,000
Malanday National High School		1,608,000	1,608,000
Paso de Blas National High School		886,000	886,000
Paso de Blas Senior High School			-	391,000
Punturin Senior High School			-	276,000
Sitero Francisco Memorial National High School	45,712,000	3,042,000	48,754,000	669,000
Ugong Senior High School			-	307,000
Valenzuela City Science High School	16,575,000	1,387,000	17,962,000	767,000
Veinte Reales Malanday National High School		1,252,000	1,252,000
Vicente P. Trinidad National High School	30,581,000	2,305,000	32,886,000	190,000
Wawang Pulo National High School (Valenzuela NHS - Wawang Pulo Annex)	10,060,000	942,000	11,002,000	162,000

Region I - Ilocos	2,507,780,000	273,671,000	2,781,451,000	64,390,000

JANUARY 6, 2020	OFFICIAL GAZETTE	651
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Division of Alaminos City	25,306,000	2,831,000	28,137,000	671,000

Cayucay National High School	6.113,000	606,000	6,719,000	166,000
Ildefonso Quimson Community High School	4,432,000	519,000	4,951,000	126,000
Inerangan National High School	6,840,000	678,000	7,518,000	238,000
Pangapisan Integrated School	3,098,000	445,000	3,543,000
Polo National High School	4,823,000	583,000	5,406,000	141,000

Division of Batac City	10,574,000	1,460,000	12,034,000	1,690,000

City of Batac National High School - Rayuray		193,000	193,000
City of Batac National High School Payao	5,226,000	611,000	5,837,000	198,000
Crispina Marcos Valdez National High School	5,348,000	656,000	6,004,000	113,000
Ferdinand E. Marcos Senior High School			-	893,000
Gen. Artemio Ricarte Senior High School			-	486,000

Division of Candon City	32,868,000	3,161,000	36,029,000	973,000

Candon City High School	5,027,000	633,000	5,660,000	200,000
Candon City Information Technology National High School	6,909,000	675,000	7,584,000	217,000
Dr. Ricardo Gacula Memorial National High School	10,086,000	858,000	10,944,000	264,000
Sto. Tomas National High School	10,846,000	995,000	11,841,000	292,000

Division of Dagupan City	55,787,000	6,253,000	62,040,000	1,375,000

Carael National High School	16,518,000	1,389,000	17,907,000	373,000
East Central Integrated School	13,235,000	1,907,000	15,142,000	285,000
Federico Narag Ceralde Integrated School	11,117,000	1,266,000	12,383,000	283,000
Pugaro Integrated School	7,099,000	906,000	8,005,000	198,000
Salapingao National High School	7,818,000	785,000	8,603,000	236,000

Division of llocos Norte	117,973,000	18,375,000	136,348,000	5,078,000

Adams National High School	3,541,000	493,000	4,034,000	113,000
Adriano P. Arzadon National High School	4,663,000	568,000	5,231,000	113,000
Bagbag Solsona National High School	6,905,000	941,000	7,846,000	407,000
Banban National High School	7,182,000	724,000	7,906,000	239,000
Bangui National High School (Lanao Campus)	2,976,000	559,000	3,535,000	187,000
Banna High School	6,504,000	762,000	7,266,000	219,000
Bingao National High School	9,594,000	1,275,000	10,869,000	449,000
Caraitan Integrated School	3,965,000	560,000	4,525,000	219,000
Carasi National High School	4,581,000	498,000	5,079,000	70,000
Dingras National High School & Lt. Edgar Foz Memorial National High School (Barong Campus)		622,000	622,000	162,000
Dingras National High School & Lt. Edgar Foz Memorial National High School (San Marcos Campus)		454,000	454,000	130,000
Dingras National High School & Lt. Edgar Foz Memorial National High School (Sulquian Campus)		406,000	406,000	98,000
F. Camaquin Integrated School	7,906,000	858,000	8,764,000	345,000
Isic-lsic National High School	3,787,000	572,000	4,359,000	119,000
Malaguip Integrated School	3,268,000	740,000	4,008,000	155,000
Marcos National High School (Agunit Campus)	3,276,000	540,000	3,816,000	141,000
Marcos National High School (Santiago Campus)	5,079,000	677,000	5,756,000	158,000
Pallas integrated School	4,858,000	697,000	5,555,000	181,000
Pandan Integrated School	1,381,000	454,000	1,835,000	85,000
Paoay Lake National High School	7,161,000	828,000	7,989,000	204,000
Sacritan Integrated School	2,075,000	456,000	2,531,000	83,000
Salpad Integrated School	2,169,000	512,000	2,681,000	107,000
San Marcelino National High School	7,685,000	814,000	8,499,000	253,000
Suyo National High School	6,300,000	642,000	6,942,000	145,000
Talugtog Solsona National High School	4,608,000	651,000	5,259,000	189,000
Uguis Integrated School	1,732,000	. 408,000	2,140,000	66,000
Vintar National High School	6,777,000	837,000	7,614,000	145,000
Currimao National High School		827,000	827,000	296,000

Division of llocos Sur	270,998,000	31,063,000	302,061,000	6,577,000

Ag-agrao National High School	4,567,000	530,000	5,097,000
Alilem Daya National High School	9,979,000	907,000	10,886,000	296,000
Amarao National High School	5,155,000	653,000	5,808,000	136,000
Ambalayat Integrated School	3,598,000	448,000	4,046,000	132,000

652	OFFICIAL GAZETTE	VOL. 116, No. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Banayoyo National High School	9,942,000	948,000	10,890,000	352,000
Bantay National High School	7,467,000	920,000	8,387,000	262,000
Bantugo-Mission Integrated School		184,000	184,000
Basug National High School	4,553,000	428,000	4,981,000
Belen National High School	4,431,000	560,000	4,991,000	124,000
Binacud Integrated School	1,854,000	399,000	2,253,000	74,000
Cabittaogan National High School	5,928,000	567,000	6,495,000
Caoayan National High School	5,277,000	606,000	5,883,000	38,000
Del Pilar National High School	4,926,000	534,000	5,460,000	147,000
Dili National High School	10,448,000	1,081,000	11,529,000	358,000
Dinaratan National High School	3,759,000	491,000	4,250,000	96,000
Garitan Integrated School	3,094,000	395,000	3,489,000
Imelda National High School	3,508,000	437,000	3,945,000	68,000
Kalumsing Integrated School	47,000	399,000	446,000
Libtong Integrated School	3,780,000	578,000	4,358,000
Lidlidda National High School	6,405,000	748,000	7,153,000	271,000
Lipit National High School	6,221,000	726,000	6,947,000	190,000
Lungug Integrated School	5,299,000	517,000	5,816,000	30,000
Mabilbila Integrated School	6,368,000	711,000	7,079,000	273,000
Manzante National High School	3,572,000	508,000	4,080,000	77,000
Nagbukel National High School	9,538,000	837,000	10,375,000	264,000
Nagsuputan National High School	4,074,000	488,000	4,562,000
Nagtablaan National High School	6,398,000	552,000	6,950,000
Namitpit Integrated School		184,000	184,000
Pagangpang National High School	6,520,000	628,000	7,148,000	185,000
Palali National High School	3,082,000	510,000	3,592,000	147,000
Pantay Tamurong National High School	5,114,000	610,000	5,724,000	123,000
Pudoc West Integrated School	6,515,000	762,000	7,277,000	200,000
Pug-os National High School, Cabugao	4,945,000	487,000	5,432,000
Puro National High School (Magsingal)	7,040,000	751,000	7,791,000	228,000
Puro National High School, Caoayan	3,513,000	440,000	3,953,000	90,000
Quirino National High School	7,044,000	756,000	7,800,000	198,000
Rancho National High School	3,224,000	403,000	3,627,000
Salcedo National High School	10,685,000	1,015,000	11,700,000	390,000
San Emilio National High School	3,648,000	601,000	4,249,000	145,000
San Esteban National High School	11,670,000	973,000	12,643,000	288,000
San Pedro National High School	3,880,000	503,000	4,383,000	109,000
San Sebastian National High School	4,231,000	507,000	4,738,000	89,000
San Vicente lntegrated School	7,820,000	803,000	8,623,000	190,000
Santiago National High School	11,283,000	1,053,000	12,336,000	377,000
Sigay National High School	2,387,000	394,000	2,781,000	85,000
Sisim National High School	4,847,000	560,000	5,407,000	111,000
Solot-Solot National High School	6,502,000	604,000	7,106,000	149,000
Sugpon National High School	5,929,000	575,000	6,504,000	98,000
Sulvec integrated School	3,224,000	654,000	3,878,000	64,000
Suyo National High School Annex, Barangay Baringcucurong	2,270,000	498,000	2,768,000	123,000
Tay-ac National High School	5,437,000	640,000	6,077,000

Division of La Union	367,228,000	44,258,000	411,486,000	10,799,000

Agoo National Vocational High School	2,769,000	425,000	3,194,000
Amlang-Nagtagaan National High School	5,849,000	736,000	6,585,000	134,000
Anduyan National High School	8,960,000	751,000	9,711,000	136,000
Aringay National High School - Basca Annex		386,000	386,000	83,000
Aringay Senior High School			-	424,000
Baay Integrated School	4,166,000	441,000	4,607,000	90,000
Baccuit National High School	9,654,000	805,000	10,459,000	160,000
Bail National High School	6,368,000	614,000	6,982,000	134,000
Balbalayang National High School	7,150,000	671,000	7,821,000	151,000
Ballay National High School	3,776,000	384,000	4,160,000
Bawanta National High School	5,772,000	565,000	6,337,000	75,000
Bay-o Integrated School	687,000	373,000	1,060,000
Bitalag Integrated School	1,921,000	619,000	2,540,000	96,000
Bungol National High School	5,943,000	498,000	6,441,000	79,000
Bungro-Sucoc integrated School	2,081,000	533,000	2,614,000	85,000
Burgos National High School	12,282,000	783,000	13,065,000	215,000

JANUARY 6, 2020	OFFICIAL GAZETTE	653
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Butubut National High School	5,235,000	533,000	5,768,000	145,000
Caba National High School (Poblacion Norte National High School)	12,612,000	1,188,000	13,800,000	317,000
Cabaruan Integrated School	2,420,000	519,000	2,939,000	79,000
Cambaly National High School	4,685,000	502,000	5,187,000	102,000
Capas Integrated School	3,970,000	460,000	4,430,000	58,000
Casilagan Integrated School	5,361,000	479,000	5,840,000	45,000
Casilagan-Naguilian Integrated School	343,000	355,000	698,000
Corrooy National High School	6,148,000	694,000	6,842,000	196,000
Cuenca National High School	3,435,000	406,000	3,841,000	123,000
Cupang Integrated School		186,000	186,000
Dagup Integrated School	6,398,000	561,000	6,959,000	38,000
Daramuangan Integrated School	4,481,000	570,000	5,051,000	34,000
DMMMSU National High School (Alipang)	3,128,000	520,000	3,648,000	85,000
Don Rufino Olarte Memorial National High School (Lloren National High School)	5,951,000	550,000	6,501,000	94,000
Doña Francisca Lacsamana Viuda De Ortega Memorial National High School - Casacristo Annex.	4,777,000	778,000	5,555,000	185,000
Dr. Manuel T. Cases, Sr. National High School	9,845,000	856,000	10,701,000	305,000
Dulao Integrated School		224,000	224,000
Duplas National High School	3,491,000	493,000	3,984,000	43,000
Eastern Naguilian National High School	5,706,000	658,000	6,364,000
Eulogio Clarence de Guzman Junior Memorial National Vocational High School	5,113,000	574,000	5,687,000	132,000
La Union Special School For Culture And Arts	1,743,000	341,000	2,084,000
Leones National High School	6,757,000	653,000	7,410,000	158,000
Libtong Integrated School	3,117,000	414,000	3,531,000	53,000
Lipay Integrated School	5,068,000	596,000	5,664,000
Liquicia Integrated School	2,937,000	377,000	3,314,000	30,000
Luna National High School - Cantoria Annex		1,153,000	1,153,000	45,000
Luna National High School - Rimos Annex		560,000	560,000	168,000
Luna National Vocational High School	5,030,000	875,000	5,905,000	288,000
Luzong Sur Integrated School		407,000	407,000
Manga Community High School	4,127,000	468,000	4,595,000	94,000
Maoasoas National High School	5,020,000	540,000	5,560,000	121,000
Mindoro Integrated School	2,822,000	503,000	3,325,000	47,000
Naguilian Senior High School			-	963,000
Northern Naguilian National High School (Gusing National High School)	10,464,000	1,006,000	11,470,000	202,000
Oanari National High School	11,182,000	777,000	11,959,000	205,000
Old Sudipen National High School	5,959,000	555,000	6,514,000	123,000
Paraoir National High School	8,922,000	805,000	9,727,000	177,000
Parasapas National High School	6,154,000	665,000	6,819,000	209,000
Parian Este Integrated School		199,000	199,000
Paringao National High School	8,296,000	705,000	9,001,000	192,000
Pugo Central National High School	13,351,000	1,095,000	14,446,000	439,000
San Francisco National High School	5,467,000	576,000	6,043,000	126,000
San Gabriel Senior High School			-	454,000
San Gregorio National High School	5,550,000	515,000	6,065,000	115,000
San Jose National High School	6,895,000	702,000	7,597,000	166,000
San Juan Senior High School			-	755,000
San Julian Integrated School		399,000	399,000
San Luis National High School	4,867,000	563,000	5,430,000	107,000
San Simon Integrated School	1,718,000	374,000	2,092,000
Santiago Sur Integrated School	2,766,000	485,000	3,251,000	77,000
Santol Vocational High School (Santol National High School) Lignay Annex		469,000	469,000	94,000
Santol Vocational High School (Santol National High School)	10,645,000	774,000	11,419,000	207,000
Saytan National High School	4,613,000	500,000	5,113,000	68,000
Sinapangan National High School	6,667,000	585,000	7,252,000	126,000
Southern Naguilian National High School (Magungunay National High School)	6,604,000	577,000	7,181,000	153,000
Sta. Teresa National High School	7,984,000	706,000	8,690,000	104,000
Sudipen Vocational High School	6,292,000	847,000	7,139,000	264,000
Suguidan Integrated School	1,846,000	403,000	2,249,000
Suyo National High School	6,133,000	633,000	6,766,000	190,000

654	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Tagudtod National High School	5,851,000	702,000	6,553,000	121,000
Tanglag National High School	5,693,000	647,000	6,340,000	117,000
Tubao National High School - Halog West Annex		422,000	422,000
Upper Tumapoc National High School	822,000	438,000	1,260,000	121,000
Wenceslao National High School	5,389,000	557,000	5,946,000	77,000

Division of Laoag City	6,292,000	2,398,000	8,690,000	264,000

Balatong Integrated School	4,155,000	1,098,000	5,253,000	181,000
Caaoacan High School	2,137,000	498,000	2,635,000	83,000
Rodolfo CG. Fariñas, Jr. National Science High School		280,000	280,000
San Mateo Integrated School		522,000	522,000

Division of Pangasinan l	785,809,000	77,088,000	862,897,000	20,514,000

A.P. Guevarra Integrated School	4,843,000	503,000	5,346,000	74,000
Abagatanen Integrated School	2,857,000	387,000	3,244,000	79,000
Aguilar Integrated School	15,890,000	1,328,000	17,218,000	967,000
Aliaga High School	5,617,000	614,000	6,231,000	185,000
Ambayat Integrated School	2,062,000	441,000	2,503,000	30,000
Anda Integrated School	3,139,000	407,000	3,546,000	47,000
Arnedo National High School	8,259,000	647,000	8,906,000	343,000
Awag Integrated School	1,718,000	467,000	2,185,000
Bacnit Integrated School	4,765,000	438,000	5,203,000	92,000
Balangay National High School	7,677,000	753,000	8,430,000	175,000
Baloling National High School	4,601,000	442,000	5,043,000	79,000
Banaoang National High School	12,833,000	1,068,000	13,901,000	236,000
Bani East Integrated School	9,624,000	970,000	10,594,000	170,000
Banog Sur National High School	3,441,000	429,000	3,870,000	96,000
Barlo Integrated School	2,914,000	398,000	3,312,000	94,000
Bayambang National High School (Infanta)	6,408,000	656,000	7,064,000	222,000
Bayaoas National High School	12,680,000	1,152,000	13,832,000	300,000
Bayoyong National High School	3,295,000	437,000	3,732,000	74,000
Beleng National High School	5,509,000	648,000	6,157,000	202,000
Bocboc East National High School	11,503,000	901,000	12,404,000	262,000
Bogtong National High School	7,417,000	742,000	8,159,000	202,000
Bolinao Integrated School	14,080,000	1,773,000	15,853,000	954,000
Botao National High School	10,986,000	992,000	11,978,000	213,000
Buenlag National High School	11,916,000	902,000	12,818,000	113,000
Bugallon Integrated School	29,062,000	2,158,000	31,220,000	826,000
Cabanaetan National High School	3,050,000	436,000	3,486,000	90,000
Cabayaoasan National High School	10,057,000	907,000	10,964,000	413,000
Cabungan National High School	5,756,000	585,000	6,341,000	147,000
Calbeg National High School	7,705,000	731,000	8,436,000	156,000
Camaley National High School	15,029,000	1,175,000	16,204,000	92,000
Canan National High School	8,119,000	778,000	8,897,000	288,000
Carat National High School	6,582,000	694,000	7,276,000	200,000
Catalino D. Cerezo National High School	4,658,000	565,000	5,223,000	194,000
Cato National High School	11,647,000	892,000	12,539,000	200,000
Catubig Integrated School	4,511,000	529,000	5,040,000	121,000
Clemente Cristobal National High School	4,297,000	. 419,000	4,716,000
Dalanguiring Integrated School	7,335,000	708,000	8,043,000	158,000
Dasol Integrated School	3,847,000	655,000	4,502,000
Dewey National High School	5,981,000	531,000	6,512,000	149,000
Domalandan Center Integrated School	10,391,000	1,190,000	11,581,000	415,000
Domingo P. Boquiren National High School	6,800,000	631,000	7,431,000	124,000
Don Gaudencio B. Dumlao National High School	4,636,000	503,000	5,139,000	47,000
Don Pedro National High School	7,497,000	683,000	8,180,000	205,000
Doyong Malabago National High School	17,420,000	1,295,000	18,715,000	222,000
Galarin National High School	10,908,000	927,000	11,835,000	264,000
Garrita National High School	5,991,000	540,000	6,531,000	123,000
Gayusan Integrated School	4,288,000	531,000	4,819,000	132,000
Hermosa National High School	7,128,000	857,000	7,985,000	141,000
Ilog Malino National High School	5,318,000	576,000	5,894,000	164,000
Infanta Integrated School	10,628,000	1,057,000	11,685,000	426,000
Lareg-Lareg National High School	4,752,000	542,000	5,294,000	128,000
Liwa-liwa Integrated School	4,015,000	497,000	4,512,000	96,000

JANUARY 6, 2020	OFFICIAL GAZETTE	655
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Lokeb Norte National High School	6,483,000	666,000	7,149,000	166,000
Lokeb Sur National High School	14,170,000	1,109,000	15,279,000	400,000
Luciente II National High School	7,390,000	813,000	8,203,000	253,000
Luna National High School	11,305,000	1,122,000	12,427,000	424,000
Luna National High School (Catuday Annex)	3,981,000	509,000	4,490,000	115,000
Lunec National High School	6,535,000	646,000	7,181,000	134,000
Mabulitec Integrated School	6,109,000	587,000	6,696,000	141,000
Macaleeng National High School	4,550,000	574,000	5,124,000	124,000
Magalong National High School	7,495,000	726,000	8,221,000	145,000
Malawa Integrated School	6,258,000	589,000	6,847,000	74,000
Malimpin National High School	5,366,000	519,000	5,885,000	111,000
Mapita Integrated School	1,718,000	398,000	2,116,000
Matic-Matic National High School	8,480,000	818,000	9,298,000	189,000
Minien National High School	10,027,000	866,000	10,893,000	266,000
Moises Rebamontan National High School	10,843,000	988,000	11,831,000	266,000
Naguilayan National High School	3,101,000	463,000	3,564,000	43,000
Nalsian Tomling National High School	12,214,000	1,011,000	13,225,000	336,000
Nancapian National High School	3,257,000	443,000	3,700,000	66,000
Olo National High School	5,318,000	671,000	5,989,000	213,000
Paitan Integrated School	7,507,000	821,000	8,328,000	217,000
Palapar National High School	6,245,000	598,000	6,843,000	198,000
Pangascasan Integrated School	8,655,000	753,000	9,408,000	156,000
Pita Integrated School		252,000	252,000
Pogoruac National High School	11,139,000	975,000	12,114,000	343,000
Portic Integrated School	4,199,000	490,000	4,689,000	15,000
Primicias National High School	6,883,000	583,000	7,466,000	109,000
Quetegan National High School	8,223,000	833,000	9,056,000	298,000
Quinaoayanan National High School	5,795,000	602,000	6,397,000	147,000
Ramon Magsaysay Integrated School	3,843,000	530,000	4,373,000	94,000
Ranao National High School	8,436,000	702,000	9,138,000	155,000
Ranom lloco National High School	6,931,000	686,000	7,617,000	156,000
Real National High School	12,714,000	991,000	13,705,000	296,000
Sampaloc National High School	9,332,000	840,000	10,172,000	260,000
San Jose National High School, Anda	9,590,000	891,000	10,481,000	279,000
San Julian National High School	7,631,000	734,000	8,365,000	277,000
San Miguel National High School, Bani	6,238,000	576,000	6,814,000	153,000
Sanlibo National High School	9,281,000	834,000	10,115,000	175,000
Sapa Grande Integrated School	2,914,000	387,000	3,301,000	38,000
Siapar Integrated School	1,038,000	415,000	1,453,000
Tagudin National High School	12,977,000	1,243,000	14,220,000	358,000
Talospatang National High School	12,605,000	1,044,000	13,649,000	351,000
Tambobong National High School	8,671,000	797,000	9,468,000	239,000
Tampac Integrated School	2,062,000	574,000	2,636,000	66,000
Tanolong National High School	7,316,000	767,000	8,083,000	253,000
Tiep National High School	6,576,000	672,000	7,248,000	207,000
Tobor National High School	6,067,000	702,000	6,769,000	194,000
Tondol National High School	6,474,000	713,000	7,187,000	202,000
Torres National High School	9,322,000	836,000	10,158,000	111,000
Tuliao National High School	11,525,000	852,000	12,377,000	230,000
Tupa Integrated School	5,122,000	505,000	5,627,000	130,000
Urbiztondo Integrated School	24,456,000	2,285,000	26,741,000	611,000

Division of Pangasinan ll	540,274,000	56,018,000	596,292,000	10,429,000

Alejandro F. Oligan National High School	9,730,000	954,000	10,684,000	281,000
Alibeng National High School	4,675,000	438,000	5,113,000	26,000
Amagbagan National High School	5,364,000	503,000	5,867,000
Ambalangan-Dalin National High School	4,577,000	548,000	5,125,000	130,000
Anonang National High School	9,603,000	994,000	10,597,000	451,000
Ariston Bantog National High School	10,380,000	848,000	11,228,000	81,000
Baguinay National High School	6,542,000	548,000	7,090,000	62,000
Baluyot National High School	5,214,000	601,000	5,815,000	115,000
Bantay Insik Integrated School	3,243,000	528,000	3,771,000	111,000
Baracbac National High School	6,807,000	644,000	7,451,000	113,000
Barangobong National High School	6,482,000	540,000	7,022,000	94,000
Batasan National High School	5,939,000	487,000	6,426,000	8,000

656	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Bersamin Agro-Industrial High School	9,030,000	806,000	9,836,000	141,000
Binday National High School	7,984,000	711,000	8,695,000	75,000
Bugayong Integrated School	5,490,000	819,000	6,309,000	25,000
Bulaoen East National High School	5,944,000	548,000	6,492,000	221,000
Cabalitian National High School	4,077,000	429,000	4,506,000	55,000
Cabanbanan National High School	12,170,000	1,072,000	13,242,000	484,000
Cabilaoan Agro-Industrial High School	10,543,000	831,000	11,374,000	58,000
Cacabugaoan National High School	2,647,000	404,000	3,051,000	36,000
Calepaan Integrated School		249,000	249,000
Calmay Integrated School	2,519,000	379,000	2,898,000
Caloscaoayan National High School	13,960,000	1,135,000	15,095,000	328,000
Canarvacanan National High School	3,451,000	408,000	3,859,000	26,000
Capulaan National High School	6,282,000	694,000	6,976,000	151,000
Carusucan Norte National High School	6,311,000	610,000	6,921,000	111,000
Carusucan Sur National High School	5,316,000	705,000	6,021,000	111,000
Castusu Integrated School	2,477,000	342,000	2,819,000
Dalumpinas National High School	5,383,000	468,000	5,851,000	43,000
Dilan Integrated School	5,413,000	761,000	6,174,000	90,000
Don Amadeo Perez, Sr. National High School	5,734,000	534,000	6,268,000	60,000
Don Benito Agro-Industrial High School	6,504,000	590,000	7,094,000	194,000
Don Robert Estrella, Sr. National High School	2,412,000	407,000	2,819,000	58,000
Don Valentin Torres Integrated School	2,900,000	493,000	3,393,000	77,000
Dungon Integrated School	2,711,000	483,000	3,194,000	57,000
Esperanza National High School	2,654,000	487,000	3,141,000	121,000
Eugenio Perez National High School	6,507,000	689,000	7,196,000	92,000
Flores Integrated School	11,147,000	1,125,000	12,272,000	369,000
Flores National High School	6,534,000	636,000	7,170,000	98,000
Gombio-Panaga Integrated School	2,599,000	381,000	2,980,000
Gueguesangen Integrated School	5,949,000	847,000	6,796,000	256,000
La Paz National High School	14,148,000	1,158,000	15,306,000	349,000
Labayug National High School	7,409,000	678,000	8,087,000	64,000
Lagasit National High School	5,598,000	591,000	6,189,000	47,000
Lipit National High School	6,341,000	540,000	6,881,000	79,000
Lumayao Integrated School	3,809,000	556,000	4,365,000	164,000
Macayo Integrated School	3,812,000	518,000	4,330,000	28,000
Malico National High School	3,233,000	402,000	3,635,000	11,000
Mangaldan Integrated School	11,319,000	1,028,000	12,347,000	192,000
Maseil-seil National High School	6,211,000	578,000	6,789,000	126,000
Nama National High School	5,832,000	747,000	6,579,000	168,000
Nantangalan National High School	8,866,000	802,000	9,668,000	64,000
Palguyod National High School	6,681,000	591,000	7,272,000	130,000
Panganiban National High School	7,215,000	632,000	7,847,000	30,000
Piaz National High School	7,923,000	808,000	8,731,000	164,000
Pindangan National High School, Sison	7,116,000	522,000	7,638,000	23,000
Pinmilapil National High School	5,615,000	585,000	6,200,000	43,000
Prado National High School	6,813,000	736,000	7,549,000	100,000
Rajal Angayan National High School	8,227,000	770,000	8,997,000	155,000
Robert Estrella National High School	10,398,000	948,000	11,346,000	262,000
Rosario National High School	5,369,000	465,000	5,834,000	19,000
Salud-San Eugenio National High School	3,957,000	462,000	4,419,000	94,000
San Antonio National High School	5,130,000	810,000	5,940,000	173,000
San Aurelio National High School	6,978,000	632,000	7,610,000	204,000
San Fabian Integrated School	8,640,000	834,000	9,474,000	238,000
San Felipe Integrated School	5,054,000	640,000	5,694,000	139,000
San Felipe National High School	8,018,000	809,000	8,827,000	205,000
San Isidro National High School	6,355,000	637,000	6,992,000	121,000
San Juan National High School	5,717,000	606,000	6,323,000	68,000
San Leon National High School	5,839,000	605,000	6,444,000	45,000
San Luis National High School	9,941,000	806,000	10,747,000	168,000
San Macario National High School	3,443,000	512,000	3,955,000	130,000
San Miguel National High School	3,834,000	461,000	4,295,000	77,000
San Pedro Apartado National High School	8,896,000	821,000	9,717,000	292,000
San Rafael National High School	4,496,000	607,000	5,103,000	64,000
San Vicente West Integrated School	1,918,000	360,000	2,278,000	23,000
Sison Central Integrated School	6,735,000	770,000	7,505,000	211,000

JANUARY 6, 2020	OFFICIAL GAZETTE	657
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Sta. Cruz Integrated School	2,876,000	581,000	3,457,000	123,000
Sta. Maria East Integrated School	10,056,000	1,174,000	11,230,000	426,000
Sta. Maria National High School, Binalonan	9,585,000	874,000	10,459,000	115,000
Sta. Maria National High School, San Nicolas	7,525,000	737,000	8,262,000	221,000
Sto. Domingo National High School	6,826,000	623,000	7,449,000	115,000
Sto. Tomas National High School	7,005,000	604,000	7,609,000	60,000
Sumabnit National High School	5,644,000	533,000	6,177,000	28,000
Tombod Integrated School	3,687,000	459,000	4,146,000
Unzad National High School	6,980,000	730,0000	7,710,000	62,000

Division of San Carlos City	119,341,000	11,607,000	130,948,000	2,467,000

Agdao Integrated School	9,060,000	997,000	10,057,000	209,000
Bacnar National High School	10,106,000	809,000	10,915,000	141,000
Bolingit National High School	8,278,000	688,000	8,966,000	128,000
Candido Marcellano Integrated School		337,000	337,000
Cobol National High School	6,569,000	647,000	7,216,000	141,000
Coliling National High School	10,034,0000	870,000	10,904,000	202,000
Doyong National High School	11,508,000	927,000	12,435,000	224,000
Guelew Integrated School	6,181,000	825,000	7,006,000	153,000
Libas National High School	7,949,000	705,000	8,654,000	158,000
Lilimasan National High School	5,667,000	545,000	6,212,000	117,000
Mabalbalino National High School	10,409,000	930,000	11,339,000	234,000
Malacañang National High School	9,196,000	755,000	9,951,000	198,000
Salinap National High School	9,820,000	835,000	10,655,000	215,000
Tamayo National High School	7,472,000	830,000	8,302,000	221,000
Tarece Integrated School	7,092,000	907,000	7,999,000	126,000

Division of San Fernando City	36,128,000	5,933,000	42,061,000	643,000

Bangbangolan National High School	3,934,000	469,000	4,403,000	83,000
Dr. Quintin Balcita, Sr. National High School	6,833,000	732,000	7,565,000	213,000
La Union National High School - Sacyud Annex	1,846,000	402,000	2,248,000	49,000
Lingsat Integrated School		710,000	710,000
Nagyubuyuban Integrated School		314,000	314,000
Pagudpud Integrated School		369,000	369,000
Pao National High School	2,613,000	377,000	2,990,000	79,000
San Fernando City National Vocational High School	4,639,000	683,000	5,322,000
San Fernando City SPED High School	2,125,000	302,000	2,427,000	49,000
San Fernando South Central Integrated School	14,138,000	1,301,000	15,439,000	170,000
Sibuan-Otong Integrated School		274,000	274,000

Division of Urdaneta City	122,745,000	11,540,000	134,285,000	2,505,000

Anonas National High School	9,476,000	860,000	10,336,000	183,000
Bactad East High School	4,789,000	450,000	5,239,000	58,000
Cabaruan National High School	11,207,000	885,000	12,092,000	262,000
Cabuloan National High School	7,130,000	678,000	7,808,000	138,000
Calegu Integrated School	687,000	312,000	999,000
Camabu National High School	6,620,000	579,000	7,199,000	94,000
Camantiles National High School	9,003,000	830,000	9,833,000	215,000
Casabula National High School	4,803,000	411,000	5,214,000	55,000
Catablan National High School	7,913,000	771,000	8,684,000	196,000
Cayambanan National High School	8,364,000	663,000	9,027,000	130,000
Don Alipio Fernandez, Sr. Integrated School	3,702,000	517,000	4,219,000	106,000
Don Antonio Bongolan National High School	9,717,000	741,000	10,458,000	177,000
Labit National High School	6,821,000	609,000	7,430,000	155,000
Mariano Q. Umipig National High School	8,771,000	718,000	9,489,000	179,000
Nancalobasaan National High School	7,241,000	702,000	7,943,000	168,000
Palina West National High School	5,607,000	606,000	6,213,000	132,000
Pedro T. Orata National High School	7,473,000	701,000	8,174,000	168,000
San Jose Leet Integrated School	3,421,000	507,000	3,928,000	89,000

Division of Vigan City	16,457,000	1,686,000	18,143,000	405,000

Vigan East National High School	11,804,000	1,133,000	12,937,000	339,000
Vigan West National High School	4,653,000	553,000	5,206,000	66,000

Cordillera Administrative Region (CAR)	1,187,523,000	143,210,000	1,330,733,000	21,299,000

658	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Division of Abra	185,376,000	20,296,000	205,672,000	4,123,000

Absa National High School	4,024,000	508,000	4,532,000	66,00
Abra High School - Calot Extension		365,000	365,000
An-Anaao Integrated School		316,000	316,000
Baay National High School	6,107,000	585,000	6,692,000	124,000
Baay National High School - Extension		348,000	348,000
Bolbolo National High School	3,234,000	365,000	3,599,000
Boliney National High School	4,005,000	455,000	4,460,000	90,000
Caganayan National High School	2,815,000	372,000	3,187,000
Capitan National High School	5,200,000	519,000	5,179,000	151,000
Cayapa National High School	6,060,000	492,000	6,552,000	92,000
Dalit National High School	7,737,000	666,000	8,403,000	230,000
Dilong National High School	4,001,000	389,000	4,390,000
Dugong National High School	6,129,000	609,000	6,738,000
Gaddani National High School	13,782,000	1,145,000	14,927,000	428,000
La Paz Integrated School		389,000	389,000
Langiden National High School	4,300,000	484,000	4,784,000	107,000
Licuan Integrated School		183,000	183,000
Lul-luno National High School	3,661,000	401,000	4,062,000	45,000
Lumaba Integrated School		182,000	182,000
Luzong National High School	4,016,000	470,000	4,486,000	87,000
Marc Israel B. Bernos Memorial National High School	11,297,000	1,029,000	12,326,000	418,000
Naglibacan Integrated School		185,000	185,000
Pangtod National High School	6,629,000	626,000	7,255,000	194,000
Penarrubia Integrated School	3,106,000	571,000	3,677,000
Pulot National High School	7,069,000	664,000	7,733,000	202,000
Quidaoen National High School	3,700,000	414,000	4,114,000
Rosalio Eduarte National High School	8,887,000	875,000	9,762,000	200,000
San Isidro National High School	7,183,000	701,000	7,884,000	185,000
San Jose Catacdegan National High School	12,983,000	1,157,000	14,140,000	394,000
San Quintin National High School	6,389,000	637,000	7,026,000	185,000
Supo National High School	3,882,000	425,000	4,307,000	55,000
Suyo National High School	11,646,000	1,016,000	12,662,000	305,000
Tagodtod National High School	9,496,000	772,000	10,268,000	190,000
Tiempo National High School	4,376,000	487,000	4,863,000	72,000
Tineg National High School	4,450,000	493,000	4,943,000	90,000
Tuquib Integrated School		184,000	184,000
Westem Abra National High School	9,212,000	817,000	10,029,000	213,000

Division of Apayao	136,219,000	18,655,000	154,874,000	3,043,000

Allig National Agricultural and Trade School	3,922,000	643,000	4,565,000	81,000
Apayao Science High School	4,626,000	652,000	5,278,000	228,000
Bacda National High School	7,638,000	783,000	8,421,000	156,000
Calanasan National High School	5,097,000	535,000	5,632,000	53,000
Conner National High School	9,627,000	808,000	10,435,000	60,000
Consuelo National High School	1,790,000	279,000	2,069,000
Cupis National High School		600,000	600,000	62,000
Gov. Benjamin Leguiab, Sr. Memorial National High School	4,982,000	698,000	5,680,000	94,000
Guina-ang National High School	2,150,000	402,000	2,552,000
lli National High School	3,996,000	640,000	4,606,000
Kabugao Agro-Industrial High School	8,812,000	605,000	9,417,000	119,000
Kabugao National High School		560,000	560,000	45,0000
Luna National High School	10,081,000	1,107,000	11,188,000	319,000
Marag Valley Agricultural and Trade High School	3,641,000	401,000	4,042,00
Mataguisi comprehensive High School	5,258,000	596,000	5,854,000	187,000
Mayor Bartolome Serut National Agricultural and Trade High School	4,685,000	441,000	5,126,000
Mayor Bartolome Serut National Agricultural and Trade High School - Mayao Annex		291,000	291,000
Mayor Guillermo Barsatan School of Arts and Trades	5,239,000	842,000	6,081,000	215,000
Mayor Ricardo de San Jose, Sr. Comprehensive High School	6,702,000	799,000	7,501,000	194,000
Musimut National High School		301,000	301,000
Pio Dalim Memorial School of Arts and Trades	7,779,000	669,000	8,448,000	68,000
Pudtol National High School	9,252,000	1,289,000	10,541,000	445,000

JANUARY 6, 2020	OFFICIAL GAZETTE	659
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Sacpil National High School	1,451,000	348,000	1,799,000
San Francisco National Agricultural and Trade High School	2,513,000	337,000	2,850,000
Sipa-Imelda National High School	6,410,000	574,000	6,984,000	113,000
Sta. Filomena School of Art and Trades		309,000	309,000	85,000
Sta. Marcela National High School	8,417,000	900,000	9,317,000	200,000
Swan National Agricultural and Trade High School	2,862,000	395,000	3,257,000
Talifugo National High School	4,119,000	554,000	4,673,000
Tanglagan National High School		411,000	411,000	117,000
Tawit National High School	1,044,000	350,000	1,394,000
Tumog National Agricultural and Trade High School	4,156,000	536,000	4,692,000	202,000

Division of Baguio City	87,732,000	13,312,000	101,044,000	1,357,000

Baguio City National High School - Fort del Pilar Annex		1,061,000	1,061,000
Baguio City National High School - Hillside Extension		496,000	496,000
Baguio City National Science High School	3,436,000	1,694,000	5,130,000	893,000
Bakakeng National High School (Baguio City NHS - Bakakeng Annex)	4,961,000	592,000	5,553,000
Dominican-Mirador National High School (Pines City National High School - Dominican Mirador Annex)	3,769,000	490,000	4,259,000
Doña Aurora National High School (Baguio City National High School - Doña Aurora Annex)	9,808,000	1,083,000	10,891,000
Happy Hollow National High School (Baguio City National High School - Happy Hollow Annex)	2,593,000	388,000	2,981,000
Joaquin Smith National High School	12,656,000	1,182,000	13,838,000	166,000
Lindawan National High School (Baguio City National High School - Lindawan Annex)	3,089,000	454,000	3,543,000
Pinget National High School (Pines City National High School - Pinsao Extension)	4,692,000	906,000	5,598,000
Pinsao National High School	11,246,000	909,000	12,155,000
Quezon Hill National High School (Pines City National High School - Quezon Hill Annex)	8,370,000	1,031,000	9,401,000
Rizal National High School (Baguio City National High School - Rizal Annex)	10,194,000	1,266,000	11,460,000
San Vicente National High School (Baguio City National High School - San Vicente Annex)	7,748,000	984,000	8,732,000	149,000
Sto. Tomas National High School (Baguio City National High School - Sto. Tomas Annex)	5,170,000	776,000	5,946,000	149,000

Division of Benguet	197,219,000	26,237,000	223,456,000	3,849,000

Adaoay National High School	6,268,000	596,000	6,864,000	147,000
Adaoay National High School - Abucot Extension		357,000	357,000	106,000
Ambiong National High School		214,000	214,000
Ampucao National High School	6,828,000	687,000	7,515,000	139,000
Ampusongan National High School	9,334,000	645,000	9,979,000	47,000
Ampusongan National High School - Kayapa Extension		357,000	357,000	74,000
Bakun National High School	6,390,000	534,000	6,924,000	81,000
Bakun National High School - Sinacbat Extension		334,000	334,000	28,000
Balili National High School	8,141,000	636,000	8,777,000	115,000
Balili National High School - Cabacab Annex		309,000	309,000	15,000
Bangao National High School	7,912,000	778,000	8,690,000	147,000
Bedbed National High School	3,233,000	405,000	3,638,000	30,000
Benguet National High School - Alno Extension		598,000	598,000	26,000
Benguet National High School - Bineng Annex		488,000	488,000
Benguet National High School - Puguis Annex		482,000	482,000
Binga National High School	4,485,000	503,000	4,988,000	102,000
Bulalacao National High School	5,444,000	544,000	5,988,000	134,000
Cabiten National High School	3,572,000	500,000	4,072,000	38,000
Camp 30 National High School	1,895,000	559,000	2,454,000	115,000
Catlubong National High School	5,264,000	572,000	5,836,000	32,000
Cordillera Regional Science High School	8,938,000	1,720,000	10,658,000	249,000
Daklan National High School	3,145,000	591,000	3,736,000	213,000
Datakan Integrated School		208,000	208,000
Eastern La Trinidad National High School	7,548,000	816,000	8,364,000	147,000
Evelio Javier Memorial National High School	12,693,000	921,000	13,614,000	126,000
Evelio Javier Memorial National High School - Annex, Ansagan		352,000	352,000	64,000
Fianza Memorial National High School - Bantic Annex		262,000	262,000

660	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Fianza Memorial National High School - Tinongdan	5,040,000	606,000	5,646,000	128,000
Gov. Bado Dangwa Agro-Industrial School - Taba-ao Annex		422,000	422,000	92,000
Guinaoang National High School	7,698,000	736,000	8,434,000	121,000
Kapangan Central National High School	7,813,000	715,000	8,528,000	158,000
Kapangan National High School	5,896,000	529,000	6,425,000	21,000
Laurencio Fianza National High School	5,948,000	577,000	6,525,000	141,000
Loacan National High School (Alejo M. Pacalso Memorial National High School)	3,641,000	582,000	4,223,000	113,000
Madaymen National High School	5,396,000	590,000	5,986,000	41,000
Sablan National High School	8,468,000	787,000	9,255,000	151,000
Sablan National High School - Balluay Extension	346,000	313,000	659,000
Sinipsip National High School	11,273,000	759,000	12,032,000	47,000
Sinipsip National High School - Natubleng Extension		347,000	347,000	70,000
Tabio National High School	4,373,000	489,000	4,862,000	47,000
Tacadang National High School	3,021,000	354,000	3,375,000	9,000
Taloy Sur National High School	5,906,000	704,000	6,610,000	156,000
Tawangan-Lusod National High School	4,000,000	404,000	4,404,000	26,000
Tuba Central National High School	9,081,000	787,000	9,868,000	49,000
Tublay National Trade High School		455,000	455,000	68,000
Tublay School of Home Industries - Ambuklao Annex		425,000	425,000	102,000
Twin Peaks National High School (Tuba National High School, Twin Peaks)	8,229,000	728,000	8,957,000	134,000

Division of Ifugao	163,625,000	18,536,000	182,161,000	2,973,000

Aguinaldo National High School	7,253,000	741,000	7,994,000	28,000
Alupapan Integrated School		381,000	381,000
Asipulo National High School	7,863,000	790,000	8,653,000	141,000
Ayangan National Agricultural & Vocational High School	4,546,000	511,000	5,057,000	64,000
Banaue National High School Extension		336,000	336,000
Bangbang National High School	3,902,000	464,000	4,366,000	104,000
Caba National High School	3,743,000	414,000	4,157,000
Camandag National High School	2,791,000	448,000	3,239,000
Caragasan National High School	5,993,000	607,000	6,600,000
Danggo National High School	4,036,000	348,000	4,384,000
Eastern Potia National High School	8,220,000	761,000	8,981,000	238,000
Gohang National High School	7,505,000	721,000	8,226,000	96,000
Haliap National High School	9,119,000	776,000	9,895,000	106,000
Hapid National High School	15,225,000	892,000	16,117,000	128,000
Hapid National High School - Bimpal Annex		817,000	817,000	345,000
Hungduan National High School	6,827,000	706,000	7,533,000	126,000
Ifugao Provincial Science High School	5,056,000	747,000	5,803,000	385,000
Kalangoya National High School	2,641,000	384,000	3,025,000
Kiangan National High School	7,179,000	689,000	7,868,000	177,000
Lagawe National High School	4,950,000	528,000	5,478,000
Lawig National High School Extension		346,000	346,000
Mongilit Ligmayo National High School	5,025,000	493,000	5,518,000
Mungayang National High School		223,000	223,000
Natcak National High School (Haliap National High School - Ammoweg Annex)	2,752,000	371,000	3,123,000
Pinto National High School	7,527,000	686,000	8,213,000	136,000
Rufino E. Chungalao Science High School	4,060,000	500,000	4,560,000	58,000
Senior High School within Namulditan Elementary School			-	339,000
Southern Hingyon National High School	10,090,000	809,000	10,899,000
Tinoc National High School	9,914,000	977,000	10,891,000	238,000
Tulaed National High School	5,073,000	633,000	5,706,000
Ubao National High School	12,335,000	944,000	13,279,000	264,000
Ubao National High School Extension		493,000	493,000

Division of Kalinga	121,843,000	13,948,000	135,791,000	2,229,000

Allaquia National High School	2,920,000	430,000	3,350,000	72,000
Asibanglan National High School (Kalinga National High School - Asibanglan Annex)	3,336,000	414,000	3,750,000
Balbalan National High School		291,000	291,000
Bangad National High School	5,191,000	595,000	5,786,000	149,000

JANUARY 6, 2020	OFFICIAL GAZETTE	661
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Batong Buhay National High School (Pasil National High School - Batong Buhay Annex)	4,519,000	449,000	4,968,000
Biga National High School		320,000	320,000	43,000
Cal-owan National High School	5,402,000	751,000	6,153,000	168,000
Camalog National High School	6,832,000	587,000	7,419,000	23,000
Cawagayan National High School	6,520,000	655,000	7,175,000	104,000
Central Pasil National High School (Pasil National High School - Amdalao National High School Annex)	8,238,000	730,000	8,968,000	115,000
Kinama National High School	5,563,000	567,000	6,130,000	85,000
Limos National High School	6,256,000	433,000	6,689,000	34,000
Lubuagan National High School	5,318,000	497,000	5,815,000	149,000
Macutay-Palao National High School	8,178,000	923,000	9,101,000	292,000
Magtoma National High School	11,227,000	749,000	11,976,000	66,000
Malagnat National High School		423,000	423,000	124,000
Mananig National High School (Kalinga National High School - Mananig Annex)	2,932,000	370,000	3,302,000
Pasil National High School	5,039,000	563,000	5,602,000	70,000
Santor National High School		464,000	464,000	79,000
Senior High School in Lubuagan, Kalinga			-	395,000
Socbot National High School (Cawagayan National High School - Socbot Annex)	4,506,000	464,000	4,970,000	45,000
Southern Tinglayan National High School	5,936,000	658,000	6,594,000	124,000
Sumadel National High School	6,869,000	496,000	7,365,000	21,000
Taloctoc General Comprehensive National High School (Tanudan Vocational School - Taloctoc Annex)	3,290,000	352,000	3,642,000	6,000
Tanudan National High School	5,846,000	453,000	6,299,000	23,000
Tappo Vocational High School	5,057,000	584,000	5,641,000
Tinglayan National High School		371,000	371,000	23,000
Western Kalinga National High School	2,868,000	359,000	3,227,000	19,000

Division of Mt. Province	225,679,000	23,822,000	249,501,000	3,113,000

Abatan National High School	2,562,000	349,000	2,911,000
Agawa National High School	2,877,000	323,000	3,200,000
Albago National High School	5,280,000	465,000	5,745,000
Am-Am National High School	3,859,000	406,000	4,265,000
Ankileng National High School	7,499,000	508,000	8,007,000	109,000
Anonat National Agricultural and Vocational High School	3,466,000	456,000	3,922,000	119,000
Bacarri National Trade Agricultural High School - Bunot Extension		269,000	269,000
Bagnen National High School	3,964,000	413,000	4,377,000
Balaoa National High School (Tadian School of Arts and Trades - Balaoa Extension)	2,932,000	310,000	3,242,000
Balugan National High School	3,290,000	389,000	3,679,000
Banao National High School	5,799,000	477,000	6,276,000
Banawel National High School	2,515,000	408,000	2,923,000
Bangaan National High School	6,653,000	554,000	7,207,000
Banguitan National High School	2,944,000	330,000	3,274,000
Bansa National High School	3,727,000	440,000	4,167,000
Barlig National High School	6,051,000	465,000	6,516,000
Belwang National High School	2,944,000	316,000	3,260,000
Besao National High School	4,015,000	570,000	4,585,000	189,000
Betwagan National High School	5,177,000	554,000	5,731,000
Bunga National High School	2,417,000	433,000	2,850,000
Buringal National High School	3,589,000	469,000	4,058,000
Butigue National High School	5,199,000	535,000	5,734,000	268,000
Cagubatan National High School	5,544,000	511,000	6,055,000	94,000
Dacudac National High School	3,250,000	392,000	3,652,000	38,000
Dalican National High School	3,105,000	326,000	3,431,000
Data National High School	2,739,000	326,000	3,065,000
Guinaang National High School	4,236,000	492,000	4,728,000
Guninzadan National High School - Mayag Extension	1,031,000	280,000	1,311,000
Kadaclan National High School	4,547,000	444,000	4,991,000
Leseb National High School	2,808,000	349,000	3,157,000
Lias National High School	3,047,000	322,000	3,369,000
Lubon National High School	6,920,000	533,000	7,453,000	43,000
Lubon National High School - Mabalite Extension	343,000	317,000	660,000

662	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Mabaay National High School	8,587,000	545,000	9,132,000
Masala National High School	6,168,000	485,000	6,653,000	126,000
Mt. Data High School	7,894,000	735,000	8,629,000	460,000
Namatec National High School	3,922,000	404,000	4,326,000
Natonin Senior High School			-	574,000
Otucan-Bila National High School	6,301,000	596,000	6,897,000	254,000
Palitod National High School	4,464,000	531,000	4,995,000
Pingad National High School	7,149,000	651,000	7,800,000	219,000
Sabangan National High School	5,425,000	573,000	5,998,000	158,000
Saclit National High School	2,931,000	383,000	3,314,000
Sadanga National Technical-Vocational and Skills Training High School	6,401,000	688,000	7,089,000	215,000
Sagada National High School	5,751,000	575,000	6,326,000	247,000
Saliok National Technical-Vocational and skills Training High School	3,190,000	411,000	3,601,000
San Rafael National High School	5,327,000	500,000	5,827,000
Sta. Isabel National High School	4,628,000	436,000	5,064,000
Subaba National High School	2,525,000	371,000	2,896,000
Talubin National High School	4,236,000	448,000	4,684,000
Tamboan National High School	2,865,000	343,000	3,208,000
Tapapan National High School	4,761,000	474,000	5,235,000
Tipunan National High School	5,546,000	580,000	6,126,000
Tucucan National High School	3,279,000	362,000	3,641,000

Division of Tabuk City	69,830,000	8,404,000	78,234,000	612,000

Agbannawag National High School	16,832,000	1,311,000	18,143,000	271,000
Bado Dangwa National High School (Tuga National High School - Bado Dangwa Annex)	5,409,000	704,000	6,113,000	87,000
Balawag National High School	4,088,000	535,000	4,623,000	34,000
Balong National High School (Tabuk National High School - Balong Annex)	5,254,000	519,000	5,773,000
Bulo National High School (Sumadel National High School - Bulo Annex)	5,065,000	431,000	5,496,000
Calaccad High School	5,219,000	425,000	5,644,000
Cudal National High School	5,272,000	538,000	5,810,000	51,000
Dilag Integrated School		453,000	453,000
Eastern Kalinga National High School	3,137,000	418,000	3,555,000
Kalinga Apayao State Collage Laboratory High School		691,000	691,000
Nambaran Agro-Industrial National High School (Nambaran National High School	5,082,000	609,000	5,691,000	77,000
Nambucayan National High School	3,361,000	413,000	3,774,000
Naneng National High School	5,661,000	434,000	6,095,000
Naneng National High School - Mosimos Extension		349,000	349,000
New Tanglag National High School	5,450,000	574,000	6,024,000	92,000

Region II - Cagayan Valley	1,972,702,000	219,706,000	2,192,408,000	54,068,000

Division of Batanes	26,269,000	2,358,000	28,627,000	231,000

Batanes General Comprehensive High School (BPC-Uyugan High School)	4,722,000	441,000	5,163,000	47,000
ltbud Integrated School	4,265,000	500,000	4,765,000	34,000
Ivana National High School	7,308,000	533,000	7,841,000	43,000
Mahatao National High School	7,216,000	511,000	7,727,000	81,000
Raele Integrated School	2,758,000	373,000	3,131,000	26,000

Division of Cagayan	844,473,000	82,050,000	926,523,000	27,628,000

Afusing National High School	12,709,000	1,033,000	13,742,000	385,000
Alcala Rural School - Baybayog	17,017,000	1,413,000	18,430,000	767,000
Alig Valley National High School	5,412,000	485,000	5,897,000	85,000
Amulung National High School - Baculud Extension	706,000	431,000	1,137,000	124,000
Andarayan National High School	24,645,000	2,069,000	26,714,000	803,000
Aparri East National High School	23,848,000	2,105,000	25,953,000	1,050,000
Babuyan Claro Integrated School	3,005,000	477,000	3,482,000	85,000
Baggao National Agricultural School - Sta. Margarita Annex	7,161,000	938,000	8,099,000	334,000
Baggao National High School	27,686,000	2,139,000	29,825,000	1,103,000

JANUARY 6, 2020	OFFICIAL GAZETTE	663
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Baggao National High School - Agaman Annex	6,567,000	789,000	7,356,000	156,000
Baggao National High School - Imurung Annex	8,368,000	736,000	9,104,000	190,000
Baggao National High School of Arts and Trades	14,953,000	1,389,000	16,342,000	479,000
Ballesteros National High School	32,165,000	2,780,000	34,945,000	1,448,000
Baua High School - Cabiraoan Annex	92,000	593,000	685,000	147,000
Baua National High School	13,753,000	1,118,000	14,871,000	513,000
Bayabet National High School	9,969,000	678,000	10,647,000	168,000
Bayabet National High School - La Suerte Extension	1,521,000	490,000	2,011,000	149,000
Bidduang National High School	7,496,000	689,000	8,185,000	183,000
Cabatacan High School	11,201,000	860,000	12,061,000	221,000
Cabatacan High School - Nabannagan Annex	6,699,000	711,000	7,410,000	139,000
Cabbo National High School	10,836,000	1,011,000	11,847,000	228,000
Calaoagan Dackel National High School	24,639,000	1,700,000	26,339,000	341,000
Calaoagan Dackel National High School - Caplssayan Annex		731,000	731,000	217,000
Calayan High School	11,357,000	1,011,000	12,368,000	586,000
Calayan High School - Dibay Extension	1,853,000	426,000	2,279,000
Calayan High School Annex (Camiguin)	3,185,000	547,000	3,732,000
Calayan High School - Dilam Extension		392,000	392,000
Callao Norte High School	6,993,000	552,000	7,545,000	89,000
Casambalangan National High School (Sta. Ana High School)	9,310,000	856,000	10,166,000	270,000
Cataratan Integrated School	3,120,000	422,000	3,542,000	75,000
Catotoran Integrated School	1,096,000	500,000	1,596,000
Claveria National High School	3,263,000	407,000	3,670,000	83,000
Cordova National High School	16,440,000	1,106,000	17,546,000	375,000
Cordova National High School - Pacac Grande - Tana Extension	7,659,000	903,000	8,562,000	266,000
Dadda National High School	4,195,000	628,000	4,823,000	166,000
Dessun National High School	8,374,000	729,000	9,103,000	149,000
David M. Puzon Memorial National School	12,299,000	1,001,000	13,300,000	288,000
Don Mariano Mercos High School	11,909,000	1,201,000	13,110,000	441,000
Don Serverino Paglilauan High School (Nannarian National High School)	14,495,000	1,225,000	15,720,000	386,000
Dungao Integrated School		212,000	212,000
Felipe Tuzon Agricultual High School	3,628,000	451,000	4,079,000	32,000
Gadu National High School	28,777,000	1,772,000	30,549,000	579,000
Gadu National High School-Nangalisan Extension		795,000	795,000	294,000
Gammad National High School	9,406,000	903,000	10,309,000	234,000
Gonzaga National High School - Sta. Clara Annex		468,000	468,000
Hacienda Intal National High School (Baggao National High School)	9,175,000	1,086,000	10,261,000	271,000
llluru High School	9,321,000	741,000	10,062,000	253,000
Ipil High School	6,163,000	599,000	6,762,000	215,000
Itawes National Agriculture and Technological School - Bagumbayan Annex	7,341,000	914,000	8,255,000	330,000
Itawes National High School	22,620,000	1,702,000	24,322,000	886,000
Lal-lo National High School	35,525,000	2,671,000	38,196,000	1,433,000
Lal-lo National High School - Bulala Norte Annex	5,309,000	625,000	5,934,000	166,000
Lal-lo National High School - Cabayabasan Annex	1,584,000	532,000	2,116,000	160,000
Lemu National High School	13,189,000	968,000	14,157,000	334,000
Libertad High School	16,853,000	1,580,000	18,433,000	865,000
Licerio Antiporda, Sr. High School	16,945,000	1,231,000	18,176,000	386,000
Licerio Antiporda, Sr. High School - Dalaya Extension	1,109,000	502,000	1,611,000	77,000
Licerio Antiporda, Sr. High School - Sta. Isabel Extension	1,164,000	522,000	1,686,000	104,000
Logac National High School (Lalla National High School - Logac Annex)	12,855,000	1,136,000	13,991,000	405,000
Magalalag National High School	14,356,000	1,034,000	15,390,000	449,000
Magapit National High School	8,508,000	902,000	9,410,000	260,000
Mapurao Integrated Leaning School	3,106,000	403,000	3,509,000
Matucay High School	9,514,000	913,000	10,427,000	360,000
Mauanan High School	7,215,000	598,000	7,813,000	38,000
Minabel Integrated School		257,000	257,000
Namuccayan Integrated School	2,877,000	401,000	3,278,000	111,000
Pattao National High School	14,834,000	1,268,000	16,102,000	501,000
Pattao National High School - Maddaloro Extension	407,000	425,000	832,000	111,000
Peñabalanca East National High School	7,877,000	791,000	8,668,000	68,000
Piat National High School	15,926,000	1,494,000	17,420,000	654,000

664	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Rebecca Comprehensive High School	12 863,000	1,435,000	14,298,000	675,000
Rebecca High School	15,605,000	973,000	16,578,000	207,000
Sampaguita National High School	15,540,000	1,354,000	16,894,000	452,000
San Isidro Integrated School	6,000	333,000	339,000
Sanchez Mira High School	8,714,000	909,000	9,623,000	441,000
Sicalao Integrated School	4,212,000	536,000	4,748,000	26,000
Sta. Praxedes High School	6,811,000	653,000	7,464,000	239,000
Sta. Teresita National High School	18,112,000	1,436,000	19,548,000	620,000
Sta. Teresita National High School - Luga Extension	3,186,000	451,000	3,637,000	92,000
Sto. Niño National High School	15,574,000	1,406,000	16,980,000	696,000
Sto. Niño National High School - Abariongan Annex	7,333,000	686,000	8,019,000	192,000
Sto. Niño National High School - Lubo Extension	5,335,000	547,000	5,882,000	79,000
Taguing Integrated School		202,000	202,000
Tuao Vocational and Technical School - Culung Annex	8,571,000	973,000	9,544,000	352,000
Tuao Vocational and Technical School - Malummin Annex	4,052,000	635,000	4,687,000	302,000
Tuao Vocational and Technical School - Pata Extension	3,448,000	504,000	3,952,000	123,000
Utan Integrated School	3,627,000	521,000	4,148,000	115,000
Valley Cove Integrated School	2,866,000	348,000	3,214,000
Vicente D. Trinidad National High School	23,651,000	1,609,000	25,260,000	601,000
Vicente D. Trinidad National High School - TA. Sta Rosa Annex	5,143,000	667,000	5,810,000	168,000
Western Enrile Vocational School	8,244,000	705,000	8,949,000	183,000

Division of Cauayan City	74,399,000	8,543,000	82,942,000	2,041,000

Cauayan City National High School - Cabaruan Annex	822,000	390,000	1,212,000	57,000
Cauayan City National High School - Research Annex	4,598,000	719,000	5,317,000	202,000
Cauayan National High School - Marabulig Extension		505,000	505,000	100,000
Gappal National High School	8,836,000	863,000	9,699,000	213,000
Linglingay National High School - (Isabela National High School Linglingay Extension)	4,498,000	457,000	4,955,000	55,000
Pinoma National High School (Isabela National High School - Pinoma Extension)	9,005,000	897,000	9,902,000	266,000
San Antonio National High School	6,757,000	717,000	7,474,000	132,000
Sillawit National High School	6,831,000	758,000	7,589,000	190,000
Villa Concepcion High School - Baculod Annex	413,000	431,000	844,000
Villa Concepcion High School - Rogus Extension	813,000	474,000	1,287,000	104,000
Villa Concepcion National High School	23,263,000	1,480,000	24,743,000	454,000
West Tabacal High School (Isabela National High School - West Tabacal Region High School Annex)	8,563,000	852,000	9,415,000	268,000

Division of Ilagan City	71,799,000	8,937,000	80,736,000	1,625,000

Dappat Integrated School (Isabela National High School - Dappat Extension)	5,281,000	607,000	5,888,000
Gayong-gayong Integrated School	3,189,000	544,000	3,733,000	111,000
Ilagan East Integrated SPED Center		183,000	183,000
Ilagan Sports High School	7,204,000	622,000	7,826,000
Isabela School of Arts and Trades - Cabannungan Annex	2,066,000	727,000	2,793,000	185,000
Lupigue Integrated School	6,401,000	904,000	7,305,000	164,000
Manaring integrated School	8,142,000	919,000	9,061,000	123,000
Rang-Ayan National High School (Isabela National High School- Rang-ayan Annex)	10,841,000	910,000	11,751,000	254,000
San Antonio Agricultural High School - San Rafael Annex	6,632,000	797,000	7,429,000	264,000
San Lorenzo Integrated School	6,841,000	785,000	7,626,000	132,000
San Pedro Integrated School	3,358,000	440,000	3,798,000
Sindun Bayabo Integrated School	1,096,000	331,000	1,427,000
Sta. Isabel National High School	10,748,000	1,168,000	11,916,000	392,000

Division of Isabela	576,626,000	72,919,000	649,545,000	15,102,000

Addalam Region High School - Divinan Annex	1,053,000	349,000	1,402,000
Alfreda Albano National High School - Masipi Annex		474,000	474,000
Alibadabad National High School (San Mariano National High School - Alibadabad Annex)	8,388,000	848,000	9,236,000	277,000
Alicia Vocational School	10,953,000	1,066,000	12,019,000	379,000
Antagan National High School (Isabela National High School - Antagan I Annex)	6,914,000	757,000	7,671,000	234,000
Aurora Senior High School			-	2,276,000

JANUARY 6, 2020	OFFICIAL GAZETTE	665
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Bacnor National High School (Calaguian National High School - Bacnor Annex)	7,375,000	828,000	8,203,000	196,000
Balliao Integrated School		195,000	195,000
Banquero Integrated School	3,625,000	554,000	4,179,000
Barucboc National High School	8,413,000	919,000	9,332,000	238,000
Bayabo Integrated School	4,398,000	459,000	4,857,000
Bimonton Integrated School	3,579,000	526,000	4,105,000	100,000
Buenaventura G. Masigan National High School	9,870,000	1,151,000	11,021,000	313,000
Cabaruan Integrated School	6,936,000	1,233,000	8,169,000	130,000
Cadaloria High School	7,399,000	897,000	8,296,000	251,000
Cadsalan Integrated School	1,979,000	463,000	2,442,000
Callang National High School - Malalinta Annex	2,566,000	519,000	3,085,000	113,000
Cebu Integrated School	3,583,000	503,000	4,086,000	34,000
Colorado Integrated School	4,352,000	533,000	4,885,000
Cordon National High School	2,837,000	1,091,000	3,928,000	266,000
Cumabao Integrated School	8,019,000	976,000	8,995,000	290,000
Cumu Integrated School	3,475,000	419,000	3,894,000
Dabubu High School	13,592,000	903,000	14,495,000	262,000
Dalena High School	3,098,000	550,000	3,648,000
Daragutan West Integrated School		206,000	206,000
Del Pilar Integrated School	6,111,000	642,000	6,753,000	25,000
Delfin Albano High School - San Juan Annex	6,761,000	1,082,000	7,843,000	366,000
Diadi Region High School	9,186,000	899,000	10,085,000	251,000
Dicamay Integrated School	2,175,000	403,000	2,578,000	30,000
Dietban Integrated School	4,497,000	512,000	5,009,000
Dinapigue National High School	8,205,000	888,000	9,093,000	228,000
Dingading Integrated School	5,642,000	524,000	6,166,000
Divilacan National High School (Isabela National High School - Divilacan Annex)	5,435,000	651,000	6,086,000	149,000
Dolores Integrated School	1,988,000	425,000	2,413,000
Doña Josefa E. Marcos National High School	8,906,000	748,000	9,654,000	179,000
Doña Magdalena Gaffud National High School	8,979,000	840,000	9,819,000	247,000
Dorganda High School	3,692,000	432,000	4,124,000
Duroc Integrated School	3,180,000	389,000	3,569,000
Echague National High School	20,273,000	1,593,000	21,866,000	713,000
Eden Integrated School	1,510,000	438,000	1,948,000
Fermeldy National High School	10,113,000	983,000	11,096,000	298,000
Fugaru Integrated School	3,186,000	446,000	3,632,000
Gamu Rural School - Junction Upi Annex	2,841,000	636,000	3,477,000
General Emilio Aguinaldo National High School	10,647,000	959,000	11,606,000	294,000
Highway Region High School	4,844,000	628,000	5,472,000	147,000
Imelda Marcos High School - Mabbayad Annex	347,000	279,000	626,000
Imelda Marcos National High School	8,302,000	817,000	9,119,000	215,000
Ingud - Ramona Integrated School	3,173,000	483,000	3,656,000
Isabela National High School - Andabuen Annex	8,791,000	920,000	9,711,000	177,000
Isabela Sports Senior High School			-	365,000
Jones Rural School - Dicamay Annex	347,000	394,000	741,000
Jones Rural School - Malannit Annex	347,000	336,000	683,000
Josefina Albano National High School (San Antonio High School - Paragu Extension)	4,768,000	444,000	5,212,000
La Paz National High School	6,502,000	706,000	7,208,000	106,000
La Suerte High School (Isabela National High School - La Suerte Extension)	5,199,000	490,000	5,689,000
Lanna National High School (Isabela National High School - Camp Samal Annex)	10,534,000	1,071,000	11,605,000	322,000
Lanting Region National High School (Roxas National High School - Lanting Region Annex)	7,666,000	777,000	8,443,000	253,000
Lomboy Integrated School	3,948,000	727,000	4,675,000
Luis Fe - Gomez Diamantina National High School (Cabatuan National High School - Diamantina Annex)	7,288,000	814,000	8,102,000	185,000
Luna High School - Mambabanga Annex	7,207,000	741,000	7,948,000	149,000
Macaniao Integrated School	5,005,000	536,000	5,541,000
Maconacon National High School	5,934,000	687,000	6,621,000	183,000
Mallig National High School - Centro I Annex		616,000	616,000	77,000
Mallig National High School - Main	18,141,000	1,337,000	19,478,000	290,000
Maluno integrated School	3,754,000	493,000	4,247,000

666	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Marannao Integrated School	3,112,000	408,000	3,520,000
Minagbag Integrated School	6,497,000	643,000	7,140,000
Monico Rarama National High School (Muñoz High School Extension)	5,568,000	627,000	6,195,000	156,000
New Magsaysay Integrated School	20,000	276,000	296,000
Palanan School of Agriculture and Trades	2,075,000	684,000	2,759,000
Palawan Integrated School	3,452,000	400,000	3,852,000
Palayan Region High School (Palayan National High School)	11,882,000	1,144,000	13,026,000	258,000
Pangal Sur National High School	6,135,000	637,000	6,772,000	153,000
Panninan Integrated School		213,000	213,000
Ragan Sur National High School (San Antonio High School - Ragan Sur Annex)	8,403,000	955,000	9,358,000	320,000
Rang-Ayan Integrated School	3,206,000	433,000	3,639,000
Reina Mercedes Vocational High School	4,241,000	731,000	4,972,000	181,000
Rizal Comprehensive National High School	7,436,000	568,000	8,004,000
Rizal Integrated School	3,357,000	574,000	3,931,000	74,000
Roxas National High School - Matusalem Annex	2,932,000	483,000	3,415,000	115,000
San Antonino National High School	10,688,000	1,109,000	11,797,000	371,000
San Antonio High School - Aneg Extension	2,854,000	422,000	3,276,000
San Guillermo Agro-Industrial School (San Guillermo VIS)	11,056,000	1,050,000	12,106,000	475,000
San Isidro Integrated School	47,000	389,000	436,000
San Isidro National High School - Quezon Annex	5,742,000	493,000	6,235,000	28,000
San Jose Integrated School	4,350,000	622,000	4,972,000
San Juan Integrated School	3,838,000	448,000	4,286,000
San Mariano ll Central Integrated School	2,410,000	701,000	3,111,000
San Mariano National High School - Cataguing Extension	407,000	287,000	694,000
San Mariano National High School - Old San Mariano Extension	407,000	315,000	722,000
San Mariano National High School - Bitabian Annex	407,000	381,000	788,000
San Mariano National Nigh School - Daragutan East Extension	5,704,000	569,000	6,273,000	217,000
San Mateo Vocational High School -Annex Old Centro Proper	3,973,000	534,000	4,507,000	68,000
San Miguel Integrated School	9,115,000	1,017,000	10,132,000	290,000
San Sebastian Integrated School	7,067,000	778,000	7,845,000	241,000
Sandiat National High School - Nueva Era Extension	27,000	398,000	425,000
Santa Maria National High School - Naganacan - Villabuena Annex	5,708,000	543,000	6,251,000
Sgt. Prospero Bello High School - Dumaweng Annex	813,000	336,000	1,149,000
Sgt. Prospero Bello High School - Main	9,680,000	829,000	10,509,000	245,000
Simiimbaan Integrated School	1,893,000	622,000	2,515,000	121,000
Sinamar Norte Integrated School	9,713,000	906,000	10,619,000	251,000
Southeastern Region High School		483,000	483,000
St. Paul Vocational and Industrial High School - Simanu Norte Annex	5,787,000	670,000	6,457,000	155,000
Sta. Filomena Integrated School	2,799,000	438,000	3,237,000
Sto. Domingo Integrated School	2,854,000	502,000	3,356,000	81,000
Sto. Domingo-San Isidro Integrated School	20,000	344,000	364,000
Sto. Niño Integrated School	5,660,000	646,000	6,306,000	113,000
Sto. Tomas Integrated School	693,000	310,000	1,003,000
Surcoc Integrated School		195,000	195,000
Turod Integrated School	5,596,000	671,000	6,267,000	64,000
Ueg National High School	6,611,000	697,000	7,308,000	219,000
Villa Cacho Integrated School	3,008,000	435,000	3,443,000	89,000
Villa Domingo National High School (Angadanan High School - Villa Domingo Annex)	5,625,000	493,000	6,118,000	60,000
Villa Miranda Integrated School	47,000	379,000	426,000
Villaluz Integrated School	5,559,000	661,000	6,220,000
Wigan Integrated School	5,546,000	669,000	6,215,000	149,000
Yeban Integrated School (Isabela National High School - Yeban Annex)	4,778,000	596,000	5,374,000

Division of Nueva Vizcaya	185,467,000	20,263,000	205,730,000	4,075,000

Abuyo National High School	764,000	398,000	1,162,000	57,000
Ambaguio National High School	9,132,000	917,000	10,049,000	158,000
Bascaran National High School	8,025,000	794,000	8,819,000	115,000
Belance High School (NVSIT Campus)	12,834,000	1,048,000	13,882,000	339,000
Binalian Integrated School	4,871,000	413,000	5,284,000	47,000

JANUARY 6, 2020	OFFICIAL GAZETTE	667
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Bugkalot National High School	3,089,000	379,000	3,468,000	26,000
Canabuan National High School	3,633,000	656,000	4,289,000	132,000
Carolotan National High School - NVSPC Campus	2,314,000	530,000	2,844,000	66,000
Casat National High School - NVSIT Campus	5,512,000	663,000	6,175,000	175,000
Casecnan National High School	6,008,000	559,000	6,567,000	62,000
Dippog National High School	3,342,000	354,000	3,696,000
Dupax Del Norte National High School	4,261,000	908,000	5,169,000	283,000
Eastern Nueva Vizcaya National High School	6,301,000	691,000	6,992,000	236,000
Ganao High School	4,558,000	592,000	5,150,000	87,000
Kakiduguen National High School	4,302,000	492,000	4,794,000	85,000
Kayapa National High School	8,665,000	715,000	9,380,000	138,000
Kongkong Valley National High School	11,808,000	1,044,000	12,852,000	283,000
Malabing Valley High School (Malabing High School - NVSPC Campus)	6,022,000	644,000	6,666,000	92,000
Martinez Cuyangan National High School	1,592,000	441,000	2,033,000	90,000
Mungia National High School (NVSPC Campus)	6,560,000	785,000	7,345,000	162,000
Murong National High School (NVSPC Campus)	6,468,000	710,000	7,178,000	173,000
Napo Tuyak National High School	3,262,000	426,000	3,688,000	66,000
Paima National High School	3,376,000	492,000	3,868,000	72,000
Paniki High School (NVSPC Campus)	6,418,000	597,000	7,015,000	141,000
Pinayag National High School	1,031,000	319,000	1,350,000
Runruno National High School	8,262,000	802,000	9,064,000	309,000
Sta. Clara High School (NVSPC Campus)	5,758,000	711,000	6,469,000	128,000
Sta. Cruz Pingkian High School (NVSIT Campus)	12,971,000	1,075,000	14,046,000	66,000
Sta. Fe National High School (NVSIT Campus)	17,757,000	1,225,000	18,982,000	385,000
Tiblac National High School		235,000	235,000
Tuao High School (NVSIT Campus)	6,571,000	648,000	7,219,000	102,000

Division of Quirino	141,806,000	16,619,000	158,425,000	1,665,000

Aglipay National High School	8,925,000	924,000	9,849,000	232,000
Alicia Integrated School	3,254,000	450,000	3,704,000	34,000
Balligui High School	5,559,000	629,000	6,188,000	170,000
Bannawag Integrated School	5,853,000	700,000	6,553,000
Burgos National High School	7,368,000	585,000	7,953,000	57,000
Cabarroguis Central School - Integrated SPED Center		334,000	334,000
Cabaruan Integrated School	3,204,000	462,000	3,666,000
Calaocan Integrated School	3,409,000	388,000	3,797,000
Cofcaville Integrated School		186,000	186,000
Debibi Integrated School	5,464,000	595,000	6,059,000
Diffun CS - Integrated SPED Center		176,000	176,000
Dingasan Integrated School	3,068,000	337,000	3,405,000
Dioryong Integrated School	2,766,000	346,000	3,112,000
Dipintin High School	6,661,000	610,000	7,271,000	89,000
Disimungal Integrated School	3,073,000	387,000	3,460,000
Divisoria Sur Integrated School	3,446,000	438,000	3,884,000	151,000
Dumabato Integrated School	5,804,000	733,000	6,537,000
Dumabel Integrated School	3,185,000	389,000	3,574,000
Giayan Integrated School	4,520,000	487,000	5,007,000	66,000
Ifugao Village Integrated School	4,499,000	448,000	4,947,000
Landingan Integrated School	3,020,000	415,000	3,435,000
Magsaysay National High School	5,662,000	662,000	6,324,000	147,000
Matmad Integrated School	3,173,000	302,000	3,475,000
Nagabgaban Integrated School	4,176,000	359,000	4,535,000
Nagtipunan National High School	8,591,000	772,000	9,363,000	256,000
San Antonio Integrated School	5,250,000	599,000	5,849,000
San Isidro Integrated School	3,469,000	450,000	3,919,000
San Martin Integrated School	3,512,000	408,000	3,920,000	41,000
Sangbay Integrated School	5,199,000	658,000	5,857,000	168,000
Scala Integrated School	6,897,000	713,000	7,610,000	173,000
Tucod High School	3,590,000	500,000	4,090,000	81,000
Villa Gracia Integrated School	3,191,000	317,000	3,508,000
Villarose Integrated School	2,951,000	381,000	3,332,000
Wasid Integrated School	3,067,000	479,000	3,546,000

Division of Santiago City	19,052,000	4,816,000	23,868,000	726,000

668	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Balintocatoc Integrated School	1,031,000	314,000	1,345,000
Divisoria High School - Naggasican Extension		486,000	486,000
Patul High School	13,211,000	1,081,000	14,292,000	181,000
Rosario National High School	4,123,000	955,000	5,078,000	207,000
Sagana National High School		730,000	730,000	187,000
Salvador Integrated School		271,000	271,000
San Jose Integrated School		191,000	191,000
Santiago City National High School-Sinsayon		535,000	535,000	151,000
Sinili Integrated School	687,000	253,000	940,000

Division of Tuguegarao City	32,811,000	3,201,000	36,012,000	975,000

Cataggaman National High School (Cagayan National High School - Cataggaman Annex)	15,333,000	1,417,000	16,750,000	541,000
Tuguegarao City Science High School	9,530,000	1,048,000	10,578,000	434,000
Tuguegarao City West High School	7,948,000	736,000	8,684,000

Region III - Central Luzon	2,530,113,000	313,878,000	2,843,991,000	62,070,000

Division of Angeles City	95,418,000	10,949,000	106,367,000	3,653,000

Amsic Integrated School	9,480,000	1,114,000	10,594,000	215,000
Angeles City Senior High School			-	1,475,000
CM Recto ICT High School	10,383,000	1,036,000	11,419,000
Don Ambrocio Mendiola Integrated School		211,000	211,000
Dr. Clemente N. Dayrit Sr. Memorial High School		905,000	905,000
Gov. Rafael L. Lazatin Integrated School	14,554,000	1,384,000	15,938,000	271,000
Malabanias Integrated School	11,140,000	1,282,000	12,422,000	300,000
Northville 15 Integrated School	18,573,000	1,730,000	20,303,000	469,000
Sapang Bate National High School	18,614,000	1,699,000	20,313,000	554,000
Sitio Target Integrated School		238,000	238,000
Sto. Domingo Integrated School	12,674,000	1,350,000	14,024,000	369,000

Division of Aurora	171,155,000	19,929,000	191,084,000	2,747,000

Aurora National Science High School	6,816,000	741,000	7,557,000	309,000
Baler Stand Alone Senior High School			-	456,000
Bayanihan National High School	5,626,000	585,000	6,211,000
Borlongan National High School	4,449,000	563,000	5,012,000
Cabog Integrated School		545,000	545,000
Calabuanan National High School	6,691,000	632,000	7,323,000
Canili Area National High School	6,114,000	712,000	6,826,000	136,000
Carmen T. Valenzuela Integrated School	4,644,000	520,000	5,164,000
Diabarasin National High School	5,877,000	520,000	6,397,000
Diagyan National High School	6,566,000	720,000	7,286,000	187,000
Dianawan National High School	4,581,000	430,000	5,011,000
Dibacong National High School	9,060,000	571,000	9,631,000
Dikapinisan National High School	5,864,000	716,000	6,580,000	124,000
Dimanayat Integrated School	2,066,000	396,000	2,461,000
Dimanpudso National High School	3,786,000	395,000	4,180,000
Dimaseset National High School		347,000	347,000
Dinadiawan National High School	8,316,000	892,000	9,208,000	232,000
Diniog High School	3,288,000	445,000	3,733,000
E.C. Ronquillo Memorial High School (Quirino National High School)	15,536,000	1,042,000	16,578,000	339,000
Ibona National High School	13,279,000	949,000	14,228,000	364,000
Manggitahan National High School	11,160,000	834,000	11,994,000	264,000
Mariano D. Marquez Memorial National High School	6,568,000	717,000	7,285,000	147,000
Mariana sindac integrated School	1,735,000	430,000	2,165,000
Mijares National High School		461,000	461,000
Obligacion Integrated School	1,728,000	433,000	2,161,000
Puangi National High School	3,587,000	557,000	4,144,000
Ramada National High School	4,596,000	498,000	5,094,000
San Isidro National High School	1,392,000	668,000	2,060,000	189,000
San Luis National High School	14,033,000	1,140,000	15,173,000
Suguit National High School		306 000	306,000
Tinib-Calangcuasan Integrated School		619,000	619,000
Umiray National High School	6,167,000	716,000	6,883,000

JANUARY 6, 2020	OFFICIAL GAZETTE	669
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Villa Aurora National High School	3,263,000	355,000	3,618,000
Wenceslao National High School	4,367,000	476,000	4,843,000

Division of Balanga City	-	280,000	280,000

Balanga City National Science High School		280,000	280,000

Division of Bataan	150,349,000	17,574,000	167,923,000	6,655,000

Bagac National High School, Parang	11,381,000	934,000	12,315,000	215,000
Bataan High School for the Arts		344,000	344,000
Bigaan Integrated School	2,976,000	371,000	3,347,000
Dr. Victoria B. Roman Memorial High School	9,600,000	824,000	10,424,000	64,000
Hermosa National High School - Annex	4,769,000	671,000	5,440,000
Kanawan Integrated School	1,375,000	394,000	1,769,000	13,000
Luakan National High School - Annex	14,369,000	1,419,000	15,788,000
Mabatang National High School	5,114,000	533,000	5,647,000	70,000
Mariveles National High School - Camaya Campus			-	2,250,000
Mariveles National High School Annex - Sisiman		565,000	565,000
Mariveles National High School, Cabcaben Annex	5,234,000	659,000	5,893,000	151,000
Mariveles National High School, Cabcaben Annex (Alasasin)	8,190,000	1,025,000	9,215,000
Mariveles National High School, Cabcaben Annex (Batangas II)	4,336,000	829,000	5,165,000	166,000
Mariveles National High School, Malaya	10,179,000	904,000	11,083,000	196,000
Mariveles Senior High School - Sitio Mabuhay			-	2,045,000
Morong National High School - Mabayo Annex	5,266,000	587,000	5,853,000	36,000
Nagbalayong High School	8,348,000	858,000	9,206,000	209,000
Orani National High School Annex, Pagasa	3,178,000	444,000	3,622,000	26,000
Orani North National High School Annex- (Orani National High School- Parang-Parang)	17,911,000	1,974,000	19,885,000	650,000
Pagalanggang High School - Annex	9,708,000	891,000	10,599,000	192,000
Roosevelt National High School	2,404,000	503,000	2,907,000	53,000
Samal National High School - Annex	6,120,000	930,000	7,050,000
Saysain High School	6,517,000	736,000	7,253,000
St. Francis National High School	13,374,000	1,179,000	14,553,000	319,000

Division of Bulacan	132,282,000	19,018,000	151,300,000	3,391,000

Banga High School	19,200,000	1,687,000	20,887,000	264,000
Batia High School	3,779,000	1,047,000	4,826,000
Binagbag High School (Angel M. Del Rosario High School)	16,135,000	922,000	17,057,000	109,000
Binagbag National High School Annex (DRT) - Sapang Bulac High School	3,912,000	555,000	4,467,000	121,000
Binagbag National High School Annex (DRT) - Talbak High School	2,441,000	407,000	2,848,000	58,000
Bulihan High School		241,000	241,000
Dr. Pablito V. Mendoza, Sr. High School	11,702,000	1,118,000	12,820,000	300,000
Engr. Virgilio V. Dionisio Memorial School	13,368,000	1,525,000	14,893,000	94,000
Esteban Paulino High School	2,940,000	460,000	3,400,000	96,000
F.F. Halili National Agricutural School - Annex		365,000	365,000
Fortunato F. Halili National Agricultural School, Cay Pambo-Annex		675,000	675,000
Guiguinto National Vocational High School - Annex		941,000	941,000
Kapitangan National High School	6,211,000	674,000	6,885,000	162,000
Lydia D. Villangca Trade School	5,755,000	1,037,000	6,792,000	187,000
Maligaya High School	2,425,000	430,000	2,855,000	81,000
National Power Corporation National High School	4,028,000	503,000	4,531,000
Norzagaray National High School - FVR High School (Julian B. Simbillo High School)	10,312,000	1,048,000	11,360,000	243,000
Pinalagdan High School	2,938,000	446,000	3,384,000
Romeo Acufia Santos Memorial High School	6,685,000	841,000	7,526,000
San Gabriel National High School		250,000	250,000
San Miguel - Meysulao High School	2,790,000	653,000	3,443,000	158,000
Senior High School in Obando, Bulacan			-	478,000
Senior High School within Luis Gravador Elementary School			-	288,000
Senior High School within V. delas Flores Elementary School			-	292,000
Sta. Catalina Bata National High School		618,000	618,000	198,000
Sta. Cruz High School	3,786,000	858,000	4,644,000	196,000

670	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Sta. Cruz National High School	4,531,000	528,000	5,059,000	66,000
Teodoro Evangelista Memorial High School	5,181,000	686,000	5,867,000
Upig High School	4,163,000	503,000	4,666,000

Division of Cabanatuan City	16,513,000	6,647,000	23,160,000	-

Balite Integrated School		347,000	347,000
Caalibangbangan Integrated School		586,000	586,000
Daan Sarile Integrated School	2,404,000	752,000	3,156,000
Imelda Integrated School	5,848,000	1,049,000	6,897,000
Lazaro Francisco Integrated School		1,339,000	1,339,000
Mabini Homesite Integrated School		518,000	518,000
P.C. Crisostomo Integrated School		755,000	755,000
Palagay Integrated School	2,753,000	427,000	3,180,000
San Isidro Integrated School	5,508,000	874,000	6,382,000

Division of Gapan City	15,915,000	2,800,000	18,715,000	496,000

Gapan East Integrated School		334,000	334,000
Herminio G. Nicolas High School	5,490,000	793,000	6,283,000	268,000
Kapalangan National High School	4,587,000	524,000	5,111,000	58,000
Marelo Integrated School		204,000	204,000
Maruhat National High School	5,838,000	673,000	6,511,000	170,000
Sto. Cristo Proper Integrated School		272,000	272,000

Division of Mabalacat City	80,057,000	7,704,000	87,761,000	2,148,000

Air Force City High School	4,724,000	571,000	5,295,000
Atlu Bola National High School	15,864,000	1,170,000	17,034,000
Bical High School	7,639,000	745,000	8,384,000
Dr. Adelaide C. Bernardo National High School	6,471,000	683,000	7,154,000
Duquit High School	21,499,000	1,909,000	23,408,000
Hearing Impaired Special Education (HI - SPED)		231,000	231,000
Mabalacat Technical Vocational High School	17,199,000	1,323,000	18,522,000	192,000
Santos Ventura National High School	6,661,000	1,072,000	7,733,000	511,000
Senior High School within Sapang Biabas Resettlement Elementary School			-	1,445,000

Division of Malolos City	110,864,000	10,098,000	120,962,000	593,000

Barasoain Memorial Integrated School		354,000	354,000
City of Malolos High School - Canalate	5,075,000	486,000	5,561,000
City of Malolos Integrated School - Atlag	12,547,000	1,114,000	13,661,000	254,000
City of Malolos Integrated School - Babatnin	2,902,000	409,000	3,311,000
City of Malolos Integrated School - Catmon	5,760,000	735,000	6,495,000
City of Malolos Integrated School - Ste. Rosario	31,211,000	2,336,000	33,547,000
Cong. Teodulo Natividad High School	15,887,000	1,300,000	17,187,000
Malolos City High School - Bungahan	10,628,000	899,000	11,527,000
Malolos City High School - Santisima Trinidad	12,260,000	983,000	13,243,000
Pamarawan High School (M. H. del Pilar Annex)	5,832,000	520,000	6,352,000
President Corazon Cojuangco-Aquino Memorial National High School	8,762,000	962,000	9,724,000
Senior High School in Malolos City			-	339,000

Division of Meycauayan City	38,543,000	5,722,000	44,265,000	1,033,000

Academic Senior High School of the City of Meycauayan			-	571,000
Bancal Integrated School	26,081,000	2,308,000	28,389,000
City of Meycauayan Vocational Senior High School			-	390,000
Langka Integrated School		308,000	308,000
Malhacan Integrated School		410,000	410,000
Meycauayan National High School - Annex	9,587,000	1,157,000	10,744,000
Meycauayan West Central Integrated School		550,000	550,000
Saluysoy Integrated School		551,000	551,000
Ubihan High School	2,875,000	438,000	3,313,000	72,000

Division of Muñoz Science City	23,548,000	2,898,000	26,446,000	288,000

Gabaldon Integrated School	4,551,000	571,000	5,122,000
Magtanggol Integrated School	2,069,000	484,000	2,553,000
Maragol Integrated School	4,432,000	571,000	5,003,000

JANUARY 6, 2020	OFFICIAL GAZETTE	671
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Palusapis Integrated School	3,101,000	547,000	3,648,000	111,000
San Antonio Integrated School	9,395,000	725,000	10,120,000	177,000

Division of Nueva Ecija	368,896,000	43,475,000	412,371,000	9,296,000

Aliaga National High School - Annex	4,884,000	711,000	5,595,000	53,000
Andres Bonifacio National High School	5,668,000	599,000	6,267,000	124,000
Azarcon Integrated School		208,000	208,000
Baloy National High School (Paitan Sur High School - Baloy Annex)	3,409,000	464,000	3,873,000	102,000
Barangay Militar National High School	8,055,000	801,000	8,856,000	243,0000
Bartolome R. Sangalang National High School Annex - Macatcatuit	3,300,000	492,000	3,792,000	58,000
Batitang National High School	8,891,000	862,000	9,753,000	226,000
Bicos National High School	11,190,000	1,014,000	12,204,000	232,000
Binbin Integrated School		211,000	211,000
Bulc High School	5,561,000	635,000	6,196,000	166,000
Bunga Integrated School	3,112,000	550,000	3,662,000	115,000
Burgos National High School	6,464,000	713,000	7,177,000	164,000
Cabiao National High School Annex - Sta Isabel	1,790,000	420,000	2,210,000	40,000
Callos Integrated School		193,000	193,000
Cambitala National High School	3,098,000	310,000	3,408,000	68,000
Carranglan National High School - Capintalan Annex	7,689,000	800,000	8,489,000	213,000
Cinense Integrated School		224,000	224,000
Conversion Integrated School	1,058,000	462,000	1,520,000	113,000
Cuyapo National High School - Annex	1,734,000	501,000	2,235,000	96,000
Doña Jauna Chioco National High School Annex - Agupalo Weste	6,175,000	638,000	6,813,000	170,000
Dr. Jose Lapuz Salonga High School (San Mariano High School Annex)	13,233,000	1,270,000	14,503,000	398,000
Emilia Belmonte Acosta National High School	4,048,000	776,000	4,824,000	219,000
F. Buencamino, Sr. Integrated School	5,413,000	595,000	6,026,000	166,000
Gabaldon Vocational Agriculture High School - Annex	11,930,000	1,036,000	12,966,000	266,000
Ganduz High School	7,439,000	919,000	8,358,000	222,000
Gen. Luna Integrated School	3,251,000	513,000	3,764,000	77,000
General Tinio National High School (Pias Campus Annex)	7,003,000	868,000	7,871,000	172,000
Gregorio T. Crespo Memorial High School		510,000	510,000
Jaen National High School - Marawa Annex	6,193,000	742,000	6,935,000	123,000
Jaen National High School Annex - San Pablo	4,983,000	721,000	5,704,000	268,000
Lambakin High School (Putlod - Son Jose National High School Annex)	11,082,000	1,025,000	12,107,000	281,000
Las Piñas Integrated School		199,000	199,000
Malacañang National High School	6,868,000	644,000	7,512,000	130,000
Maligaya National High School Annex - Doña Josefa	3,338,000	425,000	3,763,000	49,000
Mambangnan National High School	15,632,000	1,231,000	16,863,000	275,000
Mataas Na Kahoy National High School	7,287,000	759,000	8,046,000	145,000
Nagpandayan High School Annex	4,087,000	689,000	4,776,000	151,000
Nagapandayan National High School	7,432,000	700,000	8,132,000	115,000
Nampicuan National High School (Recuerdo National High School Annex)	7,838,000	929,000	8,767,000	287,000
Pagtalunan High School		238,000	238,000
Paitan Sur National High School	8,363,000	871,000	9,234,000	245,000
Palale High School		240,000	240,000
Pantabangan National High School - Cadaclan Integrated School	5,652,000	528,000	6,180,000	141,000
Pulo National High School	8,627,000	843,000	9,470,000	232,000
Putlod-San Jose National High School Annex	20,112,000	1,600,000	21,712,000	296,000
Recuerdo National High School	5,899,000	586,000	6,485,000	107,000
Restituto B. Peria High School Annex - San Carlos	6,375,000	545,000	6,920,000	98,000
Salagusog National High School	5,617,000	662,000	6,279,000	136,000
San Andres High School	5,327,000	735,000	6,062,000	115,000
San Andres High School - Annex	6,434,000	725,000	7,159,000	132,000
San Isidro National High School	8,544,000	973,000	9,517,000	326,000
San Leonardo National High School	4,469,000	571,000	5,040,000	90,000
Sta. Barbara Integrated School	3,480,000	448,000	3,928,000	28,000
Sta. Barbara National High School	9,852,000	943,000	10,795,000	258,000
Sta. Barbara National High School Annex - Panabingan	5,331,000	671,000	6,002,000	145,000

672	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MODE	TOTAL	MOOE
Sta. Maria National High School	10,245,000	850,000	11,095,000	190,000
Sto. Rosario National High School, Sto. Domingo	8,802,000	932,000	9,734,000	249,000
Tabacao High School	8,906,000	952,000	9,858,000	309,000
Tagumpay Nagano High School		394,000	394,000
Talabutab National High School - E. L. Joson Annex	7,983,000	797,000	8,780,000	175,000
Talabutab Noational High School	8,564,000	1,097,000	9,661,000	198,000
Talugtug National High School Annex - Saverona		434,000	434,000	126,000
Vaca Valley National High School Annex - San Felipe Integrated school	3,556,000	448,000	4,004,000	41,000
Vega National High School	7,605,000	837,000	8,442,000	132,000
Virginia D. Dulay Integrated School		196,000	196,000

Division of Olongapo City	46,113,000	5,923,000	52,036,000	2,835,000

City of Olangapo National High School - James L. Gordon Integrated School	6,250,000	1,097,000	7,347,000
Gordon Heights National High School - St. Rita High School	7,159,000	1,119,000	8,278,000
Iram High School (resettlement school)	7,249,000	690,000	7,939,000
Mabayuan Senior High School Stand Alone 2			-	908,000
Old Cabalan High School	14,849,000	1,558,000	16,407,000
Senior High School within Barretto 1 Elementary school			-	616,000
Senior High School within Tapinac Elementary School			-	1,311,000
Sergia Soriano Esteban High School	9,396,000	1,052,000	10,448,000
Sergia Soriano Esteban High School II	1,210,000	407,000	1,617,000

Division of Pampanga	381,215,000	42,759,000	423,974,000	10,027,000

Ambrosio S. Simpao Educational and Trade Center of Learning (ASSET)	7,573,000	767,000	8,340,000	258,000
Ayala High School	10,491,000	1,352,000	11,843,00	558.000
Bacolor Municipal High School	6,012,000	676,000	6,688,000	62,000
Bancal Pugad Integrated School	1,379,000	380,000	1,759,000
Baruya National High School	12,483,000	821,000	13,304,000
Becuran National High School Annex (San Basilio High School)	7,966,000	995,000	8,961,000	200,000
Bulac National High School, Minalin	4,122,000	448,000	4,570,000
Calantipe High School		523,000	523,000
Camba National High School - Candating High School	7,137,000	691,000	7,828,000
Camias High School	2,949,000	384,000	3,333,000	53,000
Concepcion Integrated School (San Pedro National High School - Concepcion Integrated School)	16,041,000	841,000	16,882,000	183,000
Conrado C. Macapinlac, Sr. National High School	4,354,000	518,000	4,872,000
Dalayap National High School, Macabebe	4,385,000	436,000	4,821,000	81,000
Del Carmen National High School	9,961,000	956,000	10,917,000	281,000
Don Antonio Lee Chi Uan Integrated School	11,018,000	973,000	11,991,000	128,000
Emigdio A. Bondoc High School, San Luis	9,900,000	973,000	11,991,000	479,000
Gatiawin National High School	5,680,000	784,000	6,464,000
Gerry Rodriguez High School	9,390,000	1,029,000	10,419,000	253,000
Lanang High School	752,000	445,000	1,197,000
Macabebe High School	12,417,000	1,243,000	13,660,000
Malauli High School	4,503,000	605,000	5,108,000	81,000
Malusac National High School	4,529,000	507,000	5,036,000	81,000
Mangga High School	4,168,000	601,000	4,769,000	121,000
Mapaniqui National High School	9,423,000	839,000	10,262,000	251,000
Paralaya High School	13,098,000	1,166,000	14,264,000
Pasay City North High School - Basa Air Base Annex	6,989,000	889,000	7,878,000
Planas High School	8,575,000	817,000	9,392,000	196,000
Porac Model Community High School - Villa Maria High School	3,894,000	488,000	4,382,000	62,000
Prado Siongco High School		674,000	674,000
Pulong Gubat High School	687,000	393,000	1,080,000
Rodolfo V. Feliciano Memorial High School	8,869,000	978,000	9,847,000
Sagrada Familia Integrated School	10,174,000	1,009,000	11,183,000	313,000
Salapungan National High School - Annex Mandili	6,475,000	845,000	7,320,000	313,000
Sampaga High School	11,083,000	910,000	11,993,000
San Esteban National High School	5,952,000	604,000	6,556,000	60,000
San Esteban National High School-Consuelo		294,000	294,000	36,000
San Isidro National High School (San Jose Integrated)	4,446,000	560,000	5,006,000
San Isidro National High School, Bancolor	9,417,000	978,000	10,395,000	166,000

JANUARY 6, 2020	OFFICIAL GAZETTE	673
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
San Jose Gumi Integrated School	1,740,000	429,000	2,169,000
San Jose National High School	7,856,000	853,000	8,709,000	204,000
San Juan-San Luis National High School	9,664,000	954,000	10,618,000	268,000
San Luis National High School	17,713,000	1,755,000	19,468,000	837,000
San Nicolas Integrated School	4,104,000	407,000	4,511,000
San Roque Arbol High School	1,381,000	617,000	1,998,000	130,000
San Simon High School	17,575,000	1,717,000	19,292,000	550,000
Sapang Kawayan High School	3,343,000	451,000	3,794,000	79,000
Sapang Uwak High School		276,000	276,000
Sebitanan National High School	2,419,000	452,000	2,871,000	57,000
Senior High School in Apalit, Pampanga			-	1,083,000
Senior High School in Magalang, Pampanga			-	1,326,000
Sta. Catalina High School	5,443,000	624,000	6,067,000
Sta. Monica High School	3,444,000	625,000	4,069,000
Sta. Teresa II Integrated School	2,519,000	447,000	2,966,000
Sto. Tomas National High School, Sto. Tomas	8,820,000	778,000	9,598,000	273,000
Sucad National High School, Apalit	9,797,000	848,000	10,645,000	228,000
Tagulod National High School	4,611,000	634,000	5,245,000	145,000
Telacsan National High School	9,621,000	999,000	10,620,000	320,000
Telesforo Natividad National High School	9,295,000	1,000,000	10,295,000	311,000
Wenceslao Village High School	5,578,000	512,000	6,090,000

Division of San Fernando City	159,807,000	18,967,000	178,774,000	2,633,000

Archbishop Emilio Cinense Integrated School		322,000	322,000
Baliti Integrated School	6,830,000	752,000	7,582,000	90,000
Calulut Integrated School	5,890,000	892,000	6,782,000	311,000
City of San Fernando Tech-Voc Senior High School			-	220,000
City of San Fernando West Integrated School	6,908,000	664,000	7,572,000	104,000
Del Carmen Integrated School	2,758,000	591,000	3,349,000
Dolores Stand Alone Senior High School			-	644,000
Information and Communication Technology (ICT) High School	8,805,000	788,000	9,593,000	243,000
Lara Integrated School	5,076,000	560,000	5,636,000
Magliman Integrated School	4,170,000	663,000	4,833,000
Maimpis Integrated School	7,427,000	915,000	8,342,000	156,000
Malino Integrated School		257,000	257,000
Malpitic Integrated School		381,000	381,000
Northville Integrated School	26,025,000	2,000,000	28,025,000	271,000
Nuestra Señora del Pilar Integrated School	17,563,000	1,501,000	19,064,000	181,000
Pandaras Integrated School		280,000	280,000
Panipuan Integrated School	13,054,000	1,254,000	14,308,000	160,000
Pulungbulu Integrated School		285,000	285,000
Saguin Integrated School	5,759,000	642,000	6,401,000
San Agustin Integrated School	2,819,000	574,000	3,393,000
San Isidro Integrated School	13,855,000	1,298,000	15,153,000
San Jose Panlumacan Integrated School		342,000	342,000
San Nicolas Integrated School	8,237,000	1,083,000	9,320,000
San Pablo Integrated School		336,000	336,000
St. Vincent of Quebiawan Integrated School	9,551,000	899,000	10,450,000	53,000
Sta. Lucia Integrated School	6,340,000	829,000	7,169,000	134,000
Telabastagan Integrated School	8,740,000	859,000	9,599,000	66,000

Division of San Jose City	49,558,000	6,628,000	56,186,000	809,000

Bagong Sikat Integrated School		358,000	358,000
Caanawan National High School (Constancio Padilla National High School - Caanawan Annex)	15,599,000	1,478,000	17,077,000	324,000
Constanciano Padilla National High School - Kita Kita Extension		759,000	759,000
Porais National High School	13,007,000	1,109,000	14,116,000	226,000
San Agustin Integrated School		221,000	221,000
Sto. Niño 3rd National High School	12,237,000	1,205,000	13,442,000	104,000
Tayabo High School - CPNHS Annex		609,000	609,000
Tondod National High School	8,715,000	889,000	9,604,000	155,000

Division of San Jose del Monte City	160,638,000	18,344,000	178,982,000	2,146,000

Citrus National High School (Citrus High School)	27,323,000	2,396,000	29,719,000	239,000

674	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
City of San Jose del Monte National Science High School	2,845,000	772,000	3,617,000	298,000
Kakawate High School	16,367,000	1,622,000	17,989,000	477,000
Kaypian National High School	24,599,000	2,371,000	26,970,000	417,000
Marangal National High School	27,649,000	3,019,000	30,668,000	336,000
Mulawin National High School		446,000	446,000
Muzon Harmony Hills High School	28,952,000	2,578,000	31,530,000	87,000
San Jose del Monte Heights High School	6,078,000	1,821,000	7,899,000
San Manuel High School		729,000	729,000
San Rafael National High School		473,000	473,000
Sto. Cristo National High School (Sto. Cristo High School)	26,825,000	2,117,000	28,942,000	292,000

Division of Tarlac	295,918,000	39,271,000	335,189,000	9,503,000

Anastacio G. Yumul High School	15,263,000	1,472,000	16,735,000	598,000
Aranguren Integrated School	8,933,000	1,035,000	9,968,000	81,000
Aringin National High School	10,711,000	1,027,000	11,738,000	270,000
Balaoang High School - Annex	8,030,000	800,000	8,830,000	217,000
Balayang High School		664,000	664,000	94,000
Bamban National High School	6,831,000	888,000	7,719,000	356,000
Birbira High School	11,356,000	1,143,000	12,499,000	287,000
Buenavista National High School	8,362,000	893,000	9,255,000	241,000
Buenlag National High School	6,147,000	832,000	6,979,000	81,000
Caanamongan National High School	5,043,000	580,000	5,623,000	160,000
Calawitan High School (resettlement school)- Calangitan High School (resettlement school)	5,030,000	685,000	5,715,000	104,000
Calipayan National High School	86,000	627,000	713,000	126,000
Caluluan High School - Annex		686,000	686,000	162,000
Cardona National High School	5,760,000	667,000	6,427,000	98,000
Comillas National High School	10,909,000	1,039,000	11,948,000	296,000
Don Casimiro G. Tanedo Integrated School		213,000	213,000
Dueg High School (resettlement school)	2,475,000	350,000	2,825,000	32,000
Estipona National High School - Annex	1,908,000	851,000	2,759,000	243,000
Gerona Western National High School	6,661,000	899,000	7,560,000	268,000
Lawy National High School	10,357,000	948,000	11,305,000	139,000
Malacampa National High School	17,715,000	1,962,000	19,677,000	633,000
Maungib National High School	5,962,000	588,000	6,550,000	77,000
Mayantoc Technical-Vocational High School	5,917,000	751,000	6,668,000	217,000
Moncada National High School	23,698,000	2,388,000	26,086,000	820,000
O’Donnel High School - Annex	2,576,000	764,000	3,340,000	198,000
Pacpaco Integrated School	687,000	339,000	1,026,000
Pilpila National High School	4,484,000	455,000	4,939,000	49,000
Pitombayog National High School	9,835,000	911,000	10,746,000	224,000
Quezon National High School	5,845,000	639,000	6,484,000	124,000
Sacata National High School	6,017,000	775,000	6,792,000	98,000
San de Valdez Integrated School	5,712,000	780,000	6,492,000	90,000
San Agustin Integrated School	1,051,000	394,000	1,445,000
San Bartolome National High School	5,922,000	652,000	6,574,000	98,000
San Bartolome National High School (Annex)	1,159,000	400,000	1,559,000	124,000
San Jose National High School	5,314,000	647,000	5,961,000	143,000
San Manuel National High School		239,000	239,000
Sapang National High School	11,011,000	1,023,000	12,034,000	264,000
Sta. Ines National High School	6,380,000	741,000	7,121,000	117,000
Sta. Lucia National High School	10,874,000	1,114,000	11,988,000	283,000
Sta. Rosa Integrated School	5,555,000	643,000	6,198,000	30,000
Tagumbao National High School	16,524,000	1,308,000	17,832,000	200,000
Tarlac National High School Annex	1,975,000	2,773,000	4,748,000	1,220,000
Vargas National High School	6,458,000	696,000	7,154,000	194,000
Victoria National High School - Annex		569,000	569,000	53,000
Villa Aglipay National High School - Iba High School	6,912,000	769,000	7,681,000	275,000
Villa Aglipay National High School - Moriones High School	4,473,000	652,000	5,125,000	119,000

Division of Tarlac City	96,219,000	9,645,000	105,864,000	1,890,000

Alvindia Aguso National High School Annex	5,501,000	664,000	6,165,000	124,000
Balanti High School		203,000	203,000
Balibago Primero Integrated School	9,627,000	894,000	10,521,000	187,000
Baras Baras High School	10,015,000	984,000	10,999,000	145,000

JANUARY 6, 2020	OFFICIAL GAZETTE	675
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

REGION / SDO / SECONDARY SCHOOLS	JUNIOR HIGH SCHOOL			SENIOR HS
	PS	MOOE	TOTAL	MOOE
Batangbatang Integrated School	2,763,000	389,000	3,152,000
Burot Integrated School	6,876,000	675,000	7,551,000
Central Azucarera De Tarlac National High School Annex		440,000	440,000
Matatalaib High School - Annex	12,955,000	1,095,000	14,050,000	320,000
Sto. Cristo Integrated School	25,960,000	2,207,000	28,167,000	279,000
Tibag High School	22,522,000	2,094,000	24,616,000	835,000

Division of Zambales	137,105,000	25,247,000	162,352,000	1,927,000

Acoje National High School	6,493,000	468,000	6,961,000	28,000
Babuyan Integrated School		193,000	193,000
Bamban National High School		434,000	434,000
Bancal Integrated School		546,000	546,000	23,000
Bangan Capayawan Integrated School		220,000	220,000
Bani High School - San Salvador Integrated School	5,163,000	619,000	5,782,000	128,000
Bani National High School Coto Annex	2,229,000	446,000	2,675,000	74,000
Baquilan High School (resettlement school)	7,325,000	678,000	8,003,000	128,000
Beneg National High School	5,031,000	539,000	5,570,000	34,000
Botolan North Integrated School		206,000	206,000
Cabatuan Integrated School		263,000	263,000
Cabitaugan Integrated School	2,100,000	354,000	2,454,000
Calapandayan Integrated School		652,000	652,000
Cawag High School (resettlement school)	6,722,000	518,000	7,240,000	74,000
Cawag High School (resettlement school) Annex	3,107,000	420,000	3,527,000	25,000
Cawag High School Annex II - Nagyantok High School	5,972,000	666,000	6,638,000	141,000
Cawag Resettlement Annex III - Kinabuksan High School		373,000	373,000	53,000
Dojoc Balite Integrated School	20,000	300,000	320,000	17,000
Gov. Manuel Barreto National High School Annex II - Don Getulio F. Arendaeng High School	3,102,000	465,000	3,567,000
Hanjin Integrated School	2,760,000	476,000	3,236,000
IIwas Integrated School (Josephine Khonghun Special Education Center)	4,643,000	494,000	5,137,000
Lakas High School	2,062,000	407,000	2,469,000	60,000
Laoag Integrated School		218,000	218,000
Loob Bunga High School (resettlement school)	9,259,000	822,000	10,081,000	96,000
Looc Integrated School		203,000	203,0000
Maguisguis Integrated School		308,000	308,000	8,000
Maloma National High School - Sagpat High School	2,513,000	349,000	2,862,000	25,000
Mambog Integrated School		210,000	210,000
Mena Memorial High School - San Fernando Integrated School		377,000	377,000
Nacolcol Integrated School		185,000	185,000
Namatacan National High School	2,966,000	429,000	3,395,000
Naugsol Integrated School	4,154,000	451,000	4,605,000	25,000
Paite - Balincaguing National High School	3,419,000	519,000	3,938,000	19,000
Pamatawan Integrated School	2,404,000	476,000	2,880,000
Poonbato Integrated School		182,000	182,000
Porac Integrated School		220,000	220,000
San Agustin Integrated School	4,818,000	616,000	5,434,000
San Guillermo National High School - San Rafael High School	3,164,000	527,000	3,691,000
San Juan Integrated School		391,000	391,000	17,000
San Marcelino High School	3,362,000	500,000	3,862,000	70,000
San Marcelino National High School Annex	3,214,000	455,000	3,669,000	94,000
San Miguel National High School - Pundakit Integrated School		498,000	498,000	47,000
San Miguel National High School Annex II - Angel C. Malicmot High School	6,986,000	472,000	7,458,000
Sta. Cruz High School Don Marcelo C. Marty High School		873,000	873,000	11,000
Sta. Cruz National High School - Jesus F. Magsaysay High School Annex	347,000	746,000	1,093,000	326,000
Sta. Fe National High School	4,844,000	469,000	5,313,000	47,000
Sto. Rosario Integrated School	13,745,000	1,229,000	14,974,000
Subic National High School Annex I - Sto. Tomas Integrated School	6,487,000	731,000	7,218,000
Subic National High School Annex II - Batiawan Integrated School	19,000	391,000	410,000	25,000
Subic National High School Annex III - Batiawan Annex Integrated School	3,516,000	305,000	3,821,000
Subic National High School Annex IV - San Isidro High School		590,000	590,000	332,000

676	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Subic National High School Annex V - liwas High School		837,000	837,000
Subic National High School Annex VI - Sacatihan High School		257,000	257,000
Uacon Integrated School	5,159,000	674,000	5,833,000

Region IVA - CALABARZON	2,212,063,000	336,693,000	2,548,756,000	160,156,000

Division of Antipolo City	129,816,000	15,125,000	144,941,000	6,192,000

Antipolo City National Science and Technology High School	4,530,000	737,000	5,267,000	149,000
Antipolo City Senior High School			-	3,023,000
Antipolo National High School - Canumay Annex	2,749,000	525,000	3,274,000	75,000
Antipolo National High School - Dela Paz Extension	40,981,000	3,905,000	44,886,000	456,000
Antipolo National High School - Kaysakat Extension	3,548,000	1,011,000	4,559,000	187,000
Apia Integrated School		384,000	384,000
Binayoyo Integrated School		213,000	213,000
Calawis National High School	8,495,000	775,000	9,270,000	300,000
Dalig National High School	25,202,000	2,581,000	27,783,000	762,000
Maximo Gatlabayan National High School - Rizza Extension	10,130,000	1,192,000	11,322,000	158,000
Maximo L. Gatlabayan Memorial National High School - Boso-Boso Extension	11,536,000	1,251,000	12,787,000	313,000
Muntidilaw National High School	10,981,000	1,385,000	12,366,000	362,000
San Juan National High School	11,664,000	1,166,000	12,830,000	407,000

Division of Bacoor City	9,334,000	15,644,000	24,978,000	5,268,000

Bacoor National High School - Gawaran Annex	9,334,000	1,865,000	11,199,000
Bacoor National High School - Molino Annex		11,979,000	11,979,000
Bacoor National High School - Villa Maria Annex		1,800,000	1,800,000
Senior High School - Dulong Bayan			-	525,000
Senior High School in Progressive, Bacoor City			-	442,000
Senior High School in San Nicholas III, Bacoor City			-	3,253,000
Senior High School within Bacoor Elementary School			-	378,000
Senior High School within Sinenguelasan Elementary School			-	670,000

Division of Batangas	512,504,000	54,552,000	567,056,000	46,028,000

Alalum National High School	9,196,000	816,000	10,012,000
Alupay National High School	10,443,000	1,110,000	11,553,000	679,000
Ananias C. Hernandez Memorial National High School	8,228,000	795,000	9,023,000
Angeles Luistro Integrated Senior High School	2,425,000	433,000	2,858,000	128,000
Aplaya National High School	4,173,000	583,000	4,756,000
Apolinario Mabini National High School	2,486,000	360,000	2,846,000
Balakilong Integrated School		205,000	205,000
Balibago-Biga National High School	7,450,000	674,000	8,124,000
Banoyo National High School	12,150,000	1,088,000	13,238,000
Banyaga Munti National High School	10,733,000	952,000	11,685,000
Batangas High School for Culture and Arts	3,032,000	490,000	3,522,000	102,000
Batangas Province Science High School	3,071,000	435,000	3,506,000
Bayanan National High School	7,332,000	716,000	8,048,000
Bigain National High School	6,511,000	608,000	7,119,000
Bilogo National High School	8,686,000	842,000	9,528,000
Bolbok National High School	6,902,000	733,000	7,635,000
Bugaan Integrated School		236,000	236,000
Bukal National High School	11,119,000	1,122,000	12,241,000
Bulihan Integrated Senior High School	8,198,000	857,000	9,055,000	104,000
Bunducan National High School	4,920,000	522,000	5,442,000
Cahil National High School	7,948,000	708,000	8,656,000
Calantas National High School	2,074,000	374,000	2,448,000
Calubcob I National High School	14,558,000	1,308,000	15,866,000
Calubcub I Senior High School			-	714,000
Catandaan Yabut National High School	5,577,000	574,000	6,151,000
Cuenca National High School	13,167,000	1,137,000	14,304,000
Dionisio P. Vito National High School	5,182,000	639,000	5,821,000
Don Julio Leviste Memorial Vocational High School	5,189,000	605,000	5,794,000
Dr. Bonifacio A. Masilungan National High School	6,823,000	812,000	7,635,000	334,000
Emilia L. Malabanan Integrated School		195,000	195,000
Francisco G. Perez National High School	7,342,000	752,000	8,094,000
Ilat National High School	7,147,000	793,000	7,940,000

JANUARY 6, 2020	OFFICIAL GAZETTE	677
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Inicluban National High School	5,673,000	552,000	6,225,000
Itlugan National High School	9,216,000	899,000	10,115,000	309,000
Jaybanga National High School	5,498,000	703,000	6,201,000
Kaylaway National High School	12,553,000	1,092,000	13,645,000
Lemery Senior High School			-	4,126,000
Lipahan National High School	7,041,000	827,000	7,868,000
Lucban National High School	9,812,000	900,000	10,712,000
Lumangbayan National High School		469,000	469,000
Lumbang Na Matanda National High School	4,949,000	582,000	5,531,000
Mabalor - Catandala Integrated School		190,000	190,000
Mabini National High School	4,868,000	562,000	5,430,000
Macalamcam-B National High School	5,716,000	680,000	6,396,000
Mahanadiong National High School		221,000	221,000
Malabrigo National High School	6,650,000	705,000	7,355,000
Malaking Pook National High School	6,097,000	684,000	6,781,000
Malapad na Bato National High School	5,842,000	576,000	6,418,000
Malapad na Parang National High School	5,596,000	642,000	6,238,000
Maria Paz Fronda National High School	5,715,000	582,000	6,297,000
Matabungkay National High School	11,547,000	1,049,000	12,596,000
Maximo T. Hernandez National High School	8,110,000	828,000	8,938,000
Mayuro National High School	10,474,000	913,000	11,387,000
Mayuro Senior High School			-	292,000
Nagsaulay National High School	7,881,000	769,000	8,650,000
Pacita Ramos Mendoza Memorial National High School	2,977,000	400,000	3,377,000
Palakpak National High School	5,071,000	584,000	5,655,000
Papaya National High School	5,076,000	607,000	5,683,000
Pinagbayanan National High School	8,281,000	911,000	9,192,000	119,000
Procopio Mailig Memorial Integrated School		251,000	251,000
Puting Kahoy National High School		281,000	281,000
Rosario Technical High School	9,621,000	943,000	10,564,000
Sampiro Integrated Senior High School	5,354,000	647,000	6,001,000	115,000
San Vicente Manalupang National High School	5,950,000	559,000	6,509,000
San Agustin Integrated School		220,000	220,000
San Gregorio Integrated School		211,000	211,000
San Isidro National High School	4,573,000	866,000	5,439,000
San Isidro National High School, Malvar	8,891,000	539,000	9,430,000
San Jose National High School	15,335,000	1,398,000	16,733,000
San Nicolas National High School (Maabud NHS Annex)	8,509,000	1,109,000	9,618,000	417,000
San Piro National High School	11,832,000	921,000	12,753,000
Santiago National High School	10,775,000	916,000	11,691,000
Sen. Gil Puyat National High School	8,823,000	815,000	9,638,000
Senior High School in Agoncillo			-	1,296,000
Senior High School in Brgy. Bugaan East, Laurel, Batangas			-	1,847,000
Senior High School in Calaca			-	2,865,000
Senior High School in Calatagan			-	2,299,000
Senior High School in Lian			-	1,311,000
Senior High School in Lobo			-	1,666,000
Senior High School in Malvar			-	2,292,000
Senior High School in Rosario, Batangas			-	454,000
Senior High School in Sto. Tomas			-	1,553,000
Senior High School in Taysan			-	1,392,000
Senior High School in Tuy			-	1,796,000
Senior High School within Alitagtag Central School			-	868,000
Senior High School within Bayorbor Elementary School			-	1,176,000
Senior High School within Caloocan Elementary School			-	3,181,000
Senior High School within Calumpang Elementary School			-	569,000
Senior High School within Cuenca Central School			-	1,489,000
Senior High School within Malakimpak Elementary School			-	612,000
Senior High School within Nasugbu East Central School			-	1,854,000
Senior High School within Palsara Elementary School			-	670,000
Senior High School within Pantalan Elementary School			-	2,740,000
Senior High School within San Antonio Elementary School			-	1,521,000
Senior High School within San Juan East Central School			-	1,053,000
Senior High School within Taal Central School			-	1,967,000
Senior High School within Tala Elementary School			-	559,000

678	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Senior High School within Tingloy Central School			-	493,000
Senior High School within Venancio Trinidad Sr. Memorial Elementary School				1,066,000
Subic National High School	10,257,000	863,000	11,120,000
Talisay School of Agriculture	12,461,000	1,280,000	13,741,000
The Saint Isidore National High School	6,589,000	666,000	7,255,000
Tilambo National High School	7,595,000	730,000	8,325,000
Timbugan National High School	6,465,000	688,000	7,153,000
Tulos National High School	5,807,000	658,000	6,465,000
Tumalim National High School	9,824,000	860,000	10,684,000
Tuy National High School	7,138,000	730,000	7,868,000

Division of Batangas City	116,219,000	11,952,000	128,171,000	6,100,000

Alangilan Senior High School			-	2,169,000
Batangas City High School for the Arts		294,000	294,000
Conde Labac National High School	9,813,000	993,000	10,806,000	343,000
Gulod Senior High School			-	1,922,000
Libjo National High School	20,933,000	2,014,000	22,947,000
Mahabang Dahilig Senior High School				368,000
Malitam National High School		253,000	253,000
Natalia V. Ramos Memorial National High School	16,420,000	1,614,000	18,034,000	428,000
Pedro S. Tolentino National High School	12,942,000	1,290,000	14,232,000	366,000
San Agapito National High School	4,025,000	451,000	4,476,000
San Agustin National High School	6,160,000	670,000	6,830,000	232,000
San Antonio National High School	2,979,000	458,000	3,437,000
Sta. Rita National High School	16,729,000	1,383,000	18,112,000
Talahib National High School	6,170,000	649,000	6,819,000
Talumpok National High School	7,141,000	718,000	7,859,000	138,000
Tinga Sorosoro National High School (Tisisi)	12,907,000	1,165,000	14,072,000	134,000

Division of Biñan City	-	5,080,000	5,080,000	5,539,000

Biñan City Senior High School - San Antonio Campus			-	3,413,000
Biñan National High School - Dela Paz Annex		1,474,000	1,474,000
Mamplasan National High School - Jacobo Annex		1,024,000	1,024,000
Southville 5 National High School (Biñan Secondary School of Applied Academics - Southville 5 Annex)		2,582,000	2,582,000	631,000
Stand Alone 2 (AFP-PNP)			-	938,000
Stand Alone 3 (BSC)			-	557,000

Division of Cabuyao City	6,700,000	1,920,000	8,620,000	1,682,000

Cabuyao National High School - Casile Extension	1,878,000	561,000	2,439,000	117,000
Mamatid Senior High School			-	565,000
Marinig National High School	4,822,000	961,000	5,783,000
Pittland Integrated School		398,000	398,000
Stand Alone Senior High School No. 12 Pulo			-	1,000,000

Division of Calamba City	58,516,000	7,483,000	65,999,000	1,594,000

Bubuyan Integrated School	4,026,000	574,000	4,600,000	128,000
Bunggo National High School	6,906,000	667,000	7,573,000
Buntog National High School	3,214,000	409,000	3,623,000
Calamba City School for the Arts		289,000	289,000	38,000
Calamba City Science High School	5,096,000	622,000	5,718,000
Calamba National High School - San Cristobal Annex	2,973,000	1,219,000	4,192,000
Canlubang Integrated School	4,111,000	463,000	4,574,000	90,000
Lawa National High School	10,810,000	1,219,000	12,029,000	138,000
Mabato National High School	8,579,000	736,000	9,315,000
Majada-in National High School	12,801,000	1,285,000	14,086,000	228,000
Senior High School in Calamba City			-	972,000

Division of Cavite	57,821,000	18,043,000	75,864,000	8,528,000

Anuling National High School	5,060,000	675,000	5,735,000	215,000
Bucal National High School - Sta. Mercedes Annex		397,000	397,000
Buck Estate High School	4,421,000	592,000	5,013,000
Caluangan National High School	7,139,000	653,000	7,792,000
Centro De Naic National High School		1,135,000	1,135,000

JANUARY 6, 2020	OFFICIAL GAZETTE	679
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Ciudad Nuevo De Naic National High School	2,660,000	848,000	3,508,000
Emilia Ambalada Poblete National High School	3,041,000	1,522,000	4,563,000
Escuela Secondaria Senor de Salinas			-	655,000
Eugenio Cabezas National High School		1,096,000	1,096,000
Halang Banay-Banay National High School	6,552,000	639,000	7,191,000	119,000
Kaysuyo National High School	3,411,000	426,000	3,837,000
Lumampong National High School - Indang National High School Annex		2,842,000	2,842,000	758,000
Mendez-Nuñez National High School		276,000	276,000
Naic Coastal National High School (Pueblo Martin Extension)	777,000	535,000	1,312,000
Noveleta Senior High School.			-	555,000
Palocpoc National High School	4,780,000	580,000	5,360,000
Pangil National High School	4,601,000	526,000	5,127,000
Pedro Alegre Aure Senior High School			-	395,000
Pulo ni Sara National High School	5,808,000	653,000	6,461,000	181,000
Senior High School in Carmona			-	3,123,000
Tagaytay City Integrated School		523,000	523,000
Talon National High School	6,050,000	736,000	6,786,000	149,000
Tanza National Trade School Annex		1,575,000	1,575,000
Taywanak National High School	3,521,000	422,000	3,943,000
Trece Martires City Senior High School			-	2,378,000
Trece Martirez City National High School (Cochu Annex)		793,000	793,000
Ulat Integrated School		599,000	599,000

Division of Dasmariñas City	106,524,000	10,536,000	117,060,000	6,072,000

Dr. Jose P. Rizal Senior High School			-	1,424,000
Francisco E. Barzaga Integrated High School	29,639,000	3,617,000	33,256,000	1,078,000
Langkaan II National High School - Congressional National High School Annex	28,391,000	2,183,000	30,574,000
New Era Senior High School			-	461,000
Paliparan II National High School - Congressional National High School Annex	48,494,000	2,655,000	51,149,000	222,000
Paliparan III Senior High School			-	2,887,000
Salawag National High School		2,081,000	2,081,000

Division of General Trias City	35,747,000	9,611,000	45,358,000	4,018,000

Governor Ferrer National High School - Biclatan Annex	5,231,000	2,005,000	7,236,000
Governor Ferrer National High School - Buenavista Annex	1,585,000	1,092,000	2,677,000
Governor Luis A. Ferrer Jr. East National High School	6,515,000	2,782,000	9,297,000
Luis Y. Ferrer Jr. North National High School	11,459,000	2,098,000	13,557,000
Luis Y. Ferrer Jr. Senior High School			-	4,018,000
Luis Y. Ferrer Jr. West National High School	10,957,000	1,634,000	12,591,000

Division of Imus City	4,524,000	4,899,000	9,423,000	4,520,000

Gen. Flaviano Yengko Senior High School (Senior High School In Pasong Buaya)			-	925,000
Gen. Juan Castaneda Senior High School (Senior High School In Anabu)			-	951,000
Gen. Pantaleon Garcia Senior High School (Senior High School In Pedro Reyes)			-	1,455,000
General Licerio Topacio National High School	4,524,000	1,720,000	6,244,000
Gov. Juanito Reyes Remulla Senior High School (Senior High School In Toclong)			-	1,189,000
Imus National High School - Alapan Annex		1,034,000	1,034,000
Imus National High School - Greengate Annex		2,145,000	2,145,000

Division of Laguna	179,676,000	37,719,000	217,395,000	19,729,000

Adelina I National High School - Sampaguita Annex		1,972,000	1,972,000
B.N. Calara Integrated National High School		801,000	801,000	330,000
Balian National High School - Dambo Annex	3,006,000	389,000	3,395,000
Balian National High School (Galalan Extension)		419,000	419,000	51,000
Banca-Banca National High School	8,206,000	807,000	9,013,000	207,000
Barangay Longos Senior High School			-	529,000
Bitin National High School	12,399,000	1,134,000	13,533,000	57,000

680	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Buenaventura E. Fandialan Memorial National High School - Alaminos Annex	3,213,000	717,000	3,930,000	151,000
Buenavista National High School	23,340,000	1,088,000	24,428,000	200,000
Bukal National High School, Cavinti	4,352,000	542,000	4,894,000
Calumpang National High School - Lowland National High School Annex		633,000	633,000	132,000
Cavinti National High School	13,764,000	1,241,000	15,005,000	522,000
Cavinti National High School - Calminue Extension		386,000	386,000	47,000
Dayap National High School - Calauan Annex		1,243,000	1,243,000	1,263,000
Dayap National High School (Mabacan Annex)		487,000	487,000
Gaudencio Octavio National High School (Santa Maria National High School - Bagumbayan Extension)	687,000	509,000	1,196,000	81,000
Gov. Felicisimo T. San Luis Memorial National High School	25,122,000	2,019,000	27,141,000	435,000
Gov. Felicisimo T. San Luis National Agro-Industrial High School	8,613,000	1,067,000	9,680,000	351,000
Ibayiw National High School	11,059,000	1,124,000	12,183,000	104,000
Laguna Science National High School - Masaya National High School - Annex		535,000	535,000
Laguna Senior High School			-	3,038,000
Liliw Senior High School			-	1,100,000
Los Banos Integrated School (LBCHS Annex)		1,523,000	1,523,000
Los Banos Senior High School Stand Alone			-	457,000
Luis C. Obial Senior High School			-	629,000
Lumban Senior High School			-	686,000
Magdalena National High School (Buenavista Annex)		1,321,000	1,321,000	484,000
Masapang National High School	8,920,000	1,279,000	10,199,000	271,000
Masico National (Bgy.) High School	10,048,000	937,000	10,985,000
Nagcarlan Senior High School			-	327,000
Paagahan National High School	12,389,000	767,000	13,156,000	75,000
Paagahan National High School - Maytalatal Extension		584,000	584,000	94,000
Pakil Senior High School (Stand Alone Senior High School No. 2 Pakil)			-	337,000
Poten & Eliseo M. Quesada Memorial National High School - Papatahan Annex		334,000	334,000
San Benito National High School		312,000	312,000
San Buenaventura National High School	6,542,000	530,000	7,072,000	90,000
San Buenaventura National High School - Extension	1,128,000	638,000	1,766,000	207,000
San Francisco National High School - Manhaya Annex		528,000	528,000
San Juan National High School - San Antonio Annex		735,000	735,000	236,000
San Pedro Relocation Center High School - Cuyab Annex		1,237,000	1,237,000	26,000
San Pedro Relocation Center High School - Landayan Annex	3,665,000	1,644,000	5,309,000	500,000
San Roque National High School	6,502,000	663,000	7,165,000
Santa Cruz Integrated National High School		742,000	742,000	711,000
Santa Maria National High School - J. Santiago Extension		583,000	583,000	222,000
Southville 3A National High School (Sampaguita Extension)		1,435,000	1,435,000
Sta. Catalina National High School Extension (Bakia-Botocan)		324,000	324,000
Sta. Maria National High School - Calangay Annex		354,000	354,000
Stand Alone Senior High School No. 10 Bayog			-	495,000
Stand Alone Senior High School No. 14 Santa Maria			-	235,000
Stand Alone Senior High School No. 16 Pila			-	1,027,000
Stand Alone Senior High School No. 19 San Pedro			-	646,000
Stand Alone Senior High School No. 21 Papatahan			-	246,000
Stand Alone Senior High School No. 3 Pagsanjan			-	412,000
Stand Alone Senior High School No. 8 Bambang			-	358,000
Stand Alone Senior High School No. 9 Lalakay			-	620,000
Sto. Tomas Integrated High School		1,641,000	1,641,000	616,000
Suba National High School	6,633,000	658,000	7,291,000
Suba National High School (Gagalot Annex)		347,000	347,000
Tuntungin Putho National High School	4,069,000	805,000	4,874,000	290,000
Upland National High School	6,019,000	685,000	6,704,000	256,000
Victoria Senior High School			-	578,000

Division of Lipa City	22,411,000	5,156,000	27,567,000	2,088,000

Anilao National High School	9,864,000	968,000	10,832,000
Cumba-Quezon Integrated School		191,000	191,000
Gaudencio B. Lontok Memorial Integrated School		761,000	761,000

JANUARY 6, 2020	OFFICIAL GAZETTE	681
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Lipa City National Science High School	6,206,000	672,000	6,878,000	204,000
Lipa City Senior High School			—	1,583,000
Lipa City Sports Academy			—	301,000
Pangao Integrated School		373,000	373,000
Plaridel National High School		230,000	230,000
Rizal Integrated National High School	6,341,000	864,000	7,205,000
San Jose Integrated School		405,000	405,000
Sen. Claro M. Recto Memorial Integrated School		692,000	692,000
Division of Lucena City	2,062,000	2,843,000	4,905,000	408,000

Gulang-Gulang National High School - Iba Talim Extension		664,000	664,000	204,000
Lucena City National High School - llayang Dupay Extension		264,000	264,000
Lucena City National High School - Mayao Crossing Extension		399,000	399,000
Lucena City National High School - Mayao Parada Extension		656,000	656,000	204,000
Lucena Dalahican National High School - Barra Annex		460,000	460,000
Ransohan Integrated School	2,062,000	400,000	2,462,000
Division of Quezon	615,846,000	86,739,000	702,585,000	15,599,000

Abuyon National High School (Doña Salud Annex)	2,970,000	401,000	3,371,000
Adela S. Torres National High School	3,806,000	658,000	4,464,000
Ajos National High School	5,455,000	579,000	6,034,000
Aloneros National High School	5,472,000	617,000	6,089,000	92,000
Angeles Caglate Integrated School		191,000	191,000
Apad Jomalig National High School		364,000	364,000
Apad National High School	3,960,000	529,000	4,489,000	77,000
Bagong Silang National High School	4,261,000	530,000	4,791,000	106,000
Bagupaye National High School	10,536,000	1,070,000	11,606,000	226,000
Balesin Integrated High School	2,889,000	371,000	3,260,000	41,000
Bamban National High School	6,762,000	722,000	7,484,000	121,000
Bantad National High School	3,620,000	483,000	4,103,000	128,000
Bantulinao Integrated School	6,174,000	730,000	6,904,000	204,000
Barangay Burgos National High School		214,000	214,000
Batangan National High School	6,698,000	730,000	7,428,000	139,000
Bignay National High School	5,318,000	793,000	6,111,000	119,000
Binagbag National High School	4,542,000	508,000	5,050,000
Binahaan Integrated School		489,000	489,000
Bonbon National High School	388,000	452,000	840,000	49,000
Bonifacio National High School	2,866,000	560,000	3,426,000	85,000
Buenavista National High School - San Pedro National High School Annex		303,000	303,000
Busdak National High School, Patnanungan	4,218,000	658,000	4,876,000	92,000
Butanguiad National High School	2,471,000	622,000	3,093,000	123,000
Cabibihan National High School	2,886,000	417,000	3,303,000	43,000
Cabong Integrated High School	2,322,000	444,000	2,766,000	34,000
Cabulihan National High School	4,022,000	475,000	4,497,000	96,000
Cagbalete Island National High School	5,678,000	721,000	6,399,000	189,000
Cagsiay National High School	12,164,000	1,014,000	13,178,000	256,000
Cagsiay National High School - Cagsiay III National High School Extension		309,000	309,000	45,000
Caigdal National High School	5,643,000	631,000	6,274,000
Calantas National High School	6,374,000	741,000	7,115,000	115,000
Calasumanga National High School	4,973,000	563,000	5,536,000	96,000
Callejon National High School	9,328,000	1,073,000	10,401,000	254,000
Camflora National High School - Annex	354,000	634,000	988,000	172,000
Camohaguin National High School	9,085,000	983,000	10,068,000	166,000
Casay National High School	10,210,000	1,098,000	11,308,000	264,000
Castañas National High School	11,642,000	1,195,000	12,837,000	262,000
Catanauan National High School	8,130,000	1,011,000	9,141,000	164,000
CB Encarnado Integrated School		300,000	300,000
Cesar C. Tan Memorial National High School		874,000	874,000	247,000
Cogorin Ibaba National High School - Jongo Extension		498,000	498,000	138,000
Cogorin Ibaba National High School (Lopez National Comprehensive High School)	8,141,000	1,047,000	9,188,000	145,000
Danlagan National High School	5,246,000	680,000	5,926,000	270,000
Dao National High School	2,929,000	527,000	3,456,000	89,000

682	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Doongan llaya National High School (Catanauan National High School - Doongan llaya Extension)	7,285,000	895,000	8,180,000	139,000
Dr. Arsenio C. Nicolas National High School	5,421,000	536,000	5,957,000	168,000
Dr. Arsenio C. Nicolas National High School-Dominlog Extension	697,000	397,000	1,094,000	81,000
Dr. Panfilo Castro National High School - Masalukot I Annex		638,000	638,000	247,000
Dr. Vivencio V. Marquez National High School	4,701,000	584,000	5,285,000	124,000
Dungawan National High School	5,627,000	612,000	6,239,000	100,000
Evaristo R. Macalintal Memorial National High School (Cometa National High School)	11,396,000	725,000	12,121,000	170,000
Gloria Umali National High School	8,410,000	912,000	9,322,000	72,000
Gov. Anacleto C. Alcala National High School	7,196,000	902,000	8,098,000	264,000
Gregorio Reyes National High School	6,044,000	875,000	6,919,000	94,000
Guites National High School (Hondagua National High School - Guites Extension)	2,915,000	486,000	3,401,000	45,000
Hagonghong Integrated Secondary School	4,692,000	799,000	5,491,000	168,000
Hinguiwin National High School	9,754,000	892,000	10,646,000	262,000
Huyon-Uyon National High School	3,597,000	567,000	4,164,000	79,000
llayang Yuni Junior and Senior Integrated National High School	9,340,000	1,278,000	10,618,000	300,000
Inaclagan National High School	6,175,000	619,000	6,794,000	126,000
Joel B. Arquiza National High School	1,731,000	408,000	2,139,000	51,000
Jomalig National High School (Talisay National High School)	8,131,000	909,000	9,040,000	339,000
Katimo National High School	6,264,000	691,000	6,955,000	230,000
Kinatakutan National High School	4,377,000	578,000	4,955,000	111,000
Lagay National High School	4,657,000	628,000	5,285,000	117,000
Lamon Bay School of Fisheries Annex - Capalohan, Calauag		381,000	381,000	75,000
Langgas National High School	6,462,000	696,000	7,158,000	166,000
Leonarda D. Vera Cruz National High School	8,159,000	939,000	9,098,000	222,000
Lina Gayeta - Lasquety National High School	5,520,000	598,000	6,118,000	149,000
Liwayway National High School	7,842,000	809,000	8,651,000	147,000
Lualhati D. Edaño National High School	4,625,000	602,000	5,227,000	79,000
Mabunga National High School		432,000	432,000
Magallanes National High School - Sta. Catalina Extension		422,000	422,000	49,000
Magsaysay National High School (Ajos National High School - Magsaysay Extension)	3,606,000	513,000	4,119,000	90,000
Malaya National High School	4,969,000	658,000	5,627,000	149,000
Maligaya National High School	7,732,000	831,000	8,563,000
Maligaya National High School - Buenavista	4,361,000	552,000	4,913,000	79,000
Malusak National High School	5,449,000	617,000	6,066,000	124,000
Mansilay National High School	3,235,000	447,000	3,682,000	83,000
Mapulot National High School	3,990,000	476,000	4,466,000	94,000
Matandang Sabang National High School	7,164,000	863,000	8,027,000	198,000
Nabangka National High School	5,366,000	797,000	6,163,000	285,000
Nagsinamo National High School	2,562,000	453,000	3,015,000	81,000
Paaralang Sekundarya ng Heneral Nakar - Maligaya Extension		387,000	387,000	119,000
Paaralang Sekundarya ng Heneral Nakar - Umiray Extension		591,000	591,000	143,000
Paaralang Sekundarya Ng Patnanungan Norte		310,000	310,000
Pablo D. Maningas National High School (Cometa National High School Extension - Argosino)	2,968,000	384,000	3,352,000	32,000
Pakiing National High School	6,020,000	682,000	6,702,000	62,000
Pamampangin National High School	3,381,000	641,000	4,022,000	149,000
Panikihan National High School	8,131,000	837,000	8,968,000	153,000
Patabog National High School	9,217,000	991,000	10,208,000	181,000
Pili National High School	12,582,000	1,197,000	13,779,000	143,000
Pisipis National High School	2,536,000	507,000	3,043,000	72,000
Pitogo Community High School	10,260,000	1,088,000	11,348,000	420,000
Polillo National High School Extension		379,000	379,000
Pugon National High School	5,388,000	637,000	6,025,000	109,000
Quezon Science High School	4,668,000	832,000	5,500,000	155,000
Recto Memorial National High School - Annex (Barangay Lalig)		787,000	787,000
Renato Edaño Vicencio National High School	5,023,000	687,000	5,710,000	130,000
RT Camacho Integrated School		194,000	194,000
Rufina P. Trinidad Memorial National High School	3,529,000	570,000	4,099,000	156,000
Sabang National High School	5,459,000	653,000	6,112,000	207,000
Sampaloc National High School, Pitogo	4,178,000	425,000	4,603,000
Sampaloc National High School, SampaIoc	10,123,000	813,000	10,936,000	168,000

JANUARY 6, 2020	OFFICIAL GAZETTE	683
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
San Antonio National High School - Annex		507,000	507,000
San Francisco (Barangay) National High School	6,914,000	920,000	7,834,000	238,000
San Francisco B. National High School - llayang Ilog Extension	2,100,000	363,000	2,463,000	51,000
San Isidro National High School, Padre Burgos	5,540,000	585,000	6,125,000	123,000
San Isidro National High School, Tagkawayan	6,296,000	757,000	7,053,000	234,000
San Juan National High School	5,542,000	690,000	6,232,000	123,000
San Rafael National High School	5,468,000	508,000	5,976,000
San Roque llaya National High School	5,044,000	615,000	5,659,000	96,000
San Roque National High School - Catanauan	8,753,000	992,000	9,745,000	281,000
San Vicente Kanluran National High School I	5,011,000	577,000	5,588,000	89,000
Sanmandelcar High School	4,722,000	625,000	5,347,000	141,000
Sariaya National High School		371,000	371,000
Severo Tejada Integrated School		207,000	207,000
Sta. Cruz National High School, Guinayangan	3,634,000	473,000	4,107,000	90,000
Sta. Lucia National High School (Dagatan National High School Annex - Sta. Lucia)	7,332,000	913,000	8,245,000	253,000
Sto. Angel National High School, Calauag	3,247,000	483,000	3,730,000	68,000
Sto. Niño llaya National High School	3,527,000	512,000	4,039,000	85,000
Sto. Niño National High School	8,372,000	844,000	9,216,000	170,000
Tabason National High School	5,819,000	607,000	6,426,000	58,000
Tagabas Ibaba National High School	3,243,000	485,000	3,728,000	77,000
Tagbacan llaya Integrated Secondary Extension Classes in San Jose Anyao		405,000	405,000	66,000
Tagbacan National High School	8,173,000	827,000	9,000,000	100,000
Talisay National High School	6,920,000	855,000	7,775,000
Taluong National High School	4,711,000	684,000	5,395,000	121,000
Tayuman National High School	4,354,000	665,000	5,019,000	38,000
Tumbaga National High School	2,898,000	397,000	3,295,000
Ungos National High School (Extension Classes in Libuyat)		658,000	658,000	189,000
Ungos National High School Extension		622,000	622,000	205,000
Veronica National High School, Lopez	3,331,000	575,000	3,906,000	81,000
Villa Perez National High School (Gumaca)	3,943,000	534,000	4,477,000	40,000
Villa San Isidro National High School	3,590,000	484,000	4,074,000	87,000
White Cliff National High School	2,914,000	581,000	3,495,000	92,000
Division of Rizal	230,412,000	33,634,000	264,046,000	19,996,000

Aldea National High School	2,766,000	915,000	3,681,000
Baras - Pinugay National High School	32,022,000	2,537,000	34,559,000	547,000
Baras Senior High School			—	589,000
Baras-Pinugay Phase 2 National High School		1,628,000	1,628,000
Bugarin National High School	4,071,000	582,000	4,653,000	128,000
Cainta Senior High School			—	2,197,000
Cardona Senior High School			—	1,477,000
Cayabu National High School		377,000	377,000
Daraetan National High School	7,173,000	826,000	7,999,000	90,000
Dr. Vivencio B. Villamayor National High School (Angono National High School)	11,170,000	1,156,000	12,326,000
Francisco P. Felix Memorial National High School - Jica Annex		2,860,000	2,860,000
Francisco P. Felix Memorial National High School - Karangalan Annex		728,000	728,000
Francisco P. Felix Memorial National High School - LTO Annex		834,000	834,000
Hulo National High School	5,271,000	618,000	5,889,000	87,000
Jala-jala National High School	14,040,000	1,321,000	15,361,000	222,000
Kasiglahan Village Senior High School			—	2,175,000
Laiban National High School	3,232,000	473,000	3,705,000	53,000
Macabud National High School	7,363,000	787,000	8,150,000
Macaingalan High School	2,475,000	358,000	2,833,000
Mascap National High School	6,833,000	532,000	7,365,000
Mascap National High School - Puray Annex		390,000	390,000
Pag-Asa National High School	16,877,000	1,502,000	18,379,000
Pintong Bukawe National High School	5,133,000	710,000	5,843,000	183,000
Regional Pilot School for the Arts	4,859,000	648,000	5,507,000	200,000
Rizal Sports Academy			—	260,000
Sampaloc National High School - Cuyambay Annex		578,000	578,000
San Isidro Senior High School			—	1,300,000
San Mateo National High School - Guinayang Annex		1,897,000	1,897,000

684	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
San Mateo Senior High School			—	1,843,000
Southville 8B National High School	25,646,000	2,912,000	28,558,000
Southville 8B Senior High School			—	823,000
Southville 8C National High School	23,160,000	2,116,000	25,276,000
Sta. Ines National High School	3,861,000	586,000	4,447,000
Stand alone Senior High School 5			—	3,996,000
Sto. Niño National High School	8,979,000	677,000	9,656,000	253,000
Talim Point National High School	7,031,000	814,000	7,845,000	262,000
Tanay East National High School (Jesus S. Yujuico Memorial National High School)	8,309,000	892,000	9,201,000	62,000
Tanay North National High School	4,895,000	635,000	5,530,000
Tanay Senior High School			—	980,000
Tanay West National High School	9,068,000	1,008,000	10,076,000	315,000
Taytay National High School - Simone Annex	9,100,000	886,000	9,986,000
Taytay Senior High School			—	1,747,000
Tuna Balibago National High School	7,078,000	851,000	7,929,000	207,000
Division of San Pablo City	47,733,000	4,643,000	52,376,000	2,595,000

Dolores National High School	8,390,000	792,000	9,182,000
Paaralang Pag-lbig at Pag-Asa	4,212,000	463,000	4,675,000
Felix Amante Senior High School				368,000
Prudencia D. Fule Memorial National High School	14,521,000	1,267,000	15,788,000
San Isidro National High School	7,539,000	663,000	8,202,000
San Pablo City Science High School	8,050,000	872,000	8,922,000	846,000
San Pablo City Senior High School (Stand Alone)			—	1,381,000
Sta. Filomena Integrated School	5,021,000	586,000	5,607,000
Division of Sta. Rosa City	17,033,000	4,217,000	21,250,000	2,814,000

Aplaya National High School-Annex 1 Apex School		2,579,000	2,579,000
Don Jose National High School	17,033,000	1,638,000	18,671,000	467,000
Labas Senior High School Stand Alone			—	1,645,000
Sinalhan Senior High School			—	702,000
Division of Tanauan City	44,489,000	5,243,000	49,732,000	109,000

Balele National High School	6,872,000	891,000	7,763,000	109,000
Banjo Laurel National High School	5,583,000	549,000	6,132,000
Dr. Alcantara National High School	4,123,000	535,000	4,658,000
Janopol Oriental National High School	6,528,000	765,000	7,293,000
Malaking Pulo National High School	5,910,000	677,000	6,587,000
Pres. Jose P. Laurel National High School (Sulpok)	7,539,000	803,000	8,342,000
Ulango Integrated School	3,094,000	528,000	3,622,000
Wawa National High School	4,840,000	495,000	5,335,000
Division of Tayabas City	14,696,000	1,654,000	16,350,000	1,277,000

Dapdap Integrated School		324,000	324,000
Rosario Quesada National High School	4,625,000	464,000	5,089,000
Tayabas City Division Stand Alone Senior High School			—	1,277,000
West Palale National High School	10,071,000	866,000	10,937,000
Region IVB - MIMAROPA	1,452,250,000	203,902,000	1,656,152,000	35,346,000

Division of Calapan City	35,312,000	3,463,000	38,775,000	493,000

Bucayao National High School	8,823,000	816,000	9,639,000	51,000
Ceriaco A. Abes Memorial National High School (Jose J. Leido Jr. Memorial NHS - Mahal na Pangalan Annex)	6,447,000	696,000	7,143,000	45,000
Nag-iba National High School (Jose J. Leido, Jr. Memorial National High School - Nag-iba II Annex)	8,125,000	992,000	9,117,000	337,000
Parang National High School (Jose J. Leido, Jr. Memorial National High School - Parang Annex)	11,917,000	959,000	12,876,000	60,000
Division of Marinduque	188,410,000	22,509,000	210,919,000	4,088,000

Alobo National High School	3,991,000	455,000	4,446,000
Argao National High School	5,806,000	546,000	6,352,000
Bagtingon National High School	3,452,000	469,000	3,921,000
Balanacan National High School	5,922,000	718,000	6,640,000	134,000

JANUARY 6, 2020	OFFICIAL GAZETTE	685
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Bonliw National High School	5,065,000	491,000	5,556,000	85,000
Botilao National High School	2,991,000	430,000	3,421,000	74,000
Buenavista National High School - Bagacay Annex	1,391,000	421,000	1,812,000	89,000
Buenavista National High School - Daykitin Annex	2,541,000	465,000	3,006,000
Buenavista National High School - Lipata-Tungib Annex	1,054,000	341,000	1,395,000	41,000
Buenavista National High School - Sihi Annex	1,772,000	360,000	2,132,000
Butansapa National High School	5,865,000	562,000	6,427,000
Cawit National Comprehensive High School	8,951,000	740,000	9,691,000	32,000
Dolores National High School	5,232,000	610,000	5,842,000	98,000
Hupi National High School	4,797,000	582,000	5,379,000	139,000
Ilaya National High School	7,533,000	847,000	8,380,000	113,000
Ipil National High School	4,609,000	570,000	5,179,000	64,000
Kasily National High School	3,086,000	391,000	3,477,000
Kilo-Kilo National High School	5,443,000	615,000	6,058,000	111,000
Makapuyat National High School - Masaguisi Annex	1,405,000	403,000	1,808,000	55,000
Malibago National High School	6,932,000	713,000	7,645,000	149,000
Maniwaya National High School	2,679,000	422,000	3,101,000	45,000
Maranlig National High School	5,026,000	647,000	5,673,000	273,000
Matalaba National High School	7,248,000	706,000	7,954,000	383,000
Matuyatuya National High School	9,364,000	1,007,000	10,371,000	326,000
Mogpog National Comprehensive High School	9,000,000	976,000	9,976,000	451,000
Mongpong National High School	3,543,000	438,000	3,981,000	92,000
Paciano A. Sena Memorial High School (Tabionan National High School)	2,433,000	493,000	2,926,000	79,000
Poctoy National High School	5,096,000	573,000	5,669,000	119,000
Pulo National High School	2,606,000	344,000	2,950,000
Punong National High School	3,222,000	451,000	3,673,000	62,000
Puting Buhangin National High School	2,826,000	373,000	3,199,000
Sayao National High School	4,943,000	521,000	5,464,000	36,000
Sibuyao National High School	5,071,000	569,000	5,640,000	60,000
Tagum National High School	5,552,000	552,000	6,104,000	23,000
Tambangan National High School	2,458,000	381,000	2,839,000
Tapuyan National High School	4,958,000	720,000	5,678,000	162,000
Tiguion National High School	6,703,000	645,000	7,348,000	30,000
Tigwi National High School	11,528,000	1,180,000	12,708,000	119,000
Torrijos Senior High School			—	510,000
Yook National High School	6,316,000	782,000	7,098,000	134,000
Division of Occidental Mindoro	139,392,000	21,663,000	161,055,000	2,314,000

Abra de Ilog National High School - Camurong Annex	1,438,000	398,000	1,836,000
Abra de Ilog National High School Extension (Biga Extension)	1,781,000	364,000	2,145,000
Aguas National High School	7,925,000	752,000	8,677,000
Ambulong Island Integrated School	5,337,000	596,000	5,933,000
Barahan National High School	7,890,000	751,000	8,641,000	249,000
Barahan National High School - Sinagtala Annex	1,830,000	411,000	2,241,000
Bubog National High School		732,000	732,000
Burgos National High School		320,000	320,000
Cabacao National High School (Abra de Ilog - Cabacao National High School)	10,203,000	894,000	11,097,000
Calintaan National High School - Malpalon Annex	4,027,000	446,000	4,473,000
Caminawit National High School	10,973,000	1,357,000	12,330,000
Concepcion National High School	7,419,000	671,000	8,090,000
lling National High School - Pawikan Annex		560,000	560,000
Iriron National High School	7,543,000	686,000	8,229,000
Looc National High School	5,060,000	598,000	5,658,000
Lubang Vocational High School - Cabra Annex		394,000	394,000
Magsaysay National High School - Alibog Annex	1,201,000	444,000	1,645,000
Magsaysay National High School - Mapaya Annex	2,618,000	788,000	3,406,000	322,000
Magsaysay National High School - Pumaga Annex	1,741,000	505,000	2,246,000
Magsikap National High School	10,193,000	852,000	11,045,000
Manoot National High School	3,039,000	728,000	3,767,000	271,000
Paclolo National High School		332,000	332,000
Paulino Legaspi, Sr. Memorial National High School	4,613,000	664,000	5,277,000	130,000
Poypoy National High School	730,000	384,000	1,114,000
Sablayan National High School - Claudio Salgado Annex	1,963,000	554,000	2,517,000	113,000

686	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Sablayan National High School - Pag-asa Annex	2,355,000	466,000	2,821,000	121,000
Sablayan National High School - Sta. Lucia Annex	3,678,000	559,000	4,237,000
San Jose National Agricultural and Industrial High School - Mangarin Annex	1,127,000	524,000	1,651,000	136,000
San Vicente National High School - Yapang Annex	2,845,000	528,000	3,373,000	143,000
Sta. Cruz National High School - Pinagturilan Annex	3,979,000	988,000	4,967,000	396,000
Sta. Teresa National High School	7,087,000	764,000	7,851,000	149,000
Tagumpay National High School		329,000	329,000
Tanyag National High School	7,264,000	699,000	7,963,000	194,000
Tilik National High School	5,138,000	568,000	5,706,000
Victoria National High School	7,263,000	571,000	7,834,000
Victoria National High School - llvita Annex	1,132,000	486,000	1,618,000	90,000
Division of Oriental Mindoro	224,420,000	34,450,000	258,870,000	5,814,000

Apitong National High School	7,207,000	752,000	7,959,000	241,000
Aurelio Arago Memorial National High School - Alcate Annex	2,726,000	552,000	3,278,000
Baco National High School - Lumambayan Annex		320,000	320,000
Baco National High School - Dulangan II Annex	3,681,000	814,000	4,495,000	217,000
Baco National High School - Mangangan I Annex	3,244,000	554,000	3,798,000
Baco National High School - Pulantubig Annex	2,617,000	392,000	3,009,000	68,000
Balugo National High School - Bonbon Annex		336,000	336,000
Bansud National High School - Conrazon Extension Classes	3,443,000	572,000	4,015,000
Bayuin National High School	7,517,000	721,000	8,238,000	211,000
Bethel High School	343,000	626,000	969,000
Bongabong Technical and Vocational High School	2,357,000	356,000	2,713,000
Bulalacao National High School - Maasin Extension		351,000	351,000
Bulalacao National High School - Benli Extension	2,987,000	799,000	3,786,000
Bulalacao National High School - Maujao Extension	10,987,000	1,106,000	12,093,000	264,000
Cacawan High School	3,094,000	570,000	3,664,000
Carmundo National High School (Vicente B. Ylagan NHS - Carmundo Annex)	9,857,000	819,000	10,676,000	256,000
Cawayan National High School	10,945,000	980,000	11,925,000	307,000
Domingo Yu Chu National High School - Bacawan Annex	1,438,000	529,000	1,967,000	158,000
Domingo Yu Chu National High School - Calima Annex		416,000	416,000
Domingo Yu Chu National High School - Matulatula	6,688,000	786,000	7,474,000	258,000
Domingo Yu Chu National High School - Tagumpay Extension		534,000	534,000	162,000
Don Pedro High School		859,000	859,000
Dr. Aristeo Baldos Sr. Papandayan High School	1,031,000	627,000	1,658,000
Ecological Public Secondary School	4,083,000	502,000	4,585,000
Elim Lisap Mangyan High School		264,000	264,000
Evangelista National High School	7,083,000	689,000	7,772,000
Felimon M. Salcedo, Sr. Memorial National High School	6,551,000	775,000	7,326,000	179,000
Formon National High School	6,601,000	690,000	7,291,000
Fortuna National High School	5,101,000	523,000	5,624,000	87,000
Fortunato Perez High School		487,000	487,000
Labasan National High School (Bongabong SOF)	11,052,000	955,000	12,007,000	347,000
Macatoc National High School (Aurelio Arago Memorial National High School - Macatoc)	10,593,000	1,015,000	11,608,000	500,000
Malamig National High School	7,513,000	901,000	8,414,000	311,000
Malo High School		383,000	383,000
Manaul National High School	8,240,000	873,000	9,113,000	204,000
Manuel Adriano Memorial National High School	5,532,000	530,000	6,062,000
Maujao National High School - Cabugao Extension	343,000	447,000	790,000	149,000
Melgar National High School - Masaging Annex	1,158,000	388,000	1,546,000
Morente National High School	14,391,000	1,122,000	15,513,000	313,000
Morente National High School - Batangan Annex		362,000	362,000
Nabuslot National High School - Anoling Extension	1,908,000	370,000	2,278,000
Nabuslot National High School - Calingag Extension	2,325,000	431,000	2,756,000
Nabuslot National High School - Pambisang Munti Extension	1,165,000	342,000	1,507,000
Nabuslot National High School - Sabang Extension	1,505,000	417,000	1,922,000
Pili National High School - Buli Extension		419,000	419,000
Puerto Galera National High School - Dulangan Extension		476,000	476,000
Puerto Galera National High School - Palangan Extension		435,000	435,000
Puerto Galera National High School - San Isidro Extension		748,000	748,000	219,000
Ranzo National High School	5,534,000	447,000	5,981,000

JANUARY 6, 2020	OFFICIAL GAZETTE	687
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
San Agustin National High School - Laguna Extension	2,004,000	542,000	2,546,000
San Mariano National High School - San Vicente Annex	6,362,000	827,000	7,189,000	28,000
San Roque National High School	16,166,000	1,372,000	17,538,000	628,000
San Roque National High School - Bangkal Extension	281,000	348,000	629,000
San Teodoro National High School	18,767,000	1,722,000	20,489,000	707,000
Villa Pag-asa National High School - Apnagan Extension		277,000	277,000
Division of Palawan	619,532,000	90,261,000	709,793,000	15,925,000

Abaroan National High School	7,758,000	710,000	8,468,000
Abo-Abo National High School	9,618,000	1,173,000	10,791,000	245,000
Agutayan National High School		261,000	261,000
Alimaguan National High School	10,272,000	1,033,000	11,305,000	366,000
Amando Carlos Lahoz National High School	1,031,000	489,000	1,520,000
Apurawan National High School	6,037,000	630,000	6,667,000	98,000
Araceli Plainview National High School	1,040,000	348,000	1,388,000
Araceli Western Barangay High School	4,103,000	496,000	4,599,000
Bacao National High School	4,762,000	659,000	5,421,000	185,000
Bagong Bayan Barangay High School	5,564,000	715,000	6,279,000
Bagong Sikat National High School	4,409,000	482,000	4,891,000
Baratuan National High School	9,646,000	1,349,000	10,995,000	856,000
Bato National High School	10,900,000	1,463,000	12,363,000	547,000
Berong Barangay High School	3,988,000	555,000	4,543,000	77,000
Bintuan High School		231,000	231,000
Bohol National High School	3,681,000	388,000	4,069,000
Borac National High School (Coron SOF - Borac Annex)	19,678,000	1,310,000	20,988,000	349,000
Bubusawin National High School	350,000	336,000	686,000
Bucana National High School	5,810,000	734,000	6,544,000
Buenavista National High School		211,000	211,000
Bugsuk National High School	9,897,000	627,000	10,524,000
Bugsuk National High School - Bancalaan Annex	1,043,000	1,057,000	2,100,000	288,000
Bugsuk National High School - Mangsee Annex	4,214,000	917,000	5,131,000	311,000
Bulalacao Integrated School		176,000	176,000
Bulawit National High School	2,603,000	409,000	3,012,000	62,000
Buliluyan National High School	2,081,000	449,000	2,530,000
Bunog National High School	4,259,000	554,000	4,813,000
Burirao National High School	3,113,000	458,000	3,571,000
Busy Bees National High School	4,222,000	420,000	4,642,000
Cabigaan National High School	2,082,000	448,000	2,530,000
Cagayancillo National High School	8,296,000	978,000	9,274,000	381,000
Calandagan National High School	5,097,000	599,000	5,696,000	151,000
Calasaguen National High School	2,811,000	549,000	3,360,000
Calategas National High School	6,235,000	689,000	6,924,000
Calawag National High School	6,940,000	902,000	7,842,000
Candawaga National High School	12,783,000	1,245,000	14,028,000	379,000
Canimango National High School	376,000	489,000	865,000
Canipaan National High School	1,412,000	492,000	1,904,000	83,000
Caponayan National High School	1,394,000	437,000	1,831,000	113,000
Caruray National High School	5,592,000	718,000	6,310,000	219,000
Casian National High School	6,012,000	791,000	6,803,000	221,000
Catagupan High School		243,000	243,000
Catama Barangay High School	2,622,000	339,000	2,961,000
Central Taytay National High School - Pularaquen Extension	2,799,000	552,000	3,351,000
Central Taytay Senior High School		186,000	186,000	1,758,000
Cheey National High School	746,000	630,000	1,376,000	115,000
Concepcion National High School, Agutaya	10,333,000	1,254,000	11,587,000	398,000
Concepcion National High School, Busuanga		819,000	819,000	238,000
Culadanun National High School	2,946,000	492,000	3,438,000
Cuyo Barangay High School	9,231,000	1,306,000	10,537,000	1,142,000
Danawan National High School	9,295,000	780,000	10,075,000	268,000
Decalachao National High School	356,000	708,000	1,064,000	164,000
Dumagueña National High School	6,264,000	756,000	7,020,000	175,000
Dumaran National High School	5,371,000	757,000	6,128,000	213,000
Dumaran National High School (Mainland)	5,464,000	803,000	6,267,000	202,000
Dumarao Barangay High School	4,132,000	476,000	4,608,000
Eliseo A. Lagrada Oblian National High School	1,724,000	472,000	2,196,000

688	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Estrella Village National High School	1,047,000	396,000	1,443,000
F. Lagan, Sr. Memorial National High School (Caramay National High School)	5,830,000	619,000	6,449,000
Gaudencio Abordo Memorial National High School - Balaguen National High School		472,000	472,000
Gaudencio Abordo Memorial National High School - Bisucay National High School		435,000	435,000
Gaudencio Abordo Memorial National High School - Rizal National High School		463,000	463,000
Green Island National High School		450,000	450,000
Halsey National High School		289,000	289,000
Ilian National High School	691,000	419,000	1,110,000
Inil U. Taha National High School	3,619,000	562,000	4,181,000
Ipilan National High School	9,523,000	850,000	10,373,000	234,000
Iraan-Sagpangan National High School	4,416,000	527,000	4,943,000
Isaub National High School	7,172,000	809,000	7,981,000	230,000
Isla Sombrero National High School	2,204,000	391,000	2,595,000
Isugod National High School	9,358,000	913,000	10,271,000
Jose Rizal Apoc-Apoc National High School	3,280,000	472,000	3,752,000
Labog National High School		467,000	467,000
Lapu-Lapu National High School	2,791,000	392,000	3,183,000
Liminangcong National High School	10,552,000	875,000	11,427,000	302,000
Liminangcong National High School - San Jose Extension		422,000	422,000
Little Baguio - Maasin National High School		276,000	276,000
Lumber Camp National High School		319,000	319,000
Maasin National High School (Bernas National High School)	8,345,000	1,068,000	9,413,000	319,000
Magbabadil National High School	7,655,000	663,000	8,318,000
Magsaysay National High School	3,725,000	430,000	4,155,000
Mainit National High School	1,764,000	496,000	2,260,000
Malatgao National High School, Narra		381,000	381,000
Malatgao National High School, Quezon	5,577,000	549,000	6,126,000
Malihud National High School	2,062,000	578,000	2,640,000
Malis National High School	2,443,000	574,000	3,017,000
Manamoc National High School	6,531,000	771,000	7,302,000	217,000
Manlag National High School		277,000	277,000
Marcelo A. Bantug Memorial National High School	4,400,000	531,000	4,931,000
Mendoza National High School	3,983,000	533,000	4,516,000
Nangalao National High School	1,064,000	495,000	1,559,000	75,000
New Busuanga National High School	8,201,000	847,000	9,048,000	143,000
New Canipo National High School	5,123,000	637,000	5,760,000	134,000
New Guinlo National High School	6,582,000	870,000	7,452,000
New Ibajay National High School	8,984,000	837,000	9,821,000	264,000
New Ibajay National High School - Mabini Extension		386,000	386,000
Nicanor Zabala National High School	5,346,000	645,000	5,991,000
Ocam Ocam Integrated School		176,000	176,000
Paly National High School	700,000	500,000	1,200,000
Pamantolon National High School	2,091,000	558,000	2,649,000
Panalingaan National High School	687,000	587,000	1,274,000	119,000
Pancol Barangay High School	6,067,000	775,000	6,842,000	90,000
Panitian National High School	12,521,000	988,000	13,509,000	418,000
Panlaitan Barangay High School	3,974,000	774,000	4,748,000	109,000
Pasadeña National High School		300,000	300,000
Pawa National High School	10,442,000	647,000	11,089,000
Pawa National High School - Suba Distance Learning Center	6,983,000	728,000	7,711,000
Peace And Development Community National High School	1,754,000	397,000	2,151,000
Pinaglabanan National High School	4,499,000	576,000	5,075,000
Port Barton National High School	8,682,000	948,000	9,630,000	262,000
Punang National High School	2,420,000	567,000	2,987,000
Quezon Panitian National High School	6,656,000	838,000	7,494,000	236,000
Quezon-Aramaywan National High School	8,324,000	913,000	9,237,000	315,000
Quinlogan National High School	7,436,000	913,000	8,349,000	232,000
Ramos National High School		421,000	421,000
Ransang National High School	3,206,000	599,000	3,805,000
Salang National High School		292,000	292,000
Samariñana National High School	2,075,000	544,000	2,619,000
San Carlos National High School	3,040,000	422,000	3,462,000

JANUARY 6, 2020	OFFICIAL GAZETTE	689
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
San Fernando National High School	5,086,000	596,000	5,682,000
San Jose (Roxas) National High School (Roxas National Comprehensive High School - San Jose Annex)	9,043,000	973,000	10,016,000	407,000
San Miguel National High School	12,135,000	1,173,000	13,308,000	411,000
San Nicolas National High School	13,000	428,000	441,000
Sandoval National High School, Narra	8,006,000	976,000	8,982,000	307,000
Sandoval National High School, Taytay	5,480,000	559,000	6,039,000	200,000
Sarong National High School	2,758,000	536,000	3,294,000
Sibaltan National High School	3,285,000	397,000	3,682,000
Sibaring National High School	2,193,000	360,000	2,553,000	36,000
Silanga National High School	367,000	485,000	852,000
Southern Bataraza National High School	5,028,000	696,000	5,724,000	173,000
Sowangan National High School	1,722,000	393,000	2,115,000
Speaker Ramon V. Mitra, Jr. National High School	7,212,000	801,000	8,013,000
Sta. Maria National High School	1,414,000	391,000	1,805,000
Sta. Monica High School		410,000	410,000
Sumbiling National High School	7,035,000	1,068,000	8,103,000	260,000
Tabon National High School		317,000	317,000
Taburi National High School	2,083,000	544,000	2,627,000	85,000
Tagumpay Barangay High School	3,059,000	469,000	3,528,000
Tagusao National High School	7,938,000	782,000	8,720,000	215,000
Tara High School		288,000	288,000
Tarusan National High School	15,074,000	1,145,000	16,219,000	296,000
Teneguiban National High School (El Nido National High School - Teneguiban Extension)	2,883,000	498,000	3,381,000
Tinitian National High School	4,423,000	455,000	4,878,000
Tumarbong National High School	6,606,000	762,000	7,368,000	232,000
Turda National High School		520,000	520,000
Vito Pechangco Memorial National High School	12,472,000	840,000	13,312,000
Division of Puerto Princesa City	110,883,000	15,774,000	126,657,000	4,822,000

Babuyan National High School (Palawan National School - Babuyan Annex)	6,499,000	710,000	7,209,000	164,000
Bacungan National High School	6,379,000	964,000	7,343,000	196,000
Bahile National High School	6,704,000	687,000	7,391,000	222,000
Buenavista High School		303,000	303,000
Cabayugan National High School	10,432,000	844,000	11,276,000	153,000
Inagawan National High School	9,093,000	882,000	9,975,000	168,000
Irawan National High School	10,079,000	1,068,000	11,147,000	277,000
Langogan National High School	7,116,000	922,000	8,038,000	309,000
Luzviminda National High School	5,528,000	733,000	6,261,000	124,000
Macarascas National High School	6,096,000	659,000	6,755,000	183,000
Matahimik-Bucana High School		322,000	322,000
Napsan National High School	5,777,000	721,000	6,498,000	6,000
Puerto Princesa City National Science High School	8,387,000	904,000	9,291,000	179,000
Puerto Princesa City Rural National High School	12,173,000	962,000	13,135,000	283,000
San Rafael National High School	6,457,000	736,000	7,193,000	149,000
Senior High School in Puerto Princesa City			—	1,230,000
Simpucan National High School (Napsan National High School - Simpucan Annex)	2,585,000	559,000	3,144,000	107,000
Sta. Lourdes National High School	7,578,000	785,000	8,363,000	177,000
Sta. Monica National High School		2,220,000	2,220,000	895,000
Tagabinet High School		362,000	362,000
Ubaldo L. Conde High School		431,000	431,000
Division of Romblon	134,301,000	15,782,000	150,083,000	1,890,000

Agutay National High School		485,000	485,000
Alad National High School	3,931,000	471,000	4,402,000
Armin Rios - Marin National High School		276,000	276,000
Azarga National High School	6,562,000	767,000	7,329,000
Buenavista National High School		490,000	490,000
Cabolutan National High School - Carmen Extension	5,886,000	633,000	6,519,000	405,000
Cabolutan National High School (RCFF - San Agustin)	6,692,000	489,000	7,181,000
Cajidiocan National High School - Lumbang Este Extension	5,714,000	901,000	6,615,000	247,000
Cambalo National High School (RCFF - Sibuyan)	6,104,000	674,000	6,778,000	386,000

690	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Concepcion National High School Annex (Bakhawan)		267,000	267,000
Danao National High School	10,014,000	867,000	10,881,000
Eduardo M. Moreno National High School (Bachawan National High School - Binongaan Annex)	6,940,000	662,000	7,602,000
Ferrol National High School (RCFF - Ferrol)	9,332,000	814,000	10,146,000	277,000
Guinbirayan National High School	10,966,000	835,000	11,801,000
Mauricio F. Fabito National High School	3,452,000	476,000	3,928,000
Melodias Imperial, Sr. National High School		329,000	329,000
Pascual Catajay Linao National High School	2,770,000	444,000	3,214,000
Pinamihagan National High School		583,000	583,000	256,000
Romblon National High School - Mayha Extension	8,647,000	692,000	9,339,000
San Agustin National Trade School	7,594,000	693,000	8,287,000
Sta. Maria National High School (RCFF - Sta. Maria)	8,798,000	853,000	9,651,000	319,000
Sto. Niño National High School	2,420,000	497,000	2,917,000
Tanagan National High School (RCFF - Tanagan)	8,705,000	815,000	9,520,000
Tranquilino Cawaling Sr. National High School	4,815,000	582,000	5,397,000
Tugdan National High School	9,446,000	673,000	10,119,000
Tungonan National High School	5,513,000	514,000	6,027,000
Region V - Bicol	2,721,917,000	347,856,000	3,069,773,000	84,987,000

Division of Albay	327,428,000	36,730,000	364,158,000	8,478,000

Alabangpuro High School	5,465,000	619,000	6,084,000	172,000
Alimsog Integrated School	2,937,000	401,000	3,338,000	81,000
Anislag National High School - San Vicente Grande		668,000	668,000	107,000
Bañadero High School	4,838,000	590,000	5,428,000	113,000
Bascaran High School	3,060,000	727,000	3,787,000	119,000
Batan National High School	4,960,000	642,000	5,602,000	268,000
Batbat High School	3,565,000	521,000	4,086,000	43,000
Bical National High School	5,183,000	595,000	5,778,000	153,000
Bilbao High School	4,654,000	572,000	5,226,000	141,000
Bogtong National High School	2,182,000	479,000	2,661,000	119,000
Bonbon High School	13,633,000	1,214,000	14,847,000	279,000
Caguiba National High School	5,753,000	703,000	6,456,000	181,000
Cawayan High School, Manito	6,737,000	641,000	7,378,000	175,000
Cawayan National High School, Bacacay	10,701,000	1,101,000	11,802,000	219,000
Estancia National High School	4,966,000	654,000	5,620,000	113,000
Itaran National High School - Maysua Extension	1,886,000	717,000	2,603,000	172,000
Joroan High School	10,545,000	1,019,000	11,564,000	239,000
La Medalla National High School	3,773,000	451,000	4,224,000	62,000
Labnig National High School	8,321,000	858,000	9,179,000	143,000
Lacag National High School	8,995,000	773,000	9,768,000	219,000
Lanigay High School	9,078,000	946,000	10,024,000	162,000
Macabugos High School	6,363,000	688,000	7,051,000	166,000
Magpanambo National High School	4,818,000	619,000	5,437,000	106,000
Malabiga High School	2,495,000	396,000	2,891,000	87,000
Malapay High School	6,301,000	640,000	6,941,000	190,000
Malidong High School	12,301,000	1,192,000	13,493,000	435,000
Mamlad High School	2,571,000	436,000	3,007,000	85,000
Mancao High School	6,864,000	730,000	7,594,000	128,000
Maramba National High School - Cagmanaba Ha	3,226,000	592,000	3,818,000	134,000
Marigondon High School	8,201,000	832,000	9,033,000	275,000
Matacon National High School	10,797,000	980,000	11,777,000	239,000
Matara High School	3,826,000	502,000	4,328,000	102,000
Nagotgot High School	6,928,000	731,000	7,659,000	219,000
Panoypoy High School	6,031,000	624,000	6,655,000	132,000
Paraian National High School	7,386,000	687,000	8,073,000	196,000
Rawis High School	7,774,000	750,000	8,524,000	192,000
Sabino Rebagay Memorial High School	4,914,000	643,000	5,557,000	117,000
San Agustin Integrated High School	11,729,000	1,020,000	12,749,000	262,000
San Fernando National High School	7,341,000	787,000	8,128,000	153,000
San Francisco National High School	15,608,000	688,000	16,296,000	153,000
San Isidro National High School, Jovellar	5,425,000	545,000	5,970,000	83,000
San Isidro National High School, Malilipot	8,532,000	872,000	9,404,000	215,000
San Jose National High School, Libon	8,584,000	869,000	9,453,000	241,000

JANUARY 6, 2020	OFFICIAL GAZETTE	691
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
San Juan High School	10,741,000	1,030,000	11,771,000	247,000
San Miguel High School	5,731,000	632,000	6,363,000	187,000
San Pablo High School	5,087,000	713,000	5,800,000	196,000
San Pascual High School	2,855,000	563,000	3,418,000	107,000
San Ramon High School	3,566,000	410,000	3,976,000	83,000
San Vicente National High School	8,494,000	826,000	9,320,000	187,000
Sogod National High School	5,220,000	738,000	5,958,000	119,000
Tinopan High School	4,593,000	541,000	5,134,000	53,000
Tobog High School	1,894,000	563,000	2,457,000	109,000
Division of Camarines Norte	155,561,000	22,667,000	178,228,000	4,853,000

Bagong Silang I High School	11,182,000	1,181,000	12,363,000	447,000
Bagong Silang II High School	4,915,000	615,000	5,530,000	177,000
Basiad National High School	6,865,000	740,000	7,605,000	107,000
Bulala High School	4,601,000	605,000	5,206,000	155,000
Calabasa Integrated School		415,000	415,000
Camarines Norte National High School - Annex			—	473,000
Caringo High School (San Roque NHS Annex)		473,000	473,000	70,000
Colasi Integrated School		226,000	226,000
Dominador Narido High School	6,188,000	720,000	6,908,000	117,000
Dumagmang Integrated School	5,942,000	666,000	6,608,000	85,000
Eugenia Morana - Quintela Memorial High School	6,008,000	780,000	6,788,000	205,000
Fabrica High School	4,343,000	557,000	4,900,000	53,000
Gawad Kalinga High School	4,579,000	619,000	5,198,000	138,000
Gonzales-Azcutia High School	6,125,000	674,000	6,799,000	102,000
Gumaus High School	6,442,000	740,000	7,182,000	134,000
Kabatuhan Integrated School		292,000	292,000
Lalawigan National High School	5,753,000	733,000	6,486,000	138,000
Lazaro Cabezudo High School	3,089,000	471,000	3,560,000	89,000
Magsaysay National High School	5,004,000	525,000	5,529,000	109,000
Malaya Integrated School		202,000	202,000
Matango National High School	5,034,000	612,000	5,646,000	132,000
Maulawin National High School	5,442,000	716,000	6,158,000	181,000
Maximo Manarang High School		461,000	461,000	102,000
Pag-asa High School, Labo	2,954,000	386,000	3,340,000	68,000
Palali Integrated School		327,000	327,000
Pambuhan National High School	9,365,000	1,185,000	10,550,000	285,000
Porfirio R. Ponayo High School	5,966,000	728,000	6,694,000	121,000
Sabang National High School, Vinzons	7,927,000	948,000	8,875,000	166,000
San Francisco National High School		897,000	897,000	213,000
San Isidro High School	4,152,000	669,000	4,821,000	70,000
San Pedro - Domingo Llarena High School	5,353,000	728,000	6,081,000	183,000
Sarah Jane Ferrer High School	7,451,000	849,000	8,300,000	202,000
Sta. Cruz National High School	6,067,000	756,000	6,823,000	134,000
Sta. Elena Integrated School		667,000	667,000
Tuaca High School	8,788,000	837,000	9,625,000	239,000
Victoria Tuacar High School	6,026,000	667,000	6,693,000	158,000
Division of Camarines Sur	852,757,000	112,297,000	965,054,000	26,111,000

Adiangao High School		356,000	356,000
Agay-ayan National High School	3,249,000	478,000	3,727,000	83,000
Anib National High School	6,031,000	827,000	6,858,000	275,000
Antipolo Heights Integrated School		426,000	426,000	45,000
Antipolo National High School, Tinambac	7,561,000	842,000	8,403,000	187,000
Apad Provincial High School	8,151,000	1,004,000	9,155,000	392,000
Bagacay High School	8,150,000	981,000	9,131,000	175,000
Bagolatao National High School	1,737,000	425,000	2,162,000	126,000
Bahao National High School	7,638,000	935,000	8,573,000	277,000
Bahi National High School	7,472,000	789,000	8,261,000	247,000
Balaogan National High School	9,111,000	897,000	10,008,000	251,000
Balaton National High School	4,993,000	681,000	5,674,000	179,000
Banga National High School	2,645,000	456,000	3,101,000	85,000
Bantugan National High School	2,458,000	402,000	2,860,000	70,000
Bikol High School for the Arts and Culture		276,000	276,000
Binagasbasan National High School	6,438,000	655,000	7,093,000	89,000

692	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Binagasbasan National High School - Denrica NHS		432,000	432,000	113,000
Binobong High School	5,590,000	678,000	6,268,000	200,000
Bitaogan National High School	4,285,000	546,000	4,831,000	189,000
Bolo Norte High School	9,701,000	959,000	10,660,000	292,000
Buenavista National High School	5,673,000	638,000	6,311,000	179,000
Buhi High School		654,000	654,000
Buhi SPED Integrated School	2,779,000	693,000	3,472,000	13,000
Bula National High School - Caorasan NHS Annex (Bula)		417,000	417,000	70,000
Burabod National High School	6,435,000	701,000	7,136,000	107,000
Cabotonan High School	3,906,000	495,000	4,401,000	128,000
Cagbibi National High School	3,007,000	476,000	3,483,000	81,000
Caima National High School	9,893,000	1,147,000	11,040,000	339,000
Calabnigan Green Meadows High School		440,000	440,000
Camarines Sur National Agro-Industrial High School		276,000	276,000
Camarines Sur Sports Academy	2,568,000	345,000	2,913,000	64,000
Canayonan National High School	3,919,000	627,000	4,546,000	136,000
Caranday National High School	5,856,000	597,000	6,453,000	158,000
Carmel National High School	6,403,000	810,000	7,213,000	224,000
Casay Provincial High School	9,656,000	1,060,000	10,716,000	275,000
Casugad National High School	5,546,000	736,000	6,282,000	141,000
Catalotoan National High School	3,728,000	599,000	4,327,000	57,000
Coguit Provincial High School	9,395,000	1,028,000	10,423,000	270,000
Computer Science High School of Bicolandia		544,000	544,000
Cristobal D. Aquino Memorial High School	1,439,000	598,000	2,037,000	185,000
Curry National High School	7,210,000	856,000	8,066,000	158,000
Dahat National Vocational High School	11,732,000	1,102,000	12,834,000	352,000
Dalipay High School		463,000	463,000	60,000
Dalupaon National High School	10,835,000	1,254,000	12,089,000	303,000
Del Rosario National High School	5,408,000	547,000	5,955,000	72,000
Divine Shepherd High School		371,000	371,000
Dña. Basilia S. Quilon Memorial High School	7,456,000	811,000	8,267,000	249,000
Don Mariano C. San Juan High School	3,021,000	504,000	3,525,000	60,000
Don Teofilo H. Dilanco Memorial High School	11,033,000	1,115,000	12,148,000	320,000
Doroteo Federis, Sr. National High School	5,689,000	571,000	6,260,000	121,000
Dr. Lorenzo P. Ziga Memorial High School	6,935,000	845,000	7,780,000	262,000
Dr. Nelson Mejia National High School	4,369,000	625,000	4,994,000	119,000
Eduardo T. Agomaa National High School	5,409,000	623,000	6,032,000	121,000
Eusebia Paz Arroyo Memorial National High School	11,029,000	1,095,000	12,124,000	202,000
Fabrica High School	10,598,000	880,000	11,478,000	134,000
Federico P. Condat National High School, Presentacion	8,646,000	871,000	9,517,000	281,000
Felipe P. Panton High School	8,465,000	842,000	9,307,000	226,000
Gibgos National High School	5,570,000	616,000	6,186,000	134,000
Goa Science High School		325,000	325,000
Gov. Mariano E. Villafuerte High School, Pili	5,064,000	847,000	5,911,000	334,000
Gregorio O. Bercasio Memorial High School	7,452,000	824,000	8,276,000	164,000
Guijalo National High School	7,692,000	841,000	8,533,000	258,000
Haluban National High School	4,721,000	606,000	5,327,000	168,000
Harrison Integrated School		468,000	468,000	64,000
Himanag National High School	8,649,000	796,000	9,445,000	181,000
Huyonhuyon High School	7,169,000	911,000	8,080,000	328,000
Iraya High School		402,000	402,000
Jose de Villa National High School	14,959,000	1,383,000	16,342,000	466,000
Juan L. Filipino Memorial High School	12,419,000	1,114,000	13,533,000	326,000
La Salvacion National High School	13,651,000	1,289,000	14,940,000	571,000
La Victoria High School (Fabrica NHS Annex)		456,000	456,000	107,000
Laganac High School	5,458,000	641,000	6,099,000	168,000
Lidong High School	2,538,000	429,000	2,967,000	57,000
Lourdes Provincial High School	3,728,000	528,000	4,256,000	96,000
Lubigan Sr. High School		536,000	536,000
Lupi National High School	11,128,000	1,015,000	12,143,000	371,000
Lupi-lligan National High School	7,217,000	779,000	7,996,000	205,000
Maangas High School - Buenavista Annex	2,798,000	460,000	3,258,000	102,000
Magsaysay National High School	5,304,000	692,000	5,996,000	141,000
Malansad National High School	4,715,000	678,000	5,393,000	192,000
Mambayawas High School	3,305,000	556,000	3,861,000	51,000

JANUARY 6, 2020	OFFICIAL GAZETTE	693
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Mambulo Nuevo High School	12,816,000	1,290,000	14,106,000	345,000
Manangle High School	5,645,000	717,000	6,362,000	121,000
Mangayawan National High School	4,837,000	639,000	5,476,000	130,000
Mansalaya National High School	6,317,000	822,000	7,139,000	153,000
Mantalisay National High School	5,262,000	678,000	5,940,000	207,000
Marangi High School		457,000	457,000	32,000
Masoli National High School	6,716,000	769,000	7,485,000	126,000
Medroso Mendoza High School	9,719,000	889,000	10,608,000	189,000
New Partido High School		497,000	497,000
Nonito Paz Arroyo Memorial National High School	5,592,000	717,000	6,309,000	104,000
Northern Canaman High School	3,618,000	549,000	4,167,000	134,000
Northern Plain High School	4,629,000	604,000	5,233,000	87,000
Ombao National High School	5,265,000	593,000	5,858,000	117,000
Oring National High School	7,594,000	781,000	8,375,000	166,000
Pablo Lim Olivan National High School	11,825,000	1,391,000	13,216,000	385,000
Pag-Oring Nuevo National High School	3,569,000	514,000	4,083,000	100,000
Palangon High School	2,892,000	473,000	3,365,000	68,000
Palo Integrated School		240,000	240,000
Pambuhan National High School	9,800,000	1,032,000	10,832,000	305,000
Panagan High School	7,895,000	810,000	8,705,000	275,000
Pararao National High School	10,694,000	1,071,000	11,765,000	418,000
Payak High School	3,471,000	623,000	4,094,000	207,000
Payatan National High School	6,433,000	629,000	7,062,000	155,000
Pinamasagan National High School	6,432,000	774,000	7,206,000	232,000
Ponong Integrated School	2,891,000	498,000	3,389,000	66,000
Presentacion National High School	11,629,000	1,186,000	12,815,000	385,000
Pulang Daga National High School	3,586,000	495,000	4,081,000	107,000
R.T. Subastil Memorial High School	3,922,000	607,000	4,529,000	100,000
Rabano High School		285,000	285,000
Ragay Science and Mathematics Oriented High School	3,221,000	505,000	3,726,000	166,000
Rangas Ramos National High School (San Jose Fishery)	6,058,000	695,000	6,753,000	160,000
Rolando R. Andaya, Sr. Memorial High School	7,715,000	928,000	8,643,000	305,000
Sabang High School, Calabanga	11,203,000	965,000	12,168,000	213,000
Sacred Heart High School	7,843,000	858,000	8,701,000	292,000
Sagrada National High School - Tinambac	6,370,000	665,000	7,035,000	138,000
Sagrada Provincial High School	9,871,000	1,027,000	10,898,000	239,000
Sagurong High School, Sagurong	1,060,000	544,000	1,604,000	109,000
Salogon High School	6,138,000	701,000	6,839,000	166,000
Salvacion High School		451,000	451,000
Salvacion High School (Sagnay Southeastern)	3,779,000	778,000	4,557,000	230,000
San Antonio National High School	10,224,000	919,000	11,143,000	243,000
San Jose Alanao High School	3,989,000	535,000	4,524,000	96,000
San Jose Integrated School		256,000	256,000
San Pablo Integrated School	2,073,000	493,000	2,566,000	136,000
San Rafael National High School - Cabalinadan Annex High School	697,000	489,000	1,186,000	143,000
San Ramon National High School - Bula	6,561,000	757,000	7,318,000	211,000
San Ramon Provincial High School	4,846,000	556,000	5,402,000	94,000
San Roque High School, Bato	7,437,000	996,000	8,433,000	354,000
San Vicente High School, Sipocot	3,222,000	497,000	3,719,000	74,000
San Vicente National High School - Pamplona	7,531,000	811,000	8,342,000	198,000
Severo High School		694,000	694,000
Sibaguan Agro-Industrial High School	9,412,000	1,021,000	10,433,000	215,000
Siembre High School	3,974,000	541,000	4,515,000	85,000
Sinuknipan National High School	11,141,000	1,027,000	12,168,000	375,000
Siruma High School (Fundado High School Annex)		349,000	349,000
Sisa Feliciano Memorial High School	8,569,000	1,033,000	9,602,000	273,000
Sto. Nino Integrated School		352,000	352,000
Sumaoy Integrated School		484,000	484,000
Tabgon High School	7,593,000	821,000	8,414,000	221,000
Tabgon National High School	9,207,000	957,000	10,164,000	279,000
Tambo National High School	13,782,000	1,376,000	15,158,000	543,000
Tandoc National High School	7,862,000	811,000	8,673,000	324,000
Tapayas National High School	9,098,000	887,000	9,985,000	268,000
Tawog National High School - Eastern Coast NHS (Tawog)		503,000	503,000	77,000

694	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Tawog National High School - Northern Peninsula		528,000	528,000	107,000
Tierra Nevada National High School	5,833,000	616,000	6,449,000	134,000
Tinalmud National High School, Pasacao	1,722,000	661,000	2,383,000	221,000
Tinawagan National High School	8,963,000	971,000	9,934,000	247,000
Tinorongan National High School	2,173,000	585,000	2,758,000	145,000
Toytoy Integrated School		466,000	466,000	55,000
V. Bagasina Memorial High School	17,256,000	1,593,000	18,849,000
Victor Bernal Provincial High School	7,768,000	821,000	8,589,000	241,000
Villafuerte - Peña High School	3,907,000	724,000	4,631,000	164,000
Villamayor National High School	9,224,000	939,000	10,163,000	268,000
Visita De Salog High School	4,713,000	642,000	5,355,000	134,000
Vito National High School	5,799,000	728,000	6,527,000	124,000
West Coast National High School (West Coast High School)	5,089,000	618,000	5,707,000	104,000
Division of Catanduanes	182,425,000	19,912,000	202,337,000	5,861,000

Agban National High School	5,632,000	604,000	6,236,000	226,000
Antipolo National High School	6,692,000	731,000	7,423,000	239,000
Bote Integrated School	5,123,000	565,000	5,688,000	138,000
Bugao National High School	5,501,000	604,000	6,105,000	151,000
Buyo Integrated School	9,862,000	887,000	10,749,000	266,000
Cabcab National High School	8,470,000	791,000	9,261,000	189,000
Cabugao Integrated School	9,906,000	1,049,000	10,955,000	277,000
Cobo Integrated School	4,678,000	539,000	5,217,000	123,000
Codon National High School	5,518,000	528,000	6,046,000	168,000
Dariao National High School	4,752,000	523,000	5,275,000	85,000
Dororian National High School	3,170,000	398,000	3,568,000	111,000
Hawan National High School	6,626,000	596,000	7,222,000	100,000
Lictin Integrated School	3,961,000	495,000	4,456,000	53,000
Magnesia National High School	5,531,000	552,000	6,083,000	121,000
Manambrag National High School	8,045,000	830,000	8,875,000	279,000
Mayngaway National High School	8,419,000	960,000	9,379,000	345,000
Milaviga Integrated School	3,482,000	482,000	3,964,000	90,000
Palta National High School	7,432,000	766,000	8,198,000	254,000
Palumbanes Integrated School		437,000	437,000	72,000
Panganiban National High School	12,577,000	571,000	13,148,000	196,000
Panganiban National High School, Caic Compound (Panganiban)		860,000	860,000	403,000
San Jose National High School	10,350,000	954,000	11,304,000	317,000
San Miguel Rural Development High School (Mabato High School Annex)	347,000	570,000	917,000	183,000
San Vicente National High School	5,380,000	510,000	5,890,000	111,000
Sicmil Integrated School	3,041,000	425,000	3,466,000	79,000
Tabugoc National High School	11,409,000	1,081,000	12,490,000	360,000
Tambongon National High School	8,191,000	821,000	9,012,000	305,000
Tinago National High School	5,903,000	534,000	6,437,000	145,000
Tubli National High School	12,427,000	1,249,000	13,676,000	475,000
Division of Iriga City	35,997,000	4,510,000	40,507,000	1,983,000

Cristo Rey Integrated School	5,358,000	716,000	6,074,000	126,000
Iriga City Division Integrated Special School (SPED)		412,000	412,000
Rinconada National Technical Vocational School - San Francisco High School Annex		378,000	378,000
San Pedro National High School	4,766,000	568,000	5,334,000	81,000
Santiago Integrated School	6,351,000	757,000	7,108,000	147,000
Senior High School within San Agustin Elementary School			—	1,323,000
Sta. Maria High School	7,492,000	701,000	8,193,000	170,000
Sto. Niño National High School	12,030,000	978,000	13,008,000	136,000
Division of Legazpi City	53,154,000	6,162,000	59,316,000	1,213,000

Arimbay High School	8,867,000	1,053,000	9,920,000	243,000
Cagbagong High School	3,982,000	572,000	4,554,000	115,000
Gogon High School	13,594,000	1,477,000	15,071,000	213,000
Maslog High School	5,424,000	659,000	6,083,000	162,000
Pawa High School	8,723,000	825,000	9,548,000	143,000
Special Education Center		255,000	255,000

JANUARY 6, 2020	OFFICIAL GAZETTE	695
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Taysan Resettlement Integrated School	12,564,000	1,321,000	13,885,000	337,000
Division of Ligao City	56,431,000	7,683,000	64,114,000	2,070,000

Amtic National High School	9,629,000	894,000	10,523,000	288,000
Bacong High School	12,013,000	1,213,000	13,226,000	560,000
Barayong High School	9,990,000	907,000	10,897,000
Cabarian National High School	10,137,000	1,057,000	11,194,000	409,000
Ligao City National Technical-Vocational High School		1,340,000	1,340,000	422,000
Maonon High School		597,000	597,000	170,000
Oma-Oma National High School	6,316,000	800,000	7,116,000	221,000
Palapas National High School	8,346,000	875,000	9,221,000
Division of Masbate	555,283,000	80,025,000	635,308,000	21,105,000

Alimango National High School	6,294,000	689,000	6,983,000	204,000
Allanaraiz-Marfil High School	10,022,000	1,114,000	11,136,000	439,000
Amado E. Lazaro High School		648,000	648,000	153,000
Amador-Bello High School		658,000	658,000	160,000
Amotag National High School		559,000	559,000	72,000
Arriesgado-Sevillano High School	5,133,000	721,000	5,854,000	173,000
Balete High School		205,000	205,000
Bangalisan Barangay High School	5,114,000	736,000	5,850,000	192,000
Bara National High School	9,702,000	879,000	10,581,000	217,000
Bricio Aninang, Sr. Memorial High School (Panguiranan National High School)	11,260,000	1,077,000	12,337,000	285,000
Buenasuerte Integrated School		1,138,000	1,138,000	460,000
Buenavista Integrated School		694,000	694,000
Bugtong Barangay High School	5,063,000	565,000	5,628,000	172,000
Buracan National High School	9,140,000	891,000	10,031,000	215,000
Burgos National High School	5,898,000	629,000	6,527,000	139,000
Buri National High School	5,600,000	673,000	6,273,000	205,000
Buyo National High School	4,932,000	593,000	5,525,000	126,000
Cabangcalan High School		384,000	384,000	45,000
Cabitan High School	12,730,000	1,338,000	14,068,000	484,000
Cadulawan National High School	6,822,000	698,000	7,520,000	205,000
Cawayan National High School	5,084,000	618,000	5,702,000	190,000
Cogon High School	8,660,000	904,000	9,564,000	305,000
Conrada Tero Kho Memorial High School	5,611,000	697,000	6,308,000	190,000
Costa Rica Integrated School	5,767,000	651,000	6,418,000	119,000
Cristeta Bagano Memorial High School		1,240,000	1,240,000	337,000
Dalipe High School	4,895,000	810,000	5,705,000	155,000
Damaso R. Rubia Memorial High School	4,923,000	740,000	5,663,000	183,000
Delavin-Rubia High School	5,044,000	617,000	5,661,000	160,000
Eastern Capsay Integrated School		545,000	545,000
Emilio Lee Llacer, Sr. High School	2,435,000	436,000	2,871,000	106,000
F. Alindogan National High School	11,078,000	1,001,000	12,079,000	328,000
Feliciano S. Samonte Memorial High School	6,450,000	788,000	7,238,000	222,000
Felixberto del Rosario, Jr. Memorial High School	5,733,000	812,000	6,545,000	183,000
Floro L. Medina Memorial High School	4,344,000	562,000	4,906,000	57,000
Francisca Conag Lavisto Memorial High School	3,579,000	446,000	4,025,000	34,000
Gerardo C. Cardiño, Sr. High School	3,826,000	567,000	4,393,000	85,000
Gibraltar Integrated School	5,050,000	642,000	5,692,000	166,000
Halabangbaybay National High School	4,188,000	540,000	4,728,000	109,000
Iniwaran Integrated School		533,000	533,000	104,000
Ipil National High School	5,644,000	599,000	6,243,000	113,000
Jamorawon Barangay High School	11,120,000	1,024,000	12,144,000	262,000
Labangco High School		522,000	522,000	128,000
Lagta National High School	6,442,000	772,000	7,214,000	145,000
Lahong National High School	7,232,000	734,000	7,966,000	221,000
Lantangan High School	3,152,000	708,000	3,860,000	160,000
Libertad High School	2,491,000	671,000	3,162,000	60,000
Liong National High School	8,268,000	982,000	9,250,000	313,000
Mababangbaybay National High School	5,222,000	670,000	5,892,000	200,000
Madamba Integrated School		472,000	472,000
Magdalena National High School	6,720,000	774,000	7,494,000	189,000
Malaking Ilog National High School	4,658,000	624,000	5,282,000	192,000

696	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Malbug High School	11,461,000	1,167,000	12,628,000	296,000
Maravilla High School		813,000	813,000	294,000
Marintoc National High School	10,008,000	1,050,000	11,058,000	222,000
Mary Perpetua E. Briones High School	7,142,000	811,000	7,953,000	190,000
Mataba Integrated School	3,943,000	602,000	4,545,000	138,000
Matagangtang National High School	6,155,000	773,000	6,928,000	179,000
Miabas High School	4,823,000	643,000	5,466,000	160,000
Milagros National High School	8,257,000	951,000	9,208,000	313,000
Nabangig National High School	13,514,000	1,400,000	14,914,000	449,000
Nabongsoran High School	3,152,000	536,000	3,688,000	130,000
Naro High School	11,528,000	1,624,000	13,152,000	669,000
Osmeña High School	5,443,000	742,000	6,185,000	173,000
Palanas National Agricultural High School	7,092,000	901,000	7,993,000	287,000
Palanas National High School	4,219,000	497,000	4,716,000	113,000
Palani Integrated School		193,000	193,000
Pedro C. Sese, Sr. Memorial High School	5,401,000	678,000	6,079,000	198,000
Pinamandayan High School	4,330,000	582,000	4,912,000	98,000
Pulanduta National High School - Jintolo High School, Pulanduta	6,837,000	765,000	7,602,000	200,000
Puro High School	11,482,000	1,291,000	12,773,000	371,000
Quezon National High School	5,411,000	694,000	6,105,000	151,000
Quinayangan National High School	5,411,000	705,000	6,116,000	224,000
Revil-Bajar National High School		474,000	474,000
Rizal Integrated School		477,000	477,000	87,000
Rodolfo Z. Titong National High School	5,772,000	878,000	6,650,000	205,000
Salvacion High School		590,000	590,000	109,000
San Carlos National High School		610,000	610,000	117,000
San Isidro National High School	6,143,000	667,000	6,810,000	155,000
San Pablo High School	9,112,000	993,000	10,105,000	322,000
San Pedro National High School	9,160,000	894,000	10,054,000	287,000
San Ramon National High School	9,474,000	1,001,000	10,475,000	287,000
Santos E. Conag National High School	11,059,000	1,065,000	12,124,000	294,000
Serafin C. Rosero Memorial High School	7,412,000	832,000	8,244,000	262,000
Simawa National High School		585,000	585,000	57,000
Sulpicio T. Condor, Sr. National High School		588,000	588,000	55,000
Tagpu High School		509,000	509,000
Taisan High School		578,000	578,000	168,000
Tanque National High School	12,132,000	1,271,000	13,403,000	763,000
Temestocles A. Merioles Memorial High School (Armenia National High School)	13,213,000	1,350,000	14,563,000	288,000
Teresita C. Young High School	5,645,000	788,000	6,433,000	222,000
Tiburcio Berdida High School (Pasig NHS)	11,614,000	1,099,000	12,713,000	352,000
Tigbao Integrated School	4,681,000	925,000	5,606,000	170,000
Tinigban National High School	7,102,000	850,000	7,952,000	311,000
Tito R. Espinosa Memorial National Agricultural High School (Burias National Agricultural High School)	8,962,000	915,000	9,877,000	271,000
Togoron National High School	6,068,000	788,000	6,856,000	215,000
Tomas V. Rivera Memorial High School	17,871,000	2,206,000	20,077,000	992,000
Tumalaytay High School		649,000	649,000	172,000
Uson National High School	9,642,000	1,163,000	10,805,000	369,000
Verdida Sabrido High School	7,155,000	1,069,000	8,224,000	134,000
Vicente D. Alburo High School		592,000	592,000	124,000
Vivencio P. Casas, Sr. Memorial High School, Placer	12,131,000	1,423,000	13,554,000	500,000
Zapatos Integrated School		188,000	188,000
Division of Masbate City	42,126,000	4,993,000	47,119,000	1,209,000

A. Delos Reyes Integrated School	5,330,000	808,000	6,138,000	172,000
Bantigue High School	4,318,000	721,000	5,039,000	222,000
Bayombon High School	5,284,000	648,000	5,932,000	124,000
Bolo High School	11,066,000	1,024,000	12,090,000	290,000
Nursery High School	6,640,000	773,000	7,413,000	160,000
Usab High School	9,488,000	1,019,000	10,507,000	241,000
Division of Naga City	24,756,000	2,805,000	27,561,000	473,000

Del Rosario High School		245,000	245,000

JANUARY 6, 2020	OFFICIAL GAZETTE	697
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Leon Q. Mercado High School	9,981,000	1,086,000	11,067,000	196,000
Tinago National High School	14,775,000	1,474,000	16,249,000	277,000
Division of Sorsogon	333,386,000	38,167,000	371,553,000	7,896,000

Bacolod National High School	6,917,000	654,000	7,571,000
Bagacay National High School	9,885,000	985,000	10,870,000	270,000
Bagatao National High School	4,636,000	592,000	5,228,000	121,000
Bagong Sirang High School	1,388,000	420,000	1,808,000
Bantayan National High School	5,182,000	677,000	5,859,000
Bayasong National High School	9,209,000	867,000	10,076,000	117,000
Beguin High School, Bulan	5,155,000	529,000	5,684,000
Bentuco National High School	7,097,000	661,000	7,758,000	38,000
Biton High School	4,497,000	574,000	5,071,000	128,000
Buenavista National High School, Castilla	3,935,000	591,000	4,526,000	300,000
Bulacao National High School	9,120,000	710,000	9,830,000	141,000
Butag School of Fisheries	5,303,000	572,000	5,875,000
Cabugao National High School	5,738,000	642,000	6,380,000	177,000
Cadandanan National High School	4,760,000	498,000	5,258,000
Caditaan National High School	7,580,000	715,000	8,295,000	77,000
Cagbolo National Vocational High School	4,992,000	526,000	5,518,000	181,000
Calao National High School	8,503,000	775,000	9,278,000	138,000
Celso S. Falcotelo National High School, Barcelona	5,448,000	545,000	5,993,000	55,000
Culasi National High School	8,892,000	835,000	9,727,000	305,000
Danao National High School	5,799,000	612,000	6,411,000	128,000
Del Carmen Memorial High School	6,774,000	651,000	7,425,000
Donsol National Comprehensive High School - Banuang Gurang Extension		692,000	692,000	249,000
Donsol National Comprehensive High School - Sta. Cruz Extension High School		857,000	857,000	490,000
Donsol Vocational High School - Gimagaan		829,000	829,000
Donsol Vocational High School - Gogon Annex		544,000	544,000
Faustino G. Glua High School	6,038,000	614,000	6,652,000
Gate National High School	8,077,000	676,000	8,753,000	104,000
Guruyan High School	6,080,000	617,000	6,697,000	185,000
Irosin North National High School	7,794,000	753,000	8,547,000	179,000
J.P. Laurel High School	8,375,000	1,074,000	9,449,000	209,000
Juban High School (Beriran-Juban Extension)	16,736,000	1,633,000	18,369,000	852,000
Jupi National High School	6,784,000	663,000	7,447,000	106,000
Lajong National High School	2,905,000	389,000	3,294,000
Lungib National High School	5,643,000	586,000	6,229,000	83,000
Manlabong National High School	5,065,000	520,000	5,585,000	85,000
Manuel T. Sia Memorial High School	6,689,000	673,000	7,362,000	156,000
Mayon National High School	9,736,000	965,000	10,701,000	305,000
Milagrosa National High School	8,746,000	713,000	9,459,000	49,000
Oras National High School	7,843,000	765,000	8,608,000	258,000
Palanas National High School	6,080,000	724,000	6,804,000	262,000
Pandan High School	3,800,000	627,000	4,427,000	77,000
Pili National High School	5,340,000	632,000	5,972,000	28,000
Quezon National High School	7,724,000	806,000	8,530,000	202,000
Rizal National High School - Gubat	8,927,000	774,000	9,701,000	305,000
Sablayan High School		243,000	243,000
San Antonio National High School	4,503,000	572,000	5,075,000	34,000
San Juan Bag-o High School	6,910,000	658,000	7,568,000
San Juan National High School	10,708,000	875,000	11,583,000	77,000
San Rafael High School, Castilla	7,188,000	863,000	8,051,000	405,000
San Rafael High School, Pilar	5,178,000	629,000	5,807,000	200,000
San Roque National High School	6,834,000	720,000	7,554,000	185,000
Siuton National High School	8,617,000	837,000	9,454,000	232,000
Sua High School, Matnog	8,350,000	854,000	9,204,000	175,000
Tingco National High School	5,906,000	590,000	6,496,000	77,000
Tiong Hen So Memorial High School		569,000	569,000	151,000
Division of Sorsogon City	72,693,000	8,721,000	81,414,000	3,371,000

Bogña Integrated School	1,379,000	659,000	2,038,000	207,000
Buenavista National High School	4,257,000	483,000	4,740,000	124,000

698	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Buhatan Integrated National School	9,715,000	637,000	10,352,000	106,000
Buhatan National High School	6,922,000	626,000	7,548,000	126,000
Capuy Integrated National School		276,000	276,000
Gatbo National High School	5,211,000	617,000	5,828,000	166,000
Lydia D. Martinez Memorial High School (Sugod NHS)	8,295,000	772,000	9,067,000
Mercedes B. Peralta Senior High School			—	693,000
Osiao Paglingap National High School	5,113,000	550,000	5,663,000	172,000
Pamurayan Integrated School	4,613,000	702,000	5,315,000	149,000
Panlayaan National High School	12,730,000	1,156,000	13,886,000	575,000
San Isidro National High School, Bacon	8,385,000	758,000	9,143,000	213,000
San Lorenzo Integrated National School		276,000	276,000
Sawanga National High School	5,386,000	583,000	5,969,000	198,000
Sto. Niño Integrated School	687,000	626,000	1,313,000	213,000
Sugod Senior High School			—	429,000
Division of Tabaco City	29,920,000	3,184,000	33,104,000	364,000

Bongabong High School	5,999,000	742,000	6,741,000	106,000
Comon High School	4,929,000	577,000	5,506,000	55,000
Hacienda High School	9,173,000	1,022,000	10,195,000	156,000
Mariroc High School	9,819,000	843,000	10,662,000	47,000
Region VI - Western Visayas	1,225,162,000	188,649,000	1,413,811,000	42,314,000

Division of Aklan	182,923,000	24,254,000	207,177,000	5,255,000

Agtughangin Integrated School	3,902,000	453,000	4,355,000	104,000
Alfonso XII National High School	3,672,000	704,000	4,376,000	113,000
Altavas National High School (Cabangila Annex)	5,257,000	565,000	5,822,000	145,000
Altavas National School - Lupo Extension	3,363,000	400,000	3,763,000	68,000
Angas Integrated School	2,943,000	421,000	3,364,000	85,000
Anselmo B. Legazpi National High School (Formerly Cayangwan National High School)	4,526,000	610,000	5,136,000	200,000
Bacan National High School - Mangan Extension	5,131,000	556,000	5,687,000	175,000
Bagong Barrio Integrated School	3,107,000	325,000	3,432,000
Bakhaw Norte Integrated School	2,756,000	439,000	3,195,000	43,000
Balete Integrated School	7,566,000	838,000	8,404,000	83,000
Batan Academy (A National High School) - Lablab Extension	1,125,000	341,000	1,466,000
Baybay-Alibagon Integrated School	2,073,000	383,000	2,456,000	75,000
Boracay National High School - Manocmanoc Extension	10,601,000	1,393,000	11,994,000	439,000
Boracay National High School - Yapak Extension	6,115,000	703,000	6,818,000	175,000
Catalino M. Prado National High School	5,744,000	580,000	6,324,000	147,000
Catmon Integrated School	2,922,000	365,000	3,287,000	47,000
Cortes Integrated School	2,769,000	446,000	3,215,000	90,000
Dalagsaan Integrated School	2,420,000	376,000	2,796,000	13,000
Guadalupe National High School	8,376,000	799,000	9,175,000	275,000
Habana Integrated School	2,419,000	596,000	3,015,000	117,000
Ipil Integrated School	2,417,000	354,000	2,771,000	43,000
Jawili Integrated School	4,031,000	533,000	4,564,000	117,000
Jose F. Meñez Memorial National High School	6,267,000	619,000	6,886,000	215,000
Kalibo Integrated Special Education Center	4,062,000	629,000	4,691,000	123,000
Kinaangay Integrated School	3,772,000	550,000	4,322,000	126,000
Laserna Integrated School		224,000	224,000
Lezo Integrated School	7,252,000	862,000	8,114,000	262,000
Loctuga National High School	6,283,000	666,000	6,949,000	147,000
Loreto N. Nedric National High School	5,910,000	611,000	6,521,000	115,000
Ma. Cristina Integrated School	2,076,000	344,000	2,420,000	49,000
Madalag National High School - Mamba Extension	1,047,000	360,000	1,407,000	96,000
Malay National High School - Santander-Panilongan Extension	4,519,000	498,000	5,017,000	128,000
Mambuquiao Integrated School	2,404,000	336,000	2,740,000	23,000
Mandong Integrated School	2,425,000	376,000	2,801,000	72,000
Medina Integrated School	2,420,000	414,000	2,834,000	49,000
Napti Integrated School	3,271,000	419,000	3,690,000	90,000
Ondoy National High School - Colong Colong Extension	14,346,000	1,427,000	15,773,000	467,000
Ortega Integrated School	2,869,000	446,000	3,315,000	115,000
Palay Integrated School	2,413,000	423,000	2,836,000	72,000
Pinamuk-an Integrated School	2,425,000	468,000	2,893,000	98,000

JANUARY 6, 2020	OFFICIAL GAZETTE	699
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
San Roque Integrated School	2,763,000	365,000	3,128,000	68,000
Tabon Integrated School	2,113,000	419,000	2,532,000	49,000
Tagororoc Integrated School	2,417,000	366,000	2,783,000
Talon Integrated School		207,000	207,000
Tamalagon Integrated School	8,634,000	854,000	9,488,000	337,000
Vivo Integrated School		191,000	191,000
Division of Antique	59,508,000	8,143,000	67,651,000	1,644,000

Antique Integrated School	350,000	333,000	683,000
Caluya National High School - Sibay Annex	6,346,000	599,000	6,945,000	90,000
Eastern Laua-an National High School	4,931,000	565,000	5,496,000	40,000
Governor Evelio B. Javier Memorial National High School	8,681,000	991,000	9,672,000	343,000
Guintas National High School (Annex of Moscoso Rios National High School)	7,137,000	842,000	7,979,000	153,000
Kawit Integrated School	2,062,000	419,000	2,481,000
Lacaron Integrated School	2,756,000	398,000	3,154,000
Lipata-Lamputong Integrated School	3,436,000	439,000	3,875,000
Northern Bugasong National High School (Pangalcagan Annex)	1,385,000	476,000	1,861,000	51,000
Sebaste High School	10,549,000	1,131,000	11,680,000	428,000
Semirara National High School	11,875,000	1,263,000	13,138,000	392,000
Sido San Juan National High School - Villafont Annex (New)		687,000	687,000	147,000
Division of Bacolod City	38,971,000	6,763,000	45,734,000	1,312,000

Andres Bonifacio Senior High School			—	282,000
Angela Gonzaga National High School - Emiliano Lizares National High School Extension	1,679,000	525,000	2,204,000
Fr. Gratian Murray Integrated School	11,193,000	1,163,000	12,356,000	213,000
Jovito Sayson National High School (MRRP NHS - Felisa Extension) Handuman National High School Extension	1,112,000	701,000	1,813,000	166,000
Luis Hervias National High School - Mandalagan Extension	1,270,000	736,000	2,006,000	175,000
M.G. Medalla Integrated School	13,317,000	1,303,000	14,620,000	303,000
Progreso Village National High School	2,062,000	404,000	2,466,000
Romanito P. Maravilla, Sr. National High School	8,338,000	1,007,000	9,345,000	173,000
Sum-ag National High School - Cabug National High School - Sum-ag Extension		924,000	924,000
Division of Bago City	—	—	—	474,000

Bago City Senior High School			—	474,000
Division of Cadiz City	38,843,000	6,298,000	45,141,000	416,000

Banquerohan National High School	8,037,000	875,000	8,912,000	107,000
Burgos National High School (Cadiz Viejo National High School - Burgos Extension High School)	5,187,000	585,000	5,772,000
Caduha-an National High School - Luna Extension High School	3,174,000	671,000	3,845,000
Caduha-an National High School - Andres Bonifacio Extension High School	4,037,000	769,000	4,806,000	111,000
Caduha-an National High School - Tagbanon Extension High School	3,536,000	506,000	4,042,000
Dr. Vicente F. Gustilo Memorial National High School - Daga Extension High School	4,095,000	668,000	4,763,000
Mabini National High School - Alimatoc Extension High School	1,381,000	498,000	1,879,000	70,000
Tiglawigan National High School - Magsaysay Campus Extension High School	2,927,000	717,000	3,644,000	68,000
Villacin National High School - Jerusalem Extension High School	4,997,000	689,000	5,686,000	60,000
Villacin National High School - Sewahon Extension	1,472,000	320,000	1,792,000
Division of Capiz	68,370,000	13,397,000	81,767,000	2,409,000

Agkawayan Integrated School	1,382,000	377,000	1,759,000
Aglalana Integrated School	2,749,000	523,000	3,272,000
Aglanot Integrated School		210,000	210,000
Antonio Belo Memorial Integrated School		217,000	217,000
Bago Chiquito Integrated School		196,000	196,000
Bag-ong Barrio National High School	5,045,000	570,000	5,615,000	185,000

700	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Bailan Integrated School		215,000	215,000
Basiao National High School	5,990,000	753,000	6,743,000	211,000
Bilao Integrated School		202,000	202,000
Bula Integrated School		208,000	208,000
Calixto Loyola Sr. Integrated School		184,000	184,000
Candelaria National High School - Roxas Extension		500,000	500,000	155,000
Celestino D. Diaz Integrated School		190,000	190,000
Dayhagan Integrated School		200,000	200,000
Don Leopoldo Gialogo Integrated School		190,000	190,000
Dr. Laureano R. Frial Integrated School		187,000	187,000
Duluan Integrated School		269,000	269,000
East Villaflores National High School (Maayon Extension)	4,664,000	582,000	5,246,000	130,000
Eleodoro J. Ponsaran Integrated School	687,000	270,000	957,000
Felixberto Dicon Dorado Sr. Integrated School		193,000	193,000
Guinbialan Integrated School	1,031,000	361,000	1,392,000
Guise Integrated School		189,000	189,000
Malonoy National High School - Duyoc Extension	5,102,000	677,000	5,779,000	236,000
Manuel Ganzon Advincula Integrated School		251,000	251,000
Marciano M. Patricio National High School - Yating Extension	6,608,000	756,000	7,364,000	279,000
Pawa National High School	6,662,000	940,000	7,602,000	264,000
Presentacion Diez Gregorio National High School	5,333,000	626,000	5,959,000	175,000
Quiajo Integrated School		193,000	193,000
Reverend Tomas Conejar National High School	4,579,000	587,000	5,166,000	117,000
San Antonio National High School - Putian National High School Extension	5,588,000	582,000	6,170,000	96,000
Sapian National High School (Lonoy Extension)	6,876,000	861,000	7,737,000	107,000
Tinigban Integrated School		186,000	186,000
Vicente Andaya, Jr. National High School - Mianay Extension	6,074,000	952,000	7,026,000	454,000
Division of Escalante City	—	3,498,000	3,498,000	153,000

Buenavista National High School - Japitan Extension		436,000	436,000	17,000
Buenavista National High School - Langub Extension		373,000	373,000
Escalante National High School - Cervantes Extension		387,000	387,000	21,000
Escalante National High School - Dr. Flora T. Bongco Memorial Extension		476,000	476,000	34,000
Escalante National High School - Libertad Extension		324,000	324,000	21,000
Escalante National High School - Magsaysay Extension		321,000	321,000	32,000
Escalante National High School - Pinapugasan Extension		432,000	432,000
Escalante National High School - Washington Extension (Palao)		476,000	476,000	28,000
Paitan Integrated School		273,000	273,000
Division of Guimaras	35,669,000	3,333,000	39,002,000	1,026,000

Brgy. Supang National High School	13,551,000	1,094,000	14,645,000	441,000
Buenavista National High School - Agsanayan Annex	9,782,000	967,000	10,749,000	221,000
Desiderio C. Gange National High School - Ayangan Annex	4,666,000	538,000	5,204,000	138,000
Nueva Valencia National High School - Calaya Annex	7,670,000	734,000	8,404,000	226,000
Division of Himamaylan City	25,908,000	3,767,000	29,675,000	739,000

Libacao National High School	4,585,000	529,000	5,114,000	141,000
Mahalang National High School	5,257,000	726,000	5,983,000	92,000
Mambagaton National High School	4,879,000	585,000	5,464,000	160,000
Paloypoy Integrated School	5,842,000	731,000	6,573,000	119,000
Raymundo Tongson National High School - Suay Extension		511,000	511,000	104,000
San Antonio National High School	5,345,000	685,000	6,030,000	123,000
Division of Iloilo	352,236,000	43,833,000	396,069,000	11,092,000

Adgao-Tagpuan-lngay Integrated School		195,000	195,000
Adriano Cabardo National High School	6,683,000	845,000	7,528,000	254,000
Alameda National High School		524,000	524,000	570,000
Alberto Sorongon, Sr. Memorial National High School	7,881,000	725,000	8,606,000	166,000
Alejandro Firmeza Memorial High School - San Jose Extension	4,321,000	571,000	4,892,000	126,000
Alimodian National Comprehensive High School - Dalid Extension	5,014,000	608,000	5,622,000	172,000

JANUARY 6, 2020	OFFICIAL GAZETTE	701
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Alimodian National Comprehensive High School - Sinamay Extension	4,775,000	673,000	5,448,000	162,000
Anabo National High School	5,788,000	700,000	6,488,000	121,000
Bad-as National High School	3,513,000	505,000	4,018,000	87,000
Badlan National High School - Datagan Extension	5,655,000	637,000	6,292,000	123,000
Bagacay National High School	5,019,000	552,000	5,571,000	136,000
Bagongbong Integrated School		200,000	200,000
Bancal National High School	7,663,000	848,000	8,511,000	221,000
Barasalon Integrated School		210,000	210,000
Barotac Nuevo National Comprehensive High School - Tiwi Annex		515,000	515,000	113,000
Bayag National High School	3,839,000	520,000	4,359,000	149,000
Bayas National High School	4,722,000	610,000	5,332,000	147,000
Bingawan National High School - Tapacon Campus	6,192,000	783,000	6,975,000	226,000
Buga National High School - Gines Extension		277,000	277,000
Cabalic National High School	6,976,000	719,000	7,695,000	164,000
Cabudian High School	5,155,000	607,000	5,762,000	132,000
Calicuang National High School	5,364,000	622,000	5,986,000	126,000
Calinog National Comprehensive High School - Binolusan Pequeño Extension	1,376,000	423,000	1,799,000	117,000
Cambitu National High School	5,749,000	619,000	6,368,000	136,000
Caninguan National High School	14,806,000	1,469,000	16,275,000	420,000
Carlos S. Lopez National High School - Had. Conchita Extension	4,268,000	769,000	5,037,000	187,000
Dela Paz National High School	10,527,000	1,086,000	11,613,000	324,000
Dominador Abang Memorial National High School	6,585,000	620,000	7,205,000	198,000
Gen. Luna Vocational High School	5,093,000	541,000	5,634,000	109,000
Granada National High School - Ballesteros Campus	3,246,000	948,000	4,194,000	385,000
Igtalongon National High School	9,211,000	762,000	9,973,000	147,000
llongbukid National High School	6,104,000	639,000	6,743,000	94,000
Jayobo National High School	10,946,000	1,275,000	12,221,000	466,000
Jose Facultad Memorial National High School	5,199,000	688,000	5,887,000	158,000
Lanag Norte National High School	9,157,000	802,000	9,959,000	162,000
Leon National High School - Tacurong Sur Extension	6,736,000	766,000	7,502,000	194,000
Loong National High School	13,039,000	1,353,000	14,392,000	558,000
Maasin National Comprehensive High School - Dagami Extension	6,333,000	658,000	6,991,000	134,000
Maribuyong National High School	5,276,000	530,000	5,806,000	66,000
Miagao National High School - Miranda Extension	3,641,000	492,000	4,133,000	124,000
Milan National High School	8,143,000	1,081,000	9,224,000	362,000
Mostro National High School (Anilao National High School Extension)	4,968,000	580,000	5,548,000	85,000
Nazuni Summit Comprehensive National High School	4,729,000	485,000	5,214,000	109,000
Pagdugue National High School	5,447,000	606,000	6,053,000	96,000
Palaca-Damilisan National High School - Bacolod Extension	6,445,000	631,000	7,076,000	211,000
Panuran National High School (Lambunao National High School Extension)	5,750,000	658,000	6,408,000	141,000
Pili National High School - Bucana Bunglas Extension	4,787,000	562,000	5,349,000	102,000
Pitogo National High School	5,606,000	728,000	6,334,000	128,000
Polopina National High School	8,174,000	785,000	8,959,000	217,000
Pughanan Integrated School		199,000	199,000
Punta Buri National High School	5,373,000	508,000	5,881,000	92,000
Quipot National High School	9,822,000	946,000	10,768,000	268,000
Salihid National High School	2,945,000	419,000	3,364,000	47,000
San Antonio National High School	6,730,000	661,000	7,391,000	160,000
San Enrique Manuel Paluay, Sr. Memorial Extension High School	6,487,000	670,000	7,157,000	160,000
San Enrique National Comprehensive High School - Abaca Extension	6,708,000	753,000	7,461,000	107,000
Santiago National High School	5,069,000	767,000	5,836,000	236,000
Sta. Ana National High School		415,000	415,000	192,000
Sto. Niño Integrated School	2,536,000	428,000	2,964,000	74,000
Tabugon National High School (Dingle National High School Extension)	3,283,000	476,000	3,759,000	81,000
Talingting National High School	10,408,000	1,166,000	11,574,000	270,000
Tambaliza National High School	10,624,000	1,136,000	11,760,000	341,000

702	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Trangka Integrated School		193,000	193,000
Tuyongan Integrated School		207,000	207,000
Valerio P. Palmares National High School	8,924,000	1,258,000	10,182,000	320,000
Valverde National High School	3,426,000	436,000	3,862,000	119,000
Victoria Integrated School		193,000	193,000
Division of Iloilo City	39,294,000	4,828,000	44,122,000	343,000

A. Bonifacio Integrated School	5,848,000	803,000	6,651,000
Bakhaw Integrated School	2,404,000	500,000	2,904,000
Buntatala National High School (Jaro High School - Buntatala Extension)	8,846,000	852,000	9,698,000
Iloilo River Plains Integrated School	13,000	270,000	283,000
R.G. Hechanova Memorial National High School (Jaro High School - R.G. Hechanova Extension)	8,051,000	817,000	8,868,000	164,000
SPED - Integrated School for Exceptional Children	5,227,000	682,000	5,909,000	19,000
TCT-AR Foundation Integrated School	8,905,000	904,000	9,809,000	160,000
Division of Kabankalan City	84,690,000	9,227,000	93,917,000	829,000

Bantayan National High School - Baras Diutay Extension		385,000	385,000
Carol-an National High School	10,344,000	1,002,000	11,346,000	328,000
Daan Banwa National High School	5,441,000	623,000	6,064,000
Hinapunan Integrated School	3,811,000	590,000	4,401,000
Kabankalan National High School	24,078,000	1,997,000	26,075,000	143,000
Pinaguinpinan National High School	5,814,000	714,000	6,528,000	109,000
Tabugon National High School - Tagoc Extension	1,053,000	436,000	1,489,000
Tagukon National High School	11,412,000	1,001,000	12,413,000
Talubangi National High School	11,024,000	944,000	11,968,000
Tan-awan National High School	9,976,000	979,000	10,955,000	249,000
Tapi National High School - Magballo Extension	1,737,000	556,000	2,293,000
Division of La Carlota City	6,206,000	937,000	7,143,000	162,000

La Carlota City SPED Integrated School	3,080,000	337,000	3,417,000
La Granja National High School - Yubo Extension	3,126,000	600,000	3,726,000	162,000
Division of Negros Occidental	90,684,000	25,149,000	115,833,000	8,316,000

Alfonso Sta. Ana Memorial High School (Victorias National High School - Cuaycong Extension)		1,542,000	1,542,000
Barangay Estado National High School	11,521,000	1,233,000	12,754,000	281,000
Bilbao Uybico National High School	17,520,000	1,755,000	19,275,000	924,000
Binalbagan National High School - Nosof Extension (Paglaum National High School - Nosof Extension)		649,000	649,000	317,000
Binalbagan National High School - Santol Extension (Paglaum National High School - Santol Extension)		526,000	526,000	72,000
Bocana National High School - Galicia Extension		640,000	640,000	281,000
Bulwangan National High School - Talacagay Extension		999,000	999,000	418,000
Cabacungan National High School - Masulog Extension		638,000	638,000	196,000
Caningay National High School - Banga Extension		528,000	528,000	236,000
Dr. Antonio Lizares National High School Extension		441,000	441,000
Efegenio Lizares National High School	3,302,000	376,000	3,678,000	4,000
Enrique B. Magalona National High School - Consing Extension		459,000	459,000	40,000
Enrique B. Magalona National High School - San Isidro Extension		444,000	444,000	128,000
Enriqueta Montilla Esteban National High School - Ubay Extension		403,000	403,000
Florentina F. Caña Recto National High School (Linaon National High School)		477,000	477,000	181,000
Guiljungan National High School - Abaca Extension		419,000	419,000	109,000
Guiljungan National High School - Camindangan Extension	1,040,000	383,000	1,423,000	77,000
Guiljungan National High School -Talacdan Extension	352,000	575,000	927,000	153,000
Guinpana-an National High School - Magballo Extension		547,000	547,000	117,000
Guinpana-an National High School - Odiong Extension		557,000	557,000	183,000
Guinpana-an National High School - Poblacion Extension		903,000	903,000	317,000
Ilog National High School		505,000	505,000	189,000
Isabela National High School - Libas Extension	6,341,000	827,000	7,168,000	106,000

JANUARY 6, 2020	OFFICIAL GAZETTE	703
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Isabela National High School - Sikatuna Extension		772,000	772,000	126,000
La Castellana National High School - Manghanoy Extension	5,667,000	620,000	6,287,000	123,000
Lagaan National High School	12,920,000	1,261,000	14,181,000	243,000
Manapla National High School - Brgy. Purisima Extension		536,000	536,000	102,000
Minoyan National High School	11,823,000	1,142,000	12,965,000	221,000
Molobolo National High School	2,859,000	398,000	3,257,000	40,000
Negros Occidental National Science High School	5,698,000	1,147,000	6,845,000	366,000
Pahilanga National High School - Baga-as Extension	11,641,000	1,134,000	12,775,000	356,000
Payao National High School - Namulo Extension		380,000	380,000
Senior High School in Calatrava			—	2,284,000
Tabao National High School - Lacaron Extension		324,000	324,000
Tabu National High School - Caniamay Extension		350,000	350,000	126,000
Victorias National High School - Gaston Extension		1,259,000	1,259,000
Division of Passi City	32,182,000	4,245,000	36,427,000	419,000

Agdahon National High School	4,990,000	569,000	5,559,000
Agdayao Integrated School	2,881,000	476,000	3,357,000
Aglalana Integrated School		244,000	244,000
Efraim M. Santibanez National High School (Sto. Tomas National High School)	10,191,000	1,129,000	11,320,000	298,000
Gemumua-Agahon National High School	7,111,000	747,000	7,858,000	121,000
Man-lt Integrated School	7,009,000	1,080,000	8,089,000
Division of Roxas City	31,101,000	4,702,000	35,803,000	1,252,000

Adlawan Integrated School		208,000	208,000
Don Ynocencio A. del Rosario National High School	15,716,000	1,451,000	17,167,000	596,000
Inzo Arnaldo Village Integrated School	5,269,000	971,000	6,240,000	254,000
Lawa-an Integrated School		307,000	307,000
Marcos Fuentes Integrated School	5,990,000	879,000	6,869,000	238,000
Olotayan Integrated School	1,722,000	401,000	2,123,000	43,000
Sofronio Cordovero Integrated School	2,404,000	485,000	2,889,000	121,000
Division of Sagay City	54,782,000	8,278,000	63,060,000	3,365,000

Bato National High School - Campo Bago Extension	5,912,000	653,000	6,565,000
Bato National High School-Baviera Extension		288,000	288,000
Colonia Divina Integrated School (Bato National High School - Colonia Divina Extension)	5,301,000	609,000	5,910,000	187,000
Himoga-an Baybay Integrated School	9,798,000	1,099,000	10,897,000	260,000
Molocaboc Integrated School (Vito National High School - Molocaboc National High School Extension)	6,155,000	684,000	6,839,000
Sagay City Senior High School (Stand Alone)			—	2,194,000
Sagay National High School - Bulanon Extension	13,341,000	1,426,000	14,767,000	326,000
Sagay National High School - Old Sagay Extension	11,355,000	1,276,000	12,631,000
Sagay National High School- Lopez Jaena Extension	337,000	852,000	1,189,000	234,000
Sagay National High School-General Luna Extension		294,000	294,000
Sagay National High School-Rizal Extension		716,000	716,000	164,000
Serafin V. Aguilar Integrated School - Sewahon Extension	2,583,000	381,000	2,964,000
Division of San Carlos City	7,263,000	908,000	8,171,000	238,000

Sipaway National High School (Quezon National High School Extension)	7,263,000	908,000	8,171,000	238,000
Division of Silay City	55,733,000	9,434,000	65,167,000	583,000

Barangay Eustaquio Lopez National High School	15,456,000	1,723,000	17,179,000	449,000
Don Albino & Doña Dolores Integrated School	3,539,000	510,000	4,049,000
Don Felix T. Lacson Memorial National High School	6,074,000	1,019,000	7,093,000	134,000
Don Serafin L. Golez Memorial Integrated School	2,915,000	358,000	3,273,000
Doña Angeles Montinola Memorial High School	4,716,000	530,000	5,246,000
Doña Montserrat Lopez Memorial High School - HPCO Extension		1,316,000	1,316,000
Doña Montserrat Lopez Memorial High School - Patag Extension		1,192,000	1,192,000
Guinhalaran Integrated School	7,512,000	873,000	8,385,000
Lantawan Integrated School - Annex of Guinbalaon National High School	3,244,000	415,000	3,659,000

704	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Napilas Integrated School	2,814,000	433,000	3,247,000
Sibato Integrated School	2,538,000	310,000	2,848,000
SPED Center - Silay South	4,096,000	292,000	4,388,000
Violeta lntegrated School	2,829,000	463,000	3,292,000
Division of Sipalay City	20,799,000	7,655,000	28,454,000	2,287,000

Gil Montilla National High School - Barangay 5 Extension	13,255,000	1,505,000	14,760,000	466,000
Gil Montilla National High School - Binulig Extension		644,000	644,000	183,000
Gil Montilla National High School - Cabadiangan Extension		607,000	607,000	173,000
Gil Montilla National High School - Camindangan Extension		900,000	900,000	247,000
Gil Montilla National High School - Cartegena Extension		709,000	709,000	311,000
Gil Montilla National High School - Crossing Tanduay Extension		320,000	320,000	72,000
Gil Montilla National High School - Manlucahoc Extension		757,000	757,000	221,000
Jacinto M. Montilla National Memorial High School	7,544,000	854,000	8,398,000	256,000
Nabulao National High School - Cayhangan Extension		588,000	588,000	175,000
Nabulao National High School - Miracalum Extension		771,000	771,000	183,000
Region VII - Central Visayas	2,581,741,000	475,742,000	3,057,483,000	114,738,000

Division of Bais City	55,515,000	8,648,000	64,163,000	1,588,000

Bais City National High School - Cabugan Annex	4,746,000	503,000	5,249,000	87,000
Bais City National High School - Cambagahan	6,120,000	522,000	6,642,000	92,000
Bais City National High School - Okiot Annex	6,147,000	497,000	6,644,000	104,000
Bais City National High School - Cabanlutan Annex	1,571,000	656,000	2,227,000	162,000
Bais City National High School - Calasgaan Annex	1,119,000	505,000	1,624,000	85,000
Bais City National High School - Caluy-ahan	697,000	389,000	1,086,000	57,000
Bais City National High School - Dawis Annex	703,000	401,000	1,104,000
Bais City National High School - Lonoy NHS	4,587,000	611,000	5,198,000	109,000
Bais City National High School - Manlipac Annex	1,401,000	607,000	2,008,000	57,000
Bais City National High School - Mansagaban Annex	6,040,000	558,000	6,598,000	94,000
Bais City National High School - Panalaan NHS	4,885,000	578,000	5,463,000	128,000
Bais City National High School - Tagpo Annex	5,303,000	421,000	5,724,000	66,000
Bais City National High School - Tamisu		531,000	531,000	100,000
Bais City Olympia National High School	2,066,000	383,000	2,449,000	28,000
Bais City Science High School	3,060,000	507,000	3,567,000	185,000
Dodong Escaño Memorial High School (Bais City HS)	5,682,000	596,000	6,278,000	170,000
Tangculogan High School	1,388,000	383,000	1,771,000	64,000
Division of Bayawan City	25,338,000	15,095,000	40,433,000	3,711,000

Abundio Agarpao, Sr. Memorial High School		715,000	715,000	126,000
Actin High School	7,159,000	878,000	8,037,000	217,000
Ali-is Integrated School		282,000	282,000
Antonio M. Lacson, Sr. Memorial High School		628,000	628,000	58,000
Atilano B. Cabangal Memorial High School		770,000	770,000	181,000
Bal-os National High School	718,000	699,000	1,417,000	313,000
Banaybanay High School		414,000	414,000	130,000
Bayawan City Science High School		639,000	639,000	253,000
Bugay National High School		551,000	551,000	123,000
Cansumalig High School		330,000	330,000	94,000
Dawis National High School		982,000	982,000	305,000
Kalamtukan National High School		443,000	443,000	109,000
Lapay National High School		731,000	731,000	139,000
Maglinao National High School	6,193,000	751,000	6,944,000	160,000
Malabugas High School		818,000	818,000	164,000
Manduaw National High School		438,000	438,000	109,000
Minaba High School		656,000	656,000	213,000
Narra High School	4,633,000	601,000	5,234,000	155,000
Omod High School	6,635,000	788,000	7,423,000	155,000
Pagatban High School		663,000	663,000	57,000
San Jose High School		648,000	648,000	106,000
Tabuan Provincial Community High School		543,000	543,000	173,000
Tayawan High School		740,000	740,000	281,000
Villasol National High School		387,000	387,000	90,000

JANUARY 6, 2020	OFFICIAL GAZETTE	705
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Division of Bogo City	36,880,000	8,678,000	45,558,000	3,003,000

Anonang Norte National High School		276,000	276,000
Anonang Sur National High School	3,087,000	526,000	3,613,000	79,000
Banban National High School - Bartolome Pianar Memorial National High School Extension		419,000	419,000	77,000
Banban National High School, Binagbag High School		581,000	581,000	121,000
Banban National High School, Cayang High School Extension	1,593,000	447,000	2,040,000	170,000
Banban National High School, Don Potenciano Catarata Memorial National High School Extension	1,111,000	530,000	1,641,000	109,000
Banban National High School, Jovenciano Masong National High School Extension	12,751,000	1,180,000	13,931,000	790,000
Banban National High School, Lapaz High School Extension	1,405,000	813,000	2,218,000	179,000
Banban National High School, Libertad High School Extension	2,444,000	1,079,000	3,523,000	243,000
Banban National High School, Odlot High School Extension	406,000	479,000	885,000	136,000
City of Bogo Science and Arts Academy	14,077,000	989,000	15,066,000	963,000
Don Celestino Martinez, Sr. Taytayan Integrated School	6,000	531,000	537,000	136,000
Don Jose (Pepe) Lepiten National High School		276,000	276,000
Malingin National High School		276,000	276,000
Marcelo B. Fernan National High School		276,000	276,000
Division of Bohol	630,041,000	79,123,000	709,164,000	18,955,000

Ambassador Pablo R. Suarez, Jr. National High School	6,178,000	571,000	6,749,000	111,000
Anda High School	2,895,000	606,000	3,501,000	132,000
Anoling National High School	7,230,000	682,000	7,912,000	156,000
Badiang National High School	5,007,000	581,000	5,588,000	183,000
Bagongbanwa High School	1,385,000	362,000	1,747,000
Bangwalog High School		469,000	469,000	115,000
Bantolinao National High School	10,560,000	983,000	11,543,000	371,000
Basiao High School	1,394,000	515,000	1,909,000	92,000
Bayawahan National High School	3,511,000	493,000	4,004,000	134,000
Bonbonon High School	2,431,000	757,000	3,188,000	190,000
Bugang High School	6,490,000	643,000	7,133,000	145,000
Bugsoc High School	3,456,000	736,000	4,192,000	45,000
Bulilis High School	3,806,000	897,000	4,703,000	264,000
Busao National High School	6,638,000	693,000	7,331,000	155,000
Cabanugan Integrated School	3,669,000	540,000	4,209,000	124,000
Cabatan Integrated School	4,490,000	585,000	5,075,000	32,000
Cabul-an National High School	6,518,000	663,000	7,181,000	64,000
Cagting High School	6,551,000	789,000	7,340,000	260,000
Calabacita National High School	5,892,000	508,000	6,400,000	47,000
Calituban High School	7,775,000	775,000	8,550,000
Camaya-an National High School	9,869,000	1,017,000	10,886,000	362,000
Cambagui-Calinginan Norte High School	4,549,000	623,000	5,172,000	221,000
Cambansag High School		195,000	195,000
Cambuyo High School	694,000	604,000	1,298,000	139,000
Campamanog High School		453,000	453,000	111,000
Canangcaan Integrated School	2,896,000	403,000	3,299,000
Candabong National High School	12,537,000	1,083,000	13,620,000	422,000
Candijay High School	13,076,000	1,358,000	14,434,000	464,000
Candungao High School	2,985,000	381,000	3,366,000	38,000
Canhayupon National High School	7,438,000	715,000	8,153,000	172,000
Canlaas High School	4,191,000	564,000	4,755,000	104,000
Cantubod National High School	8,384,000	878,000	9,262,000	256,000
Catungawan National High School	10,099,000	855,000	10,954,000	309,000
Cawayanan National High School	6,400,000	794,000	7,194,000	207,000
Cayacay High School	1,743,000	556,000	2,299,000	141,000
Cogtong National High School	7,765,000	886,000	8,651,000	369,000
Concepcion National High School	6,445,000	709,000	7,154,000	222,000
Cong. Pablo Malasarte National High School	11,818,000	1,035,000	12,853,000	260,000
Cuaming High School	4,490,000	628,000	5,118,000
Dagnawan Integrated School	5,605,000	612,000	6,217,000
Danahaw Integrated School	2,778,000	425,000	3,203,000
Dauis High School	8,173,000	735,000	8,908,000	209,000
Dimiao National High School	9,122,000	922,000	10,044,000	356,000
Don Aguedo Reyes Maboloc Memorial National High School	1,031,000	455,000	1,486,000

706	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Duero National High School	5,045,000	674,000	5,719,000	151,000
Dusita High School	13,425,000	961,000	14,386,000	324,000
Erico B. Aumentado High School	1,375,000	523,000	1,898,000
Eugenio V. Amores Memorial High School (Canmano HS)	6,953,000	730,000	7,683,000	296,000
Faraon National High School	10,156,000	863,000	11,019,000	305,000
Fatima National High School	7,482,000	642,000	8,124,000	160,000
Felix E. Bompat High School		265,000	265,000
Fermin Tayabas National High School	4,774,000	464,000	5,238,000	62,000
Francisco Dagohoy National High School	5,655,000	606,000	6,261,000	109,000
Garcia-Hernandez High School	10,533,000	1,047,000	11,580,000	332,000
Gaus High School	1,388,000	471,000	1,859,000	115,000
Gov. Jacinto Borja National High School	5,489,000	744,000	6,233,000	281,000
Guinsularan National High School	13,347,000	1,107,000	14,454,000	417,000
Hagbuaya High School	3,123,000	494,000	3,617,000	49,000
Haguilanan High School	5,193,000	562,000	5,755,000	90,000
Hambabauran High School		361,000	361,000
Handumon National High School	8,119,000	898,000	9,017,000	275,000
Hinawanan National High School	7,584,000	806,000	8,390,000	260,000
Hingotangan National High School	8,842,000	872,000	9,714,000	260,000
Inabanga North Integrated School	5,597,000	609,000	6,206,000
Isabel Gujol Memorial High School	3,837,000	482,000	4,319,000
Jagna High School	7,322,000	879,000	8,201,000	373,000
Katipunan High School		570,000	570,000	141,000
Kauswagan National High School (Hinlayagan Annex)	5,531,000	528,000	6,059,000	134,000
Kinan-oan High School	8,410,000	885,000	9,295,000	294,000
Lonoy National High School	10,346,000	907,000	11,253,000	302,000
Loon South National High School	7,209,000	679,000	7,888,000	177,000
Lourdes High School		417,000	417,000	102,000
Lubang National High School	6,635,000	643,000	7,278,000	77,000
Lungsodaan High School		409,000	409,000
Mahanay High School		387,000	387,000
Mantacida National High School	10,138,000	587,000	10,725,000	147,000
Mayor Catalino Casoyla Memorial High School (Suba High School)	12,089,000	1,042,000	13,131,000	392,000
Mayuga National High School	11,769,000	1,011,000	12,780,000	245,000
Nan-od High School	2,404,000	475,000	2,879,000	58,000
Oy National High School	4,077,000	449,000	4,526,000	87,000
Pablo O. Lim Memorial High School - Valencia High School Annex	1,375,000	893,000	2,268,000	288,000
Pagnito-an National High School	8,881,000	876,000	9,757,000	226,000
Pamilacan High School	2,765,000	399,000	3,164,000	111,000
Pandanon High School	3,456,000	461,000	3,917,000
Panghagban High School	5,091,000	637,000	5,728,000	194,000
Pedro S. Budiongan High School	5,512,000	775,000	6,287,000	198,000
Policronio S. Dano, Sr. High School	10,934,000	847,000	11,781,000	241,000
Ponciana E. Leoligao High School	5,533,000	598,000	6,131,000	81,000
Ponciano F. Ramasola, Sr. High School	6,073,000	574,000	6,647,000	196,000
Ponciano L. Padin National High School	1,031,000	552,000	1,583,000	66,000
Pres. Carlos P. Garcia Memorial High School, Talibon	16,978,000	1,393,000	18,371,000	200,000
Quezon High School - Batuan National High School Annex	3,452,000	516,000	3,968,000	100,000
Rizal High School	2,766,000	493,000	3,259,000	124,000
San Agustin National High School - Sta. Catalina National High School Annex	350,000	740,000	1,090,000	236,000
San Isidro Integrated School, Sagbayan	2,438,000	408,000	2,846,000
San Isidro Integrated School, Talibon	9,906,000	818,000	10,724,000	128,000
San Jose High School, Mabini	2,763,000	391,000	3,154,000
San Jose Integrated School		209,000	209,000
San Miguel-Puertos High School	3,460,000	639,000	4,099,000	138,000
San Roque Integrated School	2,311,000	471,000	2,782,000	53,000
Sandingan National High School	14,397,000	1,209,000	15,606,000	513,000
Sebastian A. Jala Memorial High School	2,429,000	406,000	2,835,000	34,000
Soom Integrated School	3,469,000	550,000	4,019,000	77,000
Sto. Niño High School	2,426,000	726,000	3,152,000	145,000
Sto. Rosario Integrated School		195,000	195,000
Talibon National Agricultural School		617,000	617,000	162,000
Tambongan National High School	8,794,000	898,000	9,692,000	275,000

JANUARY 6, 2020	OFFICIAL GAZETTE	707
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Taming National High School	6,886,000	692,000	7,578,000	200,000
Tangkigan Integrated School	1,031,000	337,000	1,368,000
Tapal Integrated School	2,422,000	440,000	2,862,000	66,000
Tubigon West Central High School	11,482,000	1,406,000	12,888,000	402,000
Tubod Monte Integrated School	1,388,000	381,000	1,769,000
Tubog Integrated School	3,862,000	602,000	4,464,000	107,000
Ubay National Science High School	9,135,000	1,102,000	10,237,000	513,000
Ubojan Integrated School		294,000	294,000
Valeriano Ganas High School		219,000	219,000
Vallehermoso High School		550,000	550,000	92,000
Villa Milagrosa High School	4,418,000	999,000	5,417,000	362,000
Zosimo Gulle Memorial National High School	11,016,000	1,027,000	12,043,000	430,000
Division of Carcar City	68,102,000	7,854,000	75,956,000	1,603,000

Can-asujan National High School	9,340,000	910,000	10,250,000	175,000
Liburon National High School	5,160,000	822,000	5,982,000
Maximiano Noel National High School (Guadalupe National High School)	18,041,000	1,568,000	19,609,000	279,000
Ocaña National High School (Kalangyawon Extension)		390,000	390,000	75,000
Perrelos National High School	7,569,000	795,000	8,364,000
Pit-os National High School		394,000	394,000
Puesto Integrated School		277,000	277,000
Roberto Sato National High School	15,588,000	924,000	16,512,000	160,000
Tal-ut National High School	3,499,000	487,000	3,986,000
Tuyom National High School	4,938,000	726,000	5,664,000
Tuyom Senior High School			—	784,000
Valencia National High School	3,967,000	561,000	4,528,000	130,000
Division of Cebu City	227,447,000	35,895,000	263,342,000	6,821,000

Agsungot National High School	3,388,000	601,000	3,989,000	96,000
Alaska High School		1,293,000	1,293,000	183,000
Babag National High School	5,065,000	679,000	5,744,000	151,000
Banilad National High School	2,167,000	953,000	3,120,000	337,000
Barrio Luz National High School (Night)	16,656,000	1,344,000	18,000,000	241,000
Basak Community High School	10,218,000	1,281,000	11,499,000	268,000
Binaliw National High School	3,758,000	568,000	4,326,000	96,000
Bitlang Integrated School	813,000	414,000	1,227,000	92,000
Budlaan Integrated School	412,000	469,000	881,000
Bulacao National High School (Night)	15,795,000	1,384,000	17,179,000	277,000
Cantipla Integrated School	412,000	511,000	923,000	26,000
City Central National High School (Night)	16,459,000	1,399,000	17,858,000	156,000
Dr. Emilio Osmeña National High School	369,000	490,000	859,000	128,000
First High School for the Hearing Impaired		417,000	417,000	38,000
Inayawan National High School (Night)	2,111,000	1,604,000	3,715,000	498,000
Lahug National High School (Night)	25,257,000	2,755,000	28,012,000	656,000
Lusaran National High School	8,264,000	737,000	9,001,000	196,000
Mabini Integrated School	3,660,000	502,000	4,162,000	79,000
Malubog High School (Busay National High School Extension)	4,842,000	503,000	5,345,000
Mambaling National High School (Night)	10,319,000	1,394,000	11,713,000	200,000
Oprra National High School (Night)	15,676,000	1,321,000	16,997,000	128,000
Pamutan Integrated School		353,000	353,000	96,000
Paril National High School	2,496,000	439,000	2,935,000	121,000
Pasil National High School (Night)		917,000	917,000	72,000
Punta Princesa National High School (Night)	9,829,000	1,125,000	10,954,000	253,000
Quiot High School		1,228,000	1,228,000
Regino Mercado National High School (Night)		597,000	597,000	155,000
Sibugay High School	3,042,000	513,000	3,555,000	102,000
Sinsin National High School	4,441,000	472,000	4,913,000	40,000
Sirao National High School	5,005,000	538,000	5,543,000	94,000
Sudlon National High School	8,095,000	857,000	8,952,000	194,000
Tabunan National High School		381,000	381,000	96,000
Tagba-o National High School		305,000	305,000
Taptap Integrated School		389,000	389,000	143,000
Tejero National High School (Night)	22,135,000	2,176,000	24,311,000	209,000
Tisa Night High School	4,213,000	2,308,000	6,521,000	792,000

708	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Toong National High School (Night)	865,000	661,000	1,526,000	183,000
Vicente B. Cosido Memorial National High School (Cambinocot National High School)	4,813,000	649,000	5,462,000	172,000
Zapatera National High School (Night)	16,872,000	1,368,000	18,240,000	253,000
Division of Cebu Province	649,187,000	158,337,000	807,524,000	45,956,000

Alcantara National High School (Badian NHS - Alcantara NHS Extension)	343,000	1,221,000	1,564,000	477,000
Alcoy High School - Nug-as National High School		697,000	697,000	204,000
Alcoy National High School	21,627,000	1,648,000	23,275,000	486,000
Aloguisan National High School - Angilan National High School Extension		799,000	799,000	247,000
Anapog Integrated School		502,000	502,000	98,000
Antipolo Integrated School		291,000	291,000
Arcelo Memorial National High School (San Vicente MNHS) - Arcelo Memorial National High School - Night HS		444,000	444,000	121,000
Arcelo Memorial National High School (San Vicente MNHS) - Poblacion Extension		2,591,000	2,591,000	1,685,000
Argao National High School	26,181,000	3,147,000	29,328,000	1,491,000
Argawanon Integrated School	1,718,000	678,000	2,396,000	200,000
B. Minolos Integrated School		376,000	376,000
Badian National High School - Manduyong Extension		386,000	386,000
Badian National High School - Sanlagan Extension		314,000	314,000
Badian National High School - Tubod National High School Extension		441,000	441,000	151,000
Bagalnga Integrated School	2,062,000	584,000	2,646,000	121,000
Bakhawan National High School	7,073,000	852,000	7,925,000	313,000
Bala National High School - Busay National High School Extension		388,000	388,000	90,000
Balao National High School	10,829,000	1,189,000	12,018,000	390,000
Balungag National High School		464,000	464,000	107,000
Bantayan National High School - Putian Annex		1,705,000	1,705,000	737,000
Bantayan Science High School	4,193,000	630,000	4,823,000	217,000
Batad Integrated School		354,000	354,000
Boljoon National High School - El Pardo Extension		574,000	574,000	96,000
Boljoon National High School - Lunop Extension		457,000	457,000	98,000
Bonbon Integrated School		217,000	217,000
Botigues Integrated School		583,000	583,000
Buanoy National High School - Cabagdalan NHS Extension		468,000	468,000	111,000
Buanoy National High School - Gaas NHS Extension		631,000	631,000	139,000
Buanoy National High School - Ginatilan NHS Extension	1,043,000	522,000	1,565,000	87,000
Buanoy National High School - Lamesa NHS Extension		795,000	795,000	190,000
Buanoy National High School - Nangka NHS Extension		2,021,000	2,021,000	946,000
Buanoy National High School - Night Extension	7,908,000	577,000	8,485,000	136,000
Bugho Integrated School		276,000	276,000
Bulak National High School - Tubod Dugoan Extension	712,000	463,000	1,175,000	185,000
Bulangsuran Integrated School	1,031,000	358,000	1,389,000
Bulasa National High School	7,102,000	984,000	8,086,000	209,000
Bunakan Integrated School	3,436,000	748,000	4,184,000
Busogon Integrated School		498,000	498,000	96,000
Cabadiangan Integrated School, Alcantara	2,756,000	540,000	3,296,000
Cabadiangan Integrated School, Compostela		248,000	248,000
Cabatbatan Integrated School		238,000	238,000
Calambua Integrated School	3,779,000	500,000	4,279,000	130,000
Calape National High School - Baterina Extension		592,000	592,000	243,000
Calape National High School - Carnaza NHS Extension		544,000	544,000	147,000
Calape National High School - Malingin NHS Extension		743,000	743,000	273,000
Calape National High School - Tominjao Extension	690,000	953,000	1,643,000	345,000
Calero Integrated School	6,000	941,000	947,000	230,000
Calumboyan National High School (Teodoro B. Dosados Memorial National High School)	12,065,000	916,000	12,981,000	153,000
Camotes National High School - Cabongan NHS Extension		1,352,000	1,352,000	613,000
Camp 7 National High School	7,927,000	779,000	8,706,000	153,000
Cañang National High School - Oslob National High School Extension		482,000	482,000	138,000
Canhabagat Integrated School		199,000	199,000
Cansaloay Integrated School	2,403,000	467,000	2,870,000	45,000

JANUARY 6, 2020	OFFICIAL GAZETTE	709
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Caputatan Norte Integrated School		340,000	340,000
Carmen National High School - Cawasan National High School		380,000	380,000	66,000
Carmen National High School - Cabalawan NHS		619,000	619,000	241,000
Carmen National High School - Cantumog NHS		1,207,000	1,207,000	260,000
Carmen National High School - Night Extension		442,000	442,000	392,000
Casay National High School	11,657,000	1,139,000	12,796,000	230,000
Catmon Integrated School	2,756,000	2,002,000	4,758,000	564,000
Catmon National High School - Ceferino Sususco NHS		647,000	647,000	181,000
Catmon National High School - Tinabyonan NHS Extension		500,000	500,000	168,000
Cawayan National High School	6,926,000	799,000	7,725,000	275,000
Cogon National High School - Hipolito Boquecosa MNHS (Bullogan National High School Extension)		402,000	402,000	128,000
Colawin National High School - Mandilikit Extension	712,000	493,000	1,205,000	85,000
Colonia National High School	11,185,000	1,077,000	12,262,000	371,000
Compostela National High School - Evening Class	2,069,000	448,000	2,517,000	141,000
Compostela National High School - Sapak Extension		596,000	596,000
Consolacion National High School - Consolacion Night HS		1,625,000	1,625,000	302,000
Consolacion National High School - Jugan NHS Extension	343,000	1,312,000	1,655,000	251,000
Consolacion National High School - Pulpogan NHS Extension		1,111,000	1,111,000	213,000
Consolacion National High School - Tolotolo National High School Extension		482,000	482,000	106,000
Consolacion National High School - Tugbungan NHS		1,034,000	1,034,000	224,000
Consuelo National High School	9,079,000	959,000	10,038,000	422,000
Cordova National High School	1,964,000	1,754,000	3,718,000	1,157,000
Daanbantayan National High School - SK Luis P. Cañete, Sr. Extension		457,000	457,000	92,000
Daantabogon National High School (Doña Liling Neis Negapatan Memorial NHS-Daantabogon NHS Extension)		477,000	477,000	121,000
Dalaguete National High School - Caleriohan NHS		589,000	589,000	181,000
Dalaguete National High School - Caliongan NHS		641,000	641,000	106,000
Dalaguete National High School - Manlapay NHS	774,000	797,000	1,571,000	270,000
Dalaguete National High School - Mantalongan NHS		1,527,000	1,527,000	703,000
Dapdap National High School	11,701,000	556,000	12,257,000	175,000
Don Esteban Nolasco Memorial National High School	7,764,000	457,000	8,221,000	96,000
Don Esteban Nolasco Memorial National High School - Horacio Franco MNHS Extension		535,000	535,000	172,000
Don Felomino M. Torres Memorial National High School	1,136,000	500,000	1,636,000	205,000
Doña Liling Neis Negapatan Memorial National High School - Loreto Remedios National High School Extension		426,000	426,000	104,000
Dumalan National High School		530,000	530,000
Dumanjug National High School, Bitoon National Vocational High School, Poblacion Extension	406,000	1,666,000	2,072,000	811,000
Garing National High School	8,260,000	699,000	8,959,000	143,000
Garing National High School - Lanipga NHS Extension	412,000	617,000	1,029,000	96,000
Gibitngil Integrated School	1,718,000	463,000	2,181,000	70,000
Giloctog National High School	11,480,000	776,000	12,256,000	81,000
Giloctog National High School, Bolocboloc NHS Extension		454,000	454,000	134,000
Gilutongan Integrated School	2,424,000	496,000	2,920,000
Ginatilan Integrated School		295,000	295,000
Greenhills National High School	5,834,000	621,000	6,455,000	153,000
Guindaruhan National High School	9,119,000	824,000	9,943,000	134,000
Guiwanon National High School	11,149,000	834,000	11,983,000	369,000
Hilantagaan National High School Extension		683,000	683,000	294,000
Hilotongan Integrated School	3,786,000	541,000	4,327,000	132,000
llaya Integrated School		195,000	195,000
llihan Integrated School	2,062,000	765,000	2,827,000	196,000
Inghoy National High School	687,000	439,000	1,126,000	79,000
Ireneo V. Diamante National High School	693,000	620,000	1,313,000	143,000
Jose Chona Jo Integrated School	19,693,000	2,224,000	21,917,000	969,000
Jose R. Martinez Memorial National High School	2,587,000	438,000	3,025,000	57,000
Julian Enad National High School	4,627,000	674,000	5,301,000	221,000
Jumangpas National High School - Samboan Extension		483,000	483,000	190,000
Kabalawan Integrated School		286,000	286,000
Kal-anan National High School	9,166,000	808,000	9,974,000	155,000
Kalangahan National High School		457,000	457,000	100,000

710	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Kansi National High School	3,442,000	609,000	4,051,000	107,000
Kawit National High School - Almacin Torrevillas National High School (Lamintak) Extension	10,354,000	993,000	11,347,000	415,000
Kawit National High School - Curva NHS Extension		845,000	845,000	434,000
Kawit National High School - Medellin Science NHS Extension		663,000	663,000	158,000
Kinartacan National High School		1,175,000	1,175,000	456,000
Kinawahan Integrated School	687,000	388,000	1,075,000	113,000
Kodia Integrated School	1,031,000	401,000	1,432,000
Lamak National High School	1,038,000	588,000	1,626,000	128,000
Lanao Integrated School		276,000	276,000
Lanao National High School	7,913,000	786,000	8,699,000	179,000
Lanao National High School - Pilar Dapdap NHS Extension		644,000	644,000	90,000
Langin National High School - Ronda National High School Poblacion Extension		859,000	859,000	390,000
Lantawan Integrated School	343,000	389,000	732,000	60,000
Lataban National High School		461,000	461,000	132,000
Libaong National High School	5,902,000	587,000	6,489,000	162,000
Liki Integrated School	1,031,000	369,000	1,400,000
Liloan National High School Extension Don Bosco		686,000	686,000	119,000
Lipayran Integrated School		570,000	570,000
Logon National High School		865,000	865,000	217,000
Lorenzo S. Tanza Memorial National High School (Union National High School)	10,515,000	1,271,000	11,786,000	581,000
Luciano B. Rama, Sr. Memorial National High School - Zosimo E. Fabroa MNHS Extension	1,842,000	693,000	2,535,000	275,000
Luciano B. Rama, Sr. Memorial National High School (Esperanza National High School)	15,924,000	1,230,000	17,154,000	547,000
Lucio O. Arquillano Integrated School		239,000	239,000
Luhod National High School	5,847,000	790,000	6,637,000	224,000
Lusong National High School		182,000	182,000
Luyang National High School		799,000	799,000	232,000
Mabunao National High School - Juan Pamplona Extension		423,000	423,000	92,000
Madridejos National High School - San Agustin High School Extension		1,126,000	1,126,000	413,000
Magsico National High School	11,788,000	1,078,000	12,866,000	381,000
Mahanlud National High School	343,000	408,000	751,000	26,000
Malolos National High School	6,024,000	749,000	6,773,000	215,000
Manatad National High School	4,126,000	723,000	4,849,000	177,000
Manduang Integrated School		286,000	286,000
Mangaco Integrated School	1,375,000	335,000	1,710,000
Manguiao National High School		595,000	595,000	141,000
Mangyan National High School	3,624,000	549,000	4,173,000	119,000
Mantalongon National High School	25,255,000	2,146,000	27,401,000	705,000
Mar & Dorie Darunday National High School (Mangase National High School)	3,436,000	568,000	4,004,000	162,000
Marikaban Integrated School	1,718,000	619,000	2,337,000	175,000
Medellin High School (Kawit National High School Extension)	20,091,000	1,711,000	21,802,000	680,000
Milan-Cantuod National High School		624,000	624,000	215,000
Minglanilla Science High School	12,383,000	851,000	13,234,000	243,000
Mohon Integrated School	4,123,000	504,000	4,627,000
Montaneza National High School - Cerdeña National High School Extension	3,625,000	518,000	4,143,000	77,000
Montaneza National High School - Sorsogon Extension		490,000	490,000	85,000
Montealegre National High School - Putat NHS Extension		668,000	668,000	215,000
Montealegre National High School -Tuburan NHS Extension		2,423,000	2,423,000	1,606,000
Montpeller National High School		580,000	580,000	141,000
Mulao National High School - Compostela Science and Technology	3,120,000	952,000	4,072,000	168,000
Nangka National High School	6,000	599,000	605,000
Oboob Integrated School	687,000	490,000	1,177,000	85,000
Oslob National High School (Santander NHS) - Don Apolonio Abines Sr. Memorial High School Extension		1,080,000	1,080,000	626,000
Palanas Integrated School	687,000	384,000	1,071,000	126,000
Pansoy Integrated School		319,000	319,000
Pasol-Pugalo Integrated School	3,442,000	440,000	3,882,000	90,000
Patupat National High School - Cagay NHS Extension		494,000	494,000	123,000

JANUARY 6, 2020	OFFICIAL GAZETTE	711
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Patupat National High School (Guibungan NHS Extension)		600,000	600,000	175,000
Paypay National High School (Calape National High School - Paypay NHS Extension)		531,000	531,000	232,000
Pilar National High School	12,105,000	895,000	13,000,000	253,000
Pinamungajan National High School - Anapog NHS Extension	701,000	598,000	1,299,000	183,000
Pinamungajan National High School - Anislag NHS Extension		556,000	556,000	155,000
Pinamungajan National High School - Lut-od NHS Extension	744,000	635,000	1,379,000	192,000
Pinamungajan National High School - Night Extension		345,000	345,000	98,000
Puertobello National High School	11,922,000	1,003,000	12,925,000	238,000
Puertobello National High School - Poblacion Extension		665,000	665,000	205,000
Pungtod National High School		649,000	649,000	128,000
Rosario National High School	12,341,000	1,170,000	13,511,000	334,000
Salag National High School	2,756,000	429,000	3,185,000	126,000
Salamanca National High School	7,610,000	592,000	8,202,000	164,000
Samboan High School (San Sebastian National High School Extension)	19,765,000	1,530,000	21,295,000	669,000
San Fernando National High School	12,809,000	1,175,000	13,984,000	322,000
San Jose National High School	9,335,000	837,000	10,172,000	268,000
San Miguel National High School	11,397,000	1,009,000	12,406,000	260,000
Sangat National High School - Balud NHS Extension	3,218,000	897,000	4,115,000	153,000
Santa Fe National High School - Doong NHS Extension		1,065,000	1,065,000	486,000
Santa Filomena High School - Madridejos NHS Extension		885,000	885,000	211,000
Santa Filomena National High School	24,701,000	905,000	25,606,000	213,000
Santa Lucia National High School - Sta. Rita Extension		557,000	557,000	211,000
Santiago National High School	6,832,000	767,000	7,599,000	221,000
Sillon Integrated School		1,122,000	1,122,000	192,000
Simala National High School	11,397,000	1,397,000	12,794,000	369,000
Sulungan Integrated School	3,436,000	811,000	4,247,000	183,000
Tabunan National High School - Bongdo NHS Extension		480,000	480,000	124,000
Tabunan National High School - Borbon NHS Extension		921,000	921,000	516,000
Tabunan National High School - Campusong NHS Extension		443,000	443,000	90,000
Tabunan National High School - Doña Milagros NHS Extension		567,000	567,000	194,000
Tabunan National High School - Liki NHS Extension		611,000	611,000	196,000
Tabunan National High School - Mohon NHS Extension		790,000	790,000	256,000
Talaga National High School	9,622,000	969,000	10,591,000	205,000
Talisay Integrated School		223,000	223,000
Tambongon Integrated School		567,000	567,000	151,000
Tamiao Integrated School		409,000	409,000
Tan-awan National High School	3,779,000	583,000	4,362,000	162,000
Tapilon National High School (Calape National High School - Tapilon Extension)		1,050,000	1,050,000	326,000
Teodoro de la Vega (Kalidngan) National High School	6,357,000	843,000	7,200,000	302,000
Tinubdan Integrated School		279,000	279,000
Tonggo Integrated School		195,000	195,000
Tubod (San Fernando) National High School	3,663,000	494,000	4,157,000	83,000
Tulang Integrated School	1,718,000	376,000	2,094,000
Tungkil National High School	687,000	565,000	1,252,000	21,000
Tuyokon Integrated School		190,000	190,000
Usmad National High School - Calagasan NHS Extension		567,000	567,000	119,000
Usmad National High School - Cansuje NHS Extension		445,000	445,000	166,000
Vito National High School	8,331,000	1,311,000	9,642,000	72,000
Willy B. Wenceslao National High School	4,156,000	856,000	5,012,000	200,000
Zaragosa Integrated School	1,030,000	303,000	1,333,000
Division of Danao City	132,082,000	18,735,000	150,817,000	2,783,000

B. Durano Integrated School	337,000	350,000	687,000
B. Enriquez Integrated School		291,000	291,000
Baliang National High School	2,766,000	384,000	3,150,000	40,000
Bayabas Integrated School		303,000	303,000
Beatriz D. Durano Memorial National High School	25,256,000	1,710,000	26,966,000
Bibiana Mercado Integrated School	12,753,000	1,219,000	13,972,000
Binaliw Integrated School		451,000	451,000
Cabungahan National High School - Elpidio Perez MNHS Extension	9,177,000	1,009,000	10,186,000	228,000
Cabungahan National High School - Sandayong Sur MNHS Extension	7,150,000	708,000	7,858,000	36,000

712	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Cambubho Integrated School		269,000	269,000
Cogon Cruz Integrated School	5,856,000	599,000	6,455,000
D. T. Durano Memorial Integrated School	3,780,000	977,000	4,757,000
Eduardo Gorre Memorial National High School	4,857,000	528,000	5,385,000	185,000
Guinacot Integrated School	4,493,000	629,000	5,122,000
Langosig Integrated School		233,000	233,000
Lawaan National High School - Maslog Extension	9,560,000	1,296,000	10,856,000	728,000
Lawaan National High School - Miguel Tiongko MHHS Extension	1,858,000	517,000	2,375,000	124,000
Lawaan National High School - Sabang NHS Extension	13,788,000	1,249,000	15,037,000
Malapoc Integrated School	343,000	425,000	768,000
Pili Integrated School		269,000	269,000
Quisol Integrated School		332,000	332,000
Ramon M. Durano, Sr. Foundation - Science and Technology Education Center	4,877,000	923,000	5,800,000	892,000
Ramon M. Durano, Sr. Memorial National High School	7,827,000	1,042,000	8,869,000	254,000
Raymunda B. Hermosilla Integrated School	1,385,000	376,000	1,761,000	55,000
S.A. Tecala Integrated School		191,000	191,000
Sacsac Integrated School		239,000	239,000
Santican National High School	2,078,000	454,000	2,532,000
Sta. Rosa Integrated School	1,040,000	338,000	1,378,000
Taytay Integrated School		427,000	427,000
Ubaldo Iway Memorial National High School	12,901,000	997,000	13,898,000	241,000
Division of Dumaguete City	10,993,000	2,118,000	13,111,000	490,000

Dumaguete City National High School, Camanjac	10,429,000	939,000	11,368,000	166,000
Hermenegilda F. Gloria Memorial School	208,000	422,000	630,000
Piapi High School	356,000	757,000	1,113,000	324,000
Division of Guihulngan City	47,161,000	9,362,000	56,523,000	1,612,000

Buenavista High School	6,000	484,000	490,000
Guihulngan National Agricultural School	5,811,000	1,638,000	7,449,000	106,000
Guihulngan National High School - Lip-o Extension		303,000	303,000
Guihulngan National High School - Maculos Extension		371,000	371,000
Guihulngan National High School - P. Binobohan Annex		402,000	402,000
Linantuyan High School	13,000	538,000	551,000	130,000
Magsaysay High School		562,000	562,000	104,000
P. Zamora High School		559,000	559,000
Guihulngan National High School, Hilaitan	36,476,000	1,775,000	38,251,000	577,000
Pinucauan High School	2,609,000	669,000	3,278,000	113,000
Sandayao High School	714,000	498,000	1,212,000	113,000
Tagbino Provincial High School - Guba High School Annex		632,000	632,000	164,000
Trinidad High School	1,532,000	931,000	2,463,000	305,000
Division of Lapu-lapu City	19,944,000	10,829,000	30,773,000	924,000

Babag National High School - Babag Night HS Extension	7,000	352,000	359,000
Babag National High School, Poblacion Night High School Extension	712,000	443,000	1,155,000
Bankal National High School - Abuno HS Extension	690,000	726,000	1,416,000
Bankal National High School - Maribago HS Extension	7,000	917,000	924,000
Bankal Night High School		388,000	388,000
Gun-ob High School		1,167,000	1,167,000
Mactan National High School - Punta Engano HS Extension	7,000	953,000	960,000
Marigondon National High School - Basak Night High School Extension	527,000	818,000	1,345,000
Marigondon National High School - Gun-ob Night High School	358,000	329,000	687,000
Marigondon National High School - Science and Technology Education Center Extension	7,000	479,000	486,000	524,000
Marigondon National High School - Sudtonggan Night High School		726,000	726,000
Pajo National High School - Pajo Night High School	7,000	360,000	367,000
Pajo National High School - Pasay North MAB Annex	4,704,000	788,000	5,492,000
Pusok National High School - Pusod Night High School	723,000	514,000	1,237,000
Sta. Rosa National High School - Caubian HS Extension	544,000	425,000	969,000
Sta. Rosa National High School - Pangan-an HS Extension	7,000	374,000	381,000

JANUARY 6, 2020	OFFICIAL GAZETTE	713
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Tingo High School	11,644,000	1,070,000	12,714,000	400,000
Division of Mandaue City	54,611,000	9,133,000	63,744,000	1,192,000

Banilad National High School (Cabancalan NHS Extension)		554,000	554,000
Canduman National High School - Tabok High School	12,514,000	1,118,000	13,632,000
Canduman National High School - Pagsabungan High School	9,166,000	1,154,000	10,320,000
Casili Night High School	3,812,000	645,000	4,457,000
Maguikay High School	5,404,000	1,117,000	6,521,000
Mandaue City Comprehensive National High School - Labogon National High School Extension	16,346,000	1,793,000	18,139,000	481,000
Mandaue City Comprehensive National High School - Mandaue City Night High School Extension	723,000		723,000
Mandaue City Comprehensive National High School - Mandaue City Science High School Extension	3,944,000	571,000	4,515,000	215,000
Mandaue City School for the Arts	2,702,000	414,000	3,116,000	38,000
Mandaue SPED Center High School		1,151,000	1,151,000	100,000
Tingub High School		616,000	616,000	358,000
Division of Naga City	87,607,000	11,704,000	99,311,000	576,000

Alpaco National High School	4,831,000	628,000	5,459,000	94,000
Antonio R. Lapiz Memorial National High School	1,743,000	479,000	2,222,000
Balirong National High School	11,505,000	796,000	12,301,000
Cabuan National High School	1,725,000	321,000	2,046,000
Cantao-an National High School	4,143,000	612,000	4,755,000
Cepoc National High School	3,442,000	573,000	4,015,000	43,000
Cogon National High School	3,110,000	450,000	3,560,000
Don Emilio Canonigo Memorial National High School	9,637,000	829,000	10,466,000	102,000
Inayagan National High School	3,814,000	732,000	4,546,000
Lanas National High School	2,490,000	452,000	2,942,000
Langtad National High School	17,031,000	1,605,000	18,636,000
Lutac National High School	4,204,000	557,000	4,761,000
Mainit National High School	2,133,000	512,000	2,645,000
Mayana National High School	2,078,000	397,000	2,475,000
Naalad National High School	1,735,000	410,000	2,145,000
Naga Enhanced National Science High School	1,037,000	579,000	1,616,000
Naga SPED High School	717,000	369,000	1,086,000	9,000
Tagjaguimit National High School	3,441,000	466,000	3,907,000
Uling National High School	8,791,000	937,000	9,728,000	328,000
Division of Negros Oriental	159,285,000	52,760,000	212,045,000	15,027,000

Amio Comprehensive High School	9,472,000	711,000	10,183,000	185,000
Amlan National High School - Jugno Campus		333,000	333,000	45,000
Antonio B. Alejado Memorial National High School (Magaso High School)		442,000	442,000	107,000
Apo High School		339,000	339,000	40,000
Apolinar Macias National High School (Casile Provincial Community High School)	3,051,000	454,000	3,505,000	79,000
Avocado High School		369,000	369,000	43,000
Ayungon National High School - Carol-an Extension		464,000	464,000	85,000
Ayungon Science High School		400,000	400,000	41,000
Bacong High School	5,949,000	949,000	6,898,000	209,000
Bagtic National High School	5,569,000	645,000	6,214,000	183,000
Bangcal High School		281,000	281,000	45,000
Barras Annex National High School	723,000	429,000	1,152,000	94,000
Budlasan National High School Annex	6,089,000	708,000	6,797,000	60,000
Buntod High School		391,000	391,000	92,000
Cabangahan High School		568,000	568,000	107,000
Cambaloctot High School		389,000	389,000	32,000
Cambonbon High School		439,000	439,000	113,000
Campanun-an High School	3,453,000	549,000	4,002,000	58,000
Candugay High School (Siaton National High School Annex)	723,000	550,000	1,273,000	175,000
Canggohob High School	3,178,000	463,000	3,641,000	94,000
Cansal-ing Provincial Community High School		359,000	359,000	75,000
Caticugan High School		419,000	419,000	109,000
Cawitan High School		728,000	728,000	200,000

714	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Dahile Provincial Community High School Extension	1,044,000	681,000	1,725,000	364,000
Dauin Science High School		350,000	350,000	136,000
Demetrio L. Alviola National High School - Cabcaban Annex	710,000	585,000	1,295,000	128,000
Demetrio L. Alviola National High School - Nalundan Extension		495,000	495,000	75,000
Dr. Ernesto A. Uy, Sr. National High School		205,000	205,000
Froilan A. Alanano Memorial High School		366,000	366,000	121,000
Giligaon High School		503,000	503,000	164,000
Gregorio Elmaga Memorial High School	3,794,000	433,000	4,227,000	72,000
Inapoy Provincial Comprehensive High School	3,683,000	611,000	4,294,000	66,000
Jantianon National High School	723,000	467,000	1,190,000	160,000
Jimalalud National High School - Tamao Extension		413,000	413,000	79,000
Jose B. Cardenas Memorial High School - Bayog Extension		352,000	352,000	106,000
Jose B. Cardenas Memorial High School - Pula Extension		821,000	821,000	13,000
Jose B. Cardenas Memorial High School - Tabalogo Extension		815,000	815,000	15,000
Jose B. Cardenas Memorial High School - Uptown Annex	1,475,000	904,000	2,379,000	777,000
Kakha High School		438,000	438,000	85,000
Kauswagan High School		488,000	488,000	100,000
Lorenza P. Palarpalar Memorial High School (Bonbonon Provincial Community High School)	723,000	339,000	1,062,000	60,000
Mabato Provincial Community High School		601,000	601,000	192,000
Mabinay National High School - Manlingay Annex		315,000	315,000	25,000
Mabinay National High School - Tarra Annex	1,385,000	658,000	2,043,000	234,000
Mabinay Science High School		387,000	387,000	74,000
Mainit High School		269,000	269,000	66,000
Malaiba High School		975,000	975,000	62,000
Maloh Provincial Community High School		757,000	757,000	405,000
Malongcay High School		405,000	405,000	126,000
Manjuyod National High School - Panciao Extension		412,000	412,000	74,000
Manjuyod Science High School		328,000	328,000	74,000
Mantiquil Masaligan High School		335,000	335,000	55,000
Masulog High School		1,020,000	1,020,000	324,000
Matauta Community High School		231,000	231,000
Mayaposi Comprehensive High School		591,000	591,000	130,000
Milagrosa High School	1,112,000	518,000	1,630,000	98,000
Nagbalaye High School	3,418,000	632,000	4,050,000	179,000
Nagbinlod High School		360,000	360,000	55,000
Napacao High School		378,000	378,000	38,000
Obat High School	1,400,000	626,000	2,026,000	249,000
Owacan Provincial Community High School	1,458,000	597,000	2,055,000	238,000
Pacuan Provincial Community High School	15,200,000	1,602,000	16,802,000	630,000
Palayuhan High School		345,000	345,000	60,000
Paniabonan High School (Mabinay NHS Annex)	13,426,000	1,377,000	14,803,000	554,000
Pantao National High School	6,864,000	806,000	7,670,000	138,000
Pedro Abul Memorial High School		344,000	344,000	49,000
Pinalubngan Community High School	6,359,000	699,000	7,058,000	132,000
Pulangbato National High School	10,028,000	824,000	10,852,000
Pulangbato National Senior High School			—	363,000
Sampinitan Provincial Community High School	766,000	636,000	1,402,000	145,000
San Antonio High School	701,000	486,000	1,187,000	113,000
San Miguel High School	5,889,000	480,000	6,369,000	90,000
San Miguel Provincial Community High School	5,143,000	976,000	6,119,000	207,000
Siapo High School		443,000	443,000	77,000
Siaton Science High School	690,000	375,000	1,065,000	200,000
Sibulan National High School - Ajong Unit	1,057,000	548,000	1,605,000	143,000
Sibulan National High School - Balugo Extension		395,000	395,000	109,000
Sibulan National High School - Enrique Villanueva Extension		437,000	437,000	60,000
Sibulan National High School - Maningcao Extension	723,000	435,000	1,158,000	109,000
Sibulan National High School - Maslong Extension		369,000	369,000	38,000
Sibulan Night High School	1,725,000	659,000	2,384,000	132,000
Sibulan Science High School		339,000	339,000	58,000
Silab Community High School Annex		491,000	491,000	156,000
Sta. Catalina High School	723,000	1,398,000	2,121,000	1,242,000
Sta. Catalina Science High School		325,000	325,000	92,000
Sumaliring High School (Inalad High School)		944,000	944,000	673,000
Tamlang High School		306,000	306,000	17,000

JANUARY 6, 2020	OFFICIAL GAZETTE	715
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Tampi National High School	23,404,000	1,327,000	24,731,000	413,000
Tampi National High School - San Jose High School Annex	532,000	849,000	1,381,000	403,000
Tayasan National High School (Bago Extension)	1,410,000	692,000	2,102,000	290,000
Tayasan Science High School		383,000	383,000	121,000
Tubigon High School - Sibulan National High School Annex		383,000	383,000	55,000
Tubtubon High School		493,000	493,000	189,000
Valencia National High School - Balugo High School Extension	1,179,000	611,000	1,790,000	324,000
Valencia National High School- Dobdob Extension		383,000	383,000	49,000
Zamboanguita Science High School	4,334,000	560,000	4,894,000	106,000
Division of Siquijor	54,951,000	6,692,000	61,643,000	1,975,000

Banban National High School	7,090,000	754,000	7,844,000	187,000
Basac National High School (Enrique Villanueva NHS - Siquijor)	5,674,000	674,000	6,348,000	173,000
Cabulihan Integrated School	3,628,000	518,000	4,146,000	94,000
Campalanas National High School - Candaping High School Extension	10,535,000	1,186,000	11,721,000	424,000
Campalanas National High School - KICKCC High School Kinanadagan HS Extension	4,538,000	426,000	4,964,000	26,000
Campalanas National High School Po-o High School Extension	3,954,000	507,000	4,461,000	149,000
Catulayan National High School	7,798,000	608,000	8,406,000	313,000
San Antonio National High School	3,923,000	571,000	4,494,000	130,000
San Antonio National High School - Ponong HS Extension	3,797,000	547,000	4,344,000	77,000
Tambisan National High School - San Juan	4,014,000	901,000	4,915,000	402,000
Division of Tagbilaran City	16,200,000	1,777,000	17,977,000	434,000

San Isidro High School	7,092,000	653,000	7,745,000
Tagbilaran City Science High School	9,108,000	899,000	10,007,000	434,000
Tagbilaran High School for the Hearing Impaired		225,000	225,000
Division of Talisay City	155,902,000	19,346,000	175,248,000	3,696,000

Bulacao National High School		926,000	926,000	68,000
Candulawan National High School (Mohon Divino Amore - Candulawan)	5,330,000	641,000	5,971,000
Jaclupan National High School	26,844,000	2,047,000	28,891,000	415,000
Lagtang National High School (Night)	8,053,000	994,000	9,047,000	222,000
Lawaan III Night National High School	6,429,000	841,000	7,270,000
Lawaan National High School - Talisay	16,368,000	1,751,000	18,119,000	454,000
Maghaway National High School	7,068,000	897,000	7,965,000	77,000
Manipis National High School	2,095,000	414,000	2,509,000
Pooc National High School (Jaclupan NHS - Pooc Extension)		936,000	936,000	234,000
San Isidro National High School (Night)	4,991,000	570,000	5,561,000
San Roque National High School (Jaclupan)	9,264,000	1,024,000	10,288,000	213,000
Tabunok National High School	18,652,000	1,754,000	20,406,000	375,000
Talisay City Science High School	2,755,000	387,000	3,142,000
Talisay National High School	38,830,000	4,786,000	43,616,000	1,493,000
Tangke National High School (San Roque National High School - Tangke National High School Extension)	9,223,000	910,000	10,133,000
Tapul National High School		468,000	468,000	145,000
Division of Tanjay City	50,248,000	9,231,000	59,479,000	1,751,000

Apolinario Gerarda Arnaiz High School		403,000	403,000	26,000
Azagra High School	5,464,000	530,000	5,994,000
Bahian High School	3,865,000	462,000	4,327,000	75,000
Graciano Banogon High School		352,000	352,000
Hunop High School	759,000	444,000	1,203,000	106,000
Inawasan Provincial Community High School		322,000	322,000	70,000
Isidro Salma High School (Balayong)	690,000	592,000	1,282,000	234,000
Luca High School		327,000	327,000
Nagsala High School		479,000	479,000	115,000
Namonbon High School		280,000	280,000
Novallas High School	3,730,000	469,000	4,199,000
Pal-ew High School	5,753,000	610,000	6,363,000	413,000
Patricio Palomar Memorial High School (Isabelo Palomar)		282,000	282,000
Polo High School	4,100,000	502,000	4,602,000

716	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
San Miguel High School	5,066,000	441,000	5,507,000
Santa Agueda National High School - Calicanan High School Extension		517,000	517,000	113,000
Tanjay City Science High School	4,907,000	617,000	5,524,000	256,000
Tanjay Legislated High School	10,698,000	964,000	11,662,000	222,000
Tanjay National High School (Sto. Niño)	5,216,000	638,000	5,854,000	121,000
Division of Toledo City	100,247,000	10,425,000	110,672,000	2,641,000

Awihao National High School	12,366,000	1,449,000	13,815,000	371,000
Bunga National High School	4,804,000	582,000	5,386,000	38,000
Cantabaco National High School	7,262,000	887,000	8,149,000	160,000
General Climaco National High School	15,996,000	1,561,000	17,557,000	615,000
Luray II Barangay High School Day and Night	47,115,000	4,559,000	51,674,000	1,212,000
Media Once National High School	10,274,000	770,000	11,044,000	89,000
Toledo Science High School	2,430,000	617,000	3,047,000	156,000
Region VIII - Eastern Visayas	4,542,205,000	450,047,000	4,992,252,000	138,500,000

Division of Baybay City	99,391,000	9,505,000	108,896,000	5,160,000

Banahao National High School		518,000	518,000
Baybay City National Night High School	5,778,000	657,000	6,435,000	222,000
Baybay City Senior High School			—	3,472,000
Bitanhuan National High School	7,458,000	687,000	8,145,000
Bunga National High School	12,672,000	1,004,000	13,676,000	83,000
Caridad National High School	10,209,000	950,000	11,159,000	258,000
Gabas Integrated School		570,000	570,000
Kabunga-an Integrated School		351,000	351,000
Mailhi National High School	5,920,000	645,000	6,565,000	128,000
Makinhas National High School	20,026,000	917,000	20,943,000
Makinhas National High School, Ciabu Annex (Makinhas NHS)	1,609,000	956,000	2,565,000	290,000
Mapgap Integrated School		326,000	326,000
Plaridel National High School	12,162,000	996,000	13,158,000	441,000
Pomponan National High School	23,557,000	928,000	24,485,000	266,000
Division of Biliran	161,162,000	15,517,000	176,679,000	5,505,000

Almeria National High School	20,179,000	1,754,000	21,933,000	799,000
Biliran National Agricultural High School	14,600,000	1,948,000	16,548,000	824,000
Biliran Science High School	5,006,000	781,000	5,787,000	189,000
Bool National High School	10,130,000	920,000	11,050,000	405,000
Cabucgayan National High School	18,536,000	971,000	19,507,000	313,000
Cabucgayan National School of Arts and Trades	20,271,000	1,816,000	22,087,000	677,000
Higatangan National High School	5,326,000	540,000	5,866,000	117,000
Inasuyan Integrated School		271,000	271,000
Information & Communications Technology (ICT) High School of Eastern Biliran	3,284,000	879,000	4,163,000	394,000
Lucsoon National High School	22,538,000	1,459,000	23,997,000	460,000
Naval Night High School	2,921,000	506,000	3,427,000	275,000
Pinamihagan Integrated School		249,000	249,000
Tabunan National High School	5,914,000	592,000	6,506,000	168,000
Tucdao National High School	20,586,000	1,427,000	22,013,000	607,000
Union Integrated School		256,000	256,000
Viga National High School	5,263,000	460,000	5,723,000	100,000
Western Biliran High School for the Arts & Culture	6,608,000	688,000	7,296,000	177,000
Division of Borongan City	42,715,000	4,411,000	47,126,000	1,123,000

Benowangan National High School (Lalawigan NHS-Benowangan Annex)	1,375,000	415,000	1,790,000	60,000
Eastern Samar National Comprehensive High School (Supt. Fidel E. Anacta, Sr. MHS)	5,144,000	674,000	5,818,000	90,000
Lalawigan National High School - Calingatngan Annex	6,815,000	651,000	7,466,000	55,000
Sta. Fe National High School	14,155,000	1,299,000	15,454,000	509,000
Sta. Fe National High School - Maypangdan Annex	15,226,000	1,372,000	16,598,000	409,000
Division of Calbayog City	256,125,000	24,023,000	280,148,000	8,488,000

Calbayog Arts and Design School of Eastern Visayas			—	371,000

JANUARY 6, 2020	OFFICIAL GAZETTE	717
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Calbayog City High School	52,585,000	4,095,000	56,680,000	2,507,000
Calbayog City National High School - Bagacay Campus	12,481,000	961,000	13,442,000	324,000
Calbayog City National High School - Carayman Campus	790,000	530,000	1,320,000
Calbayog City Night High School	10,057,000	798,000	10,855,000
Dawo Integrated School	3,001,000	371,000	3,372,000
Gadgaran Integrated School	4,947,000	503,000	5,450,000
Happy Valley National High School	2,456,000	332,000	2,788,000
Macatingog Integrated School	4,780,000	503,000	5,283,000
Mag-ubay National High School	8,836,000	810,000	9,646,000	177,000
Malaga National High School	20,755,000	1,412,000	22,167,000	288,000
Malaga National High School (Caglanipao Sur Annex School)		275,000	275,000
Malaga National High School (Pena 1 Annex School)		592,000	592,000	245,000
Migara National High School	7,801,000	736,000	8,537,000	153,000
Oquendo National High School	20,027,000	1,621,000	21,648,000	805,000
Oquendo National High School - Cabatuan Annex	5,083,000	545,000	5,628,000
Pilar Agricultural High School	9,618,000	876,000	10,494,000	270,000
San Joaquin National High School	24,254,000	1,893,000	26,147,000	716,000
San Joaquin National High School (Manguinoo Annex School)		304,000	304,000
San Joaquin National High School-Malahog Annex School		438,000	438,000
San Policarpio National High School	25,709,000	2,116,000	27,825,000	1,514,000
Seven Hills National High School	2,488,000	339,000	2,827,000
Tabawan Integrated School	10,878,000	1,018,000	11,896,000	290,000
Tarabucan National High School	12,401,000	1,107,000	13,508,000	330,000
Trinidad National High School	17,178,000	1,476,000	18,654,000	498,000
Trinidad National High School-Tomaligues Annex		372,000	372,000
Division of Catbalogan City	60,254,000	7,427,000	67,681,000	2,925,000

Antonio G. Tuazon High School (Sierra Island NHS)	9,503,000	1,011,000	10,514,000	356,000
Catbalogan City Agro-Industrial School		321,000	321,000	160,000
Eastern Visayas Regional Science High School	6,164,000	1,816,000	7,980,000	317,000
Guinsorongan Integrated School (Samar National High School - Guinsorongan Annex)	12,208,000	1,359,000	13,567,000	954,000
Pangdan National High School	6,761,000	777,000	7,538,000	207,000
Samar National High School - Silanga Annex	25,618,000	2,143,000	27,761,000	931,000
Division of Eastern Samar	337,156,000	36,473,000	373,629,000	8,427,000

Agsam Integrated School		383,000	383,000
Arteche National High School	25,562,000	1,841,000	27,403,000	775,000
Arteche National High School - Concepcion Annex		454,000	454,000
Arteche National High School (Carapdapan Annex)		606,000	606,000
Balangkayan National High School	12,837,000	1,147,000	13,984,000	405,000
Bobon National High School	3,677,000	441,000	4,118,000
Bolusao National High School	3,908,000	463,000	4,371,000
Camantang National High School	5,826,000	583,000	6,409,000
Can-Avid National High School	21,210,000	2,360,000	23,570,000	1,274,000
Dolores National High School (Dapdap Annex)	6,761,000	854,000	7,615,000
Guiuan National High School - Manicani Annex	4,657,000	510,000	5,167,000
Hilabaan National High School	6,424,000	630,000	7,054,000
Hinolaso National High School	9,943,000	778,000	10,721,000
Hinolaso National High School (Caglao-an Annex)	1,410,000	344,000	1,754,000
Homonhon National High School	4,711,000	706,000	5,417,000	145,000
Homonhon National High School - Sulangan Annex	8,179,000	736,000	8,915,000
Jipapad National High School	9,737,000	1,313,000	11,050,000	418,000
Llorente National High School - Barobo Annex	5,314,000	620,000	5,934,000
Malabag High School	7,170,000	673,000	7,843,000
Malinao Integrated School	2,307,000	442,000	2,749,000
Maslog High School	6,487,000	855,000	7,342,000	179,000
Maydolong National High School	18,885,000	1,697,000	20,582,000	711,000
Maydolong National High School - Lapgap Annex		433,000	433,000
Mercedes High School	11,237,000	1,095,000	12,332,000	520,000
Nena National High School (Nena SAT)	10,283,000	995,000	11,278,000
Nicasio Alvarez II Memorial High School (Sta. Monica Annex)	3,206,000	350,000	3,556,000
Nicasio M. Alvarez Memorial High School	7,887,000	814,000	8,701,000
Oras National Agricultural Industrial School (Arteche NAS)	6,193,000	726,000	6,919,000
Oras National High School	24,550,000	1,894,000	26,444,000	1,220,000

718	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Oras National High School (Dao Annex)	9,473,000	980,000	10,453,000
Pedro E. Candio Memorial National High School	15,702,000	1,481,000	17,183,000	490,000
Quinapundan High School	18,292,000	1,772,000	20,064,000	814,000
Quinapundan National High School (Anislag Annex)	2,716,000	366,000	3,082,000
Salcedo High School	9,067,000	917,000	9,984,000
Salcedo Vocational High School	11,629,000	1,248,000	12,877,000	926,000
San Julian National High School	10,777,000	1,036,000	11,813,000	550,000
San Vicente Integrated School	3,032,000	417,000	3,449,000
Sulat National High School - Sto. Niño Annex	5,220,000	639,000	5,859,000
Sulu-an Integrated School	2,928,000	402,000	3,330,000
Tagbacan National High School (Tagbacan RHS)	7,758,000	740,000	8,498,000
Taytay Integrated School	9,425,000	1,011,000	10,436,000
Tubabao National High School	2,776,000	493,000	3,269,000
Vigan National High School		228,000	228,000
Division of Leyte	1,665,017,000	157,201,000	1,822,218,000	52,040,000

Abuyog National High School	30,221,000	2,339,000	32,560,000	835,000
Agapito Amado Memorial National High School	5,705,000	762,000	6,467,000	213,000
Alangalang Agro-Industrial School (LSU-Alangalang Campus)	9,478,000	1,092,000	10,570,000	437,000
Alang-Alang National High School	49,434,000	4,163,000	53,597,000	2,034,000
Alangalang Night High School	2,566,000	348,000	2,914,000
Alegria Integrated School		354,000	354,000
Alfredo Parillo National High School	9,948,000	797,000	10,745,000	232,000
Anahawan National High School	12,715,000	985,000	13,700,000	402,000
Anahaway National High School	12,719,000	985,000	13,704,000	207,000
Astorga National High School	5,468,000	615,000	6,083,000	106,000
Asuncion S. Melgar National High School	22,863,000	1,971,000	24,834,000	677,000
Atty. Roque Marcos National High School (La Paz NHS)	24,956,000	2,216,000	27,172,000	758,000
Babatngon National High School	20,116,000	1,939,000	22,055,000	584,000
Balocawehay National High School	16,912,000	1,524,000	18,436,000	567,000
Balugo National High School	7,633,000	781,000	8,414,000	230,000
Barugo National High School	12,657,000	1,330,000	13,987,000	618,000
Bato National High School	27,014,000	2,345,000	29,359,000	922,000
Bontoc National High School	9,353,000	1,003,000	10,356,000	500,000
Borseth National High School	2,574,000	438,000	3,012,000	77,000
Buli National High School (Anahawan National High School - Buli Annex)	4,311,000	482,000	4,793,000	162,000
Bung-aw National High School	5,418,000	581,000	5,999,000	102,000
Buraburon National High School		222,000	222,000
Buracan National High School	3,298,000	530,000	3,828,000	94,000
Burauen CNHS - Hibunauan Annex		541,000	541,000	183,000
Burauen National High School	23,260,000	1,905,000	25,165,000	577,000
Cabacungan National High School	11,605,000	995,000	12,600,000	422,000
Cabatoan National High School	3,765,000	536,000	4,301,000	109,000
Cahagnaan National High School	9,484,000	856,000	10,340,000	205,000
Cahigan National High School		620,000	620,000
Calingcaguing National High School	15,112,000	1,074,000	16,186,000	481,000
Calubian Integrated School	5,540,000	638,000	6,178,000	138,000
Calubian National High School (Calubian NVS)	28,417,000	2,800,000	31,217,000	1,191,000
Calunangan National High School	3,893,000	474,000	4,367,000	70,000
Canmarating National High School		214,000	214,000
Cantuha-on National High School	9,402,000	762,000	10,164,000	85,000
Capudlosan National High School	3,291,000	411,000	3,702,000	102,000
Carigara National High School - Jugaban Annex	14,461,000	2,015,000	16,476,000	1,018,000
Carigara School of Fisheries	22,447,000	1,925,000	24,372,000	858,000
Celestino de Guzman Memorial National High School	9,976,000	824,000	10,800,000
Conalum National High School	5,060,000	605,000	5,665,000	143,000
Concepcion National High School	12,034,000	1,038,000	13,072,000	221,000
Damulaan National High School	15,421,000	1,367,000	16,788,000	515,000
Daniel Z. Romualdez State Comprehensive School of Fisheries	7,571,000	693,000	8,264,000	89,000
Dawahon Integrated School		600,000	600,000
Don Mariano Salvacion Memorial High School	6,550,000	735,000	7,285,000	115,000
Esperanza National High School	5,872,000	575,000	6,447,000	100,000
Euperfia Puda National High School	2,766,000	508,000	3,274,000

JANUARY 6, 2020	OFFICIAL GAZETTE	719
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Felix Caneja Lafuente National High School	8,420,000	823,000	9,243,000	232,000
Gibacungan National High School	5,807,000	612,000	6,419,000	219,000
Granja-Kalinawan National High School	51,643,000	3,631,000	55,274,000	1,772,000
Granja-Kalinawan National High School - Uguiao Annex		587,000	587,000	207,000
Granja-Kalinawan National High School (Hiagsam Annex)		756,000	756,000
Guinarona National High School	5,127,000	576,000	5,703,000	170,000
Hampangan National High School		292,000	292,000
Hampipila National Hgih School - Libertad National High School Annex	3,228,000	463,000	3,691,000	55,000
Hampipila National High School	13,224,000	1,056,000	14,280,000	483,000
Hindang National High School	16,312,000	1,290,000	17,602,000	375,000
Hitudpan National High School	2,850,000	411,000	3,261,000
Inopacan National High School	7,655,000	720,000	8,375,000	300,000
Isabel National Comprehensive High School (Isabel NAVS)	22,442,000	2,105,000	24,547,000	850,000
Isabel National High School	15,025,000	1,206,000	16,231,000	714,000
Javier National High School	25,407,000	2,013,000	27,420,000	575,000
Juan Villablanca National High School	22,027,000	2,033,000	24,060,000	826,000
Julita National High School	21,055,000	1,484,000	22,539,000	579,000
Justimbaste - Remandaban National High School	18,894,000	1,506,000	20,400,000	396,000
Kananga National High School	55,497,000	3,433,000	58,930,000	1,286,000
Kananga National High School - Kawayan Annex	4,778,000	573,000	5,351,000
Kananga National High School - Libertad Annex	4,158,000	479,000	4,637,000
Kananga National High School (Montebello Annex)		530,000	530,000
Kananga National High School (Rizal Annex)		598,000	598,000	106,000
Kauswagan National High School	3,030,000	381,000	3,411,000
Kikilo National High School	3,815,000	433,000	4,248,000	96,000
Kiling National High School	9,730,000	884,000	10,614,000	236,000
Leyte National High School	18,176,000	1,488,000	19,664,000	547,000
Leyte National High School - Consuegra Annex	10,180,000	992,000	11,172,000	298,000
Libas National High School	4,628,000	469,000	5,097,000
Libertad National High School	6,633,000	747,000	7,380,000	219,000
Lim-Ao National High School	9,223,000	1,025,000	10,248,000	202,000
Lomonon National High School	6,395,000	741,000	7,136,000	198,000
Macalpi-ay National High School	3,779,000	513,000	4,292,000
MacArthur National High School	25,567,000	2,164,000	27,731,000	628,000
Mahaplag High School (Upper)	14,108,000	1,117,000	15,225,000	405,000
Mahaplag National High School	26,968,000	2,079,000	29,047,000	1,142,000
Malibago National High School	7,428,000	741,000	8,169,000	194,000
Manaybanay National High School	6,867,000	718,000	7,585,000	136,000
Manlilisid National High School	6,593,000	976,000	7,569,000	303,000
Marao National High School	5,353,000	652,000	6,005,000	190,000
Marcelino R. Veloso National High School (Marcelino R. Veloso National Comprehensive High School)	15,979,000	1,459,000	17,438,000	439,000
Mariano Salazar National High School	2,749,000	464,000	3,213,000	106,000
Matag-ob National High School	25,339,000	1,935,000	27,274,000
Matag-ob Stand Alone Senior High School			—	782,000
Matalom National High School	22,469,000	1,759,000	24,228,000	703,000
Matalom National High School - Sta. Paz Annex		384,000	384,000	119,000
Matlang National High School	18,319,000	1,798,000	20,117,000	626,000
Mayorga National High School	21,294,000	1,722,000	23,016,000	592,000
Merida Vocational School - Minesite Annex	1,043,000	289,000	1,332,000
Merida Vocational School - Pio Bello Annex	4,963,000	867,000	5,830,000	185,000
Muertegui National High School	11,603,000	1,008,000	12,611,000	339,000
Naval National High School	6,389,000	549,000	6,938,000	36,000
Pagsulhugon National High School	8,659,000	924,000	9,583,000	196,000
Palale National High School	6,763,000	665,000	7,428,000
Palo National High School	56,930,000	4,338,000	61,268,000	1,727,000
Palo National High School - Pawing Annex		620,000	620,000	273,000
Palompon National High School (Tinablan National High School - Palompon Annex)	16,734,000	1,484,000	18,218,000	858,000
Pastor Salazar National High School	9,051,000	774,000	9,825,000	268,000
Patoc National High School	12,943,000	1,087,000	14,030,000	292,000
PCCC St. Filomena National High School	1,734,000	408,000	2,142,000	57,000
Pinamopoan National High School	406,000	953,000	1,359,000	166,000
Polahongon National High School	7,198,000	992,000	8,190,000	219,000
Rafaelito Cabanas Martinez National High School	5,950,000	666,000	6,616,000	256,000

720	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Rizal National High School	2,839,000	490,000	3,329,000	83,000
San Agustin National High School	8,691,000	889,000	9,580,000	256,000
San Francisco National High School	6,266,000	671,000	6,937,000	160,000
San Isidro National High School	19,601,000	1,874,000	21,475,000	733,000
San Joaquin National High School	12,936,000	1,256,000	14,192,000	528,000
San Jose National High School	9,218,000	857,000	10,075,000	309,000
San Miguel National High School	24,615,000	2,091,000	26,706,000	895,000
Seguinon National High School	17,653,000	1,666,000	19,319,000	6,000
Seguinon Stand Alone Senior High School			—	704,000
Sogod National High School (Carigara School of Fisheries - Sogod Annex)	4,049,000	530,000	4,579,000
Sta. Ana National High School	5,773,000	677,000	6,450,000	181,000
Sta. Cruz National High School	11,991,000	1,106,000	13,097,000	330,000
Sta. Fe National High School	26,741,000	2,245,000	28,986,000
Sta. Fe Stand Alone Senior High School			—	1,061,000
Sta. Margarita National High School	7,548,000	699,000	8,247,000	121,000
Sta. Mesa National High School	26,008,000	2,157,000	28,165,000	914,000
Sta. Rosa National High School, Barugo I	11,170,000	932,000	12,102,000	249,000
Sta. Rosa National High School, Matag-ob	3,637,000	403,000	4,040,000
Sulpa National High School	3,436,000	501,000	3,937,000	107,000
Tabango National High School	20,408,000	1,468,000	21,876,000	720,000
Taberna National High School	13,186,000	1,149,000	14,335,000	256,000
Taberna National High School - San Guillermo Annex	3,384,000	474,000	3,858,000	136,000
Tahud National High School	4,189,000	444,000	4,633,000	126,000
Talisay National High School		276,000	276,000
Tanauan National High School (Cabuynan Annex)	5,623,000	614,000	6,237,000	49,000
Tanauan National High School (San Roque NHS)	28,743,000	2,267,000	31,010,000	1,244,000
Tanauan School of Craftsmanship & Home Industries (LIT Tanauan)	29,850,000	2,286,000	32,136,000	852,000
Teofilo R. Macaso Memorial National High School	8,761,000	813,000	9,574,000	187,000
Tinabilan National High School	7,019,000	611,000	7,630,000	128,000
Tinago National High School	10,654,000	951,000	11,605,000	213,000
Tolosa National High School	25,513,000	2,284,000	27,797,000	935,000
Trinidad B. Caidic National High School	3,436,000	547,000	3,983,000
Tunga National High School	24,266,000	1,939,000	26,205,000	903,000
Villaba National Comprehensive High School	24,908,000	1,768,000	26,676,000	892,000
Villaba National High School (LNCAST)	7,663,000	786,000	8,449,000	205,000
Waterloo National High School	5,419,000	525,000	5,944,000
Division of Maasin City	116,532,000	11,806,000	128,338,000	1,339,000

Asuncion Integrated School	3,392,000	626,000	4,018,000
Batuan Integrated School		363,000	363,000
Baugo National High School	4,901,000	461,000	5,362,000
Canyuom Integrated School		191,000	191,000
Dongon National High School	11,336,000	1,033,000	12,369,000	215,000
Guadalupe National High School	8,150,000	676,000	8,826,000
Hinapu National High School	2,984,000	365,000	3,349,000
Ibarra National High School	10,257,000	855,000	11,112,000	185,000
Libhu National High School	8,814,000	780,000	9,594,000	222,000
Lunas National High School	3,292,000	499,000	3,791,000
Maasin City National High School	17,016,000	1,456,000	18,472,000	256,000
Maasin City National High School Night	2,667,000	317,000	2,984,000
Malapoc Sur National High School	8,980,000	574,000	9,554,000
Manhilo National High School	10,586,000	935,000	11,521,000	141,000
Maria Clara Integrated School		221,000	221,000
Matin-aw National High School	2,404,000	474,000	2,878,000
Nonok Norte National High School	8,432,000	656,000	9,088,000
Panan-awan Integrated School		194,000	194,000
San Rafael National High School	8,770,000	632,000	9,402,000
Stand Alone Senior High School within San Rafael Elementary School			—	320,000
Tigbawan Integrated School	4,551,000	498,000	5,049,000
Division of Northern Samar	570,381,000	54,284,000	624,665,000	13,210,000

Acereda Integrated School		278,000	278,000

JANUARY 6, 2020	OFFICIAL GAZETTE	721
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Alegria National High School	19,691,000	1,392,000	21,083,000	451,000
Balnasan National High School		454,000	454,000	126,000
Batag National High School	5,465,000	646,000	6,111,000	204,000
Biri National High School	15,374,000	1,504,000	16,878,000	422,000
Buenavista National High School	5,666,000	578,000	6,244,000	109,000
Bukid National High School		362,000	362,000
Bulao National High School		390,000	390,000
Cabacungan National High School	5,932,000	603,000	6,535,000	62,000
Cagamutan National High School	5,578,000	544,000	6,122,000
Cahayagan National High School	4,712,000	552,000	5,264,000	158,000
Capacujan National High School	1,718,000	725,000	2,443,000	226,000
Capacujan National High School - Jangtud Integrated School Annex	11,020,000	445,000	11,465,000
Catarman IV Central Integrated School	17,175,000	1,323,000	18,498,000
Catarman National High School - Galutan ANHS Annex	11,319,000	1,090,000	12,409,000	392,000
Catigbi-An National High School (Rawis National High School Annex)	8,103,000	669,000	8,772,000
Cervantes National High School (Rosario Lim Uy National High School)	9,668,000	751,000	10,419,000
Dapdap National High School		559,000	559,000	115,000
Don Juan F. Avalon National High School - Bantayan National High School Annex	9,496,000	930,000	10,426,000	303,000
E.J. Dulay National High School		336,000	336,000
F. Domingo National High School	343,000		343,000
F. Dominice National High School	12,251,000	955,000	13,206,000	273,000
Froctuoso B. Regulacion National High School		371,000	371,000
Gamay National High School	17,222,000	1,568,000	18,790,000	675,000
Gamay National High School - Anito NHS Annex	4,985,000	614,000	5,599,000	98,000
Gamay National High School - Bangon Annex	8,674,000	723,000	9,397,000	151,000
Guindaulan National High School	3,094,000	378,000	3,472,000
Hibubullao National High School	16,083,000	1,313,000	17,396,000	328,000
Landusan National High School	5,587,000	582,000	6,169,000
Laoang National High School	11,664,000	985,000	12,649,000	628,000
Laoang National High School - Rawis NHS Annex	18,041,000	1,572,000	19,613,000	679,000
Laoang National High School - Suba National High School Annex	3,052,000	369,000	3,421,000
Laoang National Technical High School	28,290,000	1,925,000	30,215,000	707,000
Laperla National High School (Rawis National High School Annex)	5,470,000	609,000	6,079,000
Las Navas National High School	56,431,000	2,704,000	59,135,000	899,000
Lipata National High School	5,648,000	485,000	6,133,000
Lope de Vega National High School	15,576,000	1,331,000	16,907,000
Lope de Vega National High School (Stand Alone)			—	829,000
Magsaysay National High School		429,000	429,000
Magtaon National High School		430,000	430,000
Makiwalo National High School	9,790,000	786,000	10,576,000	270,000
Malobago - Pagsang-An National High School	6,084,000	609,000	6,693,000
Mapanas AIS - Magno Siljagon National High School Annex	4,369,000	492,000	4,861,000
Maravilla National High School		503,000	503,000	117,000
Marubay National High School	4,646,000	600,000	5,246,000	151,000
Maxvilla National High School	343,000	305,000	648,000
Mongolbongol National High School	6,578,000	671,000	7,249,000	209,000
Nenita National High School	7,102,000	775,000	7,877,000	192,000
Oleras National High School		670,000	670,000	239,000
Pambujan National High School	41,271,000	3,258,000	44,529,000	1,061,000
Polangi National High School	14,593,000	1,352,000	15,945,000	564,000
Poponton National High School		328,000	328,000
Potong National High School	9,396,000	835,000	10,231,000
Rosario National High School	14,221,000	1,109,000	15,330,000	601,000
Salvacion National High School	5,011,000	505,000	5,516,000
San Antonio National High School	5,555,000	723,000	6,278,000	172,000
San Isidro National High School (LN)	10,408,000	540,000	10,948,000
San Isidro National High School (SI)	19,739,000	1,497,000	21,236,000	400,000
San Miguel National High School	7,104,000	728,000	7,832,000	79,000
San Vicente National High School	750,000	493,000	1,243,000	175,000
Sumuroy Agro-Industrial School - Cabatuan NHS Annex	5,110,000	596,000	5,706,000	145,000

722	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Sumuroy Agro-Industrial School - Pangpang Integrated School Annex	4,490,000	445,000	4,935,000
Taylor National High School - Las Navas National High School Annex		462,000	462,000
Veriato National High School	7,308,000	774,000	8,082,000
Victoria National High School (Mawo NHS)	22,591,000	1,537,000	24,128,000
Victoria Senior High School (Stand Alone)			—	555,000
Vigo National High School	10,012,000	876,000	10,888,000	290,000
Washington National High School	10,582,000	870,000	11,452,000
Zoilo T. Lobos Memorial High School		471,000	471,000	155,000
Division of Ormoc City	140,050,000	15,146,000	155,196,000	9,165,000

Dolores National High School	22,956,000	1,607,000	24,563,000	464,000
Dolores National High School (Tongonan Annex)	6,066,000	1,010,000	7,076,000	271,000
Gaas Integrated School		308,000	308,000
Genera B. Lureñana National High School (Matica-a National High School Annex)	5,472,000	748,000	6,220,000	134,000
Julian Gantuangco National High School		536,000	536,000	145,000
Lilo-an National High School	15,516,000	1,601,000	17,117,000	402,000
Linao National High School	22,596,000	2,023,000	24,619,000	746,000
Margen National High School	16,056,000	1,527,000	17,583,000	403,000
Mas-in Integrated School		348,000	348,000
New Ormoc City National High School (Ormoc City Night High School Annex)	444,000	438,000	882,000
Ormoc City Senior High School			—	4,484,000
Ormoc City Sports Senior High School			—	495,000
Rustico Capahi, Sr. Memorial National High School (Sabang Bao NHS)	9,037,000	721,000	9,758,000	139,000
San Jose National High School	13,968,000	1,368,000	15,336,000	362,000
Valencia National High School	23,279,000	2,278,000	25,557,000	1,018,000
Valencia National High School (Cabintan Integrated High School)	4,660,000	633,000	5,293,000	102,000
Division of Samar	587,257,000	62,375,000	649,632,000	16,759,000

Almagro National High School	7,725,000	577,000	8,302,000	143,000
Anibongon Integrated School	3,013,000	576,000	3,589,000
Apolonia Integrated School	343,000	346,000	689,000
Babaclayon Integrated School		276,000	276,000
Baclayan National High School	5,862,000	703,000	6,565,000
Bagacay National High School	11,515,000	966,000	12,481,000	194,000
Bagacay National High School-Daram National High School Annex	4,530,000	606,000	5,136,000	271,000
Bakhaw National High School	3,450,000	519,000	3,969,000	164,000
Balocawe Integrated School	1,031,000	506,000	1,537,000	100,000
Banquel National High School		434,000	434,000	74,000
Baquiw National High School	5,175,000	554,000	5,729,000	109,000
Baras National High School	3,100,000	422,000	3,522,000
Basey Memorial High School - Old San Agustin Annex	9,401,000	843,000	10,244,000	190,000
Bioso Integrated School	6,668,000	694,000	7,362,000	139,000
Birawan National High School	9,900,000	822,000	10,722,000	249,000
Blanca Aurora Integrated School		276,000	276,000
Bonga National High School	3,193,000	462,000	3,655,000
Buenos Aires Integrated School	1,748,000	435,000	2,183,000
Burgos Integrated School (Burgos National High School)	9,887,000	971,000	10,858,000	313,000
Cabiton-an Integrated School	3,282,000	540,000	3,822,000
Cabunga-an Integrated School	3,807,000	514,000	4,321,000	162,000
Calapi National High School	13,404,000	1,195,000	14,599,000	334,000
Casandig National High School	8,995,000	800,000	9,795,000	149,000
Casapa National High School-Jiabong National High School Annex	2,749,000	384,000	3,133,000	62,000
Concord Integrated School		276,000	276,000
Costa Rica National High School	6,660,000	672,000	7,332,000	247,000
Dampigan National High School	5,504,000	977,000	6,481,000
Daram National High School	25,210,000	1,902,000	27,112,000	692,000
Daram National High School - Sua Annex	5,045,000	978,000	6,023,000	334,000
Guintarcan National High School	6,110,000	657,000	6,767,000	202,000

JANUARY 6, 2020	OFFICIAL GAZETTE	723
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Hampton Integrated School		436,000	436,000
Hinangutdan National High School-Sta. Rita National High School Annex	4,550,000	539,000	5,089,000	74,000
Igot National High School	10,423,000	823,000	11,246,000	92,000
Independencia National High School	12,485,000	1,375,000	13,860,000	383,000
Inobongan Integrated School		276,000	276,000
Jiabong National High School	20,829,000	1,515,000	22,344,000	613,000
Lamingao National High School	3,806,000	618,000	4,424,000	177,000
Lawaan National High School	6,476,000	603,000	7,079,000
Lokilokon Integrated School		276,000	276,000
Mabini National High School	4,640,000	633,000	5,273,000	123,000
Majacob Integrated School	7,634,000	842,000	8,476,000	270,000
Malino National High School-Jiabong National High School Annex	3,499,000	656,000	4,155,000	149,000
Marabut National High School	11,531,000	951,000	12,482,000	334,000
Matuguinao National High School	8,314,000	827,000	9,141,000	181,000
Motiong National High School	17,825,000	1,626,000	19,451,000	671,000
Mualbual Integrated School	6,836,000	727,000	7,563,000	177,000
Napuro National High School (Sta. Margarita National High School - Napuro Annex)	6,705,000	665,000	7,370,000
Osmeña National High School	16,357,000	1,569,000	17,926,000	812,000
Pagsanghan National High School	16,502,000	1,177,000	17,679,000	535,000
Parasan National High School	13,205,000	745,000	13,950,000	141,000
Parasanon National High School-Pinabacdao National High School Annex	7,044,000	803,000	7,847,000	62,000
Patong National High School		340,000	340,000
Pequit Integrated School		421,000	421,000
Pinabacdao National High School	5,183,000	528,000	5,711,000	81,000
Pinaplata Integrated School	3,512,000	591,000	4,103,000	79,000
Ramon T. Diaz Memorial High School (Buenavista Annex)	14,904,000	981,000	15,885,000	226,000
Ramon T. Diaz Memorial High School - Erenas Annex	18,868,000	1,625,000	20,493,000	735,000
Ramon T. Diaz Memorial High School (Gandara NHS)	35,822,000	2,988,000	38,810,000	1,744,000
Rizal Integrated School	4,349,000	526,000	4,875,000	134,000
Rosalim Integrated School		276,000	276,000
San Andres National High School	8,286,000	818,000	9,104,000	253,000
San Fernando National High School-Valeriano C. Yancha Memorial Agricultural School Annex	1,718,000	736,000	2,454,000
San Isidro National High School-Zumarraga National High School Annex	1,718,000	574,000	2,292,000	168,000
San Jose de Buan National High School	7,922,000	761,000	8,683,000	183,000
San Sebastian National High School	8,602,000	795,000	9,397,000	294,000
Simeon Ocdol National High School	9,217,000	848,000	10,065,000	341,000
Sta. Rita National High School	13,737,000	1,142,000	14,879,000	349,000
Sto. Niño Integrated School		384,000	384,000
Sto. Niño National High School	11,554,000	1,112,000	12,666,000	288,000
Tagapul-an National High School	10,756,000	704,000	11,460,000	185,000
Tarangnan National High School - Oeste Annex	8,191,000	786,000	8,977,000	319,000
Tatabunan Integrated School		296,000	296,000
Tenani Integrated National High School	5,350,000	612,000	5,962,000
Tizon National High School		476,000	476,000
Tominamos Integrated School	22,975,000	1,924,000	24,899,000	903,000
Villahermosa National High School	9,952,000	556,000	10,508,000	213,000
Villahermosa National High School-Pagsanhan National High School Annex		620,000	620,000
Villareal National High School	21,572,000	1,871,000	23,443,000	850,000
Villareal National High School - Plaridel Annex	4,631,000	536,000	5,167,000	104,000
Zumarraga Integrated School	12,470,000	983,000	13,453,000	388,000
Division of Southern Leyte	460,607,000	43,825,000	504,432,000	12,323,000

Anahawan Vocational High School	6,585,000	804,000	7,389,000	119,000
Beniton Integrated School		276,000	276,000
Bontoc National High School	20,132,000	1,945,000	22,077,000	528,000
Canipaan National High School	15,912,000	1,345,000	17,257,000	352,000
Canipaan National High School - Hinunangan Annex	17,316,000	1,407,000	18,723,000	839,000
Catmon Integrated School		424,000	424,000
Concepcion National High School	8,989,000	666,000	9,655,000	107,000

724	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Consolacion National High School	12,634,000	892,000	13,526,000	126,000
Divisoria National High School	8,069,000	741,000	8,810,000	158,000
Don Agustin F. Escano National High School	9,016,000	867,000	9,883,000	390,000
Esperanza National High School	4,510,000	436,000	4,946,000	17,000
Estela National High School	9,051,000	753,000	9,804,000	145,000
Higatungan National High School	6,975,000	995,000	7,970,000	232,000
Hilaan National High School	11,345,000	804,000	12,149,000	107,000
Himay-angan National High School	13,665,000	1,016,000	14,681,000	294,000
Himbangan National High School	17,928,000	1,238,000	19,166,000	368,000
Hitawos Integrated School		364,000	364,000
Ichon National High School	18,509,000	1,657,000	20,166,000	484,000
Kahupian Integrated School		294,000	294,000
Katipunan National High School	4,772,000	435,000	5,207,000	47,000
Libagon National High School	7,201,000	832,000	8,033,000	192,000
Libas National High School	7,378,000	638,000	8,016,000	94,000
Liloan National Technical Vocational High School	18,213,000	2,015,000	20,228,000	790,000
Limasawa National High School	9,056,000	942,000	9,998,000	373,000
Lungsodaan National High School	14,262,000	1,371,000	15,633,000	466,000
Malitbog National High School		220,000	220,000
Marayag National High School	7,795,000	696,000	8,491,000
Mercedes National High School	6,391,000	590,000	6,981,000	41,000
Nahaong National High School	11,858,000	1,235,000	13,093,000	571,000
Nava National High School	7,463,000	663,000	8,126,000	138,000
New Guinsaugon National High School	12,422,000	905,000	13,327,000	170,000
Padre Burgos National Technical Vocational High School		630,000	630,000	53,000
Paku National High School	12,490,000	1,013,000	13,503,000	441,000
Pintuyan National High School	11,162,000	697,000	11,859,000	181,000
Pinut-an National High School	6,769,000	611,000	7,380,000	38,000
Rizal National High School	4,496,000	511,000	5,007,000	25,000
San Isidro National High School, Sogod		335,000	335,000
San Isidro National High School, Tomas Oppus	8,558,000	728,000	9,286,000	166,000
San Juan National High School	22,582,000	1,869,000	24,451,000	905,000
San Ricardo National High School	8,535,000	852,000	9,387,000	270,000
San Roque National High School	9,799,000	773,000	10,572,000	132,000
Saub Integrated School		215,000	215,000
Sogod National High School	50,751,000	4,397,000	55,148,000	1,877,000
Sta. Cruz National High School	17,613,000	1,347,000	18,960,000	622,000
Sta. Paz National High School	6,797,000	842,000	7,639,000	358,000
Sto. Niño National High School		293,000	293,000
Tambis National High School	13,608,000	1,246,000	14,854,000	107,000
Division of Tacloban City	45,558,000	8,054,000	53,612,000	2,036,000

Anibong Night High School	4,773,000	425,000	5,198,000
Cirilo Roy Montejo National High School - Night High School	2,834,000	582,000	3,416,000
Greendale Residences Integrated School		375,000	375,000
Guadalupe Heights Integrated School		459,000	459,000
Kapuso Village Integrated School		533,000	533,000
Lorenzo Daa Integrated Memorial School	4,647,000	570,000	5,217,000	102,000
North Hill Arbours Integrated School		540,000	540,000
Northern Tacloban City High School	16,032,000	1,941,000	17,973,000	773,000
Ridge View Park Integrated School	1,718,000	676,000	2,394,000
San Jose National High School - Night High School	5,068,000	487,000	5,555,000
Scandinavian National High School	6,364,000	887,000	7,251,000	121,000
Sto. Nino Senior High School			—	940,000
V & G National High School	4,122,000	579,000	4,701,000	100,000
Region IX - Zamboanga Peninsula	2,230,410,000	251,948,000	2,482,358,000	48,746,000

Division of Dapitan City	68,984,000	7,147,000	76,131,000	1,328,000

Aseniero National High School	7,657,000	758,000	8,415,000
Barcelona National High School	7,170,000	742,000	7,912,000	194,000
Baylimango National High School	10,847,000	1,027,000	11,874,000	158,000
Dakak National High School (Baylimango NHS Annex)	7,463,000	1,014,000	8,477,000	256,000
Kauswagan Integrated School	2,404,000	432,000	2,836,000
Oro National High School	4,093,000	441,000	4,534,000

JANUARY 6, 2020	OFFICIAL GAZETTE	725
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Potungan National High School	12,823,000	1,000,000	13,823,000	279,000
Sulangon National High School	16,527,000	1,733,000	18,260,000	441,000
Division of Dipolog City	25,621,000	3,424,000	29,045,000	266,000

Cogon National High School	9,780,000	916,000	10,696,000	134,000
Gulayon Integrated School	7,727,000	747,000	8,474,000	45,000
Pamansalan Eco-Tech High School	3,916,000	524,000	4,440,000	72,000
Sinaman Integrated School		231,000	231,000
Sta. Filomena Integrated School		248,000	248,000
Tubod Integrated School		263,000	263,000
Upper Dicayas Integrated School	4,198,000	495,000	4,693,000	15,000
Division of Isabela City	58,962,000	7,710,000	66,672,000	1,063,000

Baluno National High School	5,649,000	661,000	6,310,000	155,000
Basilan National High School - Night		1,347,000	1,347,000
Calvario Peak National High School	4,667,000	570,000	5,237,000	75,000
Caro National High School		231,000	231,000
Geras Integrated School	8,391,000	914,000	9,305,000	119,000
Isabela City National High School	9,776,000	1,005,000	10,781,000	170,000
Kumalarang National High School	5,743,000	498,000	6,241,000	96,000
Lampinigan National High School		240,000	240,000
Malamawi National High School	17,317,000	1,518,000	18,835,000	307,000
Tandung Ahas National High School	7,419,000	726,000	8,145,000	141,000
Division of Pagadian City	78,399,000	9,022,000	87,421,000	1,530,000

Bulatok Integrated School	1,722,000	330,000	2,052,000
Co Tek Chun Trade School	9,392,000	957,000	10,349,000	230,000
Ditoray National High School	4,210,000	436,000	4,646,000	75,000
Lison Valley National High School	3,953,000	606,000	4,559,000	160,000
Lourdes National High School	3,621,000	473,000	4,094,000	47,000
Macasing National High School	7,269,000	737,000	8,006,000	126,000
Manga National High School	7,127,000	627,000	7,754,000	109,000
Norberta Guillar Memorial National High School (Napolan National High School Norbeta Guillar Memorial School Extension)	7,005,000	856,000	7,861,000	121,000
Otto Lingue National High School	5,155,000	560,000	5,715,000	77,000
Pagadian City Science High School	6,440,000	625,000	7,065,000	413,000
Sta. Lucia National High School	18,985,000	1,559,000	20,544,000	119,000
Tulawas Integrated School	3,520,000	429,000	3,949,000	28,000
Zamboanga del Sur National High School - San Pedro NHS Annex		827,000	827,000	25,000
Division of Zamboanga City	297,850,000	32,915,000	330,765,000	11,403,000

Arena Blanco National High School - Landang Gua Annex	1,582,000	635,000	2,217,000	170,000
Baliwasan Senior High School - Stand Alone			—	2,893,000
Baluno National High School	3,270,000	534,000	3,804,000	102,000
Bolong National High School	8,455,000	929,000	9,384,000	219,000
Bunguiao National High School	10,259,000	1,001,000	11,260,000	260,000
Cabaluay National High School	9,260,000	1,028,000	10,288,000	287,000
Capisan National High School	3,247,000	466,000	3,713,000	106,000
Don Pablo A. Lorenzo Memorial Senior High School			—	2,390,000
Limaong National High School	5,233,000	729,000	5,962,000	132,000
Limpapa National High School	7,635,000	815,000	8,450,000	100,000
Lubigan National High School - Curuan Annex	1,379,000	516,000	1,895,000	126,000
Manalipa Integrated School		353,000	353,000
Mangusu Integrated School	4,829,000	695,000	5,524,000	187,000
Pasonanca National High School	21,050,000	1,868,000	22,918,000	138,000
Ramon Enriquez High School (Don Ramon Enriquez Memorial NHS - Labuan NHS)	23,403,000	2,369,000	25,772,000	728,000
Recodo National High School	16,938,000	1,793,000	18,731,000	462,000
San Roque National High School	11,341,000	1,464,000	12,805,000	81,000
Sangali National High School	18,824,000	2,073,000	20,897,000	441,000
Sibulao National High School	4,750,000	583,000	5,333,000	104,000
Sinubong National High School	5,663,000	611,000	6,274,000	45,000
Sinunuc National High School	19,466,000	1,828,000	21,294,000	271,000

726	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Tagasilay National High School	8,195,000	948,000	9,143,000	219,000
Talisayan National High School	15,121,000	1,645,000	16,766,000	322,000
Talon-Talon National High School	63,672,000	5,838,000	69,510,000	822,000
Tictapul National High School	9,570,000	1,136,000	10,706,000	232,000
Tolosa National High School	7,073,000	767,000	7,840,000	183,000
Tuan Datu Hj. Abdulla Nuno Memorial High School (Taluksangay NHS)	11,046,000	1,182,000	12,228,000	251,000
Tulungatung National High School	6,589,000	1,109,000	7,698,000	132,000
Division of Zamboanga del Norte	461,290,000	59,479,000	520,769,000	9,458,000

Bacong National High School	9,367,000	772,000	10,139,000	236,000
Balakan National High School	7,086,000	635,000	7,721,000	113,000
Balas National High School	7,348,000	743,000	8,091,000	168,000
Baliguian National High School	10,632,000	1,070,000	11,702,000	334,000
Baliguian National High School - Alam Mudja Sai CHS Extension	3,476,000	442,000	3,918,000	83,000
Bartolome C. Lira, Sr. National High School (Maras National High School)	8,318,000	819,000	9,137,000	134,000
Bartolome C. Lira, Sr. National High School (Maras National High School) - Siasin Extension	1,036,000	288,000	1,324,000
Basagan National High School (Katipunan National High School - Basagan Annex)	1,188,000	533,000	1,721,000
Batayan National High School (Kalawit National High School - Batayan Annex)	3,501,000	521,000	4,022,000	96,000
Binoni National High School (Salug National High School - Binoni Extension)	5,718,000	610,000	6,328,000	66,000
Canatuan National High School (Siocon National High School - Canatuan Annex)	3,175,000	576,000	3,751,000	23,000
Compra National High School (Liloy National High School - Compra Annex)	14,381,000	1,193,000	15,574,000	290,000
Dilawa National High School	5,059,000	532,000	5,591,000
Dinasan National High School	9,276,000	861,000	10,137,000	32,000
Diongan National High School	3,592,000	555,000	4,147,000
Disakan National High School (Bartolome Aripal Memorial National High School - Upper Disakan)	9,918,000	929,000	10,847,000	126,000
Domalogdog National High School	8,541,000	897,000	9,438,000	113,000
Don Jose Aguirre National High School (Villaramos National High School - Don J. Aguirre Extension)	6,160,000	689,000	6,849,000	66,000
Don Teotimo Z. Ochotorena National High School	4,824,000	516,000	5,340,000	60,000
Doña Natividad L. Macias Memorial National High School		406,000	406,000	53,000
Gatas National High School (Kalawit National High School - Gatas Extension)	4,021,000	473,000	4,494,000	40,000
Godod National High School	17,860,000	904,000	18,764,000	268,000
Godod National High School - Raba Annex	1,457,000	515,000	1,972,000	64,000
Godod National High School - Sianan Extension		483,000	483,000	53,000
Gunyan National High School (Siayan National High School - Gunyan Annex)	3,994,000	665,000	4,659,000	194,000
Gutalac National High School - Canuto Enerio Extension	759,000	404,000	1,163,000	64,000
Gutalac National High School - Mamawan Annex	706,000	389,000	1,095,000	28,000
Gutalac National High School Extension - Panganuran		472,000	472,000	49,000
Gutalac National High School Extension - San Juan		425,000	425,000	13,000
Gutalac National High School Extension - Tipan		425,000	425,000	49,000
Kalawit National High School	17,284,000	1,076,000	18,360,000	232,000
Kalawit National High School - Tugop Annex	1,053,000	433,000	1,486,000	26,000
Kalawit National High School Extension - Paraiso	444,000	324,000	768,000
Kanim National High School	9,976,000	580,000	10,556,000	89,000
Katipunan National High School - Bulawan Extension	5,318,000	517,000	5,835,000	47,000
La Libertad National High School	10,204,000	887,000	11,091,000	279,000
Lapero National High School (Dinasan National High School - Lapero Extension)		340,000	340,000
Lintangan Integrated School		545,000	545,000
Lipakan National High School (Langatian National High School Extension - Lipakan)		316,000	316,000
Malayal National High School	12,450,000	1,312,000	13,762,000	375,000
Manawan National High School	10,019,000	975,000	10,994,000	126,000
Mangilay National High School	4,475,000	489,000	4,964,000

JANUARY 6, 2020	OFFICIAL GAZETTE	727
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Manukan National High School (Serongan Annex)	1,040,000	460,000	1,500,000
Marupay National High School	9,156,000	624,000	9,780,000	32,000
Matam National High School	5,298,000	484,000	5,782,000
Moliton National High School (Marupay National High School - Moliton Extension)	1,392,000	574,000	1,966,000	83,000
Mutia National High School	15,475,000	1,190,000	16,665,000	475,000
Mutia National High School - Tubak Annex	1,781,000	471,000	2,252,000
Mutia National High School Extension - Alvenda		431,000	431,000
Palandok National High School	363,000	418,000	781,000	41,000
Patawag National High School		602,000	602,000
Pianon National High School	3,527,000	455,000	3,982,000	106,000
Pitawe Integrated School		214,000	214,000
Polanco National High School - Isis Extension	1,601,000	581,000	2,182,000	49,000
Polanco National High School Extension - Lingasad	1,558,000	516,000	2,074,000
Ponot National High School	15,306,000	1,825,000	17,131,000	718,000
Rizal National High School (Rizal A. I. National High School)	11,675,000	1,189,000	12,864,000	403,000
Salug National High School - R. Magsaysay Annex	1,514,000	540,000	2,054,000
Saluyong National High School	4,266,000	487,000	4,753,000
San Isidro National High School	4,943,000	517,000	5,460,000	13,000
San Jose National High School	3,746,000	479,000	4,225,000	41,000
San Pedro National High School	7,297,000	720,000	8,017,000	75,000
Sawang National High School (Kanim National High School - Sawang Annex)	2,189,000	457,000	2,646,000	111,000
Sebaca National High School	7,321,000	622,000	7,943,000	81,000
Seres National High School	5,104,000	585,000	5,689,000	96,000
Sergio Osmeña National High School - Bagong Baguio Extension	1,115,000	403,000	1,518,000
Sergio Osmeña National High School Extension - Marapong		478,000	478,000
Sianib National High School	356,000	430,000	786,000
Siari John Roemer Memorial National High School (Siari National High School)	24,031,000	2,341,000	26,372,000	577,000
Siay Integrated School	6,181,000	702,000	6,883,000	64,000
Siayan National High School	19,563,000	1,567,000	21,130,000	454,000
Sibuco National High School	19,418,000	1,513,000	20,931,000	464,000
Sibuco National High School - Lunday Annex	766,000	369,000	1,135,000
Sibuco National High School - Pangian Annex	1,424,000	413,000	1,837,000
Sibuco National High School Extension - Cawit-Cawit		383,000	383,000	100,000
Silawe National High School (Polanco National High School - Silawe NHS Annex)	4,717,000	613,000	5,330,000	85,000
Sinuyak National High School (Katipunan National High School - Sinuyak Annex)	1,464,000	511,000	1,975,000
Sirawai National High School	20,590,000	1,713,000	22,303,000	434,000
Sirawai National High School - Guban Annex	1,047,000	557,000	1,604,000	124,000
Sirawai National High School - Piacan Annex	1,398,000	596,000	1,994,000	62,000
Sitog National High School (Katipunan National High School - Sitog Annex)	1,177,000	566,000	1,743,000	58,000
Sta. Maria National High School (Siocon National High School - Sta. Maria Annex)	5,355,000	701,000	6,056,000	41,000
Talinga National High School	6,239,000	603,000	6,842,000	183,000
Tampilisan National High School - Galingon Annex	1,174,000	464,000	1,638,000
Tampilisan National High School - New Dapitan Annex	1,109,000	367,000	1,476,000
Tampilisan National High School - Situbo Annex	2,591,000	428,000	3,019,000	36,000
Tampilisan National High School - Tininggaan Annex	1,102,000	339,000	1,441,000
Tinuyop National High School	1,098,000	549,000	1,647,000	55,000
Ubay National High School Extension - Lawigan		437,000	437,000	107,000
Ubay National High School - Malintubuan Annex	1,562,000	447,000	2,009,000	158,000
Ubay National High School - Patawag Extension		303,000	303,000
Villaramos National High School	10,645,000	709,000	11,354,000	143,000
Division of Zamboanga del Sur	784,279,000	86,703,000	870,982,000	16,934,000

Antonio National High School	12,344,000	1,067,000	13,411,000	298,000
Aurora National High School	26,832,000	2,316,000	29,148,000	1,056,000
Baganian National High School	9,964,000	995,000	10,959,000	279,000
Bag-ong Kahayag National High School	3,368,000	450,000	3,818,000	111,000
Bag-ong Kauswagan National High School (Tambulig NHS - Bag-ong Kauswagan Extension)	693,000	324,000	1,017,000	34,000

728	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Balintawak National High School	8,354,000	605,000	8,959,000	145,000
Balukbahan National High School	4,479,000	440,000	4,919,000
Baluno National High School		391,000	391,000
Bayog National High School - Mataga Extension Campus		305,000	305,000
Betinan National High School	10,876,000	1,155,000	12,031,000	575,000
Bibilik National High School (Rebokon Agricultural Vocational High School - Bibilik Extension)	6,353,000	768,000	7,121,000	136,000
Binuay National High School	6,352,000	661,000	7,013,000	187,000
Bobuan National High School	7,351,000	728,000	8,079,000	132,000
Bogayo National High School	4,417,000	420,000	4,837,000
Bogo Calabat Integrated School	2,848,000	658,000	3,506,000	62,000
Bokong National High School	10,639,000	642,000	11,281,000	34,000
Bokong National High School - Tabak NHS Annex	346,000	444,000	790,000
Boniao National High School (Mahayag National High School - Boniao Annex)	680,000	900,000	1,580,000	175,000
Buburay National High School	10,467,000	753,000	11,220,000
Bulawan National High School (Lapuyan National High School - Bulawan Extension Class)	7,673,000	652,000	8,325,000	43,000
Buloron National High School		697,000	697,000	96,000
Bululawan National High School	4,940,000	511,000	5,451,000
Camalig National High School (Dumalinao National High School - Camalig Extension)		394,000	394,000
Cogon National High School	8,042,000	691,000	8,733,000	96,000
Cogonan Integrated School	350,000	300,000	650,000
Concepcion National High School	12,615,000	627,000	13,242,000
Concepcion National High School - Tultolan Extension	703,000	393,000	1,096,000
Culabay National High School	8,507,000	1,297,000	9,804,000	420,000
Damit National High School	691,000	470,000	1,161,000
Daniel C. Mantos National High School	1,040,000	631,000	1,671,000
Dao-an National High School	3,256,000	411,000	3,667,000	32,000
Dawa National High School (Leonardo National High School - Dawa Annex)	374,000	419,000	793,000
Depase National High School		280,000	280,000
Digon National High School	376,000	419,000	795,000
Diosdado Macapagal Memorial National High School	4,010,000	409,000	4,419,000
Dulop National High School	32,708,000	1,171,000	33,879,000
Dulop National High School - Bag-ong Valencia Extension	2,531,000	514,000	3,045,000	115,000
Dulop National High School - Labangon Extension	1,031,000	459,000	1,490,000
Dumalinao National High School	19,499,000	1,436,000	20,935,000	432,000
Dumingag National High School (Dulop National High School - Dulop (Dumingag NHS Annex))	39,433,000	3,339,000	42,772,000	254,000
Esperanza Switch National High School (Esperanza NHS)	9,448,000	891,000	10,339,000	160,000
Eugenio Andrin National High School	9,240,000	867,000	10,107,000	196,000
Fatima National High School (Legarda Dos National High School - Fatima Extension)	346,000	498,000	844,000	158,000
Golictop National High School (Midsalip National HS - Golictop Extension)	2,912,000	516,000	3,428,000	113,000
Gubaan National High School (Commonwealth National High School - Gubaan Annex)	1,392,000	411,000	1,803,000
Guinicolalay National High School	3,539,000	554,000	4,093,000	123,000
Guinicolalay National High School - Tarakan Extension	3,986,000	440,000	4,426,000
Guipos National High School (J. Cerilles)	15,476,000	1,703,000	17,179,000	1,012,000
Guling National High School	6,047,000	612,000	6,659,000
Ignacio Garrata National High School (Dinas National High School - Ignacio Garrata Annex)	1,375,000	411,000	1,786,000
Juan Lumosad Memorial National High School	8,462,000	510,000	8,972,000
Judge Edmundo S. Pinga National High School	6,567,000	995,000	7,562,000	204,000
Kalian National High School	12,724,000	1,475,000	14,199,000	545,000
Kauswagan National High School (Commonwealth National High School - Kauswagan NHS)	1,099,000	416,000	1,515,000
Kumalarang National High School	22,068,000	1,731,000	23,799,000	594,000
Langapod Integrated School	364,000	314,000	678,000
Lantungan National High School	7,509,000	803,000	8,312,000	173,000
Laperian National High School	8,144,000	730,000	8,874,000	132,000
Lapuyan National High School - Maralag Extension		337,000	337,000
Lapuyan National High School - Tiguha Extension Class	343,000	551,000	894,000	168,000

JANUARY 6, 2020	OFFICIAL GAZETTE	729
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Laureano Salusod National High School	11,211,000	1,363,000	12,574,000	549,000
Legarda Dos National High School (Legarda NHS)	11,658,000	838,000	12,496,000	87,000
Leonardo National High School	14,759,000	1,260,000	16,019,000	539,000
Libayoy National High School	3,914,000	575,000	4,489,000	81,000
Libertad National High School	7,159,000	656,000	7,815,000	51,000
Lintugop National High School	2,524,000	502,000	3,026,000	34,000
Locuban National High School	5,380,000	705,000	6,085,000	66,000
Ma. Clara Lobregat National High School	1,395,000	591,000	1,986,000	126,000
Maestro Comelio Minor National High School	6,790,000	875,000	7,665,000	143,000
Malim National High School	4,305,000	461,000	4,766,000	40,000
Maruing National High School	7,728,000	758,000	8,486,000	179,000
Matalang National High School	6,633,000	602,000	7,235,000
Mecolong National High School	3,942,000	440,000	4,382,000	25,000
Midsalip National High School	27,880,000	2,237,000	30,117,000	852,000
Monte Alegre Integrated School (Juan Lumosad)	3,452,000	546,000	3,998,000
Navalan National High School	11,361,000	1,081,000	12,442,000
New Labangan National High School	14,485,000	1,088,000	15,573,000	198,000
Nilo National High School	9,742,000	977,000	10,719,000	234,000
Old Mirapao National High School (Guinicolalay National High School - Old Mirapao Extension)	3,100,000	375,000	3,475,000
Panubigan National High School	8,549,000	666,000	9,215,000	153,000
Paquito S. Yu Memorial National High School (Dulop National High School - Lower Timonan Extension)	343,000	426,000	769,000
Paraiso National High School (Panagaan National High School - Lactayan NHS)		433,000	433,000
Parasan National High School (Simata National High School - Parasan Annex)	5,337,000	565,000	5,902,000	26,000
Paulino Dari National High School	13,987,000	1,379,000	15,366,000	558,000
Paulino Dari National High School - Punta Flecha Extension	3,193,000	378,000	3,571,000
Payag National High School	6,202,000	507,000	6,709,000
Picanan National High School	8,381,000	704,000	9,085,000
Poblacion Comprehensive National High School	10,815,000	1,078,000	11,893,000	392,000
Pongapong National High School (San Pablo National High School - Pongapong Extension)	1,718,000	500,000	2,218,000
Potenciano Solon Bandolon Memorial National High School (San Carlos National HS - Taguio Extension)	351,000	583,000	934,000	179,000
Proper Dimaya National High School	6,820,000	693,000	7,513,000	83,000
Rebokon Agricultural Vocational High School (Rebokon NHS)	11,163,000	1,031,000	12,194,000	256,000
Sagacad National High School	4,736,000	487,000	5,223,000	32,000
Sagucan National High School	4,931,000	575,000	5,506,000	75,000
Salagmanok National High School (Kumalarang NHS - Salagmanok Extension)		349,000	349,000
Saloagan National High School (Salauwagan NHS)	5,101,000	563,000	5,664,000	30,000
San Jose National High School	13,014,000	924,000	13,938,000	190,000
San Pablo National High School	13,102,000	1,137,000	14,239,000	424,000
San Pablo National High School - Sacbulan Extension		295,000	295,000
Sapa Anding Agricultural Vocational Technical School (Sapa Anding National High School)	12,629,000	855,000	13,484,000	317,000
Sapa Anding National High School - R. Magsaysay Extension	5,374,000	914,000	6,288,000	285,000
Senior High School in Labangan, Zamboanga Del Sur			—	395,000
Sikatuna National High School	3,436,000	494,000	3,930,000
Simata National High School	6,759,000	723,000	7,482,000	124,000
Sominot (DMMNHS) National High School	15,567,000	1,421,000	16,988,000	339,000
Subanen Agricultural National High School	4,391,000	456,000	4,847,000	72,000
Sumalig National High School (Tambulig (Echanca) National High School - Sumalig Annex)	2,184,000	498,000	2,682,000	90,000
Tabina National High School (Culabay National High School - Tabina Annex)	16,985,000	1,123,000	18,108,000	351,000
Tabuan National High School	5,878,000	458,000	6,336,000
Tambulig National High School - Lower Tiparak	1,043,000	591,000	1,634,000	32,000
Tandubuay National High School	3,900,000	440,000	4,340,000
Tawagan Norte National High School (Tawagan NHS)	4,164,000	491,000	4,655,000
Teniapan National High School	4,573,000	458,000	5,031,000	19,000
Tigbao National High School	7,688,000	810,000	8,498,000	155,000
Tina National High School		357,000	357,000

730	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Tinggabulong National High School (Buburay National High School - Tinggabulong Extension)		319,000	319,000
Toribio Minor National High School	12,927,000	1,347,000	14,274,000	590,000
Tubod National High School	6,437,000	770,000	7,207,000	273,000
Tukuran Technical Vocational High School - Baclay Extension		668,000	668,000
Division of Zamboanga Sibugay	455,025,000	45,548,000	500,573,000	6,764,000

Bacalan National High School (Pangi National High School - Bacalan Annex)	6,493,000	631,000	7,124,000	43,000
Baga National High School	4,963,000	589,000	5,552,000
Balangao National High School (Diplahan National High School - Balangao High School)	4,521,000	535,000	5,056,000
Balungisan National High School	6,673,000	791,000	7,464,000
Basalem National High School	5,167,000	505,000	5,672,000	81,000
Bulawan National High School	13,037,000	1,126,000	14,163,000	341,000
Buug National High School	15,283,000	1,438,000	16,721,000	690,000
Camanga National High School	6,647,000	652,000	7,299,000	70,000
Catituan National High School (Malangas National High School - Catituan Annex)	7,123,000	785,000	7,908,000	147,000
Dalama National High School (Payao National High School - Dalama Annex)	4,430,000	529,000	4,959,000	138,000
Dawa-Dawa National High School (Alicia NHS - Dawa-Dawa NHS Annex)	10,133,000	1,195,000	11,328,000	294,000
Del Monte National High School (Diplahan National High School - Del Monte Annex)	10,343,000	956,000	11,299,000	58,000
Dionisio Lopez, Sr. National High School	4,948,000	520,000	5,468,000	49,000
Ditay National High School	4,057,000	630,000	4,687,000	241,000
Gango National High School	6,763,000	648,000	7,411,000	68,000
Gaulan National High School (Diplahan National High School - Gaulan Annex)	3,625,000	467,000	4,092,000
Guinoman National High School	6,517,000	680,000	7,197,000
Guintolan National High School	9,736,000	526,000	10,262,000
Guintoloan National High School (Santa Clara National High School - Guintoloan Annex)	4,351,000	996,000	5,347,000	413,000
Kabasalan Science and Technology High School	11,955,000	976,000	12,931,000	454,000
Kasigpitan National High School (Talusan National High School - Kasigpitan Annex)	2,438,000	357,000	2,795,000
Kawayan National High School	10,177,000	934,000	11,111,000	139,000
Kipit National High School	4,952,000	532,000	5,484,000
Kitabog National High School	6,364,000	586,000	6,950,000
La Dicha National High School	7,446,000	716,000	8,162,000
Laih Batu National High School	9,626,000	804,000	10,430,000	151,000
Langon National High School	5,172,000	606,000	5,778,000	64,000
Laparay National High School	6,000,000	656,000	6,656,000
Lindang National High School (Diplahan National High School - Lindang Annex)	2,810,000	398,000	3,208,000
Lutiman National High School (Alicia NHS - Lutiman NHS Annex)	5,827,000	617,000	6,444,000
Mabuhay Agro-Industrial High School (Mabuhay Agri-Fisheries School)	10,151,000	1,224,000	11,375,000	281,000
Mabuhay National High School	13,580,000	1,399,000	14,979,000	637,000
Magdaup National High School	7,745,000	741,000	8,486,000
Makilas National High School	16,376,000	1,188,000	17,564,000	107,000
Malagandis National High School	5,890,000	612,000	6,502,000
Malubal National High School (Surabay National High School - Malubal Annex)	8,846,000	938,000	9,784,000	202,000
Milagrosa National High School	5,254,000	540,000	5,794,000
Minsulao National High School	6,927,000	687,000	7,614,000	64,000
Monching National High School (Siay National High School - Monching Annex)	6,689,000	696,000	7,385,000	40,000
Nanan National High School	5,677,000	593,000	6,270,000
Natan National High School	10,868,000	813,000	11,681,000	79,000
Palinta National High School	4,985,000	633,000	5,618,000	121,000
Palomoc National High School (Titay National High School - Palomoc Annex)	9,090,000	847,000	9,937,000
Pantaleon Cudiera Memorial National High School	5,048,000	513,000	5,561,000

JANUARY 6, 2020	OFFICIAL GAZETTE	731
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Payao National High School	14,344,000	1,196,000	15,540,000	373,000
Pioneer National High School	15,336,000	1,344,000	16,680,000	496,000
Salip T. Hasim National High School	3,228,000	394,000	3,622,000
San Antonio (Titay) National High School	14,968,000	1,062,000	16,030,000	345,000
San Fernandino National High School (Surabay NHS - San Fernandino Annex)	11,663,000	1,087,000	12,750,000	55,000
San Isidro National High School	8,376,000	849,000	9,225,000	132,000
San Pedro National High School (Pioneer National High School - San Pedro Annex)	6,422,000	637,000	7,059,000	49,000
Sandayong National High School	3,101,000	467,000	3,568,000
Santo Rosario National High School	4,665,000	510,000	5,175,000	43,000
Simbol National High School	5,891,000	630,000	6,521,000
Sisay National High School	8,405,000	837,000	9,242,000	126,000
Sta. Fe National High School	4,350,000	456,000	4,806,000	34,000
Sulo National High School (Santa Clara National High School - Sulo Annex)	5,891,000	580,000	6,471,000	60,000
Talairan Integrated School (Diplahan National High School - Talairan Annex)	3,526,000	459,000	3,985,000	26,000
Tambanan National High School	6,490,000	665,000	7,155,000
Taway National High School	4,980,000	605,000	5,585,000	17,000
Timalang National High School	5,773,000	567,000	6,340,000
Villacastor National High School (Diplahan National High School - Villacastor Annex)	2,913,000	398,000	3,311,000	36,000

Region X - Northern Mindanao	3,108,962,000	364,940,000	3,473,902,000	89,164,000

Division of Bukidnon	774,958,000	84,482,000	859,440,000	25,423,000

Alae National High School	24,519,000	2,092,000	26,611,000	692,000
Anggaan Integrated School		194,000	194,000
Bacusanon National High School	11,523,000	1,121,000	12,644,000	283,000
Baungon National High School	23,223,000	1,989,000	25,212,000	560,000
Baungon National High School - Danatag Annex		726,000	726,000	192,000
Bocboc National High School	26,224,000	1,738,000	27,962,000	549,000
Bugcaon National High School	7,740,000	783,000	8,523,000	209,000
Bukidnon National School of Home Industries - San Miguel Annex		1,001,000	1,001,000	217,000
Cabulohan-Paradise National High School	28,839,000	1,462,000	30,301,000	417,000
Cabulohan-Paradise National High School - Townsite Annex		1,608,000	1,608,000	566,000
Captain Juan Integrated School		204,000	204,000
Dagumbaan Integrated High School	4,502,000	748,000	5,250,000
Dalirig National High School	8,370,000	869,000	9,239,000	181,000
Damilag Integrated School		261,000	261,000
Dangcagan National High School	23,714,000	2,146,000	25,860,000	775,000
Dangcagan National High School - Miaray Annex		596,000	596,000	228,000
Dilapa Integrated School	2,404,000	471,000	2,875,000
Dologon National High School	24,974,000	1,798,000	26,772,000	388,000
Dologon National High School - Kiharong Annex		756,000	756,000	190,000
Dologon National High School - San Roque Annex		477,000	477,000	66,000
Don Carlos National High School	12,661,000	1,433,000	14,094,000	241,000
Halapitan National High School	38,740,000	3,015,000	41,755,000	1,054,000
Iba Integrated School	60,000	563,000	623,000
Impalutao Integrated School	4,135,000	768,000	4,903,000
Impasug-ong National High School	27,133,000	2,217,000	29,350,000	1,108,000
Impasug-ong National High School - Kapitan Bayong Annex	208,000	683,000	891,000	158,000
Kalabugao National High School	13,702,000	1,484,000	15,186,000	254,000
Kalilangan National High School	31,431,000	3,085,000	34,516,000	1,617,000
Kiara National High School		730,000	730,000	202,000
Kibatang National High School	7,396,000	749,000	8,145,000	98,000
Kibawe National High School	13,891,000	1,419,000	15,310,000	445,000
Kibenton Integrated School	4,162,000	560,000	4,722,000
Kiburiao National High School	18,293,000	2,089,000	20,382,0000	658,000
Kimanaet National High School	7,910,000	738,000	8,648,000	149,000
Kinawe National High School (Libona NHS - Kinawe Annex)	8,833,000	910,000	9,743,000	219,000
Kitaotao National High School	22,305,000	1,740,000	24,045,000	620,000
Kitaotao National High School - Digongan Annex		342,000	342,000	41,000

732	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Kitubo National High School	9,691,000	1,006,000	10,697,000	288,000
Kuya National High School	13,406,000	1,078,000	14,484,000	221,000
Kuya National High School - La Roxas Annex		547,000	547,000	143,000
Lampanusan National High School	8,046,000	839,000	8,885,000	253,000
Langcataon National Hight School	8,366,000	827,000	9,193,000	194,000
Lantapan National High School	29,680,000	2,744,000	32,424,000	1,227,000
Libona National High School	34,597,000	2,883,000	37,480,000	1,146,000
Lingating Integrated School		221,000	221,000
Little Baguio National High School		995,000	995,000	317,000
Macapari National High School	5,957,000	847,000	6,804,000	202,000
Malinao National High School	5,407,000	684,000	6,091,000	175,000
Malitbog Agricultural High School	10,989,000	1,074,000	12,063,000	390,000
Namnam Integrated School		271,000	271,000
New Nongnongan National High School	23,377,000	1,094,000	24,471,000	234,000
New Nongnongan National High School - San Nicolas Annex		1,047,000	1,047,000	175,000
Old Damulog National High School	20,615,000	2,014,000	22,629,000	716,000
Old Nongnongan National High School	7,408,000	1,120,000	8,528,000	172,000
Pangantucan National High School	24,648,000	2,150,000	26,798,000	846,000
Quezon National High School	39,575,000	3,905,000	43,480,000	2,247,000
Quezon National High School - Apyao Annex		914,000	914,000	273,000
Salawagan National High School	21,660,000	1,743,000	23,403,000	477,000
San Andres National High School	25,333,000	1,922,000	27,255,000	626,000
San Andres National High School - Cabadiangan Annex		691,000	691,0000	198,000
San Jose Integrated School	2,069,000	354,000	2,423,000
San Luis National High School	7,376,000	789,000	8,165,000	170,000
San Luis National High School - Sabangaan Annex	343,000	411,000	754,000
San Vicente National High School	239,000	774,000	1,013,000	262,000
Sankanan National High School	8,457,000	860,000	9,317,000	130,000
Sinuda National High School	10,582,000	1,281,000	11,863,000	334,000
South Dalurong Integrated School	3,100,000	410,000	3,510,000
Sumilao National High School	19,470,000	879,000	20,349,000	290,000
Sumilao National High School - Vista Villa Annex		715,000	715,000	224,000
Talakag National High School	22,194,000	2,256,000	24,450,000	882,000
Tikalaan National High School	12,039,000	1,160,000	13,199,000	234,000
White Kulaman Integrated School	3,442,000	412,000	3,854,000

Division of Cagayan de Oro City	591,649,000	58,610,000	650,259,000	12,529,000

Agusan National High School	56,650,000	3,332,000	59,982,000	577,000
Angeles Sister National High School (Consolacion NHS)	12,184,000	1,076,000	13,260,000	179,000
Balubal National High School	5,721,000	881,000	6,602,000	175,000
Bayabas National High School	17,266,000	1,314,000	18,580,000	149,000
Bonbon National High School	6,175,000	929,000	7,104,000	75,000
Bugo National High School	26,011,000	2,771,000	28,782,000	288,000
Bulua National High School	38,900,000	3,501,000	42,401,000	684,000
Cagayan de Oro City National High School	72,789,000	5,552,000	78,341,000	1,949,000
Cagayan de Oro City National High School - Balulang Annex		927,000	927,000	260,000
Camaman-an National High School	10,632,000	1,145,000	11,777,000	254,000
Canitoan National High School	19,014,000	1,887,000	20,901,000	486,000
Carmen National High School (Macanhan NHS)	24,475,000	2,444,000	26,919,000	769,000
Gusa National High School	28,224,000	711,000	28,935,000	77,000
Gusa National High School - Cugman Annex		1,078,000	1,078,000	123,000
Gusa Regional Science High School	5,760,000	3,013,000	8,773,000	671,000
Indahag National High School	15,595,000	1,420,000	17,015,000	484,000
Iponan National High School	18,897,000	1,812,000	20,709,000	373,000
Iponan National High School - San Simon Annex		455,000	455,000	102,000
Kauswagan National High School	17,477,000	1,727,000	19,204,000	324,000
Lapasan National High School	47,781,000	2,850,000	50,631,000	603,000
Lapasan National High School - Gusa Annex		1,431,000	1,431,000	371,000
Lumbia National High School	33,200,000	3,161,000	36,361,000	927,000
Macabalan National High School	19,355,000	1,754,000	21,109,000	249,000
Macasanding National High School	13,621,000	1,410,000	15,031,000	364,000
Mambuaya National High School	15,004,000	1,294,000	16,298,000	211,000
Mambuaya National High School - Bayanga Annex		522,000	522,000	109,000
Mambuaya National High School - Dansolihon Annex		773,000	773,000	104,000
Pedro ‘Oloy’ N. Roa, Sr. National High School	19,399,000	2,106,000	21,505,000	464,000

JANUARY 6, 2020	OFFICIAL GAZETTE	733
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Puerto National High School	16,622,000	1,501,000	18,123,000	228,000
Puntod National High School	12,100,000	1,028,000	13,128,000	53,000
Tablon National High School	12,678,000	1,161,000	13,839,000	90,000
Taglimao National High school	10,534,000	617,000	11,151,000	87,000
Taglimao National High school - Besigan Annex		410,000	410,000	55,000
Taglimao National High school - Tumpagon Annex		578,000	578,000	115,000
Tagpangi National High School	9,800,000	745,000	10,545,000	117,000
Tagpangi National High School - Tuburan Annex		476,000	476,000	153,000
Tignapoloan National High School	5,785,000	818,000	6,603,000	230,000

Division of Camiguin	122,175,000	12,890,000	135,065,000	4,010,000

Alangilan Integrated School	4,131,000	420,000	4,551,000	153,000
Bacnit Integrated School	1,375,000	354,000	1,729,000
Bonbon National High school	5,472,000	591,000	6,063,000	136,000
Bugang Integrated School	1,381,000	352,000	1,733,000	87,000
Eulalio U. Pabillore National High School	12,887,000	1,221,000	14,108,000	492,000
Guinsiliban National High School	8,218,000	696,000	8,914,000	151,000
Koguita Integrated School	687,000	359,000	1,046,000	11,000
Lawigan Bura National High school	5,249,000	611,000	5,860,000	98,000
Maac National High School	4,337,000	691,000	5,028,000	179,000
Mahinog National High School II	4,135,000	631,000	4,766,000	209,000
Mambajao National High school	28,165,000	2,762,000	30,927,000	1,091,000
Sixto A. Abao National High school	13,320,000	1,258,000	14,578,000	383,000
Sto. Niño Integrated School	1,031,000	297,000	1,328,000	25,000
Tupsan National High School	10,964,000	928,000	11,892,000	271,000
Yumbing National High School	20,823,000	1,719,000	22,542,000	724,000

Division of EI Salvador City	44,097,000	5,486,000	49,583,000	1,435,000

Cogon National High School	13,841,000	1,477,000	15,318,000	569,000
EI Salvadar City National High School	687,000	403,000	1,090,000
Himaya National High School	343,000	283,000	626,000
Hinigdaan National High School	2,312,000	696,000	3,008,000	202,000
Molugan National High School	26,227,000	2,043,000	28,270,000	664,000
San Francisco de Asia National High school	687,000	341,000	1,028,000
Sinaloc National High School		243,000	243,000

Division of Gingoog City	160,291,000	17,455,000	177,746,000	5,149,000

BACKKISMI Comprehensive National High School (Gingoog City Comprehensive NHS - BACKKISMI NHS Annex)		509,000	509,000	92,000
Bal-ason National High School	10,284,000	953,000	11,237,000	232,000
Bantaawaan Integrated School		193,000	193,000
Civoleg Integrated School		187,000	187,000
Dukdokaan Integrated School	13,000	268,000	281,000
Eureka Integrated School	7,003,000	441,000	7,444,000	100,000
Gingoog City Comprehensive National High School	69,738,000	4,861,000	74,599,000	2,473,000
Gingoog City Comprehensive National High School-Anakan National High School		648,000	648,000	173,000
Gingoog City Comprehensive National High School-Pundasan		736,000	736,000	309,000
Kalipay National High School	9,910,000	885,000	10,795,000	190,000
Kisande Barangay High School	5,278,000	465,000	5,743,000	66,000
Lunao National High School	5,983,000	692,000	6,675,000	221,000
Lurisa National High School		508,000	508,000	128,000
Malibud National High School	9,542,000	744,000	10,286,000	149,000
Malineo National High School	8,143,000	588,000	8,731,000	85,000
Mimbunga National High School	7,593,000	746,000	8,339,000	179,000
Murallon Integrated School		266,000	266,000
Odiongan National High School	19,424,000	1,266,000	20,690,000	294,000
Odiongan National High School - Talisay NHS Annex		522,000	522,000	219,000
Pedro Maligmat Integrated School	13,000	304,000	317,000
Pigsalohan Integrated School	13,000	290,000	303,000
San Luis National High School	7,341,000	760,000	8,101,000	239,000
Sangalan Integrated School		197,000	197,000
Sioan Integrated School	13,000	237,000	250,000
Sulpicio Lugod Integrated School		189,000	189,000

734	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Division of Iligan City	12,900,000	13,094,000	25,994,000	2,490,000

Acelo C. Badelles, Sr. Memorial HS - Abuno HS Annex	7,000	542,000	549,000	139,000
Dalamas Integrated School		235,000	235,000
Dalipuga National High School - Hindang NHS Annex		490,000	490,000	139,000
Dalipuga National High School - Kalubihon Annex		453,000	453,000	64,000
Del Carmen Integrated School (Iligan City National High School, Del Carmen Annex)		427,000	427,000	51,000
Digkilaan National High School (Tubaran National High School - Digkilaan HS Annex)		825,000	825,000	164,000
Ditucalan National High School (Maria Cristina National High School - Ditucalan HS Annex)		587,000	587,000	119,000
Esperidion F. Encabo Memorial High School	9,334,000	982,000	10,316,000	249,000
Francisco Laya Integrated School		526,000	526,000	102,000
Hinaplanon National High School (Iligan City East National High School - Hinaplanon Annex)		1,571,000	1,571,000	354,000
Iligan City East National High School - Santiago HS Annex		919,000	919,000	175,000
Iligan City National High School - Pala-o High School Annex		667,000	667,000
Iligan City National High School - Tambakan National High School		1,308,000	1,308,000	305,000
Kabacsanan National High School (Dalipuga National High School - Kabacsanan NHS Annex)		576,000	576,000	115,000
Kiwalan National High School (Iligan City East National High School - Kiwalan Annex)		952,000	952,000	305,000
Mainit High School	3,559,000	488,000	4,047,000	62,000
Tomas Cabili National High School - Annex (Scions)		726,000	726,000	85,000
Tubaran National High School - Lanipao Annex		419,000	419,000	62,000
Tubaran National High School (Bonbonon Annex)		401,000	401,000

Division of Lanao del Norte	314,454,000	35,442,000	349,896,000	8,135,000

Andres Bersales, Sr. Memorial High School (Pandanan NHS)	9,913,000	906,000	10,819,000	77,000
Arsenio A. Quibranza National High School (LNNAIHS)	1,037,000	875,000	1,912,000	228,000
Bansarvil National High School	16,095,000	1,538,000	17,633,000	607,000
Binuni-Demologan National High School	9,470,000	944,000	10,414,000	392,000
Calube Integrated School		202,000	202,000
Carusa Integrated School	1,044,000	398,000	1,442,000
Dalama Integrated School	4,475,000	542,000	5,017,000	89,000
Delabayan National High School - Marcela Mabanta National High School Annex		455,000	455,000	123,000
Diosdado Yap Memorial National High School	7,371,000	982,000	8,353,000	172,000
Kalinaw Kalilintad Integrated Peace School		436,000	436,000
Kawit Oriental Integrated School of Fisheries	2,062,000	406,000	2,468,000
Lala Proper Integrated School	11,198,000	1,078,000	12,276,000	211,000
Lanao del Norte Provincial Science and Technology High School	690,000	1,232,000	1,922,000	307,000
Lapinig National High School	15,507,000	1,188,000	16,695,000	315,000
Liangan National High School	11,383,000	1,129,000	12,512,000	394,000
Linamon National High School	9,873,000	920,000	10,793,000	226,000
Mabuhay Integrated School		338,000	338,000
Magsaysay National High School	11,663,000	968,000	12,631,000	189,000
Mamagum Integrated School		432,000	432,000
Marcela T. Mabanta Memorial National High School	20,707,000	1,459,000	22,166,000	451,000
Matungao National High School	12,842,000	985,000	13,827,000	187,000
Mukas National High School	10,212,000	916,000	11,128,000	143,000
Munai National High School	5,683,000	689,000	6,372,000	83,000
Nunungan National High School	3,276,000	451,000	3,727,000	51,000
Pagayawan Integrated School	1,381,000	451,000	1,832,000	25,000
Panoloon National High School	9,279,000	1,111,000	10,390,000	202,000
Pantao Ragat Agro-Industrial High School	16,476,000	1,768,000	18,244,000	582,000
Pantar National High School	14,737,000	1,570,000	16,307,000	573,000
Poonapiagapo National High School	343,000	518,000	861,000	49,000
Riverside National High School	17,930,000	1,644,000	19,574,000	467,000
Rufo del Cruz Integrated School	2,062,000	540,000	2,602,000
Salvador National High School (Salvador Trade High School)	8,915,000	1,753,000	10,668,000	599,000
Samburon Integrated School		423,000	423,000
Sergio P. Cerujales, Jr. National High School	2,849,000	399,000	3,248,000	100,000

JANUARY 6, 2020	OFFICIAL GAZETTE	735
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Sultan Ali Dimaporo Memorial Integrated School (Bauyan National High School)	19,607,000	1,439,000	21,046,000	469,000
Sultan Naga Dimaporo Memorial Integrated School	14,855,000	1,372,000	16,227,000	356,000
Tagoloan National High School	4,541,000	547,000	5,088,000	36,000
Taguitic Integrated School	5,867,000	612,000	6,479,000	53,000
Tambacon Integrated School	687,000	295,000	982,000
Tangcal High School		456,000	456,000	62,000
Teofila C. Quibranza National High School	30,424,000	1,075,000	31,499,000	317,000

Division of Malaybalay City	105,098,000	16,200,000	121,298,000	5,083,000

Apo Macote National High School	5,288,000	616,000	5,904,000	51,000
Bangcud National High School	28,823,000	2,568,000	31,391,000	1,091,000
Bukidnon National High School - Imbayao Annex		425,000	425,000	62,000
Bukidnon National High School - Dalwangan Annex		915,000	915,000	226,000
Busdi Integrated School	4,270,000	522,000	4,792,000	98,000
Can-ayan Integrated School	7,805,000	748,000	8,553,000	215,000
Candiisan Integrated School		219,000	219,000
Capitan Angel Integrated School		203,000	203,000
Casisang National High School (Bukidnon National High School - Casisang Annex)	3,839,000	1,069,000	4,908,000	234,000
Kalasungay National High School (Bukidnon National High School - Kalasungay Extension)		563,000	563,000	89,000
Kibalabag Integrated School		215,000	215,000
Luyungan High School	2,403,000	360,000	2,763,000
Magsayasay Integrated School		211,000	211,000
Malaybalay City National High School (Bukidnon National High School - San Jose Annex)	4,129,000	1,112,000	5,241,000	92,000
Malaybalay City National Science High School (Bukidnon National High School - Aglayan Annex)	9,235,000	1,739,000	10,974,000	537,000
Managok National High School	18,562,000	1,629,000	20,191,000	288,000
Managok National High School - Lalawan Annex		468,000	468,000	107,000
Managok National High School - Miglamin Annex		517,000	517,000	126,000
San Martin National High School	8,535,000	918,000	9,453,000	356,000
Senior High School within Casisang Central School			—	1,251,000
Silae National High School	8,773,000	624,000	9,397,000	166,000
St. Peter National High School	3,436,000	559,000	3,995,000	94,000

Division of Misamis Occidental	187,317,000	23,003,000	210,320,000	4,895,000

Aquino Integrated School	6,361,000	659,000	7,020,000	156,000
Bitibut Integrated School	2,874,000	502,000	3,376,000
Bonifacio National High School	18,062,000	1,435,000	19,497,000	392,000
Calamba National Comprehensive High School	17,716,000	1,756,000	19,472,000	432,000
Caridad Integrated School (Jimenez Integrated School)	412,000	513,000	925,000	136,000
Concepcion National High School	4,371,000	565,000	4,936,000	55,000
Cong. Hilarion J. Ramiro, Jr. Memorial National High School	4,288,000	503,000	4,791,000	45,000
Diwat National High School	12,682,000	1,176,000	13,858,000	368,000
Don Victoriano National High School	4,438,000	536,000	4,974,000	128,000
Felina Sevilla Oaminal National High School		548,000	548,000
Guinabot National High School	2,524,000	441,000	2,965,000
Ignacio Tan Integrated School		827,000	827,000	156,000
Jimenez National Comprehensive High School	14,335,000	1,276,000	15,611,000	484,000
Kanao-Kanao National High School		312,000	312,000	60,000
Katipunan National High School	6,235,000	754,000	6,989,000	196,000
Kolambutan Bajo National High School	3,355,000	446,000	3,801,000	75,000
Lampasan Integrated School	3,216,000	449,000	3,665,000	41,000
Mabini National High School	4,862,000	494,000	5,356,000
Macalibre Alto National High School	5,488,000	585,000	6,073,000	77,000
Mansabay Alto Integrated School		195,000	195,000
Mitazan Integrated School	3,209,000	490,000	3,699,000
Nueva Vista National High School	5,083,000	525,000	5,608,000	185,000
Panaon National High School	3,540,000	608,000	4,148,000	90,000
Pisaan National High School		272,000	272,000
Sapang Ama National High School (Sapang Dalaga Annex)		500,000	500,000
Sapang Dalaga National High School	12,083,000	1,143,000	13,226,000	268,000
Sibugon Integrated School	11,410,000	1,100,000	12,510,000	290,000

736	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Sinonoc National High School	14,021,000	1,302,000	15,323,000	422,000
Tabo-o Integrated School	2,419,000	573,000	2,992,000	85,000
Tagwanao Integrated School	2,877,000	388,000	3,265,000
Tudela National Comprehensive High School	18,570,000	1,726,000	20,296,000	701,000
Upper Usugan National Comprehensive High School	2,886,000	404,000	3,290,000	53,000

Division of Misamis Oriental	563,693,000	66,003,000	629,696,000	14,057,000

Abunda Integrated School		186,000	186,000
Alipuaton Integrated School	2,073,000	335,000	2,408,000
Andales Integrated School	13,000	280,000	293,000
Aplaya National High School	5,780,000	666,000	6,446,000
Aposkahoy National High School	3,890,000	527,000	4,417,000	94,000
Artadi Integrated School		256,000	256,000
Bagocboc National High School	4,642,000	562,000	5,204,000	60,000
Balagnan Integrated School		190,000	190,000
Balingasag Senior High School			—	290,000
Baliwagan National High School	25,434,000	2,099,000	27,533,000	807,000
Bayugbayogan Integrated School		188,000	188,000
Binuangan National High School	7,188,000	785,000	7,973,000	190,000
Bobontugan National High School	11,602,000	928,000	12,530,000	104,000
Bulahan Integrated School	687,000	264,000	951,000
Cabalantian National High School	10,976,000	1,187,000	12,163,000	345,000
Cabalawan Integrated School	687,000	321,000	1,008,000
Calawag Integrated School		188,000	188,000
Calubo Integrated School	1,731,000	409,000	2,140,000
Casinglot National High School	8,567,000	858,000	9,425,000
Cauyonan Integrated School	350,000	280,000	630,000
Consuelo National High School	13,863,000	1,206,000	15,069,000	498,000
Corrales Integrated School		193,000	193,000
Damayuhan National High School	3,094,000	471,000	3,565,000
Dampias National High School	3,396,000	435,000	3,831,000
Dampil National High School	10,744,000	951,000	11,695,000
Danao National High School	5,053,000	766,000	5,819,000	138,000
Don Gregorio Pelaez Memorial National High School		485,000	485,000
Dr. Gerardo Sabal Memorial National High School	19,058,000	1,806,000	20,864,000	360,000
Esperanza National High School	9,029,000	804,000	9,833,000
Esperanza Senior High School			—	467,000
G. Pelaez Integrated School		193,000	193,000
Gimangpang Integrated School		207,000	207,000
Gumabon National High School	2,762,000	407,000	3,169,000
Hinaplanan National High School	8,663,000	949,000	9,612,000	196,000
Inobulan (Hunga Gue) National High School	4,915,000	539,000	5,454,000
Jasaan National High School	37,878,000	3,342,000	41,220,000	1,321,000
Kabulakan Integrated School	687,000	275,000	962,000
Kalacapan National High School	3,878,000	545,000	4,423,000	94,000
Kalingagan National High School	6,298,000	1,048,000	7,346,000	315,000
Kandiis Integrated School		208,000	208,000
Kibaghot National High School	4,247,000	471,000	4,718,000
Kibanban Integrated School		218,000	218,000
Kibungsod National High School	19,997,000	1,656,000	21,653,000	530,000
Kidampas Integrated School	1,731,000	342,000	2,073,000
Kimaya Integrated School		197,000	197,000
Kinoguitan National Agricultural High School	5,981,000	796,000	6,777,000	177,000
Kinoguitan Senior High School			—	256,000
Lagonglong Senior High School			—	578,000
Lanted Integrated School	2,069,000	348,000	2,417,000	58,000
Limunda Integrated School	350,000	257,000	607,000
Linabu Integrated School		214,000	214,000
Looc National High School	6,308,000	553,000	6,861,000	123,000
Lourdes Alubijid National High School	6,506,000	852,000	7,358,000	104,000
Lubilan Integrated School		187,000	187,000
Lugait National High School	23,215,000	1,934,000	25,149,000
Lugait Senior High School			—	1,021,000
Lukong Integrated School		222,000	222,000
Lumbo National High School	10,053,000	1,175,000	11,228,000	162,000

JANUARY 6, 2020	OFFICIAL GAZETTE	737
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Luna Integrated School		200,000	200,000
Luz Banzon Integrated School		200,000	200,000
Macopa Integrated School		192,000	192,000
Mahayahay Integrated School	687,000	267,000	954,000
Malagana National High School	6,149,000	747,000	6,896,000	109,000
Malibato Integrated School		188,000	188,00
Malunsagay Integrated School		185,000	185,00
Mandahilag National High School	4,192,000	465,000	4,657,000
Mantangale National High School	10,744,000	972,000	11,716,000
Mantangale Senior High School			—	467,000
Manticao National High School	10,215,00	1,182,000	11,397,000	369,000
Maputi Senior High School			—	782,000
Maribojoc Integrated School		200,000	200,000
Matangad National High School	8,908,000	1,011,000	9,919,000	266,000
Mat-i National High School (Claveria)	7,141,000	856,000	7,997,000	190,000
Mat-i National High School (Naawan)	12,351,000	934,000	13,285,000	920,000
Minalwang Integrated School	687,000	272,000	959,000
Misamis Oriental National High School	22,487,000	1,765,000	24,252,000
Naawan National High School	16,855,000	1,574,000	18,429,000
Nangcaon Integrated School		185,000	185,000
Natubo Integrated School		212,000	212,000
Patrocinio National High School	5,291,000	625,000	5,916,000
Portulin National High School	7,096,000	868,000	7,964,000	221,000
Punta Silum Integrated School		213,000	213,000
Quezon Integrated School		208,000	208,000
Rizal National High School	3,119,000	448,000	3,567,000
Rosario National High School	6,004,000	823,000	6,827,000	166,000
Rosario National High School of Tagoloan	1,063,000	442,000	1,505,000
Samay Integrated School		193,000	193,000
Sampatulog Integrated School	2,410,000	397,000	2,807,000
San Isidro National High School	11,345,000	1,120,000	12,465,000	158,000
San Juan National High School	8,027,000	871,000	8,898,000	147,000
San Martin Integrated School		195,000	195,000
Sibantang Integrated School		206,000	206,000
Sta. Ana National High School	15,299,000	1,539,000	16,838,000	232,000
Sta. Ines National High School	8,409,000	852,000	9,261,000
Sta. Ines Senior High School			—	408,000
Sungay Integrated School		251,000	251,000
Tagoloan Night National High School	52,438,000	4,490,000	56,928,000
Tagoloan Senior High School			—	757,000
Talacogon Integrated School		196,000	196,000
Talisayan National High School (Misamis Oriental National Trade School)	18,157,000	1,571,000	19,728,000	873,000
Tama Integrated School	687,000	221,000	908,000
Tambobong-Balacanas National High School	3,575,000	512,000	4,087,000	43,000
Taparak Integrated School		195,000	195,000
Tawantawan Integrated School	350,000	310,000	660,000
Tinagaan Integrated School	350,000	259,000	609,000
Tingalan Integrated School	1,038,000	317,000	1,355,000
Tuod Integrated School		233,000	233,000
Villanueva National High School	25,224,000	2,080,000	27,304,000
Villanueva Senior High School			—	489,000

Division of Oroquieta City	52,783,000	5,488,000	58,271,000	824,000

Bunga National High School	3,815,000	457,000	4,272,000	53,000
Dullan Integrated School	2,078,000	394,000	2,472,000
Misamis Occidental Science & Technology High School (Pines National High School)	13,782,000	1,079,000	14,861,000	264,000
Mobod Integrated School	7,879,000	881,000	8,760,000	151,000
Oroquieta Agro-Industrial School (Oroquieta City National High School	6,220,000	495,000	6,715,000
Oroquieta National High School – Clarin Settlement Campus		293,000	293,000
Rizal National High School	3,063,000	371,000	3,434,000
Sebucal Integrated School	2,078,000	285,000	2,363,000
Senote National High School	3,090,000	437,000	3,527,000	79,000

738	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Talairon National High School	10,778,000	796,000	11,574,000	277,000

Division of Ozamiz City	68,229,000	8,952,000	77,181,000	1,364,000

Calabayan National High School	8,677,000	904,000	9,581,000	211,000
Cogon Integrated School	2,101,000	394,000	2,495,000
Cruz Lanzado Saligan Integrated School		232,000	232,000
Gala National High School	2,869,000	386,000	3,255,000
Jacinto Nemeno Integrated School		207,000	207,000
Kinuman Norte National High School	3,209,000	569,000	3,778,000	138,000
Labinay National High School	7,879,000	736,000	8,615,000	90,000
Malaubang Integrated School	5,169,000	701,000	5,870,000
Misamis Annex Integrated School	4,625,000	634,000	4,899,000
Pulot National High School	12,412,000	1,207,000	13,619,000	311,000
San Antonio National High School	5,660,000	881,000	6,541,000	92,000
Stimson Abordo National High School (Montol National High School)	8,458,000	987,000	9,445,000	245,000
Tabid National High School	7,530,000	1,114,000	8,644,000	277,000

Division of Tangub City	66,556,000	8,593,000	75,149,000	1,881,000

Banglay National High School	5,528,000	592,000	6,120,000	151,000
Bintana Integrated School		189,000	189,000
Bangobong National High School	5,808,000	624,000	6,432,000	98,000
Caniangan National High School	5,095,000	739,000	5,834,000	172,000
Lorenzo Tan National High School	16,440,000	1,293,000	17,733,000	400,000
Maloro Integrated School		327,000	327,000
Maquilao Integrated School	4,571,000	600,000	5,171,000	136,000
Mayor Alfanso Tan High School	2,853,000	414,000	3,267,000	85,000
Pangabuan Integrated School	13,000	244,000	257,000
Polao Integrated School		185,000	185,000
Silangit National High School	5,070,000	770,000	5,840,000	126,000
Simasay National High School	2,412,000	556,000	2,968,000	89,000
Sta. Maria National High School	6,670,000	884,000	7,554,000	136,000
Sumirap National High School	12,096,000	1,176,000	13,272,000	488,000

Division of Valencia City	44,762,000	9,242,000	54,004,000	1,889,000

Banlag Integrated School	5,291,000	438,000	5,279,000	90,000
Batangan Integrated School		363,000	363,000
Cambangon Integrated School		208,000	208,000
Catumbalon National High School (Valencia National High School - Catumbalon Annex)		854,000	854,000	221,000
Concepcion National High School (Valencia National High School - Concepcion Annex)		620,000	620,000	183,000
Dagatkidavao Integrated School	8,388,000	921,000	9,309,000	130,000
Guinoyoran National High School (Valencia National High School - Guinoyoran Annex)	690,000	901,000	1,591,000	236,000
Lilingayon National High School	5,561,000	755,000	6,316,00	241,000
Lourdes Integrated School	2,524,000	437,000	2,961,000	107,000
Lumbo Integrated School		221,000	221,000
Lurugan National High School	17,248,000	1,221,000	18,469,000	298,000
Mt. Nebo Integrated High School	3,791,000	400,000	4,191,000
San Isidro Integrated School		287,000	287,000
Sugod Integrated High School		250,000	250,000
Tongantongan National High School (Valencia National High School Tongantongan Annex)	1,269,000	1,147,000	2,416,000	383,000
Vintar Integrated School		219,000	219,000

Region XI - Davao	1,618,670,000	227,012,000	1,845,682,000	42,923,000

Division of Compostela Valley	392,681,000	51,168,000	443,849,000	8,513,000

Alimadmad Integrated School		232,000	232,000
Anagasi Integrated School	674,000		674,000
Andap National High School	5,315,000	677,000	5,992,000	111,000
Anitapan National High School	5,050,000	768,000	5,818,000	77,000
Araibo National High School	2,535,000	523,000	3,058,000	74,000
Awao National High School	7,109,000	795,000	7,904,000	119,000

JANUARY 6, 2020	OFFICIAL GAZETTE	739
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Babag National High School	9,812,000	1,033,000	10,845,000	177,000
Bagong Silang National High School	5,153,000	596,000	5,749,000	128,000
Bango National High School	5,995,000	731,000	6,726,000	119,000
Bantacan National High School	10,134,000	1,219,000	11,353,000	222,000
Bayabas National High School	4,703,000	635,000	5,338,000	109,000
Bongabong National High School	12,018,000	1,381,000	13,399,000	315,000
Bongkilaton Integrated School		181,000	181,000
Boringot National High School	3,436,000	465,000	3,901,000
Cabidianan National High School	2,062,000	337,000	2,399,000
Cagan National High School	1,751,000	339,000	2,090,000
Camanlangan National High School	15,076,000	1,575,000	16,651,000	270,000
Camansi National High School	3,436,000	549,000	3,985,000	119,000
Canidkid Integrated School		209,000	209,000
Casoon National High School	2,878,000	691,000	3,569,000	68,000
Cogonon Integrated School		245,000	245,000
Consuelo M. Valderrama National High School	5,938,000	726,000	6,664,000	92,000
Corazon C. Aquino National High School		503,000	503,000	74,000
Depot Ancestral Domain National High School	2,062,000	322,000	2,384,000	26,000
Diosdado Macapagal National High School	3,107,000	455,000	3,562,000	77,000
Don Vicente Romualdez National High School	8,783,000	1,053,000	9,836,000	294,000
Elizalde National High School	12,394,000	1,367,000	13,761,000	398,000
Golden Valley National High School	4,819,000	693,000	5,512,000	74,000
Kao National High School	5,458,000	831,000	6,289,000	136,000
Kapatagan National High School	15,173,000	1,399,000	16,572,000	287,000
Kidawa National High School	3,931,000	699,000	4,630,000	107,000
Langgawisan National High School	4,956,000	674,000	5,630,000	115,000
Lawaan National High School	3,436,000	504,000	3,940,000
Libaylibay National High School	4,812,000	598,000	5,410,000	94,000
Mabuhay National High School	2,449,000	583,000	3,032,000
Magangit Integrated School		226,000	226,000
Magnaga National High School	17,249,000	1,812,000	19,061,000	368,000
Mangayon National High School	8,467,000	986,000	9,453,000	170,000
Manurigao Integrated School	337,000	220,000	557,000
Maparat National High School	10,679,000	1,293,000	11,972,000	271,000
Mapawa National High School	12,363,000	1,164,000	13,527,000	245,000
Mayaon National High School	5,994,000	704,000	6,698,000	164,000
Melale National High School	11,451,000	1,286,000	12,737,000	202,000
Montevista National High School - Annex (DNAS Campus)		622,000	622,000	132,000
Nabunturan National Comprehensive High School - Magsaysay HS Annex		411,000	411,000
Napnapan National High School	5,627,000	778,000	6,405,000	134,000
New Albay National High School	8,330,000	983,000	9,313,000	175,000
New Kapatagan National High School	2,062,000	498,000	2,560,000	47,000
New Layte National High School	7,736,000	971,000	8,707,000	200,000
New Sibonga National High School	6,955,000	769,000	7,724,000	74,000
Nuevo Iloco National High School	8,292,000	876,000	9,168,000	177,000
Olaycon Integrated School	4,469,000	530,000	4,999,000
Paloc National High School	6,098,000	796,000	6,894,000	143,000
Panansalan Integrated School	1,381,000	300,000	1,681,000
Pangi National High School	3,779,000	468,000	4,247,000	41,000
Panibasan National High School	4,819,000	601,000	5,420,000	89,000
Pasian National High School	8,353,000	925,000	9,278,000	141,000
San Antonio National High School	6,161,000	747,000	6,908,000	153,000
San Miguel National High School	8,182,000	954,000	9,136,000	194,000
San Vicente Integrated School		213,000	213,000
Siocon National High School	6,989,000	890,000	7,879,000	189,000
Tagugpo National High School	5,552,000	783,000	6,335,000	192,000
Tambongon National High School	15,801,000	1,540,000	17,341,000	432,000
Tuboran National High School	6,098,000	796,000	6,894,000	115,000
Tubo-tubo National High School	7,843,000	847,000	8,690,000	143,000
Tupaz National High School	6,422,000	978,000	7,400,000	168,000
Ulip National High School	6,069,000	676,000	6,745,000	185,000
Union National High School	14,668,000	1,118,000	15,786,000	119,000
Union National High School - Mt. Diwata High School Annex		819,000	819,000	168,000

740	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Division of Davao City	213,902,000	39,989,000	253,891,000	8,101,000

Acacia National High School		366,000	366,000
Ampon National High School		238,000	238,000
Balderas Integrated School		199,000	199,000
Baracayo Integrated School		208,000	208,000
Bernardino B. Bosque National High School	17,525,000	1,718,000	19,243,000	288,000
Biao National High School - Talandang High School Annex		430,000	430,000	66,000
Binugao National High School - Baracatan National High School	343,000	634,000	977,000	68,000
Buda National High School	5,804,000	779,000	6,583,000	202,000
Buhisan National High School		409,000	409,000
Cabonbon National High School		219,000	219,000
Camansi National High School	4,394,000	721,000	5,115,000	104,000
Catigan National High School	39,000	409,000	448,000
Communal National High School		450,000	450,000
Dalagdag National High School		250,000	250,000
Davao City Special School	10,351,000	1,017,000	11,368,000	60,000
Don Enrique Bustamante National High School	13,807,000	1,422,000	15,229,000	164,000
E. Ramos National High School	6,461,000	863,000	7,324,000	141,000
Elias B. Lopez Memorial National High School	5,751,000	816,000	6,567,000	196,000
Elias P. Dacudao Gumalang School Of Home Industries	4,038,000	862,000	4,900,000	162,000
Erico T. Nograles National High School-B	5,497,000	750,000	6,247,000
Inayangan High School	4,273,000	717,000	4,990,000
J. V. Ferriols National High School	10,113,000	1,207,000	11,320,000	256,000
Jose T. Quiboloy, Sr. National High School		674,000	674,000	207,000
Labo National High School		214,000	214,000
Lamanan National High School	5,078,000	766,000	5,844,000	153,000
Lamanan National High School - Saloy National High School	3,878,000	580,000	4,458,000	134,000
Lorenzo Latawan National High School	47,000	486,000	533,000
Lower Tamugan National High School - Suawan High School Annex		689,000	689,000	185,000
M. Guloman Integrated School		216,000	216,000
Ma. Cristina P. Belcar Agriculture High School	9,632,000	800,000	10,432,000	128,000
Magtuod National High School	99,000	634,000	733,000	141,000
Mahayag National High School	13,438,000	1,425,000	14,863,000	288,000
Malabog National High School - Sumimao National High School	693,000	445,000	1,138,000	81,000
Malamboon Integrated School		193,000	193,000
Mangmang and Canoy Integrated School		226,000	226,000
Marilog High School of Agriculture	5,396,000	653,000	6,049,000	134,000
Marilog National High School - Malamba High School Annex	3,906,000	536,000	4,442,000	85,000
Marilog National High School - Marahan National High School	6,633,000	750,000	7,383,000	45,000
Mt. Apo National High School		231,000	231,000
Optaciano Hilay National High School	6,328,000	639,000	6,967,000	145,000
Optaciano Hilay National High School - Mulig National High School Annex	4,611,000	637,000	5,248,000	117,000
Pablo M. Piatos, Sr. Integrated School		241,000	241,000
Pamantawan Integrated School		200,000	200,000
Panulawan Integrated School		203,000	203,000
Paquibato National High School	11,279,000	1,237,000	12,516,000	219,000
Paquibato National High School - Panaga National High School	4,497,000	697,000	5,194,000	126,000
Paradise Embac National High School	6,684,000	647,000	7,331,000	111,000
Pilar P. Rodriguez Integrated School		306,000	306,000
Salaysay National High School	27,000	449,000	476,000
San Isidro Integrated School		207,000	207,000
San Miguel Integrated School		344,00	344,000
San Pablo Integrated School		196,000	196,000
Senior High School within CP Garcia Elementary School (formerty in Sta. Ana Elementary School)			—	2,126,000
Soledad R. Duterte National High School		273,000	273,000
Sta. Maria Integrated School		202,000	202,000
Sto. Niño National High School	11,160,000	1,282,000	12,442,000	334,000
Tacunan National High School	133,000	803,000	936,000	319,000
Tagakpan National High School - Guianga National High School	8,015,000	934,000	8,949,000	149,000
Tambobong National High School	351,000	621,000	972,000	149,000
Tapak National High School		243,000	243,000

JANUARY 6, 2020	OFFICIAL GAZETTE	741
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Telesforo S. Singson National High School	5,731,000	738,000	6,469,000	160,000
Tugbok National High School	6,174,000	1,173,000	7,347,000	315,000
Tungkalan National High School	66,000	455,000	521,000
V. Bontilao Sr. Integrated School		204,000	204,000
Vicenta C. Nograles National High School	92,000	1,259,000	1,351,000	390,000
Waan National High School	4,612,000	640,000	5,252,000	79,000
Wangan National High School	6,946,000	957,000	7,903,000	74,000

Division of Davao del Norte	235,546,000	30,183,000	265,729,000	5,588,000

Alejal National High School	13,672,000	1,283,000	14,955,000	200,000
Anibongan National High School	7,821,000	904,000	8,725,000	183,000
Balagunan National High School	8,852,000	841,000	9,693,000	211,000
Benigno Q. Martir National High School	2,404,000	603,000	3,007,000
Butay Integrated School	1,031,000	337,000	1,368,000
Cabadiangan Integrated School		239,000	239,000
Dagohoy National High School	3,094,000	347,000	3,441,000	70,000
Datu Balong National High School	9,999,000	1,021,000	11,020,000	253,000
Datu Jose A. Libayao Memorial National High School	7,048,000	850,000	7,898,000	213,000
Davao del Norte Regional Sports Academy			—	212,000
Doña Carmen Soriano National High School	9,503,000	1,105,000	10,608,000	190,000
Dugayan National High School	3,779,000	436,000	4,215,000
Gupitan Integrated School	2,404,000	420,000	2,824,000
Igangon Integrated School	2,062,000	437,000	2,499,000
Kamansi Integrated School		204,000	204,000
Kapalong National High School - Capungagan National High School Annex		824,000	824,000	143,000
Kapatagan Integrated School	2,161,000	352,000	2,513,000
Kinamayan Integrated School	5,153,000	750,000	5,903,000
La Libertad National High School	9,745,000	887,000	10,632,000	247,000
La Paz National High School	7,095,000	724,000	7,819,000	132,000
Limbaan National High School	12,705,000	1,197,000	13,902,000	294,000
Linao National High School	7,284,000	927,000	8,211,0000	219,000
Lumabag Integrated School	687,000	282,0000	969,000
Luna National High School	9,800,000	910,000	10,710,000	249,000
Mabantao National High School	6,243,000	693,000	6,936,000	89,000
Mabuhay National High School	5,145,000	686,000	5,831,000	139,000
Macgum Integrated School	687,000	357,000	1,044,000	47,000
Magatos Integrated School		266,000	266,000
Magwawa Integrated School	687,000	406,000	1,093,000	51,000
Marsman National High School	5,230,000	746,000	5,976,000	96,000
Mesaoy National High School	8,296,000	833,000	9,129,000	181,000
Mesolong Integrated School	3,436,000	357,000	3,793,000
Naseco Integrated School	687,000	281,000	968,000
Nasilaban Integrated School	1,718,000	326,000	2,044,000
Paiton Integrated School	1,375,000	252,000	1,627,000
Pinamuno National High School	2,406,000	467,000	2,873,000	64,000
Ramon S. Segundo Sr. National High School		301,000	301,000
Rizal Integrated School	687,000	271,000	958,000
Salvacion National High School	11,815,000	1,161,000	12,976,00	268,000
Sampao Integrated School	3,436,000	580,000	4,016,000
Semong National High School	5,755,000	656,000	6,411,000	126,000
Sonlon National High School	11,296,000	1,018,000	12,314,000	279,000
Sta. Fe National High School	3,779,000	469,000	4,248,000	51,000
Sua-on National High School	6,769,000	804,000	7,573,000	106,000
Tanglaw National High School	7,878,000	937,000	8,815,000	739,000
Tibucag Integrated School	1,031,000	324,000	1,355,000
Tubod National High School	13,817,000	1,248,000	15,065,000	298,000
Tulalian National High School	7,074,000	864,000	7,938,000	238,000

Division of Davao del Sur	149,788,000	18,895,000	168,683,000	2,682,000

Bangkal National High School	9,611,000	1,285,000	10,896,000	238,000
Bato National High School	7,521,000	941,000	8,462,000	160,000
Felipe - Inocencia Deluao National High School	3,841,000	684,000	4,525,000	181,000
Hagonoy National High School - Sacub High School Annex	6,278,000	842,000	7,120,000	228,000
Kasuga National High School	2,420,000	498,000	2,918,000

742	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Kimlawis National High School	2,404,000	356,000	2,760,000
Lapulabao National High School		430,000	430,000
Libertad National High School	3,440,000	459,000	3,899,000
Lower Bala National High School	8,745,000	1,091,000	9,836,000	383,000
Mabuhay National High School	5,153,000	651,000	5,804,000
Malinao National High School of Arts and Trade	3,794,000	513,000	4,307,000
Manuel Francisco C. Ramos, Sr. National High School	8,685,000	891,000	9,576,000
Maria Cleta R. Delos Clientos National High School	4,472,000	630,000	5,102,000
Molopolo National High School	16,477,000	1,482,000	17,959,000	354,000
New Clarin National High School	5,498,000	642,000	6,140,000
New Katipunan National High School	4,123,000	604,000	4,727,000
Pedro A. Arches National High School (Managa National High School)	13,860,000	1,218,000	15,078,000	288,000
Perfecto O. Sagarino, Sr. National High School	2,753,000	445,000	3,198,000
Salud Cagas Technical & Vocational High School	4,476,000	881,000	5,357,000	222,000
San Isidro National High School	3,784,000	583,000	4,367,000
Sibulan National High School	5,597,000	637,000	6,234,000	147,000
Sinawilan National High School	12,717,000	1,071,000	13,788,000	117,000
Tacul Agriculture High School (Tacul National High School)	11,310,000	1,225,000	12,535,000	296,000
Tudaya National High School	2,829,000	494,000	3,323,000	68,000
Zosimo S. Magdadaro National High School		342,000	342,000

Division of Davao Occidental	136,642,000	17,202,000	153,844,000	2,228,000

Balangonan National High School	5,698,000	772,000	6,470,000	121,000
Benjamin Velasco Bautista Sr. National High School	5,505,000	886,000	6,391,000	143,000
B’laan National High School	8,247,000	898,000	9,145,000	132,000
Bolo Bolo Integrated School		245,000	245,000
Calian National High School		407,000	407,000
Clotildo Reyes Barrios Sr. National High School		371,000	371,000
Demolok Valley National High School	10,533,000	1,280,000	11,813,000	151,000
Don Marcelino National High School	14,945,000	1,383,000	16,328,000	330,000
Emeliano S. Fontanares Sr. National High School	2,404,000	454,000	2,858,000
Fishing Village Comprehensive National High School	18,697,000	1,653,000	20,350,000	168,000
John Martin Johnson National High School	11,429,000	1,299,000	12,728,000	66,000
Jose de Arce Memorial High School (Sangkokdatal National High School)	3,015,000	460,000	3,475,000	43,000
Lawa National High School	13,539,000	1,483,000	15,022,000	490,000
Luisa Joyce Mallari National High School	5,498,000	660,000	6,158,000
Mangile National High School		440,000	440,000
Patuko Integrated School		295,000	295,000
Pedro Mariscal National High School	3,436,000	547,000	3,983,000	23,000
Sta. Maria National High School	8,029,000	806,000	8,835,000	104,000
Ticulon National High School	10,607,000	1,110,000	11,717,000	236,000
Tingolo Integrated School		195,000	195,000
Tomas Lim Alcordo, Sr. National High School	3,786,000	497,000	4,283,000	30,000
Tubalan Comprehensive National High School	11,274,000	1,061,000	12,335,000	251,000

Division of Davao Oriental	253,900,000	31,995,000	285,895,000	6,446,000

Baculin National High School	6,184,000	802,000	6,986,000	172,000
Bagumbayan Agro-Industrial High School	5,888,000	699,000	6,587,000	147,000
Binondo Integrated School	27,000	384,000	411,000
Bitaogan National High School	7,586,000	806,000	8,392,000	132,000
Boston National High School	13,989,000	1,484,000	15,473,000	241,000
Butay Integrated School		231,000	231,000
Caatijan National High School	1,064,000	479,000	1,543,000
Calapagan National High School	5,248,000	614,000	5,862,000	106,000
Coog Integrated School		244,000	244,000
Corporaction National High School		204,000	204,000
Crispin E. Rojas National High School	11,993,000	1,542,000	13,535,000	371,000
Del Pilar National High School	4,261,000	587,000	4,848,000	149,000
Don Mariano Marcos National High School	4,609,000	506,000	5,115,000	109,000
Evaristo Moralizon National Vocational High School	18,232,000	1,876,000	20,108,000	537,000
Jose Antop Sr. San Isidro Integrated School	1,044,000	410,000	1,454,000
Kinablangan National High School	9,550,000	1,217,000	10,767,000	277,000
Lavigan National High School	5,627,000	689,000	6,316,000	162,000

JANUARY 6, 2020	OFFICIAL GAZETTE	743
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Leandro G. Japos National High School	5,926,000	620,000	6,546,000	96,000
Macangao Agricultural Vocational High School	7,973,000	723,000	8,696,000	134,000
Magdug National High School		208,000	208,000
Manay National High School	14,927,000	1,531,000	16,458,000	513,000
Manuel L. Nasser, Sr. National High School (La Union National High School)	6,411,000	866,000	7,277,000	205,000
Marayag National High School	6,023,000	668,000	6,691,000	92,000
Maylaya Integrated School	1,375,000	263,000	1,638,000
Nangan National High School	13,757,000	1,421,000	15,178,000	341,000
Old Macopa National High School	3,548,000	570,000	4,118,000	107,000
Paniquian National High School	5,893,000	637,000	6,530,000	128,000
Pantuyan National High School	6,041,000	748,000	6,789,000	115,000
Paulina Gambong Abayon National High School	3,436,000	759,000	4,195,000
Pundaguitan National High School	5,008,000	693,000	5,701,000	145,000
Puntalinao National High School	6,118,000	756,000	6,874,000	100,000
San Antonio National High School	6,983,000	661,000	7,644,000	100,000
San Luis National High School	11,985,000	1,172,000	13,157,000	238,000
Sangab National High School	5,281,000	680,000	5,961,000	139,000
Santiago National High School	3,983,000	696,000	4,679,000	132,000
Sigaboy Agricultural Vocational High School	12,519,000	1,305,000	13,824,000	575,000
Tagboa Agri-Vocational High School	1,718,000	529,000	2,247,000	90,000
Tagugpo National High School	6,033,000	706,000	6,739,000	141,000
Talisay National High School		208,000	208,000
Taocanga Integrated School	1,038,000	344,000	1,382,000
Tarragona National High School	21,241,000	1,625,000	22,866,000	652,000
Taytayan Integrated School		268,000	268,000
Tiombocan National High School	1,381,000	238,000	1,619,000
Tubaon National High School		326,000	326,000

Division of Digos City	25,851,000	5,576,000	31,427,000	2,178,000

Dawis National High School	2,749,000	509,000	3,258,000
Digos City National High School - Balabag High School Annex		387,000	387,000
Digos City National High School - Igpit High School Annex		632,000	632,000
Digos City National High School - Soong High School Annex		422,000	422,000
Goma National High School	2,062,000	431,000	2,493,000
Kapatagan National High School	14,699,000	1,397,000	16,096,000	307,000
Matti National High School		1,028,000	1,028,000	226,000
Ruparan National High School	6,341,000	770,000	7,111,000	60,000
Senior High School in Digos City			—	1,585,000

Division of Island Garden City of Samal	80,099,000	11,740,000	91,839,000	2,416,000

Anonang National High School	8,819,000	938,000	9,757,000	251,000
Balet National High School	5,232,000	645,000	5,877,000	94,000
Bandera National High School	2,762,000	666,000	3,428,000	98,000
Cogon National High School	8,690,000	960,000	9,650,000	175,000
Del Monte National High School	5,768,000	747,000	6,515,000	143,000
Diosdado Alorro Sr. National High School		555,000	555,000	87,000
Don Esteban Dasalla National High School	5,098,000	656,000	5,754,000	77,000
Gamban Dadatan National High School	383,000	379,000	762,000	36,000
Kaputian National High School	9,076,000	898,000	9,974,000	149,000
Libertad National High School	2,776,000	580,000	3,356,000	136,000
Limao National High School	2,763,000	556,000	3,319,000	34,000
Matanos National High School	6,768,000	840,000	7,608,000	102,000
San Antonio National High School	3,174,000	491,000	3,665,000
San Isidro Integrated School	2,069,000	430,000	2,499,000
San Jose National High School		460,000	460,000	92,000
Senior High School within Penaplata Central Elementary School			—	627,000
Sta. Cruz National High School	10,013,000	960,000	10,973,000	238,000
Tagbitan-ag National High School	4,304,000	563,000	4,867,000	77,000
Tagpopongan National High School	2,404,000	416,000	2,820,000

Division of Mati City	84,831,000	11,540,000	96,371,000	1,761,000

Badas National High School	10,309,000	970,000	11,279,000	305,000
Bobon National High School	8,796,000	1,012,000	9,808,000	160,000

744	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Buso National High School	8,184,000	853,000	9,037,000	145,000
Cabuaya Integrated School		241,000	241,000
Davao Oriental Regional Science High School	9,654,000	2,384,000	12,038,000	413,000
Don Enrique Lopez National High School	4,320,000	527,000	4,847,000	102,000
Don Salvador Lopez National High School	8,127,000	943,000	9,070,000	136,000
Doña Rosa Garcia Rabat Memorial National High School	6,971,000	653,000	7,624,000
Lanca Integrated School		201,000	201,000
Lawigan National High School	4,954,000	644,000	5,598,000	83,000
Libudon National High School	8,949,000	802,000	9,751,000	221,000
Licop Integrated School	1,718,000	354,000	2,072,000	11,000
Luban Integrated School		211,000	211,000
Macambol National High School	2,090,000	529,000	2,619,000
Mayo National High School	5,719,000	652,000	6,371,000	85,000
Taguibo Agricultural Vocational High School	5,040,000	564,000	5,604,000	100,000

Division of Panabo City	30,421,000	5,045,000	35,466,000	2,467,000

Kasilak National High School		298,000	298,000
Kauswagan National High School	6,632,000	815,000	7,447,000	126,000
Little Panay National High School	3,554,000	644,000	4,198,000	85,000
Mabunao National High School	724,000	468,000	1,192,000	96,000
Malativas National High School	4,048,000	565,000	4,613,000	70,000
Manay National High School	8,135,000	941,000	9,076,000	126,000
Panabo City Senior High School			—	1,764,000
Panabo National High School - Quezon High School	1,388,000	656,000	2,044,000	111,000
Sindaton National High School	5,940,000	658,000	6,598,000	89,000

Division of Tagum City	15,009,000	3,679,000	18,688,000	492,000

Busaon Integrated School	4,469,000	718,000	5,187,000	98,000
Canocotan National High School	4,012,000	1,127,000	5,139,000	192,000
Liboganon Integrated School	2,749,000	633,000	3,382,000	70,000
Magdum National High School		536,000	536,000
Pandapan Integrated School	3,779,000	665,000	4,444,000	132,000

Region XII - SOCCSKSARGEN	2,371,011,000	311,805,000	2,682,816,000	57,619,000

Division of Cotabato	831,931,000	101,406,000	933,337,000	16,300,000

Agriculture National High School	10,241,000	855,000	11,096,000
Agriculture National High School - Baliki Annex	346,000	332,000	678,000
Agustin M. Valdevieso, Sr. National High School (Matalam National High School - Brgy. Linao, Marva Annex)	7,328,000	894,000	8,222,000	74,000
Aleosan National High School	9,808,000	1,034,000	10,842,000	279,000
Aleosan National High School - Pagangan Annex	8,756,000	840,000	9,596,000	126,000
Antipas National High School - Malire Annex	356,000	375,000	731,000
Aringay National High School	6,001,000	833,000	6,834,000	173,000
Arizona National High School	5,841,000	546,000	6,387,000	170,000
B.A. Calamba National High School	8,386,000	801,000	9,187,000	305,000
Badiangon National High School (Greenfield National High School - Badiangon Annex)	4,486,000	479,000	4,965,000
Bagumbayan High School	2,929,000	367,000	3,296,000
Bai Monerah Abas Asim High School	1,718,000	295,000	2,013,000
Banayal National High School	6,789,000	780,000	7,569,000	221,000
Banayal National High School - Bacong Annex		397,000	397,000
Bannawag National High School	6,299,000	723,000	7,022,000	100,000
Barongis High School	3,132,000	435,000	3,567,000	9,000
Basak National High School	6,162,000	774,000	6,936,000	98,000
Bentangan High School	3,915,000	489,000	4,404,000	77,000
Bialong High School		210,000	210,000
Binoongan High School	2,425,000	357,000	2,782,000
Bongolanon High School	1,718,000	378,000	2,096,000
Buenavida National High School (New Israel National High School - Buenavida Annex)	2,880,000	403,000	3,283,000
Buhay High School	364,000	325,000	689,000
Bulakanon National High School	10,936,000	1,302,000	12,238,000	294,000
Cabilao High School	1,044,000	365,000	1,409,000
Calunasan National High School	5,514,000	509,000	6,023,000

JANUARY 6, 2020	OFFICIAL GAZETTE	745
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Camutan National High School	3,288,000	473,000	3,761,000
Carmen National High School - Kitulaan Annex		524,000	524,000
Carmen National High School - Liliongan Annex	4,184,000	638,000	4,822,000	128,000
Carmen National High School - Ranzo Annex	3,485,000	657,000	4,142,000	134,000
Carmen National High School - Tonganon Annex	1,057,000	402,000	1,459,000
Carugmanan National High School		369,000	369,000
Cesar C. Cabaya, Sr. High School	1,724,000	413,000	2,137,000
Dado National High School	12,998,000	1,373,000	14,371,000	571,000
Dalapitan National High School	11,341,000	1,121,000	12,462,000	303,000
Dallag National High School (Greenfield National High School - Dallag Annex)	5,033,000	596,000	5,629,000	111,000
Datu Bitol Mangansankan Memorial High School	6,675,000	642,000	7,317,000
Datu Dalandag National High School (Pikit National High School - Datu Dalandag Memorial Annex)	6,014,000	713,000	6,727,000	68,000
Datu Embak Mangasing Memorial High School	4,957,000	637,000	5,594,000	264,000
Datu Guiabo High School	687,000	274,000	961,000
Datu Ladayon High School	2,425,000	310,000	2,735,000
Datu Mantangkil High School		216,000	216,000
Dimakanit National High School	3,082,000	444,000	3,526,000
Don Antonio Jayme Memorial National High School	7,207,000	725,000	7,932,000	172,000
Dualing National High School	11,851,000	1,034,000	12,885,000	428,000
Dualing National High School - Katalicanan Annex	1,124,000	750,000	1,874,000	205,000
Elpidio Singco High School	2,551,000	389,000	2,940,000
F. A. Andolana Memorial High School (Greenfield National High School - Sto. Niño Annex)	4,586,000	535,000	5,121,000	92,000
Garsika National High School	343,000	366,000	709,000
Generoso A. Reovoca Sr. High School		256,000	256,000
Greenhill High School	2,191,000	383,000	2,574,000
Ilustre National High School (President Roxas National High School - Ilustre Annex)	3,953,000	561,000	4,514,000	45,000
Inac High School	1,381,000	333,000	1,714,000
Indangan National High School	4,700,000	521,000	5,221,000
James Q. Llaban, Sr. High School	1,375,000	250,000	1,625,000
Jose Rizal National High School	6,843,000	678,000	7,521,000	143,000
Juan Dillo Memorial High School	2,432,000	360,000	2,792,000
Kabacan National High School - Doña Josefa Malamote Annex	3,601,000	457,000	4,058,000	32,000
Kabacan National High School - Nangaan Annex	406,000	376,000	782,000
Kabacan National High School - Osias Annex	3,290,000	500,000	3,790,000
Kabacan National High School - Upper Paatan Annex	3,080,000	375,000	3,455,000
Kabalantian National High School (Greenfield National High School - Kabalantian Annex)	5,862,000	727,000	6,589,000	98,000
Kabulacan National High School	5,305,000	568,000	5,873,000
Kamarahan National High School	5,472,000	533,000	6,005,000
Kamasi National High School	3,288,000	381,000	3,669,000
Katipunan National High School (Greenfield National High School - Katipunan Annex)	5,712,000	812,000	6,524,000	305,000
Kiaring High School	3,925,000	512,000	4,437,000
Kibayao High School	2,749,000	432,000	3,181,000
Kibia National High School	7,482,000	888,000	8,370,000	300,000
Kibudtungan National High School	12,883,000	1,087,000	13,970,000	356,000
Kisante National High School - Batasan Annex	343,000	609,000	952,000	136,000
Kisante National High School Annex - Bienvenido T. Ortega High School	1,044,000	403,000	1,447,000
Kisante National High School Annex - Sto. Niño High School		318,000	318,000
Kitub-bao National High School	15,937,000	1,635,000	17,572,000	494,000
Kitubod High School	4,628,000	562,000	5,190,000	77,000
Ladtingan National High School		354,000	354,000
Lampayan National High School	6,329,000	652,000	6,981,000	102,000
Lanao-Kuran National Vocational and Technical High School	2,920,000	391,000	3,311,000	58,000
Leonardo Romero Sr. High School	721,000	412,000	1,133,000
Lika National High School - Katipunan Annex	1,069,000	365,000	1,434,000
Luayon National High School (New Israel National High School - Luayon Annex)	3,560,000	430,000	3,990,000
Lumayong High School (Kabacan National High School - Lumayong Annex)	9,584,000	830,000	10,414,000	179,000
Luz Village High School	700,000	298,000	998,000

746	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Mabalawag High School	2,542,000	446,000	2,988,000
Magpet National High School - Albayon Annex	1,458,000	374,000	1,832,000
Magpet National High School - Balite Annex	3,284,000	386,000	3,670,000	25,000
Magpet National High School - Mahongkong Annex	3,116,000	429,000	3,545,000	57,000
Makalangot integrated School	2,890,000	412,000	3,302,000
Malabuan National High School (Bulakanon National High School - Malabuan Annex)	7,702,000	793,000	8,495,000	153,000
Malamote National High School (Kimagango National High School - Malamote Annex)	5,012,000	596,000	5,608,000
Malapag National High School	14,609,000	1,381,000	15,990,000	292,000
Malasila National Vocational and Technical High School	9,434,000	1,132,000	10,566,000	362,000
Malatab National High School	5,049,000	715,000	5,764,000	139,000
Malibatuan National High School	7,785,000	652,000	8,437,000	130,000
Malibatuan National High School - Ganatan Annex	346,000	339,000	685,000
Malinao National High School	23,504,000	1,743,000	25,247,000	588,000
Malinao National High School Annex - Pinamulan High School		355,000	355,000
Malungon High School	2,875,000	359,000	3,234,000
Manglicmot High School	4,352,000	501,000	4,853,000
Manobisa High School	1,718,000	441,000	2,159,000
Manobo National High School	6,143,000	754,000	6,897,000	187,000
Manuangan High School - Datu Binasing High School Annex		461,000	461,000	21,000
Manuangan National High School	6,950,000	680,000	7,630,000	213,000
Manumba National High School (Magpet National High School - Tagbak Annex)	5,173,000	585,000	5,758,000	115,000
Marbel National High School	5,643,000	525,000	6,168,000
Marciano Dahan High School	6,307,000	790,000	7,097,000	139,000
Mariano Untal National High School (Bagontapay National High School)	16,022,000	1,552,000	17,574,000	861,000
Matalam National High School - Brgy. Poblacion Datu Ambil Annex	1,420,000	436,000	1,856,000
Matalam National High School Brgy. Linao - Alimoidian Annex	8,312,000	692,000	9,004,000	62,000
Matilac National High School	4,611,000	469,000	5,080,000	121,000
Mayor Gil Manalo High School (Kabacan National High School - Katidtuan Annex)	5,331,000	705,000	6,036,000
Meocan High School	6,694,000	791,000	7,485,000	189,000
M’lang National High School - Lepaga Annex	3,440,000	511,000	3,951,000
Napalico National Vocational High School	2,958,000	376,000	3,334,000
New Caridad National Vocational and Technical High School	2,538,000	384,000	2,922,000
New Cebu National High School	7,815,000	694,000	8,509,000	102,000
New Israel National High School	6,406,000	649,000	7,055,000	104,000
New Rizal National High School (Tawantawan National High School)	7,759,000	769,000	8,528,000	100,000
Nicaan National High School	18,086,000	1,254,000	19,340,000	469,000
Nueva Vida National High School	13,007,000	1,105,000	14,112,000	260,000
Olandang National High School	8,238,000	907,000	9,145,000	287,000
Padura-Espabo High School	5,727,000	681,000	6,408,000
Patindeguen National High School	7,277,000	721,000	7,998,000	124,000
Pebpoloan High School		282,000	282,000
Pigcawaran National High School	5,868,000	547,000	6,415,000	109,000
Pigcawayan National High School - Libungan Torreta Annex	1,037,000	606,000	1,643,000	173,000
Pigcawayan National High School - New Culasi Annex		264,000	264,000
Pigcawayan National High School - Patot Annex	1,054,000	372,000	1,426,000
Pikit National High School - Balongis Annex	351,000	323,000	674,00
Pikit National High School - Bulol Annex		609,000	609,000
Pikit National High School - Gokotan Annex	1,040,000	415,000	1,455,000
Presbitero National High School	20,009,000	1,627,000	21,636,000	701,000
President Roxas National High School - Datu Inda Annex	700,000	349,000	1,049,000
President Roxas National High School - Idaoman Annex	343,000	394,000	737,000
Raja Muda National High School (Pikit National High Shool - Rajah Muda Annex)	6,586,000	703,000	7,289,000	117,000
Rangayen High School	4,272,000	498,000	4,770,000
Ricardo L. Ipong National High School (Kisante National High School - Old Bulatukan Annex)	8,864,000	858,000	9,722,000	168,000
Saguing National High School	4,325,000	497,000	4,822,000
Salama National High School	4,858,000	620,000	5,478,000	77,000
Sallab High School	2,410,000	414,000	2,824,000

JANUARY 6, 2020	OFFICIAL GAZETTE	747
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Salunayan National High School	15,518,000	1,263,000	16,781,000	339,000
Salunayan National High School - Kapinpilan Annex	3,940,000	513,000	4,453,000
Salunayan National High School Annex - Dabpil Sampulna		422,000	422,000
Sarayan National High School	8,439,000	744,000	9,183,000	109,000
Sibsib National High School	11,970,000	1,035,000	13,005,000	268,000
Silik National High School	17,238,000	1,565,000	18,803,000	575,000
Simone High School	3,231,000	412,000	3,643,000
Simsiman National High School	5,799,000	587,000	6,386,000	117,000
Sinawingan National High School	10,504,000	1,018,000	11,522,000	238,000
Sta. Maria High School	4,956,000	512,000	5,468,000
Taguranao High School	3,941,000	454,000	4,395,000
Takepan National High School	19,351,000	1,387,000	20,738,000	309,000
Takepan National High School - Sultan Memorial Annex	7,383,000	902,000	8,285,000	139,000
Tambad High School	2,749,000	473,000	3,222,000
Temporan National High School (Magpet National High School - Temporan Annex)	2,501,000	461,000	2,962,000	123,000
Tuael National High School	5,437,000	508,000	5,945,000
Tubak National High School	13,807,000	1,023,000	14,830,000	275,000
Tubak National High School - Pentil Annex	2,781,000	520,000	3,301,000
Tubak National High School - Tomado Annex	4,139,000	565,000	4,704,000
Tukuran T. Kendenga High School	1,053,000	270,000	1,323,000
Tulunan National High School - Minapan Integrated School Annex	6,687,000	812,000	7,499,000	270,000
Victor S. Manlinoc High School	1,718,000	282,000	2,000,000
Villarica National High School	16,866,000	1,377,000	18,243,000	366,000
Yanson High School	3,922,000	430,000	4,352,000

Division of Cotabato City	33,310,000	6,238,000	39,548,000	831,000

Cotabato City National High School - Annex (Buaya - Buaya Site)		463,000	463,000	19,000
Cotabato City National High School - Annex (Diocolano Site)		471,000	471,000	34,000
Cotabato City National High School - Annex (Don E. Sero Site)		585,000	585,000	47,000
Cotabato City National High School - Annex (LR Sebastian Site)		711,000	711,000	123,000
Cotabato City National High School - Annex (PC Hill Site)		561,000	561,000
Cotabato City National High School - Bubong Site		402,000	402,000	32,000
Cotabato City National High School - Lisbong Site		510,000	510,000	75,000
Datu Ayunan National High School	16,269,000	1,196,000	17,465,000	305,000
Pilot Provincial Science High School and Technology	17,041,000	1,339,000	18,380,000	196,000

Division of General Santos City	184,673,000	22,577,000	207,250,000	5,327,000

Antonino G. Busano, Sr. High School (Conel National High School)	20,648,000	1,576,000	22,224,000	356,000
Bawing High School	16,018,000	1,504,000	17,522,000	339,000
Buayan National High School	21,548,000	1,558,000	23,106,000	222,000
Buayan National High School - Baluan Annex	3,216,000	883,000	4,099,000	254,000
Buscano High School (A.G. Buscano, Sr. High School Annex)	346,000	397,000	743,000	70,000
Dadiangas North High School	690,000	1,615,000	2,305,000	460,000
Engracia L. Valdomar National High School	16,238,000	1,590,000	17,828,000	411,000
General Santos City High School - Banisil Annex	25,192,000	2,385,000	27,577,000	746,000
General Santos City High School - Lanton Annex	4,098,000	1,208,000	5,306,000	302,000
General Santos City SPED Integrated School	39,033,000	3,694,000	42,727,000	809,000
Ireneo Santiago National High School - Datu B. Balunto Annex	1,047,000	664,000	1,711,000	109,000
Johnny Ang National High School	16,391,000	1,575,000	17,966,000	266,000
Labangal National High School - Ligaya Annex	1,047,000	466,000	1,513,000	102,000
Labangal National High School - Pao-Pao High School Annex	1,060,000	530,000	1,590,000	41,000
Labangal National High School - Upper Labay Annex	1,089,000	479,000	1,568,000	115,000
Lagao National High School Annex	1,047,000	569,000	1,616,000	207,000
Samboang - Ngilay High School	4,222,000	604,000	4,826,000	96,000
Tinagacan National High School	11,743,000	1,280,000	13,023,000	422,000

Division of Kidapawan City	94,758,000	11,840,000	106,598,000	1,546,000

Amas National High School - Patadon Annex	3,905,000	482,000	4,387,000
Binoligan Integrated School	2,942,000	410,000	3,352,000
Datu lgwas IP Integrated School	1,031,000	272,000	1,303,000

748	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Gayola National High School (Amas National High School - Gayola National High School Annex)	3,950,000	476,000	4,426,000
Juan L. Gantuangco School of Arts & Trades	6,382,000	843,000	7,225,000	202,000
Juan P. Jalipa Memorial High School	6,951,000	822,000	7,773,000	98,000
Kalaisan National High School	7,109,000	896,000	8,005,000	264,000
Lake Agco Integrated School	3,216,000	374,000	3,590,000
Linagkob National High School	4,720,000	532,000	5,252,000	90,000
Macebolig Integrated School	3,229,000	435,000	3,664,000
Manongol National High School	8,024,000	854,000	8,878,000	170,000
Marciano Mancera Integrated School	5,359,000	693,000	6,052,000
Mt. Apo National High School	5,045,000	595,000	5,640,000
Mua-an Integrated School	3,225,000	483,000	3,708,000
Nuangan Integrated School	3,470,000	391,000	3,861,000
Onica National High School	3,016,000	410,000	3,426,000
Perez Integrated School, Kidapawan	4,456,000	498,000	4,954,000
Puasinda Integrated School	3,216,000	422,000	3,638,000
Saniel Cruz National High School	6,563,000	905,000	7,468,000	577,000
Singao Integrated School	3,281,000	446,000	3,727,000
Spottswood National High School	5,668,000	601,000	6,269,000	145,000

Division of Koronadal City	33,857,000	4,727,000	38,584,000	834,000

Bocongco National High School (Koronadal National Comprehensive HS - Bacongco Annex)	16,142,000	1,507,000	17,649,000	207,000
Concepcion National High School	13,399,000	1,586,000	14,985,000	418,000
Esperanza National High School - Annex, San Jose Campus		941,000	941,000
Rotonda National High School	4,316,000	693,000	5,009,000	209,000

Division of Sarangani	408,864,000	57,689,0000	466,553,000	8,856,000

Alabel Integrated School	7,926,000	1,750,000	9,676,000	245,000
Alegria National High School	11,910,000	973,000	12,883,000	337,000
Amado M. Quirit, Sr. National High School	1,734,000	550,000	2,284,000	111,000
Anecito Bartulaba Integrated School	2,404,000	422,000	2,826,000	15,000
Baliton National High School	9,274,000	859,000	10,133,000	177,000
Banata National High School - Malungon Gamay National High School Annex	5,930,000	695,000	6,625,000	126,000
Bangkal Integrated School	687,000	230,000	917,000
Banlas Integrated School	13,000	226,000	239,000
Banlibato Integrated School	2,749,000	468,000	3,217,000	28,000
Batotoling Integrated School		248,000	248,000
Batulaki High School	2,872,000	579,000	3,451,000	74,000
Biangan Integrated School	1,722,000	333,000	2,055,000
B’laan Integrated School	3,197,000	425,000	3,622,000
Blat Integrated School	2,409,000	292,000	2,701,000
Bongo Integrated School	2,404,000	376,000	2,780,000	38,000
Cabales Enarbia, Sr. Integrated School	8,631,000	1,029,000	9,660,000	202,000
Cablalan Integrated School	3,542,000	570,000	4,112,000	72,000
Colon National High School - Aniceto Lopez Annex	11,026,000	1,218,000	12,244,000	292,000
Consolacion Integrated School	2,890,000	441,000	3,331,000	62,000
Daan Suyan High School	5,619,000	759,000	6,378,000	130,000
Dakok Tamulon Integrated School	691,000	243,000	934,000
Dalamuan Integrated School	3,101,000	412,000	3,513,000
Danao Integrated School	2,404,000	353,000	2,757,000
Datal Anggas Integrated School	3,547,000	622,000	4,169,000	81,000
Datal Basak Indigenous People School	687,000	220,000	907,000
Datal Bila Integrated School	2,858,000	317,000	3,175,000
Datalbatong Integrated School	4,149,000	636,000	4,785,000	117,000
Datu Abdulbali Integrated School	2,069,000	544,000	2,613,000
Datu Molod Integrated School	5,923,000	718,000	6,641,000	126,000
Datu Pangolima Integrated School	6,580,000	1,006,000	7,586,000	238,000
Domolok Integrated School	2,066,000	322,000	2,388,000
E. Alegado Integrated School	3,890,000	452,000	4,342,000	55,000
Elena M. Mapaña National High School		188,000	188,000
Falel Kesbung Integrated School	1,038,000	299,000	1,337,000
Francisco A. Cagang Integrated School	2,073,000	380,000	2,453,000
Glan Central Integrated SPED Center	687,000	449,000	1,136,000

JANUARY 6, 2020	OFFICIAL GAZETTE	749
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Glan Padidu National High School - San Vicente Annex	5,711,000	656,000	6,367,000	175,000
Green Valley Integrated School	687,000	243,000	930,000
Hadji Musa Integrated School	4,495,000	659,000	5,154,000	126,000
Happy Valley Integrated School	2,062,000	371,000	2,433,000
James Alfred Strong Integrated School	1,375,000	313,000	1,688,000
JBT Caing, Sr. Integrated School	9,635,000	1,170,000	10,805,000	266,000
Jose Ah Young Integrated School	13,000	303,000	316,000
JP Laurel Integrated School	691,000	316,000	1,007,000
Kablacan Integrated School	5,855,000	893,000	6,748,000
Kawas National High School	7,629,000	781,000	8,410,000	143,000
Kawayan Integrated School	691,000	222,000	913,000
Kiahe Integrated School	4,469,000	637,000	5,106,000	98,000
Kiamba National High School	22,586,000	2,096,000	24,682,000	684,000
Kibac Integrated School	1,375,000	343,000	1,718,000
Kinabalan Integrated School	3,094,000	493,000	3,587,000	74,000
Kyumad Integrated School	3,893,000	511,000	4,404,000	75,000
Laginan Integrated School	3,100,000	302,000	3,402,000
Lamlabong Integrated School	2,403,000	379,000	2,782,000	41,000
Lamlifew Integrated School	3,443,000	331,000	3,774,000
Langkuas Integrated School	687,000	244,000	931,000
Lebe Integrated School	1,031,000	283,000	1,314,000
Leopoldo P. Dacera Integrated School	4,237,000	483,000	4,720,000	121,000
Libi Integrated School	3,107,000	513,000	3,620,000
Luis Casiple, Sr. Integrated School	2,062,000	405,000	2,467,000
Lumigo High School	4,575,000	588,000	5,163,000	147,000
Lutay Integrated School	3,564,000	496,000	4,060,000	96,000
Maguling National High School	12,253,000	1,173,000	13,426,000	351,000
Malabod Integrated School	1,730,000	433,000	2,163,000	58,000
Malalag National High School - Upo Annex	2,417,000	436,000	2,853,000	66,000
Malalag-Cogon National High School	11,506,000	939,000	12,445,000	373,000
Malandang National High School - Kiblat National High School Annex	4,161,000	729,000	4,890,000	136,000
Malandang National High School - Tamban Annex	8,911,000	901,000	9,812,000	322,000
Malapatan National High School - Kinam Annex	1,718,000	568,000	2,286,000	89,000
Malungon National High School	14,797,000	1,166,000	15,963,000	539,000
Malungon National High School - San Roque Annex	4,231,000	574,000	4,805,000	128,000
Malungon National High School - Upper Mainit Annex	8,092,000	811,000	8,903,000	268,000
Mangelen Integrated School	7,065,000	766,000	7,831,000	360,000
Matingao Integrated School		176,000	176,000
Miasong Integrated School	3,098,000	429,000	3,527,000
Millona Upper Suyan Integrated School	3,100,000	456,000	3,556,000	38,000
New Canaan Integrated School	4,482,000	712,000	5,194,000	121,000
Nian Integrated School	2,069,000	440,000	2,509,000
Nomoh Integrated School	4,600,000	555,000	5,155,000	70,000
Pag-asa Integrated School	3,893,000	632,000	4,525,000	121,000
Pait Integrated School	1,718,000	428,000	2,146,000
Panambalan Integrated School	687,000	241,000	928,000
Panamin Integrated School	1,718,000	351,000	2,069,000
Paraiso Integrated School	1,381,000	358,000	1,739,000
PH Millona Integrated School	6,074,000	699,000	6,773,000	109,000
Pongoleel Integrated School	2,410,000	411,000	2,821,000
Pula-Tana Integrated School		238,000	238,000
Rogaya Bajunaid Integrated School	4,772,000	673,000	5,445,000	106,000
Roque Adarna Integrated School	4,519,000	768,000	5,287,000	138,000
Salakit National High School	5,902,000	646,000	6,548,000	79,000
Salimama Integrated School	687,000	270,000	957,000
San Juan Integrated School	2,076,000	375,000	2,451,000
San Miguel Integrated School	687,000	229,000	916,000
Sofan Integrated School	701,000	301,000	1,002,000
Spring Integrated School	2,756,000	658,000	3,414,000	119,000
Tagaytay Integrated School	2,856,000	409,000	3,265,000	47,000
Talus National High School	6,676,000	643,000	7,319,000	238,000
Tampos Integrated School	3,206,000	409,000	3,615,000	25,000
Tandawanan Integrated School	687,000	248,000	935,000
Tangali Integrated School	2,872,000	437,000	3,309,000

750	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Tangan Integrated School	3,179,000	488,000	3,667,000	40,000
Tokawal National High School	7,123,000	678,000	7,801,000	177,000
Tonga Lim Siao, Sr. Integrated School	4,496,000	522,000	5,018,000
Tuyan Integrated School	2,749,000	492,000	3,241,000
Upper Lumabat Integrated School	4,956,000	604,000	5,560,000	92,000
Wali Integrated School	4,681,000	582,000	5,263,000	74,000

Division of South Cotabato	447,154,000	61,223,000	508,377,000	15,291,000

Aflek National High School - Edward’s National High School Annex	343,000	445,000	788,000	72,000
Banga National High School - Lamba Campus	2,590,000	703,000	3,293,000	251,000
Banga National High School - Punong Grande Campus	3,283,000	589,000	3,872,000	113,000
Basag National High School	694,000	587,000	1,281,000	96,000
Bentung Sulit National High School	19,115,000	1,182,000	20,297,000	288,000
Bentung Sulit National High School - Glamang Annex	774,000	903,000	1,677,000	219,000
Bonifacio R. Tagaban, Sr. Integrated School	1,031,000	371,000	1,402,000
Bucay Pait National High School	7,246,000	756,000	8,002,000	200,000
Cebuano National High School	12,542,000	1,509,000	14,051,000	413,000
Centrala National High School	8,429,000	796,000	9,225,000	98,000
Colongulo National High School	4,399,000	658,000	5,057,000	139,000
Datal Biao Integrated School		260,000	260,000
Dumadalig Integrated School	3,110,000	453,000	3,563,000
Edwards National High School	13,124,000	1,078,000	14,202,000	173,000
EI Nonok Integrated School	5,643,000	708,000	6,351,000	117,000
Emeliano P. Bacquial National High School - Tupi NHS Annex	780,000	662,000	1,442,000	164,000
Faviola Villa-Gasis National High School-San Miguel National High School Annex		346,000	346,000	40,000
Godwino Integrated School	2,062,000	410,000	2,472,000
Guinsangan National High School	6,379,000	620,000	6,999,000	109,000
Kalyong Integrated School		207,000	207,000
Katipunan National High School	6,102,000	784,000	6,886,000	49,000
Kesegmung Integrated School	687,000	303,000	990,000
Klinan Integrated School		215,000	215,000
Kusan National High School	687,000	521,000	1,208,000	107,000
Laconon Integrated School	12,163,000	1,169,000	13,332,000	124,000
Lake Sebu National High School	21,185,000	1,935,000	23,120,000	697,000
Lake Sebu National High School - Kibang Campus	3,926,000	476,000	4,402,000	123,000
Lake Sebu National High School - Proper Ned Campus	1,040,000	409,000	1,449,000	83,000
Lake Soluton Integrated School	8,706,000	1,040,000	9,746,000
Lambangan Integrated School		401,000	401,000
Lambontong National High School	2,919,000	566,000	3,485,000	109,000
Lambukay Integrated School		232,000	232,000
Lamhako Integrated School	2,425,000	472,000	2,897,000	100,000
Lampari National High School	694,000	436,000	1,130,000	51,000
Lamsalome Integrated School	3,101,000	394,000	3,495,000
Lamsugod National High School	5,375,000	800,000	6,175,000	217,000
Laureano Escovidal Integrated School	1,392,000	376,000	1,768,000
Liberty National High School (Tampakan National High School - Liberty Annex)	5,944,000	752,000	6,696,000	141,000
Lubol Integrated School	2,078,000	399,000	2,477,000	58,000
Lumakil Integrated School		262,000	262,000
Lusok Integrated School	2,758,000	504,000	3,262,000	74,000
Maan National High School	697,000	480,000	1,177,000	130,000
Malaya National High School - Banga National High School Annex	3,471,000	767,000	4,238,000	217,000
Mangilala Integrated School	2,085,000	324,000	2,409,000
Naci Integrated School	3,225,000	507,000	3,732,000	68,000
Ned National High School	5,702,000	607,000	6,309,000	204,000
New Dumangas National High School	8,793,000	907,000	9,700,000	160,000
New Lambunao Integrated School	3,123,000	570,000	3,693,000	172,000
New Tupi Integrated School		209,000	209,000
Palakasam Integrated School		232,000	232,000
Palo 19 National High School	351,000	300,000	651,000
Panay National High School	9,223,000	1,044,000	10,267,000	271,000
Poblacion Polomolok National High School	41,292,000	4,116,000	45,408,000	1,698,000

JANUARY 6, 2020	OFFICIAL GAZETTE	751
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Poblacion Polomolok National High School - Pablo Valencia Annex	5,735,000	1,038,000	6,773,000	268,000
Polo Integrated School		193,000	193,000
Polomolok Creek Integrated School		217,000	217,000
Polonuling National High School	21,368,000	1,333,000	22,701,000	407,000
Polonuling National High School - Kablon Campus	1,428,000	530,000	1,958,000	149,000
Polonuling National High School - Miasong Campus	1,047,000	626,000	1,673,000	168,000
Polonuling National High School - Simbo Campus	1,083,000	557,000	1,640,000	196,000
Pulo Subong Integrated School	2,073,000	359,000	2,432,000	32,000
Rang-Ay Integrated School	4,250,000	889,000	5,139,000	383,000
Rizal (Bo. 3) National High School	343,000	476,000	819,000	106,000
Salacafe Integrated School		283,000	283,000
San Jose National High School	9,400,000	918,000	10,318,000	290,000
San Jose National High School - Lapuz National High School Annex	2,673,000	513,000	3,186,000	104,000
San Miguel National High School	12,369,000	1,038,000	13,407,000	371,000
San Vicente National High School	694,000	629,000	1,323,000	207,000
Sergio L. Legayda National High School	1,079,000	598,000	1,677,000	175,000
Silway 8 National High School	22,664,000	2,480,000	25,144,000	1,052,000
Surallah National High School	13,762,000	1,277,000	15,039,000	533,000
Tablu National High School - Tampakan National High School Annex	1,496,000	476,000	1,972,000	72,000
Tacub Integrated School	1,730,000	403,000	2,133,000
Talisay Integrated School	6,655,000	765,000	7,420,000	211,000
Talufo Integrated School	1,805,000	453,000	2,258,000
Tampakan National High School	27,443,000	2,094,000	29,537,000	927,000
Tampakan National High School - Danlag Campus	1,449,000	409,000	1,858,000	68,000
Tampakan National High School - Lampitak Campus	3,148,000	546,000	3,694,000	128,000
Tantangan National High School	12,857,000	1,423,000	14,280,000	509,000
Tantangan National Trade High School	12,022,000	1,205,000	13,227,000	277,000
Tapok Integrated School		195,000	195,000
Tboli Sbu Senior High School			—	435,000
Upper Klinan National High School	19,340,000	1,102,000	20,442,000	200,000
Upper Klinan National High School - Landan Campus	5,313,000	1,015,000	6,328,000	337,000
Upper Klinan National High School - Palkan Annex	2,889,000	615,000	3,504,000	200,000
Upper Maculan National High School	351,000	603,000	954,000	141,000
Upper Sepaka Integrated School		213,000	213,000

Division of Sultan Kudarat	305,058,000	42,377,000	347,435,000	7,888,000

Antong Integrated School	3,098,000	452,000	3,550,000
Artemio L. Martin Integrated School	687,000	353,000	1,040,000
Bagumbayan National High School - Biwang Annex	13,465,000	1,327,000	14,792,000	339,000
Bagumbayan National High School - Kapaya Annex	7,334,000	774,000	8,108,000	124,000
Bagumbayan National High School - Masiag Annex	716,000	529,000	1,245,000	139,000
Bagumbayan National High School - Sumilil Annex		288,000	288,000
Baluan National High School		546,000	546,000	175,000
Bolebok Integrated School	1,031,000	376,000	1,407,000
Bongo-Bongo Integrated School		209,000	209,000
Busok National High School	11,591,000	1,037,000	12,628,000	320,000
Capilan Integrated School	687,000	238,000	925,000
Chua Integrated School	1,375,000	240,000	1,615,000
Dante Integrated School	3,436,000	446,000	3,882,000	92,000
Datu Etang Integrated School	1,718,000	356,000	2,074,000
Datu Ito Andong Integrated School		189,000	189,000
Datu Malayat Integrated School		232,000	232,000
Dona Catalina Integrated School	1,031,000	308,000	1,339,000
Dumolol Integrated School		266,000	266,000
E. Arcaño Memorial National High School (Basak National High School)	9,912,000	944,000	10,856,000	189,000
Esperanza National High School - Salumping National High School Annex	687,000	544,000	1,231,000	62,000
Estrella Integrated School	343,000	310,000	653,000
Imam Adil Memorial Integrated School		214,000	214,000
Isuko Integrated School	687,000	270,000	957,000
Kabulanan Integrated School	1,031,000	344,000	1,375,000
Kalamansig National High School	37,045,000	2,973,000	40,018,000	1,188,000

752	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Kalamansig National High School - Annex B		459,000	459,000	62,000
Kalamansig National High School - Sabanal HS Annex		464,000	464,000	72,000
Kalanawe II National High School	9,051,000	883,000	9,934,000	324,000
Keytodac National High School	5,653,000	714,000	6,367,000	126,000
Kolong-Kolong Integrated School	687,000	280,000	967,000
Laguilayan National High School - Sultan Ali Akbar Sinegayan High School Annex	784,000	394,000	1,178,000	119,000
Lambayong National High School (Mariano Marcos) - Pimbalayan High School Annex	5,015,000	831,000	5,846,000	106,000
Langali Integrated School	3,779,000	516,000	4,295,000
Langgal National High School	16,428,000	868,000	17,296,000	160,000
Langgal National High School - Bugso National High School Annex		295,000	295,000
Langgal National High School - Datu Ampak U. Kawan Annex	351,000	474,000	825,000	138,000
Langgal National High School - Gapok Annex	6,618,000	791,000	7,409,000	134,000
Langgal National High School - Sewod Annex		406,000	406,000	107,000
Lebak National High School	13,553,000	929,000	14,482,000	173,000
Lebak National High School - Mangudadatu Annex	694,000	485,000	1,179,000	74,000
Limulan Integrated School	687,000	301,000	988,000
Madanding National High School	6,141,000	699,000	6,840,000	149,000
Maligaya Integrated School	1,718,000	349,000	2,067,000
Maligaya National High School	8,722,000	803,000	9,525,000	198,000
Mamali National High School	8,174,000	754,000	8,928,000	126,000
Mamansual Abdul National High School (Palimbang National High School - Kraan Annex)	697,000	593,000	1,290,000	143,000
Manirub Integrated School	1,375,000	380,000	1,755,000
Marawir Integrated School	1,375,000	345,000	1,720,000
Mayo Integrated School	687,000	382,000	1,069,000
Midtungok Integrated School	343,000	384,000	727,000
Milbuk National High School	18,364,000	1,691,000	20,055,000	454,000
New Natividad Integrated School		195,000	195,000
New Panay National High School	8,906,000	855,000	9,761,000	256,000
New Pangasinan National High School	7,182,000	780,000	7,962,000	143,000
Nuling Integrated School		208,000	208,000
Palavilla Integrated School	1,375,000	387,000	1,762,000
Palimbang National High School	24,224,000	1,849,000	26,073,000	745,000
Palimbang National High School - Kalibuhan Annex		352,000	352,000	49,000
Palumbe Integrated School		305,000	305,000
Plamango Integrated School	2,074,000	332,000	2,406,000	30,000
President Quirino National High School - C. Mangilala High School		607,000	607,000	173,000
Purikay National High School	10,682,000	975,000	11,657,000	238,000
Salabaca National High School	8,474,000	744,000	9,218,000	113,000
Sangay National High School	4,675,000	601,000	5,276,000	134,000
Sen. Ninoy Aquino High School	11,086,000	1,129,000	12,215,000	354,000
Sigayan Integrated School		226,000	226,000
Sta. Clara National High School	7,646,000	682,000	8,328,000	241,000
Sultan Sinanggayan Integrated School	1,718,000	314,000	2,032,000
Tagadtal Integrated School	343,000	308,000	651,000
Tapudi Integrated School	3,779,000	498,000	4,277,000	40,000
Telafas National High School - Datalblao National High School Annex	687,000	414,000	1,101,000
Tibong-Tibong Integrated School		196,000	196,000
Tran National High School	5,094,000	577,000	5,671,000	79,000
Upper Bunawan Integrated School		278,000	278,000
Zeneben Integrated School	343,000	330,000	673,000

Division of Tacurong City	31,406,000	3,728,000	35,134,000	746,000

Apolinario S. Bernardo Memorial National High School	9,481,000	913,000	10,394,000	256,000
Rajah Muda National High School	6,128,000	718,000	6,846,000	126,000
San Emmanuel National High School	15,110,000	1,223,000	16,333,000	364,000
San Pablo National High School		444,000	444,000
Upper Katungal National High School	687,000	430,000	1,117,000

Region XIII - CARAGA	1,013,307,000	165,401,000	1,178,708,000	36,925,000

JANUARY 6, 2020	OFFICIAL GAZETTE	753
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Division of Agusan del Norte	197,478,000	26,938,000	224,416,000	6,969,000

Ablian Integrated School		422,000	422,000	45,000
Agong-ong Integrated School		540,000	540,000	69,000
Balangbalang Integrated School		592,000	592,000	115,000
Bangonay National High School		452,000	452,000	87,000
Buenavista National High School	50,112,000	2,985,000	53,097,000	543,000
Buenavista West SPED Integrated School		914,000	914,000	177,000
Cahayagan Integrated School		472,000	472,000	132,000
Culit Integrated School		457,000	457,000	106,000
Cuyago National High School	11,165,000	880,000	12,045,000	253,000
Doña Rosario National High School (Tubay National High School)		642,000	642,000	247,000
Durian National High School	11,635,000	817,000	12,452,000	113,000
Durian National High School - Casiklan National High School Annex		490,000	490,000	124,000
Durian National High School - Lawan-Lawan National High School Annex		270,000	270,000	60,000
E. G. Montilla Integrated School		512,000	512,000	81,000
F. S. Omayana Integrated School		464,000	464,000	81,000
Guinabsan National High School - Sangay National High School Annex		493,000	493,000	170,000
Guinabsan National High School - Simbalan National High School Annex		648,000	648,000	222,000
Hinandayan Integrated School		383,000	383,000	47,000
Jabonga National High School	12,506,000	1,112,000	13,168,000	373,000
Jaliobong National High School	7,697,000	835,000	8,532,000	221,000
Kitcharao National High School	13,559,000	1,601,000	15,160,000	475,000
Lekda Integrated High School		282,000	282,000	19,000
Lingayao National High School	5,343,000	624,000	5,967,000	172,000
Magdagooc National High School	6,588,000	635,000	7,223,000	94,000
Manapa II Integrated School		441,000	441,000	36,000
Maningalao National High School	3,432,000	433,000	3,865,000	72,000
Manoligao Integrated School		367,000	367,000	94,000
Marcos Calo National High School	6,052,000	756,000	6,808,000	136,000
Mat-i National High School	11,747,000	999,000	12,746,000	273,000
Nasipit National High School	8,780,000	930,000	9,710,000	243,000
Pupotsan National High School		288,000	288,000
Rizal Integrated High School		421,000	421,000	121,000
San Vicente Integrated School	2,352,000	438,000	2,790,000	117,000
Santiago National High School	15,259,000	1,523,000	16,782,000	481,000
Senior High School in Carmen, Agusan Del Norte				714,000
Tinigbasan National High School	4,034,000	465,000	4,499,000	74,000
Tubay National High School	18,415,000	1,521,000	19,936,000	302,000
Vinapor National High School	8,802,000	834,000	9,936,000	253,000

Division of Agusan del Sur	235,481,000	38,542,000	274,023,000	5,748,000

Agusan del Sur National Science High School	5,061,000	604,000	5,665,000	245,000
Angas Integrated High School		455,000	455,000
Anislangan National High School	4,325,000	554,000	4,879,000	77,000
Aurora National High School	7,077,000	599,000	7,676,000	58,000
Bayugan 3 National High School	10,332,000	1,070,000	11,402,000	258,000
Binucayan II National High School	6,641,000	633,000	7,274,000	147,000
Binucayan National High School	9,880,000	867,000	10,747,000	249,000
Binucayan National High School - Johnson Integrated School		332,000	332,000	38,000
Cebolin High School Annex		259,000	259,000
Cecilia National High School	5,302,000	476,000	5,778,000	62,000
Del Monte National High School - Causwagan Integrated	4,315,000	555,000	4,870,000	113,000
Del Monte National High School - Corpuz Extension Integrated School		408,000	408,000	49,000
Esperanza National High School - Catmonon Integrated School	2,933,000	528,000	3,461,000	81,000
Esperanza National High School - Hawilian National High School Annex	6,013,000	732,000	6,745,000	106,000

754	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Esperanza National High School - Nato Extension Integrated School	3,585,000	458,000	4,043,000	66,000
Esperanza National High School - Salug High School Annex	2,525,000	485,000	3,010,000	28,000
Esperanza National High School - Sta. Fe Integrated School	3,675,000	542,000	4,217,000	45,000
Guadalupe National High School	8,659,000	935,000	9,594,000	75,000
Guadalupe National High School - Duangan Extension Integrated School	3,447,000	503,000	3,950,000	79,000
Guadalupe National High School - Oro Extension Integrated School	1,419,000	362,000	1,781,000	43,000
Kapatungan National High School	5,129,000	603,000	5,732,000	57,000
Kasapa National High School	11,170,000	437,000	11,607,000	36,000
Kasapa National High School - Waloe NHS Annex		488,000	488,000	100,000
Katipunan National High School		334,000	334,000
Kolambugan National High School		238,000	238,000
La Fortuna National High School	11,287,000	1,074,000	12,361,000	160,000
Laminga National High School	7,195,000	788,000	7983,000	141,000
Lapinigan National High School - Buena Suerts Integrated School	3,921,000	517,000	4,438,000	53,000
Lapinigan National High School - New Visayas Extension		549,000	549,000	25,000
Lucena National High School - West Prosperidad Extension Integrated School	697,000	493,000	1,190,000	94,000
Mabuhay National High School	4,857,000	525,000	5,382,000	113,000
Maligaya Integrated School		199,000	199,000
Manat National High school	3,854,000	524,000	4,378,000	68,000
Marfil National High School	3,309,000	418,000	3,727,000	90,000
New Tubigon High School of Home Industries	2,922,000	415,000	3,337,000	47,000
Novele National High School	3,474,000	573,000	4,047,000	106,000
Nueva Gracia Integrated School		631,000	631,000	117,000
Panagangan National High School	8,491,000	886,000	9,377,000	179,000
Patrocinio Integrated School		348,000	348,000
Prosperidad National High School - Aurora Integrated School		529,000	529,000	75,000
Prosperidad National High School - Azpetia Extension (ANSS BA HS)	8,438,000	829,000	9,267,000	187,000
Pulang Lupa National High School	6,291,000	711,000	7,002,000	156,000
San Isidro National High School - Kauswagan HS Annex		522,000	522,000	53,000
San Isidro National High School - San Vicente HS Annex		612,000	612,000	66,000
San Luis National High School - Balit High School Extension		423,000	423,000	55,000
San Martin National High School		259,000	259,000
San Pascual Integrated School		224,000	224,000
San Toribio National High School		905,000	905,000	85,000
San Vicente National High School	6,666,000	699,000	7,365,000	94,000
Sibagat National High School - Afga Integrated School	6,235,000	746,000	6,981,000	205,000
Sibagat National High School - Magsaysay Extension		459,000	459,000	49,000
Sibagat National High School - Padiay Extension		487,000	487,000	79,000
Singapore Integrated School		203,000	203,000
Sinibong National High School	17,130,000	1,220,000	18,350,000	155,000
Sta Maria National High School	8,713,000	1,021,000	9,734,000	158,000
Sta. Irene National High School - San Jose Integrated School	4,585,000	623,000	5,208,000	74,000
Sta. Josefa National High School - Sayon Barangay High School		731,000	731,000	153,000
Sto. Tomas National High School - Magaud Integrated School	5,362,000	631,000	5,993,000	202,000
Talacogon National High School - Buena Gracia Integrated School	3,862,000	498,000	4,360,000	57,000
Talacogon National High School - Desamparados Extension		445,000	445,000	66,000
Talacogon National High School - Labnig Integrated School	3,287,000	545,000	3,832,000	117,000
Talacogon National High School - Maharlika Integrated School		377,000	377,000	53,000
Talacogon National High School - Marbon Integrated School	2,991,000	426,000	3,417,000	64,000
Talacogon National High School - Sabang Integrated School		410,000	410,000	62,000
Tapaz Integrated School		485,000	485,000
Trento National High School - Salvacion Integrated School	2,932,000	583,000	3,515,000	166,000
Trento National High School - San Isidro Integrated School	4,984,000	465,000	5,449,000	40,000
Trento National High School - San Roque Integrated School	2,510,000	415,000	2,925,000	47,000
Tumalog National High School		232,000	232,000
Veruela National High School Annex - Nueva Era High School		430,000	430,000	25,000

Division of Bayugan City	10,484,000	2,358,000	12,842,000	2,816,000

JANUARY 6, 2020	OFFICIAL GAZETTE	755
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Bayugan National Comprehensive High School - Magkiangkang Integrated School	1,762,000	489,000	2,251,000
Berseba National High School Annex (San Juan National High School - Berseba NHS Annex)	1,053,000	471,000	1,524,000
Marcelina National High School - Mount Olive National High School Annex	1,307,000	416,000	1,723,000	89,000
Mount Carmel National High School	5,215,000	451,000	5,666,000
Noli National High School - Calaitain National High School Annex	1,147,000	531,000	1,678,000	113,000
Stand Alone Senior High School			—	2,614,000

Division of Bislig City	61,559,000	7,796,000	69,355,000	1,520,000

Bucto National High School	3,042,000	551,000	3,593,000	226,000
Coleto Integrated School		339,000	339,000
Danipas National High School	5,057,000	526,000	5,583,000
Labisma Integrated School		304,000	304,000
Mabog National High School	6,066,000	660,000	6,726,000	224,000
Maharlika National High School	8,285,000	898,000	9,183,000	207,000
Mangagoy National High School	11,425,000	943,000	12,368,000	209,000
Mone National High School	3,589,000	462,000	4,051,000
San Fernando Integrated School		346,000	346,000
San Isidro National High School	5,157,000	506,000	5,663,000
San Jose National High School	4,854,000	525,000	5,379,000
San Vicente National High School	4,408,000	517,000	4,925,000
Sikahoy National High School	2,951,000	397,000	3,348,000	51,000
Sta. Cruz National High School	3,676,000	420,000	4,096,000
Stand Alone Senior High School			—	603,000
Tumanan National High School	3,049,000	402,000	3,451,000

Division of Butuan City	126,867,000	15,827,000	142,694,000	3,048,000

Alviola Integrated School		890,000	890,000	147,000
Ampayon National High School	17,997,000	1,238,000	19,235,000	277,000
Anticala National High School	10,547,000	865,000	11,412,000	139,000
Anupagan National High School	5,636,000	562,000	6,198,000	53,000
Bagong Silang Integrated School	4,960,000	505,000	5,465,000	83,000
Basag Integrated School	3,911,000	487,000	4,398,000	60,000
Bilay National High School	3,635,000	444,000	4,079,000	40,000
Bugsukan Integrated School		399,000	399,000	49,000
Butuan City Senior High School Stand Alone			—	425,000
Cabcabon Integrated School	3,651,000	451,000	4,102,000
Consuelo National High School	3,394,000	524,000	3,918,000	96,000
Florida National High School	5,920,000	670,000	6,590,000	138,000
Kinamlutan National High School	15,546,000	917,000	16,463,000	115,000
La Soledad National High School	4,620,000	484,000	5,104,000	92,000
La Trinidad Integrated school		565,000	565,000	132,000
Maguinda National High School	7,730,000	811,000	8,541,000	168,000
Mahay Integrated School		526,000	526,000	57,000
Maibu Integrated School	3,975,000	515,000	4,490,000	87,000
Manila de Bugabos Integrated School	3,704,000	412,000	4,116,000	62,000
Pareja Integrated School		510,000	510,000	94,000
Pedro B. Duncano Integrated School	6,390,000	623,000	7,013,000	185,000
Pigdaulan National High School	16,664,000	1,121,000	17,785,000	287,000
Pinamanculan National High School	4,017,000	548,000	4,565,000	62,000
Riverside Integrated School		821,000	821,000
Sumile National High School	4,570,000	566,000	5,136,000	130,000
Tagkiling Tribal Integrated School		373,000	373,000	70,000

Division of Cabadbaran City	25,585,000	4,264,000	29,849,000	822,000

Calamba National High School	25,585,000	1,365,000	26,950,000	251,000
Del Pilar Integrated School		739,000	739,000	155,000
La Union Integrated School		570,000	570,000
La Union Senior High School (Stand Alone)			—	391,000
Lusong National High School		270,000	270,000
Norcaces Integrated School (Evening Opportunity High School)		834,000	834,000

756	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Puting Bato National High School		486,000	486,000	25,000

Division of Dinagat Island	50,840,000	10,976,000	61,816,000	2,159,000

Albor National High School - Osmeña National High School Annex	756,000	359,000	1,115,000	92,000
Cab-llan National High School	1,772,000	343,000	2,115,000
Cuarenta National High School	1,180,000	503,000	1,683,000	98,000
Del Pilar National High School	4,359,000	453,000	4,812,000	87,000
Doña Helene National High School		247,000	247,000
Edera National High School	697,000	396,000	1,093,000	72,000
General Aguinaldo National High School		386,000	386,000
Jade B. Ecleo-Aurelio Memorial National High School	1,404,000	807,000	2,211,000
Llamera National High School	703,000	426,000	1,129,000	77,000
Loreto National High School			—	597,000
Malinao National High School	2,782,000	464,000	3,246,000	74,000
Melgar National High School	3,604,000	445,000	4,049,000	83,000
New Nazareth National High School	358,000	434,000	792,000	66,000
Panamaon National High School Annex	1,401,000	370,000	1,771,000
Plaridel National High School	6,422,000	608,000	7,030,000	96,000
Primitivo J. Ebol Memorial National High School (Lapus Magsaysay National High School)	822,000	524,000	1,346,000	85,000
Rizal National High School	4,522,000	450,000	4,972,000	38,000
Rizal National High School - Puerto Princesa - Moleta NHS Annex	1,613,000	437,000	2,050,000	43,000
Rosita National High School	3,135,000	441,000	3,576,000	85,000
San Jose National High School	6,067,000	641,000	6,708,000	123,000
Sering National High School	5,549,000	624,000	6,173,000	179,000
Tag-Abaca National High School - Rita Glenda NHS Annex	1,153,000	457,000	1,610,000	77,000
Tubajon National High School - Mabini National High School Annex	1,494,000	600,000	2,094,000	68,000
Valencia National High School	1,047,000	561,000	1,608,000	119,000

Division of Siargao	58,826,000	8,592,000	67,418,000	1,890,000

Alegria National High School - Annex	1,143,000	433,000	1,576,000	102,000
Burgos National High School	6,893,000	597,000	7,490,000	187,000
Caridad National High School	3,328,000	416,000	3,744,000	72,000
Consolacion National High School	4,978,000	550,000	5,528,000	158,000
Dagohoy National High School - Annex		257,000	257,000
Gen. Luna National High School - Consuelo National High School Annex		354,000	354,000
Gen. Luna National High School - Suyangan National High School	687,000	345,000	1,032,000	85,000
Libertad National High School	3,281,000	446,000	3,727,000	62,000
Mariano Matugas Memorial National High School	4,521,000	577,000	5,098,000	126,000
Nueva Estrella National High School	5,400,000	526,000	5,926,000	143,000
Oguing Navarro Memorial National High School - Annex	1,043,000	384,000	1,427,000	104,000
Pamosaingan National High School	2,706,000	430,000	3,136,000	51,000
Roxas National High School	5,019,000	573,000	5,592,000	134,000
San Benito National High School	5,772,000	583,000	6,355,000	153,000
Siargao National Science High School	3,844,000	547,000	4,391,000	98,000
Socorro National High School - Atoyay National High School Annex	762,000	418,000	1,180,000	104,000
Sta. Fe National High School	5,259,000	559,000	5,818,000	185,000
Union National High School	4,190,000	597,000	4,787,000	126,000

Division of Surigao City	52,910,000	7,920,000	60,830,000	1,500,000

Alegria National High School	2,446,000	416,000	2,862,000	96,000
Cabrera-Altres National High School		459,000	459,000	87,000
Cantiasay National High School (Zaragoza National High School - Cantiasay National High School Annex)	1,690,000	465,000	2,155,000	90,000
Capalayan National High School	8,248,000	781,000	9,029,000	215,000
Day-asan National High School	8,850,000	842,000	9,692,000	211,000
Juan P. Cedo, Sr. Memorial High School (Buenavista National High School)	3,614,000	439,000	4,053,000	64,000
Libuac National High School	1,448,000	336,000	1,784,000	49,000
Lipata National High School - Annex	2,952,000	546,000	3,498,000	89,000

JANUARY 6, 2020	OFFICIAL GAZETTE	757
DEPARTMENT OF EDUCATION (LIST OF NON-IMPLEMENTING UNIT SECONDARY SCHOOLS)

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
Mabini National High School - Annex	1,178,000	391,000	1,569,000	57,000
Manyagao National High School - Annex	1,730,000	453,000	2,183,000	126,000
Rizal National High School	6,496,000	582,000	7,078,000
San Jose National High School (Zaragoza National High School - San Jose National High School Annex)	1,923,000	402,000	2,325,000	85,000
Surigao City - Nonoc National High School Annex		391,000	391,000	109,000
Surigao City - Talisay National High School Annex		274,000	274,000	43,000
Wilfredo D. Rafols Memorial National High School	2,151,000	553,000	2,704,000	100,000
Zaragoza National High School	10,184,000	590,000	10,774,000	79,000

Division of Surigao del Norte	73,414,000	9,917,000	83,331,000	3,738,000

Alegria Stand Alone Senior High School			—	1,170,000
Cantapoy National High School	6,868,000	647,000	7,515,000	168,000
Cawilan National High School - Annex		369,000	369,000	89,000
Dakung Patag National High School - Annex (TS Pantilo, Sr. Memorial High School)	2,614,000	478,000	3,092,000	143,000
Gigaquit National School of Home Industries - Lasicam Peral National High School Annex	1,790,000	404,000	2,194,000	143,000
Lakandula National High School	2,854,000	447,000	3,301,000	85,000
Magpayang National High School	8,448,000	721,000	9,169,000	190,000
Mainit National High School - Paco National High School Annex	3,184,000	444,000	3,628,000	45,000
Masgad National High School - Bunyasan National High School Annex	6,274,000	649,000	6,923,000	172,000
Masgad National High School - Malimono National High School Annex	7,841,000	711,000	8,552,000	156,000
Matin-ao National High School - Hacienda National High School Annex	3,101,000	638,000	3,739,000	185,000
Pananay-an National High School Annex (Placer National High School)		333,000	333,000	51,000
Payapag National High School - Annex (Campo National High School)	703,000	609,000	1,312,000	164,000
Pili National High School	5,267,000	611,000	5,878,000	183,000
T.S. Pantilo, Sr. Memorial National High School - Mayag National High School Annex	2,902,000	462,000	3,364,000	83,000
Taganito National High School	14,466,000	1,412,000	15,878,000	558,000
Talavera National High School	2,766,000	624,000	3,390,000	153,000
Villa Riza National High School	4,336,000	358,000	4,694,000

Division of Surigao del Sur	113,868,000	31,118,000	144,986,000	6,606,000

Agsam Integrated School		460,000	460,000	134,000
Angga A. Maca Tribal National High School		406,000	406,000
Anibongan Integrated School		378,000	378,000
Antipolo National High School	3,705,000	502,000	4,207,000
Baculin Integrated School		349,000	349,000	55,000
Badong Integrated School (Gamut National High School - (Tago) Badong National High School	1,624,000	337,000	1,961,000	74,000
Bangsud Integrated School		539,000	539,000	128,000
Biga-an National High School	1,102,000	421,000	1,523,000	96,000
Bingcongan Integrated School (Tagasaka National High School - Bingcongan National High School Annex)		504,000	504,000	68,000
Bitaugan Integrated School		446,000	446,000	64,000
Bolhoon National High School	2,007,000	456,000	2,463,000	126,000
Burgos National High School	6,885,000	622,000	7,507,000	228,000
Cabacungan National High School	3,209,000	428,000	3,637,000	81,000
Cabangahan Integrated School		333,000	333,000	53,000
Carpenito Integrated School		388,000	388,000	77,000
Clarence TY Pimentel National High School	11,363,000	965,000	12,328,000	469,000
Consuelo National High School - Annex		399,000	399,000	87,000
Cresencio S. Lago National High School	4,324,000	665,000	4,989,000	172,000
D. L. Osano National High School	4,770,000	512,000	5,282,000	104,000
Davisol National High School	2,580,000	343,000	2,923,000	38,000
Domingo M. Alimboyong Memorial Integrated School		237,000	237,000
Dugmanon National High School	5,675,000	578,000	6,253,000	138,000
Esperanza Integrated School (Carmen NAHS - Esperanza NHS)		445,000	445,000	62,000

758	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

	JUNIOR HIGH SCHOOL			SENIOR HS
REGION / SDO / SECONDARY SCHOOLS	PS	MOOE	TOTAL	MOOE
F.H. Irizari Memorial National High School - Pakwan National High School Annex		352,000	352,000	49,000
Gata Integrated School		355,000	355,000	11,000
Hinatuan National Comprehensive High School - Cambatong NHS Annex		606,000	606,000	172,000
Hinatuan National Comprehensive High School - Roxas NHS Annex		308,000	308,000	74,000
Ibuan Tribal National High School		314,000	314,000
Isla General Integrated School		297,000	297,000	41,000
Javier National High School	4,960,000	643,000	5,603,000	98,000
Jose San Victories National High School Annnex (Unidad National High School - Cagwait NHS Annex)		725,000	725,000	247,000
Kahayagan National High School	2,961,000	582,000	3,543,000	64,000
Libas Sud Integrated School		444,000	444,000	94,000
Loyola National High School (Tagasaka National High School - Loyola National High School Annnex)	1,448,000	411,000	1,859,000	107,000
Madrid National High School - Union National High School Annex	1,731,000	388,000	2,119,000	36,000
Maglambing Integrated School		509,000	509,000	79,000
Maglatab National High School	3,249,000	435,000	3,684,000	64,000
Mahogany Integrated School		182,000	182,000
Malixi Integrated School		414,000	414,000	47,000
Manambia Integrated School		379,000	379,000	51,000
Marihatag National Agricultural High School - Mararag National High School Annex	2,548,000	485,000	3,033,000	149,000
Matho Integrated School		664,000	664,000	138,000
Nurcia Integrated School		417,000	417,000	74,000
Osmeña Integrated School		394,000	394,000	87,000
Palasao integrated School (Cantilan National High School - Palasao National High School Annex)		361,000	361,000	41,000
Panaosawon Integrated School		188,000	188,000
Panikian National High School	6,161,000	590,000	6,751,000	121,000
Parang National High School	7,813,000	715,000	8,528,000	258,000
Pinanapatan Integrated School		182,000	182,000
Quary 1 Integrated School		485,000	485,000	94,000
Quezon Integrated School		455,000	455,000	90,000
Rajah Cabungsuan Integrated Secondary School		416,000	416,000	34,000
Rizal National High School-Annex	687,000	394,000	1,081,000	62,000
San Miguel National Comprehensive High School - Mahayag National High School Annex	2,552,000	367,000	2,919,000	109,000
San Miguel National Comprehensive High School - Sagbayan Miguel National High School Annex		627,000	627,000	241,000
San Miguel National Comprehensive High School - San Miguel National High School Annex		986,000	986,000	418,000
San Miguel National Comprehensive High School - San Roque National High School Annex		518,000	518,000	123,000
San Vicente National High School	3,716,000	505,000	4,221,000	57,000
Santa Juana National High School	7,689,000	581,000	8,270,000	87,000
Sta. Juana National High School - Jobar NHS Annex		446,000	446,000	53,000
Sta. Maria Integrated School		488,000	488,000	81,000
Tambis National High School	11,155,000	1,074,000	12,229,000	281,000
Tarusan Integrated School		346,000	346,000	28,000
Tigao National High School	7,442,000	776,000	8,218,000	294,000
Wakat National High School	2,512,000	601,000	3,113,000	198,000

Division of Tandag City	5,995,000	1,153,000	7,148,000	109,000

Carmen Integrated Secondary School		432,000	432,000	109,000
Meliton M. Ajos Memorial Integrated School		207,000	207,000
Vicente L. Pimentel, Sr. National High School	5,995,000	514,000	6,509,000

Grand Total	34,990,190,000	4,475,061,000	39,465,251,000	1,111,236,000

JANUARY 6, 2020	OFFICIAL GAZETTE

DEPARTMENT OF HEALTH

HEALTH FACILITIES ENHANCEMENT

PROGRAM

JANUARY 6, 2020	OFFICIAL GAZETTE	759
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
TOTAL	1,337,500,000	6,951,110,000	63,000,000	8,351,610,000

1. BARANGAY HEALTH STATIONS	185,550,000	168,286,000		353,836,000
1.a. Completion, Repair/Renovation/Rehabilitation/Relocation, and Equipping of BHS	141,150,000	168,286,000		309,436,000

CAR	33,000,000	14,098,000		47,098,000
Abra	4,500,000	2,400,000		6,900,000

Municipality of Dolores, Cardona BHS		150,000		150,000
Municipality of Lagangilang, Laguiben BHS		150,000		150,000
Municipality of Laganguilang, Nagtipulan BHS		150,000		150,000
Municipality of Lagayan, Bai BHS		150,000		150,000
Municipality of Pilar, Maliplipit BHS		150,000		150,000
Municipality of Pilar, Ocop BHS		150,000		150,000
Municipality of Pilar, San Juan East BHS		150,000		150,000
Municipality of Sallapadan, Barrio BHS		150,000		150,000
Municipality of San Juan, Silet BHS		150,000		150,000
Municipality of San Quintin, Palang BHS		150,000		150,000
Municipality of Tayum, Velasco BHS		150,000		150,000
Municipality of Tineg, Cogon BHS		150,000		150,000
Municipality of Luba, Luzong BHS		150,000		150,000
Municipality of Luba, Sabnangan BHS		150,000		150,000
Municipality of Villaviciosa, Bollissing BHS		150,000		150,000
Municipality of Tayum, Gaddani BHS	1,000,000			1,000,000
Municipality of Tineg, Naglibacan BHS	500,000			500,000
Municipality of Lacub, Buneg BHS	500,000			500,000
Municipality of Bucay, San Miguel BHS	500,000			500,000
Municipality of Villaviciosa, Lumaba BHS	500,000			500,000
Municipality of Dolores, Talogtog BHS	500,000			500,000
Municipality of Malibcong, Lat-ey BHS	500,000			500,000
Municipality of Tubo, Tiempo BHS	500,000			500,000
Municipality of Lagayan, Bai BHS	500,000			500,000

Apayao	5,500,000	2,850,000	—	8,350,000

Municipality of Conner, Allangigan BHS		150,000		150,000
Municipality of Conner, Sacpil BHS		150,000		150,000
Municipality of Flora, Malayugan BHS		150,000		150,000
Municipality of Sta. Marcela, San Carlos BHS		150,000		150,000
Municipality of Pudtol, Lydia BHS		150,000		150,000
Municipality of Pudtol, Alem BHS	500,000	150,000		650,000
Municipality of Pudtol, San Luis BHS		150,000		150,000
Municipality of Pudtol, San Jose BHS	500,000	150,000		650,000
Municipality of Pudtol, Aurora BHS		150,000		150,000
Municipality of Pudtol, Upper Maton		150,000		150,000
Municipality of Kabugao, Kumao BHS		150,000		150,000
Municipality of Kabugao, Maragat BHS		150,000		150,000
Municipality of Luna, San Isidro BHS		150,000		150,000
Municipality of Luna, San Francisco BHS	500,000	150,000		650,000

760	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Luna, Salvacion BHS		150,000		150,000
Municipality of Luna, Shalom BHS		150,000		150,000
Municipality of Calanasan, Naguilian		150,000		150,000
Municipality of Calanasan, Kabugawan		150,000		150,000
Municipality of Calanasan, Don Roque Ablan, Sr.		150,000		150,000
Municipality of Calanasan, Cadaclan BHS	500,000			500,000
Municipality of Pudtol, Dona Loreta BHS	500,000			500,000
Municipality of Conner, Buluan Birthing Center	500,000			500,000
Municipality of Kabugao, Lucab BHS	500,000			500,000
Municipality of Luna, San Isidro Norte BHS	500,000			500,000
Municipality of Flora, Poblacion West BHS	500,000			500,000
Municipality of Flora, Allig BHS	500,000			500,000
Municipality of Flora, Malayugan BHS	500,000			500,000

Benguet	5,500,000	3,814,000		9,314,000

Alapang, Beckel, Ambiong		150,000		150,000
Municipality of Kabayan, Batan BHS		150,000		150,000
Municipality of Kapangan, Beling Belis BHS		150,000		150,000
Municipality of Kabayan, Bashoy BHS		150,000		150,000
Municipality of Bakun, Cayapa BHS		150,000		150,000
Municipality of Kibungan, Lanipew BHS		150,000		150,000
Municipality of Kipangan, Gaddang BHS		150,000		150,000
Municipality of Kibungan, Napsong BHS		150,000		150,000
Municipality of Kibungan, Taliboy-oc BHS		150,000		150,000
Municipality of Atok, Naguey BHS		150,000		150,000
Municipality of Mankayan, Bulalacao BHS		150,000		150,000
Municipality of Mankayan, Bedbed BHS		150,000		150,000
Municipality of Kabayan, Gusaran BHS		150,000		150,000
Municipality of Kabayan, Adaoay BHS		150,000		150,000
Municipality of Kabayan, Besocol BHS		150,000		150,000
Municipality of Mankayan, Palasaan BHS		150,000		150,000
Municipality of Bakun, Dalipey BHS		150,000		150,000
Municipality of Bakun, Bagu BHS		150,000		150,000
Municipality of Atok, Cattubo BHS		150,000		150,000
Municipality of Atok, Poblacion BHS		107,000		107,000
Municipality of Atok, Caliking BHS		107,000		107,000
Municipality of La Trinidad, Pagal, Shilan BHS		150,000		150,000
Municipality of Buguias, Baculongan Norte		150,000		150,000
Municipality of Bokod, Palanza BHS		150,000		150,000
Municipality of Bokod, Salishet BHS		150,000		150,000
Municipality of Bokod, Mangagew BHS		150,000		150,000
Municipality of Kapangan, Gaswiling BHS	500,000			500,000
Municipality of Bokod, Nawal Proper BHS	500,000			500,000
Municipality of Bokod, Akbot BHS	500,000			500,000
Municipality of Kapangan, Labueg BHS	500,000			500,000
Municipality of Buguias, Loo BHS	500,000			500,000
Municipality of Buguias, Lam-ayan BHS	500,000			500,000
Municipality of Bakun, Labilab sub-BHS	500,000			500,000

JANUARY 6, 2020	OFFICIAL GAZETTE	761
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Bokod, Ambangeg BHS	500,000			500,000
Municipality of Atok, Topdac BHS	500,000			500,000
Municipality of Kibungan, Badeo BHS	500,000			500,000
Municipality of Kapangan, Paykek BHS	500,000			500,000

lfugao	7,000,000	3,784,000		10,784,000

Municipality of Kiangan, Monggayang BHS		150,000		150,000
Municipality of Lucban, Lucban BHS		150,000		150,000
Municipality of Magulon, Magulon BHS		150,000		150,000
Municipality of Magulon, Regimental BHS		150,000		150,000
Municipality of Hapid, Mawanini BHS		150,000		150,000
Municipality of Lamut, Salamague BHS		150,000		150,000
Municipality of Lamut, Payawan BHS		150,000		150,000
Municipality of Asipulo, Pula BHS		150,000		150,000
Municipality of Lamut, Bimpal BHS		150,000		150,000
Municipality of Lamut, Ambasa BHS		150,000		150,000
Municipality of Hingyon, Cababuyan Norte BHS		150,000		150,000
Municipality of Kiangon, Julongan BHS		150,000		150,000
Pob. East BHS-Birthing Facility		150,000		150,000
Tungugod BHS-Birthing Facility		150,000		150,000
Municipality of Kiangan, Duit BHS		150,000		150,000
Municipality of Kiangan, Bolog BHS		150,000		150,000
Municipality of Kiangan, Baguinge BHS		150,000		150,000
Municipality of Kiangan, Bokiawan BHS		150,000		150,000
Municipality of Hingyon, Cababuyan BHS		150,000		150,000
Municipality of Hingyon, Poblacion BHS		150,000		150,000
Municipality of Hungduan, Abatan BHS	500,000	150,000		650,000
Municipality of Hungduan, Maggok BHS		150,000		150,000
Municipality of Hungdnan, Lubu-ong BHS		139,000		139,000
Municipality of Hungdnan, Bokiawan BHS		45,000		45,000
Municipality of Mayoyao, Ayangan BHS		150,000		l50,000
Municipality of Mayoyao, Banao BHS		150,000		150,000
Municipality of Asipulo, Namapaling BHS	500,000			500,000
Municipality of Asipulo, Namal BHS	500,000			500,000
Municipality of Asipulo, Panubtuban BHS	500,000			500,000
Municipality of Asipulo, Amduntug BHS	500,000			500,000
Municipality of Aguinaldo, Bunhian BHS	500,000			500,000
Municipality of Aguinaldo, Taang BHS	500,000			500,000
Municipality of Aguinaldo, Butac BHS	500,000			500,000
Municipality of Aguinaldo, Maguitawwa BHS	500,000			500,000
Municipality of Lagawe, Caba BHS	500,000			500,000
Municipality of Mayoyao, Talboc BHS	500,000			500,000
Municipality of Banaue, Uhaj BHS	500,000			500,000
Municipality of Mayoyao, Banhal BHS	500,000			500,000
Municipality of Banaue, Ibayong BHS	500,000			500,000

762	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
kalinga	4,500,000	300,000		4,800,000

Municipality of Tinglayan, Luplupa BHS	500,000	150,000		650,000
Municipality of Tinglayan, Bugnay		150,000		150,000
Municipality of Rizal, Santor BHS	500,000			500,000
Municipality of Rizal, Calaocan BHS	1,000,000			1,000,000
Municipality of Balbalan, Poswoy BHS	500,000			500,000
Municipality of Balbalan, Prop BHS	500,000			500,000
Municipality of Tanudan, Taloctoc BHS	500,000			500,000
Municipality of Pinukpuk, Limos BHS	500,000			500,000
Municipality of Lubuagan, Lower Uma BHS	500,000			500,000

Mt. Province	6,000,000	950,000	—	6,950,000

Municipality of Bontoc, Calutit		150,000		150,000
Municipality of Bauko, Mabaay		150,000		150,000
Municipality of Tadian, Tuel		150,000		150,000
Municipality of Bauko, Bagnen		150,000		150,000
Municipality of Besao, Banguitan	500,000	150,000		650,000
Municipality of Paracelis, Palitud		150,000		150,000
Municipality of Besao, Catengan		50,000		50,000
Municipality of Besao, Agawa BHS	500,000			500,000
Municipality of Besao, Laylaya BHS	500,000			500,000
Municipality of Bontoc, Talubin BHS	500,000			500,000
Municipality of Sabangan, Supang BHS	500,000			500,000
Municipality of Paracelis, Anonat BHS	500,000			500,000
Municipality of Bauko, Leseb BHS	500,000			500,000
Municipality of Natonin, Tonglayan BHS	500,000			500,000
Municipality of Sadanga, Saclit BHS	500,000			500,000
Mnnicipality of Bontoc, Dalican BHS	500,000			500,000
Municipality of Tadian, Lubon BHS	500,000			500,000
Municipality of Tadian, Sumadel BHS	500,000			500,000

REGION I		2,250,000		2,250,000

llocos Norte		150,000		150,000

Municipality of Bangui, Manayon BHS		150,000		150,000

llocos Sur		1,800,000		1,800,000

Municipality of Alilem, Dalawa BHS		150,000		150,000
Municipality of Cabugao, Salapasap BHS		150,000		150,000
Municipality of Caoayan, Fuerte BHS		150,000		150,000
Municipality of Magsingal, Cadanglaan BHS		150,000		150,000
Municipality of Magsingal, Napo BHS		150,000		150,000
Municipality of Narvacan, Lungog BHS		150,000		150,000
Municipality of San Emilio, Lidaoan BHS		150,000		150,000
Municipality of San Juan, Camanggaan		150,000		150,000
Municipality of Sigay, Sto. Rosario BHS		150,000		150,000
Municipality of Sigay, Matallucod BHS		150,000		150,000
Municipality of Sinait, Battog BHS		150,000		150,000
Municipality of Sto. Domingo, Cabigbigaan BHS		150,000		150,000

JANUARY 6, 2020	OFFICIAL GAZETTE	763
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
La Union		300,000		300,000

Municipality of Pugo, Ambalite BHS		150,000		150,000
Municipality of Pugo, Cuenca BHS		150,000		150,000

REGION II	34,900,000	3,450,000		38,350,000

Batanes	2,500,00			2,500,00

Municipality of Basco, San Antonio BHS	750,000			750,000
Municipality of Mahatao, Panatayan BHS	750,000			750,000
Municipality of Sabtang, Sumnanga BHS	1,000,000			1,000,000

Cagayan	12,400,000	2,400,000		14,800,000

Municipality of Gattaran, Guising BHS	500,000	150,000		650,000
Municipality of Gattaran, Bolos Point BHS (GIDA)	500,000	150,000		650,000
Municipality of Gattaran, Capissayan Norte BHS	500,000	150,000		650,000
Municipality of Sta. Praxedes, Sta. Praxedes BEMONC	1,000,000	150,000		1,150,000
Municipality of Piat, Catarauan BHS	500,000	150,000		650,000
Municipality of Piat, Warat BHS	500,000	150,000		650,000
Municipality of Peñablanca, Mangga BHS		150,000		150,000
Municipality of Buguey, Dalaya BHS		150,000		150,000
Municipality of Buguey, Minanga BHS		150,000		150,000
Municipality of Buguey, Paddaya BHS		150,000		150,000
Municipality of Buguey, Tabbac BHS		150,000		150,000
Municipality of Calayan, Balatubat BHS		150,000		150,000
Municipality of Calayan, Minabel		150,000		150,000
Municipality of Lasam, Nabannagan West BHS		150,000		150,000
City of Tuguegarao, Linao West BHS		150,000		150,000
City of Tuguegarao, Cataggaman BHS		150,000		150,000
Municipality of Baggao, Agaman BHS	300,000			300,000
Municipality of Baggao, Taguing BHS	300,000			300,000
Municipality of Buguey, Pattao BHS	1,000,000			1,000,000
Municipality of Abulug, Lucban BHS	300,000			300,000
Municipality of Abulug, Dana-ili BHS	1,000,000			1,000,000
Municipality of Abulug, Pinili BHS	500,000			500,000
Municipality of Claveria, Union BHS	500,000			500,000
Municipality of Claveria, Luzon BHS	500,000			500,000
Municipality of Pamplona Pamplona, Tabba BHS	500,000			500,000
Municipality of Pamplona Pamplona, Curva BHS	1,000,000			1,000,000
Municipality of Pamplona Pamplona, Bidduang BHS	500,000			500,000
Municipality of Amulung, Dugayung BHS	500,000			500,000
Municipality of Amulung, Monte Alegre BHS	500,000			500,000
Municipality of Peñablanca, Mangga BHS	750,000			750,000
City of Tuguegarao, Linao Norte BHS	750,000			750,000

Isabela	16,700,000	1,050,000		17,750,000

Municipality of Delfin Albano, Andarayan BHS		150,000		150,000
Municipality of Delfin Albano, Bayabo BHS		150,000		150,000
Municipality of Delfin Albano, Carmencita BHS		150,000		150,000

764	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Delfin Albano, Maui BHS		150,000		150,000
Municipality of Delfin Albano, San Antonio BHS		150,000		150,000
Municipality of Delfin Albano, San Jose BHS		150,000		150,000
Municipality of Angadanan, Loria BHS		150,000		150,000
Municipality of Cabagan, Massipi West BHS	600,000			600,000
Municipality of Cabagan, San Antonio BHS	600,000			600,000
Ilagan City, Cabisera 7 BHS	500,000			500,000
Ilagan City, Osmeña BHS	300,000			300,000
Ilagan City, Sindun Bayabo BHS	600,000			600,000
Ilagan City, Sta. Victoria BHS	1,000,000			1,000,000
Municipality of Gamu, Linglingay BHS	500,000			500,000
Municipality of Naguilian, Brgy. Aguinaldo	500,000			500,000
Municipality of Benito Soliven, Brgy Binogtungan BHS	500,000			500,000
Municipality of Benito Soliven, Brgy Magsaysay BHS	500,000			500,000
Municipality of Angadanan, Fugaru BHS	500,000			500,000
Municipality of Cabatuan, Nueve Era BHS	1,000,000			1,000,000
Municipality of Dinapigue, Dinalnade BHS (GIDA)	500,000			500,000
Municipality of Dinapigue, Aynd BHS	1,000,000			1,000,000
Municipality of Cordon, Dallao BHS	500,000			500,000
Municipality of Cordon, Anonang BHS	500,000			500,000
Municipality of Cordon, Villamiemban BHS	500,000			500,000
Municipality of Jones, Abulan BHS	500,000			500,000
Municipality of Jones, Brgy. Sta. Isabel BHS	500,000			500,000
Municipality of Jones, Diarao BHS	500,000			500,000
Municipality of Jones, Divinan BHS	500,000			500,000
Municipality of Jones, Duraawig BHS	500,000			500,000
Municipality of Jones, Pongpongan BHS	500,000			500,000
Municipality of Jones, Linamauan BHS	500,000			500,000
Municipality of Luna, San Miguel BHS	500,000			500,000
Municipality of Luna, Harana BHS	500,000			500,000
Municipality of San Isidro, Quezon BHS	500,000			500,000
Municipality of San Isidro, Gud BHS	500,000			500,000
Municipality of San Isidro, Doña Paulina BHS	500,000			500,000
Municipality of San Guillermo, Dingading BHS	600,000			600,000

Nueva Vizcaya	3,300,000			3,300,000

Municipality of Dupax del Note, Ineangan BHS	500,000			500,000
Municipality of Dupax del Sur, Carolotan BHS	300,000			300,000
Municipality of Dupax del sur, Sanguit BHS	300,000			300,000
Municipality of Kasibu, Catarauan BHS	300,000			300,000
Municipality of Kasibu, Belet BHS	300,000			300,000
Municipality of Diadi, Balet BHS	500,000			500,000
Municipality of Diadi, Decabacan BHS	300,000			300,000
Municipality of Diadi, Pinya BHS	500,000			500,000
Municipality of Sta. Fe, sinapaoan BHS	300,000			300,000

JANUARY 6, 2020	OFFICIAL GAZETTE	765
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
REGION III		49,200,000		49,200,000

Aurora		2,850,000		2,850,000

Municipality of Casiguran, Esteves BHS		150,000		150,000
Municipality of Casiguran, Ditinagyan BHS		150,000		150,000
Municipality of Casiguran, Calabgan BHS		150,000		150,000
Municipality of Casiguran, Bianoan BHS		150,000		150,000
Municipality of Casiguran, Tinib BHS		150,000		150,000
Municipality of Casiguran, Calangcuasan BHS		150,000		150,000
Municipality of Casiguran, Marikit BHS		150,000		150,000
Municipality of Casiguran, Cozo BHS		150,000		150,000
Municipality of Dilasag, Diagyan BHS		150,000		150,000
Municipality of Dilasag, Manggitahan BHS		150,000		150,000
Municipality of Dilasag, Ura BHS		150,000		150,000
Municipality of Dilasag, Esperanza BHS		150,000		150,000
Municipality of Dilasag, Diniog BHS		150,000		150,000
Municipality of Dinalungan, Nipoo BHS		150,000		150,000
Municipality of Dipaculao, Diarabasin BHS		150,000		150,000
Municipality of Dipaculao, Borlongan BHS		150,000		150,000
Municipality of San Luis, Dikapinisan BHS		150,000		150,000
Municipality of San Luis, Dibut BHS		150,000		150,000
Municipality of San Luis, L. Pimentel BHS		150,000		150,000

Bataan		4,650,000		4,650,000

Municipality of Dinalupihan, Naparing BHS		150,000		150,000
Municipality of Dinalupihan, Bayan-bayanan BHS		150,000		150,000
Municipality of Morong, Binaritan BHS		150,000		150,000
Municipality of Bagac, Ibis BHS		150,000		150,000
Municipality of Bagac, Atilano Ricardo BHS		150,000		150,000
Municipality of Bagac, Binuangan BHS		150,000		150,000
Municipality of Bagac, Binukawan BHS		150,000		150,000
Municipality of Bagac, Paysawan BHS		150,000		150,000
City of Balanga, Munting Batangas BHS		150,000		150,000
City of Balanga, Tuyo (Upper) BHS		150,000		150,000
Municipality of Mariveles, Baseco BHS		150,000		150,000
Municipality of Mariveles, Mt. View BHS		150,000		150,000
Municipality of Mariveles, San Carlos BHS		150,000		150,000
Municipality of Mariveles, Townsite BHS		150,000		150,000
Municipality of Mariveles, Biaan BHS		150,000		150,000
Municipality of Orion, Balagtas BHS		150,000		150,000
Municipality of Orion, Calungusan BHS		150,000		150,000
Municipality of Orion, Camachile BHS		150,000	,	150,000
Municipality of Orion, Daang Bago BHS		150,000		150,000
Municipality of Orion, General Lim BHS		150,000		150,000
Municipality of Orion, Lusungan BHS		150,000		150,000
Municipality of Orion, Puting Buhangin BHS		150,000		150,000
Municipality of Orion, Sabatan BHS		150,000		150,000
Municipality of Orion, Sta Elena BHS		150,000		150,000
Municipality of Orion, Villa Angeles BHS		150,000		150,000

766	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Pilar, Burgos BHS		150,000		150,000
Municipality of Pilar, Del Rosario BHS		150,000		150,000
Municipality of Pilar, Landing BHS		150,000		150,000
Municipality of Pilar, Liyang BHS		150,000		150,000
Municipality of Pilar, Nagwaling BHS		150,000		150,000
Municipality of Pilar, Pantingan BHS		150,000		150,000

Bulacan		2,700,000		2,700,000

Municipality of Bulakan, Taliptip BHS		150,000		150,000
Municipality of Bulakan, Perez BHS		150,000		150,000
Municipality of Calumpit, Calizon BHS		150,000		150,000
Municipality of Calumpit, Iba 0 Este BHS		150,000		150,000
Municipality of Pulilan, Sto. Cristo BHS		150,000		150,000
Municipality of Pulilan, Inaon BHS		150,000		150,000
Municipality of Pulilan, Lumbac 1st BHS		150,000		150,000
Municipality of Pulilan, Dampol 1st BHS		150,000		150,000
Municipality of Pulilan, Dampol 2nd BHS		150,000		150,000
Municipality of Pulilan, Tabon BHS		150,000		150,000
Municipality of Bocaue, Turo BHS		150,000		150,000
Municipality of Bocaue, Caingin BHS		150,000		150,000
Municipality of Guiginto, Pulong Gubat BHS		150,000		150,000
Municipality of Angat, Paltok BHS		150,000		150,000
Municipality of San Ildefonso, Akle BHS		150,000		150,000
Municipality of San Miguel, Ilog Bulo BHS		150,000		150,000
Municipality of San Miguel, Sibul BHS		150,000		150,000
Municipality of San Rafael, Sapang Pahalang BHS		150,000		150,000

Nueva Ecija		13,500,000		13,500,000

Municipality of Aliaga, Bibiclat BHS		150,000		150,000
Municipality of Aliaga, Sto. Rosario BHS		150,000		150,000
Municipality of Aliaga, Aliaga BHS		150,000		150,000
Municipality of Cuyapo, Calancuasan Sur BHS		150,000		150,000
Municipality of Cuyapo, Landig BHS		150,000		150,000
Municipality of Cuyapo, Baloy BHS		150,000		150,000
Municipality of Cuyapo, Bulala BHS		150,000		150,000
Municipality of Cuyapo, Cacapasan BHS		150,000		150,000
Municipality of Cuyapo, Malbeg BHS		150,000		150,000
Municipality of Cuyapo, Nagcuralan BHS		150,000		150,000
Municipality of Cuyapo, Piglisan BHS		150,000		150,000
Municipality of Cuyapo, San Antonio BHS		150,000		150,000
Municipality of Cuyapo, Simimbaan BHS		150,000		150,000
Municipality of Guimba, Bunol BHS		150,000		150,000
Municipality of Guimba, Galvan BHS		150,000		150,000
Municipality of Guimba, Camiing BHS		150,000		150,000
Municipality of Guimba, San Miguel BHS		150,000		150,000
Municipality of Guimba, San Andres BHS		150,000		150,000
Municipality of Guimba, Lennec BHS		150,000		150,000
Municipality of Guimba, Cawayan Bugtong BHS		150,000		150,000

JANUARY 6, 2020	OFFICIAL GAZETTE	767
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Guimba, Casongsong BHS		150,000		150,000
Municipality of Guimba, Cabaruan BHS		150,000		150,000
Municipality of Guimba, Sinulatan BHS		150,000		150,000
Municipality of Guimba, Ayos Lomboy BHS		150,000		150,000
Municipality of Guimba, Balbalino BHS		150,000		150,000
Municipality of Guimba, Bulakid BHS		150,000		150,000
Municipality of Guimba, Escano BHS		150,000		150,000
Municipality of Guimba, Macamias BHS		150,000		150,000
Municipality of Gnimba, Naglabrahan BHS		150,000		150,000
Municipality of Licab, Aquino BHS		150,000		150,000
Municipality of Licab, Sta. Maria BHS		150,000		150,000
Municipality of Nampicuan, Monic BHS		150,000		150,000
Municipality of Nampicuan, Mayantoc BHS		150,000		150,000
Municipality of Nampicuan, Southwest Poblacion BHS		150,000		150,000
Municipality of Quezon, Sta. Rita BHS		150,000		150,000
Municipality of Quezon, Sta. Clara BHS		150,000		150,000
Municipality of Sto. Domingo, Concepcion BHS		150,000		150,000
Municipality of Sto. Domingo, Mabini BHS		150,000		150,000
Municipality of Sto. Domingo, Malayantoc BHS		150,000		150,000
Municipality of Sto. Domingo, Burgos BHS		150,000		150,000
Municipality of Sto. Domingo, Buasao BHS		150,000		150,000
Municipality of Sto. Domingo, Casulucan BHS		150,000		150,000
Municipality of Sto. Domingo, Hulo BHS		150,000		150,000
Municipality of Sto. Domingo, Sagaba BHS		150,000		150,000
Municipality of Talavera, Bakal II BHS		150,000		150,000
Municipality of Talavera, Bakal III BHS		150,000		150,000
Municipality of Talavera, Sicsican Matanda		150,000		150,000
Municipality of Talavera, Kinalanguyan BHS		150,000		150,000
Municipality of Talavera, Pag Asa District BHS		150,000		150,000
Municipality of Talavera, Burnay BHS		150,000		150,000
Municipality of Talavera, Caaninaplahan BHS		150,000		150,000
Municipality of Talavera, Mamandil BHS		150,000		150,000
Municipality of Talavera, Sibul BHS		150,000		150,000
Municipality of Zaragoza, Valeriana BHS		150,000		150,000
Municipality of Zaragoza, Sto. Rosario Old BHS		150,000		150,000
Municipality of Lupao, Agupalo Weste BHS		150,000		150,000
Municipality of Lupao, Alalay Grande BHS		150,000		150,000
Municipality of Lupao, Salvacion 2 BHS		150,000		150,000
Municipality of Lupao, San Antonio Weste BHS		150,000		150,000
Municipality of Pantabangan, Cadaclan BHS		150,000		150,000
San Jose City, Villa Joson BHS		150,000		150,000
San Jose City, Tabulac BHS		150,000		150,000
Municipality of Rizal, Cabucbucan BHS		150,000		150,000
Municipality of Rizal, Villa Paraiso BHS		150,000		150,000
Municipality of Rizal, Canaan East BHS		150,000		150,000
Municipality of Rizal, Sta. Monica BHS		150,000		150,000
Municipality of Rizal, San Esteban BHS		150,000		150,000
Science City of Munoz, Bantug BHS		150,000		150,000

768	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Science City of Muñoz, Magtanggol BHS		15,000		15,000
Science City of Muñoz, San Antonio BHS		15,000		15,000
Science City of Muñoz, Franza BHS		15,000		15,000
Science City of Muñoz, Palusapis BHS		15,000		15,000
Municipality of Talugtug, Alula BHS		15,000		15,000
Municipality of Talugtug, Baybayabas BHS		15,000		15,000
Municipality of Talugtug, Patola BHS		15,000		15,000
Municipality of Talugtug, Nangabulan BHS		15,000		15,000
Municipality of Talugtug, Saverona BHS		15,000		15,000
Municipality of Bongabon, Vega Birthing Station		15,000		15,000
Municipality of Gabaldon, Pinamalisan BHS		15,000		15,000
Municipality of Laur, San Juan Birthing Station		15,000		15,000
Municipality of Laur, Canantong BHS		15,000		15,000
Municipality of Laur, Pinagbayanan BHS		15,000		15,000
Municipality of Laur, Miraculous Medal Siclong BHS (Birthing)		15,000		15,000
Municipality of Palayan, Manggahan BHS		15,000		15,000
Municipality of Palayan, Singalat Birthing Station		15,000		15,000
Municipality of Sta. Rosa, Maliolio BHS		15,000		15,000
Municipality of Sta. Rosa, Soledad BHS		15,000		15,000
Municipality of Sta. Rosa, Mapalad BHS		15,000		15,000
Municipality of Gen. Tinio, Poblacion West BHS		15,000		15,000
Municipality of Gen. Tinio, Pamacpacan BHS		15,000		15,000

Pampanga		10,200,000		10,200,000

City of Mabalacat, Dau BHS		15,000		15,000
City of Mabalacat, Madapdap Resettlement BHS		15,000		15,000
City of Mabalacat, Duquit BHS		15,000		15,000
Municipality of Magalang, Sat. Lucia 1 BHS		15,000		15,000
Municipality of Magalang, San Antonio BHS		15,000		15,000
Municipality of Magalang, Bucanan BHS		15,000		15,000
Municipality of Floridablanca, Pabanlag BHS		15,000		15,000
Municipality of Floridablanca, Dampe BHS		15,000		15,000
Municipality of Floridablanca, San Ramon BHS		15,000		15,000
Municipality of Guagua, pulung Masle BHS		15,000		15,000
Municipality of Lubao, Sto. Cristo BHS		15,000		15,000
Municipality of Porac, Babo Pangulo BHS		15,000		15,000
Municipality of Arayat, Mapalad BHS		15,000		15,000
Municipality of Arayat, Lacmit BHS		15,000		15,000
Municipality of Arayat, Paralaya BHS		15,000		15,000
Municipality of Arayat, San Agustin Sur BHS		15,000		15,000
Municipality of Arayat, Tabuan BHS		15,000		15,000
Municipality of Arayat, Guemasan BHS		15,000		15,000
Municipality of Arayat, Palinlang BHS		15,000		15,000
Municipality of Arayat, San Juan Baño BHS		15,000		15,000
Municipality of Bacolor, San Vicente BHS		15,000		15,000
Municipality of Bacolor, Dolores BHS		15,000		15,000
Municipality of Bacolor, Duat BHS		15,000		15,000
Municipality of Bacolor, Maliwalu BHS		15,000		15,000

JANUARY 6, 2020	OFFICIAL GAZETTE	769
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Mexico, Tangle BHS		150,000		150,000
Municipality of Mexico, Dolores Pring BHS		150,000		150,000
Municipality of Mexico, Gandus BHS		150,000		150,000
Municipality of Mexico, Nueva Victoria BHS		150,000		150,000
Municipality of Sta. Ana, San Isidro BHS		150,000		150,000
Municipality of Apalit, Capalangan BHS		150,000		150,000
Municipality of Candaba, Pasig BHS		150,000		150,000
Municipality of Candaba, Pansinao BHS		150,000		150,000
Municipality of Candaba, Dalayap BHS		150,000		150,000
Municipality of Macabebe, Sta. Rita BHS		150,000		150,000
Municipality of Macabebe, San Gabriel BHS		150,000		150,000
Municipality of Macabebe, Sta. Lutgarda BHS		150,000		150,000
Municipality of Macabebe, Tacasan BHS		150,000		150,000
Municipality of Masantol, Alauli BHS		150,000		150,000
Municipality of Masantol, Balibago BHS		150,000		150,000
Municipality of Masantol, Bagang BHS		150,000		150,000
Municipality of Masantol, Bebe Matua BHS		150,000		150,000
Municipality of Masantol, Bulacus BHS		150,000		150,000
Municipality of Masantol, Cambasi BHS		150,000		150,000
Municipality of Masantol, Malauli BHS		150,000		150,000
Municipality of Masantol, Palimpe BHS		150,000		150,000
Municipality of Masantol, Sapang Kawayan BHS		150,000		150,000
Municipality of Masantol, Sta. Lucia Matua BHS		150,000		150,000
Municipality of Masantol, Sta. Lucia Wakas BHS		150,000		150,000
Municipality of Masantol, Sta. Monica BHS		150,000		150,000
Municipality of Minalin, Bulac BHS		150,000		150,000
Municipality of Minalin, Dawe BHS		150,000		150,000
Municipality of Minalin, San Francisco 1 BHS		150,000		150,000
Municipality of Minalin, San Francisco 2 BHS		150,000		150,000
Municipality of Minalin, Sto. Rosario BHS		150,000		150,000
Municipality of Minalin, Saplad BHS		150,000		150,000
Municipality of San Luis, Sta. Lucia BHS		150,000		150,000
Municipality of San Luis, Sto. Niño BHS		150,000		150,000
Municipality of San Luis, Sto. Rosario BHS		150,000		150,000
Municipality of San Luis, Sta. Cruz Pob. BHS		150,000		150,000
Municipality of San Luis, San Jose BHS		150,000		150,000
Municipality of San Luis, San Nicolas BHS		150,000		150,000
Municipality of San Simon, San Pablo Propio BHS		150,000		150,000
Municipality of San Simon, San Miguel BHS		150,000		150,000
Municipality of San Simon, San Pablo Libutad BHS		150,000		150,000
Municipality of Sto. Tomas, Moras Dela Paz BHS		150,000		150,000
Municipality of Sto. Tomas, Sapa Sto. Niño BHS		150,000		150,000
Municipality of Sto. Tomas, San Bartolome BHS		150,000		150,000
Municipality of Sto. Tomas, Sto. Rosario Pau BHS		150,000		150,000

Tarlac		6,600,000		6,600,000

Municipality of Anao, San Jose Sonth BHS		150,000		150,000
Municipality of Anao, Bantog BHS		150,000		150,000

770	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Camiling, Bacabac BHS		150,000		150,000
Municipality of Camiling, Birbira BHS		150,000		150,000
Municipality of Mayantoc, Carabaoan BHS		150,000		150,000
Municipality of Mayantoc, Labney BHS		150,000		150,000
Municipality of Mayantoc, Pitongbayog BHS		150,000		150,000
Municipality of Moncada, Capaoayan BHS		150,000		150,000
Municipality of Moncada, Aringin BHS		150,000		150,000
Municipality of Moncada, Lapsing BHS		150,000		150,000
Municipality of Paniqui, Apulid BHS		150,000		150,000
Municipality of Paniqui, Cariño BHS		150,000		150,000
Municipality of Paniqui, Cabayaoasan BHS		150,000		150,000
Municipality of Pura, Buenavista BHS		150,000		150,000
Municipality of Ramos, Pance BHS		150,000		150,000
Municipality of San Clemente, Casipo BHS		150,000		150,000
Municipality of San Miguel, San Felipe BHS		150,000		150,000
Municipality of Sta. Ignacia, Santa Ines East BHS		150,000		150,000
Municipality of Sta. Ignacia, Caanamongan BHS		150,000		150,000
Municipality of Sta. Ignacia, Pugo Cecilio BHS		150,000		150,000
Municipality of Sta. Ignacia, Cabaruan BHS		150,000		150,000
City of Tarlac (Capital), Culipat BHS		150,000		150,000
City of Tarlac (Capital), San Pablo BHS		150,000		150,000
City of Tarlac (Capital), Bubilit BHS		150,000		150,000
City of Tarlac (Capital), San Jose De Urquico BHS		150,000		150,000
City of Tarlac (Capital), Maliwalo BHS		150,000		150,000
City of Tarlac (Capital), San Juan De Mata BHS		150,000		150,000
City of Tarlac (Capital), Batang-Batang BHS		150,000		150,000
City of Tarlac (Capital), Balite BHS		150,000		150,000
Municipality of Gerona, Buenlag BHS		150,000		150,000
Municipality of Gerona, Cardona BHS		150,000		150,000
Municipality of Gerona, Dicolor BHS		150,000		150,000
Municipality of Victoria, Balayang BHS		60,000		60,000
Municipality of Victoria, San Vicente BHS		60,000		60,000
Municipality of Victoria, San Agustin BHS		60,000		60,000
Municipality of Victoria, San Francisco BHS		60,000		60,000
Municipality of Victoria, Sta. Barbara BHS		60,000		60,000
Municipality of San Jose, Burgos BHS		150,000		150,000
Municipality of San Jose, Villa Aglipay BHS		150,000		150,000
Municipality of San Jose, Lawacamulg BHS		150,000		150,000
Municipality of Gerona, Singat BHS		150,000		150,000
Municipality of Capas, O’Donnel BHS		150,000		150,000
Municipality of Capas, Cncut 1 BHS		150,000		150,000
Municipality of Capas, Sta. Lucia BHS		150,000		150,000
Municipality of Concepcion, San Martin BHS		150,000		150,000
Municipality of Concepcion, San Agustin (Murcia) BHS		150,000		150,000
Municipality of Concepcion, Pitabunan BHS		150,000		150,000

JANUARY 6, 2020	OFFICIAL GAZETTE	771
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Zambales		8,700,000		8,700,000

Municipality of Castillejos, San Nicolas BHS		150,000		150,000
Municipality of Castillejos, San Pablo BHS		150,000		150,000
Olongapo City, Asinan BHS		150,000		150,000
Olongapo City, East Bajac-bajac BHS		150,000		150,000
Olongapo City, Old Cabalan BHS		150,000		150,000
Olongapo City, llalim BHS		150,000		150,000
Olongapo City, Kababae BHS		150,000		150,000
Olongapo City, Kalaklan BHS		150,000		150,000
Olongapo City, Kalalake BHS		150,000		l50,000
Olongapo City, Mabayuan BHS		150,000		150,000
Olongapo City, West Tapinac BHS		150,000		150,000
Olongapo City, New Cabalan - Sengco Media BHS		150,000		150,000
Olongapo City, New Cabalan Prk 5 Y Media		150,000		150,000
Olongapo City, New Cabalan Iram BHS		150,000		150,000
Olongapo City, Sta. Rita Prk 1 BHS		150,000		150,000
Olongapo City, Old Cabalan Forestry BHS		150,000		150,000
Municipality of San Marcelino, Aglao BHS		150,000		150,000
Municipality of San Marcelino, Consuelo Norte BHS		150,000		150,000
Municipality of San Marcelino, Laoag BHS		150,000		150,000
Municipality of San Marcelino, Linasin BHS		150,000		150,000
Municipality of San Marcelino, Linusungan BHS		150,000		150,000
Municipality of San Marcelino, Nagbunga BHS		150,000		150,000
Municipality of San Marcelino, Sta. Fe BHS		150,000		150,000
Municipality of Botolan, Poon Bato BHS		150,000		150,000
Municipality of Cabangan, Cabangan Birthing Station		150,000		150,000
Sitio Tambak BHS		150,000		150,000
Municipality of Palauig, San Juan BHS		150,000		150,000
Municipality of Palauig, Salaza BHS		150,000		150,000
Municipality of Palauig, Bulawen BHS		150,000		150,000
Municipality of Palauig, Garreta BHS		150,000		150,000
Municipality of San Antonio, Angeles BHS		150,000		150,000
Municipality of San Antonio, Luna BHS		150,000		150,000
Municipality of San Antonio, West Dirita BHS		150,000		150,000
Municipality of San Antonio, San Gregorio BHS		150,000		150,000
Municipality of San Antonio, San Nicolas BHS		150,000		150,000
Municipality of San Antonio, San Esteban BHS		150,000		150,000
Municipality of San Antonio, San Miguel BHS		150,000		150,000
Municipality of San Antonio, San Juan BHS		150,000		150,000
Municipality of San Antonio, Santiago BHS		150,000		150,000
Municipality of San Antonio, Antipolo BHS		150,000		150,000
Municipality of San Antonio, East Dirita BHS		150,000		150,000
Municipality of San Antonio, Burgos BHS		150,000		150,000
Municipality of San Narciso, Alnsiis BHS		150,000		150,000
Municipality of San Narciso, Beddeng BHS		150,000		150,000
Municipality of San Narciso, Candelaria BHS		150,000		150,000
Municipality of San Narciso, Dalipawen BHS		150,000		150,000
Municipality of San Narciso, Grullo BHS		150,000		150,000

772	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of San Narciso, Lapaz BHS		150,000		150,000
Municipality of San Narciso, Libertad BHS		150,000		150,000
Municipality of San Narciso, Namatacan BHS		150,000		150,000
Municipality of San Narciso, Natividad BHS		150,000		150,000
Municipality of San Narciso, Paite BHS		150,000		150,000
Municipality of San Narciso, Patrocino BHS		150,000		150,000
Municipality of San Narciso, San Jose BHS		150,000		150,000
Municipality of San Narciso, San Juan BHS		150,000		150,000
Municipality of San Narciso, San Pascual BHS		150,000		150,000
Municipality of San Narciso, Simminublan BHS		150,000		150,000
Municipality of San Narciso, San Rafael BHS		150,000		150,000

REGION IV-A		3,450,000		3,450,000

Quezon		3,450,000		3,450,000

Municipality of Alabat, Bacong BHS		150,000		150,000
Municipality of Alabat, Angeles BHS		150,000		150,000
Municipality of Alabat, Pambilan Sur BHS		150,000		150,000
Municipality of Calauag, Pinagsakayan BHS		150,000		150,000
Municipality of Calauag, Villa San Isidro BHS		150,000		150,000
Municipality of Calauag, Bagong Silang BHS		150,000		150,000
Municipality of Guinayangan, Magallanes BHS		150,000		150,000
Municipality of Guinayangan, San Lorenzo BHS		150,000		150,000
Municipality of Guinayangan, Danlagan Batis BHS		150,000		150,000
Municipality of Gumaca, Villa Prinsipe BHS		150,000		150,000
Municipality of Gumaca, Peñafrancia BHS		150,000		150,000
Municipality of Gumaca, Villa Padna BHS		150,000		150,000
Municipality of Lopez, Veronica San Antonio BHS		150,000		150,000
Municipality of Lopez, Sumalang BHS		150,000		150,000
Municipality of Lopez, Cogorin Ilaya BHS		150,000		150,000
Municipality of Perez, Pagasa BHS		150,000		150,000
Municipality of Quezon, Guinhawa BHS		150,000		150,000
Municipality of Quezon, Sabang BHS		150,000		150,000
Municipality of Quezon, Cagbalogo BHS		150,000		150,000
Municipality of Tagkawayan, San Diego BHS		150,000		150,000
Municipality of Tagkawayan, Cabibihan BHS		150,000		150,000
Municipality of Tagkawayan, Sto. Niño II BHS		150,000		150,000
Municipality of Lopez Villamonte BHS		150,000		150,000

REGION V	19,000,000	33,081,000		52,081,000

Albay	1,000,000	1,128,000		2,128,000

Municipality of Bacacay, Gubat Iraya BHS		127,000		127,000
Municipality of Bacacay, Igang BHS		127,000		127,000
Municipality of Bacacay, Pili Iraya BHS		124,000		124,000
Municipality of Bacacay, Namantao BHS		124,000		124,000
Municipality of Bacacay, Manaet BHS		124,000		124,000
Municipality of Bacacay, Tambongon BHS		124,000		124,000
Municipality of Bacacay, Cajugotan BHS		127,000		127,000
Municipality of Bacacay, Vinisitahan Main BHS		124,000		124,000

JANUARY 6, 2020	OFFICIAL GAZETTE	773
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Bacacay, Bayandong BHS		127,000		127,000
Municipality of Camalig, Baligang BHS	500,000			500,000
Municipality of Camalig, Ilawod BHS	500,000			500,000

Catanduanes		5,405,000		5,405,000

Municipality of Bagamanoc, Suchan BHS		148,000		148,000
Municipality of Bagamanoc, Bugao BHS		73,000		73,000
Municipality of Bagamanoc, San Vicente BHS		140,000		140,000
Municipality of Bagamanoc, Hinipaan BHS		105,000		105,000
Municipality of Baras, San Miguel BHS		150,000		150,000
Municipality of Baras, Caragumihan BHS		150,000		150,000
Municipality of Baras, Tilod BHS		150,000		150,000
Municipality of Bato, Buenavista BHS		150,000		150,000
Municipality of Bato, Binanuahan BHS		150,000		150,000
Municipality of Bato, Bote BHS		150,000		150,000
Municipality of Caramoran, Dariao BHS		150,000		150,000
Municipality of Caramoran, Tucao BHS		150,000		150,000
Municipality of Caramoran, Paniqui BHS		150,000		150,000
Municipality of Caramoran, Datag East BHS		150,000		150,000
Municipality of Caramoran, Inalmasinan BHS		150,000		150,000
Municipality of Caramoran, Hitoma BHS		150,000		150,000
Municipality of Caramoran, Iyao BHS		150,000		150,000
Municipality of Caramoran, Sabangan BHS		150,000		150,000
Municipality of Gigmoto, Dororian BHS		137,000		137,000
Municipality of Gigmoto, Sioron BHS		94,000		94,000
Municipality of Gigmoto, Sicmil BHS		150,000		150,000
Municipality of Pandan, San Andres BHS		150,000		150,000
Municipality of Pandan, Catamban BHS		150,000		150,000
Municipality of Pandan, Cobo BHS		129,000		129,000
Municipality of Pandan, Tabugoc BHS		150,000		150,000
Municipality of Pandan, Lourdes BHS		129,000		129,000
Municipality of Sau Miguel, Balatohan BHS		40,000		40,000
Municipality of San Miguel, Tobrehon BHS		60,000		60,000
Municipality of San Miguel, Katipunan BHS		150,000		150,000
Municipality of Virac, Sto. Domingo BHS		150,000		150,000
Municipality of Virac, Sta. Elena BHS		150,000		150,000
Municipality of Virac, Danicop BHS		150,000		150,000
Municipality of Virac, Calatagan BHS		150,000		150,000
Municipality of Virac, Palta BHS		150,000		150,000
Municipality of Virac, Antipolo BHS		150,000		150,000
Municipality of Virac, Rawis BHS		150,000		150,000
Municipality of Virac, Hawan BHS		150,000		150,000
Municipality of Virac, Dugui BHS		150,000		150,000
Municipality of Virac, Ilawod BHS		150,000		150,000

Camarines Norte	1,000,000	3,153,000		4,153,000

Municipality of Talisay, Cahabaan BHS		95,000		95,000
Municipality of Talisay, Calintaan BHS		88,000		88,000

774	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Talisay, Del Carmen BHS		93,000		93,000
Municipality of Talisay, Gabon BHS		66,000		66,000
Municipality of Talisay, Itomang BHS		42,000		42,000
Municipality of Talisay, Poblacion BHS		14,000		14,000
Municipality of Talisay, San Francisco BHS		111,000		111,000
Municipality of Talisay, San Isidro BHS		99,000		99,000
Municipality of Mercedes, San Roque BHS		121,000		121,000
Municipality of Mercedes, Del Rosario BHS		118,000		118,000
Municipality of Mercedes, Barangay 1 BHS		70,000		70,000
Municipality of Mercedes, Barangay 2 BHS		112,000		112,000
Municipality of Mercedes, Barangay 3 BHS		115,000		115,000
Municipality of Mercedes, Barangay 4 BHS		145,000		145,000
Municipality of Mercedes, Barangay 6 BHS		130,000		130,000
Municipality of Mercedes, Barangay 7 BHS		125,000		125,000
Municipality of Mercedes, Manguisoc BHS		39,000		39,000
Municipality of Basud, San Jose BHS		83,000		83,000
Municipality of Basud, San Pascual BHS		79,000		79,000
Municipality of Basud, Mandazo BHS		105,000		105,000
Municipality of Basud, Caayunan BHS		71,000		71,000
Municipality of Basud, Laniton BHS		115,000		115,000
Municipality of Basud, Matnog BHS		96,000		96,000
Municipality of Basud, San Felipe BHS		89,000		89,000
Municipality of Basud, Bactas BHS		77,000		77,000
Municipality of Basud, Hinampacan BHS		96,000		96,000
Municipality of Basud, Angas BHS		150,000		150,000
Municipality of Basud, Oliva BHS		63,000		63,000
Municipality of Basud, Binatagan BHS		150,000		150,000
Municipality of San Lorenzo, Matacong BHS		27,000		27,000
Municipality of San Lorenzo, Daculang Bolo BHS		62,000		62,000
Municipality of San Lorenzo, Maisog BHS		103,000		103,000
Municipality of San Lorenzo, Laniton BHS		117,000		117,000
Municipality of San Lorenzo, Langga BHS		87,000		87,000
Municipality of San Lorenzo, San Isidro BHS	500,000			500,000
Municipality of San Lorenzo, San Ramon BHS	500,000			500,000

Camarines Sur	10,500,000	14,871,000		25,371,000

Municipality of Goa, Bag. Grande BHS		110,000		110,000
Municipality of Goa, Bag. Pequeño BHS		128,000		128,000
Municipality of Goa, Belen BHS		103,000		103,000
Municipality of Goa, Cagaycay BHS		178,000		178,000
Municipality of Goa, Catagbacan BHS		93,000		93,000
Municipality of Goa, Gimaga BHS		128,000		128,000
Municipality of Goa, Halawig-Gogon BHS		113,000		113,000
Municipality of Goa, La Purisima BHS		93,000		93,000
Municipality of Goa, Matacla BHS		98,000		98,000
Municipality of Goa, Maymatan BHS		88,000		88,000
Municipality of Goa, Napawon BHS		90,000		90,000
Municipality of Goa, Panday BHS		93,000		93,000

JANUARY 6, 2020	OFFICIAL GAZETTE	775
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Goa, Salog BHS		95,000		95,000
Municipality of San Jose, Rangas BHS		364,000		364,000
Municipality of Tinambac, Bagacay BHS		139,000		139,000
Municipality of Tinambac, Bataan BHS		177,000		177,000
Municipality of Tinambac, Buenavista BHS		157,000		157,000
Municipality of Tinambac, Bolaobalite BHS		191,000		191,000
Municipality of Tinambac, La Purisima BHS		191,000		191,000
Municipality of Tinambac, Sogod BHS		201,000		201,000
Municipality of Tinambac, Teirra Nevada BHS		159,000		159,000
Municipality of Baao, San Juan BHS		871,000		871,000
Municipality of Baao, Agdangan BHS		200,000		200,000
Municipality of Baao, Antipolo BHS		159,000		159,000
Municipality of Baao, Bagumbayan BHS in School		204,000		204,000
Municipality of Baao, Buluang BHS in School		151,000		151,000
Municipality of Baao, Caranday BHS		159,000		159,000
Municipality of Baao, Cristo Rey BHS		279,000		279,000
Municipality of Baao, Del Rosario BHS		254,000		254,000
Municipality of Baao, Iyagan HS		166,000		166,000
Municipality of Cabusao, Pandan BHS	500,000	194,000		694,000
Municipality of Cabusao, Biong BHS		56,000		56,000
Municipality of Cabusao, Camagong BHS		184,000		184,000
Municipality of Cabusao, San Pedro BHS		184,000		184,000
Municipality of Cabusao, Santa Cruz BHS		62,000		62,000
Municipality of Balatan, Luluasan BHS	500,000	27,000		527,000
Municipality of Balatan, Tapayas BHS	500,000	39,000		539,000
Municipality of Balatan, Cabanbanan BHS		27,000		27,000
Municipality of Balatan, Camangahan BHS		61,000		61,000
Municipality of Balatan, Cayogcog BHS		99,000		99,000
Municipality of Balatan, Coguit BHS		131,000		131,000
Municipality of Balatan, Duran BHS		62,000		62,000
Municipality of Lupi, La Purisima BHS	500,000	263,000		763,000
Municipality of Lupi, Bagong Sikat BHS	500,000	263,000		763,000
Municipality of Lupi, San Isidro BHS		263,000		263,000
Municipality of Ragay, Lower Sta. Cruz BHS	500,000	202,000		702,000
Municipality of Sipocot, Bulan BHS	500,000	89,000		589,000
Municipality of Sipocot, Aldezar BHS		36,000		36,000
Municipality of Sipocot, Alteza BHS		23,000		23,000
Municipality of Sipocot, Anib BHS		100,000		100,000
Municipality of Sipocot, Awayan BHS		110,000		110,000
Municipality of Sipocot, Azucena BHS		113,000		113,000
Municipality of Sipocot, Bolo Norte BHS		57,000		57,000
Municipality of Sipocot, Bolo Sur BHS		123,000		123,000
Municipality of Sipocot, Cabuyao BHS		33,000		33,000
Municipality of Sipocot, Caima BHS		114,000		114,000
Municipality of Sipocot, Calagbangan BHS		32,000		32,000
Municipality of Sipocot, Calampinay BHS		68,000		68,000
Municipality of Sipocot, Carayrayan BHS		86,000		86,000
Municipality of Libmanan, Bagacay BHS	500,000	200,000		700,000

776	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Libmanan, Bikal BHS		150,000		150,000
Municipality of Libmanan, Loba-Loba BHS	500,000	150,000		650,000
Municipality of Libmanan, Palangon BHS	500,000	150,000		650,000
Municipality of Libmanan, Sibujo BHS		150,000		150,000
Municipality of Libmanan, Aslong BHS		150,000		150,000
Municipality of Libmanan, Bagamelon BHS		150,000		150,000
Municipality of Libmanan, Bahao BHS		42,000		42,000
Municipality of Libmanan, Balay BHS		150,000		150,000
Municipality of Libmanan, Beguito Nuevo BHS		150,000		150,000
Municipality of Minalabac, Bagombong BHS		44,000		44,000
Municipality of Minalabac, Baliuag Nuevo BHS		44,000		44,000
Municipality of Minalabac, Baliang Viejo BHS		65,000		65,000
Municipality of Minalabac, Catanusan BHS		65,000		65,000
Municipality of Minalabac, Del Socorro BHS		65,000		65,000
Municipality of Minalabac, Brgy. San Juan – San Lorenzo BHS		20,000		20,000
Municipality of Minalabac, Hamoraon BHS		44,000		44,000
Municipality of Minalabac, Hobo BHS		44,000		44,000
Municipality of Minalabac, Irayang Solong BHS		65,000		65,000
Municipality of Minalabac, Magadap BHS		65,000		65,000
Municipality of Minalabac, Malitbog BHS		44,000		44,000
Municipality of Minalabac, Manapao BHS		65,000		65,000
Municipality of Minalabac, Mataoroc BHS		44,000		44,000
Municipality of Minalabac, Sagrada Familia BHS		44,000		44,000
Municipality of Minalabac, San Antonio BHS		44,000		44,000
Municipality of Minalabac, Salingogon BHS		44,000		44,000
Municipality of Minalabac, San Jose BHS		44,000		44,000
Municipality of Minalabac, Taban BHS		65,000		65,000
Municipality of Minalabac, Tariric BHS		65,000		65,000
Municipality of Minalabac, Timbang BHS		44,000		44,000
Municipality of Pamplona, Del Rosario BHS		22,000		22,000
Municipality of Pamplona, Patong BHS		22,000		22,000
Municipality of Pamplona, Batang BHS		62,000		62,000
Municipality of Pamplona, Burahod BHS		22,000		22,000
Municipality of Pamplona, Cagbunga BHS		22,000		22,000
Municipality of Pamplona, Poblacion BHS		22,000		22,000
Municipality of Pamplona, Salvacion BHS		22,000		22,000
Municipality of Pamplona, San Gabriel BHS		22,000		22,000
Municipality of Pamplona, San Isidro BHS		22,000		22,000
Municipality of Pamplona, San Ramon BHS		22,000		22,000
Municipality of Pamplona, San Vicente BHS		22,000		22,000
Municipality of Pasacao, Antipolo BHS		150,000		150,000
Municipality of Pasacao, Bagong Silang BHS		150,000		150,000
Municipality of Pasacao, Dalupaon BHS		150,000		150,000
Municipality of Canaman, Sua BHS		101,000		101,000
Municipality of Canaman, San Nicolas BHS		101,000		101,000
Municipality of Canaman, Fundado BHS		150,000		150,000
Municipality of Canaman, San Juan BHS		150,000		150,000
Municipality of Canaman, San Vicente BHS		150,000		150,000

JANUARY 6, 2020	OFFICIAL GAZETTE	777
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Canaman, San Roque BHS		150,000		150,000
Municipality of Canaman, Talidtid BHS		150,000		150,000
Municipality of Canaman, Dinaga BHS		150,000		150,000
Municipality of Canaman, Baras BHS		150,000		150,000
Municipality of Canaman, Iquin BHS		150,000		150,000
Municipality of Caramoan, Calongcogong BHS		149,000		149,000
Municipality of Presentacion, Bantugan BHS		33,000		33,000
Municipality of Presentacion, Bicalen BHS		33,000		33,000
Municipality of Presentacion, Bitaogan BHS		33,000		33,000
Municipality of Presentacion, Baliguian BHS		33,000		33,000
Municipality of Presentacion, Buenavista BHS		33,000		33,000
Municipality of Presentacion, Lidong BHS		33,000		33,000
Municipality of Presentacion, Ayugao BHS		33,000		33,000
Municipality of Presentacion, Patrocinio BHS		33,000		33,000
Municipality of Presentacion, Pili BHS		33,000		33,000
Municipality of Nabua, San Miguel BHS		129,000		129,000
Municipality of Nabua, San Isidro BHS		125,000		125,000
Municipality of Nabua, San Juan BHS		111,000		111,000
Municipality of Nabua, San Luis BHS		150,000		150,000
Municipality of Nabua, San Jose BHS		75,000		75,000
Municipality of Nabua, San Francisco BHS		116,000		116,000
Municipality of Nabua, Sta. Lucia BHS		91,000		91,000
Municipality of Nabua, Sta. Elena Baras BHS		36,000		36,000
Municipality of Nabua, San Roque BHS		88,000		88,000
Municipality of Nabua, San Nicolas BHS		123,000		123,000
Municipality of Nabua, San Esteban BHS		115,000		115,000
Municipality of Nabua, Santiago Young BHS		133,000		133,000
Municipality of Libmanan, Tampuhan BHS	500,000			500,000
Municipality of Libmanan, Mandacanan BHS	500,000			500,000
Municipality of Pamplona, Calawat BHS	500,000			500,000
Municipality of Pamplona, Tampadong BHS	500,000			500,000
Municipality of Caramoan, Oring BHS	500,000			500,000
Municipality of Caramoan, Gata BHS	500,000			500,000
Municipality of Caramoan, Bahay BHS	500,000			500,000
Municipality of Bula, Sto. Domingo BHS	500,000			500,000
Municipality of Bula, Ombao HTS BHS	500,000			500,000
Municipality of Bula, La Victoria BHS	500,000			500,000
Municipality of Bula, San Francisco BHS	500,000			500,000

Masbate		7,120,000		7,120,000

Municipality of Batuan, Cañares BHS		150,000		150,000
Municipality of Batuan, Burgos BHS		150,000		150,000
Municipality of Batuan, Gibraltar BHS		150,000		150,000
Municipality of Claveria, Osmeña BHS		150,000		150,000
Municipality of Claveria, Cawayan BHS		108,000		108,000
Municipality of Claveria, San Ramon BHS		150,000		150,000
Municipality of Claveria, Imelda BHS		35,000		35,000
Municipality of Claveria, Poblacion II BHS		50,000		50,000

778	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Claveria, Albasan BHS		20,000		20,000
Municipality of Monreal, Cantorna BHS		150,000		150,000
Municipality of Monreal, Guinhadap BHS		88,000		88,000
Municipality of Monreal, MacArthur BHS		359,000		359,000
Municipality of Monreal, Maglambong BHS		150,000		150,000
Municipality of San Fernando, Buenos Aires BHS		23,000		23,000
Municipality of San Fernando, Buenavista BHS		23,000		23,000
Municipality of San Jacinto, Bartolabac BHS		20,000		20,000
Municipality of Aroroy, Mariposa BHS		100,000		100,000
Municipality of Aroroy, Pinaan BHS		90,000		90,000
Municipality of Balud, Baybay BHS		150,000		150,000
Municipality of Balud, Cautil BHS		150,000		150,000
Municipality of Balud, Bongcanaway BHS		150,000		150,000
Municipality of Balud, Calumpang BHS		150,000		150,000
Municipality of Balud, Casamongan BHS		150,000		150,000
Municipality of Balud, Danao BHS		150,000		150,000
Municipality of Mandaon, Ayat BHS		150,000		150,000
Municipality of Mandaon, Pulo Daco BHS		150,000		150,000
Municipality of Mandaon, San Juan BHS		150,000		150,000
Municipality of Mandaon, Tagpu BHS		150,000		150,000
Municipality of Milagros, Bangad BHS		150,000		150,000
Municipality of Milagros, Paraiso BHS		150,000		150,000
Municipality of Milagros, Tigbao BHS		150,000		150,000
Municipality of Milagros, Capaculan BHS		150,000		150,000
Municipality of Milagros, Cayabon BHS		150,000		150,000
Municipality of Cataingan, Estampar BHS		150,000		150,000
Municipality of Cataingan, Estampar BHS		150,000		150,000
Municipality of Cataingan, Liong BHS		140,000		140,000
Municipality of Cataingan, Sto. Niño BHS		150,000		150,000
Municipality of Cataingan, Pawican BHS		150,000		150,000
Municipality of Cataingan, Matayum BHS		82,000		82,000
Municipality of Cawayan, Pin-as BHS		150,000		150,000
Municipality of Cawayan, Libertad BHS		150,000		150,000
Municipality of Cawayan, Iraya BHS		150,000		150,000
Municipality of Cawayan, Palobandera BHS		150,000		150,000
Municipality of Cawayan, Taberna BHS		150,000		150,000
Municipality of Cawayan, Tubog BHS		150,000		150,000
Municipality of Cawayan, Begia BHS		150,000		150,000
Municipality of Esperanza, Agoho BHS		150,000		150,000
Municipality of Esperanza, Labrador BHS		130,000		130,000
Municipality of Palanas, Sta. Crnz BHS		150,000		150,000
Municipality of Palanas, Nabangig BHS		117,000		117,000
Municipality of Palanas, Malibas BHS		150,000		150,000
Municipality of Palanas,Peña BHS		35,000		35,000
Municipality of Palanas, Salvacion BHS		150,000		150,000
Municipality of Uson, Buenavista BHS		150,000		150,000
Municipality of Uson, Armenia BHS		150,000		150,000

JANUARY 6, 2020	OFFICIAL GAZETTE	779
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Sorsogon	6,500,000	1,404,000		7,904,000

Municipality of Castilla, Poblacion BHS		96,000		96,000
Municipality of Castilla, Dancalan BHS		46,000		46,000
Municipality of Castilla, Bagalayag BHS		21,000		21,000
Municipality of Donsol, Gimagaan BHS		150,000		150,000
Municipality of Donsol, Alin BHS		150,000		150,000
Municipality of Donsol, Cabugao BHS		150,000		150,000
Municipality of Gubat, Bagacay BHS		74,000		74,000
Municipality of Gubat, Balud del Sur BHS		150,000		150,000
Municipality of Gubat, Benguet BHS		21,000		21,000
Municipality of Gubat, Bentuco BHS		117,000		117,000
Municipality of Prieto Diaz, Ulag BHS	500,000	11,000		511,000
Municipality of Prieto Diaz, Calao BHS	500,000	11,000		511,000
Municipality of Prieto Diaz, Talisayan BHS	500,000	11,000		511,000
Municipality of Prieto Diaz, Rizal BHS	500,000	11,000		511,000
Municipality of Prieto Diaz, Diamante BHS		11,000		11,000
Municipality of Prieto Diaz, Perlas BHR		11,000		11,000
Municipality of Prieto Diaz, Maningcay De Oro BHS		11,000		11,000
Municipality of Prieto Diaz, Tupas BHS		11,000		11,000
Municipality of Prieto, Brillante BHS		11,000		11,000
Municipality of Irosin, Gabao BHS		150,000		150,000
Municipality of Irosin, San Pedro BHS		60,000		60,000
Municipality of Irosin, Tinampo BHS		60,000		60,000
Municipality of Irosin, Gumapia BHS		60,000		60,000
Municipality of Pilar, San Jose BHS	500,000			500,000
Municipality of Pilar, Malbog BHS	500,000			500,000
Municipality of Pilar, Salvacion BHS	500,000			500,000
Municipality of Pilar, Del Rosario BHS	500,000			500,000
Municipality of Bulan, Marinab BHS	500,000			500,000
Municipality of Bulan, San Roque BHS	500,000			500,000
Municipality of Bulan, Otavi BHS	500,000			500,000
Municipality of Bulan, San Francisco BHS	500,000			500,000
Municipality of Bulan, Zone 2 BHS	500,000			500,000

REGION VI		540,000		540,000

Antique		300,000		300,000

Municipality of Barbaza, Lombuyan Birthing Station		150,000		150,000
Municipality of Barbaza, Aligtos Birthing Station		150,000		150,000

Capiz		240,000		240,000

Municipality of Sapi-an, Majanlud BHS		120,000		120,000
Municipality of Sapi-an, Dapdapan BHS		120,000		120,000

REGION VIII	12,500,000	10,625,000		23,125,000

Leyte	5,000,000	1,050,000		6,050,000

Municipality of Carigara, BHS Jugaban		150,000		150,000
Municipality of Julita, BHS Calbasag		150,000		150,000
Municipality of La Paz, BHS Sta. Ana		150,000		150,000

780	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Baybay city, BHS Amguhan		150,000		150,000
Baybay city, BHS Cogon		150,000		150,000
Baybay city, BHS Mahayahay		150,000		150,000
Baybay city, BHS Monteverde		150,000		150,000
Municipality of Babatngon, BHS Gov. E. Jaro	500,000			500,000
Municipality of Babatngon, BHS Taguite	500,000			500,000
Tacloban City, BHS Salvacion	500,000			500,000
Municipality of Tabontabon, BHS Capahuan	500,000			500,000
Municipality of Calubian, BHS Jubay	500,000			500,000
Municipality of Tabango, BHS Catmon	500,000			500,000
Municipality of San Isidro, BHS Biasong	500,000			500,000
Municipality of Kananga, BHS Kawayan	500,000			500,000
Municipality of Merida, BHS Cabaliwan	500,000			500,000
Municipality of Hilongos, BHS Tuguipa	500,000			500,000

Southern Leyte	3,000,000			3,000,000

Municipality of Limasawa, BHS Lugsongan	500,000			500,000
Municipality of Limasawa, BHS San Bernardo	500,000			500,000
Municipality of Limasawa, BHS Triana	500,000			500,000
Municipality of Hinunangan, BHS Calag-itan	500,000			500,000
Municipality of Hinunangan, BHS Nava	500,000			500,000
Municipality of San Ricardo, BHS Looc	500,000			500,000

Biliran	1,500,000			1,500,000

Municipality of Almeria, BHS Matanggo	500,000			500,000
Municipality of Biliran, BHS San Roque	500,000			500,000
Municipality of Maripipi, BHS Binalayan East	500,000			500,000

Samar	1,000,000	1,900,000		2,900,000

calbayog City, BHS Tarabucan		150,000		150,000
Municipality of Gandara, BHS Buao		100,000		100,000
Municipality of Pagsanghan, BHS Pange		150,000		150,000
Municipality of Pagsanghan, BHS San Luis		150,000		150,000
Municipality of Basey, BHS Basiao		150,000		150,000
Municipality of Basey, BHS Mabini		150,000		150,000
Municipality of Hinabangan, BHS Cansolabao		150,000		150,000
Municipality of San Sebastian, BHS Campiyak		150,000		150,000
Municipality of San Sebastian, BHS Hitaasan		150,000		150,000
Municipality of Villareal, BHS Guintarcan		150,000		150,000
Municipality of Villareal, BHS Lamingao		150,000		150,000
Municipality of Villareal, BHS Plaridel		150,000		150,000
Municipality of Villareal, BHS San Anders		150,000		150,000
Calbayog City, BHS Cabatuan	500,000			500,000
Municipality of Talalora, BHS Malaguining	500,000			500,000

Eastern Samar		700,000		700,000

Municipality of Can-Avid, BHS Camantang		100,000		100,000
Municipality of Can-Avid, BHS Can-Ilay		100,000		100,000

JANUARY 6, 2020	OFFICIAL GAZETTE	781
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Can-Avid, BHS Cansangaya		100,000		100,000
Municipality of Can-Avid, BHS Carolina		100,000		100,000
Municipality of Taft, BHS Bati-Awan		100,000		100,000
Municipality of Taft, BHS Danao		100,000		100,000
Municipality of Taft, BHS Del Remedios		100,000		100,000

Northern Samar	2,000,000	6,975,000		8,975,000

Municipality of Bobon, BHS Acerida		75,000		75,000
Municipality of Bobon, BHS Jose Abad Santos		100,000		100,000
Municipality of Bobon, BHS Somoroy		100,000		100,000
Municipality of Bobon, BHS Trojello		100,000		100,000
Municipality of Lavezares, BHS Datag		150,000		150,000
Municipality of Lope De Vega, BHS Gebonawan		150,000		150,000
Municipality of Lope De Vega, BHS Osmeña		100,000		100,000
Municipality of San Antonio, BHS Dalupirit		150,000		150,000
Municipality of San Antonio, BHS Manraya		150,000		150,000
Municipality of San Jose, BHS Aguadahan		150,000		150,000
Municipality of San Jose, BHS Bagong Sabang		150,000		150,000
Municipality of San Jose, BHS Bonglas		150,000		150,000
Municipality of San Jose, BHS Dao		150,000		150,000
Municipality of San Jose, BHS Gengarog		150,000		150,000
Municipality of San Jose, BHS Geratag		150,000		150,000
Municipality of San Jose, BHS Mandugang		150,000		150,000
Municipality of San Jose, BHS San Lorenzo		150,000		150,000
Municipality of San Jose, BHS Tubigdanao		150,000		150,000
Municipality of Catubig, BHS Anongo		100,000		100,000
Municipality of Catubig, BHS Claro M. Recto (Lobedico)		100,000		100,000
Municipality of Catubig, BHS D. Mercader (Bongog)		100,000		100,000
Municipality of Catubig, BHS Irawahan		100,000		100,000
Municipality of Catubig, BHS Nabulo		100,000		100,000
Municipality of Catubig, BHS Opong		100,000		100,000
Municipality of Gamay, BHS Anito		100,000		100,000
Municipality of Gamay, BHS Cadac-An		100,000		100,000
Municipality of Gamay, BHS Cagamutan		100,000		100,000
Municipality of Laoang, BHS Baybay (Pob.)		100,000		100,000
Municipality of Laoang, BHS Bobolosan		100,000		100,000
Municipality of Laoang, BHS Bongliw		100,000		100,000
Municipality of Laoang, BHS Burahod		100,000		100,000
Municipality of Laoang, BHS Cabadiangan		100,000		100,000
Municipality of Laoang, BHS Cabulaloan		100,000		100,000
Municipality of Laoang, BHS Cahayagan		100,000		100,000
Municipality of Laoang, BHS La Perla		100,000		100,000
Municipality of Laoang, BHS Lawaan		100,000		100,000
Municipality of Laoang, BHS Marubay		100,000		100,000
Municipality of Laoang, BHS Oleras		100,000		100,000
Municipality of Laoang, BHS Rawis		100,000		100,000
Municipality of Laoang, BHS Talisay		100,000		100,000
Municipality of Laoang, BHS Vigo		100,000		100,000

782	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Las Navas, BHS Bugay		100,000		100,000
Municipality of Las Navas, BHS Bulao		100,000		100,000
Municipality of Las Navas, BHS Dapdap		100,000		100,000
Municipality of Mapanas, BHS Jubasan		150,000		150,000
Municipality of Palapag, BHS Mabaras		100,000		100,000
Municipality of Palapag, BHS Manajao		100,000		100,000
Municipality of Palapag, BHS Matambag		100,000		100,000
Municipality of Palapag, BHS Monbon		100,000		100,000
Municipality of Palapag, BHS Napo		100,000		100,000
Municipality of Palapag, BHS Nipa		100,000		100,000
Municipality of Palapag, BHS Osmeña		100,000		100,000
Municipality of Palapag, BHS Magsaysay		100,000		100,000
Municipality of Palapag, BHS Paysud		100,000		100,000
Municipality of Palapag, BHS Simora		100,000		100,000
Municipality of Palapag, BHS Sinalaran		100,000		100,000
Municipality of Palapag, BHS Sumuroy		100,000		100,000
Municipality of Palapag, BHS Talolora		100,000		100,000
Municipality of San Roque, BHS Balnasan		100,000		100,000
Municipality of San Roque, BHS Lawaan		100,000		100,000
Municipality of Silvino Lobos, BHS Cababayogan		100,000		100,000
Municipality of Silvino Lobos, BHS Cabunga-An		100,000		100,000
Municipality of Silvino Lobos, BHS Tobgon		100,000		100,000
Municipality of San Isidro, BHS Alegria	500,000			500,000
Municipality of San Isidro, BHS Seven Hills	500,000			500,000
Municipality of Palapag, BHS Bagacay	500,000			500,000
Municipality of Palapag, BHS Jangtud	500,000			500,000

REGION X	16,000,000	5,530,000		21,530,000

Lanao Del Norte	3,000,000	150,000		3,150,000

Municipality of sapad, Sapad BHS		150,000		150,000
Iligan City, Dalipuga BHS with Birthing Facility	2,000,000			2,000,000
Iligan City, Buruun BHS	1,000,000			1,000,000

Bukidnon	5,000,000	1,350,000		6,350,000

Municipality of Pangantucan, Gandingan BHS		150,000		150,000
Municipality of Manolo Fortich, Aglayan Lying-in Clinic		150,000		150,000
Municipality of Manolo Fortich, Damilag Birthing Home and Urgency Clinic		150,000		150,000
Municipality of Cabanglasan, Cabulohan BHS		150,000		150,000
Municipality of Impasug-ong Cawayan		150,000		150,000
Municipality of Kalilangan, Ninoy Aquino BHS		150,000		150,000
Municipality of Kalilangan, West Poblacion BHS		150,000		150,000
Municipality of Kalilangan, Guinoyuran BHS		150,000		150,000
Municipality of Pangantucan, Poblacion BHS		150,000		150,000
Municipality of Liboan, Laturan BHS	1,000,000			1,000,000
Municipality of Dangcagan, Migcuya BHS	1,000,000			1,000,000
Municipality of Pangantucan, Portulin-ga BHS	1,000,000			1,000,000
Municipality of Pangantucan, Kipaducan BHS	1,000,000			1,000,000
Valencia City, Mt. Nebo BHS	1,000,000			1,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	783
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Misamis Occidental	3,000,000			3,000,000

Municipality of Bonifacio, Dimalco BHS	1,000,000			1,000,000
Municipality of Bonifacio, Lilion BHS	1,000,000			1,000,000
Tangub City, Manga BHS	1,000,000			1,000,000

Misamis oriental	3,000,000	4,030,000		7,030,000

Municipality of Naawan, Don Pedro BHS		150,000		150,000
Municipality of Naawan, Linangkayan BHS		150,000		150,000
Municipality of Naawan, Lubilan BHS		150,000		150,000
Municipality of Naawan, Mapulog BHS		150,000		150,000
Municipality of Kinoguitan, Beray BHS		105,000		105,000
Municipality of Kinoguitan, Esperanza BHS		25,000		25,000
Municipality of Kinoguitan, Salndsod BHS		150,000		150,000
Municipality of Kinoguitan, Campo BHS		150,000		150,000
Municipality of Kinoguitan, Suarez BHS		150,000		150,000
Municipality of Kinoguitan, Sumalag BHS		150,000		150,000
Municipality of Magsaysay, Aglayan Lying-in Clinic		150,000		150,000
Municipality of Magsaysay, Artadi BHS		150,000		150,000
Municipality of Magsaysay, Cabalawan BHS		150,000		150,000
Municipality of Magsaysay, Mindulao BHS		150,000		150,000
Municipality of Salay, Poblacian BHS		150,000		150,000
Municipality of Sugbongcogon, Kaulayanan BHS		150,000		150,000
Municipality of Sugbongcogon, Mangga BHS		150,000		150,000
Municipality of Initao, Oguis BHS		150,000		150,000
Municipality of Initao, Kanitoan BHS		150,000		150,000
Municipality of Initao, Andales BHS		150,000		150,000
Municipality of Initao, Pagahan BHS		150,000		150,000
Municipality of Initao, Calacapan BHS		150,000		150,000
Municipality of Initao, Kamelon BHS		150,000		150,000
Municipality of Initao, Tubigan BHS		150,000		150,000
Municipality of Initao, Alnna BHS		150,000		150,000
Municipality of Laguindingan, Tubajon BHS		150,000		150,000
Municipality of Naawan, Maputi BHS		150,000		150,000
Cagayan De Oro City, Camaman-an UHC		150,000		150,000
Municipality of Lugait, Lower Talacogon BHS	1,000,000			1,000,000
Municipality of Naawan, Don pedro BHS	1,000,000			1,000,000
Municipality of Opol, patag BHS	1,000,000			1,000,000

Camiguin	2,000,000			2,000,000

Municipality of Catarman, Compol BHS	1,000,000			1,000,000
Municipality of Sagay, Alangilan BHS	1,000,000			1,000,000

REGION XI		9,912,000		9,912,000

Davao Oriental		1,050,000		1,050,000

Municipality of Manay, Rizal BHS		150,000		150,000
Municipality of Manay, Old Macopa BHS		150,000		150,000
Municipality of Caraga, T. Pichon BHS		150,000		150,000

784	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Caraga, Poblacion BHS		150,000		150,000
Municipality of Caraga, Mercedes BHS		150,000		150,000
Municipality of Caraga, D.L. Balante BHS		150,000		150,000
Municipality of Baganga, Batawan BHS		150,000		150,000

Compostela Valley Province		3,812,000		3,812,000

Municipality of Laak, Aguinaldo BHS		150,000		150,000
Municipality of Laak, Melale BHS		150,000		150,000
Municipality of Mabini, Cadunan BHS		150,000		150,000
Municipality of Mabini, Del Pilar BHS		150,000		150,000
Municipality of Mabini, AnitApan BHS		150,000		150,000
Municipality of Mabini, Libodon BHS		150,000		150,000
Municipality of Mabini, Golden Valley BHS		150,000		150,000
Municipality of Mawab, Andili BHS		150,000		150,000
Municipality of Mawab, Sao-Sao BHS		150,000		150,000
Municipality of Monkayo, New Totoy, Haguimitan BHS		150,000		150,000
Municipality of Monkayo, Awao BHS		150,000		150,000
Municipality of Monkayo, Casoon BHS		150,000		150,000
Municipality of Monkayo, San Isidro BHS		140,000		140,000
Municipality of Monkayo, Mt. Diwata BHS		112,000		112,000
Municipality of Montevista, Prosperidad BHS		150,000		150,000
Municipality of Montevista, New Visayas BHS		82,000		82,000
Municipality of Montevista, Bankerohan Norte BHS		82,000		82,000
Municipality of Montevista, Canidkid BHS		82,000		82,000
Municipality of Montevista, Camansi BHS		82,000		82,000
Municipality of Montevista, Linoan BHS		82,000		82,000
Municipality of New Bataan, Tandawan BHS with Birthing		150,000		150,000
Municipality of New Bataan, Camanlangan BHS with Birthing		150,000		150,000
Municipality of New Bataan, Magsaysay BHS with Birthing		150,000		150,000
Municipality of New Bataan, Fatima BHS		150,000		150,000
Municipality of New Bataan, San Roque BHS		150,000		150,000
Municipality of New Bataan, Cabinuangan BHS		150,000		150,000
Municipality of New Bataan, Andap BHS		150,000		150,000
Municipality of New Bataan, Cagan BHS		150,000		150,000

Davao Del Norte		2,850,000		2,850,000

Tagum City, Cuambogan BHS		150,000		150,000
Tagum City, Liboganon BHS		150,000		150,000
Tagum City, Magugpo East II BHS		150,000		150,000
Municipality of San Isidro, Kipalili BHS		150,000		150,000
Municipality of San Isidro, Sabangan BHS		150,000		150,000
Municipality of San Isidro, Mamangan BHS		150,000		150,000
Municipality of Asuncion, Sonlon BHS with Birthing Facility		150,000		150,000
Municipality of Asuncion, Sayayen BHS		150,000		150,000
Municipality of Talaingod, Sto. Nifio BHS		150,000		150,000
Municipality of Talaingod, Nilyong BHS		150,000		150,000
Municipality of Kapalong, Kapatagan BHS		150,000		150,000
Municipality of Kapalong, Gupitan BHS		150,000		150,000

JANUARY 6, 2020	OFFICIAL GAZETTE	785
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Dujali, Cabayangan BHS		150,000		150,000
Municipality of Carmen, Tubod BHS with Birthing Facility		150,000		150,000
City of Panabo, Gredu BHS		150,000		150,000
City of Panabo, San Francisco BHS		150,000		150,000
City of Panabo, Nanyo BHS		150,000		150,000
Municipality of Sto. Tomas, Lungaug BHS		150,000		150,000
Municipality of Sto. Tomas, Esperanza BHS		150,000		150,000

Davao Del Sur		450,000		450,000

Municipality of Bansalan, Pob. Uno 1 BHS		150,000		150,000
Municipality of Bansalan, Pob. Uno 2 BHS		150,000		150,000
Municipality of Bansalan, New Clarin BHS		150,000		150,000

Davao Occidental		750,000		750,000

Municipality of Sta. Maria, Cadataan BHS		150,000		150,000
Municipality of Sta. Maria, Malalag Tubig BHS		150,000		150,000
Municipality of Don Marcelino, Baluntaya BHS		150,000		150,000
Municipality of Don Marcelino, Kinanga BHS		150,000		150,000
Municipality of Don Marcelino, Dalnpan BHS		150,000		150,000

Davao City		1,000,000		1,000,000

1-A BHS		35,000		35,000
2-A BHS		35,000		35,000
8-A BHS		35,000		35,000
76-A Bncana BHS		35,000		35,000
Lasang BHS		35,000		35,000
Mandug BHS		150,000		150,000
Gatungan BHS		150,000		150,000
Panacan BHS		150,000		150,000
Datu Salamay BHS with Birthing Facility		150,000		150,000
Gumalang BHS		75,000		75,000
Tawantawan BHS		75,000		75,000
Tambobong BHS		75,000		75,000

REGION XII	4,000,000	13,650,000		17,650,000

Cotabato		4,950,000		4,950,000

Municipality of Libungan, Gumaga BHS		150,000		150,000
Municipality of Libungan, Kitubod BHS		150,000		150,000
Municipality of Midsayap, Central Glad BHS		150,000		150,000
Municipality of Midsayap, Lagumbingan BHS		150,000		150,000
Municipality of Pikit, Silik BHS		150,000		150,000
Municipality of Pikit, Makasendeg BHS		150,000		150,000
Municipality of Arakan, Sto. Nifio BHS		150,000		150,000
Kidapawan City, Balabag BHS		150,000		150,000
Kidapawan City, Malinan BHS		150,000		150,000
Kidapawan City, Ilomavis BHS		150,000		150,000
Kidapawan City, Onica BHS		150,000		150,000
Municipality of Magpet, Bongolanon BHS		150,000		150,000

786	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Magpet, Imamaling BHS		150,000		150,000
Municipality of Magpet, Mabongcog BHS		150,000		150,000
Municipality of Magpet, Temporan BHS		150,000		150,000
Municipality of Makilala, Buenavida BHS		150,000		150,000
Municipality of Makilala, Kawayanon BHS		150,000		150,000
Municipality of Makilala, Sto. Niño BHS		150,000		150,000
Municipality of Makilala, Old Bulatuhan BHS		150,000		150,000
Municipality of President Roxas, Cabangbangan BHS		150,000		150,000
Municipality of President Roxas, Datu Inda BHS		150,000		150,000
Municipality of Banisilan, Wadya BHS		150,000		150,000
Municipality of Banisilan, Tumbao-Camalig BHS		150,000		150,000
Municipality of Carmen, Manili BHS		150,000		150,000
Municipality of Carmen, Palanggalan BHS		150,000		150,000
Municipality of Kabacan, Cuyapon BHS		150,000		150,000
Municipality of Kabacan, Poblacion BHS		150,000		150,000
Municipality of Matalam, Tamped BHS		150,000		150,000
Municipality of Matalam, Poblacion BHS		150,000		150,000
Municipality of M’lang, Pulang Lupa BHS		150,000		150,000
Municipality of M’lang, Dungo-an BHS		150,000		150,000
Municipality of Tulunan, Genoveva Baynosa BHS		150,000		150,000
Municipality of Tulunan, Tuburan BHS		150,000		150,000

Saranggani		600,000		600,000

Municipality of Alabel, Ladol BHS		150,000		150,000
Municipality of Alabel, Baluntay BHS		150,000		150,000
Municipality of Glan, New Aklan BHS		150,000		150,000
Municipality of Glan, Burias BHS		150,000		150,000

Sultan Kudarat		1,650,000		1,650,000

Municipality of Columbio, Natividad BHS		150,000		150,000
Municipality of Lambayong, Kapingkong BHS		150,000		150,000
Municipality of President Quirino, Bagumbayan BHS		150,000		150,000
Municipality of Sen. Ninoy Aquino, Poblacion BHS		150,000		150,000
Municipality of Sen. Ninoy Aquino, Kapatagan BHS		150,000		150,000
Municipality of Kalamansig, Hinalaan BHS		150,000		150,000
Municipality of Kalamansig, Limulain BHS		150,000		150,000
Municipality of Lebak, Kalamongog BHS		150,000		150,000
Municipality of Lebak, Kinudalan BHS		150,000		150,000
Municipality of Palimbang, Kalibuhan BHS		150,000		150,000
Municipality of Palimbang, Baluan BHS		150,000		150,000

South Cotabato	4,000,000	5,550,000		9,550,000

Municipality of Tampakan, Poblacion A BHS		150,000		150,000
Municipality of Tampakan, Liberty BHS		150,000		150,000
Municipality of Polomolok, Polomolok East BHS		150,000		150,000
Municipality of Polomolok, Sumbakil BHS	500,000	150,000		650,000
Municipality of Polomolok, Polo BHS	500,000	150,000		650,000
Municipality of Polomolok, Palkan BHS	500,000	150,000		650,000

JANUARY 6, 2020	OFFICIAL GAZETTE	787
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Tantangan, Magon BHS		150,000		150,000
Municipality of Tantangan, Poblacion BHS		150,000		150,000
Municipality of Tantangan, San Felipe BHS		150,000		150,000
Municipality of Tantangan, Cabuling BHS		150,000		150,000
Municipality of Tupi, Kalkam BHS		150,000		150,000
Municipality of Tupi, Linan BHS		150,000		150,000
Municipality of Tupi, Tupeng BHS		150,000		150,000
Municipality of Tupi, Miasong BHS		150,000		150,000
Municipality of Banga,Poblacion BHS		150,000		150,000
Municipality of Banga, Bo. 9 BHS		150,000		150,000
Municipality of Lake Sebu, Upper Maculan BHS		150,000		150,000
Municipality of Lake Sebu, Bakdulong BHS		150,000		150,000
Municipality of Lake Sebu, Lahit BHS		150,000		150,000
Municipality of Lake Sebu, Klubi BHS		150,000		150,000
Koronadal City, Mambucal BHS		150,000		150,000
Koronadal City, Zone IV BHS		150,000		150,000
Municipality of Norala, Puti BHS		150,000		150,000
Municipality of Norala, Matapol BHS		150,000		150,000
Municipality of Sto. Niño, Poblacion A BHS		150,000		150,000
Municipality of Sto. Niño, Sajaneba BHS		150,000		150,000
Municipality of Sto. Niño, M. Roxas BHS	500,000	150,000		650,000
Municipality of Sto. Niño, Panay BHS	500,000	150,000		650,000
Municipality of Sto. Niño, Poblacion B BHS	500,000	150,000		650,000
Municipality of Sto. Niño, Teresita BHS	500,000	150,000		650,000
Municipality of Sto. Niño, Ambalgan BHS	500,000	150,000		650,000
Municipality of Surallah, Little Baguio BHS		150,000		150,000
Municipality of Surallah, Tubi-ala BHS		150,000		150,000
Municipality of T’boli, New Dumangas BHS		150,000		150,000
Municipality of T’boli, T’boli Laconon BHS		150,000		150,000
Municipality of T’boli, T’boli Lambañgan BHS		150,000		150,000
Municipality of T’boli, T’boli Salacafe BHS		150,000		150,000

Cotabato City		900,000		900,000

Cotabato City, Rosary Heights 2 BHS		150,000		150,000
Cotabato City, Rosary Heights 1 BHS		150,000		150,000
Cotabato City, Rosary Heights 11 BHS		150,000		150,000
Cotabato City, Rosary Heights 9 BHS		150,000		150,000
Cotabato City, Bagua 2 BHS		150,000		150,000
Cotabato City, Poblacion Mother BHS		150,000		150,000

REGION XIII	21,750,000	17,550,000		39,300,000

Agusan Del Norte	1,500,000	8,400,000		9,900,000

Butuan City, Aupagan BHS		150,000		150,000
Butuan City, Anticala BHS		150,000		150,000
Butuan City, Maibu BHS		150,000		150,000
Butuan City, Manila de Bugabus BHS		150,000		150,000
Municipality of Las Nieves, Bonifacio BHS		150,000		150,000
Municipality of Las Nieves, San Isidro BHS		150,000		150,000

788	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Las Nieves, Ambacon BHS		150,000		150,000
Municipality of Las Nieves, E.G. Montila BHS		150,000		150,000
Municipality of Las Nieves, Mat-I BHS		150,000		150,000
Municipality of Las Nieves, Lingayao BHS		150,000		150,000
Municipality of Las Nieves, Durian BHS		150,000		150,000
Cabadbaran City, Sitio Pirada BHS		150,000		150,000
Cabadbaran City, Antonio Luna BHS		150,000		150,000
Cabadbaran City, Del Pilar BHS		150,000		150,000
Cabadbaran City, Mahaha BHS		150,000		150,000
Cabadbaran City, La Union BHS		150,000		150,000
Cabadbaran City, Comagascas BHS		150,000		150,000
Cabadbaran City, Puting Bato BHS with Birthing Facility		150,000		150,000
Cabadbaran City, Calamba BHS		150,000		150,000
Municipality of Jabonga, Sitio Pitogo Brgy. Bangonay BHS		150,000		150,000
Municipality of Jabonga, Sitio Apa-Apa Brgy. Bangonay BHS		150,000		150,000
Municipality of Jabonga, Sitio Dinarawan Brgy. Bangonay BHS		150,000		150,000
Municipality of Jabonga, Libas BHS		150,000		150,000
Municipality of Jabonga, Songkoy BHS		150,000		150,000
Municipality of Jabonga, San Pablo BHS		150,000		150,000
Municipality of Jabonga, Magdagooc BHS		150,000		150,000
Municipality of Jabonga, Magsaysay BHS		150,000		150,000
Municipality of Jabonga, Maraiging BHS (IP Area)		150,000		150,000
Municipality of Jabonga, Sto. Niño BHS		150,000		150,000
Municipality of Kitcharo, San Roque BHS		150,000		150,000
Municipality of Kitcharo, Songkoy BHS		150,000		150,000
Municipality of Kitcharo, Crossing BHS		150,000		150,000
Municipality of Nasipit, Ata-atahon BHS		150,000		150,000
Municipality of Nasipit, Brgy. Amontay BHS		150,000		150,000
Municipality of Nasipit, Sitio Hinandayan BHS		150,000		150,000
Municipality of Nasipit, Punta BHS		150,000		150,000
Municipality of Buenavista, Brgy. Sangay BHS		150,000		150,000
Municipality of Buenavista, Rizal BHS		150,000		150,000
Municipality of Buenavista, Talo-ao BHS		150,000		150,000
Municipality of Buenavista, Sitio Lekda, Simbalan BHS		150,000		150,000
Municipality of Magallanes, Sto. Rosario BHS		150,000		150,000
Municipality of Magallanes, Guiasan BHS		150,000		150,000
Municipality of Magallanes, Marcos BHS		150,000		150,000
Municipality of Tubay, Townsite Poblacion BHS		150,000		150,000
Municipality of Tubay, Sta. Ana BHS with Birthing Facility		150,000		150,000
Municipality of Tubay, Dona Rosario BHS		150,000		150,000
Municipality of Tubay, Tagmamarkay BHS		150,000		150,000
Municipality of Santiago, Pangaylan BHS		150,000		150,000
Municipality of Santiago, Jagupit BHS		150,000		150,000
Municipality of Santiago, Curva BHS		150,000		150,000
Municipality of Santiago, Matingue BHS		150,000		150,000
Municipality of Remedios T. Romualdez, Tagbongabong BHS		150,000		150,000
Municipality of Remedios T. Romualdez, Humilog BHS		150,000		150,000
Municipality of Remedios T. Romualdez, Panaytayon BHS		150,000		150,000

JANUARY 6, 2020	OFFICIAL GAZETTE	789
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Municipality of Remedios T. Romualdez, Balang-Balang BHS		150,000		150,000
Municipality of Remedios T. Romualdez, San Antonio BHS		150,000		150,000
Butuan City, Pinamanculan BHS	500,000			500,000
Municipality of Las Nieves, Marcos Calo BHS	500,000			500,000
Cabadbaran City, Cabinet BHS	500,000			500,000

Agusan Del Sur	5,300,000	4,800,000		10,100,000

Municipality of San Luis, Sta. Rita BHS		150,000		150,000
Municipality of San Luis, Coalicion BHS		150,000		150,000
Municipality of San Luis, Mahayahay BHS		150,000		150,000
Municipality of San Luis, Policarpo BHS		150,000		150,000
Municipality of San Luis, Nuevao BHS		150,000		150,000
Municipality of San Luis, Trabaho BHS		150,000		150,000
Municipality of San Luis, Dimasalang BHS		150,000		150,000
Municipality of San Luis, San Isidro BHS		150,000		150,000
Municipality of Talacogon, Zillovia BHS		150,000		150,000
Municipality of Prosperedad, Salvacion BHS		150,000		150,000
Bayugan City, Taglatawan Social Hygiene Clinic		150,000		150,000
Bayugan City, Sta. Irene BHS		150,000		150,000
Municipality of San Francisco, Hubang BHS		150,000		150,000
Municipality of San Francisco, Bayugan II BHS		150,000		150,000
Municipality of San Francisco, Pisaan BHS		150,000		150,000
Municipality of Rosario, Wasian BHS		150,000		150,000
Municipality of Rosario, Novele BHS		150,000		150,000
Municipality of Rosario, Maligaya BHS		150,000		150,000
Municipality of Rosario, Bayugan 3 BHS		150,000		150,000
Municipality of Rosario, Tagbayagan BHS		150,000		150,000
Municipality of Rosario, Cabawan BHS		150,000		150,000
Municipality of La Paz, Lydia BHS	800,000	150,000		950,000
Municipality of La Paz, Panagangan BHS		150,000		150,000
Municipality of Trento, Cebolin BHS		150,000		150,000
Municipality of Trento, San Isidro BHS		150,000		150,000
Municipality of Trento, Tudela BHS		150,000		150,000
Municipality of Veruela, Bacay BHS		150,000		150,000
Municipality of Veruela, San Gabriel BHS		150,000		150,000
Municipality of Veruela, Don Mateo BHS		150,000		150,000
Municipality of Sta. Josefa, Patrocinio BHS		150,000		150,000
Municipality of Sta. Josefa, Aurora BHS		150,000		150,000
Municipality of Sta. Josefa, Awao BHS		150,000		150,000
Municipality of San Luis, Mahapag BHS	800,000			800,000
Municipality of San Luis, Anislagan BHS	800,000			800,000
Municipality of San Luis, Weggnam BHS	800,000			800,000
Municipality of San Luis, Sta. Rita BHS	800,000			800,000
Municipality of Prosperidad, Patin-ay BHS	800,000			800,000
Municipality of Sibagat, Tabon-Tabon BHS	500,000			500,000

790	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Dinagat Islands	1,600,000			1,600,000

Municipality of Loreto, Helene BHS (GIDA)	800,000			800,000
Municipality of Libjo, Llamera BHS	800,000			800,000

Surigao Del Norte	3,200,000	1,350,000		4,550,000

Municipality of Socorro, Sitio Atoyay BHS, Brgy Sering		150,000		150,000
Municipality of Sison, Mayag BHS with Birthing Facility		150,000		150,000
Municipality of Sison, Tagbayani BHS	800,000	150,000		950,000
Municipality of Bucaug, Payapag BHS	800,000	150,000		950,000
Municipality of Del Carmen, Sayac BHS	800,000	300,000		1,100,000
Municipality of Del Carmen, Caoh Lagoon BHS		150,000		150,000
Municipality of Del Carmen, Cabugao BHS		150,000		150,000
Municipality of Sau Benito, Maribojoc BHS	800,000			800,000
Municipality of San Isidro Buhing Calipay BHS		150,000		150,000

Surigao Del Sur	10,150,000	3,000,000		13,150,000

Municipality of Lanuza, Agzam BHS		150,000		150,000
Municipality of Lanuza, Bunga BHS		150,000		150,000
Municipality of Lanuza, Sibahay BHS		150,000		150,000
Municipality of Lanuza, Nurcia BHS		150,000		150,000
Municipality of Lanuza, Mampi BHS		150,000		150,000
Municipality of Carmen, Antao BHS	800,000	150,000		950,000
Municipality of Carmen, Sta. Cruz BHS		150,000		150,000
Municipality of Carmen, Puyat BHS	800,000	150,000		950,000
Municipality of Carmen, Sitio Gacub BHS		150,000		150,000
Municipality of Madrid, San Vicente BHS		150,000		150,000
Municipality of San Miguel, Libas Sud BHS		150,000		150,000
Municipality of Cagwait, San Roque BHS		150,000		150,000
Municipality of Cagwait, Aras-asan BHS with Birthing Facility		150,000		150,000
Municipality of Tandag, Awasian BHS		150,000		150,000
Municipality of Tandag, Anahao BHS		150,000		150,000
Municipality of Tandag, San Isidro BHS	800,000	150,000		950,000
Municipality of Tandag, Mabuhay BHS	800,000	150,000		950,000
Municipality of Tago, Libas Sud BHS		150,000		150,000
Municipality of Bayabas, La Paz BHS	800,000	150,000		950,000
Municipality of Barobo, Rizal BHS		150,000		150,000
Municipality of Carmen, Cancavan BHS	800,000			800,000
Municipality of Madrid, San Juan BHS	800,000			800,000
Municipality of Madrid, Manga BHS	800,000			800,000
Municipality of Bayabas, Pauaosawon BHS	800,000			800,000
Municipality of Lianga, Ban-as BHS	800,000			800,000
Municipality of Barobo, Amaga BHS	800,000			800,000
Municipality of Barobo, Camp Bagang BHS	800,000			800,000
Municipality of Tagbina, Tagongon BHS	550,000			550,000

JANUARY 6, 2020	OFFICIAL GAZETTE	791
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipement	Motor Vehicle	Total
BARMM		4,950,000		4,950,000

Basilan		1,200,000		1,200,000

Municipality of Al Barka, Lookbisaya BHS with Birthing Facility		150,000		150,000
Municipality of Al Barka, Kuhon Lennuh BHS with Birthing Facility		150,000		150,000
Lamitan City, Lumuton BHS		150,000		150,000
Lamitan City, Balobo BHS		150,000		150,000
Municipality of Lantawan, Pamucalin BHS		150,000		150,000
Municipality of Lantawan, Bagbagun BHS		150,000		150,000
Municipality of Sumisip, Upper Banembengan BHS		150,000		150,000
Municipality of Sumisip, Bacung BHS		150,000		150,000

Maguindanao	—	3,750,000	—	3,750,000

Municipality of Dato Odin Sinsuat, Badak BHS		150,000		150,000
Municipality of Dato Odin Sinsuat, Mompong BHS		150,000		150,000
Municipality of Dato Odin Sinsuat, Tamontaka BHS		150,000		150,000
Municipality of Matanog, Sapad BHS		150,000		150,000
Municipality of Matanog, Marantao BHS		150,000		150,000
Municipality of Mother Kabuntalan, Maitong BHS		150,000		150,000
Municipality of Mother Kabuntalan, Dadtumeg BHS		150,000		150,000
Municipality of Mother Kabuntalan, Poblacion BHS		150,000		150,000
Municipality of Mother Kabuntalan, Bagumbayan BHS		150,000		150,000
Municipality of Mother Kabuntalan, Labio BHS		150,000		150,000
Municipality of Mother Kabuntalan, Damatog BHS		150,000		150,000
Municipality of Parang, Litayen BHS		150,000		150,000
Municipality of Parang, Calawag BHS		150,000		150,000
Municipality of Parang, Gadungan BHS		150,000		150,000
Municipality of Sultan Kudarat, Salimbao BHS		150,000		150,000
Municipality of Sultan Kudarat, Crossing Simuay BHS		150,000		150,000
Municipality of Sultan Kudarat, Gang BHS		150,000		150,000
Municipality of Datu Piang, Magaslong BHS		150,000		150,000
Municipality of Datu Piang, Buayan BHS		150,000		150,000
Municipality of Mamasapano, Liab BHS		150,000		150,000
Municipality of Mamasapano, Libutan BHS		150,000		150,000
Municipality of Paglat, Tual BHS		150,000		150,000
Municipality of Rajah Buayan, Pidsandawan BHS		150,000		150,000
Municipality of Rajah Buayan, Sampao BHS		150,000		150,000
Municipality of Sultan sa Barongis, Gadungan BHS		150,000		150,000

I.b Construction of New BHS	44,400,000			44,400,000

REGION II	5,500,000			5,500,000

Cagayan	4,000,000			4,000,000

Municipality of Abulug, Muru-siguiran BHS (GIDA)	1,500,000			1,500,000
Municipality of Rizal, San Juan Birthing Center (GIDA)	2,500,000			2,500,000

Nueva Vizcaya	1,500,000			1,500,000

Municipality of Dupax Del Norte, Oyao BHS (GIDA)	1,500,000			1,500,000

792	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vechicle	Total
REGION X	27,000,000			27,000,000

Misamis Oriental	3,000,000			3,000,000

City of Gingoog, Brgy. 19 BHS	1,500,000			1,500,000
Municipality of Lagunindiagan, Moog BHS	1,500,000			1,500,000

Misamis Occidental	24,000,000			24,000,000

Municipality of Bonifacio, Baybay BHS	1,500,000			1,500,000
Municipality of Bonifacio, Migpange BHS	1,500,000			1,500,000
Municipality of Bonifacio, Tusik BHS	1,500,000			1,500,000
Municipality of Clarin, Bitoon BHS	1,500,000			1,500,000
Municipality of Clarin, Masabud BHS	1,500,000			1,500,000
Municipality of Clarin, Penacio BHS	1,500,000			1,500,000
Municipality of Ozamiz, Bongbong BHS	1,500,000			1,500,000
Municipality of Ozamiz, Liposong BHS	1,500,000			1,500,000
Municipality of Ozamiz, Capucao Proper BHS	1,500,000			1,500,000
Municipality of Ozamiz, Carangan BHS	1,500,000			1,500,000
Municipality of Sinacaban, Estrella BHS	1,500,000			1,500,000
Municipality of Sinacaban, San Isidro Alto BHS	1,500,000			1,500,000
Municipality of Sinacaban, San Isidro Bajo BHS	1,500,000			1,500,000
Municipality of Sinacaban, San Vicente BHS	1,500,000			1,500,000
Municipality of Tudela, Camating BHS	1,500,000			1,500,000
Municipality of Tudela, Yahong BHS	1,500,000			1,500,000

REGION XIII	11,900,000			11,900,000

Agusan Del Sur	1,300,000			1,300,000

Municipality of Bayugan, Berseba BHS (IP GIDA)	1,300,000			1,300,000

Surigao Del Norte	6,700,000			6,700,000

Municipality of San Benito, Bongdo BHS	1,500,000			1,500,000
Surigo City, Silop BHS (GIDA)	1,300,000			1,300,000
Surigo City, Quezon BHS (GIDA)	1,300,000			1,300,000
Surigo City, Alang-alang BHS (GIDA)	1,300,000			1,300,000
Surigo City, Danawan BHS	1,300,000			1,300,000

Surigao Del Sur	3,900,000			3,900,000

Municipality of Cortes, Kapandan BHS (GIDA)	1,300,000			1,300,000
Municipality of Cagwait, Arangasa Island BHS, Brgy. Aras-asan (GIDA)	1,300,000			1,300,000
Municipality of Cagwait, Tubo-tubo BHS (GIDA), Brgy. Aras-asan	1,300,000			1,300,000

2. RURAL HEALTH UNITS	184,000,000	173,157,000		357,157,000

2.a Completion, Repair/Renovation/Rehabilitaion/Relocation, and Equipping of RHUs, UHCs, and CHOs	166,000,000	173,157,000		339,157,000

NCR		30,930,000		30,930,000

Caloocan City		800,000		800,000
Camarin LIC		200,000		200,000
Bagbaguin LIC		200,000		200,000

JANUARY 6, 2020	OFFICIAL GAZETTE	793
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vechicle	Total
Bagumbong LIC		200,000		200,000
Bagong Barrio LIC		200,000		200,000

Malabon City		4,200,000		4,200,000

Malabon Social Hygiene Clinic/Treatment Hub/DOTS Facility		200,000		200,000
Potrero HC		200,000		200,000
Catmon HC		200,000		200,000
Longos HC		200,000		200,000
Hulong Dubat HC		200,000		200,000
Acacia Health Center		200,000		200,000
Baritan Health Center		200,000		200,000
Concepcion Health Center		200,000		200,000
Dampalit Health Center		200,000		200,000
Flores Health Center		200,000		200,000
Ibaba Health Center		200,000		200,000
Maysilo Health Center		200,000		200,000
Muzon Health Center		200,000		200,000
Niugan Health Center		200,000		200,000
Panghulo Health Center		200,000		200,000
San Agustin Health Center		200,000		200,000
Santulan Health Center		200,000		200,000
Tañong Health Center		200,000		200,000
Tinajeros Health Center		200,000		200,000
Tonsuya Health Center		200,000		200,000
Tugatog Health Center		200,000		200,000

Navotas City		1,200,000		1,200,000

Kaunlaran Village Health Center		300,000		300,000
NBBS Health Center		300,000		300,000
Navotas Medical Wellness Center		300,000		300,000
Tanza Health Center		300,000		300,000

Valenzuela City		1,850,000		1,850,000

Drug Testing Laboratory		300,000		300,000
Valenzuela City Integrated Services for HIV Care		300,000		300,000
Valenzuela Health Center		300,000		300,000
Marulas Lying-In		50,000		50,000
Paso De Blas Lying-In		50,000		50,000
Mapulang Lupa Lying-In		50,000		50,000
Ugong Lying-In		50,000		50,000
Gen. T. De Leon 3S Lying-In		50,000		50,000
Balubaran Lying-In		50,000		50,000
Polo Lying-In		50,000		50,000
Lawang Bato Lying-In		50,000		50,000
Canumay West Lying-In		50,000		50,000
Maysan PT Clinic		500,000		500,000

794	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Marikina City		1,500,000		1,500,000

Concepcion I Super HC		500,000		500,000
Pugad Lawin Super HC		500,000		500,000
Jesus dela Pena Super HC		500,000		500,000

Pateros City		500,000		500,000

Pateros HC		500,000		500,000

City of Manila		8,130,000		8,130,000

Public Health Laboratory		500,000		500,000
Dagupan HC		70,000		70,000
Posadas HC		300,000		300,000
Smokey HC		300,000		300,000
Velasquez HC		300,000		300,000
Vitas HC		300,000		300,000
Tondo Foreshore HC		20,000		20,000
Aurora HC		70,000		70,000
R. Magsaysay HC		300,000		300,000
Dimasalang HC		300,000		300,000
V. Fugoso HC		300,000		300,000
Bgy. 310 HC		300,000		300,000
San Sebastian HC		300,000		300,000
A. Mabini HC		300,000		300,000
Meisic HC		300,000		300,000
Belmonte HC		70,000		70,000
Calabash HC		70,000		70,000
Dapitan HC		70,000		70,000
D. Santiago HC		70,000		70,000
Fajardo HC		300,000		300,000
Earnshow HC		300,000		300,000
Luzviminda HC		70,000		70,000
Paltoc HC		70,000		70,000
Buhay Mahalaga HC		300,000		300,000
J. Fahella Health Center		75,000		75,000
C. Aquino HC		75,000		75,000
Valentina HC		300,000		300,000
A. Lacson HC		300,000		300,000
B. Lipunan HC		300,000		300,000
B. Barangay HC		300,000		300,000
Bacood HC		300,000		300,000
Mendoza HC		300,000		300,000
Esperanza HC		300,000		300,000
Pamana HC		300,000		300,000
San Miguel HC		300,000		300,000

Mandaluyong City		6,250,000		6,250,000

Mandaluyong City Water Laboratory		3,000,000		3,000,000
A. T. Reyes HC		50,000		50,000

JANUARY 6, 2020	OFFICIAL GAZETTE	795
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Bagong Silang HC		50,000		50,000
Barangka Itaas/Ibaba HC		50,000		50,000
Barangka Ilaya HC		50,000		50,000
Block 37 HC		50,000		50,000
Block 38 HC		50,000		50,000
Block 39 HC		50,000		50,000
Buwayang Bato HC		50,000		50,000
Harapin Ang Bukas HC		50,000		50,000
Highway Hills HC		50,000		50,000
I. Lopez HC		50,000		50,000
Maria Clara HC		50,000		50,000
Mabini J. Rizal HC		50,000		50,000
Makabayan HC		50,000		50,000
Malamig HC		50,000		50,000
Mauway HC		50,000		50,000
Namayan HC		50,000		50,000
Pag-Asa HC		50,000		50,000
People’s HC		50,000		50,000
Plainview HC		50,000		50,000
Poblacion HC		50,000		50,000
San Jose HC		50,000		50,000
Saniboy HC		50,000		50,000
Saniga HC		50,000		50,000
Vergara HC		50,000		50,000
Welfareville Main HC		50,000		50,000
People’s Lying In Clinic		500,000		500,000
Mauway Lying In Clinic		500,000		500,000
Mandaluyong City Birthing Place		400,000		400,000
Pleasant Hills Health Center and Lying In Clinic		550,000		550,000

San Juan City		1,500,000		1,500,000

West Crame HC		500,000		500,000
Sta. Lucia HC		500,000		500,000
Onse HC		300,000		300,000
Kabayanan HC		100,000		100,000
Batis HC		100,000		100,000

Muntinlupa City		2,000,000		2,000,000

Putatan Main Health Center and Laboratory		500,000		500,000
Laguerta Health Center		500,000		500,000
Muntinlupa Lying In		500,000		500,000
CHO Water Laboratory		500,000		500,000

Las Piflas City		1,000,000		1,000,000

All Health Centers, Women’s Center, Employees Clinic		300,000		300,000
Pugad Lawin HC		40,000		40,000
Almanza Uno HC and Women’s Center		160,000		160,000
Almanza Uno HC		500,000		500,000

796	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total

Pasay City		2,000,000		2,000,000

Pasay City Health Office		2,000,000		2,000,000

CAR	31,000,000	12,908,000		43,908,000

Abra	9,000,000	5,400,000		14,400,000

Daguioman RHU	1,000,000	300,000		1,300,000
Danglas RHU		300,000		300,000
Dolores RHU		300,000		300,000
Lacub RHU		300,000		300,000
Luba RHU	1,000,000	300,000		1,300,000
Peñarrubia RHU		300,000		300,000
Pilar RHU		300,000		300,000
San Quintin RHU	1,000,000	300,000		1,300,000
Tineg RHU		300,000		300,000
Malibcong RHU		300,000		300,000
Tayum RHU		300,000		300,000
Sallapadan RHU	1,000,000	300,000		1,300,000
San Isidro RHU	1,000,000	300,000		1,300,000
Licuan-Baay RHU		300,000		300,000
Lagayan RHU		300,000		300,000
Bangued RHU	1,000,000	300,000		1,300,000
Villaviciosa RHU	1,000,000	300,000		1,300,000
Bucay RHU		300,000		300,000
Manabo RHU	1,000,000			1,000,000
Bucloc RHU	1,000,000			1,000,000

Apayao	1,000,000	1,500,000		2,500,000

Flora RHU		300,000		300,000
Kabugao RHU		300,000		300,000
Luna RHU		300,000		300,000
Pudtol RHU	1,000,000	300,000		1,300,000
Sta. Marcela RHU		300,000		300,000

Baguio City	2,000,000	498,000		2,498,000

Aurora Hill Health Center		66,000		66,000
Atok Trail DHC		20,000		20,000
Loakan DHC		20,000		20,000
Pinsao Health Center	500,000	300,000		800,000
Quirino Hill Health Center		92,000		92,000
Asin Health Center	1,000,000			1,000,000
Campo Fil Health Center	500,000			500,000

Benguet	7,000,000	1,413,000		8,413,000

Bokod RHU	1,000,000	300,000		1,300,000
Kapangan RHU	1,000,000	300,000		1,300,000
Atok RHU		153,000		153,000

JANUARY 6, 2020	OFFICIAL GAZETTE	797
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Bakun RHU	1,000,000	60,000		1,060,000
Mankayan RHU		300,000		300,000
Kabayan RHU		300,000		300,000
Kibungan HRU	1,000,000			1,000,000
Buguias RHU	1,000,000			1,000,000
Sablan RHU	1,000,000			1,000,000
Tuba RHU	1,000,000			1,000,000

Ifugao	6,000,000	2,505,000		8,505,000

Tinoc RHU		300,000		300,000
Alfonso Lista RHU	1,000,000	300,000		1,300,000
Banane RHU	1,000,000	300,000		1,300,000
Kiangan RHU	1,000,000	300,000		1,300,000
Aguinaldo RHU		300,000		300,000
Asipulo Municipal Health Office		300,000		300,000
Hingyon RHU		295,000		295,000
Hungduan RHU		196,000		196,000
Lamut RHU		20,000		20,000
Lagawe RHU	1,000,000	194,000		1,194,000
Mayoyao RHU	1,000,000			1,000,000
Tinoc RHU	1,000,000			1,000,000

Kalinga	2,000,000	900,000		2,900,000

Rizal RHU	1,000,000	300,000		1,300,000
Tabuk RHU 1		300,000		300,000
Tabuk RHU 3	1,000,000	300,000		1,300,000

Mt. Province	4,000,000	692,000		4,692,000

Paracelis RHU	1,000,000	300,000		1,300,000
Bauko RHU	1,000,000	300,000		1,300,000
Bontoc RHU	1,000,000	42,000		1,042,000
Sadanga RHU		50,000		50,000
Sabangan RHU	1,000,000			1,000,000

REGION I		16,300,000		16,300,000

IIocos Norte		300,000		300,000

Dumalneg RHU		300,000		300,000

IIocos Sur		10,000,000		10,000,000

Sta. Catalina RHU, Poblacion		10,000,000		10,000,000

La Union		500,000		500,000

Bauang RHU II		500,000		500,000

Pangasinan		5,500,000		5,500,000

Dagupan City Satellite Health Office		500,000		500,000
Bayambang RHU II		5,000,000		5,000,000

798	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total

REGION II	23,000,000	2,500,000		25,500,000

Batanes		600,000		600,000

Itbayal RHU		300,000		300,000
Sabtang RHU		300,000		300,000

Cagayan	14,000,000	300,000		14,300,000

Lasam Birthing Center	1,500,000	300,000		1,800,000
Baggao RHU	500,000			500,000
Lal-lo RHU (Birthing Facility)	1,500,000			1,500,000
Municipality of Sta. Praxedes, Sta. Praxedes RHU	1,500,000			1,500,000
Piat RHU	1,500,000			1,500,000
Tuguegarao City Urban Health Center & Birthing Home	8,000,000			8,000,000

Isabela	7,500,000	800,000		8,300,000

Dinapigue MHC	500,000	400,000		900,000
Cordon RHU		400,000		400,000
Ilagan CHO II	1,000,000			1,000,000
Sta. Maria RHU	500,000			500,000
Naguilian RHU	1,500,000			1,500,000
Reina Mercedes RHU and Birthing Center	2,000,000			2,000,000
San Mateo, RHU	2,000,000			2,000,000

Nueva Vizcaya	1,500,000	800,000		2,300,000

Bayombong RHU		400,000		400,000
Diadi RHU		400,000		400,000
Ambaguio RHU	1,500,000			1,500,000

REGION III		13,820,000		13,820,000

Aurora		900,000		900,000

Dilasag RHU		400,000		400,000
Dilasag RHU-Birthing Facility		100,000		100,000
Dinalungan RHU II		400,000		400,000

Bataan		1,200,000		1,200,000

Dinalupihan RHU 3		400,000		400,000
Orani RHU II		400,000		400,000
Samal RHU		400,000		400,000

Bulacan		2,000,000		2,000,000

Hagonoy RHU I		400,000		400,000
Malolos RHU VII		1,000,000		1,000,000
Bocaue RHU I		300,000		300,000
Pinaod RHU I		300,000		300,000

Nueva Ecija		1,260,000		1,260,000

Guimba RHU 2		800,000		800,000
LJanera RHU 2		460,000		460,000

JANUARY 6, 2020	OFFICIAL GAZETTE	799
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total

Pampanga		3,760,000		3,760,000

Porac RHU II		460,000		460,000
Arayat RHU II		400,000		400,000
Arayat RHU III		400,000		400,000
Mexico RHU 5		400,000		400,000
Candaba RHU II		400,000		400,000
Macabebe RHU 1		300,000		300,000
Macabebe RHU 2		300,000		300,000
Masantol RHU I		300,000		300,000
San Luis RHU II		400,000		400,000
Lubao RHU 3		400,000		400,000

Zambales		4,700,000		4,700,000

Pag Asa RHU 1		300,000		300,000
East Tapinac RHU 2		300,000		300,000
New Cabalan RHU 3		300,000		300,000
Gordon Heights RHU 4		300,000		300,000
Barretto RHU 5		300,000		300,000
West bajac-Bajac RHU 6		300,000		300,000
Banicain RHU 7		300,000		300,000
Sta. Rita RHU 8		300,000		300,000
New Cabalan RHU 3		400,000		400,000
San Marcelino RHU 2, San Rafael		400,000		400,000
Cabangan RHU		300,000		300,000
Masinloc RHU		400,000		400,000
San Antonio RHU		400,000		400,000
San Narciso RHU		400,000		400,000

REGION V	18,000,000	26,559,000		44,559,000

Albay	10,500,000	2,800,000		13,300,000

Bacacay RHU		400,000		400,000
Manito RHU	2,000,000	400,000		2,400,000
Libon RHU	2,000,000	400,000		2,400,000
Guinobatan RHU II		400,000		400,000
Camalig RHU 2	2,000,000	400,000		2,400,000
Pio Duran RHU		400,000		400,000
Ligan CHO		400,000		400,000
Tabaco CHO II	2,000,000			2,000,000
Guinobatan RHU 1	2,500,000			2,500,000

Catanduanes	4,000,000	1,220,000		5,220,000

Bato RHU		400,000		400,000
Panganiban RHU (BEMONC)		20,000		20,000
Virac RHU 1	2,000,000	400,000		2,400,000
Virac RHU 2	2,000,000	400,000		2,400,000

Camarines Norte	2,500,000	1,880,000		4,380,000

Talisay RHU	500,000	360,000		860,000

800	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Daet RHU 1,2,3		360,000		360,000
Jose Panganiban RHU 1 & 2		400,000		400,000
Mercedes RHU 1		360,000		360,000
Basud RHU		400,000		400,000
Sta. Elena RHU	2,000,000			2,000,000

Camarines Sur	1,000,000	7,078,000		8,078,000

Gainza RHU		400,000		400,000
Libmana RHU 1		379,000		379,000
Libmana RHU 2		379,000		379,000
Minalabac RHU		400,000		400,000
Pasaco RHU		400,000		400,000
Canaman RHU		360,000		360,000
Magarao RHU		360,000		360,000
Caramoan RHU 1		400,000		400,000
Caramoan RHU 2		400,000		400,000
Garchitorena RHU		193,000		193,000
Goa RHU 1		359,000		359,000
Goa RHU 2		359,000		359,000
Lagonoy RHU 2		400,000		400,000
San Jose RHU		400,000		400,000
Tigaon RHU		18,000		18,000
Tinambac RHU 1		379,000		379,000
Tinambac RHU 2		379,000		379,000
Baao RHU	1,000,000	400,000		1,400,000
Balatan RHU		151,000		151,000
Nabua RHU 1		360,000		360,000
Nabua RHU 2		202,000		202,000

Masbate		7,243,000		7,243,000

Batuan RHU		1,712,000		1,712,000
Claveria RHU		743,000		743,000
Monreal RHU		174,000		174,000
San Fernando RHU		754,000		754,000
San Jacinto RHU		500,000		500,000
San Pascual		500,000		500,000
Balud RHU		500,000		500,000
Milagros RHU		500,000		500,000
Esperanza RHU		500,000		500,000
Palanas RHU		500,000		500,000
Placer RHU		500,000		500,000
Uson RHU		360,000		360,000

Sorsogon		6,338,000		6,338,000

Donsol RHU		689,000		689,000
Sorsogon CHO - East		690,000		690,000
Sorsogon CHO - Bacon		690,000		690,000
Sorsogon CHO - West		690,000		690,000

JANUARY 6, 2020	OFFICIAL GAZETTE	801
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Juban RHU		690,000		690,000
Magallanes RHU		757,000		757,000
Gubat RHU		379,000		379,000
Prieto Diaz RHU		379,000		379,000
Barcelona RHU		635,000		635,000
Bulan RHU		360,000		360,000
Sta. Magdalena RHU		379,000		379,000

REGION VI		14,455,000		14,455,000

Aklan		2,055,000		2,055,000

Numancia RHU		2,055,000		2,055,000

Iloilo		11,800,000		11,800,000

Janinay RHU		300,000		300,000
Barotac Nuevo RHU I		300,000		300,000
Dumangas RHU I		300,000		300,000
Dumangas RHU II		300,000		300,000
Passi City Health Office II		300,000		300,000
Estancia MHO & Birthing Clinic		300,000		300,000
East Baluarte Health Center		10,000,000		10,000,000

Negros Occidental		600,000		600,000

Calatrava RHU		300,000		300,000
Victorias CHO		300,000		300,000

REGION VII		700,000		700,000

Bohol		700,000		700,000

Dauis Rural Health Unit I and Birthing Center		700,000		700,000

REGION VIII	25,000,000	10,600,000		35,600,000

Leyte	11,000,000	5,400,000		16,400,000

RHU Babatngon		400,000		400,000
RHU Sta. Fe		400,000		400,000
RHU Tolosa	5,000,000	400,000		5,400,000
Palo RHU	3,000,000	1,500,000		4,500,000
RHU Buranen		400,000		400,000
RHU Dagami		400,000		400,000
RHU Dulag		400,000		400,000
CHO Ormoc		400,000		400,000
RHU Hilongos		200,000		200,000
RHU Javier		300,000		300,000
RHU Mahaplag		300,000		300,000
Baybay Diagnostic, Baybay City		300,000		300,000
RHU Kananga	2,000,000			2,000,000
Matalom RHU	1,000,000			1,000,000

Southern Leyte		900,000		900,000

CHO II (San Rafael)		300,000		300,000

802	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
RHU Saint Bernard		300,000		300,000
RHU San Juan		300,000		300,000

Biliran		300,000		300,000

RHU Culaba		300,000		300,000

Samar	4,000,000	2,000,000		6,000,000

RHU Matuguinao		300,000		300,000
RHU San Jorge		300,000		300,000
RHU Sto. Nino		300,000		300,000
RHU Jiabong		300,000		300,000
RHU San Sebastian		400,000		400,000
RHU Talalora		400,000		400,000
RHU Paranas	2,000,000			2,000,000
RHU Villareal	2,000,000			2,000,000

Eastern Samar	2,000,000			2,000,000

RHU Quinapondan	2,000,000			2,000,000

Northern Samar	8,000,000	2,000,000		10,000,000

RHU Bobon		400,000		400,000
RHU San Antonio		400,000		400,000
RHU San Jose		400,000		400,000
RHU Gamay		400,000		400,000
RHU Lapinig		400,000		400,000
RHU I Catarman	3,000,000			3,000,000
RHU San Isidro	3,000,000			3,000,000
RHU San Roque	2,000,000			2,000,000

REGION IX	25,500,000			25,500,000

ZAMBOANGA DEL NORTE	14,500,000			14,500,000

Rizal RHU	2,000,000			2,000,000
Dipolog CHO	3,500,000			3,500,000
Manukan RHU	2,000,000			2,000,000
Pres. Manuel Roxas RHU	1,000,000			1,000,000
Labason RHU	1,000,000			1,000,000
Leon Postigo RHU	1,000,000			1,000,000
Liloy RHU	2,000,000			2,000,000
Godod RHU	2,000,000			2,000,000

ZAMBOANGA DEL SUR	6,000,000			6,000,000

Lapuyan RHU	2,000,000			2,000,000
San Miguel RHU	2,000,000			2,000,000
San Pablo RHU	2,000,000			2,000,000

ZAMBOANGA SIBUGAY	5,000,000			5,000,000

Malangas RHU	2,500,000			2,500,000
Tungawan RHU	2,500,000			2,500,000

JANUARY 6, 2020	OFFICIAL GAZETTE	803
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total

REGION X	2,000,000	4,200,000		6,200,000

Bukidnon	2,000,000	1,600,000		3,600,000

Municipality of Cabanglasan, Cabanglasan RHU		400,000		400,000
Municipality of San Fernando, San Fernando RHU		400,000		400,000
Municipality of Pangantucan, Pangantucan RHU		400,000		400,000
Valencia City CHO		400,000		400,000
Malitbog RHU	2,000,000			2,000,000

Lanao Del Norte		950,000		950,000

Bacolod RHU		200,000		200,000
Linamon RHU		200,000		200,000
Maigo RHU		150,000		150,000
Matungao RHU		400,000		400,000

Misamis Oriental		1,600,000		1,600,000

Magsaysay RHU		300,000		300,000
Medina RHU		100,000		100,000
Claveria RHU		300,000		300,000
Gitagum RHU		200,000		200,000
Jasaan RHU		400,000		400,000
Villanueva RHU		300,000		300,000

Camiguin		50,000		50,000

Mahinog RHU		50,000		50,000

REGION XI		20,000,000		20,000,000

Davao Oriental		3,600,000		3,600,000

CHO Mati		400,000		400,000
RHU San Isidro		400,000		400,000
RHU Lupon		400,000		400,000
RHU Governor Generoso		400,000		400,000
RHU Tarragona		400,000		400,000
RHU Manay		400,000		400,000
RHU Baganga		400,000		400,000
RHU Cateel		400,000		400,000
RHU Boston		400,000		400,000

Compostela Valley Province		3,200,000		3,200,000

RHU Monkayo		400,000		400,000
RHU Montevista		400,000		400,000
RHU New Bataan		400,000		400,000
RHU Maragusan		400,000		400,000
RHU Laak		400,000		400,000
RHU Maco		400,000		400,000
RHU Mawab		400,000		400,000
RHU Nabunturan		400,000		400,000

804	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total

Davao Del Norte		1,600,000		1,600,000

RHU New Corella		400,000		400,000
CHO Tagum		400,000		400,000
RHU Carmen		400,000		400,000
RHU Sto. Tomas		400,000		400,000

Davao Del Sur		1,600,000		1,600,000

RHU Bansalan		400,000		400,000
RHU Magsaysay		400,000		400,000
RHU Malalag		400,000		400,000
RHU Sulop		400,000		400,000

Davao Occidental		800,000		800,000

RHU Don Marcelino		400,000		400,000
RHU Malita		400,000		400,000

Davao City		9,200,000		9,200,000

CHO Davao City		2,000,000		2,000,000
Tomas Claudio Health Center		400,000		400,000
El Rio Health Center		400,000		400,000
Jacinto Health Center		400,000		400,000
Talomo North Health Center		400,000		400,000
Talomo South Health Center		400,000		400,000
Talomo Central Health Center		400,000		400,000
Agdao Health Center		400,000		400,000
Buhangin Health Center		400,000		400,000
Bunawan Health Center		400,000		400,000
Sasa Health Center		400,000		400,000
Indangan Urban Health Center		400,000		400,000
Tibungco Urban Health Center		400,000		400,000
Baguio District Health Center		400,000		400,000
Calinan Health Center		400,000		400,000
Toril Health Center		400,000		400,000
Toril Urban Health Center		400,000		400,000
Tugbok Health Center		400,000		400,000
Marilog Lying-in and Health Center		400,000		400,000

REGION XII	36,500,000	1,000,000		37,500,000

Cotabato	10,500,000			10,500,000

Arakan RHU	2,500,000			2,500,000
Kidapawan City Health Office	2,500,000			2,500,000
President Roxas RHU	3,000,000			3,000,000
M’lang RHU	2,500,000			2,500,000

Sarangani	2,500,000			2,500,000

GYY Maternity Home	2,500,000			2,500,000

JANUARY 6, 2020	OFFICIAL GAZETTE	805
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total

Sultan Kudarat	1,500,000			1,500,000

Sen. Ninoy Aquino RHU	1,500,000			1,500,000

South Cotabato	19,500,000	1,000,000		20,500,000

General Santos City, Fatima UHC	2,500,000	1,000,000		3,500,000
General Santos City, Tambler UHC	2,000,000			2,000,000
General Santos City, Bula UHC	2,000,000			2,000,000
Tupi RHU	2,000,000			2,000,000
Koronadal City Health Office	5,000,000			5,000,000
Lake Sebu RHU	2,000,000			2,000,000
Sto. Niño RHU	2,000,000			2,000,000
T’boli RHU	2,000,000			2,000,000

Cotabato City	2,500,000			2,500,000

Cotabato City CHO Primary Care Treatment Hub	2,500,000			2,500,000

REGION XIII		19,185,000		19,185,000

Agusan Del Norte		4,785,000		4,785,000

Obrero Main Health Center		500,000		500,000
Libertad Main Health Center		500,000		500,000
Ampayon Main Health Center		500,000		500,000
Nasipit RHU & Family Planning		500,000		500,000
Tubay RHU		500,000		500,000
Jabonga RHU		100,000		100,000
Remedios T. Romualdez RHU and Family Planning		650,000		650,000
Buenavista RHU		500,000		500,000
Magallanes RHU and Family Planning		535,000		535,000
Carmen RHU		500,000		500,000

Agusan Del Sur		3,100,000		3,100,000

Bayugan CHO		600,000		600,000
San Luis RHU		500,000		500,000
Sibagat RHU		500,000		500,000
San Francisco RHU		500,000		500,000
Trento RHU		500,000		500,000
La Paz RHU Annex		500,000		500,000

Dinagat Islands		2,600,000		2,600,000

San Jose RHU		400,000		400,000
Libjo RHU		400,000		400,000
Basilisa RHU		400,000		400,000
Cagdianao RHU		400,000		400,000
Tubahon RHU		1,000,000		1,000,000

Surigao Del Norte		5,100,000		5,100,000

San Benito RHU		500,000		500,000
Santa Monica RHU		500,000		500,000
San Isidro RHU		500,000		500,000

806	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Socorro RHU		500,000		500,000
Pilar RHU		500,000		500,000
Burgos RHU		500,000		500,000
Gigaquit RHU		300,000		300,000
Placer RHU		300,000		300,000
Mainit RHU		300,000		300,000
Malimono RHU		300,000		300,000
San Francisco RHU		300,000		300,000
Bacuag RHU		300,000		300,000
Taganaan RHU		300,000		300,000

Surigao Del Sur		3,600,000		3,600,000

Lianga RHU & Family Planning Center		400,000		400,000
Cantilan RHU		400,000		400,000
Lanuza RHU		400,000		400,000
Carmen RHU		400,000		400,000
Carrascal RHU		400,000		400,000
Cagwait RHU		400,000		400,000
Tago RHU		400,000		400,000
Marihatag RHU		400,000		400,000
Hinatuan RHU		400,000		400,000

BARMM	5,000,000			5,000,000

Basilan	5,000,000			5,000,000

Isabela City CHO	5,000,000			5,000,000

2.b Construction of New RHUs, UHCs and CHOs	18,000,000			18,000,000

REGION XII	15,000,000			15,000,000

Sultan Kudarat	5,000,000			5,000,000

Bagumbayan Masiag RHU Annex	5,000,000			5,000,000

South Cotabato	5,000,000			5,000,000

General Santos City, Tinagacan UHC	5,000,000			5,000,000

Cotabato	5,000,000			5,000,000

Municipality of Libungan RHU	5,000,000			5,000,000

REGION XIII	3,000,000			3,000,000

Surigao Del Sur	3,000,000			3,000,000

San Miguel RHU	3,000,000			3,000,000

3. POLYCLINIC		22,000,000		22,000,000

REGION III		18,000,000		18,000,000

Lubao Polyclinic		8,000,000		8,000,000
Sta. Rosa Polyclinic		10,000,000		10,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	807
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total

REGION XIII		4,000,000		4,000,000

Surigao Del Norte		4,000,000		4,000,000

Socorro District Hospital Polyclinic		2,000,000		2,000,000
Del Carmen District Polyclinic		2,000,000		2,000,000

4. LGU HOSPITALS	659,950,000	1,617,605,000	10,000,000	2,287,555,000

NCR		31,500,000		31,500,000

Navotas City		5,000,000		5,000,000

Navotas City Hospital		5,000,000		5,000,000

Valenzuela City		5,000,000		5,000,000

Valenzuela City Health Emergency Hospital		5,000,000		5,000,000

Quezon City		5,000,000		5,000,000

Novaliches District Hospital		5,000,000		5,000,000

City of Manila		10,000,000		10,000,000

Gat Andres Bonifacio Memorial Medical Center		5,000,000		5,000,000
Justice Jose Abad Santos General Hospital		5,000,000		5,000,000

Muntinlupa City		5,000,000		5,000,000

Ospital ng Muntinlupa		5,000,000		5,000,000

Pasay City		1,500,000		1,500,000

Pasay City General Hospital		1,500,000		1,500,000

CAR	61,000,000	31,465,000		92,465,000

Abra	18,000,000	6,201,000		24,201,000

Dolores Community Hospital		3,000,000		3,000,000
Abra Provincial Hospital		1,853,000		1,853,000
Bucay Municipal Hospital		775,000		775,000
Villaviciosa Municpal Hospital	3,000,000	573,000		3,573,000
Bucay MH	2,000,000			2,000,000
La Paz District Hospital	3,000,000			3,000,000
La Paz Municipal Hospital	10,000,000			10,000,000

Apayao	8,000,000	8,340,000		16,340,000

Apayao District Hospital		2,000,000		2,000,000
Apayao Provincial Hospital		915,000		915,000
Santa Marcela District Hospital		3,000,000		3,000,000
Flora District Hospital	4,000,000	2,425,000		6,425,000
Apayao District Hospital, Calanasan	4,000,000			4,000,000

Benguet	11,000,000	6,089,000		17,089,000

Northern Benguet District Hospital	3,500,000	1,000,000		4,500,000
Itogon District Hospital	4,000,000	1,000,000		5,000,000
Kapangan District Hospital		4,000,000		4,000,000

808	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Atok District Hospital	3,500,000	89,000		3,589,000

Ifugao	12,000,000	7,230,000		19,230,000

Aguinaldo People’s Hospital	4,000,000	1,230,000		5,230,000
Mayoyao District Hospital	4,000,000	2,000,000		6,000,000
Hungduan Municipal Hospital		2,000,000		2,000,000
Panopdopan District Hospital		2,000,000		2,000,000
Ifugao General Hospital	4,000,000			4,000,000

Kalinga	9,000,000	2,000,000		11,000,000

Kalinga District Hospital		2,000,000		2,000,000
Kalinga District Hospital, Lubuagan	4,000,000			4,000,000
Kalinga Children’s Ward and Wellnes Center	5,000,000			5,000,000

Mt. Province	3,000,000	1,605,000		4,605,000

Besao District Hospital		1,500,000		1,500,000
Barlig District Hospital	3,000,000	105,000		3,105,000

REGION I	140,000,000	252,500,000		392,500,000

Ilocos Norte	40,000,000	95,500,000		135,500,000

Dingras District Hospital	5,000,000	10,500,000		15,500,000
Gov. Roque B. Ablan Sr. Memorial hospital	5,000,000	75,500,000		80,000,000
Doña Josefa E. Marcos District Hospital	25,000,000			25,000,000
Bangui District Hospital	2,500,000	10,000,000		12,500,000
Vintar District Hospital	2,500,000			2,500,000

Ilocos Sur	90,000,000	151,000,000		241,000,000

IIocos Sur District Hospital - Tagudin		1,000,000		1,000,000
Candon City Hospital (Satellite ITRMC)	90,000,000	150,000,000		240,000,000

La Union	10,000,000			10,000,000

La Union Medical Center	10,000,000			10,000,000

Pangasinan		6,000,000		6,000,000

Umingan Community Hospital		1,000,000		1,000,000
Bolinao Community Hospital		1,000,000		1,000,000
Manaoag Community Hospital		1,000,000		1,000,000
Urdaneta District Hospital		3,000,000		3,000,000

REGION II	36,000,000	6,500,000		42,500,000

Batanes		2,000,000		2,000,000

Itbayat District Hospital		2,000,000		2,000,000

Cagayan	12,000,000	1,500,000		13,500,000

Nuestra Señora De Piat District Hospital	2,000,000	1,500,000		3,000,000
Aparri District Hospital	2,000,000			2,000,000
Dr. Tomes L. Nolasco, Sr. Memorial Hospital	1,000,000			1,000,000
Gattaran Emergency Hospital	1,000,000			1,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	809
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Ballesteros District Hospital	2,000,000			2,000,000
Tuao District Hospital	2,000,000			2,000,000
Northern Cagayan District Hospital	2,000,000			2,000,000

Isabela	14,000,000	3,000,000		17,000,000

Prospero G. Bello Integrated Community Hospital	2,000,000	1,500,000		3,500,000
Manuel A. Roxas District Hospital	2,000,000	1,500,000		3,500,000
Tumauini Community Hospital	2,000,000			2,000,000
Milagros Albano District Hospital	2,000,000			2,000,000
San Mateo Integrated Hospital	2,000,000			2,000,000
Cauayan District Hospital	2,000,000			2,000,000
Dinapigue Community Hospital	2,000,000			2,000,000

Nueva Vizcaya	5,000,000			5,000,000

Nueva Vizcaya Provincial Hospital	5,000,000			5,000,000

Quirino	5,000,000			5,000,000

Quirino Province Medical Center	5,000,000			5,000,000

REGION III		191,700,000		191,700,000

Bulacan		135,700,000		135,700,000

Calumpit District Hospital		4,000,000		4,000,000
Bocaue General Hospital (Jose B. Lingad Extension Hospital)		131,700,000		131,700,000

Nueva Ecija		8,000,000		8,000,000

Guimba Community Hospital		2,000,000		2,000,000
Eduardo L. Joson Memorial Hospital		2,000,000		2,000,000
Gabaldon Medicare and Community Hospital		2,000,000		2,000,000
San Leonardo Municipal Infirmary		2,000,000		2,000,000

Pampanga		28,000,000		28,000,000

Candaba Municipal Infirmary Hospital		15,000,000		15,000,000
San Fernando Cancer Center		10,000,000		10,000,000
Diosdado P. Macapagal Memorial Hospital		3,000,000		3,000,000

Tarlac		15,000,000		15,000,000

Concepcion District Hospital		15,000,000		15,000,000

Zambales		5,000,000		5,000,000

Kainomayan Primary Hospital (Infirmary)		5,000,000		5,000,000

REGION IV-A		93,000,000		93,000,000

Batangas		10,000,000		10,000,000

Apacible Memorial District Hospital		5,000,000		5,000,000
Lipa City District Hospital		5,000,000		5,000,000

Cavite		3,000,000		3,000,000

Gen. Emilio Aguinaldo Memorial Hospital		3,000,000		3,000,000

810	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total

Quezon		5,000,000		5,000,000

Alabat Island District Hospital		5,000,000		5,000,000

Rizal		75,000,000		75,000,000

Casimiro A. Ynares Sr. Memorial Hospital		25,000,000		25,000,000
Rizal Provincial Hospital System - Binangonan Annex (formerly Rizal Provincial Hospital System - Binangonan Annex Margarito Duavit Memorial Hospital)		25,000,000		25,000,000
Antipolo City Hospital System, Annex 4 - Mambugan		25,000,000		25,000,000

REGION V	149,500,000	590,002,000		739,502,000

Albay	130,500,000	29,250,000		159,750,000

Guinobatan Infumary		5,000,000		5,000,000
Rapu-Rapu District Hospital		6,000,000		6,000,000
J.B. Duran Albay Provincial Hospital	3,000,000			3,000,000
Legazpi City Hospital	5,000,000			5,000,000
Dr. Lorenzo P. Ziga Memorial District Hospital	122,500,000	18,250,000		140,750,000

Catanduanes	6,000,000	10,622,000		16,622,000

Bato Maternity and Children’s Hospital		5,390,000		5,390,000
Juan M. Alberto Memorial District Hospital	3,000,000	5,232,000		8,232,000
Eastern Bicol Medical Center	3,000,000			3,000,000

Camarines Norte	4,000,000	16,000,000		20,000,000

Camarines Norte Provincial Hospital	2,000,000	8,000,000		10,000,000
Labo District Hospital	2,000,000	8,000,000		10,000,000

Camarines Sur		508,130,000		508,130,000

Sipocot District Hospital		18,000,000		18,000,000
Libmanan District Hospital		18,000,000		18,000,000
Ocampo District Hospital		11,630,000		11,630,000
Tigaon Primary Hospital		500,000		500,000
Camarines Sur Provincial Hospital		370,000,000		370,000,000
Presentation District Hospital		10,000,000		10,000,000
Ragay District Hospital		10,000,000		10,000,000
Siruma District Hospital		10,000,000		10,000,000
Caramoan District Hospital		10,000,000		10,000,000
Tinambac District Hospital		10,000,000		10,000,000
Buhi District Hospital		10,000,000		10,000,000
Bato District Hospital		10,000,000		10,000,000
Garchitorena District Hospital		10,000,000		10,000,000
San Jose District Hospital		10,000,000		10,000,000

Sorsogon	9,000,000	26,000,000		35,000,000

Vicente L. Peralta Memorial District Hospital		4,000,000		4,000,000
Dr. Fernando B. Duran Sr. Memorial Hospital	3,000,000	10,000,000		13,000,000
Salvador R. Eucinas District Hospital		1,000,000		1,000,000
Prieto Diaz Municipal Hospital	3,000,000	2,000,000		5,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	811
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Dr. Panteleon G. Gotladera Memorial Hospital		1,000,000		1,000,000
Irosin District Hospital	3,000,000	8,000,000		11,000,000

REGION VI		56,100,000		56,100,000

Antique		5,450,000		5,450,000

Sebaste Community Hospital		5,450,000		5,450,000

Capiz		17,650,000		17,650,000

Roxas Memorial Provincial Hospital		8,000,000		8,000,000
Tapaz District Hospital		1,650,000		1,650,000
Mambusao District Hospital		8,000,000		8,000,000

Iloilo		10,000,000		10,000,000

Aleosan District Hospital		5,000,000		5,000,000
Dr. Ricardo Y. Ladrido Memorial Hospital		5,000,000		5,000,000

Negros Occidental		23,000,000		23,000,000

Binalbagan Infirmary		5,000,000		5,000,000
Eleuterio T. Decena Memorial Hospital		8,000,000		8,000,000
Lorenzo D. Zayco District Hospital		10,000,000		10,000,000

REGION VII		41,500,000		41,500,000

Bohol		6,500,000		6,500,000

Garcia Memorial Hospital, Talibon		5,000,000		5,000,000
San Miguel Hospital, San Miguel		1,500,000		1,500,000

Cebu		10,000,000		10,000,000

Cebu Provincial Hospital - Danao		10,000,000		10,000,000

Negros Oriental		20,000,000		20,000,000

Bindoy District Hospital, Bindoy		5,000,000		5,000,000
Gov. William Villegas Memorial Hospital, Guihulngan		5,000,000		5,000,000
Bais District Hospital, Bais		5,000,000		5,000,000
Bayawan District Hospital, Bayawan		5,000,000		5,000,000

Siquijor		5,000,000		5,000,000

Siquijor Provincial Hospital, Siquijor		5,000,000		5,000,000

REGION VIII	29,000,000	60,550,000	7,000,000	96,550,000

Leyte	9,000,000	17,000,000	7,000,000	33,000,000

PNP Infirmary Hospital (Camp Kangleon), Palo		1,000,000		1,000,000
Abuyog District Hospital, Abuyog		5,000,000		5,000,000
Matalom Community Hospital, Matalom	3,000,000	1,000,000		4,000,000
Western Leyte District Hospital, Baybay City		10,000,000		10,000,000
Burauen District Hospital, Burauen	3,000,000			3,000,000
Isabel Emergency Hospital, Isabel	3,000,000			3,000,000
Tacloban City Hospital			7,000,000	7,000,000

812	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total

Southern Leyte	3,000,000	16,550,000		19,550,000

Salvacion Oppus Yñiguez Memorial Provincial Hospital, Maasin City		8,000,000		8,000,000
Anahawan Dist. Hosp., Anahawan	3,000,000	2,850,000		5,850,000
Pintoyan District Hospital, Pintuyan		2,850,000		2,850,000
Sogod District Hospital, Sogod		2,850,000		2,850,000

Biliran	5,000,000			5,000,000

Biliran Provincial Hospital, Naval	5,000,000			5,000,000

Samar		8,000,000		8,000,000

Gandara District Hospital, Gandara		4,000,000		4,000,000
Samar Provincial Hospital, Catbalogan City		4,000,000		4,000,000

Eastern Samar	3,000,000	14,000,000		17,000,000

Eastern Samar Provincial Hospital, Borongan City		8,000,000		8,000,000
Arteche District Hospital, Arteche		1,000,000		1,000,000
Oras District Hospital, Oras		5,000,000		5,000,000
Llorente Municipal Hospital, Llorente	3,000,000			3,000,000

Northern Samar	9,000,000	5,000,000		14,000,000

Northern Samar Provincial Hospital, Catarman		5,000,000		5,000,000
Allen District Hospital, Allen	3,000,000			3,000,000
Capul District Hospital, Capul	3,000,000			3,000,000
San Antonio District Hospital, San Antonio	3,000,000			3,000,000

REGION IX	6,500,000	19,800,000		26,300,000

Zamboanga Del Norte	6,500,000	14,300,000		20,800,000

Piñan District Hospital		1,200,000		1,200,000
Zamboanga del Norte Medical Center	3,000,000	5,000,000		8,000,000
Sindangan District Hospital		1,000,000		1,000,000
Liloy Integrated Health District Hospital		3,000,000		3,000,000
Sibnco Municipal Hospital		500,000		500,000
Siocon District Hospital		3,600,000		3,600,000
Trifon Saile Memorial Hospital	1,500,000			1,500,000
Labason District Hospital	2,000,000			2,000,000

Zamboanga del Sur		5,500,000		5,500,000

Midsalip Municipal Hospital		500,000		500,000
Zamboanga del Sur Medical Center		5,000,000		5,000,000

REGION X	54,950,000	17,068,000		72,018,000

Bukidnon	3,000,000	1,040,000		4,040,000

Bukidnon Provincial Hospital - Kalilangan		250,000		250,000
Bukidnon Provincial Hospital - Malitbog		370,000		370,000
Bukidnon Provincial Hospital - Talakag		210,000		210,000
Bukidnon Provincial Hospital - San Fernando		210,000		210,000
Bukidnon Provincial Hospital - Manolo Fortich	3,000,000			3,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	813
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total

Lanao Del Norte	6,000,000	1,800,000		7,800,000

Lanao del Norte Provincial Hospital - Kolambugan		1,000,000		1,000,000
Lanao del Norte Provincial Hospital - Kausuwagan		210,000		210,000
Lanao del Norte Provincial Hospital - Baloi		590,000		590,000
Lanao del Norte Provincial Hospital - Sultan Naga Dimaporo	3,000,000			3,000,000
Gregorio T. Llnch Memorial Hospital	3,000,000			3,000,000

Misamis Occidental	42,950,000	5,695,000		48,645,000

Calamba District Hospital	8,950,000	5,000,000		13,950,000
Tudela District Hospital		260,000		260,000
Doña Maria D. Tan Provincial Hospital	12,000,000	290,000		12,290,000
Jimenez Medicare Community Hospital		145,000		145,000
SM Lao Hospital	7,000,000			7,000,000
Don Victoriano Clinic (Municipal Hospital)	5,000,000			5,000,000
Clarin Municipal Health Center	5,000,000			5,000,000
Tudela Municipal Health Hospital	5,000,000			5,000,000

Misamis Oriental	3,000,000	8,205,000		11,205,000

Misamis Oriental Provincial Hospital - Claveria		625,000		625,000
Misamis Oriental Provincial Hospital - Balingasag		3,275,000		3,275,000
Misamis Oriental Provincial Hospital - Talisayan		210,000		210,000
Misamis Oriental Provincial Hospital - OWWA Alubijid		975,000		975,000
Misamis Oriental Provincial Hospital - Gingoog		210,000		210,000
Misamis Oriental Provincial Hospital - Magsaysay		270,000		270,000
Misamis Oriental Provincial Hospital - Manticao		300,000		300,000
Misamis Oriental Provincial Hospital - Initao		210,000		210,000
Medina Hospital		240,000		240,000
Jasaan Municipal Hospital		900,000		900,000
St. Paul Hospital		990,000		990,000
Cagayan de Oro Hospital- Lumbia	3,000,000			3,000,000

Camiguin		328,000		328,000

Catarman District Hospital		328,000		328,000

REGION XI		68,820,000		68,820,000

Davao Oriental		19,450,000		19,450,000

Davao Oriental Provincial Medical Center, Mati City		5,000,000		5,000,000
Davao Oriental Provincial Hospital - Gov. Generoso		3,570,000		3,570,000
Davao Oriental Provincial Hospital - Lupon		5,000,000		5,000,000
Davao Oriental Provincial Hospital - Manay		1,600,000		1,600,000
Davao Oriental Provincial Hospital - Cateel		4,280,000		4,280,000

Compostela Valley Province		20,000,000		20,000,000

Compostela Valley Province Hospital - Pantukan		5,000,000		5,000,000
Compostela Valley Province Hospital - Laak		5,000,000		5,000,000
Compostela Valley Province Hospital - Maragusan		5,000,000		5,000,000
Compostela Valley Province Hospital - Montevista		5,000,000		5,000,000

814	OFFICIAL GAZETTE	VOL. 116, No. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor vehicle	Total

Davao Del Norte		13,600,000		13,600,000

Davao del Norte Hospital - Kapalong Zone		5,000,000		5,000,000
Davao del Norte Hospital - Carmen Zone		3,000,000		3,000,000
Davao del Norte Hospital - Samal Zone		5,600,000		5,600,000

Davao Del Sur		5,170,000		5,170,000

Davao del Sur Provincial Hospital, Digos City		5,000,000		5,000,000
Gregorio Matas District Hospital, Kiblawan		170,000		170,000

Davao Occidental		10,000,000		10,000,000

Tomas Lachica District Hospital, Jose Abad Santos		5,000,000		5,000,000
Malita District Hospital		5,000,000		5,000,000

Davao city		600,000		600,000

Paquibato District Hospital		600,000		600,000

REGION XII	86,000,000	22,100,000		108,100,000

Cotabato	7,000,000	9,100,000		16,100,000

Alamada Provincial Community Hospital		2,000,000		2,000,000
Aleosan District Hospital	3,000,000	2,500,000		5,500,000
Dr. Amado B. Diaz Provincial Foundation Hospital		4,600,000		4,600,000
M’lang District Hospital	4,000,000			4,000,000

South Cotabato	4,000,000	13,000,000		17,000,000

South Cotabato Provincial Hospital		8,000,000		8,000,000
Norala District Hospital		5,000,000		5,000,000
SOCCSKSARGEN General Hospital (Upper Valley Community Hospital)	4,000,000			4,000,000

Sarangani	72,000,000			72,000,000

Sarangani Provincial Hospital	70,000,000			70,000,000
Maasin Municipal Hospital	2,000,000			2,000,000

Sultan Kudarat	3,000,000			3,000,000
Lambayong District Hospital	3,000,000			3,000,000

REGION XIII	97,000,000	63,000,0000	3,000,000	163,000,000

Agusan Del Norte	16,000,000	10,500,000		26,500,000

Agusan Del Norte Provincial Hospital		1,500,000		1,500,000
Gabadbaran District Hospital	4,000,000	5,000,000		9,000,000
Nasipit District Hospital	4,000,000	3,000,000		7,000,000
Jabonga District Hospital	4,000,000	1,000,000		5,000,000
Las Nieves Municipal Hospital	4,000,000			4,000,000

Agusan Del Sur	24,000,000	16,500,000		40,500,000

Bayugan Community Hospital	7,000,000	5,000,000		12,000,000
Esperanza Medical Community Hospital	3,000,000	2,000,000		5,000,000
Talacogon District Hospital	4,000,000	2,000,000		6,000,000
D.O. Plaza Memorial Medical Center		1,000,000		1,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	815
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Loreto Municipal Hospital	2,000,000	500,000		2,500,000
La Paz Municipal Hospital	4,000,000	3,000,000		7,000,000
Bunawan District Hospital	4,000,000	3,000,000		7,000,000

Dinagat Islands	6,000,000	5,000,000		11,000,000

Dinagat District Hospital		5,000,000		5,000,000
Loreto District Hospital	3,000,000			3,000,000
Albor District Hospital	3,000,000			3,000,000

Surigao Del Norte	31,000,000	19,000,000	3,000,000	53,000,000

Mainit Medicare Hospital	3,000,000	2,000,000		5,000,000
Malimono District Hospital	5,000,000	2,000,000		7,000,000
Siargao District Hospital	15,000,000	15,000,000	3,000,000	33,000,000
Surigao del Norte Provincial Hospital	3,000,000			3,000,000
General Luna Trauma Center	5,000,000			5,000,000

Surigao Del Sur	20,000,000	12,000,000		32,000,000

Lianga District Hospital	3,000,000	2,000,000		5,000,000
Marihatag District Hospital	3,000,000	2,000,000		5,000,000
San Miguel Community Hospital	3,000,000	2,000,000		5,000,000
Cortes Community Hospital	3,000,000	2,000,000		5,000,000
Lingig Community Hospital	5,000,000	2,000,000		7,000,000
Bislig Community Hospistal	3,000,000	2,000,000		5,000,000

BARMM		72,000,000		72,000,000

Basilan		3,000,000		3,000,000

Lamitan District Hospital		3,000,000		3,000,000

Sulu		27,000,000		27,000,000

Sulu Provincial Hospital		3,000,000		3,000,000
Parang District Hospital		3,000,000		3,000,000
Tungkil Municipal Hospital		3,000,000		3,000,000
Pangutaran District Hospital		3,000,000		3,000,000
Luuk District Hospital		3,000,000		3,000,000
Panamao District Hospital		3,000,000		3,000,000
Maimbung District Hospital		3,000,000		3,000,000
Siasi District Hospital		3,000,000		3,000,000
Tapul Municipal Hospital		3,000,000		3,000,000

Tawi-Tawi		15,000,000		15,000,000

Datu Halun Sakilan Memorial Hospital		3,000,000		3,000,000
Languyan Municipal Hospital		3,000,000		3,000,000
Tnan Liggadong Lipae Memorial Hospital		3,000,000		3,000,000
Datu Alawaddin Memorial Hospital		3,000,000		3,000,000
Cagayan de Tawi-Tawi District Hospital		3,000,000		3,000,000

Lanao Del Sur		12,000,000		12,000,000

Balindong District Hospital		3,000,000		3,000,000

816	OFFICIAL GAZETTE	VOL. 116, No. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vahicle	Total
Tamparan District Hospital		3,000,000		3,000,000
Wao District Hospital		3,000,000		3,000,000
Dr. Separio B. Montaner Jr., AI-Haj Memorial Hospital (DSBMMH)		3,000,000		3,000,000

Maguindanao		15,000,000		15,000,000

Dinaig Municipal Hospital		3,000,000		3,000,000
South Upi Municipal Hospital		3,000,000		3,000,000
Maguindanao Provincial Hospital		3,000,000		3,000,000
Buluan District Hospital		3,000,000		3,000,000
Datu Blah T. Sinsuat District Hospital		3,000,000		3,000,000

5. DOH HOSPITALS	308,000,000	4,873,530,000		5,181,530,000

CORPORATE HOSPITAL		250,000,000		250,000,000

Lung Center of the Philippines		70,000,000		70,000,000
Philippine Children’s Medical Center		90,000,000		90,000,000
Philippine Heart Center		90,000,000		90,000,000

NCR		1,225,000,000		1,225,000,000

Amang Rodriguez Memorial Medical Center		75,000,000		75,000,000
Dr. Jose N. Rodriquez Memorial Hospital		75,000,000		75,000,000
East Avenue Medical Center		75,000,000		75,000,000
Jose Fabella Memorial Hospital		90,000,000		90,000,000
Jose R. Reyes Memorial Medical Center		140,000,000		140,000,000
Las Piñas Gen. Hospital and Satellite Trauma Center		40,000,000		40,000,000
National Center for Mental Health		45,000,000		45,000,000
National Children’s Hospital		75,000,000		75,000,000
Philippine Orthopedic Center		60,000,000		60,000,000
Quirino Memorial Medical Center		95,000,000		95,000,000
Research Institute for Tropical Medicine		100,000,000		100,000,000
Rizal Medical Center		80,000,000		80,000,000
San Lazaro Hospital		95,000,000		95,000,000
Tondo Medical Center		95,000,000		95,000,000
San Lorenzo Ruiz Women’s Hospital		45,000,000		45,000,000
Valenzuela Medical Center		40,000,000		40,000,000

REGION I		280,000,000		280,000,000

Ilocos Training and Regional Medical Center		100,000,000		100,000,000
Mariano Marcos Memorial Hospital and Medical Center		70,000,000		70,000,000
Region 1 Medical Center		110,000,000		110,000,000

CAR		190,000,000		190,000,000

Baguio General Hospital and Medical Center		95,000,000		95,000,000
Conner District Hospital		50,000,000		50,000,000
Luis Hora Memorial Regional Hospital		45,000,000		45,000,000

REGION II	65,000,000	221,180,000		286,180,000

Batanes General Hospital	10,000,000	24,000,000		34,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	817
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Cagayan Valley Medical Center	25,000,000	70,000,000		95,000,000
Southern Isabela General Hospital		70,000,000		70,000,000
Region II Trauma and Medical Center	30,000,000	57,180,000		87,180,000

REGION III		325,000,000		325,000,000

Bataan General Hospital		75,000,000		75,000,000
Dr. Panlion J. Garcia Memorial Research and Medical Center		100,000,000		100,000,000
Jose B. Lingad Memorial General Hospital		100,000,000		100,000,000
Mariveles Mental Hospital		30,000,000		30,000,000
Talavera Extension Hospital		20,000,000		20,000,000

REGION IV-A		95,600,000		95,600,000

Batangas Medical Center		95,000,000		95,000,000
Southern Tagalog Regional Hospital (formerly Bacoor District Hospital)		600,000		600,000

Region IV-B		120,000,000		120,000,000

Culion Sanitarium and General Hospital		80,000,000		80,000,000
Ospital ng Palawan		40,000,000		40,000,000

REGION V	155,000,000	420,000,000		575,000,000

Bicol Medical Center	65,000,000	230,000,000		295,000,000
Bicol Regional Training and Teaching Hospital	90,000,000	140,000,000		230,000,000
Bicol Sanitarium		50,000,000		50,000,000

REGION VI		215,300,000		215,300,000

Corazon Locsin Montelibano Memorial Regional Hospital		90,000,000		90,000,000
Don Jose S. Monfort Medical Center Extension Hospital		35,300,000		35,300,000
Western Visayas Medical Center		50,000,000		50,000,000
Western Visayas Sanitarium		40,000,000		40,000,000

REGION VII		436,450,000		436,450,000

Don Emilio Del Valle Memorial Hospital		40,000,000		40,000,000
Eversley Childs Sanitarium and General Hospital		40,000,000		40,000,000
Gov. Celestino Gallares Memorial Regional Hospital		95,000,000		95,000,000
St. Anthony Mother and Child Hospital		80,000,000		80,000,000
Talisay District Hospital		50,000,000		50,000,000
Vicente Sotto Memorial Medical Center		131,450,000		131,450,000

REGION VIII	33,000,000	40,000,000		73,000,000

Eastern Visayas Regional Medical Center	25,000,000	30,000,000		55,000,000
Schistosomiasis Hospital	8,000,000	10,000,000		18,000,000

REGION IX		320,000,000		320,000,000

Zamboanga City Medical Center		70,000,000		70,000,000
Sulu Sanitarium		30,000,000		30,000,000
Mindanao Central Sanitarium		80,000,000		80,000,000
Margosatubig Regional Hospital		50,000,000		50,000,000

818	OFFICIAL GAZETTE	VOL. 116, No. 1
GENERAL APPROPRIATIONS ACT, FY 2020

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehicle	Total
Basilan General Hospital		30,000,000		30,000,000
Dr. Jose Rizal Memorial Hospital		30,000,000		30,000,000
Labuan Public Hospital		30,000,000		30,000,000

REGION X		240,000,000		240,000,000

Northern Mindanao Medical Center		130,000,000		130,000,000
Mayor Hilarion A. Ramiro Medical Center		50,000,000		50,000,000
Amai Pakpak Medical Center		60,000,000		60,000,000

REGION XI		310,000,000		310,000,000

Southern Philippines Medical Center		230,000,000		230,000,000
Davao Regional Medical Center		80,000,000		80,000,000

REGION XII	20,000,000	110,000,000		130,000,000

Cotabato Regional Medical Center	20,000,000	90,000,000		110,000,000
Cotabato Sanitarium		20,000,000		20,000,000

REGION XIII	35,000,000	75,000,000		110,000,000

Adela Serra Ty Memorial Medical Center	20,000,000	50,000,000		70,000,000
Caraga Regional Hospital	15,000,000	25,000,000		40,000,000

6. OTHER DOH HEALTH FACILITIES		90,000,000		90,000,000

CENTRAL OFFICE		80,000,000		80,000,000

Philippine Cancer Center		80,000,000		80,000,000

BUREAU OF QUARANTINE		10,000,000		10,000,000

REGION XI		10,000,000		10,000,000

Davao Bureau of Quarantine		10,000,000		10,000,000

7. TREATMENT AND REHARBILITATION CENTER		6,532,000		6,532,000

REGION I		950,000		950,000

TRC Dagupan		950,000		950,000

REGION III		252,000		252,000

TRC Bataan		252,000		252,000

REGION IV-A		330,000		330,000

TRC Tagaytay		330,000		330,000

REGION X		5,000,000		5,000,000

Cagayan de Oro City TRC		5,000,000		5,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	819
HEALTH FACILITIES ENHANCEMENT PROGRAM (HFEP)

2020 HEALTH FACILITIES ENHANCEMENT PROGRAM

Department of Health

(In Pesos)

Facilities and Name of Project	Infrastructure	Medical Equipment	Motor Vehical	Total
8. PROCUREMENT OF MEDICAL TRANSPORT FOR LOCAL GOVERNMENT UNITS			53,000,000	53,000,000

REGION III			38,000,000	38,000,000

Aurora			35,000,000	35,000,000

Municipality of Dilasag, Aurora			4,500,000	4,500,000
Municipality of Casiguran, Aurora			4,500,000	4,500,000
Municipality of Dinalungan, Aurora			4,500,000	4,500,000
Municipality of Dipaculao, Aurora			4,500,000	4,500,000
Municipality of Baler, Aurora			4,500,000	4,500,000
Municipality of San Luis, Aurora			4,500,000	4,500,000
Municipality of Dingalan, Aurora			4,500,000	4,500,000
Municipality of Ma. Aurora, Aurora			3,500,000	3,500,000

Zambales			3,000,000	3,000,000

Provincial Government of Zambales			3,000,000	3,000,000

REGION VI			3,000,000	3,000,000

Aklan			3,000,000	3,000,000

Provincial Government of Aklan			3,000,000	3,000,000

REGION VII			3,000,000	3,000,000

Negros Oriental			3,000,000	3,000,000

Provincial Government of Negros Orieutal			3,000,000	3,000,000

REGION VIII			3,000,000	3,000,000

Leyte			3,000,000	3,000,000

Provincial Government of Leyte			3,000,000	3,000,000

REGION XII			3,000,000	3,000,000

South Cotabato			3,000,000	3,000,000

Provincial Government of South Cotabato			3,000,000	3,000,000

BARMM			3,000,000	3,000,000

Maguindanao			3,000,000	3,000,000

Municipality of Mamasapno, Maguindanao			3,000,000	3,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE

ASSISTANCE TO CITIES

820	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 ASSISTANCE TO CITIES
L G U	ALLOCATION
NATIONAL CAPITAL REGION
Caloocan	37,274,071
Las Piñas	21,916,984
Makati	17,112,967
Malabon	18,431,816
Mandaluyong	14,068,732
Manila	36,702,068
Marikina	19,759,271
Muntinlupa	15,982,543
Navotas	16,627,533
Parañaque	18,481,964
Pasay	14,548,309
Pasig	19,862,270
Quezon	54,927,608
San Juan	10,001,934
Taguig	20,613,818
Valenzuela	18,961,563

Total, NCR	355,273,451

CORDILLERA ADMINISTRATIVE REGION (CAR)
PROVINCE: Benguet
Baguio	18,256,635
PROVINCE: Kalinga
Tabuk	13,232,966

Total, CAR	31,489,601

REGION: I
PROVINCE: Ilocos Norte
Batac	10,647,492
Laoag	11,316,069
PROVINCE: Ilocos Sur
Candon	10,544,948
Vigan	10,189,886
PROVINCE: La Union
San Fernando	11,482,904
PROVINCE: Pangasinan
Alaminos	12,363,168
Dagupan	16,693,035
San Carlos	17,382,592
Urdaneta	12,821,317

Total, REGION I	113,441,411

REGION: II
PROVINCE: Cagayan
Tuguegarao	12,104,934
PROVINCE: Isabela

JANUARY 6, 2020	OFFICIAL GAZETTE	821
ASSISTANCE TO CITIES

FY 2020 ASSISTANCE TO CITIES
L G U	ALLOCATION
Cauayan	13,528,247
Ilagan	15,268,023
Santiago	. 15,282,265

Total, REGION II	56,183,469

REGION: III
PROVINCE: Bataan
Balanga	11,116,067
PROVINCE: Bulacan
Malolos	16,855,154
Meycauayan	12,596,127
San Jose del Monte	21,923,853
PROVINCE: Nueva Ecija
Cabanatuan	19,493,928
Gapan	12,680,050
Muñoz	12,232,955
Palayan	10,238,157
San Jose	13,201,424
PROVINCE: Pampanga
Angeles	19,283,272
Mabalacat	18,062,219
San Fernando	17,695,061
PROVINCE: Tarlac
Tarlac	20,086,266
PROVINCE: Zambales
Olongapo	14,631,197

Total, REGION III	220,095,730

REGION IV-A:
PROVINCE: Batangas
Batangas	14,082,598
Lipa	18,545,751
Santo Tomas	15,836,387
Tanauan	11,113,546
PROVINCE: Cavite
Bacoor	22,062,463
Cavite	14,381,406
Dasmariñas	23,178,705
Gen. Trias	14,370,862
Imus	19,520,947
Tagaytay	9,408,578
Trece Martires	15,284,688
PROVINCE: Laguna
Biñan	18,022,089
Cabuyao	15,338,198
Calamba	15,567,225

822	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 ASSISTANCE TO CITIES
L G U	ALLOCATION
San Pablo	17,489,145
San Pedro	17,848,668
Santa Rosa	13,713,652
PROVINCE: Quezon
Lucena	17,114,521
Tayabas	12,732,311
PROVINCE: Rizal
Antipolo	25,675,803

Total, REGION IV-A	331,287,543

REGION IV-B:
PROVINCE: Oriental Mindoro
Calapan	13,317,699
PROVINCE: Palawan
Puerto Princesa	20,857,070

Total, REGION IV-B	34,174,769

REGION: V
PROVINCE: Albay
Legaspi	17,457,203
Ligao	16,447,306
Tabaco	19,861,295
PROVINCE: Camarines Sur
lriga	19,586,702
Naga	17,224,828
PROVINCE: Masbate
Masbate	16,012,484
PROVINCE: Sorsogon
Sorsogon	20,898,428

Total, REGION V	127,488,246

REGION VI
PROVINCE: Capiz
Roxas	16,813,495
PROVINCE: Iloilo
Iloilo	17,563,396
Passi	14,812,931
PROVINCE: Negros Occidental
Bacolod	23,095,442
Bago	21,344,802
Cadiz	18,006,137
Escalante	16,007,535
Himamaylan	16,764,746
Kabankalan	18,980,359
La Carlota	10,713,390
Sagay	17,251,591

JANUARY 6, 2020	OFFICIAL GAZETTE	823

ASSISTANCE TO CITIES

FY 2020 ASSISTANCE TO CITIES
L G U	ALLOCATION
San Carlos	16,254,978
Silay	13,097,366
Sipalay	15,064,962
Talisay	12,673,970
Victorias	12,238,336

Total, REGION VI	260,683,436

REGION VII
PROVINCE: Bohol
Tagbilaran	12,187,943
PROVINCE: Cebu
Bogo	11,989,861
Carcar	19,641,988
Cebu	25,639,885
Danao	19,869,627
Lapu-Lapu	20,397,619
Mandaue	16,107,875
Naga	14,873,111
Talisay	17,567,332
Toledo	17,254,471
PROVINCE: Negros Oriental
Bais	14,967,100
Bayawan	16,826,393
Canlaon	14,154,325
Dumaguete	12,583,003
Guihulngan	16,666,379
Tanjay	14,892,052

Total, REGION VII	265,618,964

REGION VIII
PROVINCE: Eastern Samar
Borongan	15,359,310
PROVINCE: Leyte
Baybay	15,925,353
Ormoc	19,218,677
Tacloban	21,795,385
PROVINCE: Southern Leyte
Maasin	15,937,778
PROVINCE: Western Samar
Calbayog	19,598,909
Catbalogan	16,420,153

Total, REGION VIII	124,255,565

REGION IX
PROVINCE: Basilan
Isabela	19,880,328

824	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 ASSISTANCE TO CITIES
L G U	ALLOCATION
PROVINCE: Zamboanga del Norte
Dapitan	15,289,177
Dipolog	13,240,848
PROVINCE: Zamboanga del Sur
Pagadian	21,704,010
Zamboanga	31,728,193

Total, REGION IX	101,842,556

REGION X
PROVINCE: Bukidnon
Malaybalay	18,566,245
Valencia	18,795,600
PROVINCE: Lanao del Norte
Iligan	18,334,918
PROVINCE: Misamis Occidental
Oroquieta	14,619,173
Ozamis	13,181,939
Tangub	14,258,691
PROVINCE: Misamis Oriental
Cagayan de Oro	25,651,837
El Salvador	13,818,713
Gingoog	16,509,902

Total, REGION X	153,737,018

REGION XI
PROVINCE: Davao del Norte
Island Garden City of Samal	16,510,988
Panabo	21,071,659
Tagum	18,557,169
PROVINCE: Davao del Sur
Davao	46,881,267
Digos	17,467,756
PROVINCE: Davao Oriental
Mati	13,536,561

Total, REGION XI	134,025,400

REGION XII
PROVINCE: North Cotabato
Kidapawan	13,763,126
PROVINCE: South Cotabato
Gen. Santos	28,143,263
Koronadal	21,006,218
PROVINCE: Sultan Kudarat
Tacurong	12,460,447

Total, REGION XII	75,373,054

JANUARY 6, 2020	OFFICIAL GAZETTE	825
ASSISTANCE TO CITIES

FY 2020 ASSISTANCE TO CITIES
L G U	ALLOCATION
REGION XIII
PROVINCE: Agusan del Norte
Butuan	21,745,775
Cabadbaran	14,898,648
PROVINCE: Agusan del Sur
Bayugan	16,567,501
PROVINCE: Surigao del Norte
Surigao	20,584,745
PROVINCE: Surigao del Sur
Bislig	16,461,819
Tandag	14,571,299

Total, REGION XIII	104,829,787

GRAND TOTAL	2,489,800,000

JANUARY 6, 2020	OFFICIAL GAZETTE

ASSISTANCE TO MUNICIPALITIES

826	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
NCR	METRO MANILA	PATEROS	10,626,000

Total, NCR			10,626,000

CAR	ABRA	BANGUED	8,980,000
CAR	ABRA	BOLINEY	3,702,000
CAR	ABRA	BUCAY	11,623,000
CAR	ABRA	BUCLOC	8,895,000
CAR	ABRA	DAGUIOMAN	11,538,000
CAR	ABRA	DANGLAS	6,618,000
CAR	ABRA	DOLORES	11,433,000
CAR	ABRA	LA PAZ	11,623,000
CAR	ABRA	LACUB	11,538,000
CAR	ABRA	LAGANGILANG	11,707,000
CAR	ABRA	LAGAYAN	3,975,000
CAR	ABRA	LANGIDEN	3,702,000
CAR	ABRA	LICUAN-BAAY	3,975,000
CAR	ABRA	LUBA	11,264,000
CAR	ABRA	MALIBCONG	11,845,000
CAR	ABRA	MANABO	11,433,000
CAR	ABRA	PENARRUBIA	6,344,000
CAR	ABRA	PIDIGAN	3,870,000
CAR	ABRA	PILAR	11,433,000
CAR	ABRA	SAL-LAPADAN	10,267,000
CAR	ABRA	SAN ISIDRO	3,703,000
CAR	ABRA	SAN JUAN	11,433,000
CAR	ABRA	SAN QUINTIN	11,264,000
CAR	ABRA	TAYUM	11,623,000
CAR	ABRA	TINEG	8,895,000
CAR	ABRA	TUBO	11,538,000
CAR	ABRA	VILLAVICIOSA	11,264,000
CAR	APAYAO	CALANASAN	10,541,000
CAR	APAYAO	CONNER	6,618,000
CAR	APAYAO	FLORA	11,264,000
CAR	APAYAO	KABUGAO	11,538,000
CAR	APAYAO	LUNA	11,584,000
CAR	APAYAO	PUDTOL	10,541,000
CAR	APAYAO	STA. MARCELA	11,753,000
CAR	BENGUET	ATOK	11,433,000
CAR	BENGUET	BAKUN	11,264,000
CAR	BENGUET	BOKOD	11,264,000
CAR	BENGUET	BUGUIAS	11,943,000
CAR	BENGUET	ITOGON	11,623,000
CAR	BENGUET	KABAYAN	8,263,000
CAR	BENGUET	KAPANGAN	11,623,000
CAR	BENGUET	KIBUNGAN	11,433,000
CAR	BENGUET	LA TRINIDAD	8,980,000
CAR	BENGUET	MANKAYAN	8,980,000
CAR	BENGUET	SABLAN	11,433,000
CAR	BENGUET	TUBA	8,980,000
CAR	BENGUET	TUBLAY	11,943,000
CAR	IFUGAO	ALFONSO LISTA	11,707,000
CAR	IFUGAO	AGUINALDO	11,538,000
CAR	IFUGAO	ASIPULO	11,017,000
CAR	IFUGAO	BANAUE	12,217,000

JANUARY 6, 2020	OFFICIAL GAZETTE	827
ASSISTANCE TO MUNICIPALITIES

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
CAR	IFUGAO	HINGYON	11,707,000
CAR	IFUGAO	HUNGDUAN	10,541,000
CAR	IFUGAO	KIANGAN	6,787,000
CAR	IFUGAO	LAGAWE	11,433,000
CAR	IFUGAO	LAMUT	11,897,000
CAR	IFUGAO	MAYOYAO	10,710,000
CAR	IFUGAO	TINOC	8,067,000
CAR	KALINGA	BALBALAN	7,898,000
CAR	KALINGA	LUBUAGAN	7,898,000
CAR	KALINGA	PASIL	8,895,000
CAR	KALINGA	PINUKPOK	4,144,000
CAR	KALINGA	RIZAL	8,790,000
CAR	KALINGA	TANUDAN	6,618,000
CAR	KALINGA	TINGLAYAN	8,895,000
CAR	MT. PROVINCE	BARLIG	7,624,000
CAR	MT. PROVINCE	BAUKO	9,254,000
CAR	MT. PROVINCE	BESAO	11,538,000
CAR	MT. PROVINCE	BONTOC	10,906,000
CAR	MT. PROVINCE	NATONIN	10,541,000
CAR	MT. PROVINCE	PARACELIS	8,067,000
CAR	MT. PROVINCE	SABANGAN	7,624,000
CAR	MT. PROVINCE	SADANGA	8,895,000
CAR	MT. PROVINCE	SAGADA	9,064,000
CAR	MT. PROVINCE	TADIAN	12,217,000

Total, CAR			724,975,000

REGION I	ILOCOS NORTE	ADAMS	11,264,000
REGION I	ILOCOS NORTE	BACARRA	11,623,000
REGION I	ILOCOS NORTE	BADOC	8,980,000
REGION I	ILOCOS NORTE	BANGUI	8,621,000
REGION I	ILOCOS NORTE	BANNA (ESPIRITU)	11,623,000
REGION I	ILOCOS NORTE	BURGOS	11,538,000
REGION I	ILOCOS NORTE	CARASI	11,264,000
REGION I	ILOCOS NORTE	CURRIMAO	11,623,000
REGION I	ILOCOS NORTE	DINGRAS	8,980,000
REGION I	ILOCOS NORTE	DUMALNEG	8,621,000
REGION I	ILOCOS NORTE	MARCOS	8,980,000
REGION I	ILOCOS NORTE	NUEVA ERA	6,344,000
REGION I	ILOCOS NORTE	PAGUDPUD	3,870,000
REGION I	ILOCOS NORTE	PAOAY	8,980,000
REGION I	ILOCOS NORTE	PASUQUIN	12,109,000
REGION I	ILOCOS NORTE	PIDDIG	11,433,000
REGION I	ILOCOS NORTE	PINILI	10,626,000
REGION I	ILOCOS NORTE	SAN NICOLAS	7,983,000
REGION I	ILOCOS NORTE	SARRAT	11,623,000
REGION I	ILOCOS NORTE	SOLSONA	11,623,000
REGION I	ILOCOS NORTE	VINTAR	11,433,000
REGION I	ILOCOS SUR	ALILEM	6,344,000
REGION I	ILOCOS SUR	BANAYOYO	11,433,000
REGION I	ILOCOS SUR	BANTAY	11,623,000
REGION I	ILOCOS SUR	BURGOS	11,433,000
REGION I	ILOCOS SUR	CABUGAO	4,060,000
REGION I	ILOCOS SUR	CAOAYAN	8,980,000
REGION I	ILOCOS SUR	CERVANTES	11,433,000

828	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION I	ILOCOS SUR	GALIMUYOD	3,870,000
REGION I	ILOCOS SUR	GREGORIO DEL PILAR	8,621,000
REGION I	ILOCOS SUR	LIDLIDDA	7,624,000
REGION I	ILOCOS SUR	MAGSINGAL	12,299,000
REGION I	ILOCOS SUR	NAGBUKEL	11,264,000
REGION I	ILOCOS SUR	NARVACAN	8,980,000
REGION I	ILOCOS SUR	QUIRINO (ANGKAKI)	8,368,000
REGION I	ILOCOS SUR	SALCEDO (BAUGEN)	3,870,000
REGION I	ILOCOS SUR	SAN EMILIO	11,264,000
REGION I	ILOCOS SUR	SAN ESTEBAN	11,433,000
REGION I	ILOCOS SUR	SAN ILDEFONSO	12,109,000
REGION I	ILOCOS SUR	SAN JUAN (LAPOG)	7,983,000
REGION I	ILOCOS SUR	SAN VICENTE	11,623,000
REGION I	ILOCOS SUR	SANTA	8,790,000
REGION I	ILOCOS SUR	SANTA CATALINA	11,623,000
REGION I	ILOCOS SUR	SANTA CRUZ	11,623,000
REGION I	ILOCOS SUR	SANTA LUCIA	11,623,000
REGION I	ILOCOS SUR	SANTA MARIA	8,980,000
REGION I	ILOCOS SUR	SANTIAGO	11,623,000
REGION I	ILOCOS SUR	SANTO DOMINGO	11,623,000
REGION I	ILOCOS SUR	SIGAY	7,898,000
REGION I	ILOCOS SUR	SINAIT	10,626,000
REGION I	ILOCOS SUR	SUGPON	7,898,000
REGION I	ILOCOS SUR	SUYO	7,793,000
REGION I	ILOCOS SUR	TAGUDIN	11,623,000
REGION I	LA UNION	AGOO	11,623,000
REGION I	LA UNION	ARINGAY	11,623,000
REGION I	LA UNION	BACNOTAN	11,623,000
REGION I	LA UNION	BAGULIN	7,793,000
REGION I	LA UNION	BALAOAN	8,980,000
REGION I	LA UNION	BANGAR	8,980,000
REGION I	LA UNION	BAUANG	11,623,000
REGION I	LA UNION	BURGOS	11,264,000
REGION I	LA UNION	CABA	11,623,000
REGION I	LA UNION	LUNA	11,623,000
REGION I	LA UNION	NAGUILIAN	11,623,000
REGION I	LA UNION	PUGO	10,626,000
REGION I	LA UNION	ROSARIO	11,623,000
REGION I	LA UNION	SAN GABRIEL	11,433,000
REGION I	LA UNION	SAN JUAN	11,623,000
REGION I	LA UNION	SANTO TOMAS	11,623,000
REGION I	LA UNION	SANTOL	11,433,000
REGION I	LA UNION	SUDIPEN	11,433,000
REGION I	LA UNION	TUBAO	11,623,000
REGION I	PANGASINAN	AGNO	11,623,000
REGION I	PANGASINAN	AGUILAR	11,943,000
REGION I	PANGASINAN	ALCALA	11,943,000
REGION I	PANGASINAN	ANDA	11,623,000
REGION I	PANGASINAN	ASINGAN	11,623,000
REGION I	PANGASINAN	BALUNGAO	11,623,000
REGION I	PANGASINAN	BANI	12,299,000
REGION I	PANGASINAN	BASISTA	11,943,000
REGION I	PANGASINAN	BAUTISTA	8,980,000

JANUARY 6, 2020	OFFICIAL GAZETTE	829
ASSISTANCE TO MUNICIPALITIES

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION I	PANGASINAN	BAYAMBANG	11,623,000
REGION I	PANGASINAN	BINALONAN	11,623,000
REGION I	PANGASINAN	BINMALEY	8,980,000
REGION I	PANGASINAN	BOLINAO	7,983,000
REGION I	PANGASINAN	BUGALLON	12,299,000
REGION I	PANGASINAN	BURGOS	11,623,000
REGION I	PANGASINAN	CALASIAO	11,623,000
REGION I	PANGASINAN	DASOL	10,626,000
REGION I	PANGASINAN	INFANTA	11,433,000
REGION I	PANGASINAN	LABRADOR	12,299,000
REGION I	PANGASINAN	LAOAC	7,983,000
REGION I	PANGASINAN	LINGAYEN	11,623,000
REGION I	PANGASINAN	MABINI	11,433,000
REGION I	PANGASINAN	MALASIQUI	12,587,000
REGION I	PANGASINAN	MANAOAG	7,983,000
REGION I	PANGASINAN	MANGALDAN	11,623,000
REGION I	PANGASINAN	MANGATAREM	8,980,000
REGION I	PANGASINAN	MAPANDAN	11,623,000
REGION I	PANGASINAN	NATIVIDAD	11,623,000
REGION I	PANGASINAN	POZORRUBIO	8,980,000
REGION I	PANGASINAN	ROSALES	8,980,000
REGION I	PANGASINAN	SAN FABIAN	8,980,000
REGION I	PANGASINAN	SAN JACINTO	11,623,000
REGION I	PANGASINAN	SAN MANUEL	11,623,000
REGION I	PANGASINAN	SAN NICOLAS	11,623,000
REGION I	PANGASINAN	SAN QUINTIN	11,623,000
REGION I	PANGASINAN	SANTA BARBARA	8,980,000
REGION I	PANGASINAN	SANTA MARIA	11,623,000
REGION I	PANGASINAN	SANTO TOMAS	11,623,000
REGION I	PANGASINAN	SISON	7,983,000
REGION I	PANGASINAN	SUAL	11,264,000
REGION I	PANGASINAN	TAYUG	11,623,000
REGION I	PANGASINAN	UMINGAN	8,980,000
REGION I	PANGASINAN	URBIZTONDO	11,623,000
REGION I	PANGASINAN	VILLASIS	7,983,000

Total, Region I			1,199,557,000

REGION II	BATANES	BASCO	3,703,000
REGION II	BATANES	ITBAYAT	3,975,000
REGION II	BATANES	IVANA	6,344,000
REGION II	BATANES	MAHATAO	6,344,000
REGION II	BATANES	SABTANG	3,975,000
REGION II	BATANES	UYUGAN	8,621,000
REGION II	CAGAYAN	ABULUG	11,623,000
REGION II	CAGAYAN	ALCALA	11,623,000
REGION II	CAGAYAN	ALLACAPAN	11,623,000
REGION II	CAGAYAN	AMULUNG	8,980,000
REGION II	CAGAYAN	APARRI	10,626,000
REGION II	CAGAYAN	BAGGAO	10,626,000
REGION II	CAGAYAN	BALLESTEROS	11,623,000
REGION II	CAGAYAN	BUGUEY	11,623,000
REGION II	CAGAYAN	CALAYAN	11,011,000
REGION II	CAGAYAN	CAMALANIUGAN	8,980,000
REGION II	CAGAYAN	CLAVERIA	8,980,000

830	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION II	CAGAYAN	ENRILE	10,626,000
REGION II	CAGAYAN	GATTARAN	11,623,000
REGION II	CAGAYAN	GONZAGA	11,433,000
REGION II	CAGAYAN	IGUIG	11,623,000
REGION II	CAGAYAN	LAL-LO	11,433,000
REGION II	CAGAYAN	LASAM	8,980,000
REGION II	CAGAYAN	PAMPLONA	7,379,000
REGION II	CAGAYAN	PEÑABLANCA	11,433,000
REGION II	CAGAYAN	PIAT	8,980,000
REGION II	CAGAYAN	RIZAL	10,900,000
REGION II	CAGAYAN	SANCHEZ MIRA	11,623,000
REGION II	CAGAYAN	SOLANA	11,623,000
REGION II	CAGAYAN	STA. ANA	11,433,000
REGION II	CAGAYAN	STA. PRAXEDES	11,264,000
REGION II	CAGAYAN	STA. TERESITA	11,433,000
REGION II	CAGAYAN	STO. NIÑO	6,513,000
REGION II	CAGAYAN	TUAO	11,623,000
REGION II	ISABELA	ALICIA	11,623,000
REGION II	ISABELA	ANGADANAN	11,623,000
REGION II	ISABELA	AURORA	8,980,000
REGION II	ISABELA	BENITO SOLIVEN	11,897,000
REGION II	ISABELA	BURGOS	11,623,000
REGION II	ISABELA	CABAGAN	11,943,000
REGION II	ISABELA	CABATUAN	11,623,000
REGION II	ISABELA	CORDON	6,703,000
REGION II	ISABELA	DELFIN ALBANO	7,983,000
REGION II	ISABELA	DINAPIGUE	11,538,000
REGION II	ISABELA	DIVILACAN	11,264,000
REGION II	ISABELA	ECHAGUE	11,623,000
REGION II	ISABELA	GAMU	11,623,000
REGION II	ISABELA	JONES	11,433,000
REGION II	ISABELA	LUNA	11,897,000
REGION II	ISABELA	MACONACON	11,264,000
REGION II	ISABELA	MALLIG	11,623,000
REGION II	ISABELA	NAGUILIAN	11,623,000
REGION II	ISABELA	PALANAN	3,975.000
REGION II	ISABELA	QUEZON	11,433,000
REGION II	ISABELA	QUIRINO	11,623,000
REGION II	ISABELA	RAMON	11,623,000
REGION II	ISABELA	REINA MERCEDES	11,623,000
REGION II	ISABELA	ROXAS	11,623,000
REGION II	ISABELA ‘	SAN AGUSTIN	11,433,000
REGION II	ISABELA	SAN GUILLERMO	11,707,000
REGION II	ISABELA	SAN ISIDRO	12,299,000
REGION II	ISABELA	SAN MANUEL	11,623,000
REGION II	ISABELA	SAN MARIANO	11,538,000
REGION II	ISABELA	SAN MATEO	11,623,000
REGION II	ISABELA	SAN PABLO	11,538,000
REGION II	ISABELA	SANTA MARIA	11,897,000
REGION II	ISABELA	SANTO TOMAS	4,334,000
REGION II	ISABELA	TUMAUINI	11,623,000
REGION II	NUEVA VIZCAYA	ALFONSO CASTAÑEDA	8,621,000
REGION II	NUEVA VIZCAYA	AMBAGUIO	11,707,000

JANUARY 6, 2020	OFFICIAL GAZETTE	831
ASSISTANCE TO MUNICIPALITIES

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION II	NUEVA VIZCAYA	ARITAO	8,980,000
REGION II	NUEVA VIZCAYA	BAGABAG	11,623,000
REGION II	NUEVA VIZCAYA	BAMBANG	11,623,000
REGION II	NUEVA VIZCAYA	BAYOMBONG	11,623,000
REGION II	NUEVA VIZCAYA	DIADI	11,433,000
REGION II	NUEVA VIZCAYA	DUPAX DEL NORTE	11,433,000
REGION II	NUEVA VIZCAYA	DUPAX DEL SUR	11,264,000
REGION II	NUEVA VIZCAYA	KASIBU	10,737,000
REGION II	NUEVA VIZCAYA	KAYAPA	11,707,000
REGION II	NUEVA VIZCAYA	QUEZON	11,433,000
REGION II	NUEVA VIZCAYA	SANTA FE	11,584,000
REGION II	NUEVA VIZCAYA	SOLANO	11,623,000
REGION II	NUEVA VIZCAYA	VILLAVERDE	11,623,000
REGION II	QUIRINO	AGLIPAY	8,980,000
REGION II	QUIRINO	CABARROGUIS	11,433,000
REGION II	QUIRINO	DIFFUN	11,623,000
REGION II	QUIRINO	MADDELA	11,264,000
REGION II	QUIRINO	NAGTIPUNAN	3,703,000
REGION II	QUIRINO	SAGUDAY	11,623,000

Total, Region II			925,243,000

REGION III	AURORA	BALER	6,703,000
REGION III	AURORA	CASIGURAN	11,264,000
REGION III	AURORA	DILASAG	8,621,000
REGION III	AURORA	DINALUNGAN	11,264,000
REGION III	AURORA	DINGALAN	6,513,000
REGION III	AURORA	DIPACULAO	8,790,000
REGION III	AURORA	MARIA AURORA	7,983,000
REGION III	AURORA	SAN LUIS	6,513,000
REGION III	BATAAN	ABUCAY	8,980,000
REGION III	BATAAN	BAGAC	11,433,000
REGION III	BATAAN	DINALUPIHAN	11,623,000
REGION III	BATAAN	HERMOSA	8,980,000
REGION III	BATAAN	LIMAY	6,344,000
REGION III	BATAAN	MARIVELES	8,790,000
REGION III	BATAAN	MORONG	11,433,000
REGION III	BATAAN	ORANI	8,980,000
REGION III	BATAAN	ORION	12,299,000
REGION III	BATAAN	PILAR	11,623,000
REGION III	BATAAN	SAMAL	11,623,000
REGION III	BULACAN	ANGAT	11,623,000
REGION III	BULACAN	BALAGTAS	11,623,000
REGION III	BULACAN	BALIWAG	8,980,000
REGION III	BULACAN	BOCAUE	8,980,000
REGION III	BULACAN	BULAKAN	11,623,000
REGION III	BULACAN	BUSTOS	11,623,000
REGION III	BULACAN	CALUMPIT	8,980,000
REGION III	BULACAN	DOÑA REMEDIOS TRINIDAD	11,264,000
REGION III	BULACAN	GUIGUINTO	11,623,000
REGION III	BULACAN	HAGONOY	6,991,000
REGION III	BULACAN	MARILAO	8,980,000
REGION III	BULACAN	NORZAGARAY	8,980,000
REGION III	BULACAN	OBANDO	4,060,000
REGION III	BULACAN	PANDI	11,623,000

832	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION III	BULACAN	PAOMBONG	10,626,000
REGION III	BULACAN	PLARIDEL	11,623,000
REGION III	BULACAN	PULILAN	8,980,000
REGION III	BULACAN	SAN ILDEFONSO	11,623,000
REGION III	BULACAN	SAN MIGUEL	7,983,000
REGION III	BULACAN	SAN RAFAEL	11,623,000
REGION III	BULACAN	SANTA MARIA	11,623,000
REGION III	NUEVA ECIJA	ALIAGA	11,623,000
REGION III	NUEVA ECIJA	BONGABON	12,299,000
REGION III	NUEVA ECIJA	CABIAO	12,299,000
REGION III	NUEVA ECIJA	CARRANGLAN	8,790,000
REGION III	NUEVA ECIJA	CUYAPO	12,573,000
REGION III	NUEVA ECIJA	GABALDON	8,980,000
REGION III	NUEVA ECIJA	GENERAL MAMERTO NATIVIDAD	11,623,000
REGION III	NUEVA ECIJA	GENERAL TINIO	11,623,000
REGION III	NUEVA ECIJA	GUIMBA	8,980,000
REGION III	NUEVA ECIJA	JAEN	8,980,000
REGION III	NUEVA ECIJA	LAUR	9,254,000
REGION III	NUEVA ECIJA	LICAB	11,623,000
REGION III	NUEVA ECIJA	LLANERA	11,623,000
REGION III	NUEVA ECIJA	LUPAO	9,254,000
REGION III	NUEVA ECIJA	NAMPICUAN	12,109,000
REGION III	NUEVA ECIJA	PANTABANGAN	3,975,000
REGION III	NUEVA ECIJA	PEÑARANDA	8,980,000
REGION III	NUEVA ECIJA	QUEZON	11,623,000
REGION III	NUEVA ECIJA	RIZAL	11,623,000
REGION III	NUEVA ECIJA	SAN ANTONIO	6,703,000
REGION III	NUEVA ECIJA	SAN ISIDRO	4,060,000
REGION III	NUEVA ECIJA	SAN LEONARDO	11,623,000
REGION III	NUEVA ECIJA	SANTA ROSA	11,623,000
REGION III	NUEVA ECIJA	SANTO DOMINGO	12,299,000
REGION III	NUEVA ECIJA	TALAVERA	12,299,000
REGION III	NUEVA ECIJA	TALUGTUG	11,897,000
REGION III	NUEVA ECIJA	ZARAGOZA	11,623,000
REGION III	PAMPANGA	APALIT	8,980,000
REGION III	PAMPANGA	ARAYAT	12,587,000
REGION III	PAMPANGA	BACOLOR	8,980,000
REGION III	PAMPANGA	CANDABA	4,348,000
REGION III	PAMPANGA	FLORIDABLANCA	8,980,000
REGION III	PAMPANGA	GUAGUA	7,983,000
REGION III	PAMPANGA	LUBAO	9,268,000
REGION III	PAMPANGA	MACABEBE	8,980,000
REGION III	PAMPANGA	MAGALANG	8,453,000
REGION III	PAMPANGA	MASANTOL	7,983,000
REGION III	PAMPANGA	MEXICO	11,623,000
REGION III	PAMPANGA	MINALIN	8,980,000
REGION III	PAMPANGA	PORAC	11,623,000
REGION III	PAMPANGA	SAN LUIS	11,623,000
REGION III	PAMPANGA	SAN SIMON	8,980,000
REGION III	PAMPANGA	SANTA ANA	11,623,000
REGION III	PAMPANGA	SANTA RITA	8,980,000
REGION III	PAMPANGA	SANTO TOMAS	12,299,000
REGION III	PAMPANGA	SASMUAN	6,703,000

JANUARY 6, 2020	OFFICIAL GAZETTE	833
ASSISTANCE TO MUNICIPALITIES

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION III	TARLAC	ANAO	8,790,000
REGION III	TARLAC	BAMBAN	6,703,000
REGION III	TARLAC	CAMILING	11,623,000
REGION III	TARLAC	CAPAS	11,623,000
REGION III	TARLAC	CONCEPCION	12,299,000
REGION III	TARLAC	GERONA	11,623,000
REGION III	TARLAC	LA PAZ	11,623,000
REGION III	TARLAC	MAYANTOC	12,299,000
REGION III	TARLAC	MONCADA	11,623,000
REGION III	TARLAC	PANIQUI	11,623,000
REGION III	TARLAC	PURA	8,980,000
REGION III	TARLAC	RAMOS	11,623,000
REGION III	TARLAC	SAN CLEMENTE	8,790,000
REGION III	TARLAC	SAN JOSE	12,299,000
REGION III	TARLAC	SAN MANUEL	11,623,000
REGION III	TARLAC	SANTA IGNACIA	11,623,000
REGION III	TARLAC	VICTORIA	11,623,000
REGION III	ZAMBALES	BOTOLAN	8,257,000
REGION III	ZAMBALES	CABANGAN	9,254,000
REGION III	ZAMBALES	CANDELARIA	10,710,000
REGION III	ZAMBALES	CASTILLEJOS	8,980,000
REGION III	ZAMBALES	IBA	8,980,000
REGION III	ZAMBALES	MASINLOC	8,895,000
REGION III	ZAMBALES	PALAUIG	8,257,000
REGION III	ZAMBALES	SAN ANTONIO	11,623,000
REGION III	ZAMBALES	SAN FELIPE	11,623,000
REGION III	ZAMBALES	SAN MARCELINO	11,623,000
REGION III	ZAMBALES	SAN NARCISO	4,060,000
REGION III	ZAMBALES	STA. CRUZ	4,334,000
REGION III	ZAMBALES	SUBIC	6,703,000

Total, Region III			1,149,419,000

REGION IVA	BATANGAS	AGONCILLO	10,626,000
REGION IVA	BATANGAS	ALITAGTAG	8,980,000
REGION IVA	BATANGAS	BALAYAN	4,060,000
REGION IVA	BATANGAS	BALETE	7,983,000
REGION IVA	BATANGAS	BAUAN	6,703,000
REGION IVA	BATANGAS	CALACA	11,264,000
REGION IVA	BATANGAS	CALATAGAN	11,897,000
REGION IVA	BATANGAS	CUENCA	8,980,000
REGION IVA	BATANGAS	IBAAN	8,980,000
REGION IVA	BATANGAS	LAUREL	11,897,000
REGION IVA	BATANGAS	LEMERY	11,623,000
REGION IVA	BATANGAS	LIAN	12,299,000
REGION IVA	BATANGAS	LOBO	12,217,000
REGION IVA	BATANGAS	MABINI	11,623,000
REGION IVA	BATANGAS	MALVAR	10,626,000
REGION IVA	BATANGAS	MATAASNAKAHOY	7,983,000
REGION IVA	BATANGAS	NASUGBU	11,623,000
REGION IVA	BATANGAS	PADRE GARCIA	11,096,000
REGION IVA	BATANGAS	ROSARIO	11,623,000
REGION IVA	BATANGAS	SAN JOSE	11,623,000
REGION IVA	BATANGAS	SAN JUAN	11,623,000
REGION IVA	BATANGAS	SAN LUIS	11,623,000

834	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION IVA	BATANGAS	SAN NICOLAS	7,983,000
REGION IVA	BATANGAS	SAN PASCUAL	8,980,000
REGION IVA	BATANGAS	SANTA TERESITA	11,623,000
REGION IVA	BATANGAS	TAAL	11,623,000
REGION IVA	BATANGAS	TALISAY	11,623,000
REGION IVA	BATANGAS	TAYSAN	11,623,000
REGION IVA	BATANGAS	TINGLOY	4,334,000
REGION IVA	BATANGAS	TUY	12,299,000
REGION IVA	CAVITE	ALFONSO	8,980,000
REGION IVA	CAVITE	AMADEO	11,772,000
REGION IVA	CAVITE	CARMONA	10,943,000
REGION IVA	CAVITE	GEN. MARIANO ALVAREZ	11,911,000
REGION IVA	CAVITE	GENERAL EMILIO AGUINALDO	11,264,000
REGION IVA	CAVITE	INDANG	11,623,000
REGION IVA	CAVITE	KAWIT	7,983,000
REGION IVA	CAVITE	MAGALLANES	8,980,000
REGION IVA	CAVITE	MARAGONDON	11,623,000
REGION IVA	CAVITE	MENDEZ (MENDEZ-NUÑEZ)	8,980,000
REGION IVA	CAVITE	NAIC	11,623,000
REGION IVA	CAVITE	NOVELETA	6,703,000
REGION IVA	CAVITE	ROSARIO	11,623,000
REGION IVA	CAVITE	SILANG	8,980,000
REGION IVA	CAVITE	TANZA	11,623,000
REGION IVA	CAVITE	TERNATE	7,983,000
REGION IVA	LAGUNA	ALAMINOS	4,060,000
REGION IVA	LAGUNA	BAY	7,983,000
REGION IVA	LAGUNA	CALAUAN	4,060,000
REGION IVA	LAGUNA	CAVINTI	3,870,000
REGION IVA	LAGUNA	FAMY	4,060,000
REGION IVA	LAGUNA	KALAYAAN	8,980,000
REGION IVA	LAGUNA	LILIW	11,623,000
REGION IVA	LAGUNA	LOS BAÑOS	7,983,000
REGION IVA	LAGUNA	LUISIANA	4,060,000
REGION IVA	LAGUNA	LUMBAN	11,623,000
REGION IVA	LAGUNA	MABITAC	10,626,000
REGION IVA	LAGUNA	MAGDALENA	4,060,000
REGION IVA	LAGUNA	MAJAYJAY	8,980,000
REGION IVA	LAGUNA	NAGCARLAN	4,060,000
REGION IVA	LAGUNA	PAETE	8,980,000
REGION IVA	LAGUNA	PAGSANJAN	4,060,000
REGION IVA	LAGUNA	PAKIL	12,299,000
REGION IVA	LAGUNA	PANGIL	7,983,000
REGION IVA	LAGUNA	PILA	4,060,000
REGION IVA	LAGUNA	RIZAL	4,060,000
REGION IVA	LAGUNA	S1NILOAN	12,299,000
REGION IVA	LAGUNA	STA. CRUZ	8,980,000
REGION IVA	LAGUNA	STA. MARIA	8,980,000
REGION IVA	LAGUNA	VICTORIA	10,626,000
REGION IVA	QUEZON	AGDANGAN	11,623,000
REGION IVA	QUEZON	ALABAT	6,513,000
REGION IVA	QUEZON	ATIMONAN	8,727,000
REGION IVA	QUEZON	BUENAVISTA	9,254,000
REGION IVA	QUEZON	BURDEOS	4,641,000

JANUARY 6, 2020	OFFICIAL GAZETTE	835
ASSISTANCE TO MUNICIPALITIES

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION IVA	QUEZON	CALAUAG	11,897,000
REGION IVA	QUEZON	CANDELARIA	10,626,000
REGION IVA	QUEZON	CATANAUAN	9,254,000
REGION IVA	QUEZON	DOLORES	8,980,000
REGION IVA	QUEZON	GENERAL LUNA	6,977,000
REGION IVA	QUEZON	GENERAL NAKAR	11,538,000
REGION IVA	QUEZON	GUINAYANGAN	11,897,000
REGION IVA	QUEZON	GUMACA	4,060,000
REGION IVA	QUEZON	INFANTA	4,060,000
REGION IVA	QUEZON	JOMAL1G	6,925,000
REGION IVA	QUEZON	LOPEZ	6,977,000
REGION IVA	QUEZON	LUCBAN	10,626,000
REGION IVA	QUEZON	MACALELON	10,900,000
REGION IVA	QUEZON	MAUBAN	11,433,000
REGION IVA	QUEZON	MULANAY	4,334,000
REGION IVA	QUEZON	PADRE BURGOS	4,334,000
REGION IVA	QUEZON	PAGBILAO	7,983,000
REGION IVA	QUEZON	PANUKULAN	4,144,000
REGION IVA	QUEZON	PATNANUNGAN	4,451,000
REGION IVA	QUEZON	PEREZ	4,144,000
REGION IVA	QUEZON	PITOGO	4,334,000
REGION IVA	QUEZON	PLARIDEL	10,436,000
REGION IVA	QUEZON	POLILLO	4,334,000
REGION IVA	QUEZON	QUEZON	4,334,000
REGION IVA	QUEZON	REAL	4,144,000
REGION IVA	QUEZON	SAMPALOC	3,870,000
REGION IVA	QUEZON	SAN ANDRES	12,204,000
REGION IVA	QUEZON	SAN ANTONIO	6,703,000
REGION IVA	QUEZON	SAN FRANCISCO (AURORA)	4,334,000
REGION IVA	QUEZON	SAN NARCISO	4,334,000
REGION IVA	QUEZON	SARIAYA	4,060,000
REGION IVA	QUEZON	TAGKAWAYAN	9,254,000
REGION IVA	QUEZON	TIAONG	11,623,000
REGION IVA	QUEZON	UNISAN	9,254,000
REGION IVA	RIZAL	ANGONO	7,983,000
REGION IVA	RIZAL	BARAS	11,623,000
REGION IVA	RIZAL	BINANGONAN	6,703,000
REGION IVA	RIZAL	CAINTA	8,980,000
REGION IVA	RIZAL	CARDONA	11,623,000
REGION IVA	RIZAL	JALAJALA	10,626,000
REGION IVA	RIZAL	MORONG	8,980,000
REGION IVA	RIZAL	PILILLA	7,983,000
REGION IVA	RIZAL	RODRIGUEZ	11,911,000
REGION IVA	RIZAL	SAN MATEO	11,096,000
REGION IVA	RIZAL	TANAY	8,453,000
REGION IVA	RIZAL	TAYTAY	6,703,000
REGION IVA	RIZAL	TERESA	7,983,000

Total, Region IVA			1,058,152,000

MIMAROPA	MARINDUQUE	BOAC	8,980,000
MIMAROPA	MARINDUQUE	BUENAVISTA	4,334,000
MIMAROPA	MARINDUQUE	GASAN	8,980,000
MIMAROPA	MARINDUQUE	MOGPOG	8,980,000
MIMAROPA	MARINDUQUE	STA. CRUZ	4,060,000

836	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
MIMAROPA	MARINDUQUE	TORRIJOS	8,257,000
MIMAROPA	OCCIDENTAL MINDORO	ABRA DE ILOG	3,975,000
MIMAROPA	OCCIDENTAL MINDORO	CALINTAAN	11,707,000
MIMAROPA	OCCIDENTAL MINDORO	LOOC	10,541,000
MIMAROPA	OCCIDENTAL MINDORO	LUBANG	6,703,000
MIMAROPA	OCCIDENTAL MINDORO	MAGSAYSAY	12,204,000
MIMAROPA	OCCIDENTAL MINDORO	MAMBURAO	4,334,000
MIMAROPA	OCCIDENTAL MINDORO	PALUAN	6,925,000
MIMAROPA	OCCIDENTAL MINDORO	RIZAL	4,334,000
MIMAROPA	OCCIDENTAL MINDORO	SABLAYAN	11,707,000
MIMAROPA	OCCIDENTAL MINDORO	SAN JOSE	8,257,000
MIMAROPA	OCCIDENTAL MINDORO	STA CRUZ	11,707,000
MIMAROPA	ORIENTAL MINDORO	BACO	4,334,000
MIMAROPA	ORIENTAL MINDORO	BANSUD	4,334,000
MIMAROPA	ORIENTAL MINDORO	BONGABONG	8,257,000
MIMAROPA	ORIENTAL MINDORO	BULALACAO	4,641,000
MIMAROPA	ORIENTAL MINDORO	GLORIA	8,980,000
MIMAROPA	ORIENTAL MINDORO	MANSALAY	9,254,000
MIMAROPA	ORIENTAL MINDORO	NAUJAN	8,453,000
MIMAROPA	ORIENTAL MINDORO	PINAMALAYAN	8,980,000
MIMAROPA	ORIENTAL MINDORO	POLA	6,703,000
MIMAROPA	ORIENTAL MINDORO	PUERTO GALERA	8,790,000
MIMAROPA	ORIENTAL MINDORO	ROXAS	11,623,000
MIMAROPA	ORIENTAL MINDORO	SAN TEODORO	11,538,000
MIMAROPA	ORIENTAL MINDORO	SOCORRO	8,980,000
MIMAROPA	ORIENTAL MINDORO	VICTORIA	8,980,000
MIMAROPA	PALAWAN	ABORLAN	4,144,000
MIMAROPA	PALAWAN	AGUTAYA	6,703,000
MIMAROPA	PALAWAN	ARACELI	6,787,000
MIMAROPA	PALAWAN	BALABAC	4,989,000
MIMAROPA	PALAWAN	BATARAZA	9,561,000
MIMAROPA	PALAWAN	BROOKE’S POINT	11,707,000
MIMAROPA	PALAWAN	BUSUANGA	9,064,000
MIMAROPA	PALAWAN	CAGAYANC1LLO	3,975,000
MIMAROPA	PALAWAN	CORON	3,870,000
MIMAROPA	PALAWAN	CULION	3,975,000
MIMAROPA	PALAWAN	CUYO	4,060,000
MIMAROPA	PALAWAN	DUMARAN	4,144,000
MIMAROPA	PALAWAN	EL NIDO	3,975,000
MIMAROPA	PALAWAN	KALAYAAN	3,975,000
MIMAROPA	PALAWAN	LINAPACAN	4,144,000
MIMAROPA	PALAWAN	MAGSAYSAY	8,263,000
MIMAROPA	PALAWAN	NARRA	4,060,000
MIMAROPA	PALAWAN	QUEZON	4,144,000
MIMAROPA	PALAWAN	RIZAL	4,451,000
MIMAROPA	PALAWAN	ROXAS	10,436,000
MIMAROPA	PALAWAN	SAN VICENTE	3,975,000
MIMAROPA	PALAWAN	SOFRONIO ESPAÑOLA	6,787,000
MIMAROPA	PALAWAN	TAYTAY	4,144,000
MIMAROPA	ROMBLON	ALCANTARA	6,977,000
MIMAROPA	ROMBLON	BANTON	10,541,000
MIMAROPA	ROMBLON	CAJIDIOCAN	8,257,000
MIMAROPA	ROMBLON	CALATRAVA	4,144,000

JANUARY 6, 2020	OFFICIAL GAZETTE	837
ASSISTANCE TO MUNICIPALITIES

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
MIMAROPA	ROMBLON	CONCEPCION	3,975,000
MIMAROPA	ROMBLON	CORCUERA	12,383,000
MIMAROPA	ROMBLON	FERROL	6,618,000
MIMAROPA	ROMBLON	LOOC	11,897,000
MIMAROPA	ROMBLON	MAGDIWANG	11,707,000
MIMAROPA	ROMBLON	ODIONGAN	4,060,000
MIMAROPA	ROMBLON	ROMBLON	11,897,000
MIMAROPA	ROMBLON	SAN AGUSTIN	11,897,000
MIMAROPA	ROMBLON	SAN ANDRES	9,064,000
MIMAROPA	ROMBLON	SAN FERNANDO	4,334,000
MIMAROPA	ROMBLON	SAN JOSE	6,787,000
MIMAROPA	ROMBLON	STA. FE	9,254,000
MIMAROPA	ROMBLON	STA. MARIA	6,787,000

Total, MIMAROPA			521,744,000

REGION V	ALBAY	BACACAY	4,334,000
REGION V	ALBAY	CAMALIG	9,254,000
REGION V	ALBAY	DARAGA	4,060,000
REGION V	ALBAY	GUINOBATAN	9,254,000
REGION V	ALBAY	JOVELLAR	4,334,000
REGION V	ALBAY	LIBON	9,254,000
REGION V	ALBAY	MALILIPOT	9,254,000
REGION V	ALBAY	MALINAO	9,254,000
REGION V	ALBAY	MANITO	4,334,000
REGION V	ALBAY	OAS	9,254,000
REGION V	ALBAY	PIODURAN	11,897,000
REGION V	ALBAY	POLANGUI	4,334,000
REGION V	ALBAY	RAPU-RAPU	9,561,000
REGION V	ALBAY	STO. DOMINGO	4,334,000
REGION V	ALBAY	TIWI	9,254,000
REGION V	CAMARINES NORTE	BASUD	10,900,000
REGION V	CAMARINES NORTE	CAPALONGA	9,561,000
REGION V	CAMARINES NORTE	DAET	11,897,000
REGION V	CAMARINES NORTE	JOSE PANGANIBAN	8,257,000
REGION V	CAMARINES NORTE	LABO	9,254,000
REGION V	CAMARINES NORTE	MERCEDES	9,034,000
REGION V	CAMARINES NORTE	PARACALE	6,977,000
REGION V	CAMARINES NORTE	SAN LORENZO RUIZ	9,064,000
REGION V	CAMARINES NORTE	SAN VICENTE	11,180,000
REGION V	CAMARINES NORTE	STA. ELENA	8,564,000
REGION V	CAMARINES NORTE	TALISAY	11,370,000
REGION V	CAMARINES NORTE	VINZONS	12,204,000
REGION V	CAMARINES SUR	BAAO	4,334,000
REGION V	CAMARINES SUR	BALATAN	7,632,000
REGION V	CAMARINES SUR	BATO	4,641,000
REGION V	CAMARINES SUR	BOMBON	8,257,000
REGION V	CAMARINES SUR	BUHI	7,284,000
REGION V	CAMARINES SUR	BULA	12,204,000
REGION V	CAMARINES SUR	CABUSAO	8,564,000
REGION V	CAMARINES SUR	CALABANGA	10,900,000
REGION V	CAMARINES SUR	CAMALIGAN	11,897,000
REGION V	CAMARINES SUR	CANAMAN	9,254,000
REGION V	CAMARINES SUR	CARAMOAN	4,989,000
REGION V	CAMARINES SUR	DEL GALLEGO	12,204,000

838	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION V	CAMARINES SUR	GAINZA	4,334,000
REGION V	CAMARINES SUR	GARCHITORENA	4,989,000
REGION V	CAMARINES SUR	GOA	4,334,000
REGION V	CAMARINES SUR	LAGONOY	4,641,000
REGION V	CAMARINES SUR	LIBMANAN	7,284,000
REGION V	CAMARINES SUR	LUPI	4,641,000
REGION V	CAMARINES SUR	MAGARAO	11,897,000
REGION V	CAMARINES SUR	MILAOR	9,254,000
REGION V	CAMARINES SUR	MINALABAC	7,284,000
REGION V	CAMARINES SUR	NABUA	4,334,000
REGION V	CAMARINES SUR	OCAMPO	4,334,000
REGION V	CAMARINES SUR	PAMPLONA	6,977,000
REGION V	CAMARINES SUR	PASACAO	4,641,000
REGION V	CAMARINES SUR	PILI	9,254,000
REGION V	CAMARINES SUR	PRESENTACION	12,552,000
REGION V	CAMARINES SUR	RAGAY	8,564,000
REGION V	CAMARINES SUR	SAGNAY	8,564,000
REGION V	CAMARINES SUR	SAN FERNANDO	11,897,000
REGION V	CAMARINES SUR	SAN JOSE	12,573,000
REGION V	CAMARINES SUR	SIPOCOT	12,880,000
REGION V	CAMARINES SUR	SIRUMA	7,632,000
REGION V	CAMARINES SUR	TIGAON	11,897,000
REGION V	CAMARINES SUR	TINAMBAC	14,242,000
REGION V	CATANDUANES	BAGAMANOC	11,017,000
REGION V	CATANDUANES	BARAS	12,014,000
REGION V	CATANDUANES	BATO	8,257,000
REGION V	CATANDUANES	CARAMORAN	11,555,000
REGION V	CATANDUANES	GIGMOTO	11,845,000
REGION V	CATANDUANES	PANDAN	11,555,000
REGION V	CATANDUANES	PANGANIBAN	11,017,000
REGION V	CATANDUANES	SAN ANDRES	12,204,000
REGION V	CATANDUANES	SAN MIGUEL	11,017,000
REGION V	CATANDUANES	VIGA	11,207,000
REGION V	CATANDUANES	VIRAC	11,897,000
REGION V	MASBATE	AROROY	4,641,000
REGION V	MASBATE	BALENO	9,561,000
REGION V	MASBATE	BALUD	9,561,000
REGION V	MASBATE	BATUAN	4,334,000
REGION V	MASBATE	CATAINGAN	9,254,000
REGION V	MASBATE	CAWAYAN	12,552,000
REGION V	MASBATE	CLAVERIA	4,989,000
REGION V	MASBATE	DIMASALANG	9,561,000
REGION V	MASBATE	ESPERANZA	12,204,000
REGION V	MASBATE	MANDAON	4,641,000
REGION V	MASBATE	MILAGROS	9,561,000
REGION V	MASBATE	MOBO	4,641,000
REGION V	MASBATE	MONREAL	8,912,000
REGION V	MASBATE	PALANAS	9,561,000
REGION V	MASBATE	PIO V. CORPUS	12,204,000
REGION V	MASBATE	PLACER	11,207,000
REGION V	MASBATE	SAN FERNANDO	9,254,000
REGION V	MASBATE	SAN JACINTO	9,254,000
REGION V	MASBATE	SAN PASCUAL	8,912,000

JANUARY 6, 2020	OFFICIAL GAZETTE	839
ASSISTANCE TO MUNICIPALITIES

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION V	MASBATE	USON	4,641,000
REGION V	SORSOGON	BARCELONA	11,897,000
REGION V	SORSOGON	BULAN	11,897,000
REGION V	SORSOGON	BULUSAN	11,897,000
REGION V	SORSOGON	CASIGURAN	7,284,000
REGION V	SORSOGON	CASTILLA	7,284,000
REGION V	SORSOGON	DONSOL	4,641,000
REGION V	SORSOGON	GUBAT	11,897,000
REGION V	SORSOGON	IROSIN	9,254,000
REGION V	SORSOGON	JUBAN	12,204,000
REGION V	SORSOGON	MAGALLANES	9,561,000
REGION V	SORSOGON	MATNOG	4,641,000
REGION V	SORSOGON	PILAR	9,561,000
REGION V	SORSOGON	PRIETO DIAZ	4,641,000
REGION V	SORSOGON	STA. MAGDALENA	9,561,000

Total, Region V			940,637,000

REGION VI	AKLAN	ALTAVAS	11,623,000
REGION VI	AKLAN	BALETE	11,897,000
REGION VI	AKLAN	BANGA	11,623,000
REGION VI	AKLAN	BATAN	6,977,000
REGION VI	AKLAN	BURUANGA	11,370,000
REGION VI	AKLAN	IBAJAY	11,897,000
REGION VI	AKLAN	KALIBO	4,060,000
REGION VI	AKLAN	LEZO	11,623,000
REGION VI	AKLAN	LIBACAO	6,977,000
REGION VI	AKLAN	MADALAG	10,710,000
REGION VI	AKLAN	MAKATO	6,703,000
REGION VI	AKLAN	MALAY	6,344,000
REGION VI	AKLAN	MALINAO	11,897,000
REGION VI	AKLAN	NABAS	10,900,000
REGION VI	AKLAN	NEW WASHINGTON	11,623,000
REGION VI	AKLAN	NUMANCIA	8,980,000
REGION VI	AKLAN	TANGALAN	6,977,000
REGION VI	ANTIQUE	ANINI-Y	7,983,000
REGION VI	ANTIQUE	BARBAZA	10,900,000
REGION VI	ANTIQUE	BELISON	8,980,000
REGION VI	ANTIQUE	BUGASONG	4,334,000
REGION VI	ANTIQUE	CALUYA	4,334,000
REGION VI	ANTIQUE	CULASI	8,257,000
REGION VI	ANTIQUE	HAMTIC	11,897,000
REGION VI	ANTIQUE	LAUA-AN	4,334,000
REGION VI	ANTIQUE	LIBERTAD	6,977,000
REGION VI	ANTIQUE	PANDAN	4,334,000
REGION VI	ANTIQUE	PATNONGON	10,900,000
REGION VI	ANTIQUE	SAN JOSE DE BUENAVISTA	11,623,000
REGION VI	ANTIQUE	SAN REMIGIO	11,707,000
REGION VI	ANTIQUE	SEBASTE	3,870,000
REGION VI	ANTIQUE	SIBALOM	6,703,000
REGION VI	ANTIQUE	TIBIAO	6,977,000
REGION VI	ANTIQUE	TOBIAS FORNIER	10,900,000
REGION VI	ANTIQUE	VALDERRAMA	4,144,000
REGION VI	CAPIZ	CUARTERO	6,703,000
REGION VI	CAPIZ	DAO	11,623,000

840	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION VI	CAPIZ	DUMALAG	6,703,000
REGION VI	CAPIZ	DUMARAO	11,897,000
REGION VI	CAPIZ	1VISAN	11,623,000
REGION VI	CAPIZ	JAMINDAN	8,257,000
REGION VI	CAPIZ	MAAYON	11,897,000
REGION VI	CAPIZ	MAMBUSAO	11,623,000
REGION VI	CAPIZ	PANAY	6,703,000
REGION VI	CAPIZ	PANITAN	8,980,000
REGION VI	CAPIZ	PILAR	10,900,000
REGION VI	CAPIZ	PONTEVEDRA	4,060,000
REGION VI	CAPIZ	PRESIDENT ROXAS	4,334,000
REGION VI	CAPIZ	SAPIAN	11,897,000
REGION VI	CAPIZ	SIGMA	6,703,000
REGION VI	CAPIZ	TAPAZ	11,897,000
REGION VI	GUIMARAS	BUENAVISTA	8,980,000
REGION VI	GUIMARAS	JORDAN	4,060,000
REGION VI	GUIMARAS	NUEVA VALENCIA	9,254,000
REGION VI	GUIMARAS	SAN LORENZO	11,897,000
REGION VI	GUIMARAS	SIBUNAG	10,900,000
REGION VI	ILOILO	AJUY	4,334,000
REGION VI	ILOILO	ALIMODIAN	4,334,000
REGION VI	ILOILO	ANILAO	4,334,000
REGION VI	ILOILO	BADIANGAN	4,334,000
REGION VI	ILOILO	BALASAN	6,977,000
REGION VI	ILOILO	BANATE	6,977,000
REGION VI	ILOILO	BAROTAC NUEVO	6,977,000
REGION VI	ILOILO	BAROTAC VIEJO	4,334,000
REGION VI	ILOILO	BATAD	6,977,000
REGION VI	ILOILO	BINGAWAN	6,787,000
REGION VI	ILOILO	CABATUAN	4,060,000
REGION VI	ILOILO	CALINOG	4,334,000
REGION VI	ILOILO	CARLES	9,254,000
REGION VI	ILOILO	CONCEPCION	4,334,000
REGION VI	ILOILO	DINGLE	4,334,000
REGION VI	ILOILO	DUEÑAS	9,254,000
REGION VI	ILOILO	DUMANGAS	4,334,000
REGION VI	ILOILO	ESTANCIA	4,334,000
REGION VI	ILOILO	GUIMBAL	4,060,000
REGION VI	ILOILO	IGBARAS	4,334,000
REGION VI	ILOILO	JANIUAY	4,334,000
REGION VI	ILOILO	LAMBUNAO	4,334,000
REGION VI	ILOILO	LEGANES	4,060,000
REGION VI	ILOILO	LEMERY	9,254,000
REGION VI	ILOILO	LEON	4,334,000
REGION VI	ILOILO	MAASIN	4,334,000
REGION VI	ILOILO	MIAGAO	4,334,000
REGION VI	ILOILO	MINA	4,334,000
REGION V!	ILOILO	NEW LUCENA	4,060,000
REGION VI	ILOILO	OTON	4,060,000
REGION VI	ILOILO	PAVIA	4,060,000
REGION VI	ILOILO	POTOTAN	9,254,000
REGION VI	ILOILO	SAN DIONISIO	4,334,000
REGION VI	ILOILO	SAN ENRIQUE	4,334,000

JANUARY 6, 2020	OFFICIAL GAZETTE	841
ASSISTANCE TO MUNICIPALITIES

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION VI	ILOILO	SAN JOAQUIN	4,334,000
REGION VI	ILOILO	SAN MIGUEL	4,060,000
REGION VI	ILOILO	SAN RAFAEL	4,334,000
REGION VI	ILOILO	SANTA BARBARA	4,334,000
REGION VI	ILOILO	SARA	4,060,000
REGION VI	ILOILO	TIGBAUAN	4,334,000
REGION VI	ILOILO	TUBUNGAN	6,977,000
REGION VI	ILOILO	ZARRAGA	6,703,000
REGION VI	NEGROS OCCIDENTAL	BINALBAGAN	11,370,000
REGION VI	NEGROS OCCIDENTAL	CALATRAVA	6,977,000
REGION VI	NEGROS OCCIDENTAL	CANDONI	6,977,000
REGION VI	NEGROS OCCIDENTAL	CAUAYAN	11,897,000
REGION VI	NEGROS OCCIDENTAL	ENRIQUE B. MAGALONA	4,060,000
REGION VI	NEGROS OCCIDENTAL	H1NIGARAN	4,060,000
REGION VI	NEGROS OCCIDENTAL	HINOBA-AN	9,254,000
REGION VI	NEGROS OCCIDENTAL	ILOG	4,060,000
REGION VI	NEGROS OCCIDENTAL	ISABELA	11,897,000
REGION VI	NEGROS OCCIDENTAL	LA CASTELLANA	8,257,000
REGION VI	NEGROS OCCIDENTAL	MANAPLA	11,897,000
REGION VI	NEGROS OCCIDENTAL	MOISES PADILLA	11,370,000
REGION VI	NEGROS OCCIDENTAL	MURCIA	6,977,000
REGION VI	NEGROS OCCIDENTAL	PONTEVEDRA	7,983,000
REGION VI	NEGROS OCCIDENTAL	PULUPANDAN	4,060,000
REGION VI	NEGROS OCCIDENTAL	SALVADOR BENEDICTO	11,897,000
REGION VI	NEGROS OCCIDENTAL	SAN ENRIQUE	8,980,000
REGION VI	NEGROS OCCIDENTAL	TOBOSO	4,334,000
REGION VI	NEGROS OCCIDENTAL	VALLADOLID	7,983,000

Total, Region VI			864,069,000

REGION VII	BOHOL	ALBURQUERQUE	3,870,000
REGION VII	BOHOL	ALICIA	4,334,000
REGION VII	BOHOL	ANDA	4,144,000
REGION VII	BOHOL	ANTEQUERA	3,870,000
REGION VII	BOHOL	BACLAYON	4,060,000
REGION VII	BOHOL	BALILIHAN	4,144,000
REGION VII	BOHOL	BATUAN	4,144,000
REGION VII	BOHOL	BIEN UNIDO	4,989,000
REGION VII	BOHOL	BILAR	4,144,000
REGION VII	BOHOL	BUENAVISTA	4,641,000
REGION VII	BOHOL	CALAPE	8,727,000
REGION VII	BOHOL	CANDIJAY	4,334,000
REGION VII	BOHOL	CARMEN	4,334,000
REGION VII	BOHOL	CATIGBIAN	4,334,000
REGION VII	BOHOL	CLARIN	8,257,000
REGION VII	BOHOL	CORELLA	7,624,000
REGION VII	BOHOL	CORTES	4,060,000
REGION VII	BOHOL	DAGOHOY	4,334,000
REGION VII	BOHOL	DANAO	8,067,000
REGION VII	BOHOL	DAUIS	8,980,000
REGION VII	BOHOL	DIMIAO	4,144,000
REGION VII	BOHOL	DUERO	4,334,000
REGION VII	BOHOL	GARCIA-HERNANDEZ	8,727,000
REGION VII	BOHOL	GETAFE	4,641,000
REGION VII	BOHOL	GUINDULMAN	4,334,000

842	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION VII	BOHOL	INABANGA	4,334,000
REGION VII	BOHOL	JAGNA	4,334,000
REGION VII	BOHOL	LILA	4,144,000
REGION VII	BOHOL	LOAY	4,050,000
REGION VII	BOHOL	LOBOC	3,702,000
REGION VII	BOHOL	LOON	8,257,000
REGION VII	BOHOL	MABINI	4,334,000
REGION VII	BOHOL	MARIBOJOC	7,983,000
REGION VII	BOHOL	PANGLAO	7,793,000
REGION VII	BOHOL	PILAR	4,334,000
REGION VII	BOHOL.	PRES. CARLOS P. GARCIA (PITOGO)	8,564,000
REGION VII	BOHOL	SAGBAYAN (BORJA)	9,254,000
REGION VII	BOHOL	SAN ISIDRO	3,975,000
REGION VII	BOHOL	SAN MIGUEL	4,334,000
REGION VII	BOHOL	SEVILLA	3,975,000
REGION VII	BOHOL	SIERRA BULLONES	8,727,000
REGION VII	BOHOL	SIKATUNA	3,702,000
REGION VII	BOHOL	TALIBON	4,334,000
REGION VII	BOHOL	TRINIDAD	4,144,000
REGION VII	BOHOL	TUBIGON	4,334,000
REGION VII	BOHOL	UBAY	4,334,000
REGION VII	BOHOL	VALENCIA	4,334,000
REGION VII	CEBU	ALCANTARA	4,334,000
REGION VII	CEBU	ALCOY	9,254,000
REGION VII	CEBU	ALEGRIA	4,641,000
REGION VII	CEBU	ALOGUINSAN	4,334,000
REGION VII	CEBU	ARGAO	4,334,000
REGION VII	CEBU	ASTURIAS	8,257,000
REGION VII	CEBU	BADIAN	4,334,000
REGION VII	CEBU	BALAMBAN	9,254,000
REGION VII	CEBU	BANTAYAN	9,254,000
REGION VII	CEBU	BARILI	9,254,000
REGION VII	CEBU	BOLJOON	4,144,000
REGION VII	CEBU	BORBON	11,897,000
REGION VII	CEBU	CARMEN	9,254,000
REGION VII	CEBU	CATMON	11,897,000
REGION VII	CEBU	COMPOSTELA	4,060,000
REGION VII	CEBU	CONSOLACION	4,060,000
REGION VII	CEBU	CORDOVA	4,060,000
REGION VII	CEBU	DAANBANTAYAN	4,334,000
REGION VII	CEBU	DALAGUETE	4,334,000
REGION VII	CEBU	DUMANJUG	4,334,000
REGION VII	CEBU	GINATILAN	8,257,000
REGION VII	CEBU	LILOAN	4,060,000
REGION VII	CEBU	MADRIDEJOS	4,334,000
REGION VII	CEBU	MALABUYOC	4,641,000
REGION VII	CEBU	MEDELLIN	6,977,000
REGION VII	CEBU	MINGLANILLA	4,060,000
REGION VII	CEBU	MOALBOAL	9,254,000
REGION VII	CEBU	OSLOB	3,975,000
REGION VII	CEBU	PILAR	4,144,000
REGION VII	CEBU	PINAMUNGAJAN	4,334,000
REGION VII	CEBU	PORO	4,334,000

JANUARY 6, 2020	OFFICIAL GAZETTE	843
ASSISTANCE TO MUNICIPALITIES

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION VII	CEBU	RONDA	9,254,000
REGION VII	CEBU	SAMBOAN	9,254,000
REGION VII	CEBU	SAN FERNANDO	4,334,000
REGION VII	CEBU	SAN FRANCISCO	4,641,000
REGION VII	CEBU	SAN REMIGIO	8,257,000
REGION VII	CEBU	SANTA FE	9,254,000
REGION VII	CEBU	SANTANDER	9,254,000
REGION VII	CEBU	SIBONGA	9,254,000
REGION VII	CEBU	SOGOD	9,254,000
REGION VII	CEBU	TABOGON	8,727,000
REGION VII	CEBU	TABUELAN	4,334,000
REGION VII	CEBU	TUBURAN	4,334,000
REGION VII	CEBU	TUDELA	6,787,000
REGION VII	NEGROS ORIENTAL	AMLAN (AYUQUITAN)	4,334,000
REGION VII	NEGROS ORIENTAL	AYUNGON	4,989,000
REGION VII	NEGROS ORIENTAL	BACONG	4,334,000
REGION VII	NEGROS ORIENTAL	BASAY	4,989,000
REGION VII	NEGROS ORIENTAL	BINDOY (PAYABON)	4,989,000
REGION VII	NEGROS ORIENTAL	DAUIN	6,977,000
REGION VII	NEGROS ORIENTAL	JIMALALUD	9,909,000
REGION VII	NEGROS ORIENTAL	LA LIBERTAD	4,989,000
REGION VII	NEGROS ORIENTAL	MABINAY	4,989,000
REGION VII	NEGROS ORIENTAL	MANJUYOD	4,641,000
REGION VII	NEGROS ORIENTAL	PAMPLONA	4,641,000
REGION VII	NEGROS ORIENTAL	SAN JOSE	4,334,000
REGION VII	NEGROS ORIENTAL	SANTA CATALINA	9,561,000
REGION VII	NEGROS ORIENTAL	SIATON	4,989,000
REGION VII	NEGROS ORIENTAL	SIBULAN	4,334,000
REGION VII	NEGROS ORIENTAL	TAYASAN	4,989,000
REGION VII	NEGROS ORIENTAL	VALENCIA (LUZURRIAGA)	4,144,000
REGION VII	NEGROS ORIENTAL	VALLEHERMOSO	12,552,000
REGION VII	NEGROS ORIENTAL	ZAMBOANGUITA	4,641,000
REGION VII	SIQUIJOR	ENRIQUE VILLANUEVA	3,975,000
REGION VII	SIQUIJOR	LARENA	6,513,000
REGION VII	SIQUIJOR	LAZI	4,334,000
REGION VII	SIQUIJOR	MARIA	4,144,000
REGION VII	SIQUIJOR	SAN JUAN	4,334,000
REGION VII	SIQUIJOR	SIQUIJOR (CAPITAL)	8,257,000

Total, Region VII			674,671,000

REGION VIII	BILIRAN	ALMERIA	11,897,000
REGION VIII	BILIRAN	BILIRAN	4,334,000
REGION VIII	BILIRAN	CABUCGAYAN	6,977,000
REGION VIII	BILIRAN	CAIBIRAN	10,900,000
REGION VIII	BILIRAN	CULABA	10,710,000
REGION VIII	BILIRAN	KAWAYAN	11,897,000
REGION VIII	BILIRAN	MARIPIPI	3,975,000
REGION VIII	BILIRAN	NAVAL	8,257,000
REGION VIII	EASTERN SAMAR	ARTECHE	4,451,000
REGION VIII	EASTERN SAMAR	BALANGIGA	12,014,000
REGION VIII	EASTERN SAMAR	BALANGKAYAN	9,202,000
REGION VIII	EASTERN SAMAR	CAN-AVID	12,014,000
REGION VIII	EASTERN SAMAR	DOLORES	4,641,000
REGION VIII	EASTERN SAMAR	GEN. MACARTHUR	12,014,000

844	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION VIII	EASTERN SAMAR	GIPORLOS	9,371,000
REGION VIII	EASTERN SAMAR	GUIUAN	11,897,000
REGION VIII	EASTERN SAMAR	HERNANI	9,371,000
REGION VIII	EASTERN SAMAR	JIPAPAD	4,282,000
REGION VIII	EASTERN SAMAR	LAWAAN	10,710,000
REGION VIII	EASTERN SAMAR	LLORENTE	4,282,000
REGION VIII	EASTERN SAMAR	MASLOG	7,273,000
REGION VIII	EASTERN SAMAR	MAYDOLONG	10,848,000
REGION VIII	EASTERN SAMAR	MERCEDES	3,975,000
REGION VIII	EASTERN SAMAR	ORAS	11,207,000
REGION VIII	EASTERN SAMAR	QUINAPONDAN	4,451,000
REGION VIII	EASTERN SAMAR	SALCEDO	11,207,000
REGION VIII	EASTERN SAMAR	SAN JULIAN	8,374,000
REGION VIII	EASTERN SAMAR	SAN POLICARPO	7,284,000
REGION VIII	EASTERN SAMAR	SULAT	11,707,000
REGION VIII	EASTERN SAMAR	TAFT	4,451,000
REGION VIII	LEYTE	ABUYOG	4,334,000
REGION VIII	LEYTE	ALANGALANG	9,254,000
REGION VIII	LEYTE	ALBUERA	4,334,000
REGION VIII	LEYTE	BABATNGON	4,334,000
REGION VIII	LEYTE	BARUGO	10,900,000
REGION VIII	LEYTE	BATO	9,254,000
REGION VIII	LEYTE	BURAUEN	4,334,000
REGION VIII	LEYTE	CALUBIAN	7,284,000
REGION VIII	LEYTE	CAPOOCAN	4,641,000
REGION VIII	LEYTE	CARIGARA	11,897,000
REGION VIII	LEYTE	DAGAMI	4,334,000
REGION VIII	LEYTE	DULAG	4,334,000
REGION VIII	LEYTE	HILONGOS	8,257,000
REGION VIII	LEYTE	HINDANG	9,254,000
REGION VIII	LEYTE	INOPACAN	9,254,000
REGION VIII	LEYTE	ISABEL	8,257,000
REGION VIII	LEYTE	JARO	4,641,000
REGION VIII	LEYTE	JAVIER	9,254,000
REGION VIII	LEYTE	JULITA	8,257,000
REGION VIII	LEYTE	KANANGA	9,254,000
REGION VIII	LEYTE	LAPAZ	9,254,000
REGION VIII	LEYTE	LEYTE	8,564,000
REGION VIII	LEYTE	MAC ARTHUR	8,727,000
REGION VIII	LEYTE	MAHAPLAG	8,257,000
REGION VIII	LEYTE	MATAG-OB	8,257,000
REGION VIII	LEYTE	MATALOM	4,334,000
REGION VIII	LEYTE	MAYORGA	4,144,000
REGION VIII	LEYTE	MERIDA	11,897,000
REGION VIII	LEYTE	PALO	4,334,000
REGION VIII	LEYTE	PALOMPON	4,334,000
REGION VIII	LEYTE	PASTRANA	4,641,000
REGION VIII	LEYTE	SAN ISIDRO	12,204,000
REGION VIII	LEYTE	SAN MIGUEL	4,641,000
REGION VIII	LEYTE	STA. FE	4,334,000
REGION VIII	LEYTE	TABANGO	11,207,000
REGION VIII	LEYTE	TABONTABON	4,144,000
REGION VIII	LEYTE	TANAUAN	4,334,000

JANUARY 6, 2020	OFFICIAL GAZETTE	845
ASSISTANCE TO MUNICIPALITIES

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION VIII	LEYTE	TOLOSA	10,900,000
REGION VIII	LEYTE	TUNGA	4,144,000
REGION VIII	LEYTE	VILLABA	4,334,000
REGION VIII	NORTHERN SAMAR	ALLEN	4,334,000
REGION VIII	NORTHERN SAMAR	BIRI	4,641,000
REGION VIII	NORTHERN SAMAR	BOBON	12,880,000
REGION VIII	NORTHERN SAMAR	CAPUL	11,555,000
REGION VIII	NORTHERN SAMAR	CATARMAN	11,897,000
REGION VIII	NORTHERN SAMAR	CATUBIG	7,284,000
REGION VIII	NORTHERN SAMAR	GAMAY	12,880,000
REGION VIII	NORTHERN SAMAR	LAOANG	7,284,000
REGION VIII	NORTHERN SAMAR	LAPINIG	8,374,000
REGION VIII	NORTHERN SAMAR	LAS NAVAS	4,989,000
REGION VIII	NORTHERN SAMAR	LAVEZARES	12,204,000
REGION VIII	NORTHERN SAMAR	LOPE DE VEGA	9,550,000
REGION VIII	NORTHERN SAMAR	MAPANAS	7,442,000
REGION VIII	NORTHERN SAMAR	MONDRAGON	4,989,000
REGION VIII	NORTHERN SAMAR	PALAPAG	7,284,000
REGION VIII	NORTHERN SAMAR	PAMBUJAN	9,909,000
REGION VIII	NORTHERN SAMAR	ROSARIO	9,371,000
REGION VIII	NORTHERN SAMAR	SAN ANTONIO	4,451,000
REGION VIII	NORTHERN SAMAR	SAN ISIDRO	10,900,000
REGION VIII	NORTHERN SAMAR	SAN JOSE	11,207,000
REGION VIII	NORTHERN SAMAR	SAN ROQUE	12,552,000
REGION VIII	NORTHERN SAMAR	SAN VICENTE	4,799,000
REGION VIII	NORTHERN SAMAR	SILVINO LUBOS	4,799,000
REGION VIII	NORTHERN SAMAR	VICTORIA	12,014,000
REGION VIII	SAMAR (WESTERN SAMAR)	ALMAGRO	7,094,000
REGION VIII	SAMAR (WESTERN SAMAR)	BASEY	9,254,000
REGION VIII	SAMAR (WESTERN SAMAR)	CALBIGA	11,707,000
REGION VIII	SAMAR (WESTERN SAMAR)	DARAM	9,909,000
REGION VIII	SAMAR (WESTERN SAMAR)	GANDARA	12,014,000
REGION VIII	SAMAR (WESTERN SAMAR)	HINABANGAN	8,895,000
REGION VIII	SAMAR (WESTERN SAMAR)	JIABONG	4,641,000
REGION VIII	SAMAR (WESTERN SAMAR)	MARABUT	8,067,000
REGION VIII	SAMAR (WESTERN SAMAR)	MATUGUINAO	4,282,000
REGION VIII	SAMAR (WESTERN SAMAR)	MOTIONG	4,799,000
REGION VIII	SAMAR (WESTERN SAMAR)	PAGSANGHAN	11,707,000
REGION VIII	SAMAR (WESTERN SAMAR)	PARANAS (WRIGHT)	9,064,000
REGION VIII	SAMAR (WESTERN SAMAR)	PINABACDAO	9,371,000
REGION VIII	SAMAR (WESTERN SAMAR)	SAN JORGE	12,014,000
REGION VIII	SAMAR (WESTERN SAMAR)	SAN JOSE DE BUAN	7,273,000
REGION VIII	SAMAR (WESTERN SAMAR)	SAN SEBASTIAN	4,451,000
REGION VIII	SAMAR (WESTERN SAMAR)	STA. MARGARITA	4,334,000
REGION VIII	SAMAR (WESTERN SAMAR)	STA. RITA	4,641,000
REGION VIII	SAMAR (WESTERN SAMAR)	STO. NIÑO	12,204,000
REGION VIII	SAMAR (WESTERN SAMAR)	TAGAPUL-AN	12,362,000
REGION VIII	SAMAR (WESTERN SAMAR)	TALALORA	4,451,000
REGION VIII	SAMAR (WESTERN SAMAR)	TARANGNAN	7,284,000
REGION VIII	SAMAR (WESTERN SAMAR)	VILLAREAL	9,561,000
REGION VIII	SAMAR (WESTERN SAMAR)	ZUMARRAGA	8,564,000
REGION VIII	SOUTHERN LEYTE	ANAHAWAN	6,618,000
REGION VIII	SOUTHERN LEYTE	BONTOC	11,207,000

846	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION VIII	SOUTHERN LEYTE	HINUNANGAN	12,204,000
REGION VIII	SOUTHERN LEYTE	HINUNDAYAN	11,707,000
REGION VIII	SOUTHERN LEYTE	LIBAGON	12,014,000
REGION VIII	SOUTHERN LEYTE	LILOAN	9,561,000
REGION VIII	SOUTHERN LEYTE	LIMASAWA	11,538,000
REGION VIII	SOUTHERN LEYTE.	MACROHON	9,254,000
REGION VIII	SOUTHERN LEYTE	MALITBOG	9,561,000
REGION VIII	SOUTHERN LEYTE	PADRE BURGOS	9,064,000
REGION VIII	SOUTHERN LEYTE	PINTUYAN	12,014,000
REGION VIII	SOUTHERN LEYTE	SAINT BERNARD	11,207,000
REGION VIII	SOUTHERN LEYTE	SAN FRANCISCO	8,374,000
REGION VIII	SOUTHERN LEYTE	SAN JUAN (CABALIAN)	7,463,000
REGION VIII	SOUTHERN LEYTE	SAN RICARDO	8,374,000
REGION VIII	SOUTHERN LEYTE	SILAGO	4,282,000
REGION VIII	SOUTHERN LEYTE	SOGOD	8,257,000
REGION VIII	SOUTHERN LEYTE	TOMAS OPPUS	7,284,000

Total, Region VIII			1,112,135,000

REGION IX	ZAMBOANGA DEL NORTE	BALIGUIAN	4,799,000
REGION IX	ZAMBOANGA DEL NORTE	GODOD	8,722,000
REGION IX	ZAMBOANGA DEL NORTE	GUTALAC	8,722,000
REGION IX	ZAMBOANGA DEL NORTE	JOSE DALMAN	7,632,000
REGION IX	ZAMBOANGA DEL NORTE	KALAWIT	9,909,000
REGION IX	ZAMBOANGA DEL NORTE	KATIPUNAN	4,989,000
REGION IX	ZAMBOANGA DEL NORTE	LA LIBERTAD	7,273,000
REGION IX	ZAMBOANGA DEL NORTE	LABASON	12,204,000
REGION IX	ZAMBOANGA DEL NORTE	LEON B. POSTIGO	11,207,000
REGION IX	ZAMBOANGA DEL NORTE	LILOY	10,900,000
REGION IX	ZAMBOANGA DEL NORTE	MANUKAN	8,912,000
REGION IX	ZAMBOANGA DEL NORTE	MUTIA	7,094,000
REGION IX	ZAMBOANGA DEL NORTE	PIÑAN	12,204,000
REGION IX	ZAMBOANGA DEL NORTE	POLANCO	7,284,000
REGION IX	ZAMBOANGA DEL NORTE	PRES. MANUEL ROXAS	12,025,000
REGION IX	ZAMBOANGA DEL NORTE	RIZAL	12,383,000
REGION IX	ZAMBOANGA DEL NORTE	SALUG	7,960,000
REGION IX	ZAMBOANGA DEL NORTE	SERGIO OSMEÑA	8,722,000
REGION IX	ZAMBOANGA DEL NORTE	SIAYAN	7,442,000
REGION IX	ZAMBOANGA DEL NORTE	SIBUCO	4,799,000
REGION IX	ZAMBOANGA DEL NORTE	SIBUTAD	11,207,000
REGION IX	ZAMBOANGA DEL NORTE	SINDANGAN	7,960,000
REGION IX	ZAMBOANGA DEL NORTE	S1OCON	7,284,000
REGION IX	ZAMBOANGA DEL NORTE	SIRAWAI	8,308,000
REGION IX	ZAMBOANGA DEL NORTE	TAMPILISAN	8,308,000
REGION IX	ZAMBOANGA DEL SUR	AURORA	6,977,000
REGION IX	ZAMBOANGA DEL SUR	BAYOG	11,017,000
REGION IX	ZAMBOANGA DEL SUR	DIMATALING	7,284,000
REGION IX	ZAMBOANGA DELSUR	DINAS	11,207,000
REGION IX	ZAMBOANGA DEL SUR	DUMALINAO	7,284,000
REGION IX	ZAMBOANGA DEL SUR	DUMINGAG	7,284,000
REGION IX	ZAMBOANGA DEL SUR	GUIPOS	7,284,000
REGION IX	ZAMBOANGA DEL SUR	JOSEFINA	7,094,000
REGION IX	ZAMBOANGA DEL SUR	KUMALARANG	11,677,000
REGION IX	ZAMBOANGA DEL SUR	LABANGAN	6,977,000
REGION IX	ZAMBOANGA DEL SUR	LAKEWOOD	7,442,000

JANUARY 6, 2020	OFFICIAL GAZETTE	847
ASSISTANCE TO MUNICIPALITIES

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION IX	ZAMBOANGA DEL SUR	LAPUYAN	7,442,000
REGION IX	ZAMBOANGA DEL SUR	MAHAYAG	11,207,000
REGION IX	ZAMBOANGA DEL SUR	MARGOSATUBIG	4,334,000
REGION IX	ZAMBOANGA DEL SUR	MIDSALIP	9,909,000
REGION IX	ZAMBOANGA DEL SUR	MOLAVE	8,257,000
REGION IX	ZAMBOANGA DEL SUR	PITOGO	4,641,000
REGION IX	ZAMBOANGA DEL SUR	RAMON MAGSAYSAY	6,977,000
REGION IX	ZAMBOANGA DEL SUR	SAN MIGUEL	9,371,000
REGION IX	ZAMBOANGA DEL SUR	SAN PABLO	7,632,000
REGION IX	ZAMBOANGA DEL SUR	SOMINOT	11,207,000
REGION IX	ZAMBOANGA DEL SUR	TABINA	4,641,000
REGION IX	ZAMBOANGA DEL SUR	TAMBULIG	11,897,000
REGION IX	ZAMBOANGA DEL SUR	TIGBAO	7,284,000
REGION IX	ZAMBOANGA DEL SUR	TUKURAN	9,254,000
REGION IX	ZAMBOANGA DEL SUR	V. SAGUN	9,561,000
REGION IX	ZAMBOANGA SIBUGAY	ALICIA	8,912,000
REGION IX	ZAMBOANGA SIBUGAY	BUUG	6,977,000
REGION IX	ZAMBOANGA SIBUGAY	DIPLAHAN	4,334,000
REGION IX	ZAMBOANGA SIBUGAY	IMELDA	8,257,000
REGION IX	ZAMBOANGA SIBUGAY	IPIL	4,334,000
REGION IX	ZAMBOANGA SIBUGAY	KABASALAN	7,284,000
REGION IX	ZAMBOANGA SIBUGAY	MABUHAY	11,555,000
REGION IX	ZAMBOANGA SIBUGAY	MALANGAS	4,334,000
REGION IX	ZAMBOANGA SIBUGAY	NAGA	7,284,000
REGION IX	ZAMBOANGA SIBUGAY	OLUTANGA	4,641,000
REGION IX	ZAMBOANGA SIBUGAY	PAYAO	4,989,000
REGION IX	ZAMBOANGA SIBUGAY	ROSELLER T. LIM	11,207,000
REGION IX	ZAMBOANGA SIBUGAY	SIAY	4,641,000
REGION IX	ZAMBOANGA SIBUGAY	TALUSAN	9,909,000
REGION IX	ZAMBOANGA SIBUGAY	TITAY	12,204,000
REGION IX	ZAMBOANGA SIBUGAY	TUNGAWAN	8,912,000

Total, Region IX			553,164,000

REGION X	BUKIDNON	BAUNGON	7,284,000
REGION X	BUKIDNON	CABANGLASAN	7,632,000
REGION X	BUKIDNON	DAMULOG	12,552,000
REGION X	BUKIDNON	DANGCAGAN	12,014,000
REGION X	BUKIDNON	DON CARLOS	4,334,000
REGION X	BUKIDNON	IMPASUG-ONG	7,442,000
REGION X	BUKIDNON	KADINGILAN	4,989,000
REGION X	BUKIDNON	KALILANGAN	4,989,000
REGION X	BUKIDNON	KIBAWE	11,207,000
REGION X	BUKIDNON	KITAOTAO	4,989,000
REGION X	BUKIDNON	LANTAPAN	12,204,000
REGION X	BUKIDNON	LIBONA	10,900,000
REGION X	BUKIDNON	MALITBOG	4,630,000
REGION X	BUKIDNON	MANOLO FORTICH	4,334,000
REGION X	BUKIDNON	MARAMAG	9,254,000
REGION X	BUKIDNON	PANGANTUCAN	4,641,000
REGION X	BUKIDNON	QUEZON	12,552,000
REGION X	BUKIDNON	SAN FERNANDO	11,555,000
REGION X	BUKIDNON	SUMILAO	12,204,000
REGION X	BUKIDNON	TALAKAG	4,989,000
REGION X	CAMIGUIN	CATARMAN	12,204,000

848	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION X	CAMIGUIN	GUINSILIBAN	4,630,000
REGION X	CAMIGUIN	MAHINOG	8,067,000
REGION X	CAMIGUIN	MAMBAJAO (CAPITAL)	8,727,000
REGION X	CAMIGUIN	SAGAY	9,371,000
REGION X	LANAO DEL NORTE	BACOLOD	11,897,000
REGION X	LANAO DEL NORTE	BALOI	12,204,000
REGION X	LANAO DEL NORTE	BAROY	12,204,000
REGION X	LANAO DEL NORTE	KAPATAGAN	12,204,000
REGION X	LANAO DEL NORTE	KAUSWAGAN	9,254,000
REGION X	LANAO DEL NORTE	KOLAMBUGAN	9,254,000
REGION X	LANAO DEL NORTE	LALA	12,204,000
REGION X	LANAO DEL NORTE	LINAMON	9,254,000
REGION X	LANAO DEL NORTE	MAGSAYSAY	11,555,000
REGION X	LANAO DEL NORTE	MAIGO	11,897,000
REGION X	LANAO DEL NORTE	MATUNGAO	12,552,000
REGION X	LANAO DEL NORTE	MUNAI	14,243,000
REGION X	LANAO DEL NORTE	NUNUNGAN	9,550,000
REGION X	LANAO DEL NORTE	PANTAO RAGAT	14,243,000
REGION X	LANAO DEL NORTE	PANTAR	11,555,000
REGION X	LANAO DEL NORTE	POONA PIAGAPO	12,552,000
REGION X	LANAO DEL NORTE	SALVADOR	11,555,000
REGION X	LANAO DEL NORTE	SAPAD	.12,552,000
REGION X	LANAO DEL NORTE	SULTAN NAGA DIMAPORO	5,277,000
REGION X	LANAO DEL NORTE	TAGOLOAN	4,799,000
REGION X	LANAO DEL NORTE	TANGCAL	9,719,000
REGION X	LANAO DEL NORTE	TUBOD	11,897,000
REGION X	MISAMIS OCCIDENTAL	ALORAN	8,257,000
REGION X	MISAMIS OCCIDENTAL	BALIANGAO	4,641,000
REGION X	MISAMIS OCCIDENTAL	BONIFACIO	12,880,000
REGION X	MISAMIS OCCIDENTAL	CALAMBA	8,067,000
REGION X	MISAMIS OCCIDENTAL	CLARIN	9,254,000
REGION X	MISAMIS OCCIDENTAL	CONCEPCION	4,799,000
REGION X	MISAMIS OCCIDENTAL	DON VICTORIANO CHIONGBIAN (DON MARIANO MARCOS)	4,630,000
REGION X	MISAMIS OCCIDENTAL	JIMENEZ	9,254,000
REGION X	MISAMIS OCCIDENTAL	LOPEZ JAENA	4,641,000
REGION X	MISAMIS OCCIDENTAL	PANAON	10,541,000
REGION X	MISAMIS OCCIDENTAL	PLARIDEL	9,254,000
REGION X	MISAMIS OCCIDENTAL	SAPANG DALAGA	4,641,000
REGION X	MISAMIS OCCIDENTAL	SINACABAN	10,900,000
REGION X	MISAMIS OCCIDENTAL	TUDELA	4,334,000
REGION X	MISAMIS ORIENTAL	ALUBIJID	9,254,000
REGION X	MISAMIS ORIENTAL	BALINGASAG	11,370,000
REGION X	MISAMIS ORIENTAL	BALINGOAN	4,144,000
REGION X	MISAMIS ORIENTAL	BINUANGAN	3,975,000
REGION X	MISAMIS ORIENTAL	CLAVERIA	6,564,000
REGION X	MISAMIS ORIENTAL	GITAGUM	12,204,000
REGION X	MISAMIS ORIENTAL	INITAO	9,254,000
REGION X	MISAMIS ORIENTAL	JASAAN	4,334,000
REGION X	MISAMIS ORIENTAL	KINOGUITAN	4,334,000
REGION X	MISAMIS ORIENTAL	LAGONGLONG	11,897,000
REGION X	MISAMIS ORIENTAL	LAGUINDINGAN	9,254,000
REGION X	MISAMIS ORIENTAL	LIBERTAD	8,374,000

JANUARY 6, 2020	OFFICIAL GAZETTE	849
ASSISTANCE TO MUNICIPALITIES

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION X	MISAMIS ORIENTAL	LUGAIT	7,624,000
REGION X	MISAMIS ORIENTAL	MAGSAYSAY (LINUGOS)	9,909,000
REGION X	MISAMIS ORIENTAL	MANTICAO	4,334,000
REGION X	MISAMIS ORIENTAL	MEDINA	6,703,000
REGION X	MISAMIS ORIENTAL	NAAWAN	6,977,000
REGION X	MISAMIS ORIENTAL	OPOL	8,257,000
REGION X	MISAMIS ORIENTAL	SALAY	11,897,000
REGION X	MISAMIS ORIENTAL	SUGBONGCOGON	8,067,000
REGION X	MISAMIS ORIENTAL	TAGOLOAN	4,060,000
REGION X	MISAMIS ORIENTAL	TALISAYAN	4,334,000
REGION X	MISAMIS ORIENTAL	VILLANUEVA	6,787,000

Total, Region X			732,115,000

REGION XI	COMPOSTELA VALLEY	COMPOSTELA	4,334,000
REGION XI	COMPOSTELA VALLEY	LAAK	9,561,000
REGION XI	COMPOSTELA VALLEY	MABINI	8,727,000
REGION XI	COMPOSTELA VALLEY	MACO	9,254,000
REGION XI	COMPOSTELA VALLEY	MARAGUSAN	6,977,000
REGION XI	COMPOSTELA VALLEY	MAWAB	4,334,000
REGION XI	COMPOSTELA VALLEY	MONKAYO	11,897,000
REGION XI	COMPOSTELA VALLEY	MONTEVISTA	8,257,000
REGION XI	COMPOSTELA VALLEY	NABUNTURAN	4,334,000
REGION XI	COMPOSTELA VALLEY	NEW BATAAN	4,334,000
REGION XI	COMPOSTELA VALLEY	PANTUKAN	9,254,000
REGION XI	DAVAO DEL NORTE	ASUNCION	10,900,000
REGION XI	DAVAO DEL NORTE	BRAULIO E. DUJALI	4,144,000
REGION XI	DAVAO DEL NORTE	CARMEN	10,900,000
REGION XI	DAVAO DEL NORTE	KAPALONG	8,257,000
REGION XI	DAVAO DEL NORTE	NEW CORELLA	9,561,000
REGION XI	DAVAO DEL NORTE	SAN ISIDRO	4,641,000
REGION XI	DAVAO DEL NORTE	STO. TOMAS	4,334,000
REGION XI	DAVAO DEL NORTE	TALAINGOD	8,722,000
REGION XI	DAVAO DEL SUR	BANSALAN	7,983,000
REGION XI	DAVAO DEL SUR	HAGONOY	9,254,000
REGION XI	DAVAO DEL SUR	KIBLAWAN	4,334,000
REGION XI	DAVAO DEL SUR	MAGSAYSAY	9,254,000
REGION XI	DAVAO DEL SUR	MALALAG	8,980,000
REGION XI	DAVAO DEL SUR	MATANAO	8,257,000
REGION XI	DAVAO DEL SUR	PADADA	8,980,000
REGION XI	DAVAO DEL SUR	STA. CRUZ	4,334,000
REGION XI	DAVAO DEL SUR	SULOP	4,334,000
REGION XI	DAVAO OCCIDENTAL	DON MARCELINO	4,989,000
REGION XI	DAVAO OCCIDENTAL	JOSE ABAD SANTOS	8,912,000
REGION XI	DAVAO OCCIDENTAL	MALITA	9,382,000
REGION XI	DAVAO OCCIDENTAL	SANTA MARIA	8,912,000
REGION XI	DAVAO OCCIDENTAL	SARANGANI	4,989,000
REGION XI	DAVAO ORIENTAL	BAGANGA	4,144,000
REGION XI	DAVAO ORIENTAL	BANAY-BANAY	4,334,000
REGION XI	DAVAO ORIENTAL	BOSTON	3,975,000
REGION XI	DAVAO ORIENTAL	CARAGA	4,144,000
REGION XI	DAVAO ORIENTAL	CATEEL	9,254,000
REGION XI	DAVAO ORIENTAL	GOVERNOR GENEROSO	4,334,000
REGION XI	DAVAO ORIENTAL	LUPON	9,254,000
REGION XI	DAVAO ORIENTAL	MANAY	8,257,000

850	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
REGION XI	DAVAO ORIENTAL	SAN ISIDRO	4,334,000
REGION XI	DAVAO ORIENTAL	TARRAGONA	4,334,000

Total, Region XI			301,980,000

REGION XII	NORTH COTABATO	ALAMADA	4,641,000
REGION XII	NORTH COTABATO	ALEOSAN	12,552,000
REGION XII	NORTH COTABATO	ANTIPAS	11,707,000
REGION XII	NORTH COTABATO	ARAKAN	9,561,000
REGION XII	NORTH COTABATO	BANISILAN	11,207,000
REGION XII	NORTH COTABATO	CARMEN	9,909,000
REGION XII	NORTH COTABATO	KABACAN	9,254,000
REGION XII	NORTH COTABATO	LIBUNGAN	11,897,000
REGION XII	NORTH COTABATO	MAGPET	12,014,000
REGION XII	NORTH COTABATO	MAKILALA	4,334,000
REGION XII	NORTH COTABATO	MATALAM	9,561,000
REGION XII	NORTH COTABATO	MIDSAYAP	9,254,000
REGION XII	NORTH COTABATO	M’LANG	8,257,000
REGION XII	NORTH COTABATO	PIGCAWAYAN	8,257,000
REGION XII	NORTH COTABATO	PIK1T	11,555,000
REGION XII	NORTH COTABATO	PRESIDENT ROXAS	12,204,000
REGION XII	NORTH COTABATO	TULUNAN	9,254,000
REGION XII	SARANGANI	ALABEL	11,883,000
REGION XII	SARANGANI	GLAN	12,025,000
REGION XII	SARANGANI	KIAMBA	4,641,000
REGION XII	SARANGANI	MAASIM	4,641,000
REGION XII	SARANGANI	MAITUM	7,284,000
REGION XII	SARANGANI	MALAPATAN	4,989,000
REGION XII	SARANGANI	MALUNGON	9,561,000
REGION XII	SOUTH COTABATO	BANGA	11,897,000
REGION XII	SOUTH COTABATO	LAKE SEBU	11,555,000
REGION XII	SOUTH COTABATO	NORALA	11,897,000
REGION XII	SOUTH COTABATO	POLOMOLOK	11,897,000
REGION XII	SOUTH COTABATO	STO. NIÑO	11,897,000
REGION XII	SOUTH COTABATO	SURALLAH	11,897,000
REGION XII	SOUTH COTABATO	TAMPAKAN	6,977,000
REGION XII	SOUTH COTABATO	TANTANGAN	9,254,000
REGION XII	SOUTH COTABATO	T’BOLI	12,552,000
REGION XII	SOUTH COTABATO	TUPI	11,897,000
REGION XII	SULTAN KUDARAT	BAGUMBAYAN	11,207,000
REGION XII	SULTAN KUDARAT	COLUMBIO	8,553,000
REGION XII	SULTAN KUDARAT	ESPERANZA	6,977,000
REGION XII	SULTAN KUDARAT	ISULAN (CAPITAL)	11,897,000
REGION XII	SULTAN KUDARAT	KALAMANSIG	11,555,000
REGION XII	SULTAN KUDARAT	LAMBAYONG	12,204,000
REGION XII	SULTAN KUDARAT	LEBAK	4,989,000
REGION XII	SULTAN KUDARAT	LUTAYAN	7,632,000
REGION XII	SULTAN KUDARAT	PALIMBANG	12,552,000
REGION XII	SULTAN KUDARAT	PRESIDENT QUIRINO	4,334,000
REGION XII	SULTAN KUDARAT	SEN. NINOY AQUINO	14,243,000

Total, Region XII			438,305,000

CARAGA	AGUSAN DEL NORTE	BUENAVISTA	6,977,000
CARAGA	AGUSAN DEL NORTE	CARMEN	9,064,000
CARAGA	AGUSAN DEL NORTE	JABONGA	12,014,000
CARAGA	AGUSAN DEL NORTE	KITCHARAO	11,707,000

JANUARY 6, 2020	OFFICIAL GAZETTE	851
ASSISTANCE TO MUNICIPALITIES

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
CARAGA	AGUSAN DEL NORTE	LAS NIEVES	8,374,000
CARAGA	AGUSAN DEL NORTE	MAGALLANES	4,334,000
CARAGA	AGUSAN DEL NORTE	NASIPIT	9,254,000
CARAGA	AGUSAN DEL NORTE	REMEDIOS T. ROMUALDEZ	9,064,000
CARAGA	AGUSAN DEL NORTE	SANTIAGO	12,014,000
CARAGA	AGUSAN DEL NORTE	TUBAY	10,710,000
CARAGA	AGUSAN DEL SUR	BUNAWAN	4,144,000
CARAGA	AGUSAN DEL SUR	ESPERANZA	4,799,000
CARAGA	AGUSAN DEL SUR	LAPAZ	4,630,000
CARAGA	AGUSAN DEL SUR	LORETO	4,282,000
CARAGA	AGUSAN DEL SUR	PROSPERIDAD	12,204,000
CARAGA	AGUSAN DEL SUR	ROSARIO	7,284,000
CARAGA	AGUSAN DEL SUR	SAN FRANCISCO	4,334,000
CARAGA	AGUSAN DEL SUR	SAN LUIS	9,202,000
CARAGA	AGUSAN DEL SUR	SIBAGAT	12,014,000
CARAGA	AGUSAN DEL SUR	STA. JOSEFA	4,451,000
CARAGA	AGUSAN DEL SUR	TALACOGON	12,204,000
CARAGA	AGUSAN DEL SUR	TRENTO	6,977,000
CARAGA	AGUSAN DEL SUR	VERUELA	7,284,000
CARAGA	DINAGAT ISLANDS	BASILISA	4,641,000
CARAGA	DINAGAT ISLANDS	CAGDIANAO	9,202,000
CARAGA	DINAGAT ISLANDS	DINAGAT	6,925,000
CARAGA	DINAGAT ISLANDS	LIBJO	12,014,000
CARAGA	DINAGAT ISLANDS	LORETO	3,975,000
CARAGA	DINAGAT ISLANDS	SAN JOSE	4,334,000
CARAGA	DINAGAT ISLANDS	TUBAJON	4,282,000
CARAGA	SURIGAO DEL NORTE	ALEGRIA	4,334,000
CARAGA	SURIGAO DEL NORTE	BACUAG	4,144,000
CARAGA	SURIGAO DEL NORTE	BURGOS	3,975,000
CARAGA	SURIGAO DEL NORTE	CLAVER	8,895,000
CARAGA	SURIGAO DEL NORTE	DAPA	4,641,000
CARAGA	SURIGAO DEL NORTE	DEL CARMEN	11,707,000
CARAGA	SURIGAO DEL NORTE	GENERAL LUNA	4,641,000
CARAGA	SURIGAO DEL NORTE	GIGAQUIT	7,284,000
CARAGA	SURIGAO DEL NORTE	MAINIT	4,334,000
CARAGA	SURIGAO DEL NORTE	MALIMONO	12,204,000
CARAGA	SURIGAO DEL NORTE	PILAR	9,064,000
CARAGA	SURIGAO DEL NORTE	PLACER	8,257,000
CARAGA	SURIGAO DEL NORTE	SAN BENITO	4,282,000
CARAGA	SURIGAO DEL NORTE	SAN FRANCISCO	4,334,000
CARAGA	SURIGAO DEL NORTE	SAN ISIDRO	11,538,000
CARAGA	SURIGAO DEL NORTE	SISON	10,710,000
CARAGA	SURIGAO DEL NORTE	SOCORRO	4,334,000
CARAGA	SURIGAO DEL NORTE	STA. MONICA	9,064,000
CARAGA	SURIGAO DEL NORTE	TAGANA-AN	4,451,000
CARAGA	SURIGAO DEL NORTE	TUBOD	8,537,000
CARAGA	SURIGAO DEL SUR	BAROBO	4,641,000
CARAGA	SURIGAO DEL SUR	BAYABAS	8,205,000
CARAGA	SURIGAO DEL SUR	CAGWAIT	11,707,000
CARAGA	SURIGAO DEL SUR	CANTILAN	4,144,000
CARAGA	SURIGAO DEL SUR	CARMEN	3,975,000
CARAGA	SURIGAO DEL SUR	CARRASCAL	3,975,000
CARAGA	SURIGAO DEL SUR	CORTES	4,144,000

852	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 ASSISTANCE TO MUNICIPALITIES
REGION	PROVINCE	MUNICIPALITY	ALLOCATION
CARAGA	SURIGAO DEL SUR	HINATUAN	7,284,000
CARAGA	SURIGAO DEL SUR	LANUZA	8,895,000
CARAGA	SURIGAO DEL SUR	LIANGA	11,897,000
CARAGA	SURIGAO DEL SUR	LINGIG	12,204,000
CARAGA	SURIGAO DEL SUR	MADRID	11,707,000
CARAGA	SURIGAO DEL SUR	MARIHATAG	7,094,000
CARAGA	SURIGAO DEL SUR	SAN AGUSTIN	12,690,000
CARAGA	SURIGAO DEL SUR	SAN MIGUEL	7,094,000
CARAGA	SURIGAO DEL SUR	TAGBINA	7,284,000
CARAGA	SURIGAO DEL SUR	TAGO	6,977,000

Total, CARAGA			507,341,000

GRAND TOTAL			11,714,133,000

JANUARY 6, 2020	OFFICIAL GAZETTE

CONDITIONAL MATCHING GRANT TO PROVINCES

JANUARY 6, 2020	OFFICIAL GAZETTE	853
CONDITIONAL MATCHING GRANT TO PROVINCES

FY 2020 CONDITIONAL MATCHING GRANT TO PROVINCES
Region	Province	Allocation
CAR	Abra	105,805,276
	Apayao	103,373,168
	Benguet	78,199,298
	Ifugao	88,149,589
	Kalinga	106,131,237
	Mountain Province	104,153,803

	Total	585,812,371

I	llocos Norte	97,123,841
	llocos Sur	86,695,704
	La Union	92,793,838
	Pangasinan	113,116,410

	Total	389,729,793

II	Batanes	73,052,710
	Cagayan	104,686,106
	Isabela	119,327,717
	Nueva Vizcaya	115,235,736
	Quirino	100,981,717

	Total	513,283,986

III	Aurora	93,683,132
	Bataan	98,472,540
	Bulacan	107,100,957
	Nueva Ecija	107,647,811
	Pampanga	79,269,390
	Tarlac	103,442,704
	Zambales	91,145,467

	Total	680,762,001

IV-A	Batangas	87,598,768
	Cavite	92,902,667
	Laguna	91,789,947
	Quezon	89,278,177
	Rizal	96,552,667

	Total	458,122,226

IV-B	Marinduque	106,964,443
	Occidental Mindoro	101,517,713
	Oriental Mindoro	120,680,749
	Palawan	128,040,062
	Romblon	101,474,230

	Total	558,677,197

V	Albay	110,283,562
	Camarines Norte	116,835,240
	Camarines Sur	129,706,040
	Catanduanes	93,881,645
	Masbate	117,133,386
	Sorsogon	122,149,661

	Total	689,989,534

VI	Aklan	88,484,635
	Antique	91,670,538
	Capiz	94,450,087
	Guimaras	84,887,333
	Iloilo	125,456,571
	Negros Occidental	116,722,981

	Total	601,672,145

854	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 CONDITIONAL MATCHING GRANT TO PROVINCES
Region	Province	Allocation
VII	Bohol	136,307,711
	Cebu	108,882,409
	Siquijor	103,893,712
	Negros Oriental	87,715,055

	Total	436,798,887

VIII	Biliran	91,312,923
	Eastern Samar	118,908,064
	Leyte	122,277,244
	Northern Samar	111,785,032
	Southern Leyte	100,249,470
	Samar	113,146,271

	Total	657,679,004

IX	Zamboanga del Norte	128,963,671
	Zamboanga del Sur	115,322,942
	Zamboanga Sibugay	133,172,700

	Total	377,459,313

X	Bukidnon	148,778,582
	Camiguin	98,343,407
	Lanao del Norte	121,393,660
	Misamis Occidental	127,074,755
	Misamis Oriental	134,539,902

	Total	630,130,306

XI	Compostela Valley	118,355,025
	Davao del Norte	132,449,806
	Davao del Sur	85,071,776
	Davao Occidental	106,986,188
	Davao Oriental	124,383,140

	Total	567,245,935

XII	Cotabato	123,547,491
	Sarangani	133,956,256
	South Cotabato	118,833,337
	Sultan Kudarat	112,582,061

	Total	488,919,145

CARAGA	Agusan del Norte	102,264,892
	Agusan del Sur	133,744,398
	Dinagat Islands	106,547,910
	Surigao del Norte	120,691,985
	Surigao del Sur	124,113,972

	Total	587,363,157

	TOTAL	8,223,645,000

JANUARY 6, 2020	OFFICIAL GAZETTE

SAGANA AT LIGTAS NA TUBIG SA LAHAT

(SALINTUBIG) PROGRAM

JANUARY 6, 2020	OFFICIAL GAZETTE	855
SAGANA AT LIGTAS NA TUBIG SA LAHAT (SALINTUBIG) PROGRAM

FY 2020 SAGANA AT LIGTAS NA TUBIG SA LAHAT (SALINTUBIG) PROGRAM
REGION	PROVINCE	MUNICIPALITY	AMOUNT
CAR	ABRA	PEÑARRUBIA	10,838,655
CAR	ABRA	LAGAYAN	11,190,057
CAR	BENGUET	BAKUN	11,787,891
CAR	IFUGAO	ALFONSO LISTA	10,838,655

Total			44,655,258

REGION I	ILOCOS NORTE	BADOC	11,563,551
REGION I	ILOCOS NORTE	CURRIMAO	11,563,551
REGION I	ILOCOS SUR	CABUGAO	11,294,078
REGION I	LA UNION	AGNO	11,294,078
REGION I	PANGASINAN	URBIZTONDO	11,563,551

Total			57,278,809

REGION II	CAGAYAN	ABULUG	12,297,964
REGION II	CAGAYAN	ALLACAPAN	11,294,077
REGION II	CAGAYAN	BALLESTEROS	11,563,551
REGION II	CAGAYAN	CAMALANIUGAN	11,294,077
REGION II	CAGAYAN	LAL-LO	11,294,077
REGION II	CAGAYAN	LASAM	11,563,551
REGION II	CAGAYAN	PAMPLONA	12,028,490
REGION II	CAGAYAN	SANCHEZ-MIRA	11,294,077
REGION II	CAGAYAN	SANTA TERESITA	11,787,891
REGION II	CAGAYAN	SANTO NIÑO (FAIRE)	11,563,551
REGION II	ISABELA	PALANAN	11,190,057
REGION II	ISABELA	SAN ISIDRO	11,563,551
REGION II	NUEVA VIZCAYA	AMBAGUIO	10,989,753
REGION II	NUEVA VIZCAYA	QUEZON	11,053,479
REGION II	QUIRINO	CABARROGUIS (Capital)	11,294,077
REGION II	QUIRINO	MADDELA	11,053,479

Total			183,125,702

REGION III	NUEVA ECIJA	LAUR	10,052,883
REGION III	NUEVA ECIJA	LLANERA	11,563,551
REGION III	TARLAC	SAN CLEMENTE	12,028,490
REGION III	TARLAC	SAN JOSE	11,294,077
REGION III	ZAMBALES	BOTOLAN	10,989,753
REGION III	ZAMBALES	CASTILLEJOS	11,563,551

Total			67,492,305

REGION IVA	BATANGAS	PADRE GARCIA	11,645,479
REGION IVA	LAGUNA	RIZAL	11,563,551

Total			23,209,030

MIMAROPA	OCCIDENTAL MINDORO	CALINTAAN	10,989,753
MIMAROPA	OCCIDENTAL MINDORO	SABLAYAN	12,028,490
MIMAROPA	OCCIDENTAL MINDORO	SAN JOSE	11,787,891
MIMAROPA	ORIENTAL MINDORO	SAN TEODORO	11,404,880
MIMAROPA	PALAWAN	CORON	10,838,655
MIMAROPA	PALAWAN	DUMARAN	11,404,880
MIMAROPA	PALAWAN	TAYTAY	10,989,753

Total			79,444,302

856	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 SAGANA AT LIGTAS NA TUBIG SA LAHAT (SALINTUBIG) PROGRAM
REGION	PROVINCE	MUNICIPALITY	AMOUNT
REGION V	ALBAY	MALINAO	11,067,328
REGION V	CAMARINES NORTE	LABO	11,259,227
REGION V	CAMARINES SUR	PRESENTACION	11,824,122
REGION V	CAMARINES SUR	TINAMBAC	11,238,652
REGION V	MASBATE	SAN FERNANDO	11,383,324

Total			56,772,653

REGION VI	AKLAN	ALTAVAS	11,294,077
REGION VI	AKLAN	MALINAO	11,563,551
REGION VI	ANTIQUE	SAN JOSE DE BUENAVISTA	10,989,753
REGION VI	CAPIZ	CUARTERO	12,297,964
REGION VI	CAPIZ	DAO	11,563,551
REGION VI	CAPIZ	JAMINDAN	11,645,479
REGION VI	CAPIZ	MA-AYON	11,914,954
REGION VI	CAPIZ	PILAR	11,914,954
REGION VI	GUIMARAS	NUEVA VALENCIA	11,914,954
REGION VI	GUIMARAS	SIBUNAG	11,294,077
REGION VI	ILOILO	ALIMODIAN	11,259,227
REGION VI	ILOILO	ANILAO	12,379,892
REGION VI	ILOILO	BINGAWAN	12,379,892
REGION VI	ILOILO	MAASIN	11,914,954
REGION VI	NEGROS OCCIDENTAL	CANDONI	11,914,953
REGION VI	NEGROS OCCIDENTAL	ISABELA	11,259,227

Total			187,501,459

REGION VII	BOHOL	BIEN UNIDO	13,042,937
REGION VII	BOHOL	CATIGBIAN	10,989,753
REGION VII	BOHOL	DAGOHOY	11,645,479
REGION VII	BOHOL	PANGLAO	11,294,077
REGION VII	BOHOL	PRES. CARLOS P. GARCIA (PITOGO)	13,042,937
REGION VII	CEBU	CORDOVA	11,563,551
REGION VII	CEBU	MOALBOAL	12,379,892

Total			83,958,626

REGION VIII	SAMAR	SAN SEBASTIAN	11,142,724
REGION VIII	SAMAR	VILLAREAL	11,652,798

Total			22,795,522

REGION IX	ZAMBOANGA DEL NORTE	BACUNGAN (Leon T. Postigo)	11,652,798
REGION IX	ZAMBOANGA DEL NORTE	JOSE DALMAN (PONOT)	11,824,122
REGION IX	ZAMBOANGA DEL NORTE	KALAWIT	12,093,596
REGION IX	ZAMBOANGA DEL NORTE	KATIPUNAN	11,824,122
REGION IX	ZAMBOANGA DEL NORTE	LA LIBERTAD	12,749,322
REGION IX	ZAMBOANGA DEL NORTE	MANUKAN	11,824,122
REGION IX	ZAMBOANGA DEL NORTE	GUTALAC	11,583,523
REGION IX	ZAMBOANGA DEL NORTE	SIAYAN	11,824,122
REGION IX	ZAMBOANGA DEL NORTE	SIBUCO	10,998,053
REGION IX	ZAMBOANGA DEL NORTE	SINDANGAN	11,652,798

JANUARY 6, 2020	OFFICIAL GAZETTE	857
SAGANA AT LIGTAS NA TUBIG SA LAHAT (SALINTUBIG) PROGRAM

FY 2020 SAGANA AT LIGTAS NA TUBIG SA LAHAT (SALINTUBIG) PROGRAM
REGION	PROVINCE	MUNICIPALITY	AMOUNT
REGION IX	ZAMBOANGA DEL NORTE	SIOCON	11,383,323
REGION IX	ZAMBOANGA DEL NORTE	SIRAWAI	11,824,122
REGION IX	ZAMBOANGA DEL NORTE	TAMPILISAN	11,383,323
REGION IX	ZAMBOANGA DEL SUR	DUMALINAO	11,067,328
REGION IX	ZAMBOANGA DEL SUR	LAPUYAN	11,238,652
REGION IX	ZAMBOANGA DEL SUR	MIDSALIP	12,093,596
REGION IX	ZAMBOANGA DEL SUR	SOMINOT (DON MARIANO MARCOS)	12,039,049
REGION IX	ZAMBOANGA SIBUGAY	OLUTANGA	11,652,798
REGION IX	ZAMBOANGA SIBUGAY	MABUHAY	11,508,127
REGION IX	ZAMBOANGA SIBUGAY	NAGA	11,652,798
REGION IX	ZAMBOANGA SIBUGAY	PAYAO	11,824,122
REGION IX	ZAMBOANGA SIBUGAY	ROSELLER LIM	11,067,328
REGION IX	ZAMBOANGA SIBUGAY	TALUSAN	11,652,798
REGION IX	ZAMBOANGA SIBUGAY	TUNGAWAN	11,383,323

Total			279,797,265

REGION X	BUKIDNON	CABANGLASAN	11,652,798
REGION X	BUKIDNON	MANOLO FORTICH	12,093,596
REGION X	BUKIDNON	KIBAWE	10,797,854
REGION X	BUKIDNON	SAN FERNANDO	11,824,122
REGION X	CAMIGUIN	MAHINOG	11,067,328
REGION X	LANAO DEL NORTE	BAROY	11,238,652
REGION X	LANAO DEL NORTE	MATUNGAO	12,479,848
REGION X	LANAO DEL NORTE	MUNAI	10,797,854
REGION X	LANAO DEL NORTE	NUNUNGAN	11,508,127
REGION X	LANAO DEL NORTE	SULTAN NAGA DIMAPORO	11,067,328
REGION X	MISAMIS OCCIDENTAL	BALIANGAO	11,383,323
REGION X	MISAMIS OCCIDENTAL	SINACABAN	12,479,848
REGION X	MISAMIS ORIENTAL	BINUANGAN	11,508,127
REGION X	MISAMIS ORIENTAL	MAGSAYSAY	11,238,652

Total			161,137,457

REGION XI	COMPOSTELA VALLEY	NABUNTURAN	11,383,324
REGION XI	DAVAO DEL NORTE	BRAULIO E. DUJALI	12,649,366
REGION XI	DAVAO DEL NORTE	CARMEN	12,379,892
REGION XI	DAVAO DEL SUR	MAGSAYSAY	12,093,596
REGION XI	DAVAO ORIENTAL	MANAY	10,989,753

Total			59,495,931

REGION XII	COTABATO	ALAMADA	11,383,323
REGION XII	COTABATO	ALEOSAN	11,652,798
REGION XII	COTABATO	ARAKAN	12,308,524
REGION XII	COTABATO	MAGPET	12,749,322
REGION XII	COTABATO	PIGCAWAYAN	11,652,798
REGION XII	SOUTH COTABATO	SURALLAH	11,824,122
REGION XII	SOUTH COTABATO	TUPI	10,797,853
REGION XII	SULTAN KUDARAT	BAGUMBAYAN	11,652,798

858	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

FY 2020 SAGANA AT LIGTAS NA TUBIG SA LAHAT (SALINTUBIG) PROGRAM
REGION	PROVINCE	MUNICIPALITY	AMOUNT
REGION XII	SULTAN KUDARAT	COLUMBIO	10,557,255
REGION XII	SULTAN KUDARAT	ESPERANZA	11,259,227
REGION XII	SULTAN KUDARAT	ISULAN (Capital)	11,259,227
REGION XII	SULTAN KUDARAT	KALAMANSIG	11,238,652
REGION XII	SULTAN KUDARAT	LEBAK	11,652,798
REGION XII	SULTAN KUDARAT	PALIMBANG	12,093,596
REGION XII	SULTAN KUDARAT	SEN. NINOY AQUINO	12,308,524

Total			174,390,817

REGION XIII	AGUSAN DEL SUR	BUNAWAN	11,383,324
REGION XIII	AGUSAN DEL SUR	LAPAZ	12,758,839
REGION XIII	AGUSAN DEL SUR	LORETO	10,927,901
REGION XIII	AGUSAN DEL SUR	SIBAGAT	11,142,724
REGION XIII	AGUSAN DEL SUR	TALACOGON	11,383,323
REGION XIII	AGUSAN DEL SUR	TRENTO	10,989,753

Total			68,585,864

GRAND TOTAL			1,549,641,000

JANUARY 6, 2020	OFFICIAL GAZETTE

PAMANA PROJECTS

JANUARY 6, 2020	OFFICIAL GAZETTE	859
PAMANA PROJECTS

Particulars	Amount (PhP)
Implementation and Monitoring of PAMANA Project - Water Supply System level 1 - Baluarte, Salcedo (Bangen), Ilocos Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Camanggaan, Santa Cruz, Ilocos Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in San Jose, Santa Cruz, Ilocos Sur	1,000,000
Implementation and Monitoring of PAMANA Project - 2-Classroom School Building in Buliclic, Santa Lucia, Ilocos Sur	1,400,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2, Suagayan, Santa Lucia, Ilocos Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Construction of Comfort Rooms with Septic Tanks in Hotspring, Asinga-Via, Baggao, Cagayan	1,000,000
Implementation and Monitoring of PAMANA Project - Construction of Solar Dryer in Niug Norte, Santo Nino (Faire), Cagayan	500,000
Implementation and Monitoring of PAMANA Project - Construction of Multi-Purpose Hall with Solar Dryer in Mapitac, Santo Nino (Faire), Cagayan	1,000,000
Implementation and Monitoring of PAMANA Project - Multi-Purpose Hall in Zone 5, Calassitan, Santo Nino (Faire), Cagayan	1,000,000
Implementation and Monitoring of PAMANA Project - Health Center in Zone 5, Calassitan, Santo Nino (Faire), Cagayan	1,000,000
Implementation and Monitoring of PAMANA Project - Multi-Purpose Drying Pavement in Yeban Norte, Yeban Sur, Maluno Sur and San Francisco of Benito Soliven, Isabela	1,000,000
Implementation and Monitoring of PAMANA Project - 2-Classroom School Building in Diasan, Echague, Isabela	1,400,000
Implementation and Monitoring of PAMANA Project - 2-Classroom School Building in Mabbayad, Echague, Isabela	1,400,000
Implementation and Monitoring of PAMANA Project - Construction of Drying Pavement in Namnama, Jones, Isabela	500,000
Implementation and Monitoring of PAMANA Project - Construction of Drying Pavement in Jones, Isabela	500,000
Implementation and Monitoring of PAMANA Project - Construction of 2 Units Multi-Purpose Drying Pavement in Dicamay, San Mariano, Isabela	1,000,000
Implementation and Monitoring of PAMANA Project - Multi-Purpose Drying Pavement in Tappa, Gangalan, Cadsalan, Ibujan, Buyasan and Dicamay of San Mariano, Isabela	1,000,000
Implementation and Monitoring of PAMANA Project - Construction of Two (2) Units Dug Well in Ibujan, San Mariano, Isabela	300,000
Implementation and Monitoring of PAMANA Project - Construction of Two (2) Units Dug Well in Cadsalan, San Mariano, Isabela	300,000
Implementation and Monitoring of PAMANA Project - Construction of Two (2) Units Dug Well in Buyasan, San Mariano, Isabela	300,000
Implementation and Monitoring of PAMANA Project - Construction of Two (2) Units Dug Well in Dicamay, San Mariano, Isabela	300,000
Implementation and Monitoring of PAMANA Project - Construction of Two (2) Units Dug Well in Dibuluan, San Mariano, Isabela	300,000
Implementation and Monitoring of PAMANA Project - Construction of Two (2) Units Dug Well in Disulap, San Mariano, Isabela	300,000
Implementation and Monitoring of PAMANA Project - Construction of Two (2) Units Dug Well in Casala, San Mariano, Isabela	300,000
Implementation and Monitoring of PAMANA Project - Construction of Two (2) Units Dug Well in Daragutan (West), San Mariano, Isabela	300,000
Implementation and Monitoring of PAMANA Project - Construction of Two (2) Units Dug Well in San Jose, San Mariano, Isabela	300,000
Implementation and Monitoring of PAMANA Project - Solar Dryer in Lukidnon, Dupax del Sur, Nueva Vizcaya	500,000
Implementation and Monitoring of PAMANA Project - Electrification in Maiboy, Pulong Sampaloc, Doña Remedios Trinidad, Bulacan	1,000,000
Implementation and Monitoring of PAMANA Project - Electrification in Perez, Talbak, Dona Remedios Trinidad, Bulacan	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Labi, Bongabon, Nueva Ecija	1,000,000
Implementation and Monitoring of PAMANA Project - Solar Dryer in Salazar, Carranglan, Nueva Ecija	500,000
Implementation and Monitoring of PAMANA Project - Construction of Hanging Bridge in Maligaya, Putlan, Carranglan, Nueva Ecija	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Butulan, Burgos, Carranglan, Nueva Ecija	1,000,000
Implementation and Monitoring of PAMANA Project - Agriculture Livelihood Program in Maringalo, Bunga, Carranglan, Nueva Ecija	500,000
Implementation and Monitoring of PAMANA Project - Procurement of 2 Wheeled Tractor with Rotary Tiller in San Antonio, Cuyapo, Nueva Ecija	500,000
Implementation and Monitoring of PAMANA Project - Procurement of 2 sets Jet Motor Water Pump in San Antonio, Cuyapo, Nueva Ecija	50,000
Implementation and Monitoring of PAMANA Project - Procurement of 2 Wheeled Tractor with Rotary Tiller in Bagong Barrio, Guimba, Nueva Ecija	500,000
Implementation and Monitoring of PAMANA Project - Procurement of 2 Wheeled Tractor with Rotary Tiller in Manggang Marikit, Guimba, Nueva Ecija	500,000
Implementation and Monitoring of PAMANA Project - Procurement of 2 Wheeled Tractor with Rotary Tiller in Yuson, Guimba, Nueva Ecija	500,000
Implementation and Monitoring of PAMANA Project - Procurement of 2 Wheeled Tractor with Rotary Tiller in San Agustin, Guimba, Nueva Ecija	500,000
Implementation and Monitoring of PAMANA Project - Mobile Rice Mill (Rolling Cono) in Bagong Barrio, Guimba, Nueva Ecija	500,000
Implementation and Monitoring of PAMANA Project - Procurement of 2 sets Jet Motor Water Pump in Manggang Marikit, Guimba, Nueva Ecija	50,000
Imnlementation and Monitoring of PAMANA Project - Procurement of 2 sets Jet Motor Water Pump in Bunol, Guimba, Nueva Ecija	50,000
Implementation and Monitoring of PAMANA Project - Procurement of 2 sets Jet Motor Water Pump in Yuson, Guimba, Nueva Ecija	50,000

860	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Particulars	Amount (PhP)
Implementation and Monitoring of PAMANA Project - Procurement of 2 sets Jet Motor Water Pump in San Agustin, Guimba, Nueva Ecija	50,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Maguisguis, Botolan, Zambales	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Dulao, Malibcong, Abra	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Amtuagan, Tubo, Abra	1,000,000
Implementation and Monitoring of PAMANA Project - 2-Classroom School Building in Cawayan, Asipulo, Ifugao	1,400,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Palngi-Gumhang, Gumhang, Tinoc, Ifugao	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Luhong, Tinoc, Ifugao	1,000,000
Implementation and Monitoring of PAMANA Project - 2-Classroom School Building in Maling (Kabugao), Balbalan, Kalinga	1,400,000
Implementation and Monitoring of PAMANA Project - Construction of Foot Bridge in Poswoy, Balbalan, Kalinga	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Ben-ac, Dao-angan, Balbalan, Kalinga	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Posway, Balbalan, Kalinga	1,000,000
Implementation and Monitoring of PAMANA Project - Health Center in Upper Uma, Lubuagan, Kalinga	1,000,000
Implementation and Monitoring of PAMANA Project - Communal Toilet with Amenities in Ag-agama, Uma del Norte (Western Luna Uma), Lubuagan, Kalinga	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Lower Uma, Lubuangan, Kalinga	1,000,000
Implementation and Monitoring of PAMANA Project - 2-Classroom School Building in Ba-ay, Pinukpuk, Kalinga	1,400,000
Implementation and Monitoring of PAMANA Project - Construction of Beas Agricultural Tramline System in Mabaay, Bauko, Mountain Province	1,000,000
Implementation and Monitoring of PAMANA Project - Day Care Center in Leviste (Tubahan), Rosario, Batangas	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Bulsa, San Juan, Batangas	1,000,000
Implementation and Monitoring of PAMANA Project - Day Care Center in Piña, Taysan, Batangas	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Minanga, Lumutan, General Nakar, Quezon	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Pulang Lupa, Umiray, General Nakar, Quezon	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Purok 1, Santo Niño Ilaya, Lopez, Quezon	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System, Colong 1, San Francisco B, Lopez, Quezon	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Colong 2, San Francisco B, Lopez, Quezon	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Centro, Malabahay, Macalelon, Quezon	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Centro, Vista Hermosa, Macalelon, Quezon	1,000,000
Implementation and Monitoring of PAMANA Project - Solar Electrification in Piapi, Cagsiay III, Mauban, Quezon	1,000,000
Implementation and Monitoring of PAMANA Project - Solar Electrification in Lagyo, Cagsiay III, Mauban, Quezon	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Tanauan, Real, Quezon	1,000,000
Implementation and Monitoring of PAMANA Project - Swine Production in Sentro, Casay, San Francisco (Aurora), Quezon	500,000
Implementation and Monitoring of PAMANA Project - Swine Production in Centro, Santo Nino, San Francisco (Aurora), Quezon	500,000
Implementation and Monitoring of PAMANA Project - Coco, Ginger and Vegetable Production in Bosig-on, Tagkawayan, Quezon	500,000
Implementation and Monitoring of PAMANA Project - Palay and Coconut Production in Landing, Tagkawayan, Quezon	500,000
Implementation and Monitoring of PAMANA Project - Palay and Coconut Production in Mapulot, Tagkawayan, Quezon	500,000
Implementation and Monitoring of PAMANA Project - Coconut, Ginger and Vegetable Production in Maguibuay, Tagkawayan, Quezon	500,000
Implementation and Monitoring of PAMANA Project - Deep Well in Licao-Licao, Macabud, Rodriguez (Montalban), Rizal	500,000
Implementation and Monitoring of PAMANA Project - Deep Well in Centro, Macabud, Rodriguez (Montalban), Rizal	500,000
Implementation and Monitoring of PAMANA Project - Deep Well in Karahume, Macabud, Rodriguez (Montalban), Rizal	500,000
Implementation and Monitoring of PAMANA Project - Deep Well in Lilid, Macabud, Rodriguez (Montalban), Rizal	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Nayon, Santa Inez, Tanay, Rizal	1,000,000
Implementation and Monitoring of PAMANA Project - Foot Bridge in Lucotan, Udalo (Camurong), Abra de Ilog, Occidental Mindoro	1,000,000
Implementation and Monitoring of PAMANA Project - Itik Eggs Production in Laua-An, Poblacion, Abra de Ilog, Occidental Mindoro	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Lucotan, Udalo (Camurong), Abra de Ilog, Occidental Mindoro	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Yabanan, Udalo (Camurong), Abra de Ilog, Occidental Mindoro	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Atipan, Poblacion, Abra de Ilog, Occidental Mindoro	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Laua-An, Poblacion, Abra de Ilog, Occidental Mindoro	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Calinyawan, Poblacion, Abra de Ilog, Occidental Mindoro	1,000,000
Implementation and Monitoring of PAMANA Project - Day Care Center in Mantay, Monte Claro, San Jose, Occidental Mindoro	1,000,000
Implementation and Monitoring of PAMANA Project - Foot Bridge in Ibanag, Naibuan, San Jose, Occidental Mindoro	1,000,000
Implementation and Monitoring of PAMANA Project - Water Tank and Pump in Ilya I, Monte Carlo, San Jose, Occidental Mindoro	1,000,000
Implementation and Monitoring of PAMANA Project - Foot Bridge in Tiboy, Baras (Mangyan Minority), Baco, Oriental Mindoro	1,000,000
Implementation and Monitoring of PAMANA Project - Health Center in Alyanon, Lisap, Bongahong, Oriental Mindoro	1,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	861
PAMANA PROJECTS

Particulars	Amount (PhP)
Implementation and Monitoring of PAMANA Project - 2-Classroom School Building in Mongos, Hagan, Bongahong, Oriental Mindoro	1,400,000
Implementation and Monitoring of PAMANA Project - 2-Classroom School Building in Umabang, Benli (Mangyan Settlement), Bulalacao (San Pedro), Oriental Mindoro	1,400,000
Implementation and Monitoring of PAMANA Project - Electrification in Cabnyao, Santa Teresita and Panaytayan, Mansalay, Oriental Mindoro	1,000,000
Implementation and Monitoring of PAMANA Project - Day Care Center in Dangare and Puting Bato, Villa Cerveza, Victoria, Oriental Mindoro	1,000,000
Implementation and Monitoring of PAMANA Project - Health Center in Dangare and Puting Bato, Villa Cerveza, Victoria, Oriental Mindoro	1,000,000
Implementation and Monitoring of PAMANA Project - Foot Bridge in Dangare and Puting Bato, Villa Cerveza, Victoria, Oriental Mindoro	1,000,000
Implementation and Monitoring of PAMANA Project - Electrification in Dangare and Puting Bato, Villa Cerveza, Victoria, Oriental Mindoro	1,000,000
Implementation and Monitoring of PAMANA Project - Communal Toilet with Amenities in Zone 1-7, Bagatangki, Malinao, Albay	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Quinarabasahan, Malinao, Albay	1,000,000
Implementation and Monitoring of PAMANA Project - Coco-Sngar and Coco-Toyo Production in Binawangan, Capalonga, Camarines Norte	500,000
Implementation and Monitoring of PAMANA Project - Coco-Toyo Production and Wood Carving in Lucbanan, Capalonga, Camarines Norte	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in San Antonio, Capalonga, Camarines Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Lucbanan, Capalonga, Camarines Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Itok, Capalonga, Camarines Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Crop Production, Fish Pond (Tilapia) and Handicraft (Basket) in Cabatuhan, Lalo, Camarines Norte	500,000
Implementation and Monitoring of PAMANA Project - Sewing Project for Women in Dumagmang, Labo, Camarines Norte	500,000
Implementation and Monitoring of PAMANA Project - Food Processing (Kakanin) in Exciban, Labo, Camarines Norte	500,000
Implementation and Monitoring of PAMANA Project - Fish Pond, Crop Production and Sewing Business for Women in Macogon, Labo, Camarines Norte	500,000
Implementation and Monitoring of PAMANA Project - Crop Production and Fish Production (Tilapia) in Malaya, Labo, Camarines Norte	500,000
Implementation and Monitoring of PAMANA Project - Crop Production and Sewing Project for Women in Malibago, Labo, Camarines Norte	500,000
Implementation and Monitoring of PAMANA Project - Sewing Project for Women in Maot, Labo, Camarines Norte	500,000
Implementation and Monitoring of PAMANA Project - Food Processing in Submakin, Labo, Camarines Norte	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Guisican, Labo, Camarines Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Bayabas, Labo, Camarines Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Bulala, Santa Elena, Camarines Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Livelihood Support Project (Fishing Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in Manga (Mangga)m Bato, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Livelihood Support Project (Fishing Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in Iraya (Del Rosario), Buhi, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Livelihood Support Project (Fishing Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in Ibayugan, Buhi, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Bamboo Stick Making Machine in La Victoria, Bula, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Establishment of Bamboo Plantation (Nursery) in Santo Nino, Bula, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Bamboo Livelihood and Craft Skills Training in Ombao Heights, Bula, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Bamboo Livelihood and Craft Skills Training in Lubgan, Bula, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Livelihood (Farming Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in Kinalabasahau, Bula, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Livelihood (Farming Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in La Purisima, Bula, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Bagoladio, Bula, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Inoyonan, Bula, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Itangon, Bula, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Livelihood (Farming Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in Comaguingking, Calabanga, Camarines Sur	500,000

862	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Particulars	Amount (PhP)
Implementation and Monitoring of PAMANA Project - Livelihood ( Farming Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in Mandiclnm (Mandiclom), Caramoan, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Multi-Purpose Hall in Bagong Silang, Del Gallego, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Bagong Silang, Del Gallego, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Livelihood Support Project (Fishing Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in Sagrada, Garchitorena, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Livelihood Support Project (Fishing Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in Ason (Anson), Garchitorena, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Livelihood Support Project (Fishing Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in Bahi, Garchitorena, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Livelihood (Farming Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in Del Pilar, Garchitorena, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Livelihood (Farming Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in Salvacion, Garchitorena, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Communal Toilet with Amenities in Zone 1-7, Guibahoy, Lagonoy, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Communal Toilet with Amenities in Zone 1-5, Olas, Lagonoy, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Livelihood Support Project (Fishing Paraphernalia, Livestock Raising, Dress and Food Making. Skills Training) in Sipaco, Lagonoy, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Udoc, Libmanan, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Calabnigan, Libmanan, Camarines Sur	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System in Tanag, Libmanan, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Bagamelon, Libmanan, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Villasocorro, Libmanan, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Malinao, Libmanan, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Belwang, Lupi, Camarines Sur	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System in Tible, Lupi, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Haguimit, Lupi, Camarines Sur	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System in Bagong Sikat, Lupi, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Bangon, Lupi, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Livelihood Support Project (Fishing Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in Bantugan, Presentation (Parubcan), Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - livelihood Support Project (Fishing Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in Lidong, Presentation (Parubcan), Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Livelihood Support Project (Fishing Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in Pagsangahan, Presentation (Parubcan), Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Communal Toilet with Amenities in Patalunan, Ragay, Camarines Sur	500,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System in Laguio, Ragay, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Agao-ao, Ragay, Camarines Sur	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System in Salvacion, Ragay, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Patalunan, Ragay, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Panaytayan Nuevo, Ragay, Camarmes Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Cabadisan, Ragay, Camarines Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Livelihood Support Project (Fishing Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in Bataan, Tinambac, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Livelihood Support Project (Fishing Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in Magsaysay (Camp 4), Tinambac, Camarmes Sur	500,000
Implementation and Monitoring of PAMANA Project - Livelihood Support Project (Fishing Paraphernalia, Livestock Raising, Dress and Food Making, Skills Training) in Lupi, Tinambac, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Livelihood ( Farming Paraphernalia, Livestock Raising,Dress and Food Making, Skills Training) in Zone 1-7, Cawaynan, Tinambac, Camarines Sur	500,000
Implementation and Monitoring of PAMANA Project - Barangay Solar Street Lights in Cabas-An, Aroroy, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Solar Street Lights in Concepcion, Aroroy, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Street Lights in Balete, Aroroy, Masabate	500,000
Implementation and Monitoring of PAMANA Project - Barangay Street Lights in Manamoc, Aroroy, Masbate	500,000
Imnlementation and Monitoring of PAMANA Project - Barangay Street Lights in Pangle, Aroroy, Masbate	500,000
Implementation and Monitoring of PAMANA Project - Organic Fanning and Free Range Chicken Layer Seminar Workshop for Sustainable Livelihood in Capsay, Aroroy, Masbate	200,000

JANUARY 6, 2020	OFFICIAL GAZETTE	863
PAMANA PROJECTS

Particulars	Amount (PhP)
Implementation and Monitoring of PAMANA Project - Organic Farming and Free Range Chicken Layer Seminar Workshop for Sustainable Livelihood in Managanaga, Aroroy, Masbate	50,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Cabas-An, Aroroy, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Balete, Aroroy, Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System in Manamoc, Aroroy, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Pangle, Aroroy, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Solar Street Lights in Banase, Baleno, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Street Lights in Gabi, Baleno, Masbate	500,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Eastern Capsay, Baleno, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Gabi, Baleno, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Obongon Diot, Baleno, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Lagta, Baleno, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Solar Street Lights in Victory (Victoria), Balud, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Victory (Victoria), Balud, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Liong, Cataingan, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Villa Pogado, Cataingan, Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Cadulawan, Cataingan, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Matubinao, Cataingan, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Maanahao, Cataingan, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Solar Street Lights in Canomay, Claveria, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Street Lights in Cawayan, Claveria, Masbate	500,000
Implementation and Monitoring of PAMANA Project - Barangay Street Lights in Boca Engaño, Claveria, Masbate	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level I in Canomay, Claveria, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Cawayan, Claveria, Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Boca Engaño, Claveria, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Street Lights in Baras, Esperanza, Masbate	500,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Guadalupe, Esperanza, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Baras, Esperanza, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Bayombon, Masbate City, Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Bantigue, Masbate City, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Igang, Masbate City, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Pawa, Masbate City, Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Sinalongan, Masbate City, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Ubongan Dacu, Masbate City, Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Barangay Solar Street Lights in San Antonio, Palanas, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Antipolo, Palanas, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Buenasuerte, Palanas, Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Jose A Abenir Sr (Libtong), Palanas, Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Intnsan, Palanas, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Malibas, Palanas, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Matugnao, Palanas, Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Miabas, Palanas, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Salvacion, Palanas, Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System Level 2 in San Isidro, Palanas, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Street Lights in Casabangan, Pio V Corpuz (Limbuhan), Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Casabangan, Pio V Corpuz (Limbuhan), Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Barangay Street Lights in Aguada, Placer, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Street Lights in Cabangcalan, Placer, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Street Lights in Calumpang, Placer, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Street Lights in Libas, Placer, Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Barangay Street Lights in Manlut-Od, Placer, Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Barangay Street Lights in Santa Cruz, Placer, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Street Lights in Tan-Awan, Placer, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Aguada, Placer, Masbate	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Cabangcalan, Placer, Masbate	500,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Calumpang, Placer, Masbate	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Libas, Placer, Masbate	500,000

864	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Particulars	Amount (PhP)
Imnlementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Manlut-Od, Placer, Masbate	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Santa Cruz, Placer, Masbate	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Tan-Awan, Placer, Masbate	500,000
Implementation and Monitoring of PAMANA Project - Barangay Heath Center in Altavista, San Fernando, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Heath Center in Canelas, San Fernando, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Heath Center in Del Rosario, San Fernando, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Heath Center in Progreso, San Fernando, Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Communal Toilet with Amenities in Salvacion, San Fernando, Masbate	500,000
Implementation and Monitoring of PAMANA Project - Barangay Heath Center in Sowa, San Fernando, Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Barangay Heath Center in Talisay, San Fernando, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Street Lights in Ipil, San Fernando, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Street Lights in Valparaiso, San Fernando, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Buenavista, San Fernando, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Ipil, San Fernando, Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Valparaiso, San Fernando, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Street Lights in San Isidro, San Jacinto, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 1 in San Isidro, San Jacinto, Masbate	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Street Lights in Ki-Romero (Roxas), San Pascual, Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System Level 1 in Ki-Romero (Roxas), San Pascual, Masbate	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Mapanique, San Pascual, Masbate	2,000,000
Imnlementation and Monitoring of PAMANA Project - Municipal Youth Leadership Seminar in Barcelona, Sorsogon	200,000
Implementation and Monitoring of PAMANA Project - Municipal Youth Leadership Seminar in Bulan, Sorsogon	200,000
Implementation and Monitoring of PAMANA Project - Municipal Youth Leadership Seminar in Bulusan, Sorsogon	200,000
Implementation and Monitoring of PAMANA Project - Municipal Youth Leadership Seminar in Casiguran, Sorsogon	200,000
Implementation and Monitoring of PAMANA Project - Hand Tractor, Trece Martirez, Casiguran, Sorsogon	200,000
Implementation and Monitoring of PAMANA Project - Multi-Purpose Hall in Trece Martirez, Casiguran, Sorsogon	1,000,000
Implementation and Monitoring of PAMANA Project - Municipal Youth Leadership Seminar in Castilla, Sorsogon	200,000
Imnlementation and Monitoring of PAMANA Project - Provincial Youth Leadership Seminar in Castilla, Sorsogon	300,000
Imnlementation and Monitoring of PAMANA Project - Municipal Youth Leadership Seminar in Donsol, Sorsogon	200,000
Imnlementation and Monitoring of PAMANA Project - Municipal Youth Leadership Seminar in Gubat, Sorsogon	200,000
Implementation and Monitoring of PAMANA Project - Rice Thresher, Bulacao, Gubat, Sorsogon	200,000
Implementation and Monitoring of PAMANA Project - Rice Thresher, Cabigaan, Gubat, Sorsogon	200,000
Implementation and Monitoring of PAMANA Project - Construction of Pathway in Tigkiw, Gubat, Sorsogon	1,000,000
Implementation and Monitoring of PAMANA Project - Multi-Purpose Hall in Sangat, Gubat, Sorsogon	1,000,000
Imnlementation and Monitorinj of PAMANA Project - 2-Classroom School Building in Bentuco, Gubat, Sorsogon	1,400,000
Imnlementation and Monitoring of PAMANA Project - Day Care Center in Bulacao, Gubat, Sorsogon	1,000,000
Implementation and Monitoring of PAMANA Project - Construction of Pathway in Tabi, Gubat, Sorsogon	1,000,000
Imnlementation and Monitoring of PAMANA Project - Municipal Youth Leadership Seminar in Irosin, Sorsogon	200,000
Implementation and Monitoring of PAMANA Project - Municipal Youth Leadership Seminar in Juban, Sorsogon	200,000
Implementation and Monitoring of PAMANA Project - Municipal Youth Leadership Seminar in Magallanes, Sorsogon	200,000
Implementation and Monitoring of PAMANA Project - Municipal Youth Leadership Seminar in Matnog, Sorsogon	200,000
Implementation and Monitoring of PAMANA Project - Municipal Youth Leadership Seminar in Pilar, Sorsogon	200,000
Implementation and Monitoring of PAMANA Project - Municipal Youth Leadership Seminar in Prieto Diaz, Sorsogon	200,000
Imnlementation and Monitoring of PAMANA Project - Municipal Youth Leadership Seminar in Santa Magdalena, Sorsogon	200,000
Implementation and Monitoring of PAMANA Project - Distribution of Cattle and Chicken in Mahunodhunod, Cuartero, Capiz	500,000
Imnlementation and Monitoring of PAMANA Project - Distribution of Cattle and Chicken in Puti-an, Cuartero, Capiz	500,000
Implementation and Monitoring of PAMANA Project - Distribution of Cattle and Chicken in Carataya, Cuartero, Capiz	500,000
Implementation and Monitoring of PAMANA Project - Distribution of Cattle and Chicken in San Antonio, Cuartero, Capiz	500,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System in Mahunodhunod, Cuartero, Capiz	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System in Puti-an, Cuartero, Capiz	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Carataya, Cuartero, Capiz	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in San Antonio, Cuartero, Capiz	1,000,000
Imnlementation and Monitoring of PAMANA Project - Regional Youth Leadership Summit in Iloilo	400,000
Implementation and Monitoring of PAMANA Project - Regional Peace Forum in Iloilo	400,000
Implementation and Monitoring of PAMANA Project - Peace Forum Iloilo II	300,000
Implementation and Monitoring of PAMANA Project - Sectoral Peace Forum in Negros Occidental	300,000
Implementation and Monitoring of PAMANA Project - Peace Forum I in Negros Occidental	300,000
Implementation and Monitoring of PAMANA Project - Foot Bridge in Nava, Agboy, Candoni, Negros Occidental	2,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	865
PAMANA PROJECTS

Particulars	Amount (PhP)
Implementation and Monitoring of PAMANA Project - Water Supply System in Cogon, Gatuslao, Candoni, Negros Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Tank in Pisong, Dian-ay, City of Escalante, Negros Occidental	300,000
Implementation and Monitoring of PAMANA Project - Deep Drilling with Jetmatic Pump in Burled, Quezon, City of San Carlos, Negros Occidental	500,000
Implementation and Monitoring of PAMANA Project - Deep Drilling with Jetmatic Pump in Tigbabais, Buluangan, City of San Carlos, Negros Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Deep Drilling with Jetmatic Pump in Gigalaman, Guadalupe, City of San Carlos, Negros Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Deep Drilling w/ Jetmatic Pump in Burlad, Quezon, City of San Carlos, Negros Occidental	500,000
Implementation and Monitoring of PAMANA Project - Foot Bridge in Ronel, Barangay XI (Gawahon), City of Victorias, Negros Occidental	2,000,000
Implementation and Monitoring of PAMANA Project - Foot Bridge in Tison, Barangay XI (Gawahon), City of Victorias, Negoros Occidental	2,000,000
Implementation and Monitoring of PAMANA Project - Deep Drilling with Jetmatic Pump in Zone 4, Barangay X (Estado), City of Victorias, Negros Occidental	500,000
Implementation and Monitoring of PAMANA Project - Deep Drilling w/ Jetmatic (2 units) in Zone 4, Barangay X (Estado, City of Victorias, Negros Occidental	500,000
Implementation and Monitoring of PAMANA Project - Construction of Hanging Bridge in Curo-Curo, Buenavista, City of Himamaylan, Negros Occidental	2,000,000
Implementation and Monitoring of PAMANA Project - Electrification in Curo-Curo, Buenavista, City of Himamaylan, Negros Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Installation of Water Tank/Deep Well/Spring Development System in Mapulang, Duta, Bito, Baclayan and Cabagal of Buenvavista, City of Himamaylan, Negros Occidental	2,000,000
Implementation and Monitoring of PAMANA Project - Deep Well with Water Reservoir and Pipelines in Baclayan, Mahalang, City of Himamaylan, Negros Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Mobile Rice Mill in Bugtong Lubi, Damutan, Hinoba-an (Asia), Negros Occidental	500,000
Implementation and Monitoring of PAMANA Project - Day Care Center in Dash 5, Asia, Hinoba-an (Asia), Negros Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Planting and maintenance of Livelihood Soft Broom Making in Dash 5, Asia, Hinoba-an (Asia), Negros Occidental	500,000
Implementation and Monitoring of PAMANA Project - Planting and maintenance of Livelihood Soft Broom Making in Bugtong Lubi, Damutan, Hinoba-an (Asia), Negros Occidental	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Payab-on, Asia, Hinoba-an (Asia), Negros Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Bugtong Lubi, Damutan, Hinoba-an (Asia), Negros Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Installation of Water Tank/ Deep well/ Spring Development Systemfication in Paya-on, Asia, Hinoba-an (Asia), Negros Occidental	2,000,000
Implementation and Monitoring of PAMANA Project - Installation of Water Tank/Deep Well/ Spring Development System in Bugtong Lubi, Damutan, Hinoba-an (Asia), Negros Occidental	2,000,000
Implementation and Monitoring of PAMANA Project - Multi-Purpose Pavement in Montelo, Pinggot, Ilog, Negros Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Nava, Pinggot, Ilog, Negros Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System for Gusnit, Mabua, Old Pinggot, Molomanila and Montelo, Pinggot, Ilog, Negros Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Installation of Water Tank/Deep Well/Spring Development System in Barangay Proper, Libas, Isabela, Negros Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Tank in Lupni, Hilamonan, City of Kabankalan, Negros Occidental	150,000
Implementation and Monitoring of PAMANA Project - Water Tank in Feria, Oringao, City of Kabankalan, Negros Occidental	150,000
Implementation and Monitoring of PAMANA Project - Installation of Water Tank/Deep Well/Spring Development System in Barangay Proper, Macagahay, Magallon (Moises Padilla), Negros Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Installation of Water Tank/Deep Well/Spring Development System in Barangay Proper, Quintin Remo, Magallon (Moises Padilla), Negros Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Multi-Purpose Pavement in Proper, Planas, City Guihulngan, Negros Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Solar Electrification in Agpapatao, Binobohan, City of Guihulngan, Negros Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Solar Electrification in Sumil, Tacpao, City of Guihulngan, Negros Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Solar Electrification in Kalabasa, Tacpao, City of Guihulngan, Negros Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Solar Electrification in Proper, Saudayao, City of Guihulngan, Negros Oriental	1,000,000

866	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Particulars	Amount (PhP)
Implementation and Monitoring of PAMANA Project - Solar Electrification in Proper, Sandayao, City of Guihulngan, Negros Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Water System Level 2 in Proper, Hinakpan, City of Guihulngan, Negros Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Water System Level 2 - Candalanon, Trinidad, City Guihulngan, Negros Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Water System Level 2 in Proper, Humayhumay, City of Guihulngan, Negros Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Barangay Water System Level 2 in Proper, Imelda, City of Guihulngan, Negros Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Proper, Bagtic, Mabinay, Negros Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Proper, Panciao, Manjuyod, Negros Oriental	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System in Baliwan, Panciao, Manjuyod, Negros Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Tagaytay, Panciao, Manjuyod, Negros Oriental	1,000,000
Imnlementation and Monitoring of PAMANA Project - Peace Forum I in Siquijor	300,000
Implementation and Monitoring of PAMANA Project - Peace Forum II in Siquijor	300,000
Implementation and Monitoring of PAMANA Project - Provincial Youth leadership Summit in Siquijor	300,000
Implementation and Monitoring of PAMANA Project - Health Center in Cagsalay, Arteche, Eastern Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Multi-Purpose Hall in Salvacion, Pandol and Boco, Can-Avid, Eastern Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Communal Toilet with Amenities in San Isidro (Mailbag), Aroganga, Santa Cruz (Dolores), Boco, Pandol (Can-Avid), Eastern Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Piggery in San Roqne and Santa Cruz, Dolores, Eastern Samar	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Barangay Proper, Casiongan, Calubian, Leyte	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Sitio 40, Jubay, Calubian, Leyte	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Barangay Proper, Anislagan, Calubian, Leyte	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Darning, Enage, Calubian, Leyte	500,000
Implementation and Monitoring of PAMANA Project - Egg Laying Machine in Barangay Proper, Kabungaan, City of Baybay, Leyte	500,000
Implementation and Monitoring of PAMANA Project - Egg Laying Machine in Barangay Proper, Cacao, Hilongos, Leyte	500,000
Implementation and Monitoring of PAMANA Project - Egg Laying Machine in Barangay Proper, Marangog, Hilongos, Leyte	500,000
Implementation and Monitoring of PAMANA Project - Egg Laying Machine in Barangay Proper, Hampangan, Hilongos, Leyte	500,000
Imnlementation and Monitoring of PAMANA Project - Egg Laying Machine in Barangay Proper, Santa Margarita, Hilongos, Leyte	500,000
Implementation and Monitoring of PAMANA Project - Egg Laying Machine, Sitio Proper, Brgy. San Antonio, Hilongos, Leyte	500,000
Implementation and Monitoring of PAMANA Project - Egg Laying Machine in Barangay Proper, Delos Santos, Inopakan, Leyte	500,000
Imnlementation and Monitoring of PAMANA Project - Egg Laying Machine in Barangay Proper, Santo Nino, Mahaplag, Leyte	500,000
Implementation and Monitoring of PAMANA Project - Egg laying Machine in Barangay Proper, Pinamonoan, Mahaplag, Leyte	500,000
Implementation and Monitoring of PAMANA Project - Egg Laying Machme in Barangay Proper, Mahgaya, Mahaplag, Leyte	500,000
Imnlementation and Monitoring of PAMANA Project - Halfway House in Matalom, Leyte	1,000,000
Imnlementation and Monitoring of PAMANA Project - Water Supply System in Catuogan, Daja-Daku, San Isidro, Leyte	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Crossing, Taglawigan, San Isidro, Leyte	500,000
Implementation and Monitoring of PAMANA Project - Pathway in Bagong Bario to Cabangahan, Mckinley, Catarman, Northern Samar	1,000,000
Imnlementation and Monitoring of PAMANA Project - Pathway in Polangi to Paticua, Catarman, Northern Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Pathway in Paticua to San Pascual, Catarman, Northern Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Pathway in Quezon to Mabini, Catarman, Northern Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Pathway in Crossing to Trangue, Catarman, Northern Samar	1,000,000
Implementation and Monitoring of PAMANA Protect - Pathway in Magsaysay to Catoto-ogan, Las Navas, Northern Samar	1,000,000
Imnlementation and Monitoring of PAMANA Project - Pathway in Catoto-ogan to San Antonio, Las Navas, Northern Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Pathway in San Antonio to Aguinaldo, Las Navas, Northern Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Pathway in Aguinaldo to Crossing, Las Navas, Northern Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Pathway in Guyo to Mabini, Las Navas, Northern Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Pathway in Cag-aguingay to Cagamesarag, Lope de Vega, Northern Samar	1,000,000
Implementation and Monitoring of PAMANA Protect - Pathway in Cagamesarag to Maghipid, Lope de Vega, Northern Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Pathway in Maghipid to Liberty, Lope de Vega, Northern Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Pathway in Lope de Vega (Pob) to Bonifacio, Lope de Vega, Northern Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Pathway in Bonifacio to Henaronagan, Lope de Vega, Northern Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Pathway in Cahabayogan-Genagasan and Cabunga-an, Silvino Lobos, Northern Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Hanging Bridge in Guinbanga, Calbiga, Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Communal Toilet with Amenities in Guinbanga, Calbiga, Samar	500,000

JANUARY 6, 2020	OFFICIAL GAZETTE	867
PAMANA PROJECTS

Particulars	Amount (PhP)
Implementation and Monitoring of PAMANA Project - Communal Toilet with Amenities in Hindang, Calbiga, Samar	500,000
Implementation and Monitoring of PAMANA Project - Hanging Bridge in Sinalangtan, Calbiga, Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Communal Toilet with Amenities in Sinalangan, Calbiga, Samar	500,000
Imnlementation and Monitoring of PAMANA Project - Communal Toilet with Amenities in Antol, Calbiga, Samar	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Guinbanga, Calbiga, Samar	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Hindang, Calbiga, Samar	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Buluan, Calbiga, Samar	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Caamlongan, Calbiga, Samar	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Sinalangtan, Calbiga, Samar	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Antol, Calbiga, Samar	500,000
Implementation and Monitoring of PAMANA Project - Organic Vegetable Farming in Fatima, Hinahangan, Samar	500,000
Implementation and Monitoring of PAMANA Project - Communal Toilet with Amenities in Hinterlands, San Jose de Buan, Samar	500,000
Implementation and Monitoring of PAMANA Project - Health Center in Hagbay, San Jose de Buan, Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Multi-Purpose Hall in Gnsa, San Jose de Buan, Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Multi-Purpose Hall in Can-aponte, San Jose de Buan, Samar	1,000,000
Implementation and Monitoring of PAMANA Project - Egg laying Machine in Barangay Proper, Pamigsian, Bontoc, Southern Leyte	500,000
Implementation and Monitoring of PAMANA Project - Egg Laying Machine in Olisihan, Bontoc, Southern Leyte	500,000
Implementation and Monitoring of PAMANA Project - Egg Laying Machine in Barangay Proper, Hilaan, Bontoc, Southern Leyte	500,000
Implementation and Monitoring of PAMANA Project - Egg Laying Machine in Hitawos, Bontoc, Southern Leyte	500,000
Implementation and Monitoring of PAMANA Project - Provincial Youth Leadership Summit in Zamboanga del Norte	300,000
Implementation and Monitoring of PAMANA Project - Municipal Youth Leadership Summit in Jose Dalman (Ponot), Zamboanga del Norte	200,000
Implementation and Monitoring of PAMANA Project - Coconut Farming in Lote, Kalawit Poblacion, Kalawit, Zamboanga del Norte	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Lote to Balas, Kalawit Poblacion,-Kalawit, Zamboanga del Norte	500,000
Implementation and Monitoring of PAMANA Project - Tribal Hall in Nasibac, Bacungan (Leon T Postigo), Zamboanga del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Communal Toilet with Amenities in Sipacong, Bacungan (Leon T Postigo), Zamboanga del Norte	500,000
Implementation and Monitoring of PAMANA Project - Solar Electrification in Tiosan, Nasibac, Bacungan (Leon T Postigo), Zamboanga del Norte	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Taysan, Bacungan (Leon T Postigo), Zamboanga del Norte	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Canangan, Titik, Sindangan, Zamboanga del Norte	500,000
Implementation and Monitoring of PAMANA Project - Repair of Hanging Bridge in Purok 1, Tiwales, Lakewood, Zamboanga del Sur	500,000
Implementation and Monitoring of PAMANA Project - Solar Lights Panel in Dagum, Lakewood, Zamboanga del Sur	500,000
Implementation and Monitoring of PAMANA Project - Solar Electrification in Paraiso, Mahayag, Zamboanga del Sur	500,000
Implementation and Monitoring of PAMANA Project - Construction of Hanging Bridge in Purok 1, Duelic, Midsalip, Zamboanga del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Health Center in Purok 1, Lacarayan, Tigbao, Zamboanga del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System, Purok I, Mate, Tigbao, Zamboanga del Sur	500,000
Implementation and Monitoring of PAMANA Project - Integrated Small Scale Entrepreneurship Project in Zamboanga Sibngay	1,200,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Guinoman, Diplahan, Zamboanga Sibngay	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Lacnapan, Kabasalan, Zamboanga Sibugay	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Purok 7 Balagon, Siay, Zamboanga Sibngay	500,000
Implementation and Monitoring of PAMANA Project - Multi-Purpose Hall in Impasug-ong, Malaybalay and Cabanglasan, Bukidnon	1,000,000
Implementation and Monitoring of PAMANA Project - IP Agriculture Livelihood Program in Impasug-ong, Malaybalay and Cabanglasan, Bukidnon	300,000
Implementation and Monitoring of PAMANA Project - Water Reservoir in Bacayan, Sinuda, Kitaotao, Bukidnon	1,000,000
Implementation and Monitoring of PAMANA Project - Water Reservoir in Bulak, Kipilas, Kitaotao, Bukidnon	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Proper, Kalilangan, Iligan City, Lanao del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Proper, Dulag, Iligan City, Lanao del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Proper, Lanipao, Iligan City, Lanao del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Proper, Panoroganan, Iligan City, Lanao del Norte	1,000,000
Implementation and Monitoring of PAMANA Project -Enhancement of Water System in Proper, Mainit, Iligan City, Lanao del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Solar Electrification in Palao, Kolambugan, Lanao del Norte	1,000,000

868	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Particulars	Amount (PhP)
Implementation and Monitoring of PAMANA Project - Solar Electrification in Bubong, Kolambugan, Lanao del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Solar Electrification in San Roque, Kolambugan, Lanao del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Solar Electrification in Lamigadato, Magsaysay, Lanao del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Corn Production in Durianon, Magsaysay, Lanao del Norte	500,000
Implementation and Monitoring of PAMANA Project - Corn Production in Taiambo, Magsaysay, Lanao del Norte	500,000
Implementation and Monitoring of PAMANA Project - Day Care Center in Segapod, Maigo, Lanao del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Installation of Solar Street Lights (16 units) in Camp 1, Maigo, Lanao del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Installation of Solar Street Lights (16 units) in Mahayahay, Maigo, Lanao del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in North Cadulawan Munai, Lanao del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Multi-Purpose Hall with Stage in Nunungan, Poona Piagapo, Lanao del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Handicraft Production from Romblon Leaves in Proper, Poona Piagapo, Lanao del Norte	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Lower Sapad, Sapad, Lanao del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Repair of Foot Bridge in Purok 1, Macubon (Sina-ad), Aloran, Misamis Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Purok 1-2, Small Potongan, Concepcion, Misamis Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Purok 1-4, Napangan, Don Victonano Chiongbian (Don Mariano Marcos), Misamis Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Purok 1-4, Nueva Vista (Masawan), Don Victonano Chiongbian (Don Mariano Marcos), Misamis Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Solar Electrification in Purok 1-3, Sebucal, City of Oroquieta Misamis Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Purok 1-4, Toliyok, City of Oroquieta, Misamis Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Purok 1, Gala, Tudela, Misamis Occidental	1,000,000
Implementation and Monitoring of PAMANA Project - Aposkahoy Water System Improvement Project Level 2, Aposkahoy, Claveria, Misamis Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Pelaez Water System Improvement Project Level 2 in Pelaez, Claveria, Misamis Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Land Issues Resolution Forum and Workshop for Lugait, Naawan, El Salvador, Opel and Talakag (Rubidium) and Misamis Oriental	300,000
Implementation and Monitoring of PAMANA Project - IP Agriculture Livelihood Program in Lugait, Naawan, El Salvador, Opel and Talakan, Bukidnon	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System level 2 in Side Four, Mangayon, Compostela, Compostela Valley	1,000,000
Implementation and Monitoring of PAMANA Project - Post-Harvest Facility with Solar Dryer in Mambusao, Ngan, Compostela, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Post-Harvest Facility with Solar Dryer in Quary, Ngan, Compostela, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Hog Raising in Nursery, Ngan, Compostela, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Hog Raising in Bango, Ngan, Compostela, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Peanut Production in Bango, Ngan, Compostela, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Vegetable Production in Quary, Ngan, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Fish Production in Quary, Ngan, Compostela, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Hog Raising in Quary, Hgan, Compostela, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Puting Bato, Ngan, Compostela, Compostela Valley	1,000,000
Implementation and Monitoring of PAMANA Project - Construction of Multi-Purpose Pavement in Purok 2, Panansalan, Compostela, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Construction of Hanging Cable Toot Bridge, Panansalan, Compostela, Compostela Valley	1,000,000
Implementation and Monitoring of PAMANA Project - Vegetable Production in Purok 1, Panansalan, Compostela, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Del Pilar, Mabini (Dona Alicia), Compostela Valley	1,000,000
Implementation and Monitoring of PAMANA Project - Multi-Purpose Hall in Quarry, Mapaang, Maco, Compostela Valley	1,000,000
Implementation and Monitoring of PAMANA Project - Electrification in Quarry, Mapaang, Maco, Compostela Valley	1,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	869
PAMANA PROJECTS

Particulars	Amount (PhP)
Implementation and Monitoring of PAMANA Project - Water Supply System in New Asturias, Maco, Compostela Valley	1,000,000
Implementation and Monitoring of PAMANA Project - Corn Mill and facility in Purok 1, Bahi, Maragusan (San Mariano), Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Post-Harvest Facility with Solar Dryer in Purok 1, Bahi, Maragusan (San Mariano), Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Corn Mill and Facility in Purok 4, Langgawisan, Maragusan (San Mariano), Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Post-Harvest Facility with Solar Dryer in Purok 4, Langgawisan, Maragusan (San Mariano), Compostela Valley.	500,000
Implementation and Monitoring of PAMANA Project - Abaca Production in Purok 1, Paloc, Maragusan (San Mariano), Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Goat Raising in Purok Santol, Talian, Maragusan (San Mariano), Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Abaca Production in Purok 1, New Panay, Maragusan (San Mariano), Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Vegetable Production in Purok 1, Paloc, Maragusan (San Mariano), Compostela Valley	500,000
Implementation and Monitorinn of PAMANA Project - Hog Raising in Purok 1, Paloc, Maragusan (San Mariano), Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Goat Baising in Purok 1, Paloc, Maragusan (San Mariano), Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Chicken Production in Purok 1, Paloc, Maragusan (San Mariano), Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Chicken Production in Purok Santol, Talian, Maragusan (San Mariano), Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Hog Raising, Purok Santol, Talian, Maragusan (San Mariano), Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Abaca Production in Purok 1, Bahi, Maragusan (San Mariano), Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Peanut Production in Purok 1, Bahi, Maragusan (San Mariano), Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Abaca Production in Purok 4, Langgawisan, Maragusan (San Mariano), Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Peanut Production Purok 4, Langgawisan, Maragusan (San Mariano), Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - 2-Classroom School Building in Purok 6, Mabanda, San Vicente, Montevista,	1,400,000
Implementation and Monitoring of PAMANA Project - Water Supply System for Purok 17 and Matan-ao, Mainit, Nabunturan, Compostela Valley	1,000,000
Implementation and Monitoring of PAMANA Project - Post-Harvest Facility with Solar Dryer in Pongpong, Andap, New Bataan, Compostela Valley	1,000,000
Implementation and Monitoring of PAMANA Project - Peannt Production, Purok 1, Manurigao, New Bataan, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Abaca Production in Purok 1, Manurigao, New Bataan, Compostela Valley	500,000
implementation and Monitoring of PAMANA Project - Peanut Production in Pongpong, Andap, New Bataan, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System level 2 in Purok 1, Pagsabangan, New Bataan, Compostela Valley	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System level 2 in Pongpong, Andap, New Bataan, Compostela Valley	1,000,000
Implementation and Monitoring of PAMANA Project - Post-Harvest Facility with Solar Dryer in Purok 1, Araibo, Pantukan, Compostela Valley	1,000,000
Implementation and Monitoring of PAMANA Project - Post-Harvest Facility with Solar Dryer in Pnork 1, Tag-Ugpo, Pantukan, Compostela Valley	1,000,000
Implementation and Monitoring of PAMANA Project - Hog Baising in Purok 1, las Arenas, Pantukan, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Chicken Production in Purok 1, Las Arenas, Pantukan, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Chicken Production in Purok 1, Tag-Ugpo, Pantukan, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Chicken Production in Purok 1, Araibo, Pantukan, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Cloth Making in Purok 1, Araibo, Pantukan, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Fish Production in Purok 1, Las Arenas, Pantukan, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Vegetable Production in Purok 1, Las Arenas, Pantukan, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Vegetable Production in Purok 1, Tag-Ugpo, Pantukan, Compostela Valley	500,000

870	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Particulars	Amount (PhP)
Implementation and Monitoring of PAMANA Project - Hog Raising in Tag-Ugpo, Pantukan, Compostela Valley	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Upper Lahi, Magnaga, Pantukan, Compostela Valley	1,000,000
Implementation and Monitoring of PAMANA Project - Installation of 53-unit Low Cost Solar LED Home Lighting in Sasu, Palma Gil, Talaingod, Davao del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Installation of 160-unit Low Cost Solar LED Home Lighting in Km 31, Dagohoy, Talaingod, Davao del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Health Center with Facilities in Balagonon, Managa, Bansalan, Davao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Installation of 5 Street Lights using Solar Panel with Complete Accessories in Gumitan Proper (Marilog District), Davao City, Davao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Installation of 5 Street Lights using Solar Panel with Complete Accessories in Sinasa, Gumitan Proper (Marilog District), Davao City, Davao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Installation of 5 Street Lights using Solar Panel with Complete Accessories in Kapatagan, Brgys Gumitan and Marilog Proper (Marilog District), Davao City, Davao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - 2-Classroom School Building in Kahusayan, Manuel Guianga (Tugbok District), Davao City, Davao del Sur	1,400,000
Implementation and Monitoring of PAMANA Project - Abaca Production in Manuel Guianga (Tugbok District), Davao City, Davao del Sur	500,000
Implementation and Monitoring of PAMANA Project - Water Pump and Water Reservoir in Lumondao, Marilog District (Marilog District), Davao City, Davao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Installation of Solar Panel with Complete Accessories (1.3 KW) in Kensi-Kensi, Salapawan (Paguibato District), Davao City, Davao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Installation of Solar Panel with Complete Accessories (1.3 KW) in Balite, Salapawan (Paguibato District), Davao City, Davao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Installation of Solar Panel with Complete Accessories (1.3 KW) in Kiman-anao, Salapawan (Paguibato District), Davao City, Davao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Electrification, Banarao, Talandang (Tugbok District), Davao City, Davao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Electrification in Datal Pitak, Colonsabak, Matanao, Davao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Corn and Rice Seedlings Production in Asbang, Matanao, Davao del Sur	500,000
Implementation and Monitoring of PAMANA Project - Construction of Tribal Hall in Saliducon, Santa Cruz, Davao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Abaca Production, Facility and Training in Limot, Binondo, Baganga, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Abaca Production, Facility and Training in Mantapay, Binondo, Baganga, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Abaca Production, Facility and Training in Luyong, Binondo, Baganga, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Abaca Production, Facility and Training in Caatihan, Mahanub, Baganga, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Tigbawan, Binondo, Baganga, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Casanugan, Mahanub, Baganga, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Native Chicken Production in Purok 5, Maputi, Banaybanay, Davao Oriental	500,000
Implementation and Monitoring of PAMANA Project - Hog Raising in Purok Sentro, Mahayag, Banaybanay, Davao Oriental	500,000
Implementation and Monitoring of PAMANA Project - Multi-Purpose Drying Pavement in Bagong-Bayan, Taytayan, Cateel, Davao Oriental	500,000
Implementation and Monitoring of PAMANA Project - Abaca Production, Facility and Training in Sabangan, Malibago, Cateel, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Abaca Production, Facility and Training in Patong, Malibago, Cateel, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Abaca Production, Facility and Training in Banlod, Malibago, Cateel, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Native Chicken Production and Skills Training in Paglusngan, Taytayan, Cateel, Davao Oriental	700,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Maylaya, Malibago, Cateel, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Bangas, Mainit, Cateel, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Native Chicken Production in Purok Sentro, Sangkay, City of Mati, Davao Oriental	500,000
Implementation and Monitoring of PAMANA Project - Rehabilitation of Foot Bridge in Mabuhay, Calapagan, Lnpon, Davao Oriental	1,000,000

JANUARY 6, 2020	OFFICIAL GAZETTE	871
PAMANA PROJECTS

Particulars	Amount (PhP)
Implementation and Monitoring of PAMANA Project - Construction of Mushroom Production Facility in Purok Orchids, Don Mariano Marcos, Lupon, Davao Oriental	500,000
Implementation and Monitoring of PAMANA Project - Rehabilitation of Water Supply System Level 2 in Tagada, Maragatas, Lupon, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Corn Mill and Facility, Purok Sentro, New Visayas, Lupon, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Purok Consuelo, San Isidro, Lupon, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Dangilas, San Isidro, Lupon, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Barobo, San Isidro, Lupon, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Corn and Abaca Production and Facility in Calinawan, New Taokanga, Manay, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Limentuog, New Taokanga, Manay, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Pagsayawan, New Taokanga, Manay, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in New Macopa, New Taokanga, Manay, Davao Oriental	1,000,000
Implementation and Monitoring of PAMANA Project - Native Chicken Production in Buwad, Batobato (Pob), San Isidro, Davao Oriental	500,000
Implementation and Monitoring of PAMANA Project - Cow Raising in Purok Kalipayan, Kabalantian, Arakan, Cotabato (North Cotabato)	500,000
Implementation and Monitoring of PAMANA Project - Banana Production (Binangay) in Upper Lumbo, Kabalantian, Arakan, Cotabato (North Cotabato)	300,000
Implementation and Monitoring of PAMANA Project - Goat Raising in Upper Lumbo, Kabalantian, Arakan, Cotabato (North Cotabato)	500,000
Implementation and Monitoring of PAMANA Project - Piggery in Purok Alegre, Kabalantian, Arakan, Cotabato (North Cotabato)	500,000
Implementation and Monitoring of PAMANA Project - Curtain and Pillow Making in Purok Kalipayan, Kabalantian, Arakan, Cotabato (North Cotabato)	200,000
Implementation and Monitoring of PAMANA Project - Sandal Making in Matigol, Datu Ladayon, Arakan, Cotabato (North Cotabato)	500,000
Implementation and Monitoring of PAMANA Project - Goat Raising in Centro (Purok 1 and 2), Datu Ladayon, Arakan, Cotabato (North Cotabato)	500,000
Implementation and Monitoring PAMANA Project - Piggery in Pundok, Tumanding, Arakan, Cotabato (North Cotabato)	500,000
Implementation and Monitoring of PAMANA Project - Water Reservoir in Purok Kalipayan, Kabalantian, Arakan, Cotabato (North Cotabato)	1,000,000
Implementation and Monitoring of PAMANA Project - Hand Tractor in Peace 5, Patadon East, Kidapawan City, Cotabato (North Cotabato)	200,000
Implementation and Monitoring of PAMANA Project - Multi-Purpose Hall in Purok 7, Del Pilar, Magpet, Cotabato (North Cotabato)	1,000,000
Implementation and Monitoring of PAMANA Project - Hog Raising in Buay-Buay, Basak, Magpet, Cotabato (North Cotabato)	500,000
Implementation and Monitoring of PAMANA Project - Hog Raising in Tagaytay, Mahongcog, Magpet, Cotabato (North Cotabato)	500,000
Implementation and Monitoring of PAMANA Project - Hog Raising in Lakwakon Balete, Magpet, Cotabato (North Cotabato)	500,000
Implementation and Monitoring of PAMANA Project - Poultry Raising in Purok Orchid, Alibayon, Magpet, Cotabato (North Cotabato)	500,000
Implementation and Monitoring of PAMANA Project - Coconut Seedlings in Purok Sampaguita, Alibayon, Magpet, Cotabato (North Cotabato)	300,000
Implementation and Monitoring of PAMANA Project - Hollow Block Making in Purok Cadina, Alibayon, Magpet	200,000
Implementation and Monitoring of PAMANA Project - Vegetable Seedlings in Purok 7, Temporan, Magpet, Cotabato (North Cotabato)	100,000
Implementation and Monitoring of PAMANA Project - Electrification in Lacobe, Malabuan, Makilala, Cotabato (North Cotabato)	1,000,000
Implementation and Monitoring of PAMANA Project - Motorized Bauca in Lomopog and Macasendig, Midsayap, Cotabato (North Cotabato)	1,000,000
Implementation and Monitoring of PAMANA Project - Motorized Banca in Dalgan, Kalbugan and Buliok, Pagalungan, Cotabato (North Cotabato)	1,000,000
Implementation and Monitoring of PAMANA Project - Solar Electrification in Lambusong, Batang, Tulunan, Cotabato (North Cotabato)	1,000,000
Implementation and Monitoring of PAMANA Project - Deep Well in Bituan, Tulunan, Cotabato (North Cotabato)	500,000
Implementation and Monitoring of PAMANA Project - Deep Well in Lambusong, Batang, Tulunan, Cotabato (North Cotabato)	1,000,000
Implementation and Monitoring of PAMANA Project - Deep Well in Alimodian, Banayal, Tulunan. Cotabato (North Cotabato)	500,000
Implementation and Monitoring of PAMANA Project - 6-Classroom School Building with Facilities in Talifara, Katubao, Alabel, Sarangani	3,000,000
Implementation and Monitoring of PAMANA Project - Water Reservoir in Kablan, Domoloc, Alabel, Sarangani	1,000,000
Implementation and Monitoring of PAMANA Project - Deep Well (1km) for Kablan, Likon and Blao of Domolok, Alabel, Sarangani	500,000
Implementation and Monitoring of PAMANA Project - Water Reservoir (1km) in Talifara, Alegria, Alabel, Sarangani	1,000,000

872	OFFICIAL GAZETTE	VOL. 116, NO. 1
GENERAL APPROPRIATIONS ACT, FY 2020

Particulars	Amount (PhP)
Implementation and Monitoring of PAMANA Project - Electrification in Taluk Bong, Katubao, Kiamba, Sarangani	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Sabayol, Taruadang, Kiamba, Sarangani	1,000,000

Implementation and Monitoring of PAMANA Project - Electrification in Lamlabong, Amsipit, Maasim, Sarangani

Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Hitam-El, Lumasal, Maasim, Sarangani

1,000,000 1,000,000
Implementation and Monitoring of PAMANA Project - Deep Well in Langaran, Kablacan, Maasim, Sarangani	500,000
Implementation and Monitoring of PAMANA Project - Health Center with Facilities in Maybaka, Upper Suyan, Malapatan, Sarangani	1,000,000 1,000,000
Implementation and Monitoring of PAMANA Project - Health Center with Facilities for Sitios Selkili, Macol Klalang in Ehan, Malapatan, Sarangani
Implementation and Monitoring of PAMANA Project - Water Reservoir (1km) for Kabaklod, Maybaka and Kakob in Upper Suyan, Malapatan, Sarangani	1,000,000
Implementation and Monitoring of PAMANA Project - Multi-Purpose Hall in Pulatana, Malandag, Malungon, Sarangani	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Ratal Bonglangon, Ned, Lake Sebu, South Cotabato	2,000,000
Implementation and Monitoring of PAMANA Project - Electrification in Tudok, T’boli, South Cotabato	1,000,000
Implementation and Monitoring of PAMANA Project - Deep Well in Bila, Tudok, T’boli, South Cotabato	500,000
Implementation and Monitoring of PAMANA Project - Day Care Center in Striker, Santo Nino, Bagumbayan, Sultan Kudarat	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Pag-Asa, Bai Sanfinang, Bagumbayan, Sultan Kudarat	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Titulok, Bagumbayan, Sultan Kudarat	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Proper, Monteverde, Bagumbayan, Sultan Kudarat	1,000,000
Implementation and Monitoring of PAMANA Project - Deep Well in Bukay-el, Sinapulan, Columbio, Sultan Kudarat	500,000
Implementation and Monitoring of PAMANA Project - 2-Classroom School Building in Kuhanen, Pamantingan, Esperanza, Sultan Kudarat	1,400,000
Implementation and Monitoring of PAMANA Project - Goat, Cattle and Carabao Dispersal in Ugis and Kuhanen, Margues, Esperanza, Sultan Kudarat	500,000
Implementation and Monitoring of PAMANA Project - 2-Classroom School Building in Sepein, Sabanal, Kalamansig, Sultan Kudarat	1,400,000
Implementation and Monitoring of PAMANA Project - 2-Classroom School Building in Tumbaga, Sabanal, Kalamansig, Sultan Kudarat	1,400,000
Implementation and Monitoring of PAMANA Project - Construction Hanging Foot Bridge (2 units) in Data Wasay, Kalamansig, Sultan Kudarat	1,000,000
Implementation and Monitoring of PAMANA Project - Provision and Installation of 27 Units Solar Street Lighting System in Kamanglihan, Unner Meti, Dagkot, Napuan and Mangga-pesa of Bululawan, Lebak, Sultan Kudarat	1,000,000
Implementation and Monitoring of PAMANA Project - Halfway House in Palimbang, Sultan Kudarat	1,000,000
Implementation and Monitoring of PAMANA Project - Foot Bridge in Barangay Proper, Midtungok, Senator Ninoy Aquino, Sultan Kudarat	2,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Lemangga, Midtungok, Senator Ninoy Aquino, Sultan Kudarat	1,000,000
Implementation and Monitoring of PAMANA Project - Rice Production in Guinabsan, Buenavista, Agusan del Norte	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Purok 2, Lower Olave, Buenavista, Agusan del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Labong, Simbalan, Buenavista, Agusan del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Bagang, Simbalan, Buenavista, Agusan del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Calaitan, Simbalan, Buenavista, Agusan del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Baslay, Sangay, Buenavista, Agusan del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Kipundao, Sangay, Buenavista, Agusan del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Coffee Production and Processing in Tungao, Butuan, Agusan del Norte	500,000
Implementation and Monitoring of PAMANA Project - Egg Production in Bit-Os, Butuan, Agusan del Norte	500,000
Implementation and Monitoring of PAMANA Project - Swine and Goat Raising in Nong-Nong, Butuan, Agusan del Norte	500,000
implementation and Monitoring of PAMANA Project - Coconut Copra Processing in Bitang-agan, Butuan, Agusan del Norte	500,000
Implementation and Monitoring of PAMANA Project - Cacao Production and Processing in Manila de Bugabos, Butuan, Agusan del Norte	500,000
Implementation and Monitoring of PAMANA Project - Goat Raising, Tagkiling, Anticala, Butuan, Agusan del Norte	500,000
Implementation and Monitoring of PAMANA Project - Goat Raising in Mahayahay, Anticala, Butuan, Agusan del Norte	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Lamusig and Kaymito, Tungao, Butuan, Agusan del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Manila de Bugabos, Butuan, Agusan del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Goat Raising in Apa-Apa, Bangonay, Jabonga, Agusan del Norte	500,000

JANUARY 6, 2020	OFFICIAL GAZETTE	873
PAMANA PROJECTS

Particulars	Amount (PhP)
Implementation and Monitoring of PAMANA Project - Egg Production in Bagang, Teclan, Katigahan and Zapanta, Bangonay, Jabonga, Agusan del Norte	500,000
Implementation and Monitoring of PAMANA Project - Egg Production in Zapanta, Bangayan, Kitcharao, Agusan del Norte	500,000
Implementation and Monitoring of PAMANA Project - Goat Raising in Hinimbangan, Kitcharao, Agusan del Norte	500,000
Implementation and Monitoring of PAMANA Project - Rice Production in Zapanta, Bangayan, Kitcharao, Agusan del Norte	500,000
Implementation and Monitoring of PAMANA Project - Goat Raising in Zapanta, Bangayan, Kitcharao, Agusan del Norte	500,000
Implementation and Monitoring of PAMANA Project - Water Reservoir in Purok 8, 9, 4A and 10, Mahayahay, Kitcharao, Agusan del Norte	500,000
Implementation and Monitoring of PAMANA Project - Water Reservoir in Mahayahay, Kitcharao, Agusan del Norte	500,000
Implementation and Monitoring of PAMANA Project - Water Reservoir in Jalionhong, Kitcharao, Agusan del Norte	500,000
Implementation and Monitoring of PAMANA Project - Goat Raising in Kadahon-dahonan, Santiago, Agusan del Norte	500,000
Implementation and Monitoring of PAMANA Project - Abaca Production in San Isidro, Kiaksan, Sta Monica and Katipunan, Bunawan Brook, Bunawan, Agusan del Sur	500,000
Implementation and Monitoring of PAMANA Project - Water Supply System in Agpan, Imelda, Bunawan, Agusan del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in San Isidro and Kiaksan, Bunawan Brook, Bunawan, Agusan del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Hanging Bridge in Omao, Camam-onan, Gigaquit, Surigao del Norte	1,000,000
Implementation and Monitoring of PAMANA Project - Health Center in Lobo, Cantilan, Surigao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Hanging Bridge in Pakwan, Lanuza, Surigao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Electricfication in Pakwan, Lanuza, Surigao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Electrification in Mampi, Lannza, Surigao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Purok 1, Mampi, lanuza, Surigao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Napanpanan, Rajah Cabungso-an, Lingig, Surigao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Mecaupe, Rajah Cabungsuan, lingig, Surigao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Water Supply System Level 2 in Lucnodon, Mahaba, Marihatag, Surigao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Vegetable Crop Production in Magkahunao, Buhisan, San Agustin, Surigao del Sur	500,000
Implementation and Monitoring of PAMANA Project - Solar Power in Bitaugan, San Miguel, Surigao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Rice Processing Center in Lindoy, Tago, Surigao del Sur	1,000,000
Implementation and Monitoring of PAMANA Project - Crop Production in Lindoy, Tago, Surigao del Sur	500,000
Implementation and Monitoring of PAMANA Project - Crop Production in Caras-an, Tago, Surigao del Sur	500,000
Implementation and Monitoring of PAMANA Project - Crop Production in Cayate, Tago, Surigao del Sur	500,000
Implementation and Monitoring of PAMANA Project - Crop Production in Alba, Tago, Surigao del Sur	500,000
Implementation and Monitoring of PAMANA Project - Crop Production in Bangsud, Tago, Surigao del Sur	500,000
Implementation and Monitoring of PAMANA Project - Purchase of Farm Equipment for the Municipality of Munai, Lanao del Norte	5,000,000
Implementation and Monitoring of PAMANA Project - Purchase of Farm Equipment for the Municipality of Tancal, Lanao del Norte	2,000,000
Implementation and Monitoring of PAMANA Project - Purchase of Farm Equipment for the Municipality of Balindong, Lanao del Sur	2,000,000
Implementation and Monitoring of PAMANA Project - Purchase of Farm Equipment for the Municipality of Amai-Manabilang, Lanao del Sur	2,000,000
Implementation and Monitoring of PAMANA Project - Purchase of Farm Equipment for the Municipality of Picong, Lanao del Sur	2,000,000
Implementation and Monitoring of PAMANA Project - Purchase of Farm Equipment for the Municipality of Madamba, Lanao del Sur	2,000,000
Implementation and Monitoring of PAMANA Project - Purchase of Farm Equipment for the Municipality of Madalum, Lanao del Sur	2,000,000
Implementation and Monitoring of PAMANA Project - Construction of Water System for the Municipality of Madamba, Lanao del Sur	3,000,000
Implementation and Monitoring of PAMANA Project - Concreting of Tamparan to Pantaon Farm-to-Market Road, Munai, Lanao del Norte (Going to Camp Bilal Section)	35,000,000
Implementation and Monitoring of PAMANA Project - Improvement/Concreting of Junction National Road to Pinamandayan, Brgy. Dancalan Road, San Pascual, Masbate - Phase II	50,000,000
Implementation and Monitoring of PAMANA Project - Construction of Barangay Road, Ramitan Valley Road, Barangay Ramitan, Picong, Lanao del Sur	30,000,000

TOTAL	642,500,000